UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

SCHEDULE 14A

(Rule 14a-101)

_____________________________________

Proxy Statement Pursuant To Section 14(A) of
the Securities Exchange Act of 1934

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LEGACY ACQUISITION CORP.

(Name of Registrant As Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LEGACY ACQUISITION CORP.
1308 Race Street, Suite 200
Cincinnati, Ohio 45202

NOTICE OF CONSENT SOLICITATION
FOR WARRANT HOLDERS

To the Registered Holders of Public Warrants of Legacy Acquisition Corp.:

Attached hereto is a Consent Solicitation Statement which solicits the consent of the Registered Holders of Public Warrants of Legacy Acquisition Corp., a Delaware corporation (the “Company” or “Legacy”), sold as part of the units in its initial public offering, to amend the Warrant Agreement, dated as of November 16, 2017, between Legacy and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agreement”). Legacy is party to that certain Amended and Restated Share Exchange Agreement, dated as of December 2, 2019 (the “Amended and Restated Share Exchange Agreement”), by and between Legacy and Blue Valor Limited, a company incorporated in Hong Kong (the “Seller”) and an indirect, wholly owned subsidiary of BlueFocus Intelligent Communications Group Co. Ltd., as amended by the First Amendment to the Amended and Restated Share Exchange Agreement, dated March 13, 2020 (the “First Amendment” and the Amended and Restated Share Exchange Agreement, as amended by the First Amendment, the “Share Exchange Agreement”), by and between Legacy and the Seller, pursuant to which Legacy and the Seller have agreed to the terms and conditions of a business combination (the transactions contemplated by the Share Exchange Agreement, the “Business Combination”). As contemplated by the Business Combination, Legacy will acquire the Blue Impact business owned by the Seller through a share exchange and after closing such acquisition Legacy will change its name to “Blue Impact.”

The proposed amendments to the Warrant Agreement (the “Warrant Amendments”) provide, among other things, that subject to the closing of the Business Combination (the “Closing”), each outstanding Public Warrant and each outstanding Private Placement Warrant shall, respectively, no longer be exercisable to purchase one-half share of Class A common stock, par value $0.0001 per share, of Legacy (the “Class A common stock”) for $5.75 per half-share (subject to adjustment as provided in Section 4 of the Warrant Agreement) and instead shall be converted solely into the right to receive (i) if, at the Closing, the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including any proceeds received by Legacy from the PIPE Financing (as defined below) (if consummated)) equals at least $225 million, $1.00 in cash, or (ii) if, at the Closing, the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including the proceeds received by Legacy from the PIPE Financing (if consummated)) is less than $225 million, $0.50 in cash and 0.055 of a share of common stock, par value $0.0001 per share, of Blue Impact Inc., the post-Business Combination company (the “Blue Impact common stock”). The term “PIPE Financing” refers to a potential private placement by Legacy with (i) new or existing Legacy investors (the “PIPE Investors”) pursuant to which such PIPE Investors would subscribe for the right to acquire shares of common stock or other securities of Legacy and (ii) existing Legacy investors (the “Current Investors”) would agree to participate in the private placement on terms and conditions contemplated by the Share Exchange Agreement. The Warrant Amendments require the approval of Registered Holders of at least 65% of the Public Warrants and are described in detail in the Consent Solicitation Statement.

Included in the Consent Solicitation Statement being delivered to Registered Holders of Legacy’s Public Warrants is the definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission and mailed to Legacy’s stockholders and unit holders on March 31, 2020 (the “Stockholders Proxy Statement”). The Stockholders Proxy Statement (which may be amended or supplemented) (i) was prepared in connection with seeking the required consent of Legacy’s stockholders to the Business Combination and related matters, (ii) contains important information relevant to your decision of whether to consent to the Warrant Amendments and (iii) comprises part of this Consent Solicitation Statement.

The Board of Directors of Legacy has determined that the proposed Warrant Amendments are in the best interests of Legacy and its Registered Holders of Public Warrants, has unanimously approved the proposed Warrant Amendments and recommends that the Registered Holders of the Public Warrants consent to the proposed Warrant Amendments. Accordingly, the Board of Directors requests that you sign, date and return the consent included as Annex A to the Consent Solicitation Statement in the enclosed envelope as soon as possible. Although the Public Warrants held by certain Registered Holders who already agreed to vote in favor of and consent to the Warrant Amendments under the Warrant Holder Support Agreements (as defined below) exceeds the requisite threshold required to approve the Warrant Amendments and the Warrant Agreements are expected to be approved, if you submit a properly executed written consent, then your Public Warrants will be voted in favor of the proposed Warrant Amendments, so long as we receive your consent within 60 days of the earliest dated consent and on or before the date on which written consents signed by a sufficient number of Registered Holders of Public Warrants are delivered to the Company, which we expect will be on or before [    ], 2020. The date of this Consent Solicitation Statement is [    ], 2020, and it is being mailed on or about [    ], 2020, to all Registered Holders of the Public Warrants as of the close of business on [    ], 2020.

By Order of the Board of Directors,

Cincinnati, Ohio	William C. Finn
[ ], 2020	Chief Financial Officer and Secretary

LEGACY ACQUISITION CORP.
1308 Race Street, Suite 200
Cincinnati, Ohio 45202

CONSENT SOLICITATION STATEMENT
FOR THE WARRANT HOLDERS OF
LEGACY ACQUISITION CORP.

[            ], 2020

Legacy Acquisition Corp., a Delaware corporation (the “Company”, “Legacy”, “we”, or “us”), is soliciting consents (the “Consent Solicitation”) from the Registered Holders of Legacy’s public warrants that were issued in connection with our initial public offering pursuant to a prospectus dated November 21, 2017, exercisable for shares of Legacy’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), at an exercise price of $5.75 per half share (the “Public Warrants”), to amend (the “Warrant Amendments”) the warrant agreement (the “Warrant Agreement”) that governs all of the Public Warrants and the warrants issued by us in a private placement (the “Private Placement Warrants”) that occurred contemporaneously with our initial public offering. (The Warrant Amendment in respect of the Public Warrants is referred to herein as the “Public Warrant Amendment” and the Warrant Amendment in respect of the Private Placement Warrants is referred to herein as the “Private Warrant Amendment.”) Legacy is party to that certain Amended and Restated Share Exchange Agreement, dated as of December 2, 2019 (the “Amended and Restated Share Exchange Agreement”), by and between Legacy and Blue Valor Limited, a company incorporated in Hong Kong (the “Seller”) and an indirect, wholly owned subsidiary of BlueFocus Intelligent Communications Group Co. Ltd., as amended by the First Amendment to the Amended and Restated Share Exchange Agreement, dated March 13, 2020 (the “First Amendment” and the Amended and Restated Share Exchange Agreement, as amended by the First Amendment, the “Share Exchange Agreement”), by and between Legacy and the Seller, pursuant to which Legacy and the Seller have agreed to the terms and conditions of a business combination (the transactions contemplated by the Share Exchange Agreement, the “Business Combination”).

As contemplated by the Business Combination, Legacy will acquire the Blue Impact business owned by the Seller through a share exchange and after closing such acquisition Legacy will change its name to “Blue Impact”.

If the Warrant Amendments are approved by the Registered Holders of at least 65% of the Public Warrants and the Business Combination is consummated, each outstanding Public Warrant and each outstanding Private Placement Warrant shall, respectively, no longer be exercisable to purchase one-half share of Class A common stock for $5.75 per half-share (subject to adjustment as provided in Section 4 of the Warrant Agreement) and instead shall be converted solely into the right to receive (i) if, at the closing of the Business Combination (the “Closing”), the aggregate gross Cash (as herein defined) in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including any proceeds received by Legacy from the PIPE Financing (as defined below)) equals at least $225 million, $1.00 in cash, or (ii) if, at the Closing, the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including the proceeds received by Legacy from the PIPE Financing) is less than $225 million, $0.50 in cash and 0.055 of a share of common stock, par value $0.0001 per share, of Blue Impact Inc., the post-Business Combination company (the “Blue Impact common stock”). The term “PIPE Financing” refers to a potential private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Rule 506(c) (or other available exemption) of shares of Blue Impact common stock solely to eligible accredited investors or qualified institutional buyers.

Our sponsor, Legacy Acquisition Sponsor I, LLC (“Sponsor”), has agreed to exchange its 14,587,770 Private Placement Warrants held of record and beneficially by the Sponsor for only 0.11 shares of Blue Impact common stock per Private Placement Warrant (i.e., 1,604,655 shares in total) and that such Private Placement Warrants may not be exchanged for cash notwithstanding the terms of the Private Warrant Amendment. Legacy further agreed to offer the option to certain institutional investors of Sponsor, who are the beneficial owners of the remaining 2,912,230 Private Placement Warrants in the aggregate (which are held of record by the Sponsor), to exchange such Private Placement Warrants for either (a) 0.11 shares of Blue Impact common stock per Private Placement Warrant or (b) the same consideration set forth in the Private Warrant Amendment; provided, that if such beneficial owners cease to beneficially own any of such Private Placement Warrants for any reason, such Private Placement Warrants shall revert back to the Sponsor and shall be exchanged solely for 0.11 shares of Blue Impact common stock per Private Placement

Warrant and may not be converted into cash notwithstanding the terms of the Private Warrant Amendment. We expect the beneficial owners of the remaining 2,912,230 Private Placement Warrants to exchange their respective Private Placement Warrants for the same consideration as the Public Warrants pursuant to the Private Warrant Amendment.

Any shares of Blue Impact common stock to be issued in exchange for the Warrants will not be registered with the SEC. As described elsewhere in this Consent Solicitation Statement, the payment of cash and the issuance of shares of Blue Impact common stock upon exchange of the Warrants pursuant to the Warrant Amendments is exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) thereof. Under current interpretations of the staff of the Division of Corporation Finance of the SEC, securities that are obtained in a Section 3(a)(9) exchange generally assume the same character (i.e., restricted or unrestricted) as the securities that have been surrendered. We are also relying on Section 18(b)(4)(E) of the Securities Act to exempt the shares of Blue Impact common stock issued in exchange for the Public Warrants from the registration and qualification requirements of state securities laws. Any shares of Blue Impact common stock that you receive pursuant to the Warrant Amendments in respect of your Public Warrants will be freely-tradable, except by persons who are considered to be our affiliates, as that term is defined in the Securities Act. Any shares of Blue Impact common stock that our Sponsor or institutional investors in our Sponsor may receive pursuant to the Warrant Amendments in respect of the Private Placement Warrants will be restricted.

A copy of the consent to be executed by the Registered Holders of the Public Warrants is annexed to this Consent Solicitation Statement as Annex A. The form of the Warrant Amendments to the Warrant Agreement is included as Exhibit A to this Consent Solicitation Statement.

In connection with the Warrant Amendments being sought, we entered into Warrant Holder Support Agreements attached hereto as Annexes B, C, D and E with certain Registered Holders of approximately 65.9% of the outstanding Public Warrants who agreed to vote in favor of and consent to the Warrant Amendments. Because the Public Warrants held by the Registered Holders who already agreed to consent to the Warrant Amendments exceeds the requisite threshold required to approve the Warrant Amendments, we expect that the requisite approval of the Warrant Amendments will be obtained. In addition, in connection with the proposed Business Combination, Legacy filed a definitive Proxy Statement on Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2020 (the “Stockholders Proxy Statement”), a copy of which is attached hereto as Annex F. The Stockholders Proxy Statement contains important information relevant to your decision of whether to consent to the Warrant Amendments, including: (i) information with respect to the terms and conditions of the Business Combination and related transactions (including a potential PIPE Financing); (ii) historical financial information with respect to Legacy and the Blue Impact business; (iii) pro forma financial information giving effect to the Business Combination; (iv) the description of the Blue Impact business; and (v) related risk factors. The Stockholders Proxy Statement and the information contained therein all comprise part of this Consent Solicitation Statement.

The Stockholders Proxy Statement is a part of this Consent Solicitation Statement, and you are advised to read the Stockholders Proxy Statement, any amendments thereto and other relevant materials that we may file in connection with the Business Combination with the SEC, when available, as these materials contain or will contain important information about the Business Combination and the Warrant Amendments and comprise part of this Consent Solicitation Statement.

Our Board of Directors, by written consent taken on March 13, 2020, has approved the Warrant Amendments and has directed that such matters be submitted to our Registered Holders of Public Warrants for approval. Only Registered Holders of the Public Warrants of record as of the close of business on Friday, March 20, 2020 (the “Record Date”) will be entitled to submit a consent. As of the Record Date, there were 30,000,000 Public Warrants outstanding. Consents signed by the Registered Holders of at least 65% of the Public Warrants are required in order to approve the Warrant Amendments.

Unless you are a Registered Holder who signed a Warrant Holder Support Agreement, you may revoke your written consent at any time prior to the time that we have received a sufficient number of consents to approve the proposals set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the consent previously given is no longer effective. The revocation should be sent to us at Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attn: Chief Executive Officer. As noted above, because the Public Warrants held by certain Registered Holders who already agreed to vote in favor of and consent to the Warrant Amendments under the Warrant Holder Support Agreements exceeds the requisite threshold required to approve the Warrant Amendments, we expect that the requisite approval of the Warrant Amendments will be obtained. Accordingly, any revocation of your written consent will not have any effect on the proposals to approve the Warrant Amendments contained in this Consent Solicitation Statement.

We will pay the costs of soliciting these consents. In addition to soliciting consents by mail, our officers, directors and other regular employees, without additional compensation, may solicit consents personally, by facsimile, by e-mail or by other appropriate means. Morrow Sodali LLC (“Morrow”) will assist in the mailing of this Consent Solicitation Statement, the collection of written consents and the tabulation of votes, but will not solicit any Registered Holders of the Public Warrants (as permitted within the scope of transactions conducted under Section 3(a)(9) of the Securities Act). Banks, brokers, fiduciaries and other custodians and nominees who forward written consent soliciting materials to their principals will be reimbursed for their customary and reasonable out-of-pocket expenses.

Our executive offices are located at 1308 Race Street, Suite 200, Cincinnati, Ohio 45202.

TABLE OF CONTENTS

Page
SUMMARY TERM SHEET	1
QUESTIONS AND ANSWERS ABOUT THE WARRANT AMENDMENTS	3
RISK FACTORS	7
WARRANT AMENDMENTS	8
Parties to the Warrant Amendments	8
The Warrant Amendments Proposal	8
Business Combination	9
Related Transaction Agreements	9
Voting Power; Record Date	9
Reasons for Approval of the Warrant Amendments	10
Effect of the Warrant Amendments	10
Certain U.S. Federal Income Tax Consequences	11
Financial Information	14
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	14
Quantitative and Qualitative Disclosures About Market Risk	15
Recommendation of the Board of Directors	15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	16
APPRAISAL RIGHTS	16
HOUSEHOLDING INFORMATION	16
TRANSFER AGENT AND REGISTRAR	16
STOCKHOLDER PROPOSALS	16
WHERE YOU CAN FIND MORE INFORMATION	17
EXHIBIT A: FORM OF WARRANT AMENDMENTS	18
ANNEX A: CONSENT SOLICITATION VOTING FORM	A-1
ANNEX B: FORM OF WARRANT HOLDER SUPPORT AGREEMENT	B-1
ANNEX C: WARRANT HOLDER SUPPORT AGREEMENT, DATED AS OF MARCH 9, 2020, BY AND BETWEEN ALYESKA INVESTMENT GROUP LP AND LEGACY ACQUISITION CORP.	C-1
ANNEX D: WARRANT HOLDER SUPPORT AGREEMENT, DATED AS OF MARCH 9, 2020, BY AND BETWEEN KEPOS ALPHA MASTER FUND L.P. AND LEGACY ACQUISITION CORP.	D-1
ANNEX E: WARRANT HOLDER SUPPORT AGREEMENT, DATED AS OF MARCH 9, 2020, BY AND BETWEEN LONGFELLOW INVESTMENT MANAGEMENT CO., LLC AND LEGACY ACQUISITION CORP.	E-1
ANNEX F: STOCKHOLDERS PROXY STATEMENT FILED ON SCHEDULE 14A ON MARCH 31, 2020	F-1

i

FREQUENTLY USED TERMS

Unless otherwise stated in this Consent Solicitation Statement, references to:

•        “Advisory Council” are to members of the Legacy Team with a combination of expertise within the consumer and retail industry and executive leadership experience at the highest levels of Fortune 500 corporate organizations that (i) assisted Legacy in sourcing potential business combination targets, (ii) provided professional insights in assessing potential business combination targets and (iii) upon request, provided professional insights in the businesses that we looked to acquire. The members of our Advisory Council did not have any obligation to provide advice or services, perform board or committee functions, and were not subject to the fiduciary requirements to which members of the board of directors are subject;

•        “BlueFocus” are to BlueFocus Intelligent Communications Group Co. Ltd.;

•        “Blue Impact” are to Legacy Acquisition Corp. after giving effect to the Business Combination.

•        “Blue Impact business” are to the business conducted by (i) Vision 7 International Inc., a Canadian company; (ii) Madhouse Inc., a Cayman Islands exempted company; (iii) We are Very Social Limited, a limited company domiciled and incorporated in England and Wales; (iv) Indigo Social, LLC, a Delaware limited liability company; (v) Metta Communications Limited, a private company limited by shares registered in Hong Kong; and (vi) Fuse Project, LLC, a Delaware limited liability company; collectively, a family of agencies, comprising a digital-first, intelligent and integrated, global advertising & marketing services group;

•        “Blue Impact common stock” are to shares of common stock, par value $0.0001 per share, of the post-Business Combination company, Blue Impact Inc., a Delaware corporation;

•        “Business Combination” are to the transactions contemplated by the Share Exchange Agreement pursuant to which Legacy will purchase from the Seller all of the issued and outstanding shares of a wholly-owned subsidiary of Seller organized in the Cayman Islands that, at Closing and following the Reorganization (as defined and described in the Stockholders Proxy Statement) will hold the Blue Impact business (as defined in the Stockholders Proxy Statement);

•        “Cash” are to, with respect to the Trust Fund, at any particular time, (i) the sum of the fair market value of all unrestricted cash, cash equivalents and marketable securities (including petty cash) in the Trust Fund, minus (ii) the aggregate amount of outstanding checks (to the extent an amount corresponding to each such check has been released from accounts payable) issued from the Trust Fund, and any overdraft and charges, if any, with respect thereto, in each case, as recorded in the books and records of the Trust Fund in accordance with U.S. GAAP. Cash includes checks, other wire transfers, deposits in transit and drafts deposited or available for deposit for the account of the Trust Fund (to the extent amount corresponding to each such item has been released from accounts receivable);

•        “Closing” are to the closing of the Business Combination;

•        “Class A common stock” are to Class A common stock, par value $0.0001 per share, of Legacy;

•        “Current Investors” are to current investors who participate in the PIPE Financing (if any), consummated on the terms and conditions contemplated by the Share Exchange Agreement;

•        “First Amendment” are to the First Amendment to the Amended and Restated Share Exchange Agreement, dated March 13, 2020;

•        “Legacy,” “we,” “us,” “company,” “our company” are to Legacy Acquisition Corp., a Delaware corporation;

•        “Legacy Team” are to a group of business professionals that collectively own a substantial majority of our Sponsor, including, but not limited to, certain members of our board, management team and Advisory Council;

ii

•        “PIPE Financing” are to a potential private placement by Legacy with (i) PIPE Investors pursuant to which such PIPE Investors would subscribe for the right to acquire shares of common stock or other securities of Legacy and (ii) Current Investors pursuant to which such Current Investors would agree to participate in the private placement on terms and conditions contemplated by the Share Exchange Agreement;

•        “PIPE Investors” are to new investors or current investors who subscribe for the right to acquire shares of common stock or other securities of Legacy pursuant to the PIPE Financing (if any), consummated on the terms and conditions contemplated by the Share Exchange Agreement;

•        “Private Placement Warrants” are to the warrants issued to Sponsor in a private placement that occurred simultaneously with the closing of our initial public offering;

•        “Private Warrant Amendment” are to the Warrant Amendment in respect of the Private Placement Warrants;

•        “Public Warrants” are to the redeemable warrants sold as part of the units in our initial public offering (whether they were purchased in the initial public offering or thereafter in the open market) and to any private placement warrants or warrants issued upon conversion of working capital loans that are sold to third parties that are not our Sponsor or executive officers or directors (or permitted transferees) following the Closing;

•        “Public Warrant Amendment” are to the Warrant Amendment in respect of the Public Warrants;

•        “Registered Holders” are to the record holders of the Public Warrants and the Private Placement Warrants on the record books of Continental Stock Transfer & Trust Company, the warrant agent, as applicable.

•        “SEC” are to the U.S. Securities and Exchange Commission.

•        “Seller” are to Blue Valor Limited, a company incorporated in Hong Kong and an indirect, wholly-owned subsidiary of BlueFocus Intelligent Communications Group Co. Ltd.;

•        “Share Exchange Agreement” are to the Amended and Restated Share Exchange Agreement dated as of December 2, 2019, as amended by that First Amendment to the Amended and Restated Share Exchange Agreement dated as of March 13, 2020, that amends and restates the Share Exchange Agreement dated as of August 23, 2019, as amended by that First Amendment to Share Exchange Agreement dated as of September 27, 2019, by and between Seller and Legacy, as may be amended or restated from time to time;

•        “Sponsor” are to Legacy Acquisition Sponsor I LLC, a Delaware limited liability company, an entity affiliated with members of our management team and other members of the Legacy Team;

•        “Stockholders Proxy Statement” are to the definitive Proxy Statement filed on Schedule 14A with the SEC and mailed to Legacy’s stockholders and unit holders on March 31, 2020, a copy of which is attached hereto as Annex F;

•        “Trust Fund” are to the proceeds from the initial public offering that were deposited and held in a segregated trust account for the benefit of Legacy and the holders of the Class A common stock included in the units issued in the initial public offering that is held and disbursed in accordance with the terms and conditions of the Investment Management Trust Agreement, effective as of November 16, 2017, by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as trustee;

•        “Warrants” are to the Public Warrants and the Private Placement Warrants;

•        “Warrant Agreement” are to the Warrant Agreement, dated as of November 16, 2017, by and between Legacy and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent;

•        “Warrant Amendments” are to the amendments to the Warrant Agreement, which require the approval of Registered Holders of at least 65% of the Public Warrants, and provide, among other things, that each outstanding Public Warrant and each outstanding Private Placement Warrant shall, respectively, no longer

iii

be exercisable to purchase one-half share of Class A common stock for $5.75 per half-share (subject to adjustment as provided in Section 4 of the Warrant Agreement) and instead shall be converted solely into the right to receive (i) if, at the Closing, the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including any proceeds received by Legacy from the PIPE Financing), equals at least $225 million, $1.00 in cash, or (ii) if, at the Closing, the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including the proceeds received by Legacy from the PIPE Financing) is less than $225 million, $0.50 in cash and 0.055 of a share of Blue Impact common stock;

•        “Warrant Holder Support Agreements” are to the Warrant Holder Support Agreements, entered into effective as of March 9, 2020, with certain Registered Holders, whereby such Registered Holders agree to vote in favor of and to consent to the Warrant Amendments.

iv

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Consent Solicitation Statement contains forward looking statements. These forward looking statements relate to expectations for our future capital structure following the Warrant Amendments. Specifically, forward looking statements may include statements relating to other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward looking statements are based on information available as of the date of this Consent Solicitation Statement and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward looking statements in deciding whether to consent to the Warrant Amendments set forth in this Consent Solicitation Statement. As a result of several known and unknown risks and uncertainties, the Business Combination may not be consummated and our actual results or performance may be materially different from those expressed or implied by these forward looking statements. Factors that could cause actual results to differ include those described in this Consent Solicitation Statement under the section captioned “—Risk Factors” and those discussed in the attached Stockholders Proxy Statement attached hereto as Annex F.

v

SUMMARY TERM SHEET

This summary term sheet, together with the section entitled “Frequently Asked Questions” summarizes certain information contained in this Consent Solicitation Statement, but does not contain all of the information that is important to you. You should read carefully this entire Consent Solicitation Statement, the attached Annexes and Exhibits, along with the Stockholders Proxy Statement, a copy of which is attached hereto as Annex F, and the Annexes attached thereto, for a more complete understanding of the Warrant Amendments and the Business Combination.

•        Legacy Acquisition Corp., a Delaware corporation, which we refer to as “Legacy,” “we,” “us,” “our,” or the “Company,” is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

•        Following the Closing, we will change our legal name from Legacy Acquisition Corp. to Blue Impact Inc. (or “Blue Impact”), and pursuant to the Warrant Amendments described herein, at the Closing or as soon as practicable thereafter all outstanding Warrants to acquire our Class A common stock will be cancelled in exchange for cash and/or shares of our Blue Impact common stock.

•        Post-Closing references, to “we,” “us,” “our,” and the “Company,” as indicated or as the context otherwise indicates is appropriate, are references to Legacy as so renamed Blue Impact.

•        We issued 30,000,000 Public Warrants to purchase Class A common stock (originally sold as part of the units issued in our initial public offering) as part of our initial public offering, along with 17,500,000 Private Placement Warrants issued to our Sponsor in a private placement that closed concurrently with our initial public offering. Each Warrant entitles its holder to purchase one half of one share of Class A common stock at an exercise price of $5.75 per one half share ($11.50 per whole share).

•        If the Warrant Amendments proposed herein are approved and the Business Combination is consummated, each outstanding Public Warrant and each outstanding Private Placement Warrant shall no longer be exercisable to purchase one-half share of Class A common stock for $5.75 per half-share and instead shall be converted solely into the right to receive (i) if, at the Closing, the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including any proceeds received by Legacy from any PIPE Financing (if consummated)) equals at least $225 million, $1.00 in cash or (ii) if, at the Closing, the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including any proceeds received by Legacy from the PIPE Financing (if consummated)) is less than $225 million, $0.50 in cash and 0.055 shares of Blue Impact common stock.

•        Our Sponsor has agreed to exchange its 14,587,770 Private Placement Warrants held by it of record and beneficially owned by it for only 0.11 shares of Blue Impact common stock per Private Placement Warrant (i.e., 1,604,655 shares of Blue Impact common stock in total) and that such Private Placement Warrants may not be exchanged for cash notwithstanding the terms of the Private Warrant Amendment. Legacy agreed to offer the option to certain institutional investors of Sponsor, who are the beneficial owners of the remaining 2,912,230 Private Placement Warrants in the aggregate (which are held of record by the Sponsor), to exchange such Private Placement Warrants for either (x) 0.11 shares of Blue Impact common stock per Private Placement Warrant (i.e., 320,346 shares of Blue Impact common stock in total) or (y) the same consideration paid to the Public Warrant holders (which, assuming the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including any proceeds received by Legacy from the PIPE Financing) is less than $225 million, would be equal to $1,456,115.00 and 160,173 shares of Blue Impact common stock in total); provided, that if such beneficial owners cease to beneficially own any of such Private Placement Warrants for any reason, such Private Placement Warrants shall revert back to the Sponsor and shall be exchanged solely for 0.11 shares of Blue Impact common stock per Private Placement Warrant and may not be converted into cash notwithstanding the terms of the Private Warrant Amendment.

•        The Warrant Amendments require the approval of Registered Holders of at least 65% of the Public Warrants and are described in detail in the Consent Solicitation Statement.

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•        In connection with the Warrant Amendments being sought, Legacy entered into Warrant Holder Support Agreements with certain Registered Holders of approximately 65.9% of the outstanding Public Warrants who agreed to vote in favor of and consent to the Warrant Amendments and, therefore, Legacy expects that the requisite approval of the Warrant Amendments will be obtained.

•        Any shares of Blue Impact common stock issued in exchange for the Warrants pursuant to the Warrant Amendments will not be registered with the SEC, but will be issued pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(9) thereof, and will have the same character (i.e., restricted or unrestricted) as the Warrants that have been surrendered. Any shares of Blue Impact common stock that you receive pursuant to the Warrant Amendments in respect of your Public Warrants will be freely-tradable, except by persons who are considered to be our affiliates, as that term is defined in the Securities Act. Any shares of Blue Impact common stock that our Sponsor or institutional investors in our Sponsor may receive pursuant to the Warrant Amendments in respect of the Private Placement Warrants will be restricted.

•        In connection with the Business Combination, we are pursuing the PIPE Financing. Although we may elect not to pursue a PIPE Financing and any related terms are subject to negotiation and change and the approval of Seller, we expect that our PIPE Financing will be on customary terms and may involve at Closing (i) the purchase by new investors of shares of our Blue Impact common stock from the Company for cash at $10.00 per share (currently targeted at $75 million (before fees)) and (ii) the agreement by current investors to participate in the PIPE Financing, consummated on the terms and conditions contemplated by the Share Exchange Agreement.

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QUESTIONS AND ANSWERS ABOUT THE WARRANT AMENDMENTS

The following questions and answers are intended to respond to frequently asked questions concerning the actions approved by our board of directors and the Registered Holders of our Public Warrants entitled to vote. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read this entire Consent Solicitation Statement, as well as its exhibits and annexes.

Q:     Who is entitled to consent to the Warrant Amendments described in this Consent Solicitation Statement?

A:     All holders of record of our Public Warrants as of the close of business on Friday, March 20, 2020 (the “Record Date”). As of the Record Date, there were 30,000,000 Public Warrants outstanding, along with 17,500,000 Private Placement Warrants issued to our Sponsor in a private placement that closed concurrently with our initial public offering pursuant to our initial public offering. If your Public Warrants are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the Public Warrants held in “street name,” and these consent solicitation materials are being forwarded to you by your broker, bank or nominee who is considered the holder of record with respect to those Public Warrants. As the beneficial owner, you have the right to direct your broker, bank or nominee to consent or to withhold consent to the proposals set forth herein. Your broker, bank or nominee has enclosed an instruction card for you to use in directing the broker, bank or nominee regarding whether to consent or to withhold consent to the proposals set forth herein.

Q:     What is the recommendation of our board of directors as to the Warrant Amendments described in this Consent Solicitation Statement?

A:     Our board of directors recommends that Registered Holders of the Public Warrants CONSENT TO the Warrant Amendments set forth in this Consent Solicitation Statement.

Q:     What is the required vote to approve the Warrant Amendments?

A.     The Warrant Amendments require the approval of Registered Holders of at least 65% of the Public Warrants. In connection with the Warrant Amendments being sought, we entered into Warrant Holder Support Agreements with certain Registered Holders of approximately 65.9% of the outstanding Public Warrants who agreed to vote in favor of and consent to the Warrant Amendments. Because the Public Warrants held by the Registered Holders who already agreed to consent to the Warrant Amendments exceeds the requisite threshold required to approve the Warrant Amendments, we expect that the requisite approval of the Warrant Amendments will be obtained.

Q:     What do I need to do now to register my consent?

A:     After carefully reading and considering the information contained in this Consent Solicitation Statement, you may consent to the Warrant Amendments set forth herein by signing and dating the enclosed written consent and returning it in the enclosed envelope as soon as possible.

Q:     What if I do not return the written consent?

A:     Because the Warrant Amendments require the written consents of the Registered Holders of at least 65% of the Public Warrants, your failure to respond will have the same effect as a withheld consent. Because the Public Warrants held by certain Registered Holders who already agreed to vote in favor of and consent to the Warrant Amendments under the Warrant Holder Support Agreements exceeds the requisite threshold required to approve the Warrant Amendments, we expect that the requisite approval of the Warrant Amendments will be obtained. Accordingly, any failure to return your written consent will not have any effect on the proposals to approve Warrant Amendments contained in this Consent Solicitation Statement.

Q:     Can I vote against the Proposals?

A:     Yes, simply not delivering an executed written consent in favor of the Warrant Amendments will be considered a vote against the Warrant Amendments. Because the Public Warrants held by certain Registered Holders who already agreed to vote in favor of and consent to the Warrant Amendments under the Warrant Holder Support Agreements exceed the requisite threshold required to approve the Warrant Amendments, we expect that the requisite approval of the Warrant Amendments will be obtained. Accordingly, withholding your written consent will not have any effect on the proposals to approve Warrant Amendments contained in this Consent Solicitation Statement.

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Q:     Can I revoke my consent after I have delivered it?

A:     Unless you are a Registered Holder who signed a Warrant Holder Support Agreement, you may revoke your written consent at any time prior to the time that we receive a sufficient number of written consents to approve the Warrant Amendments set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the consent previously given is no longer effective. The revocation should be sent to us at Legacy Acquisition Corp. 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attn: Chief Executive Officer.

Q:     By when must we receive a sufficient number of consents?

A:     We are requesting you to send us your written consents by [ ], 2020. However, our board of directors may extend the deadline to receive written consents in its sole discretion. Because the Public Warrants held by certain Registered Holders who already agreed to vote in favor of and consent to the Warrant Amendments under the Warrant Holder Support Agreements exceed the requisite threshold required to approve the Warrant Amendments, we expect that the requisite approval of the Warrant Amendments will be obtained. Accordingly, we expect to receive a sufficient number of consents in advance of the deadline.

Q:     What is the reason for the Warrant Amendments?

A:     The Warrant Amendments are intended to reduce, or eliminate, the number of shares of Blue Impact common stock potentially issuable upon the exercise of these Warrants, thus providing investors and potential investors with greater certainty as to the Company’s post-Closing capital structure. The 30,000,000 Public Warrants and 17,500,000 Private Placement Warrants are each currently exercisable to purchase one-half share of Class A common stock at an exercise price of $5.75 per Warrant, for an aggregate of 15,000,000 shares of Class A common stock and 8,750,000 shares of Class A common stock, respectively.

Pursuant to the Warrant Amendments, each outstanding Public Warrant and Private Placement Warrant, respectively, will be cancelled and converted into the right to receive (i) if, at the Closing, the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including any proceeds received by Legacy from any PIPE Financing (if consummated)) equals at least $225 million, $1.00 in cash or (ii) if, at the Closing, the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including any proceeds received by Legacy from the PIPE Financing (if consummated)) is less than $225 million, $0.50 in cash and 0.055 shares of Blue Impact common stock. Our Sponsor has agreed to exchange its 14,587,770 Private Placement Warrants held of record and beneficially owned by it for only 0.11 shares of Blue Impact common stock per Private Placement Warrant (i.e., 1,604,655 shares of Blue Impact common stock in total) and that such Private Placement Warrants may not be exchanged for cash notwithstanding the terms of the Private Warrant Amendment. Legacy agreed to offer the option to certain institutional investors of Sponsor, who are the beneficial owners of the remaining 2,912,230 Private Placement Warrants in the aggregate (which are held of record by the Sponsor), to exchange each such Private Placement Warrant for either (x) 0.11 shares of Blue Impact common stock or (y) the same consideration set forth in the Private Warrant Amendment. However, if such beneficial owners cease to beneficially own any of such Private Placement Warrants for any reason, such Private Placement Warrants revert back to the Sponsor and must be exchanged solely for 0.11 shares of Blue Impact common stock per Private Placement Warrant.

If, at the Closing, the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including any proceeds received by Legacy from any PIPE Financing (if consummated)) equals at least $225 million, we would (i) pay $30 million in cash in exchange for cancelling the 30,000,000 outstanding Public Warrants (currently exercisable in the aggregate for 15,000,000 shares of Class A common stock) and (ii) issue 1,604,655 shares of Blue Impact common stock in exchange for cancelling the 14,587,770 Private Placement Warrants beneficially owned by our Sponsor (currently exercisable in the aggregate for 7,293,885 shares of Class A common stock). If, at the Closing, the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection

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with the Business Combination but including any proceeds received by Legacy from the PIPE Financing (if consummated)) is less than $225 million, we would (x) pay $15 million in cash and issue 1,650,000 shares of Blue Impact common stock in exchange for cancelling the Public Warrants and (y) still issue 1,604,655 shares of Blue Impact common stock in exchange for cancelling the Private Placement Warrants beneficially owned by our Sponsor.

Additionally, assuming no Private Placement Warrants are forfeited to our Sponsor, the Registered Holders of the remaining 2,912,230 Private Placement Warrants not currently beneficially owned by our Sponsor would be entitled to receive, if at the Closing, (i) the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including any proceeds received by Legacy from any PIPE Financing (if consummated)) equals at least $225 million, either (x) $2,912,230.00 in cash (i.e., $1.00 per Warrant) or (y) 320,346 shares of Blue Impact common stock (i.e., 0.11 of a share of Blue Impact common stock per Warrant), or (ii) the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including any proceeds received by Legacy from the PIPE Financing (if consummated)) is less than $225 million, either (x) $1,456,115.00 in cash and 160,173 shares of Blue Impact common stock in total (i.e., $0.50 and 0.055 of a share of Blue Impact common stock per Warrant) or (y) 320,346 shares of Blue Impact common stock in total (i.e., 0.11 of a share of Blue Impact common stock per Warrant).

Q:     When will the Warrant Amendments take effect?

A:     The Warrant Amendments will take effect as soon as practicable after receiving the required consents from the requisite Registered Holders of the Public Warrants; however, any cash or shares of Blue Impact common stock will be paid and/or issued, as applicable at or after the Closing.

If the Business Combination is not consummated, then the Warrant Amendments will not take effect and there will be no redemption rights or liquidating distributions with respect to our Warrants, which will expire worthless.

Q:     Will any shares of Blue Impact common stock received pursuant to the Public Warrant Amendment or the Private Warrant Amendment be restricted securities?

A:     The payment of cash and, if applicable, the issuance of shares of Blue Impact common stock upon exchange of the Warrants is exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) thereof. Under current interpretations of the staff of the Division of Corporation Finance of the SEC, securities that are obtained in a Section 3(a)(9) exchange generally assume the same character (i.e., restricted or unrestricted) as the securities that have been surrendered. We are also relying on Section 18(b)(4)(E) of the Securities Act to exempt the Shares from the registration and qualification requirements of state securities laws. Any shares of Blue Impact common stock that you receive pursuant to the Warrant Amendments in respect of your Public Warrants will be freely-tradable, except by persons who are considered to be our affiliates, as that term is defined in the Securities Act. Any shares of Blue Impact common stock that our Sponsor or institutional investors in our Sponsor may receive pursuant to the Warrant Amendments in respect of the Private Placement Warrants will be restricted.

Q:     What are the U.S. federal income tax consequences of the Warrant Amendments for the Registered Holders of Public Warrants?

A:     Registered Holders of Public Warrants or Private Placement Warrants who receive solely cash for their Public Warrants or Private Placement Warrants pursuant to the Warrant Amendments will be treated as exchanging their Public Warrants or Private Placement Warrants, as applicable, for cash in a taxable exchange under Section 1001 of the United States Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, such Registered Holder should recognize gain or loss equal to the difference between (i) the amount of cash received and (ii) such holder’s adjusted tax basis in the Public Warrants or Private Placement Warrants exchanged.

For Registered Holders of Public Warrants and Private Placement Warrants who receive cash and shares of Blue Impact common stock pursuant to the Warrant Amendments, we intend to treat such exchange as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Assuming the exchange qualifies

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as a “recapitalization” such Registered Holders would not be permitted to recognize any loss realized on the exchange and would be required to recognize gain (if any) on the exchange in an amount equal to the lesser of (i) the excess value of shares of Blue Impact common stock and cash received over the Registered Holder’s adjusted tax basis in the Public Warrants or Private Placement Warrants exchanged, and (ii) the amount of cash received in the exchange.

There can be no assurance that the IRS or a court will agree with the tax consequences of the exchange described above and alternate characterizations are possible. We urge you to consult your tax advisors regarding the tax consequences of the Warrant Amendments.

Q:     Who will pay the costs of the Warrant Amendments?

A:     We will pay all of the costs of the Warrant Amendments, including distributing this Consent Solicitation Statement. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of the Public Warrants.

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RISK FACTORS

You should carefully consider the risk factors described below, together with the other information contained in this Consent Solicitation Statement and the accompanying Stockholders Proxy Statement under the caption “Risk Factors”, in evaluating the Warrant Amendments and the Business Combination. This Consent Solicitation Statement also contains forward looking statements that involve risks and uncertainties. The Business Combination may not be consummated and Legacy’s and the Blue Impact business’ actual results could differ materially from those anticipated in the forward looking statements contained in this Consent Solicitation Statement as a result of specific factors, including the risks described below. Additional risks that are as of yet unknown, or that are currently considered immaterial, could also materially adversely affect Legacy’s and the Blue Impact business’, financial condition, results of operations and prospects.

The Warrant Amendments, if approved and the Business Combination is consummated, will cause all of our outstanding Public Warrants to be converted into cash, and, if applicable, shares of Blue Impact common stock.

If we complete the Consent Solicitation and obtain the requisite approval of the Warrant Amendments by Registered Holders of the Public Warrants and the Business Combination is consummated, each of your Warrants shall no longer be exercisable to purchase one-half share of Class A common stock for $5.75 per half-share and shall instead be converted solely into the right to receive (i) if, at the Closing, the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including any proceeds received by Legacy from any PIPE Financing (if consummated)) equals at least $225 million, $1.00 in cash or (ii) if, at the Closing, the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including any proceeds received by Legacy from the PIPE Financing (if consummated)) is less than $225 million, $0.50 in cash and 0.055 shares of Blue Impact common stock.

There is no guarantee that the conversion of the Public Warrants and Private Placement Warrants, as applicable, into shares of Blue Impact common stock will put you in a better future economic position as the market price of shares of Blue Impact common stock will fluctuate.

We can give no assurance as to the price at which a stockholder may be able to sell his, her or its shares of Blue Impact common stock in the future following the Closing. The market price of shares of Blue Impact common stock will fluctuate following issuance as of or following the Closing. There can be no assurances that you will be able to sell your shares of Blue Impact common stock at or above the price you paid for your Public Warrants or Private Placement Warrants.

Additionally, to the extent that you receive cash in lieu of shares of Class A common stock that you otherwise would be entitled to receive in respect of the Warrants without the Warrant Amendments, there can be no assurances that you will be in the same economic position. If and to the extent that the stock price of the Blue Impact common stock appreciates following Closing, you will be forfeiting the benefit of any such appreciation in the value of the Blue Impact common stock.

Resales of the additional shares of Blue Impact common stock issued pursuant to the Warrant Amendments may adversely affect the price of the Blue Impact common stock.

Shares of Blue Impact common stock issued in respect of the Public Warrants will be freely tradable, unless held by our affiliates. In light of the current trading volume of Legacy’s Class A common stock, if the Registered Holders of the Public Warrants were to sell a significant portion of the shares of Blue Impact common stock obtained from the Warrant Amendments, such sales could have a negative impact on the trading price of the shares of the Blue Impact common stock.

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THE WARRANT AMENDMENTS

Before signing and dating the enclosed written consent and returning it in the enclosed envelope, you should read carefully this entire Consent Solicitation Statement, including the Annexes (including the Stockholders Proxy Statement attached here as Annex F), which is part of this Consent Solicitation Statement.

The Stockholders Proxy Statement contains important information relevant to your decision of whether to consent to the Warrant Amendments, including: (i) information with respect to the terms and conditions of the Business Combination and related transactions (including a potential PIPE Financing); (ii) historical financial information with respect to Legacy and the Blue Impact business; (iii) pro forma financial information giving effect to the Business Combination; (iv) the description of the Blue Impact business; and (v) related risk factors. The Stockholders Proxy Statement and the information contained therein all comprise part of this Consent Solicitation Statement.

The Stockholders Proxy Statement is part of this Consent Solicitation Statement, and you are advised to read the Stockholders Proxy Statement, any amendments thereto and other relevant materials that we may file in connection with the Business Combination with the SEC, when available, as these materials contain or will contain important information about the Business Combination and the Warrant Amendments and comprise part of this Consent Solicitation Statement.

Parties to the Warrant Amendments

Legacy Acquisition Corp.

Legacy is a blank check company incorporated on March 15, 2016 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Legacy has not engaged in any operations nor generated any revenue to date. Based on its business activities, the Company is a “shell company” as defined under the Exchange Act, because it has no operations and nominal assets consisting almost entirely of cash.

Legacy’s securities are traded on the NYSE under the ticker symbols “LGC,” “LGC U” and “LGC WS.” Legacy’s units will automatically separate into the component securities upon Closing of the business combination and, as a result, will no longer trade as a separate security following Closing. We have to cause our shares, and we will apply to the NYSE to permit our shares, to be listed and traded under the symbol “BIZ”. Pursuant to the proposed Warrant Amendments, at the Closing or as soon as practicable thereafter all outstanding Warrants to acquire our Class A common stock will be cancelled in exchange for cash and/or shares of Blue Impact common stock.

The mailing address of Legacy’s principal executive office is 1308 Race Street, Suite 200, Cincinnati, Ohio 45202. Upon Closing of the business combination, the mailing address of the Company’s principal executive offices will be 1451 Grant Road, Suite 200, Mountain View, California 94040.

Registered Holders of Legacy’s Public Warrants and Private Placement Warrants

Those holders of record of the 30,000,000 outstanding Public Warrants, determined as of the close of business on Friday, March 20, 2020 (the “Record Date”), as well as the Sponsor, which is the holder of record of all 17,500,000 outstanding Private Placement Warrants.

The Warrant Amendments Proposal

The proposed Warrant Amendments provide, among other things, that each outstanding Public Warrant and each outstanding Private Placement Warrant shall, respectively, no longer be exercisable to purchase one-half share of Class A common stock for $5.75 per half-share (subject to adjustment as provided in Section 4 of the Warrant Agreement) and instead shall be converted solely into the right to receive (i) if, at the Closing, the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including any proceeds received by Legacy from the PIPE Financing) equals at least $225 million, $1.00 in cash, or (ii) if, at the Closing, the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including the proceeds received by Legacy from the PIPE Financing) is less than $225 million, $0.50 in cash and 0.055 of a share of Blue Impact common stock. The Warrant Amendments require the approval of Registered Holders of at least 65% of the Public Warrants.

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The Warrant Amendment in respect of the Public Warrants is referred to herein as the “Public Warrant Amendment” and the Warrant Amendment in respect of the Private Placement Warrants is referred to herein as the “Private Warrant Amendment.”

If the Business Combination is not consummated, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Fund, including interest (less up to $50,000 of interest to pay dissolution expenses (which interest shall be net of taxes payable and up to $750,000 released to us annually to fund working capital requirements)) divided by the number of then outstanding public shares, which redemption will completely extinguish the public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our Warrants, which will expire worthless if we fail to complete the Business Combination by the Outside Extended Date (as defined in the Stockholders Proxy Statement).

Business Combination

Legacy is party to the Share Exchange Agreement, by and between Legacy and Blue Valor Limited, a company incorporated in Hong Kong (as Seller) and an indirect, wholly owned subsidiary of BlueFocus Intelligent Communications Group Co. Ltd.

Please refer to “Proposal No. 1 — The Business Combination Proposal — The Share Exchange Agreement” and “— Related Transaction Agreements” in the Stockholders Proxy Statement for a discussion of (i) the terms of the Business Combination, the Share Exchange Agreement and the related transaction agreements, and (ii) the PIPE Financing.

Related Transaction Agreements

Warrant Holder Support Agreements

In connection with the Warrant Amendments being sought, Legacy entered into Warrant Holder Support Agreements with certain Registered Holders of approximately 65.9% of the outstanding Public Warrants who agreed to vote in favor of and consent to the Warrant Amendments and, therefore, Legacy expects that the requisite approval of the Warrant Amendments will be obtained (copies of the Warrant Holder Support Agreements are attached hereto as Annex B, C, D and E).

Sponsor Support Agreement

Our Sponsor has agreed (i) to exchange its 14,587,770 Private Placement Warrants held by it of record and beneficially for only 0.11 shares of Blue Impact common stock per Private Placement Warrant (i.e., 1,604,655 shares of Blue Impact common stock in total) and (ii) that such Private Placement Warrants may not be exchanged for cash notwithstanding the terms of the Private Warrant Amendment. Legacy has agreed to offer the option to certain institutional investors of Sponsor, who are the beneficial owners of the remaining 2,912,230 Private Placement Warrants in the aggregate (which are held of record by the Sponsor), to exchange such Private Placement Warrants either for 0.11 shares of Blue Impact common stock or the consideration set forth in the Private Warrant Amendment.

Voting Power; Record Date

The Warrant Amendments require the approval by Registered Holders of at least 65% of the outstanding Public Warrants. Registered Holders of the Public Warrants as of the close of business on March 20, 2020 are entitled to consent to the Warrant Amendments pursuant to this Consent Solicitation. In connection with the Warrant Amendments being sought, Legacy has entered into Warrant Holder Support Agreements with certain Registered Holders of approximately 65.9% of the outstanding Public Warrants who agreed to vote in favor of and consent to the Warrant Amendments. Because the Public Warrants held by the Registered Holders who already agreed to consent to the Warrant Amendments exceeds the requisite threshold required to approve the Warrant Amendments, Legacy expects that the requisite approval of the Warrant Amendments will be obtained.

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A copy of the consent to be executed by the Registered Holders of the Public Warrants is annexed to this Consent Solicitation Statement as Annex A. The form of the Warrant Amendments to the Warrant Agreement are included as Exhibit A to this Consent Solicitation Statement.

Reason for Approval of the Warrant Amendments

The Warrant Amendments are intended to reduce, or eliminate, the number of shares of Blue Impact common stock potentially issuable upon the exercise of our Warrants, thus providing investors and potential investors with greater certainty as to the Company’s post-Closing capital structure. The 30,000,000 Public Warrants and 17,500,000 Private Placement Warrants are each currently exercisable to purchase one-half share of Class A common stock at an exercise price of $5.75 per Warrant, for an aggregate of 15,000,000 shares of Class A common stock and 8,750,000 shares of Class A common stock, respectively.

Pursuant to the Warrant Amendments, each outstanding Public Warrant and Private Placement Warrant, respectively, will be cancelled and converted into the right to receive (i) if, at the Closing, the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including any proceeds received by Legacy from any PIPE Financing (if consummated)) equals at least $225 million, $1.00 in cash or (ii) if, at the Closing, the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including any proceeds received by Legacy from the PIPE Financing (if consummated)) is less than $225 million, $0.50 in cash and 0.055 shares of Blue Impact common stock. Our Sponsor has agreed to exchange its 14,587,770 Private Placement Warrants held of record and beneficially owned by it for only 0.11 shares of Blue Impact common stock per Private Placement Warrant (i.e., 1,604,655 shares of Blue Impact common stock in total) and that such Private Placement Warrants may not be exchanged for cash notwithstanding the terms of the Private Warrant Amendment. Legacy agreed to offer the option to certain institutional investors of Sponsor, who are the beneficial owners of the remaining 2,912,230 Private Placement Warrants in the aggregate (which are held of record by the Sponsor), to exchange each such Private Placement Warrant for either (x) 0.11 shares of Blue Impact common stock or (y) the same consideration set forth in the Private Warrant Amendment. However, if such beneficial owners cease to beneficially own any of such Private Placement Warrants for any reason, such Private Placement Warrants revert back to the Sponsor and must be exchanged solely for 0.11 shares of Blue Impact common stock per Private Placement Warrant.

Effect of the Warrant Amendments

If the Warrant Amendments are approved by the Registered Holders of at least 65% of the Public Warrants, each outstanding Public Warrant and each outstanding Private Placement Warrant will no longer be exercisable to purchase one-half share of Class A common stock for $5.75 per half-share and instead will be converted solely into the right to receive (i) if, at the Closing, the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including any proceeds received by Legacy from any PIPE Financing (if consummated)) equals at least $225 million, $1.00 in cash or (ii) if, at the Closing, the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including any proceeds received by Legacy from the PIPE Financing (if consummated)) is less than $225 million, $0.50 in cash and 0.055 shares of Blue Impact common stock.

The following amounts would be payable as applicable, in exchange for cancelling our Public Warrants and Private Placement Warrants in accordance with the Warrant Amendments and the Sponsor Support Agreement (assuming no Private Placement Warrants are forfeited to our Sponsor as described above):

•        if the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including any proceeds received by Legacy from any PIPE Financing (if consummated)) equals at least $225 million, (i) $30 million in cash (i.e., $1.00 per Warrant) in exchange for cancelling the 30,000,000 outstanding Public Warrants (currently exercisable in the aggregate for 15,000,000 shares of Class A common stock) and (ii) 1,604,655 shares of Blue Impact common stock (i.e., 0.11 shares per Warrant) in exchange for cancelling the 14,587,770 Private Placement Warrants beneficially owned by our Sponsor (currently exercisable in the aggregate for 7,293,885 shares of Class A common stock); or

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•        if the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including any proceeds received by Legacy from any PIPE Financing (if consummated)) is less than $225 million, (i) $15 million in cash and 1,650,000 shares of Blue Impact common stock (i.e., $0.50 in cash and 0.055 shares per Warrant) in exchange for cancelling the Public Warrants and (ii) 1,604,655 shares of Blue Impact common stock (i.e., 0.11 shares per Warrant) in exchange for cancelling the Private Placement Warrants beneficially owned by our Sponsor.

•        The Registered Holders of the remaining 2,912,230 Private Placement Warrants not currently beneficially owned by our Sponsor would be paid (i) either (x) $2,912,230.00 (i.e., $1.00 per Warrant) or (y) 320, 346 shares of Blue Impact common stock (i.e., 0.11 of a share of Blue Impact common stock per Warrant) if the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including any proceeds received by Legacy from any PIPE Financing (if consummated)) equals at least $225 million, or (ii) either (x) $1,456,115.00 and 160,173 shares of Blue Impact common stock in total (i.e., $0.50 and 0.055 of a share of Blue Impact common stock per Warrant) or (y) 320,346 shares of Blue Impact common stock in total (i.e., 0.11 of a share of Blue Impact common stock per Warrant), if the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including any proceeds received by Legacy from any PIPE Financing (if consummated)) is less than $225 million.

As described above, shares issued in exchange for the Warrants pursuant to the Warrant Amendments will not be registered with the SEC or any state securities regulators pursuant to applicable exemptions under Section 3(a)(9) of the Securities Act and Section 18(b)(4)E) of the Securities Act Any shares of Blue Impact common stock that you receive pursuant to the Warrant Amendments in respect of your Public Warrants will be freely-tradable, unless you are considered to be our affiliate (as defined in the Securities Act). Any shares of Blue Impact common stock that our Sponsor or institutional investors in our Sponsor may receive pursuant to the Warrant Amendments in respect of the Private Placement Warrants will be restricted.

Certain U.S. Federal Income Tax Consequences

The following discussion is a general summary of certain material U.S. federal income tax consequences to the Registered Holders that beneficially own and hold Public Warrants or Private Placement Warrants as capital assets, within the meaning of Section 1221 of the Code, laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change, possibly with retroactive effect, and to varying interpretations, which could result in U.S. federal income tax consequences different from those described below. This discussion does not address all of the tax consequences that may be relevant to a Registered Holder of Public Warrants or Private Placement Warrants based on his, her or its individual circumstances and does not address tax consequences applicable to Registered Holders that may be subject to special tax rules, such as: financial institutions; insurance companies; regulated investment companies; tax-exempt organizations; dealers or traders in securities or currencies; Registered Holders that actually or constructively own 5% or more of our shares of Class A common stock; Registered Holders that hold Public Warrants or Private Placement Warrants as part of a position in a straddle or a hedging, conversion or integrated transaction for U.S. federal income tax purposes; Registered Holders that have a functional currency other than the U.S. dollar; Registered Holders that received their Public Warrants or Private Placement Warrants as compensation for the performance of services; or Registered Holders that are not U.S. persons (as defined for U.S. federal income tax purposes). Moreover, this summary does not address any state, local or foreign tax consequences or any U.S. federal non-income tax consequences of the exchange of Public Warrants or Private Placement Warrants for cash and, if applicable, shares of Blue Impact common stock pursuant to the Warrant Amendments or, except as discussed herein, any tax reporting obligations of a Registered Holder of Public Warrants or Private Placement Warrants. Registered Holders of Public Warrants or Private Placement Warrants should consult their tax advisors as to the specific tax consequences to them of the Warrant Amendments in light of their particular circumstances.

If an entity treated as a partnership for U.S. federal income tax purposes holds Public Warrants or Private Placement Warrants, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Registered Holders owning their Public Warrants or Private Placement Warrants through a partnership should consult their tax advisors regarding the U.S. federal income tax consequence of exchanging Public Warrants or Private Placement Warrants for cash and, if applicable, shares of Blue Impact common stock pursuant to the Warrant Amendments.

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This summary is based on the Code, applicable Treasury regulations, administrative pronouncements and judicial decisions, each as in effect on the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations by the Internal Revenue Service (“IRS”) or a court, which could affect the tax consequences described herein.

Registered Holders of Public Warrants or Private Placement Warrants who receive solely cash for their Public Warrants or Private Placement Warrants, as applicable, pursuant to the Warrant Amendments will be treated as exchanging their Public Warrants or Private Placement Warrants for cash in a taxable exchange under Section 1001 of the Code. Accordingly, such Registered Holder should recognize gain or loss equal to the difference between (i) the amount of cash received and (ii) such Registered Holder’s tax basis in the Public Warrants or Private Placement Warrants exchanged. Such gain or loss should be capital in nature and should be long-term capital gain or loss if the Public Warrants or Private Placement Warrants, as applicable, were held for more than one year.

For Registered Holders of Public Warrants and Private Placement Warrants who receive cash and shares of Blue Impact common stock pursuant to the Warrant Amendments, we intend to treat an exchange of Public Warrants or Private Placement Warrants for shares of Blue Impact common stock and cash as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Assuming the exchange qualifies as a “recapitalization” such Registered Holders would not be permitted to recognize any loss realized on the exchange and would be required to recognize gain (if any) on the exchange in an amount equal to the lesser of (i) the excess value of shares of Blue Impact common stock and cash received over the Registered Holder’s adjusted tax basis in the Public Warrants or Private Placement Warrants exchanged, and (ii) the amount of cash received in the exchange.

A Registered Holder’s adjusted tax basis in its Public Warrants or Private Placement Warrants, as applicable, generally will equal the Registered Holder’s acquisition cost, which in the case of a Registered Holder that acquired the Warrants in the IPO should equal such Registered Holder’s cost for the investment unit that is allocated to the Warrant component. Subject to the discussion below relating to possible dividend treatment, such gain would be treated as capital gain and would be long-term capital gain if the Registered Holder’s holding period for such Public Warrants or Private Placement Warrants, as applicable, exceeds one year. Long-term capital gains realized by a non-corporate Registered Holder are currently eligible to be taxed at reduced rates.

If an exchange is treated as a recapitalization and has the effect of the distribution of a dividend with respect to a Registered Holder, then any gain recognized by such Registered Holder will be treated as a dividend to the extent of such Registered Holder’s ratable share of our current or accumulated and undistributed earnings and profits, as determined under U.S. federal income tax principles, and any remaining gain will generally be treated as capital gain. Dividends received by individual Registered Holders will generally be subject to a reduced maximum tax rate of 20% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. Dividends received by corporate Registered Holders may be eligible for a dividends received deduction equal to 50% of the amount of the distribution, subject to applicable limitations, including limitations related to “debt-financed portfolio stock” under Section 246A of the Code and to the holding period requirements of Section 246 of the Code. The dividend rules are complex, and each Registered Holder should consult its own tax advisor regarding the application of such rules.

If an exchange is treated as a recapitalization, whether such exchange has the effect of the distribution of a dividend with respect to a Registered Holder is determined (i) by reference to the rules under Section 302 of the Code and related Treasury regulations governing whether a redemption of stock is treated as a sale or exchange of such stock or as a distribution with respect to such stock, (ii) by deeming such Registered Holder to have received, in lieu of cash, an amount of shares of Blue Impact common stock with a fair market value on the date of the exchange equal to the amount of cash received in the exchange and (iii) by deeming such stock to be immediately redeemed for such cash.

Under Section 302 of the Code, a deemed redemption of shares of Blue Impact common stock deemed held by a Registered Holder will be treated as a “sale or exchange” of such stock for U.S. federal income tax purposes, rather than as a distribution with respect to such stock, if, in relevant part, (i) the redemption is “not essentially equivalent to a dividend” with respect to such Registered Holder or (ii) the distribution of cash to such Registered Holder is “substantially disproportionate” with respect to such Registered Holder. In determining whether either of the foregoing tests is satisfied, a Registered Holder takes into account not only our common stock actually owned by the Registered

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Holder, but also our common stock that is constructively owned by it. A Registered Holder may constructively own, in addition to common stock owned directly, stock owned by certain related individuals and entities in which the Registered Holder has an interest or that have an interest in the Registered Holder, as well as any shares of Blue Impact common stock the Registered Holder has a right to acquire by exercise of an option, which would generally include shares of Blue Impact common stock that could be acquired if the Public Warrants or Private Placement Warrants held by such Registered Holder were exercised.

In general, a distribution to a Registered Holder in a deemed redemption of shares will qualify as “substantially disproportionate” only if the percentage of the Company’s shares that are owned by the Registered Holder (actually and constructively) after the redemption is less than 80% of the percentage of outstanding Company shares owned by such Registered Holder before the redemption. A redemption will satisfy the “not essentially equivalent to a dividend” test if it results in a “meaningful reduction” of the Registered Holder’s equity interest in the Company. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority Registered Holder in a publicly held corporation who exercises no control over and does not participate in the management of our corporate affairs may constitute such a meaningful reduction. However, the applicability of this ruling is uncertain and Registered Holders who do not qualify for “sale or exchange” treatment as “substantially disproportionate” should consult their own tax advisors regarding the potential application of the “not essentially equivalent to a dividend” test to their particular situations. A Registered Holder should consult its own tax advisor regarding the foregoing tests under Section 302 of the Code in light of such Registered Holder’s particular circumstances. If any of the foregoing Section 302 tests applied to a Registered Holder, the gain recognized to the Registered Holder on the exchange would generally be treated as capital gain and taxed as described above.

If the exchange is treated as a recapitalization, a Registered Holder’s tax basis in the shares of Blue Impact common stock received generally would equal the Registered Holder’s tax basis in the Public Warrants and Private Placement Warrants exchanged, decreased by the amount of cash received and increased by any gain recognized on the exchange.

A 3.8% Medicare contribution tax will generally apply to all or some portion of the net investment income of a Registered Holder who is an individual, estate or trust with adjusted gross income that exceeds a threshold amount. For these purposes, dividends received with respect to Blue Impact common stock, and gains or losses realized from the taxable disposition of Blue Impact common stock, will generally be taken into account in computing a Registered Holder’s net investment income.

The holding period of the shares of Blue Impact common stock received by a Registered Holder would include the holding period of such Registered Holder’s Public Warrants or Private Placement Warrants, as applicable. Special tax basis and holding period rules apply to Registered Holders that own both Public Warrants and Private Placement Warrants or acquired different blocks of Warrants at different prices or at different times. There can be no assurance that the IRS or a court will agree with the tax consequences of the exchange described above and alternate characterizations are possible. You should consult your tax advisor as to the applicability of these rules to your particular circumstances.

Although we believe the exchange of Public Warrants or Private Placement Warrants for shares of Blue Impact common stock and cash pursuant to the Warrant Amendments is a value-for-value transaction, because of the uncertainty inherent in any valuation, there can be no assurance that the IRS or a court would agree. If the IRS or a court were to view such exchange as the issuance of shares of Blue Impact common stock and cash to an exchanging Registered Holder having a value in excess of the Public Warrants and Private Placement Warrants surrendered by such Registered Holder, such excess value could be viewed as a fee received in consideration for consenting to the Warrant Amendments (which fee may be taxable to you) or a dividend (related to the cash portion of the consideration) or a constructive dividend under Section 305 of the Code (related to the Blue Impact common stock portion of the consideration).

Registered Holders are urged to consult their personal tax advisors concerning the tax consequences of an exchange pursuant to Warrant Amendments based on their particular circumstances. In addition, each Registered Holder should consult its own tax advisors regarding the concerning the tax consequences of owning and disposing Blue Impact common stock.

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Information Reporting and Backup Withholding

Cash received at Closing may be subject to information reporting. Additionally, U.S. federal income tax laws require that, in order to avoid potential backup withholding in respect of certain “reportable payments”, each Registered Holder must either (i) provide to the Company such Registered Holder’s correct taxpayer identification number (“TIN”) (or certify under penalty of perjury that such Registered Holder is awaiting a TIN) and certify that (A) such Registered Holder has not been notified by the IRS that such Registered Holder is subject to backup withholding as a result of a failure to report all interest and dividends or (B) the IRS has notified such Registered Holder that such Registered Holder is no longer subject to backup withholding, or (ii) provide an adequate basis for exemption. Each Registered Holder is required to make such certifications by providing the Company a signed copy of IRS Form W-9. Exempt tendering Registered Holder are not subject to backup withholding and reporting requirements, but will be required to certify their exemption from backup withholding on an applicable form. If the Company is not provided with the correct TIN or an adequate basis for exemption, any “reportable payments” made to the relevant Registered Holder at Closing will be subject to backup withholding in an amount equal to 24% of such “reportable payments.”

Amounts withheld, if any, are generally not an additional tax and may be refunded or credited against the Registered Holder’s U.S. federal income tax liability, provided that the Registered Holder timely furnishes the required information to the IRS.

Financial Information

Our audited balance sheets as of December 31, 2019 and 2018, the related statements of operations, changes in stockholders’ equity and cash flows, for the years ended December 31, 2019 and 2018 and the related notes, along with our audited balance sheets as of December 31, 2018 and 2017, the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2018 and 2017 and the related notes, which were filed on pages F-1–F-33 of the Stockholders Proxy Statement, attached hereto as Annex F, are part of this Consent Solicitation Statement.

The Blue Impact business’ unaudited combined financial statements as of and for the six months ended June 30, 2019, along with the audited combined financial statements for the years ended December 31, 2018 and 2017, and the unaudited combined financial statements for the year ended December 31, 2016, which were filed on pages F-48 – F-107 of the Stockholders Proxy, attached hereto as Annex F, are part of this Consent Solicitation Statement.

The unaudited pro forma condensed combined balance sheet and statement of operations information giving effect to the Business Combination, which was filed on pages 89–99 of the Stockholders Proxy, attached hereto as Annex F, is part of this Consent Solicitation Statement.

Once available, (x) the Blue Impact business audited combined financial statements and accompanying notes for the year ended December 31, 2019 and (y) updated unaudited pro forma condensed combined balance sheet and statement of operations information giving effect to the Business Combination and such Blue Impact business 2019 audited financial information (instead of Blue Impact business financial information as of and for the twelve months ended September 30, 2019), will be attached hereto as Annex G.

Our supplementary financial information filed with our Stockholders Proxy Statement, attached hereto as Annex F, is part of this Consent Solicitation Statement.

Our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” along with the Blue Impact Business’ “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which were filed on pages 182-191 and 207-226, respectively, of the Stockholders Proxy Statement, attached hereto as Annex F, is part of this Consent Solicitation Statement.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

As of December 31, 2019, we did not have changes in, or disagreements with, our independent registered public accounting firm on our accounting and financial disclosure.

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Quantitative and Qualitative Disclosures About Market Risk

The net proceeds of our initial public offering and the sale of the Private Placement Warrants held in the Trust Fund are invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there is no associated material exposure to interest rate risk.

Recommendation to Registered Holders of our Public Warrants

The board of directors of Legacy believes that the Warrant Amendments are in the best interests of Legacy and Registered Holders of the Public Warrants and recommends that its Registered Holders of Public Warrants vote “CONSENT TO” the Warrant Amendments.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” filed with our Stockholders Proxy Statement, attached hereto as Annex F, is part of this Consent Solicitation Statement.

APPRAISAL RIGHTS

Appraisal rights are not available to Registered Holders in connection with the Warrant Amendments.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this Consent Solicitation Statement to any household at which two or more Registered Holders reside if we believe the Registered Holders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if Registered Holders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the Registered Holders should follow the instructions described below. Similarly, if an address is shared with another Registered Holder and together both of the Registered Holders would like to receive only a single set of our disclosure documents, the Registered Holders should contact the broker who holds the Warrants directly.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

STOCKHOLDER PROPOSALS

Our stockholder proposal information filed with our Stockholders Proxy Statement, attached hereto as Annex F, is part of this Consent Solicitation Statement.

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WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Legacy’s SEC filings, including this consent solicitation statement, over the Internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this Consent Solicitation Statement or if you have questions about the Warrant Amendments presented herein, you should contact Legacy at the following address and telephone number:

Legacy Acquisition Corp.
1308 Race Street, Suite 200
Cincinnati, Ohio 45202
(513) 618-7161
Attention: William C. Finn

You may also obtain these documents by requesting them in writing or by telephone from Legacy’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC
470 West Avenue
Stamford CT 06902
Individuals, call (800) 662-5200, or
Banks and brokers, call (203) 658-9400
Email: LGC.info@morrowsodali.com

BY ORDER OF THE BOARD OF DIRECTORS,

William C. Finn
Chief Financial Officer and Secretary

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EXHIBIT A

WARRANT AMENDMENTS

FORM OF AMENDMENT NO. 1 TO WARRANT AGREEMENT

THIS AMENDMENT TO THE WARRANT AGREEMENT (this “Amendment”) is made as of [    ], 2020, by and between Legacy Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Warrant Agreement (as defined below).

WHEREAS, on October 24, 2017, the Company entered into that certain Sponsor Warrants Purchase Agreement with Legacy Acquisition Sponsor I LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor purchased an aggregate of 17,500,000 warrants, each entitling the holder to purchase one-half of one share of Class A common stock (as defined below) at an exercise price of $5.75 per half share (each, a “Private Placement Warrant”, and collectively, the “Private Placement Warrants”) in connection with, and simultaneously with the closing of, the Offering (as defined below);

WHEREAS, on November 21, 2017, the Company consummated an initial public offering (the “Offering”) of 30,000,000 units of the Company’s equity securities, each such unit comprised of one share of the Company’s Class A common Stock, par value $0.0001 per share (“Class A common stock”), and one public warrant to purchase one-half of one share of Class A common stock at an exercise price of $5.75 per half share (each a “Public Warrant” and, collectively, the “Public Warrants”, and together with the Private Placement Warrants, the “Warrants”);

WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement, dated as of November 16, 2017, and filed by the Company with the United States Securities and Exchange Commission on November 22, 2017 as an exhibit to a current report on Form 8-K (the “Warrant Agreement”), which governs the Warrants;

WHEREAS, the Company is party to that certain Amended and Restated Share Exchange Agreement, dated as of December 2, 2019 (the “Amended and Restated Share Exchange Agreement”), by and between the Company and Blue Valor Limited, a company incorporated in Hong Kong (the “Seller”) and an indirect, wholly owned subsidiary of BlueFocus Intelligent Communications Group Co. Ltd., as amended by the First Amendment to the Amended and Restated Share Exchange Agreement, dated March 13, 2020 (the “First Amendment” and the Amended and Restated Share Exchange Agreement, as amended by the First Amendment, the “Share Exchange Agreement”), by and between the Company and the Seller, pursuant to which the Company and the Seller have agreed to the terms and conditions of a business combination (the transactions contemplated by the Share Exchange Agreement, the “Business Combination”);

WHEREAS, consistent with the Company’s obligations under the First Amendment, the Company desires to, and the Warrant Agent has agreed to (subject to obtaining the Required Approval), amend the Warrant Agreement to provide that each outstanding Public Warrant shall no longer be exercisable to purchase one-half share of Class A common stock at an exercise price of $5.75 per half share and instead shall be converted solely in to the right to receive the consideration described herein (the “Public Warrant Amendment”);

WHEREAS, consistent with the Company’s obligations under the Share Exchange Agreement, the Company desires to, and the Warrant Agent has agreed to (subject to obtaining the Required Approval), amend the Warrant Agreement to provide that each outstanding Public Warrant shall no longer be exercisable to purchase one-half share of Class A common stock at an exercise price of $5.75 per half share and instead shall be converted solely in to the right to receive the consideration described herein (the “Private Warrant Amendment” and together with the Public Warrant Amendment, the “Warrant Amendments”);

WHEREAS, Section 9.8 of the Warrant Agreement provides that this Amendment and the Warrant Amendments contemplated hereby would require the vote or written consent of Registered Holders of 65% of the then outstanding Public Warrants (the “Required Approval”);

WHEREAS, as of the date hereof, there are 30,000,000 Public Warrants and 17,500,000 Private Placement Warrants outstanding;

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WHEREAS, the Company entered into warrant holder support agreements, effective as of March 9, 2020 (“Warrant Holder Support Agreements”), with the Registered Holders of approximately 19,765,000 Public Warrants (or approximately 65.9% of the outstanding Public Warrants), pursuant to which such Registered Holders have agreed to vote in favor of (or consent in writing to) the Warrant Amendments; and

WHEREAS, in accordance with Section 9.8 of the Warrant Agreement, the Company has obtained the Required Approval for this Amendment and the Warrants Amendments contemplated hereby.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.      Warrant Amendments.    The Warrant Agreement is hereby amended to reflect that, notwithstanding any provisions in the Warrant Agreement (including Sections 3, 4, 5 and/or 6 thereof) to the contrary, upon or promptly following receipt fo the Required Approval:

(a)     Public Warrant Amendment: Each outstanding Public Warrant shall no longer be exercisable to purchase one-half share of Class A common stock for $5.75 per half-share (subject to adjustment as provided in Section 4 of the Warrant Agreement) and instead shall be converted solely into the right to receive (i) if, at the closing of the Business Combination (the “Closing”), the aggregate gross Cash (as herein defined) in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including any proceeds received by the Company from the PIPE Financing (as defined below)) equals at least $225,000,000, $1.00 in cash, or (ii) if, at the Closing, the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including the proceeds received by the Company from the PIPE Financing) is less than $225,000,000, $0.50 in cash and 0.055 of a share of common stock, par value $0.0001 per share, of Blue Impact Inc., the post-Business Combination company (the “Blue Impact common stock”), and

(b)    Private Warrant Amendment: Each outstanding Private Placement Warrant shall no longer be exercisable to purchase one-half share of Class A common stock for $5.75 per half-share (subject to adjustment as provided in Section 4 of the Warrant Agreement) and instead shall be converted solely into the right to receive (i) if, at the Closing, the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including any proceeds received by the Company from the PIPE Financing ) equals at least $225,000,000, $1.00 in cash or (ii) if, at the Closing, the aggregate gross Cash in the Trust Fund (after all redemptions of shares of Class A common stock in connection with the Business Combination but including the proceeds received by the Company from the PIPE Financing) is less than $225,000,000, $0.50 in cash and 0.055 of a share of Blue Impact common stock.

(c)     Definitions. The following terms used in this Section 1 of this Amendment shall have the following meanings:

“Cash” means, with respect to the Trust Fund, at any particular time, (i) the sum of the fair market value of all unrestricted cash, cash equivalents and marketable securities (including petty cash) in the Trust Fund, minus (ii) the aggregate amount of outstanding checks (to the extent an amount corresponding to each such check has been released from accounts payable) issued from the Trust Fund, and any overdraft and charges, if any, with respect thereto, in each case, as recorded in the books and records of the Trust Fund in accordance with U.S. GAAP. Cash includes checks, other wire transfers, deposits in transit and drafts deposited or available for deposit for the account of the Trust Fund (to the extent amount corresponding to each such item has been released from accounts receivable).

“PIPE Financing” means a private placement on terms acceptable to the Seller and exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Rule 506(c) (or other available exemption), pursuant to which (a) new investors would purchase shares of Blue Impact common stock or other securities of the Company and/or (b) current investors would participate in the PIPE Financing, consummated on the terms and conditions contemplated by the Share Exchange Agreement.

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“Trust Fund” means the proceeds from the Offering that were deposited and held in a segregated trust account for the benefit of the Company and the holders of the Class A common stock included in the Units issued in the Offering that is held and disbursed in accordance with the terms and conditions of the Investment Management Trust Agreement, effective as of November 16, 2017, by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as trustee.

2.      Miscellaneous Provisions.

2.1. Successors.    All the covenants and provisions of this Amendment by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their permitted respective successors and assigns.

2.2. Severability.    This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.3. Applicable Law.    The validity, interpretation and performance of this Amendment shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of law principles that would result in the application of the substantive laws of another jurisdiction.

2.4. Counterparts.    This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

2.5. Effect on Warrant Agreement.    Other than as specifically set forth herein, all other terms and provisions of the Warrant Agreement shall remain unaffected by the terms of this Amendment, and shall continue in full force and effect in accordance with their respective terms. Each reference in the Warrant Agreement to “this Agreement” shall mean the Warrant Agreement as amended by this Amendment, and as hereinafter amended or restated.

2.6. Effect of Headings.    The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.7. Entire Agreement.    The Warrant Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understanding, arrangements, promises and commitments are hereby cancelled and terminated.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

LEGACY ACQUISITION CORP, INC.
By:
Name:
Title:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent
By:
Name:
Title:

[Signature Page to Amendment to the Warrant Agreement]

21

ANNEX A

LEGACY ACQUISITION CORP.

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, being a holder of record of public warrants issued by Legacy Acquisition Corp. (the “Company”) as of [•], 2020 hereby acknowledges receipt of Legacy’s Consent Solicitation Statement dated [•], 2020 and hereby approves the Warrant Amendments attached as Exhibit A to the Consent Solicitation Statement.

(Place an “X” in the appropriate boxes)

☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN

INSTRUCTIONS: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE APPROVAL OF THE WARRANT AMENDMENTS, CHECK THE APPROPRIATE BOX ABOVE. IF NO BOX IS MARKED ABOVE, THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL.

MAIL: PLEASE DATE, SIGN AND MAIL THIS CONSENT PROMPTLY, USING THE ENCLOSED ENVELOPE.

Dated: ______________, 2020

[print name of record warrant holder]	[signature of record warrant holder]

[title or authority of authorized person, if applicable]	[signature, if held jointly]

If an individual, please sign exactly as the name appears on the record of warrants. If a corporation, partnership, trust, limited liability company or other entity, please identify the entity as the name appears on the record of warrants, cause an authorized person to sign on behalf of the entity, and clearly identify the title of such authorized person.

Annex A-1

ANNEX B

FORM OF WARRANT HOLDER SUPPORT AGREEMENT

This WARRANT HOLDER SUPPORT AGREEMENT (this “Agreement”), dated as of March 9, 2020, is made and entered into by and between [•], a [•] (together with its successors, the “Holder”), and Legacy Acquisition Corp., a Delaware corporation (“Legacy”). Holder and Legacy shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Share Exchange Agreement (as defined below).

WHEREAS, Legacy and Blue Valor Limited, a company incorporated in Hong Kong, entered into that certain Amended and Restated Share Exchange Agreement, dated as of December 2, 2019 (the “Amended and Restated Share Exchange Agreement”), as amended by that certain First Amendment to the Amended and Restated Share Exchange Agreement, dated as of the date hereof (the “Amendment,” and the Amended and Restated Share Exchange Agreement as amended by the Amendment is referred to herein as the “Share Exchange Agreement”);

WHEREAS, as of the date hereof, the Holder is the record and Beneficial Owner (such record and Beneficial Ownership, to “Own”, be the “Owner” of or be “Owned” by) of [•] Purchaser Warrants that were issued to investors in Legacy’s initial public offering (the “Public Warrants”);

WHEREAS, the Share Exchange Agreement provides that Legacy will use its reasonable best efforts to obtain the vote or consent of the holders of at least 65% of the outstanding Public Warrants (the “Approval”) to amend that certain Warrant Agreement between Legacy and Continental Stock Transfer & Trust Company, dated as of November 16, 2017 (as amended from time to time, the “Warrant Agreement”), to provide, among other things, that each outstanding Public Warrant and each outstanding Purchaser Warrant that was issued to the Sponsor in the private placement that closed simultaneously with Legacy’s initial public offering (each, a “Private Placement Warrant”) shall no longer be exercisable to purchase one-half share of Purchaser Common Shares for $5.75 per half-share (subject to adjustment as provided in the Warrant Agreement) and instead shall be converted solely into the right to receive (i) if, at the Closing, the aggregate gross cash in the trust fund established by Legacy for the benefit of its public stockholders and the proceeds received by Legacy under the Subscription Agreements equals at least $225 million, $1.00 in cash or (ii) if, at the Closing, the aggregate gross cash in the trust fund established by Legacy for the benefit of its public stockholders and the proceeds received by Legacy under the Subscription Agreements is less than $225 million, $0.50 in cash and 0.055 of a Purchaser Common Share (it being understood that Sponsor has indicated it intends to exchange its Private Placement Warrants for O.11 Purchaser Common Share per Private Placement Warrant) (the “Warrant Agreement Amendments”); and

WHEREAS, the Share Exchange Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Representations and Warranties. The Holder represents and warrants to Legacy that the following statements are true and correct:

(a) The Holder has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder. This Agreement has been duly and validly executed and delivered by the Holder and constitutes a valid, legal and binding agreement of the Holder, enforceable against the Holder in accordance with its terms.

(b) The Holder is the Owner of [•] Public Warrants (the “Subject Warrants”) as of the date hereof, which constitutes all of the warrants in Legacy held by the Holder and its Affiliates as of the date hereof. The Holder has valid, good and marketable title to the Subject Warrants, free and clear of all Liens (other than Liens pursuant to this Agreement or any other Additional Agreements and transfer restrictions under applicable Law or under the certificate of incorporation or bylaws of Legacy). Except for this Agreement, the Holder is not party to any option, warrant, purchase right, or other contract or commitment that could require the Holder to sell, transfer, or otherwise dispose of the Subject Warrants. Except as set forth in this Agreement, the Holder is not a party to any voting trust,

Annex B-1

proxy or other agreement or understanding with respect to the voting of the Subject Warrants and the Holder has sole voting power and sole dispositive power with respect to all Subject Warrants, with no restrictions on the Holder’s rights of voting or disposition pertaining thereto and no Person other than the Holder has any right to direct or approve the voting or disposition of any of the Subject Warrants.

(c) The execution, delivery and performance by it of this Agreement and the consummation by the Holder of the transactions contemplated hereby do not: (i) conflict with or result in any breach of any provision of the governing documents of the Holder, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Holder is a party or by which its properties or assets may be bound, (iii) violate any Order or Law of any governmental Authority applicable to the Holder or its Subsidiaries, or any of their respective properties or assets (including the Subject Warrants), as applicable, or (iv) result in the creation of any Lien (other than Liens pursuant to this Agreement or any other Additional Agreements to which it is subject or bound and transfer restrictions under applicable Law or under the certificate of incorporation or bylaws of Legacy) upon its assets (including the Subject Warrants), except in the case of clauses (ii), (iii) and (iv) above, for violations which would not reasonably be expected to materially impact, impair or delay or prevent the ability of the Holder to consummate the transactions contemplated by this Agreement or have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

2. Agreements of Holder.

(a) Voting. The Holder hereby irrevocably and unconditionally agrees that from the date hereof, unless and until this Agreement is terminated in accordance with its terms, the Holder shall affirmatively vote all Subject Warrants (or cause them to be voted) or, if applicable, execute written consents in respect thereof, (i) for the adoption of the Warrant Agreement Amendments, (ii) against any action or agreement (including, without limitation, any amendment of any agreement) that Holder knows would result in a breach of any representation, warranty, covenant, agreement or other obligation of Legacy set forth in the Share Exchange Agreement, or of the Holder contained in this Agreement, and (iii) against any agreement (including, without limitation, any amendment of any agreement), amendment or other Legacy action that is intended or would reasonably be expected to prevent, impede, interfere with or delay obtaining the Approval, consummating the Warrant Agreement Amendments or any of the other transactions contemplated by the Share Exchange Agreement. Any such vote shall be cast (or such written consent shall be given) by the Holder in accordance with such procedures relating thereto so as to ensure that such vote (or written consent) is duly counted, including for purposes of establishing and determining that a quorum is present and for purposes of duly recording the results of such vote (or written consent). The Holder shall retain at all times the right to vote all Subject Warrants in its sole discretion and without any other limitation on those matters other than those set forth in this Section 2(a) that are at any time, or from time to time, presented for consideration to and for a vote by the holders of Public Warrants generally.

(b) Exchange. Unless this Agreement shall have been terminated in accordance with its terms, the Holder shall (i) as promptly as legally permissible and in any event not later than the second (2nd) Business Day next following the effectiveness of the Warrant Agreement Amendments, validly exchange (or cause to be exchanged) all of the Subject Warrants in accordance with the terms of the Warrant Agreement Amendments, and (ii) not thereafter withdraw (or cause to be withdrawn) any Subject Warrants so exchanged; provided, further, to the extent Legacy determines, in its sole discretion, that it is advisable to conduct a tender offer for the Purchaser Warrants for the same consideration contemplated by the Warrant Agreement Amendments (the “Offer”) instead of obtaining the Approval, the Holder shall (x) as promptly as practicable and in any event not later than the second (2nd) Business Day following the commencement of such Offer, validly tender (or cause to be tendered) into the Offer all of the Subject Warrants, pursuant to and in accordance with the terms of the Offer, and (y) not thereafter withdraw (or cause to be withdrawn) any Subject Warrants so tendered pursuant to the Offer.

(c) Publication. The Holder hereby consents to Legacy publishing and disclosing in the Purchaser SEC Documents the Holder’s identity and ownership of Subject Warrants and the nature of the Holder’s commitments, arrangements and understandings pursuant to this Agreement.

(d) After Acquired Securities. Any and all Purchaser Warrants as to which the Holder acquires Ownership after the date hereof and prior to termination of this Agreement shall constitute Subject Warrants, as applicable, for all purposes of this Agreement.

Annex B-2

3. Covenants.

(a) Subject to the terms and conditions of this Agreement, the Holder hereby unconditionally and irrevocably agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by Section 2 of this Agreement.

(b) From the date hereof until the earlier of the Closing and the termination of the Share Exchange Agreement in accordance with its terms, the Holder hereby unconditionally and irrevocably agrees that it shall not, without the prior written consent of Legacy, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to any Subject Warrants Owned by it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Warrants or any securities convertible into, or exercisable, or exchangeable for, Subject Warrants Owned by it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, (iii) except as provided by this Agreement, deposit any Subject Warrants into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Subject Warrants, or (iv) publicly announce any intention to effect any transaction specified in clauses (i), (ii) or (iii).

(c) Until any termination of this Agreement in accordance with its terms, the Holder shall promptly notify Legacy of the number of Purchaser Warrants, if any, as to which the Holder acquires Ownership after the date hereof.

4. Termination. This Agreement shall terminate, and have no further force and effect, if the Share Exchange Agreement is terminated in accordance with its terms prior to the Closing.

5. Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

6. Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party hereto. Any attempted assignment of this Agreement not in accordance with the terms of this Section 6 shall be void.

7. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, all of the Parties hereto.

8. Governing Law. This Agreement shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

9. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

10. Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five (5) days after mailing by certified or registered mail,

Annex B-3

return receipt requested. Notices shall be addressed to the respective Parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a Party shall specify to the others in accordance with these notice provisions:

If to Legacy:

Address: 1308 Race Street Suite 200 Cincinnati, Ohio 45202

Attention: Darryl McCall

Telephone: +1 (505) 820-0412

Email: darrylmccall@legacyacquisition.com

with a copy to:

DLA Piper

Address: 1201 West Peachtree Street, Suite 2800, Atlanta, Georgia 30309-3450

Attention: Gerry Williams

Telephone: 1 (404) 736-7891

Email: Gerry.Williams@us.dlapiper.com

If to the Holder:

Address: [•]

Attention: [•]

Telephone: [•]

Email: [•]

with a copy to:

[•]

11. Entire Agreement. This Agreement, the Share Exchange Agreement and the Additional Agreements constitute the entire agreement among the Parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Annex B-4

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

LEGACY:

LEGACY ACQUISITION CORP.

By:
Name:	Edwin J. Rigaud
Title:	Chairman and Chief Executive Officer

HOLDER:

[•]

By:
Name:
Title:

Annex B-5

Schedule of Omitted Documents

This schedule sets forth the following agreements omitted as exhibits from this Current Report on Form 8-K because each such agreement is substantially identical, except as to the parties thereto and the specific number of warrants held by a party thereto, to the Form of Warrant Holder Support Agreement filed as Exhibit 10.4 to this Current Report on Form 8-K.

1.      Warrant Holder Support Agreement, dated as of March 9, 2020, by and between BSMA Limited, a Cayman Islands limited company, and Legacy Acquisition Corp., a Delaware corporation.

2.      Warrant Holder Support Agreement, dated as of March 9, 2020, by and between HBK Master Fund L.P., and Legacy Acquisition Corp., a Delaware corporation.

3.      Warrant Holder Support Agreement, dated as of March 9, 2020, by and between LINDEN ADVISORS LP (on behalf of Linden Capital L.P. and separate accounts managed by Linden Advisors LP), a Delaware limited partnership, and Legacy Acquisition Corp., a Delaware corporation.

4.      Warrant Holder Support Agreement, dated as of March 9, 2020, by and among Magnetar Constellation Master Fund, LTD, a Cayman Islands exempted company, Magnetar Constellation Fund II, LTD, a Cayman Islands exempted company, Magnetar Structured Credit Fund, LP, a Delaware limited partnership, Magnetar Xing He Master Fund LTD, a Cayman Islands exempted company, Magnetar SC Fund LTD, a Cayman Islands exempted company, and Legacy Acquisition Corp., a Delaware corporation.

5.      Warrant Holder Support Agreement, dated as of March 9 2020, by and between Nineteen77 Global Multi-Strategy Alpha Master Limited, a Cayman Islands exempted company, and Legacy Acquisition Corp., a Delaware corporation.

6.      Warrant Holder Support Agreement, dated March 9, 2020, by and between Nineteen77 Global Merger Arbitrage Master Limited, a Cayman Islands exempted company, and Legacy Acquisition Corp., a Delaware corporation.

7.      Warrant Holder Support Agreement, dated March 9, 2020, by and between Shaolin Capital Management, LLC, a Delaware limited liability company, and Legacy Acquisition Corp., a Delaware corporation.

Annex B-6

ANNEX C

WARRANT HOLDER SUPPORT AGREEMENT

This WARRANT HOLDER SUPPORT AGREEMENT (this “Agreement”), dated as of March 9, 2020, is made and entered into by and between Alyeska Investment Group LP, a Delaware limited partnership (together with its successors, the “Holder”), and Legacy Acquisition Corp., a Delaware corporation (“Legacy”). Holder and Legacy shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Share Exchange Agreement (as defined below).

WHEREAS, Legacy and Blue Valor Limited, a company incorporated in Hong Kong, entered into that certain Amended and Restated Share Exchange Agreement, dated as of December 2, 2019 (the “Amended and Restated Share Exchange Agreement”), as amended by that certain First Amendment to the Amended and Restated Share Exchange Agreement, dated as of the date hereof (the “Amendment,” and the Amended and Restated Share Exchange Agreement as amended by the Amendment is referred to herein as the “Share Exchange Agreement”);

WHEREAS, as of the date hereof, the Holder is the record and Beneficial Owner (such record and Beneficial Ownership, to “Own”, be the “Owner” of or be “Owned” by) of 1,470,002 Purchaser Warrants that were issued to investors in Legacy’s initial public offering (the “Public Warrants”);

WHEREAS, the Share Exchange Agreement provides that Legacy will use its reasonable best efforts to obtain the vote or consent of the holders of at least 65% of the outstanding Public Warrants (the “Approval”) to amend that certain Warrant Agreement between Legacy and Continental Stock Transfer & Trust Company, dated as of November 16, 2017 (as amended from time to time, the “Warrant Agreement”), to provide, among other things, that each outstanding Public Warrant and each outstanding Purchaser Warrant that was issued to the Sponsor in the private placement that closed simultaneously with Legacy’s initial public offering (each, a “Private Placement Warrant”) shall no longer be exercisable to purchase one-half share of Purchaser Common Shares for $5.75 per half-share (subject to adjustment as provided in the Warrant Agreement) and instead shall be converted solely into the right to receive (i) if, at the Closing, the aggregate gross cash in the trust fund established by Legacy for the benefit of its public stockholders and the proceeds received by Legacy under the Subscription Agreements equals at least $225 million, $1.00 in cash or (ii) if, at the Closing, the aggregate gross cash in the trust fund established by Legacy for the benefit of its public stockholders and the proceeds received by Legacy under the Subscription Agreements is less than $225 million, $0.50 in cash and 0.055 of a Purchaser Common Share (it being understood that Sponsor has indicated it intends to exchange its Private Placement Warrants for O.11 Purchaser Common Share per Private Placement Warrant) (the “Warrant Agreement Amendments”); and

WHEREAS, the Share Exchange Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Representations and Warranties. The Holder represents and warrants to Legacy that the following statements are true and correct:

(a) The Holder has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder. This Agreement has been duly and validly executed and delivered by the Holder and constitutes a valid, legal and binding agreement of the Holder, enforceable against the Holder in accordance with its terms.

(b) The Holder is the Owner of 1,470,002 Public Warrants (the “Subject Warrants”) as of the date hereof, which constitutes all of the warrants in Legacy held by the Holder and its Affiliates as of the date hereof. The Holder has valid, good and marketable title to the Subject Warrants, free and clear of all Liens (other than Liens pursuant to this Agreement or any other Additional Agreements and transfer restrictions under applicable Law or under the certificate of incorporation or bylaws of Legacy). Except for this Agreement, the Holder is not party to any option, warrant, purchase right, or other contract or commitment that could require the Holder to sell, transfer, or otherwise dispose of the Subject Warrants. Except as set forth in this Agreement, the Holder is not a party to any voting trust,

Annex C-1

proxy or other agreement or understanding with respect to the voting of the Subject Warrants and the Holder has sole voting power and sole dispositive power with respect to all Subject Warrants, with no restrictions on the Holder’s rights of voting or disposition pertaining thereto and no Person other than the Holder has any right to direct or approve the voting or disposition of any of the Subject Warrants.

(c) The execution, delivery and performance by it of this Agreement and the consummation by the Holder of the transactions contemplated hereby do not: (i) conflict with or result in any breach of any provision of the governing documents of the Holder, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Holder is a party or by which its properties or assets may be bound, (iii) violate any Order or Law of any governmental Authority applicable to the Holder or its Subsidiaries, or any of their respective properties or assets (including the Subject Warrants), as applicable, or (iv) result in the creation of any Lien (other than Liens pursuant to this Agreement or any other Additional Agreements to which it is subject or bound and transfer restrictions under applicable Law or under the certificate of incorporation or bylaws of Legacy) upon its assets (including the Subject Warrants), except in the case of clauses (ii), (iii) and (iv) above, for violations which would not reasonably be expected to materially impact, impair or delay or prevent the ability of the Holder to consummate the transactions contemplated by this Agreement or have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

2. Agreements of Holder.

(a) Voting. The Holder hereby irrevocably and unconditionally agrees that from the date hereof, unless and until this Agreement is terminated in accordance with its terms, the Holder shall affirmatively vote all Subject Warrants (or cause them to be voted) or, if applicable, execute written consents in respect thereof, (i) for the adoption of the Warrant Agreement Amendments, (ii) against any action or agreement (including, without limitation, any amendment of any agreement) that Holder knows would result in a breach of any representation, warranty, covenant, agreement or other obligation of Legacy set forth in the Share Exchange Agreement, or of the Holder contained in this Agreement, and (iii) against any agreement (including, without limitation, any amendment of any agreement), amendment or other Legacy action that is intended or would reasonably be expected to prevent, impede, interfere with or delay obtaining the Approval, consummating the Warrant Agreement Amendments or any of the other transactions contemplated by the Share Exchange Agreement. Any such vote shall be cast (or such written consent shall be given) by the Holder in accordance with such procedures relating thereto so as to ensure that such vote (or written consent) is duly counted, including for purposes of establishing and determining that a quorum is present and for purposes of duly recording the results of such vote (or written consent). The Holder shall retain at all times the right to vote all Subject Warrants in its sole discretion and without any other limitation on those matters other than those set forth in this Section 2(a) that are at any time, or from time to time, presented for consideration to and for a vote by the holders of Public Warrants generally.

(b) Exchange. Unless this Agreement shall have been terminated in accordance with its terms, the Holder shall (i) as promptly as legally permissible and in any event not later than the second (2nd) Business Day next following the effectiveness of the Warrant Agreement Amendments, validly exchange (or cause to be exchanged) all of the Subject Warrants in accordance with the terms of the Warrant Agreement Amendments, and (ii) not thereafter withdraw (or cause to be withdrawn) any Subject Warrants so exchanged; provided, further, to the extent Legacy determines, in its sole discretion, that it is advisable to conduct a tender offer for the Purchaser Warrants for the same consideration contemplated by the Warrant Agreement Amendments (the “Offer”) instead of obtaining the Approval, the Holder shall (x) as promptly as practicable and in any event not later than the second (2nd) Business Day following the commencement of such Offer, validly tender (or cause to be tendered) into the Offer all of the Subject Warrants, pursuant to and in accordance with the terms of the Offer, and (y) not thereafter withdraw (or cause to be withdrawn) any Subject Warrants so tendered pursuant to the Offer.

(c) Publication. The Holder hereby consents to Legacy publishing and disclosing in the Purchaser SEC Documents the Holder’s identity and ownership of Subject Warrants and the nature of the Holder’s commitments, arrangements and understandings pursuant to this Agreement.

(d) After Acquired Securities. Any and all Purchaser Warrants as to which the Holder acquires Ownership after the date hereof and prior to termination of this Agreement shall constitute Subject Warrants, as applicable, for all purposes of this Agreement.

Annex C-2

3. Covenants.

(a) Subject to the terms and conditions of this Agreement, the Holder hereby unconditionally and irrevocably agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by Section 2 of this Agreement.

b) From the date hereof until the earlier of the Closing and the termination of the Share Exchange Agreement in accordance with its terms, the Holder hereby unconditionally and irrevocably agrees that it shall not, without the prior written consent of Legacy, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to any Subject Warrants Owned by it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Warrants or any securities convertible into, or exercisable, or exchangeable for, Subject Warrants Owned by it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, (iii) except as provided by this Agreement, deposit any Subject Warrants into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Subject Warrants, or (iv) publicly announce any intention to effect any transaction specified in clauses (i), (ii) or (iii); provided, however, that a Holder may either (x) permit its prime broker to hold Subject Warrants as part of a custodian arrangement or (y) pledge Subject Warrants in connection with the Holder’s regular course debt financing arrangements, so long as, in each case (with respect to clauses (i), (ii) and (iii)), such Holder retains all of its rights to tender or exchange such Subject Warrants in the Offer and its voting rights with respect to such Subject Warrants and is not otherwise limited or restricted in performing its obligations under this Agreement at any time prior any termination of this Agreement.

(c) Until any termination of this Agreement in accordance with its terms, the Holder shall promptly notify Legacy of the number of Purchaser Warrants, if any, as to which the Holder acquires Ownership after the date hereof.

4. Termination. This Agreement shall terminate, and have no further force and effect, if the Share Exchange Agreement is terminated in accordance with its terms prior to the Closing.

5. Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

6. Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party hereto. Any attempted assignment of this Agreement not in accordance with the terms of this Section 6 shall be void.

7. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, all of the Parties hereto.

8. Governing Law. This Agreement shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

9. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

10. Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first

Annex C-3

Business Day after the date of such confirmation; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective Parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a Party shall specify to the others in accordance with these notice provisions:

If to Legacy:

Address: 1308 Race Street Suite 200 Cincinnati, Ohio 45202

Attention: Darryl McCall

Telephone: +1 (505) 820-0412

Email: darrylmccall@legacyacquisition.com

with a copy to:

DLA Piper

Address: 1201 West Peachtree Street, Suite 2800, Atlanta, Georgia 30309-3450

Attention: Gerry Williams

Telephone: 1 (404) 736-7891

Email: Gerry.Williams@us.dlapiper.com

If to the Holder:

Address: 77 West Wacker Drive, Suite 700, Chicago, IL 60601

Attention: Brent Cunningham

Telephone: (312)899-7900

Email: brent.cunningham@alyeskagroup.com

with a copy to:

Name:

Address:

Attention:

Telephone:

Email:

11. Entire Agreement. This Agreement, the Share Exchange Agreement and the Additional Agreements constitute the entire agreement among the Parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Annex C-4

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

LEGACY:

LEGACY ACQUISITION CORP.

By:	/s/ Edwin J. Rigaud
Name:	Edwin J. Rigaud
Title:	Chairman and Chief Executive Officer

HOLDER:

ALYESKA INVESTMENT GROUP LP

By:	/s/ Jason A. Bragg
Name:	Jason A. Bragg
Title:	Chief Financial Officer

Annex C-5

ANNEX D

WARRANT HOLDER SUPPORT AGREEMENT

This WARRANT HOLDER SUPPORT AGREEMENT (this “Agreement”), dated as of March 9, 2020, is made and entered into by and between Kepos Alpha Master Fund L.P., a Cayman Islands LP (together with its successors, the “Holder”), and Legacy Acquisition Corp., a Delaware corporation (“Legacy”). Holder and Legacy shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Share Exchange Agreement (as defined below).

WHEREAS, Legacy and Blue Valor Limited, a company incorporated in Hong Kong, entered into that certain Amended and Restated Share Exchange Agreement, dated as of December 2, 2019 (the “Amended and Restated Share Exchange Agreement”), as amended by that certain First Amendment to the Amended and Restated Share Exchange Agreement, dated as of the date hereof (the “Amendment,” and the Amended and Restated Share Exchange Agreement as amended by the Amendment is referred to herein as the “Share Exchange Agreement”);

WHEREAS, as of the date hereof, the Holder is the record and Beneficial Owner (such record and Beneficial Ownership, to “Own”, be the “Owner” of or be “Owned” by) of at least 2,600,000 Purchaser Warrants that were issued to investors in Legacy’s initial public offering (the “Public Warrants”);

WHEREAS, the Share Exchange Agreement provides that Legacy will use its reasonable best efforts to obtain the vote or consent of the holders of at least 65% of the outstanding Public Warrants (the “Approval”) to amend that certain Warrant Agreement between Legacy and Continental Stock Transfer & Trust Company, dated as of November 16, 2017 (as amended from time to time, the “Warrant Agreement”), to provide, among other things, that each outstanding Public Warrant and each outstanding Purchaser Warrant that was issued to the Sponsor in the private placement that closed simultaneously with Legacy’s initial public offering (each, a “Private Placement Warrant”) shall no longer be exercisable to purchase one-half share of Purchaser Common Shares for $5.75 per half-share (subject to adjustment as provided in the Warrant Agreement) and instead shall be converted solely into the right to receive (i) if, at the Closing, the aggregate gross cash in the trust fund established by Legacy for the benefit of its public stockholders and the proceeds received by Legacy under the Subscription Agreements equals at least $225 million, $1.00 in cash or (ii) if, at the Closing, the aggregate gross cash in the trust fund established by Legacy for the benefit of its public stockholders and the proceeds received by Legacy under the Subscription Agreements is less than $225 million, $0.50 in cash and 0.055 of a Purchaser Common Share (it being understood that Sponsor has indicated it intends to exchange its Private Placement Warrants for O.11 Purchaser Common Share per Private Placement Warrant) (the “Warrant Agreement Amendments”); and

WHEREAS, the Share Exchange Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Representations and Warranties. The Holder represents and warrants to Legacy that the following statements are true and correct:

(a) The Holder has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder. This Agreement has been duly and validly executed and delivered by the Holder and constitutes a valid, legal and binding agreement of the Holder, enforceable against the Holder in accordance with its terms.

(b) The Holder (directly or through its Affiliates) is the Owner of 2,600,000 Public Warrants (the “Subject Warrants”) as of the date hereof. The Holder has valid, good and marketable title to the Subject Warrants, free and clear of all Liens (other than Liens pursuant to this Agreement or any other Additional Agreements and transfer restrictions under applicable Law or under the certificate of incorporation or bylaws of Legacy). Except for this Agreement, the Holder is not party to any option, warrant, purchase right, or other contract or commitment that could require the Holder to sell, transfer, or otherwise dispose of the Subject Warrants. Except as set forth in this Agreement, the Holder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of the

Annex D-1

Subject Warrants and the Holder has sole voting power and sole dispositive power with respect to all Subject Warrants, with no restrictions on the Holder’s rights of voting or disposition pertaining thereto and no Person other than the Holder has any right to direct or approve the voting or disposition of any of the Subject Warrants.

(c) The execution, delivery and performance by it of this Agreement and the consummation by the Holder of the transactions contemplated hereby do not: (i) conflict with or result in any breach of any provision of the governing documents of the Holder, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Holder is a party or by which its properties or assets may be bound, (iii) violate any Order or Law of any governmental Authority applicable to the Holder or its Subsidiaries, or any of their respective properties or assets (including the Subject Warrants), as applicable, or (iv) result in the creation of any Lien (other than Liens pursuant to this Agreement or any other Additional Agreements to which it is subject or bound and transfer restrictions under applicable Law or under the certificate of incorporation or bylaws of Legacy) upon its assets (including the Subject Warrants), except in the case of clauses (ii), (iii) and (iv) above, for violations which would not reasonably be expected to materially impact, impair or delay or prevent the ability of the Holder to consummate the transactions contemplated by this Agreement or have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

2. Agreements of Holder.

(a) Voting. The Holder hereby irrevocably and unconditionally agrees that from the date hereof, unless and until this Agreement is terminated in accordance with its terms, the Holder shall affirmatively vote all Subject Warrants (or cause them to be voted) or, if applicable, execute written consents in respect thereof, (i) for the adoption of the Warrant Agreement Amendments, (ii) against any action or agreement (including, without limitation, any amendment of any agreement) that Holder knows would result in a breach of any representation, warranty, covenant, agreement or other obligation of Legacy set forth in the Share Exchange Agreement, or of the Holder contained in this Agreement, and (iii) against any agreement (including, without limitation, any amendment of any agreement), amendment or other Legacy action that is intended or would reasonably be expected to prevent, impede, interfere with or delay obtaining the Approval, consummating the Warrant Agreement Amendments or any of the other transactions contemplated by the Share Exchange Agreement. Any such vote shall be cast (or such written consent shall be given) by the Holder in accordance with such procedures relating thereto so as to ensure that such vote (or written consent) is duly counted, including for purposes of establishing and determining that a quorum is present and for purposes of duly recording the results of such vote (or written consent). The Holder shall retain at all times the right to vote all Subject Warrants in its sole discretion and without any other limitation on those matters other than those set forth in this Section 2(a) that are at any time, or from time to time, presented for consideration to and for a vote by the holders of Public Warrants generally.

(b) Exchange. Unless this Agreement shall have been terminated in accordance with its terms, the Holder shall (i) as promptly as legally permissible and in any event not later than the second (2nd) Business Day next following the effectiveness of the Warrant Agreement Amendments, validly exchange (or cause to be exchanged) all of the Subject Warrants in accordance with the terms of the Warrant Agreement Amendments, and (ii) not thereafter withdraw (or cause to be withdrawn) any Subject Warrants so exchanged; provided, further, to the extent Legacy determines, in its sole discretion, that it is advisable to conduct a tender offer for the Purchaser Warrants for the same consideration contemplated by the Warrant Agreement Amendments (the “Offer”) instead of obtaining the Approval, the Holder shall (x) as promptly as practicable and in any event not later than the second (2nd) Business Day following the commencement of such Offer, validly tender (or cause to be tendered) into the Offer all of the Subject Warrants, pursuant to and in accordance with the terms of the Offer, and (y) not thereafter withdraw (or cause to be withdrawn) any Subject Warrants so tendered pursuant to the Offer.

(c) Publication. The Holder hereby consents to Legacy publishing and disclosing in the Purchaser SEC Documents the Holder’s identity and ownership of Subject Warrants and the nature of the Holder’s commitments, arrangements and understandings pursuant to this Agreement.

(d) After Acquired Securities. Any and all Purchaser Warrants as to which the Holder acquires Ownership after the date hereof and prior to termination of this Agreement shall constitute Subject Warrants, as applicable, for all purposes of this Agreement.

Annex D-2

3. Covenants.

(a) Subject to the terms and conditions of this Agreement, the Holder hereby unconditionally and irrevocably agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by Section 2 of this Agreement.

(b) From the date hereof until the earlier of the Closing and the termination of the Share Exchange Agreement in accordance with its terms, the Holder hereby unconditionally and irrevocably agrees that it shall not, without the prior written consent of Legacy, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to any Subject Warrants Owned by it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Warrants or any securities convertible into, or exercisable, or exchangeable for, Subject Warrants Owned by it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, (iii) except as provided by this Agreement, deposit any Subject Warrants into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Subject Warrants, or (iv) publicly announce any intention to effect any transaction specified in clauses (i), (ii) or (iii); provided, however, that the Holder may either (x) (1) permit its prime broker to hold Subject Warrants as part of a custodian arrangement or (2) pledge Subject Warrants in connection with the Holder’s regular course debt financing arrangements, so long as, in each case (with respect to clauses (x)(1) and (x)(2)), the Holder (A) retains all of its rights to tender or exchange such Subject Warrants in the Offer and all of its voting rights with respect to such Subject Warrants and (B) is not otherwise limited or restricted in performing its obligations under this Agreement at any time prior any termination of this Agreement, or (y) after the record date fixed and announced for the vote, or, if applicable, giving of written consent described in Section 2(a) above and the performance by the Holder of its obligations pursuant to Section 2(a) above, the Holder may take any action otherwise prohibited by clause (i) so long as the purchaser or assignee of such Subject Warrants is another Holder party to a Warrant Holder Support Agreement with Legacy or an entity that executes and provides a joinder to this Agreement (in form and substance reasonably acceptable to Legacy).

(c) Until any termination of this Agreement in accordance with its terms, the Holder shall promptly notify Legacy of the number of Purchaser Warrants, if any, as to which the Holder acquires Ownership after the date hereof.

4. Termination. This Agreement shall terminate, and have no further force and effect, if the Share Exchange Agreement is terminated in accordance with its terms prior to the Closing.

5. Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

6. Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party hereto. Any attempted assignment of this Agreement not in accordance with the terms of this Section 6 shall be void.

7. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, all of the Parties hereto.

8. Governing Law. This Agreement shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

9. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

Annex D-3

10. Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective Parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a Party shall specify to the others in accordance with these notice provisions:

If to Legacy:

Address: 1308 Race Street Suite 200 Cincinnati, Ohio 45202

Attention: Darryl McCall

Telephone: +1 (505) 820-0412

Email: darrylmccall@legacyacquisition.com

with a copy to:

DLA Piper

Address: 1201 West Peachtree Street, Suite 2800, Atlanta, Georgia 30309-3450

Attention: Gerry Williams

Telephone: 1 (404) 736-7891

Email: Gerry.Williams@us.dlapiper.com

If to the Holder:

c/o Kepos Capital LP

Address: 11 Times Square, 35th Flr, New York NY 10036

Attention: Simon Raykher

Telephone: (212) 588-7444

Email: simon@keposcapital.com

11. Entire Agreement. This Agreement, the Share Exchange Agreement and the Additional Agreements constitute the entire agreement among the Parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Annex D-4

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

LEGACY:

LEGACY ACQUISITION CORP.

By:	/s/ Edwin J. Rigaud
Name:	Edwin J. Rigaud
Title:	Chairman and Chief Executive Officer

HOLDER:

Kepos Alpha Master Fund L.P.

By: Kepos Capital LP, its Investment Manager

By:	/s/ Simon Raykher
Name:	Simon Raykher
Title:	General Counsel

[ Signature Page to Warrant Holder Support Agreement ]

Annex D-5

ANNEX E

WARRANT HOLDER SUPPORT AGREEMENT

This WARRANT HOLDER SUPPORT AGREEMENT (this “Agreement”), dated as of March 9, 2020, is made and entered into by and between Longfellow Investment Management Co., LLC, a Massachusetts limited liability company (or an account or accounts for which it provides discretionary investment advisory services) (together with its successors, the “Holder”), and Legacy Acquisition Corp., a Delaware corporation (“Legacy”). Holder and Legacy shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Share Exchange Agreement (as defined below).

WHEREAS, Legacy and Blue Valor Limited, a company incorporated in Hong Kong, entered into that certain Amended and Restated Share Exchange Agreement, dated as of December 2, 2019 (the “Amended and Restated Share Exchange Agreement”), as amended by that certain First Amendment to the Amended and Restated Share Exchange Agreement, dated as of the date hereof (the “Amendment,” and the Amended and Restated Share Exchange Agreement as amended by the Amendment is referred to herein as the “Share Exchange Agreement”);

WHEREAS, as of the date hereof, the Holder is the record and Beneficial Owner (such record and Beneficial Ownership, to “Own”, be the “Owner” of or be “Owned” by) warrants that were issued to investors in Legacy’s initial public offering (the “Public Warrants”);

WHEREAS, the Share Exchange Agreement provides that Legacy will use its reasonable best efforts to obtain the vote or consent of the holders of at least 65% of the outstanding Public Warrants (the “Approval”) to amend that certain Warrant Agreement between Legacy and Continental Stock Transfer & Trust Company, dated as of November 16, 2017 (as amended from time to time, the “Warrant Agreement”), to provide, among other things, that each outstanding Purchaser Warrant shall no longer be exercisable to purchase one-half share of Purchaser Common Shares for $5.75 per half-share (subject to adjustment as provided in the Warrant Agreement) and instead shall be converted solely into the right to receive (i) if, at the Closing, the aggregate gross cash in the trust fund established by Legacy for the benefit of its public stockholders and the proceeds received by Legacy under the Subscription Agreements equals at least $225 million, $1.00 in cash or (ii) if, at the Closing, the aggregate gross cash in the trust fund established by Legacy for the benefit of its public stockholders and the proceeds received by Legacy under the Subscription Agreements is less than $225 million, $0.50 in cash (one-half of which shall be paid at the Closing) and 0.055 of a Purchaser Common Share (the “Warrant Agreement Amendment”); and

WHEREAS, the Share Exchange Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Representations and Warranties. The Holder represents and warrants to Legacy that the following statements are true and correct:

(a) The Holder has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder. This Agreement has been duly and validly executed and delivered by the Holder and constitutes a valid, legal and binding agreement of the Holder, enforceable against the Holder in accordance with its terms.

(b) The Holder is the Owner of at least 200,000 Public Warrants (the “Subject Warrants”) as of the date hereof. The Holder has valid, good and marketable title to the Subject Warrants, free and clear of all Liens (other than Liens pursuant to this Agreement or any other Additional Agreements and transfer restrictions under applicable Law or under the certificate of incorporation or bylaws of Legacy). Except for this Agreement, the Holder is not party to any option, warrant, purchase right, or other contract or commitment that could require the Holder to sell, transfer, or otherwise dispose of the Subject Warrants. Except as set forth in this Agreement, the Holder is not a party to any

Annex E-1

voting trust, proxy or other agreement or understanding with respect to the voting of the Subject Warrants and the Holder has sole voting power and sole dispositive power with respect to all Subject Warrants, with no restrictions on the Holder’s rights of voting or disposition pertaining thereto and no Person other than the Holder has any right to direct or approve the voting or disposition of any of the Subject Warrants.

(c) The execution, delivery and performance by it of this Agreement and the consummation by the Holder of the transactions contemplated hereby do not: (i) conflict with or result in any breach of any provision of the governing documents of the Holder, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Holder is a party or by which its properties or assets may be bound, (iii) violate any Order or Law of any governmental Authority applicable to the Holder or its Subsidiaries, or any of their respective properties or assets (including the Subject Warrants), as applicable, or (iv) result in the creation of any Lien (other than Liens pursuant to this Agreement or any other Additional Agreements to which it is subject or bound and transfer restrictions under applicable Law or under the certificate of incorporation or bylaws of Legacy) upon its assets (including the Subject Warrants), except in the case of clauses (ii), (iii) and (iv) above, for violations which would not reasonably be expected to materially impact, impair or delay or prevent the ability of the Holder to consummate the transactions contemplated by this Agreement or have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

2. Agreements of Holder.

(a) Voting. The Holder hereby irrevocably and unconditionally agrees that from the date hereof, unless and until this Agreement is terminated in accordance with its terms, the Holder shall affirmatively vote all Subject Warrants (or cause them to be voted) or, if applicable, execute written consents in respect thereof, (i) for the adoption of the Warrant Agreement Amendment, (ii) against any action or agreement (including, without limitation, any amendment of any agreement) that Holder knows would result in a breach of any representation, warranty, covenant, agreement or other obligation of Legacy set forth in the Share Exchange Agreement, or of the Holder contained in this Agreement, and (iii) against any agreement (including, without limitation, any amendment of any agreement), amendment or other Legacy action that is intended or would reasonably be expected to prevent, impede, interfere with or delay obtaining the Approval, consummating the Warrant Agreement Amendment or any of the other transactions contemplated by the Share Exchange Agreement. Any such vote shall be cast (or such written consent shall be given) by the Holder in accordance with such procedures relating thereto so as to ensure that such vote (or written consent) is duly counted, including for purposes of establishing and determining that a quorum is present and for purposes of duly recording the results of such vote (or written consent). The Holder shall retain at all times the right to vote all Subject Warrants in its sole discretion and without any other limitation on those matters other than those set forth in this Section 2(a) that are at any time, or from time to time, presented for consideration to and for a vote by the holders of Public Warrants generally.

(b) Exchange. Unless this Agreement shall have been terminated in accordance with its terms, the Holder shall (i) as promptly as legally permissible and in any event not later than the second (2nd) Business Day next following the effectiveness of the Warrant Agreement Amendment, validly exchange (or cause to be exchanged) all of the Subject Warrants in accordance with the terms of the Warrant Agreement Amendment, and (ii) not thereafter withdraw (or cause to be withdrawn) any Subject Warrants so exchanged; provided, further, to the extent Legacy determines, in its sole discretion, that it is advisable to conduct a tender offer for the Subject Warrants for the same consideration contemplated by the Warrant Agreement Amendment (the “Offer”) instead of obtaining the Approval, the Holder shall (x) as promptly as practicable and in any event not later than the second (2nd) Business Day following the commencement of such Offer, validly tender (or cause to be tendered) into the Offer all of the Subject Warrants, pursuant to and in accordance with the terms of the Offer, and (y) not thereafter withdraw (or cause to be withdrawn) any Subject Warrants so tendered pursuant to the Offer.

(c) Publication. The Holder hereby consents to Legacy publishing and disclosing in the Purchaser SEC Documents the Holder’s identity and ownership of Subject Warrants and the nature of the Holder’s commitments, arrangements and understandings pursuant to this Agreement.

Annex E-2

(d) After Acquired Securities. Any and all Subject Warrants as to which the Holder acquires Ownership after the date hereof and prior to termination of this Agreement shall not constitute Subject Warrants, as applicable, for all purposes of this Agreement.

3. Covenants.

(a) Subject to the terms and conditions of this Agreement, the Holder hereby unconditionally and irrevocably agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by Section 2 of this Agreement.

(b) From the date hereof until the earlier of the Closing and the termination of the Share Exchange Agreement in accordance with its terms, the Holder hereby unconditionally and irrevocably agrees that it shall not, without the prior written consent of Legacy, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to any Subject Warrants Owned by it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Warrants or any securities convertible into, or exercisable, or exchangeable for, Subject Warrants Owned by it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, (iii) except as provided by this Agreement, deposit any Subject Warrants into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Subject Warrants, or (iv) publicly announce any intention to effect any transaction specified in clauses (i), (ii) or (iii).

4. Termination. This Agreement shall terminate, and have no further force and effect, if the Share Exchange Agreement is terminated in accordance with its terms prior to the Closing.

5. Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

6. Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party hereto. Any attempted assignment of this Agreement not in accordance with the terms of this Section 6 shall be void.

7. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, all of the Parties hereto.

8. Governing Law. This Agreement shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

9. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

10. Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective Parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a Party shall specify to the others in accordance with these notice provisions:

Annex E-3

If to Legacy:

Address: 1308 Race Street Suite 200 Cincinnati, Ohio 45202

Attention: Darryl McCall

Telephone: +1 (505) 820-0412

Email: darrylmccall@legacyacquisition.com

with a copy to:

DLA Piper

Address: 1201 West Peachtree Street, Suite 2800, Atlanta, Georgia 30309-3450

Attention: Gerry Williams

Telephone: 1 (404) 736-7891

Email: Gerry.Williams@us.dlapiper.com

If to the Holder:

Address: Longfellow Investment Management Co., LLC

20 Winthrop Square

Boston, MA 02110

Attention:

Telephone: 617-695-3504

Email: compliance@longfellowim.com

11. Entire Agreement. This Agreement, the Share Exchange Agreement and the Additional Agreements constitute the entire agreement among the Parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Annex E-4

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

LEGACY:

LEGACY ACQUISITION CORP.

By:	/s/ Edwin J. Rigaud
Name:	Edwin J. Rigaud
Title:	Chairman and Chief Executive Officer

HOLDER:

Longfellow Investment Management Co., LLC

By:	/s/ Michelle Martin
Name:	Michelle Martin
Title:	Vice President

Annex E-5

ANNEX F

Legacy Acquisition Corp.
1308 Race Street, Suite 200
Cincinnati, Ohio 45202

March 31, 2020

Dear Stockholder,

We cordially invite you to attend the special meeting of stockholders of Legacy Acquisition Corp. (the “special meeting”) to be held on Thursday, April 23, 2020, at 11:00 a.m., New York City Time, at our corporate headquarters located at 1308 Race Street, Suite 200, Cincinnati, Ohio 45202. We intend to hold the special meeting in person. However, we are actively monitoring the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the special meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor the special meeting website at https://www.cstproxy.com/legacyacquisition/sm2020 for updated information. If you are planning to attend the special meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the special meeting.

At the special meeting, you will be asked to consider and vote upon the following proposals:

1.      The Business Combination Proposal:    A proposal to approve and adopt an Amended and Restated Share Exchange Agreement, dated as of December 2, 2019, as amended by that First Amendment to the Amended and Restated Share Exchange Agreement dated as of March 13, 2020 (the “Share Exchange Agreement”) (a copy of the First Amendment is attached to the accompanying proxy statement as Annex AA), that amends and restates the Share Exchange Agreement dated as of August 23, 2019, as amended by that First Amendment to Share Exchange Agreement dated as of September 27, 2019, by and between Blue Valor Limited, a company incorporated in Hong Kong (“Blue Valor” or the “Seller”) and an indirect, wholly-owned subsidiary of BlueFocus Intelligent Communications Group Co. Ltd. (“BlueFocus”), and Legacy Acquisition Corp., a Delaware corporation (“Legacy” or the “Company”), pursuant to which Legacy will purchase all of the issued and outstanding shares of a wholly-owned holding company of Seller, organized in the Cayman Islands, which we refer to herein as “Blue Impact Target,” that, at the closing of the transactions contemplated by the Share Exchange Agreement (the “Closing”), will hold the Blue Impact business, a digital-first, intelligent and integrated, global advertising & marketing services group (the “Blue Impact business”) (a copy of the Share Exchange Agreement is attached to the accompanying proxy statement as Annex A) (the transactions contemplated by the Share Exchange Agreement are referred to as the “business combination”), which we refer to as the “Business Combination Proposal”;

2.      The NYSE Proposal:    To consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the issuance of more than 20% of Legacy’s issued and outstanding common stock in connection with the business combination (as described below), including shares issued as consideration to the Seller, shares issued to new or current investors in a potential PIPE Financing (as described below), shares that may be issued to our Sponsor (as defined herein) in connection with our Sponsor’s transfer of 3,500,000 outstanding shares back to Legacy prior to Closing (which shares will then be cancelled and cease to be outstanding) for the right to potentially receive up to a maximum of 2,000,000 Deferred Shares (as defined herein) pursuant to the Sponsor Earn Back provisions (as defined herein), shares to be issued to Seller pursuant to the Seller Earn Back provisions (as defined herein) in connection with its agreement to defer 3,000,000 shares of previously-agreed transaction consideration due to Seller and shares that may be issued to the holders of our public warrants and private placement warrants if the amendments to our warrants are approved, as described below in more detail, in each case, for purposes of complying with applicable provisions of Section 312.03 of the NYSE Listed Company Manual, and the related change of control, which we refer to as the “NYSE Proposal”;

3.      The Charter Amendment Proposal:    To consider and vote upon a proposal to approve and adopt, assuming the Business Combination Proposal is approved and adopted, the amendment of the amended and restated certificate of incorporation of Legacy, a copy of which is attached to the accompanying proxy statement as Annex B (the “Charter Amendment”), effecting the declassification of the board of directors and providing that each member of the board of directors will be elected annually at each annual meeting of stockholders following the effectiveness of the Charter Amendment, which, if approved and adopted, will go into effect at the special meeting, which we refer to as the “Charter Amendment Proposal”;

4.      The Amended and Restated Charter Proposals:    To consider and vote upon three sub proposals (which we refer to as the “Amended and Restated Charter Proposals”) to approve and adopt, assuming the Business Combination Proposal and the Charter Amendment Proposal are approved and adopted, the amendment and restatement of the amended and restated certificate of incorporation of Legacy (which would further amend and restate the certificate of incorporation of Legacy as amended by the Charter Amendment in Annex B per the Charter Amendment Proposal), a copy of which is attached to the accompanying proxy statement as Annex C (the “Amended Charter”), effecting the following amendments to the amended and restated certificate of incorporation of Legacy (as amended or corrected, the “Charter”) that, if approved and adopted, will go into effect upon the Closing:

(a)     Amended and Restated Charter Proposal A — Increase in Authorized Capital Stock:    To approve a provision in the proposed Amended Charter, upon the Closing and the conversion of the Company’s Class F common stock into the Company’s Class A common stock, increasing the authorized capital stock of the post-business combination company from 111,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 10,000,000 shares of Class F common stock and 1,000,000 shares of preferred stock, to 201,000,000 shares, which would consist of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, by, on the effective date of the filing of the proposed Amended Charter: (i) reclassifying all Class A common stock as common stock; (ii) reclassifying all Class F common stock as common stock; and (iii) creating an additional 90,000,000 shares of common stock, which we refer to as “Amended and Restated Charter Proposal A”;

(b)    Amended and Restated Charter Proposal B — Elimination of Stockholder Action by Written Consent: To approve and adopt an amendment to our Charter that prohibits the ability of stockholders to take actions by written consent in lieu of a meeting, as the stockholders of the post-business combination company will only be able to take action at a duly called meeting of stockholders, which we refer to as “Amended and Restated Charter Proposal B”;

(c)     Amended and Restated Charter Proposal C — Additional Amendments:    To approve and adopt additional amendments to our Charter, including (i) changing the post-business combination company’s corporate name from “Legacy Acquisition Corp.” to “Blue Impact Inc.”, (ii) changing the purpose of the post-business combination company to “any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”),” (iii) eliminating certain provisions specific to the Class F common stock and Class A common stock as Class F common stock and Class A common stock shall cease to be authorized following the effectiveness of the proposed Amended Charter, (iv) amending the liquidation provisions to provide that a merger or consolidation of the post-business combination company shall not be deemed to be a liquidation for purposes of the proposed Amended Charter, (v) amending the provisions relating to the indemnification and advancement of expenses to directors and officers under certain circumstances, (vi) eliminating certain provisions specific to our status as a blank check company, which the board of directors believes are necessary to adequately address the needs of the post-business combination company, and (vii) amending the provisions relating to the doctrine of corporate opportunity to provide that the doctrine of corporate opportunity will apply to the post-business combination company and any of its officers or directors to the extent the officer or director is permitted to refer that opportunity to the post-business combination company without violating any legal obligation, which we refer to as “Amended and Restated Charter Proposal C”;

5.      The Equity Incentive Plan Proposal:    To consider and vote upon a proposal, assuming the Business Combination Proposal is approved and adopted, to approve and adopt the Blue Impact Inc. Equity Incentive Plan, a copy of which is attached to the accompanying proxy statement as Annex D (the “Incentive Plan”) and material terms thereunder, which we refer to as the “Incentive Plan Proposal”;

6.      The Director Election Proposal:    To consider and vote upon a proposal, assuming the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal and the Amended and Restated Charter Proposals are approved and adopted, to elect nine directors, two of whom will be elected effective immediately and seven of whom will be elected effective upon the Closing, to serve on our board of directors until the 2020 Annual Meeting of stockholders or until his or her successor is elected and qualified, which we refer to as the “Director Election Proposal”; and

7.      The Adjournment Proposal:    To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, which we refer to as the “Adjournment Proposal”.

The board of directors of Legacy recommends that you vote “FOR” each of the foregoing proposals (the “Proposals”) and “FOR” each of the director nominees. When you consider the recommendation of the board of directors of Legacy in favor of each of the Proposals, you should keep in mind that certain of Legacy’s directors and officers have interests in the business combination that may conflict with your interests as a stockholder. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

Each of the Proposals is more fully described in the accompanying proxy statement, which you are encouraged to review carefully before you vote.

As more fully described in the accompanying proxy statement, as part of, and to facilitate, the business combination:

•        The Sponsor will transfer at Closing 3,500,000 outstanding Founder Shares back to Legacy prior to the Closing, which shares will then be cancelled and cease to be outstanding, and the Seller has agreed to defer the issuance of 3,000,000 shares due to Seller at Closing by reducing the number of shares to be issued to Seller at Closing from 30,000,000 shares (as originally provided in the Share Exchange Agreement) to 27,000,000 shares. The Sponsor will be granted the right to potentially receive a maximum of 2,000,000 Deferred Shares pursuant to the Sponsor Earn Back provisions in consideration for the transfer of 3,500,000 of its shares back to Legacy, and the Seller would earn back all 3,000,000 of its deferred shares pursuant to the Seller Earn Back provisions.

•        We are pursuing a potential PIPE Financing with both new and current investors to manage redemptions from the trust account and/or provide potential additional financing for the acquisition of the Blue Impact business. Although we may elect not to pursue a PIPE Financing and any related terms are subject to negotiation and change, and the approval of the Seller, we expect that our PIPE Financing will be on customary terms and may involve at Closing (i) the purchase by new investors of shares of common stock or other securities from the Company for cash at $10.00 per share (currently targeted at $75 million (before fees)) and (ii) the agreement by current investors (together with the new investors, collectively, the “Subscribers”) to participate in the PIPE Financing, consummated on the terms and conditions contemplated by the Share Exchange Agreement.

•        In connection with any PIPE Financing, we will enter into related Subscription Agreements which will describe and govern the terms of such PIPE Financing. As of the date hereof, we have not entered into any Subscription Agreements. Upon entering into any Subscription Agreements, we will publicly announce the details of such agreements.

•        We are also seeking amendments to our public warrants and private placement warrants. We have outstanding 30,000,000 public warrants and 17,500,000 private placement warrants each entitling the holder to acquire 0.5 of a share of our Class A common stock at an exercise price of $5.75. These amendments would involve all our outstanding public warrants and private placement warrants (each described below) being cancelled at the Closing or as soon as practicable thereafter in exchange for either (i) $1.00 in cash per warrant, if the aggregate gross cash proceeds from the trust at the Closing, after redemptions and the PIPE Financing (if consummated), equals at least $225 million or (ii) $0.50 in cash and 0.055 of a share of common stock per warrant. However, in respect of at least 14,587,770 of the 17,500,000 private placement warrants owned by our Sponsor, our Sponsor has agreed to receive all stock in such exchange at a rate of 0.11 of a share of common stock per warrant (or 1,604,655 shares in total) and that such private placement warrants may not be exchanged for cash notwithstanding the terms of the Private Warrant Amendment. Legacy further agreed to offer the option to certain institutional investors of Sponsor, who are the beneficial owners of the remaining 2,912,230 private placement warrants in the aggregate, to exchange such private placement warrants for 0.11 shares of common stock per private placement warrant in lieu of the consideration set forth in the Private Warrant Amendment; provided, that if such beneficial owners cease to beneficially own any of such private placement warrants for any reason, such private placement warrants shall revert back to the Sponsor and shall be exchanged solely for 0.11 shares of common stock per private placement warrant and may not be exchanged for cash notwithstanding the terms of the Private Warrant Amendment. We expect the beneficial owners of the remaining 2,912,230 private placement warrants to exchange their private placement warrants for the same consideration as the public warrants pursuant to the Public Warrant Amendment.

•        The Warrant Amendments require the approval by holders of at least 65% of our outstanding public warrants. In connection with obtaining the requisite warrant holder consent to the Warrant Amendments we will file a consent solicitation statement with the SEC and mail the consent solicitation statement and the related consent to the public warrant holders of record as of March 20, 2020. In connection with the Warrant Amendments being sought, we have entered into Warrant Holder Support Agreements with holders of approximately 65.9% of the outstanding public warrants who agreed to vote in favor of and consent to the Warrant Amendments. Because the public warrants held by the holders who already agreed to consent to the Warrant Amendments exceeds the requisite threshold required to approve the Warrant Amendments, we expect that the requisite approval of the Warrant Amendments will be obtained.

Legacy’s Class A common stock and warrants, which are exercisable for shares of Class A common stock under certain circumstances, are currently listed on the NYSE under the symbols “LGC” and “LGC.WS,” respectively. In addition, certain of our shares of Class A common stock and warrants currently trade as units consisting of one share of Class A common stock and one warrant, and are listed on the NYSE under the symbol “LGC.U.” Our units will automatically separate into the component securities upon the Closing and, as a result, will no longer trade as a separate security. Upon the Closing, (i) we intend to change our name from “Legacy Acquisition Corp.” to “Blue Impact Inc.” and (ii) we have to cause our shares, and we will apply to the NYSE to permit our shares, to be listed and traded on the NYSE under the symbol “BIZ”. Pursuant to the proposed Warrant Amendments, at the Closing or as soon as practicable thereafter all outstanding warrants to acquire our Class A common stock will be cancelled in exchange for cash and/or shares of common stock.

Pursuant to our Charter, we are providing the holders of shares of Class A common stock originally sold as part of the units issued in our initial public offering, which closed on November 21, 2017 (the “IPO” and such holders, the “public stockholders”) and which have not yet already been redeemed, with the opportunity to redeem all or a portion of their shares of Class A common stock upon the Closing at a per share price, payable in cash, equal to the aggregate amount then on deposit (as of two business days prior to the Closing) in the trust account that holds the proceeds from the IPO and a concurrent private placement of warrants to Legacy Acquisition Sponsor I, LLC (our “Sponsor”), including interest earned on the funds held in the trust account and not previously released to us to fund our working capital requirements, subject to an annual limit of $750,000, and/or to pay our taxes, divided by the number of then outstanding shares of Class A common stock that were sold to the public stockholders in the IPO. For illustrative purposes, based on the fair value of marketable securities held in the trust account as of March 20, 2020 of approximately $305,023,367.98, the estimated per share redemption price, less amounts to be withdrawn, would have been approximately $10.41. As described herein, because we expect to extend the deadline for completion of the business combination to May 20, 2020 in due course, Legacy has until such date to complete an initial business combination. The above trust balance includes Seller loans (only to the extent relating to the outstanding shares of Class A common stock) of $4,395,777.00 previously made in connection with the stockholders’ approval of five extensions of the deadline to complete an initial business combination (i) from November 21, 2019 to December 21, 2019; (ii) from December 21, 2019 to January 21, 2020; (iii) from January 21, 2020 to February 20, 2020; (iv) from February 20, 2020 to March 21, 2020; and (v) from March 21, 2020 to April 20, 2020. The Seller has agreed to make an additional loan of $0.03 per share if the outside date to complete the business combination is extended to May 20, 2020.

Public stockholders may elect to redeem their shares even if they vote for the Business Combination Proposal. Notwithstanding the foregoing redemption rights, a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the outstanding shares sold in our IPO, which we refer to as the “15% threshold.” Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash. Holders of Legacy’s outstanding warrants sold in the IPO, which are exercisable for shares of Class A common stock under certain circumstances, do not have redemption rights in connection with the business combination. Our Sponsor, officers and directors have agreed to waive their redemption rights in connection with the Closing with respect to any shares of Class A common stock and Class F common stock they hold. Any shares of Class A common stock or Class F common stock held by our Sponsor, officers and directors will be excluded from the pro rata calculation used to determine the per share redemption price. Currently, our Sponsor and independent directors own all of our outstanding shares of Class F common stock and collectively own approximately 20% of our aggregate outstanding Class A common stock and Class F common stock.

Legacy is providing the accompanying proxy statement and proxy card to its stockholders in connection with the solicitation of proxies to be voted at the special meeting. Your vote is very important. Whether or not you plan to attend the special meeting in person, please submit your proxy card without delay.

We encourage you to read the accompanying proxy statement carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 59 of the proxy statement.

Approval of each of the Business Combination Proposal, the NYSE Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires, at a meeting at which a quorum is present, the affirmative vote of a majority of the votes cast by the holders of the Class A common stock and Class F common stock present in person or represented by proxy at the meeting and entitled to vote thereon, voting as a single class. Approval of the Charter Amendment Proposal requires the affirmative vote (in person or by proxy) of a majority of the outstanding shares of Class A common stock and Class F common stock entitled to vote thereon, voting as a single class. Approval of Amended and Restated Charter Proposal A requires the affirmative vote (in person or by proxy) of (i) a majority of the outstanding shares of Class A common stock and Class F common stock entitled to vote thereon, voting as a single class, (ii) a majority of the outstanding shares of Class F common stock entitled to vote thereon, voting separately as a single class and (iii) a majority of the outstanding shares of Class A common stock entitled to vote thereon, voting separately as a single class. Approval of Amended and Restated Charter Proposal B requires the affirmative vote (in person or by proxy) of a majority of the outstanding shares of Class A common stock and Class F common stock entitled to vote thereon, voting as a single class. Approval of Amended and Restated Charter Proposal C requires the affirmative vote (in person or by proxy) of (i) a majority of the outstanding shares of Class A common stock and Class F common stock entitled to vote thereon, voting as a single class, (ii) a majority of the outstanding shares of Class F common stock entitled to vote thereon, voting separately as a single class and (iii) a majority of the outstanding shares of Class A common stock entitled to vote thereon, voting separately as a single class. Approval of the election of each director nominee pursuant to the Director Election Proposal requires, at a meeting at which a quorum is present, the affirmative vote of a plurality of the votes cast by the holders of the Class A common stock and Class F common stock present in person or represented by proxy at the meeting and entitled to vote thereon.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the Proposals presented at the special meeting and “FOR” each of the director nominees. If you fail to return your proxy card or fail to submit your proxy by telephone or over the Internet, or fail to instruct your bank, broker or other nominee how to vote, and do not attend the special meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have no effect on the Business Combination Proposal, the NYSE Proposal, the Director Election Proposal, the Incentive Plan Proposal or the Adjournment Proposal, but will have the same effect as a vote “AGAINST” the Charter Amendment Proposal and the Amended and Restated Charter Proposals. If you are a stockholder of record and you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE LEGACY REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO LEGACY’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

Sincerely,

Edwin J. Rigaud Chairman and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the transactions described in the accompanying proxy statement, passed upon the merits or fairness of the business combination or related transactions or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement. Any representation to the contrary constitutes a criminal offense.

The proxy statement is dated March 31, 2020 and is first being made available to stockholders on or about March 31, 2020.

Legacy Acquisition Corp.

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NOTICE OF SPECIAL MEETING
OF STOCKHOLDERS
__________________________________

The special meeting of stockholders (the “special meeting”) of Legacy Acquisition Corp., a corporation formed under the laws of Delaware, will be held on Thursday, April 23, 2020, at 11:00 a.m., New York City Time, at the corporate headquarters of the company located at 1308 Race Street, Suite 200, Cincinnati, Ohio 45202. We intend to hold the special meeting in person. However, we are actively monitoring the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the special meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor the special meeting website at https://www.cstproxy.com/legacyacquisition/sm2020 for updated information. If you are planning to attend the special meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the special meeting. At the special meeting, stockholders will be asked to consider and vote upon the following proposals:

1.      The Business Combination Proposal:    A proposal to approve and adopt an Amended and Restated Share Exchange Agreement, dated as of December 2, 2019, as amended by that First Amendment to the Amended and Restated Share Exchange Agreement dated as of March 13, 2020 (the “Share Exchange Agreement”) (a copy of the First Amendment is attached to the accompanying proxy statement as Annex AA), that amends and restates the Share Exchange Agreement dated as of August 23, 2019, as amended by that First Amendment to Share Exchange Agreement dated as of September 27, 2019, by and between Blue Valor Limited, a company incorporated in Hong Kong (“Blue Valor” or the “Seller”) and an indirect, wholly-owned subsidiary of BlueFocus Intelligent Communications Group Co. Ltd. (“BlueFocus”), and Legacy Acquisition Corp., a Delaware corporation (“Legacy” or the “Company”), pursuant to which Legacy will purchase all of the issued and outstanding shares of a wholly-owned holding company of Seller, organized in the Cayman Islands, which we refer to herein as “Blue Impact Target,” that, at the closing of the transactions contemplated by the Share Exchange Agreement (the “Closing”), will hold the Blue Impact business, a digital-first, intelligent and integrated, global advertising & marketing services group (the “Blue Impact business”) (a copy of the Share Exchange Agreement is attached to the accompanying proxy statement as Annex A) (the transactions contemplated by the Share Exchange Agreement are referred to as the “business combination”), which we refer to as the “Business Combination Proposal”;

2.      The NYSE Proposal:    To consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the issuance of more than 20% of Legacy’s issued and outstanding common stock in connection with the business combination, including shares issued as consideration to the Seller, shares issued to new or current investors in a potential PIPE Financing (as described below), shares that may be issued to our Sponsor in connection with our Sponsor’s transfer of 3,500,000 outstanding shares back to Legacy prior to closing (which shares will then be cancelled and cease to be outstanding) for the right to potentially receive up to a maximum of 2,000,000 shares (which shares will be issuable by Blue Impact if the post-Closing volume weighted trading price of Blue Impact’s common stock during a specific thirty trading day period or the per share consideration received in a company sale is at least the specified target amount, as described below in more detail), shares to be issued to Seller in connection with its agreement to defer 3,000,000 shares of previously-agreed transaction consideration due to Seller (which shares will be issuable by Blue Impact (i) if the post-Closing volume weighted trading price of Blue Impact’s common stock during a specific thirty trading day period or the per share consideration received in a company sale is at least the specified target amount, as described in the proxy statement in more detail, or (ii) upon the 10th anniversary of the Closing) and shares that may be issued to the holders of our public warrants and private placement warrants if the amendments to our warrants are approved, as described below in more detail, in each case, for purposes of complying with applicable provisions of Section 312.03 of the NYSE Listed Company Manual, and the related change of control, which we refer to as the “NYSE Proposal;”

3.      The Charter Amendment Proposal:    To consider and vote upon a proposal to approve and adopt, assuming the Business Combination Proposal is approved and adopted, the amendment of the amended and restated certificate of incorporation of Legacy, a copy of which is attached to the accompanying proxy statement as

Annex B (the “Charter Amendment”), effecting the declassification of the board of directors and providing that each member of the board of directors will be elected annually at each annual meeting of stockholders following the effectiveness of the Charter Amendment, which, if approved and adopted, will go into effect at the special meeting, which we refer to as the “Charter Amendment Proposal”;

4.      The Amended and Restated Charter Proposals:    To consider and vote upon three sub proposals (which we refer to as the “Amended and Restated Charter Proposals”) to approve and adopt, assuming the Business Combination Proposal and the Charter Amendment Proposal are approved and adopted, the amendment and restatement of the amended and restated certificate of incorporation of Legacy (which would further amend and restate the certificate of incorporation of Legacy as amended by the Charter Amendment in Annex B per the Charter Amendment Proposal), a copy of which is attached to the accompanying proxy statement as Annex C (the “Amended Charter”), effecting the following amendments to the amended and restated certificate of incorporation of Legacy (as amended or corrected, the “Charter”) that, if approved and adopted, will go into effect upon the Closing:

(a)     Amended and Restated Charter Proposal A — Increase in Authorized Capital Stock:    To approve a provision in the proposed Amended Charter, upon Closing and the conversion of the Company’s Class F common stock into the Company’s Class A common stock, increasing the authorized capital stock of the post-business combination company from 111,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 10,000,000 shares of Class F common stock and 1,000,000 shares of preferred stock, to 201,000,000 shares, which would consist of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, by, on the effective date of the filing of the proposed Amended Charter: (i) reclassifying all Class A common stock as common stock; (ii) reclassifying all Class F common stock as common stock; and (iii) creating an additional 90,000,000 shares of common stock, which we refer to as “Amended and Restated Charter Proposal A”;

(b)    Amended and Restated Charter Proposal B — Elimination of Stockholder Action by Written Consent:    To approve and adopt an amendment to our Charter that prohibits the ability of stockholders to take actions by written consent in lieu of a meeting, as the stockholders of the post-business combination company will only be able to take action at a duly called meeting of stockholders, which we refer to as “Amended and Restated Charter Proposal B”;

(c)     Amended and Restated Charter Proposal C — Additional Amendments:    To approve and adopt additional amendments to our Charter, including (i) changing the post-business combination company’s corporate name from “Legacy Acquisition Corp.” to “Blue Impact Inc.”, (ii) changing the purpose of the post-business combination company to “any lawful act or activity for which corporations may be organized under the DGCL,” (iii) eliminating certain provisions specific to the Class F common stock and Class A common stock as Class F common stock and Class A common stock shall cease to be authorized following the effectiveness of the proposed Amended Charter, (iv) amending the liquidation provisions to provide that a merger or consolidation of the post-business combination company shall not be deemed to be a liquidation for purposes of the proposed Amended Charter, (v) amending the provisions relating to the indemnification and advancement of expenses to directors and officers under certain circumstances, (vi) eliminating certain provisions specific to our status as a blank check company, which the board of directors believes are necessary to adequately address the needs of the post-business combination company, and (vii) amending the provisions relating to the doctrine of corporate opportunity to provide that the doctrine of corporate opportunity will apply to the post-business combination company and any of its officers or directors to the extent the officer or director is permitted to refer that opportunity to the post-business combination company without violating any legal obligation, which we refer to as “Amended and Restated Charter Proposal C”;

5.      The Equity Incentive Plan Proposal:    To consider and vote upon a proposal, assuming the Business Combination Proposal is approved and adopted, to approve and adopt the Blue Impact Inc. Equity Incentive Plan, a copy of which is attached to the accompanying proxy statement as Annex D (the “Incentive Plan”) and material terms thereunder, which we refer to as the “Incentive Plan Proposal”;

6.      The Director Election Proposal:    To consider and vote upon a proposal, assuming the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal and the Amended and Restated Charter Proposals are approved and adopted, to elect nine directors, two of whom will be elected effective immediately and seven of whom will be elected effective upon the Closing, to serve on our board of directors until the 2020 Annual Meeting of stockholders or until his or her successor is elected and qualified, which we refer to as the “Director Election Proposal”; and

7.      The Adjournment Proposal:    To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, which we refer to as the “Adjournment Proposal”.

The proxy statement accompanying this notice describes each of these Proposals in detail. The proxy statement contains other important information that you should read and consider before you vote.

The board of directors has set the close of business on March 20, 2020, as the record date for the special meeting. Only the holders of record of our Class A common stock or Class F common stock as of the close of business on the record date are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. A list of the holders of record of our Class A common stock and Class F common stock will be available at the special meeting and, during the 10 days prior to the special meeting, at the corporate headquarters of our company located at 1308 Race Street, Suite 200, Cincinnati, Ohio 45202.

Pursuant to our Charter, we are providing the holders of shares of Class A common stock originally sold as part of the units issued in our initial public offering, which closed on November 21, 2017 (the “IPO” and such holders, the “public stockholders”), with the opportunity to redeem all or a portion of their shares of Class A common stock upon the Closing at a per share price, payable in cash, equal to the aggregate amount then on deposit prior to the Closing) in the trust account that holds the proceeds from the IPO and a concurrent private placement of warrants to Legacy Acquisition Sponsor I, LLC (our “Sponsor”), including interest earned on the funds held in the trust account and not previously released to us to fund our working capital requirements, subject to an annual limit of $750,000, and/or to pay our taxes, divided by the number of then outstanding shares of Class A common stock that were sold to the public stockholders in the IPO. For illustrative purposes, based on the fair value of marketable securities held in the trust account as of March 20, 2020 of approximately $305,023,367.98, the estimated per share redemption price, less amounts to be withdrawn, would have been approximately $10.41. As described herein, because we expect to extend the deadline for completion of the business combination to May 20, 2020 in due course, Legacy has until such date to complete an initial business combination. The above trust balance includes Seller loans (only to the extent relating to the outstanding shares of Class A common stock) of $4,695,770.00 previously made in connection with the stockholders’ approval of five extensions of the deadline to complete an initial business combination: (i) from November 21, 2019 to December 21, 2019; (ii) from December 21, 2019 to January 21, 2020; (iii) from January 21, 2020 to February 20, 2020; (iv) from February 20, 2020 to March 21, 2020; and (v) from March 21, 2020 to April 20, 2020. The Seller has agreed to make an additional loan of $0.03 per share if the outside date to complete the business combination is extended to May 20, 2020.

Public stockholders may elect to redeem their shares even if they vote for the Business Combination Proposal. Notwithstanding the foregoing redemption rights, a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the outstanding shares sold in our IPO, which we refer to as the “15% threshold.” Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash. Holders of Legacy’s outstanding warrants sold in the IPO, which are exercisable for shares of Class A common stock under certain circumstances, do not have redemption rights in connection with the business combination. Our Sponsor, officers and directors have agreed to waive their redemption rights in connection with the Closing with respect to any shares of Class A common stock and Class F common stock they hold. Any shares of Class A common stock or Class F common stock held by our Sponsor, officers and directors will be excluded from the pro rata calculation used to determine the per share redemption price. Currently, our Sponsor and independent directors own all of our outstanding shares of Class F common stock and collectively own approximately 20% of our aggregate outstanding Class A common stock and Class F common stock.

We may not consummate the business combination unless the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal, the Amended and Restated Charter Proposals, the Incentive Plan Proposal and the Director Election Proposal are approved at the special meeting. The NYSE Proposal, the Charter Amendment

Proposal, the Amended and Restated Charter Proposals, the Incentive Plan Proposal and the Director Election Proposal are conditioned on the approval of the Business Combination Proposal. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in the accompanying proxy statement.

You can vote your shares of Class A common stock or Class F common stock by telephone, electronically via the Internet, or by completing and returning the enclosed proxy card or vote instruction form. If you vote using the enclosed proxy card or vote instruction form, you must sign, date and mail the proxy card or vote instruction form in the enclosed envelope. If you decide to attend the special meeting and wish to modify your vote, you may revoke your proxy and vote in person at the special meeting.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the Proposals presented at the special meeting and “FOR” each of the director nominees. If you fail to return your proxy card or fail to submit your proxy by telephone or over the Internet, or fail to instruct your bank, broker or other nominee how to vote, and do not attend the special meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have no effect on the Business Combination Proposal, the NYSE Proposal, the Director Election Proposal, the Incentive Plan Proposal or the Adjournment Proposal, but will have the same effect as a vote “AGAINST” the Charter Amendment Proposal and the Amended and Restated Charter Proposals. If you are a stockholder of record and you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE LEGACY REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO LEGACY’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

BY ORDER OF THE BOARD OF DIRECTORS:

Cincinnati, Ohio March 31, 2020	William C. Finn Chief Financial Officer and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on April 23, 2020.

This notice of meeting and the related proxy statement will be available at
https://www.cstproxy.com/legacyacquisition/sm2020.

Legacy Acquisition Corp.
1308 Race Street, Suite 200
Cincinnati, Ohio 45202

__________________________________

PROXY STATEMENT FOR THE LEGACY ACQUISITION CORP.
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 23, 2020

__________________________________

This proxy statement is being furnished to the holders of the Class A common stock and Class F common stock of Legacy Acquisition Corp., a Delaware corporation (“Legacy” or the “Company”), in connection with the solicitation by our board of directors of proxies to be voted at the special meeting of stockholders of the Company (the “special meeting”) to be held on Thursday, April 23, 2020, at 11:00 a.m., New York City Time, at the corporate headquarters of the company located at 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, or at any adjournment or postponement of the special meeting, for the purposes set forth in the accompanying notice of special meeting. The principal executive office of the Company is located at 1308 Race Street, Suite 200, Cincinnati, Ohio 45202. We intend to hold the special meeting in person. However, we are actively monitoring the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the special meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor the special meeting website at https://www.cstproxy.com/legacyacquisition/sm2020 for updated information. If you are planning to attend the special meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the special meeting.

This proxy statement and the other proxy materials are first being made available on or about March 31, 2020 to all stockholders entitled to notice of, and to vote at, the special meeting. At the close of business on March 20, 2020, the record date for the special meeting, there were 29,305,180 shares of Class A common stock and 7,500,000 shares of Class F common stock outstanding. Only the holders of record of our Class A common stock and Class F common stock as of the close of business on the record date are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof.

If a stockholder executes and returns the enclosed proxy card or vote instruction form or submits vote instructions to us by telephone or via the Internet, the stockholder may nevertheless revoke the proxy at any time prior to its use by filing with the Secretary of Legacy a written revocation or a duly executed proxy bearing a later date, or by submitting revised vote instructions to us by telephone or via the Internet prior to 11:59 p.m. New York City Time on Wednesday, April 22, 2020, in accordance with the instructions on the accompanying proxy card or vote instruction form. A stockholder who attends the special meeting in person may revoke his or her proxy at that time and vote in person if so desired.

Admission to the special meeting will be by admission ticket only. If you are a stockholder of record and plan to attend the special meeting, retain the top portion of your proxy card as your admission ticket and bring it and a photo ID with you so that you may gain admission to the meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, and bring it and a photo ID with you so that you may gain admission to the meeting.

Unless revoked or unless contrary instructions are given, each proxy that is properly signed, dated and returned or authorized by telephone or via the Internet, in accordance with the instructions on the enclosed proxy card or vote instruction form prior to the start of the special meeting will be voted as indicated on the proxy card or vote instruction form or via telephone or the Internet and if no indication is made, each such proxy will be deemed to grant authority to vote, as applicable:

1.      FOR the Business Combination Proposal:    To approve and adopt an Amended and Restated Share Exchange Agreement, dated as of December 2, 2019, as amended by that First Amendment to the Amended and Restated Share Exchange Agreement dated as of March 13, 2020 (the “Share Exchange Agreement”) (a copy of the First Amendment is attached to the accompanying proxy statement as Annex AA), that amends and restates the Share Exchange Agreement dated as of August 23, 2019, as amended by that

First Amendment to Share Exchange Agreement dated as of September 27, 2019, by and between Blue Valor Limited, a company incorporated in Hong Kong (“Blue Valor” or the “Seller”) and an indirect, wholly-owned subsidiary of BlueFocus Intelligent Communications Group Co. Ltd. (“BlueFocus”), and Legacy Acquisition Corp., a Delaware corporation (“Legacy” or the “Company”), pursuant to which Legacy will purchase all of the issued and outstanding shares of a wholly-owned holding company of Seller, organized in the Cayman Islands, which we refer to herein as “Blue Impact Target,” that, at the closing of the transactions contemplated by the Share Exchange Agreement (the “Closing”), will hold the Blue Impact business, a digital-first, intelligent and integrated, global advertising & marketing services group (the “Blue Impact business”) (a copy of the Share Exchange Agreement is attached to the accompanying proxy statement as Annex A) (the transactions contemplated by the Share Exchange Agreement are referred to as the “business combination”), which we refer to as the “Business Combination Proposal”;

2.      FOR the NYSE Proposal:    To approve, assuming the Business Combination Proposal is approved and adopted, the issuance of more than 20% of Legacy’s issued and outstanding common stock in connection with the business combination (as described herein), including shares issued as consideration to the Seller, shares issued to new or current investors in a potential PIPE Financing (as described below), shares that may be issued to our Sponsor in connection with our Sponsor’s transfer of 3,500,000 outstanding shares back to Legacy prior to the Closing (which shares will then be cancelled and cease to be outstanding) for the right to potentially receive up to a maximum of 2,000,000 Deferred Shares pursuant to the Sponsor Earn Back provisions, shares to be issued to Seller pursuant to the Seller Earn Back provisions in connection with its agreement to defer 3,000,000 shares of previously-agreed transaction consideration due to Seller, and shares that may be issued to the holders of our public warrants and private placement warrants if the amendments to our warrants are approved, as described herein in more detail, in each case, for purposes of complying with applicable provisions of Section 312.03 of the NYSE Listed Company Manual, and the related change of control, which we refer to as the “NYSE Proposal”;

3.      FOR the Charter Amendment Proposal:    To approve and adopt, assuming the Business Combination Proposal is approved and adopted, the amendment of the amended and restated certificate of incorporation of Legacy, a copy of which is attached to the accompanying proxy statement as Annex B (the “Charter Amendment”), effecting the declassification of the board of directors and providing that each member of the board of directors will be elected annually at each annual meeting of stockholders following the effectiveness of the Charter Amendment, which, if approved and adopted, will go into effect at the special meeting, which we refer to as the “Charter Amendment Proposal”;

4.      FOR the Amended and Restated Charter Proposals:    To approve and adopt, assuming the Business Combination Proposal and the Charter Amendment Proposal are approved and adopted, three sub proposals (which we refer to as the “Amended and Restated Charter Proposals”) approving the amendment and restatement of the amended and restated certificate of incorporation of Legacy (which would further amend and restate the certificate of incorporation of Legacy as amended by the Charter Amendment in Annex B per the Charter Amendment Proposal), a copy of which is attached to the accompanying proxy statement as Annex C (the “Amended Charter”), effecting the following amendments to the amended and restated certificate of incorporation of Legacy (as amended or corrected, the “Charter”) that, if approved and adopted, will go into effect upon the Closing:

(a)     FOR Amended and Restated Charter Proposal A:    To approve a provision in the proposed Amended Charter, upon the Closing and the conversion of the Company’s Class F common stock into the Company’s Class A common stock, increasing the authorized capital stock of the post-business combination company from 111,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 10,000,000 shares of Class F common stock and 1,000,000 shares of preferred stock, to 201,000,000 shares, which would consist of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, by, on the effective date of the filing of the proposed Amended Charter: (i) reclassifying all Class A common stock as common stock; (ii) reclassifying all Class F common stock as common stock; and (iii) creating an additional 90,000,000 shares of common stock, which we refer to as “Amended and Restated Charter Proposal A”;

(b)     FOR Amended and Restated Charter Proposal B:    To approve and adopt an amendment to our Charter that prohibits the ability of stockholders to take actions by written consent in lieu of a meeting, as the stockholders of the post-business combination company will only be able to take action at a duly called meeting of stockholders, which we refer to as “Amended and Restated Charter Proposal B”;

(c)     FOR Amended and Restated Charter Proposal C:    To approve and adopt additional amendments to our Charter, including (i) changing the post-business combination company’s corporate name from “Legacy Acquisition Corp.” to “Blue Impact Inc.”, (ii) changing the purpose of the post-business combination company to “any lawful act or activity for which corporations may be organized under the DGCL,” (iii) eliminating certain provisions specific to the Class F common stock and Class A common stock as Class F common stock and Class A common stock shall cease to be authorized following the effectiveness of the proposed Amended Charter, (iv) amending the liquidation provisions to provide that a merger or consolidation of the post-business combination company shall not be deemed to be a liquidation for purposes of the proposed Amended Charter, (v) amending the provisions relating to the indemnification and advancement of expenses to directors and officers under certain circumstances, (vi) eliminating certain provisions specific to our status as a blank check company, which the board of directors believes are necessary to adequately address the needs of the post-business combination company, and (vii) amending the provisions relating to the doctrine of corporate opportunity to provide that the doctrine of corporate opportunity will apply to the post-business combination company and any of its officers or directors to the extent the officer or director is permitted to refer that opportunity to the post-business combination company without violating any legal obligation, which we refer to as “Amended and Restated Charter Proposal C”;

5.      FOR the Equity Incentive Plan Proposal:    To approve and adopt, assuming the Business Combination Proposal is approved and adopted, the Blue Impact Inc. Equity Incentive Plan, a copy of which is attached to the accompanying proxy statement as Annex D (the “Incentive Plan”) and material terms thereunder;

6.      FOR the Director Election Proposal:    To elect, assuming the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal and the Amended and Restated Charter Proposals are approved and adopted, nine directors, two of whom will be elected effective immediately and seven of whom will be elected effective upon the Closing, to serve on our board of directors until the 2020 Annual Meeting of stockholders or until his or her successor is elected and qualified; and

7.      FOR the Adjournment Proposal:    To approve the adjournment of the special meeting to a later date or dates, if necessary, which we refer to as the “Adjournment Proposal”.

THE BOARD OF DIRECTORS OF LEGACY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS AND “FOR” EACH OF THE DIRECTOR NOMINEES. When you consider the recommendation of the board of directors of Legacy in favor of each of the Proposals, you should keep in mind that certain of Legacy’s directors and officers have interests in the business combination that may conflict with your interests as a stockholder. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

i

Page
Our Transfer Agent and Warrant Agent	259
Rule 144	259
Registration Rights	260
Listing of Securities	261
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	262
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	267
Related Party Transactions of Legacy Acquisition Corp.	267
Related Party Transactions of the Blue Impact Business	269
PRICE RANGE OF SECURITIES AND DIVIDEND INFORMATION	277
Legacy Acquisition Corp.	277
The Seller	278
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS	279
APPRAISAL RIGHTS	280
HOUSEHOLDING INFORMATION	280
TRANSFER AGENT AND REGISTRAR	280
FUTURE STOCKHOLDER PROPOSALS	280
WHERE YOU CAN FIND MORE INFORMATION	281
OTHER MATTERS	281
INDEX TO FINANCIAL INFORMATION — LEGACY ACQUISITION CORP.	F-1
INDEX TO COMBINED FINANCIAL INFORMATION — BLUE IMPACT BUSINESS	F-48
ANNEX AA: FIRST AMENDMENT TO THE AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT	AA-1
ANNEX A: SHARE EXCHANGE AGREEMENT	A-1
ANNEX B: CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	B-1
ANNEX C: FORM OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	C-1
ANNEX D: BLUE IMPACT INC. EQUITY INCENTIVE PLAN	D-1
ANNEX E: INVESTOR RIGHTS AGREEMENT	E-1
ANNEX F: TERMINATION AGREEMENT TO REDEMPTION SIDE LETTER	F-1
ANNEX G: FORM OF AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT	G-1
ANNEX H: FORM OF COLLABORATION AND SHARED SERVICES AGREEMENT	H-1
ANNEX I: FORM OF INFORMATION AND CONFIDENTIALITY AGREEMENT	I-1
ANNEX J: Form of Amended and Restated Bylaws	J-1
ANNEX K: SPONSOR SUPPORT AGREEMENT	K-1
ANNEX L: WAIVER AGREEMENT	L-1
ANNEX M: REGISTRATION RIGHTS CONSENT AND WAIVER	M-1
ANNEX N: Form of Warrant Holder Support Agreement	N-1
ANNEX O: Warrant Holder Support Agreement, Dated as of March 9, 2020, by and between Alyeska Investment Group LP and Legacy Acquisition Corp.	O-1
ANNEX P: Warrant Holder Support Agreement, Dated as of March 9, 2020, by and between Kepos Alpha Master Fund L.P. and Legacy Acquisition Corp.	P-1
ANNEX Q: Warrant Holder Support Agreement, Dated as of March 9, 2020, by and between Longfellow Investment Management Co., LLC and Legacy Acquisition Corp.	Q-1

v

FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement, references to:

•        “Advisory Council” are to members of the Legacy Team with a combination of expertise within the consumer and retail industry and executive leadership experience at the highest levels of Fortune 500 corporate organizations that (i) assisted Legacy in sourcing potential business combination targets, (ii) provided professional insights in assessing potential business combination targets and (iii) upon request, provided professional insights in the businesses that we looked to acquire. The members of our Advisory Council did not have any obligation to provide advice or services, perform board or committee functions, and were not subject to the fiduciary requirements to which members of the board of directors are subject.

•        “Blue Impact” are to Legacy Acquisition Corp. after giving effect to the business combination, assuming the Closing as described in this proxy statement and the amendment and restatement of its Charter as contemplated by the Amended Charter;

•        “BlueFocus” are to BlueFocus Intelligent Communications Group Co. Ltd.;

•        “Blue Impact business” are to the business conducted by Vision 7, Madhouse, WAS, Indigo (which is at times included with WAS for purposes of disclosure in this proxy statement), Metta and Fuse family of agencies, comprising a digital-first, intelligent and integrated, global advertising & marketing services group;

•        “Blue Impact Target” are to the wholly-owned subsidiary of Seller organized in the Cayman Islands that, at Closing and following the Reorganization (as defined and described in the proxy statement) will hold the Blue Impact business;

•        “business combination” are to the transactions contemplated by the Share Exchange Agreement pursuant to which Legacy will purchase from the Seller all of the issued and outstanding shares of Blue Impact Target;

•        “Charter” are to our Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on November 16, 2017, as corrected by the Certificate of Correction to the Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on November 20, 2017 and as amended by the Amendment to the Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on October 22, 2019, as may be further amended from time to time;

•        “Class A common stock” are to shares of Class A common stock, par value $0.0001 per share, of Legacy prior to completion of the business combination;

•        “Class F common stock” are to shares of Class F common stock, par value $0.0001 per share, of Legacy prior to the completion of the business combination;

•        “Closing” are to the closing of the business combination;

•        “common stock” are to shares of common stock, par value $0.0001 per share, of the post-business combination company assuming the Business Combination Proposal and Amended and Restated Charter Proposals are approved and adopted at the Closing;

•        “Company Subsidiaries” are to Vision 7, Madhouse, WAS, Indigo, Metta and Fuse and their respective subsidiaries;

•        “Current Investors” is to current investors who participate in the PIPE Financing (if any), consummated on the terms and conditions contemplated by the Share Exchange Agreement;

•        “Deferred Shares” are to new shares of common stock that may be issued post-Closing by the Company to the Seller or Sponsor, as applicable, upon satisfaction of the Seller Earn Back or Sponsor Earn Back provisions, as applicable;

•        “Employee Issuance” are to the potential grants by Seller of restricted stock units of Blue Impact Target or any of its subsidiaries as compensation to certain employees of the Group Companies, which, if issued, will vest upon the Closing and become exchangeable for a portion of the 27,000,000 shares of common stock of Blue Impact to be issued to Seller at the Closing;

•        “Employee Shares” are to shares of common stock of Blue Impact issued to certain employees of the Group Companies in connection with the Employee Issuance;

•        “Extension Amendment” are to the amendment to Legacy’s Charter approved by Legacy’s stockholders at a special meeting held on October 22, 2019 extending the date by which Legacy has to complete a business combination from November 21, 2019 to December 21, 2019 (subject to up to five extensions, initially to January 21, 2020 and thereafter by up to four additional 30-day periods ending on May 20, 2020) (the initial extension to December 21, 2019 and any subsequent 30-day periods, the “Outside Extended Date”). In connection with the approval and implementation of the Extension Amendment, Legacy made cash contributions (each a “Contribution”) to the Trust Account in an amount equal to $0.03 for each share of Class A common stock issued in the IPO (the “public shares”) that was not redeemed in connection with the stockholder approval of the Extension Amendment for the initial extension through December 21, 2019, the second extension through January 21, 2020, the third extension through February 20, 2020, the fourth extension through March 21, 2020, the fifth extension through April 20, 2020 and thereafter will make a Contribution for the additional 30-day extension period to May 20, 2020 if such extension is made by Legacy at its option and/or at the Seller’s request. Under the terms of the Share Exchange Agreement, the Seller has agreed to lend (each, a “Seller Loan”) to Legacy the amount of the Contributions to be made by Legacy in connection with the initial Extension through December 21, 2019, and for each period of the Extension thereafter; provided, however, that the Seller shall not be required to make any loan to Legacy with respect to any extension for the purpose of consummating an initial business combination other than the business combination pursuant to the Share Exchange Agreement. In addition, the Seller has agreed that the Seller Loans may include additional amounts to cover certain costs and expenses that Legacy will reasonably incur in connection with the continuation of operations until the earlier of the consummation of the business combination or May 20, 2020 provided that the total of all such costs and expenses shall not exceed a total of $300,000 in the aggregate for all extensions through May 20, 2020. No Seller Loan may exceed $1,000,000 in the aggregate (including loans to fund costs and expenses). The Seller Loans will be forgiven by the Seller if the Closing does not occur and the trust account liquidates, except to the extent of any funds that are available to Legacy (i) after such liquidation in accordance with the Trust Agreement, or (ii) from any other source;

•        “Founder Shares” are to shares of our Class F common stock initially purchased by our Sponsor in a private placement prior to our initial public offering, after giving effect to a 1.5-for-1 stock split in the form of a dividend effectuated on September 18, 2017, and the shares of our Class A common stock issuable upon the automatic conversion thereof and the issuance of common stock in lieu thereof at the Closing;

•        “Fuse” are to Fuse Project, LLC, a Delaware limited liability company;

•        “Group Companies” are to Blue Impact Target (a wholly-owned subsidiary of Seller), Vision 7, WAS, Indigo, Metta, Madhouse, Fuse and their respective Subsidiaries;

•        “Independent Director Committee” means a committee of Blue Impact’s board of directors comprised solely of three directors who shall each qualify as a director “independent” from the Company, BlueFocus and the Sponsor for purposes of Rule 303A.02 of the NYSE Listed Company Manual, Rule 10A-3 of the Securities Exchange Act of 1934 and Delaware law, in each case, as determined in good faith after consultation with outside counsel, and determined from time to time, and are initially designated in accordance with the Investor Rights Agreement;

•        “Indigo” are to Indigo Social, LLC, a Delaware limited liability company;

•        “initial stockholders” are to holders of our Founder Shares prior to our initial public offering;

•        “IPO” or “initial public offering” are to our initial public offering of our securities that we completed on November 21, 2017;

•        “Legacy,” “we,” “us,” “company,” “our company” are to Legacy Acquisition Corp., a Delaware corporation;

•        “Legacy Team” are to a group of business professionals that collectively own a substantial majority of our Sponsor, including, but not limited to, certain members of our board, management team and Advisory Council;

•        “Madhouse” are to Madhouse Inc., a Cayman Islands exempted company;

•        “management” or our “management team” are to Legacy’s executive officers and directors;

•        “Metta” are to Metta Communications Limited, a private company limited by shares registered in Hong Kong;

•        “NYSE” are to the New York Stock Exchange;

•        “PIPE Financing” is to a potential private placement by Legacy with (i) PIPE Investors pursuant to which such PIPE Investors would subscribe for the right to acquire shares of common stock or other securities of Legacy and (ii) Current Investors pursuant to which such Current Investors would agree to participate in the private placement on terms and conditions contemplated by the Share Exchange Agreement;

•        “PIPE Investors” is to new investors or current investors who subscribe for the right to acquire shares of common stock or other securities of Legacy pursuant to the PIPE Financing (if any), consummated on the terms and conditions contemplated by the Share Exchange Agreement;

•        “private placement warrants” are to the warrants issued to our Sponsor in a private placement that occurred simultaneously with the closing of our initial public offering;

•        “Private Warrant Amendment” are to the amendment to the Warrant Agreement to provide, among other things, that each outstanding private placement warrant will no longer be exercisable to purchase one-half share of Class A common stock for $5.75 per half-share (subject to adjustment as provided in the Warrant Agreement) and instead will be converted solely into the right to receive (i) if, at Closing, the aggregate gross cash proceeds from the trust, after redemptions and the PIPE Financing (if consummated), equals at least $225,000,000, $1.00 in cash or (ii) if, at Closing, the aggregate gross cash proceeds from the trust, after redemptions and the PIPE Financing (if consummated), is less than $225,000,000, $0.50 in cash and 0.055 of a share of common stock;

•        “public shares” are to shares of our Class A common stock initially sold as part of the units in our initial public offering (whether they were purchased in our initial public offering or thereafter in the open market) which will be converted to shares of common stock at Closing;

•        “public stockholders” are to the holders of our public shares, including our initial stockholders and management team to the extent they purchased public shares;

•        “Public Warrant Amendment” are to the amendment to the Warrant Agreement to provide, among other things, that each outstanding public warrant will no longer be exercisable to purchase one-half share of Class A common stock for $5.75 per half-share (subject to adjustment as provided in the Warrant Agreement) and instead will be converted solely into the right to receive (i) if, at Closing, the aggregate gross cash proceeds from the trust, after redemptions and the PIPE Financing (if consummated), equals at least $225,000,000, $1.00 in cash or (ii) if, at Closing, the aggregate gross cash proceeds from the trust, after redemptions and the PIPE Financing (if consummated), is less than $225,000,000, $0.50 in cash and 0.055 of a share of common stock;

•        “public warrants” are to the redeemable warrants sold as part of the units in our initial public offering (whether they were purchased in the initial public offering or thereafter in the open market) and to any private placement warrants or warrants issued upon conversion of working capital loans that are sold to third parties that are not our Sponsor or executive officers or directors (or permitted transferees) following the Closing;

•        “Redemption Side Letter” are to the Redemption Side Letter dated as of December 2, 2019, between Legacy, Seller and Sponsor, pursuant to which, (i) depending on the level of redemptions, certain shares of Legacy common stock owned by Sponsor would have been subject to forfeiture and (ii) Blue Impact might have been required to reissue a specified portion of those forfeited shares depending on the post-Closing trading price of Blue Impact’s common stock, and which was mutually terminated by Legacy, Seller and Sponsor on March 13, 2020;

•        “Seller” are to Blue Valor Limited, a company incorporated in Hong Kong and an indirect, wholly-owned subsidiary of BlueFocus;

•        “Seller Earn Back” are to Seller’s ability to earn back the 3,000,000 deferred shares in the form of Deferred Shares if (a) post-Closing Blue Impact stock has a volume weighted average trading price of at least $20 per share for any 30-day period, (b) post-Closing Blue Impact is sold for a share price of at least $20 per share, or (c) more than 10 years has elapsed since the Closing.

•        “Share Exchange Agreement” are to the Amended and Restated Share Exchange Agreement dated as of December 2, 2019 (the “Agreement Date”), as amended by that First Amendment to the Amended and Restated Share Exchange Agreement dated as of March 13, 2020, that amends and restates the Share Exchange Agreement dated as of August 23, 2019 (the “Original Agreement Date”), as amended by that First Amendment to Share Exchange Agreement dated as of September 27, 2019, by and between Seller and Legacy, as may be amended or restated from time to time;

•        “Sponsor Earn Back” are to our Sponsor’s right to receive up to 2,000,000 shares of common stock in exchange for the 3,500,000 Founder Shares transferred to Legacy prior to Closing in the form of Deferred Shares as follows: (a) 1,000,000 shares, if post-Closing Blue Impact stock has a volume weighted average trading price of at least $15 per share for any 30-day period, (b) 1,000,000 shares, if post-Closing Blue Impact stock has a volume weighted average trading price of at least $20 per share for any 30-day period, (c) 1,000,000 shares, if post-Closing Blue Impact is sold for a share price of at least $15 per share, and (d) 1,000,000 shares, if post-Closing Blue Impact is sold for a share price of at least $20 per share; provided, that the maximum number of shares that our Sponsor can earn back is 2,000,000.

•        “Sponsor” are to Legacy Acquisition Sponsor I LLC, a Delaware limited liability company, an entity affiliated with members of our management team and other members of the Legacy Team;

•        “Sponsor Support Agreement” are to that certain Sponsor Support Agreement, dated March 13, 2020, by and among the Company, the Sponsor and the Seller;

•        “Subscribers” are to the PIPE Investors and the Current Investors.

•        “Subscription Agreements” are to any subscription agreements to be entered into with the Subscribers in connection with a PIPE Financing.

•        “Vision 7” are to Vision 7 International Inc., a Canadian company;

•        “Waiver Agreement” are to that certain Waiver Agreement, dated March 13, 2020, by and between the Company and the Sponsor;

•        “warrants” are to our redeemable warrants, which include the public warrants as well as the private placement warrants to the extent they are no longer held by the initial purchasers of the private placement warrants or their permitted transferees;

•        “Warrant Amendments” are to the Public Warrant Amendment and the Private Warrant Amendment, collectively; and

•        “WAS” are to We are Very Social Limited, a limited company domiciled and incorporated in England and Wales.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This proxy statement contains forward looking statements. These forward looking statements relate to expectations for future financial performance, business strategies or expectations for our (or the Seller’s) business (as applicable), and the timing and ability for us to complete the business combination. Specifically, forward looking statements may include statements relating to:

•        the benefits of the business combination;

•        the future financial performance of Blue Impact following the business combination;

•        expansion plans and opportunities; and

•        other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward looking statements are based on information available as of the date of this proxy statement and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward looking statements in deciding how your vote should be cast or in voting your shares on the proposals set forth in this proxy statement. As a result of several known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward looking statements. Some factors that could cause actual results to differ include:

•        the occurrence of any event, change or other circumstances that could delay the business combination (including the potential PIPE Financing and the Warrant Amendments) or give rise to the termination of the Share Exchange Agreement;

•        the representations and warranties of the parties to the Share Exchange Agreement may prove to be inaccurate;

•        the outcome of any legal proceedings that may be instituted against the Seller or the Company following announcement of the business combination and transactions contemplated thereby;

•        the inability to complete the business combination due to the failure to obtain approval of the stockholders of the Company, or other conditions to Closing in the Share Exchange Agreement;

•        the anticipated extension of the deadline to consummate the business combination from April 20, 2020 to May 20, 2020;

•        the inability to obtain or maintain the listing of Blue Impact’s common stock on the NYSE following the business combination;

•        the occurrence of any event, change or other circumstance that could otherwise cause the business combination to fail to close;

•        the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the business combination;

•        the risk that the business combination disrupts current plans and operations as a result of the announcement and Closing of the transactions described herein;

•        the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability to integrate the Seller’s and the Company’s businesses, and the ability of the combined business to grow and manage growth profitably;

•        the rights of the Sponsor and the Seller with respect to the Deferred Shares issued pursuant to the Sponsor Earn Back provisions and the Seller Earn Back provisions, respectively, as outlined in the First Amendment;

•        costs related to the business combination;

•        changes in applicable laws or regulations;

•        the inability to profitably expand into new markets;

•        the possibility that the Seller or the Company may be adversely affected by other economic, business, and/or competitive factors;

•        the aggregate number of Legacy shares requested to be redeemed by Legacy’s stockholders in connection with the business combination;

•        the risk that current trends in digital media and marketing decelerate or do not continue;

•        the potential delay in completing the audit of the Blue Impact business’ financial statements and the potential for audit and other related adjustments to the financial results;

•        the Blue Impact business’ ability to remediate or otherwise mitigate its existing material weakness and any material weaknesses in internal control over financial reporting or significant deficiencies that may be identified in the future;

•        estimates for the financial performance of the Blue Impact business, including estimated financial results for the nine months ended September 30, 2019, may prove to be incorrect or materially different from actual results; and

•        other risks and uncertainties indicated in this proxy statement, including those set forth under the section entitled “Risk Factors.”

SUMMARY TERM SHEET

This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals and the Special Meeting” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the special meeting. In addition, for definitions used commonly throughout this proxy statement, including this summary term sheet, please see the section entitled “Frequently Used Terms.”

•        Legacy Acquisition Corp., a Delaware corporation, which we refer to as “Legacy,” “we,” “us,” “our,” or the “Company,” is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

•        Following the Closing, (i) we will change our legal name from Legacy Acquisition Corp. to Blue Impact Inc. (or “Blue Impact”), (ii) as described below, we will have only one class of outstanding common stock and (iii) we have to cause our shares, and we will apply to the NYSE to permit our shares, to be listed and traded on the NYSE under the symbol “BIZ”. Pursuant to the proposed Warrant Amendments, at the Closing or as soon as practicable thereafter all outstanding warrants to acquire our Class A common stock will be cancelled in exchange for cash and/or shares of our common stock.

•        Post-Closing references, to “we,” “us,” “our,” and the “Company,” as indicated or as the context otherwise indicates is appropriate, are references to Legacy as so renamed Blue Impact.

•        There are currently 36,805,180 shares of our combined Class A common stock and Class F common stock issued and outstanding, consisting of (i) 29,305,180 public shares of Class A common stock held by our public stockholders and (ii) 7,500,000 Founder Shares held by our Sponsor. There are currently no shares of Company preferred stock issued and outstanding. At Closing, all shares of our Class A common stock and Class F common stock will convert into shares of Blue Impact common stock and there will be a single class of common stock. Because the 27,000,000 shares of Class A common stock to be issued to the Seller at the Closing will also be immediately converted into shares of Blue Impact common stock, all references to such shares issued to the Seller will be to common stock. In addition, we issued 30,000,000 public warrants to purchase Class A common stock (originally sold as part of the units issued in our IPO) as part of our IPO, along with 17,500,000 private placement warrants issued to our Sponsor in a private placement that closed concurrently with our IPO. Each warrant entitles its holder to purchase one half of one share of Class A common stock at an exercise price of $5.75 per one half share ($11.50 per whole share). Once the Warrant Amendments are approved and effective, at the Closing or as soon as practicable thereafter all outstanding public warrants and private placement warrants will be cancelled in exchange for cash and/or shares of our common stock.

•        The Seller is incorporated in Hong Kong and at the Closing will own and control a digital-first, integrated global marketing and communications services group. The Seller is headquartered in Mountain View, California and is an indirect wholly-owned subsidiary of BlueFocus, a leading publicly listed Chinese marketing services holding company.

•        At the Closing, we will issue to the Seller 27,000,000 shares of our common stock (the “Closing Payment Shares”) (in addition to 3,000,000 Deferred Shares to be issued to Seller post-Closing pursuant to the Seller Earn Back provisions) as payment for our acquisition of all the issued and outstanding ordinary shares of Blue Impact Target (the “Purchased Shares”) and assume certain liabilities. In addition, we (post-Closing Blue Impact) are potentially obligated to make a one time Earnout Payment (as defined and further described below) after our audited financial statements for 2022 are completed in accordance with the terms and subject to the conditions of the Share Exchange Agreement. For more information about the transactions contemplated by the Share Exchange Agreement, please see the sections entitled “Proposal No. 1 — The Business Combination Proposal — The Share Exchange Agreement.” A copy of the Share Exchange Agreement is attached to this proxy statement as Annex A and a copy of the First Amendment is attached as Annex AA.

•        To facilitate the business combination, our Sponsor will transfer 3,500,000 outstanding Founder Shares back to Legacy prior to the Closing (which shares will then be cancelled and cease to be outstanding) for the right to potentially receive certain Deferred Shares and the Seller has agreed to reduce the number of shares to be issued to Seller at Closing from 30,000,000 shares (as originally provided in the Share Exchange Agreement) to 27,000,000 shares. Sponsor may earn back up to a maximum of 2,000,000 Deferred Shares pursuant to the Sponsor Earn Back provisions and Seller would earn back all 3,000,000 of its Deferred Shares pursuant to the Seller Earn Back provisions.

•        In connection with the business combination, we are pursuing a PIPE Financing. Although we may elect not to pursue a PIPE Financing and any related terms are subject to negotiation and change and the approval of Seller, we expect that our PIPE Financing will be on customary terms and may involve at Closing (i) the purchase by PIPE Investors of shares of our common stock from the Company for cash at $10.00 per share (currently targeted at $75 million (before fees)) and (ii) the agreement by Current Investors to participate in the PIPE Financing, consummated on the terms and conditions contemplated by the Share Exchange Agreement.

•        At or following the Closing, in addition to issuing the Closing Payment Shares in exchange for the Purchased Shares, (i) we (post-Closing Blue Impact) will assume up to (x) $48 million of the Blue Impact Target’s pre-Closing contingent acquisition-related liabilities (e.g., earnout obligations) and (y) $40 million of Blue Impact Target’s pre-Closing indebtedness for borrowed money and (ii) up to $90 million in cash held in our trust account will be used to pay any of Blue Impact Target’s unpaid purchase price obligations then-owed to the founder of Madhouse Inc. (“Madhouse”) in connection with its prior acquisition of 81.91% of Madhouse and its pending acquisition of the remaining 18.09% of Madhouse.

•        Post-Closing, there will be a “Purchase Price Adjustment” to the consideration for the Purchased Shares equal to the sum, whether positive or negative, of (i) Blue Impact Target Net Debt minus Blue Impact Target Net Debt (“Company Net Debt” being Blue Impact Target’s indebtedness for borrowed money, minus cash balances, and the “Target Company Net Debt” being $40 million), plus (ii) the Target Deferred Acquisition Purchase Price Obligations (target of $48 million) minus the Deferred Acquisition Purchase Price Obligations plus (iii) the Madhouse Purchase Price Target (target of $90 million) minus the Madhouse Purchase Price, in each case based on Closing Date balances. If the Purchase Price Adjustment results in (x) a payment owed by Seller, Seller may choose to pay the amount in cash or the return of shares of common stock or (y) a payment owed to Seller, Seller will receive payment in the form of common stock (with common stock valued at $10.00 per share in either case).

•        Post-Closing, Seller will be able to earn back 3,000,000 shares of consideration in accordance with the Seller Earn Back provisions.

•        The Seller is eligible to receive a potential one time earn out payment of up to $222 million (the “Earnout Payment”), based on the Madhouse EBITDA Average Annual Growth Rate (as defined in the Share Exchange Agreement) for the three year earn out period which runs for the calendar years 2020 through 2022. The Earnout Payment will be payable at Blue Impact’s option in cash, stock or a combination thereof if Blue Impact’s common stock share price at the time of payment is at least $10 per share. If not, then dependent upon Blue Impact’s then available cash, the earn out will be payable in cash, subordinated notes or a combination thereof. Seller has partially and irrevocably assigned a portion of any earn out payment to fund a long-term incentive plan to be established for the benefit of designated individuals employed or associated with the Blue Impact business. For more information about the Share Exchange Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Share Exchange Agreement.”

•        Upon Closing and assuming we issue 7,500,000 shares of common stock in a PIPE Financing, we expect Blue Impact will have 69,409,835 shares of common stock outstanding, of which: (i) our public stockholders will own approximately 42.2%; (ii) our Sponsor will own approximately 8.1%; (iii) the Seller will own approximately 38.9%; and (iv) the PIPE Investors in the PIPE Financing will own in the aggregate approximately 10.8%. These post-Closing number of outstanding shares and ownership percentages assume, among other things: (a) there are no redemptions in connection with the business combination; (b) in connection with the cancellation of all our warrants pursuant to the Warrant Amendments, solely cash is paid in respect of our public warrants and 2,912,230 of our 17,500,000 private placement warrants, and solely stock is paid in respect of the remaining 14,587,770 of our 17,500,000 private placement warrants;

(c) $75 million is raised from PIPE Investors in our PIPE Financing at a purchase price of $10.00 per share; (d) no shares are issued or surrendered in connection with the Purchase Price Adjustment or issued in connection with the Earnout Payment; (e) no shares are issued pursuant to the Sponsor Earn Back and Seller Earn Back provisions; (f) no shares are issued post-Closing under the Incentive Plan, a copy of which is attached to this proxy statement as Annex D; and (g) no shares are issued upon the exercise of a new warrant to acquire shares of common stock to be granted post-Closing to Blue Impact’s chief executive officer (which warrant is expected to have an exercise price of $10.00 per share and generally will be exercisable only if Blue Impact meets specified post-Closing financial targets). Post-Closing, by virtue of Seller’s ability to nominate and elect at least a majority of Blue Impact’s directors and its ownership level of Blue Impact common stock, BlueFocus — and not our public stockholders — will control Blue Impact. Furthermore, Seller may own more than a majority of the outstanding Blue Impact shares if (1) any additional shares are redeemed in connection with the business combination, (2) we do not consummate a PIPE Financing in full or at all, (3) shares are issued to Seller in connection with the Purchase Price Adjustment and/or the Earnout Payment, and/or (4) Deferred Shares are earned back by Seller. The above post-Closing number of outstanding shares and ownership percentages are based on the above assumptions and the actual number of outstanding shares and/or the percentages of ownership may vary materially depending on such assumptions and other factors. For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float and Company Control” and “Unaudited Pro Forma Condensed Combined Financial Information.”

•        In connection with the First Amendment, Legacy agreed to use its commercially reasonable best efforts to obtain the vote or consent of the holders of at least 65% of the outstanding public warrants to (a) amend the Warrant Agreement to provide, among other things, that each outstanding public warrant will no longer be exercisable to purchase one-half share of Class A common stock for $5.75 per half-share (subject to adjustment as provided in the Warrant Agreement) and instead will be converted solely into the right to receive (i) if, at Closing, the aggregate gross cash proceeds from the trust, after redemptions and the PIPE Financing (if consummated), equals at least $225,000,000, $1.00 in cash or (ii) if, at Closing, the aggregate gross cash proceeds from the trust, after redemptions and the PIPE Financing (if consummated), is less than $225,000,000, $0.50 in cash and 0.055 of a share of common stock (the “Public Warrant Amendment”), and (b) to amend the Warrant Agreement to provide, among other things, that each outstanding private placement warrant will no longer be exercisable to purchase one-half share of Class A common stock for $5.75 per half-share (subject to adjustment as provided in the Warrant Agreement) and instead will be converted solely into the right to receive (i) if, at Closing, the aggregate gross cash proceeds from the trust, after redemptions and the PIPE Financing (if consummated), equals at least $225,000,000, $1.00 in cash or (ii) if, at Closing, the aggregate gross cash proceeds from the trust, after redemptions and the PIPE Financing (if consummated), is less than $225,000,000, $0.50 in cash and 0.055 of a share of common stock (the “Private Warrant Amendment” and together with the Public Warrant Amendment, the “Warrant Amendments”). Legacy and Sponsor have agreed that at least 14,587,770 of the 17,500,000 private placement warrants held by the Sponsor shall be exchanged solely for 0.11 shares of common stock per private placement warrant and may not be exchanged for cash notwithstanding the terms of the Private Warrant Amendment and the consideration contemplated thereby such that 14,587,770 of the 17,500,000 private placement warrants held by Sponsor will be exchanged for 1,604,655 shares of common stock (as described in the Sponsor Support Agreement). Legacy further agreed to offer the option to certain institutional investors of Sponsor, who are the beneficial owners of the remaining 2,912,230 private placement warrants in the aggregate, to exchange such private placement warrants for 0.11 shares of common stock per private placement warrant in lieu of the consideration set forth in the Private Warrant Amendment; provided, that if such beneficial owners cease to beneficially own any of such private placement warrants for any reason, such private placement warrants shall revert back to the Sponsor and shall be exchanged solely for 0.11 shares of common stock per private placement warrant and may not be exchanged for cash notwithstanding the terms of the Private Warrant Amendment. We expect the beneficial owners of the remaining 2,912,230 private placement warrants to exchange their private placement warrants for the same consideration as the public warrants pursuant to the Public Warrant Amendment. The Warrant Amendments require the approval by holders of at least 65% of our outstanding public warrants. In connection with obtaining the requisite warrant holder consent to the Warrant Amendments we will file a consent solicitation statement with the SEC and mail the consent solicitation statement and the related consent to the public warrant holders of record as of March 20, 2020. In connection with the Warrant Amendments being sought, we have entered into Warrant Holder Support Agreements with holders of approximately 65.9% of the outstanding public warrants who agreed to vote in favor of and consent to the Warrant Amendments. Because the public warrants held by the holders who already agreed to consent to the Warrant Amendments exceeds the requisite threshold required to approve the Warrant Amendments, we expect that the requisite approval of the Warrant Amendments will be obtained.

•        Our management and board of directors considered various factors in determining whether to approve the Share Exchange Agreement and the business combination. For more information about our decision making process, see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Legacy Board of Directors’ Reasons for the Business Combination.”

•        Pursuant to our Charter, in connection with the business combination, holders of our public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our Charter. As of March 20, 2020, this would have amounted to approximately $10.41 per share. If a holder exercises its redemption rights, then such holder will exchange its public shares for cash and will no longer own our shares and will not participate in the future growth of Blue Impact, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the special meeting. Please see the section entitled “Special Meeting of Stockholders — Redemption Rights.”

•        In addition to voting on the Business Combination Proposal, stockholders are being asked to vote on the following proposals at the special meeting. The Business Combination Proposal and each of the following proposals (other than the Adjournment Proposal) are conditioned on the passage of all the other proposals:

•        The NYSE Proposal:    To consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the issuance of more than 20% of Legacy’s issued and outstanding common stock in connection with the business combination, including shares issued as consideration to the Seller, shares issued to new or current investors in a potential PIPE Financing, shares that may be issued to our Sponsor in connection with our Sponsor’s transfer of 3,500,000 outstanding shares back to Legacy prior to the Closing (which shares will then be cancelled and cease to be outstanding) for the right to potentially receive up to a maximum of 2,000,000 Deferred Shares pursuant to the Sponsor Earn Back provisions, shares to be issued to Seller pursuant to the Seller Earn Back provisions in connection with its agreement to defer 3,000,000 shares of previously-agreed transaction consideration due to Seller, and shares that may be issued to the holders of our public warrants and private placement warrants if the amendments to our warrants are approved, as described herein in more detail, in each case, for purposes of complying with applicable provisions of Section 312.03 of the NYSE Listed Company Manual, and the related change of control, which we refer to as the “NYSE Proposal”;

•        The Charter Amendment Proposal:    To consider and vote upon a proposal to approve and adopt, assuming the Business Combination Proposal is approved and adopted, the amendment of the amended and restated certificate of incorporation of Legacy, a copy of which is attached to the accompanying proxy statement as Annex B (the “Charter Amendment”), effecting the declassification of the board of directors and providing that each member of the board of directors will be elected annually at each annual meeting of stockholders following the effectiveness of the Charter Amendment, which, if approved and adopted, will go into effect at the special meeting, which we refer to as the “Charter Amendment Proposal”;

•        The Amended and Restated Charter Proposals:    To consider and vote upon three sub proposals (which we refer to as the “Amended and Restated Charter Proposals”) to approve and adopt, assuming the Business Combination Proposal and the Charter Amendment Proposal are approved and adopted, the amendment and restatement of our Charter (which would further amend and restate our Charter as amended by the Charter Amendment in Annex B per the Charter Amendment Proposal), a copy of which is attached to the accompanying proxy statement as Annex C (the “Amended Charter”), effecting the following amendments that, if approved and adopted, will go into effect upon the Closing:

Amended and Restated Charter Proposal A — Increase in Authorized Capital Stock:    To approve a provision in the proposed Amended Charter, upon the Closing and the conversion of the Company’s Class F common stock into the Company’s Class A common stock, increasing the authorized capital stock of the Company from 111,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 10,000,000 shares of Class F common stock and 1,000,000 shares of preferred stock, to 201,000,000 shares, which would consist of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, by, on the effective date of the filing of the proposed Amended Charter: (i) reclassifying all Class A common stock as common stock; (ii) reclassifying all Class F common stock as common stock; and (iii) creating an additional 90,000,000 shares of common stock, which we refer to as “Amended and Restated Charter Proposal A”;

Amended and Restated Charter Proposal B — Elimination of Stockholder Action by Written Consent:    To approve and adopt an amendment to our Charter that prohibits the ability of stockholders to take actions by written consent in lieu of a meeting, as the stockholders of the post-business combination company will only be able to take action at a duly called meeting of stockholders, which we refer to as “Amended and Restated Charter Proposal B”;

Amended and Restated Charter Proposal C — Additional Amendments:    To approve and adopt additional amendments to our Charter, including (i) changing the post-business combination company’s corporate name from “Legacy Acquisition Corp.” to “Blue Impact Inc.”, (ii) changing the purpose of the post-business combination company to “any lawful act or activity for which corporations may be organized under the DGCL,” (iii) eliminating certain provisions specific to the Class F common stock and Class A common stock as Class F common stock and Class A common stock shall cease to be authorized following the effectiveness of the proposed Amended Charter, (iv) amending the liquidation provisions to provide that a merger or consolidation of the post-business combination company shall not be deemed to be a liquidation for purposes of the proposed Amended Charter, (v) amending the provisions relating to the indemnification and advancement of expenses to directors and officers under certain circumstances, (vi) eliminating certain provisions specific to our status as a blank check company, which the board of directors believes are necessary to adequately address the needs of the post-business combination company, and (vii) amending the provisions relating to the doctrine of corporate opportunity to provide that the doctrine of corporate opportunity will apply to the post-business combination company and any of its officers or directors to the extent the officer or director is permitted to refer that opportunity to the post-business combination company without violating any legal obligation, which we refer to as “Amended and Restated Charter Proposal C”;

•        The Equity Incentive Plan Proposal:    To consider and vote upon a proposal, assuming the Business Combination Proposal is approved and adopted, to approve and adopt the Blue Impact Equity Incentive Plan, a copy of which is attached to the accompanying proxy statement as Annex D, and material terms thereunder;

•        The Director Election Proposal:    To consider and vote upon a proposal, assuming the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal and the Amended and Restated Charter Proposals are approved and adopted, to elect nine directors, two of whom will be elected effective immediately and seven of whom will be elected effective upon the Closing, to serve on our board of directors until the 2020 Annual Meeting of stockholders or until his or her successor is elected and qualified; and

•        The Adjournment Proposal:    To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, which we refer to as the “Adjournment Proposal.”

Please see the sections entitled “Proposal No. 1 — The Business Combination Proposal,” “Proposal No. 2 — The NYSE Proposal,” “Proposal No. 3 — The Charter Amendment Proposal,” “Proposal No. 4 — The Amended and Restated Charter Proposals,” “Proposal No. 5 — The Incentive Plan Proposal,” “Proposal No. 6 — The Director Election Proposal,” and “Proposal No. 7 — The Adjournment Proposal.” The business combination is conditioned on the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal, the Amended and Restated Charter Proposals, the Incentive Plan Proposal and the Director Election Proposal at the special meeting. Each of the NYSE Proposal, the Charter Amendment Proposal, the Amended and Restated Charter Proposals, the Incentive Plan Proposal and the Director Election Proposal is conditioned on the approval of the Business Combination Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement.

•        Prior to the special meeting, we anticipate increasing the size of our board of directors from six to eleven directors, nine of whom will be voted upon by our stockholders at the special meeting. If all director nominees are elected and the business combination is consummated, our board of directors will consist of nine directors with two vacancies. Please see the sections entitled “Proposal No. 6 — The Director Election Proposal” and “Management After the Business Combination.”

•        Unless waived by the parties to the Share Exchange Agreement, and subject to applicable law, the Closing is subject to several conditions set forth in the Share Exchange Agreement including, among others, the receipt of the stockholder approvals contemplated by this proxy statement. For more information about the conditions to Closing, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Share Exchange Agreement — Conditions to Closing.”

•        The Share Exchange Agreement may be terminated at any time prior to the Closing upon agreement of the parties thereto, or by Legacy or the Seller in specified circumstances. For more information about the termination rights under the Share Exchange Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Share Exchange Agreement — Termination.”

•        The business combination involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

•        In considering the recommendation of our board of directors to vote for the proposals presented at the special meeting, including the Business Combination Proposal, you should be aware that aside from its interest as a stockholder, our Sponsor and certain of its affiliates and certain members of our board of directors and officers have interests in the business combination that are different from, or in addition to, the interests of our stockholders generally. Our board of directors was aware of and considered these interests, among other matters, in evaluating the business combination and related transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Business Combination Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the special meeting, including the Business Combination Proposal. These interests include, among other things:

•        the fact that under the terms of the First Amendment, the Sponsor will transfer 3,500,000 outstanding shares of Legacy’s Class F common stock back to Legacy prior to the Closing, which shares will then be cancelled and cease to be outstanding; and that, in consideration for such shares, the Sponsor will be granted the right to potentially receive up to 2,000,000 shares of Blue Impact common stock (the “Sponsor Deferred Shares”) after the Closing, subject to certain adjustments as set forth in the First Amendment, as follows: (a) 1,000,000 shares, if, after the Closing, Blue Impact stock has volume weighted average trading price of at least $15 per for any 30-day period or if Blue Impact is sold for a share price of at least $15 per share after the Closing and (b) 1,000,000 shares, if, after the Closing, Blue Impact stock has a volume weighted average trading price of at least $20 per share for any 30-day period or if Blue Impact is sold for a share price of at least $20 per share after the Closing; provided, that the maximum number of Sponsor Deferred Shares that the Sponsor can receive is 2,000,000;

•        the fact that our Sponsor paid an aggregate of $25,000, or approximately $0.00333 per share, for the Founder Shares and such securities will have a significantly higher value at the Closing, which if unrestricted and freely tradable would be valued at approximately $10.25 based on the closing price of our Class A common stock on the NYSE on November 29, 2019, but, given the restrictions on such shares, we believe such shares have less value;

•        the fact that our Sponsor has agreed to waive its rights to liquidating distributions from the trust account with respect to its Founder Shares if we fail to complete the business by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course);

•        the fact that our Sponsor (i) paid an aggregate of $8,750,000 for its 17,500,000 private placement warrants to purchase shares of Class A common stock and that such private placement warrants will expire worthless if a business combination is not consummated by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course) and (ii) has agreed to accept exclusively shares of common stock as payment for the cancellation of at least 14,587,770 of the 17,500,000 private placement warrants owned by it;

•        the fact that if the trust account is liquidated, our Sponsor has agreed that it will indemnify us and hold us harmless if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes and up to $750,000 to fund working capital requirements annually, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act;

•        the nominations and anticipated elections of Darryl McCall, our President and one of our directors, and Richard White, one of our directors, as directors of Blue Impact, as well as Kenneth Robinson, a director candidate designated by our Sponsor;

•        the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

•        the fact that our Sponsor and officers may not participate in the formation of, or become an officer of, any other blank check company until May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course) unless we complete a business combination earlier;

•        the fact that our Sponsor, officers and directors will lose their entire investment in us if the business combination is not consummated by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course);

•        the fact that upon Closing, we will enter into the Investor Rights Agreement, which provides for certain voting agreements applicable to the Sponsor and its permitted transferees; and

•        the fact that upon Closing, we will enter into an Amended and Restated Registration Rights Agreement, which provides for registration rights for the securities of the Sponsor and its permitted transferees and the Seller.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS AND THE SPECIAL MEETING

The questions and answers below highlight only selected information from this proxy statement and only briefly address some commonly asked questions about the proposals to be presented at the special meeting, including with respect to the business combination. The following questions and answers do not include all the information that is important to our stockholders. We urge stockholders to read carefully this entire proxy statement, including the Annexes and the other documents referred to herein, to fully understand the business combination and the voting procedures for the special meeting.

Q:     Why am I receiving this proxy statement?

A:     Our stockholders are being asked to consider and vote upon, among other proposals, a proposal to approve and adopt the Share Exchange Agreement. As a result of the business combination, Legacy will acquire the Blue Impact business, a digital-first, intelligent and integrated, global marketing services.

This proxy statement and its Annexes contain important information about the proposed business combination and the other matters to be acted upon at the special meeting. You should read this proxy statement and its Annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its Annexes.

Q:     When and where is the special meeting?

A:     The special meeting will be held on Thursday, April 23, 2020, at 11:00 a.m., New York City Time, at the corporate headquarters of Legacy located at 1308 Race Street, Suite 200, Cincinnati, Ohio 45202. We intend to hold the special meeting in person. However, we are actively monitoring the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the special meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor the special meeting website at https://www.cstproxy.com/legacyacquisition/sm2020 for updated information. If you are planning to attend the special meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the special meeting.

Q:     What are the specific proposals on which I am being asked to vote at the special meeting?

A:     At the special meeting, stockholders will be asked to consider and vote upon the following proposals:

1.      The Business Combination Proposal:    A proposal to approve and adopt the Share Exchange Agreement by and between Seller and Legacy pursuant to which we will purchase all of the issued and outstanding shares of Blue Impact Target, that, at Closing, will hold the Blue Impact business, a digital-first, intelligent and integrated, global advertising & marketing services group. A copy of the Share Exchange Agreement is attached to the accompanying proxy statement as Annex A and a copy of the First Amendment is attached as Annex AA;

2.      The NYSE Proposal:    To consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the issuance of more than 20% of Legacy’s issued and outstanding common stock in connection with the business combination, including shares issued as consideration to the Seller, shares issued to new or current investors in a potential PIPE Financing, shares that may be issued to our Sponsor in connection with our Sponsor’s transfer of 3,500,000 outstanding shares back to Legacy prior to the Closing (which shares will then be cancelled and cease to be outstanding) for the right to potentially receive up to a maximum of 2,000,000 Deferred Shares pursuant to the Sponsor Earn Back provisions, shares to be issued to Seller pursuant to the Seller Earn Back provisions in connection with its agreement to defer 3,000,000 shares of previously-agreed transaction consideration due to Seller, and shares that may be issued to the holders of our public warrants and private placement warrants if the amendments to our warrants are approved, as described herein in more detail, in each case, for purposes of complying with applicable provisions of Section 312.03 of the NYSE Listed Company Manual, and the related change of control, which we refer to as the “NYSE Proposal”;

3.      The Charter Amendment Proposal:    To consider and vote upon the Charter Amendment Proposal to approve and adopt, assuming the Business Combination Proposal is approved and adopted, the Charter Amendment, effecting the declassification of the board of directors and providing that each member of the board of directors will be elected annually at each annual meeting of stockholders following the effectiveness of the Charter Amendment, which, if approved and adopted, will go into effect at the special meeting;

4.      The Amended and Restated Charter Proposals:    To consider and vote upon the Amended and Restated Charter Proposals to approve and adopt, assuming the Business Combination Proposal and the Charter Amendment Proposal are approved and adopted, the Amended Charter (which would further amend and restate our Charter as amended by the Charter Amendment in Annex B per the Charter Amendment Proposal), effecting the following amendments to the Charter that, if approved and adopted, will go into effect at the Closing:

(a)     Amended and Restated Charter Proposal A — Increase in Authorized Capital Stock:    To approve a provision in the proposed Amended Charter, upon the Closing and the conversion of the Company’s Class F common stock into the Company’s Class A common stock, increasing the authorized capital stock of the post-business combination company from 111,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 10,000,000 shares of Class F common stock and 1,000,000 shares of preferred stock, to 201,000,000 shares, which would consist of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, by, on the effective date of the filing of the proposed Amended Charter: (i) reclassifying all Class A common stock as common stock; (ii) reclassifying all Class F common stock as common stock; and (iii) creating an additional 90,000,000 shares of common stock, which we refer to as “Amended and Restated Charter Proposal A”;

(b)    Amended and Restated Charter Proposal B — Elimination of Stockholder Action by Written Consent:    To approve and adopt an amendment to our Charter that prohibits the ability of stockholders to take actions by written consent in lieu of a meeting, as the stockholders of the post-business combination company will only be able to take action at a duly called meeting of stockholders, which we refer to as “Amended and Restated Charter Proposal B”; and

(c)     Amended and Restated Charter Proposal C — Additional Amendments:    To approve and adopt additional amendments to our Charter, including (i) changing the post-business combination company’s corporate name from “Legacy Acquisition Corp.” to “Blue Impact Inc.”, (ii) changing the purpose of the post-business combination company to “any lawful act or activity for which corporations may be organized under the DGCL,” (iii) eliminating certain provisions specific to the Class F common stock and Class A common stock as Class F common stock and Class A common stock shall cease to be authorized following the effectiveness of the proposed Amended Charter, (iv) amending the liquidation provisions to provide that a merger or consolidation of the post-business combination company shall not be deemed to be a liquidation for purposes of the proposed Amended Charter, (v) amending the provisions relating to the indemnification and advancement of expenses to directors and officers under certain circumstances, (vi) eliminating certain provisions specific to our status as a blank check company, which the board of directors believes are necessary to adequately address the needs of the post-business combination company, and (vii) amending the provisions relating to the doctrine of corporate opportunity to provide that the doctrine of corporate opportunity will apply to the post-business combination company and any of its officers or directors to the extent the officer or director is permitted to refer that opportunity to the post-business combination company without violating any legal obligation, which we refer to as “Amended and Restated Charter Proposal C”;

5.      The Equity Incentive Plan Proposal:    To consider and vote upon a proposal, assuming the Business Combination Proposal is approved and adopted, to approve and adopt the Blue Impact Equity Incentive Plan, a copy of which is attached to the accompanying proxy statement as Annex D, and material terms thereunder;

6.      The Director Election Proposal:    To consider and vote upon a proposal, assuming the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal and the Amended and Restated Charter Proposals are approved and adopted, to elect nine directors, two of whom will be elected effective immediately and seven of whom will be elected effective upon the Closing, to serve on our board of directors until the 2020 Annual Meeting of stockholders or until his or her successor is elected and qualified; and

7.      The Adjournment Proposal:    To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary.

Q:     What will happen in the business combination?

A:     Subject to the terms of the Share Exchange Agreement, Legacy will acquire the Blue Impact business by acquiring 100% of the outstanding shares of Blue Impact Target (i.e., the Purchased Shares) from the Seller in exchange for 27,000,000 shares of common stock (i.e., the Closing Payment Shares) in addition to 3,000,000 Deferred Shares to be issued to Seller post-Closing pursuant to the Seller Earn Back provisions.

Our Sponsor will transfer 3,500,000 Founder Shares back to Legacy prior to the Closing (which shares will then be cancelled and cease to be outstanding) for the right to potentially receive Deferred Shares (as described below) and Seller will defer the issuance of 3,000,000 shares of consideration to be issued to Seller at Closing by reducing the number of shares to be issued to Seller at Closing from 30,000,000 to 27,000,000. Sponsor may earn back a maximum of 2,000,000 Deferred Shares pursuant to the Sponsor Earn Back provisions. With respect to the Seller’s deferred shares, Seller would earn back all 3,000,000 of the deferred shares after the Closing pursuant to the Seller Earn Back provisions.

We expect to consummate the PIPE Financing (described herein) pursuant to which we are targeting to raise $75 million in cash (before fees) from PIPE Investors purchasing common stock from us.

We will effect the Warrant Amendments (described herein) pursuant to which all our public warrants and private placement warrants will be cancelled at the Closing or as soon as practicable thereafter in exchange for cash and/or shares of common stock. If all our public warrants and 2,912,230 of the 17,500,000 private placement warrants were cancelled for cash, and 14,587,770 of the 17,500,000 private placement warrants were cancelled for shares of our common stock, we would use approximately $32.9 million in cash and issue 1,604,655 shares of common stock at the Closing or as soon as practicable thereafter pursuant to the Warrant Amendments.

In addition, at the Closing (i) we (Blue Impact) will assume up to (x) approximately $48 million of Blue Impact Target’s pre-Closing contingent acquisition-related obligations and (y) $40 million of Blue Impact Target’s pre-Closing indebtedness for borrowed money and (ii) up to $90 million in cash held in the trust account established in connection with our IPO will be used to pay any of Blue Impact’s unpaid purchase price obligations then-owed to Madhouse’s founder in connection with the prior acquisition of 81.91% of Madhouse and the pending acquisition of the remaining 18.09% of Madhouse.

As described above, the post-Closing Purchase Price Adjustment may result in (i) a payment owed by Blue Impact to Seller (payable at Seller’s option in cash or common stock) or (ii) a payment owed by Seller (payable in common stock) to Blue Impact, with common stock in either case valued at $10.00 per share.

As consideration for the Purchased Shares, the Seller may also receive up to $222 million as a one time Earnout Payment payable in 2023, based on the Madhouse EBITDA Average Annual Growth for the three year earn out period which runs for the calendar years 2020 through 2022. The Earnout Payment will be payable at Blue Impact’s option in cash, stock or a combination thereof if common stock share price at the time of payment is at least $10 per share. If not, then dependent upon Blue Impact’s then available cash, the earn out will be payable in cash, subordinated notes or a combination thereof. Seller has partially and irrevocably assigned a portion of any earn out payment to fund a long-term incentive plan to be established for the benefit of designated individuals employed or associated with the Blue Impact business.

Following the Closing, approximately $203 million (assuming no redemptions, $75 million in shares are purchased for cash (before fees) by PIPE Investors in a PIPE Financing, and, pursuant to the Warrant Amendments, $32.9 million in cash is used to cancel our public warrants and 2,912,230 of the 17,500,000 private placement warrants, and 14,587,770 of the 17,500,000 private placement warrants are cancelled solely for stock) would be contributed to Blue Impact from the trust account and the PIPE Financing to fund Blue

Impact’s continued operations, any remaining Madhouse purchase price obligations (as described above), and payment of all transaction fees due by Legacy and Seller in connection with the business combination.

Q:     Are the Proposals conditioned on one another?

A:     Yes. We may not consummate the business combination unless the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal, the Amended and Restated Charter Proposals, the Incentive Plan Proposal and the Director Election Proposal are approved at the special meeting. The NYSE Proposal, the Charter Amendment Proposal, the Amended and Restated Charter Proposals, the Incentive Plan Proposal and the Director Election Proposal are conditioned on the approval of the Business Combination Proposal. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in the accompanying proxy statement.

Q:     Why is the Company providing stockholders with the opportunity to vote on the business combination?

A:     Under our Charter, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the closing of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. We have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, we are seeking to obtain the approval of our stockholders of the Business Combination Proposal in order to allow our public stockholders to effectuate redemptions of their public shares in connection with the closing of our business combination. The issuance of the Closing Payment Shares and the related change of control, are required under Section 312.03 of the NYSE Listed Company Manual, and the approval of the business combination is required under our Charter. In addition, such approval is also a condition to the Closing under the Share Exchange Agreement.

Q:     Following the business combination, will the Company’s securities continue to trade on a stock exchange?

A:     We have to cause our shares, and we will apply to the NYSE to permit our shares, to be listed and traded under the symbol “BIZ”. Our units will automatically separate into the component securities upon Closing of the business combination and, as a result, will no longer trade as a separate security. Pursuant to the proposed Warrant Amendments, at the Closing or as soon as practicable thereafter all outstanding warrants to acquire our Class A common stock will be cancelled in exchange for cash and/or shares of our common stock.

Q:     How has the announcement of the business combination affected the trading price of the Company’s Class A common stock?

A:     On August 22, 2019, the trading date before the public announcement of the business combination, the Company’s units, Class A common stock and warrants closed at $10.70, $10.17 and $0.55, respectively. On March 25, 2020, the trading date immediately prior to the finalization of this proxy statement for Legacy’s units, and March 26, 2020, the trading date immediately prior to the finalization of this proxy statement for Class A common stock and warrants, Legacy’s units, Class A common stock and warrants closed at $10.59, $10.40 and $0.29, respectively.

Q:     Is the business combination the first step in a “going private” transaction?

A:     No. Legacy does not intend for the business combination to be the first step in a “going private” transaction. One primary purpose of the business combination is to provide the Blue Impact business a platform for, and access to capital to fund, its global expansion.

Q:     Will the management of Blue Impact change in the business combination?

A:     We anticipate that none of the executive officers of Legacy will remain executive officers with Blue Impact; although, Darryl McCall, our president and a director of Legacy, has been nominated to serve as a director of the Company. Subject to stockholder approval of the Business Combination, the NYSE Proposal, the Charter Amendment Proposal and the Amended and Restated Charter Proposals, the current directors of the Company will resign upon the filing of the Charter Amendment. Darryl McCall and Richard White have been nominated to serve as directors of the Company immediately following the effectiveness of the Charter Amendment. Kenneth Robinson, Zhe Wei, Jun Ji, Jeff Karish, Brett Marchand, Holly Zheng, and He Shen have been nominated to serve as directors of the Company upon completion of the business combination. Pursuant to the terms of Share Exchange Agreement and Investor Rights Agreement, of the nine directors to be elected to our board, six have been designated by the Seller, and three have been designated by Legacy. Please see the sections entitled “Proposal No. 6 — The Director Election Proposal” and “Management After the Business Combination” for additional information.

Q:     What will happen to our shares of Class A common stock and public warrants held by our public shareholders and our shares of Class F common stock and private placement warrants held by our Sponsor?

A:     As part of the business combination, all shares of Class A common stock held by our public shareholders and the Seller and all shares of Class F common stock held by our Sponsor will be converted into shares of Blue Impact common stock and all our public warrants and private placement warrants would be cancelled at the Closing or as soon as practicable thereafter in exchange for cash and/or shares of our common stock in connection the Warrant Amendments. With respect to at least 14,587,770 of the 17,500,000 private placement warrants owned by our Sponsor, our Sponsor has agreed to receive all stock in such exchange at a rate of 0.11 of a share of common stock per warrant (or 1,604,655 shares in total) and the remainder of the 2,912,230 private placement warrants beneficially owned by certain institutional investors of our Sponsor are expected to be exchanged for the same consideration as the public warrants pursuant to the Public Warrant Amendment.

In addition, the number of shares held by our Sponsor will be reduced in connection with the Sponsor’s transfer of 3,500,000 shares of Class F common stock back to Legacy prior to the Closing (which shares will then be cancelled and cease to be outstanding) for the right to potentially receive up to a maximum of 2,000,000 Deferred Shares pursuant to the Sponsor Earn Back provisions.

Q:     How many Blue Impact shares will be outstanding post-Closing and what percentage of those shares will be owned by our public stockholders, our Sponsor, BlueFocus and purchasers in our PIPE Financing (assuming it is consummated)?

A:     Upon Closing and assuming we issue 7,500,000 shares of common stock in a PIPE Financing, we expect that Blue Impact will have 69,409,835 shares of common stock outstanding, of which: (i) our public stockholders will own approximately 42.2%; (ii) our Sponsor will own approximately 8.1%; (iii) the Seller will own approximately 38.9%; and (iv) the PIPE Investors in the PIPE Financing will own in the aggregate approximately 10.8%. These post-Closing number of outstanding shares and ownership percentages assume, among other things: (a) there are no redemptions in connection with the business combination; (b) in connection with the cancellation of all our warrants pursuant to the Warrant Amendments, solely cash is paid in respect of our public warrants and 2,912,230 of our 17,500,000 private placement warrants, and solely stock is paid in respect of the remaining 14,587,770 of our 17,500,000 private placement warrants; (c) $75 million is raised from PIPE Investors in our PIPE Financing at a purchase price of $10.00 per share; (d) no shares are issued or surrendered in connection with the Purchase Price Adjustment or issued in connection with the Earnout Payment; (e) no shares are issued pursuant to the Sponsor Earn Back and Seller Earn Back provisions; (f) no shares are issued post-Closing under the Incentive Plan, a copy of which is attached to this proxy statement as Annex D; and (g) no shares are issued upon the exercise of a new warrant to acquire shares of common stock to be granted post-Closing to Blue Impact’s chief executive officer (which warrant is expected to have an exercise price of $10.00 per share and generally will be exercisable only if Blue Impact meets specified post-Closing financial targets).

Post-Closing, by virtue of Seller’s ability to nominate and elect at least a majority of Blue Impact’s directors and its ownership level of Blue Impact common stock, BlueFocus — and not our public stockholders — will control Blue Impact. Furthermore, Seller may own more than a majority of the Blue Impact shares if (i) any additional shares are redeemed in connection with the business combination, (ii) we do not consummate a PIPE Financing in full or at all, (iii) shares are issued to Seller in connection with the Purchase Price Adjustment and/or the Earnout Payment, and/or (iv) Deferred Shares are earned back by Seller. These post-Closing number of outstanding shares and ownership percentages described above are based on the above assumptions and the actual number of outstanding shares and/or the percentages of ownership may vary materially depending on such assumptions and other factors. For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float and Company Control” and “Unaudited Pro Forma Condensed Combined Financial Information.”

Q:     Why is Legacy proposing to engage in the PIPE Financing and what are the anticipated terms?

A:     We are pursuing the PIPE Financing with both new and current investors to manage redemptions from the trust account and/or provide potential additional financing for the acquisition of the Blue Impact business. We expect that our PIPE Financing will be on customary terms and may involve at Closing (i) the purchase by PIPE Investors of shares of our common stock from the Company (assuming the PIPE Financing hits the current target of $75 million (before fees) and a purchase price of $10.00 per share, 7,500,000 shares of common stock would be issued) and (ii) the agreement by Current Investors to participate in the PIPE Financing, consummated on the terms and conditions contemplated by the Share Exchange Agreement.

Q:     Are the terms of the PIPE Financing subject to change and how will we know the final terms of the PIPE Financing?

A:     The terms of the proposed PIPE Financing are subject to negotiation and change and the approval of Seller, and we may not complete a PIPE Financing in connection with the business combination.

         In connection with any PIPE Financing, we will enter into related Subscription Agreements which will describe and govern the terms of such PIPE Financing. As of the date of this proxy, we have not entered into any Subscription Agreements. Upon entering into any Subscription Agreements, we will publicly announce the details of such agreements.

Q:     Why is Legacy seeking the Warrant Amendments and what are their terms?

A:     We are seeking the Warrant Amendments in connection with the First Amendment. Once the Warrant Amendments are approved and effective, all our public and private placement warrants will be cancelled at the Closing or as soon as practicable thereafter in exchange for (i) $1.00 in cash, if at Closing the aggregate gross cash proceeds from the trust, after redemptions and the PIPE Financing (if consummated) equals at least $225 million, or (ii) $0.50 in cash and 0.055 of a share of common stock, if otherwise.

         In respect of at least 14,587,770 of the 17,500,000 private placement warrants owned by our Sponsor, our Sponsor has agreed to receive all stock as cancellation consideration (i.e., 0.11 of a share of common stock per warrant or 1,604,655 shares in total) and that such private placement shares may not be exchanged for cash notwithstanding the terms of the Private Warrant Amendment. The beneficial owners of the remaining 2,912,230 private placement warrants at their election will receive either the same per warrant cancellation consideration as received by public warrant holders or 0.11 of a share of common stock per private placement warrant; provided, that if such beneficial owners cease to beneficially own any of such private placement warrants for any reason, such private placement warrants shall revert back to the Sponsor and shall be exchanged solely for 0.11 shares of common stock per private placement warrant and may not be exchanged for cash notwithstanding the terms of the Private Warrant Amendment. We expect the beneficial owners of the remaining 2,912,230 private placement warrants to exchange their private placement warrants for the same consideration as the public warrants pursuant to the Public Warrant Amendment.

         The Warrant Amendments require the approval by holders of at least 65% of our outstanding public warrants. In connection with obtaining the requisite warrant holder consent to the Warrant Amendments we will file a consent solicitation statement with the SEC and mail the consent solicitation statement and the related consent to the public warrant holders of record as of March 20, 2020. In connection with the Warrant Amendments being sought, we have entered into Warrant Holder Support Agreements with holders of approximately 65.9% of the outstanding public warrants who agreed to vote in favor of and consent to the Warrant Amendments. Because the public warrants held by the holders who already agreed to consent to the Warrant Amendments exceeds the requisite threshold required to approve the Warrant Amendments, we expect that the requisite approval of the Warrant Amendments will be obtained.

Q:     How will the issuance of new shares of common stock in the business combination, the PIPE Financing or otherwise impact the public market of our common stock and warrants.

A:     The issuance and sale of shares of our common stock described above could adversely impact the market price of our common stock, even if our business is doing well. Once the Warrant Amendments are approved and adopted, all our public warrants and private placement warrants will be cancelled at the Closing or as soon as practicable thereafter in exchange for cash and/or shares of common stock.

Q:     What conditions must be satisfied to complete the business combination?

A:     There are several conditions to Closing in the Share Exchange Agreement, including the approval by the stockholders of the Company of the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal, the Amended and Restated Charter Proposals and the Incentive Plan Proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the business combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Share Exchange Agreement.”

Q:     Why is the Company proposing the NYSE Proposal?

A:     We are proposing the NYSE Proposal in order to comply with Sections 312.03(c) and (d) of the NYSE Listing Manual, which require stockholder approval prior to the issuance of shares of capital stock in certain circumstances, including (a) if such capital stock has, or will have upon issuance, voting power equal to 20% or more of the voting power outstanding before the issuance of such stock, and (b) if such issuance will result in a change of control of the issuer under the general interpretations of the NYSE. We (i) expect to issue at Closing 27,000,000 shares of common stock in connection with the business combination, (ii) expect to issue 3,000,000 shares to Seller after the Closing pursuant to the Seller Earn Back provisions (iii) may issue additional shares in connection with the Earn Out, (iv) may issue additional shares in connection with any closing of the PIPE Financing (for example 7,500,000 shares if there are $75 million in cash purchases (before fees) from PIPE Investors), and (v) may issue up to a maximum of 2,000,000 shares to Sponsor pursuant to the Sponsor Earn Back provisions. Because we may issue 20% or more of our outstanding capital stock in connection with the business combination, we are required to obtain stockholder approval of such issuance pursuant to Sections 312.03(c) and (d) of the NYSE Listing Manual. For more information, please see the section entitled “Proposal No. 2 — The NYSE Proposal.”

Q:     Why is the Company proposing the Charter Amendment Proposal?

A:     The Charter Amendment Proposal that we are asking our stockholders to approve in connection with the business combination provides for the approval of the declassification of our board of directors and the annual election of each member of the board of directors following the effectiveness of the Charter Amendment.

         Pursuant to Delaware law, our Charter and the Share Exchange Agreement, we are required to submit the Charter Amendment Proposal to Legacy’s stockholders for approval. For additional information please see the section entitled “Proposal No. 3 — The Charter Amendment Proposal” for more information.

Q:     Why is the Company proposing the Amended and Restated Charter Proposals?

A:     The Amended and Restated Charter Proposals that we are asking our stockholders to approve in connection with the business combination provides for the approval of the following three sub proposals: (a) increasing the post-business combination company’s authorized capital stock (i) from 111,000,000 shares, consisting of (A) 110,000,000 shares of common stock, including (1) 100,000,000 shares of Class A common stock, and (2) 10,000,000 shares of Class F common stock, and (B) 1,000,000 shares of preferred stock, (ii) to authorized capital stock of 201,000,000 shares, consisting of (A) 200,000,000 shares of common stock and (B) 1,000,000 shares of preferred stock, (b) providing that the stockholders of the post-business combination company shall not be permitted to take action by written consent in lieu of a meeting, and (c) approving all other changes in the proposed Amended Charter, including, among other things, (1) changing the post-business combination company’s corporate name from “Legacy Acquisition Corp.” to “Blue Impact Inc.,” (2) making the post-business combination company’s corporate existence perpetual, and (3) removing certain provisions relating to Legacy’s status as a blank check company that will no longer apply upon Closing of the business combination.

         Pursuant to Delaware law, our Charter and the Share Exchange Agreement, we are required to submit the Amended and Restated Charter Proposals to Legacy’s stockholders for approval. For additional information please see the section entitled “Proposal No. 4 — The Amended and Restated Charter Proposals” for more information.

Q:     Why is the Company proposing the Director Election Proposal?

A:     Prior to the special meeting, the size of our board of directors will increase from six directors to eleven directors, nine of which will be voted upon by our stockholders at the special meeting assuming that the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal and the Amended and Restated Charter Proposals are approved and adopted and that the Charter Amendment declassifying our board of directors becomes effective at the special meeting. If all director nominees are elected and the business combination is consummated, our board of directors will consist of nine directors with two vacancies. Please see the section entitled “Proposal No. 6 — The Director Election Proposal” for additional information.

Q:     Why is the Company proposing the Incentive Plan Proposal?

A:     The purpose of the Incentive Plan is to further align the interests of the eligible participants with those of stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company. Please see the section entitled “Proposal No. 5 — The Incentive Plan Proposal” for additional information.

Q:     Why is the Company proposing the Adjournment Proposal?

A:     We are proposing the Adjournment Proposal to allow our board of directors to adjourn the special meeting to a later date or dates to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal, the Amended and Restated Charter Proposals and/or the Incentive Plan Proposal. Please see the section entitled “Proposal No. 7 — The Adjournment Proposal” for additional information.

Q:     What happens if I sell my shares of Class A common stock before the special meeting?

A:     The record date for the special meeting is earlier than the date that the business combination is expected to be completed. If you transfer your shares of Class A common stock after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek redemption of your shares of Class A common stock because you will no longer be able to deliver them for cancellation upon Closing of the business combination. If you transfer your shares of Class A common stock prior to the record date, you will have no right to vote those shares at the special meeting or to redeem those shares for a pro rata portion of the proceeds held in our trust account.

Q:     What vote is required to approve the proposals presented at the special meeting?

A:     Approval of each of the Business Combination Proposal, the NYSE Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires, at a meeting at which a quorum is present, the affirmative vote of a majority of the votes cast by the holders of the Class A common stock and Class F common stock present in person or represented by proxy at the meeting and entitled to vote thereon, voting as a single class. Approval of the Charter Amendment Proposal requires the affirmative vote (in person or by proxy) of a majority of the outstanding shares of Class A common stock and Class F common stock entitled to vote thereon, voting as a single class. Approval of Amended and Restated Charter Proposal A requires the affirmative vote (in person or by proxy) of (i) a majority of the outstanding shares of Class A common stock and Class F common stock entitled to vote thereon, voting as a single class, (ii) a majority of the outstanding shares of Class F common stock entitled to vote thereon, voting separately as a single class and (iii) a majority of the outstanding shares of Class A common stock entitled to vote thereon, voting separately as a single class. Approval of Amended and Restated Charter Proposal B requires the affirmative vote (in person or by proxy) of a majority of the outstanding shares of Class A common stock and Class F common stock entitled to vote thereon, voting as a single class. Approval of Amended and Restated Charter Proposal C requires the affirmative vote (in person or by proxy) of (i) a majority of the outstanding shares of Class A common stock and Class F common stock entitled to vote thereon, voting as a single class, (ii) a majority of the outstanding shares of Class F common stock entitled to vote thereon, voting separately as a single class and (iii) a majority of the outstanding shares of Class A common stock entitled to vote thereon, voting separately as a single class. Approval of the election of each director nominee pursuant to the Director Election Proposal requires, at a meeting at which a quorum is present, the affirmative vote of a plurality of the votes cast by the holders of the Class A common stock and Class F common stock present in person or represented by proxy at the meeting and entitled to vote thereon.

         A stockholder’s failure to vote by proxy or to vote in person at the special meeting will not be counted towards the number of shares of common stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on any of the proposals other than the Charter Amendment Proposal and the Amended and Restated Charter Proposals. Abstentions will be counted in connection with the determination of whether a valid quorum is established. Broker Non-Votes will not be counted in connection with the determination of whether a valid quorum is established. Abstentions and broker Non-Votes will have no effect on the outcome of the vote on any of the proposals except for the Charter Amendment Proposal and the Amended and Restated Charter Proposals. Failure to vote by proxy or to vote in person or an abstention from voting on the Charter Amendment Proposal or the Amended and Restated Charter Proposals and broker Non-Votes will have the same effect as a vote “AGAINST” the Charter Amendment Proposal or the Amended and Restated Charter Proposals, as applicable.

Q:     What happens if the Business Combination Proposal is not approved?

A:     If the Business Combination Proposal is not approved and we do not consummate a business combination by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course), the Company will be required to dissolve and liquidate its trust account.

Q:     May Legacy, its Sponsor or Legacy’s directors or officers or their affiliates purchase shares in connection with the business combination?

A:     Our Sponsor or Legacy’s, directors, officers or advisors, or any of their respective affiliates, may purchase public shares in privately negotiated transactions or in the open market prior to the special meeting, although they are under no obligation to do so. Any such purchases that are completed in privately negotiated transactions after the record date for the special meeting may include an agreement with a selling stockholder that such stockholder, for so long as it remains the record holder of the shares in question, will vote in favor of the proposals presented at the special meeting and/or will not exercise its redemption rights with respect to the shares so purchased. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals to be voted upon at the special meeting are approved by the requisite number of votes. If such purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Business Combination Proposal and elected to redeem their shares for a portion of the trust account. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per share pro rata portion of the trust account. Any public shares held by or subsequently purchased by our affiliates may be voted in favor of the Business Combination Proposal and the other proposals presented at the special meeting. None of the Company’s Sponsor, directors, officers, advisors or their affiliates may make any such purchases when they are in possession of any material non-public information not disclosed to or otherwise waived by the seller or during a restricted period under Regulation M under the Exchange Act.

Q:     How many votes do I have at the special meeting?

A:     For each proposal, stockholders are entitled to cast one vote for each share of Class A common stock held as of the record date and one vote for each share of Class F common stock held as of the record date. For the Director Election Proposal, stockholders are entitled to cast one vote for each share of Class A common stock held as of the record date and one vote for each share of Class F common stock held as of the record date for each director nominee. There are no cumulative voting rights.

Q:     What is the quorum requirement for the special meeting?

A:     A quorum of stockholders is necessary to hold a valid meeting of stockholders. A quorum will be present at the special meeting if (i) the holders of shares of our outstanding Class A common stock and Class F common stock, representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting is represented in person or by proxy, (ii) the holders of shares of our outstanding Class A common stock, representing a majority of the voting power of the outstanding shares of Class A common stock entitled to vote at such meeting is represented in person or by proxy and (iii) the holders of shares of our outstanding Class F common stock, representing a majority of the voting power of the outstanding shares of Class F common stock entitled to vote at such meeting is represented in person or by proxy.

         Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your bank, broker or other nominee) or if you vote in person at the special meeting. Abstentions will be counted towards the quorum requirement. Broker Non-Votes will not be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting may adjourn the special meeting to another date.

         As of the record date for the special meeting, 18,402,591 shares of our Class A common stock and Class F common stock, including at least 14,652,591 shares of our Class A common stock and 3,750,001 shares of our Class F common stock, would be required to achieve a quorum.

Q:     How will Legacy’s Sponsor, and, if applicable, directors and officers vote?

A:     Prior to our IPO, we entered into agreements with our Sponsor pursuant to which our Sponsor agreed to vote any shares of Class A common stock or Class F common stock owned by it in favor of the Business Combination Proposal. None of our Sponsor, directors or officers has purchased any shares of our Class A common stock or Class F common stock during or after our IPO. As of the date of this proxy statement, neither we nor our Sponsor, directors or officers have entered into any agreement, and are not currently in negotiations, to purchase shares prior to the Closing. Currently, our Sponsor beneficially owns approximately 20.4% of our issued and outstanding shares of capital stock, including all of the Founder Shares, and will be able to vote all such shares at the special meeting.

Q:     What interests do the Sponsor and Legacy’s current officers and directors have in the business combination?

A:     Our Sponsor and certain of their affiliates and certain members of our board of directors and officers have interests in the business combination that are different from or in addition to (and which may conflict with) your interests. You should take these interests into account in deciding whether to approve the business combination. These interests include:

•        the fact that under the terms of the First Amendment, the Sponsor will transfer 3,500,000 outstanding shares of Legacy’s Class F common stock back to Legacy prior to the Closing, which shares will then be cancelled and cease to be outstanding; and that, in consideration for such shares, the Sponsor will be granted the right to potentially receive up to 2,000,000 shares of Blue Impact common stock (the “Sponsor Deferred Shares”) after the Closing, subject to certain adjustments as set forth in the First Amendment, as follows: (a) 1,000,000 shares, if, after the Closing, Blue Impact stock has volume weighted average trading price of at least $15 per for any 30-day period or if Blue Impact is sold for a share price of at least $15 per share after the Closing and (b) 1,000,000 shares, if, after the Closing, Blue Impact stock has a volume weighted average trading price of at least $20 per share for any 30-day period or if Blue Impact is sold for a share price of at least $20 per share after the Closing; provided, that the maximum number of Sponsor Deferred Shares that the Sponsor can receive is 2,000,000;

•        the fact that our Sponsor paid an aggregate of $25,000, or approximately $0.00333 per share, for the Founder Shares and such securities will have a significantly higher value at the Closing, which if unrestricted and freely tradable would be valued at approximately $10.25 based on the closing price of our Class A common stock on the NYSE on November 29, 2019, but, given the restrictions on such shares, we believe such shares have less value;

•        the fact that our Sponsor has agreed to waive its rights to liquidating distributions from the trust account with respect to its Founder Shares if we fail to complete the business combination by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course);

•        the fact that our Sponsor (i) paid an aggregate of $8,750,000 for its 17,500,000 private placement warrants to purchase shares of Class A common stock and that such private placement warrants will expire worthless if a business combination is not consummated by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course) and (ii) has agreed to accept exclusively shares of common stock as payment for the cancellation of at least 14,587,770 of the 17,500,000 private placement warrants owned by our Sponsor;

•        the fact that if the trust account is liquidated, our Sponsor has agreed that it will indemnify us and hold us harmless if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes and up to $750,000 to fund working capital requirements annually, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act;

•        the anticipated election of Darryl McCall, our President and one of our directors, and Richard White, one of our directors, as directors of Blue Impact, as well as Kenneth Robinson, a director candidate designated by our Sponsor;

•        the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

•        the fact that our Sponsor and officers may not participate in the formation of, or become an officer of, any other blank check company until May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course) unless we complete a business combination earlier;

•        the fact that our Sponsor, officers and directors will lose their entire investment in us if the business combination is not consummated by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course);

•        the fact that upon Closing we will enter into the Investor Rights Agreement, which provides for certain voting agreements applicable to the Sponsor and its permitted transferees; and

•        the fact that upon Closing, we will enter into an Amended and Restated Registration Rights Agreement, which provides for registration rights for the securities of the Sponsor and its permitted transferees and the Seller.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the business combination.

Q:     What happens if I vote against the Business Combination Proposal?

A:     If you vote against the Business Combination Proposal but the Business Combination Proposal still obtains the affirmative vote of a majority of the votes cast by the holders of the Class A common stock and Class F common stock present in person or represented by proxy at the meeting and entitled to vote thereon, voting as a single class, then the Business Combination Proposal will be approved and, assuming the approval of the NYSE Proposal, the Charter Amendment Proposal, the Amended and Restated Charter Proposals and the Incentive Plan Proposal and the satisfaction or waiver of the other conditions to closing, the business combination will be consummated in accordance with the terms of the Share Exchange Agreement.

         If you vote against the Business Combination Proposal and the Business Combination Proposal does not obtain the affirmative vote of a majority of the votes cast by the holders of the Class A common stock and Class F common stock present in person or represented by proxy at the meeting and entitled to vote thereon, voting as a single class, then the Business Combination Proposal will fail and we will not consummate the business combination. If we do not consummate the business combination by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course), we may continue to try to complete a business combination with a different target business until May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course). If we fail to complete an initial business combination by such date, then we will be required to dissolve and liquidate the trust account by returning the then remaining funds in such account to our public stockholders.

Q:     Do I have redemption rights?

A:     If you are a holder of public shares, you may elect to redeem all or a portion of your public shares upon the completion of the business combination at a per share price, payable in cash, equal to the aggregate amount then on deposit (as of two business days prior to the Closing) in the trust account, including interest earned on the funds held in the trust account and not previously released to us to fund our working capital requirements, subject to an annual limit of $750,000, and/or to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. Our Charter provides that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Notwithstanding the foregoing redemption rights, a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the outstanding shares sold in our IPO, which we refer to as the “15% threshold.” Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash. Unlike some other blank check companies, other than the net tangible asset requirement and the 15% threshold described above, Legacy has no specified maximum redemption threshold and there is no other limit on the number of public shares that you can redeem. As described below, however, the Share Exchange Agreement contains a $120 million minimum cash condition to Closing that limits the total number of shares that may be redeemed. Our Sponsor, directors and officers have agreed to waive their redemption rights with respect to any shares of Legacy’s capital stock they may hold in connection with the Closing, and the Founder Shares will be excluded from the pro rata calculation used to determine the per share redemption price. For illustrative purposes, based on the fair value of marketable securities held in the trust account as of March 20, 2020, of approximately $305,023,367.98, the estimated per share redemption price, less amounts to be withdrawn, would have been approximately $10.41. Additionally, shares properly tendered for redemption will only be redeemed if the business combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the Trust Account (including interest earned on the funds held in the trust account and not previously released to us to fund our working capital requirements, subject to an annual limit of $750,000, and/or to pay our taxes) in connection with the liquidation of the trust account or if we subsequently complete a different business combination on or prior to May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course). The deadline for exercising your redemption rights is 5:00 p.m., New York City Time, on Tuesday, April 21, 2020.

Q:     Can Legacy’s Sponsor redeem its Founder Shares in connection with Closing of the business combination?

A:     No. Our Sponsor, officers and directors have agreed to waive their redemption rights with respect to their Founder Shares and any public shares they may hold in connection with the Closing. To the extent that any investors in our Sponsor hold public shares, they remain entitled to redeem those public shares in connection with the Closing.

Q:     Is there a limit on the number of shares I may redeem?

A:     Yes. A public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), is restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in our IPO. Accordingly, all shares in excess of 15% owned by a holder will not be redeemed for cash. On the other hand, a public stockholder who holds less than 15% of the public shares of Class A common stock may redeem all of the public shares held by such stockholder for cash.

         In no event is your ability to vote all of your shares held as of the record date (including those shares held by you in excess of 15% of the shares sold in our IPO) for or against our business combination restricted. We have no specified maximum redemption threshold under our Charter, other than the aforementioned 15% threshold. Each redemption of shares of Class A common stock by our public stockholders will reduce the amount in our trust account, which held marketable securities with a fair value of approximately $305,023,367.98, as of March 20, 2020. In no event will we redeem shares of our Class A common stock in an amount that would cause our net tangible assets to be less than $5,000,001.

Q:     Is there a limit on the total number of shares that may be redeemed?

A:     Yes. Our Charter provides that we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the Share Exchange Agreement. Other than this limitation, our Charter does not provide a specified maximum redemption threshold. In addition, the Share Exchange Agreement provides that the Seller’s obligation to consummate the business combination is conditioned on the Company contributing at least $120 million to Blue Impact. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus the amounts required to satisfy Closing cash conditions pursuant to the terms of the Share Exchange Agreement exceeds the aggregate amount of cash available to us in the trust account, we may not complete the business combination or redeem any shares, in which case all shares of Class A common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Q:     Will how I vote affect my ability to exercise redemption rights?

A:     No. You may exercise your redemption rights whether you vote your shares of Class A common stock for or against, or whether you abstain from voting on the Business Combination Proposal or any other proposal described by this proxy statement. As a result, the Share Exchange Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a post-business combination company with a potentially less liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of NYSE.

Q:     How do I exercise my redemption rights?

A:     In order to exercise your redemption rights, you must (i)(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and (ii) prior to 5:00 p.m., New York City Time, on Tuesday, April 21, 2020, (a) submit a written request to the Transfer Agent that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through DTC. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.

The Transfer Agent’s address is as follows:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com

Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the shares of Class A common stock included in the units sold in our IPO, which we refer to as the “15% threshold.” Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.

         Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

         Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the business combination at the special meeting, or to deliver their shares to the Transfer Agent electronically using DTC’s Deposit/Withdrawal At Custodian (DWAC) system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the special meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the business combination is approved.

         There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a tendering broker a fee and it is in the broker’s discretion whether or not to pass this cost on to the redeeming stockholder. However, this fee would be incurred regardless of whether or not we require stockholders seeking to exercise redemption rights to tender their shares, as the need to deliver shares is a requirement to exercising redemption rights, regardless of the timing of when such delivery must be effectuated.

Q:     What are the U.S. federal income tax consequences of exercising my redemption rights?

A:     Whether the redemption is subject to U.S. federal income tax depends on the particular facts and circumstances. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Material U.S. Federal Income Tax Considerations.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:     If I am a Company warrant holder, can I exercise redemption rights with respect to my public warrants?

A:     No. The holders of our public warrants have no redemption rights with respect to our public warrants.

Q:     Do I have appraisal rights if I object to the business combination?

A:     No. Appraisal rights are not available to holders of our Class A common stock or Class F common stock in connection with the business combination.

Q:     What happens to the funds held in the trust account upon Closing of the business combination?

A:     If the business combination is consummated, the funds held in the trust account will be used to: (i) pay $10,500,000 in deferred underwriting commissions to the underwriters of our IPO, in connection with the business combination; (ii) pay certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees and other professional fees) that were incurred by Legacy and other parties to the Share Exchange Agreement in connection with the business combination and (iii) approximately $164.2 million (assuming no redemptions and excluding any shares that may be issued pursuant to the Purchase Price Adjustment) will be contributed to Blue Impact to, among other things, (i) fund the continued operation of Blue Impact, and (ii) pay up to $90 million in cash to pay the Madhouse Purchase Price (being any of Blue Impact’s unpaid purchase price obligations owed in connection with the acquisition of 100% of Madhouse).

Q:     What happens if the business combination is not consummated?

A:     There are certain circumstances under which the Share Exchange Agreement may be terminated. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Share Exchange Agreement” for information regarding the parties’ specific termination rights. If we do not consummate the business combination, we may continue to try to complete a business combination with a different target business until May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course). If we fail to complete an initial business combination by such date, then we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem our public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $50,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per unit in the IPO. Please see the section entitled “Risk Factors — Risks Related to the Blue Impact Business and the Business Combination.”

         Holders of our Founder Shares have waived any right to any liquidation distribution with respect to such shares and the underwriters of our IPO agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within the required period. In addition, if we fail to complete a business combination by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course) there will be no redemption rights or liquidating distributions with respect to our outstanding warrants, which will expire worthless.

Q:     When is the business combination expected to be completed?

A:     The Closing is expected to take place as soon as practicable following the satisfaction or waiver of the conditions described below in the subsection entitled “Proposal No. 1 — The Business Combination Proposal — The Share Exchange Agreement — Conditions to Closing.” The Closing is expected to occur early in the second quarter of 2020. The Share Exchange Agreement may be terminated by the Company or Legacy if the Closing has not occurred by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course).

         For a description of the conditions to the completion of the business combination, see the section entitled “Proposal No. 1 — The Share Exchange Agreement — The Business Combination Proposal — Conditions to Closing.”

Q:     What do I need to do now?

A:     You are urged to read carefully and consider the information contained in this proxy statement, including the Annexes, and to consider how the business combination will affect you as a stockholder.

         You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:     Who is entitled to attend and vote at the special meeting?

A:     You can attend and vote at the special meeting if, as of the close of business on March 20, 2020, the record date for the special meeting, you were a stockholder of record of the Company’s Class A common stock or Class F common stock. As of the record date, there were 29,305,180 shares of our Class A common stock and 7,500,000 shares of our Class F common stock outstanding.

Q:     Can I vote my shares before the special meeting?

A:     Yes. If you are a registered stockholder, you may vote your shares before the special meeting by mail. Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Continental Stock Transfer & Trust Company, our transfer agent, at Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York, 10004, Attn: Proxy Department. To be valid, proxy cards must be received before the start of the special meeting.

         If your shares are held in street name, your bank, broker or other nominee should provide you with a voting instruction form that contains our proxy materials and instructions on how to vote online or to request a paper or email copy of our proxy materials.

         Please see the information your bank, broker or other nominee provided you for more information on these voting options.

         For additional information, please see the section entitled “Special Meeting of Stockholders.”

Q:     Can I vote in person at the special meeting instead of by proxy?

A:     If you are a registered stockholder, you can vote at the special meeting any shares that were registered in your name as the stockholder of record as of the record date.

         If your shares are held in street name, you cannot vote those shares at the special meeting unless you have a legal proxy from your bank, broker or other nominee. If you plan to attend and vote your street name shares at the special meeting, you should request a legal proxy from your broker, bank or other nominee and bring it with you to the special meeting.

         Whether or not you plan to attend the special meeting, we strongly encourage you to vote your shares by proxy before the special meeting.

Q:     What will happen if I abstain from voting or fail to vote at the special meeting?

A:     A stockholder’s failure to vote by proxy or to vote in person at the special meeting will not be counted towards the number of shares of Class A common stock and Class F common stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on any of the proposals other than the Charter Amendment Proposal and the Amended and Restated Charter Proposals. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the outcome of the vote on any of the proposals except for the Charter Amendment Proposal and the Amended and Restated Charter Proposals. Failure to vote by proxy or to vote in person or an abstention from voting on Charter Amendment Proposal or the Amended and Restated Charter Proposals will have the same effect as a vote “AGAINST” the Charter Amendment Proposal or the Amended and Restated Charter Proposals, as applicable.

Q:     What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:     Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders and “FOR” each director nominee. The proxyholders may use their discretion to vote on any other matters which properly come before the special meeting.

Q:     If I am not going to attend the special meeting in person, should I return my proxy card or vote instruction form instead?

A:     Yes. Whether you plan to attend the special meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card or vote instruction form in the postage paid envelope provided or follow the instructions to vote by telephone, or electronically via the Internet. If you decide to attend the special meeting and wish to modify your vote, you may revoke your proxy and vote in person at the special meeting.

Q:     How do I gain admission to the special meeting?

A:     If you are a registered stockholder, you must bring with you the top portion of your proxy card as your admission ticket and a government-issued photo identification (such as a valid driver’s license or passport) to gain admission to the special meeting. If you are a registered stockholder and did not receive a proxy card, please call, William C. Finn, our Secretary at (513) 618-7161 or Morrow Sodali LLC (“Morrow”), our proxy solicitor, to request admission to the meeting.

         If you hold your shares in street name and want to attend the special meeting, you must bring your government-issued photo identification, together with:

•        A letter from your bank, broker, or other nominee indicating that you were the beneficial owner of Company stock as of the record date; or

•        Your most recent account statement indicating that you were the beneficial owner of Company stock as of the record date.

All packages and bags are subject to inspection.

Q:     If my shares are held in “street name,” will my bank, broker or nominee automatically vote my shares for me?

A:     No. Under the rules of the New York Stock Exchange, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe all of the proposals presented to the stockholders at this special meeting will be considered non-discretionary and, therefore, your broker, bank, or nominee cannot vote your shares without your instruction on any of the proposals presented at the special meeting. If you do not provide instructions with your proxy, your bank, broker or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker, or nominee is not voting your shares is referred to as a “broker non-vote.” Broker Non-Votes will not be counted for the purposes of determining the existence of a quorum or the number of votes cast at the special meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:     Can I revoke my proxy or change my voting instructions once submitted?

A:     Yes. If you are a registered stockholder, you can revoke your proxy and change your vote before the special meeting by:

•        Sending a written notice of revocation to our corporate headquarters to the attention of our Secretary (the notification must be received by 11:59 p.m. New York City Time on Wednesday, April 22, 2020). The notice should be addressed as follows:

Legacy Acquisition Corp.
1308 Race Street, Suite 200
Cincinnati, Ohio 45202
Attn: Secretary
(513) 618-7161

•        Submitting a new properly signed and dated paper proxy card with a later date (your proxy card must be received before the start of the special meeting).

         If your shares are held in street name, you should contact your bank, broker or other nominee about revoking your voting instructions and changing your vote before the special meeting.

         If you are eligible to vote at the special meeting, you also can revoke your proxy or voting instructions and change your vote at the special meeting by submitting a written ballot before the polls close.

Q:     What should I do if I receive more than one set of voting materials?

A:     You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:     Who will solicit and pay the cost of soliciting proxies for the special meeting?

A:     Legacy will pay the cost of soliciting proxies for the special meeting. Legacy has engaged Morrow to assist in the solicitation of proxies for the special meeting. Legacy has agreed to pay Morrow a fee of $30,000.00, plus disbursements, and will reimburse Morrow for its reasonable out of pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. Legacy will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Company’s common stock for their expenses in forwarding soliciting materials to beneficial owners of the Company’s common stock and in obtaining voting instructions from those owners. Our and Seller’s and BlueFocus’s and their respective affiliates’ directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:     Who can help answer my questions?

A:     If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact our proxy solicitor at:

Morrow Sodali LLC
470 West Avenue
Stamford CT 06902
Individuals, call (800) 662-5200,
Banks and brokers, call (203) 658-9400
Email: LGC.info@morrowsodali.com

         To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the special meeting.

         You may also obtain additional information about us from documents filed with the U.S. Securities and Exchange Commission (the “SEC”) by following the instructions in the section entitled “Where You Can Find More Information.”

         If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to our Transfer Agent prior to the special meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the delivery of your stock, please contact our Transfer Agent:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT

This summary of the proxy statement highlights selected information contained in this proxy statement and does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the Annexes and accompanying financial statements of Legacy and the Seller, to fully understand the business combination (as described below) before voting on the proposals to be considered at the special meeting (as described below). Please see the section entitled “Where You Can Find More Information” beginning on page 281 of this proxy statement.

Parties to the Business Combination

Unless otherwise specified, all share calculations assume (i) no exercise of redemption rights by Legacy’s public stockholders in connection with the business combination; (ii) in connection with the cancellation of all our warrants pursuant to the Warrant Amendments, solely cash is paid in respect of our public warrants and 2,912,230 of our 17,500,000 private placement warrants, and solely stock is paid in respect of the remaining 14,587,770 of our 17,500,000 private placement warrants; (iii) 7,500,000 shares of common stock are issued to PIPE Investors in our PIPE Financing (if one is consummated) for $75,000,000 in cash at a per share purchase price of $10.00; (iv) no shares are issued or surrendered in connection with the Purchase Price Adjustment or issued in connection with the Earnout Payment; (v) no shares are issued pursuant to the Sponsor Earn Back and Seller Earn Back provisions; (vi) no shares are issued post-Closing under the Incentive Plan, a copy of which is attached to this proxy statement as Annex D; and (vii) no shares are issued upon the exercise of a new warrant to acquire shares of common stock to be granted post-Closing to Blue Impact’s chief executive officer (which warrant is expected to have an exercise price of $10.00 per share and generally will be exercisable only if Blue Impact meets specified post-Closing financial targets). The actual post-Closing number of outstanding shares and ownership percentages are based on the above assumptions and the actual number of outstanding shares and/or the percentages of ownership may vary materially depending on such assumptions and other factors.

Legacy Acquisition Corp.

Legacy is a blank check company incorporated on March 15, 2016 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Legacy has not engaged in any operations nor generated any revenue to date. Based on its business activities, the Company is a “shell company” as defined under the Exchange Act, because it has no operations and nominal assets consisting almost entirely of cash.

Legacy’s securities are traded on the NYSE under the ticker symbols “LGC,” “LGC U” and “LGC WS.” Legacy’s units will automatically separate into the component securities upon Closing of the business combination and, as a result, will no longer trade as a separate security following Closing. We have to cause our shares, and we will apply to the NYSE to permit our shares, to be listed and traded under the symbol “BIZ”. Pursuant to the proposed Warrant Amendments, at the Closing or as soon as practicable thereafter all outstanding warrants to acquire our Class A common stock will be cancelled in exchange for cash and/or shares of common stock.

The mailing address of Legacy’s principal executive office is 1308 Race Street, Suite 200, Cincinnati, Ohio 45202. Upon Closing of the business combination, the mailing address of the Company’s principal executive offices will be 1451 Grant Road, Suite 200, Mountain View, California 94040.

Blue Valor Limited (or the Seller)

The Seller is a company incorporated in Hong Kong on November 14, 2014. The Seller is headquartered in Hong Kong and is an indirect wholly-owned subsidiary of BlueFocus, a leading publicly listed Chinese marketing services holding company.

The mailing address of the Seller is Rm. 19C, Lockhart Centre, 301-307 Lockhart Rd., Wan Chai, Hong Kong.

The Business Combination Proposal

On August 23, 2019, Legacy entered into the Share Exchange Agreement with the Seller, which was subsequently amended by that First Amendment to Share Exchange Agreement dated as of September 27, 2019, amended and restated on December 2, 2019, and further amended by that First Amendment to the Amended and Restated Share

Exchange Agreement dated as of March 13, 2020 (the “First Amendment”) pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Legacy will, among other things, purchase from the Seller all of the outstanding shares of stock of Blue Impact Target, a wholly-owned subsidiary organized in the Cayman Islands that, at the Closing and after the Reorganization (described herein), will hold the Blue Impact business, a digital-first, intelligent and integrated, global advertising & marketing services group. Upon the Closing, Legacy will change its name to “Blue Impact Inc.” and its shares of common stock are expected to trade on the New York Stock Exchange. For more information about the transactions contemplated by the Share Exchange Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Share Exchange Agreement.” A copy of the Share Exchange Agreement is attached to this proxy statement as Annex A and a copy of the First Amendment is attached as Annex AA.

Consideration Payable to the Seller in the Business Combination

At the Closing, Legacy will issue to the Seller 27,000,000 shares of common stock (i.e., the Closing Payment Shares), in exchange for all of the issued and outstanding ordinary shares of Blue Impact Target (i.e., the Purchased Shares). In addition, Legacy shall issue to the Seller 3,000,000 Deferred Shares pursuant to the Seller Earn Back provisions and the Earnout Payment (further described below) in accordance with the terms and subject to the conditions of the Share Exchange Agreement.

For more information about the transactions contemplated by the Share Exchange Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Share Exchange Agreement.” A copy of the Share Exchange Agreement is attached to this proxy statement as Annex A and a copy of the First Amendment is attached as Annex AA.

Assumption of Blue Impact Debt and Contingent Liabilities; Payment of Madhouse Purchase Price

At the Closing Legacy will (i) assume up to (x) $48 million of Blue Impact Target’s pre-Closing contingent acquisition-related obligations and (y) $40 million of Blue Impact Target’s pre-Closing indebtedness for borrowed money and (ii) pay up to $90 million in cash to pay the Madhouse Purchase Price (being any of Blue Impact’s unpaid purchase price obligations owed in connection with the acquisition of 100% of Madhouse) which amount shall be paid using funds in the IPO trust account that will become available at the Closing.

Purchase Price Adjustment

There will be a Purchase Price Adjustment based on the amount of Deferred Acquisition Purchase Price Obligations assumed by Blue Impact, Net Debt assumed by Blue Impact, and the amount of the Madhouse Purchase Price, in each case based on Closing Date balances and as compared to the initially agreed targeted balances or amounts for these items. If the Purchase Price Adjustment results in (x) a payment owed by Seller, Seller may choose to pay the amount in cash or common stock or (y) a payment owed to Seller, Seller will receive payment in the form of common stock (with common stock valued at $10.00 per share in either case).

Earnout Payment

As consideration for the Purchased Shares, the Seller may also receive up to $222 million as a one time Earnout Payment payable in 2023, based on the Madhouse EBITDA Average Annual Growth for the three year earn out period which runs for the calendar years 2020 through 2022. The Earnout Payment will be payable at Blue Impact’s option in cash, stock or a combination thereof if the volume weighted average share price for the Company’s common stock for the 90 trading days preceding and including December 31, 2022 is at least $10 per share. If not, then dependent upon Blue Impact’s then available cash, the earn out will be payable in cash, subordinated notes or a combination thereof. Seller has partially and irrevocably assigned a portion of any earn out payment to fund a long-term incentive plan to be established for the benefit of designated individuals employed or associated with the Blue Impact business.

Related Transaction Agreements

Warrant Holder Support Agreements

In connection with the First Amendment, Legacy agreed to use its commercially reasonable best efforts to obtain the vote or consent of the holders of at least 65% of the outstanding public warrants to (a) amend the Warrant Agreement to provide, among other things, that each outstanding public warrant will no longer be exercisable to purchase one-half share of Class A common stock for $5.75 per half-share (subject to adjustment as provided in the Warrant Agreement) and instead will be converted solely into the right to receive (i) if, at Closing, the aggregate gross cash proceeds from the trust, after redemptions and the PIPE Financing (if consummated), equals at least $225,000,000, $1.00 in cash or (ii) if, at Closing, the aggregate gross cash proceeds from the trust, after redemptions and the PIPE Financing (if consummated), is less than $225,000,000, $0.50 in cash and 0.055 of a share of common stock (the “Public Warrant Amendment”), and (b) to amend the Warrant Agreement to provide, among other things, that each outstanding private placement warrant will no longer be exercisable to purchase one-half share of Class A common stock for $5.75 per half-share (subject to adjustment as provided in the Warrant Agreement) and instead will be converted solely into the right to receive (i) if, at Closing, the aggregate gross cash proceeds from the trust, after redemptions and the PIPE Financing (if consummated), equals at least $225,000,000, $1.00 in cash or (ii) if, at Closing, the aggregate gross cash proceeds from the trust, after redemptions and the PIPE Financing (if consummated), is less than $225,000,000, $0.50 in cash and 0.055 of a share of common stock (the “Private Warrant Amendment” and together with the Public Warrant Amendment, the “Warrant Amendments”). Please see section entitled “Warrant Holder Support Agreement.”

Legacy and Sponsor have agreed that at least 14,587,770 of the 17,500,000 private placement warrants held by the Sponsor shall be exchanged solely for 0.11 shares of common stock per private placement warrant and may not be exchanged for cash notwithstanding the terms of the Private Warrant Amendment and the consideration contemplated thereby such that 14,587,770 of the 17,500,000 private placement warrants held by Sponsor will be exchanged for 1,604,655 shares of common stock (as described in the Sponsor Support Agreement). Legacy further agreed to offer the option to certain institutional investors of Sponsor, who are the beneficial owners of the remaining 2,912,230 private placement warrants in the aggregate, to exchange such private placement warrants for 0.11 shares of common stock per private placement warrant in lieu of the consideration set forth in the Private Warrant Amendment; provided, that if such beneficial owners cease to beneficially own any of such private placement warrants for any reason, such private placement warrants shall revert back to the Sponsor and shall be exchanged solely for 0.11 shares of common stock per private placement warrant and may not be exchanged for cash notwithstanding the terms of the Private Warrant Amendment. We expect the beneficial owners of the remaining 2,912,230 private placement warrants to exchange their private placement warrants for the same consideration as the public warrants pursuant to the Public Warrant Amendment.

The Warrant Amendments require the approval by holders of at least 65% of our outstanding public warrants. In connection with obtaining the requisite warrant holder consent to the Warrant Amendments we will file a consent solicitation statement with the SEC and mail the consent solicitation statement and the related consent to the public warrant holders of record as of March 20, 2020. In connection with the Warrant Amendments being sought, we have entered into Warrant Holder Support Agreements with holders of approximately 65.9% of the outstanding public warrants who agreed to vote in favor of and consent to the Warrant Amendments. Because the public warrants held by the holders who already agreed to consent to the Warrant Amendments exceeds the requisite threshold required to approve the Warrant Amendments, we expect that the requisite approval of the Warrant Amendments will be obtained.

Sponsor Support Agreement and Waiver Agreement

Concurrently with the execution of the First Amendment, (x) the Sponsor, the Company and the Seller entered into the Sponsor Support Agreement and (y) the Sponsor and the Company entered into the Waiver Agreement. Pursuant to the Sponsor Support Agreement, the Sponsor agreed to assign and transfer to the Company for cancellation 3,500,000 outstanding Founder Shares prior to the Closing (which shares will then be cancelled and cease to be outstanding) in consideration for the Deferred Shares which are subject to the Sponsor Earn Back on the terms and conditions set forth in the Share Exchange Agreement. All of the Founder Shares assigned and transferred by the Sponsor under the Sponsor Support Agreement will be cancelled by the Company. Under the Sponsor Support Agreement, the Sponsor further agreed to certain covenants and agreements related to the transactions contemplated by the Share Exchange Agreement, particularly with respect to taking supportive actions to consummate the business combination, including, without limitation, waiving the right to receive any cash payment with respect to at least 14,587,770 private placement warrants in connection with the Private Warrant Amendment. Pursuant to the Waiver Agreement, entered into at the same time as the Sponsor Support Agreement, the Sponsor (on behalf of itself and each beneficial owner of Class F common stock) irrevocably waived their rights under Section 4.3(b)(ii) of the Charter to receive additional Class A common stock upon conversion of the Class F common stock held by them in connection with the business combination as a result of the new issuance of common stock or any other anti-dilution (or similar) protections in respect of the Class F common stock in connection with the PIPE Financing (if consummated) and Warrant Amendments.

Termination Agreement to Redemption Side Letter

On December 2, 2019, Legacy entered into a Redemption Side Letter with the Seller and Sponsor which was mutually terminated by Legacy, Seller and Sponsor on March 13, 2020.

PIPE Financing and Related Subscription Agreements.

In connection with the proposed PIPE Financing we will enter into related Subscription Agreements which will describe and govern the terms of such PIPE Financing. As of the date of this proxy, we have not entered into any Subscription Agreements. Upon entering into any Subscription Agreements, we will publicly announce the details of such agreements.

The Investor Rights Agreement

At the Closing, Blue Impact will enter into an Investor Rights Agreement (“Investor Rights Agreement”) with Seller, Sponsor, and the parties named as Founder Investors and Non-Founder Investors in the Investor Rights Agreement (Seller, Sponsor, Founder Investors and Non-Founder Investors, collectively, the “Investors”) pursuant to which the Investors will agree to certain voting arrangements and transfer restrictions, regarding, among other things, matters concerning the nomination of directors to Blue Impact’s board of directors, a lockup period, a right of first offer in favor of Seller, and the sale of Blue Impact, in which case Seller will have certain drag along rights. A copy of the Investor Rights Agreement is attached hereto as Annex E.

Amended and Restated Registration Rights Agreement

At the Closing, Legacy’s registration rights agreement with the Sponsor will be amended and restated (the “Amended and Restated Registration Rights Agreement”) to provide the Sponsor and the Seller with registration rights with respect to certain shares of their Blue Impact common stock. The registrable shares will be comprised of (a) Sponsor’s shares of common stock issued or issuable (i) upon conversion of the Sponsor’s shares of Class A common stock and/or Class F common stock, (ii) upon the cancellation of the Sponsor’s private placement warrants as contemplated by the Warrant Amendments, (iii) as Deferred Shares pursuant to the Sponsor Earn Back, and (iv) upon the conversion of working capital loans (if any), or (b) the Seller’s shares of common stock issued or issuable (i) pursuant to the Share Exchange Agreement (including any Deferred Shares issued pursuant to the Seller Earn Back), and (c) any other shares of common stock held respectively by the Sponsor or the Seller as of the date of Amended and Restated Registration Rights Agreement or issued or issuable in respect of such shares of the Sponsor the Seller pursuant to a stock split, stock dividend or in connection with a combination, merger, share exchange, consolidation, recapitalization or reorganization. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, the Sponsor and the Seller will be entitled to make up to three demands, excluding short form registration demands, “piggy-back” registration rights and Form S-3 registration rights, subject to certain minimum requirements and customary conditions. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period under the Investor Rights Agreement. In addition, Blue Impact will be obligated to file, after it becomes eligible to use Form S-3 or its successor form, a shelf registration statement to register the resale by the Sponsor or the Seller of their registrable shares. The Sponsor and the Seller will be entitled to assign their registration rights under the Amended and Restated Registration Rights Agreement to transferees who acquire at least 1% of the outstanding registrable shares or to Founder Investors or Non-Founder Investors under the Investor Rights Agreement. Certain changes to the proposed form of Amended and Restated Registration Rights Agreement were made in connection with the First Amendment to reflect the changes in the Closing Payment Shares and to modify the definition of registrable shares to reflect the changes in the transaction contemplated by the First Amendment. A copy of the Amended and Restated Registration Rights Agreement, as revised, is attached hereto as Annex G.

Registration Rights Consent and Waiver

At the Closing, assuming a PIPE Financing is consummated, the Company, the Sponsor, and the Seller intend to enter into a Registration Rights Consent and Waiver (the “Registration Rights Waiver”), the full text of which is attached hereto as Annex M, pursuant to which the Sponsor and the Seller will waive and relinquish any and all of their rights under the Amended and Restated Registration Rights Agreement in connection with the registration of any securities of Legacy which Legacy may be required to register pursuant to the PIPE Financing (if consummated), including, without limitation, any and all rights under the Amended and Restated Registration Rights Agreement with respect to a Piggyback Registration (as defined in the Amended and Restated Registration Rights Agreement).

China Commercial Collaboration and Shared Services Agreement

At the Closing, Blue Impact and BlueFocus will enter into the China Commercial Collaboration and Shared Services Agreement (the “CCCSSA”), which has an initial term of three years with potential annual renewals thereafter. Under the CCCSSA, BlueFocus and its applicable affiliates will continue to (i) allow and facilitate advertisement purchases on terms substantially similar to those received by BlueFocus for such purchases; and (ii) maintain the existing back to back arrangements with a 100% rebate pass-through with respect to advertisement purchases made by Madhouse through BlueFocus and its affiliates. Additionally, BlueFocus will make available to Madhouse certain shared services currently provided to Madhouse by BlueFocus in China. A copy of the China Commercial Collaboration and Shares Services Agreement is attached hereto as Annex H.

Information and Confidentiality Agreement

At the Closing, Blue Impact and Blue Valor (on behalf of BlueFocus) will enter into an Information and Confidentiality Agreement (the “Information and Confidentiality Agreement”), pursuant to which Blue Impact and Blue Valor will agree to certain arrangements and confidentiality restrictions, regarding, among other things, the disclosure and use of certain information to permit BlueFocus and Blue Valor to timely meet their respective obligations to any governmental, regulatory or administrative body, agency or authority, whether international, national, federal, state or local, regarding matters concerning the disclosure and use of certain confidential information by Blue Impact to BlueFocus, including by directors on Blue Impact’s board of directors nominated by Blue Valor under the Investor Rights Agreement, and regarding matters concerning certain transactions, actions or events of Blue Impact which may require the prior approval of the board of directors and/or shareholders of BlueFocus under certain circumstances pursuant to certain rules, regulations, laws and guidelines applicable to BlueFocus from time to time.

Post-closing, Blue Impact will be a “controlled subsidiary” of BlueFocus, indirectly through BlueFocus’s ownership of Blue Valor, under PRC regulations and the rules of the Shenzhen Stock Exchange (the “SSE”) and, therefore, the parties will be subject to certain reporting and approval requirements under PRC regulations and the rules of the SSE. Under the Information and Confidentiality Agreement Blue Impact will agree to provide Blue Valor with, among others, all material information publicly disclosed by Blue Impact, audited yearly financial statements and unaudited quarterly financial statements, tax information and such other information as may be reasonably requested by Blue Valor from time to time to meet BlueFocus’s obligations, in each case, subject to compliance with certain confidentiality restrictions by Blue Valor and its partners, members, managers, directors, officers, employees, agents, advisors (including, without limitation, attorneys, accountants, investment bankers and consultants), lenders and Affiliates, including BlueFocus.

Blue Impact and Blue Valor will further agree to provide each other with notice of any transactions, actions or events of Blue Impact (for example, certain acquisitions, purchase, sale or lease of assets, external investments, restructuring of debts, related party transactions, divestitures, guarantees, dividends and stock repurchases, among others (collectively, “Approval Events”)) which may be subject to restrictions or the prior approval of the board of directors and/or shareholders of BlueFocus pursuant to rules, regulations, laws and guidelines applicable to BlueFocus from time to time. A representative list of the Approval Events which may be subject to restrictions or pre-approval requirements is set forth in an exhibit to the Information and Confidentiality Agreement and Blue Valor will agree to continually update such exhibit to ensure that it is true, accurate and complete at all times. Under the Information and Confidentiality Agreement, Blue Impact will agree, subject to certain exceptions, to defer or condition any Approval Event to the extent necessary to obtain any prior approval of the board of directors and/or shareholders of BlueFocus and Blue Valor will agree that BlueFocus will use its reasonable best efforts to obtain any such approval(s) as promptly as practicable. Using acquisitions as an example, BlueFocus board of director approval will be required if BlueFocus’s controlled subsidiaries (including Blue Impact) in any year propose to enter into one or more acquisitions where the total amount of assets involved in the acquisition, the operating income attributable to the acquisition target, the net profit attributable to the acquisition target, the total amount of consideration for the acquisition or the profit derived from the acquisition accounts for more than 10% of BlueFocus’s total assets, operating income, net profit or net assets, in each case as determined based on BlueFocus’s most recent audited accounts. As contemplated in the exhibit to the Information and Confidentiality Agreement, the relevant financial metrics and thresholds vary depending on the relevant Approval Event.

To facilitate the BlueFocus approval process, under the Information and Confidentiality Agreement, BlueFocus will, on an annual basis, allocate to, and pre-approve for, Blue Impact a specific portion of the aggregate amount of transaction volume for all of its controlled subsidiaries (including Blue Impact) that BlueFocus is permitted to pre-approve (based on the nature of the transaction). BlueFocus, based on its audited financial metrics for the most recently completed fiscal year, is currently permitted to pre-approve a specified amount of applicable transactions by all of its controlled subsidiaries for the current year (for example, applicable transactions in an amount equal to 49.99% of a specified BlueFocus audited financial metric (i.e., total assets, net assets, annual operating income and/or annual net profit depending on the nature of the Approval Event)). Of the aggregate amount of applicable transaction volume which may be so pre-approved in respect of a particular year, at least 66% will be initially allocated to, and reserved for potential Blue Impact Approval Events (the “Blue Impact Pre-Approved Allocation”). For example, for Approval Events subject to limitation based on audited total assets, if BlueFocus’s audited total assets at December 31, 2019 were $2 billion, the aggregate amount of applicable transaction volume which may be pre-approved for all BlueFocus controlled subsidiaries for 2020 would be $1 billion (subject to rounding) with at least $660 million (i.e., 66% of the total) being the Blue Impact Pre-Approved Allocation and at most $340 million available for Approval Events by BlueFocus’s other controlled subsidiaries. However, the Blue Impact Pre-Approved Allocation is subject to a dollar-for-dollar reduction if Blue Focus’s other controlled subsidiaries receive subsequent approval(s) to consummate Approval Events in excess of their initial allocation based on the nature of the Approval Events and applicable financial metric(s). Continuing the above example based on $2 billion audited total assets, if Blue Focus’s other controlled subsidiaries received subsequent permission to complete $410 million in relevant transactions in 2020, Blue Impact’s Pre-Approved Allocation based on total assets would be reduced by $70 million from $660 million to $590 million.

It is expected that the initial Blue Focus financial metrics and corresponding Blue Impact Pre-Approved Allocation amounts included in the Information and Confidentiality Agreement entered into at Closing will be based on BlueFocus’s 2018 audited financial results with such metrics and pre-approval amounts being updated following Blue Focus’s announcement of its audited 2019 financial results in April 2020 pursuant to the terms of the Information and Confidentiality Agreement. A copy of the Information and Confidentiality Agreement is attached hereto as Annex I.

Placement Agent Engagement

We have engaged Wells Fargo Securities, LLC to act as our placement agent in connection with the potential PIPE Financing with any potential PIPE Investors and Current Investors have agreed to pay Wells Fargo, as the placement agent, a transaction fee of 3.5% of gross proceeds less than or equal to $75 million.

Reorganization

The Seller and its affiliates will undertake the Reorganization, so that at Closing, the Seller will hold the Blue Impact business. The Reorganization will result in Blue Impact Target owning directly 100% of the outstanding shares of the six operating companies currently under the control of BlueFocus and collectively operating the Blue Impact business and, indirectly, their subsidiaries. However, Legacy will not acquire (i) the shares or assets of the PRC-incorporated subsidiaries comprising part of the Blue Impact business or (ii) the financial assets or liabilities of those PRC entities or their obligations for borrowed money. Instead, prior to closing, (i) these excluded PRC entities and the excluded assets and liabilities will be transferred to, retained by or assumed by the Seller and (ii) the PRC entities holding the relevant remaining assets and liabilities will enter into a series of control and related arrangements. Through these control and related arrangements, Blue Impact will be entitled to the economic benefits of those entities. As of December 31, 2019, the relevant PRC share transfer and control and related arrangements were made and entered into with respect to Madhouse’s PRC subsidiaries. See “Blue Impact Operating Structure and History and the Reorganization.”

Redemption Rights

Pursuant to our Charter, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the trust account as of two business days prior to the Closing, including interest (which interest shall be net of taxes payable), by (ii) the total number of then outstanding public shares; provided that the Company will not redeem any shares of Class A common stock issued in the IPO to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001. As of March 20, 2020, this would have amounted to approximately $10.41 per share.

You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)     (a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)    prior to 5:00 p.m., New York City Time, on Tuesday, April 21, 2020, (a) submit a written request to the Transfer Agent that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through DTC.

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.

Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the outstanding shares of Class A common stock included in the units sold in our IPO.

If a holder exercises its redemption rights, then such holder will be exchanging its public shares for cash and will no longer own shares of Blue Impact. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Please see the section entitled “Special Meeting of Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Impact of the Business Combination on the Company’s Public Float and Company Control

As part of the business combination, all shares of Class A common stock held by our public shareholders and the Seller and all shares of Class F common stock held by our Sponsor will be converted into shares of a single class of common stock. It is anticipated that, post-Closing and assuming we issue 7,500,000 shares of common stock in a PIPE Financing, we expect that Blue Impact will have 69,409,835 shares of common stock outstanding and the ownership of Blue Impact will be as follows:

•        our public stockholders will own approximately 42.2%;

•        our Sponsor will own approximately 8.1%;

•        the Seller will own approximately 38.9%; and

•        the PIPE Investors in the PIPE Financing will own in the aggregate approximately 10.8%.

The post-Closing number of outstanding shares and ownership percentages with respect to Blue Impact set forth above assume: (a) there are no redemptions in connection with the business combination; (b) in connection with the cancellation of all our warrants pursuant to the Warrant Amendments, solely cash is paid in respect of our public warrants and 2,912,230 of our 17,500,000 private placement warrants, and solely stock is paid in respect of the remaining 14,587,770 of our 17,500,000 private placement warrants; (c) $75 million is raised from PIPE Investors in our PIPE Financing at a purchase price of $10.00 per share; (d) no shares are issued or surrendered in connection with the Purchase Price Adjustment or issued in connection with the Earnout Payment; (e) no shares are issued pursuant to the Sponsor Earn Back and Seller Earn Back provisions; (f) no shares are issued post-Closing under the Incentive Plan, a copy of which is attached to this proxy statement as Annex D; and (g) no shares are issued upon the exercise of a new warrant to acquire shares of common stock to be granted post-Closing to Blue Impact’s chief executive officer (which warrant is expected to have an exercise price of $10.00 per share and generally will be exercisable only if Blue Impact meets specified post-Closing financial targets). Post-Closing, by virtue of Seller’s ability to nominate and elect at least a majority of Blue Impact’s directors and its ownership level of Blue Impact common stock, BlueFocus — and not our public stockholders — will control Blue Impact. Furthermore, Seller may own more than a majority of the Blue Impact shares if (i) any additional shares are redeemed in connection with the business combination, (ii) we do not consummate a PIPE Financing in full or at all, (iii) shares are issued to Seller in connection with the Purchase Price Adjustment and/or the Earnout Payment, and/or (iv) Deferred Shares are earned back by Seller. These post-Closing number of outstanding shares and ownership percentages described above are based on the above assumptions and the actual number of outstanding shares and/or the percentages of ownership may vary materially depending on such assumptions and other factors.

The issuance of 20% or more of our outstanding shares of capital stock in connection with the Share Exchange Agreement and the PIPE Financing (if consummated) requires stockholder approval pursuant to the NYSE Proposal.

For more information, please see the sections entitled “Summary of Proxy Statement — Impact of the Business Combination on the Company’s Public Float and Company Control,” “Unaudited Pro Forma Condensed Combined Financial Information.” and “Risk Factors.”

Board of Directors Following the Business Combination

Prior to the special meeting, the size of our board of directors will increase from six directors to eleven directors. Assuming that the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal and the Amended and Restated Charter Proposals are approved and adopted at the special meeting and the Charter Amendment declassifying our board of directors becomes effective at the special meeting, nine director nominees will be voted upon by our stockholders at the special meeting. If all director nominees are elected and the business combination is consummated, our board of directors will consist of nine directors with two vacancies. Please see the section entitled “Proposal No. 6 — The Director Election Proposal” for additional information.

The NYSE Proposal

At the special meeting, the stockholders of the Company will be asked to approve, assuming the Business Combination Proposal is approved and adopted, the issuance of more than 20% of Legacy’s issued and outstanding common stock in connection with the business combination, including shares issued as consideration to the Seller, shares issued to new or current investors in a potential PIPE Financing, shares that may be issued to our Sponsor in connection with our Sponsor’s transfer of 3,500,000 outstanding shares back to Legacy prior to the Closing (which shares will then be cancelled and cease to be outstanding) for the right to potentially receive up to a maximum of 2,000,000 Deferred Shares pursuant to the Sponsor Earn Back provisions, shares to be issued to Seller pursuant to the Seller Earn Back provisions in connection with its agreement to defer 3,000,000 shares of previously-agreed transaction consideration due to Seller, and shares that may be issued to the holders of our public warrants and private placement warrants if the amendments to our warrants are approved, as described herein in more detail, in each case, for purposes of complying with applicable provisions of Section 312.03 of the NYSE Listed Company Manual, and the related change of control.

The NYSE Proposal is conditioned on the approval of the Business Combination Proposal. If the NYSE Proposal is approved by the Legacy stockholders but either the Business Combination Proposal is not, or the Share Exchange Agreement is terminated and the business combination is not consummated, Legacy will not issue any shares of common stock to the Seller even though the NYSE Proposal was approved. Alternatively, if the Business Combination Proposal is approved by the Legacy stockholders, but the NYSE Proposal is not, then the Share Exchange Agreement will be terminated and the business combination will not be consummated. Please see the section entitled “Proposal No. 2 — The NYSE Proposal” for additional information.

The Charter Amendment Proposal

At the special meeting, our stockholders are being asked to consider and vote upon a proposal (which we refer to as the “Charter Amendment Proposal”) to approve and adopt the amendment of the amended and restated certificate of incorporation of Legacy (the “Charter Amendment”). Assuming the approval at the special meeting of the Charter Amendment, our current certificate of incorporation will be amended at the special meeting to effect the declassification of the board of directors and provide that each member of the board of directors will be elected annually at each annual meeting of stockholders following the effectiveness of the Charter Amendment.

Please see the section entitled “Proposal No. 3 — The Charter Amendment Proposal” and Annex B to this proxy statement for additional information.

The Amended and Restated Charter Proposals

At the special meeting, our stockholders are also being asked to consider and vote upon three sub proposals (which we refer to as the “Amended and Restated Charter Proposals”) to approve and adopt the amendment and restatement to the amended and restated certificate of incorporation of Legacy (the “Amended Charter”), which would further amend and restate the certificate of incorporation of Legacy as amended by the Charter Amendment in Annex B per the Charter Amendment Proposal. Upon the Closing and assuming the approval at the special meeting of the proposed Amended Charter, our current certificate of incorporation will be amended promptly to reflect:

a.      upon the Closing and the conversion of the Company’s Class F common stock into the Company’s Class A common stock, the increase of the authorized capital stock of the post-business combination company from 111,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 10,000,000 shares of Class F common stock and 1,000,000 shares of preferred stock, to 201,000,000 shares, which would consist of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, by, on the effective date of the filing of the proposed Amended Charter: (i) reclassifying all Class A common stock as common stock; (ii) reclassifying all Class F common stock as common stock; and (iii) creating an additional 90,000,000 shares of common stock;

b.      elimination of the ability of stockholders to take actions by written consent in lieu of a meeting, as the stockholders of the post-business combination company will only be able to take action at a duly called meeting of stockholders; and

c.      certain additional changes, including (i) changing the post-business combination company’s corporate name from “Legacy Acquisition Corp.” to “Blue Impact Inc.”, (ii) changing the purpose of the post-business combination company to “any lawful act or activity for which corporations may be organized under the DGCL,” (iii) eliminating certain provisions specific to the Class F common stock and Class A common stock as Class F common stock and Class A common stock shall cease to be authorized following the effectiveness of the proposed Amended Charter, (iv) amending the liquidation provisions to provide that a merger or consolidation of the post-business combination company shall not be deemed to be a liquidation for purposes of the charter, (v) amending the provisions relating to the indemnification and advancement of expenses to directors and officers under certain circumstances, (vi) eliminating certain provisions specific to our status as a blank check company, which the board of directors believes are necessary to adequately address the needs of the post-business combination company, and (vii) amending the provisions relating to the doctrine of corporate opportunity to provide that the doctrine of corporate opportunity will apply to the post-business combination company and any of its officers or directors to the extent the officer or director is permitted to refer that opportunity to the post-business combination company without violating any legal obligation.

Please see the section entitled “Proposal No. 4 — The Amended and Restated Charter Proposals” and Annex C to this proxy statement for additional information.

Other Proposals

In addition, at the special meeting the stockholders of the Company will be asked to vote on:

•        The Equity Incentive Plan Proposal:    To consider and vote upon a proposal, assuming the Business Combination Proposal is approved and adopted, to approve and adopt the Blue Impact Equity Incentive Plan, a copy of which is attached to the accompanying proxy statement as Annex D, and material terms thereunder, which we refer to as the “Incentive Plan Proposal”;

•        The Director Election Proposal:    To consider and vote upon a proposal to elect nine directors, two of whom will be elected effective immediately and seven of whom will be elected effective upon the Closing, to serve on our board of directors until the 2020 Annual Meeting of stockholders or until his or her successor is elected and qualified, which we refer to as the “Director Election Proposal”; and

•        The Adjournment Proposal:    To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, which we refer to as the “Adjournment Proposal”.

The Incentive Plan Proposal is conditioned on the approval of the Business Combination Proposal. Accordingly, if the Incentive Plan Proposal is approved by the Legacy stockholders but either the Business Combination Proposal is not, or the Share Exchange Agreement is terminated and the business combination is not consummated, Legacy will not adopt the Incentive Plan even though the Incentive Plan Proposal was approved. The Director Election Proposal is conditioned on the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal and the Amended and Restated Charter Proposals. If the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal or the Amended and Restated Charter Proposals are not approved, the Director Election Proposal will not be submitted to a vote of our stockholders at the special meeting. Further, if the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal, the Amended and Restated Charter Proposals and the Director Election Proposals are approved but the Share Exchange Agreement is terminated and the business combination is not consummated, certain directors will not be elected to Legacy’s board of directors even though the Director Election Proposal was approved. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in the accompanying proxy statement.

Please see the sections entitled “Proposal No. 5 — The Incentive Plan Proposal,” “Proposal No. 6 — The Director Election Proposal” and “Proposal No. 7 — The Adjournment Proposal” for more information.

Stockholder Demand Letter

On December 17, 2019, counsel for a purported individual stockholder of the Company (the “Stockholder”) sent a letter (the “Letter”) to legal counsel for the Company in connection with the Transaction, which alleged that the preliminary proxy statement failed to disclose certain information regarding the Transaction. The Letter asked the Company to make certain additional disclosures in the preliminary proxy statement, and claimed that the failure to make such disclosures constituted a violation of the federal securities laws.

The Company believes that the allegations in the Letter are without merit. The Company also believes that the disclosures set forth in the preliminary proxy statement on the subjects discussed in the Letter comply fully with applicable law and do not need to be supplemented. However, solely to avoid the costs, risks, nuisance, and uncertainties inherent in disputes concerning these types of allegations, or potential litigation that could delay or adversely affect the proposed Transaction, the Company has determined to voluntarily supplement the preliminary proxy statement with certain additional disclosures set forth herein (the “Additional Disclosures”). Nothing in this proxy statement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the supplemental Additional Disclosures set forth herein. In light of the Additional Disclosures, the Stockholder agreed not to file litigation or otherwise seek to delay or impede the stockholder vote for the business combination and the transactions contemplated thereby or the closing of the business combination.

Date, Time and Place of the Special Meeting

The special meeting will be held on Thursday, April 23, 2020, at 11:00 a.m., New York City Time, at the corporate headquarters of Legacy located at 1308 Race Street, Suite 200, Cincinnati, Ohio 45202. We intend to hold our special meeting in person. However, we are actively monitoring the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our special meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our special meeting website at https://www.cstproxy.com/legacyacquisition/sm2020 for updated information. If you are planning to attend our special meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the special meeting.

Voting Power; Record Date

Only stockholders of record at the close of business on March 20, 2020, the record date for the special meeting, will be entitled to vote at the special meeting. You are entitled to one vote for each share of Class A common stock and each share of Class F common stock that you owned as of the close of business on the record date.

If your shares are held in “street name” or are in a margin or similar account, you should contact your bank, broker or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 7,500,000 shares of Class F common stock and 29,305,180 shares of Class A common stock outstanding and entitled to vote, of which all of the outstanding shares of Class F common stock are held by our Sponsor.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if, (i) the holders of shares of our outstanding Class A common stock and Class F common stock, representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting is represented in person or by proxy, (ii) the holders of shares of our outstanding Class A common stock, representing a majority of the voting power of the outstanding shares of Class A common stock entitled to vote at such meeting is represented in person or by proxy and (iii) the holders of shares of our outstanding Class F common stock, representing a majority of the voting power of the outstanding shares of Class F common stock entitled to vote at such meeting is represented in person or by proxy.

Approval of each of the Business Combination Proposal, the NYSE Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires, at a meeting at which a quorum is present, the affirmative vote of a majority of the votes cast by the holders of the Class A common stock and Class F common stock present in person or represented by proxy at the meeting and entitled to vote thereon, voting as a single class. Approval of the Charter Amendment Proposal requires the affirmative vote (in person or by proxy) of a majority of the outstanding shares of Class A common stock and Class F common stock entitled to vote thereon, voting as a single class. Approval of Amended and Restated Charter Proposal A requires the affirmative vote (in person or by proxy) of (i) a majority of the outstanding shares of Class A common stock and Class F common stock entitled to vote thereon, voting as a single class, (ii) a majority of the outstanding shares of Class F common stock entitled to vote thereon, voting separately as a single class and (iii) a majority of the outstanding shares of Class A common stock entitled to vote thereon, voting separately as a single class. Approval of Amended and Restated Charter Proposal B requires the affirmative vote (in person or by proxy) of a majority of the outstanding shares of Class A common stock and Class F common stock entitled to vote thereon, voting as a single class. Approval of Amended and Restated Charter Proposal C requires the affirmative vote (in person or by proxy) of (i) a majority of the outstanding shares of Class A common stock and Class F common stock entitled to vote thereon, voting as a single class, (ii) a majority of the outstanding shares of Class F common stock entitled to vote thereon, voting separately as a single class and (iii) a majority of the outstanding shares of Class A common stock entitled to vote thereon, voting separately as a single class. Approval of the election of each director nominee pursuant to the Director Election Proposal requires, at a meeting at which a quorum is present, the affirmative vote of a plurality of the votes cast by the holders of the Class A common stock and Class F common stock present in person or represented by proxy at the meeting and entitled to vote thereon.

A stockholder’s failure to vote by proxy or to vote in person at the special meeting will not be counted towards the number of shares of common stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on any of the proposals other than the Charter Amendment Proposal and the Amended and Restated Charter Proposals. Abstentions will be counted in connection with the determination of whether a valid quorum is established. Broker Non-Votes will not be counted in connection with the determination of whether a valid quorum is established. Abstentions and broker Non-Votes will have no effect on the outcome of the vote on any of the proposals except for the Charter Amendment Proposal and the Amended and Restated Charter Proposals. Failure to vote by proxy or to vote in person or an abstention from voting on the Charter Amendment Proposal or the Amended and Restated Charter Proposals and broker Non-Votes will have the same effect as a vote “AGAINST” the Charter Amendment Proposal or the Amended and Restated Charter Proposals, as applicable.

The Closing is conditioned on, among other things, the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal, the Amended and Restated Charter Proposals and the Incentive Plan Proposal at the special meeting. Each of the NYSE Proposal, the Charter Amendment Proposal, the Amended and Restated Charter Proposals, the Incentive Plan Proposal and the Director Election Proposal is conditioned on the approval of the Business Combination Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement. It is important for you to note that in the event that the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal, the Amended and Restated Charter Proposals, the Incentive Plan Proposal or the Director Election Proposal do not receive the requisite vote for approval, we will not consummate the business combination. If we do not consummate the business combination and fail to complete the business combination by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course) we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to our public stockholders.

Accounting Treatment

The business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Legacy will be treated as the “acquired” company for financial reporting purposes.

Accordingly, for accounting purposes, the business combination will be treated as the equivalent of Blue Impact issuing stock for the net assets of Legacy, accompanied by a recapitalization. The net assets of Legacy will be stated at historical cost, with no goodwill or other intangible assets recorded.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the business combination.

Proxy Solicitation

Proxies may be solicited by mail. Legacy has engaged Morrow to assist in the solicitation of proxies.

If a stockholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the special meeting. A stockholder may also change its vote by submitting a later dated proxy, as described in the section entitled “Special Meeting of Stockholders — Revoking Your Proxy.”

Interests of Certain Persons in the Business Combination

In considering the recommendation of our board of directors to vote for the Proposals presented at the special meeting, including the Business Combination Proposal, you should be aware that aside from its interest as a stockholder, our Sponsor and certain of its affiliates and certain members of our board of directors and officers have interests in the business combination that are different from, or in addition to, the interests of our stockholders generally. Our board of directors was aware of and considered these interests, among other matters, in evaluating the business combination and related transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Business Combination Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the special meeting, including the Business Combination Proposal. These interests include, among other things:

•        the fact that under the terms of the First Amendment, the Sponsor will transfer 3,500,000 outstanding shares of Legacy’s Class F common stock back to Legacy prior to the Closing, which shares will then be cancelled and cease to be outstanding; and that, in consideration for such shares, the Sponsor will be granted the right to potentially receive up to 2,000,000 shares of Blue Impact common stock (the “Sponsor Deferred Shares”) after the Closing, subject to certain adjustments as set forth in the First Amendment, as follows: (a) 1,000,000 shares, if, after the Closing, Blue Impact stock has volume weighted average trading price of at least $15 per for any 30-day period or if Blue Impact is sold for a share price of at least $15 per share after the Closing and (b) 1,000,000 shares, if, after the Closing, Blue Impact stock has a volume weighted average trading price of at least $20 per share for any 30-day period or if Blue Impact is sold for a share price of at least $20 per share after the Closing; provided, that the maximum number of Sponsor Deferred Shares that the Sponsor can receive is 2,000,000;

•        the fact that our Sponsor paid an aggregate of $25,000, or approximately $0.00333 per share, for the Founder Shares and such securities will have a significantly higher value at the Closing, which if unrestricted and freely tradable would be valued at approximately $10.25 based on the closing price of our Class A common stock on the NYSE on November 29, 2019, but, given the restrictions on such shares, we believe such shares have less value;

•        the fact that our Sponsor has agreed to waive its rights to liquidating distributions from the trust account with respect to its Founder Shares if we fail to complete the business combination May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course);

•        the fact that our Sponsor (i) paid an aggregate of $8,750,000 for its 17,500,000 private placement warrants to purchase shares of Class A common stock and that such private placement warrants will expire worthless if a business combination is not consummated by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course) and (ii) has agreed to accept exclusively shares of common stock as payment for the cancellation of at least 14,587,770 of the 17,500,000 private placement warrants owned by it;

•        the fact that if the trust account is liquidated, our Sponsor has agreed that it will indemnify us and hold us harmless if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes and up to $750,000 to fund working capital requirements annually, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act;

•        the anticipated election of Darryl McCall, our President and one of our directors, and Richard White, one of our directors, as directors of Blue Impact, as well as Kenneth Robinson, a director candidate designated by our Sponsor;

•        the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

•        the fact that our Sponsor and officers may not participate in the formation of, or become an officer of, any other blank check company until May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course) unless we complete a business combination earlier;

•        the fact that our Sponsor, officers and directors will lose their entire investment in us if the business combination is not consummated May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course);

•        the fact that upon Closing we will enter into the Investor Rights Agreement, which provides for certain voting agreements applicable to the Sponsor and its permitted transferees; and

•        the fact that upon Closing, we will enter into an Amended and Restated Registration Rights Agreement, which provides for registration rights for the securities of the Sponsor and its permitted transferees and the Seller.

Reasons for Approval of the Business Combination

Legacy’s board of directors considered several factors pertaining to the business combination as generally supporting its decision to enter into the Share Exchange Agreement and the business combination, including but not limited to, the following material factors:

•        Market Opportunity.    The market opportunity for an advertising & marketing business in the markets in which the Blue Impact business operates coupled with the experience of the management of the Blue Impact business with growing digital companies, such as Facebook and Google.

•        Proven Management Team and Established Platform.    The board of directors considered the highly experienced and talented management team of the Blue Impact business, including, Brett Marchand, with 30 years of experience in the marketing industry and digital media, Yves Behar, the founder of Fuse and the lead brand and product designer for numerous successful Silicon Valley digital disruptors, Nathan McDonald, the co-founder of WAS and a pioneer in Shared Media, Melanie Dunn, the CEO of Cossette and former leader of its customer relationship management practice, and Charlie Ruan, the President of Madhouse and a pioneer in mobile media in China. The board of directors also considered the fact that the management team of the Blue Impact business would be continuing after the Closing, with years’ experience in their respective industries on average, and experience in managing leading consumer-facing brands in North America, EMEA, Asia and globally.

•        Attractive Valuation to Other Alternatives.    The belief of the board of directors, after a thorough review of other business combination opportunities reasonably available to Legacy, that the business combination with the Blue Impact business was more beneficial than others because of the attractive valuation presented by the Blue Impact business after taking into account the initial valuation of 30,000,000 new shares of common stock of Blue Impact to the Seller, which valuation was subsequently reduced pursuant to the First Amendment to 27,000,000 new shares of common stock of Blue Impact to the Seller, as part of the consideration for the business combination and the Earnout Payment payable based on the future performance of the Madhouse business.

•        Terms of the Share Exchange Agreement.    The board of directors considered the terms and conditions of the Share Exchange Agreement and the transactions contemplated thereby.

Legacy’s board of directors also considered a variety of uncertainties and risks and other potentially negative factors concerning the business combination, including, but not limited to, the following:

•        Benefits Not Achieved.    The risk that the potential benefits of the business combination may not be fully achieved, or may not be achieved within the expected timeframe, including the following risks:

•        Geopolitical Risks.    The risk of geopolitical tensions between the United States and China and the resulting unpredictability in the regulatory and commercial environment between the United States and China.

•        Reliance on Key Management Personnel.    The success of the business combination will rely heavily on the retention and execution of the business strategy by the management team of the Blue Impact business. The loss of any key member of the management team of the Blue Impact business could impact the execution of the business strategy and the success of the Blue Impact business.

•        Working Capital Requirements.    The Madhouse business has significant working capital requirements for the purchase of advertising on Google and Facebook. The availability of debt financing may be more limited and more expensive in China where the Madhouse business, in particular, is based, which may impact the future profitability and growth of the Blue Impact business.

•        Liquidation of the Company.    The risks and costs to Legacy if the business combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in the Company being unable to effect a business combination by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course), and force Legacy to liquidate and the warrants to expire worthless.

•        Stockholder Vote.    The risk that Legacy’s stockholders may fail to provide the respective votes necessary to effect the business combination.

•        Closing Conditions.    The fact that completion of the business combination is conditioned on the satisfaction of certain closing conditions that are not within Legacy’s control.

•        Litigation.    The possibility of litigation challenging the business combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the business combination.

•        Fees and Expenses.    The fees and expenses associated with completing the business combination.

•        Other Risks.    Various other risks associated with the business combination and the Blue Impact business described under the section entitled “Risk Factors.”

In addition to considering the factors described above, Legacy’s board of directors also considered the following:

•        Interests of Certain Persons.    Some officers and directors of Legacy may have interests in the business combination as individuals that are in addition to, and that may be different from, the interests of the Company’s stockholders (see “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination”). Our independent directors reviewed and considered these interests during the negotiation of the business combination and in evaluating and unanimously approving, as members of the board of directors, the Share Exchange Agreement and the business combination.

Conditions to the Closing

The respective obligations of Legacy and the Seller to consummate the business combination are subject to the satisfaction or written waiver by both Legacy and the Seller of each of the following conditions, among others:

•        No governmental order, statute, rule or regulation enjoining or prohibiting the Closing is in force;

•        The required vote of Legacy’s stockholders shall have been obtained at Legacy Stockholder Meeting;

•        The Reorganization shall have been completed in accordance with the terms of the Share Exchange Agreement;

•        Legacy shall have at least $5,000,001 of net tangible assets upon Closing of the business combination; and

•        The CEO of Vision 7 shall have executed an employment agreement with Legacy to serve as our CEO.

The obligation of Legacy to consummate the business combination are subject to the fulfillment, on or prior to the Closing Date, of certain conditions (any or all of which may be waived in writing by Legacy), including, among others:

•        The Seller shall have duly performed in all material respects all of its obligations under the Share Exchange Agreement required to be performed by it at or prior to the Closing Date;

•        All of the representations and warranties of the Seller contained in the Share Exchange Agreement shall be true and correct at and as of the Closing Date as if made at and as of such date, except as would not, individually or in the aggregate, reasonably be expected to have a Company Group Material Adverse Effect;

•        Since the Original Agreement Date, no Company Group Material Adverse Effect shall have occurred and be continuing;

•        Each of the Investor Rights Agreement, Amended and Restated Registration Rights Agreement, Warrant Holder Support Agreement, Sponsor Support Agreement, Waiver Agreement, Registration Rights Waiver and the Subscription Agreements (if any) shall have been duly executed and delivered to Legacy by all other parties thereto;

•        The Company shall have the amount of cash necessary to meet its net working capital requirements through the last day of the month immediately following the Closing Date; provided that such amount shall not be less than $10,000,000;

•        The Seller shall have delivered to Legacy the executed Madhouse Settlement Letter; and

•        Legacy shall have received certificates representing the Purchased Shares, and the Company’s register of members (maintained by the Company in accordance with the Companies Law of the Cayman Islands) shall have been updated to reflect the transfer of the Purchased Shares to Legacy.

The obligation of the Seller to consummate the business combination are subject to the fulfilment, on or prior to the Closing Date, of certain conditions (any or all of which may be waived in writing by the Seller), including, among others:

•        Legacy shall have duly performed in all material respects all of its obligations under the Share Exchange Agreement required to be performed by it at or prior to the Closing Date;

•        All of the representations and warranties of Legacy contained in the Share Exchange Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date, except that the representations and warranties of Legacy in Section 5.10 of the Share Exchange Agreement shall be true and correct in all respects at and as of the Closing Date as if made at and as of such date.

•        Since the Original Agreement Date, no Purchaser Material Adverse Effect shall have occurred and be continuing;

•        Each of the Investor Rights Agreement, Amended and Restated Registration Rights Agreement, Warrant Holder Support Agreement, Sponsor Support Agreement, Waiver Agreement, Registration Rights Waiver and the Subscription Agreements (if any) shall have been duly executed and delivered to Seller by all other parties thereto, and the total number of shares of common stock beneficially owned as of the Closing by the Investors and the Seller shall be between 50.5% and 51.5% of the outstanding share capital of Blue Impact;

•        Legacy shall have adopted an equity incentive plan, in the form approved at Legacy Stockholder Meeting;

•        Legacy shall have issued the Closing Payment Shares, in book entry form, to the Seller;

•        Legacy shall have paid the Madhouse Purchase Price to an account designated by the Madhouse Founder Company;

•        The funds in the Trust Account, together with any additional funds obtained by Legacy prior to the Closing, shall equal or exceed $120 million; and

•        Legacy shall have made all necessary arrangements with the Trustee to cause the Trustee to disburse all of the funds contained in the Trust Account available to Legacy to be released to Legacy at the Closing; (ii) all of such funds in the Trust Account available to Legacy shall be released to Legacy and used by Legacy to satisfy its payment obligations under the Share Exchange Agreement; and (iii) there shall be no additional agreements pending or threatened by any person (not including the Seller and its Affiliates) with respect to or against the Trust Account that would reasonably be expected to have a Purchaser Material Adverse Effect.

Regulatory Matters

The advertising & marketing services that the agencies comprising the Blue Impact business provide are subject to legal and regulatory requirements in all of the jurisdictions in which the Blue Impact business operates. The Blue Impact business actively monitors proposed changes to relevant legal and regulatory requirements in order to maintain compliance. The cost of ongoing compliance efforts has not had a material adverse effect on the Blue Impact business’ financial condition or results of operations to date, although future compliance efforts may have such an effect.

Governments, governmental agencies and industry self-regulatory bodies have adopted laws, regulations and standards, and judicial bodies have issued rulings, that directly or indirectly affect the form and content of advertising, public relations and other marketing activities that the Blue Impact business produces or conducts on behalf of its clients. These laws, regulations and other actions include, but are not limited to, content-related rules with respect to specific products and services, restrictions on media scheduling and placement, and labeling or warning requirements with respect to certain products, for example pharmaceuticals, alcoholic beverages, cigarettes and other tobacco products, cannabis and food and nutritional supplements. The agencies comprising the Blue Impact business are also subject to rules related to marketing directed to certain groups, such as children. Furthermore, PRC law prohibits advertising companies from producing, distributing or publishing any advertisement with content that impairs the national dignity of China, involves designs of the Chinese national flag, national emblem or national anthem or the music of the national anthem, is considered reactionary, obscene, superstitious or absurd, is fraudulent or disparages similar products. In addition, in Canada the Blue Impact business is required to comply with the Canadian Anti-Spam Law (“CASL”), which is intended to reinforce best practices in email marketing and to combat email spam and related issues, and imposes stringent consent processes and penalties for noncompliance.

Digital advertising & marketing services, in particular, are covered by laws and regulations concerning user privacy, use of personal information, data protection and online tracking technologies. The Blue Impact business is also subject to laws and regulations that govern whether and how it can transfer, process or receive certain data that it uses in its operations, including, but not limited to, data shared between countries or regions in which it operates. In recent years, regulators in the United States and Europe, among other jurisdictions in the world, have increased their focus on these laws and regulations. While the Blue Impact business maintains policies and operational procedures to promote effective privacy protection and data management, existing and proposed laws and regulations in this area can impact the development, efficacy and profitability of digital media-based and data-driven marketing. For example, in the European Union, the General Data Protection Regulation (“GDPR”) became effective in May 2018, imposing more stringent data privacy and data protection requirements than prior European Union data protection laws and providing for greater penalties for noncompliance. The European Union is further considering revisions to its e-Privacy Directive that could impact the use of cookies and the use of marketing communications. In the United States, California has enacted the California Consumer Privacy Act (“CCPA”), which will go into effect in 2020 and gives California consumers certain rights, including, but not limited to, the right to know what personal information is being collected about them, the right to access that information, the right to have personal information deleted, and the right to prevent the sale of their personal information. Furthermore, New York has enacted the Stop Hacks and Improve Electronic Data Security (“SHIELD”) Act, which will go into effect in 2020 and imposes more stringent data security requirements on businesses that process or maintain the personal information of New York residents. The CCPA and SHIELD Act could impose additional requirements on the Blue Impact business in regards to the collection and processing of personal information of California and New York consumers, respectively. The PRC has also passed laws that require personal data relating to its citizens to be maintained on local servers and impose additional data transfer restrictions that may affect the Blue Impact business’ ability to transfer the data that it utilizes in the delivery of its services. Limitations on the scheduling, content or delivery of direct marketing activities can likewise have on effect on the activities of the agencies comprising the Blue Impact business that offer those services.

With agencies and clients located in numerous countries worldwide, the Blue Impact business is also subject to laws governing its international operations. These include broad anti-corruption laws such as the U.S. Foreign Corrupt Practices Act (“FCPA”) and the U.K. Bribery Act, which generally prohibit the making or offering of improper payments to foreign government officials and political figures. Export controls and economic sanctions regimes, such as those maintained by the U.S. government and comparable restrictions maintained by the member states of the European Union, impose limitations on the ability of the Blue Impact business to operate in certain geographic regions or to seek or service certain potential clients. Likewise, the Blue Impact business must comply with governmental exchange controls, restrictions on currency repatriation and the control requirements of applicable anti-money-laundering statutes. Blue Impact’s operations and actions may also be subject to additional restrictions or approval requirements given Seller’s direct, and in turn BlueFocus’s indirect, post-Closing ownership interest in Blue Impact and ability to nominate Blue Impact directors. BlueFocus is organized in China and its shares are traded in China on the SSE. As a result, Blue Impact will be considered a controlled subsidiary for the purposes of PRC regulations and the rules of the SSE, and certain corporate actions proposed to be undertaken by Blue Impact will require reporting to and approval of BlueFocus. For example, in the context of a proposed future acquisition of a U.S. business, these restrictions or approval requirements may require (i) making specified security filings in the United States. (ii) obtaining any required clearances or implementing remedial measures or other safeguards as a condition to receiving any required approval and (iii) for larger acquisitions (in the United States or otherwise) receiving approval from BlueFocus’s board of directors and, for much larger acquisitions, possibly receiving approval from BlueFocus’s shareholders.

Consummation of the business combination is subject to prior receipt of those approvals and consents required to be obtained from applicable governmental and regulatory authorities, including under the HSR Act. Legacy and the Seller have agreed to cooperate and use reasonable best efforts to obtain, or cause their applicable affiliates to obtain, all permits, consents, approvals and authorizations from any governmental or regulatory authority necessary to consummate the business combination as promptly as practicable.

Legacy has filed notification of the business combination under the provisions of the HSR Act with the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission on September 23, 2019. Early termination of the waiting period under the HSR Act was granted on September 27, 2019.

Recommendation to our Stockholders

The board of directors of Legacy believes that each of the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal, the Amended and Restated Charter Proposals, the Incentive Plan Proposal, each of the Director nominees nominated for election pursuant to the Director Election Proposal and the Adjournment Proposal is in the best interests of Legacy and its stockholders and recommends that its stockholders vote “FOR” each of the Proposals to be presented at the special meeting.

For a description of Legacy’s reasons for the approval of the business combination and the recommendation of the board of directors of Legacy, see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Legacy Board of Directors’ Reasons for the Business Combination.”

When you consider the recommendation of the board of directors of Legacy in favor of approval of these Proposals, you should keep in mind that certain of Legacy’s directors, Sponsor, and officers have interests in the business combination that are different from or in addition to (and which may conflict with) your interests as a stockholder. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

Risk Factors

In evaluating the business combination and the proposals to be considered and voted on at the special meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 59 of this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of the Company and the Seller to complete the business combination, and (ii) the business, cash flows, financial condition and results of operations of the Company following Closing of the business combination.

SUMMARY HISTORICAL FINANCIAL INFORMATION OF LEGACY ACQUISITION CORP.

The following tables set forth summary historical financial information derived from the Company’s audited financial statements for the years ended December 31, 2019, 2018, and 2017, all included elsewhere in this proxy statement. The historical financial information presented may not be indicative of future performance. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Acquisition Corp.” and the financial statements and the related notes appearing elsewhere in this proxy statement.

Balance Sheet Data:	December 31, 2019	December 31, 2018	December 31, 2017
Cash	$568,000	$1,180,000	$1,752,000
Cash and Investments held in Trust Account	$302,529,000	$304,035,000	$300,403,000
Total Assets	$303,123,000	$305,268,000	$302,291,000
Total current liabilities	$4,183,000	$607,000	$436,000
Deferred underwriting compensation	$10,500,000	$10,500,000	$10,500,000
Common stock subject to possible redemption (at redemption value):	$283,440,000	$289,161,000	$286,355,000
Total stockholders’ equity (deficit)	$5,000,000	$5,000,000	$5,000,000
	Year Ended December 31, 2019	Year Ended December 31, 2018	Year Ended to December 31, 2017
Cash Flow Data:
Net cash used in operating activities	$(3,450,000)	$(2,499,000)	$(23,000)
Net cash provided (used) in investing activities	$(6,228,000)	$1,927,000	$(300,000,000)
Net cash provided by financing activities	$9,066,000	$—	$301,749,000
Statement of Operations Data:
Operating expenses:
General and administrative expenses	$3,775,000	$1,623,000	$154,000
Loss from operations	$(3,775,000)	$(1,623,000)	$(154,000)
Other Income:
Interest income	$6,482,000	$5,559,000	$403,000
Income (loss) before income taxes	$2,707,000	3,936,000	249,000
Provision for income taxes	$(1,320,000)	(1,130,000)	(130,000)
Net income (loss) attributable to common stockholders	$1,387,000	$2,806,000	$119,000
Two Class Method for Per Share Information:
Weighted average class A common shares outstanding – basic and diluted	29,867,000	30,000,000	7,650,000
Net income (loss) per share class A common stock – basic and diluted	$0.16	$0.09	0.02
Weighted average class F common shares outstanding – basic and diluted	7,500,000	7,500,000	7,500,000
Net (loss) per class F common shares – basic and diluted	$(0.46)	$(0.01)	$0.00

SUMMARY HISTORICAL FINANCIAL INFORMATION OF THE BLUE IMPACT BUSINESS

The following tables set forth summary historical financial information of the Blue Impact business. The historical financial information as of December 31, 2018 and 2017 and for the years then ended are derived from the audited combined financial statements of the Blue Impact business, and the historical financial information for the year ended December 31, 2016 is derived from unaudited combined financial statements, all included elsewhere in this proxy statement. The historical financial information as of June 30, 2019 and for the six-month periods ended June 30, 2019 and 2018 are derived from the unaudited interim combined financial statements of the Blue Impact business included elsewhere in this proxy statement. The historical financial information presented may not be indicative of future performance. The following is a summary only, and you should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Blue Impact Business” and the combined financial statements of the Blue Impact business and the related notes appearing elsewhere in this proxy statement.

Balance Sheet Data:	June 30, 2019	December 31,
		2018	2017
	(USD millions)
Assets
Cash and cash equivalents	$87.6	$84.4	$36.7
Restricted cash	0.5	0.5	0.6
Receivables, net	466.7	398.4	289.6
Unbilled work in progress	51.6	24.6	18.9
Other current assets	9.9	11.2	7.1
Total current assets	616.3	519.1	352.9
Property and equipment, net	16.4	15.4	15.4
Intangible assets	100.5	103.6	100.0
Investments	1.2	1.1	2.1
Deferred tax assets	2.8	1.4	2.0
Goodwill	361.7	356.9	334.4
Other non-current assets	2.9	3.6	5.2
Total assets	$1,101.8	$1,001.1	$812.0
Liabilities
Accounts payable	438.0	354.1	232.5
Deferred revenue	39.3	29.2	21.8
Short-term debt	13.6	22.3	13.1
Current portion of long-term debt	—	—	20.0
Other current liabilities	52.2	63.4	52.8
Total current liabilities	543.1	469.0	340.2
Long-term debt	57.1	43.6	—
Deferred tax liabilities	16.3	14.8	18.3
Other non-current liabilities	24.8	26.1	14.3
Total liabilities	641.3	553.5	372.8
Redeemable non-controlling interest	4.9	4.6	—
Equity
Net parent investment	463.9	455.3	430.3
Accumulated other comprehensive income/(loss)	(8.5)	(12.5)	8.8
Total parent’s equity	455.4	442.8	439.1
Non-controlling interests	0.2	0.2	0.1
Total equity	455.6	443.0	439.2
Total liabilities and equity	$1,101.8	$1,001.1	$812.0

Cash Flow Data:	June 30,		December 31,
	2019	2018	2018	2017	2016
	(USD millions)
Net cash inflow/(outflow) from operating activities	$26.9	$(7.3)	$57.3	$16.8	$24.8
Net cash inflow/(outflow) from investing activities	$(3.2)	$(1.6)	$(31.4)	$(6.9)	$(6.0)
Net cash inflow/(outflow) from financing activities	$(21.1)	$9.5	$25.4	$(9.0)	$(7.2)
Statements of Income data:
Revenue, excluding billable expenses	$164.5	$139.4	$307.4	$250.8	$233.6
Billable expenses	76.2	65.2	143.3	109.3	104.5
Revenue	240.7	204.6	450.7	360.1	338.1
Operating expenses
Salaries and related expenses	94.6	77.5	161.4	137.8	123.8
Office and other direct expenses	18.6	16.2	33.8	30.6	29.1
Billable expenses	76.2	65.2	143.3	109.3	104.5
Cost of services	189.4	158.9	338.5	277.7	257.4
Selling, general and administrative expenses	27.7	28.8	58.6	51.4	45.3
Total operating expenses	217.1	187.7	397.1	329.1	302.7
Operating income	23.6	16.9	53.6	31.0	35.4
Other expenses and income
Other income	0.2	0.2	0.8	0.9	0.3
Other expenses	(0.4)	(0.4)	(1.1)	(1.3)	(1.2)
Asset impairment loss	—	—	—	—	(8.6)
Finance costs, net	(4.0)	(1.8)	(5.2)	(3.4)	(2.1)
Income before income taxes	19.4	14.9	48.1	27.2	23.8
Income tax provision	3.8	4.4	14.3	10.0	7.0
Net income	$15.6	$10.5	$33.8	$17.2	$16.8

Preliminary Results for the Nine Months Ended September 30, 2019

Certain preliminary results of the Blue Impact business’ financial information for the nine months ended September 30, 2019 are presented below. The Blue Impact business has not yet finalized its financial information for this period, and its combined financial statements as of September 30, 2019 and for the nine months then ended will not be available until after this proxy statement is filed and sent to shareholders, and, consequently, will not be available to you prior to voting at the special meeting.

The Blue Impact business’ actual results for the nine months ended September 30, 2019 remain subject to further review by the Blue Impact business. While carrying out such procedures, items may be identified that would require adjustments to the preliminary results of the Blue Impact business’ financial information set forth below. As a result, the Blue Impact business’ actual results could be different than the estimates and such differences could be material. Additionally, the Blue Impact business’ estimates of its (i) revenue, excluding billable expense, (ii) revenue and (iii) operating income are forward-looking statements based solely on information available to the Blue Impact business as of the date of this proxy statement and may differ materially from its actual results as a result of developments that occur after the date of this proxy statement. Accordingly, you should not place undue reliance on these preliminary results of the Blue Impact business’ financial information. Please see the section entitled “Cautionary Note Regarding Forward Looking Statements.”

The preliminary results of the Blue Impact business’ financial information for the nine months ended September 30, 2019 included below have been prepared by, and are the responsibility of, the Blue Impact business’ management. Its independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to such preliminary results. Accordingly, Ernst & Young LLP expresses no opinion or any other form of assurance with respect thereto. The information presented below should not be considered a substitute for audited financial information. The Blue Impact business has no intention or obligation to update the preliminary results of its financial information set forth below prior to such subsequent filing.

The following table sets forth the preliminary results of expected Blue Impact business revenue, excluding billable expenses, revenue and operating income for the nine month periods ended September 30, 2019 and 2018:

	Nine months ended September 30,
	2019	Change	2018
	(USD in millions, except %)
Revenue, excluding billable expense	$242.3	11.1%	$218.1
Billable expenses	111.1	6.9	103.9
Revenue	353.4	9.8	322.0
Operating expenses	311.6	9.4	284.7
Operating income	$41.8	12.1	$37.3

Blue Impact business revenue, excluding billable expenses, increased by $24.2 million, or 11.1% from $218.1 million for the nine month period ended September 30, 2018 to approximately $242.3 million for the nine month period ended September 30, 2019. The increase in Blue Impact business revenue, excluding billable expenses, over this period was primarily derived from the operating activities of Vision 7 and WAS. Vision 7’s increased revenue, excluding billable expenses was mainly the result of revenue contribution from Eleven LLC which was acquired in October 2018. Growth in revenue, excluding billable expenses, at WAS was primarily driven by revenue contribution from Socialize which was acquired in July 2018.

Operating expenses include four categories of expenses incurred in the course of the Blue Impact business’ operations: billable expenses, salaries and related expenses, office and other direct expenses, and selling, general and administrative expenses. Billable expenses increased by approximately $7.2 million, or 6.9% from approximately $103.9 million for the period ended September 30, 2018 to approximately $111.1 million for the period ended September 30, 2019. This increase was primarily due to increased expenses to service Vision 7’s growing customer base as well as increased expenses for WAS driven by increased business volumes worldwide and the inclusion of the results of recent acquisitions.

Other operating expenses increased primarily due to the one-time project-related severance costs incurred by Vision 7 and WAS to generate long-term savings and potential acquisition related professional service costs incurred by WAS, and year expenses by Vision 7. Despite an increase in operating expenses, the increase in revenue largely contributed to an increase in operating margin of approximately 12.1%, from approximately $37.3 million for the period ended September 30, 2018 to approximately $41.8 million for the period ended September 30, 2019.

Please see the sections entitled “Cautionary Note Regarding Forward Looking Statements,” “Risk Factors — There are material limitations with relying on preliminary results relating to the nine months ended September 30, 2019,” “Risk Factors — The Blue Impact business’ financial information included in this proxy statement and the unaudited pro forma financial information included in this proxy statement may not be representative of its financial condition and results of operations if it had been operating as a standalone company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operation for the Blue Impact Business” and the combined financial information for the Blue Impact business included elsewhere in this proxy statement.

Recent Developments — Impact of COVID 19

Blue Impact is continuing to monitor the impact of the COVID-19 pandemic, including changes in business and consumer behavior related to illness and pandemic fears and restrictions intended to slow the spread of COVID-19 (such as quarantines, government-mandated actions, shelter-in-place orders and other restrictions) on its global business and its financial results, as well as the economic conditions in the regions it, its clients and their customers operate and reside. The Blue Impact business is working with various stakeholders (including its clients, team members and vendors) to assess and implement responsive actions designed to mitigate adverse consequences of the COVID-19 pandemic. Areas being assessed include (i) the potential and varying negative impact of the COVID-19 pandemic on advertising and marketing service spending and budgets of our various clients, (ii) Blue Impact’s inability to provide certain marketing services (such as events-based marketing services), and (iii) the ability of Blue Impact employees to generally work and effectively operate and interface remotely with clients and other Blue Impact team members and offices (including Blue Impact offices in Europe, Canada and the U.S. which are currently closed and with its team members working remotely).

At this time, the impact of the COVID-19 pandemic on the overall Blue Impact business, financial condition and results of operations is uncertain. In addition to the preliminary results for the nine months ended September 30, 2019, this proxy includes historic operating results for 2016, 2017 and 2018 and six months ended June 30, 2019 for the Blue Impact business. As a result of the uncertainties around the impact of the COVID-19 pandemic and related events that may directly impact its operations, these historic results and preliminary results for the nine months ended September 30, 2019, as well as any previously provided forward-looking estimates, may not be representative of the Blue Impact business’s overall future operating results or growth prospects.

SUMMARY UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Pursuant to the Business Combination, as described below in greater detail, Blue Impact Target will hold the Blue Impact business; Legacy will acquire all of the issued and outstanding shares of Blue Impact Target; and Legacy will change its name to Blue Impact Inc.

To assist in your analysis of the financial impact of the Business Combination, the following condensed combined pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X:

•        The unaudited pro forma condensed combined balance sheet as of December 31, 2019 combines the historical consolidated balance sheet of Legacy as of December 31, 2019 and the historical combined balance sheet of the Blue Impact business as of September 30, 2019 giving effect to the Business Combination on a pro forma basis as if it had been completed as of December 31, 2019.

•        The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 combine, as applicable, the historical condensed statement of operations of Legacy for the year ended December 31, 2019 with the historical combined statement of operations of the Blue Impact business for the twelve months ended September 30, 2019, in each case, giving effect to the Business Combination on a pro forma basis as if it had been completed on January 1, 2019.

The Blue Impact business is a “foreign business” as defined under applicable SEC rules and regulations. As a result, the most recent financial statements for the Blue Impact business (included elsewhere in this proxy) are audited combined financial statements as of and for the twelve months ended December 31, 2018 and unaudited combined financial statements as and for the six months ended June 30, 2019. For purposes of providing the updated pro forma condensed combined financial information set forth herein, (i) Blue Impact business balance sheet information is derived from Blue Impact business unaudited management accounts as of September 30, 2019 and (ii) Blue Impact business statement of operations information for the twelve months ended September 30, 2019 which incorporates certain Blue Impact business unaudited management account information. More specifically, the Blue Impact business historical combined statement of operations results were prepared by combining Blue Impact business results for (i) the three months ended September 30, 2019 based on unaudited management accounts for the period, (ii) the six months ended June 30, 2019 (included elsewhere in this proxy) and (iii) the three months ended December 31, 2018 based on unaudited management accounts for the period. These results for the twelve months ended September 30, 2019 were prepared on a basis consistent with the historical results for the Blue Impact business but have not been audited or reviewed by any independent accountant and may not reflect all necessary adjustments in accordance with U.S. GAAP.

The unaudited pro forma condensed combined financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Blue Impact Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy”, and the following historical financial statements and accompanying notes of Legacy and the Blue Impact business, which are included elsewhere in this proxy statement:

•        Legacy’s audited consolidated financial statements as of and for the year ended December 31, 2019 and the related notes; and

•        The Blue Impact business’ unaudited combined financial statements as of and for the six months ended June 30, 2019.

•        The Blue Impact business’ audited combined financial statements as of and for the year ended December 31, 2018.

The unaudited pro forma condensed combined financial information does not give effect to any PIPE Financing, the potential impact of current financial and public health conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The actual results reported in periods following the transaction may differ significantly from those reflected in the pro forma financial information presented herein for a number of reasons, including differences between the assumptions used to prepare this pro forma financial information and actual results. Future results may vary significantly from the results reflected due to various factors, including those risks discussed under “Risk Factors” beginning on page 59 of this proxy statement.

	Legacy year ended December 31, 2019	Blue Impact Business Twelve months ended September 30, 2019	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
	(in millions, except per share amounts)
Statement of Operations Data
Total Revenue	$—	$486.8	$486.8	$486.8
Operating Expenses	3.8	426.5	426.5	426.5
Operating Income (loss)	(3.8)	60.3	60.3	60.3
Net Income (loss)	1.4	36.4	36.2	36.2
Net Income (loss) per common share – basic	0.16		$0.58	$0.78
Net income (loss) per common share – diluted			$0.54	$0.70
	Legacy as of December 31, 2019	Blue Impact Business as of September 30, 2019	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
	(in millions)
Balance Sheet Data
Total Current Assets	0.6	652.6	779.5	613.4
Total Assets	303.1	1,125.7	1,252.4	1,086.3
Total Current Liabilities	4.2	581.6	573.9	573.9
Total Liabilities	14.7	672.5	664.8	664.8
Total Equity	5.0	447.2	581.6	415.6

COMPARATIVE SHARE INFORMATION

The following table sets forth the per share data of Legacy and the Blue Impact business on a standalone basis for the indicated periods and the unaudited pro forma combined per share data for the year ended December 31, 2018 and the twelve months ended September 30, 2019 after giving effect to the Business Combination, assuming (i) that no additional holders of Class A common stock exercise their redemption rights in connection with the Business Combination and (ii) the maximum redemption amount providing for minimum cash at Closing of $120 million being contributed to the Blue Impact business from the trust account (in each case, after giving effect to all Class A common stock redemptions in connection with the Extension Amendment and the Business Combination and without consideration of any Seller loans in connection with the Extension Amendment).

You should read the information in the following table in conjunction with the selected historical financial information included elsewhere in this proxy statement, and the historical financial statements of Legacy and the Blue Impact business and related notes that are included elsewhere in this proxy statement. The unaudited Legacy and Blue Impact business pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information set forth above.

The unaudited pro forma combined net income per share information below does not purport to represent the net income per share which would have occurred had Legacy and the Blue Impact business been combined during the periods presented, nor the net income per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Legacy and the Blue Impact business would have been had they been combined during the periods presented.

Year Ended December 31, 2019 (Legacy) and the Twelve Months ended September 30, 2019 (Blue Impact business)	Legacy (historical)	Blue Impact business	Scenario 1 (Assuming No Additional Redemptions into Cash)	Scenario 2 (Assuming Maximum Redemptions into Cash)
	(unaudited)
	(in millions, except share and per share amounts)
Net income	$1.4	$36.4	$36.2	$36.2
Total equity	$5.0	$447.2	$581.6	$415.6
Weighted average shares outstanding — basic	29,867,000	0	62,471,655	46,600,783
Basic net income per share	$0.16		$0.58	$0.78
Book value per basic share as of December 31, 2019	$0.17		$9.31	$8.92
Weighted average shares outstanding — Diluted			67,471,655	51,600,783
Diluted net income per share			$0.54	$0.70
Book value per diluted share as of December 31, 2019			$8.62	$8.05

SELECTED HISTORICAL FINANCIAL INFORMATION OF LEGACY ACQUISITION CORP.

The following table sets forth selected historical financial information derived from the Company’s audited financial statements for the fiscal years ended, December 31, 2019, 2018, 2017 and 2016, respectively, all included elsewhere in this proxy statement. You should read the following selected financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Acquisition Corp.” and the financial statements and the related notes appearing elsewhere in this proxy statement.

Balance Sheet Data:	December 31, 2019	December 31, 2018	December 31, 2017	December 31, 2016
Cash	$568,000	$1,180,000	$1,752,000	$26,000
Cash and Investments held in Trust Account	$302,529,000	$304,035,000	$300,403,000	$—
Total Assets	$303,123,000	$305,268,000	$302,291,000	$150,000
Total current liabilities	$4,183,000	$607,000	$436,000	$285,000
Deferred underwriting compensation	$10,500,000	$10,500,000	$10,500,000	$—
Common stock subject to possible redemption (at redemption value):	$283,440,000	$289,161,000	$286,355,000	$—
Total stockholders’ equity (deficit)	$5,000,000	$5,000,000	$5,000,000	$(135,000)
	December 31,
	2019	2018	2017	2016
Cash Flow Data:
Net cash used in operating activities	$(3,450,000)	$(2,499,000)	$(23,000)	$—
Net cash used in investing activities	$(6,228,000)	$1,927,000	$(300,000,000)	$—
Net cash provided by financing activities	$9,066,000	$—	$301,749,000	$26,000
Statement of Operations Data:
Operating expenses:
General and administrative expenses	$3,775,000	$1,623,000	$154,000	$160,000
Loss from operations	$(3,775,000)	$(1,623,000)	$(154,000)	$(160,000)
Other Income:
Interest income	$6,482,000	$5,559,000	$403,000	$—
Income (loss) before income taxes	$2,707,000	$3,936,000	249,000	(160,000)
Provision for income taxes	$(1,320,000)	$(1,130,000)	(130,000)	—
Net income (loss) attributable to common stockholders	$1,387,000	$2,806,000	$119,000	$(160,000)
Weighted average Class A common shares outstanding – basic and diluted	29,867,000	30,000,000	7,650,000	—
Net income (loss) per Class A common share – basic and diluted	$0.16	0.09	$0.02	$0.00
Weighted average class F common shares outstanding	7,500,000	7,500,000	7,500,000	2,315,000
Net Income (loss) per class F common share – basic and diluted	$(0.46)	$(0.01)	$0.00	$(0.07)

SELECTED HISTORICAL FINANCIAL INFORMATION OF THE BLUE IMPACT BUSINESS

The following tables set forth selected historical financial information of the Blue Impact business. The historical financial information as of December 31, 2018 and 2017 and for the years then ended are derived from the audited combined financial statements of the Blue Impact business, and the historical financial information for the year ended December 31, 2016 is derived from the unaudited combined financial statements, all included elsewhere in this proxy statement. The historical financial information as of June 30, 2019 and for the six month periods ended June 30, 2019 and 2018 are derived from the unaudited interim combined financial statements of the Blue Impact business included elsewhere in this proxy statement. The historical financial information presented may not be indicative of future performance. The following is a summary only, and you should read the following selected financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Blue Impact Business” and the combined financial statements of the Blue Impact business and the related notes appearing elsewhere in this proxy statement.

Balance Sheet Data:	June 30, 2019	December 31,
		2018	2017
	(USD millions)
Assets
Cash and cash equivalents	$87.6	$84.4	$36.7
Restricted cash	0.5	0.5	0.6
Receivables, net	466.7	398.4	289.6
Unbilled work in progress	51.6	24.6	18.9
Other current assets	9.9	11.2	7.1
Total current assets	616.3	519.1	352.9
Property and equipment, net	16.4	15.4	15.4
Intangible assets	100.5	103.6	100.0
Investments	1.2	1.1	2.1
Deferred tax assets	2.8	1.4	2.0
Goodwill	361.7	356.9	334.4
Other non-current assets	2.9	3.6	5.2
Total assets	$1,101.8	$1,001.1	$812.0
Liabilities
Accounts payable	438.0	354.1	232.5
Deferred revenue	39.3	29.2	21.8
Short-term debt	13.6	22.3	13.1
Current portion of long-term debt	—	—	20.0
Other current liabilities	52.2	63.4	52.8
Total current liabilities	543.1	469.0	340.2
Long-term debt	57.1	43.6	—
Deferred tax liabilities	16.3	14.8	18.3
Other non-current liabilities	24.8	26.1	14.3
Total liabilities	641.3	553.5	372.8
Redeemable non-controlling interest	4.9	4.6	—
Equity
Net parent investment	463.9	455.3	430.3
Accumulated other comprehensive income/(loss)	(8.5)	(12.5)	8.8
Total parent’s equity	455.4	442.8	439.1
Non-controlling interests	0.2	0.2	0.1
Total equity	455.6	443.0	439.2
Total liabilities and equity	$1,101.8	$1,001.1	$812.0

Cash Flow Data:	June 30,		December 31,
	2019	2018	2018	2017	2016
	(USD millions)
Net cash inflow/(outflow) from operating activities	$26.9	$(7.3)	$57.3	$16.8	$24.8
Net cash inflow/(outflow) from investing activities	$(3.2)	$(1.6)	$(31.4)	$(6.9)	$(6.0)
Net cash inflow/(outflow) from financing activities	$(21.1)	$9.5	$25.4	$(9.0)	$(7.2)
Statement of Income data:
Revenue, excluding billable expenses	$164.5	$139.4	$307.4	$250.8	$233.6
Billable expenses	76.2	65.2	143.3	109.3	104.5
Revenue	240.7	204.6	450.7	360.1	338.1
Operating expenses
Salaries and related expenses	94.6	77.5	161.4	137.8	123.8
Office and other direct expenses	18.6	16.2	33.8	30.6	29.1
Billable expenses	76.2	65.2	143.3	109.3	104.5
Cost of services	189.4	158.9	338.5	277.7	257.4
Selling, general and administrative expenses	27.7	28.8	58.6	51.4	45.3
Total operating expenses	217.1	187.7	397.1	329.1	302.7
Operating income	23.6	16.9	53.6	31.0	35.4
Other expenses and income
Other income	0.2	0.2	0.8	0.9	0.3
Other expenses	(0.4)	(0.4)	(1.1)	(1.3)	(1.2)
Asset impairment loss	—	—	—	—	(8.6)
Finance costs, net	(4.0)	(1.8)	(5.2)	(3.4)	(2.1)
Income before income taxes	19.4	14.9	48.1	27.2	23.8
Income tax provision	3.8	4.4	14.3	10.0	7.0
Net income	$15.6	$10.5	$33.8	$17.2	$16.8

RISK FACTORS

You should carefully consider the risk factors described below, together with the other information contained in this proxy statement, in evaluating the business combination and the proposals to be voted on at the special meeting. The following risk factors apply to the business, financial condition, results of operations and prospects of the Blue Impact business and will also apply to the business, financial condition, results of operations and prospects of the Blue Impact business following the completion of the business combination. If any of the following events occur, Legacy and/or the Blue Impact business’, financial condition, results of operations and prospects may be materially adversely affected. This proxy statement also contains forward looking statements that involve risks and uncertainties. Legacy’s and the Blue Impact business’ actual results could differ materially from those anticipated in the forward looking statements contained in this proxy statement as a result of specific factors, including the risks described below. Additional risks that are as of yet unknown, or that are currently considered immaterial, could also materially adversely affect Legacy’s and the Blue Impact business’, financial condition, results of operations and prospects.

Risks Related to the Blue Impact Business

The results of operations of the Blue Impact business are susceptible to unfavorable economic conditions, which may cause a slowdown or reduction in spending on advertising & marketing services.

The Blue Impact business is exposed to risks associated with weak or uncertain regional or global economic conditions. Uncertainty about the continued strength of the global economy generally or economic conditions in certain regions can negatively impact the demand for advertising & marketing services. Businesses’ marketing or communications budgets have historically been among the first areas to experience cuts when economic conditions have declined, as these budgets typically include discretionary components that are easier to reduce in the short term compared to other operating expenses. Additionally, new clients will be more difficult to attract in an economic downturn, and any such prospective clients may demand services at lower costs. As a result, the Blue Impact business’ industry can be affected by an economic downturn more severely than other sectors and can take longer to recover than the economy in general. Unexpected revenue shortfalls can result in misalignments of costs and revenues, resulting in a negative impact on operating margins. As a result of the foregoing, any decline in economic conditions globally, or in specific regions where the Blue Impact business operates, could materially adversely affect the business, financial condition, results of operations and prospects of the Blue Impact business.

If clients experience financial distress or unfavorable conditions in their industries, the results of operations of the Blue Impact business could suffer commensurately.

The client base of the Blue Impact business spans a variety of sectors, including, but not limited to, technology, consumer goods, automotive, retail, technology, gaming and consumer packaged goods. Because the revenues of the Blue Impact business rely on client spending for advertising & marketing services relating to their respective products and services, the results of operations are directly affected by the level of business activity of its clients, which in turn is affected by the level of economic activity in the industries and markets that they serve. Any downturn in these sectors or markets could materially adversely affect the businesses, purchasing decisions and spending of the Blue Impact business’ clients and prospective clients, which in turn could result in reductions in the existing business of the Blue Impact business, as well as its new business development, in those sectors and markets. In the event of a major downturn in a given industry or sector, including a major technological shift, changing consumer preferences, major manmade or natural disasters affecting a specific sector or market or the commercial failure of an individual client, the Blue Impact business may experience a reduction in its number of current projects, increased price competition and reduced revenues, all of which could materially adversely affect its business, financial condition, results of operations and prospects.

Clients periodically review their advertising & marketing requirements and relationships, and may terminate or reduce their relationships with the Blue Impact business on short notice.

Many companies put their advertising & marketing service relationships up for competitive review from time to time, and the Blue Impact business has won and lost client accounts in the past as a result of such reviews. Key competitive considerations for retaining existing clients and winning new clients include the ability to develop solutions that meet evolving client needs, the quality and effectiveness of services and the ability to serve clients efficiently.

The Blue Impact business’ ability to attract new clients and to retain existing clients may also, in some cases, be limited by clients’ policies or perceptions about conflicts of interest, or the Blue Impact business’ own exclusivity arrangements with certain clients. These policies can, in some cases, prevent one agency, or even different agencies forming part of the Blue Impact business, from performing similar services for competing brands or companies.

Moreover, the Blue Impact business does not have long-term contracts with most of its clients. Spending from existing clients may therefore be reduced or stopped altogether on short notice for any reason or no reason. Even if contracts are renewed by clients, the terms of the renewed contract may not have a term as long as, or may otherwise be on terms less favorable than, the original contract. If a significant client fails to renew a contract, or renews the contract on terms less favorable to the Blue Impact business than before, the Blue Impact business could be negatively impacted if additional business is not obtained.

To the extent that its agencies are not able to remain competitive and retain important clients, the business, financial condition, results of operations and prospects of the Blue Impact business could be materially adversely affected.

The Blue Impact business operates in a highly competitive and rapidly evolving industry.

The Blue Impact business operates in the global advertising & marketing services industry, which is highly competitive and constantly changing. The agencies and digital media services that comprise the Blue Impact business compete with other large multinational advertising & marketing services companies, including both traditional and digital agency groups, which may have more resources than the Blue Impact business, as well as boutique agencies focused on new media and technology companies focused on advertising technology, to win new clients and maintain existing client relationships. Failure to win and maintain clients will inhibit the Blue Impact business’ ability to generate revenue and grow its business.

In the competition for clients, challenges arise from the rapidly evolving and novel technologies used in the advertising & marketing services space, which creates a need for significant investment in technologies to improve the services that can be offered to clients. Therefore, as technology and data analytics become increasingly central to the Blue Impact business’ service offering and the success of its clients’ brands, any failure to keep up with rapidly changing technologies and standards in this space could harm the competitive position of the Blue Impact business. This is of particular importance for the innovative, digital disruptor clients that the Blue Impact business intends to focus on going forward.

Furthermore, with the advancement in and proliferation of smartphones, social media and other interactive technologies, the ways in which consumers connect to companies and brands is evolving, as are clients’ demands. This in turn creates an opportunity for new market participants (i.e., digital disruptors) to reinvent aspects of the advertising & marketing services industries, capturing profit pools previously enjoyed by traditional market participants. As a result, the advertising & marketing services industry could become even more competitive if such new market participants are successful in capturing the market share from existing market participants, including the Blue Impact business.

For example, in recent years, there has been a decline in the prevalence of traditional advertising & marketing mediums, and an increase in the use of alternative marketing channels such as online digital advertising & influencer marketing. The ability of the Blue Impact business to remain nimble and continually improve its service offering in response to such trends will be essential to its ability to compete with its peers, preserve market share and meet the evolving demands of its clients.

In addition, certain large media platforms on which clients market their products and services, such as Facebook and Google, are beginning to work directly with companies to service their marketing needs on such platform, potentially eliminating the role of a marketing agency in servicing clients’ marketing on such platforms. If this trend continues, the demand for the Blue Impact business’ services could be materially adversely affected if clients cease using its services for their marketing on such large, digital platforms. Furthermore, because such platforms hold a dominant position in the sale of digital advertising space and therefore maintain significant leverage in negotiating pricing, the margins that advertising agencies are able to receive when purchasing advertising space on such platforms on behalf of clients may be diminished, making it less profitable for marketing service providers such as the Blue Impact business to provide such services to clients.

Due to these continued rapid changes in technology, particularly in the advertising & marketing services industry, and the potential for digital disruptors to change consumer behaviors and demands, there can be no assurance that the technology platforms or initiatives of the Blue Impact business will be adequate for its business or provide a competitive advantage. Additionally, the Blue Impact business may not be able to effectively implement new technology or data driven services as quickly as some of its competitors or be successful in marketing such services to its clients. Any failure by the Blue Impact business to successfully develop or enhance its current services in light of emerging technologies and industry trends could result in the loss of clients to current or future competitors, which in turn could materially adversely affect its business financial condition, results of operations and prospects.

The Blue Impact business’ clients may continue to migrate some or all of their marketing services in-house, which could reduce the Blue Impact business’ volumes and lead to the loss of clients altogether.

The Blue Impact business generates revenue by providing marketing services on behalf of brands seeking to market their products and services to consumers. In recent years, some large, blue-chip companies have begun creating internal teams to conduct their marketing, particularly in the Paid Media discipline. Possessing the scale to maintain in-house marketing teams, certain large companies believe they can reduce their overall marketing spending by controlling costs and achieving more effective marketing placement by in-house teams that work closely with the business and understand its marketing needs and target demographics. Although this trend is still emerging, and is currently limited to large companies able to retain dedicated in-house teams and invest in the technology and data analytics, including some of the Blue Impact business’ former clients, this trend could become more prevalent in the future, especially as data analytics and artificial intelligence allows for the automation of advertisement placement. As a result, large companies may rely less on outside marketing service providers for their advertising needs.

If more companies create in-house teams to conduct their marketing, demand for the Blue Impact business’ services may decrease, and the pool of potential clients may diminish, which would materially adversely affect the business, financial condition, results of operation and prospects of the Blue Impact business.

The failure by the Blue Impact business to maintain and grow its client base through organic growth would materially adversely affect its growth and prospects.

In order to sustain and increase its revenue, the Blue Impact business will need to add new clients and maintain or increase the volume of business awarded to the Blue Impact business from existing clients. If competitors introduce lower-cost or differentiated service offerings that compete with or are perceived to compete with those of the Blue Impact business, or if blue-chip companies choose to conduct marketing campaigns using in-house teams, then the Blue Impact business may have difficulty gaining new clients and its business, financial condition, results of operations and prospects may be materially adversely affected as a result. See “— The Blue Impact business may fail to attract and retain key employees and management personnel.”

The Blue Impact business has spent significant effort in cultivating its relationships with clients, which has resulted in an increase in the number of clients and business volume of the Blue Impact business in 2018 as compared to 2017. However, it is possible that the Blue Impact business may be unable to continue to grow its client base given the competitive and changing nature of the industry and the lack of long-term contracts with clients, which in turn would slow its growth. If the Blue Impact business is unable to realize its growth strategy by retaining and growing its client base, its business, financial condition, results of operations and prospects may be materially adversely affected.

The Blue Impact business relies on a relatively small number of clients for a significant portion of its revenues, and if it loses any of these clients or they significantly curtail their use of the Blue Impact business’ services, its financial condition, results of operations and prospects could be materially adversely affected.

The Blue Impact business relies on a few clients for a significant portion of its revenue, excluding billable expenses. In the aggregate, the Blue Impact business’ top ten clients accounted for approximately 29.4% of its revenue, excluding billable expenses in the six months ended June 30, 2019. Its top client accounted for approximately 7.1% its revenue, excluding billable expenses, in the six months ended June 30, 2019. Furthermore, the Blue Impact business does not have long-term contracts with most of its clients. As a result, a significant client could reduce or cease its use of the Blue Impact business’ services on short notice for any reason or no reason. Furthermore, certain of the offices of the agencies comprising the Blue Impact business are reliant on a single client for all or most of their work. If such a client were to reduce or cease its use of such office’s services, it may be necessary to close down that office, in which case the Blue Impact business would incur fees associated with the closing of such office, including termination and severance costs and fees for breaking leases, among others. If the Blue Impact business loses any of its significant clients, or if such significant clients significantly curtail the volume of advertising & marketing services that they purchase from the Blue Impact business, its financial condition, results of operations and prospects could be materially adversely affected.

The Blue Impact business may fail to attract and retain key employees and management personnel.

The employees of the Blue Impact business, including the leaders of its five segments, and certain creative, digital, research, media and account specialists, as well as such employees’ skills and client relationships, are among its most valuable assets. To a large extent, the Blue Impact business’ success is attributable to the knowledge, abilities, skills and relationships of certain key personnel. Therefore, an important aspect of the competitiveness of the Blue Impact business is its ability to identify and develop the appropriate talent, and to retain key employees and management personnel. The Blue Impact business’ ability to do so is influenced by a variety of factors, including compensation, benefits, bonuses and incentives. Furthermore, any loss of services of such persons may be aggravated by an inability to hire suitable replacements as a result of significant competition in the advertising & marketing services industry. This, in turn, may cause the Blue Impact business to incur significant additional expenses to recruit and train new personnel, which could severely disrupt its services. The loss of such key personnel may also mean losing such clients, which would materially adversely affect the Blue Impact business. This is particularly relevant in the case of certain founders of the Blue Impact business’s agencies, such as Nathan McDonald of WAS and Yves Behar of Fuse, on whom such agencies’ market reputations rely to a significant extent. Certain of these founders have received earn-out awards as a result of the acquisition of the agency by the Blue Impact business, and such earn-out periods have already completed or are nearly complete, after which the financial incentive to remain with the Blue Focus business tied to the earn outs will no longer exist. In addition, Holly Zheng, a current member of the Board of Directors of BlueFocus, will be a key executive of the Blue Impact business that will serve as a liaison between BlueFocus and the Blue Impact business.

Additionally, the Blue Impact business’ clients are increasingly demanding advertising & marketing services that are more digital and technical in nature. Recruiting personnel to perform these services is difficult in the current competitive labor market where such talent is sought after by numerous firms, including other marketing and technology companies and large technology companies. Retraining existing personnel to perform these services may prove too costly and time consuming to be an effective solution, and retaining existing personnel with such technical expertise may prove difficult and expensive because such expertise is in high demand. If the Blue Impact business is unable to attract, retrain or retain such key personnel, its business, financial condition, results of operations and prospects could be materially adversely affected.

Any negative change in the public perception of the advertising & marketing services industry, particularly with respect to digital media and data driven advertising, could materially adversely affect the Blue Impact business.

With the growth of online targeted marketing, there is increasing awareness and concern regarding privacy matters, particularly as they relate to individual privacy interests and the global reach of the online marketplace. Any unfavorable publicity or negative public perception about the Blue Impact business, its industry, including its competitors, or other data focused industries could negatively affect the Blue Impact business. Such public scrutiny may also lead major digital marketing channels, such as Facebook or Google, to change their business practices, or result in additional regulatory scrutiny or lawmaking that affects the Blue Impact business or its industry. Changes in legislative, judicial, regulatory or cultural environments relating to information collection, data analytics and use of personal information could also limit the ability of the Blue Impact business to collect and use data. Any negative change in public perception may ultimately lead to general distrust of the advertising & marketing services industry, especially the digital and data focused portions of the industry, consumer reluctance to share and permit use of personal data and increased consumer opt out rates, any of which could cause the cost of data to increase or could adversely influence, change or reduce the Blue Impact business’ current and prospective digital and data focused clients’ demand for the services of the Blue Impact business, which in turn could cause revenues to decline or result in an impairment of the Blue Impact business’ investments in digital technology. Any of the foregoing could materially adversely affect the financial condition, results of operations and prospects of the Blue Impact business.

The Blue Impact business may not be able to continue to collect performance-based rebates for the advertisements it places on third party websites, which is an important source of revenues for it.

An important part of the Blue Impact business’ digital media services is to place advertisements on third party websites, such as Google, on behalf of its clients. Such media vendor websites often offer incentives in the form of performance-based rebates equal to a percentage of the purchase price for qualifying advertising space purchased and utilized by its clients. Performance based rebates are an important source of the revenues of the Blue Impact business. The Blue Impact business’ revenue excluding billable expenses derived from media purchases on behalf of clients has grown. However, it may face difficulty in sustaining such growth with its results being impacted by, among other things, the pricing for its purchased media and competitive environment for its services (both of which impact the absolute amount of its media purchases) and the applicable rebate rates paid to it by the media suppliers and the portion of these rebate payments it is required to share with its clients. If the Blue Impact business is unable to sustain these growth rates or to successfully execute on its plans to find supplemental sources of revenue, its business, financial condition, results of operations and prospects could be materially adversely affected.

The Blue Impact business relies extensively on its information technology systems and is exposed to cybersecurity risk.

The Blue Impact business relies extensively and increasingly on its information technology systems and infrastructure to perform its services for clients and manage its business, including, but not limited to, processing and storing digital consumer and client data for use in marketing analytics, developing new business opportunities, processing business transactions, project management and human resources management. The rising threat of malicious technology related events, such as cyberattacks, computer hacking, computer viruses, phishing attacks and denial of service attacks poses a risk to the Blue Impact business’ systems and networks. In addition, the Blue Impact business, which increasingly involves the collection, use and transmission of customer and client data, may make it an attractive target for malicious third party attempts to gain access to proprietary or confidential data. The Blue Impact business is also vulnerable to unintentional errors or malicious actions by persons with authorized access to its systems that exceed the scope of their access rights, distribute data erroneously or, either unintentionally or intentionally, interfere with the intended operations of its technology platform. The Blue Impact business may also have access to sensitive or personal data that is subject to various privacy laws and regulations, the violation of which could subject it to significant fines, reputational harm and regulatory intervention. See “— The Blue Impact business is subject to laws, regulations and industry standards which could pose risks and negatively impact its financial condition or its ability to meet client demand.” Any of these events could cause significant disruption to the Blue Impact business’ operations and severely damage its reputation, which would in turn materially adversely affect its business, financial condition, results of operations and prospects.

Other events, such as power outages, equipment failures, natural disasters (including extreme weather) or terrorist activities may also affect the Blue Impact business’ systems and result in disruption of its services or loss or improper disclosure of personal data, business information, including intellectual property, or other confidential information. Similarly, data privacy breaches, as well as the improper use of social media, by employees and others may pose a risk that sensitive data, such as personally identifiable information, strategic plans and trade secrets, could be exposed to third parties or to the general public. The Blue Impact business is comprised of a significant number of agencies and legal entities, and although the Blue Impact business makes considerable efforts to streamline and unify its technology systems across its agencies, the resulting size and complexity of the Blue Impact business’ technology systems and potential complications in implementing standardized technologies and procedures could increase its potential vulnerability to such breakdowns, malicious intrusions or attacks. Furthermore, the Blue Impact business operates worldwide, and the legal regimes governing data transfers across its business are also often complex, conflicting, unclear or ever changing.

The successful operation of the Madhouse business, in particular, depends upon the performance of the internet infrastructure and telecommunications networks in China. Almost all access to the internet is maintained through state owned telecommunications operators under the administrative control and regulatory supervision of the Ministry of Industry and Information Technology. The Madhouse business has limited access to alternative networks or services in the event of disruptions, failures or other problems with China’s internet infrastructure or the telecommunications networks provided by telecommunications service providers.

In addition, the Blue Impact business contracts with third parties, including third party “cloud” computing services, to store, transfer or process data, but does not have direct control over their technology systems. System failures or network disruptions or breaches in the systems of such third parties could materially adversely affect the Blue Impact business’ operations or reputation.

The Blue Impact business cannot provide assurance that it will not experience cybersecurity breaches in the future as it may continue to be vulnerable to malicious attacks or unintentional breaches. For example, Vision 7 experienced a cybersecurity breach in April 2019, during which it was the target of a ransomware attack which encrypted one of its external facing web servers. The server was restored, and the breach did not result in a loss of data or a financial loss to the Blue Impact business. Efforts to develop, implement and maintain security measures are costly, may not be successful in preventing similar events in the future, and require ongoing monitoring and updating as cyberattacks become increasingly sophisticated. Any breaches or breakdowns could harm the Blue Impact business’ reputation, impair its ability to attract and retain clients, expose it to legal liability, be expensive to remedy, and result in a loss of its or its clients’ proprietary information, which may harm its reputation and materially adversely affect its business, financial condition, results of operations and prospects.

The Blue Impact business may not realize the financial and strategic goals of its acquisitions or other investments, which could materially adversely affect its business.

Historically, the Blue Impact business has engaged in acquisitions and other investments that it believed will enhance its service offerings to clients and grow its business by providing unmet marketing discipline capabilities and geographic coverage to its existing operations. Subject to the Blue Impact business’ ability to find suitable and attractive acquisition or investment candidates and business opportunities in the future, the Blue Impact business intends to continue to acquire and invest in other complementary businesses, products and technologies and enter into joint ventures or similar strategic relationships. These transactions can involve significant challenges and risks, including that the Blue Impact business is not able to successfully integrate the new business into its operations or the transaction does not advance the Blue Impact business’ strategy or fails to produce a satisfactory return on investment. Furthermore, the market for acquisitions and investments is competitive, especially in technology start-ups that focus on data analytics and other fast-growing sectors. As a result of this competitive environment, for any target company that the Blue Impact business desires to acquire to build out or complement its service offering and geographic coverage, there may be significant competition from other potential acquirers or investors, which could increase the purchase price of such target companies or prevent the Blue Impact business from achieving its acquisition goals. In addition, while the Blue Impact business’ evaluation of any potential acquisition or investment includes business, legal and financial due diligence with the goal of identifying and evaluating the material risks involved, the Blue Impact business may be unsuccessful in ascertaining or evaluating all such risks. For instance, it may take longer than anticipated to realize the expected benefits from these transactions, or those benefits may ultimately be smaller than anticipated or not realized at all.

Although the Blue Impact business believes it will be able to successfully integrate newly acquired businesses into its existing operations, it may experience difficulty integrating new employees, services, assets or systems into its organization. Talent is among the Blue Impact business’ most valuable assets, and the Blue Impact business also may not realize the intended benefits of a transaction if it fails to retain targeted personnel. In addition, any future acquisitions, joint ventures or similar relationships may divert management’s attention and other corporate resources from other business needs. Further, the Blue Impact business may be unable to realize the revenue improvements, cost savings and other intended benefits of any such transaction. The occurrence of any of these events could result in decreased revenues, net income and earnings per share. If Blue Impact business to realize the intended advantages of any given investment or acquisition, or if it does not identify or correctly measure the associated risks and liabilities, its business, financial condition, results of operations and prospects could be materially adversely affected.

Failure to manage its growth effectively and efficiently could materially adversely affect the Blue Impact business.

Several of the Blue Impact business’ agencies have experienced significant growth in a short period of time. The Blue Impact business’ revenue, excluding billable expenses for the fiscal year ended December 31, 2018 was $307.4 million, an increase of 22.6% from $250.8 million for the fiscal year ended December 31, 2017. In addition, the agencies that comprise the Blue Impact business were acquired by BlueFocus in recent years. The Blue Impact business intends to continue to expand its services and operations to better serve its clients around the world. While the Blue Impact business believes it has historically been able to successfully integrate newly acquired businesses into its existing operations, in order to manage its intended organic and acquisition driven expansion effectively, the Blue Impact business must continually evaluate and evolve its organization. It must also manage its employees, operations, finances, technology and capital investments efficiently. The Blue Impact business’ efficiency, productivity and the quality of its platform and service offering may be adversely impacted if it fails to appropriately coordinate across its organization. Additionally, the Blue Impact business’ rapid growth may place a strain on its resources, infrastructure and ability to maintain the quality of, and successfully integrate, its platform. Failure to manage its growth effectively and efficiently could thus result in a deterioration of the Blue Impact business’ services, which would in turn materially adversely affect its business, financial condition, results of operations and prospects.

The Blue Impact business may from time to time be subject to claims, controversies, lawsuits and legal proceedings, which could materially adversely affect its business, financial condition, results of operations and prospects.

The Blue Impact business is subject to or involved in various claims, controversies, lawsuits and legal proceedings from time to time. Lawsuits and litigation may cause the Blue Impact business to incur defense costs, utilize a significant portion of its resources and divert management’s attention from its day to day operations, any of which could harm its business. Any settlements or judgments against the Blue Impact business could materially adversely affect its business, financial condition, results of operations and prospects. In addition, negative publicity regarding claims or judgments made against the Blue Impact business may damage its reputation, which could further materially adversely affect the financial condition, results of operations and prospects of the Blue Impact business.

If the goodwill or other intangible assets of the Blue Impact business become impaired, its financial condition may be materially adversely affected.

The Blue Impact business holds substantial goodwill and other intangible assets on its combined balance sheet, totaling $460.5 million as of December 31, 2018. Under U.S. GAAP, most of these intangible assets must be tested for impairment on an annual basis or more frequently whenever events or circumstances indicate that their carrying value may not be recoverable. If the Blue Impact business’ intangible assets are determined to be impaired in the future, they may be required to record significant, noncash charges to earnings during the period in which the impairment is determined to have occurred. For example, in 2016, Metta recognized an impairment loss on its goodwill and Fuse recognized an impairment loss on intangible assets related to royalty rights owed to Fuse from a client who ceased making such payments in 2016 and subsequently filed for bankruptcy. Any such charges could, in turn, materially adversely affect the Blue Impact business’ financial condition, results of operations and prospects.

If Blue Impact is unable to accurately estimate the time and resources needed to complete a project for a client, it may not be able to maximize its utilization rate and may achieve lower than anticipated profitability on such project, or may recognize a loss.

The majority of the Blue Impact business’ client contracts are budgeted on the basis of an estimate, set at the outset of the contract, of the amount of time and resources needed to complete the project. As a result, if Blue Impact fails to accurately estimate the amount of time or resources needed to complete a given project, or if unexpected circumstances arise in the course of completion of a project, then personnel and other resources may not be allocated appropriately among various projects, and the Blue Impact business’ personnel may not be utilized to the extent otherwise possible, which could lower the Blue Impact business’ revenues without a corresponding reduction in the fixed costs for such personnel.

The actual amount of time and resources needed to complete a project can vary from the Blue Impact business’ estimates due to a variety of factors, including, but not limited to changes in circumstances that differ from the assumptions that informed the initial estimate, increases in costs that occur subsequent to the making of the estimate that cannot be passed on to clients, the availability of personnel needed to execute a project and changes in applicable laws and regulations.

For the foregoing reasons, any failure to accurately estimate the amount of time and resources needed to complete a project could materially adversely affect the Blue Impact business’ financial condition, results of operations and prospects.

The Blue Impact business’ management team has limited experience managing a public company.

None of the current members of the Blue Impact business’ management team have experience managing a U.S. publicly-traded company, and most do not have experience interacting with public company investors and complying with the complex laws, rules and regulations that govern public companies. The management team in place following the business combination may not be able to successfully or efficiently manage the Blue Impact business’ transition to being a public company.

As a public company, the Blue Impact business will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the NYSE Rules. The Sarbanes-Oxley Act requires, among other things, that a company maintain effective disclosure controls and procedures (“DCP”) and internal controls over financial reporting (“ICFR”). The management team’s limited experience operating a public company may result in operational inefficiencies or errors, or a failure to improve or maintain effective ICFR and DCP necessary to ensure timely and accurate reporting of operational and financial results. To date, the Blue Impact business’ management team has not had to conduct a review of its DCP and ICFR for the purposes of such reporting requirements, and the Blue Impact business’ management team will need to devote a substantial amount of time to these compliance initiatives and may need to add personnel in areas such as accounting, financial reporting, investor relations and legal in connection with operations as a public company. For example, the Blue Impact business is in discussions with a candidate with public company financial reporting experience to become its CFO following the Closing. Ensuring that the Blue Impact business has adequate internal financial and accounting controls and procedures in place is a costly and time consuming effort that needs to be reevaluated frequently. the Blue Impact business’ compliance with existing and evolving regulatory requirements will result in increased administrative expenses and a diversion of management’s time and attention.

Additionally, pursuant to Sections 302 and 404 of the Sarbanes-Oxley Act (“Section 404”), the Blue Impact business will be required to furnish certain certifications and reports by its management on its ICFR, which, after it is no longer an emerging growth company, must be accompanied by an attestation report on ICFR issued by its independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, the Blue Impact business will document and evaluate its ICFR, which is both costly and challenging. Implementing any appropriate changes to its internal controls may require specific compliance training for Blue Impact’s directors, officers and employees, entail substantial costs to modify its existing accounting systems, and take a significant period of time to complete. Such changes may not, however, be effective in maintaining the adequacy of its ICFR, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase its operating costs and could materially impair its ability to operate its business. Moreover, effective internal controls are necessary for the Blue Impact business to produce reliable and timely financial reports and are important to help prevent fraud. Any failure by the Blue Impact business to file its periodic reports in a timely manner may cause investors to lose confidence in its reported financial information and may lead to a decline in the price of its common stock.

The Blue Impact business has identified a material weakness in its internal control over financial reporting as of December 31, 2018, that if not corrected, could result in material misstatements in our financial statements.

The Blue Impact business did not previously operate as a standalone company apart from BlueFocus for any period prior to the completion of the business combination. Due in part to the foregoing, as of December 31, 2018, the Blue Impact business management concluded that it had a material weakness related to a design deficiency in the control procedures around the financial statement close activities.

The specific control activities relate to designing and maintaining effective review and approval controls over the period-end reporting process, including maintaining sufficient formal, written policies and procedures governing the financial statement close process in certain entities and their subsidiaries, a lack of an effective and formal management review over period-end adjustments relating in particular to areas such as: revenue and related balance sheet accounts, accrued liabilities and tax-related adjustments, and designing and maintaining adequate review and approval controls, including the use of appropriate technical expertise in accounting and taxation matters, when recording complex or non-routine transactions such as those involving revenue recognition, tax-related adjustments, acquisitions and asset impairment triggers and modeling. Although the Blue Impact business is in the process of addressing and remediating the deficiencies that gave rise to this material weakness, this deficiency has not been remediated as of the date of this filing. The material weakness will not be fully remediated until, in the opinion of the Blue Impact business management, the revised control procedures are put into place and have been operating for a sufficient period of time to provide reasonable assurances as to their effectiveness.

In future periods, if other material weaknesses or significant deficiencies are revealed, the correction of any such material weakness or significant deficiency could require additional remedial measures such as additional personnel, which could be costly and time-consuming. If a material weakness exists as of a future period year-end (including a material weakness identified prior to year-end for which there is an insufficient period of time to evaluate and confirm the effectiveness of the corrections or related new procedures), the Blue Impact business management will be unable to report favorably as of such future period year-end to the effectiveness of our control over financial reporting. If the Blue Impact business fails to remedy its material weakness or should it determine in future fiscal periods that it has additional material weaknesses in its internal control over financial reporting, the reliability of its financial reports may be impacted, investors may lose confidence in its reported financial information and a decline in the price of its common stock may occur.

Seasonal fluctuations in the Blue Impact business could have a material impact on its revenue, cash flow and results of operations.

Blue Impact’s revenue, cash flow, results of operations and other key operating and performance metrics may vary from quarter to quarter due to the seasonal nature of clients’ spending on marketing campaigns. For example, clients tend to devote more of their marketing budgets to the fourth quarter to coincide with consumer holiday spending. Moreover, Blue Impact may experience lower revenue in the first quarter of the year as clients recalibrate their advertising & marketing budgets after the holiday selling season and demand for services decreases. The Blue Impact business’ historical financial performance has not been significantly impacted by seasonality, but if its growth rate declines or seasonal spending becomes more pronounced, seasonality could have a material impact on Blue Impact’s revenue, cash flow and results of operations from period to period.

There may be material limitations in the unaudited results for the Blue Impact business for the year ended December 31, 2016 and the six months ended June 30, 2019 and 2018.

The unaudited results for the Blue Impact business for the year ended December 31, 2016 contained in this proxy statement have not been reviewed or audited by an independent registered public accounting firm and the unaudited results for the Blue Impact business for the six months ended June 30, 2019 and 2018 have not been audited by an independent registered public accounting firm. If the financial results for the Blue Impact business for the year ended December 31, 2016 and for the first six months ended June 30, 2019 and 2018 had been audited, they may have differed materially from those contained in this proxy statement. Accordingly, you should not place undue reliance on such financial information.

There are material limitations in the preliminary results relating to the nine months ended September 30, 2019.

The preliminary results for the Blue Impact business for the nine months ended September 30, 2019 contained in “Summary Historical Financial Information of the Blue Impact Business — Preliminary Results for the Nine Months Ended September 30, 2019” have not been reviewed or audited by an independent registered public accounting firm. The combined results for the Blue Impact business for the nine months ended September 30, 2019 will not be available until after this proxy statement is filed and sent to shareholders, and, consequently, will not be available to you prior to voting at the special meeting. The combined results for the Blue Impact business for the nine months ended September 30, 2019 may be materially different from the preliminary results for the Blue Impact business for the nine months ended September 30, 2019 provided in this proxy statement as a result of the completion of further review procedures by Blue Impact business management and other developments that may arise between now and the time that the combined results for the Blue Impact business for the nine months ended September 30, 2019 are finalized. Accordingly, you should not place undue reliance on such preliminary financial information.

Following the consummation of the business combination, the Blue Impact business will rely on BlueFocus to provide certain critical services which may be difficult or impossible to replace on a cost effective basis or at all.

The ability of Madhouse and its affiliates to purchase and resell advertisement or media space on various websites operated outside of China (for example, Google and Facebook) is critical to the Madhouse business. Most of these websites typically only enter into contractual purchase arrangements with one legal entity for each corporate group of companies. Currently, Madhouse relies on BlueFocus and its affiliates to purchase required media space on such websites and remit to it the related rebate earned from the website with respect to purchased media space. If there is a material change in the relationship between BlueFocus and Google, Facebook or any other material customers, it may materially adversely impact the Blue Impact business. If there is a material change in Google’s, Facebook’s or any other material customers’ ability or desire to do business in China, it may also materially adversely impact the Blue Impact business.

Under the terms of the China Commercial Collaboration and Shared Services Agreement between Madhouse and BlueFocus (the “Collaboration Agreement”), which has an initial term of three years with potential annual renewals thereafter, BlueFocus and its applicable affiliates will continue to (i) allow and facilitate such advertisement purchases on terms substantially similar to those received by BlueFocus for such purchases; and (ii) maintain the existing back to back arrangements with a 100% rebate pass through with respect to advertisement purchases made by Madhouse through BlueFocus and its affiliates. Under the Collaboration Agreement, if either Madhouse or its affiliates, on the one hand, or BlueFocus, on the other hand, establishes any new media supplier relationships during the term that are more favorable than those enjoyed by the other party, that party must use commercially reasonable efforts to allow and facilitate the other party to make advertisement purchases through such party and make substantially similar back to back arrangements with 100% rebate pass through for such advertisement purchases to be made through such party. Although Madhouse may seek to secure its own contractual purchase arrangements prior to or following any termination of the Collaboration Agreement, it may fail to do so on favorable commercial terms or at all. If Madhouse is unable to secure advertising space through BlueFocus and its affiliates, it may be required to purchase that space, to the extent available, from third party brokers or sellers (likely on less favorable terms).

Under the Collaboration Agreement, BlueFocus has also agreed to continue to provide certain other services to Madhouse to support its future operations in China on agreed upon terms. Although Madhouse may opt to replace those services at any time, it may be difficult for Madhouse to replace those services on a cost effective basis or at all.

Changes to the Blue Impact business’s relationship with BlueFocus may materially adversely impact the Blue Impact business.

The Blue Impact business is positioned to serve the growing demand for marketing services among Chinese clients due to its market position in China through Madhouse, Metta and its strategic relationship with BlueFocus, which provides a robust network of clients and potential clients to the Blue Impact business. The Blue Impact business’ ability to serve as a two-way gateway between the growing Chinese market and the rest of the world is a contributing factor to its success and its growth strategy. Although BlueFocus is expected to continue to use the Blue Impact business as its principal vehicle for pursuing business outside of China and its indirect ownership of a significant portion of the equity of the Blue Impact business may incentivize BlueFocus to continue to invest in its strategic relationship with the Blue Impact business, BlueFocus will generally have the ability to complete with the Blue Impact business globally and in China. If there is a material change in the strategic relationship between BlueFocus and the Blue Impact business, including BlueFocus no longer using the Blue Impact business as its principal vehicle for pursuing business outside of China, it may materially adversely impact the Blue Impact business’ financial condition, results of operations and prospects.

Risks Related to BlueFocus’s Influence over the Blue Impact Business and Potential Conflicts of Interest

Following the consummation of the business combination, Blue Impact will be a “controlled subsidiary” of BlueFocus for the purposes of PRC regulations and the Shenzhen Stock Exchange, and as a result, certain corporate actions proposed to be taken by Blue Impact will require pre-approval of BlueFocus’s board of directors and/or shareholders.

Post-Closing, Blue Impact’s operations and actions will be subject to additional restrictions or pre-approval requirements given Blue Valor’s direct, and in turn BlueFocus’s indirect, post-Closing Blue Impact ownership interest and Blue Impact director nomination rights. BlueFocus is organized in China, its shares are traded on the Shenzhen Stock Exchange (“SSE”) and it owns Blue Valor. As a result, for PRC regulation and SSE listing rules purposes, Blue Impact will be a BlueFocus “controlled subsidiary” and certain proposed Blue Impact corporate actions may require reporting to and prior approval of BlueFocus (such proposed actions, “Approval Events”). For example, in the context of a potential acquisition by Blue Impact, in addition to customary filings and approvals applicable to Blue Impact and/or the acquired business, Blue Impact will be required to obtain prior approval from BlueFocus’s board of directors and, for much larger acquisitions, from BlueFocus’s shareholders.

At the Closing, Blue Impact and Blue Valor (on behalf of BlueFocus) will enter into the Information and Confidentiality Agreement, pursuant to which Blue Impact and Blue Valor will agree to certain arrangements and confidentiality restrictions, regarding, among other things, matters concerning the disclosure and handling of proposed Approval Events and the provision of the necessary approvals for such Approval Events. Under the Information and Confidentiality Agreement, Blue Impact will agree, subject to certain exceptions, to defer or condition any Approval Event to the extent necessary to obtain any prior approval of the board of directors and/or shareholders of BlueFocus and Blue Valor will agree that BlueFocus will use its reasonable best efforts to obtain any such approval(s) as promptly as practicable. Using acquisitions as an example, BlueFocus board of director approval will be required if BlueFocus’s controlled subsidiaries (including Blue Impact) in any year propose to enter into one or more acquisitions where the total amount of assets involved in the acquisition, the operating income attributable to the acquisition target, the net profit attributable to the acquisition target, the total amount of consideration for the acquisition or the profit derived from the acquisition accounts for more than 10% of BlueFocus’s total assets, operating income, net profit or net assets, in each case as determined based on BlueFocus’s most recent audited accounts. As contemplated in the exhibit to the Information and Confidentiality Agreement, the relevant financial metrics and thresholds vary depending on the relevant Approval Event.

To facilitate the BlueFocus approval process, under the Information and Confidentiality Agreement, BlueFocus will, on an annual basis, allocate to, and pre-approve for, Blue Impact a specific portion of the aggregate amount of transaction volume for all of its controlled subsidiaries (including Blue Impact) that BlueFocus is permitted to pre-approve (based on the nature of the transaction). BlueFocus, based on its audited financial metrics for the most recently completed fiscal year, is currently permitted to pre-approve a specified amount of applicable transactions by all of its controlled subsidiaries for the current year (for example, applicable transactions in an amount equal to 49.99% of a specified BlueFocus audited financial metric (i.e., total assets, net assets, annual operating income and/or annual net profit depending on the nature of the Approval Event)). Of the aggregate amount of applicable transaction volume which may be so pre-approved in respect of a particular year, at least 66% will be initially allocated to, and reserved for potential Blue Impact Approval Events (the “Blue Impact Pre-Approved Allocation”). For example, for Approval Events subject to limitation based on audited total assets, if BlueFocus’s audited total assets at December 31, 2019 were $2 billion, the aggregate amount of applicable transaction volume which may be pre-approved for all BlueFocus controlled subsidiaries for 2020 would be $1 billion (subject to rounding) with at least $660 million (i.e., 66% of the total) being the Blue Impact Pre-Approved Allocation and at most $340 million available for Approval Events by BlueFocus’s other controlled subsidiaries. However, the Blue Impact Pre-Approved Allocation is subject to a dollar-for-dollar reduction if Blue Focus’s other controlled subsidiaries receive subsequent approval(s) to consummate Approval Events in excess of their initial allocation based on the nature of the Approval Events and applicable financial metric(s). Continuing the above example based on $2 billion audited total assets, if Blue Focus’s other controlled subsidiaries received subsequent permission to complete $410 million in relevant transactions in 2020, Blue Impact’s Pre-Approved Allocation based on total assets would be reduced by $70 million from $660 million to $590 million. It is expected that the initial Blue Focus financial metrics and corresponding Blue Impact Pre-Approved Allocation amounts included in the Information and Confidentiality Agreement entered into at Closing will be based on BlueFocus’s 2018 audited financial results with such metrics and pre-approval amounts being updated following Blue Focus’s announcement of its audited 2019 financial results in April 2020 pursuant to the terms of the Information and Confidentiality Agreement.

The Information and Confidentiality Agreement is intended to expedite the process for obtaining any required necessary BlueFocus approvals while maintaining Blue Impact’s flexibility to conduct its business. However, there can be no assurances (i) that any required BlueFocus board and/or shareholder approval will be obtained on a timely basis or at all, (ii) as to the amount of the Blue Impact Pre-Approved Allocation for any given year or that such amount will not be reduced on a dollar-for-dollar basis as described above due to similar transactions by BlueFocus’s other controlled subsidiaries; and (iii) the above preapproval mechanics will continue to be permitted under the SSE listed company rules or applicable PRC laws. Any failure by Blue Impact to comply with such rules and regulations or to timely obtain any required Blue Focus approval(s) could prevent or delay Blue Impact from pursuing or consummating a proposed Approval Event and, in turn, materially adversely affect the business, financial condition, results of operations and prospects of the Blue Impact business.

Following the consummation of the business combination, BlueFocus may act in its own interests, and actions and interests of BlueFocus and its controlling shareholders may conflict with the interests of the Blue Impact business.

BlueFocus will effectively control Blue Impact following the Closing as a result of Seller’s equity ownership interest in Blue Impact and its ability to elect at least a majority of Blue Impact’s board of directors. Also, depending on redemption levels, Seller may own more than 50% of Blue Impact at Closing. The Collaboration Agreement and the Information Agreement is intended to allow Blue Impact to operate as flexibly as possible in the context of its relationship with BlueFocus. However, there can be no assurance that BlueFocus’s interests will always align with those of Blue Impact and that BlueFocus’s corporate actions will not have an adverse impact on Blue Impact. In addition, conflicts of interest may arise between the Blue Impact business and BlueFocus in a number of areas relating to their past and ongoing relationships. Following the consummation of the business combination, potential conflicts of interest could include:

•        Indemnification arrangements.    Under the Share Exchange Agreement, the Seller has agreed to indemnify the Blue Impact business, subject to certain limitations and exceptions, for various matters including (i) breaches of representations and warranties and covenants under the Share Exchange Agreement, (ii) certain tax matters with respect to the pre-Closing operations of Madhouse and (iii) various taxes relating to the reorganization of the pre-Closing the Blue Impact business.

•        Earnout payments and related covenants.    Under the Share Exchange Agreement, the Seller is eligible to receive a potential one time earnout payment of up to $222.0 million, based on the Madhouse EBITDA Average Annual Growth Rate (as defined in the Share Exchange Agreement) for the three year earnout period which runs for the calendar years 2020 through 2022. The Seller has partially and irrevocably assigned a portion of any earnout payment to fund a long-term incentive plan to be established for the benefit of designated individuals employed or associated with Madhouse and its affiliates. These other interests in respect of the earnout payment are distinct from, and potentially conflict with, the interests of the Blue Impact business and the Blue Impact business’ other stockholders. Although the Share Exchange Agreement requires all determinations made by the Blue Impact business with respect to the earnout payment to be made by an independent director committee of the Blue Impact business, the Share Exchange Agreement, among other things, contains various post-Closing operating covenants of Madhouse for the Seller’s benefit and that generally limit actions by the Blue Impact business that may adversely impact the earnout payment. These covenants may limit Blue Impact’s ability to operate Madhouse in the interests of its other stockholders and may result in potential conflict with the Seller and BlueFocus.

•        Seller Deferred Shares.    Under the Share Exchange Agreement, the Seller would earn back 3,000,000 shares of common stock pursuant to the Seller Earn Back provisions. Accordingly, the Seller might have interests in respect of such earn back of such shares in some of these instances that may be distinct from, and potentially conflict with, the interests of the Blue Impact business and the Blue Impact business’ other stockholders.

•        Potential competition and allocation of business opportunities.    Although BlueFocus is expected to use the Blue Impact business as its principal vehicle for pursuing business opportunities outside of China, BlueFocus will generally have the ability to compete with the Blue Impact business globally and in China. However, (i) during the term of the Collaboration Agreement, BlueFocus and Madhouse have agreed not to solicit each other’s employees or customers and (ii) as a matter of policy, Blue Impact’s directors also serving as BlueFocus directors are expected to first present to the Blue Impact business any corporate opportunities relevant to the Blue Impact business. If the Blue Impact business elects not to pursue or fails to timely pursue any such opportunity, BlueFocus will be free to pursue such opportunity.

•        Sale of the Blue Impact shares.    Under the terms of the Investor Rights Agreement, prior to June 30, 2021 (as such date is extended as a result of the Closing occuring after December 31, 2020), Seller, an indirect, wholly owned subsidiary of BlueFocus, will be subject to a lock up provision preventing it from selling its Blue Impact shares, subject to certain carve outs. Thereafter, Seller may sell all or a portion of its Blue Impact shares to a third party, including to a competitor of the Blue Impact business, possibly giving such third party substantial influence over the Blue Impact business’ or affairs. Such a sale could be contrary to the interests of Blue Impact’s employees or other stockholders.

The Share Exchange Agreement and Collaboration Agreement contain provisions meant to deal with and resolve any disputes that arise under those agreements between the Blue Impact business and BlueFocus. However, the Blue Impact business may be unable to resolve any potential conflicts that arise under those agreements, or that otherwise generally arise. The resolution of any such disputes or conflicts may be less favorable to it than if the Blue Impact business were dealing with a stockholder with a less significant interest.

Following the consummation of the business combination, adverse developments, events or disclosures made by BlueFocus in accordance with PRC regulations and SSE Rules or otherwise may adversely affect Blue Impact’s business, reputation or the trading price of its shares.

As a PRC-listed company, BlueFocus may be required to publicly disclose various adverse developments and other events that could materially adversely affect its business, reputation and trading price of its shares on the SSE. These, in turn, could materially adversely affect Blue Impact’s business, reputation or the trading price of its shares on the NYSE. For instance, BlueFocus has made various public disclosures with respect personal litigation matters in the PRC involving Mr. Wenquan Zhao. Mr. Zhao co-founded BlueFocus, owns approximately 5.8% of BlueFocus’s share capital, controls approximately 17.5% of BlueFocus’s voting power and serves as BlueFocus’s chief executive officer and chairman of its board of directors. As a result of PRC-based litigation, which Mr. Zhao is actively seeking to resolve, (i) certain BlueFocus shares owned by Mr. Zhao were subjected to a judicial freezing pending resolution of the matters and (ii) BlueFocus determined, in consultation with its PRC advisors, that the related personal obligations did not disqualify him from serving as a BlueFocus director. However, Mr. Zhao’s personal litigation may not be resolved in a timely manner or in Mr. Zhao’s favor and there no assurances that there are no additional similar related events or announcements regarding Mr. Zhao or otherwise relevant to the control, management, reputation or actions of BlueFocus. Any such announcements or events could, in turn, raise concerns regarding BlueFocus’s control of Blue Impact or materially and adversely harm Blue Impact’s business, reputation or the trading price of its shares on the NYSE.

Risks Related to the International Operations of the Blue Impact business

Global business risks and costs could materially adversely affect the Blue Impact business.

The Blue Impact business is a global business that as of December 31, 2019 has operations in 13 countries, spanning across North America, Europe, the Middle East and Asia Pacific. A global platform subjects the Blue Impact business to many challenges associated with supporting a rapidly growing business across a multitude of cultures and customs, including:

•        higher costs and difficulties inherent in managing cross-border business operations and complying with varying tax, monetary, commercial, legal and regulatory systems and infrastructures;

•        pressure on its ability to efficiently provide its clients with integrated service offerings;

•        laws governing the manner in which future business combinations may be effected;

•        currency fluctuations and exchange controls;

•        rates of inflation;

•        cultural and language differences;

•        local labor and employment regulations;

•        tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•        differing protection and enforcement of intellectual property rights;

•        varying social, political and economic conditions;

•        greater exposure to civil disturbances, terrorist attacks, natural disasters and wars; and

•        potential government appropriation of assets.

The Blue Impact business’ ability to manage its business and conduct its operations globally thus requires considerable attention and resources. The Blue Impact business may not be able to adequately address these additional risks. If it is unable to do so, its operations might suffer, which may adversely impact its business, results of operations, financial condition and prospects.

The Blue Impact business’ global business also subjects it to the impact of global and regional recessions, especially in the regions in which it operates, and economic and political instability, including those arising as a result of the U.K.’s exit from the EU (commonly referred to as “Brexit”), recent political unrest in Hong Kong and trade disputes such as that between the United States and China. The Blue Impact business is also subject to the costs and difficulties in managing a distributed workforce. The Blue Impact business’ failure to manage the foregoing risks and challenges successfully could materially adversely affect its business, financial condition, results of operations and prospects.

Further, uncertainties with respect to the Chinese legal system could adversely affect the Blue Impact business. The Chinese legal system is based on written statutes and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the Chinese legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties. Since Chinese administrative and court authorities have significant discretion in interpreting, implementing and enforcing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection that Madhouse and the Blue Impact business’ other operations in China may enjoy than some more developed legal systems. These uncertainties may affect the Blue Impact business’ decisions on the policies and actions to be taken to comply with Chinese laws and regulations, and may affect its ability to enforce its contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from the Blue Impact business.

Furthermore, the Chinese legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. As a result, the Blue Impact business may not be aware of its violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

Additionally, laws regarding foreign investments may impact the Blue Impact business’ plan to expand its geographic reach. For example, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), adopted by six Chinese regulatory agencies in 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. Such regulation requires, among other things, that the competent regulatory authorities such as the Ministry of Commerce (“MOFCOM”) and the State Administration for Market Regulation (“SAMR”) be notified in advance of any change of control transaction in which a foreign investor acquires control of a Chinese domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or Chinese time honored brand. In the future, the Blue Impact business may seek to acquire complementary businesses in China. Complying with the requirements of the M&A Rules to complete such transactions could be time consuming, and any required approval from MOFCOM and SAMR, may delay or inhibit the Blue Impact business’ ability to complete such transactions, which could materially adversely affect its ability to expand its business or maintain its Chinese market share. In addition, antitrust filings with SAMR would also be required for deals in which the parties involved satisfy reporting threshold under Chinese law and any such filings will also be very time consuming.

Any of the foregoing, to the extent it affects the Blue Impact business, could materially adversely affect the business, financial condition, results of operations and prospects of the Blue Impact business.

The Blue Impact business is subject to laws, regulations and industry standards which could pose risks and negatively impact its financial condition or its ability to meet client demand.

The Blue Impact business is subject to a wide variety of laws, regulations and industry standards in the various jurisdictions in which it operates. These laws, regulations and standards govern numerous areas that are important to the Blue Impact business, including, but not limited to, advertising & marketing practices, consumer protection, privacy, information security, data protection and online tracking technologies. Compliance with any of these laws and regulations may affect the efficacy and profitability of the Blue Impact business, particularly with respect to internet based, digital media and targeted advertising & marketing.

One component of the business model of the Blue Impact business is to act as an intermediary between media hubs and advertisers, delivering data that users opt to provide in order to develop targeted advertising. The Blue Impact business is subject to a variety of laws and regulations relating to the collection and use of data and transmissions. The costs of compliance with these laws may increase in the future as a result of the implementation of new laws or regulations, or changes in the interpretation of current laws or regulations. For example, the European Parliament and the Council of the European Union (“EU”) adopted a General Data Protection Regulation (“GDPR”), which became effective in May 2018, superseding previous EU data protection legislation. The GDPR imposes more stringent data privacy and data protection requirements than prior EU data protection laws and provides for greater penalties for noncompliance. The EU is further considering revisions to its e-Privacy Directive that could impact the use of cookies and the use of marketing communications, which could impact the Blue Impact business’ delivery of its services. In addition, some countries are considering or have passed legislation implementing further data protection requirements or requiring local storage and processing of data. Such requirements could increase the cost and complexity of delivering the Blue Impact business’ services.

In the United Kingdom (“U.K.”), although a Data Protection Bill that substantially implements the GDPR became law in May 2018, uncertainty remains regarding how data transfers to and from the U.K. will be regulated. Brexit has created uncertainty with regard to the regulation of data protection in the U.K. and data transfers between the U.K., the EU and other jurisdictions, and could require the Blue Impact business to make additional changes to the way it conducts its business and transmits data between the U.K., the EU and the rest of the world. Given the Blue Impact business’ substantial operations in the U.K. and Europe, it faces continued uncertainty surrounding the form and consequences of the implementation of Brexit.

In addition, California has enacted the CCPA, which takes effect on January 1, 2020 that gives California consumers certain rights, including the right to know what personal information is being collected about them, the right to access that information, the right to have personal information deleted, and the right to say no to the sale of their personal information. Furthermore, New York has enacted the SHIELD Act, which will go into effect in 2020 and imposes more stringent data security requirements on businesses that process or maintain the personal information of New York residents. The CCPA and SHIELD Act could impose additional requirements on the Blue Impact business in regards to the collection and processing of personal information of California and New York consumers, respectively, which could materially affect the manner, means and cost of the Blue Impact business’ data collection practices, and the ability of the Blue Impact business to deliver services with respect to consumers in those states. Other states are also considering similar laws that could similarly impact the Blue Impact business’ delivery of services with respect to consumers in such states.

China has also passed laws that require personal data relating to its citizens to be maintained on local servers and impose additional data transfer restrictions that may affect the Blue Impact business’ ability to transfer the data that it utilizes in the provision of its services.

Additionally, the Blue Impact business may be subject to liability for placing advertisements with content that is deemed inappropriate or misleading pursuant to the laws or regulations of certain countries. For example, Chinese laws and regulations prohibit advertising companies from producing, distributing or publishing any advertisement with content that violates Chinese laws and regulations, impairs the national dignity of China, involves designs of the Chinese national flag, national emblem or national anthem or the music of the national anthem, is considered reactionary, obscene, superstitious or absurd, is fraudulent, or disparages similar products. For instance, as a mobile app advertisement distributor, Madhouse is prohibited from publishing content that violates the foregoing laws and regulations, and bears responsibility for any such violation, even if inadvertent. Although the advertisements that Madhouse publishes domestically and that are subject to this requirement are typically produced by agencies with established review standards and processes to prevent such violations, Madhouse does not undertake its own review of the advertisements it publishes. As a result, Madhouse cannot guarantee that it will not publish advertisements with content that would be deemed inappropriate or misleading in violation of the foregoing laws and regulations. If the Blue Impact business is deemed to be in violation of Chinese law or regulations, it may be subject to penalties, including suspension of publishing, confiscation of the revenues related to these advertisements, levying of fines and suspension or termination of its advertising business, any of which could materially adversely affect the business, financial condition, results of operations and prospects of the Blue Impact business. Furthermore, the Blue Impact business may be subject to claims by consumers misled by information in its ads. The Blue Impact business may not be able to recover its losses from advertisers by enforcing the indemnification provisions in its contracts with them. As a result, the business, financial condition, results of operations and prospects of the Blue Impact business could be materially adversely affected.

Additionally, laws and regulations in Canada and other jurisdictions where the Blue Impact business operates prohibit advertising companies from producing, distributing or publishing any advertisement with content that violates such laws and regulations regarding, for instance, advertisement to children or the advertisement of tobacco or cannabis. The Blue Impact business cannot guarantee that it will be able to entirely eliminate advertisements with content that would be deemed in violation of such laws and regulations. Furthermore, on July 1, 2014 the Canadian government adopted CASL to reinforce best practices in email marketing and to combat email spam and related issues. CASL imposes more stringent consent processes than previously applicable laws and provides for greater penalties for noncompliance. Although the Blue Impact business has review procedures to aid in compliance, it cannot guarantee that it can entirely eliminate email transmissions that would be deemed in violation of CASL. If the Blue Impact business is deemed to be in violation of such laws or regulations, it may be subject to penalties which could materially adversely affect the financial condition, results of operations and prospects of the Blue Impact business.

The regulatory framework for privacy issues across the globe is evolving and is likely to remain uncertain for the foreseeable future. Furthermore, the occurrence of unanticipated events often rapidly drives the adoption of legislation or regulation affecting the use of data and the manner in which the Blue Impact business conducts its business. For instance, restrictions could be placed on the collection, management, aggregation and use of information, which could result in a material increase in the cost of collecting or otherwise obtaining certain kinds of data, and which could limit the ways in which the Blue Impact business may use, analyze or disclose such data. If such restrictions make the Blue Impact business unable to transfer data between countries and regions in which it operates, the manner in which it provides its services and its financial condition could be materially adversely affected. Any failure to achieve the foregoing mandated data protection standards may result in reputational damage, lawsuits, regulatory fines or other sanctions or liabilities and could materially adversely affect the Blue Impact business’ ability to meet client demands, which could result in a decline in client spending for its services and thereby materially adversely affect the financial conditions, results of operations and prospects of the Blue Impact business.

The Blue Impact business also faces additional risks associated with regulatory and legal compliance as a result of its global operations, including with respect to anti-bribery laws, import and export control laws, economic sanctions. Such laws and regulations can be comprehensive, complex and stringent, and may limit its ability to operate in certain geographic regions or to provide services to certain potential clients. These restrictions can place the Blue Impact business at a competitive disadvantage with respect to those competitors who may not be subject to comparable restrictions. Failure to comply or to implement business practices that sufficiently prevent corruption or violation of sanctions laws could result in significant remediation expense and expose the Blue Impact business to significant civil and criminal penalties and reputational harm.

Currency exchange rate fluctuations could impact Blue Impact and its results of operations and financial position.

The Blue Impact business’ non U.S. operations represent over 74.2% of its revenue for the six months ended June 30, 2019, excluding billable expenses. A significant portion of the operations of the Blue Impact business are conducted in currencies other than the U.S. Dollar, which is its reporting currency, such as the Canadian Dollar, Chinese Yuan Renminbi, Euro and British Pound Sterling, fluctuations in exchange rates between the U.S. Dollar and such currencies may materially adversely affect Blue Impact’s financial results. For instance, assets and liabilities are translated into U.S. Dollars for reporting purposes at the exchange rate on the date of a given balance sheet, and revenue and expenses are translated at the average exchange rate for the period covered by a given income statement. As a result of a strengthening of the U.S. Dollar in comparison to the operating currencies of one of Blue Impact’s subsidiaries, Blue Impact’s revenue as reported in U.S. Dollars could decrease as compared to a previous period, for instance, as a result of the exchange rate fluctuation. In addition, Blue Impact may recognize substantial net foreign currency transaction gains or losses in a given period, which could materially impact its net income.

Changes in applicable tax laws, policies and regulations may result in additional tax liabilities, which could materially adversely affect the Blue Impact business.

The Blue Impact business is subject to taxation in Canada, China, the United Kingdom, the United States and multiple other jurisdictions. Its tax obligations are based in part on its corporate operating structure, including the jurisdictions in which it operates, how tax authorities assess revenue based taxes, the scope of its global operations and the value it ascribes to its intercompany transactions. Taxing authorities may challenge the Blue Impact business’ tax positions and methodologies, as well as its positions regarding the jurisdictions in which it is subject to taxes. Any such challenges may adversely impact the Blue Impact business’ tax positions by resulting in additional taxes for prior periods, interest and penalties, as well as higher future taxes. Moreover, any changes to tax laws, regulations, policy or accounting principles by federal, state and local, or foreign authorities may result in additional tax liabilities, which could materially adversely affect the financial condition, results of operations and prospects of the Blue Impact business.

As a result of the Blue Impact business being subject to taxation in multiple jurisdictions, its effective tax rate will be derived from a combination of applicable tax rates in the various jurisdictions in which it operates. In preparing its financial statements, the Blue Impact business believes it will reasonably estimate the amount of tax that will become payable in each of such jurisdictions. This determination, however, requires significant estimates and judgement, and the Blue Impact business’ effective tax rate may be different than experienced in the past due to numerous factors, including changes in the mix of its profitability from country to country, changes in accounting for income taxes and changes in tax laws. Any of these factors could cause the Blue Impact business to experience an effective tax rate significantly different from previous periods or current expectations, which could materially adversely affect the financial condition, results of operations and prospects of the Blue Impact business.

Additionally, the Blue Impact business is subject to audit by the taxation authorities of the various national and local jurisdictions in which it operates, and the final outcome of tax audits and related litigation could be materially different from that reflected in its income tax provisions and accruals. For instance, certain of the entities comprising Vision 7 have been under audit by the Canadian tax authorities since 2016 concerning the deductibility of certain expenses incurred in 2014 and the valuation used during the sale of such entities during the same year. Vision 7 believes it has a valid position and, therefore, no amount is currently recorded in the financial statements. Although Vision 7 may have recourse against the relevant sellers for additional tax charges that may be levied pursuant to this audit, Vision 7 may be subject to additional charges that would not be covered by such sellers. Furthermore, although such recourse is joint and several as among the various sellers, there is no guarantee that Vision 7 would be able to fully collect all amounts due under these assessments and in a timely fashion in order to put such amounts towards such assessments when due. This could materially adversely affect Vision 7’s results of operations and cash flows, and any unfavorable resolution of any other audits or litigation could materially adversely affect the financial condition, results of operations and prospects of the Blue Impact business.

Changes in the economic, political or social conditions or government policies in China could materially adversely affect the Blue Impact business and its operations.

Substantially all of Madhouse’s assets and operations are located in China. In addition, Metta, Fuse and WAS also have assets and operations in China and the Blue Impact business intends to expand its operations in China going forward. Accordingly, the financial condition, results of operations and prospects of the Blue Impact business may be influenced to a significant degree by political, economic and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. As a result, changes in government policies have the ability to materially adversely affect the financial condition, results of operations and prospects of the Blue Impact business.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and its growth rate has slowed in recent years. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on the Blue Impact business. For example, Madhouse’s financial condition and results of operations may be adversely affected by changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and the growth rate of the China’s economy has slowed down since 2012. Any prolonged slowdown in the Chinese economy may reduce the demand for the Blue Impact business’ services in China and could materially adversely affect the financial condition, results of operations and prospects of the Blue Impact business.

Stockholders of Blue Impact may face difficulties in protecting their interests because the subsidiary entity containing the Blue Impact business will be incorporated under Cayman Islands law, which differs in some respects from the laws in the United States and other jurisdictions.

Pursuant to the Share Exchange Agreement, prior to the consummation of the business combination, BlueFocus and the Seller will undertake a reorganization whereby the entities containing the Blue Impact business will be placed into a wholly-owned subsidiary of the Seller that will be incorporated under Cayman Islands law (“Blue Impact Target”), the shares of which will then be purchased by Legacy. As a result of this structure, the corporate affairs of Blue Impact Target will be governed by, among other things, the companies law and the common law of the Cayman Islands. Therefore, to the extent that a suit brought against Blue Impact has recourse to its assets, those assets will consist primarily of the shares of Blue Impact Target which will be governed by Cayman Islands law. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as that from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The laws of the Cayman Islands relating to securities, the enforcement of judgments and the imposition of liens over securities differ in some respects from, and are not as clearly established as, those in the United States and other jurisdictions. As a result, the recourse available to Blue Impact stockholders over such shares of Blue Impact Target may be different compared to the laws of other jurisdictions. As a result of the foregoing, stockholders of Blue Impact may encounter different issues in protecting their interests through actions seeking recourse to the Blue Impact business’ assets, namely the shares of Blue Impact Target, as compared to stockholders of a corporation incorporated in the United States or other jurisdictions.

Our business may be negatively affected by the potential obligations to make additional social insurance and housing fund contributions.

The Blue Impact business is required by PRC laws and regulations to pay various statutory employee benefits, including pensions, housing fund, medical insurance, work related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of its employees. The relevant government agencies may examine whether an employer has made adequate payments of the requisite statutory employee benefits, and employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. If the relevant PRC authorities determine that the Blue Impact business must make supplemental social insurance and housing fund contributions or that the Blue Impact business is subject to fines and legal sanctions in relation to its failure to make social insurance and housing fund contributions in full for its employees, its business, financial condition and results of operations may be adversely affected.

The current coronavirus (COVID-19) pandemic or the outbreak of another communicable disease may materially and adversely affect our business, financial condition and results of operations. At this time, the impact of the COVID-19 pandemic on the Blue Impact business, financial condition and results of operations is uncertain and the historic operating results for the Blue Impact business, as a whole, may not be representative of its overall future operating results or growth prospects.

We face significant risks related to health epidemics or outbreaks of communicable diseases. Most recently, in December 2019, an outbreak of a new virus known as the coronavirus (COVID-19) began in Wuhan, Hubei Province, China and has since rapidly spread as a pandemic globally. Similarly in 2003, several countries, including China, experienced an outbreak of a highly contagious form of atypical pneumonia known as severe acute respiratory syndrome (SARS), which spread rapidly outside the country of origin.

A health epidemic or communicable disease outbreak could result in a widespread health crisis that could potentially adversely affect general commercial activity, including the businesses of our clients, and the economies and financial markets of many countries. An actual or perceived epidemic/outbreak in the regions that we operate or our clients’ market, as well as responsive or precautionary measures by governments and health agencies, business and consumers (both locally and internationally), could adversely impact our business, our clients’ businesses and, consequently, our financial results.

Initially due to the outbreak of COVID-19 in China, travel to and within China has been restricted and our offices and the offices of many of our China-based clients and service providers were closed for an additional period beyond the traditional lunar new year holiday (as mandated by the PRC government). Many companies in China are continuing to restrict or significantly limit access to their offices by employees and other third-parties as a precautionary matter while also encouraging their employees to work remotely. To date, these events have made it more difficult for our China-based operations to timely close our financial records and facilitate the related audit process (including receipt of customary audit confirmations).

More recently, with the spread of COVID-19, numerous national and local governments and health agencies have implemented various emergency actions and measures (including border closure and other travel restrictions, and shelter-in-place and quarantine requirements) in an effort to slow the spread of COVID-19. There is significant uncertainty including as to how long these actions and measures will remain in place, what additional actions or measures may be implemented and the degree to which, and the manner in which, these actions and measures will adversely impact general commercial activities, including the businesses of our clients, and the economies and financial markets of many countries. Among other things, these actions and measures have resulted in our offices and the offices of our customers and service providers recently being closed in numerous locations in Canada, Europe and the U.S. (including New York and California) with our and other’s employees working remotely on a potentially indefinite basis.

We are continuing to monitor the impact of the COVID-19 pandemic on our global business. At this time, the impact of the COVID-19 pandemic on our business, financial condition and results of operations is uncertain and our historic Blue Impact business operating results may not be indicative of future overall operating results and growth prospects. For example, even though certain of the business’s clients business’ are digital or ecommerce based; and the Blue Impact employees are expected to generally work and effectively operate and interface remotely with clients and other Blue Impact team members and offices, the impact of the COVID-19 pandemic on the overall Blue Impact business, financial condition and results of operations is uncertain.

Risks Related to the Business Combination

The Blue Impact business may require additional capital in the future to pursue its business objectives and respond to business opportunities, challenges or unforeseen circumstances, and financing may not be available on acceptable terms or at all.

As Legacy intends that the Blue Impact business will continue to make investments to support the growth of its business following the business combination, it may in the future require additional capital to pursue its business objectives and respond to business opportunities, challenges or unforeseen circumstances, including expanding its service offering and geographic coverage, developing and improving its data analytics and artificial intelligence tools, enhancing its operating infrastructure and acquiring complementary businesses and technologies. However, additional funds may not be available when the Blue Impact business needs them, on terms that are acceptable to it, or at all. Repayment of any debt financing obtained by the Blue Impact business may divert a substantial portion of cash flow to repay principal and service interest on such debt, which would reduce the funds available for expenses, capital expenditures, acquisitions and other general corporate purposes; and the Blue Impact business may suffer default and foreclosure on its assets if its operating cash flow is insufficient to service debt obligations, which could in turn result in acceleration of obligations to repay the indebtedness and limit its sources of financing.

If Blue Impact raises additional funds through further issuances of equity or convertible debt securities in the future, its stockholders at such time could suffer significant dilution, and any new equity securities that Blue Impact issues could have rights, preferences and privileges superior to those shares of Blue Impact that current holders of Legacy’s shares will hold following the business combination. If Blue Impact is unable to obtain adequate financing or financing on satisfactory terms when required, its ability to continue to pursue its business objectives, fund its growth and respond to business opportunities, challenges or unforeseen circumstances could be significantly limited, and its business, financial condition, results of operations and prospects could be materially adversely affected.

The Blue Impact business’ financial information included in this proxy statement and the unaudited pro forma financial information included in this proxy statement may not be representative of its financial condition and results of operations if it had been operating as a standalone company.

For all periods presented in the Blue Impact business’ financial statements, its combined financial statements include all assets, liabilities, revenues, expenses and cash flows that were directly attributable to the Blue Impact business, whether held or incurred at the time by BlueFocus or by the Blue Impact business following the consummation of the business combination. Only those assets and liabilities that are specifically attributable to the Blue Impact business are included in its combined balance sheets. Because the Blue Impact business did not previously operate as a standalone company apart from BlueFocus for any period prior to the completion of the business combination, the Blue Impact business had to make certain estimates and assumptions in its historical financial statements. Although the Blue Impact business’ management believes that the assumptions underlying its financial statements are reasonable, its financial statements may not necessarily reflect its results of operations, financial position and cash flows as if it had operated as a standalone company during the periods presented.

Furthermore, the preliminary results for the Blue Impact business for the nine months ended September 30, 2019 and the unaudited pro forma financial information contained in this proxy statement were prepared using management accounts and have not been reviewed or audited by an independent registered public accounting firm. They are presented for illustrative purposes only and are not necessarily indicative of what the Blue Impact business’

actual financial position or results of operations would have been had the Blue Impact business always existed or had existed for the periods presented, or which may be realized in the future. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

In addition, following the consummation of the business combination, the Blue Impact business will incur substantial costs associated with operating as a public company listed on the NYSE, which it did not incur previously. The amount of these costs may differ from the projections accounted for in the pro forma financial information included in this proxy statement, and will be in addition to costs reflected in the Blue Impact business’ combined financial statements and preliminary results for the nine months ended September 30, 2019 included in this proxy statement. As a result of the foregoing, you should not view the Blue Impact business’ historical results, preliminary results or the pro forma financial information included in this proxy statement as indicative of the future performance of the Blue Impact business.

Legacy and the Blue Impact business have incurred and expect to incur significant costs associated with the business combination.

Legacy and the Blue Impact business expect to incur significant costs associated with the business combination. Whether or not the business combination is completed, Legacy and the Blue Impact business expect to incur approximately $54 million in combined transaction expenses, which are comprised of (i) an approximate $24 million in fees and expenses to Legacy’s and the Blue Impact business’ financial advisors, (ii) an estimated $12 million in legal fees to Legacy’s and the Blue Impact business’ attorneys, (iii) an estimated $11 million in accounting expenses to Legacy’s and the Blue Impact business’ accountants, (iv) an estimated $5 million related to the Seller Note and (v) approximately $2 million relating to other fees and expenses incurred in connection with the business combination. These expenses will reduce the amount of cash available to be used for other corporate purposes by Legacy if the business combination is not consummated, in which case Legacy may not have sufficient funds to seek an alternative business combination and may be forced to liquidate and dissolve.

Legacy’s initial stockholders have agreed to vote in favor of the business combination, regardless of how Legacy’s public stockholders vote.

Legacy’s initial stockholders have agreed to vote their Founder Shares, as well as any public shares purchased during or after Legacy’s IPO, in favor of an initial business combination. Legacy’s initial stockholders own approximately 20.4% of Legacy’s outstanding shares of stock. As a result, in addition to the Founder Shares, Legacy would need a total of 10,902,590, or approximately 37.2%, of the outstanding 29,305,180 public shares to be voted in favor of a transaction (assuming all outstanding shares are voted) in order to have the business combination approved. Accordingly, it is more likely that the necessary stockholder approval will be received for the business combination than would be the case if Legacy’s initial stockholders agreed to vote their Founder Shares in accordance with the majority of the votes cast by Legacy’s public stockholders.

Furthermore, assuming only the minimum number of stockholders required to be present at the stockholders’ meeting held to approve the business combination are present at such meeting, Legacy would need only 10,902,591 of the outstanding 29,305,180 public shares, or approximately 37.2% of the outstanding public shares, to be voted in favor of the business combination in order to have it approved.

Since Legacy’s Sponsor, executive officers and directors will lose their entire investment in Legacy if a business combination is not completed in time, a conflict of interest may arise in determining whether a particular business combination target is appropriate for Legacy’s initial business combination.

In October 2016, Legacy’s Sponsor purchased an aggregate of 5,750,000 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.003 per share. On September 18, 2017, Legacy effectuated a 1.5-for-1 stock split in the form of a dividend, resulting in 8,625,000 Founder Shares outstanding and held by the Sponsor (up to 1,125,000 of which are subject to forfeiture). The Founder Shares will be worthless if Legacy does not complete an initial business combination. In addition, the Sponsor purchased 17,500,000 private placement warrants, each exercisable for one-half of one share of Legacy’s stock at $5.75 per half share, for a purchase price of $8.75 million that will also be worthless if Legacy does not complete a business combination.

The Founder Shares are identical to the shares of Legacy’s stock except that (i) the Founder Shares are subject to certain transfer restrictions, (ii) Legacy’s initial stockholders, officers, directors and director nominees entered into a letter agreement with Legacy, pursuant to which they agreed (a) to waive their redemption rights with respect to their Founder Shares and public shares in connection with the completion of Legacy’s initial business combination, (b) to waive their rights to liquidating distributions from the trust account with respect to their Founder Shares if Legacy fails to complete an initial business combination before the deadline for the completion of an initial business combination (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if Legacy fails to complete a business combination within the prescribed time frame); (iii) the Founder Shares will automatically convert into shares of Legacy’s stock at the time of its initial business combination on a one for one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein; and (iv) the Founder Shares are subject to registration rights.

The personal and financial interests of Legacy’s executive officers and directors may influence their motivation in approving, promoting and completing the business combination, especially as the deadline imposed pursuant to the Extension Amendment nears.

Legacy will not obtain an opinion from an unaffiliated third party as to the fairness of the business combination to its stockholders.

Legacy is not required to obtain an opinion from an unaffiliated third party that the price it is paying to consummate the business combination is fair to its public stockholders from a financial point of view. Legacy’s public stockholders must therefore rely solely on the judgment of Legacy’s board of directors for such assessment.

The exercise of Legacy’s initial stockholders’ discretion in agreeing to changes or waivers in the terms of the business combination may result in a conflict of interest when determining whether such changes to the terms of the business combination or waivers of conditions are appropriate and in the best interests of Legacy’s stockholders.

In the period leading up to the Closing, events may occur that, pursuant to the Share Exchange Agreement, would require Legacy to agree to amend the Share Exchange Agreement, to consent to certain actions taken by the Seller, or to waive rights that Legacy is entitled to under the Share Exchange Agreement. Such events could arise because of changes in the course of the Blue Impact business, a request by the Seller to undertake actions that would otherwise be prohibited by the terms of the Share Exchange Agreement, or the occurrence of other events that would have a material adverse effect on the Blue Impact business and would entitle Legacy to terminate the Share Exchange Agreement. In any such circumstances, it would be at Legacy’s discretion, acting through its board of directors, to grant its consent or waive those rights. The existence of the financial and personal interests of Legacy’s officers and directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what they may believe is best for Legacy and what they may believe is best for themselves in determining whether or not to take the requested action.

Legacy does not have a specified maximum redemption threshold and, subject to limited exceptions, its public stockholders may redeem all of their shares. However, pursuant to its charter, Legacy will not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 and, under the Share Exchange Agreement, if the funds in Legacy’s trust account are less than $120 million upon the consummation of the business combination, Legacy may not be able to complete the business combination. These thresholds may make it possible for Legacy to complete the business combination even though a substantial majority of its stockholders redeem their shares or do not agree with the business combination.

Legacy’s amended and restated certificate of incorporation does not provide a specified maximum redemption threshold and, subject to limited exceptions, its public stockholders may redeem all of their shares. However, (i) pursuant to its charter, in no event will Legacy redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon the consummation of the business combination (such that it becomes subject to the SEC’s “penny stock” rules) and (ii) the Share Exchange Agreement includes as a condition to Closing that the funds contained in the trust account must equal or exceed $120,000,000 plus all accrued interest available to Legacy as of Closing such that if redemptions cause this condition to not be satisfied, Legacy may not be able to complete the business combination. As a result, Legacy may be able to complete the business combination even though a substantial majority of its public stockholders redeem their shares or do not agree with the business combination or have entered into privately negotiated agreements to sell their shares to Legacy’s sponsor, officers, directors, advisors or their affiliates. In the event the aggregate cash consideration that Legacy would be required to pay for all shares of stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Share Exchange Agreement exceed the aggregate amount of cash available to Legacy, it will not complete the business combination or redeem any shares, all shares of stock submitted for redemption will be returned to the holders thereof, and Legacy would instead have to search for an alternate business combination or liquidate.

The Blue Impact business and its stockholders will only have limited protection of any indemnification, price adjustment, or other provisions that allow for a post-Closing adjustment to be made in the event that any of the representations and warranties made by the Seller in the Share Exchange Agreement ultimately prove to be inaccurate or incorrect.

The representations and warranties made by the Seller to Legacy in the Share Exchange Agreement will generally survive for a period of three (3) years after the Closing. As a result, after the expiration of such period, the Blue Impact business and its stockholders will not have the protection of any indemnification, if any representation or warranty made by the Seller in the Share Exchange Agreement proves to be inaccurate or incorrect or there is a breach of a pre-Closing covenant, except for any fraud claims. Accordingly, to the extent such representations or warranties are incorrect or there is a breach of a pre-Closing covenant by the Seller, the Blue Impact business would have limited indemnification claims with respect thereto and its financial condition or results of operations could be adversely affected.

The Blue Impact business will be required to meet the initial listing requirements to be listed on the NYSE, which it may not be able to do. Even if Blue Impact’s securities are so listed, Blue Impact may be unable to maintain the listing in the future.

If, following the business combination, Blue Impact fails to meet the initial listing requirements and the NYSE does not list its securities on its exchange, Blue Impact could face significant material adverse consequences, including:

•        a limited availability of market quotations for its securities;

•        a limited amount of news and analyst coverage for the Blue Impact business; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

Any of the foregoing could materially adversely affect the Blue Impact business’, financial condition, results of operations and prospects.

Following the business combination, the Blue Impact business may be a “controlled company” within the meaning of the NYSE Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to stockholders of other companies.

Following the business combination, depending on the levels of redemption and share issuance in the PIPE Financing, the Blue Impact business may be a “controlled company” as defined under the NYSE Rules because BlueFocus may control more than 50% of its voting rights. For so long as the Blue Impact business remains a controlled company under that definition, it is permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including exemptions from the rules that require that that a majority of its board of directors, its nominating and corporate governance committee and its compensation committee must be independent directors.

Blue Impact will be an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make its securities less attractive to investors.

Following the business combination, Blue Impact will be an “emerging growth company,” as defined in the JOBS Act. It may remain an “emerging growth company” until December 31, 2022, the last day of the fiscal year following the fifth anniversary of the completion of Legacy’s initial public offering on November 8, 2017. However, Blue Impact could lose that status sooner if its total annual gross revenues exceed $1.07 billion, if it issues more than $1.0 billion in nonconvertible debt in a three-year period, or if the market value of its common shares held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, in which case Blue Impact would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, Blue Impact is not required to comply with the auditor attestation requirements of Section 404(b) of the

Sarbanes-Oxley Act, which would require that Blue Impact’s internal control over financial reporting be audited by its independent registered public accounting firm, has reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and is exempt from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, Blue Impact has elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies (as defined under Section 2(a) of the Sarbanes-Oxley Act). As such, Blue Impact’s financial statements may not be comparable to companies that comply with public company effective dates. Investors may find the Blue Impact common stock less attractive because it may rely on these exemptions, or if it chooses to rely on additional exemptions in the future. As a result, there may be a less active trading market for its common stock and its stock price may be more volatile.

If the benefits of the business combination do not meet the expectations of investors, stockholders or financial analysts, the market price of Blue Impact’s shares may decline.

If the benefits of the business combination do not meet the expectations of investors, stockholders or financial analysts, the market price of Blue Impact’s shares may be materially adversely affected. The market values of Blue Impact’s shares at the time of the Closing may vary significantly from the prices of Legacy’s securities on the date the Share Exchange Agreement was executed, the date of this proxy statement or the date on which Legacy’s stockholders vote on the business combination.

In addition, following the business combination, fluctuations in the price of Blue Impact’s securities could contribute to the loss of all or part of your investment. Prior to the business combination, there has not been a public market for Blue Impact’s stock and trading in Legacy’s shares has not been active. Accordingly, the valuation ascribed to Blue Impact in the business combination may not be indicative of the price that will prevail in the trading market following the business combination. If an active market for Blue Impact’s securities develops and continues, the trading price of Blue Impact’s securities following the business combination could be volatile and subject to wide fluctuations in response to various factors, some of which will be beyond Blue Impact’s control. Any of the factors listed below could have a material adverse effect on your investment.

Factors affecting the trading price of Blue Impact’s securities following the business combination may include:

•        the Blue Impact’s ability to attract and retain senior management or key operating personnel;

•        quarterly variations in the Blue Impact’s results of operations;

•        changes in government regulations;

•        the announcement of acquisitions by Blue Impact or its competitors;

•        changes in general economic and political conditions;

•        volatility in the financial markets;

•        results of Blue Impact’s operations and the operations of others in its industry;

•        threatened or actual litigation and government investigations;

•        the addition or departure of key personnel;

•        actions taken by Blue Impact’s stockholders, including the sale or disposition of their shares; and

•        differences between Blue Impact’s actual financial and operating results and those expected by investors and analysts and changes in analysts’ recommendations or projections.

See “Risks Related to the Blue Impact Business.” Additionally, broad market and industry factors may materially harm the market price of Blue Impact’s securities irrespective of its operating performance. The stock market in general, and NYSE in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of Blue Impact’s securities, may not be predictable. A loss of investor confidence in the market for advertising & marketing services stocks or the stocks of other companies which investors perceive to be similar to Blue Impact could depress Blue Impact’s stock price regardless of its business, prospects, financial conditions, or results of operations. A decline in the market price of Blue Impact’s securities also could adversely affect its ability to issue additional securities and its ability to obtain additional financing in the future, further adversely affecting Blue Impact’s financial condition, or prospects.

Following the business combination, if securities or industry analysts do not publish or cease publishing research or reports about the Blue Impact business, its business or its market, or if they change their recommendations regarding Blue Impact’s stock adversely, the price and trading volume of Blue Impact’s stock could decline.

The trading market for Blue Impact’s stock will be influenced by the research and reports that industry or securities analysts may publish about the Blue Impact business, its business, market or competitors. Securities and industry analysts may never publish research on the Blue Impact business. If no securities or industry analysts commence coverage of the Blue Impact business, its stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the Blue Impact business change their recommendation regarding its stock adversely, or provide more favorable relative recommendations about its competitors, the price of its stock would likely decline. If any analyst who may cover the Blue Impact business were to cease coverage of the Blue Impact business or fail to regularly publish reports on it, it could lose visibility in the financial markets, which could cause Blue Impact’s stock price or trading volume to decline.

Blue Impact will not have operations of its own and will conduct all of its operations through its subsidiaries.

Upon consummation of the business combination, Blue Impact will derive all of its operating income from its subsidiaries. Other than any cash that Blue Impact may retain following the business combination, all of its assets will be held by its direct and indirect subsidiaries. Blue Impact will rely on the earnings and cash flows of its subsidiaries for its cash and financing requirements, including the provision of funds necessary to repay any debt it may incur, which will be paid to Blue Impact by its subsidiaries, if and only to the extent available. The ability of Blue Impact’s subsidiaries to pay dividends or make other payments or distributions to it will depend on their respective operating results and may be restricted by, among other things, the laws of their jurisdiction of organization (which may limit the amount of funds available for the payment of dividends and other distributions to Blue Impact), the terms of existing and future indebtedness and other agreements of Blue Impact’s subsidiaries and the covenants of any future outstanding indebtedness that Blue Impact or its subsidiaries incur. Any limitation on the ability of Blue Impact’s subsidiaries to distribute dividends or other payments to their respective stockholders could materially adversely limit the Blue Impact business’ ability to grow, make investments or acquisitions that could be beneficial to its businesses or otherwise fund and conduct its business, any of which could materially adversely affect the Blue Impact business’, financial condition, results of operations and prospects.

Subsequent to the Closing, the Blue Impact business may be required to take writedowns or writeoffs, restructuring and impairment, or other charges that could materially adversely affect its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Legacy cannot assure you that the due diligence it conducted on the Blue Impact business revealed all material issues that may be present in the Blue Impact business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Legacy’s and the Blue Impact business’ control will not later arise. As a result, the Blue Impact business may be forced to later write down or write off assets, restructure its operations, or incur impairment or other charges that could result in losses. Unexpected risks may arise and previously known risks may materialize in a manner not consistent with Legacy’s preliminary risk analyses. Even though these charges may be noncash items and not have an immediate impact on the liquidity of the Blue Impact business, the incurrence of charges of this nature could contribute to negative market perceptions about the Blue Impact business or its securities. In addition, charges of this nature may cause the Blue Impact business to be unable to obtain future financing on favorable terms, or at all.

The Blue Impact business’ ability to utilize net operating loss carryforwards and certain other tax attributes may be limited.

Under Section 382 of the Code, if a corporation undergoes an “ownership change” (generally defined as a greater than 50% change (by value) in the ownership of its equity over a three year period), the corporation’s ability to use its pre-change net operating loss carryforwards and certain other pre-change tax attributes to offset its post-change income may be limited. It is expected that Legacy will experience such an ownership change related to the business combination, and the Blue Impact business may experience ownership changes in the future as a result of changes in the ownership of its stock, which may be outside the Blue Impact business’ control. the Blue Impact business’ ability to utilize these net operating loss carryforwards could be limited by an “ownership change,” which could result in increased tax liability to the Blue Impact business, potentially decreasing the value of its stock. There are additional limitations found under Sections 269, 383, and 384 of the Code that may also limit the use of net operating loss carryforwards that may apply and result in increased tax liability to the Blue Impact business, potentially decreasing the value of its stock. In addition, a “Separate Return Limitation Year” (“SRLY”) generally encompasses all separate return years of a member (or predecessor in a Section 381 or other transaction), including tax years in which it joins a consolidated return of another group. According to Treasury Regulation Section 1.1502-21, a net operating losses of a member that arises in a SRLY may be applied against consolidated taxable income only to the extent of the loss member’s cumulative contribution to the consolidated taxable income. As a result, this SRLY limitation may also increase the tax liability to the Blue Impact business (by reducing the carryforward of certain net operating losses that otherwise might be used to offset the amount of taxable gain), potentially decreasing the value of Blue Impact’s stock.

Legacy will be forced to liquidate the trust account if it cannot consummate a business combination by the deadline imposed by its amended and restated certificate of incorporation.

Pursuant to Legacy’s charter (as amended pursuant to the Extension Amendment), Legacy must complete its initial business combination by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course). If Legacy is unable to timely complete a business combination by the deadline established pursuant to the Extension Amendment, Legacy will be forced to liquidate and distribute the remaining funds in the trust account to its stockholders pro rata, which may be less than $10 per share. Furthermore, the Warrants will expire without payment or other value.

Risks Related to Redemption

Seller will have a right of first offer and a drag along right with respect to sales of the shares of Blue Impact, which could affect the negotiation and closing of other parties’ sales of shares.

Pursuant to the Investor Rights Agreement, Seller will have a right of first offer over shares of Blue Impact, pursuant to which the Founder Investors and the Non-Founder Investors will have to first offer their shares of Blue Impact to Seller before being able to transfer such shares to a third party. Also pursuant to the Investor Rights Agreement, Seller will have a drag along right whereby if Seller and the board of directors of Blue Impact, following a recommendation of the Independent Director Committee, approve a sale of Blue Impact, then each other signatory to the Investor Rights Agreement will be obligated to vote in favor of the sale and sell the same proportion of their shareholding in Blue Impact as Seller is selling. These rights over potential dispositions of shares of Blue Impact could provide Seller with additional power over potential transactions involving the shares of Blue Impact, which may be contrary to the interests of other stockholders. See “— Blue Impact may have conflicts of interest with BlueFocus and, because of BlueFocus controlling interest in Blue Impact, Blue Impact may not be able to resolve such conflicts on favorable terms” and “— Following the business combination, Blue Impact may be a “controlled company” within the meaning of the NYSE Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to stockholders of other companies.”

Legacy’s Sponsor, directors, executive officers, advisors and their affiliates may elect to purchase shares from public stockholders, which may influence the vote on the business combination and reduce the public “float” of Legacy’s stock.

Legacy’s Sponsor, directors, executive officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of the business combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of Legacy’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that Legacy’s Sponsor, directors, executive officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or of satisfying the minimum cash closing condition in the Share Exchange Agreement, where it appears that such condition would otherwise not be satisfied. This may result in the completion of the business combination where such completion would not otherwise have been possible. In addition, if such purchases are made, the public “float” of Legacy’s common stock and the number of beneficial holders of its securities may be reduced, possibly making it difficult to maintain or obtain the listing or trading of its securities on a national securities exchange.

If you or a ‘‘group” of stockholders are deemed to hold 15% or more of Legacy’s stock, you will lose the ability to redeem all such shares equal to or in excess of 15% of Legacy’s stock.

Legacy’s amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to an aggregate of 15% or more of Legacy’s shares, which are referred to as the “Excess Shares.” However, Legacy is not restricting its stockholders’ ability to vote all of their shares (including Excess Shares) for or against the business combination. Your inability to redeem the Excess Shares will reduce your influence over Legacy’s ability to complete the business combination and you could suffer a material loss on your investment in Legacy if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if Legacy completes the business combination. As a result, you will continue to hold that number of shares equal to or exceeding 15% and, in order to dispose of such shares, would be required to sell your stock in open market transactions.

There is no guarantee that a stockholder’s decision whether to redeem its shares in Legacy for a pro rata portion of the trust account will put the stockholder in a better future economic position.

Legacy can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the business combination or any alternative business combination. Certain events following the consummation of any business combination, including the business combination, may cause an increase in Legacy’s stock price, and may result in a lower value realized now than a stockholder of Legacy might realize in the future had the stockholder not elected to redeem such stockholder’s shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement.

If a Legacy stockholder fails to receive notice of Legacy’s offer to redeem its public shares in connection with the business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

Holders of Legacy’s public shares are required to affirmatively vote either for or against the business combination in order to exercise their rights to redeem their shares for a pro rata portion of the trust account. In addition, in order to exercise their redemption rights, they are required to submit a request in writing and deliver their stock (either physically or electronically) to Legacy’s transfer agent at least two business days prior to the special meeting. If, despite Legacy’s compliance with the proxy rules, a stockholder fails to receive the proxy materials, such stockholder may not become aware of the opportunity to redeem its public shares. In addition, the proxy materials that Legacy is furnishing to holders of its public shares in connection with the business combination describes the various procedures that must be complied with in order to validly redeem public shares. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed. See the section entitled “Special Meeting of Stockholders — Redemption Rights” for additional information on how to exercise your redemption rights.

If you are a non-U.S. Holder, you may be subject to U.S. withholding tax on the redemption.

Legacy stockholders who exercise their redemption rights to receive cash from the trust account in exchange for their Legacy shares generally will be required to treat the transaction as a sale of such shares. The redemption, however, may be treated as a distribution if it does not effect a meaningful reduction in the redeeming stockholder’s percentage ownership in Legacy. It is important to note that the Section 318 of the Internal Revenue Code (the “Code”) attribution or constructive ownership of stock rules apply when testing redemption treatment under Section 302(b). If there is attribution sufficient to cause the redemption to be treated instead under the Section 301 distribution rules which breaks nonliquidating corporate distributions into a dividend (to the extent of Legacy’s current and accumulated earnings and profits), a nontaxable return of capital, and any remaining portion treated as a gain from the sale of Legacy shares. If you are a non-U.S. Holder, you may be subject to withholding tax on any part of the redemption treated as a dividend, which may include the full amount of the redemption.

The ability to execute the strategic plan for the Blue Impact business could be negatively impacted to the extent a significant number of stockholders choose to redeem their shares in connection with the business combination.

In the event the aggregate cash consideration Legacy would be required to pay for all shares of its stock that are validly submitted for redemption plus any amount required to satisfy cash obligations pursuant to the terms of the Share Exchange Agreement exceeds the aggregate amount of cash available to Legacy, it may be required to borrow additional amounts, subject to the terms and conditions of the Share Exchange Agreement. The incurrence of additional indebtedness may negatively impact the Blue Impact business’ ability to execute on its future strategic plans.

In the event that a significant number of Legacy’s shares are redeemed, Blue Impact’s shares may become less liquid following the business combination.

If a significant number of Legacy’s shares are redeemed, Legacy may be left with a significantly smaller number of stockholders. As a result, trading in the shares of Blue Impact following the business combination may be limited and your ability to sell your shares in the market could be materially adversely affected. The NYSE may not list Blue Impact’s shares on its exchange, which could limit investors’ ability to make transactions in Blue Impact’s securities and subject Blue Impact to additional trading restrictions.

A significant portion of Blue Impact’s total outstanding shares will be restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of Blue Impact’s stock to drop significantly, even if its business is doing well.

Although a significant portion of the Blue Impact stock will be subject to transfer restrictions until June 30, 2021, sales of a substantial number of shares of Blue Impact’s stock that is not subject to such restrictions in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of such shares intend to sell, could reduce the market price of Blue Impact’s stock. After the business combination, assuming (a) there are no redemptions in connection with the business combination, (b) in connection with the cancellation of all our warrants pursuant to the Warrant Amendments, solely cash is paid in respect of our public warrants and 2,912,230 of our 17,500,000 private placement warrants, and solely stock is paid in respect of the remaining 14,587,770 of our 17,500,000 private placement warrants, (c) $75 million is raised from PIPE Investors in our PIPE Financing at a purchase price of $10.00 per share, (d) no shares are issued or surrendered in connection with the Purchase Price Adjustment or issued in connection with the Earnout Payment, (e) no shares are issued pursuant to the Sponsor Earn Back and Seller Earn Back provisions, (f) no shares are issued post-Closing under the Incentive Plan, a copy of which is attached to this proxy statement as Annex D, and (g) no shares are issued upon the exercise of a new warrant to acquire shares of common stock to be granted post-Closing to Blue Impact’s chief executive officer (which warrant is expected to have an exercise price of $10.00 per share and generally will be exercisable only if Blue Impact meets specified post-Closing financial targets), BlueFocus will beneficially hold approximately 38.9% of Blue Impact’s stock. While the Investor Rights Agreement will restrict the transfer by Seller (an indirect, wholly-owned subsidiary of BlueFocus) and certain Founder Investors of the shares of Blue Impact’s stock acquired pursuant to the business combination, or otherwise held by them, respectively, until June 30, 2021 (subject to extension for each day that the Closing occurs after December 31, 2020), these shares may be sold after the expiration of such restriction period.

Shares held by Non-Founder Investors are subject to a restriction on transfer until the earlier of (i) the first anniversary of the Closing or (ii) the date (which shall be no less than 150 days following the Closing) that the last per share trading price of the Blue Impact stock equals or exceeds $12.00 (as such price may be adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar corporate transactions) for 20 trading days within any 30 trading day period. The total number of shares of Blue Impact stock that will be subject to the Investor Rights Agreement will be between 50.5% and 51.5% of the total number of shares of Blue Impact stock outstanding at the time of Closing. Additionally, pursuant to the Amended and Restated Registration Rights Agreement, Seller and certain other stockholders will have certain rights to cause Blue Impact to register the resale of the shares of Blue Impact stock held by them following the business combination, including demand and piggyback registration rights and the right to cause Blue Impact to facilitate an underwritten offering of shares of stock Blue Impact held by them.

As restrictions on resale terminate or the applicable stockholders and Seller exercise their rights to require Blue Impact to register their shares of Blue Impact stock for resale, the market price of Blue Impact stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them. See the sections entitled “Proposal No. 1 — The Business Combination Proposal — The Investor Rights Agreement” and “Proposal No. 1 — The Business Combination Proposal — The Amended and Restated Registration Rights Agreement.”

Legacy’s current stockholders will experience immediate dilution as a consequence of the issuance of shares in the Blue Impact business as consideration in the business combination. Having a minority share position may reduce the influence that Legacy’s current stockholders have on the management of the Blue Impact business following the business combination.

After the business combination and assuming we issue 7,500,000 shares of common stock in a PIPE Financing, we expect that Blue Impact will have 69,409,835 shares of common stock outstanding of which Legacy’s current public stockholders will own approximately 42.2%, our Sponsor will own approximately 8.1%, Seller will own approximately 38.9%, and the PIPE Investors in the PIPE Financing will own in the aggregate approximately 10.8%. The post-Closing number of outstanding shares and these ownership percentages assume that: (a) there are no redemptions in connection with the business combination; (b) in connection with the cancellation of all our warrants pursuant to the Warrant Amendments, solely cash is paid in respect of our public warrants and 2,912,230 of our 17,500,000 private placement warrants, and solely stock is paid in respect of the remaining 14,587,770 of our 17,500,000 private placement warrants; (c) $75 million is raised from PIPE Investors in our PIPE Financing at a purchase price of $10.00 per share; (d) no shares are issued or surrendered in connection with the Purchase Price Adjustment or issued in connection with the Earnout Payment; (e) no shares are issued pursuant to the Sponsor Earn Back and Seller Earn Back provisions; (f) no shares are issued post-Closing under the Incentive Plan, a copy of which is attached to this proxy statement as Annex D; and (g) no shares are issued upon the exercise of a new warrant to acquire shares of common stock to be granted post-Closing to Blue Impact’s chief executive officer (which warrant is expected to have an exercise price of $10.00 per share and generally will be exercisable only if Blue Impact meets specified post-Closing financial targets). Post-Closing, by virtue of Seller’s ability to nominate and elect at least a majority of Blue Impact’s directors and its ownership level of Blue Impact common stock, BlueFocus — and not our public stockholders — will control Blue Impact. Furthermore, Seller may own more than a majority of the Blue Impact shares if (i) any additional shares are redeemed in connection with the business combination, (ii) we do not consummate the PIPE Financing in full or at all, (iii) shares are issued to Seller in connection with the Purchase Price Adjustment and/or the Earnout Payment, and/or (iv) Deferred Shares are earned back by Seller. These post-Closing number of outstanding shares and ownership percentages described above are based on the above assumptions and the actual number of outstanding shares and/or the percentages of ownership may vary materially depending on such assumptions and other factors. The post-Closing ownership position of the former Legacy stockholders will give them limited influence over the management and operations of the Blue Impact business following the business combination.

Legacy’s current stockholders likely will experience significant dilution as a result of other issuances contemplated in connection with the business combination (including the proposed PIPE Financing, Warrant Amendments and the Sponsor Earn Back and Seller Earn Back provisions).

In addition to the 27,000,000 shares of common stock delivered at Closing to the Seller, the business combination also contemplates a significant number of actual or potential additional issuances of shares of our common stock. These include shares issued in the proposed PIPE Financing (for example, 7,5000,000 shares if $75 million is raised from PIPE Investors in the PIPE Financing for cash at $10.00 per share), shares issued to cancel all our outstanding public warrants and private placement warrants, shares issued pursuant to the Sponsor Earn Back and Seller Earn Back provisions and shares issued in connection with the Earn Out. These additional issuances could result in our remaining stockholders experiencing significant dilution; however, the ultimate significance of the dilution will depend on the number of redemptions from the trust account in connection with the special meeting for the business combination.

Legacy’s current stockholders will experience significant dilution if the equity incentive plan is approved and the underlying shares are ultimately issued.

After the business combination, assuming no redemptions of shares in Legacy for cash, and excluding any shares that may be issued pursuant to the Purchase Price Adjustment, and if the equity incentive plan is approved, shares representing approximately 7.0% of the Blue Impact business on a fully-diluted basis will be reserved for issuance under the equity incentive plan. If all of the shares reserved for issuance under the equity incentive plan are ultimately issued, Legacy’s current stockholders will experience significant dilution.

If, after Legacy distributes the proceeds in the trust account to its public stockholders, it files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of Legacy’s board of directors may be viewed as having breached their fiduciary duties to Legacy’s creditors, thereby exposing it and the members of its board of directors to claims of punitive damages.

If, after Legacy distributes the proceeds in the trust account to its public stockholders, it files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by its stockholders. In addition, Legacy’s board of directors may be viewed as having breached its fiduciary duty to Legacy’s creditors and/or having acted in bad faith, thereby exposing Legacy and the board of directors to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to its public stockholders, Legacy files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of Legacy’s stockholders and the per share amount that would otherwise be received by Legacy’s stockholders in connection with its liquidation may be reduced.

If, before distributing the proceeds in the trust account to its public stockholders, Legacy files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in Legacy’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the trust account, the per share amount that would otherwise be received by Legacy’s stockholders in connection with its liquidation may be reduced.

If third parties bring claims against Legacy, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share.

Legacy’s placing of funds in the trust account may not protect those funds from third party claims against Legacy. Although Legacy will seek to have all vendors, service providers, prospective target businesses or other entities with which it does business execute agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of Legacy’s public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against Legacy’s assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, Legacy’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to Legacy than any alternative.

Examples of possible instances where Legacy may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by Legacy’s management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where Legacy’s management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Legacy and will not seek recourse against the trust account for any reason. Upon redemption of Legacy’s public shares, if Legacy is unable to complete its business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with the business combination, Legacy will be required to provide for payment of claims of creditors that were not waived that may be brought against it within the ten years following redemption. Accordingly, the per share redemption amount received by public stockholders could be less than the $10.00 per share initially held in the trust account, due to claims of such creditors. Legacy’s Sponsor has agreed that it will be liable to Legacy if and to the extent any claims by a vendor for services rendered or products sold to Legacy, or a prospective target business with which Legacy has discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes and up to $750,000 of interest to fund working capital requirements annually, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Legacy’s Sponsor will not be responsible to the extent of any liability for such third party claims. Legacy has not independently verified whether its Sponsor has sufficient funds to satisfy its indemnity obligations and believe that its Sponsor’s only assets are securities of Legacy. Legacy has not asked its Sponsor to reserve for such indemnification obligations. Therefore, Legacy cannot assure you that its Sponsor would be able to satisfy those obligations.

Legacy’s directors may decide not to enforce the indemnification obligations of its Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to its public stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per share or (ii) other than due to the failure to obtain such waiver, such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes and up to $750,000 to fund working capital requirements annually, and Legacy’s Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, Legacy’s independent directors would determine whether to take legal action against its Sponsor to enforce its indemnification obligations. While Legacy currently expects that its independent directors would take legal action on its behalf against its Sponsor to enforce its indemnification obligations, it is possible that Legacy’s independent directors in exercising their business judgment may choose not to do so in any particular instance. If Legacy’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to Legacy’s public stockholders may be reduced below $10.00 per share.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

Pursuant to the Business Combination, as described below in greater detail, Blue Impact Target will hold the Blue Impact business; Legacy will acquire all of the issued and outstanding shares of Blue Impact Target; and Legacy will change its name to Blue Impact Inc.

To assist in your analysis of the financial impact of the Business Combination, the following condensed combined pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X:

•        The unaudited pro forma condensed combined balance sheet as of December 31, 2019 combines the historical consolidated balance sheet of Legacy as of December 31, 2019 and the historical combined balance sheet of the Blue Impact business as of September 30, 2019 giving effect to the Business Combination on a pro forma basis as if it had been completed as of December 31, 2019.

•        The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 combine, as applicable, the historical condensed statement of operations of Legacy for the year ended December 31, 2019 with the historical combined statement of operations of the Blue Impact business for the twelve months ended September 30, 2019, in each case, giving effect to the Business Combination on a pro forma basis as if it had been completed on January 1, 2019.

The Blue Impact business is a “foreign business” as defined under applicable SEC rules and regulations. As a result, the most recent financial statements for the Blue Impact business (included elsewhere in this proxy) are audited combined financial statements as of and for the twelve months ended December 31, 2018 and unaudited combined financial statements as of and for the six months ended June 30, 2019. For purposes of providing the updated pro forma condensed combined financial information set forth herein, (i) Blue Impact business balance sheet information is derived from Blue Impact business unaudited management accounts as of September 30, 2019 and (ii) Blue Impact business statement of operations information for the twelve months ended September 30, 2019 which incorporates certain Blue Impact business unaudited management account information. More specifically, the Blue Impact business historical combined statement of operations results were prepared by combining Blue Impact business results for (i) the three months ended September 30, 2019 based on unaudited management accounts for the period, (ii) the six months ended June 30, 2019 (included elsewhere in this proxy) and (iii) the three months ended December 31, 2018 based on unaudited management accounts for the period. These results for the twelve months ended September 30, 2019 were prepared on a basis consistent with the historical results for the Blue Impact business but have not been audited or reviewed by any independent accountant and may not reflect all necessary adjustments in accordance with U.S. GAAP.

The unaudited pro forma condensed combined financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Blue Impact Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy”, and the following historical financial statements and accompanying notes of Legacy and the Blue Impact business, which are included elsewhere in this proxy statement:

•        Legacy’s audited consolidated financial statements as of and for the year ended December 31, 2019 and the related notes;

•        The Blue Impact business’ unaudited combined financial statements as of and for the six months ended June 30, 2019; and

•        The Blue Impact business’ audited combined financial statements as of and for the year ended December 31, 2018.

Description of the Business Combination and Warrant Amendments

Pursuant to the Share Exchange Agreement with the Seller, Legacy will purchase from Blue Valor all of the issued and outstanding shares of Blue Impact Target that at Closing will hold the Blue Impact business.

Pursuant to the Share Exchange Agreement, at the Closing, the Seller will receive 27,000,000 shares of common stock (i.e., the Closing Payment Shares), subject to adjustment as set forth below, and Legacy expects to (a) assume up to approximately $40 million of net debt related to the Blue Impact business, (b) assume $48 million of deferred acquisition purchase price obligations, and (c) pay up to approximately $90 million related to the acquisition of 100% of Madhouse. The closing market price for Legacy’s publicly traded Class A common stock on Thursday, August 22, 2019 (the day before the signing and announcement of the Share Exchange Share Exchange Agreement) was $10.17 per share.

To facilitate the business combination, the Sponsor will transfer 3,500,000 outstanding Founder Shares back to Legacy prior to the Closing (which shares will then be cancelled and cease to be outstanding) for the right to potentially receive Deferred Shares (as described below) and the Seller has agreed to reduce the number of Closing Payment Shares from 30,000,000 shares (as originally provided in the Share Exchange Agreement) to 27,000,000 shares. The Sponsor may receive up to 2,000,000 Deferred Shares pursuant to the Sponsor Earn Back provisions and Seller will earn back all 3,000,000 of its deferred shares pursuant to the Seller Earn Back provisions.

The proposed Warrant Amendments would provide that each outstanding public warrant and each outstanding private placement warrant shall no longer be exercisable to purchase one-half share of Class A common stock for $5.75 per half-share (subject to adjustment as provided in the Warrant Agreement) and instead shall be converted solely into the right to receive (i) if, at the Closing, the aggregate gross cash proceeds from the trust, after redemptions and any PIPE Financing (if consummated), equals at least $225 million, $1.00 in cash or (ii) if, at the Closing, the aggregate gross cash proceeds from the trust, after redemptions and the PIPE Financing (if consummated), is less than $225 million, $0.50 in cash and 0.055 of a share of common stock. However, in respect of at least 14,587,770 of the 17,500,000 private placement warrants owned by the Sponsor, Legacy and Sponsor have agreed each such private placement warrant shall be exchanged solely for 0.11 of a share of common stock (or 1,604,655 shares in total) and may not be exchanged for cash notwithstanding the terms of the Warrant Amendments. The beneficial owners of the remaining 2,912,230 private placement warrants will have the option to exchange such private placement warrants for 0.11 shares of common stock per private placement warrant in lieu of the consideration set forth in the Warrant Amendments (and we expect such beneficial owners to elect to receive the same consideration as the public warrants pursuant to the Warrant Amendments); provided, that if such beneficial owners cease to beneficially own any of such private placement warrants for any reason, such private placement warrants shall revert back to the Sponsor and shall be exchanged solely for 0.11 shares of common stock per private placement warrant and may not be exchanged for cash notwithstanding the terms of the Warrant Amendments.

The Closing Payment Shares will be subject to adjustment following Closing based on the extent to which, as of the Closing Date, (a) the net debt of the Blue Impact business, (b) the deferred acquisition purchase price obligations for the Blue Impact business (excluding Madhouse) and (c) the amount of the purchase price to acquire 100% of Madhouse, are each finally determined to be greater or less than the targets for such amounts specified in the Share Exchange Agreement. The determinations as of the Closing Date of the foregoing amounts and any related adjustments will be mutually agreed to by the Seller and a committee of independent directors of Blue Impact with any disagreements being resolved by a nationally recognized independent public accounting firm jointly selected by the Seller and Blue Impact.

Post-Closing up to $222 million also may be payable to the Seller after the 2022 audit is complete in the form of an incentive-based earn-out tied to average profit growth of the Madhouse business over the three-year period ending December 31, 2022. The earn-out will be payable at Blue Impact’s option in cash, stock or a combination thereof if Blue Impact’s common stock share price at the time of payment is at least $10 per share. If not, then dependent upon Blue Impact’s then-available cash, the earn-out will be payable in cash or subordinated notes. Seller has partially and irrevocably assigned a portion of any earn-out payment to fund a long-term incentive plan to be established for the benefit of designated individuals employed by or associated with the Blue Impact business.

The Closing of the Business Combination is subject to a number of conditions including (i) approval by Legacy’s stockholders of the Business Combination, (ii) the completion of the Reorganization, (iii) the Blue Impact business having a minimum of US$10,000,000 in cash, and (iv) Legacy having at least US $5,000,001 of net tangible assets at Closing and aggregate gross cash proceeds of at least US $120,000,000, following any share redemptions by Legacy’s stockholders and the PIPE Financing (if consummated).

Description of the Reorganization

As described in “Blue Impact Operating Structure and History and the Reorganization,” BlueFocus, through various direct and indirect subsidiaries, currently owns the following six international operating companies, which directly and through their respective subsidiaries conduct the Blue Impact business: Vision 7, Madhouse, WAS, Metta, Fuse and Indigo (collectively, the “Operating Companies”).

The Reorganization to be effected by Blue Focus and its affiliates (including Seller) will result in Blue Impact Target owning at Closing directly 100% of the outstanding shares of the six Operating Companies and, indirectly, their respective subsidiaries. However, Blue Impact Target will not acquire (i) the shares or assets of the PRC-incorporated subsidiaries comprising part of the Blue Impact business or (ii) the financial assets or liabilities of those PRC entities or their obligations for borrowed money. Instead, prior to Closing, (i) these excluded PRC entities and the excluded assets and liabilities will be transferred to, retained by or assumed by the Seller and (ii) the PRC entities holding the relevant businesses will enter into a series of control and related arrangements for the benefit of the Blue Impact Operating Companies. As of December 31, 2019, the relevant PRC share transfers and control and related arrangements were made and entered into with respect to Madhouse’s PRC subsidiaries. These Madhouse activities in December 2019 are referred as the December 2019 Madhouse Reorganization Activities.

Through the control and related arrangements implemented as part of the December 2019 Madhouse Reorganization Activities, Blue Impact will maintain effective control and economic ownership of the applicable Madhouse PRC entity and, as a result, Blue Impact will continue to consolidate that controlled affiliate entity from the perspective of its financial statements. Once similar control and related arrangements are effectively implemented with respect to the other excluded PRC entities, Blue Impact similarly expects to consolidate those controlled affiliate entities.

Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in conformity with US GAAP and related SEC guidance. Under this method of accounting, Legacy is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the Blue Impact business comprising the ongoing operations of the combined company, senior management of the Blue Impact business or the entities affiliated with the Blue Impact business comprising the senior management of the combined company, and the Seller’s stockholder having the largest portion of voting rights of the combined company. Following the combination, the Board of Directors will consist of eleven directors, initially including two vacancies. Immediately after the closing, the Purchaser Board will have nine directors, and six of those will be designated by the Seller with the remaining three selected by the Founder Investors’ Representative. Of the six selected by Blue Impact business, at least three must be NYSE Independent and at least two must be Independent. Of the three selected by the Sponsor at least two must be NYSE Independent and at least one must be Independent. Other factors were considered, including size of the entities and the location of the combined company’s headquarters. Based on the preponderance of evidence as described above, the Blue Impact business is the accounting acquirer in the Business Combination.

Accordingly, the Blue Impact business’s assets and liabilities will be recorded at their pre-combination carrying amounts and the historical operations that are reflected in the unaudited pro forma condensed combined financial information will be those of the Blue Impact business. Legacy’s assets and liabilities will be combined with the assets, liabilities and results of operations of the Blue Impact business upon the consummation of the Business Combination. Blue Impact will credit equity for the fair value of the net monetary assets of Legacy, with no goodwill or intangible assets being recognized in this transaction.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with US GAAP and pursuant to the rules and regulations of SEC Regulation S-X, and presents the pro forma financial position and results of operations of the combined companies based upon the historical data of Legacy and the Blue Impact business after giving effect to the Business Combination, including the December 2019 Madhouse Reorganization Activities described above, the share deferral by Seller and the share exchange by Sponsor (described above) and completion of the Warrant Amendments (assuming that 14,587,770 of the 17,500,000 private warrants receive solely common stock). The pro forma adjustments are based on certain currently available information and certain assumptions and methodologies that the Seller and Legacy believe are reasonable under the circumstances.

Each Legacy public shareholder has the right to redeem its Class A common stock for an amount in cash equal to such shareholder’s pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to Closing. The unaudited pro forma condensed combined financial information does not give effect to any pre-Closing loans agreed to be made by Seller pursuant to the Extension Amendment, with the amount of such Seller loans contributed to the trust account or used to fund up to $300,000 in agreed costs and expenses incurred by Legacy prior to Closing.

In addition, the unaudited pro forma condensed combined financial information does not give effect to any PIPE Financing, post-Closing adjustment to the Closing Payment Shares, Deferred Shares issued to Seller or Sponsor pursuant to the Earn Back provisions, or payment in connection with the earn-out. Accordingly, the pro forma adjustments are likely to be revised as additional information becomes available (including the amount of any purchase price adjustment) and alternative valuation methodologies are evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and these differences may be material. The Seller and Legacy believe that their assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial and public health conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The actual results reported in periods following the transaction may differ significantly from those reflected in the pro forma financial information presented herein for a number of reasons, including differences between the assumptions used to prepare this pro forma financial information and actual results. Future results may vary significantly from the results reflected due to various factors, including those risks discussed under “Risk Factors” beginning on page 59 of this proxy statement.

Pro Forma Condensed Combined Balance Sheet

As of December 31, 2019

(Unaudited)

(in millions)

			Scenario 1 Assuming No Redemptions into Cash				Scenario 2 Assuming Maximum Redemptions into Cash
	LGC as of December 31, 2019	Blue Impact as of September 30, 2019	Pro Forma Adjustments	Note	Adj J	Pro Forma Balance Sheet	Pro Forma Adjustments	Note	Adj J	Pro Forma Balance Sheet
Assets
Cash and Cash Equivalents	0.6	72.0	302.5	A	(4.7)	183.0	302.5	A	(4.7)	16.9
	—	—	(54.0)	B	—		(54.0)	B	—
	—	—	(90.0)	D	—		(182.5)	C	—
	—	—	(10.5)	E	—		(90.0)	D	—
	—	—	—		—		(10.5)	E	—
			(32.9)	I	—				—
							(16.5)	I	—
Restricted Cash	—	0.5	—		—	0.5	—		—	0.5
Accounts Receivable	—	571.2	—		(13.4)	557.8	—		(13.4)	557.8
Contract Assets	—	0.4	—		—	0.4	—		—	0.4
Other Current Assets	—	8.5	—		29.3	37.8	—		29.3	37.8
Current Assets	0.6	652.6	115.1		11.2	779.5	(51.0)		11.2	613.4

Property and Equipment	—	16.6	—		(0.2)	16.4	—		(0.2)	16.4
Intangible assets	—	96.9	—		—	96.9	—		—	96.9
Investments	—	1.7	—		—	1.7	—		—	1.7
Cash and investments held in Trust Account	302.5	—	(302.5)	A	—	—	(302.5)	A	—	—
Deferred Income Taxes	—	1.1	—		—	1.1	—		—	1.1
Goodwill	—	354.4	—		—	354.4	—		—	354.4
Other Non-Current Assets	—	2.4	—		—	2.4	—		—	2.4
Non-Current Assets	302.5	473.1	(302.5)		(0.2)	472.9	(302.5)		(0.2)	472.9
Total Assets	303.1	1,125.7	(187.4)		11.0	1,252.4	(353.5)		11.0	1,086.3

Liabilities and Equity
Accounts Payable	2.2	467.1	—		(3.6)	465.7	—		(3.6)	465.7
Contract Liabilities	—	41.7	—		(2.2)	39.5	—		(2.2)	39.5
Short-Term Debt	—	16.3	—		(4.9)	11.4	—		(4.9)	11.4
Other current liabilities	2.0	56.5	(9.8)	B	6.5	57.3	(9.8)	B	6.5	57.3
	—	—	2.1	E	—	—	2.1	E	—
Total Current Liabilities	4.2	581.6	(7.7)		(4.2)	573.9	(7.7)		(4.2)	573.9

Long-Term Debt	—	56.9	—		—	56.9	—		—	56.9
Deferred Income Taxes	—	14.4	—		—	14.4	—		—	14.4
Deferred underwriting commission	10.5	—	(10.5)	B	—	—	(10.5)	B	—	—
Other Non-Current Liabilities	—	19.6	—		—	19.6	—		—	19.6
Total Non-Current Liabilities	10.5	90.9	(10.5)		—	90.9	(10.5)		—	90.9
Total Liabilities	14.7	672.5	(18.2)		(4.2)	664.8	(18.2)		(4.2)	664.8

Pro Forma Condensed Combined Balance Sheet

As of December 31, 2019 – (continued)

(Unaudited)

(in millions)

			Scenario 1 Assuming No Redemptions into Cash				Scenario 2 Assuming Maximum Redemptions into Cash
	LGC as of December 31, 2019	Blue Impact as of September 30, 2019	Pro Forma Adjustments	Note	Adj J	Pro Forma Balance Sheet	Pro Forma Adjustments	Note	Adj J	Pro Forma Balance Sheet
Redeemable equity	283.4		(283.4)	C	—	—	(283.4)	C	—	—
Redeemable Non-controlling interest		6.0	—		—	6.0	—		—	6.0

Equity	—	—	—		—	—	—		—	—
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—	—	—		—	—	—		—	—
Common stock:	—	—	—		—	—	—		—	—
Common stock of Blue Impact issued in transaction	—	—	—	F	—	—	—	F	—	—
Class A Common stock, $0.0001 par value, 100,000,000 authorized shares, 30,000,000 shares issued at December 31, 2019, 961,167 shares, outstanding (excluding 28,344,013 shares, subject to possible redemption at December 31, 2019)	—	—	—	G	—	—	—	G	—	—
Class F Common stock, $0.0001 par value, 10,000,000 authorized shares, 7,500,000 shares issued and outstanding	—	—	—	G	—	—	—	G	—	—
			—				—
			—	I			—	I
Net Parent Investment	—	462.3	(462.3)	H	—	—	(462.3)	H	—	—
Share Capital	—	—	—		—	—	—		—	—
Additional paid-in-capital	0.8	—	283.4	C	(4.0)	613.3	100.9	C	(4.0)	447.2
	—	—	(90.0)	D			(90.0)	D	—
	—	—	4.2	F			4.2	F	—
	—	—	462.3	H			462.3	H	—
	—	—	(10.5)	E			(10.5)	E	—
			(32.9)	I			(16.5)	I
Retained Earnings	4.2	—	(33.7)	B	13.2	(22.6)	(33.7)	B	13.2	(22.6)
	—	—	(2.1)	E			(2.1)	E	—
	—	—	(4.2)	F			(4.2)	F	—
	—	—							—
Non-Controlling Interests	—	0.2	—			0.2	—		—	0.2
Contributed Surplus	—	—	—		—	—	—		—	—
Accumulated Other Comprehensive Income	—	(0.2)	—		—	(0.2)	—		—	(0.2)
Foreign Currency Translation	—	(15.1)	—		6.0	(9.1)	—		6.0	(9.1)
Total Equity	5.0	447.2	114.2		15.2	581.6	(51.8)		15.2	415.6
Total Liabilities and Equity	303.1	1,125.7	(187.4)		11.0	1,252.4	(353.5)		11.0	1,086.3

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined balance sheet to give pro forma effect to events that are directly attributable to the Business Combination and are factually supportable. For these purposes, Business Combination related adjustments include the effect of the October 2019 redemption of 694,820 shares of Class A common stock in exchange for $7,108,009 million in cash distributed from the trust account in connection with the Extension Amendment.

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet at December 31, 2019 are as follows:

A.     Represents the release of cash and investments held in trust account that becomes available following the Business Combination.

B.      Reflects payment of Business Combination costs directly attributable to the Closing of the Business Combination of $54.0 million and the related adjustment to retained earnings for $33.7 million, which is the total Business Combination costs incurred less $20.3 million in previously accrued costs, including $10.5 million in deferred Legacy IPO underwriting commissions. For purposes of the pro forma financial statements, these deferred underwriting commissions are assumed to have already been paid.

C.     Each Legacy public shareholder has the right to redeem its Class A common stock for an amount in cash equal to such shareholder’s pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial Business Combination. As a result, such shares of Class A common stock are recorded as temporary equity in Legacy’s historical balance sheets. Under Scenario 1, which (i) reflects the previous redemption of 694,820 shares of Class A common stock in connection with the Extension Amendment and (ii) assumes that none of the 29,305,180 remaining public shares are redeemed prior to the Business Combination, the amount is reclassified into permanent equity. In Scenario 2, which assumes the maximum number of additional shares are redeemed for cash by the Legacy stockholders, $182.5 million would be paid out in cash. The $182.5 million or 17,681,044 shares of Class A common stock represents the maximum redemption amount providing for a minimum cash at Closing of $120 million being contributed to the Blue Impact business from the trust account after giving effect to stockholder redemptions (including Extension Amendment related redemptions).

D.     Reflects payments of $90 million payable in connection with the acquisition of 100% of Madhouse.

E.      As described in the section entitled “Blue Impact Operating Structure and History and the Reorganization”, so that Seller will hold 100% of Vision 7 at Closing, Blue Valor will acquire the 3.15% minority interest in Vision 7 from Vison 7’s minority shareholders and cash out all outstanding Vision 7 employee options. Blue Impact (i.e., the post-Closing entity) expects to pay $4.2 million and $6.3 million in cash to holders of Vision 7 minority interest shares and options that have vested prior to Closing. The adjustment also includes a $2.1 million accrual related to outstanding Vison 7 options that will not have vested prior to Closing but whose vesting will be modified in connection with the Business Combination to provide for vesting on the earlier of the date of original vesting and December 31, 2020 (in each case, generally if the related employee is still employed on such date). Blue Impact (i.e., the post-Closing entity) expects to record post-Business Combination compensation expense of $2.1 million related to this vesting modification. This amount is excluded from the unaudited pro forma condensed combined statements of operations because it is a charge directly attributable to the Business Combination that will not have a continuing impact on the combined company’s operations; however, the amount is reflected as a reduction to retained earnings in the unaudited pro forma balance sheet.

F.      Reflects the recapitalization of Blue Impact (i.e., the post-Closing entity) through the contribution of all the share capital in Blue Impact Target to Legacy, the pro forma adjustments reflect the issuance of 27,000,000 shares of common stock at a par value of $0.0001 per share and a value of $10.27 per share to finance the acquisition, and the elimination of the historical accumulated deficit of Legacy, the accounting acquiree.

G.     Reflects the conversion of all outstanding Class F common stock into shares of our Class A common stock at the time of our initial Business Combination, initially at a one-for-one ratio but subject to adjustment in accordance with Legacy’s amended and restated certificate of incorporation.

H.     Reflects the carry forward of Blue Impact’s historical “Net Parent Investment” immediately before the reverse acquisition to APIC.

I.       Represents the cancellation of public and private placement warrants pursuant to the Warrant Amendments in exchange for the specified consideration. Under Scenario 1, which assumes that none of the 29,867,000 remaining public shares are redeemed prior to the Business Combination, the holders of public warrants are assumed to receive cash of $1 per warrant and 14,587,770 of the private placement warrants receive 0.11 of a share of common stock per warrant. The holders of the remaining 2,912,230 private placement warrants are assumed to receive cash of $1 per warrant. Under Scenario 2, which assumes maximum number of additional shares are redeemed for cash by the Legacy stockholders, the holders of public warrants are assumed to receive cash of $0.50 and 0.055 of a share of common stock per warrant and 14,587,770 of the private placement warrants receive 0.11 of a share of common stock per warrant. The holders of the remaining 2,912,230 private placement warrants are assumed to receive cash of $0.50 and 0.055 of a share of common stock per warrant.

J.       As a result of the December 2019 Madhouse Reorganization Activities, Madhouse determined that it no longer has a controlling financial interest in Madhouse China. The adjustment reflects the impact of deconsolidating the assets and liabilities related to Madhouse China, and recognizing the assets and liabilities of New Jingdao which (i) acquired substantially all the assets and liabilities of Madhouse China, other than financial assets and liabilities and the indebtedness, and (ii) is subject to a control and other agreements resulting in the ongoing consolidation of the historical Madhouse China business.

Pro Forma Condensed Combined Statement of Income

Year Ended December 31, 2019

(Unaudited)

(in millions, except share and per share amounts)

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	LGC	Blue Impact	Pro Forma Adjustments	Note	Pro Forma Statement of Operations	Pro Forma Adjustments	Note	Pro Forma Statement of Operations
Revenue, excluding billable expenses	—	334.1	—		334.1	—		334.1
Billable expenses	—	152.7	—		152.7	—		152.7
Total revenue	—	486.8	—		486.8	—		486.8

Operating expenses
Salaries and related expenses	—	190.2	—		190.2	—		190.2
Office and other direct expenses	—	31.6	—		31.6	—		31.6
Billable expenses	—	152.7	—		152.7	—		152.7
Cost of services	—	374.5	—		374.5	—		374.5
Selling, general and administrative expenses	3.8	52.0	(3.8)	AA	52.0	(3.8)	AA	52.0
Operating income	(3.8)	60.3	3.8		60.3	3.8		60.3

Other income and expenses
Interest income on Trust Account	6.5	—	(6.5)	BB	—	(6.5)	BB	—
Other income	—	2.2	—		2.2	—		2.2
Other expenses	—	(2.9)	—		(2.9)	—		(2.9)
Financing costs, net	—	(8.4)	0.4	CC	(8.0)	0.4	CC	(8.0)
Income before income taxes	2.7	51.2	(2.3)		51.6	(2.3)		51.6
Income tax provision	1.3	14.8	(0.7)	DD	15.4	(0.7)	DD	15.4
Net income	1.4	36.4	(1.6)		36.2	(1.6)		36.2

Weighted average class A common shares outstanding – basic	29,867,000		32,604,655	EE	62,471,655	16,733,783	EE	46,600,783
Net Income per class A common stock – basic	$0.16				$0.58			$0.78
Weighted average class F common shares outstanding – basic and diluted	7,500,000		(7,500,000)	EE	—	(7,500,000)	EE	—
Net (loss) per class F common stock – basic and diluted	$(0.46)

Weighted average class A common shares outstanding – diluted			67,471,655	EE	67,471,655	51,600,783	EE	51,600,783
Net Income per class A common shares – diluted					$0.54			$0.70

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income

The historical financial statements have been adjusted in the unaudited pro forma condensed combined statements of income to give pro forma effect to events that are directly attributable to the Business Combination, factually supportable and expected to have a continuing impact on the results of the combined company.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Legacy shares outstanding, assuming the Business Combination occurred on January 1, 2019, including the effect of the October 2019 redemption of 694,820 shares of Class A common stock in connection with the Extension Amendment.

The pro forma adjustments included in the unaudited pro forma condensed combined statement of income for the year ended December 31, 2019 are as follows:

AA.  Reflects the elimination of direct, incremental costs of the Business Combination costs related to the Business Combination incurred by Legacy during the periods presented. These amounts have been eliminated on a pro forma basis, as they are not expected to have a continuing effect on the operating results of the combined company.

BB.   Reflects the reversal of interest income earned on cash and investment held in the trust account, which are redeemed and transferred to cash and cash equivalents at the Closing of the Business Combination.

CC.   Removes the interest expense on the outstanding balance of the revolving credit related to the PRC entities to reflect the impact of the December 2019 Madhouse Reorganization Activities. As part of the reorganization, subcontracting agreements were put in place such that the statement of income associated with the activities of Madhouse was not further affected by the restructuring and therefore, no other pro forma adjustments were made to the condensed combined statements of income.

DD.   Represents adjustment to income tax expense as a result of the tax impact of the pro forma adjustments based on an effective tax rate of 29% to compute the income tax expense related to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019. The effective tax rates used for purposes of the pro forma adjustment excludes the effect of uncertain tax positions.

EE.   Represents the net earnings per share calculated using the historical weighted average of the Legacy shares and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. The presentation of basic and diluted earnings per share of common stock is calculated using the following:

Combined Pro Forma Basic Weighted Average Shares for the year ended December 31, 2019	Scenario 1 (Assuming No Additional Redemptions into Cash)	Scenario 2 (Assuming Maximum Redemptions into Cash)
Legacy weighted average Class A common shares outstanding	29,867,000	29,867,000
Legacy Class F common shares cancelled for potential Deferred Shares	(3,500,000)	(3,500,000)
Legacy Class A common shares redeemed for cash upon execution of the Business Combination	—	(17,681,044)
Class A common shares issued in the Business Combination	27,000,000	27,000,000
Legacy Class F common shares converted to Class A common shares upon execution of the Business Combination	7,500,000	7,500,000
Class A common shares issued in connection with the public and private placement warrants	1,604,655	3,414,827
Pro forma weighted average shares (basic)	62,471,655	46,600,783

Combined Pro Forma Diluted Weighted Average Shares for the year ended December 31, 2019	Scenario 1 (Assuming No Additional Redemptions into Cash)	Scenario 2 (Assuming Maximum Redemptions into Cash)
Legacy weighted average Class A common shares outstanding	29,867,000	29,867,000
Legacy Class F common shares cancelled for potential Deferred Shares	(3,500,000)	(3,500,000)
Legacy Class A common shares redeemed for cash upon execution of the Business Combination	—	(17,681,044)
Class A common shares issued in the Business Combination	27,000,000	27,000,000
Legacy Class F common shares converted to Class A common shares upon execution of the Business Combination	7,500,000	7,500,000
Class A common shares issued in connection with the public and private placement warrants	1,604,655	3,414,827
Class A common shares deferred	5,000,000	5,000,000
Pro forma weighted average shares (diluted)	67,471,655	51,600,783

CAPITALIZATION

The following table sets forth the capitalization on an unaudited, historical standalone basis for Legacy as of December 31, 2019 and for the Blue Impact business as of September 30, 2019 and on an unaudited combined pro forma basis combining that capitalization information and after giving effect to the Business Combination (including the impact of the previous Extension Amendment related redemptions) as if it was completed on December 31, 2019, assuming (i) that no additional holders of Class A common stock exercise their redemption rights in connection with the Business Combination and (ii) the maximum redemption amount providing for a minimum cash at Closing of $120 million being contributed to the Blue Impact business from the trust account (in each case, after giving effect to all Class A common stock redemptions in connection with the Extension Amendment and the Business Combination and without consideration of any Seller loans in connection with the Extension Amendment).

	Historical		Pro Forma
	Legacy As of December 31, 2019 (audited)	Blue Impact business As of September 30, 2019 (unaudited)	Scenario 1 (Assuming No Additional Redemptions into Cash)	Scenario 2 (Assuming Maximum Redemptions into Cash)
	(in millions)
Cash and cash equivalents	$0.6	$72.0	$183.0	$16.9
Restricted cash and cash equivalents held in trust account	302.5	—	—	—

Short-term debt	—	16.3	11.4	11.4
Long-term debt	—	56.9	56.9	56.9

Ordinary shares, subject to possible redemption	283.4
Non-controlling interest, subject to possible redemption		6.0	6.0	6.0
Total equity	5.0	447.2	581.6	415.6
Total capitalization	$288.4	$526.4	$655.9	$489.9

COMPARATIVE PER SHARE INFORMATION

The following table sets forth the per share data of Legacy and the Blue Impact business on a standalone basis for the indicated periods and the unaudited pro forma combined per share data for the year ended December 31, 2019 after giving effect to the Business Combination, assuming (i) that no additional holders of Class A common stock exercise their redemption rights in connection with the Business Combination and (ii) the maximum redemption amount providing for minimum cash at Closing of $120 million being contributed to the Blue Impact business from the trust account (in each case, after giving effect to all Class A common stock redemptions in connection with the Extension Amendment and the Business Combination and without consideration of any Seller loans in connection with the Extension Amendment).

The pro forma combined book value per share information was computed as if the Business Combination had been completed on December 31, 2019. The pro forma net income information for the year ended December 31, 2019 was computed as if the Business Combination had been completed on January 1, 2019.

The unaudited pro forma book value information as of December 31, 2019 combines Legacy’s historical information as of December 31, 2019 and the historical information of the Blue Impact business as of September 30, 2019. The unaudited pro forma income for the year ended December 31, 2019 combine, as applicable, Legacy’s net income for the year ended December 31, 2019 with the Blue Impact business net income for the twelve months ended September 30, 2019, in each case giving effect to the Business Combination.

The Blue Impact business net income information for the twelve months ended September 30, 2019 combines Blue Impact business net income for (i) the three months ended September 30, 2019 based on unaudited management accounts for the period, (ii) the six months ended June 30, 2019 (included elsewhere in this proxy) and (iii) the three months ended December 31, 2018 based on unaudited management accounts for the period. These results for the twelve months ended September 30, 2019 were prepared on a basis consistent with the historical results for the Blue Impact business, but have not been audited or reviewed by any independent accountant and may not reflect all necessary adjustments in accordance with U.S. GAAP.

The historical book value per share is computed by dividing total equity by the number of shares of common stock outstanding at the end of the period. The pro forma combined book value per share is computed by dividing total pro forma equity by the pro forma number of shares of common stock outstanding at the end of the period. The pro forma net income per share of the combined company is computed by dividing the pro forma net income by the pro forma weighted-average number of shares outstanding over the period.

You should read the information in the following table in conjunction with the selected historical financial information included elsewhere in this proxy statement, and the historical financial statements of Legacy and the Blue Impact business and related notes that are included elsewhere in this proxy statement. The unaudited Legacy and Blue Impact business pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information set forth above.

The unaudited pro forma combined net income per share information below does not purport to represent the net income per share which would have occurred had Legacy and the Blue Impact business been combined during the periods presented, nor the net income per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Legacy and the Blue Impact business would have been had they been combined during the periods presented.

Year Ended December 31, 2019 (Legacy) and Twelve Months Ended September 30, 2019 (Blue Impact business)	Legacy (historical)	Blue Impact business	Scenario 1 (Assuming No Additional Redemptions into Cash)	Scenario 2 (Assuming Maximum Redemptions into Cash)
	(unaudited)
	(in millions, except share and per share amounts)
Net income	$1.4	$34.6	$36.2	$36.2
Total equity	$5.0	$447.2	$581.6	$415.6
Weighted average shares outstanding – basic	29,867,000	0	62,471,655	46,600,783
Basic net income per share	$0.16		$0.58	$0.78
Book value per basic share as of December 31, 2019	$0.17		$9.31	$8.92
Weighted average shares outstanding – Diluted			67,471,655	51,600,783
Basic net income per share			$0.54	$0.70
Book value per diluted share as of December 31, 2019			$8.62	$8.05

SPECIAL MEETING OF STOCKHOLDERS

General

This proxy statement is being furnished to the holders of Class A common stock and Class F common stock of the Company in connection with the solicitation by our board of directors of proxies to be voted at the special meeting of Stockholders of the Company (the “special meeting”) to be held on Thursday, April 23, 2020, at 11:00 a.m., New York City Time, at the corporate headquarters of the company located at 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, or at any adjournment or postponement of the special meeting. This proxy statement contains important information regarding the special meeting, the proposals on which you are being asked to vote and information you may find useful in determining how to vote and voting procedures.

This proxy statement and the other proxy materials are first being made available on or about Tuesday, March 31, 2020, to all stockholders entitled to notice of, and to vote at, the special meeting. At the close of business on March 20, 2020, the record date for the special meeting, there were 29,305,180 shares of Class A common stock and 7,500,000 shares of Class F common stock outstanding. Only the holders of record of our Class A common stock and Class F common stock as of the close of business on the record date are entitled to notice of, attend and to vote at, the special meeting and any adjournment or postponement thereof.

Date, Time and Place of Special Meeting

The special meeting will be held at 11:00 a.m., New York City Time, on Thursday, April 23, 2020, at the corporate headquarters of the company located at 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals. We intend to hold the special meeting in person. However, we are actively monitoring the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the special meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor the special meeting website at https://www.cstproxy.com/legacyacquisition/sm2020 for updated information. If you are planning to attend the special meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the special meeting.

Voting Power; Record Date

As a stockholder of the Company, you have a right to vote on certain matters affecting the Company. The proposals that will be presented at the special meeting and upon which you are being asked to vote are summarized below and fully set forth in this proxy statement. You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of our Class A common stock or Class F common stock at the close of business on March 20, 2020, which is the record date for the special meeting. For each proposal, you are entitled to one vote for each share of Class A common stock that you hold as of the record date and one vote for each share of Class F common stock that you hold as of the record date. There are no cumulative voting rights.

If your shares are held in “street name” or are in a margin or similar account, you should contact your bank, broker, or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 29,305,180 shares of Class A common stock and 7,500,000 shares of Class F common stock outstanding. As of the record date, all of the shares of Class F common stock were held by our Sponsor.

Proposals at the Special Meeting

At the special meeting, our stockholders will vote on the following proposals:

1.      The Business Combination Proposal:    A proposal to approve and adopt an Amended and Restated Share Exchange Agreement, dated as of December 2, 2019, as amended by that First Amendment to the Amended and Restated Share Exchange Agreement dated as of March 13, 2020 (the “Share Exchange Agreement”), that amends and restates the Share Exchange Agreement dated as of August 23, 2019, as amended by that First Amendment to Share Exchange Agreement dated as of September 27, 2019, by and between Blue Valor Limited, a company incorporated in Hong Kong (“Blue Valor” or the “Seller”) and an indirect, wholly-owned subsidiary of BlueFocus, and Legacy, pursuant to which Legacy will purchase all of the issued and outstanding shares of a wholly-owned holding company of Seller, organized in the Cayman Islands, which we refer to herein as “Blue Impact Target,” that, at the closing of the transactions contemplated by the Share Exchange Agreement (the “Closing”), will hold the Blue Impact business, a digital-first, intelligent and integrated, global advertising & marketing services group (the “Blue Impact business”) (the transactions contemplated by the Share Exchange Agreement are referred to as the “business combination”), which we refer to as the “Business Combination Proposal”. A copy of the Share Exchange Agreement is attached to the accompanying proxy statement as Annex A and a copy of the First Amendment is attached as Annex AA;

2.      The NYSE Proposal:    To consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the issuance of more than 20% of Legacy’s issued and outstanding common stock in connection with the business combination (as described herein), including shares issued as consideration to the Seller, shares issued to new or current investors in a potential PIPE Financing (described below), shares that may be issued to our Sponsor in connection with our Sponsor’s transfer of 3,500,000 outstanding shares back to Legacy prior to the Closing (which shares will then be cancelled and cease to be outstanding) for the right to potentially receive up to a maximum of 2,000,000 Deferred Shares pursuant to the Sponsor Earn Back provisions, shares to be issued to Seller pursuant to the Seller Earn Back provisions in connection with its agreement to defer 3,000,000 shares of previously-agreed transaction consideration due to Seller, and shares that may be issued to the holders of our public warrants and private placement warrants if the amendments to our warrants are approved, as described below in more detail, in each case, for purposes of complying with applicable provisions of Section 312.03 of the NYSE Listed Company Manual, and the related change of control, which we refer to as the “NYSE Proposal”;

3.      The Charter Amendment Proposal:    To consider and vote upon a proposal (which we refer to as the “Charter Amendment Proposal”) to approve and adopt, assuming the Business Combination Proposal is approved and adopted, the amendment of the amended and restated certificate of incorporation of Legacy, a copy of which is attached to the accompanying proxy statement as Annex B (the “Charter Amendment”), effecting the declassification of the board of directors and providing that each member of the board of directors will be elected annually at each annual meeting of stockholders following the effectiveness of the Charter Amendment, which, if approved and adopted, will go into effect at the special meeting;

4.      The Amended and Restated Charter Proposals:    To consider and vote upon three sub proposals (which we refer to as the “Amended and Restated Charter Proposals”) to approve and adopt, assuming the Business Combination Proposal and the Charter Amendment Proposal are approved and adopted, the amendment and restatement of the amended and restated certificate of incorporation of Legacy (which would further amend and restate the certificate of incorporation of Legacy as amended by the Charter Amendment in Annex B per the Charter Amendment Proposal), a copy of which is attached to the accompanying proxy statement as Annex C (the “Amended Charter”), effecting the following amendments to the amended and restated certificate of incorporation of Legacy (as amended or corrected, the “Charter”) that, if approved and adopted, will go into effect upon the Closing:

(a)     Amended and Restated Charter Proposal A — Increase in Authorized Capital Stock:    To approve a provision in the proposed Amended Charter, upon the Closing and the conversion of the Company’s Class F common stock into the Company’s Class A common stock, increasing the authorized capital stock of the post-business combination company from 111,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 10,000,000 shares of Class F common stock and 1,000,000 shares of preferred stock, to 201,000,000 shares, which would consist of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, by, on the effective date of the filing of the proposed Amended Charter: (i) reclassifying all Class A common stock as common stock; (ii) reclassifying all Class F common stock as common stock; and (iii) creating an additional 90,000,000 shares of common stock, which we refer to as “Amended and Restated Charter Proposal A”;

(b)    Amended and Restated Charter Proposal B — Elimination of Stockholder Action by Written Consent:    To approve and adopt an amendment to our Charter that prohibits the ability of stockholders to take actions by written consent in lieu of a meeting, as the stockholders of the post-business combination company will only be able to take action at a duly called meeting of stockholders, which we refer to as “Amended and Restated Charter Proposal B”; and

(c)     Amended and Restated Charter Proposal C — Additional Amendments:    To approve and adopt additional amendments to our Charter, including (i) changing the post-business combination company’s corporate name from “Legacy Acquisition Corp.” to “Blue Impact Inc.”, (ii) changing the purpose of the post-business combination company to “any lawful act or activity for which corporations may be organized under the DGCL,” (iii) eliminating certain provisions specific to the Class F common stock and Class A common stock as Class F common stock and Class A common stock shall cease to be authorized following the effectiveness of the proposed Amended Charter, (iv) amending the liquidation provisions to provide that a merger or consolidation of the post-business combination company shall not be deemed to be a liquidation for purposes of the charter, (v) amending the provisions relating to the indemnification and advancement of expenses to directors and officers under certain circumstances, (vi) eliminating certain provisions specific to our status as a blank check company, which the board of directors believes are necessary to adequately address the needs of the post-business combination company, and (vii) amending the provisions relating to the doctrine of corporate opportunity to provide that the doctrine of corporate opportunity will apply to the post-business combination company and any of its officers or directors to the extent the officer or director is permitted to refer that opportunity to the post-business combination company without violating any legal obligation, which we refer to as “Amended and Restated Charter Proposal C”;

5.      The Equity Incentive Plan Proposal:    To consider and vote upon a proposal, assuming the Business Combination Proposal is approved and adopted, to approve and adopt the Blue Impact Equity Incentive Plan, a copy of which is attached to the accompanying proxy statement as Annex D and material terms thereunder, which we refer to as the “Incentive Plan Proposal”;

6.      The Director Election Proposal:    To consider and vote upon a proposal, assuming the Business Combination Proposal, the Charter Amendment Proposal and the Amended and Restated Charter Proposals are approved and adopted, to elect nine directors, two of whom will be elected effective immediately and seven of whom will be elected effective upon the Closing, to serve on our board of directors until the 2020 Annual Meeting of stockholders or until his or her successor is elected and qualified, which we refer to as the “Director Election Proposal”; and

7.      The Adjournment Proposal:    To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, which we refer to as the “Adjournment Proposal”.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF
THESE PROPOSALS AND “FOR” EACH OF THE DIRECTOR NOMINEES.

Vote of the Company’s Sponsor, Directors and Officers

Prior to our IPO, we entered into an agreement with our Sponsor, directors and officers, pursuant to which each agreed to vote any shares of our Class A common stock or Class F common stock owned by them in favor of the business combination. Our Sponsor, holds all of our outstanding shares of Class F common stock and is required to vote all of the shares of Class F common stock in favor of the Business Combination Proposal and for all other proposals presented to our stockholders in this proxy statement.

Our Sponsor, directors and officers have waived any redemption rights, including with respect to shares of Class A common stock purchased in our IPO or in the aftermarket, in connection with the business combination. The shares of Class F common stock held by our Sponsor have no redemption rights upon our liquidation and will be worthless if no business combination is effected by us by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course). However, our Sponsor is entitled to redemption rights upon our liquidation with respect to any public shares they may own.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if, (i) the holders of shares of our outstanding Class A common stock and Class F common stock, representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting is represented in person or by proxy (ii) the holders of shares of our outstanding Class A common stock, representing a majority of the voting power of the outstanding shares of Class A common stock entitled to vote at such meeting is represented in person or by proxy and (iii) the holders of shares of our outstanding Class F common stock, representing a majority of the voting power of the outstanding shares of Class F common stock entitled to vote at such meeting is represented in person or by proxy.

Approval of each of the Business Combination Proposal, the NYSE Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires, at a meeting at which a quorum is present, the affirmative vote of a majority of the votes cast by the holders of the Class A common stock and Class F common stock present in person or represented by proxy at the meeting and entitled to vote thereon, voting as a single class. Approval of the Charter Amendment Proposal requires the affirmative vote (in person or by proxy) of a majority of the outstanding shares of Class A common stock and Class F common stock entitled to vote thereon, voting as a single class. Approval of Amended and Restated Charter Proposal A requires the affirmative vote (in person or by proxy) of (i) a majority of the outstanding shares of Class A common stock and Class F common stock entitled to vote thereon, voting as a single class, (ii) a majority of the outstanding shares of Class F common stock entitled to vote thereon, voting separately as a single class and (iii) a majority of the outstanding shares of Class A common stock entitled to vote thereon, voting separately as a single class. Approval of Amended and Restated Charter Proposal B requires the affirmative vote (in person or by proxy) of a majority of the outstanding shares of Class A common stock and Class F common stock entitled to vote thereon, voting as a single class. Approval of Amended and Restated Charter Proposal C requires the affirmative vote (in person or by proxy) of (i) a majority of the outstanding shares of Class A common stock and Class F common stock entitled to vote thereon, voting as a single class, (ii) a majority of the outstanding shares of Class F common stock entitled to vote thereon, voting separately as a single class and (iii) a majority of the outstanding shares of Class A common stock entitled to vote thereon, voting separately as a single class. Approval of the election of each director nominee pursuant to the Director Election Proposal requires, at a meeting at which a quorum is present, the affirmative vote of a plurality of the votes cast by the holders of the Class A common stock and Class F common stock present in person or represented by proxy at the meeting and entitled to vote thereon.

A stockholder’s failure to vote by proxy or to vote in person at the special meeting will not be counted towards the number of shares of common stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on any of the proposals other than the Charter Amendment Proposals. Abstentions will be counted in connection with the determination of whether a valid quorum is established. Broker Non-Votes will not be counted in connection with the determination of whether a valid quorum is established. Abstentions and broker Non-Votes will have no effect on the outcome of the vote on any of the proposals except for the Charter Amendment Proposal and the Amended and Restated Charter Proposals. Failure to vote by proxy or to vote in person or an abstention from voting on the Charter Amendment Proposal or the Amended and Restated Charter Proposals and Broker Non-Votes will have the same effect as a vote “AGAINST” the Charter Amendment Proposal or the Amended and Restated Charter Proposals, as applicable.

The Closing is conditioned on, among other things, the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal, the Amended and Restated Charter Proposals and the Incentive Plan Proposal at the special meeting. Each of the NYSE Proposal, the Charter Amendment Proposal, the Amended and Restated Charter Proposals, the Incentive Plan Proposal and the Director Election Proposal is conditioned on the approval of the Business Combination Proposal. If the Business Combination Proposal, Charter Amendment Proposal and the Amended and Restated Charter Proposals are not approved, the Director Election Proposal will not be submitted to a vote of our stockholders at the special meeting. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement.

It is important for you to note that, in the event that the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal, the Amended and Restated Charter Proposals, the Incentive Plan Proposal or the election of any of the Director nominees pursuant to the Director Election Proposal do not receive the requisite vote for approval, we will not consummate the business combination. If we do not consummate the business combination and fail to complete the business combination by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course) we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders.

Recommendation to Stockholders

Our board of directors believes that each of the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal, the Amended and Restated Charter Proposals, the Incentive Plan Proposal, the election of each of the Director nominees pursuant to the Director Election Proposal and the Adjournment Proposal is in the best interests of Legacy and its stockholders and recommends that its stockholders vote “FOR” each of the Proposals to be presented at, and each of the Director nominees to be elected pursuant to the Director Election Proposal, at the special meeting.

When you consider the recommendation of our board of directors to vote for the Proposals presented at the special meeting, including the Business Combination Proposal, you should be aware that aside from its interest as a stockholder, our Sponsor and certain of its affiliates and certain members of our board of directors and officers have interests in the business combination that are different from, or in addition to, the interests of our stockholders generally. Our board of directors was aware of and considered these interests, among other matters, in evaluating the business combination and related transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Business Combination Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the special meeting, including the Business Combination Proposal. These interests include, among other things:

•        the fact that under the terms of the First Amendment, the Sponsor will transfer 3,500,000 outstanding shares of Legacy’s Class F common stock back to Legacy prior to the Closing, which shares will then be cancelled and cease to be outstanding; and that, in consideration for such shares, the Sponsor will be granted the right to receive up to 2,000,000 shares of Blue Impact common stock (the “Sponsor Deferred Shares”) after the Closing, subject to certain adjustments as set forth in the First Amendment, as follows: (a) 1,000,000 shares, if, after the Closing, Blue Impact stock has volume weighted average trading price of at least $15 per for any 30-day period or if Blue Impact is sold for a share price of at least $15 per share after the Closing and (b) 1,000,000 shares, if, after the Closing, Blue Impact stock has a volume weighted average trading price of at least $20 per share for any 30-day period or if Blue Impact is sold for a share price of at least $20 per share after the Closing; provided, that the maximum number of Sponsor Deferred Shares that the Sponsor can receive is 2,000,000;

•        the fact that our Sponsor paid an aggregate of $25,000, or approximately $0.00333 per share, for the Founder Shares and such securities will have a significantly higher value at the Closing, which if unrestricted and freely tradable would be valued at approximately $10.25 based on the closing price of our Class A common stock on the NYSE on November 29, 2019, but, given the restrictions on such shares, we believe such shares have less value;

•        the fact that our Sponsor has agreed to waive its rights to liquidating distributions from the trust account with respect to its Founder Shares if we fail to complete the business combination by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course);

•        the fact that our Sponsor paid an aggregate of $8,750,000 for its 17,500,000 private placement warrants to purchase shares of Class A common stock and that such private placement warrants will expire worthless if a business combination is not consummated by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course);

•        the fact that if the trust account is liquidated, our Sponsor has agreed that it will indemnify us and hold us harmless if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes and up to $750,000 to fund working capital requirements annually, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act;

•        the anticipated election of Darryl McCall, our President and one of our directors, and Richard White, one of our directors, as directors of Blue Impact, as well as Kenneth Robinson, a director candidate designated by our Sponsor;

•        the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

•        the fact that our Sponsor and officers may not participate in the formation of, or become an officer of, any other blank check company until May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course) unless we complete a business combination earlier;

•        the fact that our Sponsor, officers and directors will lose their entire investment in us if the business combination is not consummated by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course);

•        the fact that upon Closing we will enter into the Investor Rights Agreement, which provides for certain voting agreements applicable to the Sponsor and its permitted transferees; and

•        the fact that upon Closing, we will enter into an Amended and Restated Registration Rights Agreement, which provides for registration rights for the securities of the Sponsor and its permitted transferees and the Seller.

Broker Non-Votes and Abstentions

A broker non-vote occurs when shares held by a bank, broker or other nominee are not voted with respect to a particular proposal because the bank, broker or other nominee does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your bank, broker or other nominee holds your shares in its name and you do not instruct your bank, broker or other nominee how to vote, your bank, broker or other nominee will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a bank, broker or other nominee who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. At our special meeting, none of the Proposals is a routine matter. Accordingly, your bank, broker or other nominee will not have discretion to vote on the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal, the Amended and Restated Charter Proposals, the Incentive Plan Proposal, the election of directors under the Director Election Proposal or the Adjournment Proposal, as these are “non-routine” matters.

Broker Non-Votes will not be counted towards the number of shares of Class F common stock and Class A common stock required to validly establish a quorum. Abstentions by stockholders from voting (including banks, brokers or other nominees holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards the number of shares of Class F common stock and Class A common stock required to validly establish a quorum, whether or not a quorum is present, and if a valid quorum is present at the special meeting, broker Non-Votes and abstentions will have no effect on the outcome of the vote on any of the proposals except for the Charter Amendment Proposal and the Amended and Restated Charter Proposals. A stockholder’s failure to vote by proxy or to vote in person at the special meeting will not be counted towards the number of shares of common stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on any of the proposals other than the Charter Amendment Proposal and the Amended and Restated Charter Proposals. Failure to vote by proxy or to vote in person or an abstention from voting on the Charter Amendment Proposals or the Amended and Restated Charter Proposals and broker Non-Votes will have the same effect as a vote “AGAINST” the Charter Amendment Proposal or the Amended and Restated Charter Proposals, as applicable.

Voting Your Shares Registered Holders

If you are a registered stockholder, you may vote by mail, by Internet or telephone, or in person at the special meeting. Each share of our Class A common stock or Class F common stock that you own in your name entitles you to one vote on each of the proposals on which you are entitled to vote at the special meeting.

Voting by Mail.    You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the special meeting in the manner you indicate. We encourage you to sign, date and return the proxy card even if you plan to attend the special meeting so that your shares will be voted if you are unable to attend the special meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign, date and return all proxy cards to ensure that all of your shares are voted. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our Class A common stock and/or Class F common stock will be voted as recommended by our board of directors. Our board of directors recommends voting “FOR” each of the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal, the Amended and Restated Charter Proposals, the Incentive Plan Proposal, the election of directors under the Director Election Proposal and the Adjournment Proposal. Votes submitted by mail must be received by 11:59 p.m., New York City Time, on Wednesday, April 22, 2020.

Voting in Person at the Meeting.    If you attend the special meeting and plan to vote in person, we will provide you with a ballot at the special meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the special meeting.

Voting Your Shares — Beneficial Owners

If your shares are held in an account at a bank, brokerage firm, or other nominee, then you are the beneficial owner of shares held in “street name” and this proxy statement is being sent to you by that bank, broker, or other nominee. The bank, broker, or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your bank, broker, or other nominee regarding how to vote the shares in your account. Your bank, broker or other nominee should provide you with a voting instruction form that contains our proxy materials and instructions on how to vote online or to request a paper or email copy of our proxy materials. Please see the information your bank, broker or other nominee provided you for more information on these voting options. As a beneficial owner, if you wish to vote at the special meeting, you will need to bring to the special meeting a legal proxy from your bank, broker or other nominee authorizing you to vote those shares. Please see “Attending the Special Meeting” below for more details

Attending the Special Meeting

Only stockholders on the record date or their legal proxy holders may attend the special meeting. To be admitted to the special meeting, you will need a form of photo identification and valid proof of ownership of Class A common stock or Class F common stock or a valid legal proxy. If you have a legal proxy from a stockholder of record, you must bring a form of photo identification and the legal proxy to the special meeting. If you have a legal proxy from a “street name” stockholder, you must bring a form of photo identification, a legal proxy from the record holder (that is, the bank, broker or other holder of record) to the “street name” stockholder that is assignable, and the legal proxy from the “street name” stockholder to you. Stockholders may appoint another person or persons to act as proxy holder and to attend on their behalf.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the special meeting or at the special meeting by doing any one of the following:

•        you may send another proxy card with a later date;

•        you may notify the Company’s Secretary in writing to Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, before the special meeting that you have revoked your proxy; or

•        you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

No Additional Matters

The special meeting has been called only to consider the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal, the Amended and Restated Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in this proxy statement, which serves as the notice of the special meeting.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares of our stock, you may contact Morrow, our proxy solicitor, at:

Morrow Sodali LLC
470 West Avenue
Stamford CT 06902
Individuals, call (800) 662-5200, or
Banks and brokers, call (203) 658-9400
Email: LGC.info@morrowsodali.com

Redemption Rights

Under our Charter, any holders of our Class A common stock may elect that such shares be redeemed at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the Closing, including interest earned on the funds held in the trust account and not previously released to us to fund our working capital requirements, subject to an annual limit of $750,000, and/or to pay our taxes, divided by the number of then outstanding public shares, subject to certain limitations. For illustrative purposes, based on the fair value of marketable securities held in the trust account as of March 20, 2020 of approximately $305,023,367.98, the estimated per share redemption price, less amounts to be withdrawn, would have been approximately $10.41.

In order to exercise your redemption rights, you must:

•        if you hold public units, separate the underlying public shares and public warrants;

•        prior to 5:00 p.m., New York City Time, on Tuesday, April 21, 2020 (two business days before the special meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our Transfer Agent, to the attention of Mark Zimkind at 1 State Street — 30th Floor, New York, New York 10004, or by email at mzimkind@continentalstock.com; and

•        deliver your shares of Class A common stock either physically or electronically through DTC to the Transfer Agent at least two business days before the special meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. Stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, Legacy does not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their respective banks, brokers or other nominees to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your shares of Class A common stock as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the Transfer Agent) and thereafter, with our consent, until the vote is taken with respect to the business combination. If you delivered your shares for redemption to the Transfer Agent and decide within the required timeframe not to exercise your redemption rights, you may request that the Transfer Agent return the shares (physically or electronically). You may make such request by contacting the Transfer Agent at the phone number or address listed above.

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to the Transfer Agent or to deliver their shares to the Transfer Agent electronically using DTC’s DWAC system, at such stockholder’s option, in each case, prior to the date set forth in this proxy statement. The requirement for physical or electronic delivery prior to the special meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the business combination is approved.

Holders of outstanding public units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares.

If you hold public units registered in your own name, you must deliver the certificate for such public units to Continental Stock Transfer & Trust Company, the Transfer Agent, with written instructions to separate such public units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the public units.

If a broker, dealer, commercial bank, trust company or other nominee holds your public units, you must instruct such nominee to separate your public units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, the Transfer Agent. Such written instructions must include the number of public units to be split and the nominee holding such public units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the public units. While this is typically done electronically on the same business day, you should allow at least one (1) full business day to accomplish the separation. If you fail to cause your public units to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Each redemption of Class A common stock by Legacy’s public stockholders will reduce the amount in the trust account, which held marketable securities with a fair value of approximately $305,023,367.98, as of March 20, 2020. In no event will Legacy redeem its Class A common stock in an amount that would cause its net tangible assets to be less than $5,000,001, as provided in our Charter.

Prior to exercising redemption rights, Legacy stockholders should verify the market price of Class A common stock, as stockholders may receive higher proceeds from the sale of their Class A common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. There is no assurance that you will be able to sell your Class A common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in the Class A common stock when you wish to sell your shares.

If you exercise your redemption rights, your Class A common stock will cease to be outstanding immediately prior to the business combination and will only represent the right to receive a pro rata share of the aggregate amount then on deposit in the trust account. You will no longer own those shares. You will have no right to participate in, or have any interest in, the future growth of Legacy, if any. You will be entitled to receive cash for your Class A common stock only if you properly and timely demand redemption.

If the business combination is not approved and we do not consummate an Initial Business Combination by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course) we will be required to dissolve and liquidate our trust account by returning the then-remaining funds in such account to the public stockholders, the exercise period of our warrants will terminate and our warrants will expire worthless.

Appraisal Rights

Appraisal rights are not available to holders of shares of our Class A common stock or Class F common stock in connection with the business combination.

Proxy Solicitation Costs

Legacy is soliciting proxies on behalf of its board of directors. This proxy solicitation is being made by mail, but also may be made by telephone or in person. Legacy has engaged Morrow to assist in the solicitation of proxies for the special meeting. Legacy and the Seller and BlueFocus and their respective affiliates and their respective directors, officers and employees may also solicit proxies in person. Legacy will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.

Legacy will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Legacy will pay Morrow a fee of $30,000.00, plus disbursements, reimburse Morrow for its reasonable out of pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses for its services as our proxy solicitor. We will reimburse brokerage firms and other custodians for their reasonable out of pocket expenses for forwarding the proxy materials to our stockholders. Directors, officers and employees of the Company, the Seller, BlueFocus or their respective affiliates who solicit proxies will not be paid any additional compensation for soliciting proxies.

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL

The following discussion of the business combination does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement and the First Amendment thereto, which is attached to this proxy statement as Annex A and Annex AA, respectively, and incorporated by reference into this proxy statement. You are urged to read the entire Share Exchange Agreement carefully as it is the legal document that governs the business combination.

The Business Combination Proposal

On August 23, 2019, Legacy entered into the Share Exchange Agreement, which was subsequently amended by that First Amendment to Share Exchange Agreement dated as of September 27, 2019, amended and restated on December 2, 2019, and further amended by that First Amendment to the Amended and Restated Share Exchange Agreement dated as of March 13, 2020 with the Seller, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Legacy will, among other things, purchase from the Seller all of the outstanding shares of stock of Blue Impact Target, that, at the Closing and after giving effect to the Reorganization, will hold the Blue Impact business, a digital-first, intelligent and integrated, global advertising & marketing services group. Upon the Closing, Legacy will change its name to “Blue Impact Inc.” and its shares of common stock are expected to trade on the New York Stock Exchange. As used herein, references to “Blue Impact” are to Legacy after giving effect to the business combination, assuming the Closing as described in this proxy statement and the amendment and restatement of our Charter as contemplated by the Amended Charter. A copy of the Share Exchange Agreement is attached to this proxy statement as Annex A and a copy of the First Amendment is attached as Annex AA.

We are asking our stockholders to approve and adopt the Share Exchange Agreement and the business combination contemplated thereby. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Share Exchange Agreement and the First Amendment thereto, which are attached as Annex A and Annex AA, respectively, to this proxy statement. Please see the subsection entitled “Proposal No. 1 — The Business Combination Proposal — The Share Exchange Agreement” below for additional information and a summary of certain terms of the Share Exchange Agreement. You are urged to read the entire Share Exchange Agreement carefully before voting on this proposal.

We may consummate the business combination only if a majority of the votes cast by the holders of the Class A common stock and Class F common stock present in person or represented by proxy at the meeting and entitled to vote thereon, voting as a single class, affirmatively vote in favor of the Business Combination Proposal.

Reorganization

The Seller and its affiliates will undertake the Reorganization, so that that at Closing, the Seller will hold the Blue Impact business. The Reorganization will result in Blue Impact Target owning directly 100% of the outstanding shares of the six operating companies currently under the control of BlueFocus and collectively operating the Blue Impact business and indirectly their subsidiaries. However, Legacy will not acquire the shares or assets of the Blue Impact PRC-incorporated subsidiaries. Instead, prior to closing, these excluded PRC entities will (i) be transferred to or retained by the Seller and (ii) enter into a series of control arrangements with Blue Impact described below in the section entitled “Related Party Transactions of the Blue Impact Business.” Through these control arrangements, Blue Impact will be entitled to the economic benefits of those entities. See “Blue Impact Operating Structure and History and the Reorganization.”

Parties to the Business Combination

Legacy Acquisition Corp.

Legacy is a blank check company incorporated on March 15, 2016 as a Delaware corporation and formed for the purpose of engaging in any lawful act or activity for which corporations may be organized under the laws of Delaware, including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Legacy has not engaged in any operations nor generated any revenue to date. Based on its business activities, the Company is a “shell company” as defined under the Exchange Act, because it has no operations and nominal assets consisting almost entirely of cash.

Legacy’s securities are traded on the New York Stock Exchange (the “NYSE”) under the ticker symbols “LGC,” “LGC U” and “LGC WS.” Legacy’s units will automatically separate into the component securities upon Closing and, as a result, will no longer trade as a separate security following Closing. The Company has to cause, and the Company will apply to continue, the listing and trading of its shares on the NYSE under the symbol “BIZ”. Pursuant to the proposed Warrant Amendments, at the Closing or as soon as practicable thereafter all outstanding warrants to acquire our Class A common stock will be cancelled in exchange for cash and/or shares of common stock.

The mailing address of Legacy’s principal executive office is 1308 Race Street, Suite 200, Cincinnati, Ohio 45202. Upon Closing of the business combination, the mailing address of the Company’s principal executive offices will be 1451 Grant Road, Suite 200, Mountain View, California 94040.

Blue Valor Limited (or the Seller)

The Seller is a company incorporated in Hong Kong on November 14, 2014. The Seller is headquartered in Hong Kong and is an indirect wholly-owned subsidiary of BlueFocus, a leading publicly listed Chinese marketing services holding company. The Seller has formed the Company as its wholly-owned subsidiary as part of the Reorganization.

The mailing address of the Seller is Rm. 19C, Lockhart Centre, 301-307 Lockhart Rd., Wan Chai, Hong Kong.

The Share Exchange Agreement

Additional information about Legacy and the Seller may be found elsewhere in this proxy statement and additional information about Legacy may be found in other public reports and documents filed with the SEC. Please see the section of this proxy statement entitled “Where You Can Find More Information,” beginning on page 281.

General

On August 23, 2019, Legacy entered into the Share Exchange Agreement with the Seller, which was subsequently amended by that First Amendment to Share Exchange Agreement dated as of September 27, 2019, to amend certain provisions relating to the Extension Amendment, amended and restated on December 2, 2019, and further amended by that First Amendment to the Amended and Restated Share Exchange Agreement dated as of March 13, 2020 pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, the Seller will transfer all of the equity interests of its wholly-owned subsidiary, Blue Impact Target, in exchange for shares of Legacy and as further described under “— Consideration Payable to the Seller in the Business Combination.”

Consideration Payable to the Seller in the Business Combination

At the Closing, Blue Impact will issue to the Seller 27,000,000 shares of common stock (the “Closing Payment Shares”), in partial payment for all of the issued and outstanding ordinary shares of Blue Impact Target (the “Purchased Shares”). In addition, Legacy shall issue to the Seller 3,000,000 Deferred Shares to be issued to Seller post-Closing pursuant to the Seller Earn Back provisions and the Earnout Payment (further described below) in accordance with the terms and subject to the conditions of the Share Exchange Agreement.

The consideration to be paid to Legacy at the Closing will be comprised of all of the Purchased Shares, all free and clear of all Liens.

Assumption of Blue Impact Debt and Contingent Liabilities

At the Closing, in addition to the issuance of the Closing Payment Shares in consideration for the Purchased Shares, we (post-Closing Blue Impact) will assume up to an aggregate of $48 million of contingent liabilities of the Blue Impact business, and the assumption of up to $40 million of existing debt of the Blue Impact business, and we will issue to the Seller 3,000,000 Deferred Shares to be issued to Seller post-Closing pursuant to the Seller Earn Back provisions.

Trust Account

Legacy has established a trust account at Union Bank of Switzerland (“UBS”) (with Continental Stock Transfer & Trust Company (“Trustee”) acting as trustee) into which substantially all of the proceeds received by Legacy as a result of IPO plus additional funds from its sale of private placement warrants have been deposited for the benefit of Legacy’s public stockholders. As of the record date, Legacy had approximately $305,023,367.98 in the trust account and held in trust by the Trustee pursuant to that certain Investment Management Trust Agreement, dated as of November 16, 2017, between Legacy and the Trustee (the “Trust Agreement”). This trust balance includes Seller loans (only to the extent relating to the outstanding shares of Class A common stock) of $879,155 previously made in connection with the stockholders’ approval of the Extension Amendment. Prior to the Closing, Legacy may disburse monies from the trust account only in accordance with the express terms of the Trust Agreement. If the transactions contemplated by the Share Exchange Agreement (or, upon termination of the Share Exchange Agreement, if the transactions contemplated by another business combination) are not consummated by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course), Legacy will be obligated to return to its shareholders the amount being held in the trust account, unless such date is otherwise extended pursuant to the terms of the Charter.

First Amendment to Amended and Restated Share Exchange Agreement

On March 13, 2020, Legacy and Seller entered into that First Amendment to the Amended and Restated Share Exchange Agreement (the “First Amendment”) pursuant to which, among other things, (i) Seller agreed to alter certain consideration it will receive under the Share Exchange Agreement at the Closing, specifically, instead of receiving 30,000,000 shares of common stock at Closing, Seller will receive 27,000,000 shares of common stock at Closing and 3,000,000 Deferred Shares post-Closing pursuant to the Seller Earn Back provisions, (ii) the Sponsor shall assign and transfer to Legacy, immediately prior to the Closing, 3,500,000 outstanding Founder Shares (which shares will then be cancelled and cease to be outstanding) in consideration for the Deferred Shares which may be issued to Sponsor pursuant to the Sponsor Earn Back provisions, (iii) Legacy agreed to use its commercially reasonable best efforts to obtain the vote or consent of the holders of at least 65% of the outstanding public warrants to approve the Warrant Amendments described below (and as of the date of this proxy the Company has entered into Warrant Holder Support Agreements with holders of approximately 65.9% of the outstanding public warrants who agreed to vote in favor of and consent to the Warrant Amendments), and (iv) Legacy and Seller agreed to certain other amendments to the representations, warranties, covenants and closing conditions, including, without limitation, in connection with the foregoing and the potential PIPE Financing and the Warrant Amendments.

Issuance of Deferred Shares

Subject to the terms and conditions of the Share Exchange Agreement, following the Closing the Deferred Shares are issuable at the following times and in the following amounts:

1.      promptly but in any event within five (5) business days after the earliest of (i) the first day the Blue Impact common stock 30-day volume weighted average price is equal to or greater than $20.00, (ii) a change in control of Blue Impact where the price per share of Blue Impact common stock paid or payable in connection with such change in control is equal or greater than $20.00, or (iii) the 10 year anniversary of the Closing, 3,000,000 shares of Blue Impact common stock will be issued to Seller, in each case, subject to certain adjustments (such as in connection with stock splits, stock dividends and others) as set forth in the Share Exchange Agreement;

2.      promptly but in any event within five (5) business days after the earliest of (i) the first day the Blue Impact common stock 30-day volume weighted average price is equal to or greater than $15.00, or (ii) a change in control of Blue Impact where the price per share of Blue Impact common stock paid or payable in connection with such change in control is equal or greater than $15.00, 1,000,000 shares of Blue Impact common stock will be issued to Sponsor, in each case, subject to certain adjustments (such as in connection with stock splits, stock dividends and others) as set forth in the Share Exchange Agreement; and

3.      promptly but in any event within five (5) business days after the earliest of (i) the first day the Blue Impact common stock 30-day volume weighted average price is equal to or greater than $20.00, or (ii) a change in control of Blue Impact where the price per share of Blue Impact common stock paid or payable in connection with such change in control is equal or greater than $20.00, 1,000,000 shares of Blue Impact common stock will be issued to Sponsor, in each case, subject to certain adjustments (such as in connection with stock splits, stock dividends and others) as set forth in the Share Exchange Agreement.

Except as adjusted from time to time in good faith by the Blue Impact board in connection with any stock splits, stock dividends, or otherwise as set forth in the Share Exchange Agreement, the maximum number of Deferred Shares which may be issued is 5,000,000 (3,000,000 to Seller and 2,000,000 to Sponsor). The Deferred Shares are subject to certain transfer restrictions set forth in the Share Exchange Agreement.

PIPE Financing

The First Amendment incorporated certain changes to the Share Exchange Agreement reflecting that Legacy may pursue a private financing in accordance with the First Amendment (a “PIPE Financing”) pursuant to which (a) PIPE Investors would purchase shares of common stock or other securities of Legacy for cash at $10.00 per share (currently targeted at $75 million (before fees)) and/or (b) Current Investors would participate in a PIPE Financing, consummated on the terms and conditions contemplated by the Share Exchange Agreement.

Warrant Amendments

In connection with the First Amendment, Legacy agreed to use its commercially reasonable best efforts to obtain the vote or consent of the holders of at least 65% of the outstanding public warrants to (a) amend the Warrant Agreement to provide, among other things, that each outstanding public warrant will no longer be exercisable to purchase one-half share of Class A common stock for $5.75 per half-share (subject to adjustment as provided in the Warrant Agreement) and instead will be converted solely into the right to receive (i) $1.00 in cash, if at Closing the aggregate gross cash proceeds from the trust, after redemptions and the PIPE Financing (if consummated), equals at least $225,000,000 or (ii) $0.50 in cash and 0.055 of a share of common stock, if otherwise (the “Public Warrant Amendment”), and (b) to amend the Warrant Agreement to provide, among other things, that each outstanding private placement warrant will no longer be exercisable to purchase one-half share of Class A common stock for $5.75 per half-share (subject to adjustment as provided in the Warrant Agreement) and instead will be converted solely into the right to receive (i) $1.00 in cash, if at Closing, the aggregate gross cash proceeds from the trust, after redemptions and the PIPE Financing (if consummated), equals at least $225,000,000 or (ii) $0.50 in cash and 0.055 of a share of common stock, if otherwise (the “Private Warrant Amendment” and together with the Public Warrant Amendment, the “Warrant Amendments”). Please see section entitled “Warrant Holder Support Agreement.”

Legacy and Sponsor have agreed that at least 14,587,770 of the 17,500,000 private placement warrants held by the Sponsor shall be exchanged solely for 0.11 shares of common stock per private placement warrant and may not be exchanged for cash notwithstanding the terms of the Private Warrant Amendment and the consideration contemplated thereby such that 14,587,770 of the 17,500,000 private placement warrants held by Sponsor will be exchanged for 1,604,655 shares of common stock (as described in the Sponsor Support Agreement). Legacy further agreed to offer the option to certain institutional investors of Sponsor, who are the beneficial owners of 2,912,230 private placement warrants in the aggregate, to exchange such private placement warrants for 0.11 shares of common stock per private placement warrant in lieu of the consideration set forth in the Private Warrant Amendment; provided, that if such beneficial owners cease to beneficially own any of such private placement warrants for any reason, such private placement warrants shall revert back to the Sponsor and shall be exchanged solely for 0.11 shares of common stock per private placement warrant and may not be exchanged for cash notwithstanding the terms of the Private Warrant Amendment. Legacy expects the beneficial owners of the remaining 2,912,230 private placement warrants to exchange their private placement warrants for the same consideration as the public warrants pursuant to the Public Warrant Amendment.

The Warrant Amendments require the approval by holders of at least 65% of the outstanding public warrants. In connection with obtaining the requisite warrant holder consent to the Warrant Amendments Legacy will file a consent solicitation statement with the SEC and mail the consent solicitation statement and the related consent to the public warrant holders of record as of March 20, 2020. In connection with the Warrant Amendments being sought, Legacy has entered into Warrant Holder Support Agreements with holders of approximately 65.9% of the outstanding public warrants who agreed to vote in favor of and consent to the Warrant Amendments. Because the public warrants held by the holders who already agreed to consent to the Warrant Amendments exceeds the requisite threshold required to approve the Warrant Amendments, Legacy expects that the requisite approval of the Warrant Amendments will be obtained.

Earnout Payment

The Seller is eligible to receive a potential one time earn out payment of up to $222 million (the “Earnout Payment”), based on the Madhouse EBITDA Average Annual Growth Rate (as defined in the Share Exchange Agreement) for the three year earn out period which runs for the calendar years 2020 through 2022.

•        Calculation of Earnout Payment.    The amount of any Earnout Payment (determined in accordance with the table below) is subject to reduction or offset (i) to reflect an increase in the working capital used in operating Madhouse post-Closing and (ii) for any previously unpaid Losses indemnifiable by Seller to Legacy.

Madhouse EBITDA Annual Average Growth Rate	Earnout Payment
< 5%	Zero
5%	$29,000,0000
> 5% but less or equal to 15%	$29,000,000 plus a straight line interpolated portion of $71,000,000 for growth between 5% and 15%
15%	$100,000,000
> 15% but less than or equal to 25%	$100,000,000 plus a straight line interpolated portion of $122,000,000 for growth between 15% and 25%
25% or greater	$222,000,000

•        Assigned Earnout Payment.    A portion of the Earnout Payment (the “Assigned Earnout Payment”) is being irrevocably assigned by Seller to a long-term incentive plan to be established for the management of Madhouse and designated individuals (with the individual recipients and allocations made in Seller’s discretion). Seller will not receive any portion of the Assigned Earnout Payment which is determined as follows based on the amount of the Earnout Payment (before any reductions or offsets described above).

Madhouse Earnout Payment	Assigned Earnout Payment
< or equal to $30,000,000	Zero
> than $30,000,000 but less than or equal to $60,000,000	Straight line interpolated portion of up to $12,000,000
$60,000,000	20% of the Earnout Payment (or $12,000,000)
> than $60,000,000 but less than or equal to $100,000,000	$12,000,000 plus straight line interpolated portion of an additional $18,000,000
$100,000,000	30% of the Earnout Payment (or $30,000,000))
> than $100,000,000 but less than or equal to $150,000,000	$30,000,000 plus a straight line interpolated portion of up to an additional $30,000,0000
$150,000,000	40% of the Earnout Payment (or $60,000,000)
> than $150,000,000 but less than or equal to $222,000,000	$60,000,000 plus a straight line interpolated portion of up to an additional $51,000,000
$222,000,000	50% of the Earnout Payment (or $111,000,000)

•        Calculation Mechanics; Method of Payment.    In accordance with the specified timing requirements, (i) the Earnout Payment is payable in 2023, following completion of Legacy’s audited financial statements for calendar year 2022 and (ii) Legacy’s CFO will deliver the determination of the Earnout Payment, together with related calculations. This calculation is subject to Seller’s review and agreed dispute resolution mechanism. If Seller and Legacy are unable to resolve Earnout Payment related disputes, these matters are subject to resolution by an independent Accounting Expert, to be agreed by the parties, for resolution.

•        At Legacy’s option, the Earnout Payment is payable in additional shares of Legacy stock, cash, a subordinated note or a combination thereof. However, Legacy stock may only be used as payment if the 90-day volume weighted average trading price during the last 90 trading days in 2022 was at least $10.00. Legacy’s ability to pay in the form of a subordinated note is limited with Legacy generally obligated to incur debt on commercially reasonable terms to facilitate cash payment (subject to agreed leverage limitations) and the subordinated note must meet specified conditions (including with respect to the required pricing of the interest rate, maturity and minimum annual principal payments).

•        Independent Director Committee; Protection of Earnout Payment.    Seller’s interests in respect of the Earnout Payment are distinct from and in potential conflict with the interests of other post-Closing Purchaser stockholders. As a result, among other things, the Share Exchange Agreement (i) requires all Legacy determinations with respect to the Earnout Payment be made by the Independent Director Committee (described below under Governance), (ii) contains various post-Closing operating covenants for Seller’s benefit which would limit Legacy’s ability to pursue certain activities regarding Madhouse which could potentially adversely affect the outcome or calculation of the earnout amount, (iii) generally limits Legacy actions that might adversely impact the Earnout Payment and (iv) contains various dispute resolution mechanisms by an independent arbitrator.

Post-Closing Purchase Price Adjustment

Within 90 days of the Closing, the Independent Director Committee will prepare and deliver to the Seller a statement, in substantially the form set forth in an exhibit to the Share Exchange Agreement, executed by the members of the Independent Director Committee, setting forth the Independent Director Committee’s calculation of (i) the aggregate amount of Cash of the Group Companies, which shall be at least equal to or greater than the Minimum Company Cash (collectively, “Company Cash”), (ii) the aggregate amount of Assumed Borrowed Indebtedness of the Group Companies minus Company Cash (“Company Net Debt”) (which may be a negative number if Company Cash exceeds the aggregate amount of such Borrowed Indebtedness), (iii) Deferred Acquisition Purchase Price Obligations, (iv) the Madhouse Purchase Price and (v) the “Closing Date Adjustment” being the sum, whether positive or negative, of (A) the Target Company Net Debt minus the Company Net Debt, plus (B) the Target Deferred Acquisition Purchase Price Obligations minus the Deferred Acquisition Purchase Price Obligations plus (C) the Madhouse Purchase Price Target minus the Madhouse Purchase Price, in each case as of 9:00 A.M. (New York City Time) on the Closing Date (such statement being referred to as the “Legacy Closing Statement”). Legacy Closing Statement, the Final Closing Statement and the component items thereof will be prepared and calculated in accordance with U.S. GAAP. Legacy will provide to the Seller the books, records (including work papers, schedules, memoranda and other documents) and supporting data used to prepare Legacy Closing Statement.

•        If the calculation of the Purchase Price Adjustment results in payment owed by Seller to Legacy, Seller may choose to pay the amount in cash or in shares of common stock valued at US$10.00 per share.

•        If the calculation of the Purchase Price Adjustment results in payment owed by Legacy to Seller, Seller will receive payment in the form of in shares of common stock valued at US$10.00 per share.

Under the Share Exchange Agreement:

•        “Assumed Borrowed Indebtedness” means the Borrowed Indebtedness of the Group Companies set forth on Exhibit G of the Share Exchange Agreement (as amended, if and as applicable pursuant to Section 2.8 of the Share Exchange Agreement (Post-Closing Purchase Price Adjustment), and any other Borrowed Indebtedness incurred by the Group Companies prior to Closing, that we (post-Closing Blue Impact) will assume or that will remain with the Group Companies post-Closing.

•        “Borrowed Indebtedness” means, without duplication, the sum of (i) Indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees) and (ii) obligations evidenced by notes, bonds, debentures or similar instruments.

•        “Cash” means, with respect to any person, at any particular time, (a) the sum of the fair market value of all unrestricted cash, cash equivalents and marketable securities (including petty cash) of such person, minus (b) the aggregate amount of outstanding checks (to the extent an amount corresponding to each such check has been released from accounts payable) issued by such person, and any overdraft and charges, if any, with respect thereto, in each case, as recorded in the books and records of such person in accordance with U.S. GAAP. Cash includes checks, other wire transfers, deposits in transit and drafts deposited or available for deposit for the account of such person (to the extent amount corresponding to each such item has been released from accounts receivable).

•        “Closing Date” means the date on which the Closing actually occurs.

•        “Company Cash” means the aggregate amount of Cash of the Group Companies.

•        “Company Net Debt” means the aggregate amount of Assumed Borrowed Indebtedness of the Group Companies minus Company Cash.

•        “Company Subsidiaries” means Vision 7, Madhouse, WAS, Indigo, Metta and Fuse and their respective subsidiaries.

•        “Deferred Acquisition Purchase Price Obligations” means the acquisition related earnout and deferred payment obligations of the Group Companies set forth on Exhibit G of the Share Exchange Agreement (as amended, if and as applicable pursuant to Section 2.8 of the Share Exchange Agreement (Post-Closing Purchase Price Adjustment)), and any other acquisition related earnout and deferred payment obligations incurred by the Group Companies prior to Closing, that we (post-Closing Blue Impact) will assume or that will remain with the Group Companies post-Closing.

•        “Final Closing Statement” will be (i) in the event that no Objection is delivered by the Seller to Legacy, or the Seller notifies Legacy that it has no such disputes or objections to Legacy Closing Statement, in each case prior to the expiration of the Review Period, Legacy Closing Statement delivered by Legacy to the Seller pursuant to Section 2.8(a) of the Share Exchange Agreement; (ii) in the event that an Objection is delivered by the Seller to Legacy prior to the expiration of the Review Period, Legacy Closing Statement delivered by Legacy to the Seller pursuant to Section 2.8(a) of the Share Exchange Agreement, as adjusted pursuant to the agreement of the Seller and Legacy in writing; or (iii) in the event that an Objection is delivered by the Seller to Legacy prior to the expiration of the Review Period and the Seller and Legacy are unable to agree on all matters set forth in such Objection, Legacy Closing Statement delivered by Legacy to the Seller pursuant to Section 2.8(a) of the Share Exchange Agreement, as adjusted by the Accounting Referee to be consistent with the Resolved Matters and the final determination of the Accounting Referee of the Unresolved Matters in accordance with Section 2.8(c) of the Share Exchange Agreement.

•        “Group Companies” means Blue Impact Target (a wholly-owned subsidiary of Seller), V7, WAS, Indigo, Metta, Madhouse, Fuse, and their respective Subsidiaries.

•        “Independent Director Committee” means a committee of Blue Impact’s board of directors comprised solely of three directors who are Independent initially designated in accordance with the Investor Rights Agreement.

•        “Legacy” means Legacy Acquisition, Corp.

•        “Legacy Closing Statement” means the statement to be delivered to Seller by the Independent Director Committee pursuant to Section 2.8 of the Share Exchange Agreement.

•        “Madhouse Purchase Price” means any remaining payments necessary for the Seller to own, directly or indirectly, 100% of the equity of Madhouse, including (a) any outstanding installment payment due to First East Sun Millennium Inc. (the “Madhouse Founder Company”) with respect to the Seller’s 81.91% ownership of Madhouse as of the Agreement Date and (b) any additional payments to the Madhouse Founder Company necessary to purchase the remaining 18.09% of Madhouse from the Madhouse Founder Company, in each case as agreed by BlueFocus, the Seller, the Madhouse Founder Company and certain other parties (the “Madhouse Settlement Parties”), pursuant to a written agreement between the Madhouse Settlement Parties to be agreed, negotiated and delivered by the Seller at Closing (the “Madhouse Settlement Letter”).

•        “Madhouse Purchase Price Target” means US$90,000,000.

•        “Minimum Company Cash” means Company Cash as of the Closing Date is an amount necessary to meet the then current obligations of the Company from the Closing Date through the last day of the month immediately following the Closing Date (for example, if the Closing occurs on December 15, 2019, the relevant date would be December 31, 2020); provided that such amount shall not be less than US$10,000,000.

•        “Seller” means Blue Valor Limited.

•        “Target Company Net Debt” means an amount equal to US$40,000,000.

•        “Target Deferred Acquisition Purchase Price Obligations” means an amount equal to US$48,000,000.

•        “U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

Representations and Warranties

In the Share Exchange Agreement, the Seller made customary representations and warranties regarding the Group Companies relating to corporate existence and power; authorization; governmental authorization; non-contravention; Group Companies ownership; consents; financial statements; absence of certain changes; properties and assets; litigation; contracts; licenses and permits; compliance with laws; intellectual property; employee plans; labor matters; tax matters; finders’ fees; data privacy and security; related party transactions; anticorruption and improper payments; investment company status; accredited investor status; disqualification events; the contemplated reorganization; and other customary representations and warranties.

In the Share Exchange Agreement, Legacy made customary representations and warranties relating to corporate existence and power and organizational documents; corporate authorization; governmental authorization; non-contravention; finders’ fees; issuance of shares (including any shares that may be issued in the PIPE Financing); capitalization; information supplied; trust account; listing; Legacy required vote and approval; Legacy SEC documents and financial statements; compliance with money laundering and foreign corrupt practices laws; litigation; compliance with laws; investment company status; interested party transactions; interim operations; availability of funds; and other customary representations and warranties.

Covenants of the Parties

Under the Share Exchange Agreement, the Seller and Legacy made certain covenants, including, among other things, the following:

Seller Covenants

Unless different time periods are provided below, all obligations of Seller in the following covenants commence on the Original Agreement Date.

•        The Seller agreed that, during the period from the Original Agreement Date through the date of the Closing, it would cause the Group Companies to conduct business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices and not enter into any material transactions without the prior written consent of Legacy (which shall not be unreasonably withheld, conditioned or delayed) other than in the ordinary course of business consistent with past practice or in connection with the transactions contemplated by the Share Exchange Agreement (including the Warrant Amendments and, if applicable, any PIPE Financing) and would use commercially reasonable efforts to preserve intact its business relationships with employees, clients, suppliers and other third parties.

•        The Seller delivered to Legacy each of the following as of the Agreement Date: (i) the audited financial statements of the Company Subsidiaries which comprise combined balance sheets as of December 31, 2018 and December 31, 2017, and the related combined statements of income and comprehensive income, equity and redeemable non-controlling interest and cash flows for the fiscal years then ended, (ii) the unaudited combined balance sheet of the Company Subsidiaries as of December 31, 2016, the related combined statements of income and comprehensive income, equity and redeemable non-controlling interest and cash flows of the Company Subsidiaries for the fiscal year then ended, and (iii) the unaudited combined interim financial statements of the Company Subsidiaries which comprise the combined balance sheet for the six months ended June 30, 2019, and the related combined statements of income and comprehensive income, equity and redeemable non-controlling interest, and cash flows for the six-month periods ended June 30, 2019 and 2018. The Seller also agreed to promptly deliver to Legacy copies of any annual audited consolidated financial statements of the Company Subsidiaries that the Company Subsidiaries’ certified public accountants may issue.

•        The Seller agreed to use its commercially reasonable efforts to promptly provide Legacy with all information concerning the Group Companies reasonably requested by Legacy for inclusion in this proxy statement and any amendment or supplement to this proxy statement (if any) and in any other filing required to be made by Legacy with respect to the transactions contemplated by the Share Exchange Agreement under the Securities Act, the Exchange Act, applicable “blue sky” laws and any rules and regulations thereunder. The Seller agreed to cause the officers and employees of the Group Companies to be reasonably available to Legacy and its counsel in connection with the drafting of this proxy statement and such other filings and responding in a timely manner to comments relating to this proxy statement from the SEC.

•        The Seller agreed to cause the Group Companies to use commercially reasonable efforts to obtain each of the third party consents identified on Schedule 6.14 to the Share Exchange Agreement as promptly as practicable.

•        The Seller agreed to prepare or cause to be prepared all tax returns for the Group Companies that solely relate to pre-Closing tax periods to be filed before the Closing, and to be responsible for the timely filing (taking into account any extensions received from the relevant taxing authority) of such tax returns. The Seller agreed to provide such tax returns to Legacy for its review and comment at least thirty (30) days before the due date for filing such tax returns (including extensions) and to reasonably and in good faith consider revisions to such tax return as are requested by Legacy.

•        The Seller agreed to ensure that, at all times during the applicable survival periods described in the Share Exchange Agreement, the Closing Payment Shares will be available to the Seller to serve as a potential source to satisfy any potential indemnification obligations of the Seller under the Share Exchange Agreement.

•        In connection with the approval of the Extension Amendment by the Legacy common stockholders, Seller agreed to loan to Legacy (for deposit to the trust account) the Initial Loan (as defined below) and, subject to the limitations below, the Additional Loans (as defined below).

•        The “Initial Loan” shall be an amount equal to (i) the product of (A) $0.03, multiplied by (B) the number of Class A common shares not redeemed in connection with the Extension Amendment, plus (ii) the loan amount specified in a certificate to the Seller signed by the Chief Executive Officer of Legacy (the “CEO Certificate”) to be necessary to pay any further costs and expenses and continue Legacy’s operations through the earlier of the Closing or the Outside Extended Date, taking into account all cash resources available to Legacy at the relevant time from any source, including amounts available from Legacy’s trust account and interest payments available in connection therewith (“Certified Costs and Expenses”), such loan amount not to exceed $100,000.

•        In the event that after the Initial Loan, Legacy elects at its option (subject to the following) and/or Seller requests that Legacy extend the then-current Outside Extended Date by an additional 30 days in accordance with the Extension Amendment, then Legacy agreed to so extend the Outside Extended Date and the Seller agreed to provide a loan (each, an “Additional Loan”) to Legacy in an amount not to exceed one million dollars (US$ 1,000,000) per Additional Loan, including Certified Costs and Expenses; provided that (i) Legacy delivers to Seller a CEO Certificate, which is accepted by Seller prior to Legacy’s or Seller’s determination whether or not to effect or request (as applicable) extension of the then-current Outside Extended Date, and (ii) the total amount of Certified Costs and Expenses included in all CEO Certificates delivered by Legacy with respect to the Initial Loan and all Additional Loans shall not exceed $300,000.

•        Following the approval of the Extension Amendment, on October 24, 2019 the Seller loaned to Legacy the Initial Loan in the amount of $979,155.40 (including $100,000 in respect of Certified Costs and Expenses).

•        All such Seller loans will be repaid by Legacy at the Closing or upon closing of an initial business combination. The Seller has agreed, subject to certain qualifications, to forgive the Seller Loans if the Closing does not occur and the trust account liquidates.

Legacy Covenants

Unless different time periods are provided below, all obligations of Legacy in the following covenants commence on the Original Agreement Date.

•        Legacy agreed to remain a “blank check company” as defined in Rule 419 under the Securities Act, and agreed not to conduct any business operations other than in connection with the Share Exchange Agreement and ordinary course operations to maintain its status as a New York Stock Exchange listed special purpose acquisition company and as a registrant with the SEC pending the completion of the transactions contemplated by the Share Exchange Agreement.

•        Legacy agreed to use its commercially reasonable efforts to prepare and cause to be filed with the SEC a proxy statement in preliminary form calling a special meeting of Legacy public stockholders seeking the approval of Legacy public stockholders of the transactions contemplated by the Share Exchange Agreement and offering to redeem from its public stockholders Class A common stock pursuant to Section 9.2 of the Charter in conjunction with a stockholder vote on the transactions contemplated by the Share Exchange Agreement, all in accordance with and as required by Legacy’s organizational documents, applicable law and any applicable rules and regulations of the SEC and the New York Stock Exchange, as modified by the Letter Agreement, dated as of November 16, 2017, by and between Legacy, the initial securityholders party thereto and the officers and directors of Legacy party thereto. In the SEC proxy statement in preliminary form, Legacy agreed to seek approval for, among other things, (i) adoption and approval of the Share Exchange Agreement and transactions contemplated thereby, (ii) approval of an equity incentive plan for employees of Legacy and its subsidiaries that will be effective as of the Closing, (iii) approval of the issuance of more than 20% of the issued and outstanding Class A common stock to the Seller for purposes of complying with applicable provisions of Section 312.03 of the New York Stock Exchange Listed Company Manual, (iv) approval of the Charter Amendment in accordance with the DGCL and, to the extent applicable, Legacy’s organizational documents and the rules and regulations of the SEC, (v) approval of the Amended and Restated Charter in accordance with the DGCL and, to the extent applicable, Legacy’s organizational documents and the rules and regulations of the SEC, and (vi) the election of directors to Legacy’s board of directors in accordance with the provisions of the Share Exchange Agreement and the Investor Rights Agreement (the “Required Approval Matters”).

•        Legacy agreed to make all filings required to be made by Legacy with respect to the transactions contemplated by the Share Exchange Agreement under the Securities Act, the Exchange Act, applicable “blue sky” laws and any rules and regulations thereunder.

•        Legacy agreed to, as promptly as practicable after being advised by the staff of the SEC that the staff of the SEC has no further comments on the proxy statement and documents included or referred to therein, establish a record date for, duly call, give notice of, convene and hold Legacy public stockholder meeting. Legacy agreed to use its reasonable best efforts to obtain the approval of the Required Approval Matters, including by soliciting proxies as promptly as practicable in accordance with applicable law and Legacy’s organizational documents for the purpose of approving the Required Approval Matters.

•        Legacy agreed to make appropriate arrangements to cause the funds in the trust account to be disbursed in accordance with the Trust Agreement and for payment of (i) all amounts payable to stockholders of Legacy holding Legacy’s units or Class A common stock who shall have validly redeemed their units or Class A common stock upon acceptance by Legacy of such units or Class A common stock, (ii) all the Transaction Expenses of Seller and Legacy, respectively, incurred in connection with the transactions contemplated by the Share Exchange Agreement, provided that all such Transaction Expenses shall be paid at the Closing and (iii) the Deferred Underwriting Amount to the underwriter in the IPO. Legacy agreed not to permit any amendment or modification of, or waiver under, the Trust Agreement without the prior written consent of the Seller.

•        Legacy agreed to use commercially reasonable efforts to enter into, prior to the date of the Closing, mutually agreeable agreements with the key employees of the Group Companies with respect to compensation, equity ownership, incentive arrangements and retention.

•        Legacy agreed to (i) cause the Closing Payment Shares to be approved for listing on and tradable over the New York Stock Exchange, (ii) cause Legacy’s units, Class A common stock and the public warrants to remain listed on the New York Stock Exchange from and after the Original Agreement Date until the earlier of the date of the Closing and the termination of the Share Exchange Agreement in accordance with the terms thereof.

•        Legacy agreed that, prior to the Closing, Legacy board of directors, or an appropriate committee thereof, will adopt a resolution consistent with the interpretive guidance of the SEC relating to Rule 16b-3(d) under the Exchange Act, such that the acquisition of Class A common stock pursuant to the Share Exchange Agreement by any officer or director of the Group Companies who is expected to become a “covered person” of Legacy for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) shall be an exempt acquisition for purposes of Section 16.

•        Legacy agreed to prepare or cause to be prepared all tax returns solely relating to all pre-Closing tax periods required by applicable law to be filed by the Group Companies after the date of the Closing and reasonably and in good faith consider revisions to such tax return as are requested by the Seller to the extent such comments relate to Seller Tax Items.

•        Legacy agreed to obtain as of the date of the Closing “tail” insurance policies reasonably acceptable to the Seller extending coverage for an aggregate period of six (6) years providing directors’ and officers’ liability insurance with respect to claims arising from facts or events that occurred on or before the Closing covering (as direct beneficiaries) those persons who are currently covered by the applicable Group Company’s and Legacy’s directors’ and officers’ liability insurance policies, in each case of the type and with the amount of coverage no less favorable than those of the directors’ and officers’ liability insurance maintained as of the Original Agreement Date by, or for the benefit of, the applicable Group Company and Legacy, as applicable.

•        At the Closing, Legacy agreed to cause its Charter (as amended by the Charter Amendment in Annex B) to be amended and its Charter and bylaws to be amended and restated in their entirety, in each case, in the forms attached to the Share Exchange Agreement, respectively (to reflect, among other things, that Legacy deems necessary the transactions contemplated by the Share Exchange Agreement, including the change of Legacy’s name to Blue Impact Inc.).

•        Legacy agreed to repay the Seller Loans (as described above) at the Closing or upon the closing of any initial business combination.

Mutual Covenants

Unless different time periods are provided below, all obligations of each of the Seller and Legacy in the following covenants commence on the Original Agreement Date.

•        Each of the Seller and Legacy agreed to (i) continue to give the other party, its legal counsel and other representatives full access to its offices, properties and, books and records, (ii) furnish to the other party, its legal counsel and other representatives such information relating to the business of the Group Companies and Legacy as such persons may request and (iii) cause its employees, legal counsel, accountants and representatives to cooperate with the other party in its investigation of the Business.

•        Each of the Seller and Legacy agreed not to (i) take or agree to take any action that might make any representation or warranty of such party inaccurate or misleading in any respect at, or as of any time prior to the date of the Closing or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any respect at any such time.

•        Each of the Seller and Legacy agreed not to (i) encourage, solicit, initiate, engage, respond to or participate in negotiations with any person concerning any alternative transaction, (ii) take any other action intended or designed to facilitate the efforts of any person relating to a possible alternative transaction including by furnishing any information regarding the Business or the Group Companies to any person in connection with a proposed alternative transaction or an inquiry or indication of interest that could reasonably be expected to lead to an alternative transaction, (iii) approve, recommend or enter into any alternative transaction or any contract related to any alternative transaction or (iv) enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any alternative transaction. The Seller and the Group Companies agreed to immediately cease and cause to be terminated any existing discussions with any person (other than Legacy) that relate to any alternative transaction.

•        Each of the Seller and Legacy agreed to provide the other party notice of the occurrence of any of the following: (i) any notice from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the Share Exchange Agreement or that the transactions contemplated by the Share Exchange Agreement might give rise to any action by or on behalf of such person or create any lien on any capital shares of any Group Companies or capital shares of Legacy; (ii) any notice from any Authority in connection with the transactions contemplated by the Share Exchange Agreement or the additional agreements entered into in connection with the Share Exchange Agreement; (iii) any additional agreement commenced or threatened against or involving either Seller or Legacy or any of their stockholders that relate to the Closing or the additional agreements entered into in connection with the Share Exchange Agreement; or (iv) any inaccuracy of any representation or warranty of Seller or Legacy contained in the Share Exchange Agreement, or any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it thereunder, in each case which inaccuracy or failure would cause any of the conditions set forth in Article VII of the Share Exchange Agreement not to be satisfied.

•        Each of the Seller and Legacy agreed to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or desirable under applicable laws, and to cooperate as reasonably requested by the other party, to consummate and to implement expeditiously each of the transactions contemplated by the Share Exchange Agreement.

•        Legacy has filed notification of the business combination under the provisions of the HSR Act with the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission on September 23, 2019. Early termination of the waiting period under the HSR Act was granted on September 27, 2019. Each of the Seller and Legacy agreed to take all reasonable action necessary to (i) cooperate and coordinate with one another to, if required, promptly file any comparable pre-merger or post-merger notification filings, forms and submissions that are required by applicable antitrust laws in connection with the transactions contemplated by the Share Exchange Agreement, (ii) cause the expiration or termination of the applicable waiting periods pursuant to any antitrust laws applicable to the transactions contemplated by the Share Exchange Agreement; and (iii) obtain any required consents pursuant to any antitrust laws applicable to the transactions contemplated by the Share Exchange Agreement, in each case as soon as practicable, subject to the terms and conditions of Share Exchange Agreement.

•        Each of the Seller and Legacy agreed, and agreed to cause their Affiliates, to cooperate fully, as and to the extent reasonably requested by the other party, in connection with any tax matters relating to the Group Companies (including by the provision of reasonably relevant records or information). Each of Legacy, the Group Companies and the Seller agreed to retain all books and records in their possession with respect to taxes for a period of at least seven (7) years following the date of the Closing.

•        Each of the Seller and Legacy agreed to comply with each of the applicable agreements entered into by Legacy in connection with the IPO and included as an exhibit in Legacy’s most recently filed annual report on Form 10-K, including that certain registration rights agreement, dated as of November 16, 2017 by and between Legacy and the investors named therein.

•        Each of the Seller and Legacy agreed to hold in strict confidence, unless required or compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by the Share Exchange Agreement, including in each case the existence of the Share Exchange Agreement and the transactions contemplated thereby or any negotiations or discussions with respect thereto, subject to customary carve outs to confidentiality obligations (i.e., information in the public domain, previously known by either party, or later lawfully acquired information).

•        If the Employee Issuance is consummated, each of the Seller and Legacy will agree that the Employee Issuance and all actions taken by Seller or the Group Companies in connection therewith (including the issuance and exchange of restricted stock units of Blue Impact Target or any of its affiliates for shares of common stock of Blue Impact to be issued to Seller at the Closing) are permissible and acceptable in all respects and do not violate or constitute a breach of or failure by Seller to perform or comply with any provision of the Share Exchange Agreement.

•        Each of the Seller and Legacy agreed that, in the event that Legacy CEO becomes Incapacitated prior to the Closing, the Seller and Legacy will cooperate in good faith to agree upon and engage an alternative individual to serve as the chief executive officer of Legacy from and after the Closing.

•        In connection with the First Amendment, Legacy agreed to use its commercially reasonable best efforts to obtain the vote or consent of the holders of at least 65% of the outstanding public warrants to approve the Warrant Amendments. The Warrant Amendments require the approval by holders of at least 65% of the outstanding public warrants. In connection with obtaining the requisite warrant holder consent to the Warrant Amendments Legacy will file a consent solicitation statement with the SEC and mail the consent solicitation statement and the related consent to the public warrant holders of record as of March 20, 2020. In connection with the Warrant Amendments being sought, Legacy has entered into Warrant Holder Support Agreements with holders of approximately 65.9% of the outstanding public warrants who agreed to vote in favor of and consent to the Warrant Amendments. Because the public warrants held by the holders who already agreed to consent to the Warrant Amendments exceeds the requisite threshold required to approve the Warrant Amendments, Legacy expects that the requisite approval of the Warrant Amendments will be obtained. (Please see section entitled “Warrant Holder Support Agreement”)

•        Each of the Seller and Legacy agreed that prior to the special meeting of Legacy stockholders (i) Legacy shall cause the size of the Legacy board of directors to be increased from six (6) directors to eleven (11) directors, and (ii) Legacy shall cause each member of the Legacy board of directors to tender an irrevocable conditional written resignation as a member of the Legacy board of directors, contingent, and effective immediately upon the approval of the Required Approval Matters (except for the election of directors to Legacy’s board of directors) at the special meeting of Legacy stockholders.

•        Each of the Seller and Legacy agreed that Legacy may pursue a PIPE Financing pursuant to which (a) new investors would purchase shares of common stock or other securities of Legacy for cash at $10.00 per share (currently targeted at $75 million (before fees)) and/or (b) current investors would participate in a PIPE Financing, consummated on the terms and conditions contemplated by the Share Exchange Agreement.

Survival of Representations and Warranties; Indemnification

The Seller has agreed to indemnify Legacy and its Controlled subsidiaries (including, following the Closing the Group Companies), their respective Representatives and the heirs, executors, successors and assigns of any of the foregoing (the “Indemnified Party”) from any damages arising from:

a)      until the three year anniversary of the Closing, any failure of any representation or warranty of Seller contained in the Share Exchange Agreement to be true and correct as of the Original Agreement Date and as of the Closing Date;

b)      until fully performed, any breach of any covenant, agreement or undertaking made by the Seller or, with respect to any periods prior to the date of the Closing, any Group Company, in the Share Exchange Agreement or any Additional Agreement;

c)      any amounts owing to Legacy pursuant to the post-Closing Purchase Price Adjustment described in the Share Exchange Agreement;

d)      any pre-Closing Indebtedness of the Group Companies other than the Assumed Indebtedness;

e)      until the ten year anniversary of the Closing, the Specific Tax Indemnity; or

f)      from the third anniversary of the Closing through the fifth anniversary of the Closing, the Reorganization Tax Indemnity.

Other than in respect to fraud claims and claims brought under (c), (e), and (f) above, (i) the Indemnified Party shall not be entitled to any Losses unless and until the total amount of the Losses (in aggregate) exceed $3,000,000 and (ii) indemnification obligations are capped at $50,000,000. With respect to any Losses under a Claim pursuant to (f) above, (i) the Indemnified Party shall not be entitled to any Losses unless and until the total amount of the Losses (in aggregate) exceed $500,000, and (ii) indemnification obligations are capped at $5,000,000. The Seller’s aggregate liability pursuant to (c) above shall not exceed any amount due by the Seller to Legacy pursuant to the post-Closing Purchase Price Adjustment described in the Share Exchange Agreement. Fraud claims and claims brought under (e) above are not subject to any minimums or caps.

Termination

The Share Exchange Agreement may be terminated only as follows:

•        at any time prior to Closing by mutual written agreement of the Seller and Legacy;

•        by either Legacy or the Seller, at any time prior to the Closing if any permanent injunction or other permanent judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition of a governmental authority of competent jurisdiction preventing the Closing is in effect, or any action has been taken by any governmental authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the Closing or the Reorganization and has become final and non-appealable; provided, however, that this right to terminate the Share Exchange Agreement shall not be available to a party if such prohibition or injunction was primarily due to the failure of such party to perform its obligations under the Share Exchange Agreement;

•        by either Legacy or the Seller, at any time prior to the Closing if the Closing has not occurred by 5:00 p.m., New York City Time, on the Outside Extended Date, it being understood that this right to terminate the Share Exchange Agreement will not be available to any party whose action or failure to act (which action or failure to act constitutes a material breach by such party of any representation, warranty, covenant or other agreement of such party set forth in the Share Exchange Agreement) has been the primary cause of, or primarily resulted in, either (i) the failure to satisfy the conditions to the obligations of the terminating party to consummate the Closing prior to the Outside Extended Date; or (ii) the failure of the Closing to have occurred prior to the Outside Extended Date;

•        by either Legacy or the Seller, at any time prior to the Closing, if Legacy fails to obtain Legacy Required Vote at Legacy Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Required Approval Matters;

•        by Legacy if the Seller has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Share Exchange Agreement, which breach or failure to perform (i) would result in a failure of a condition to Closing set forth in the Share Exchange Agreement, and (ii) is not cured by the earlier of (x) thirty (30) days following Legacy’s delivery of written notice of such breach or failure to the Seller and (y) the Outside Extended Date; or

•        by the Seller, if Legacy has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Share Exchange Agreement, which breach or failure to perform (i) would result in a failure of a condition to Closing set forth in the Share Exchange Agreement, and (ii) is not cured by the earlier of (x) thirty (30) days following the Seller’s delivery of written notice of such breach or failure to Legacy and (y) the Outside Extended Date.

Effect of Termination

In the event of a valid termination of the Share Exchange Agreement, such termination being effective immediately upon the delivery of written notice by the terminating party to the other party, all further obligations and liabilities shall terminate except in connection with any fraud or intentional breach of the Share Exchange Agreement prior to or in connection with such termination, and any obligations under Article IX (Dispute Resolution), and Sections 11.1 (Notices), 11.4 (Publicity), 11.5 (Expenses) and 11.7 (Governing Law) of the Share Exchange Agreement, and all obligations under the Confidentiality Agreement.

Amendments

The Share Exchange Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision of the Share Exchange Agreement can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

The foregoing summary of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Share Exchange Agreement, which is attached hereto as an exhibit to this proxy statement.

Related Transaction Agreements

Warrant Holder Support Agreements

Legacy is seeking to amend that certain Warrant Agreement between Legacy and Continental Stock Transfer & Trust Company, dated as of November 16, 2017 (as amended from time to time, the “Warrant Agreement”), to provide, among other things, that each outstanding public warrant and each outstanding private placement warrant shall no longer be exercisable to purchase one-half share of Class A common stock for $5.75 per half-share (subject to adjustment as provided in the Warrant Agreement) and instead shall be converted solely in to the right to receive (i) if, at the Closing, the aggregate gross cash proceeds from the trust, after redemptions and the PIPE Financing (if consummated), equals at least $225 million, $1.00 in cash or (ii) if, at the Closing, the aggregate gross cash proceeds from the trust, after redemptions and the PIPE Financing (if consummated), is less than $225 million, $0.50 in cash and 0.055 of common stock. In respect of at least 14,587,770 of the 17,500,000 private placement warrants owned by the Sponsor, the Sponsor has agreed to receive all stock as cancellation consideration (i.e., 0.11 of a common share per warrant or 1,604,655 shares in total) and that such private placement shares may not be exchanged for cash notwithstanding the terms of the Warrant Amendments. The beneficial owners of the remaining 2,912,230 private placement warrants at their election will receive either the same per warrant cancellation consideration as received by public warrant holders or 0.11 of a share of common stock per private placement warrant; provided, that if such beneficial owners cease to beneficially own any of such private placement warrants for any reason, such private placement warrants shall revert back to the Sponsor and shall be exchanged solely for 0.11 shares of common stock per private placement warrant and may not be exchanged for cash notwithstanding the terms of the Private Warrant Amendment. Legacy expects the beneficial owners of the remaining 2,912,230 private placement warrants to exchange their private placement warrants for the same consideration as the public warrants pursuant to the Public Warrant Amendment.

The Warrant Amendments require the approval by holders of at least 65% of the outstanding public warrants. In connection with obtaining the requisite warrant holder consent to the Warrant Amendments Legacy will file a consent solicitation statement with the SEC and mail the consent solicitation statement and the related consent to the public warrant holders of record as of March 20, 2020. In connection with the Warrant Amendments being sought, Legacy has entered into Warrant Holder Support Agreements with holders of approximately 65.9% of the outstanding public warrants who agreed to vote in favor of and consent to the Warrant Amendments. Because the public warrants held by the holders who already agreed to consent to the Warrant Amendments exceeds the requisite threshold required to approve the Warrant Amendments, Legacy expects that the requisite approval of the Warrant Amendments will be obtained.

Sponsor Support Agreement and Waiver Agreement

Concurrently with the execution of the First Amendment, (x) the Sponsor, the Company and the Seller entered into the Sponsor Support Agreement and (y) the Sponsor and the Company entered into the Waiver Agreement. Pursuant to the Sponsor Support Agreement, the Sponsor agreed to assign and transfer to the Company 3,500,000 outstanding Founder Shares prior to the Closing (which shares will then be cancelled and cease to be outstanding) in consideration for the Deferred Shares which are subject to the Sponsor Earn Back on the terms and conditions set forth in the Share Exchange Agreement. All of the Founder Shares assigned and transferred by the Sponsor under the Sponsor Support Agreement will be cancelled by the Company. Under the Sponsor Support Agreement, the Sponsor further agreed to certain covenants and agreements related to the transactions contemplated by the Share Exchange Agreement, particularly with respect to taking supportive actions to consummate the business combination, including, without limitation, waiving the right to receive any cash payment with respect to at least 14,587,770 private placement warrants in connection with the Private Warrant Amendment.

Pursuant to the Waiver Agreement, the Sponsor (on behalf of itself and each beneficial owner of Class F common stock) irrevocably waived their rights under Section 4.3(b)(ii) of the Charter to receive additional Class A common stock upon conversion of the Class F common stock held by them in connection with the business combination as a result of the new issuance of Legacy common stock or any other anti-dilution (or similar) protections in respect of the Class F common stock in connection with the PIPE Financing (if consummated) and Warrant Amendments.

Termination Agreement to Redemption Side Letter

On December 2, 2019, Legacy entered into a Redemption Side Letter with the Seller and Sponsor which was mutually terminated by Legacy, Seller and Sponsor on March 13, 2020.

Registration Rights Consent and Waiver

At the Closing, assuming a PIPE Financing is consummated, the Company, the Sponsor, and the Seller intend to enter into a Registration Rights Consent and Waiver (the “Registration Rights Waiver”), the full text of which is attached hereto as Annex M, pursuant to which the Sponsor and the Seller will waive and relinquish any and all of their rights under the Amended and Restated Registration Rights Agreement in connection with the registration of any securities of Legacy which Legacy may be required to register pursuant to the PIPE Financing (if consummated), including, without limitation, any and all rights under the Amended and Restated Registration Rights Agreement with respect to a Piggyback Registration (as defined in the Amended and Restated Registration Rights Agreement, the form of which has been revised and updated to reflect our entry into the First Amendment and is attached hereto as Annex G).

PIPE Financing

The First Amendment incorporated certain changes to the Share Exchange Agreement reflecting that Legacy may pursue a “PIPE Financing” pursuant to which (a) PIPE Investors would purchase shares of common stock or other securities of Legacy (currently targeted at $75 million (before fees)) and/or (b) Current Investors would participate in a PIPE Financing, consummated on the terms and conditions contemplated by the Share Exchange Agreement.

The Investor Rights Agreement

At the Closing, Blue Impact will enter into an Investor Rights Agreement (“Investor Rights Agreement”) with Seller, Sponsor, and the parties named as Founder Investors and Non-Founder Investors in the Investor Rights Agreement (Seller, Sponsor, Founder Investors and Non-Founder Investors, collectively, the “Investors”) pursuant to which the Investors will agree to certain voting arrangements and transfer restrictions, regarding, among other things, matters concerning the nomination of directors to Blue Impact’s board of directors, a lockup period, a right of first offer in favor of Seller, and the sale of Blue Impact, in which case Seller will have certain drag along rights. A copy of the Investor Rights Agreement is attached hereto as Annex E.

Information and Confidentiality Agreement

At the Closing, Blue Impact and Blue Valor (on behalf of BlueFocus) will enter into an Information and Confidentiality Agreement (the “Information and Confidentiality Agreement”), pursuant to which Blue Impact and Blue Valor will agree to certain arrangements and confidentiality restrictions, regarding, among other things, the disclosure and use of certain information to permit BlueFocus and Blue Valor to timely meet their respective obligations to any governmental, regulatory or administrative body, agency or authority, whether international, national, federal, state or local, regarding matters concerning the disclosure and use of certain confidential information by Blue Impact to BlueFocus, including by directors on Blue Impact’s board of directors nominated by Blue Valor under the Investor Rights Agreement, and regarding matters concerning certain transactions, actions or events of Blue Impact which may require the prior approval of the board of directors and/or shareholders of BlueFocus under certain circumstances pursuant to certain rules, regulations, laws and guidelines applicable to BlueFocus from time to time.

Post-closing, Blue Impact will be a “controlled subsidiary” of BlueFocus, indirectly through BlueFocus’s ownership of Blue Valor, under PRC regulations and the rules of the Shenzhen Stock Exchange (the “SSE”) and, therefore, the parties will be subject to certain reporting and approval requirements under PRC regulations and the rules of the SSE. Under the Information and Confidentiality Agreement Blue Impact will agree to provide Blue Valor with, among others, all material information publicly disclosed by Blue Impact, audited yearly financial statements and unaudited quarterly financial statements, tax information and such other information as may be reasonably requested by Blue Valor from time to time to meet BlueFocus’s obligations, in each case, subject to compliance with certain confidentiality restrictions by Blue Valor and its partners, members, managers, directors, officers, employees, agents, advisors (including, without limitation, attorneys, accountants, investment bankers and consultants), lenders and Affiliates, including BlueFocus.

Blue Impact and Blue Valor will further agree to provide each other with notice of any transactions, actions or events of Blue Impact (for example, certain acquisitions, purchase, sale or lease of assets, external investments, restructuring of debts, related party transactions, divestitures, guarantees, dividends and stock repurchases, among others (collectively, “Approval Events”)) which may be subject to restrictions or the prior approval of the board of directors and/or shareholders of BlueFocus pursuant to rules, regulations, laws and guidelines applicable to BlueFocus from time to time. A representative list of the Approval Events which may be subject to restrictions or pre-approval requirements is set forth in an exhibit to the Information and Confidentiality Agreement and Blue Valor will agree to continually update such exhibit to ensure that it is true, accurate and complete at all times. Under the Information and Confidentiality Agreement, Blue Impact will agree, subject to certain exceptions, to defer or condition any Approval Event to the extent necessary to obtain any prior approval of the board of directors and/or shareholders of BlueFocus and Blue Valor will agree that BlueFocus will use its reasonable best efforts to obtain any such approval(s) as promptly as practicable. Using acquisitions as an example, BlueFocus board of director approval will be required if BlueFocus’s controlled subsidiaries (including Blue Impact) in any year propose to enter into one or more acquisitions where the total amount of assets involved in the acquisition, the operating income attributable to the acquisition target, the net profit attributable to the acquisition target, the total amount of consideration for the acquisition or the profit derived from the acquisition accounts for more than 10% of BlueFocus’s total assets, operating income, net profit or net assets, in each case as determined based on BlueFocus’s most recent audited accounts. As contemplated in the exhibit to the Information and Confidentiality Agreement, the relevant financial metrics and thresholds vary depending on the relevant Approval Event.

To facilitate the BlueFocus approval process, under the Information and Confidentiality Agreement, BlueFocus will, on an annual basis, allocate to, and pre-approve for, Blue Impact a specific portion of the aggregate amount of transaction volume for all of its controlled subsidiaries (including Blue Impact) that BlueFocus is permitted to pre-approve (based on the nature of the transaction). BlueFocus, based on its audited financial metrics for the most recently completed fiscal year, is currently permitted to pre-approve a specified amount of applicable transactions by all of its controlled subsidiaries for the current year (for example, applicable transactions in an amount equal to 49.99% of a specified BlueFocus audited financial metric (i.e., total assets, net assets, annual operating income and/or annual net profit depending on the nature of the Approval Event)). Of the aggregate amount of applicable transaction volume which may be so pre-approved in respect of a particular year, at least 66% will be initially allocated to, and reserved for potential Blue Impact Approval Events (the “Blue Impact Pre-Approved Allocation”). For example, for Approval Events subject to limitation based on audited total assets, if BlueFocus’s audited total assets at December 31, 2019 were $2 billion, the aggregate amount of applicable transaction volume which may be pre-approved for all BlueFocus controlled subsidiaries for 2020 would be $1 billion (subject to rounding) with at least $660 million (i.e., 66% of the total) being the Blue Impact Pre-Approved Allocation and at most $340 million available for Approval Events by BlueFocus’s other controlled subsidiaries. However, the Blue Impact Pre-Approved Allocation is subject to a dollar-for-dollar reduction if Blue Focus’s other controlled subsidiaries receive subsequent approval(s) to consummate Approval Events in excess of their initial allocation based on the nature of the Approval Events and applicable financial metric(s). Continuing the above example based on $2 billion audited total assets, if Blue Focus’s other controlled subsidiaries received subsequent permission to complete $410 million in relevant transactions in 2020, Blue Impact’s Pre-Approved Allocation based on total assets would be reduced by $70 million from $660 million to $590 million.

It is expected that the initial Blue Focus financial metrics and corresponding Blue Impact Pre-Approved Allocation amounts included in the Information and Confidentiality Agreement entered into at Closing will be based on BlueFocus’s 2018 audited financial results with such metrics and pre-approval amounts being updated following Blue Focus’s announcement of its audited 2019 financial results in April 2020 pursuant to the terms of the Information and Confidentiality Agreement. A copy of the Information and Confidentiality Agreement is attached hereto as Annex I.

Board Composition

The board of directors shall be set and remain at eleven (11) directors, including initially two (2) vacancies. The Founder Investors’ Representative will nominate three (3) persons for election to the board of directors, at least two (2) of which must be NYSE Independent and at least one (1) of which must be Independent, for four (4) years following the date of the Investor Rights Agreement and thereafter for so long as the Founder Investors continue to Beneficially Own at least 4% of the shares of common stock. Seller will nominate six (6) persons for election to the board of directors (each a “BF Nominee” and collectively the “BF Nominees”), at least three (3) of which must be NYSE Independent and at least two (2) of which must be Independent, for four (4) years following the date of the Investor Rights Agreement and thereafter for so long as Seller and its Affiliates continue to beneficially Own at least 30% of the shares of common stock; provided, that, from and after the four year anniversary of the Investor Rights Agreement provided, that, from and after the four year anniversary of this Agreement (i) for so long as Seller and its Affiliates continue to Beneficially Own at least 25% but less than 30% of the shares of common stock, it shall have the right to nominate from time to time five (5) BF Nominees, at least two (2) of which must be Independent; (ii) for so long as Seller and its Affiliates continue to Beneficially Own at least 20% but less than 25% of the shares of common stock, it shall have the right to nominate from time to time four (4) BF Nominees, at least one of which must be Independent; (iii) for so long as Seller and its Affiliates continue to Beneficially Own at least 15% but less than 20% of the shares of common stock, it shall have the right to nominate from time to time three (3) BF Nominees, none of which must be Independent; (iv) for so long as Seller and its Affiliates continue to Beneficially Own at least 10% but less than 15% of the shares of common stock, it shall have the right to nominate from time to time two BF Nominees, neither of which must be Independent; and (v) for so long as Seller and its Affiliates continue to Beneficially Own at least 5% but less than 10% of the shares of common stock, it shall have the right to nominate from time to time one (1) BF Nominee, which need not be Independent.

Drag along Right

If Seller and the board of directors, following a recommendation of the Independent Director Committee, approve a Sale of the Company, then each Investor and the Company agree to (i) vote in favor of the sale of the Company, (ii) vote in opposition to any and all other proposals that could delay or impair the ability of the Company to consummate such sale of the Company, (iii) sell the same proportion of shares of capital stock of the Company Beneficially Owned by such Investor as is being sold by Seller to the person to whom Seller proposes to sell its Voting Shares, and on the same terms and conditions as the other stockholders of the Company, (iv) execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or Seller, and (v) to refrain from (a) exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company, or (b) asserting any claim or commencing any suit challenging the Sale of the Company or the Investor Rights Agreement.

Transfer Restrictions

The Investor Rights Agreement includes a lockup period commencing on the Closing and continuing (i) with respect to Seller and Founder Investors, until June 30, 2021 (to be extended by each day that the Closing occurs after December 31, 2020), and (ii) with respect to Non-Founder Investors, until the earlier of (a) the first anniversary of the Closing, or (b) after the Closing, if the last per share sale price of the common stock of Blue Impact equals or exceeds $12.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing.

If the Employee Issuance is consummated, Blue Impact and each of the Investors will agree that (i) any and all actions taken by Seller in connection therewith (including the transfer of the Employee Shares by Seller) are permissible and acceptable in all respects and do not violate or constitute a breach of or failure by Seller to perform or comply with any provision of the Investor Rights Agreement, (ii) the Employee Shares and their holders will not be subject to any of the transfer restrictions or any other provisions set forth in the Investor Rights Agreement, and (iii) the Employee Shares and their holders will not be subject to the Investor Rights Agreement in any way.

Right of First Offer

The Investor Rights Agreement sets forth the agreement among the Investors with respect to a right of first offer in favor of Seller, pursuant to which each Investor agrees not to Transfer any of the shares of common stock or other securities of the Company held by such Investor to any person unless Seller is given the right to acquire such common stock or other securities.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Investor Rights Agreement, which is attached hereto as Annex E.

Amended and Restated Registration Rights Agreement

At the Closing, Legacy’s registration rights agreement with the Sponsor will be amended and restated (the “Amended and Restated Registration Rights Agreement”) to provide the Sponsor and the Seller with registration rights with respect to certain shares of their Blue Impact common stock. The registrable shares will be comprised of (a) Sponsor’s shares of common stock issued or issuable (i) upon conversion of the Sponsor’s shares of Class A common stock and/or Class F common stock, (ii) upon the cancellation of the Sponsor’s private placement warrants as contemplated by the Warrant Amendments, (iii) as Deferred Shares pursuant to the Sponsor Earn Back, and (iv) working capital loans (if any), or (b) Seller’s shares of common stock issued or issuable pursuant to the Share Exchange Agreement (including any Deferred Shares issued pursuant to the Seller Earn Back), and (c) other shares of common stock held respectively by the Sponsor or the Seller as of the date of Amended and Restated Registration Rights Agreement or issued or issuable in respect of such shares of the Sponsor the Seller pursuant to a stock split, stock dividend or in connection with a combination, merger, share exchange, consolidation, recapitalization or reorganization. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, the Sponsor and the Seller will be entitled to make up to three demands, excluding short form registration demands, “piggy-back” registration rights and Form S-3 registration rights, subject to certain minimum requirements and customary conditions. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period under the Investor Rights Agreement. In addition, we (post-Closing Blue Impact) will be obligated to file, after it becomes eligible to use Form S-3 or its successor form, a shelf registration statement to register the resale by the Sponsor or the Seller of their registrable shares. The Sponsor and the Seller will be entitled to assign their registration rights under the Amended and Restated Registration Rights Agreement to transferees who acquire at least 1% of the outstanding registrable shares or to Founder Investors or Non-Founder Investors under the Investor Rights Agreement. A copy of the Amended and Restated Registration Rights Agreement is attached hereto as Annex G. If the Employee Issuance is consummated, Legacy will agree to include all Employee Shares in the first registration statement filed by Legacy without any action to be taken by any holder of Employee Shares.

China Commercial Collaboration and Shared Services Agreement

At the Closing, Blue Impact and BlueFocus will enter into the China Commercial Collaboration and Shared Services Agreement (the “CCCSSA”), which has an initial term of three years with potential annual renewals thereafter. Under the CCCSSA, BlueFocus and its applicable affiliates will continue to (i) allow and facilitate advertisement purchases on terms substantially similar to those received by BlueFocus for such purchases; and (ii) maintain the existing back to back arrangements with a 100% rebate pass-through with respect to advertisement purchases made by Madhouse through BlueFocus and its affiliates. Additionally, BlueFocus will make available to Madhouse certain shared services currently provided to Madhouse by BlueFocus in China. A copy of the China Commercial Collaboration and Shares Services Agreement is attached hereto as Annex H.

Information and Confidentiality Agreement

At the Closing, Blue Impact and Blue Valor (on behalf of BlueFocus) will enter into an Information and Confidentiality Agreement (the “Information and Confidentiality Agreement”), pursuant to which Blue Impact and Blue Valor will agree to certain arrangements and confidentiality restrictions, regarding, among other things, the disclosure and use of certain information to permit BlueFocus and Blue Valor to timely meet their respective obligations to any governmental, regulatory or administrative body, agency or authority, whether international, national, federal, state or local, regarding matters concerning the disclosure and use of certain confidential information by Blue Impact to BlueFocus, including by directors on Blue Impact’s board of directors nominated by Blue Valor under the Investor Rights Agreement, and regarding matters concerning certain transactions, actions or events of Blue Impact which may require the prior approval of the board of directors and/or shareholders of BlueFocus under certain circumstances pursuant to certain rules, regulations, laws and guidelines applicable to BlueFocus from time to time.

Post-closing, Blue Impact will be a “controlled subsidiary” of BlueFocus, indirectly through BlueFocus’s ownership of Blue Valor, under PRC regulations and the rules of the Shenzhen Stock Exchange (the “SSE”) and, therefore, the parties will be subject to certain reporting and approval requirements under PRC regulations and the rules of the SSE. Under the Information and Confidentiality Agreement Blue Impact will agree to provide Blue Valor with, among others, all material information publicly disclosed by Blue Impact, audited yearly financial statements and unaudited quarterly financial statements, tax information and such other information as may be reasonably requested by Blue Valor from time to time to meet BlueFocus’s obligations, in each case, subject to compliance with certain confidentiality restrictions by Blue Valor and its partners, members, managers, directors, officers, employees, agents, advisors (including, without limitation, attorneys, accountants, investment bankers and consultants), lenders and Affiliates, including BlueFocus.

Blue Impact and Blue Valor will further agree to provide each other with notice of any transactions, actions or events of Blue Impact (for example, certain acquisitions, purchase, sale or lease of assets, external investments, restructuring of debts, related party transactions, divestitures, guarantees, dividends and stock repurchases, among others (collectively, “Approval Events”)) which may be subject to restrictions or the prior approval of the board of directors and/or shareholders of BlueFocus pursuant to rules, regulations, laws and guidelines applicable to BlueFocus from time to time. A representative list of the Approval Events which may be subject to restrictions or pre-approval requirements is set forth in an exhibit to the Information and Confidentiality Agreement and Blue Valor will agree to continually update such exhibit to ensure that it is true, accurate and complete at all times. Under the Information and Confidentiality Agreement, Blue Impact will agree, subject to certain exceptions, to defer or condition any Approval Event to the extent necessary to obtain any prior approval of the board of directors and/or shareholders of BlueFocus and Blue Valor will agree that BlueFocus will use its reasonable best efforts to obtain any such approval(s) as promptly as practicable. Using acquisitions as an example, BlueFocus board of director approval will be required if BlueFocus’s controlled subsidiaries (including Blue Impact) in any year propose to enter into one or more acquisitions where the total amount of assets involved in the acquisition, the operating income attributable to the acquisition target, the net profit attributable to the acquisition target, the total amount of consideration for the acquisition or the profit derived from the acquisition accounts for more than 10% of BlueFocus’s total assets, operating income, net profit or net assets, in each case as determined based on BlueFocus’s most recent audited accounts. As contemplated in the exhibit to the Information and Confidentiality Agreement, the relevant financial metrics and thresholds vary depending on the relevant Approval Event.

To facilitate the BlueFocus approval process, under the Information and Confidentiality Agreement, BlueFocus will, on an annual basis, allocate to, and pre-approve for, Blue Impact a specific portion of the aggregate amount of transaction volume for all of its controlled subsidiaries (including Blue Impact) that BlueFocus is permitted to pre-approve (based on the nature of the transaction). BlueFocus, based on its audited financial metrics for the most recently completed fiscal year, is currently permitted to pre-approve a specified amount of applicable transactions by all of its controlled subsidiaries for the current year (for example, applicable transactions in an amount equal to 49.99% of a specified BlueFocus audited financial metric (i.e., total assets, net assets, annual operating income and/or annual net profit depending on the nature of the Approval Event)). Of the aggregate amount of applicable transaction volume which may be so pre-approved in respect of a particular year, at least 66% will be initially allocated to, and reserved for potential Blue Impact Approval Events (the “Blue Impact Pre-Approved Allocation”). For example, for Approval Events subject to limitation based on audited total assets, if BlueFocus’s audited total assets at December 31, 2019 were $2 billion, the aggregate amount of applicable transaction volume which may be pre-approved for all BlueFocus controlled subsidiaries for 2020 would be $1 billion (subject to rounding) with at least $660 million (i.e., 66% of the total) being the Blue Impact Pre-Approved Allocation and at most $340 million available for Approval Events by BlueFocus’s other controlled subsidiaries. However, the Blue Impact Pre-Approved Allocation is subject to a dollar-for-dollar reduction if Blue Focus’s other controlled subsidiaries receive subsequent approval(s) to consummate Approval Events in excess of their initial allocation based on the nature of the Approval Events and applicable financial metric(s). Continuing the above example based on $2 billion audited total assets, if Blue Focus’s other controlled subsidiaries received subsequent permission to complete $410 million in relevant transactions in 2020, Blue Impact’s Pre-Approved Allocation based on total assets would be reduced by $70 million from $660 million to $590 million.

It is expected that the initial Blue Focus financial metrics and corresponding Blue Impact Pre-Approved Allocation amounts included in the Information and Confidentiality Agreement entered into at Closing will be based on BlueFocus’s 2018 audited financial results with such metrics and pre-approval amounts being updated following Blue Focus’s announcement of its audited 2019 financial results in April 2020 pursuant to the terms of the Information and Confidentiality Agreement. A copy of the Information and Confidentiality Agreement is attached hereto as Annex I.

Background of the Business Combination

Legacy is a blank check company incorporated in Delaware on March 15, 2016 and formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more target businesses. The proposed business combination was the result of an extensive search for a potential transaction utilizing the global network and investing and operating experience of the Legacy management team and the board of directors of Legacy. The terms of the business combination were the result of extensive arms-length negotiations between representatives of the Legacy Board and management team, on the one hand, and BlueFocus, on the other hand. The following chronology summarizes the key meetings and events that led to the signing of the Share Exchange Agreement. The following chronology does not purport to catalogue every conversation among representatives of Legacy and BlueFocus. All meetings described herein were held telephonically, unless otherwise noted.

On November 21, 2017, Legacy completed its initial public offering through the sale of 30,000,000 public units at $10.00 per unit. Each Unit consisted of one share of Class A common stock and one public warrant to purchase one-half of one share of Class A common stock. Each public warrant entitles the holder to purchase one-half of one share of Class A common stock at an exercise price of $5.75 per half share ($11.50 per whole share). Warrants may be exercised only for a whole number of shares of Class A common stock. No fractional shares will be issued upon exercise of the public warrants. Simultaneously with the Legacy IPO, Sponsor purchased an aggregate of 17,500,000 private placement warrants at a price of $0.50 per warrant, for an aggregate purchase price of $8,750,000.

Prior to consummation of the Legacy IPO, neither Legacy, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with Legacy.

Promptly following the Legacy IPO, Legacy commenced an active search for prospective businesses and assets to acquire using Sponsor’s network of investment bankers, private equity firms, consulting firms, Procter & Gamble Alumni Network, legal and accounting firms and numerous other business relationships. Representatives of Legacy and Sponsor contacted and were contacted by a number of individuals and entities with respect to acquisition opportunities. As part of this process, Legacy management considered and conducted an analysis of over 370 potential acquisition targets (other than Blue Impact) in a wide variety of consumer related industries and sub-sectors. The annual revenues of the potential acquisition targets ranged from less than $100,000,000 to over $5,000,000,000. Legacy entered into non-disclosure agreements with 27 of those potential acquisition targets (other than Blue Impact). The general terms of the non-disclosure agreements with these potential acquisition targets included mutual confidentiality undertakings, the protection of funds in Legacy’s trust account from potential claims and a customary standstill in respect of Legacy’s Class A common stock and other securities. In addition, as discussed below, the non-disclosure agreement with Blue Impact also included an exclusivity undertaking.

Prior to executing the Share Exchange Agreement, Legacy had engaged in significant due diligence and detailed discussions directly with senior executives and/or shareholders of 21 target businesses (other than Blue Impact), including target businesses in the consumer products, specialty retail, e-commerce, advertising & marketing services, contract manufacturing and restaurant industries.

On February 6, 2018, Adam Birnbaum, a representative of GP. Bullhound, and Richard White, a member of the board of directors of Legacy, met at a social event and while discussing Legacy informally, Adam Birnbaum mentioned to Mr. White that he knew of potential opportunities in the advertising & marketing industry.

On March 6, 2018, Mr. Birnbaum of GP. Bullhound sent an email message to Mr. White which mentioned a target in the digital advertising & marketing services industry, with no target name included.

Between March 22, 2018 and April 3, 2018, representatives of GP. Bullhound met with Legacy representatives, including Mr. White and Lloyd Ward, Co-Chairman of the Advisory Council of Legacy, to discuss the potential advertising & marketing services acquisition target further during which meeting GP. Bullhound provided the name of Company A and a business background presentation to the Legacy representatives for consideration.

On April 26, 2018, Legacy executed an engagement letter with GP. Bullhound, for GP. Bullhound to provide financial advisory services to Legacy.

On April 26, 2018, Legacy executed an NDA with Company A.

Beginning on April 26, 2018, Legacy and Company A had material discussions regarding a potential business combination with such discussions ceasing on or about May 11, 2018.

On May 21, 2018, Mr. Birnbaum of GP. Bullhound participated on a conference call with representatives of Legacy to review a list of potential digital advertising & marketing services targets and as a result of this discussion, agreed to pursue BlueFocus as a priority.

On May 23, 2018, Mr. Birnbaum of GP. Bullhound, sent an email message to Daryl McCullough, Executive Chairman of Citizen Relations (a wholly-owned subsidiary of BlueFocus), and Brett Marchand, Executive Chairman of Cossette Communications and Chief Executive Officer of Vision 7 International Inc. (“Vision 7”) (each, wholly-owned subsidiaries of BlueFocus), regarding an opportunity for BlueFocus to explore a potential transaction with GP. Bullhound’s client that was a special purpose acquisition company interested in making an acquisition in the digital advertising & marketing services space. The transaction would entail becoming part of a publicly traded company in the United States, and BlueFocus could continue to own a significant stake.

On May 29, 2018, He Shen, Chief Financial Officer of BlueFocus International (“BFI”) (a wholly-owned subsidiary of BlueFocus), met with representatives of GP. Bullhound in their New York office to discuss BlueFocus’s key objectives in connection with a potential transaction.

On May 30, 2018, representatives of GP.Bullhound participated on a conference call with representatives of Legacy indicating BlueFocus’s interest in proceeding with the execution of a non-disclosure agreement.

On June 1, 2018, Legacy and BlueFocus entered into a non-disclosure agreement to facilitate the exchange of confidential information and discussions regarding a potential transaction involving Legacy and BlueFocus.

On June 20, 2018, Mr. Shen of BlueFocus and representatives of PJT Partners, financial advisor to BlueFocus, met with representatives of Legacy and GP.Bullhound in New York to discuss a potential transaction between Legacy and BlueFocus.

On June 26, 2018, GP.Bullhound submitted a due diligence request list on behalf of Legacy to PJT Partners.

On June 27, 2018, Mr. Shen of BlueFocus and Holly Zheng, a member of the board of directors of BlueFocus and the Chief Executive Officer and President of BFI, met with representatives of Legacy, representatives of GP.Bullhound and representatives of PJT Partners in New York to provide additional information and to answer questions about BlueFocus.

In July 2018, BlueFocus began to provide Legacy and its advisors access to due diligence information. Legacy representatives began to conduct more comprehensive diligence efforts including visits to BlueFocus business sites and conversations with executives and other employees.

On August 15, 2018, representatives of BlueFocus and PJT Partners met with representatives of Legacy and GP.Bullhound in New York to discuss due diligence and deal structure matters.

On August 21, 2018, representatives of BlueFocus and PJT Partners met with representatives of Legacy and GP.Bullhound to discuss valuation of the combined business and continued due diligence.

On September 13, 2018, representatives of GP.Bullhound and Legacy discussed valuation of the combined business, deal structure and other related matters.

On September 16, 2018, a follow up call to the July 2018 diligence efforts was held between representatives of Legacy, GP.Bullhound and Madhouse (a subsidiary of BlueFocus).

On September 20, 2018, the board of directors of Legacy agreed that Legacy should move forward and attempt to negotiate a letter of intent with BlueFocus.

On September 20, 2018, Oscar Zhao, Chief Executive Officer of BlueFocus, other representatives of BlueFocus, and PJT Partners met with Ed Rigaud, Chairman and Chief Executive Officer of Legacy, and representative of Legacy and GP.Bullhound to discuss the strategic rationale for the potential transaction and discuss the potential for future business collaboration.

On September 23, 2018, a preliminary draft of the deal structure for the potential transaction was shared by representatives of Legacy with representatives of BlueFocus.

On September 26, 2018, the primary terms of the agreements among Legacy, BlueFocus and its relevant subsidiaries with respect to the contemplated transaction, including deal structure, valuation and relevant assumptions was provided to BlueFocus from Legacy. Through November 18, 2018, representatives of Legacy negotiated a non-binding letter of intent with representatives of BlueFocus.

Throughout October and early November 2018 representatives of Legacy and GP.Bullhound updated market conditions, comparables, deal structure and valuation, for the potential transaction.

On November 18, 2018, Legacy and BlueFocus finalized and executed the Letter of Intent, which provided principal transaction terms, including, among others (i) consideration to BlueFocus in the form of shares of Legacy and assumption of certain liabilities and (ii) an 85-day exclusivity period restricting BlueFocus and its subsidiaries from seeking offers to sell the Blue Impact business.

On November 20, 2018, representatives of Legacy met and updated a comprehensive due diligence plan for the proposed transaction.

On November 28, 2018, representative of BlueFocus met with representatives of Legacy to develop and discuss the business model for the Blue Impact business and ways to achieve growth for such business.

On December 5, 2018, Legacy executed an engagement letter with KPMG for KPMG to conduct the financial and accounting due diligence.

Beginning in December 2018 through mid-April 2019, representatives of Legacy travelled globally, including to Canada, U.S., UK, and China, for on-site due diligence and to meet Blue Impact leaders. On December 12, 2018, the board of directors of Legacy held a board meeting regarding the status of due diligence efforts to date on the potential transaction with BlueFocus.

On December 21, 2018, the Legacy management team provided the Board of Directors of Legacy with a further update of financial and legal due diligence, and a preliminary timeline for executing a definitive agreement with BlueFocus.

On January 4, 2019, KPMG gave representatives of Legacy, an update on financial and accounting due diligence efforts and findings to date.

Beginning in February 2019, Ernst & Young commenced the audit of the historical financials of the Blue Impact business. Beginning in March 2019, the respective legal counsel to Legacy and BlueFocus discussed the proposed structure of the transaction. On March 14, 2019, representatives of BlueFocus and Legacy met in New York to prepare an outline description of the Blue Impact business and investment rationale and begin preparations for investor presentations.

On March 18, 2019, Legacy and BlueFocus executed an extension of the exclusivity provision of the LOI.

On March 22, 2019, the Legacy board of directors held a special meeting to review the due diligence efforts and findings to date regarding the potential transaction with BlueFocus.

On March 31, 2019, representative of Legacy conducted due diligence of WAS in London.

On April 8, 2019, BlueFocus delivered an initial draft of the Share Exchange Agreement to Legacy and its counsel.

On April 16, 2019, Representatives of BlueFocus and Legacy met with the management team of Cosette in Montreal, Canada.

On April 24, 2019, representatives of BlueFocus, Legacy and Wells Fargo Securities, LLC (“Wells Fargo”), financial advisor to Legacy, met at the Wells Fargo office in New York to prepare for an investor presentation in connection with the Transaction.

From mid-May 2019 through August 2019, representatives of Legacy and BlueFocus prepared for the investor presentation and worked to finalize due diligence, deal structure and other related matters.

On May 16, 2019, Legacy received legal due diligence reports from DLA Piper concerning the potential transaction with BlueFocus.

On May 20, 2019, Legacy received KPMG’s final financial and accounting due diligence report.

On May 28, 2019, Legacy and BlueFocus executed an extension of the exclusivity provision of the LOI.

On May 30, 2019, Legacy management met with the board of directors of Legacy to address questions concerning due diligence and investor presentation materials.

On July 22, 2019, the board of directors of Legacy met to review the terms of the proposed transaction and due diligence findings. In addition, the board of directors approved the execution of the Share Exchange Agreement.

From July 24 through August 21, 2019, representatives of BlueFocus and Legacy participated in confidential meetings with investors to gauge investor interest in the post-transaction Blue Impact business. On each of July 25, 2019 and August 20, 2019, the board of directors of Legacy received the presentation used by representatives of BlueFocus and Legacy in such investor meetings, each of which included certain unaudited prospective financial information regarding the Blue Impact business.

On August 21, 2019, the board of directors of Legacy met to review the proposed Share Exchange Agreement and to consider the proposed transaction with BlueFocus and to determine whether it and the Share Exchange Agreement are in the best interest of Legacy and its stockholders. The board of directors of Legacy formally approved entering into the Share Exchange Agreement by Legacy and the proposed transaction with BlueFocus after careful and thorough evaluation and deliberation.

On August 23, 2019, Legacy and the Seller finalized the Share Exchange Agreement and certain ancillary agreements and executed the Share Exchange Agreement, which was subsequently amended by the First Amendment to Share Exchange Agreement, dated as of September 27, 2019, and further amended and restated on December 2, 2019 and further amended on March 13, 2020.

On August 23, 2019, Legacy and BlueFocus issued a joint press release announcing the transaction. Shortly thereafter, Legacy filed a current report on Form 8-K attaching the press release and the investor presentation. That day, Legacy and the Blue Impact hosted a joint investor conference call to discuss the transaction for Legacy’s stockholders and the investment community.

Subsequent to the execution of the Share Exchange Agreement and following discussions between representatives of Legacy and the Seller, Legacy and the Seller executed the First Amendment to the Share Exchange Agreement on September 27, 2019, pursuant to which the parties amended the terms upon which the Seller agreed to loan to Legacy the amount of the Contributions to be made by Legacy to the Trust Account in connection with the Extensions of time for which Legacy has to consummate the business transaction.

On November 27, 2019, in connection with the anticipated filing of the preliminary proxy statement relating to the business combination, Legacy’s board of directors authorized the Amended and Restated Share Exchange Agreement by a unanimous written consent, which was executed by Legacy and the Seller on December 2, 2019.

In response to the recent dislocation in the equity markets, Legacy and the Seller agreed to the First Amendment, pursuant to which, among other things, Seller agreed to defer the issuance of 3,000,000 shares due at Closing by reducing the number of shares to be issued to Seller from 30,000,000 shares (as originally provided in the Share Exchange Agreement) to 27,000,000 shares. Seller would earn back all 3,000,000 of its deferred shares pursuant to the Seller Earn Back provisions. Additionally, pursuant to the First Amendment, Sponsor agreed to transfer 3,500,000 of its outstanding shares back to Legacy prior to the Closing (which shares will then be cancelled and cease to be outstanding), in consideration for which Sponsor is granted the right to potentially receive a maximum of 2,000,000 shares pursuant to the Sponsor Earn Back provisions. Legacy’s board of directors authorized these provisions via unanimous written consent dated March 12, 2020.

Throughout the process, representatives of BlueFocus and Legacy remained in frequent contact with respect to the transaction and the Blue Impact business.

Past Contacts, Transactions or Negotiations

Other than as described under “Background of the Business Combination” above, Legacy and the Seller, have not had any negotiations, transactions or material contacts during the past two years, and other than as described therein and in the Share Exchange Agreement and its related transaction agreements there are no present or proposed material agreements, arrangements, understandings or relationships between our executive officers or directors or affiliates and any of the Seller or Blue Impact, or their respective executive officers or directors.

The Legacy Board of Directors’ Reasons for the Business Combination

The Legacy’s board of directors, in evaluating the business combination, consulted with Legacy’s management team, the Advisory Council and the Legacy Team and legal and financial advisors. In reaching its unanimous resolution (i) that the terms and conditions of the Share Exchange Agreement, including the proposed business combination, are advisable, fair to, and in the best interests of Legacy and its stockholders and (ii) to recommend that stockholders adopt and approve the Share Exchange Agreement and approve the transactions contemplated therein, Legacy’s board of directors considered a range of factors, including but not limited to, the factors discussed below. In light of the number and wide variety of factors, Legacy’s board of directors did not consider it practicable to and did not attempt to quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. Legacy’s board of directors viewed its position as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of Legacy’s reasons for the business combination and all other information presented in this section is forward looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward Looking Statements.”

Legacy’s board of directors considered several factors pertaining to the business combination as generally supporting its decision to enter into the Share Exchange Agreement and the business combination, including but not limited to, the following material factors:

•        Market Opportunity.    A key consideration was the market opportunity for an advertising & marketing business in the markets in which the Blue Impact business operates coupled with the experience of the management of the Blue Impact business with growing digital companies, such as Facebook and Google.

•        Proven Management Team and Established Platform.    The board of directors considered the highly experienced and talented management team of the Blue Impact business, including, Brett Marchand, with 30 years of experience in the marketing industry and digital media, Yves Behar, the founder of Fuse and the lead brand and product designer for numerous successful Silicon Valley digital disruptors, Nathan McDonald, the co-founder of WAS and a pioneer in Shared Media, Melanie Dunn, the CEO of Cossette and former leader of its customer relationship management practice, and Charlie Ruan, the President of Madhouse and a pioneer in mobile media in China. The board of directors also considered the fact that the management team of the Blue Impact business would be continuing after the Closing, with years’ experience in their respective industries on average, and experience in managing leading consumer-facing brands in North America, EMEA, Asia and globally. This team exhibited a cohesion and operating principles to manage and lead the Blue Impact business differently than the traditional holding companies.

•        Attractive Valuation to Other Alternatives.    The belief of the board of directors, after a thorough review of other business combination opportunities reasonably available to Legacy, that the business combination with the Blue Impact business was more appropriate than others because of the attractive valuation presented by the Blue Impact business after taking into account the valuation of 27,000,000 new shares of common stock of Blue Impact to the Seller as part of the consideration for the business combination and the Earnout Payment payable based on the future performance of the Madhouse business.

•        Terms of the Share Exchange Agreement.    The board of directors considered the terms and conditions of the Share Exchange Agreement and the transactions contemplated thereby.

Legacy’s board of directors also considered a variety of uncertainties and risks and other potentially negative factors concerning the business combination, including, but not limited to, the following:

•        Benefits Not Achieved.    The risk that the potential benefits of the business combination may not be fully achieved, or may not be achieved within the expected timeframe, including the following risks:

•        Geopolitical Risks.    The risk of geopolitical tensions between the United States and China and the resulting unpredictability in the regulatory and commercial environment between the United States and China.

•        Reliance on Key Management Personnel.    The success of the business combination will rely heavily on the retention and execution of the business strategy by the management team of the Blue Impact business. The loss of any key member of the management team of the Blue Impact business could impact the execution of the business strategy and the success of the Blue Impact business.

•        Working Capital Requirements.    The Madhouse business has significant working capital requirements for the purchase of advertising on Google and Facebook. The availability of debt financing may be more limited and more expensive in China where the Madhouse business, in particular, is based, which may impact the future profitability and growth of the Blue Impact business.

•        Liquidation of the Company.    The risks and costs to Legacy if the business combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in the Company being unable to effect a business combination by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course, and force Legacy to liquidate and the warrants to expire worthless.

•        Stockholder Vote.    The risk that Legacy’s stockholders may fail to provide the respective votes necessary to effect the business combination.

•        Closing Conditions.    The fact that completion of the business combination is conditioned on the satisfaction of certain closing conditions that are not within Legacy’s control.

•        Litigation.    The possibility of litigation challenging the business combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the business combination.

•        Fees and Expenses.    The fees and expenses associated with completing the business combination.

•        Other Risks.    Various other risks associated with the business combination and the Blue Impact business described under the section entitled “Risk Factors.”

In addition to considering the factors described above, Legacy’s board of directors also considered the following:

•        Interests of Certain Persons.    Some officers and directors of Legacy may have interests in the business combination as individuals that are in addition to, and that may be different from, the interests of the Company’s stockholders (see “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination”). Our independent directors reviewed and considered these interests during the negotiation of the business combination and in evaluating and unanimously approving, as members of the Board, the Share Exchange Agreement and the business combination.

Legacy’s board of directors concluded that the potential benefits that it expected Legacy and its stockholders to achieve as a result of the business combination outweighed the potentially negative factors associated with the business combination. Accordingly, Legacy’s board of directors unanimously determined that the Share Exchange Agreement and the business combination were advisable, fair to, and in the best interests of, Legacy and its stockholders.

Satisfaction of 80% Test

It is a requirement under our Charter and the NYSE listing requirements that the business or assets acquired in the business combination have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for the business combination. As of August 23, 2019, the date of execution of the Original Agreement, the fair value of marketable securities held in the trust account was approximately $306.72 million (excluding approximately $10.9 million of deferred underwriting commissions and taxes payable on the income earned on the trust account) and 80% thereof represents approximately $245.38 million. In reaching its conclusion that the business combination meets the 80% asset test, our board of directors reviewed the enterprise value of the Seller of approximately $577 million implied by the equity value in the Blue Impact business.

In determining whether the enterprise value described above represents the fair market value of the Blue Impact business, our board of directors considered all of the factors described above in this section and the fact that the purchase price for the Blue Impact business was the result of an arm’s length negotiation. As a result, our board of directors concluded that the fair market value of the business acquired was significantly in excess of 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account).

Recommendation of Legacy’s Board of Directors

Legacy’s board of directors, at a special meeting held on August 21, 2019 after due consideration, unanimously (i) determined that the terms and conditions of the Share Exchange Agreement, including the proposed business combination, the Charter Amendment and the Amended Charter, are advisable, fair to, and in the best interests of Legacy and its stockholders and (ii) recommended that stockholders adopt and approve the Share Exchange Agreement and approve the transactions contemplated therein, including the Charter Amendment and the Amended Charter, and (iii) directed that the Share Exchange Agreement, the business combination, the Charter Amendment and the Amended Charter be submitted for consideration by our stockholders at the special meeting of stockholders. Our board of directors unanimously recommends that stockholders vote “FOR” the Business Combination Proposal.

Unaudited Prospective Financial Information

As a matter of course, Legacy and the Blue Impact business and its family of agencies do not develop or publicly disclose long-term projections or internal projections of its future performance and are especially wary of making projections for extended periods due to the unpredictability of the underlying assumptions and estimates. However, Legacy is including the following summary of certain non-public, unaudited prospective financial information regarding the Blue Impact business prepared by the management of the Blue Impact business in connection with the Business Combination (referred to as the “Prospective Financial Information”) solely because the Prospective Financial Information was made available to the Legacy board of directors in connection with its evaluation of a possible acquisition of the Blue Impact business.

The Prospective Financial Information was based on unaudited estimated profit and loss information, and other financial data for the twelve months ended December 31, 2018 and the six months ended June 30, 2019 as the Blue Impact business had not yet completed preparing its financial statements for those periods. As described below, the Prospective Financial Information was not audited or reviewed by the Seller’s or the Blue Impact businesses’ independent registered public accounting firms or any other independent accountants. The Prospective Financial Information reflects numerous judgments, estimates and assumptions with respect to the performance of the Blue Impact business, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Blue Impact business, all of which are inherently uncertain, difficult to predict and many of which are beyond the control of the Blue Impact business management. In preparing the Prospective Financial Information, it was assumed the average foreign exchange rates for 2019 and 2020 would equal the 2018 average foreign exchange rates. The Prospective Financial Information also reflects assumptions as to certain business decisions that are subject to change. Our management believes, and the Blue Impact business management believes, that the Prospective Financial Information was prepared on a reasonable basis and reflected the best then-currently available estimates and judgments, of the Blue Impact business management and presents, to the best of our management’s and the Blue Impact business management’s knowledge and belief, the expected course of action and the expected future financial performance of the Blue Impact business, in each case at the time that the Prospective Financial Information was prepared. The Prospective Financial Information is subjective in many respects and are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, Prospective Financial Information constitutes forward-looking information and is subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted, including risks and uncertainties relating to the Blue Impact business, industry performance, the regulatory environment, general business and economic conditions, and the various risks set forth in this proxy statement. For additional information regarding these risks, please see the section of this proxy statement entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. There can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than forecasted. The Prospective Financial Information should not be considered a reliable predictor of future results and should not be relied upon as such. The Prospective Financial Information covers multiple years and such information by its nature becomes less predictive with each successive year.

The Prospective Financial Information was based upon various assumptions which relate only to the periods presented and should not be relied upon for any other purpose. The Prospective Financial Information does not take into account any circumstances or events occurring after the date they were prepared, including the announcement of the business combination.

The Prospective Financial Information was not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. All of the Prospective Financial Information estimates were prepared by the Blue Impact business management in connection with the Business Combination. The Prospective Financial Information is unaudited and neither the Blue Impact business’ independent registered public accounting firm, nor any other independent accountants, have compiled, reviewed, examined or performed any procedures with respect to the Prospective Financial Information, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the Prospective Financial Information.

The inclusion of the Prospective Financial Information in this proxy statement is not deemed an admission or representation by Legacy, the Seller, the Blue Impact business or any other person that it considered, or now considers, the Prospective Financial Information as material information or necessarily predictive of actual future results or events, and the Prospective Financial Information should not be relied upon as such. None of Legacy, the Seller, the Blue Impact business, nor any of their respective affiliates, officers, directors, advisors or other representatives has made or makes any representation to any Legacy stockholder or any other person regarding the ultimate performance compared to the information contained in the Prospective Financial Information or that financial and operating results will be achieved. The Prospective Financial Information is not included in this proxy statement to influence any Legacy stockholder with respect to the approval of the business combination or any other proposal, but because the Prospective Financial Information was provided to our board of directors. EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAW, NEITHER LEGACY, THE SELLER NOR THE BLUE IMPACT BUSINESS INTENDS TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE PROSPECTIVE FINANCIAL INFORMATION INCLUDED IN THIS PROXY STATEMENT TO REFLECT CIRCUMSTANCES EXISTING SINCE ITS PREPARATION OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR, OR TO REFLECT CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS.

The following table presents unaudited Prospective Financial Information for the years ending December 31, 2019 and 2020 prepared and provided by the Blue Impact business management and reviewed by Legacy’s management and board of directors in connection with the negotiation and approval of the Share Exchange Agreement and the transactions contemplated thereby:

($ in millions)	2019E	2020E
Net Income	$43.0	$48.6
Adjusted EBITDA(1)	$76.5	$84.1

____________

(1)      Adjusted EBITDA is calculated as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization and adjusted for selected items, including an assumption to include $5.0 million for the costs of being a public company and, with respect to Madhouse, VAT expense for the periods shown, in each case, that the management of the Blue Impact business believed impact the comparability of the Prospective Financial Information to prior periods.

In addition, the management of the Blue Impact business prepared and provided the following additional Prospective Financial Information comparing growth rates in the ratio of Equity Value (EV) to EBITDA, EBITDA growth and EBITDA margin between the years ended December 31, 2019 and 2020, which was reviewed by Legacy’s board of directors in connection with the negotiation and approval of the Share Exchange Agreement and the transactions contemplated thereby:

Multiple or Percentage
Equity Value/2019E EBITDA(1),(2),(3)	7.5x
Equity Value/2020E EBITDA(1),(2),(3)	6.9x
2019E-2020E EBITDA Growth(2),(3)	10.0%
2020E- EBITDA Margin(2),(3)	19.0%

____________

(1)      The ratio of Equity Value to EBITDA for the Blue Impact business is based on an implied enterprise value of $577.0 million, 2019E EBITDA of $76.5 million and 2020E EBITDA of $84.1 million.

(2)      EBITDA in the foregoing table is calculated as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization and adjusted for selected items, including an assumption to include $5.0 million for the costs of being a public company and, with respect to Madhouse, VAT expense for the periods shown, in each case, that the management of the Blue Impact business believed impact the comparability of the Prospective Financial Information to prior periods.

(3)      All estimates for the years ending December 31, 2019 and 2020 assume that foreign exchange rates for the applicable period are the same as the average foreign exchange rates for the year ended December 31, 2018.

On December 2, 2019, Legacy also furnished to investors the “Investor Presentation dated December 2, 2019” that provided certain unaudited perspective financial information. Additionally, on January 21, 2020, Legacy also furnished to investors an “Analyst Presentation dated January 21, 2020” that provided certain additional unaudited prospective financial information concerning the Blue Impact business for 2020.

Interests of Certain Persons in the Business Combination

In considering the recommendation of our board of directors to vote for the Proposals presented at the special meeting, including the Business Combination Proposal, you should be aware that aside from its interest as a stockholder, our Sponsor and certain of its affiliates and certain members of our board of directors and officers have interests in the business combination that are different from, or in addition to, the interests of our stockholders generally. Our board of directors was aware of and considered these interests, among other matters, in evaluating the business combination and related transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Business Combination Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the special meeting, including the Business Combination Proposal.

These interests include, among other things:

•        the fact that under the terms of the First Amendment, the Sponsor will transfer 3,500,000 outstanding shares of Legacy’s Class F common stock back to Legacy prior to the Closing, which shares will then be cancelled and cease to be outstanding; and that, in consideration for such shares, the Sponsor will be granted the right to receive up to 2,000,000 shares of Blue Impact common stock (the “Sponsor Deferred Shares”) after the Closing, subject to certain adjustments as set forth in the First Amendment, as follows: (a) 1,000,000 shares, if, after the Closing, Blue Impact stock has volume weighted average trading price of at least $15 per for any 30-day period or if Blue Impact is sold for a share price of at least $15 per share after the Closing and (b) 1,000,000 shares, if, after the Closing, Blue Impact stock has a volume weighted average trading price of at least $20 per share for any 30-day period or if Blue Impact is sold for a share price of at least $20 per share after the Closing; provided, that the maximum number of Sponsor Deferred Shares that the Sponsor can receive is 2,000,000;

•        the fact that our Sponsor paid an aggregate of $25,000, or approximately $0.00333 per share, for the Founder Shares and such securities will have a significantly higher value at the Closing, which if unrestricted and freely tradable would be valued at approximately $10.25 based on the closing price of our Class A common stock on the NYSE on November 29, 2019, but, given the restrictions on such shares, we believe such shares have less value;

•        the fact that our Sponsor (i) paid an aggregate of $8,750,000 for its 17,500,000 private placement warrants to purchase shares of Class A common stock and that such private placement warrants will expire worthless if a business combination is not consummated by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course);

•        the fact that if the trust account is liquidated, our Sponsor has agreed that it will indemnify us and hold us harmless if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes and up to $750,000 to fund working capital requirements annually, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act;

•        the anticipated election of Darryl McCall, our President and one of our directors, and Richard White, one of our directors, as directors of Blue Impact, as well as Kenneth Robinson, a director candidate designated by our Sponsor;

•        the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

•        the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we (i) have entered into a definitive agreement regarding the business combination or (ii) fail to complete the business combination by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course); provided that, in the case of clause (i), such other blank check company does not consummate its initial public offering prior to the Closing;

•        the fact that our Sponsor, officers and directors will lose their entire investment in us if the business combination is not consummated by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course);

•        the fact that upon Closing we will enter into the Investor Rights Agreement, which provides for certain voting agreements applicable to the Sponsor and its permitted transferees; and

•        the fact that upon Closing, we will enter into an Amended and Restated Registration Rights Agreement, which provides for registration rights for the securities of the Sponsor and its permitted transferees and the Seller.

Certain Other Interests in the Business Combination

In addition to the interests of Legacy’s directors, officers and Sponsor in the business combination, you should keep in mind that Wells Fargo, Cantor Fitzgerald & Co., Stifel, Nicolaus & Company, Incorporated and Loop Capital Markets LLC, have financial interests that are different from, or in addition to, the interests of our stockholders.

Wells Fargo, Cantor Fitzgerald & Co., Stifel, Nicolaus & Company, Incorporated and Loop Capital Markets LLC were underwriters in our IPO. In connection with our IPO, we paid an aggregate of $6,000,000 in underwriting commissions, of which Wells Fargo was paid $2,250,000, Cantor Fitzgerald & Co. was paid $2,250,000, Stifel, Nicolaus & Company, Incorporated was paid $1,200,000 and Loop Capital Markets LLC was paid $300,000. Upon Closing of the business combination, the underwriters of our IPO are entitled to an aggregate of $10,500,000 of deferred underwriting commissions, of which Wells Fargo is entitled to $3,937,500, Cantor Fitzgerald & Co. is entitled to $3,937,500, Stifel, Nicolaus & Company, Incorporated $2,100,000 and Loop Capital Markets LLC is entitled to $525,000. The underwriters of the initial public offering have agreed to waive their rights to the deferred underwriting commission held in the trust account in the event the Company does not complete the business combination by the Outside Extended Date. Accordingly, if the business combination with the Seller and the Blue Impact business, or any other initial business combination, is not consummated by that time and Legacy is therefore required to be liquidated, the underwriters of the initial public offering, including Wells Fargo, will not receive any of the deferred underwriting commission and such funds will be returned to the Company’s public stockholders upon its liquidation.

Other than serving as underwriters in our IPO as described above in more detail, prior to our IPO none of Wells Fargo, Cantor Fitzgerald & Co., Stifel, Nicolaus & Company, Incorporated and Loop Capital Markets LLC performed services for Legacy or the Sponsor. Subsequent to our IPO, Wells Fargo was engaged by Legacy as its financial and capital markets advisors. Legacy decided to retain Wells Fargo as its financial and capital markets advisors based primarily on (i) Wells Fargo’s extensive knowledge, strong market position and positive reputation in equity capital markets, (ii) Wells Fargo’s experienced and capable investment banking team and (iii) Wells Fargo’s long standing relationship with and affiliation with Legacy and the Sponsor.

In addition, under the terms of Wells Fargo’s engagement, Legacy agreed to reimburse Wells Fargo for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify Wells Fargo and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.

Following our IPO, and after significant due diligence and discussions with multiple target businesses, we engaged GP. Bullhound as a financial advisor related to a potential acquisition in the advertising & marketing services market. GP. Bullhound provided standard financial advisory services in relation to our initial discussions with BlueFocus, which included, but was not limited to, providing background business presentations, participating in meetings and on conference calls, and submitting due diligence requests on our behalf. GP. Bullhound also provided guidance regarding valuation of the combined business, deal structure, and relevant market conditions related to the potential transaction. We have agreed to pay GP. Bullhound a fee of approximately $4.9 million dollars solely in return for advisory services rendered.

In connection with our due diligence of BlueFocus, we executed an engagement letter with KPMG to conduct financial and accounting due diligence. Following approximately four months of review, KPMG provided our representatives with a final financial and accounting due diligence report. In return for their financial and accounting services, we paid KPMG a fee of approximately $410,000. This fee was in return for the services rendered, and was not contingent on any subsequent business combination. Unrelated to the business combination, KPMG also provides auditing and accounting services to BlueFocus and its affiliates.

Subsequent to entering into the Share Exchange Agreement, we engaged Wells Fargo Securities, LLC to act as our placement agent in connection with the potential PIPE Financing with any potential PIPE Investors and Current Investors and have agreed to pay Wells Fargo, as the placement agent, a transaction fee of 3.5% of gross proceeds less than or equal to $75 million.

In addition, Wells Fargo and Stifel, Nicolaus & Company, Incorporated were engaged as our solicitation agents to solicit consents from the holders of our public warrants for certain amendments to the Warrant Agreement, dated as of November 16, 2017, by and between Legacy and Continental Stock Transfer & Trust Company, a New York corporation, as warrant. Pursuant to the terms of the engagement, Wells Fargo and Stifel, Nicolaus & Company, Incorporated agreed to perform the solicitation agent services for no compensation; however, Legacy agreed to reimburse Wells Fargo for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify Wells Fargo and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.

Wells Fargo therefore has a financial interest in the Company completing a business combination that will result in the payment of the deferred underwriting commission to the underwriters of the initial public offering, including Wells Fargo. In considering approval of the business combination, Legacy’s stockholders should consider the roles of Wells Fargo in light of its financial interest in the business combination with the Blue Impact business being consummated.

Potential Purchases of Public Shares

Our Sponsor or Legacy’s or the Seller’s directors, officers or advisors, or any of their respective affiliates, may purchase public shares in privately negotiated transactions or in the open market prior to the special meeting, although they are under no obligation to do so. Any such purchases that are completed after the record date for the special meeting may include an agreement with a selling stockholder that such stockholder, for so long as it remains the record holder of the shares in question, will vote in favor of the proposals presented at the special meeting and/or will not exercise its redemption rights with respect to the shares so purchased. In the event that any such purchases are completed in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such share purchases and other transactions would be to increase the likelihood of that the proposals to be voted upon at the special meeting are approved by the requisite number of votes. In the event that such purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Business Combination Proposal and elected to redeem their shares for a portion of the trust account. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per share pro rata portion of the trust account. Any public shares held by or subsequently purchased by our affiliates may be voted in favor of the Business Combination Proposal and the other proposals presented at the special meeting. None of the Company’s Sponsor, directors, officers, advisors or their affiliates may make any such purchases when they are in possession of any material non-public information not disclosed to the Seller or during a restricted period under Regulation M under the Exchange Act.

Total Shares to be Issued in the Business Combination

At the Closing, Blue Impact will issue to the Seller 27,000,000 shares of common stock, in partial payment for all of the issued and outstanding ordinary shares of Blue Impact Target (with an additional 3,000,000 to be issued after the Closing pursuant to the Seller Earn Back provisions and additional shares which may issued to Seller in accordance with the Earnout Payment) which shares are subject to increase or decrease pursuant to the Purchase Price Adjustment. Prior to the Closing, Seller may grant restricted stock units of Blue Impact Target or any of its subsidiaries as compensation to certain employees of the Group Companies which, if issued, will vest upon the Closing and become exchangeable for a portion of the 27,000,000 shares of common stock of Blue Impact to be issued to Seller at the Closing.

Upon Closing and assuming we issue 7,500,000 shares of common stock in a PIPE Financing, we expect that Blue Impact will have 69,409,835 shares of common stock outstanding, of which: (i) our public stockholders will own approximately 42.2%; (ii) our Sponsor will own approximately 8.1%; (iii) the Seller will own approximately 38.9%; and (iv) the PIPE Investors in the PIPE Financing will own in the aggregate approximately 10.8%. These post-Closing number of outstanding shares and ownership percentages assume, among other things: (a) there are no redemptions in connection with the business combination; (b) in connection with the cancellation of all our warrants pursuant to the Warrant Amendments, solely cash is paid in respect of our public warrants and 2,912,230 of our 17,500,000 private placement warrants, and solely stock is paid in respect of the remaining 14,587,770 of our 17,500,000 private placement warrants; (c) $75 million is raised from PIPE Investors in our PIPE Financing at a purchase price of $10.00 per share; (d) no shares are issued or surrendered in connection with the Purchase Price Adjustment or issued in connection with the Earnout Payment; (e) no shares are issued pursuant to the Sponsor Earn Back and Seller Earn Back provisions; (f) no shares are issued post-Closing under the Incentive Plan, a copy of which is attached to this proxy statement as Annex D; and (g) no shares are issued upon the exercise of a new warrant to acquire shares of common stock to be granted post-Closing to Blue Impact’s chief executive officer (which warrant is expected to have an exercise price of $10.00 per share and generally will be exercisable only if Blue Impact meets specified post-Closing financial targets).

Post-Closing, by virtue of Seller’s ability to nominate and elect at least a majority of Blue Impact’s directors and its ownership level of Blue Impact common stock, BlueFocus — and not our public stockholders — will control Blue Impact. Furthermore, Seller may own more than a majority of the Blue Impact shares if (i) any additional shares are redeemed in connection with the business combination, (ii) we do not consummate a PIPE Financing in full or at all, (iii) shares are issued to Seller in connection with the Purchase Price Adjustment and/or the Earnout Payment, and/or (iv) Deferred Shares are earned back by Seller. These post-Closing number of outstanding shares and ownership percentages described above are based on the above assumptions and the actual number of outstanding shares and/or the percentages of ownership may vary materially depending on such assumptions and other factors. For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float and Company Control” and “Unaudited Pro Forma Condensed Combined Financial Information.”

Sources and Uses of Funds for the Business Combination

The following table summarizes the sources and uses for funding the business combination (all numbers in millions):

Sources and Uses — Assuming No Redemptions of Outstanding Public Shares

($ in Millions except per share amounts; 2019 estimates are based on 2018 average foreign exchange rates.)

Sources		Uses
Cash in Trust Account(1),(2)	$305.0	Rollover of BlueFocus Equity	$270.0
New Legacy Shares – BlueFocus	270.0	Cash to Balance Sheet	128.1
Assumption of Blue Impact business Net Debt	40.0	Purchase of Existing Minority Interest	90.0
New Legacy Shares	16.0	Assumption of Blue Impact business Net Debt	40.0
		Estimated Fees & Expenses	54.0
		Warrant Amendment	48.9
Total Sources	$631.0	Total Sources	$631.0

____________

(1)      Reflects the cash balance in the Trust Account as of March 20, 2020. Assumes no public stockholder has exercised its redemption rights to receive cash from the Trust Account in connection with the business combination. This amount will be reduced by the amount of cash used to satisfy any redemptions.

(2)      In connection with the extension amendment, 694,820 shares of Class A common stock were redeemed and the Seller agreed to make certain loans for deposit into the Trust Account equal to $0.03 per unredeemed share, or approximately $880,000, for each 30-day period that the transaction deadline is extended from November 21, 2019 until May 20, 2020, plus certain agreed costs and expenses. One such loan was made as of October 23, 2019. This table assumes total loan amounts of approximately $5.0 million.

Sources and Uses — Assuming Maximum Redemptions of 60.2% of Outstanding Public Shares

($ in Millions except per share amounts; 2019 estimates are based on 2018 average foreign exchange rates.)

Sources		Uses
Cash in Trust Account(1),(2)	$120.0	Rollover of BlueFocus Equity	$270.0
New Legacy Shares – BlueFocus	270.0	Cash to Balance Sheet	$0.0
Assumption of Blue Impact business Net Debt	40.0	Purchase of Existing Minority Interest	$90.0
New Legacy Shares	34.1	Assumption of Blue Impact business Net Debt	$40.0
		Estimated Fees & Expenses(3)	$13.5
		Warrant Amendment	50.6
Total Sources	$464.1	Total Uses	$430.0

____________

(1)      Reflects the cash balance in the Trust Account as of March 20, 2020. Assumes public stockholders have exercised redemption rights with respect to approximately 17,775,255 of the outstanding public shares (or 60.7% of the outstanding public shares) to receive cash of approximately $184,999,521 from the Trust Account in connection with the business combination.

(2)      In connection with the extension amendment, 694,820 shares of Class A common stock were redeemed and the Seller agreed to make certain loans for deposit into the Trust Account equal to $0.03 per unredeemed share, or approximately $880,000, for each 30-day period that the transaction deadline is extended from November 21, 2019 until May 20, 2020, plus certain agreed costs and expenses. One such loan was made as of October 23, 2019. This pro forma financial information assumes total loan amounts of approximately $5.0 million.

(3)      Reflects approximately $40.5 million in Estimated Fees & Expenses being assumed as payable of Blue Impact at the Closing of the business combination.

Board of Directors of the Company Following the Business Combination

Prior to the special meeting, the size of our board of directors will increase from six directors to eleven directors. Assuming that the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal and the Amended and Restated Charter Proposals are approved and adopted at the special meeting and the Charter Amendment declassifying our board of directors becomes effective at the special meeting, nine director nominees will be voted upon by our stockholders at the special meeting. If all director nominees are elected and the business combination is consummated, our board of directors will consist of nine directors with two vacancies. Please see the section entitled “Proposal No. 6 — The Director Election Proposal” for additional information.

Certificate of Incorporation; Bylaws

At the special meeting, Legacy’s Charter will be amended to reflect the declassification of our board of directors and that each member of our board of directors will be elected annually at each annual meeting following the effectiveness of the Charter Amendment. For more information, please see the section entitled “Proposal No. 3 — The Charter Amendment Proposal” and Annex B to this proxy statement for additional information.

Upon the Closing, Legacy’s Charter will be amended and restated to reflect the removal of certain provisions relating to Legacy’s status as a blank check company that will no longer apply upon Closing of the business combination, increase the authorized number of shares of common stock of the post-business combination company and conform certain provisions of our Charter to meet the corporate governance standards of other public companies. For more information, please see the section entitled “Proposal No. 4 — The Amended and Restated Charter Amendment Proposals” and Annex C to this proxy statement for additional information.

Upon the Closing, Legacy’s bylaws will be amended and restated to reflect the removal of certain provisions relating to Legacy’s status as a blank check company that will no longer apply upon Closing of the business combination and conform certain provisions of our bylaws to meet the corporate governance standards of other public companies. For more information, please see Annex I to this proxy statement.

Name; Headquarters

The name of the post-business combination company after the business combination will be “Blue Impact Inc.” and our headquarters will be located in Mountain View, California.

Redemption Rights

Under our Charter, holders of our Class A common stock may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the trust account as of two business days prior to the Closing, including interest (not previously released to us to fund our working capital requirements, subject to an annual limit of $750,000, and/or to pay our taxes), by (b) the total number of shares of Class A common stock issued in the IPO; provided that Legacy will not redeem any public shares to the extent that such redemption would result in Legacy having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001. For illustrative purposes, based on the fair value of marketable securities held in the trust account as of March 20, 2020 of approximately $305,023,367.98, the estimated per share redemption price, less amounts to be withdrawn, would have been approximately $10.41. Under our Charter, in connection with the business combination, a public stockholder, together with any affiliate or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), is restricted from seeking redemption rights with respect to more than 15% of the public shares.

If a holder exercises its redemption rights, then such holder will be exchanging its shares of Class A common stock for cash and will no longer own shares of Class A common stock and will not participate in the future growth of Legacy, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to the Transfer Agent in accordance with the procedures described herein. See the section entitled “Special Meeting of Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the business combination.

Accounting Treatment

The business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of Blue Impact Target issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded.

Stockholder Demand Letter

On December 17, 2019, counsel for a purported individual stockholder of the Company (the “Stockholder”) sent a Letter to legal counsel for the Company in connection with the Transaction, which alleged that the preliminary proxy statement failed to disclose certain information regarding the Transaction. The Letter asked the Company to make certain additional disclosures in the preliminary proxy statement, and claimed that the failure to make such disclosures constituted a violation of the federal securities laws.

The Company believes that the allegations in the Letter are without merit. The Company also believes that the disclosures set forth in the preliminary proxy statement on the subjects discussed in the Letter comply fully with applicable law and do not need to be supplemented. However, solely to avoid the costs, risks, nuisance, and uncertainties inherent in disputes concerning these types of allegations, or potential litigation that could delay or adversely affect the proposed Transaction, the Company has determined to voluntarily supplement the preliminary proxy statement with certain Additional Disclosures set forth herein. Nothing in this proxy statement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the supplemental Additional Disclosures set forth herein. In light of the Additional Disclosures, the Stockholder agreed not to file litigation or otherwise seek to delay or impede the stockholder vote for the business combination and the contemplated transactions or the closing of the business combination.

Material United States Federal Income Tax Considerations

The following discussion is a general summary of certain material U.S. federal income tax consequences to the Company’s stockholders with respect to the exercise of redemption rights in connection with the approval of the business combination. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change, possibly with retroactive effect, and to varying interpretations, which could result in U.S. federal income tax consequences different from those described below. This discussion does not address the tax consequences to stockholders under any state, local, or non-U.S. tax laws or any other U.S. federal tax, including the alternative minimum tax provisions of the Code and the net investment income tax.

This discussion applies only to stockholders of the Company who are U.S. Holders (as defined below) and who hold their shares as a “capital asset,” as defined in the Code. A stockholder is a U.S. Holder for U.S. federal income tax purposes if such stockholder is (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that was created or organized in the U.S. or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (b) such trust has in effect a valid election to be treated as a United States person.

This discussion does not address all of the U.S. federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to certain types of stockholders subject to special treatment under the Code, including, without limitation, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, cooperatives, banks and certain other financial institutions, insurance companies, tax exempt organizations, retirement plans, stockholders that are, or hold shares through, partnerships or other pass through entities for U.S. federal income tax purposes or investors therein, U.S. Holders whose functional currency is not the U.S. dollar, dealers in securities or foreign currency, traders that mark to market their securities, certain former citizens and long-term residents of the United States, and stockholders holding Company shares as a part of a straddle, hedging, constructive sale or conversion transaction.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a stockholder, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners should consult their own tax advisors regarding the specific tax consequences to them of their partnership making the Election.

No legal opinion of any kind has been or will be sought or obtained regarding the U.S. federal income tax or any other tax consequences of making or not making the Election. In addition, the following discussion is not binding on the U.S. Internal Revenue Service (“IRS”) or any other taxing authority, and no ruling has been or will be sought or obtained from the IRS or other taxing authority with respect to any of the U.S. federal income tax consequences or any other tax consequences that may arise in connection with the Election. There can be no assurance that the IRS or other taxing authority will not challenge any of the general statements made in this summary or that a U.S. court or other judicial body would not sustain such a challenge.

The Following Discussion Is For General Informational Purposes Only And Should Not Be Construed As Tax Advice. You Are Urged To Consult Your Own Tax Advisor With Respect To The Specific Tax Consequences To You Of Making Or Not Making The Election, Including The Effects Of U.S. Federal, State, Local And Non-U.S. Tax Rules And Possible Changes In Laws That May Affect The Tax Consequences Described In This Proxy Statement.

U.S. Federal Income Tax Treatment of Non-Electing Stockholders

A stockholder who does not make the Election (including any stockholder who votes in favor of the business combination) will continue to own his shares and warrants, and will not recognize any income, gain or loss for U.S. federal income tax purposes by reason of the business combination.

U.S. Federal Income Tax Treatment of Electing Stockholders

A U.S. Holder who makes the Election will receive cash in exchange for the tendered shares, and will be considered for U.S. federal income tax purposes either to have made a sale of the tendered shares (a “Sale”), or will be considered to have received a distribution with respect to his shares (a “Distribution”) that may be treated as (i) dividend income, (ii) or a nontaxable recovery of basis in his investment in the tendered shares, or (iii) gain (but not loss) as if the shares with respect to which the Distribution was made had been sold.

If a redemption of shares is treated as a Sale, the U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received in the redemption and the U.S. Holder’s adjusted tax basis in the redeemed shares. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period of the redeemed shares exceeds one year as of the date of the redemption. A U.S. Holder’s adjusted tax basis in the redeemed shares generally will equal the U.S. Holder’s acquisition cost for those shares. If the holder purchased an investment unit consisting of both shares and warrants, the cost of such unit must be allocated between the shares and warrants that comprised such unit based on their relative fair market values at the time of the purchase. Calculation of gain or loss must be made separately for each block of shares owned by a U.S. Holder.

A redemption will be treated as a Sale with respect to a U.S. Holder if the redemption of the U.S. Holder’s shares (i) results in a “complete termination” of the U.S. Holder’s interest in the Company, (ii) is “substantially disproportionate” with respect to the U.S. Holder or (iii) is “not essentially equivalent to a dividend” with respect to such U.S. Holder. In determining whether any of these tests has been met, each U.S. Holder must consider not only shares actually owned but also shares deemed to be owned by reason of applicable constructive ownership rules. A U.S. Holder may be considered to constructively own shares that are actually owned by certain related individuals or entities. In addition, a right to acquire shares pursuant to a warrant causes the covered shares to be constructively owned by the holder of the warrant. Accordingly, any U.S. Holder who has tendered all of his actually owned shares for redemption but continues to hold warrants after the redemption will generally not be considered to have experienced a complete termination of his interest in the Company.

In general, a distribution to a U.S. Holder in redemption of shares will qualify as “substantially disproportionate” only if the percentage of the Company’s shares that are owned by the U.S. Holder (actually and constructively) after the redemption is less than 80% of the percentage of outstanding Company shares owned by such U.S. Holder before the redemption. Whether the redemption will result in a more than 20% reduction in a U.S. Holder’s percentage interest in the Company will depend on the particular facts and circumstances, including the number of other tendering U.S.

Holders that are redeemed pursuant to the Election. U.S. Holders should consult their own tax advisors regarding the potential application of the “substantially disproportionate” test to their particular situations.

Even if the redemption of a U.S. Holder’s shares in connection with the business combination is not treated as a Sale under either the “complete redemption” test or the “substantially disproportionate” test described above, the redemption may nevertheless be treated as a Sale of the shares (rather than as a Distribution) if the effect of the redemption is “not essentially equivalent to a dividend” with respect to that U.S. Holder. A redemption will satisfy the “not essentially equivalent to a dividend” test if it results in a “meaningful reduction” of the U.S. Holder’s equity interest in the Company. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority U.S. Holder in a publicly held corporation who exercises no control over and does not participate in the management of our corporate affairs may constitute such a meaningful reduction. However, the applicability of this ruling is uncertain and U.S. Holders who do not qualify for Sale treatment under either of the other two tests should consult their own tax advisors regarding the potential application of the “not essentially equivalent to a dividend” test to their particular situations.

If none of the tests for Sale treatment are met with respect to a U.S. Holder, amounts received in exchange for the U.S. Holder’s redeemed shares will be taxable to the U.S. Holder as a “dividend” to the extent of such U.S. Holder’s ratable share of the Company’s current and accumulated earnings and profits. Although it is believed that the Company presently has no accumulated earnings and profits, it will not be possible to definitely determine whether the Company will have, as of the end of its taxable year, any current earnings. If there are no current or accumulated earnings or the amount of the Distribution to the U.S. Holder exceeds his share of earnings and profits, the excess of redemption proceeds over any portion that is taxable as a dividend will be treated as a non-taxable return of capital to the U.S. Holder (to the extent of the U.S. Holder’s adjusted tax basis in the redeemed shares). Any amounts received in the Distribution in excess of the U.S. Holder’s adjusted tax basis in the redeemed shares will constitute taxable gain of the same character as if the shares had been transferred in a Sale, and thus will result in recognition of capital gain to the extent of such excess. If the amounts received by a tendering U.S. Holder are required to be treated as a “dividend,” the tax basis in the shares that were redeemed (after an adjustment for non-taxable return of capital discussed above) will be transferred to any remaining shares held by such U.S. Holder. If the redemption is treated as a dividend but the U.S. Holder has not retained any actually owned shares, the U.S. Holder should consult his own tax advisor regarding possible allocation of the basis in the redeemed shares to other interests in the Company.

Information Reporting and Backup Withholding

Gross proceeds from the redemption of shares in connection with the approval of the business combination may be subject to information reporting. Additionally, U.S. federal income tax laws require that, in order to avoid potential backup withholding in respect of certain “reportable payments”, each tendering U.S. Holder (or other payee) must either (i) provide to the Company such U.S. Holder’s correct taxpayer identification number (“TIN”) (or certify under penalty of perjury that such U.S. Holder is awaiting a TIN) and certify that (A) such U.S. Holder has not been notified by the IRS that such U.S. Holder is subject to backup withholding as a result of a failure to report all interest and dividends or (B) the IRS has notified such U.S. Holder that such U.S. Holder is no longer subject to backup withholding, or (ii) provide an adequate basis for exemption. Each tendering U.S. Holder is required to make such certifications by providing the Company a signed copy of IRS Form W-9. Exempt tendering U.S. Holders are not subject to backup withholding and reporting requirements, but will be required to certify their exemption from backup withholding on an applicable form. If the Company is not provided with the correct TIN or an adequate basis for exemption, any “reportable payments” made to the relevant tendering U.S. Holder pursuant to the redemption will be subject to backup withholding in an amount equal to 24% of such “reportable payments.”

Amounts withheld, if any, are generally not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the stockholder timely furnishes the required information to the IRS.

As previously noted above, the foregoing discussion of certain material U.S. federal income tax consequences is included for general information purposes only and is not intended to be, and should not be construed as, legal or tax advice to any stockholder. We once again urge you to consult with your own tax advisor to determine the particular tax consequences to you (including the application and effect of any U.S. federal, state, local or foreign income or other tax laws) of the receipt of cash in exchange for shares in connection with the business combination.

Regulatory Matters

The advertising & marketing services that the agencies comprising the Blue Impact business provide are subject to legal and regulatory requirements in all of the jurisdictions in which the Blue Impact business operates. The Blue Impact business actively monitors proposed changes to relevant legal and regulatory requirements in order to maintain compliance. The cost of ongoing compliance efforts has not had a material adverse effect on the Blue Impact business’ financial condition or results of operations to date, although future compliance efforts may have such an effect.

Governments, governmental agencies and industry self-regulatory bodies have adopted laws, regulations and standards, and judicial bodies have issued rulings, that directly or indirectly affect the form and content of advertising, public relations and other marketing activities that the Blue Impact business produces or conducts on behalf of its clients. These laws, regulations and other actions include, but are not limited to, content-related rules with respect to specific products and services, restrictions on media scheduling and placement, and labeling or warning requirements with respect to certain products, for example pharmaceuticals, alcoholic beverages, cigarettes and other tobacco products, cannabis and food and nutritional supplements. The agencies comprising the Blue Impact business are also subject to rules related to marketing directed to certain groups, such as children. Furthermore, PRC law prohibits advertising companies from producing, distributing or publishing any advertisement with content that impairs the national dignity of China, involves designs of the Chinese national flag, national emblem or national anthem or the music of the national anthem, is considered reactionary, obscene, superstitious or absurd, is fraudulent or disparages similar products. In addition, in Canada the Blue Impact business is required to comply with the CASL, which is intended to reinforce best practices in email marketing and to combat email spam and related issues, and imposes stringent consent processes and penalties for noncompliance.

Digital advertising & marketing services, in particular, are covered by laws and regulations concerning user privacy, use of personal information, data protection and online tracking technologies. The Blue Impact business is also subject to laws and regulations that govern whether and how it can transfer, process or receive certain data that it uses in its operations, including, but not limited to, data shared between countries or regions in which it operates. In recent years, regulators in the United States and Europe, among other jurisdictions in the world, have increased their focus on these laws and regulations. While the Blue Impact business maintains policies and operational procedures to promote effective privacy protection and data management, existing and proposed laws and regulations in this area can impact the development, efficacy and profitability of digital media-based and data-driven marketing. For example, in the European Union, the General Data Protection Regulation (“GDPR”) became effective in May 2018, imposing more stringent data privacy and data protection requirements than prior European Union data protection laws and providing for greater penalties for noncompliance. The European Union is further considering revisions to its e-Privacy Directive that could impact the use of cookies and the use of marketing communications. In the United States, California has enacted the CCPA, which will go into effect in 2020 and gives California consumers certain rights, including, but not limited to, the right to know what personal information is being collected about them, the right to access that information, the right to have personal information deleted, and the right to prevent the sale of their personal information. Furthermore, New York has enacted the SHIELD Act, which will go into effect in 2020 and imposes more stringent data security requirements on businesses that process or maintain the personal information of New York residents. The CCPA and SHIELD Act could impose additional requirements on the Blue Impact business in regards to the collection and processing of personal information of California and New York consumers, respectively. The PRC has also passed laws that require personal data relating to its citizens to be maintained on local servers and impose additional data transfer restrictions that may affect the Blue Impact business’ ability to transfer the data that it utilizes in the delivery of its services. Limitations on the scheduling, content or delivery of direct marketing activities can likewise have on effect on the activities of the agencies comprising the Blue Impact business that offer those services.

With agencies and clients located in numerous countries worldwide, the Blue Impact business is also subject to laws governing its international operations. These include broad anti-corruption laws such as the FCPA and the U.K. Bribery Act, which generally prohibit the making or offering of improper payments to foreign government officials and political figures. Export controls and economic sanctions regimes, such as those maintained by the U.S. government and comparable restrictions maintained by the member states of the European Union, impose limitations on the ability of the Blue Impact business to operate in certain geographic regions or to seek or service certain potential clients. Likewise, the Blue Impact business must comply with governmental exchange controls, restrictions on currency repatriation and the control requirements of applicable anti-money-laundering statutes. Blue Impact’s operations and actions may also be subject to additional restrictions or approval requirements given Blue Valor’s direct, and in turn BlueFocus’s indirect, post-Closing ownership interest in Blue Impact and ability to nominate Blue Impact directors. BlueFocus is organized in China and its shares are traded in China on the SSE. As a result, Blue Impact will be considered a controlled subsidiary for the purposes of PRC regulations and the rules of the SSE, and certain corporate actions proposed to be undertaken by Blue Impact will require reporting to and approval of BlueFocus. For example, in the context of a proposed future acquisition of a U.S. business, these restrictions or approval requirements may require (i) making specified security filings in the United States. (ii) obtaining any required clearances or implementing remedial measures or other safeguards as a condition to receiving any required approval and (iii) for larger acquisitions (in the United States or otherwise) receiving approval from BlueFocus’s board of directors and, for much larger acquisitions, possibly receiving approval from BlueFocus’s shareholders.

Consummation of the business combination is subject to prior receipt of those approvals and consents required to be obtained from applicable governmental and regulatory authorities, including under the HSR Act. Legacy and the Seller have agreed to cooperate and use reasonable best efforts to obtain, or cause their applicable affiliates to obtain, all permits, consents, approvals and authorizations from any governmental or regulatory authority necessary to consummate the business combination as promptly as practicable.

Legacy has filed notification of the business combination under the provisions of the HSR Act with the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission on September 23, 2019. Early termination of the waiting period under the HSR Act was granted on September 27, 2019.

Vote Required

The approval of the Business Combination Proposal (and consequently, the Share Exchange Agreement) requires, at a meeting at which a quorum is present, the affirmative vote of a majority of the votes cast by the holders of the Class A common stock and Class F common stock present in person or represented by proxy at the meeting and entitled to vote thereon, voting as a single class. Accordingly, if a Legacy stockholder fails to vote by proxy or to vote in person at the special meeting, such stockholder’s shares of Class A common stock or Class F common stock will not be counted in connection with the determination of whether a quorum is established, however, if a quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on the Business Combination Proposal. Abstentions will be counted in connection with the determination of whether a quorum is established but are not considered votes cast and will have no effect on the outcome of the Business Combination Proposal. Broker Non-Votes will not be counted in connection with the determination of whether a quorum is established and are not considered votes cast and will have no effect on the outcome of the Business Combination Proposal.

The closing of the business combination is conditioned on, among other things, the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal, the Amended and Restated Charter Proposals, the Incentive Plan Proposal and the Director Election Proposal at the special meeting. Each of the NYSE Proposal, the Charter Amendment Proposal, the Amended and Restated Charter Proposals, the Incentive Plan Proposal and the Director Election Proposal is conditioned on the approval of the Business Combination Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement.

As of the date of this proxy statement, our Sponsor has agreed to vote any shares of our capital stock owned by them in favor of the business combination. As of the date hereof, our Sponsor beneficially own 20% of our issued and outstanding shares of capital stock. Our Sponsor, officers and directors have not purchased any public shares.

Recommendation of the Board of Directors of Legacy

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2 — THE NYSE PROPOSAL

Overview

Assuming the Business Combination Proposal is approved and the business combination consummated, Blue Impact will issue shares of common stock of Blue Impact as a portion of the consideration in the business combination, in exchange for 100% of issued and outstanding common stock of Blue Impact Target. In addition, a number of other potential share issuances are contemplated in connection with the business combination, including shares issued as consideration to the Seller at the Closing, shares issued to new or current investors in a potential PIPE Financing (described below), shares that may be issued to our Sponsor in connection with our Sponsor’s transfer of 3,500,000 outstanding Founder Shares back to Legacy prior to the Closing (which shares will then be cancelled and cease to be outstanding) and possible earn back of up to a maximum of 2,000,000 Deferred Shares pursuant to the Sponsor Earn Back provisions, shares to be issued to Seller pursuant to the Seller Earn Back provisions in connection with Seller’s agreement to defer 3,000,000 shares of previously-agreed transaction consideration due to Seller, and shares that may be issued to the holders of our public warrants and private placement warrants if the amendments to our warrants are approved as described below in more detail. The business combination, the Share Exchange Agreement and the related transactions (including the PIPE Financing) and transaction agreements are further described herein in the section entitled “Proposal No. 1 — The Business Combination Proposal — The Share Exchange Agreement.”

In connection with the business combination, the Company also intends to reserve for issuance approximately 7,500,000 shares of common stock for potential future issuances of under the Incentive Plan. The Incentive Plan is further described herein in the section entitled “Proposal No. 5 — The Incentive Plan Proposal.”

The terms of the business combination and the Incentive Plan are complex and only briefly summarized herein. For further information, please see the full text of the Share Exchange Agreement and the First Amendment thereto, which are attached as Annex A and Annex AA, respectively, hereto, and the full text of the Incentive Plan, which is attached as Annex D hereto. The discussion herein is qualified in its entirety by reference to such documents.

PIPE Financing

The First Amendment incorporated certain changes to the Share Exchange Agreement reflecting that Legacy may pursue a private financing in accordance with the First Amendment (a “PIPE Financing”) pursuant to which (a) PIPE Investors would purchase shares of common stock or other securities of Legacy (currently targeted at $75 million (before fees)) and/or (b) Current Investors would participate in a PIPE Financing, consummated on the terms and conditions contemplated by the Share Exchange Agreement.

Why the Company Needs Stockholder Approval

We are seeking stockholder approval for purposes of complying with applicable provisions of Section 312.03(c) and (d) of the NYSE Listed Company Manual.

Under Section 312.03(c) and (d) of the NYSE Listed Company Manual, stockholder approval is required prior to the issuance of shares of common stock in certain circumstances, including (a) if such common stock has, or will have upon issuance, voting power equal to 20% or more of the voting power outstanding before the issuance of such stock, and (b) if such issuance will result in a change of control of the issuer under the general interpretations of the NYSE. If the business combination is completed pursuant to the Share Exchange Agreement, Legacy expects to issue at the Closing 27,000,000 new shares of common stock of Blue Impact to the Seller as part of the consideration for the business combination (with an additional 3,000,000 shares of common stock of Blue Impact to be issued to Seller after the Closing pursuant to the Seller Earn Back provisions), which shares are subject to increase or decrease pursuant to the Purchase Price Adjustment. As of the date of this proxy statement, the 27,000,000 new shares of common stock that may be issued as partial consideration in the business combination represents approximately 73.4% of Legacy’s shares currently issued and outstanding. In addition to other share issuances contemplated in connection with the business combination, in the proposed PIPE Financing Legacy may issue a significant number of additional shares of common stock (for example, 7,500,000 new shares assuming $75 million in cash is raised by us from PIPE Investors at $10.00 per share).

Effect of the NYSE Proposal on Current Stockholders

If the NYSE Proposal is approved, 27,000,000 shares of common stock of Blue Impact will be issued to the Seller in partial consideration for the business combination pursuant to the terms of the Share Exchange Agreement (with an additional 3,000,000 to be issued to the Seller after the Closing pursuant to the Seller Earn Back provisions), which shares are subject to increase or decrease pursuant to the Purchase Price Adjustment and represent approximately 73.4% of the 36,805,180 shares of our combined Class A common stock and Class F common stock outstanding on the date hereof. In addition, pursuant to the PIPE Financing, we would issue a an aggregate of approximately 7,500,000 additional shares of our common stock assuming $75 million in cash is raised by us from PIPE Investors upon the closing of the proposed PIPE Financing, which represents approximately 20.4% of the 36,805,180 shares of our combined Class A common stock and Class F common stock outstanding on the date hereof.

Reasons for the NYSE Proposal

For a description of Legacy’s reasons for the NYSE Proposal, see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Legacy Board of Directors’ Reasons for the Business Combination.”

Vote Required

The approval of the NYSE Proposal requires, at a meeting at which a quorum is present, the affirmative vote of a majority of the votes cast by the holders of the Class A common stock and Class F common stock present in person or represented by proxy at the meeting and entitled to vote thereon, voting as a single class. Accordingly, if a Legacy stockholder fails to vote by proxy or to vote in person at the special meeting, such stockholder’s shares of Class A common stock or Class F common stock will not be counted in connection with the determination of whether a quorum is established, however, if a quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on the NYSE Proposal. Abstentions will be counted in connection with the determination of whether a quorum is established, but are not considered votes cast and will have no effect on the outcome of the NYSE Proposal. Broker Non-Votes will not be counted in connection with the determination of whether a quorum is established and are not considered votes cast and will have no effect on the outcome of the NYSE Proposal.

The NYSE Proposal is conditioned on the approval of the Business Combination Proposal. If the NYSE Proposal is approved by the Legacy stockholders but either the Business Combination Proposal is not, or the Share Exchange Agreement is terminated and the business combination is not consummated, Legacy will not issue any shares of Class A common stock to the Seller even though the NYSE Proposal was approved.

Recommendation of the Board of Directors of Legacy

THE BOARD OF DIRECTORS OF LEGACY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NYSE PROPOSAL.

PROPOSAL NO. 3 — THE CHARTER AMENDMENT PROPOSAL

Overview

Assuming the Business Combination Proposal and the NYSE Proposal are approved, our stockholders are also being asked to consider and vote upon a proposal (which we refer to as the “Charter Amendment Proposal”) to approve and adopt the amendment of the amended and restated certificate of incorporation of Legacy in order to effect the declassification of the board of directors and provide that each member of the board of directors will be elected annually at each annual meeting of stockholders following the effectiveness of the amendment (the “Charter Amendment”), which, if approved and adopted, will go into effect at the special meeting. Each of our directors has tendered his or her contingent resignation, which will only become effective upon stockholder approval of the Business Combination Proposal, the NYSE Proposal, the Amended and Restated Charter Proposals and this Charter Amendment Proposal. If our stockholders do not approve the Business Combination Proposal, the NYSE Proposal, the Amended and Restated Charter Proposals or this Charter Amendment Proposal, our board of directors will remain classified, the contingent resignations will not become effective and our stockholders will not be asked to vote on the election of any directors at this special meeting.

This summary is qualified in reference to the complete text of the proposed Charter Amendment, a copy of which is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed Charter Amendment in its entirety for a more complete description of its terms.

Reasons for the Amendments

Our board unanimously approved and declared advisable, and resolved to recommend to our stockholders that they approve the adoption of, the Charter Amendment. Our board believes that declassifying the board of directors from two classes to one class and providing that each member of the company’s board of directors will be elected annually at each annual meeting of stockholders is appropriate because such changes (i) will allow stockholders to participate more frequently in the election of directors, (ii) increase director accountability to stockholders, since this structure enables stockholders to express a view on each director’s performance by means of an annual vote, and (iii) allow stockholders the ability to influence corporate governance policies and to hold the board of directors and management accountable for implementing these policies.

If the stockholders approve the adoption of Charter the Amendment, such Charter Amendment will become effective upon the filing of the Charter Amendment with the Secretary of State of the State of Delaware. We intend to file the Charter Amendment to effect this amendment to our Charter at the special meeting immediately after the requisite vote for this Charter Amendment Proposal is obtained. Our board of directors will then be declassified immediately, so that every director will stand for election at the special meeting and at each annual meeting thereafter.

Vote Required

Approval of the Charter Amendment Proposal requires the affirmative vote (in person or by proxy) of a majority of the outstanding shares of Class A common stock and Class F common stock entitled to vote thereon, voting as a single class.

Failure to vote by proxy or to vote in person or an abstention from voting and broker Non-Votes will have the same effect as a vote “AGAINST” the Charter Amendment Proposal.

The Charter Amendment Proposal is conditioned upon the approval of the Business Combination Proposal and the NYSE Proposal. If the Business Combination Proposal or the NYSE Proposal are not approved, the Charter Amendment Proposal will not be implemented, even if approved by our stockholders.

Recommendation of the Board of Directors of Legacy

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS
VOTE “FOR” THE CHARTER AMENDMENT PROPOSAL.

PROPOSAL NO. 4 — THE AMENDED AND RESTATED CHARTER PROPOSALS

Overview

Assuming the Business Combination Proposal, the NYSE Proposal and the Charter Amendment Proposal are approved, our stockholders are also being asked to approve and adopt three sub proposals (which we refer to as the “Amended and Restated Charter Proposals”) to approve and adopt the amendment and restatement of the amended and restated certificate of incorporation of Legacy (which would further amend and restate the certificate of incorporation of Legacy as amended by the Charter Amendment in Annex B per the Charter Amendment Proposal) (the “Amended Charter”), in order to effect the following amendments to the amended and restated certificate of incorporation of Legacy (as amended or corrected, the “Charter”) that, if approved and adopted, will go into effect upon the Closing:

Amended and Restated Charter Proposal A — Increase in Authorized Capital Stock

We are asking our stockholders to approve and adopt an amendment to our Charter that, upon the Closing and the conversion of the Company’s Class F common stock into the Company’s Class A common stock, increases the authorized capital stock of the post-business combination company from 111,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 10,000,000 shares of Class F common stock and 1,000,000 shares of preferred stock, to 201,000,000 shares, which would consist of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, by, on the effective date of the filing of the proposed Amended Charter: (i) reclassifying all Class A common stock as common stock; (ii) reclassifying all Class F common stock as common stock; and (iii) creating an additional 90,000,000 shares of common stock. We refer to this sub proposal as “Amended and Restated Charter Proposal A.”

Amended and Restated Charter Proposal B — Elimination of Stockholder Action by Written Consent

We are asking our stockholders to approve and adopt an amendment to our Charter that prohibits the ability of stockholders to take actions by written consent in lieu of a meeting, as the stockholders of the post-business combination company will only be able to take action at a duly called meeting of stockholders. We refer to this sub proposal as “Amended and Restated Charter Proposal B.”

Amended and Restated Charter Proposal C — Additional Amendments

We are asking our stockholders to approve and adopt additional amendments to our Charter, including (i) changing the post-business combination company’s corporate name from “Legacy Acquisition Corp.” to “Blue Impact Inc.”, (ii) changing the purpose of the post-business combination company to “any lawful act or activity for which corporations may be organized under the DGCL,” (iii) eliminating certain provisions specific to the Class F common stock and Class A common stock as Class F common stock and Class A common stock shall cease to be authorized following the effectiveness of the proposed Amended Charter, (iv) amending the liquidation provisions to provide that a merger or consolidation of the post-business combination company shall not be deemed to be a liquidation for purposes of the proposed Amended Charter, (v) amending the provisions relating to the indemnification and advancement of expenses to directors and officers under certain circumstances, (vi) eliminating certain provisions specific to our status as a blank check company, which the board of directors believes are necessary to adequately address the needs of the post-business combination company, and (vii) amending the provisions relating to the doctrine of corporate opportunity to provide that the doctrine of corporate opportunity will apply to the post-business combination company and any of its officers or directors to the extent the officer or director is permitted to refer that opportunity to the post-business combination company without violating any legal obligation. We refer to this sub proposal as “Amended and Restated Charter Proposal C.”

This summary is qualified in reference to the complete text of the proposed Amended Charter, a copy of which is attached to this proxy statement as Annex C. All stockholders are encouraged to read the proposed Amended Charter in its entirety for a more complete description of its terms.

Reasons for the Amendments

Our board unanimously approved and declared advisable, and resolved to recommend to our stockholders that they approve the adoption of the Amended and Restated Charter Proposals.

Amended and Restated Charter Proposal A

There currently are 36,805,180 shares of our combined Class A common stock and Class F common stock issued and outstanding, consisting of 29,305,180 shares of Class A common stock originally sold in our IPO and 7,500,000 shares of Class F common stock that were issued to our Sponsor concurrently with our IPO. There are currently no shares of Company’s preferred stock issued and outstanding. In the business combination, we expect to issue 27,000,000 newly issued shares of common stock to the Seller at the Closing. Pursuant to the proposed Warrant Amendments, at the Closing or as soon as practicable thereafter all outstanding warrants to acquire our Class A common stock will be cancelled in exchange for cash and/or shares of common stock. If a PIPE Financing is consummated, we expect to issue 7,500,000 shares of common stock to the PIPE Investors. After the Closing, 3,000,000 Deferred Shares will be issued to the Seller and up to 2,000,000 Deferred Shares may be issued to the Sponsor, in each case, pursuant to the Seller Earn Back and Sponsor Earn Back provisions, respectively. Simultaneously with the Closing, we also intend to reserve for issuance up to 7,500,000 shares of common stock under the Incentive Plan, subject to adjustment to prevent dilution or enlargement of the rights granted to, or available for, participants under the Incentive Plan. For more information about shares of common stock which may be issued in the business combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal” and for more information about our common stock, warrants and Founder Shares, please see the section entitled “Description of Securities.”

In order to ensure that Blue Impact has sufficient authorized capital for future issuances after the Closing, including pursuant to the Incentive Plan, our board of directors has approved, subject to stockholder approval, that the proposed Amended Charter provide for the increase of authorized shares of all classes of stock from 111,000,000 shares to 201,000,000 shares, which would consist of 200,000,000 shares of common stock, and 1,000,000 shares of preferred stock, par value $0.0001 per share. The board of directors believes this change is appropriate because it will (i) accommodate the issuance of shares of common stock contemplated by the business combination, as well as reserving for the issuance of shares of common stock (or derivative securities thereof) pursuant to the Incentive Plan and the issuance of the Deferred Shares; and (ii) to provide flexibility for future issuances of common stock if determined by the board of directors to be in the best interests of the post-business combination company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Amended and Restated Charter Proposal B

Our board of directors believes that the appropriate corporate governance model for a publicly held company is to not permit stockholder action by written consent in lieu of a meeting. Where stockholder action by written consent is not permitted, any matter that the Company or our stockholders wish to present for a stockholder vote must be noticed in advance and presented at a meeting of stockholders. This transparency and fairness allows all stockholders to consider, discuss, and vote on pending stockholder actions. Permitting stockholder action by written consent could also lead to substantial confusion and disruption for our stockholders, with potentially multiple, even conflicting, written consents being solicited by multiple stockholder groups. In sum, our board of directors believes this change is appropriate because holding meetings with proper notice whereby all stockholders may deliberate and discuss the proposed actions, receive and consider the Company’s position, and then vote their shares is the most transparent and fair way for stockholders to take action.

Amended and Restated Charter Proposal C

Our board of directors believes that changing the post-business combination corporate name from “Legacy Acquisition Corp.” to “Blue Impact Inc.” is desirable to reflect the business combination with the Blue Impact business and to clearly identify the post-business combination company as the publicly traded entity. In addition, our board of directors believes that it is appropriate to provide for the perpetual existence of the post-business combination company and our board of directors has determined that it is in the best interest of our stockholders to eliminate provisions specific to our status as a blank check company and to conform certain provisions of our proposed Amended Charter to meet the corporate governance standards of other public companies with respect to indemnification, advancement of expenses, corporate opportunities and liquidation. Our board believes these amendments are appropriate because the provisions specific to our status as a blank check company will serve no purpose following closing of the business combination and we desire to have corporate governance standards consistent with those of other public companies.

Vote Required

Approval of Amended and Restated Charter Proposal A requires the affirmative vote (in person or by proxy) of (i) a majority of the outstanding shares of Class A common stock and Class F common stock entitled to vote thereon, voting as a single class, (ii) a majority of the outstanding shares of Class F common stock entitled to vote thereon, voting separately as a single class and (iii) a majority of the outstanding shares of Class A common stock entitled to vote thereon, voting separately as a single class. Approval of Amended and Restated Charter Proposal B requires the affirmative vote (in person or by proxy) of a majority of the outstanding shares of Class A common stock and Class F common stock entitled to vote thereon, voting as a single class. Approval of Amended and Restated Charter Proposal C requires the affirmative vote (in person or by proxy) of (i) a majority of the outstanding shares of Class A common stock and Class F common stock entitled to vote thereon, voting as a single class, (ii) a majority of the outstanding shares of Class F common stock entitled to vote thereon, voting separately as a single class and (iii) a majority of the outstanding shares of Class A common stock entitled to vote thereon, voting separately as a single class.

Failure to vote by proxy or to vote in person or an abstention from voting and broker Non-Votes will have the same effect as a vote “AGAINST” the Amended and Restated Charter Proposals.

The Amended and Restated Charter Proposals are conditioned upon the approval of the Business Combination Proposal, the NYSE Proposal and the Charter Amendment Proposal and each Amended and Restated Charter Proposal is conditioned upon the approval of all of the Amended and Restated Charter Proposals. If the Business Combination Proposal, the NYSE Proposal and the Charter Amendment Proposal are not approved, the Amended and Restated Charter Proposals will not be implemented, even if approved by our stockholders or if any Amended and Restated Charter Proposal is not approved, then the Amended and Restated Charter Proposals will not be implemented, even if certain but less than all of the Amended and Restated Charter Proposals are approved by our stockholders.

Recommendation of the Board of Directors of Legacy

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE AMENDED AND RESTATED CHARTER PROPOSALS.

PROPOSAL NO. 5 — THE INCENTIVE PLAN PROPOSAL

Overview

Assuming the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal and the Amended and Restated Charter Proposals are approved, our stockholders are being asked to approve and adopt the Incentive Plan. A total of 7,500,000 shares of common stock will be reserved for issuance under the Incentive Plan. Our board of directors has approved the Incentive Plan, subject to stockholder approval at the special meeting. The Incentive Plan is described in more detail below. A copy of the Incentive Plan is attached to this proxy statement as Annex D. If approved by our stockholders, the Incentive Plan will be administered by our board of directors or by a committee that our board of directors designates for this purpose, which will have the authority to make awards under the Incentive Plan.

After careful consideration, our board of directors believes that approving the Incentive Plan is in the best interests of the Company. The Incentive Plan promotes ownership in the Company by its employees, directors and consultants, and aligns incentives between these service providers and stockholders by permitting these service providers to receive compensation in the form of awards denominated in, or based on the value of, our common stock. Therefore, our board of directors recommends that our stockholders approve the Incentive Plan.

Summary of the Incentive Plan

The following is a summary of the material features of the Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Incentive Plan attached as Annex D to this proxy statement.

Purpose.    The purpose of the Incentive Plan is to promote the success of the Company by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration.    Our board of directors or one or more committees appointed by our board of directors will administer the Incentive Plan. Our board of directors has delegated general administrative authority for the Incentive Plan to the Compensation Committee. The board of directors or a committee thereof (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under the Incentive Plan. (The appropriate acting body, be it the board of directors or a committee or other person within its delegated authority is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the Incentive Plan, including, without limitation, the authority:

•        to select eligible participants and determine the type(s) of award(s) that they are to receive;

•        to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

•        to determine any applicable vesting and exercise conditions for awards (including any applicable performance and/or time-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, to determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, to establish the events (if any) on which exercisability or vesting may accelerate (including specified terminations of employment or service or other circumstances), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (subject in the case of options and stock appreciation rights to the maximum term of the award);

•        to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•        subject to the other provisions of the Incentive Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

•        to determine the method of payment of any purchase price for an award or shares of the Company’s common stock delivered under the Incentive Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

•        to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

•        to approve the form of any award agreements used under the Incentive Plan; and

•        to construe and interpret the Incentive Plan, make rules for the administration of the Incentive Plan, and make all other determinations for the administration of the Incentive Plan.

No Repricing.    In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility.    Persons eligible to receive awards under the Incentive Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. As of December 31, 2019, our three executive officers and each of our four directors who are not employed by us and are not our executive officers, would be considered eligible under the Incentive Plan. In addition, as of December 31, 2019, we do not have any individual consultants or advisors who would be considered eligible under the Incentive Plan. Immediately following the Closing of the business combination, we estimate that approximately 300 officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers), and each of the 10 members of the Company’s board of directors who are not employed by the Company or any of its subsidiaries (“Non-Employee Directors”), will be considered eligible under the Incentive Plan, In addition, we estimate that approximately 40 individual consultants and advisors engaged by the Company and its subsidiaries will be considered eligible under the Incentive Plan.

Aggregate Share Limit.    The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the Incentive Plan is 7,500,000 shares (the “Share Limit”).

ISO Sub-Limit.    The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the Incentive Plan is 7,500,000 shares. (For clarity, any shares issued in respect of incentive stock options granted under the plan will also count against the overall Share Limit above.)

Share-Limit Counting Rules.    The Share Limit of the Incentive Plan is subject to the following rules:

•        Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Incentive Plan will not be counted against the Share Limit and will again be available for subsequent awards under the Incentive Plan.

•        To the extent that shares are delivered pursuant to the exercise of a stock appreciation right granted under the Incentive Plan, the number of underlying shares which are actually issued in payment of the award shall be counted against the Share Limit. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 15,000 shares shall be charged against the Share Limit with respect to such exercise.)

•        Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award granted under the Incentive Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award granted under the Incentive Plan, will be counted against the Share Limit and will not again be available for subsequent awards under the Incentive Plan.

•        To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the Share Limit and will again be available for subsequent awards under the Incentive Plan.

•        In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit.)

In addition, the Incentive Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the Incentive Plan. The Company may not increase the applicable share limits of the Incentive Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards.    The Incentive Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards. The Incentive Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.

A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the Incentive Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the Incentive Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

A restricted stock unit is a right to receive a share of the Company’s common stock (or the value of a share of the Company’s common stock if the award is to be settled in cash), subject to vesting of the unit.

The other types of awards that may be granted under the Incentive Plan include, without limitation, stock bonuses, restricted stock, performance stock, phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.

Any awards under the Incentive Plan (including awards of stock options and stock appreciation rights) may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.

Dividend Equivalents; Deferrals.    The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that awards under the Incentive Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of common stock, provided that any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related vesting conditions are not satisfied).

Assumption and Termination of Awards.    If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its common stock), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Company, awards then-outstanding under the Incentive Plan will not automatically become fully vested pursuant to the provisions of the Incentive Plan so long as such awards are assumed, substituted for or otherwise continued. However, if awards then-outstanding under the Incentive Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested (with any performance goals applicable to the award being deemed met at the “target” performance level), subject to any exceptions that the Administrator may provide for in an applicable award agreement. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the Incentive Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder’s employment.

Transfer Restrictions.    Subject to certain exceptions contained in Section 5.6 of the Incentive Plan, awards under the Incentive Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments.    As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Incentive Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority.    The Incentive Plan does not limit the authority of the board of directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Termination of or Changes to the Incentive Plan.    The board of directors may amend or terminate the Incentive Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the board of directors. Unless terminated earlier by the board of directors and subject to any extension that may be approved by stockholders, the authority to grant new awards under the Incentive Plan will terminate on February 20, 2030. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

U.S. Federal Income Tax Consequences of Awards under the Incentive Plan

The U.S. federal income tax consequences of the Incentive Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Incentive Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the Incentive Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the Incentive Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, under Section 162(m) of the Code, the aggregate compensation in excess of $1,000,000 payable to current or former Named Executive Officers (including amounts attributable to equity-based and other incentive awards) may not be deductible by the Company in certain circumstances.

Equity Compensation Plan Information

Legacy did not maintain, or have any securities authorized for issuance under, any equity compensation plans as of December 31, 2019.

Specific Benefits under the Incentive Plan

The Company has not approved any awards that are conditioned upon stockholder approval of the Incentive Plan and the Company is not currently considering any other specific award grants under the Incentive Plan. If the Incentive Plan had been in existence in fiscal 2019, the Company expects that its award grants for fiscal 2019 would not have been substantially different from those actually made by the Company in that year. For information regarding stock-based awards granted to the Company’s named executive officers during fiscal 2019, see the material under the heading “Executive Compensation — Post-Combination Company Executive Compensation” below.

The closing market price for a share of Legacy’s common stock as of November 29, 2019 was $10.25 per share.

Vote Required

The approval of the Incentive Plan Proposal requires, at a meeting at which a quorum is present, the affirmative vote of a majority of the votes cast by the holders of the Class A common stock and Class F common stock present in person or represented by proxy at the meeting and entitled to vote thereon, voting as a single class. Accordingly, if a Legacy stockholder fails to vote by proxy or to vote in person at the special meeting, such stockholder’s shares of Class A common stock or Class F common stock will not be counted in connection with the determination of whether a quorum is established, however, if a quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on the Incentive Plan Proposal. Broker Non-Votes will not be counted in connection with the determination of whether a quorum is established. Abstentions will be counted in connection with the determination of whether a quorum is established, but abstentions and broker Non-Votes are not considered votes cast and will have no effect on the outcome of the Incentive Plan Proposal.

The Incentive Plan Proposal is conditioned on the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal and the Amended and Restated Charter Proposals. If the Incentive Plan Proposal is approved by the Legacy stockholders but either any of the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal or any of the Amended and Restated Charter Proposals is not, or the Share Exchange Agreement is terminated and the business combination is not consummated, Legacy will not adopt the Incentive Plan even though the Incentive Plan Proposal was approved.

Recommendation of the Board of Directors of Legacy

THE BOARD OF DIRECTORS OF LEGACY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

PROPOSAL NO. 6 — THE DIRECTOR ELECTION PROPOSAL

Overview

Currently, our Charter provides that our board of directors be divided into two classes with the number of directors in each class being as nearly equal as possible. Accordingly, approximately one half of the directors are to be elected annually, each serving a two year term. If the Charter Amendment Proposal is approved, our board of directors will cease to be divided into two separate classes following the effectiveness of the proposed Charter Amendment and accordingly each director elected thereafter will serve a one year term until the next annual meeting of stockholders or until their respective successors are duly elected and qualified, or until their earlier death, resignation, disqualification or removal.

Assuming the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal and the Amended and Restated Charter Proposals are approved at the special meeting, stockholders are being asked to elect nine directors to our board of directors following the effectiveness of the Charter Amendment, which will go into effect at the special meeting prior to stockholder consideration of this proposal, each having a term that expires at the 2020 Annual Meeting of stockholders. Each of our current directors has submitted his resignation from the board of directors, which, in each case, is conditioned upon the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal and the Amended and Restated Charter Proposals at the special meeting and shall become effective immediately upon the filing of the Charter Amendment. If our stockholders do not approve the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal and the Amended and Restated Charter Proposals, our board of directors will remain classified, the contingent resignations will not become effective and our stockholders will not be asked to vote on the election of any directors at this special meeting.

Assuming this Director Election Proposal is presented and approved at the special meeting, the nominees (except for Darryl T.F. McCall and Richard White) elected pursuant to this proposal will begin serving as directors of the Company conditioned upon the consummation of the business combination and effective immediately following the Closing. If the Share Exchange Agreement is terminated and the business combination is not consummated, the nominees (except for Darryl T.F. McCall and Richard White) elected pursuant to this proposal will not serve as directors of the Company. Assuming this Director Election Proposal is presented and approved at the special meeting, Darryl T.F. McCall and Richard White will begin serving as directors of the Company immediately following the effectiveness of the Charter Amendment.

Pursuant to the terms of the Share Exchange Agreement and the Investor Rights Agreement, of the nine directors to be elected to our board, six have been designated by the Seller and three have been designated by Legacy. As contemplated by the Share Exchange Agreement and the Investor Rights Agreement, the board of directors has nominated each of Darryl T.F. McCall, Richard White, Kenneth Robinson, Zhe Wei, Jun Ji, Jeff Karish, Brett Marchand, Holly Zheng, and He Shen to serve as directors. For information regarding each of the director nominees, see the section entitled “Management After the Business Combination.”

Vote Required

The election of directors is decided, at a meeting at which a quorum is present, by a plurality of the votes cast by the holders of the shares of Class A common stock and the Class F common stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that each of the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Accordingly, if a Legacy stockholder fails to vote by proxy or to vote in person at the special meeting, such stockholder’s shares of Class A common stock or Class F common stock will not be counted in connection with the determination of whether a quorum is established, however, if a quorum is otherwise established, such failure to vote will have no effect on the outcome of the election of any director. Broker Non-Votes will not be counted in connection with the determination of whether a quorum is established. Abstentions will be counted in connection with the determination of whether a quorum is established, but abstentions and broker Non-Votes are not considered votes cast and will have no effect on the outcome of the election of any nominee.

Each proxy or vote instruction form will be voted for the election of each of each of the director nominees, unless the proxy contains contrary instructions. Shares of Class A common stock and Class F common stock represented by proxies received and not so marked as to withhold authority to vote for any individual nominee or for all nominees will be voted (unless one or more nominees are unable to serve) for the election of each of the above named nominees. Legacy’s board of directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the size of the board of directors will be fixed at a lower number.

The election of these directors is contingent upon approval of the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal and the Amended and Restated Charter Proposals. If the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal and the Amended and Restated Charter Proposals are not approved, this Director Election Proposal will not be submitted to a vote of our stockholders at the special meeting. If the directors (except for Darryl T.F. McCall and Richard White) are elected pursuant to the Director Election Proposal by the Legacy stockholders but the Share Exchange Agreement is terminated and the business combination is not consummated, the directors (except for Darryl T.F. McCall and Richard White) will not become directors even though the Director Election Proposal was approved.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 7 — THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow Legacy’s board of directors to adjourn the special meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal, the Amended and Restated Charter Proposals and/or the Incentive Plan Proposal, but no other proposal if the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal, the Amended and Restated Charter Proposals and the Incentive Plan Proposal are approved.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, Legacy’s board of directors may not be able to adjourn the special meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Amendment Proposal, the Amended and Restated Charter Proposals or the Incentive Plan Proposal.

Vote Required

The approval of the Adjournment Proposal requires, at a meeting at which a quorum is present, the affirmative vote of a majority of the votes cast by the holders of the Class A common stock and Class F common stock present in person or represented by proxy at the meeting and entitled to vote thereon, voting as a single class. Accordingly, if a Legacy stockholder fails to vote by proxy or to vote in person at the special meeting, such stockholder’s shares of Class A common stock or Class F common stock will not be counted in connection with the determination of whether a quorum is established, however, if a quorum is otherwise established, such failure to vote will have no effect on the outcome of the vote on the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a quorum is established but will have no effect on the outcome of the vote for the Adjournment Proposal.

The Adjournment Proposal is not conditioned on the approval of any other proposal.

Recommendation of the Board of Directors of Legacy

THE BOARD OF DIRECTORS OF LEGACY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT LEGACY ACQUISITION CORP.

General

We are a blank check company incorporated on March 15, 2016 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

In October 2016, our Sponsor purchased 5,750,000 shares of Class F common stock for $25,000, or approximately $0.00333 per share. The Sponsor had agreed to forfeit up to 750,000 Founder Shares to the extent that the over allotment option granted to the underwriters in our IPO was not exercised in full by the underwriters, so that our Sponsor would own 20% of the Company’s issued and outstanding shares immediately after our initial public offering. During September 2017, the Company effected a 1.5 for 1 stock dividend of 2,875,000 shares of Class F common stock, resulting in our Sponsor holding an aggregate of 8,625,000 shares of Class F common stock. The stock dividend also adjusted the shares of Class F common stock subject to forfeiture from 750,000 to 1,125,000, to the extent that the over allotment option was not exercised in full by the underwriters, so that the shares of Class F common stock would represent 20.0% of the Company’s issued and outstanding shares immediately after our initial public offering.

On November 21, 2017, we closed our IPO and sale of 30,000,000 units at a price to the public of $10.00 per unit, generating gross proceeds of $300,000,000. Each Unit consists of one share of the Company’s Class A common stock and one redeemable common stock purchase warrant. Each Warrant entitles the holder to purchase one half of one share of Class A common stock at a price of $5.75 ($11.50 per whole share). No fractional shares will be issued upon exercise of the warrants. Simultaneously with the closing of our initial public offering on November 21, 2017, the Sponsor paid us $8,750,000 for the private placement purchase from the Company of 17,500,000 warrants at $0.50 per warrant, or the “private placement warrants”. Each private placement warrant entitles the holder to purchase one half of one share of Class A common stock at $5.75 ($11.50 per whole share). The private placement warrants are identical to the public warrants except that, so long as they are held by the Sponsor and its permitted transferees, (i) the private placement warrants will not be redeemable by us, and (ii) the private placement warrants (including the Class A common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of the business combination. If we do not complete a business combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the warrants issued to the Sponsor will expire worthless. On November 27, 2017, the Company was advised by the underwriters’ that the overallotment option would not be exercised. As such, the 1,125,000 shares of Class F common stock subject to forfeiture were forfeited. At March 20, 2020, there were 7,500,000 shares of Class F common stock issued and outstanding and 29,305,180 shares of Class A common stock outstanding.

Net proceeds of $300,000,000 from our initial public offering and the sale of the private placement warrants were placed in a trust account established for the benefit of the Company’s public stockholders with Continental Stock Transfer & Trust Company acting as trustee. As of March 20, 2020, we had approximately $305,023,367.98 in the trust account.

On August 23, 2019, Legacy entered into the Share Exchange Agreement with the Seller, which was subsequently amended by that First Amendment to Share Exchange Agreement dated as of September 27, 2019, amended and restated on December 2, 2019, and further amended by that First Amendment to the Amended and Restated Share Exchange Agreement, dated as of March 13, 2020, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Legacy will, among other things, purchase from the Seller, all of the outstanding shares of Blue Impact Target, following which Blue Impact Target will become a wholly-owned direct subsidiary of Legacy. At the Closing, Legacy will issue to the Seller 27,000,000 shares of common stock (the “Closing Payment Shares”) in partial payment for all of the issued and outstanding ordinary shares of Blue Impact Target (the “Purchased Shares”). In addition, Legacy shall issue to the Seller 3,000,000 Deferred Shares to be issued to Seller post-Closing pursuant to the Seller Earn Back provisions, and pay to the Seller the Earnout Payment (further described below) in accordance with the terms and subject to the conditions of the Share Exchange Agreement. The consideration to be paid to Legacy at the Closing will be comprised of all of the Purchased Shares, all free and clear of all Liens. At the Closing, in addition to the issuance of the Closing Payment Shares and the Deferred Shares in consideration for the Purchased Shares, we (post-Closing Blue Impact) will assume up to an aggregate of $48 million of contingent liabilities of the Blue Impact business, and the assumption of up to $40 million of existing debt of the Blue Impact business. The Seller is eligible to receive a potential one time earn out payment of up to $222 million (the “Earnout Payment”), based on the Madhouse EBITDA Average Annual Growth Rate (as defined in the Share Exchange Agreement) for the three year earn out period which runs for the calendar years 2020 through 2022. The Earnout Payment will be payable at Legacy’s option in cash, stock or a combination thereof if Legacy’s common stock share price at the time of payment is at least $10 per share. If not, then dependent upon Legacy’s then available cash, the earn out will be payable in cash, subordinated notes or a combination thereof. Seller has partially and irrevocably assigned a portion of any earn out payment to fund a long-term incentive plan to be established for the benefit of designated individuals employed or associated with the Blue Impact business. (the terms of which are further described under “Proposal No. 1 — The Business Combination Proposal — The Share Exchange Agreement — Consideration Payable to the Seller in the Business Combination — Earnout Payment’).

The mailing address of our principal executive office is 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, and our telephone number is (513) 618-7161.

Initial Business Combination

NYSE rules require that the business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of signing a definitive agreement in connection with the business combination. Legacy’s board of directors has determined that the fair market value of the business combination meets this test.

Redemption Rights for Holders of Public Shares

We are providing our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of the business combination at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the Closing of the initial business combination, including interest (which interest shall be net of taxes payable and up to $750,000 released to us annually to fund working capital requirements) divided by the number of then outstanding public shares, subject to the limitations described herein. As of March 20, 2020 the fair market value of the marketable securities held in the trust account, net of taxes payable and any interested that we may withdraw for working capital purposes, is approximately $10.41 per share. Our initial stockholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their Founder Shares and any public shares they may hold in connection with the completion of our business combination. The shares of Class F common stock will be excluded from the pro rata calculation used to determine the per share redemption price.

Submission of the Business Combination to a Stockholder Vote

The special meeting of our stockholders to which this proxy statement relates is to solicit your approval of the business combination. Unlike many other blank check companies, our public stockholders are not required to vote against the business combination in order to exercise their redemption rights. If the business combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments. Our Sponsor has agreed to vote any shares of Class A common stock and/or Class F common stock owned by the Sponsor in favor of the business combination.

Limitation on Redemption Rights

Our Charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to an aggregate of 15% or more of the outstanding shares of Class A common stock sold in our IPO.

Employees

As of the date of this proxy statement, we have three executive officers. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed the business combination. The amount of time that Mr. Rigaud, Mr. McCall, Mr. Finn or any other members of our management team will devote in any time period will vary based on whether a target business has been selected for the business combination and the current stage of the business combination process.

Properties

We maintain our executive offices at 1308 Race Street, Suite 200, Cincinnati, Ohio 45202. The cost for this space is included in the $10,000 per month fee that we pay our Sponsor for office space, utilities, secretarial support and other administrative, accounting and consulting services. We believe that the amount we pay under the administrative services agreement is comparable to the cost of similar services that we could obtain from unaffiliated persons. We consider our current office space adequate for our current operations.

Management

Legacy’s Directors and Officers

The directors and executive officers of Legacy as of the date of this proxy statement are as follows:

Name	Age	Title
Edwin J. Rigaud	76	Chief Executive Officer and Chairman
Darryl T. F. McCall	65	President, Chief Operating Officer and Director
William C. Finn	58	Chief Financial Officer and Secretary
Steven A. Davis	61	Director
Richard White	66	Director
Andrew W. Code	61	Director
Sengal Selassie	51	Director

Edwin J. Rigaud has served as our Chairman and Chief Executive Officer since inception and has more than 40 years of business experience across a multitude of operating and leadership roles. In 2007, Mr. Rigaud founded EnovaPremier and commenced operations through the acquisition of the assets of T&WA, Inc. Since that time, he has served as owner and the President and Chief Executive Officer of EnovaPremier (2007-2018) and as Chairman (2019) while guiding that company to a position as one of the leading providers of automotive tire & wheel pre-assembly services in the United States. Prior to founding EnovaPremier, Mr. Rigaud served in numerous operating and management capacities at Procter & Gamble from 1965 to 2001. Mr. Rigaud’s notable leadership positions at Procter & Gamble included his role as a Vice President of Food & Beverage Products and as a Vice President of Government Relations in North America. Adding to his experience as a senior manager, Mr. Rigaud developed significant expertise in product development and brand management having been the first Technical Brand Manager in the exploratory phase of Pringle’s, and ultimately the Product Development Group Leader during the execution of Pringle’s national launch. Mr. Rigaud also led the product development efforts of Secret Deodorant & Antiperspirant improvements, including key active ingredient technology and perfume upgrades, while having direct participation with the Leo Burnett Agency in the creation of the famous advertising slogan, “strong enough for a man, but made for a woman”. Mr. Rigaud’s leadership in these efforts helped to facilitate a major relaunch of the Secret brand. He was ultimately named a Director in Product Development. Outside of his corporate leadership experience, Mr. Rigaud has served on the Board of the Federal Reserve Bank of Cleveland and the Board of the local affiliate of Fifth Third Bank of Cincinnati. Mr. Rigaud has also held appointments by Governor Bob Taft to the Ohio Board of Regents, and by President George W. Bush to the national Institute of Museum and Library Services. In 1997, Mr. Rigaud became the first CEO of the National Underground Railroad Freedom Center, located in Cincinnati, Ohio. This 9-year development program included raising $110 million while working closely with John Pepper, former Chairman and CEO of Procter & Gamble, who served as the national building Campaign Chairman. Mr. Rigaud is also the head of one of the first African American co-ownership groups of a Major League Baseball franchise, the Cincinnati Reds.

Darryl T. F. McCall has served as our President and COO since inception and is our director. With more than 35 years of domestic and international operating experience with consumer products businesses, Mr. McCall will provide us with a broad range functional expertise and executive leadership experience. Mr. McCall served as Executive Vice President and Executive Committee member at Coty, Inc. from 2008 to 2014 where his key responsibilities involved the management of numerous global manufacturing facilities and distribution centers. During his tenure at Coty, Mr. McCall also held major responsibilities related to the integration of 5 acquired businesses and helped lead the company through its $1.0 billion initial public offering in 2013. Prior to joining Coty, Mr. McCall held numerous positions at Procter & Gamble from 1978 to 2008. From 2007 to 2008, Mr. McCall was Product Supply Vice President — Global Fabric Care, leading a global organization comprised of more than 35 manufacturing operations centers and more than 16,000 employees. From 2005 to 2006, Mr. McCall served as General Manager of

Procter & Gamble’s Global Personal Cleansing Care Division which oversees brands such as Camay®, Gillette®, Ivory®, Olay®, Old Spice®, and Zest®. Mr. McCall also held significant responsibilities for integrating certain of Procter & Gamble’s large acquisitions. Notable examples include the leadership of the supply chain integration of Gillette® and Wella®. Over the course of his career Mr. McCall has managed operations in Belgium, Canada, the United Kingdom, France, Switzerland and the United States. He also is an outside independent Director for HCP Packaging.

William C. Finn has served as our Chief Financial Officer and Secretary since August 2016. Mr. Finn has worked in the Commercial Finance Industry for more than 29 years. Mr. Finn has worked as a senior executive for several financial institutions, including National City Bank (Senior Vice President, May 2000 to April 2007), Wintrust Financial Corporation (Executive Vice President, April 2007 to November 2010) and Fifth Third Bank (Senior Vice President, November 2010 to January 2016). Over the course of his career, Mr. Finn has completed traditional commercial banking transactions for numerous privately-held and publicly-listed companies whose annual sales ranged from $10 million to $10 billion. Since January 2016, Mr. Finn has engaged in international business development activities as a shareholder of two companies: Isovac Products, a company that manufactures products that provide Chemical/Biological/Radiological isolation, containment and protection; and GSD Innovations, a technology distribution company that focuses primarily on domestic and international renewable energy, clean water and humanitarian efforts. Effective December 31, 2018, Mr. Finn sold his interest in GSD Innovations. In addition, since 2015, Mr. Finn has served as Managing Member of W.C. Financial, a boutique consulting firm that focuses on securing project financing for domestic and international opportunities related to renewable energy and infrastructure, ranging from $50 million to $500 million.

Steven A. Davis, our director, serves as chief executive officer of SDL Consulting LLC and served as Chairman of the Board and Chief Executive Officer of Bob Evans Farms, Inc. from 2006 to 2014. Bob Evans Farms is a diversified and integrated restaurant and packaged foods company. Before joining Bob Evans Farms, Mr. Davis served as the President of Long John Silver’s and A&W All-American Food at Yum! Brands from 2002 to 2006. Prior to his position as President of those businesses, he served in a variety of operations management and other senior executive positions within Yum! Brands, including Senior Vice President of Pizza Hut. Prior to that, Mr. Davis was employed by Kraft General Foods in a series of brand leadership positions, launching several successful new products, new packaging and business building marketing campaigns for household brands such as Budget Gourmet®, Philadelphia® Cream Cheese, and Velveeta®. Mr. Davis also has significant board experience. From 2006 to 2009, Mr. Davis served as a director of CenturyLink, a publicly-traded telecommunications firm. From 2009 to 2015, he served on the board of directors of the Walgreen Co., one of the world’s largest drugstore chains, as the Nominating and Corporate Governance Chair and on the Compensation and Finance Committees. Since July 2013, Mr. Davis has served as a member of the board of directors and as a member of the audit committee and the corporate governance and nominating committee for Marathon Petroleum Corporation, a U.S.-based refiner and distributor of gasoline. In 2015, Mr. Davis joined the board of directors for the Albertsons Companies, a food and drug retailer operating under banners such as Albertsons®, Randalls®, and Safeway®. In 2017, Mr. Davis joined the board of directors for Sonic Corporation, one of the United States’ largest chains of drive-in restaurants.

Richard White, our director, has served as chief executive officer of Aeolus Capital Group Ltd., a financial and strategic management advisory firm, since May 2017. Mr. White served as Managing Director and head of Oppenheimer & Co. Inc.’s. Private Equity and Special Products Department from 2004 until April 2017. From 1997 until 2002, Mr. White was a Managing Director of CIBC Capital Partners, the private equity merchant banking division of Canadian Imperial Bank of Commerce, the successor by acquisition of Oppenheimer & Co., Inc. From 1985 until 1997, Mr. White was a Managing Director and one of approximately 30 General Partners of Oppenheimer & Co. Inc. Mr. White was responsible for founding and building several of its investment banking industry groups including consumer products, business services, industrials, technology, gaming and leisure, and real estate. Mr. White also headed Oppenheimer’s mergers and acquisitions department. Mr. White is a CPA. Mr. White is a member of the Board of Directors of Escalade, Incorporated, a sporting goods company (NASDAQ: “ESCA”) and Lead Independent Director of G-III Apparel Group Ltd., a manufacturer, retailer, and distributor of apparel (NASDAQ: “GIII”). Mr. White holds a Masters in Business Administration from the Wharton Graduate School of the University of Pennsylvania and a B.A. from Tufts University

Andrew W. Code, our director, is a founder and Chairman of Promus Capital and Promus Equity Partners, a multi-family office founded in 2008 with a concentration in alternative assets such as private equity, impact investing, hedge funds, managed futures, and real estate. Prior to Promus, in 1988, Mr. Code founded CHS Capital, a $2.9 billion private equity fund that invests in middle market companies that design, manufacture and distribute a broad array of consumer and industrial products and services, and remained a partner there until 2012. Prior to founding CHS, Mr. Code was a Vice President with Citicorp’s Leveraged Capital Group from 1986 to 1988 and was employed by American National Bank in Chicago from 1981 to 1986. Mr. Code sits on the boards of SCP Pool (NASDAQ), Quality Control Corporation, Boat House Holdings, LLC and Ellison Bakery. He also sits on the boards of several private investment companies, including Resource Land Holdings, CapX Partners, LaSalle Capital Group, Sun Trading and Creation Investments. He is the President of the Code Family Foundation, is a founder and Chair of Chicago Fellowship, and sits on The University of Iowa Foundation Board and the Foundation Investment Committee where he has served as committee chair since 2014.

Sengal Selassie, our director, is co-chief executive officer and co-founder of Brightwood Capital Advisors, LLC, or Brightwood, an investment advisory firm providing debt and equity capital solutions to U.S. based companies with EBITDA of $5 million to $75 million. Mr. Selassie has been involved in all phases of the firm’s development since its founding in March 2010. He is a member of the Executive Committee and serves on the Investment Committee of all Brightwood managed funds. Prior to forming Brightwood, Mr. Selassie led a spinout from SG Capital Partners LLC (“SG Capital”), co-founding Cowen Capital Partners, LLC (“Cowen Capital”), where he served as Managing Partner from 2006 to 2009. Cowen Capital went on to form Trinity Investors. Mr. Selassie joined Cowen Capital from SG Capital, Cowen Capital’s predecessor fund where he worked from 1998 through 2006. At SG Capital he was a Managing Director and served as group head starting in 2002. While at Cowen Capital and SG Capital, Mr. Selassie made more than 25 investments in 11 portfolio companies. Prior to SG Capital, Mr. Selassie worked in the Mergers & Acquisitions Group at Morgan Stanley where he helped media and telecommunications companies execute strategic transactions from 1996 to 1998. He began his career in the Corporate Finance Group of the Investment Banking Division of Goldman Sachs in 1990. Mr. Selassie is a member of the New York and Connecticut Bar Associations. He earned his M.B.A. with distinction and J.D. cum laude from Harvard University. Mr. Selassie has an A.B. in Economics magna cum laude from Harvard College.

Involvement in Certain Legal Proceedings

During the past ten years, none of the Company’s executive officers, directors or nominees have (i) been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

During the past ten years (i) no petition has been filed under federal bankruptcy laws or any state insolvency laws by or against any of our executive officers, directors or nominees, (ii) no receiver, fiscal agent or similar officer was appointed by a court for the business or property of any of our executive officers, directors or nominees, and (iii) none of our executive officers, directors or nominees was an executive officer of any business entity or a general partner of any partnership at or within two years before the filing of a petition under the federal bankruptcy laws or any state insolvency laws by or against such entity. All of the Company’s executive officers, directors and nominees listed above are U.S. citizens.

As of the date of this proxy statement, we are not subject to any material legal proceedings, nor, to our knowledge, are any material legal proceedings threatened against us or any of our executive officers or directors in their corporate capacity.

Stockholder Communications

Stockholders or other interested parties may communicate with any director or committee of the board of directors by writing to them c/o Chairman of the Board of Directors, Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202. Comments or questions regarding Legacy’s accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to the board of directors.

Number and Terms of Office of Officers and Directors

We have six directors. Our board of directors is divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two year term. The class I directors consist of Messrs. Code, Davis and Selassie, and their term will expire at our first annual meeting of stockholders. The class II directors consist of Messrs. Rigaud, McCall and White, and their term will expire at the second annual meeting of stockholders. An annual meeting of stockholders was held on December 31, 2019 for the election of class I directors.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chairman, Chief Executive Officer, President, Chief Financial Officer, Secretary and such other officers (including without limitation, Vice Presidents, Assistant Secretaries and a Treasurer) as may be determined by the board of directors.

Board Leadership Structure and Role in Risk Oversight

Legacy’s board of directors recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of the Company at any point in time. As a result, the Legacy’s board of directors does not have a fixed policy regarding the separation of the offices of Chief Executive Officer and Chairman and believes that it should maintain the flexibility to select the Chairman and its leadership structure, from time to time, based on the criteria that it deems in the best interests of the Company and its stockholders. This has allowed Legacy’s board of directors the flexibility to establish the most appropriate structure for the Company at any given time.

Currently, our Chief Executive Officer is also our Chairman. The Legacy’s board of directors believes that, currently, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for our company. In making this determination, Legacy’s board of directors considered, among other matters, Mr. Rigaud’s experience in leading businesses and believes that his experience and knowledge allow him to serve as both Chairman and Chief Executive Officer. In addition, Legacy’s board of directors believes that such structure promotes clearer leadership and direction for Legacy and allows for a single, focused chain of command to execute a business combination.

Legacy’s board of directors is actively involved in overseeing our risk assessment and monitoring processes. Legacy’s board of directors focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. In addition, each of the committees of Legacy’s board of directors considers risk within its area of responsibility.

Director Independence

NYSE listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We have appointed four “independent directors” as defined in the NYSE listing standards and applicable SEC rules to serve on our board of directors. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Board of Directors Meetings

During 2018, there were seven meetings of our board of directors. During 2019, there were four meetings of our board of directors. All of our directors attended at least 75% of the meetings held during these years. All directors are expected to attend meetings of the board of directors, meetings of the Committees upon which they serve and meetings of our stockholders absent cause.

Committees of the Board of Directors

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates under a charter that has been approved by our board and has the composition and responsibilities described below. The charter of each committee is available on our website. Our audit committee, compensation committee and nominating and corporate governance committee are composed solely of independent directors.

Audit Committee

We have established an audit committee of the board of directors. The members of our audit committee are Richard White, Andrew W. Code, and Steven A. Davis. Mr. White serves as chairman of the audit committee. Under the NYSE listing standards and applicable SEC rules, we are required to have three members on the audit committee. The rules of NYSE and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Messrs. White, Code, Davis qualify as independent directors under applicable rules. Each member of the audit committee is financially literate and our board of directors has determined that Mr. White qualifies as an “audit committee financial expert” as defined in applicable SEC rules. During 2018 and 2019, there were four meetings and four meetings of the audit committee, respectively, and each member of the audit committee attended at least 75% of the meetings held by the audit committee during these years.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent registered accounting firm and any other independent registered public accounting firm engaged by us;

•        pre-approving all audit and non-audit services to be provided by the independent registered accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent registered accounting firm all relationships the independent registered accounting firm have with us in order to evaluate their continued independence;

•        setting clear hiring policies for employees or former employees of the independent registered accounting firm;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered accounting firm describing (i) the independent registered accounting firm’s internal quality control procedures and (ii) any material issues raised by the most recent internal quality control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the board of directors consisting of three members. The members of our Compensation Committee are Richard White, Andrew W. Code, and Steven A. Davis. Mr. Davis serves as chairman of the compensation committee. We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and approving the compensation of all of our other executive officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•        producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.

Nominating and Corporate Governance Committee

We have established a nominating and corporate governance committee. The members of our nominating and corporate governance committee are Richard White and Sengal Selassie. Mr. Selassie serves as chair of the nominating and corporate governance committee.

The primary purposes of our nominating and corporate governance committee are to assist the board in:

•        identifying, screening and reviewing individuals qualified to serve as directors and recommending to the board of directors candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the board of directors;

•        developing, recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•        coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•        reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The nominating and corporate governance committee is governed by a charter that complies with the rules of the NYSE.

Director Nominations

Our nominating and corporate governance committee has recommended to the board of directors our candidates for nomination for election at the special meeting. We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors.

Section 16 (a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such Forms, we believe that during the year ended December 31, 2018 there were no delinquent filers.

Code of Ethics

We have adopted a code of ethics applicable to our directors, officers and employees. Complete copies of our code of ethics, our audit committee charter, our compensation committee charter and our nominating committee charter are available on our website at http://www.legacyacquisition.com/investor-resources.html#governance. The inclusion of Legacy’s website address in this proxy statement does not include or incorporate by reference the information on Legacy’s website into this proxy statement. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Conflicts of Interest

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor these fiduciary obligations under applicable law. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our business combination. Our Charter renounces our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Upon the execution of the Share Exchange Agreement, our Sponsor, executive officers and directors may become involved with subsequent blank check companies similar to our company. Other potential conflicts of interest are:

•        None of our officers or directors are required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the section entitled “Certain Relationships and Related Party Transactions, and Information about Legacy Acquisition Corp. — Director Independence” in this proxy statement.

•        Our initial stockholders have agreed to waive their redemption rights with respect to their shares of Class F common stock and Class A common stock in connection with the Closing. Additionally, our initial stockholders have agreed to waive their redemption rights with respect to their shares of Class F common stock if we fail to consummate the business combination by the Outside Extended Date. If we do not complete the business combination within such applicable time period, the proceeds of the sale of the private placement warrants will be used to fund the redemption of our shares of Class A common stock, and the private placement warrants will expire worthless. With certain limited exceptions, shares of Class F common stock are not transferable, assignable or saleable by our Sponsor until the earlier of (1) one year after the completion of the business combination and (2) the date on which we consummate a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after the business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the business combination, the shares of Class F common stock will be released from the lock up. With certain limited exceptions, the private placement warrants and the common stock underlying such warrants, will not be transferable, assignable or salable by our Sponsor until 30 days after the completion of the business combination. Since our Sponsor, officers and directors directly or indirectly own common stock and warrants following our initial public offering, our Sponsor, officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate the business combination.

•        Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to the business combination.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•        the corporation could financially undertake the opportunity;

•        the opportunity is within the corporation’s line of business; and

•        it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above listed criteria to multiple entities. Furthermore, our Charter provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations that may present a conflict of interest:

Name of Individual	Entity Name	Entity’s Business	Affiliation
Edwin J. Rigaud	EnovaPremier, LLC	Automotive supply company	Chairman
	AACE LLC	Co-owner of the Cincinnati	Manager
	AALI, LLC and AALI-2, LLC	Reds Investment vehicle	Manager
	ICS LLC (dba Kurense)	Prepaid credit cards for students’ tuition refunds and employee payroll payments	Chairman
	REEAAL, LLC and REEAAL-2, LLC	Real estate investments	Manager
Darryl McCall	HCP Packaging Darryl	Plastic component packaging for the beauty, cosmetics and skin care market	Director
	McCall Consulting, LLC	Consumer Packaged Goods and Operations Consulting	Principal
William C. Finn	W.C. Financial	Boutique consulting services	Managing Member
Steven A. Davis	Marathon Petroleum Corporation	Refinery and gasoline distribution	Director
	Albertsons Companies	Food and drug retailer	Director
	Sonic Corporation	Restaurant chain	Director

Name of Individual	Entity Name	Entity’s Business	Affiliation
Richard White	Aeolus Capital Group LLC Escalade, Incorporated	Financial and strategic management advisory firm Sporting goods	Chief Executive Officer Director
	G-III Apparel Group Ltd.	Apparel	Lead Independent Director
Andrew Code	Promus Capital	Investments	Chairman
	SCP Pool	Pool supplies	Director
	Quality Control Corporation	Electronic parts supplier	Director
	Boat House Holdings, LLC	Boat dealership	Director
	Ellison Bakery	Wholesale bakery	Director
Sengal Selassie	Brightwood Capital Advisor, LLC	Investments	Co-Chief Executive Officer

Accordingly, if any of the above executive officers or directors become aware of a business combination opportunity which is suitable for any of the above entities to which he or she has then current fiduciary or contractual obligations, he or she will honor these obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to complete our business combination. Our Charter renounces our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

We are not prohibited from pursuing the business combination with a company that is affiliated with our Sponsor, officers or directors. In the event we seek to complete the business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA, or from an independent accounting firm, that such the business combination is fair to our company from a financial point of view.

In the event that we submit the business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their shares of Class F common stock and any shares of Class A common stock purchased during or after the offering in favor of the business combination and our officers and directors have also agreed to vote any shares of Class A common stock purchased during or after the offering in favor of the business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our Charter provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Charter provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by Delaware law.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our Charter. Our bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We also have obtained a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Director and Executive Officer Compensation

None of our directors or executive officers have received any cash compensation for services rendered to us. Until the earlier of Closing of the business combination and our liquidation, since November 16, 2017, we have paid and will continue to pay our Sponsor a total of $10,000 per month for office space, utilities, secretarial support and other administrative and consulting services. We may pay our executive officers, directors, members of our Advisory Council or other members of our Sponsor for consulting related services, such as due diligence, in connection with the investigation of potential target companies with which we are in discussion. Our Sponsor, executive officers and directors, or any of their respective affiliates, have been and will be reimbursed for any out of pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, including in respect of the business combination. Our independent directors regularly receive information on payments made to officers and directors and a summary of cash disbursements to our Sponsor, officers, directors or our or their affiliates and have opportunity to request detail regarding such expenses.

After the completion of the business combination, our directors or members of our management team who remain with us may be paid consulting, management or other fees from Blue Impact; although, other than Messrs. White and McCall, whom we expect to remain with post-Closing Blue Impact as directors, we do not expect any members of our board of directors or management team to remain with the post-Closing Blue Impact if the business combination closes. In connection with Messrs. White’s and McCall’s respective agreements to serve as directors on the board of directors of the post-Closing Blue Impact, neither Mr. White nor Mr. McCall had any independent discussions or negotiations with the Seller, its management team or its affiliates. In addition, neither Mr. White nor Mr. McCall has had any discussions to secure, nor have they otherwise secured, any compensation for such service on the board of directors of the post-Closing Blue Impact other than any compensation that is anticipated to be paid to non-management members of the board of directors of the post-Closing Blue Impact that are similarly situated to Mr. White or Mr. McCall, as applicable. For a discussion of our executive compensation arrangements after the Closing, please see the section entitled “Management After the Business Combination.”

Report of the Audit Committee

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the Company’s independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. Each of the members of the Audit Committee meets the independence requirements of the New York Stock Exchange.

Management has primary responsibility for the system of internal controls and the financial reporting process. WithumSmith+Brown, PC, the Company’s independent registered public accounting firm (“Withum”), has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with public company accounting oversight board (PCAOB) standards.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee has reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2018 with the Company’s management and Withum. The Audit Committee has also discussed with Withum the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications. The Audit Committee has received and reviewed the written disclosures and the letter from Withum required by the Independence Standards board of directors Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and concluded that the non-audit services performed by Withum are compatible with maintaining their independence. The Audit Committee has also discussed with Withum the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight board of directors (United States) regarding Communication with Audit Committees.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission and instructed the registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

AUDIT COMMITTEE
Richard White
Andrew W. Code
Steven A. Davis

The foregoing report of the Audit Committee shall not constitute “soliciting material,” shall not be deemed “filed” with the SEC and are not to be incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate either such report by reference therein.

Audit Fees and All Other Fees

The following is a summary of fees paid or to be paid to WithumSmith+Brown, PC, or Withum, for services rendered.

Audit Fees.    Audit fees consist of fees for professional services rendered for the audit of our year end financial statements and services that are normally provided by Withum in connection with regulatory filings. The aggregate fees of Withum for professional services rendered for the audit of our annual financial statements, review of the quarterly financial information for the respective periods and other required filings with the SEC for the fiscal years ended December 31, 2019 and 2018 totalled $57,000 and $57,000, respectively. Additionally, Withum rendered auditing services in relation to the filing of our proxy statements for our stockholder meetings held in 2019, the fees for which totalled $35,000.

Audit Related Fees.    Audit related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. During the fiscal years ended December 31, 2019 and 2018, we did not pay Withum any audit related fees.

Tax Fees.    Fees charged by Withum for tax return services, planning and tax advice for the fiscal years ended December 31, 2019 and 2018, were approximately $3,000 and $3,000, respectively.

All Other Fees.    We did not pay Withum for any other services for the years ended December 31, 2019 and 2018.

Pre-Approval Policy

Our audit committee was formed upon the closing of our initial public offering. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee and board of directors were approved by our management. Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our independent registered accounting firm, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

BLUE IMPACT OPERATING STRUCTURE AND HISTORY AND THE REORGANIZATION

BlueFocus, through various direct and indirect subsidiaries, currently owns the following six international operating companies, which directly and through their respective subsidiaries conduct the Blue Impact business: Vision 7, Madhouse, WAS, Metta, Fuse and Indigo (together with Vision 7, Madhouse, WAS, Metta and Fuse, the “Operating Companies”). The Operating Companies were acquired by BlueFocus between 2013 and 2015. The various Operating Companies, particularly Vision 7 and WAS, in turn have completed several acquisitions since their respective acquisition.

The Blue Impact business has been formed as the result of a series of acquisitions and restructurings conducted by BlueFocus since 2013, when WAS was acquired. Most of the primary agencies forming the Blue Impact business being acquired in 2014, namely Vision 7 Media, Cossette, Citizen Relations, Thee Camps Collective, Metta and Fuse. In 2015, BlueFocus acquired Madhouse in China. Also in 2015, BlueFocus’s Canadian operations were restructured and streamlined, forming the Vision 7 Group, which consists of Vision 7 Media, Cossette, Citizen Relations and The Camps Collective. Other acquisitions have followed to expand the geographic reach and the scope of service offerings of the group that will form the Blue Impact business.

The Blue Impact business includes provision of advertising & marketing services, covering the full scope of marketing communication needs for industries and clients where creativity and technological savvy are critical and where data analytics add significant value. The Blue Impact business’ capabilities address services across the four media services, namely Owned Media (i.e., producing proprietary creative marketing content for clients, such as advertising content for web, mobile or social media sites, one-to-one marketing and customer relationship management, which is then disseminated through various media channels, including providing creative content to clients, delivering marketing and brand campaigns, providing strategic, creative and production services and assisting clients with brand, content, product and user design), Paid Media (i.e., media planning and buying aimed effectively and efficiently promoting client and its brand and content, advising clients on the execution of their promotional objectives by deploying advertising spending on all types of media channels, including search, digital display and video, paid social and programmatic media buying, as well as traditional media such as television, radio, print and out-of-home), Earned Media (i.e., delivery of communications advice and campaigns to clients in the areas of influencer, experiential, and public relations, generation of recognition of clients’ brands and promulgation of publicity among consumers), and Shared Media (i.e., socially-led and creative social media marketing strategies and services, including designing and producing content, developing and managing a presence for a client’s brand on social media and generating direct engagement with consumers using social media channels).

To facilitate the business combination via Legacy’s acquisition of the Purchased Shares from Seller, BlueFocus and its affiliates (including Blue Valor, as Seller) will take the steps necessary to effect the related Reorganization. Set forth below is a company structure chart indicating the ownership structure for the Blue Impact business (i) at the time at signing of the Share Exchange Agreement and (ii) after the Reorganization.

The Reorganization effected by BlueFocus and its affiliates will result in Blue Impact Target owning directly 100% of the outstanding shares of the six Operating Companies and, indirectly, their respective subsidiaries, as well as the assets and liabilities of such entities. However, as described in greater detail below, Legacy will not acquire (i) the shares or assets of any PRC-incorporated subsidiaries comprising part of the Blue Impact business or (ii) the financial assets or liabilities of those PRC entities or their obligations for borrowed money. Instead, prior to closing, (i) the excluded PRC entities and the excluded assets and liabilities will be transferred to, retained by or assumed by the Seller and (ii) the PRC entities holding the relevant businesses will enter into a series of control arrangements with Blue Impact (described below in the section entitled “Related Party Transactions of the Blue Impact Business”). These control arrangements will remain in effect until the applicable Blue Impact group company establishes direct subsidiaries in the PRC for their post-Closing operations or the applicable group company (at its option) re-acquires the transferred PRC entity or its operating assets. Through these control arrangements, Blue Impact will maintain effective control and economic ownership of these entities and, as a result, Blue Impact will continuously control and consolidate those controlled affiliate entities from the perspective of its financial statements.

Company Structure at Signing of Share Exchange Agreement

Note: The structure chart does not reflect subsidiary entities of the Operating Companies.

Company Structure Prior to and at Closing

Blue Valor (HK)
100%
Blue Impact (Cayman) Limited ("Blue Impact HoldCo")
(Cayman)
100%
100%
100%
100%
100%
Vision 7
(Canada)
We Are Very
Social (England)
Metta
(HK)
Madhouse, Inc.
(Cayman)
Fuse (DE)
100%
Indigo
(DE)

Note: The structure chart does not reflect subsidiary entities of the Operating Companies.

Significant elements of the Reorganization that will be implemented prior to or in connection with Closing include:

Vision 7 Minority Interest and Option Cash Out.    To enable Blue Impact Target to hold 100% of the outstanding equity interests in Vision 7, Blue Valor will enter into arrangements to acquire the 3.15% minority interest in Vision 7 from Vison 7’s minority shareholders and cash out all outstanding Vision 7 employee options. The closing of these arrangements and the related cash payments will occur prior to or in connection with the Closing. However, payment for unvested Vision 7 options generally will be made on the earlier of the scheduled vesting date of the option and December 31, 2020, subject to the holder’s continued employment through the payment date.

Acquisition of the Madhouse Minority Interest.    To enable Blue Impact Target to hold 100% of the outstanding equity in Madhouse, Blue Vision, Madhouse, Blue Impact Target, Mr. Liang-Chun Ma (i.e., Madhouse’s founder) and First East Sun Millennium Inc. (the “Madhouse Founder Company”) will enter into the Madhouse Settlement Deed, pursuant to which the Madhouse Founder Company will agree to transfer the remaining approximate 18.09% equity interest held by it in Madhouse (the “Madhouse Founder Interest”) to Blue Impact Target. Such transfer will be made in connection with payment of the Madhouse Purchase Price comprised of (i) any outstanding installment payment due to the Madhouse Founder Company with respect to the Seller’s initial acquisition of 81.91% of Madhouse and (ii) any additional payments to the Madhouse Founder Company necessary to purchase the remaining 18.09% of Madhouse.

PRC Subsidiary Transfer and PRC Control Arrangements; No Transfer of Madhouse PRC financial assets or financial liabilities or Madhouse PRC borrowed indebtedness. As further described below in the section entitled “Related Party Transactions of the Blue Impact Business”, (i) Madhouse, Metta and WAS have or will transfer to Blue Valor their respective PRC subsidiaries and (ii) Madhouse and WAS have or will enter a suite of control and related arrangements with respect to the control and operations of their respective appropriate PRC entities.

Madhouse conducts its business primarily through its historic Hong Kong subsidiary and various subsidiaries incorporated in the PRC. As described above, at Closing, Legacy will not acquire or assume (including through the above-described control arrangements) (i) the financial assets or liabilities of the PRC entities comprising part of the Blue Impact business or (ii) indebtedness for borrowed money incurred by those PRC entities. In late 2019, Madhouse’s then-subsidiary in the PRC, Shanghai Jingdao Advertising Co., Ltd. (referred to as “Shanghai Jingdao”), established a new subsidiary (referred to as “Madhouse PRC Newco”). Several related party transactions have been or are expected to be entered into in connection with Madhouse, Metta and WAS, each as described below in the section entitled “Related Party Transactions of the Blue Impact Business.”

The above-described Madhouse related reorganization activities are referred to as the “December 2019 Madhouse Reorganization Activities”. See “Unaudited Pro Forma Condensed Combined Financial Information” for a pro forma illustration of the financial statement impact of December 2019 Madhouse Reorganization Activities had they been effected on September 30, 2019 (instead of December 31, 2019).

As of December 31, 2018 and June 30, 2019, the financial statements of the Blue Impact business (prepared in accordance with U.S. GAAP) reflected an allowance for unrecognized tax benefits of $12.4 million and $12.8 million, respectively, associated with the operating activities of the PRC entities historically operating the Madhouse business. Under the Share Exchange Agreement, Blue Valor (as Seller) has agreed to (i) indemnify Blue Impact with respect to any related tax liability and (ii) to assert itself as the primary obligor in respect of any such tax liability. As a result of the December 2019 Madhouse Reorganization Activities, and in light of the foregoing considerations, the Unaudited Pro Forma Condensed Combined Financial Information (referenced above) includes an adjustment to remove the allowance for unrecognized tax benefits and financial statements for the Blue Impact business as of for the year ended December 31, 2019 will not include such an allowance.

In addition to the special tax indemnity, under the Share Exchange Agreement, Blue Valor (as Seller) has agreed to indemnify Blue Impact for certain taxes incurred in connection with the Reorganization.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION FOR LEGACY ACQUISITION CORP.

The following discussion and analysis should be read in conjunction with the financial statements and related notes of Legacy included elsewhere in this proxy statement. This discussion contains forward looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements.” Additionally, subsequent to the issuance of Legacy’s financial statements, Legacy extended its Outside Extended Date from March 21, 2020 to April 20, 2020.

Overview

We are a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have reviewed a number of opportunities for the purpose of entering into a business combination with an operating business, and, as described below in further detail under the caption “—Agreement for Business Combination and Extension Amendment” have entered into a Share Exchange Agreement with Blue Valor Limited, but we are not able to determine as of the date of this proxy statement whether we will complete a business combination with such target business or with any other target business. We intend to effectuate our initial business combination using cash from the proceeds of our initial public offering and the private placement of the private placement warrants, our capital stock, debt or a combination of cash, stock and debt.

The issuance of additional shares of our stock in a business combination:

•        may significantly dilute the equity interest of investors in our initial public offering, which dilution would increase if the anti-dilution provisions in the Class F common stock resulted in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the shares of Class F common stock;

•        may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•        could cause a change of control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for our Class A common stock and/or warrants.

Similarly, if we issue debt securities, it could result in:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•        our inability to pay dividends on our common stock;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at December 31, 2019 we had approximately $568,000 in cash. We expect to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Agreement for Business Combination and Extension Amendment

On August 23, 2019, the Company entered into the Share Exchange Agreement with Blue Valor Limited, a company incorporated in Hong Kong and an indirect, wholly-owned subsidiary of Blue Focus Intelligent Communications Group (“Blue Valor” or the “Seller”), pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, the Company will, among other things, purchase from the Seller all of the outstanding shares of stock of a wholly-owned holding company organized in the Cayman Islands, Blue Impact (Cayman) Limited, which we refer to as “Blue Impact Target,” that, at the closing, will hold the Blue Impact group business, a digital-first global advertising, intelligent and integrated and marketing services company (the “Blue Impact” business). The Share Exchange Agreement was subsequently amended by that First Amendment to Share Exchange Agreement dated as of September 27, 2019, to amend certain provisions relating to the Extension Amendment, and further amended and restated on December 2, 2019, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, the Seller will transfer all of the equity interests of its wholly-owned subsidiary, Blue Impact Target, in exchange for shares of Legacy. Upon the closing of the business combination, the Company will change its name to Blue Impact Inc.

Pursuant to the Share Exchange Agreement, at the closing, the Seller will receive up to 30 million shares of Class A common stock of the Company, subject to adjustment as set forth below (the “Closing Shares”), and Legacy expects to (a) assume $40 million of net debt related to the Blue Impact business, (b) assume $48 million of deferred acquisition purchase price obligations, and (c) pay $90 million to purchase or redeem certain minority interests of Madhouse.

The Closing Shares will be subject to adjustment following closing based on the extent to which, as of the closing date, (a) the net debt of the Blue Impact business, (b) the deferred acquisition purchase price obligations for the Blue Impact business (excluding Madhouse) and (c) the amount of the purchase price for the minority interests of Madhouse, are each finally determined to be greater or less than the targets for such amounts specified in the Share Exchange Agreement. The determinations as of the closing date of the foregoing amounts will be mutually agreed to by the Seller and a committee of independent directors of the Company with any disagreements being resolved by a nationally recognized independent public accounting firm jointly selected by the Seller and the Company.

Pursuant to an “earn-out” for Madhouse, up to $222 million may be payable after the 2022 audit is complete in the form of an incentive-based earn-out tied to average profit growth of the Madhouse business over the three-year period ending December 31, 2022. The earn-out will be payable at the Company’s option in cash, stock or a combination thereof if Company’s common stock share price at the time of payment is greater than $10 per share. If not, then dependent upon the Company’s then-available cash, the earn-out will be payable in cash or subordinated notes. The Seller has partially and irrevocably assigned a portion of any earn-out payment to fund a long-term incentive plan to be established for the benefit of designated individuals employed or associated with the group company business.

The Company’s Charter and final IPO prospectus dated November 16, 2017, (which was filed with the SEC on November 17, 2017) provides that the Company had until November 21, 2019 to complete a business combination. In order to provide the Company additional time to complete the business combination, on October 22, 2019 the Company’s shareholders approved an Extension Amendment (the “Extension Amendment”) to extend the deadline to complete the business combination from November 21, 2019 to December 21, 2019 and thereafter at the Company’s option or upon the Seller’s request up to five times initially to January 21, 2020 and thereafter by up to four additional 30-day periods. The deadline to consummate the business combination is currently extended to March 21, 2020. While the purpose of the Extension Amendment is to allow the Company more time to complete the proposed business combination, if the business combination is terminated, the Company may seek to use the Extension to complete an alternative business combination. The Company may continue to withdraw from the Trust Account amounts necessary for taxes, and for working capital of up to $750,000 annually (on a pro rata basis), during the period of the Extension Amendment.

On October 23, 2019, the Company issued a note (the “Seller Note”) for the aggregate principal amount of approximately $979,000, to the Seller. Borrowings under the Seller Note will bear interest at a rate equal to the 1 month USD LIBOR interest rate, plus 1.5%. The Seller Note was issued in connection with the approval by the Company’s stockholders of the Extension Amendment. In connection with the Extension Amendment, stockholders elected to redeem 694,820 shares of the Company’s Class A common stock, par value $0.0001 per share, issued in the Company’s initial public offering (the “public shares”), and 29,305,180 public shares remain issued and outstanding following such redemptions. Accordingly, consistent with the Company’s proxy materials relating to the special meeting, on or about October 23, 2019, the Company made a Contribution to the Trust Account in an amount equal to $0.03 for each public share that was not redeemed in connection with the stockholder approval of the Extension Amendment for the initial Extension through December 21, 2019, which equaled an aggregate amount of approximately $879,000. On December 17, 2019, the Company issued an amended and restated note (the “Amended Seller Note”) to the Seller that amended and restated the Seller Note. Under the Amended Seller Note, the Company increased the aggregate principal amount to approximately $1,958,000 and provided for a process whereby the Company may request additional borrowings under the Amended Seller Note. Borrowings under the Amended Seller Note will continue to bear interest at a rate equal to the 1 month USD LIBOR interest rate, plus 1.5% accruing from the date of the applicable borrowings. The Amended Seller Note was issued in connection with the extension of the date by which the Company has to consummate a business combination from December 21, 2019, to January 21, 2020. Subsequent to December 31, 2019, the Company has extended the date by which it has to consummate a business combination from January 21, 2020 to February 20, 2020, and from February 20, 2020 to March 21, 2020. In connection with these extensions, the Seller loaned approximately $979,000 and $879,000, respectively, to the Company under the Amended Seller Note. As a result of the extensions, the Seller has loaned to the Company a total aggregate amount of approximately $3,817,000.

Under the terms of the Share Exchange Agreement, the Seller agreed to loan (each, a “Seller Loan”) to Legacy the amount of the Contributions to be made by Legacy in connection with the initial Extension through December 21, 2019, and for each period of the Extension thereafter; provided, however, that the Seller is not be required to make any loan to Legacy with respect to any Extension for the purpose of consummating an initial business combination other than the business combination. In addition, the Seller agreed that the Seller Loans may include additional amounts to cover certain costs and expenses that Legacy will reasonably incur in connection with the continuation of operations until the earlier of the consummation of the business combination or the Extended Date and the total of all such costs and expenses shall not exceed a total of $300,000 in the aggregate for all Extensions through the Extended Date. No Seller Loan may exceed $1,000,000 in the aggregate (including loans to fund costs and expenses). The Seller Loans made on or about October 23, 2019, December 23, 2019 and January 21, 2020, each in the principal amount of approximately $979,000 under the Seller Note, each reflects a loan to fund the Company’s Contributions to the Trust Account of approximately $879,000 plus $100,000 to fund the costs and expenses that the Company reasonably expected incur in connection with the continuation of operations until the earlier of the consummation of the business combination or the Extended Date. As of January 21, 2020, Legacy had borrowed from the Seller in respect of its costs and expenses a total of $300,000 in the aggregate.

The Seller Loans will be forgiven by the Seller if the closing of the business combination does not occur and the Trust Account liquidates, except to the extent of any funds that are available to the Company (i) after such liquidation in accordance with the trust agreement, or (ii) from any other source. The amount of the Seller Loans will be repayable by the Company to the Seller upon consummation of the business combination.

When the Company elected and/or the Seller requested that the Company extend the date by which the Company has to consummate the business combination (or, if the business combination is terminated, an alternative business combination) to March 21, 2020 (or thereafter for up to two additional 30-day periods ending on the Extended Date)

the Company has (and will) publicly announce the Company’s decision no later than the close of business on the last day of the then-current Extension period. In addition, the Company has (and will) make additional Contributions of $0.03 per outstanding public share for each period of the Extension by Legacy at its option and/or at the Seller’s request up to five times, initially to December 21, 2019, then to January 20, 2020 and thereafter by up to four additional 30-day periods. As a result, the Seller will make Contributions of an aggregate of approximately $879,000 to the Trust Account within two business days prior to the beginning of each Extension. If, however, the Seller does not request that we extend beyond March 21, 2020 or any additional 30-day period thereafter and the Company also determines not to extend or our board of directors otherwise determines that the Company will not be able to consummate an initial business combination by the Extended Date and does not wish to have an additional Extension, the Company’s board of directors would wind up our affairs and redeem 100% of the outstanding public shares.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our primary activities since inception have been organizational activities and those necessary to prepare for our initial public offering which was consummated on November 21, 2017. Since that time, our activities have also included the activities in our search for a business combination and our negotiation and entry into the Share Exchange Agreement and our performance of our obligations thereunder.

In the year ended December 31, 2019 our principal operating expenses included approximately $480,000 for the professional, insurance and listing costs associated with our public reporting, approximately $200,000 in franchise taxes, approximately $2,960,000 in consulting, legal and travel costs associated with our search for a business combination candidate and approximately $120,000 ($10,000 per month) in administrative fees to our Sponsor. Further, during the year ended December 31, 2019, the Company generated approximately $6,482,000 of interest income on the investments in the Trust Account. The higher interest income in 2019 is largely due to higher interest rates and, until the redemptions in October 2019, higher balances. Such interest income is currently taxable and results in a provision for income taxes of approximately $1,320,000 in the year ended December 31, 2019 since the majority of our operating expenses are considered start-up costs and are not currently deductible. The Company periodically withdraws funds from the Trust Account to fund the payment of income and franchise taxes and for permitted withdrawals for working capital.

During year ended December 31, 2018, we incurred approximately $1,623,000 for such formation and organizational activities as well as, since November 21, 2017, our initial activities in search of a business combination. In the year ended December 31, 2018, our primary operating costs included administrative costs to our Sponsor of approximately $120,000, professional accounting, audit and legal fees of approximately $160,000, regulatory and insurance costs of approximately $180,000 and costs associated with our search for a business combination of approximately $920,000 and franchise taxes of approximately $200,000. During the year ended December 31, 2018, the Company generated approximately $5,559,000 of interest income on the investments in the Trust Account. Such interest income is currently taxable and results in a provision for income taxes of approximately $1,130,000 in the year ended December 31, 2018 since the majority of our operating expenses are considered start-up costs and are not currently deductible.

Following the closing of our initial public offering in November 2017, we have not generated, and will not generate, any operating revenues until after completion of our initial business combination. As discussed above, we currently generate non-operating income in the form of interest income on cash and cash equivalents after our initial public offering and such income generates a currently payable provision for income taxes on such income since our operating expenses are considered start-up expenses and are not currently deductible. In addition to our taxes, administrative fees to our Sponsor and costs associated with our public reporting, we incur expenses for our due diligence and other costs of identifying, documenting and closing a business combination and such costs are expected to be very significant and will vary with the stage of development of a business combination. We intend to pay our income and franchise taxes from the income of the Trust Account and we are permitted to draw $750,000 annually from the Trust Account for working capital, which amounts for 2018 and 2019 have been fully drawn. The Company may continue to withdraw from the Trust Account amounts necessary for taxes, and for working capital of up to $750,000 annually (on a pro rata basis), during the period of the Extension Amendment.

Liquidity and Capital Resources

The net proceeds from (i) the sale of the Units in our initial public offering, after deducting offering expenses of approximately $887,000 and underwriting commissions of $6,000,000 (excluding deferred underwriting commissions of $10,500,000), and (ii) the sale of the private placement warrants for a purchase price of $8,750,000, are approximately $301.6 million. Of this amount, $300.0 million was placed in the Trust Account, which includes up to $10,500,000 of deferred underwriting commissions. The remaining approximately $1,600,000 was made available to us for working capital and is not held in the Trust Account. See below regarding approximately $7,108,000 which was disbursed from the Trust Account in October 2019 in connection with the redemption of 694,820 shares by shareholders in connection with the Extension Amendment.

We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the trust account (which interest shall be net of taxes payable and up to $750,000 released to us annually to fund working capital requirements and excluding deferred underwriting commissions) to complete our initial business combination. We may withdraw interest to pay taxes, if any, and up to $750,000 to fund working capital requirements (all of which has been drawn from the Trust at December 31, 2019) annually. Delaware franchise tax is based on our authorized shares or on our assumed par and non-par capital, whichever yields a lower result. Our annual franchise tax obligation is expected to be capped at the maximum amount of annual franchise taxes payable by us as a Delaware corporation of approximately $200,000. The Company may continue to withdraw from the Trust Account amounts necessary for taxes, and for working capital of up to $750,000 annually (on a pro rata basis), including during the period of the Extension Amendment. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the Trust Account. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of December 31, 2019, we have available to us approximately $568,000 of proceeds held outside the Trust Account. We may continue to withdraw funds from the Trust Account necessary for taxes, and for working capital of up to $750,000 annually (on a pro rata basis), during the period of the Extension Amendment.

See “Overview — Agreement for Business Combination and Extension Amendment” above for a discussion of the Share Exchange Agreement and the Extension Amendment.

On October 23, 2019, the Company issued the Seller Note for the aggregate principal amount of approximately $979,000, to the Seller (including $100,000 provided to the Company for working capital). Borrowings under the Seller Note will bear interest at a rate equal to the 1-month USD LIBOR interest rate, plus 1.5%. The Seller Note was issued in connection with the approval by the Company’s stockholders of the Extension Amendment. In connection with the Extension Amendment, stockholders elected to redeem 694,820 shares of the Company’s Class A common stock, par value $0.0001 per share, issued in the Company’s initial public offering (the “public shares”), and 29,305,180 public shares remain issued and outstanding following such redemptions. Accordingly, consistent with the Company’s proxy materials relating to the special meeting, on or about October 23, 2019, the Company made a Contribution to the Trust Account in an amount equal to $0.03 for each public share that was not redeemed in connection with the stockholder approval of the Extension Amendment for the initial extension through December 21, 2019, which equaled an aggregate amount of approximately $879,000. On December 17, 2019, the Company issued the Amended Seller Note to the Seller that amended and restated the Seller Note. Under the Amended Seller Note, the Company increased the aggregate principal amount to approximately $1,958,000 and provided for a process whereby the Company may request additional borrowings under the Amended Seller Note. Borrowings under the Amended Seller Note will continue to bear interest at a rate equal to the 1 month USD LIBOR interest rate, plus 1.5% accruing from the date of the applicable borrowings. The Amended Seller Note was issued in connection with the extension of the date by which the Company has to consummate a business combination from December 21, 2019, to January 21, 2020. Subsequent to December 31, 2019, the Company has extended the date by which it has to consummate a business combination from January 21, 2020 to February 20, 2020, and from February 20, 2020 to March 21, 2020. In connection with these extensions, the Seller loaned approximately $979,000 and $879,000, respectively, to the Company under the Amended Seller Note. As a result of the extensions, the Seller has loaned to the Company a total aggregate amount of approximately $3,817,000.

Under the terms of the Share Exchange Agreement, the Seller agreed to loan to Legacy the amount of the Contributions to be made by Legacy in connection with the initial Extension through December 21, 2019, and for each period of the Extension thereafter; provided, however, that the Seller is not be required to make any loan to Legacy with respect to any Extension for the purpose of consummating an initial business combination other than the business combination. In addition, the Seller agreed that the Seller Loans may include additional amounts to cover certain costs and expenses that Legacy will reasonably incur in connection with the continuation of operations until the earlier of the consummation of the business combination or the Extended Date and the total of all such costs and expenses shall not exceed a total of $300,000 in the aggregate for all Extensions through the Extended Date. No Seller Loan may exceed $1,000,000 in the aggregate (including loans to fund costs and expenses). The Seller Loans made on or about October 23, 2019, December 21, 2019 and January 21, 2020, each in principal amount of approximately $979,000 under the Seller Note, each reflects a loan to fund the Company’s Contributions to the Trust Account of approximately $879,000 plus $100,000 to fund the costs and expenses that the Company reasonably expected incur in connection with the continuation of operations until the earlier of the consummation of the business combination or the Extended Date. As of January 21, 2020, Legacy had borrowed from the Seller in respect of its costs and expenses a total of $300,000 in the aggregate.

The Seller Loans will be forgiven by the Seller if the closing of the business combination does not occur and the Trust Account liquidates, except to the extent of any funds that are available to the Company (i) after such liquidation in accordance with the trust agreement, or (ii) from any other source. The amount of the Seller Loans will be repayable by the Company to the Seller upon consummation of the business combination.

When the Company elected and/or the Seller requested that the Company extend the date by which the Company has to consummate the business combination (or, if the business combination is terminated, an alternative business combination) to March 21, 2020 (or thereafter for up to two additional 30-day periods ending on the Extended Date) the Company has (and will) publicly announce the Company’s decision no later than the close of business on the last day of the then-current Extension period. In addition, the Company has (and will) make additional Contributions of $0.03 per outstanding public share for each period of the Extension by Legacy at its option and/or at the Seller’s request up to five times, initially to December 21, 2019, then to January 20, 2020 and thereafter by up to four additional 30-day periods. As a result, the Seller will make Contributions of an aggregate of approximately $879,000 to the Trust Account within two business days prior to the beginning of each Extension. If, however, the Seller does not request that we extend beyond March 21, 2020 or any additional 30-day period thereafter and the Company also determines not to extend or our board of directors otherwise determines that the Company will not be able to consummate an initial business combination by the Extended Date and does not wish to have an additional Extension, the Company’s board of directors would wind up our affairs and redeem 100% of the outstanding public shares.

We believe the Company’s sources of liquidity including our $568,000 cash position at December 31, 2019, together with the agreement for Seller Loans in the Share Exchange Agreement, are adequate to fund our operations until March 21, 2020 and thereafter at the Company’s option or upon the Seller’s request up to two times initially to April 20, 2020 and thereafter by up to one additional 30-day periods when we are required to complete our business combination or cease operations and liquidate. In addition, the Company may continue to withdraw from the Trust Account amounts necessary for taxes, and for working capital of up to $750,000 annually (on a pro rata basis), during the period of the Extension Amendment. We will use these funds primarily to perform business due diligence on the prospective business combination target business, review corporate documents and material agreements of prospective target business, structure, negotiate and complete the business combination, pay our professional and other costs of being a public company, and to pay taxes to the extent the interest earned on the trust account is not sufficient to pay our taxes. We do not expect to have any material capital expenditures during 2020, except as may be incurred in connection with our initial business combination (if any).

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our Sponsor, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. Assuming that we complete our initial business combination by the Outside Extended Date, we do not expect to seek loans from parties other than our Sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account.

Unless and until we complete an initial business combination, we expect our primary liquidity requirements will include legal, accounting, due diligence, travel and other expenses associated with completing the business combination or structuring, negotiating and documenting successful business combinations; legal and accounting fees related to regulatory reporting requirements; NYSE and other regulatory fees; office space, administrative, consulting and support services provided under an agreement with our Sponsor and other working capital needs. In addition, we expect to use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses. There can be no assurances that we will complete our initial business combination within the period subsequent to our Public Offering and called for under the Extension Amendment, which could materially and adversely affect our liquidity requirements and working capital needs.

Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, management has determined that the mandatory liquidation and subsequent dissolution, as well as the Company’s negative working capital, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after the Outside Extension Date.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. The Company has identified the following as its critical accounting policies:

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of the warrants sold in the initial public offering (including the consummation of the over-allotment) and private placement to purchase an aggregate of 23,750,000 Class A ordinary shares in the calculation of diluted income (loss) per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted income (loss) per common share is the same as basic loss per common share for the period.

The Company’s statements of operations include a presentation of income (loss) per share for common stock subject to redemption in a manner similar to the two-class method of income (loss) per share. Net income (loss) per common share, basic and diluted for Class A common stock is calculated by dividing the interest income earned on the Trust Account, net of income tax expense, franchise tax expense and funds available to be withdrawn from Trust for working capital purposes (up to a maximum of $750,000 annually), by the weighted average number of Class A common stock outstanding for the period. Net income (loss) per common share, basic and diluted, for Class F common stock is calculated by dividing the net income (loss), less income attributable to Class A Common Stock, by the weighted average number of Class F common stock outstanding for the period. Net income (loss) available to each class of common stockholders is as follows for the three and nine months ended December 31, 2019 and 2018:

	Year ended December 31,
	2019	2018
Net income available to Class A common stockholders:
Interest income	$6,482,000	$5,559,000
Less: Income and franchise taxes	(1,520,000)	(1,330,000)
Expenses available to be paid with interest income from Trust (up to a maximum of $750,000 per year)	(125,000)	(1,372,000)
Net income available to Class A common stockholders	$4,837,000	$2,857,000

Net income available to Class F common stockholders:
Net income	$1,387,000	$2,806,000
Less: amount attributable to Class A common stockholders	(4,837,000)	(2,857,000)
Net (loss) available to class F common stockholders	$(3,450,000)	$(51,000)

Financial Instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the financial statements.

Deferred Offering Costs:

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A — “Expenses of Offering”. Offering costs of approximately $17,379,000 consisted principally of underwriter discounts of $16,500,000 (including $10,500,000 of which payment is deferred) and approximately $887,000 of professional, printing, filing, regulatory and other costs, have been charged to additional paid-in-capital upon completion of the public offering.

Income Taxes:

The Company follows the asset and liability method of accounting for income taxes under FASB ASC, 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company’s currently taxable income consists of interest income on the Trust Account net of franchise taxes. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. The Company recorded income tax expense of approximately $1,320,000 and $1,130,000, respectively, in the years ended December 31, 2019 and 2018, primarily related to interest income earned on the Trust Account net of franchise taxes. The Company’s effective tax rate was approximately 49% and 29%, respectively, for each of the years ended December 31, 2019 and 2018. The Company’s effective tax rate differs from the expected income tax rate due to the start-up costs (discussed above) which are not currently deductible. At December 31, 2019 and 2018, the Company has a deferred tax asset of approximately $1,080,000 and $355,000, respectively, primarily related to start-up costs. Management has determined that a full valuation allowance of the deferred tax asset is appropriate at this time.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2019 and December 31, 2018. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2019 and December 31, 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Redeemable Common Stock:

As discussed in Note 3, all of the 30,000,000 common shares sold as part of a Unit in the public offering contain a redemption feature which allows for the redemption of common shares under the Company’s Liquidation or Tender Offer/Stockholder Approval provisions. In accordance with FASB 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that in no event will it redeem its Public Shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.

The Company recognizes changes immediately as they occur and adjusts the carrying value of the securities at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by adjustments to additional paid-in capital. Accordingly, at December 31, 2019 and December 31, 2018, 28,344,013 and 28,916,141, respectively, of the 30,000,000 Public Shares were classified outside of permanent equity at approximately $10.00 per share.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Off Balance Sheet Arrangements

We did not have any off balance sheet arrangements as of December 31, 2019.

Contractual Obligations

As of December 31, 2019, we did not have any long-term debt, capital or operating lease obligations. We have recorded deferred underwriting commissions payable upon the completion of a business combination.

We entered into an Administrative Services Agreement on November 16, 2017 pursuant to which we are obligated to pay our Sponsor a total of $10,000 per month for office space, utilities, secretarial support and other administrative and consulting services. None of the $10,000 per month payment will be received by our officers or directors or their affiliates. Upon completion of the business combination or our liquidation, we will cease paying these monthly fees. Accordingly, in the event the Company extends the period by which it has to consummate the business combination to the latest possible date, May 20, 2020, our sponsor will be paid a total of $300,000 ($10,000 per month) for office space, utilities, secretarial support and other administrative and consulting services and will be entitled to be reimbursed for any out of pocket expenses.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

As of December 31, 2019, we did not have changes in, or disagreements with, our independent registered public accounting firm on our accounting and financial disclosure.

Quantitative and Qualitative Disclosures About Market Risk

The net proceeds of our initial public offering and the sale of the private placement warrants held in the trust account are invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there is no associated material exposure to interest rate risk.

Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in company reports filed or submitted under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2019. Based upon their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were effective as of December 31, 2019.

Changes in Internal Control over Financial Reporting

During the twelve months ended December 31, 2019, there has been no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

In making its assessment of the effectiveness of the Company’s internal control over financial reporting, the Company’s management utilizes the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework.

INFORMATION ABOUT THE BLUE IMPACT BUSINESS

OVERVIEW

The Blue Impact business is a digital-first, intelligent and integrated, global advertising & marketing services company, operating through a synergistic multi-agency strategy. Its services cover the full scope of marketing communication needs for industries and clients where creativity and technological savvy are critical and where data analytics add significant value. Its global client base ranges from established blue-chip clients and high-growth clients focused on the mobile, technology, direct-to-consumer and eCommerce spaces, referred to as “digital disruptors,” to China-based clients who are looking to market their products and services outside of China. By working with the Blue Impact business, clients are also able to leverage its strategic relationship with BlueFocus and its marketing and communications services industry leadership in China.

The Business Combination

The Blue Impact business’ advertising & marketing services are provided by its internationally renowned agencies across key geographic regions and its range of advertising & marketing service offerings. The Blue Impact business is comprised of five key families of agencies, four of which include all of the non-Chinese operating businesses of BlueFocus, which are held by BFI, a wholly-owned Hong Kong subsidiary of BlueFocus, that holds Vision 7, WAS, Metta and Fuse. Madhouse is a separate Chinese subsidiary of BlueFocus that will also be acquired by Legacy and become part of the newly formed company, whose main business is to service Chinese clients interested in reaching customers outside of China and international clients seeking to market in China.

The Blue Impact Business’s Advertising & Marketing Service Offerings

The Blue Impact business views its capabilities through the lens of the four media services described below. Each of the media services incorporates distinct capabilities through which the Blue Impact business generates revenue, with a focus on creativity, digital channels and data analytics throughout:

•        Owned Media.    The Blue Impact business’ Owned Media services center around producing proprietary creative marketing content for clients, such as advertising content for web, mobile or social media sites, one-to-one marketing and customer relationship management, which is then disseminated through various media channels to consumers. The Blue Impact business’ capabilities include the provision of creative content to its clients, delivering marketing and brand campaigns, providing strategic, creative and production services and assisting clients with brand, content, product and user design. These capabilities aid clients in differentiating themselves and their products, thereby establishing or enhancing a brand in order to generate recognition among their customers. Owned Media is the primary service offering of traditional advertising agencies and marketing groups.

•        Paid Media.    The Blue Impact business’ Paid Media capabilities include media planning and buying services aimed at effectively and efficiently promoting a client and its brand and content. This in turn generates exposure for a client and its products and services and extends the reach of its recognition and reputation. These services consist of advising clients on the execution of their promotional objectives by deploying advertising spending on all types of media channels, including search, digital display and video, paid social and programmatic media buying, as well as traditional media such as television, radio, print and out-of-home. Data analytics play a significant role here, allowing the Blue Impact business to track the performance of various content delivered through different media channels among different target demographics, thereby permitting channel optimization, return-on-investment analysis and tying costs to a “outcomes-based” model.

•        Earned Media.    The Blue Impact business’ Earned Media capabilities provide the delivery of communications advice and campaigns to clients in the areas of influencer, experiential and public relations. The aim of these services is to generate recognition of clients’ brands and promulgation of publicity among consumers. Earned Media centers around promotional activities geared toward consumer engagement with clients and their products. The Blue Impact business’ Paid Media services promote a client’s brand and image among consumers in order to generate goodwill and attention and includes public relations and media engagement work.

•        Shared Media.    The Blue Impact business’ Shared Media capabilities include socially led and creative social media marketing strategies and services, including designing and producing content, developing and managing a presence for a client’s brand on social media and generating direct engagement with consumers using social media channels. Shared Media is unique in that it encompasses elements of Owned, Paid and Earned Media, all focused on social media platforms, blogs and messaging apps such as Facebook, Instagram, YouTube, Snapchat, TikTok, Twitch, Twitter, WeChat and WhatsApp. Shared Media services aim to produce consumer engagement with a client’s brand, which can then be further amplified by consumers repeatedly sharing content over social media. Its service offering is enhanced through its capability in social media data insights and analytics.

The Blue Impact Business’s Agency Families

The Blue Impact business is comprised of five agency families: Vision 7, Madhouse, WAS, Metta and Fuse:

•        Vision 7, headquartered in Canada, is a comprehensive marketing communications family of agencies. It provides services across all four media services with a focus on digital media and data-driven solutions throughout its operations. Vision 7 also offers Owned and Earned Media services in the United States. Vision 7 brings together its agencies in a unique integrated service model, physically housed at campuses in Toronto, Montreal, Vancouver and Quebec City. Vision 7’s path to its current streamlined reorganization began in 2010 and resulted in a structure comprising seven globally-recognized and award-winning agencies, namely Cossette, Eleven, Camps Collective, Vision 7 Media, Jungle Media, Citizen Relations and The Narrative Group. Vision 7 has also entered into joint ventures with The&Partnership and Local Planet, among other partners, to serve certain major clients. Its integrated service model has enabled Vision 7 to provide strong, coordinated, client-focused service, share customer information across agencies, geographies and media services to enable better cross-selling opportunities, transfer best practices across the group to enhance core competencies and realize significant cost synergies. Vision 7 has been recognized as a top creative advertising & marketing service provider, as evidenced by an impressive list of awards and advertising industry rankings, including Strategy Magazine’s Agency of the Year for 2016, 2017 and 2018, Strategy Magazine’s PR Agency of the Year in 2018 and finishing in Strategy Magazine’s list of top agencies in Canada for Digital, Design and Media in 2019. In addition, Vision 7’s agencies have collectively won hundreds of international awards, including at the Cannes Lions, Clios, D&AD, Effies, One Show and Webby’s.

•        Madhouse, headquartered in Shanghai, China, is a leading mobile-focused Paid Media and performance agency. Madhouse primarily purchases advertising space on non-Chinese digital media channels, such as Google and Facebook, on behalf of companies based in China looking to market their products and services to consumers outside of China. Madhouse also provides mobile phone-based advertising services for non-Chinese advertisers operating in China and targeting Chinese consumers. Madhouse also offers a wide range of branding services, including consulting, development, strategic planning, management and marketing of brands for businesses as well as individuals. Madhouse’s primary clients include Chinese gaming, product and technology clients who mostly generate their sales and revenue through mobile internet channels, including app stores and eCommerce sites such as Amazon. It also serves international brands targeting Chinese consumers via in-app advertising in China.

•        WAS, headquartered in the United Kingdom, is a specialized creative social media agency that provides Shared Media marketing services across five continents and twelve countries. Due to its esteem in the Shared Media services industry, as evidenced by its receipt of numerous awards including at the Cannes Lions, Clios, D&AD and BIMA awards, WAS is able to generate substantial and continued client interest in its suite of services and contribute to its high-revenue growth trajectory. WAS offers social media strategy, creative development, content production and marketing consultancy focusing on helping clients create and extend their product and brand strategies in social media. WAS has rapidly expanded its Shared Media service offering across Europe, the United States, the Middle East, Asia and Australia, providing select Owned, Paid and Earned Media services focused on social media channels and platforms.

•        Metta is one of the largest advertising & marketing services firms in Hong Kong, offering services in Owned and Paid Media. Metta works with leading corporations located within China’s Greater Bay Area to provide marketing strategy, advertising campaigns and media buying services to solidify and build their identities. China’s Greater Bay Area includes Guangdong, Hong Kong, Macau and Shenzhen, which is a key growth region for China, focused on finance, trade, telecommunications, technology and tourism. Metta serves many prominent Chinese brands and companies located in this region, but it also works with the Blue Impact business’ North American- and European-based agencies to provide Owned and Paid Media services for international clients who want to target Chinese consumers and companies.

•        Fuse, headquartered in San Francisco, is the Blue Impact business’ internationally-recognized product and digital design agency. Fuse provides Owned Media services focusing on industrial, digital and environmental design services for its clients. It also provides services ranging from strategic consulting to branding, packaging and the creation of user interfaces and experiences. Fuse’s services enable its clients to build or enhance their reputations for leading-edge thought and design across their branding and operations by presenting a cohesive image to consumers. Of equal importance, Fuse’s presence and network in Silicon Valley provide the Company with early insights into digital disruptors and consumer trends. For example, Fuse’s design of the Sayl, the next generation of Aeron chairs, enhanced Herman Miller’s reputation for innovative office furniture while generating a years-long revenue stream for Fuse. Other iconic design examples include Jambox speakers, SodaStream dispensers, Jabra headsets and design work for Uber X.

Geographic Coverage

The Blue Impact business’ operations are divided into three main geographical regions, each with two sub-regions: (1) North America, further divided between Canada and the United States (2) Europe, the Middle East and Africa (“EMEA”), further divided between Europe and the Middle East/Africa, and (3) Asia, further divided between China and the rest of Asia-Pacific (“APAC”). The Blue Impact business’ presence in each of these regions and sub-regions is described below:

	North America		EMEA		Asia
	Canada	United States	Europe	Middle East/Africa	China	Rest of APAC
Owned	• Cossette and the Camps Collective • Market leadership(1)	• Eleven • Fuse • Poised for scale(2)	• Select capabilities through WAS • M&A required(3)	• Select capabilities through WAS • M&A required(3)	• Metta • Strategic relationship with BlueFocus • Market leadership(1)	• Select capabilities through WAS • M&A required(3)
Paid	• Vision 7 Media • Market leadership(1)	• Vision 7 through partnership with Horizon Media • M&A required(3)	• Select capabilities through Local Planet relationship • Paid social through WAS • M&A required(3)	• Select capabilities through Local Planet relationship • Paid social through WAS • M&A required(3)	• Madhouse • Metta • Strategic relationship with BlueFocus • Market leadership(1)	• Select capabilities through BlueFocus and Local Planet relationship • Paid social through WAS • M&A required(3)
Earned	• Citizen Relations • Market leadership(1)	• PR capabilities through Citizen Relations • Experiential and influencer marketing with The Narrative Group, a Vision 7 agency • Poised for scale(2)	• PR capabilities through Citizen Relations and partner network • Influencer capabilities through WAS • Poised for scale(2)	• PR capabilities through Citizen Relations and partner network • Influencer capabilities through Socialize • Poised for scale(2)	• Strategic relationship through BlueFocus • Influencer capabilities through WAS • Market leadership(1)	• PR capabilities through Citizen Relations and partner network • Influencer capabilities through WAS • Poised for scale(2)
Shared	• Serviced through Cossette and the Camps Collective • Launched WAS Canada JV with Citizen Relations in 2019 • Market leadership(1)	• WAS NY • Expected expansion of WAS to California in 2020 • Poised for scale(2)	• WAS in U.K., Germany, France, Italy • Launched WAS Spain in 2018 • Market leadership(1)	• 2018 acquisition of Dubai-based Socialize, a WAS agency • Market leadership(1)	• WAS in Shanghai, Beijing and Hong Kong • Strategic relationship with BlueFocus • Market leadership(1)	• WAS in Singapore and Australia • Launched WAS Japan in 2019 • Poised for scale(2)

____________

(1)      “Market leadership” means that the Blue Impact business has proven, value-add capabilities, realizes synergies from scale and has no immediate need for an acquisition to augment its capabilities in this geography and service type.

(2)      “Poised for scale” means that the Blue Impact business has established capabilities and significant opportunities to scale through organic expansion and opportunistic acquisitions in this geography and service type.

(3)      “M&A required” means that the Blue Impact business has emerging capabilities in this geography and service type but requires growth through acquisitions to achieve scale.

Marketing Industry Trends

The advertising & marketing services industry, and in particular digital advertising, is experiencing significant growth globally, and in particular in the geographies where the Blue Impact business focuses its operations. According to eMarketer (October 2019), Canada, the United States, EMEA and Asia-Pacific have recently experienced growth in advertising spending as follows:

•        Canada and the United States:    The total estimated advertising spending in Canada and the United States for 2019 is approximately $13 billion and $239 billion, respectively, of which approximately $7 billion and $129 billion, respectively, will be in digital advertising. From 2016 through 2019, as estimated, advertising spending in Canada and the United States will grow at a compound annual growth rate (“CAGR”) of approximately 7.1% and 7.3% for total advertising spending, respectively, and approximately 17.1% and 21.5% for digital advertising spending, respectively.

•        EMEA:    The total estimated advertising spending in EMEA for 2019 is approximately $148 billion, of which approximately $66 billion will be in digital advertising. From 2016 through 2019, as estimated, advertising spending in EMEA grew at a CAGR of approximately 4.3% and 14.4% for total advertising spending and digital advertising spending, respectively.

•        Asia-Pacific:    The total estimated advertising spending in Asia-Pacific is approximately $234 billion for 2019, of which approximately $118 billion is in digital advertising. From 2016 through 2019, as estimated, advertising spending in Asia-Pacific grew at a CAGR of approximately 10.8% and 21.2% for total advertising spending and digital advertising spending, respectively.

In response to this growth, in particular in digital advertising, several trends are driving a shift in advertising away from the traditional advertising agency holding company model which has been rooted in conventional media and fee arrangements, and toward a nimbler, digital-first, unified ecosystem focused on transparent outcomes. Some of these key industry trends are as follows:

Media is becoming more digital.    Media is increasingly becoming digital as a result of changes in consumer behavior and advances in technology. Retail has increasingly transitioned away from third-party facilitated outlets and physical outlets and toward direct-to-consumer and eCommerce. As a result, more consumer advertising attention is focused on the digital space, which also enables advertisers to follow direct links between consumer activity and sales. This shift has enabled unprecedented options for advertisers to target and measure their advertising campaigns across nearly every media channel and device. In turn, the digital advertising market has become the most significant and fastest growing part of the total advertising market. According to eMarketer (October 2019), digital advertising experienced global growth at an estimated CAGR of approximately 19.7% from 2016 to 2019, as estimated. Digital advertising spending has grown particularly rapidly in the Blue Impact business’ focus markets: from 2016 to 2019, as estimated, eMarketer in October 2019 reported that digital advertising spending in Canada, the United States, EMEA and Asia-Pacific grew at CAGRs of 17.1%, 21.6%, 14.4% and 21.2%, respectively, outpacing total advertising spending growth in all three regions. As consumer practices continue to evolve, advertising & marketing service providers must understand the underlying technology and related media evolution to serve clients’ needs and reach customers efficiently and effectively.

Consumer fragmentation.    As the prominence of digital media content grows and consumer needs and interests diversify, audience fragmentation is accelerating. An expanding set of content providers and platforms presents a challenge for advertisers trying to reach their target audiences efficiently. Audience fragmentation has substantially affected the distribution of television content, perhaps more than any other channel, which is driving a significant change in how television advertising inventory is monetized. Mirroring content fragmentation, the number of digital media devices used by individual consumers has increased. Both of these fragmentation trends are opportunities for advertising & marketing service companies that excel at all four media services and understand the evolving, digitizing and data-driven media and technology landscape such that they are able to consolidate, simplify and even automate media creation, buying, and placement for clients across various media channels.

Increased Use of Intelligent Advertising. Advances in software and hardware and the growing use of the Internet have made it possible to collect and rapidly process massive amounts of user data. It is now possible to collect user information across a wide range of Internet platforms and connected devices, aggregate it and combine it with other data sources. At the same time, the rise of eCommerce has provided a deep well of consumer data on habits, conversion rates and spending. This data becomes sortable and searchable, allowing marketers to derive useful trends, attributes and predictive functions that can enhance the efficiency and efficacy of clients’ advertising spending. The use of this intelligent advertising, combined with real-time feedback on customer reactions to advertisements, increases the value of impressions for clients by delivering more relevant, customized advertisements to customers.

Emergence of transparent, client-focused outcomes.    The expanding use of data analytics in the advertising & marketing services industry has enabled the collection of real-time feedback from target consumers. At the same time, the rise of direct-to-consumer brands and eCommerce has established a direct link between advertisements and sales of the underlying product or service. These technological developments have allowed marketers to rapidly assess the efficacy of a given advertisement and the cost-effectiveness of its deployment, prompting a shift away from the traditional advertising agency model that relied on fees charged according to time dedicated to a campaign or based on an output, and toward a model based on the outcomes that an advertising agency is able to produce for its clients. For instance, fee structures based on a “pay-per-click” model or the conversion of views to purchases are now possible, presenting an attractive option for clients looking to optimize their marketing spending and minimize waste. At the same time, this has created opportunities for advertising agencies with the technical capabilities and flexibility to refocus their client services accordingly.

Rise of China-based global brands and China as an advertising power market.    Market liberalization and industrial development in China in recent decades has led to significant growth in the Chinese economy, giving rise to powerful China-based global brands marketing their products and services to the world. According to Brand Finance’s “Global 500 2019” report (January 2019), 50 of the 500 most valuable brands in the world were made up of Chinese companies, up from only eight in 2008. Concurrently, economic growth has led to the emergence of a vast Chinese middle class and one of the world’s largest consumer markets. According to the “China and the world” report (July 2019) by the McKinsey Global Institute, China accounted for approximately 18% of global gross domestic product in 2018, up from approximately 2% in 1990. According to the same study, by 2030, Chinese consumers are expected to account for approximately $6 trillion of annual consumption, comparable to that expected from consumers in the United States and Western Europe combined. As a result of these trends, emerging Chinese brands are increasingly seeking to market their products and services to consumers both in China and internationally, and the demand for advertising & marketing services by Chinese brands and international brands seeking to advertise in China has grown significantly, in particular in digital advertising. According to eMarketer (October 2019), digital advertising spending in China is expected to grow from approximately $65 billion in 2018 to approximately $98 billion in 2021, representing a CAGR of approximately 14.5%.

THE BLUE IMPACT BUSINESS DIFFERENTIATORS

The Blue Impact business’ strengths contribute to its success and help to differentiate it from its competitors as the marketing industry continues to evolve:

Digital-first advertising & marketing services group

The Blue Impact business is built to serve its clients’ needs in the digital, mobile and social media channels and it is poised to capture the significant growth in digital media advertising spending through its established presence and investments in this area. In the year ended December 31, 2018, approximately 63% of the Blue Impact business’ revenue, excluding billable expenses was derived from advertising & marketing services provided for digital, mobile or social media. Furthermore, approximately 37% of the Blue Impact business’ revenue, excluding billable expenses in the year ended December 31, 2018 came from serving digital disruptor clients, such as Amazon, Google, Netflix, Samsung, Tencent and Uber.

The Blue Impact business continues to bolster its digital-first credentials through its investment in advertising & marketing technologies (“AdTech” and “MarTech,” respectively), including a joint venture in artificial intelligence technology, the establishment of a consultancy focused on MarTech, hiring key employees with expertise in software, data analytics and digital media platform development, and the establishment of an accelerator fund that invests in start-ups to promote future breakthrough AdTech and MarTech platforms. In addition to allowing the Blue Impact business to offer an attractive suite of digital-focused, data-driven services to its clients, these initiatives have increased the Blue Impact business’ visibility at the cutting edge of AdTech and MarTech, invigorating the expansion of its network of blue-chip and digital disruptor clients. Because of its focus and experience in digital media, as well as its reputation among advertisers and marketers in digital media, the Blue Impact business is well-positioned to expand its existing base in digital, mobile and social media and capture the accelerating growth in the digital advertising & marketing services segment.

Nimble, integrated service model

The Blue Impact business embraces a modern advertising & marketing service model that emphasizes the creation of synergies and elimination of the wasteful overlap and competitive silos between service offerings and geographies. This differentiates the Blue Impact business from the traditional marketing agency model, which typically holds numerous autonomous entities in a loosely affiliated federation, competing for business, unable to flexibly and cohesively address new media and service offerings quickly, and weighed down by a high-expense structure. This element of the Blue Impact business has been taken to the next level with the implementation of the nimble, integrated service model across the Vision 7 family of agencies.

Vision 7, with its seven agencies, was the first agency family within the Blue Impact business to begin to implement this nimble, integrated service model. Implementation of the integrated service model involves the following components:

•        The capabilities of various agencies in a region or hub city are combined into four service groups (i.e., Owned, Paid, Earned and Shared Media), which simplifies the organizational structure, provides scale and promotes collaboration.

•        Employees in the region or hub city are located in collaborative physical campuses, such as the Blue Impact business’ campuses in Toronto, Montreal, Vancouver and Quebec City, enabling cross-selling opportunities, creating a collegial working environment and typically reducing overhead.

•        Back-office services are centralized, creating synergies and lowering operating costs.

•        High-growth, high-margin service lines that require scale are launched, such as production services, data and digital consulting and Marketing-as-a-Service (“MaaS”), which deliver incremental revenue and margin growth through vertical integration.

•        A Balanced Scorecard is utilized across the service groups to ensure that team members are focused on the same key performance indicators to promote long-term success, including employee engagement, product score, client satisfaction, revenue growth from new business and profitability.

Beginning in 2010, Vision 7 set in motion its current model by integrating its talent and resources across its various offices in Canada in order to advance its digital media and emerging technology capabilities and service offerings, while focusing on developments in the advertising & marketing services industry. A key component of Vision 7’s successful implementation of this integrated service model was the housing of the various Vision 7 service offerings and agencies operating in Toronto into an interdependent, common-use campus that enables those agencies to coordinate client service, share customer information for better cross-selling opportunities and transfer best practices across the group to enhance core competencies. In addition to client sharing and the resultant revenue growth, the integrated service model has encouraged talent retention and enabled significant cost saving synergies for Vision 7. This cost savings come from the integration of back-office functions to reduce costs for finance, accounting, information technology and human resources, as well as reducing office space per employee and permitting vendor consolidation to lower procurement costs. After the establishment of the consolidated campus structure, Vision 7 was then able to institute new, high-margin service lines requiring scale, such as production services, data and digital consulting and MaaS arrangements. Vision 7 then encouraged the consistent implementation of these elements of the model through use of the Balanced Scorecard to quantify its success in the areas of client satisfaction, growth and financial success, award-winning products and engaged and productive employees, which are then directly tied to management’s remuneration. From Toronto, Vision 7 has instituted the integrated service model across Canada, successfully establishing campuses in the core markets of Montreal, Vancouver and Quebec City.

This integrated service model has proven to be a critical and scalable component in the Blue Impact business’ successful formulation of this modern advertising & marketing services company. The model has led to strong organic revenue growth, greater client retention and increased cross-selling. Following on Vision 7’s successful example, the Blue Impact business intends to replicate the integrated service model across its service offerings and geographies, with work underway to implement this model in China, the United States and Europe.

Established global client base of blue-chip companies and next-generation digital disruptors

The Blue Impact business serves some of the leading brands based in North America, Europe and China, encompassing blue-chip companies as well as next-generation digital disruptors. In the year ended December 31, 2018, approximately 44% of the Blue Impact business’ revenue, excluding billable expenses was derived from blue-chip clients. The Blue Impact business’ North American and European blue-chip clients include brands such as Adidas, Audi AG, General Mills, General Motors, McDonald’s, Toyota and Procter & Gamble. Its Chinese clients include brands such as Baidu, Huawei, JD.com, Lenovo Group Ltd. and Tencent.

The Blue Impact business’ experience in driving successful campaigns for leading brands across geographies has also established it as a leading player in innovative, digital media-focused marketing worldwide, with digital disruptors already accounting for a significant portion of the Blue Impact business’ revenue, excluding billable expenses. In the year ended December 31, 2018, approximately 37% of its revenue, excluding billable expenses was derived from clients in the digital disruptor space. This digital disruptor clientele includes companies such as Amazon, Apple, Google, Netflix, Uber, Samsung and Tencent. The Blue Impact business’ traction with digital disruptor client base, among other clients, is supported by its investments in AdTech and MarTech, its strong digital disruptor client credentials, its digital-first management team and its experience servicing digital disruptors in and around Silicon Valley. The ability of the Blue Impact business’ services to resonate with high-profile brands across the spectrum of blue-chip, iconic brands to headline-dominating digital disruptors is a testament to its reputation and quality of work.

Significant presence in China with strategic relationships in place to accelerate growth

The Blue Impact business is positioned to serve the growing demand for marketing services among Chinese clients due to its market position in China through Madhouse, Metta and its strategic relationship with BlueFocus which provides a robust network of clients and potential clients. The advertising market in China has grown rapidly, particularly in the digital media space. Digital advertising spending in China is expected to reach approximately $98 billion in 2021, according to eMarketer in October 2019, representing a CAGR of approximately 14.5% between 2018 and 2021. The Blue Impact business’ ability to serve as a two-way gateway between the growing Chinese market and the rest of the world is a contributing factor to its success.

More specifically, the Blue Impact business believes that Madhouse is a leader in app-based digital marketing services in China, currently serving almost 400 Chinese and international clients, and providing critical connection points to both Chinese clients looking to market outside of China and non-Chinese brands looking to reach new customers in China. As a result, as consumer brands continue to emerge globally from the Chinese domestic market, the Blue Impact business is optimally positioned to be a conduit between these Chinese brands and new consumers in the rest of the world through the Blue Impact business’ global services and agencies. At the same time, the Blue Impact business stands to capitalize on its global clients’ desire to reach Chinese consumers.

The Blue Impact business’ strategic relationship with BlueFocus offers a significant platform for growth for Chinese clients looking to market outside of China with international consumers, allowing these clients to access the Blue Impact business’ global reach. According to the 2019 Holmes Report, BlueFocus is the leading China-based marketing services and communications provider. Its clients spend approximately $2.0 billion annually on advertising on Google and Facebook through various intermediaries, including Madhouse. The Blue Impact business expects that its unique relationship with BlueFocus, as well as Madhouse’s ability to serve as a connection point between China and the rest of the world, will create a pathway for referrals and the sale of add-on services, to fuel the Blue Impact business’ growth of its client base in China.

Talented management team with significant experience in digital-first value creation

The Blue Impact business’ management team has extensive expertise in the advertising & marketing services industry, with a particular focus on cutting-edge digital, mobile and social media, and also has a strong track record of successful value-additive mergers. This includes highly experienced leaders and visionaries, including Brett

Marchand, with 30 years of experience in the marketing industry and digital media, Yves Behar, the founder of Fuse and the lead brand and product designer for numerous successful Silicon Valley digital disruptors, Nathan McDonald, the co-founder of WAS and a pioneer in Shared Media, Melanie Dunn, the CEO of Cossette and former leader of its customer relationship management practice, and Charlie Ruan, the President of Madhouse and a pioneer in mobile media in China.

With more than ten years of experience in their respective industries on average, each member of the leadership team is a highly accomplished industry expert. Members of the leadership team also have expertise in managing leading consumer-facing brands in North America, EMEA, Asia and globally. This experience is also diversified across geography, industry and service type, as the management team comes from the leadership of the various agencies constituting the Blue Impact business, with a history of close collaboration. Furthermore, the team has assembled an impressive concentration of knowledge of market-leading innovation and technological development in the advertising & marketing services industry.

GROWTH STRATEGIES

The Blue Impact business has developed a comprehensive strategic plan to accelerate its growth and trajectory as a next-generation advertising & marketing services company. The Blue Impact business intends to achieve this through the implementation of the following key growth strategies:

Accelerate organic growth with blue-chip clients, digital disruptors and Chinese clients marketing outside of China

The Blue Impact business’ priorities revolve around sustained organic growth as a foundation to scale its business results. Its agencies address the needs of an evolving advertising & marketing landscape in the geographies where the Blue Impact business operates. The Blue Impact business’ leadership in digital media and social marketing has attracted a growing base of large blue-chip clients, digital disruptor clients and China-based clients who look to the Blue Impact business’ guidance and know-how in order to reach and communicate with their target audiences.

The Blue Impact business intends to expand its business development efforts on outreach to digital disruptors and their venture capital funding partners The Blue Impact business also intends to pursue acquisitions focused on businesses with strong digital disruptor client lists and to drive awareness of its digital-first service offering among digital disruptors through a dedicated media and events function.

In addition, continued investment in digital-first service offerings will also augment the Blue Impact business’ plans to continue its pursuit of clients who value data, technology and creativity and leverage each of its networks, namely Legacy’s access to a pool of potential blue-chip clients and BlueFocus’s base of China-based clients. The Blue Impact business is optimally positioned to connect BlueFocus and its Chinese clients looking to market outside of China with global consumers, allowing these clients to access the Blue Impact business’ global reach across the Owned, Paid, Earned and Shared Media services.

Grow scale through geographic expansion

The Blue Impact business is focused on establishing service offerings covering each of the Owned, Paid, Earned and Shared Media services in each geographic market where it currently operates. To achieve this, the Blue Impact business plans to make selective acquisitions in key geographies in order to complement its existing capabilities and accelerate its growth. This will allow the Blue Impact business to achieve an optimal level of geographic and service coverage for clients, while limiting redundant and competing services among its agencies.

This expansion is expected to drive growth by reaching markets where the Blue Impact business can profitably access new clientele and broaden its service offering for existing clients. Specifically, the Blue Impact business aims to add select strategic capabilities and scale in the United States, Europe, the Middle East and Asia. The Blue Impact business believes its leadership team will be well positioned to attract acquisition targets with innovative marketing brands, and has already identified geographic and service-based target areas, such as expanding the Blue Impact business’ Paid Media services capabilities in the United States and in Japan, Korea and other parts of Asia, its Owned Media service capabilities in Europe, and its Earned Media capabilities in Asia to complete its suite of services in each given region.

Subsequent to BFI’s acquisition of WAS in 2013, the successful assimilation and subsequent rapid global expansion of WAS by BFI exemplifies the success that an acquired agency can experience once it has access to, and the support of, the Blue Impact business’ model, resources and talent. The addition of WAS established the Blue Impact business’ Shared Media marketing capacity in Europe, and, building off of that base and the rest of the Blue Impact business’ global network, WAS’s operations were quickly expanded to numerous other markets in North America, the Middle East and Asia, including China. When it was acquired in 2013, WAS operated in eight countries and had annual revenue, excluding billable expenses of approximately $43 million in the year ended June 30, 2013. WAS now operates in twelve countries and had annual revenue, excluding billable expenses of approximately $77.6 million in the year ended December 31, 2018, representing a CAGR of approximately 13% over the last five years. The Blue Impact business’ excellence in digital media, AdTech and MarTech, its nimble and collaborative model and unique positioning vis-à-vis China were key factors in WAS’s successful expansion. The Blue Impact business intends to apply WAS’s success as a proven roadmap to scale its platform.

Scale Vision 7’s nimble, integrated service model across all of its regions of operation

Vision 7’s nimble, integrated service model has been key to its growth. By combining the capabilities of its various agencies in a region into four service groups, relocating employees across the service groups to a collaborative campus, centralizing back-office functions, introducing high-margin service lines requiring scale and measuring performance against the Balanced Scorecard, the Blue Impact business will remain nimble, innovative and efficient. This, as well as Vision 7’s demonstrated success in implementing this model, enables the Blue Impact business to differentiate itself from its traditional advertising holding company competitors. To that end, the Blue Impact business intends to follow on the successful implementation of its integrated service model for Vision 7 in Canada by replicating it across its operations to work toward increased efficiency and margin expansion.

There are additional opportunities for expansion of the integrated service model in the Blue Impact business’ operations in the United States, Europe and Asia, which will allow the Blue Impact business to expand and enhance its global collaborative synergies and serve as a platform for the proliferation of its innovative MaaS model.

Increase profitability through implementation of “Marketing-as-a-Service” (“MaaS”) model

The Blue Impact business has developed a strategy of “Marketing as a Service” (or, MaaS) to become even more integral to its clients, with a dedicated MaaS division called PathIQ launched in 2019. A critical component of MaaS is for the Blue Impact business to have a financial stake in the outcome of its clients’ marketing efforts, which can be achieved through the Blue Impact business’ funding of the production and media for clients’ projects, providing consumer data to optimize targeting, leveraging artificial intelligence to customize content and using digital and proprietary channels to efficiently reach the target demographic. Importantly, the Blue Impact business’ compensation will then be based on outcomes, such as a payment per subscription, download or new sale, rather than on a fee basis for the time expended on the project.

A key element in the further development of MaaS will be the Blue Impact business’ expansion of its data analytics capacity and artificial intelligence functions. This will enable it to offer clients more targeted, effective and dynamic marketing platforms that are better able to identify what resonates with clients’ customers and to better apply successful strategies in the most efficient manner. The Blue Impact business also intends to harness artificial intelligence for use in categorization and predictive analytics to determine key target, product and market information. The use of artificial intelligence will improve the effectiveness and scale of the Blue Impact business’ marketing solutions, deploying insights gained from sourced data and allowing its marketers to focus on strategy for consumer brands. The Blue Impact business’ continued investment in data analytics and artificial intelligence, through capital expenditures on software and equity investment in promising start-ups, will augment its Owned, Paid, Earned and Shared Media service offerings by allowing it to produce content that is targeted to consumers, both by its human talent and technology, which it expects will drive increases in employee productivity and enable the scaling of the MaaS model.

OPERATIONS

Technology

As the advertising & marketing services industry landscape has developed an increasingly digital media, data-driven focus, advertising & marketing service providers need to develop the tools required to maximize client results in these new technological spaces. As a leading digital media-focused, data-based service provider, the Blue Impact business has made significant investments in the technologies necessary to meet clients’ demands across media services.

In order to meet complex client demands regarding marketing efficacy and measurable results, the Blue Impact business employs data analytics software tools to process large volumes of data about certain advertisement communications in order to determine which strategy resonates most effectively with targeted demographics. This involves analyzing each advertisement’s metadata, including click rates, purchase rates and customer engagement statistics, in order to deploy that advertisement to the consumers most likely to view it and ultimately purchase the product or service being advertised. In addition to data analytics, data-driven technology also plays a significant role in the Blue Impact business’ delivery and management of content in its digital media-focused advertising & marketing services. It has made significant investments in software needed for the creation of digital media content optimized for the intended audience, and its creative team is experienced in using that software to produce dynamic Owned Media products for clients that respond to the data about the customer targeted by the client. By maximizing advertisement efficacy in this way, the Blue Impact business is able to enhance its value proposition to clients in the Paid and Shared Media services, optimizing their advertising spending by reducing the number of ineffective postings.

A key element in the further development of MaaS and its other strategies will be the Blue Impact business’ further expansion of its data analytics capacity and artificial intelligence functions. This will enable it to offer clients more targeted, effective and dynamic marketing platforms that are better able to identify what resonates with clients’ customers and to better apply successful approaches in the most efficient manner. The Blue Impact business also intends to harness artificial intelligence for use in categorization and predictive analytics to determine key target, product and market information. The use of artificial intelligence will improve the effectiveness and scale of the Blue Impact business’ marketing solutions, deploying insights gained from collected data and allowing its marketers to focus on strategy for brands.

In order to accomplish this for clients, the Blue Impact business continues to invest in maintaining and updating its analytics platforms and licenses for the software tools its analysts use. As a digital media-focused advertising & marketing services company, the Blue Impact business also invests significantly in training in and integration of its technologies throughout its operations. The Blue Impact business predominately invests in these technologies by buying or licensing software platforms or making targeted equity investments in start-ups that are developing promising AdTech and MarTech solutions that complement its services, and also entered into a joint venture in the artificial intelligence space. This also informs the Blue Impact business’ acquisition strategy, leading it to focus on target companies that have developed platforms and talent that the Blue Impact business considers to be well-suited to enhancing its data analytics’ service offering. Less frequently, its technology teams build technology platforms internally in order to address unmet needs.

In addition, the Blue Impact business has established Magnet, a consultancy focused on MarTech and data analytics and specializing in cloud technology, marketing automation, digital media and providing proprietary data solutions to clients. Magnet assists clients in integrating digital media into their marketing plans and leveraging accumulated data in order to optimize their targeted marketing efforts.

Regulatory Overview

The advertising & marketing services provided by the Blue Impact business are subject to legal and regulatory requirements in all of the jurisdictions in which the Blue Impact business operates. The Blue Impact business actively monitors proposed changes to relevant legal and regulatory requirements in order to maintain compliance. The cost of ongoing compliance efforts has not had a material adverse effect on the Blue Impact business’ financial condition or results of operations to date, although future compliance efforts may have such an effect.

Governments, governmental agencies and industry self-regulatory bodies have adopted laws, regulations and standards, and judicial bodies have issued rulings, that directly or indirectly affect the form and content of advertising, public relations and other marketing activities that the Blue Impact business produces or conducts on behalf of its clients. These laws, regulations and other actions include, but are not limited to, content-related rules with respect to specific products and services, restrictions on media scheduling and placement, and labeling or warning requirements with respect to certain products, for example pharmaceuticals, alcoholic beverages, cigarettes and other tobacco products, cannabis and food and nutritional supplements. The agencies comprising the Blue Impact business are also subject to rules related to marketing directed to certain groups, such as children. Furthermore, PRC law prohibits advertising companies from producing, distributing or publishing any advertisement with content that impairs the national dignity of China, involves designs of the Chinese national flag, national emblem or national anthem or the music of the national anthem, is considered reactionary, obscene, superstitious or absurd, is fraudulent or disparages similar products. In addition, in Canada the Blue Impact business is required to comply with the CASL, which is intended to reinforce best practices in email marketing and to combat email spam and related issues and imposes stringent consent processes and penalties for noncompliance.

Digital advertising & marketing services, in particular, are covered by laws and regulations concerning user privacy, use of personal information, data protection and online tracking technologies. The Blue Impact business is also subject to laws and regulations that govern whether and how it can transfer, process or receive certain data that it uses in its operations, including, but not limited to, data shared between countries or regions in which it operates. In recent years, regulators in the United States and Europe, among other jurisdictions in the world, have increased their focus on these laws and regulations. While the Blue Impact business maintains policies and operational procedures to promote effective privacy protection and data management, existing and proposed laws and regulations in this area can impact the development, efficacy and profitability of digital media-based and data-driven marketing. For example, in the European Union, the General Data Protection Regulation (“GDPR”) became effective in May 2018, imposing more stringent data privacy and data protection requirements than prior European Union data protection laws and providing for greater penalties for noncompliance. The European Union is further considering revisions to its e-Privacy Directive that could impact the use of cookies and the use of marketing communications. In the United States, California has enacted the CCPA, which will go into effect in 2020 and gives California consumers certain rights, including, but not limited to, the right to know what personal information is being collected about them, the right to access that information, the right to have personal information deleted, and the right to prevent the sale of their personal information. Furthermore, New York has enacted the Stop Hacks and Improve Electronic Data Security (“SHIELD”) Act, which will go into effect in 2020 and imposes more stringent data security requirements on businesses that process or maintain the personal information of New York residents. The CCPA and SHIELD Act could impose additional requirements on the Blue Impact business in regard to the collection and processing of personal information of California and New York consumers, respectively. The PRC has also passed laws that require personal data relating to its citizens to be maintained on local servers and impose additional data transfer restrictions that may affect the Blue Impact business’ ability to transfer the data that it utilizes in the delivery of its services. Limitations on the scheduling, content or delivery of direct marketing activities can likewise have an effect on the activities of the agencies comprising the Blue Impact business that offer those services.

With agencies and clients located in numerous countries worldwide, the Blue Impact business is also subject to laws governing its international operations. These include broad anti-corruption laws such as the FCPA and the U.K. Bribery Act, which generally prohibit the making or offering of improper payments to foreign government officials and political figures. Export controls and economic sanctions regimes, such as those maintained by the U.S. government and comparable restrictions maintained by the member states of the European Union, impose limitations on the ability of the Blue Impact business to operate in certain geographic regions or to seek or service certain potential clients. Likewise, the Blue Impact business must comply with governmental exchange controls, restrictions on currency repatriation and the control requirements of applicable anti-money-laundering statutes. Blue Impact’s operations and actions may also be subject to additional restrictions or approval requirements given Blue Valor’s direct, and in turn BlueFocus’s indirect, post-Closing ownership interest in Blue Impact and ability to nominate Blue Impact directors. BlueFocus is organized in China and its shares are traded in China on the SSE. As a result, Blue Impact will be considered a controlled subsidiary for the purposes of PRC regulations and the rules of the SSE, and certain corporate actions proposed to be undertaken by Blue Impact will require reporting to and approval of BlueFocus. For example, in the context of a proposed future acquisition of a U.S. business, these restrictions or approval requirements may require (i) making specified security filings in the United States. (ii) obtaining any required clearances or implementing remedial measures or other safeguards as a condition to receiving any required approval and (iii) for larger acquisitions (in the United States or otherwise) receiving approval from BlueFocus’s board of directors and, for much larger acquisitions, possibly receiving approval from BlueFocus’s shareholders.

Competition

The global advertising & marketing services industry is highly competitive and constantly changing, and it is becoming more complex, involving a growing variety of players. Given its range of capabilities covering various media services, as well as its large geographic footprint, the Blue Impact business competes with numerous other large multinational advertising & marketing services companies, including both traditional and digital agency groups, as well as boutique agencies focused on new media and technology companies focused on AdTech to win new clients and maintain existing client relationships. Some of the Blue Impact business’ main competitors include WPP Group, Omnicom Group, Publicis Groupe, Interpublic Group and the Dentsu Group.

Furthermore, with the advancement in and proliferation of smartphones, social media and other interactive technologies, the ways in which consumers connect to companies and brands is evolving, as are clients’ demands. This in turn creates an opportunity for new market participants to reinvent aspects of the advertising & marketing services industries, capturing profit pools previously enjoyed by traditional market participants. In addition, certain large media platforms on which clients market their products and services, such as Facebook and Google, are beginning to work directly with companies to service their marketing needs on such platform, presenting an additional source of competition for the Blue Impact business’s services. In addition, because such platforms hold a dominant position in the sale of digital advertising space and therefore maintain significant leverage in negotiating pricing, the margins that advertising agencies are able to receive when purchasing advertising space on such platforms on behalf of clients may be diminished, making it less profitable for marketing service providers such as the Blue Impact business to provide such services to clients.

The Blue Impact business competes primarily based on its performance, as measured by results delivered for clients, as well as in its ability to provide a nimble comprehensive offering to meet all of its clients’ marketing needs. The Blue Impact business is differentiated from competitors in the following areas:

•        The Blue Impact business provides a comprehensive service offering, covering the four media services (Owned, Paid, Earned and Shared Media) and ranging across geographies;

•        With a digital-first and data-first focus throughout its operations, the Blue Impact business has the expertise in and is focused on the capabilities and technologies that blue-chip clients and digital disruptors are focused on for future growth;

•        The Blue Impact business is unfettered by the traditional model consisting of overlapping, autonomous agencies that compete with each other for clients and produce advertising waste;

•        The Blue Impact business uses an aligned and measured Balanced Scorecard to focus team members across service groups and agency families on the same key performance indicators to promote long-term success;

•        The Blue Impact business has been built to service both blue-chip clients and digital disruptors, the largest and fastest growing client segments in the world;

•        The Blue Impact business’ experience and reach in China positions it as a two-way gateway to serve Chinese clients seeking to market internationally, and non-Chinese clients seeking to market in China; and

•        The Blue Impact business’ talented management has extensive expertise in the advertising & marketing services industry, in particular in digital, mobile and social media.

Sales and Marketing

The Blue Impact business approaches sales and marketing on three levels. First, the operations in each region are responsible, at the most senior level, for building client business, including pitching new business for their business. Their success in this area is measured through the growth measure in the Balanced Scorecard. In addition to sales focused on client growth and new client acquisition, each agency is responsible for the marketing of its brands in its region and is encouraged to track the impact and awareness it receives for its brands as well as for its clients, whom the Blue Impact business ensures are the recipients of press coverage in the region for the success they have had together. Second, through its emphasis on collaboration and prioritization of scaling Vision 7’s integrated service model, the Blue Impact business’ agencies are enabled and encouraged to cross-sell services to clients. Finally, the Blue Impact business has established a corporate-level marketing and sales function focused on three client targets, namely blue-chip clients, digital disruptors and China-based companies. Each of these client categories has a corporate business development leader whose performance is tied to marketing to these client categories and creating new business opportunities for the Blue Impact business.

Employees and Culture

As of December 31, 2019, the Blue Impact business employed approximately 2,500 people, of whom approximately 1,100 were based in Canada, 600 were based in Europe, 400 were based in China, 300 were based in the United States and 100 were based in the rest of the world.

None of the Blue Impact business’ employees are represented by a labor union or subject to a collective bargaining agreement. The Blue Impact business has never experienced a work stoppage, and it believes that its employee relations are good.

Because of the importance of client service in the advertising & marketing services industry, the quality and innovativeness of the Blue Impact business’ team is critical to its continuing success. The Blue Impact business conducts extensive employee training and development throughout its brands and benchmarks its compensation programs against those of its industry for their competitiveness and effectiveness in recruitment and retention as well as measures employee satisfaction through an employee engagement survey that is conducted at least semi-annually. There is significant competition for talented employees in the advertising & marketing services industry, and particularly in the digital marketing space, where technical expertise and fluency in digital media are key.

The Blue Impact business’ team draws from a broad spectrum of backgrounds and experiences. It facilitates a collaborative and innovative culture. When hiring, the Blue Impact business places a special emphasis on its culture of collaboration, which has been instrumental in delivering value to clients and thus contributing to the Blue Impact business’ growth and the growth of its employees.

Intellectual Property

The protection of the Blue Impact business’ creative work, know-how and technology is an important component of its success. The Blue Impact business relies on intellectual property laws, including copyright, trademark and trade secret laws and use contracts, confidentiality procedures, non-disclosure agreements, employee disclosure and work product assignment agreements and other contractual rights to protect its intellectual property. The Blue Impact business holds no patents because it believes its proprietary technology and know-how is best protected by keeping it confidential.

Facilities

The Blue Impact business maintains its headquarters, totaling approximately 6,600 square feet, in Mountain View, California, under a lease that expires in May 2020. The Blue Impact business also maintains campuses housing the various Vision 7 agencies in Toronto, Canada, totaling approximately 69,000 square feet, under four leases that expire from June 2021 to September 2023, Montreal, Canada, totaling approximately 85,000 square feet, under a lease that expires in November 2021, Vancouver, Canada, totaling approximately 23,000 square feet, under a lease that expires in September 2027, and Quebec City, Canada, totaling approximately 22,000 square feet, under a lease that expires in September 2022. The Blue Impact business also maintains facilities in London housing WAS and Citizen Relations, totaling approximately 27,000 square feet, under two leases that both expire in July 2025. The Blue Impact business’ brands also lease other offices in cities in North America, Asia, Europe, the Middle East and Australia. As part of its integrated service model, the Blue Impact business entered into leases for campuses in New York and Los Angeles, which expire in August 2022 and October 2023, respectively, and plans to amalgamate offices to form other campuses in Shanghai in 2021 and in San Francisco in 2022, with future campuses to follow as its geographical expansion growth initiative brings acquired companies and key service capabilities to each region. The Blue Impact business does not own any real estate. The Blue Impact business’ facilities are adequate to meet its needs for the immediate future and, should it be needed, it believes it will be able to secure additional space to accommodate expansion of its operations.

Legal Proceedings

The Blue Impact business is not currently a party to any legal proceedings, litigation or claims which, if determined adversely to it, would have a material adverse effect on its business, financial condition, results of operations or prospects. The Blue Impact business may from time to time be party to litigation and subject to claims incident to the ordinary course of business. Regardless of the outcome, litigation can have an adverse impact on the Blue Impact business because of defense and settlement costs, diversion of management resources and other factors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION FOR THE BLUE IMPACT BUSINESS

The following discussion and analysis of the Blue Impact business’s financial condition and results of operations should be read in conjunction with the information presented in “Selected Historical Financial Information of the Blue Impact Business” and the Combined Financial Statements and the notes thereto included elsewhere in this proxy statement. In addition to historical information, the following discussion contains forward looking statements, such as statements regarding the Blue Impact business’s expectation for future performance, liquidity and capital resources that involve risks, uncertainties and assumptions that could cause actual results to differ materially from the Blue Impact business’s expectations. The Blue Impact business’s actual results may differ materially from those contained in or implied by any forward looking statements. Factors that could cause such differences include those identified below and those described in “Cautionary Note Regarding Forward Looking Statements,” “Risk Factors” and “Unaudited Pro Forma Condensed Combined Financial Information.” The Blue Impact business assumes no obligation to update any of these forward looking statements.

The information for the years ended December 31, 2018, and December 31, 2017 are derived from the Blue Impact business’s audited Combined Financial Statements and the notes thereto included elsewhere in this proxy statement. The information for the year ended December 31, 2016 and the six-month periods ended June 30, 2019, and June 30, 2018, are derived from the unaudited Combined Financial Statements and the notes thereto included elsewhere in this proxy statement.

Overview

The Blue Impact business is a digital-first, intelligent and integrated, global advertising & marketing services company, operating through a synergistic multi-agency strategy. Its services cover the full scope of marketing communication needs for industries and clients where creativity and technological savvy are critical and where data analytics add significant value. Its global client base ranges from established blue-chip clients and high-growth clients focused on the mobile, technology, direct-to-consumer and eCommerce spaces, referred to as “digital disruptors,” to China-based clients who are looking to market their products and services outside of China. By working with the Blue Impact business, clients are also able to leverage its strategic relationship with BlueFocus and its marketing and communications services industry leadership in China.

The Blue Impact business’s advertising & marketing services are provided by its internationally-renowned agencies across key geographic regions and its range of advertising & marketing service offerings. The Blue Impact business is comprised of five key agency families, four of which include all of the non-Chinese operating businesses of BlueFocus, which are held by BFI, a wholly-owned Hong Kong subsidiary of BlueFocus, that holds Vision 7, WAS, Metta and Fuse. Madhouse is a separate Chinese subsidiary of BlueFocus, whose main business is to service Chinese clients interested in reaching customers outside of China and international clients seeking to market in China.

Seasonality

The Blue Impact business’ revenue, excluding billable expense, is typically lowest in the first quarter of the calendar year and highest in the fourth quarter. This reflects the seasonal spending of its clients, which is often weighted toward the holiday season at the end of the calendar year, and incentives earned at year end on certain contracts

Results of Operations — Years Ended December 31, 2018, 2017 and 2016

The following table sets forth the results of operations of the Blue Impact business for the periods indicated, derived from the audited combined financial statements for the years ended December 31, 2018 and 2017, and the unaudited combined financial statements for the year ended December 31, 2016, of the Blue Impact business included elsewhere in this proxy statement (the “Combined Financial Statements”):

	Year ended December 31,
	2018	Change	2017	Change	2016
	(USD in millions, except %)
Revenue, excluding billable expense	$307.4	22.6%	$250.8	7.4%	$233.6
Billable expenses	143.3	31.1	109.3	4.6	104.5
Revenue	450.7	25.2	360.1	6.5	338.1
Operating expenses
Salaries and related expenses	161.4	17.1	137.8	11.3	123.8
Office and other direct expenses	33.8	10.5	30.6	5.2	29.1
Billable expenses	143.3	31.1	109.3	4.6	104.5
Cost of services	338.5	21.9	277.7	7.9	257.4
Selling, general and administrative expenses	58.6	14.0	51.4	13.5	45.3
Total operating expenses	397.1	20.7	329.1	8.7	302.7
Operating income	53.6	72.9	31.0	(12.4)	35.4
Other (expenses)/income	(5.5)	44.7	(3.8)	(67.2)	(11.6)
Income before income taxes	48.1	76.8	27.2	14.3	23.8
Income tax provision	14.3	43.0	10.0	42.9	7.0
Net income	$33.8	96.5%	$17.2	2.4	$16.8

The Blue Impact business determined that it has five reportable segments. While in some cases the Blue Impact business’s reporting segments provide the same or similar service offerings, management has chosen to organize reportable segments by company and therefore, Vision 7, Madhouse, WAS, Metta and Fuse are each considered a segment. Indigo is included within the WAS segment as WAS reports the results of Indigo to management. Please see Note 17 to the Combined Financial Statements.

The following table sets forth results of operations of each segment of the Blue Impact business for the periods indicated, derived from the annual Combined Financial Statements:

	Year ended December 31,
	2018	Change	2017	Change	2016
	(USD in millions, except %)
Vision 7
Revenue, excluding billable expense	$151.4	17.5%	$128.9	6.8%	$120.7
Billable expenses	99.9	33.4	74.9	(2.6)	76.9
Revenue	251.3	23.3	203.8	3.1	197.6
Operating expenses
Salaries and related expenses	92.1	16.6	79.0	10.3	71.6
Office and other direct expenses	21.1	15.9	18.2	(1.1)	18.4
Billable expenses	99.9	33.4	74.9	(2.6)	76.9
Cost of services	213.1	23.8	172.1	3.1	166.9
Selling, general and administrative expenses	26.4	23.9	21.3	—	21.3
Total operating expenses	239.5	23.8	193.4	2.8	188.2
Operating income	$11.8	13.5%	$10.4	10.6%	$9.4
Madhouse
Revenue, excluding billable expense	$45.0	64.8%	$27.3	(3.9)%	$28.4
Billable expenses	—	—	—	—	—
Revenue	45.0	64.8	27.3	(3.9)	28.4
Operating expenses
Salaries and related expenses	10.4	14.3	9.1	13.8	8.0
Office and other direct expenses	2.3	—	2.3	(4.2)	2.4
Billable expenses	—	—	—	—	—
Cost of services	12.7	11.4	11.4	9.6	10.4
Selling, general and administrative expenses	6.4	(12.3)	7.3	170.4	2.7
Total operating expenses	19.1	2.1	18.7	42.7	13.1
Operating income	$25.9	201.2%	$8.6	(43.8)%	$15.3

	Year ended December 31,
	2018	Change	2017	Change	2016
	(USD in millions, except %)
WAS
Revenue, excluding billable expense	$77.9	25.6%	$62.0	10.7%	$56.0
Billable expenses	31.2	32.8	23.5	50.6	15.6
Revenue	109.1	27.6	85.5	19.4	71.6
Operating expenses
Salaries and related expenses	42.4	18.4	35.8	14.7	31.2
Office and other direct expenses	8.2	18.8	6.9	9.5	6.3
Billable expenses	31.2	32.8	23.5	50.6	15.6
Cost of services	81.8	23.6	66.2	24.7	53.1
Selling, general and administrative expenses	18.1	18.3	15.3	10.9	13.8
Total operating expenses	99.9	22.6	81.5	21.8	66.9
Operating income	$9.2	130.0%	$4.0	(14.9)%	$4.7
Metta
Revenue, excluding billable expense	$5.8	(9.4)%	$6.4	(13.5)%	$7.4
Billable expenses	9.3	19.2	7.8	(17.9)	9.5
Revenue	15.1	6.3	14.2	(16.0)	16.9
Operating expenses
Salaries and related expenses	2.1	—	2.1	(12.5)	2.4
Office and other direct expenses	0.3	—	0.3	—	0.3
Billable expenses	9.3	19.2	7.8	(17.9)	9.5
Cost of services	11.7	14.7	10.2	(16.4)	12.2
Selling, general and administrative expenses	2.4	—	2.4	4.3	2.3
Total operating expenses	14.1	11.9	12.6	(13.1)	14.5
Operating income	$1.0	(37.5)%	$1.6	(33.3)%	$2.4
	Year ended December 31,
	2018	Change	2017	Change	2016
	(USD in millions, except %)
Fuse
Revenue, excluding billable expense	$27.3	4.2%	$26.2	24.2%	$21.1
Billable expenses	2.9	(6.5)	3.1	24.0	2.5
Revenue	30.2	3.1	29.3	24.2	23.6
Operating expenses
Salaries and related expenses	14.4	22.0	11.8	11.3	10.6
Office and other direct expenses	1.9	(34.5)	2.9	70.6	1.7
Billable expenses	2.9	(6.5)	3.1	24.0	2.5
Cost of services	19.2	7.9	17.8	20.3	14.8
Selling, general and administrative expenses	5.3	3.9	5.1	(1.9)	5.2
Total operating expenses	24.5	7.0	22.9	14.5	20.0
Operating income	$5.7	(10.9)%	$6.4	77.8%	$3.6

Revenue

Revenues are primarily generated by the Blue Impact business from advertising & marketing services, including brand marketing, products promotion, media relations, events management, digital media marketing and related advisory services. Revenues are primarily derived from media placement, media planning, retainer and production services and in accordance with FASB ASC Topic 605, Revenue Recognition, revenue is recognized when realized or realizable and earned. Revenue is considered realizable and earned when persuasive evidence of an arrangement exists; the sales price is fixed or determinable; delivery, performance and acceptance are in accordance with the client arrangement; and collection is reasonably assured. In providing these services, the Blue Impact business’ agencies often contract with media providers, production companies and other third party suppliers such as independent contractors and social media influencers. The Blue Impact business evaluates the terms of its arrangements, giving appropriate consideration to factors such as latitude in establishing price, discretion in supplier selection and credit risk in order to determine whether a third party or the Blue Impact business entity is the primary obligor. In the majority of these arrangements, the Blue Impact business entities act as principal and record revenue on a gross revenue basis, which is referred to as revenue. Costs and fees owed to third party suppliers, or pass-through costs, are recognized as billable expenses. In the arrangements where key indicators suggest that the Blue Impact business entities act as agents, primarily media placement arrangements, revenue is recorded at the net amount retained by the Blue Impact business entity.

Revenue, excluding billable expense

The following table sets forth the revenue, excluding billable expense, of the Blue Impact business by segment for the years ended December 31, 2018, 2017 and 2016:

	Year ended December 31,
	2018	Change	2017	Change	2016
	(USD in millions, except %)
Vision 7	$151.4	17.5%	$128.9	6.8%	$120.7
Madhouse	45.0	64.8	27.3	(3.9)	28.4
WAS	77.9	25.6	62.0	10.7	56.0
Metta	5.8	(9.4)	6.4	(13.5)	7.4
Fuse	27.3	4.2	26.2	24.2	21.1
Blue Impact business Revenue, excluding billable expense	$307.4	22.6%	$250.8	7.4%	$233.6

Blue Impact business revenue, excluding billable expense

Blue Impact business revenue, excluding billable expense, increased by $56.6 million, or 22.6% from $250.8 million for the year ended December 31, 2017 to $307.4 million for the year ended December 31, 2018. The increase in Blue Impact business revenue, excluding billable expense, over this period was primarily derived from the operating activities of Vision 7, Madhouse and WAS. Vision 7’s increased revenue, excluding billable expense, was mainly the result of increased customer acquisition as a result of organic growth in demand for Vision 7’s services, as well as its acquisition of agencies in the years ended December 31, 2017 and 2018. Madhouse’s revenue, excluding billable expense, growth was primarily driven by a shift in Madhouse’s strategy from focusing on mobile phone-based advertising services for clients operating in the PRC to focusing on purchasing advertising space on international digital media channels on behalf of PRC-based companies. This strategy began to yield positive results in the year ended December 31, 2018 after an implementation and transition period in the year ended December 31, 2017. Growth in revenue, excluding billable expense, at WAS mainly the result of winning an additional global client, the inclusion of the partial year results of an acquisition of the controlling interest of an agency, Socialize in the United Arab Emirates, in July 2018, increased revenue, excluding billable expense, from the growth of WAS’s New York office and organic customer acquisition and increased demand for production services as a result of greater cross-selling efforts. This was partially offset by a decrease in Metta’s revenue, excluding billable expense, as a result of the continued stagnation in the Hong Kong economy.

Blue Impact business revenue, excluding billable expense, increased by $17.2 million, or 7.4%, from $233.6 million for the year ended December 31, 2016 to $250.8 million for the year ended December 31, 2017. This increase was primarily due to revenue, excluding billable expense, growth in Vision 7 and WAS as a result of client acquisition as a result of organic growth in demand for those brands’ services, revenue, excluding billable expense, growth in Fuse as a result of incremental work for a major client and, with respect to Vision 7, the inclusion of results of agency acquisitions. This was partially offset by a decrease in Madhouse’s revenue, excluding billable expense, primarily due to it forgoing pursuing business from certain clients in connection with the shift in its strategy and a decrease in Metta’s revenue, excluding billable expense, as a result of downward economic trends in Hong Kong, which reduced demand for Metta’s advertising & marketing services.

Vision 7

Vision 7’s revenue, excluding billable expense, increased by $22.5 million, or 17.5%, from $128.9 million for the year ended December 31, 2017 to $151.4 million for the year ended December 31, 2018. This increase was primarily due to increased customer acquisition as a result of organic growth in demand for Vision 7’s services, the inclusion of the partial-year results of Eleven LLC, which was acquired in October 2018, and the inclusion of the full-year results of The Narrative Group, Inc., which was acquired in September 2017, offset in part by the loss of certain clients of Camps Collective. From the date of its acquisition, Eleven LLC contributed $5.8 million of revenue, excluding billable expense, through December 31, 2018.

Vision 7’s revenue, excluding billable expense, increased by $8.2 million, or 6.8%, from $120.7 million for the year ended December 31, 2016 to $128.9 million for the year ended December 31, 2017. This increase was primarily due to increased customer acquisition and growth in the volume of business from Vision 7’s existing customer base as a result of organic growth in demand for Vision 7’s services and the inclusion of the partial-year results of The Narrative Group, Inc. This increase was offset in part by a decrease in revenue, excluding billable expense, resulting from the loss of certain clients of Vision 7’s Chicago office in the year ended December 31, 2017, after which the Chicago office was closed. From the date of its acquisition, The Narrative Group, Inc. contributed $1.7 million of revenue, excluding billable expense, through December 31, 2017.

Madhouse

Madhouse’s revenue, excluding billable expense, increased by $17.7 million, or 64.8%, from $27.3 million for the year ended December 31, 2017 to $45.0 million for the year ended December 31, 2018. This increase was primarily due to the shift in Madhouse’s strategy, which began to yield positive results in the year ended December 31, 2018 after an implementation and transition period in the year ended December, 31 2017, whereby revenue, excluding billable expense, from clients in Madhouse’s growing new line of business in digital media buying began to increase more rapidly through the year ended December 31, 2018 as compared to the year ended December 31, 2017. This was offset in part by decreased revenue, excluding billable expense, from Madhouse’s secondary line of business in mobile phone-based advertising services for clients operating in the PRC as Madhouse’s shift in strategy took greater effect in the year ended December 31, 2018.

Madhouse’s revenue, excluding billable expense, decreased by $1.1 million, or 3.9%, from $28.4 million for the year ended December 31, 2016 to $27.3 million for the year ended December 31, 2017. This decrease was primarily due to Madhouse’s shift in strategy, the effects of which began to be implemented in the year ended December 31, 2017, whereby Madhouse’s revenue, excluding billable expense, from its previous line of business was scaled down and revenue, excluding billable expense, from its digital media buying business began to ramp.

WAS

WAS’s revenue, excluding billable expense, increased by $15.9 million, or 25.6%, from $62.0 million for the year ended December 31, 2017 to $77.9 million for the year ended December 31, 2018. This increase was primarily due to winning an additional global client, the inclusion of the partial-year results of Socialize in the United Arab Emirates, which was acquired in July 2018, increased revenue, excluding billable expense, from the growth of WAS’s New York office and organic customer acquisition and increased demand for production services as a result of greater cross-selling efforts. From the date of its acquisition, Socialize contributed $2.4 million of revenue, excluding billable expense, through December 31, 2018.

WAS’s revenue, excluding billable expense, increased by $6.0 million, or 10.7%, from $56.0 million for the year ended December 31, 2016 to $62.0 million for the year ended December 31, 2017. This increase was primarily the result of client acquisition as a result of organic growth in demand for WAS’s services, offset in part by an increase of $7.9 million in billable expenses due to costs incurred in connection with servicing such clients and the discontinuation of revenue, excluding billable expense, derived from WAS’s Brazil operations after the Brazil office was closed in the year ended December 31, 2016.

Metta

Metta’s revenue, excluding billable expense, decreased by $0.6 million, or 9.4%, from $6.4 million for the year ended December 31, 2017 to $5.8 million for the year ended December 31, 2018. This decrease was primarily due to the increased stagnation in the Hong Kong economy, particularly in the retail sector, which contributed to lower demand for Metta’s services in Hong Kong, offset in part by increased revenue, excluding billable expense, resulting from the expansion of Metta’s client base outside of Hong Kong, mostly in the PRC and Macau, and the expansion of Metta’s service offering to include services such as media planning and buying. Metta expects to continue to prioritize expanding its client base outside of Hong Kong as a result of its expectations regarding continuing downward economic trends in Hong Kong.

Metta’s revenue, excluding billable expense, decreased by $1.0 million, or 13.5%, from $7.4 million for the year ended December 31, 2016 to $6.4 million for the year ended December 31, 2017. This decrease was primarily driven by downward economic trends in Hong Kong, especially in the retail sector, which reduced demand for advertising & marketing services from Metta’s client base, many of whom Metta was able to retain despite the downward economic trends, although the volume of business from such clients decreased.

Fuse

Fuse’s revenue, excluding billable expense, increased by $1.1 million, or 4.2%, from $26.2 million for the year ended December 31, 2017 to $27.3 million for the year ended December 31, 2018. This increase was primarily due to an increase in revenue, excluding billable expense, generated by a major client, from $12.8 million for the year ended December 31, 2017 to $17.2 million for the year ended December 31, 2018. This increase was offset in part by a decrease in revenue, excluding billable expense, from royalty payments, reflecting Fuse’s deliberate shift away from royalty fee arrangements with clients and toward more hourly, monthly or fixed fee-based fee arrangements.

Fuse’s revenue, excluding billable expense, increased by $5.1 million, or 24.2%, from $21.1 million for the year ended December 31, 2016 to $26.2 million for the year ended December 31, 2017. This increase was primarily due to an increase in revenue, excluding billable expense, generated by a major client, from $6.4 million for the year ended December 31, 2016 to $12.8 million for the year ended December 31, 2017. This increase was offset in part by a decrease in revenue, excluding billable expense, from royalty payments, reflecting Fuse’s deliberate shift away from royalty fee arrangements with clients and toward more hourly, monthly, or fixed-fee-based fee arrangements.

Operating Expenses

Operating expenses comprise four categories of expenses incurred in the course of the Blue Impact business’ operations. Salaries and related expenses relate to compensation paid to employees directly involved in the provision of services to clients, including base salaries, incentive expenses and severance. Office and other direct expenses include production expenses, travel and entertainment, professional fees, spending to support new business activity, telecommunications, office supplies, provision for receivables credit, adjustments to contingent acquisition considerations, foreign currency losses/(gains) and other expenses directly involved in the provision of services to clients. Billable expenses relate to costs and fees owed to third party suppliers, or pass-through costs, incurred in the course of the Blue Impact business’ provision of services. Salaries and related expenses, office and other direct expenses and billable expenses collectively comprise cost of services. Selling, general and administrative expenses relate to expenses that are not directly involved with the provision of services to clients, including corporate office expenses, salaries, incentive expenses, severance and other miscellaneous benefits for corporate office employees of each agency, professional fees related to financial statement audits and legal, information technology and other consulting services that are engaged and managed through the corporate office and rental expenses for properties occupied by corporate office employees.

The following table sets forth the operating expenses of the Blue Impact business by segment which have been derived from the Combined Financial Statements for the years ended December 31, 2018, 2017 and 2016:

	Year ended December 31,
	2018	Change	2017	Change	2016
	(USD in millions, except %)
Vision 7
Salaries and related expenses	$92.1	16.6%	$79.0	10.3%	$71.6
Office and other direct expenses	21.1	15.9	18.2	(1.1)	18.4
Billable expenses	99.9	33.4	74.9	(2.6)	76.9
Cost of services	213.1	23.8	172.1	3.1	166.9
Selling, general and administrative expenses	26.4	23.9	21.3	—	21.3
Operating expenses	239.5	23.8	193.4	2.8	188.2
Madhouse
Salaries and related expenses	10.4	14.3	9.1	13.8	8.0
Office and other direct expenses	2.3	—	2.3	(4.2)	2.4
Billable expenses	—	—	—	—	—
Cost of services	12.7	11.4	11.4	9.6	10.4
Selling, general and administrative expenses	6.4	(12.3)	7.3	170.4	2.7
Operating expenses	19.1	2.1	18.7	42.7	13.1
WAS
Salaries and related expenses	42.4	18.4	35.8	14.7	31.2
Office and other direct expenses	8.2	18.8	6.9	9.5	6.3
Billable expenses	31.2	32.8	23.5	50.6	15.6
Cost of services	81.8	23.6	66.2	24.7	53.1
Selling, general and administrative expenses	18.1	18.3	15.3	10.9	13.8
Operating expenses	99.9	22.6	81.5	21.8	66.9
Metta
Salaries and related expenses	2.1	—	2.1	(12.5)	2.4
Office and other direct expenses	0.3	—	0.3	—	0.3
Billable expenses	9.3	19.2	7.8	(17.9)	9.5
Cost of services	11.7	14.7	10.2	(16.4)	12.2
Selling, general and administrative expenses	2.4	—	2.4	4.3	2.3
Operating expenses	14.1	11.9	12.6	(13.1)	14.5
Fuse
Salaries and related expenses	14.4	22.0	11.8	11.3	10.6
Office and other direct expenses	1.9	(34.5)	2.9	70.6	1.7
Billable expenses	2.9	(6.5)	3.1	24.0	2.5
Cost of services	19.2	7.9	17.8	20.3	14.8
Selling, general and administrative expenses	5.3	3.9	5.1	(1.9)	5.2
Operating expenses	24.5	7.0	22.9	14.5	20.0
Blue Impact business operating expenses	$397.1	20.7%	$329.1	8.7%	$302.7

Blue Impact business operating expenses

Blue Impact business operating expenses increased by $68.0 million, or 20.7%, from $329.1 million for the year ended December 31, 2017 to $397.1 million for the year ended December 31, 2018. This increase was primarily due to increased expenses to service Vision 7’s growing customer base and its inclusion of the results of recent acquisitions, as well as increased expenses for WAS driven by increased business volumes in the UK and Italy and the ramping up of workflow in Singapore and New York.

Blue Impact business operating expenses increased by $26.4 million, or 8.7%, from $302.7 million for the year ended December 31, 2016 to $329.1 million for the year ended December 31, 2017. This increase was primarily due to an increase in WAS’s billable expenses due to increased business volume, an increase in selling, general and administrative expenses incurred in connection with the shift in Madhouse’s strategy from focusing on mobile phone-based advertising services for clients operating in the PRC to focusing on purchasing advertising space on international digital media channels on behalf of PRC-based companies and increased salaries and related expenses in Vision 7 to service a growing customer base, offset in part by the scaling down of cost of services associated with a decreased volume of orders for client campaigns for Metta.

Vision 7

Vision 7’s operating expenses increased by $46.1 million, or 23.8%, from $193.4 million for the year ended December 31, 2017 to $239.5 million for the year ended December 31, 2018. This increase was primarily due to increased cost of services and selling, general and administrative expenses to service a growing customer base, the inclusion of the full-year results of The Narrative Group, Inc., which was acquired in September 2017, the inclusion of partial-year results of Eleven LLC, which was acquired in October 2018, the incurrence of additional consulting fees and project-related severances of $1.4 million as a result of Vision 7’s resource allocation project conducted in the year ended December 31, 2018, which allowed Vision 7 to realign its workforce toward increasingly digital-focused skillsets as demanded by clients, and the incurrence of $1.4 million in additional acquisition-related expenses in relation to the acquisition of Eleven LLC in the year ended December 31, 2018.

Vision 7’s operating expenses increased by $5.2 million, or 2.8%, from $188.2 million for the year ended December 31, 2016 to $193.4 million for the year ended December 31, 2017. This increase was primarily due to increased salaries and related expenses to service a growing customer base, as well as the inclusion of partial-year results of The Narrative Group, Inc., which was acquired in September 2017.

Madhouse

Madhouse’s operating expenses increased by $0.4 million, or 2.1%, from $18.7 million for the year ended December 31, 2017 to $19.1 million for the year ended December 31, 2018. This increase was primarily due to the continued execution of the shift in Madhouse’s strategy from focusing on mobile phone-based advertising services for clients operating in the PRC to focusing on purchasing advertising space on international digital media channels on behalf of PRC-based companies. This increase was offset in part by the more effective management of Madhouse’s selling, general and administrative expenses.

Madhouse’s operating expenses increased by $5.6 million, or 42.7%, from $13.1 million for the year ended December 31, 2016 to $18.7 million for the year ended December 31, 2017. This increase was primarily due to increased selling, general and administrative expenses and salaries and related expenses incurred in the year ended December 31, 2017 in connection with the shift in Madhouse’s strategy from focusing on mobile phone-based advertising services for clients operating in the PRC to focusing on purchasing advertising space on international digital media channels on behalf of PRC-based companies.

WAS

WAS’s operating expenses increased by $18.4 million, or 22.6%, from $81.5 million for the year ended December 31, 2017 to $99.9 million for the year ended December 31, 2018. This increase was primarily due to increased cost of services and selling, general and administrative expenses in the UK and Italy as a result of increased business volumes in those markets and in relation to the ramping up of workflow in Singapore and New York.

WAS’s operating expenses increased by $14.6 million, or 21.8%, from $66.9 million for the year ended December 31, 2016 to $81.5 million for the year ended December 31, 2017. This increase was primarily due to an increase in billable expenses, and increased salaries and related expenses as a result of increased business volumes and increased selling, general and administrative expenses incurred in connection with building out WAS’s senior management in its United States operations to drive growth. This increase was offset in part by the decrease in operating expenses resulting from the closure of WAS’s Brazil office.

Metta

Metta’s operating expenses increased by $1.5 million, or 11.9%, from $12.6 million for the year ended December 31, 2017 to $14.1 million for the year ended December 31, 2018. This increase was primarily due to increased billable expenses associated with expanding Metta’s business outside of Hong Kong.

Metta’s operating expenses decreased by $1.9 million, or 13.1%, from $14.5 million for the year ended December 31, 2016 to $12.6 million for the year ended December 31, 2017. This decrease was primarily due to the scaling down of cost of services associated with a decreased volume of orders for client campaigns.

Fuse

Fuse’s operating expenses increased by $1.6 million, or 7.0%, from $22.9 million for the year ended December 31, 2017 to $24.5 million for the year ended December 31, 2018. This increase was primarily due to increased salaries and related expenses incurred in order to continue to retain talent and expand personnel to generate consulting income to offset declining revenue, excluding billable expense, from royalty payments as a result of Fuse’s deliberate shift away from royalty fee arrangements with clients and toward more hourly, monthly, or fixed-fee-based fee arrangements.

Fuse’s operating expenses increased by $2.9 million, or 14.5%, from $20.0 million for the year ended December 31, 2016 to $22.9 million for the year ended December 31, 2017. This increase was primarily due to increased salaries and related expenses and office and other direct expenses incurred in order to continue to retain talent and expand personnel to generate consulting income to offset declining revenue, excluding billable expense, from royalty payments as a result of Fuse’s deliberate shift away from royalty fee arrangements with clients and toward more hourly, monthly, or fixed-fee-based fee arrangements.

Other (Expenses)/Income

Other (expenses)/income comprise other income less other expenses, asset impairment loss and finance costs, net.

Blue Impact business other expenses increased by $1.7 million, or 44.7%, from $3.8 million for the year ended December 31, 2017 to $5.5 million for the year ended December 31, 2018. This increase was primarily due to the accretion of balances of purchase prices and the revision of expected contingent acquisition consideration for acquisitions by Vision 7 and increased other expenses from Madhouse due to a financing expense related to interest due on a loan Madhouse used to fund working capital for its media buying business and other expenses related to increased taxes and other surcharges incurred in the ordinary course of business and driven by an increase in business operations.

Blue Impact business other expenses decreased by $7.8 million, or 67.2%, from $11.6 million for the year ended December 31, 2016 to $3.8 million for the year ended December 31, 2017. This decrease was primarily due to Metta recognizing asset impairment losses in the year ended December 31, 2016 on goodwill and Fuse recognizing asset impairment losses in the year ended December 31, 2016 on intangible assets related to royalty rights. Similar asset impairment losses were not recognized in the year ended December 31, 2017. This was offset in part by foreign exchange gains recognized by WAS on intercompany loans in the year ended December 31, 2016 that were not repeated in the year ended December 31, 2017, as well as an increase in other expenses of WAS related to a management charge from BlueFocus and a higher bank interest payable.

Income Tax Provision

Blue Impact business income tax provision increased by $4.3 million, or 43.0%, from $10.0 million for the year ended December 31, 2017 to $14.3 million for the year ended December 31, 2018. This increase was primarily due to the recognition of tax liabilities arising from uncertain tax positions and an increase in taxable income of WAS driven by increased revenue, offset in part by a decrease in income before income tax of Vision 7 in the year ended December 31, 2018 as compared to the year ended December 31, 2017, primarily driven by an increase in financing expense in the year ended December 31, 2018 as a result of Vision 7’s contingent acquisition consideration.

Blue Impact business income tax provision increased by $3.0 million, or 42.9%, from $7.0 million for the year ended December 31, 2016 to $10.0 million for the year ended December 31, 2017. This increase was primarily due to an increased tax expense for Fuse arising from its transition during the year ended December 31, 2017 from being treated as a partnership for U.S. tax purposes for the year ended December 31, 2016 and part of the year ended December 31, 2017 to being treated as a disregarded entity for part of the year ended December 31, 2017 and an increased tax expense arising from uncertain tax positions. This was offset in part by a decreased tax expense for Vision 7 primarily attributable to a shift in the mix of the amount of Vision 7’s taxable income away from jurisdictions with higher effective tax rates and taxable losses away from jurisdictions where the effective tax rate is lower.

Net Income/(Loss)

Blue Impact business net income increased by $16.6 million, or 96.5%, from $17.2 million for the year ended December 31, 2017 to $33.8 million for the year ended December 31, 2018. This increase was primarily due to increased revenue, excluding billable expense, of Vision 7 as a result of increased customer acquisition as a result of organic growth in demand for Vision 7’s services as well as its acquisition of agencies in the years ended December 31, 2017 and 2018, increased revenue, excluding billable expense, of Madhouse as a result of Madhouse’s shift in strategy, which began to yield positive results in the year ended December 31, 2018 after an implementation and transition period in the year ended December, 31 2017 and increased revenue, excluding billable expense, from WAS as a result of winning an additional global client, the inclusion of the partial-year results of Socialize in the United Arab Emirates, which was acquired in July 2018, increased revenue, excluding billable expense, from the growth of WAS’s New York office and organic customer acquisition and increased demand for production services as a result of greater cross-selling efforts. This increase was also driven to a lesser extent by a decrease in income tax provision of Vision 7 primarily due to a decrease in income before income tax driven by an increase in financing expense. This was offset in part by increased expenses to service Vision 7’s growth and increased expenses for WAS driven by increased business volumes in certain markets and the ramping up of workflow in other markets, as well as an increase in income tax provision for Madhouse as a result of the recognition of tax liabilities arising from certain tax positions taken by Madhouse.

Blue Impact business net income increased by $0.4 million, or 2.4%, from $16.8 million for the year ended December 31, 2016 to $17.2 million for the year ended December 31, 2017. Income increased as a result of revenue, excluding billable expense, growth in Vision 7 and WAS as a result of client acquisition as a result of organic growth in demand for those brands’ services, revenue, excluding billable expense, growth in Fuse as a result of incremental work for a major client and, with respect to Vision 7, the inclusion of results of agency acquisitions. Meanwhile, certain expenses decreased as a result of Metta recognizing asset impairment losses in the year ended December 31, 2016 on goodwill and Fuse recognizing asset impairment losses in the year ended December 31, 2016 on intangible assets related to royalty rights owed to Fuse from a client who ceased making such payments in the year ended December 31, 2016 and subsequently filed for bankruptcy. Similar asset impairment losses were not recognized in the year ended December 31, 2017. These effects were offset primarily by an increase in WAS’s billable expenses as a result of increased business volumes, an increase in selling, general and administrative expenses and salaries and related expenses incurred in connection with the shift in Madhouse’s strategy from focusing on mobile phone-based advertising services for clients operating in the PRC to focusing on purchasing advertising space on international digital media channels on behalf of PRC-based companies and increased salaries and related expenses in Vision 7 to service a growing customer base.

Following the Closing, Blue Impact may experience a significant compensation charge related to compensation arrangements for certain members of management of Blue Impact post-Closing, as well as to the Earnout Payment. See “Proposal No. 1 — The Business Combination Proposal — The Share Exchange Agreement — Earnout Payment” for more information on these potential post-Closing compensation charges.

Results of Operations — Six Months Ended June 30, 2019 (unaudited) and 2018 (unaudited)

The following table sets forth the results of operations of the Blue Impact business for the periods indicated, derived from the unaudited interim Combined Financial Statements of the Blue Impact business included elsewhere in this filing:

	Six months ended June 30,
	2019	Change	2018
	(USD in millions, except %)
Revenue, excluding billable expenses	$164.5	18.0%	$139.4
Billable expenses	76.2	16.9	65.2
Revenue	240.7	17.6	204.6
Operating expenses
Salaries and related expenses	94.6	22.1	77.5
Office and other direct expenses	18.6	14.8	16.2
Billable expenses	76.2	16.9	65.2
Cost of services	189.4	19.2	158.9
Selling, general and administrative expenses	27.7	(3.8)	28.8
Total operating expenses	217.1	15.7	187.7
Operating income	23.6	39.6	16.9
Other (expenses)/income	(4.2)	110.0	(2.0)
Income before income taxes	19.4	30.2	14.9
Income tax provision	3.8	(13.6)	4.4
Net income	$15.6	48.6%	$10.5

The following table sets forth results of operations of each segment of the Blue Impact business for the periods indicated, derived from the unaudited interim Combined Financial Statements of the Blue Impact business included elsewhere in this filing:

	Six Months ended June 30,
	2019	Change	2018
	(USD in millions, except %)
Vision 7
Revenue, excluding billable expenses	$89.2	29.1%	$69.1
Billable expenses	57.8	23.0	47.0
Revenue	147.0	26.6	116.1
Operating expenses
Salaries and related expenses	57.3	29.6	44.2
Office and other direct expenses	12.2	22.0	10.0
Billable expenses	57.8	23.0	47.0
Cost of services	127.3	25.8	101.2
Selling, general and administrative expenses	11.8	(1.7)	12.0
Total operating expenses	139.1	22.9	113.2
Operating income	$7.9	172.4	$2.9
Madhouse
Revenue, excluding billable expenses	$19.7	10.7%	$17.8
Billable expenses	—	—	—
Revenue	19.7	10.7	17.8

	Six Months ended June 30,
	2019	Change	2018
	(USD in millions, except %)
Operating expenses
Salaries and related expenses	5.5	(3.5)	5.7
Office and other direct expenses	0.9	(25.0)	1.2
Billable expenses	—	—	—
Cost of services	6.4	(7.2)	6.9
Selling, general and administrative expenses	2.3	(32.4)	3.4
Total operating expenses	8.7	(15.5)	10.3
Operating income	$11.0	46.7	$7.5
WAS
Revenue, excluding billable expenses	$38.6	7.2%	$36.0
Billable expenses	13.3	15.7	11.5
Revenue	51.9	9.3	47.5
Operating expenses
Salaries and related expenses	23.1	18.5	19.5
Office and other direct expenses	4.5	9.8	4.1
Billable expenses	13.3	15.7	11.5
Cost of services	40.9	16.5	35.1
Selling, general and administrative expenses	9.6	1.1	9.5
Total operating expenses	50.5	13.2	44.6
Operating income	$1.4	(51.7)	$2.9
Metta
Revenue, excluding billable expenses	$3.0	11.1%	$2.7
Billable expenses	3.9	(23.5)	5.1
Revenue	6.9	(11.5)	7.8
Operating expenses
Salaries and related expenses	1.1	10.0	1.0
Office and other direct expenses	0.1	—	0.1
Billable expenses	3.9	(23.5)	5.1
Cost of services	5.1	(17.7)	6.2
Selling, general and administrative expenses	1.0	(16.7)	1.2
Total operating expenses	6.1	(17.6)	7.4
Operating income	$0.8	100.0	$0.4
Fuse
Revenue, excluding billable expenses	$14.0	1.4%	$13.8
Billable expenses	1.2	(25.0)	1.6
Revenue	15.2	(1.3)	15.4
Operating expenses
Salaries and related expenses	7.6	7.0	7.1
Office and other direct expenses	0.9	12.5	0.8
Billable expenses	1.2	(25.0)	1.6
Cost of services	9.7	2.1	9.5
Selling, general and administrative expenses	3.0	11.1	2.7
Total operating expenses	12.7	4.1	12.2
Operating income	$2.5	(21.9)	$3.2

Revenue

Revenue, excluding billable expenses

The following table sets forth the revenue, excluding billable expenses of the Blue Impact business by segment for the six months ended June 30, 2019 and 2018, derived from the unaudited interim Combined Financial Statements of the Blue Impact business:

	Six months ended June 30,
	2019	Change	2018
	(USD in millions, except %)
Vision 7	$89.2	29.1%	$69.1
Madhouse	19.7	10.7	17.8
WAS	38.6	7.2	36.0
Metta	3.0	11.1	2.7
Fuse	14.0	1.4	13.8
Blue Impact business revenue, excluding billable expenses	$164.5	18.0%	$139.4

Blue Impact business revenue, excluding billable expenses

Blue Impact business revenue, excluding billable expenses increased by $25.1 million, or 18.0%, from $139.4 million for the six months ended June 30, 2018 to $164.5 million for the six months ended June 30, 2019. This increase was primarily due to increased revenue, excluding billable expenses for Vision 7 as a result of increased revenue, excluding billable expenses generated from the acquisition of Eleven LLC in October 2018, as well as revenue, excluding billable expenses generated from the addition of several new client after the six months ended June 30, 2018. This increase was also due to increased revenue, excluding billable expenses for WAS as a result of the inclusion of the results of Socialize, which were not reflected in the six months ended June 30, 2018, increased revenue, excluding billable expenses from WAS’s Singapore and Australia offices as a result of increased volume of business from a major client and increased revenue, excluding billable expenses from WAS’s China and United States offices as a result of the addition of new major clients, as well as increased revenue, excluding billable expenses due to acquisitions of new clients by Madhouse and thus greater aggregate rebates earned from digital media channels for purchasing advertising space on such channels for such new clients.

Vision 7

Vision 7’s revenue, excluding billable expenses increased by $20.1 million, or 29.1%, from $69.1 million for the six months ended June 30, 2018 to $89.2 million for the six months ended June 30, 2019. This increase was primarily due the inclusion of the results of Eleven LLC, which was acquired in October 2018, as well as revenue, excluding billable expenses generated from the addition of several new clients after the six months ended June 30, 2018.

Madhouse

Madhouse’s revenue, excluding billable expenses increased by $1.9 million, or 10.7%, from $17.8 million for the six months ended June 30, 2018 to $19.7 million for the six months ended June 30, 2019. This increase was primarily due to acquisitions of new clients and thus greater aggregate rebates earned from digital media channels for purchasing advertising space on such channels for such new clients, offset in part by declining rebate rates offered by digital media channels as a result of competition in the industry.

WAS

WAS’s revenue, excluding billable expenses increased by $2.6 million, or 7.2%, from $36.0 million for the six months ended June 30, 2018 to $38.6 million for the six months ended June 30, 2019. This increase was primarily due to the inclusion of the results of Socialize, which were not reflected in the six months ended June 30, 2018, increased revenue, excluding billable expenses from WAS’s Singapore and Australia offices as a result of increased volume of business from a major client and increased revenue, excluding billable expenses from WAS’s China and United States offices as a result of the addition of new major clients.

Metta

Metta’s revenue, excluding billable expenses increased by $0.3 million, or 11.1%, from $2.7 million for the six months ended June 30, 2018 to $3.0 million for the six months ended June 30, 2019. This increase was primarily due to the acquisition of several new clients and greater volumes of business derived from Metta’s operations in China’s Greater Bay Area, offset in part by continued stagnation in the Hong Kong economy which Metta expects to increase given the recent political unrest in Hong Kong.

Fuse

Fuse’s revenue, excluding billable expenses increased by $0.2 million, or 1.4%, from $13.8 million for the six months ended June 30, 2018 to $14.0 million for the six months ended June 30, 2019. This increase was primarily due to increased income from consulting fees as a result of an increase in services rendered to Fuse largest client, which exceeded the normal volume of services to that particular client in other periods.

Operating Expenses

The following table sets forth the operating expenses, which encompass billable expenses, selling expenses and administrative expenses, of the Blue Impact business by segment for the six months ended June 30, 2019 and 2018, derived from the Combined Financial Statements of the Blue Impact business:

	Six Months ended June 30,
	2019	Change	2018
	(USD in millions, except %)
Vision 7
Salaries and related expenses	$57.3	29.6%	$44.2
Office and other direct expenses	12.2	22.0	10.0
Billable expenses	57.8	23.0	47.0
Cost of services	127.3	25.8	101.2
Selling, general and administrative expenses	11.8	(1.7)	12.0
Operating expenses	139.1	22.9	113.2
Madhouse
Salaries and related expenses	5.5	(3.5)	5.7
Office and other direct expenses	0.9	(25.0)	1.2
Billable expenses	—	—	—
Cost of services	6.4	(7.2)	6.9
Selling, general and administrative expenses	2.3	(32.4)	3.4
Operating expenses	8.7	(15.5)	10.3
WAS
Salaries and related expenses	23.1	18.5	19.5
Office and other direct expenses	4.5	9.8	4.1
Billable expenses	13.3	15.7	11.5
Cost of services	40.9	16.5	35.1
Selling, general and administrative expenses	9.6	1.1	9.5
Operating expenses	50.5	13.2	44.6
Metta
Salaries and related expenses	1.1	10.0	1.0
Office and other direct expenses	0.1	—	0.1
Billable expenses	3.9	(23.5)	5.1
Cost of services	5.1	(17.7)	6.2
Selling, general and administrative expenses	1.0	(16.7)	1.2
Operating expenses	6.1	(17.6)%	7.4

	Six Months ended June 30,
	2019	Change	2018
	(USD in millions, except %)
Fuse
Salaries and related expenses	7.6	7.0	7.1
Office and other direct expenses	0.9	12.5	0.8
Billable expenses	1.2	(25.0)	1.6
Cost of services	9.7	2.1	9.5
Selling, general and administrative expenses	3.0	11.1	2.7
Operating expenses	12.7	4.1	12.2
Blue Impact business operating expenses	$217.1	15.7%	$187.7

Blue Impact business operating expenses

Blue Impact business operating expenses increased by $29.4 million, or 15.7%, from $187.7 million for the six months ended June 30, 2018 to $217.1 million for the six months ended June 30, 2019. This increase was primarily due to increased operating expenses for Vision 7 as a result of increased volume of business and increased cost of services for WAS as a result of increased salaries and related expenses driven by hiring in line with increased business volumes and the establishment of new offices, as well as increased office and other direct expenses as a result of office moves in the United States, Australia and Singapore, as well as by Socialize. This was offset in part by decreased operating expenses for Madhouse as a result of a partial reversal of provisions for receivables, as well as decreased billable expenses for Metta as a result of a decrease in the volume of creative work involving creative and production-related services for which higher billable expenses are typically incurred.

Vision 7

Vision 7’s operating expenses increased by $25.9 million, or 22.9%, from $113.2 million for the six months ended June 30, 2018 to $139.1 million for the six months ended June 30, 2019. This increase was primarily due to increased volume of business, offset in part by costs incurred in the six months ended June 30, 2018 in connection with acquisitions completed in later periods, which costs were not repeated in the six months ended June 30, 2019, as well as professional fees incurred in the six months ended June 30, 2018 in connection with Vision 7’s resource allocation project.

Madhouse

Madhouse’s operating expenses decreased by $1.6 million, or 15.5%, from $10.3 million for the six months ended June 30, 2018 to $8.7 million for the six months ended June 30, 2019. This decrease was primarily due to a partial reversal of a provision for receivables. The decrease was also driven by Madhouse’s continued effective management of its selling, general and administrative expenses. This decrease was offset in part by increased cost of services as a result of increased volume of business as a result of organic growth of Madhouse’s business.

WAS

WAS’s operating expenses increased by $5.9 million, or 13.2%, from $44.6 million for the six months ended June 30, 2018 to $50.5 million for the six months ended June 30, 2019. This increase was primarily due to increased cost of services as a result of increased salaries and related expenses driven by hiring in line with increased business volumes and the establishment of new offices, as well as increased office and other direct expenses as a result of office moves in the United States, Australia and Singapore, as well as by Socialize, offset in part by a gain on revaluation relating to contingent acquisition consideration with respect to the acquisition of Socialize.

Metta

     Metta’s operating expenses decreased by $1.3 million, or 17.6%, from $7.4 million for the six months ended June 30, 2018 to $6.1 million for the six months ended June 30, 2019. This decrease was primarily due to decreased billable expenses as a result of a decrease in the volume of creative work involving creative and production-related services for which higher billable expenses are typically incurred. The decrease was offset in part due to the expansion of Metta’s business outside of Hong Kong to the rest of China’s Greater Bay Area.

Fuse

Fuse’s operating expenses increased by $0.5 million, or 4.1%, from $12.2 million for the six months ended June 30, 2018 to $12.7 million for the six months ended June 30, 2019. This increase was primarily due to increased salaries and related expenses as a result of Fuse additional personnel to ramp up its ability to generate greater consulting fees as part of its move away from royalty payment-based fee arrangements.

Other (Expenses)/ Income

Blue Impact business other expenses increased by $2.2 million, or 110.0%, from $2.0 million for the six months ended June 30, 2018 to $4.2 million for the six months ended June 30, 2019. This increase was primarily due to increased other expenses for Vision 7 as a result of the accretion of contingent acquisition consideration costs and additional financing costs related to the acquisition of Eleven LLC, as well as increased other expenses for Madhouse as a result of increased financing expense as a result of Madhouse’s greater working capital requirements to support its growth. This was offset in part by finance income for WAS as a result of a decrease in the estimation of earn-out payments to be paid in connection with the acquisition of Socialize.

Income Tax Provision

Blue Impact business income tax provision decreased by $0.6 million, or 13.6%, from $4.4 million for the six months ended June 30, 2018 to $3.8 million for the six months ended June 30, 2019. This decrease was primarily the result of a lower annual effective tax rate across the group for the six months ended June 30, 2019, primarily due to a change in the composition of pre-tax income across various jurisdictions and movement in valuation allowance. This was offset in part by increased income before income tax for the Blue Impact business.

Net Income

Blue Impact business net income increased by $5.1 million, or 48.6%, from $10.5 million for the six months ended June 30, 2018 to $15.6 million for the six months ended June 30, 2019. This increase was primarily due to increased revenue, excluding billable expenses for Vision 7 as a result of the acquisition of Eleven LLC in October 2018, as well as from the addition of several new clients after the six months ended June 30, 2018. This increase was also due to increased revenue, excluding billable expenses for WAS as a result of the inclusion of the results of Socialize, which were not reflected in the six months ended June 30, 2018, from WAS’s Singapore and Australia offices as a result of increased volume of business from a major client and from WAS’s China and United States offices as a result of the addition of new major clients, as well as from the acquisitions of new clients and a higher rebate earned from digital media channels for purchasing advertising space on such channels for such new clients. This increase in net income was offset in part by increased operating expenses for Vision 7 as a result of increased volume of business and increased cost of services for WAS as a result of increased salaries and related expenses driven by hiring in line with increased business volumes and the establishment of new offices, as well as increased office and other direct expenses as a result of office moves in the United States, Australia and Singapore, as well as by Socialize. This increase in net income was also offset in part by increased other expenses for Vision 7 as a result of accretion of contingent acquisition consideration costs and additional financing costs related to the acquisition of Eleven LLC, as well as the payment of contingent acquisition consideration during the six months ended June 30, 2019, and increased other expenses for Madhouse as a result of increased financing expense as a result of Madhouse’s greater working capital requirements to support its growth.

Liquidity and Capital Resources

Cash Flow Overview — Years Ended December 31, 2018, 2017 and 2016

The following table sets forth the cash flows of the Blue Impact business for the periods indicated, derived from the annual Combined Financial Statements:

	Year ended December 31,
	2018	2017	2016
	(USD, in millions)
Net cash inflow from operating activities	$57.3	$16.8	$24.8
Net cash outflow from investing activities	(31.4)	(6.9)	(6.0)
Net cash inflow (outflow) from financing activities	25.4	(9.0)	(7.2)
Effect of foreign exchange rate changes on cash and cash equivalents	(3.6)	2.4	(0.6)
Cash and cash equivalents at beginning of period	36.7	33.4	22.4
Cash and cash equivalents at end of period	$84.4	$36.7	$33.4

Operating Activities

The timing of media buying on behalf of the Blue Impact business’ clients across various countries affects its working capital and operating cash flow and can be volatile. In most of the Blue Impact business’ segments, its agencies enter into commitments to pay costs of media providers, production companies and third party suppliers such as independent contractors and social media influencers to meet the needs of clients. To the extent possible, these agencies pay these costs after they have received funds from clients. The amounts involved, which substantially exceed these agencies’ revenue, excluding billable expense, primarily affect the level of receivables, accounts payable, other payables and deferred revenue. The Blue Impact business’ assets include both cash received and receivables from clients for these pass-through arrangements as well as fees for its services, while its liabilities include amounts owed on behalf of clients to media providers, production companies and other third party suppliers. Its accrued liabilities are also affected by the timing of certain other payments. For example, while annual cash incentive awards are accrued throughout the year, they are generally paid during the first quarter of the subsequent year.

Net cash inflow from operating activities was $57.3 million for the year ended December 31, 2018, as compared to $16.8 million for the year ended December 31, 2017, an increase of 241.1%. The increase in net cash provided by operating activities was primarily due to increased sales of services across all segments, which was partially attributable to the shift in Madhouse’s strategy away from focusing on mobile phone-based advertising services for clients operating in the PRC and toward focusing on purchasing advertising space on international digital media channels on behalf of PRC-based companies. The effect of this shift in strategy, which began to be implemented in the year ended December 31, 2017, was the increase in Madhouse’s media buying, whereby Madhouse had to purchase growing quantities of media space subject to relatively short accounts payable cycles on digital media channels, whereas the cash inflow from receivables due from PRC-based clients for the purchase of this media experienced a longer payment cycle. During the year ended December 31, 2018, these effects were mitigated as Madhouse began to collect those receivables that were incurred in the previous year, and as Madhouse began to terminate relationships with certain clients with particularly long receivables payment cycles. Additionally, as compared to the year ended December 31, 2017, cash outflow relating to the payment of taxes for the year ended December 31, 2018 decreased significantly for WAS because the timing of certain tax payments relating to tax accrued during the year ended December 31, 2017 fell outside of the calendar year ended December 31, 2018, resulting in a higher tax accrual in the year ended December 31, 2018. Cash outflow relating to the payment of taxes also decreased for Metta because the cash outflow for the year ended December 31, 2017 included both taxes accrued for the year ended December 31, 2016 and estimated taxes for the year ended December 31, 2017, whereas the cash outflow for the year ended December 31, 2018 did not include the accrued taxes from the previous year. These effects were offset in part by an increase in the cash outflow relating to the payment of taxes by Madhouse resulting from an increase in Madhouse’s operating margins. The increase in net cash inflow from operating activities was also offset in part by increased media purchases needed to fulfill the higher number of sales, and by the shift in Madhouse’s strategy toward focusing on purchasing advertising space on international digital media channels on behalf of PRC-based companies, which typically involves longer receivables cycles than the type of services that Madhouse previously provided.

Net cash inflow from operating activities was $16.8 million for the year ended December 31, 2017, as compared to $24.8 million for the year ended December 31, 2016, a decrease of 32.3%. The decrease in net cash inflow from operating activities was primarily due to a decrease in cash inflow for WAS as a result of decreased net income, increased accounts receivable and increased outflows for other working capital items. The decreased net cash inflow for the year ended December 31, 2017 was also partially attributable to the shift in Madhouse’s strategy which began to be implemented in the year ended December 31, 2017. The effect of this shift was the increase in Madhouse’s media buying, whereby Madhouse had to purchase growing quantities of media space subject to relatively short accounts payable cycles on digital media channels. The increased accounts payable on a shorter payment cycle as Madhouse’s media buying business expanded during the year ended December 31, 2017 had the effect of reducing net cash inflow during this time. This decrease in net cash inflow from operating activities was offset in part by decreased cash outflow for Vision 7 as a result of increased accounts payable, increased cash inflow for works in progress and increased cash inflow from earlier payments on deferred revenue.

Investing Activities

Net cash outflow from investing activities was $31.4 million for the year ended December 31, 2018, as compared to $6.9 million for the year ended December 31, 2017, an increase of 355.1%. The increase in net cash outflow from investing activities was primarily due to increased expenditures for business acquisitions by Vision 7 and WAS in the year ended December 31, 2018. This cash outflow was offset in part by a cash inflow to Madhouse as a result of its sale of its investment in Madhouse Mobile India Private and a cash inflow to Vision 7 as a result of the repayment to Vision 7 of amounts owed under intra-group loans made to the Seller.

Net cash outflow from investing activities was $6.9 million for the year ended December 31, 2017, as compared to $6.0 million for the year ended December 31, 2016, an increase of 15.0%. The increase in net cash outflow from investing activities was primarily due to related-party loans made to BlueFocus in the year ended December 31, 2017. This was offset in part by lower capital expenditures by Vision 7 and WAS.

Financing Activities

Net cash inflow from financing activities was $25.4 million for the year ended December 31, 2018, as compared to net cash outflow of $9.0 million for the year ended December 31, 2017, a change of 382.2%. This change was primarily due to the receipt of proceeds from borrowings by Vision 7 in the year ended December 31, 2018, which did not occur in the year ended December 31, 2017, in addition to an increase in short-term borrowings by Madhouse. This was offset in part by the repayment of debt by Vision 7 and an increase in distributions for Fuse.

Net cash outflow from financing activities was $9.0 million for the year ended December 31, 2017, as compared to $7.2 million for the year ended December 31, 2016, an increase of 25.0%. The increase in net cash outflow from financing activities was primarily due to incremental dividends paid by Metta and Fuse in the year ended December 31, 2017, offset in part by increased net inflows resulting from borrowing activities undertaken by Madhouse.

Cash Flow Overview — Six Months Ended June 30, 2019 and 2018

The following table sets forth the cash flows of the Blue Impact business for the periods indicated, derived from the unaudited interim combined financial statements of the Blue Impact business included elsewhere in this filing:

	Six months ended June 30,
	2019	2018
	(USD, in millions)
Net cash inflow from operating activities	$26.9	$(7.3)
Net cash outflow from investing activities	(3.2)	(1.6)
Net cash inflow/(outflow) from financing activities	(21.1)	9.5
Effect of foreign exchange rate changes on cash and cash equivalents	0.6	(1.7)
Cash and cash equivalents at beginning of period	84.4	36.7
Cash and cash equivalents at end of period	$87.6	$35.6

Operating Activities

Net cash inflow from operating activities was $26.9 million for the six months ended June 30, 2019, as compared to net cash outflow of $7.3 million for the six months ended June 30, 2018, a change of 468.5%. The change was primarily due to increased net income and improvement in working capital. These effects were offset in part by a partial reversal of provisions for receivables relating to Madhouse.

Investing Activities

Net cash outflow from investing activities was $3.2 million for the six months ended June 30, 2019, as compared to $1.6 million for the six months ended June 30, 2018, an increase of 100.0%. The increase in net cash outflow from investing activities was primarily due to increased capital expenditure by Vision 7 and WAS relating to the implementation of consolidation software. These effects were offset in part by a net reduction of cash outflows attributable to advances from loans made by the various Blue Impact business agency families to BlueFocus Communication Group of America, Inc.

Financing Activities

Net cash outflow from financing activities was $21.1 million for the six months ended June 30, 2019, as compared to net cash inflow of $9.5 million for the six months ended June 30, 2018, a change of 322.1%. The change was primarily due to Vision 7’s reduction in debt borrowing and payment on contingent acquisition consideration in relation to Eleven LLC and the Narrative Group, Inc. These effects were offset in part by increased cash outflow to service greater debt borrowings by Madhouse.

Use and Sources of Funding

The Blue Impact business’ principal source of funding is its cash and cash equivalents and cash inflow from operating activities supplemented by borrowings taken by certain of its agencies. The cash balances of the Blue Impact business are held in numerous locations throughout the world, primarily in bank and brokerage accounts. A small proportion of the total cash of the Blue Impact business is held in highly-liquid short-term investments with original maturities of three months or less.

The Blue Impact business’ primary cash needs are for funding for its day-to-day operations, paying interest and principal on indebtedness and making capital expenditures, which have primarily consisted of strategic acquisitions, which includes the payment of contingent acquisition consideration, purchasing computer hardware and software for use in its business and making leasehold improvements in its offices. Going forward, the Blue Impact business expects major uses of cash to include additional acquisitions to complement its current service offering and geographic coverage, investments in technology-based companies, hiring and retaining of additional skilled personnel, expenditures relating to upgrades of its technological capabilities and planned leasehold improvements to improve and maintain its offices. The Blue Impact business believes that its existing cash and cash equivalents, future cash inflows generated by operations and access to additional liquidity through capital and banking markets will be adequate to meet its anticipated financial obligations for at least the next twelve months.

Certain of the Blue Impact business agencies have credit facilities in place to supplement the Blue Impact business’ cash inflow from operating activities. To the extent these agreements mature, such funding may not be available when needed, on terms that are acceptable to it, or at all. Certain of the credit facilities currently maintained by Vision 7 and Madhouse are described below:

Vision 7 Credit Facility and Term Loan

On September 28, 2018, Vision 7 and certain of its subsidiaries, as borrowers (the “Borrowers”), entered into a Committed Revolving Operating Credit Facility Agreement (the “Vision 7 Credit Facility”) with the Toronto-Dominion Bank, the Toronto-Dominion Bank, New York Branch, Bank of Montreal and National Bank of Canada, as lenders, the Toronto-Dominion Bank as Canadian administrative agent, Toronto Dominion (Texas) LLC as United States administrative agent, the Toronto-Dominion Bank as lead arranger and sole bookrunner and Vision 7’s material subsidiaries which are guarantors of the facility (the “Subsidiary Guarantors”). The Vision 7 Credit Facility is governed by the laws of the Province of Quebec and has a five-year term providing a revolving credit facility with an aggregate principal amount of up to $104.6 million, as well as a $50.4 million accordion revolving credit facility available upon

60 days’ written notice. On March 1, 2019, the Vision 7 Credit Facility was amended to add a newly-formed subsidiary as a borrower thereunder, among other things. Borrowings under this credit facility can be in the form of letters of guarantee, bankers’ acceptances, Canadian Dollar rate advances, U.S. Dollar base-rate advances, or U.S. Dollar or British Pound Sterling LIBOR advances, and bear interest accordingly, plus a margin ranging from 0.00% to 2.00% based on certain financial ratios. Repayment of amounts drawn under the Vision 7 Credit Facility is on a revolving basis, with the full amount due at maturity on September 28, 2023. The amounts in the facility are denominated in Canadian Dollars. The Vision 7 Credit Facility is secured by (i) security interests on all present and future assets of the Borrowers and Vision 7’s other material subsidiaries, except for the receivables arising out of the sale of services by Vision 7 and the Subsidiary Guarantors to a certain client, and (ii) a pledge of all issued and outstanding capital stock of the Subsidiary Guarantors, in both cases subject to certain limited exceptions.

The Vision 7 Credit Facility requires Vision 7’s compliance with various customary affirmative and negative covenants. Among other restrictions, and subject to certain exceptions, the Vision 7 Credit Facility restricts Vision 7’s ability to: incur indebtedness, create or assume liens, dispose of assets, make distributions to shareholders unless certain conditions are met, make certain investments, loans or other advances, enter into transactions with affiliates unless certain conditions are met, or make acquisitions unless certain conditions are met.

Vision 7 is also subject to certain financial covenants under the Vision 7 Credit Facility, including maintaining a net senior debt to adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”) ratio (as defined in the agreement governing the Vision 7 Credit Facility) of not greater than 4.00:1.00, maintaining a net total debt to adjusted EBITDA ratio (as defined in the agreement governing the Vision 7 Credit Facility) of not greater than 5.00:1.00 and maintaining a fixed charge coverage ratio of at least 1.15:1.00, all of which are determined on the bases of its last four completed fiscal quarters and are determined at the end of each fiscal quarter so long as any amount is owing under the Vision 7 Credit Facility.

The Vision 7 Credit Facility specifies certain customary events of default, including, among others, default in payment of principal, interest or fees, inaccuracy of representations, default of certain covenants, suffering a significant non-appealable judgment, cross-default of other indebtedness, insolvency or bankruptcy, certain ERISA-related events, seizures or attachments of a significant amount of assets, default under material contracts, suffering a material adverse event and undergoing a change of control. Some events of default will be triggered only after certain cure periods have expired, or provide for materiality thresholds. If such an event of default occurs, the lenders under the Vision 7 Credit Facility would be entitled to take various actions, including accelerating all amounts due.

As of December 31, 2019, Vision 7 had approximately $65.1 million of borrowings outstanding under the Vision 7 Credit Facility, which were accruing interest at a rate of Canadian Bankers’ Acceptance Rate or LIBOR plus 1.5% and at Canadian prime rate plus 0.5%, and had approximately $36.5 million of availability under the Vision 7 Credit Facility, after giving effect to approximately $2.3 million used for letters of credit. As of December 31, 2019, Vision 7 was in compliance with all covenants under the Vision 7 Credit Facility.

Madhouse Working Capital Credit Facility

On November 29, 2017, Madhouse HK, a wholly-owned subsidiary of Madhouse, entered into a Facility Agreement for Working Capital Loans with SPD Silicon Valley Bank Co., Ltd. (the “Madhouse Working Capital Credit Facility”). The Madhouse Working Capital Credit Facility is governed by the laws of the PRC and had a one-year term providing an aggregate principal amount of up to $6.5 million. On November 29, 2018, the facility was extended for an additional year and amended to provide an aggregate principal amount of up to $8.5 million. On June 26, 2019, the facility was extended again for an additional year to June 25, 2020 and amended to provide an aggregate principal amount of up to $11.5 million. Interest under the Madhouse Working Capital Credit Facility is calculated on the basis of three-month LIBOR plus a margin of 5.0%. Repayment of amounts drawn under the Madhouse Working Capital Credit Facility is on a revolving basis, with the full amount due at maturity. Madhouse, Shanghai Jingdao Advertising Co., Ltd. (“Shanghai Jingdao”) and Shanghai Yidong Information Technology Co., Ltd. provide guarantees for the credit facility.

The Madhouse Working Capital Credit Facility requires Madhouse HK’s compliance with various customary undertakings and covenants. Among other restrictions, and subject to certain exceptions, the Madhouse Working Capital Credit Facility restricts Madhouse HK’s ability, without the prior written consent of the lender to: sell, lease, transfer or dispose of all or any of the majority of its revenues or assets; make outbound investments except for enumerated permitted investments or increase its indebtedness to a third party; create or permit to create any mortgage, pledge, lien or other security interest or other encumbrance over its current or future revenues or assets; decrease its registered capital; change the nature or scope of its business; and enter into any merger, reorganization or consolidation with a third party that, subject to the reasonable judgment of the lender, would lead to a material adverse effect on Madhouse HK’s ability to fulfill any of its obligations under the Madhouse Working Capital Credit Facility.

Madhouse HK is also subject to certain financial covenants under the Madhouse Working Capital Credit Facility, including the covenant to ensure that Shanghai Jingdao, as a guarantor thereunder, (1) maintains a debt ratio of all bank debt to trailing 12-month EBIT (as defined in the Madhouse Working Capital Credit Facility) of under 1.5x; in the event that the debt ratio is higher than 1.5x, Madhouse HK may be required to repay all or part of the outstanding amount to ensure that the debt ratio falls under that threshold; and (2) maintains a minimum monthly cash balance equivalent to 50% of Madhouse’s aggregate domestic receivables and maintains a minimum average balance of no less than RMB15 million in Madhouse HK’s bank account at the lender. Additionally, Madhouse HK is required to maintain an outstanding amount under the Madhouse Working Capital Credit Facility not exceeding 80% of total eligible receivables in the receivables pool at any time.

The Madhouse Working Capital Credit Facility specifies certain customary events of default, including, among others: failure to pay principal interest or other sums due; failure to comply with representations or warranties; failure to perform or observe its covenants; undergoing liquidation, bankruptcy, reorganization, takeover or receivership; being a party to litigation, arbitration or administrative proceedings which, in the reasonable judgment of the lender, may lead to a material adverse effect on Madhouse HK’s ability to perform under the Madhouse Working Capital Credit Facility; undergoing seizure or expropriation of its assets; suffering a material adverse change in its business, assets or financial condition; adopting an ownership structure that no longer complies with the requirements of the Madhouse Working Capital Credit Facility; and default under a material agreement that, in the reasonable judgment of the lender, would have a material adverse effect on Madhouse HK’s ability to perform its obligations under the Madhouse Working Capital Credit Facility. In addition, any default of Shanghai Jingdao (in its capacity as Madhouse HK’s affiliate) under various loan or facility agreements between Shanghai Jingdao and SPD Silicon Valley Bank Co., Ltd. will also be deemed an event of default under the Madhouse Working Capital Credit Facility. If such an event of default occurs and is not cured, where applicable, the lender under the Madhouse Working Capital Credit Facility would be entitled to immediately cancel any unutilized portion of the facility, accelerate any amount owed thereunder and take various other actions.

As of December 31, 2019, Madhouse HK had $8.5 million of borrowing under the Madhouse Working Capital Credit Facility outstanding. Madhouse HK had drawn the entire aggregate principal amount of $11.5 million under the Madhouse Working Capital Credit Facility on July 23, 2019. As of June 30, 2019, Madhouse HK was in compliance with all covenants under the Madhouse Working Capital Credit Facility.

Contractual Obligations

The following is a summary of the Blue Impact business’ minimum future contractual obligations as of December 31, 2019:

	Payment Due by Period
	Less than 1 Year	1 – 3 Years	4 – 5 Years	More than 5 Years	Total
	(USD in millions)
Long-term debt obligations, including interest payments(1)	$14.6	—	$65.2	—	$79.8
Capital lease obligations, including interest payments	0.1	0.1	—	—	0.2
Operating lease commitments(2)	13.7	24.0	15.4	5.4	58.5
Purchase obligations(3)	305.2	—	—	—	305.2
Total	$333.6	$24.1	$80.6	$5.4	$443.7

____________

(1)      Long-term debt obligations, including interest payments reflect accrued interest as of December 31, 2019, and do not reflect any estimated future interest amount.

(2)      Operating lease commitments consist of non-cancellable lease payments.

(3)     Purchase obligations consist of accounts payable. As of December 31, 2019, this amount was $305.2 million.

The contractual obligations in the table above do not include contingent acquisition consideration arrangements since the amount and timing of future payments pursuant to such arrangements is inherently uncertain.

The following is a summary of the Blue Impact business’ commercial commitments as of December 31, 2019:

	Payment Due by Period
	Less than 1 Year	1 – 3 Years	4 – 5 Years	More than 5 Years	Total
	(USD in millions)
Guarantees	2.7	21.1	0.8	0.6	25.2
Total	$2.7	$21.1	$0.8	$0.6	$25.2

On December 7, 2016, Vision 7 began performing media placement services on behalf of Horizon Media Canada (“HMC”) to serve a Canadian client of the latter. As such, Vision 7 had to provide to HMC’s media suppliers a guarantee of obligation fulfillment for the execution of media purchases undertaken on behalf of HMC’s client. The guarantee was provided by Vision 7’s principal financial institution for a maximum amount of $6.5 million. Pursuant to this guarantee, Vision 7 may not exceed $9.2 million in liability in connection with media purchases on behalf of HMC’s client. In return, HMC’s parent company, Horizon Media Inc. (USA), had to provide Vision 7 with an equivalent guarantee that it will fulfill its obligations to Vision 7 or any of its subsidiaries involved with such media purchases. During the year ended December 31, 2017, Horizon Media LP (“HMLP”) was created, in which Vision 7 holds a 35% ownership interest. HMC holds the remaining ownership interest. Since then, the foregoing media purchases are made on behalf of HMLP, which is now directly serving the abovementioned Canadian client. The guarantee provided by Vision 7 was adjusted accordingly.

Off-Balance Sheet Arrangements

As of December 31, 2018, the Blue Impact business had no off-balance sheet arrangements.

Critical Accounting Policies

The discussion and analysis of the Blue Impact business’ financial condition and results of operations are based upon the annual Combined Financial Statements which have been prepared in accordance with U.S. GAAP. The preparation of the Combined Financial Statements requires the Blue Impact business to make judgments, assumptions and estimates that affect the amounts reported and are disclosed in the Combined Financial Statements and footnotes thereto. Critical accounting policies are those accounting policies that require the application of the Blue Impact business’ most difficult, subjective or complex judgments, often requiring it to make estimates about the effects of matters that are inherently uncertain and may change in subsequent periods, or for which the use of different estimates that could have reasonably been used in the current period would have had a material impact on the presentation of its financial condition, cash flows and results of operations. Different assumptions or changes in economic circumstances could result in additional changes to the determination of these policies. The Blue Impact business regularly evaluates its judgments, assumptions and estimates based on historical experience and various other factors that it believes to be relevant under the circumstances. See Note 2 to the Combined Financial Statements for further information on the Blue Impact business’ accounting policies.

Revenue Recognition

In accordance with the Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition, revenue is recognized when realized or realizable and earned. Revenue is considered realizable and earned when persuasive evidence of an arrangement exists; the sales price is fixed or determinable; delivery, performance and acceptance are in accordance with the client arrangement; and collection is reasonably assured. Depending on the terms of the contractual arrangement, fees for services performed can be recognized in three principal ways: proportional performance, straight-line (or monthly) or completed contract.

•        Proportional performance.    The proportional performance method is generally applied in service arrangements that require the performance over time. Under this method, revenue is recognized based on the pattern of performance as each act is performed. The facts and circumstances of each situation are assessed to determine the pattern of performance for the recognition of revenue. For purposes of applying the proportional performance method as services are provided, patterns of performance are determined to be based either on hours, costs incurred or monthly performance. Some of the Blue Impact business’ production contracts are fixed-fee in nature, for which the pattern of performance is based on a rate per hour. An estimate of the hours required is created at the inception of the project and progress toward completion is monitored based upon that original estimate. An estimated hourly rate is calculated, and as work progresses, revenue is recognized based on the hours worked multiplied by the estimated hourly rate. When changes occur to the estimated hours required to complete the job, the amount of revenue per hour recognized is changed on a prospective basis. However, in certain cases, an efforts-expended input measure is considered a more reasonable approximation of the pattern of performance. To ensure that such input measures are representative of the pattern of performance, the Blue Impact business benchmarks the measure of progress determined using the input-method with a benchmark of hours expended (or a measure of output determined by the Blue Impact business) to determine if the input method provides a reasonable approximation of the pattern of performance. If the measure of progress is not determined to be representative of the pattern of performance, an adjustment is made to ensure faithful representation of revenue recognition.

•        Single Act.    Where performance of services consists of the execution of a single act, revenue is recognized when the act takes place.

•        Straight-line.    For fixed fee jobs that are performed on a monthly basis, such as retainer services or revenue is recognized ratably on a straight-line basis over the term of the arrangement.

In providing these services to clients, the Blue Impact business often contracts with media providers, production companies and other third party suppliers such as independent contractors and social media influencers. The Blue Impact business evaluates the terms of its arrangements, giving appropriate consideration to factors such as latitude in establishing price, discretion in supplier selection and credit risk in order to determine whether a third party or the Blue Impact business entity is the primary obligor. In the majority of these arrangements, the Blue Impact business entities act as principal and record revenue on a gross revenue basis, which is referred to as revenue. Costs and fees owed to third party suppliers, or pass-through costs, are recognized as billable expenses. In arrangements where key indicators suggest that the Blue Impact business entities act as agents, primarily media placement arrangements, revenue is recorded at the net amount retained by the Blue Impact business entity.

In general, the Blue Impact business records revenue net of sales and other taxes due to be collected and remitted to governmental authorities. The Blue Impact business expenses as incurred the incremental direct costs incurred to acquire customer contracts in transactions resulting in the deferral of revenue.

Revenues recognized in excess of amounts billed are classified under current assets as unbilled work in progress. Billings in excess of revenues are classified under current liabilities as deferred revenue.

A small portion of the Blue Impact business’ contractual arrangements with clients includes performance incentive provisions, which allow the Blue Impact business to earn additional revenue as a result of its performance relative to both quantitative and qualitative goals. The Blue Impact business recognizes the incentive portion of revenue under these arrangements when specific quantitative goals are assured, or when the client determines that performance against qualitative goals has been achieved. In all circumstances, revenue is only recognized when collection is reasonably assured.

Income Tax

In accordance with the accounting and reporting requirements of FASB ASC Topic 740, Income Taxes (ASC 740), income taxes are computed using a balance sheet approach reflecting both current and deferred taxes. Current and deferred taxes reflect the tax impact of all of the events included in the Combined Financial Statements. The basic principles employed in the balance sheet approach are (i) to reflect a current tax liability or asset that is recognized for the estimated taxes payable or refundable on tax returns for the current and prior years, (ii) to reflect a deferred tax liability or asset that is recognized for the estimated future tax effects attributable to temporary differences and carryforwards, (iii) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law of which the effects of future changes in tax laws or rates are not anticipated and (iv) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized. There are certain situations in which deferred taxes are not provided. Some basis differences are not temporary differences because their reversals are not expected to result in taxable or deductible amounts. ASC 740 provides several specific exceptions to the underlying balance sheet approach to accounting for deferred taxes, including domestic and foreign outside basis differences, non-deductible goodwill and the tax effects on intra-entity inventory transactions. The Blue Impact business regularly evaluates changes to various tax regimes in the jurisdictions in which it operates to include only those particular taxes that are based on income and excludes other taxes, such as franchise and minimum taxes. To the extent a particular jurisdiction imposes a franchise tax and an additional tax or a tax that is based on a net tax concept, the Blue Impact business includes the net tax and/or the additional tax as a component of income tax. Net taxes result from a concept that is predicated on a component of revenue less an allowance expense.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. A tax benefit may only be recognized if it is more-likely-than-not to be sustained based solely on its technical merits and examination by taxing authorities. Significant judgement is required in assessing and estimating the more-likely-than-not tax consequences of the events included in the Combined Financial Statements. The Blue Impact business recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax provision. It adjusts its tax reserve estimates periodically because of ongoing examinations by, and settlements with, various taxing authorities, as well as changes in tax laws, regulations and interpretations.

The Blue Impact business may be subject to potential examination by various taxing authorities in the areas of income taxes. Such examinations may result in future tax and interest assessments by these taxing authorities. Examples of such transactions include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with local tax laws. The Blue Impact business assesses its uncertain tax positions for the likelihood that they would be overturned upon examination by a taxing authority. It does not believe that there are any additional issues other than those identified in Note 12 of the Combined Financial Statements under review that could result in significant payments, accruals or material deviation from its positions.

On December 22, 2017, the Tax Cuts and Jobs Act (the “U.S. Tax Act”) was enacted by Congress. The U.S. Tax Act requires (i) complex computations to be performed that were not previously required by United States tax law, (ii) significant judgments to be made in interpretation of the provisions of the U.S. Tax Act, (iii) significant estimates in calculations and (iv) the preparation and analysis of information not previously relevant or regularly produced by the Blue Impact business. The United States Treasury Department, the Internal Revenue Service and other standard-setting bodies will continue to interpret or issue guidance on how provisions of the U.S. Tax Act will be applied or otherwise administered. As future guidance is issued, the Blue Impact business may make adjustments to amounts that it has previously recorded that may materially impact its provision for income taxes in the period in which the adjustments are made. The U.S. Tax Act provides that a person who is a U.S. shareholder of any controlled foreign corporation (CFC) is required to include its global intangible low-taxed income (“GILTI”) in gross income for the tax year in a manner generally similar to that for Subpart F inclusions. GILTI is defined as the excess (if any) of the U.S. shareholder’s net CFC tested income for that tax year, over the U.S. shareholder’s net deemed tangible income return for that tax year. We note that GILTI does not apply to he operations presented in these financial statements as historically no U.S. shareholder of a CFC has existed; we will be subject in future years given the new structure, as described in Note Error! Reference source not found. We therefore have not determined a policy for treatment of the tax effects of GILTI at this time.

Business Combinations

Business combinations are accounted for using the acquisition method. Accordingly, the assets acquired, liabilities assumed and any non-controlling interest in the acquired business are recorded at the acquisition date fair value. Upon acquisition, the purchase price is first allocated to identifiable assets and liabilities, with any remaining purchase price recorded as goodwill. In circumstances where control is obtained and less than 100% of a business is acquired, goodwill is recorded as if 100% were acquired. Determining the fair value of assets acquired and liabilities assumed requires management’s judgment and involves the use of significant estimates, including projections of future cash inflows and outflows, discount rates, asset lives and market multiples. Considering the characteristics of advertising & marketing services companies, the Blue Impact business’ acquisitions usually do not have significant amounts of tangible assets, as the principal asset that it typically acquires is creative talent. As a result, a substantial portion of the purchase price is allocated to goodwill and other intangible assets. The results of operations of acquired businesses are included in the Combined Financial Statements from the acquisition date.

Acquisition-related costs, including advisory, legal, accounting, valuation and other costs, are expensed as incurred. Certain acquisitions include an initial payment at closing and provide for future additional contingent purchase price payments (“contingent acquisition consideration”), which are recorded as a liability at the acquisition date fair value using the discount rate in effect on the acquisition date. Amounts earned under these contingent purchase price payments may be subject to a maximum and subsequent changes in the fair value of the liability are recorded in the Combined Financial Statements. See Note 3 to the Combined Financial Statements for additional information.

Impairment

Goodwill and Indefinite Lived Intangible Assets

In accordance with FASB ASC Topic 350, Intangibles — Goodwill and Other, goodwill and indefinite-life intangible assets, such as trademarks, acquired as a result of a business combination are tested for impairment annually, or more frequently if indicators of potential impairment exist. Neither goodwill nor indefinite-life intangible assets are subject to amortization.

Goodwill

For goodwill, impairment is assessed at the level of each agency family, or segment. For the annual impairment testing, the Blue Impact business has the option of assessing qualitative factors to determine whether it is more likely than not that the carrying amount of a reporting unit exceeds its fair value. Qualitative factors considered in the assessment include industry and market considerations, the competitive environment, overall financial performance, changing cost factors such as labor costs and other factors specific to each segment, such as changes in management or key personnel. If the Blue Impact business elects to perform the qualitative assessment and concludes that it is more likely than not that the fair value of the segment is more than its carrying amount, then goodwill is not considered impaired and the quantitative impairment test is not necessary.

For segments for which the qualitative assessment concludes that it is more likely than not that the fair value of the segment is less than its carrying amount, and for segments for which the qualitative assessment is not performed, the Blue Impact business will perform the prescribed quantitative impairment test. This impairment test first compares the fair value of each segment to its carrying value, including goodwill. If the fair value of the segment is equal to or greater than its carrying value, goodwill is not impaired. If the fair value of the segment is less than its carrying value, the implied fair value of the segment’s goodwill is compared with the carrying amount of that goodwill. If the carrying amount of the segment’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to the excess, not to exceed the carrying amount of the goodwill. In the year ended December 31, 2016, Metta recognized an impairment loss on its goodwill.

In January 2017, the FASB issued Accounting Standards Update (“ASU”) 2017-04, Intangibles — Goodwill and Other: Simplifying the Test for Goodwill Impairment, which eliminates the second step from the two-step quantitative goodwill impairment test. Under the new guidance, the Blue Impact business will perform the goodwill impairment test by comparing the fair value of a segment with its carrying amount and will recognize an impairment charge for the amount by which the carrying amount exceeds the segment’s fair value, provided the loss recognized does not exceed the total amount of goodwill allocated to that segment. After an impairment loss is recognized, the adjusted carrying amount of the goodwill becomes the new accounting basis of the asset. This guidance is effective for annual or interim goodwill impairment tests performed in fiscal years beginning after December 15, 2021. The Blue Impact business has early adopted this guidance as of January 1, 2017.

Indefinite-Lived Intangible Assets

For indefinite-lived intangible assets, the Blue Impact business has the option of assessing qualitative factors to determine whether it is more likely than not that the indefinite-lived intangible asset is impaired. The qualitative assessment is consistent with the qualitative assessment performed for goodwill. If the qualitative assessment is not performed, or the factors indicate it is more likely than not that impairment exists, a quantitative test is performed. The quantitative impairment test for indefinite-lived intangible assets consists of a comparison of the fair value of the indefinite-lived intangible asset with its carrying amount. If the carrying amount of the indefinite-lived intangible asset exceeds its fair value, the Blue Impact business recognizes an impairment loss in an amount equal to that excess. After an impairment loss is recognized, the adjusted carrying amount of the indefinite-lived intangible asset becomes the new accounting basis of the asset. See Note 7 of the Combined Financial Statements for additional information.

Definite-Lived Intangible Assets

Acquired definite-lived intangible assets are subject to amortization over their useful lives. The method of amortization selected reflects the pattern in which the economic benefits of the specific definite-lived intangible asset is consumed or otherwise used up. If that pattern cannot be reliably determined, a straight-line amortization method is used over the estimated useful life. Definite-lived intangible assets that are subject to amortization are reviewed for potential impairment at least annually or whenever events or circumstances indicate that carrying amounts may not be recoverable. Events or circumstances that might require impairment testing include the loss of a significant client, the identification of other impaired assets within a segment, loss of key personnel, the disposition of a significant portion of a segment or a significant adverse change in business climate or regulations. Recoverability of these definite-lived intangible assets is determined by comparing the carrying value of such assets to the estimated undiscounted future cash flows expected to be generated by the assets. These definite-lived intangible assets are impaired when their carrying value exceeds their fair value. Impaired intangible assets with definite lives subject to amortization are written down to their fair value with a charge to expense in the period the impairment is identified. For example, in the year ended December 31, 2016, Fuse recognized an impairment loss on intangible assets related to royalty rights owed to Fuse from a client who ceased making such payments in 2016 and subsequently filed for bankruptcy.

The Blue Impact business provides for amortization of definite-lived intangible assets using the straight-line method designed to amortize costs over estimated useful lives as follows:

Asset Category	Estimated Useful Life
Customer relationships and royalty contracts	Six to ten years
Software	Three to five years
Favorable lease agreements	Two to ten years

These estimated useful lives and amortization methods are reviewed at each year-end, with the effect of any changes in estimates accounted for on a prospective basis. All amortization expense is included within selling, general and administrative expenses in the Combined Financial Statements. See Note 7 of the Combined Financial Statements for additional information.

Share-Based Payments

Vision 7 has equity-settled share-based compensation plans and accounts for grants under the plans in accordance with the fair-value-based method of accounting for share-based compensation. Compensation expense for share options awarded under the plans is measured at the fair value at the grant date using the Black-Scholes valuation model and is recognized on a straight-line basis over the vesting period of the options granted. Vision 7 estimates its forfeiture rate in order to determine the compensation expense arising from share-based awards. See Note 14 of the Combined Financial Statements for additional information.

Recent Accounting Pronouncements

Accounting pronouncements not listed below were assessed and determined to be either not applicable or of minimal expected impact to the Combined Financial Statements. See to Note 2 to the Combined Financial Statements for information on the adoption of new accounting standards and accounting standards not yet adopted.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (ASU 2014-09), a comprehensive new revenue recognition standard that will supersede nearly all existing revenue recognition guidance under U.S. GAAP. The standard’s core principle is that an entity will recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. The guidance may be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initial application recognized at the date of initial application. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date which defers the effective date of ASU 2014-09 one year making it effective for nonpublic entities for annual reporting periods beginning after December 15, 2018. The Blue Impact business will adopt the standard for annual periods as of January 1, 2019 and interim periods as of January 1, 2020 using the modified retrospective method. The Blue Impact business’s evaluation of this standard is in process and includes identifying timing and/or method of revenue recognition for contracts and the expected impact on the Blue Impact business’s business processes, systems, and controls. As part of this evaluation, the Blue Impact business is reviewing customer contracts and will apply the five-step model of the new standard to each contract type associated to revenue streams and compare the results to current accounting practices. The Blue Impact business is not able to determine at this time if the adoption of this guidance will have a material impact on the Blue Impact business’s Combined Financial Statements.

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities (ASU 2016-01), which makes targeted improvements to the accounting for, and presentation and disclosure of, financial instruments. ASU 2016-01 requires that most equity investments be measured at fair value, with subsequent changes in fair value recognized in net income. ASU 2016-01 does not affect the accounting for investments that would otherwise be consolidated or accounted for under the equity method. The new standard also affects financial liabilities under the fair value option and the presentation and disclosure requirements for financial instruments. The provisions of ASU 2016-01 are effective for the Blue Impact business for annual periods in fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. In addition, in February 2018, the FASB issued ASU 2018-03, Technical Corrections and Improvements to Financial Instruments — Overall, Recognition and Measurement of Financial Assets and Financial Liabilities, to clarify certain aspects of ASU 2016-01; the Blue Impact business will adopt ASU 2018-03 and ASU 2016-01 concurrently for annual periods as of January 1, 2019 and interim periods as of January 1, 2020. The amendments in this standard will be applied by means of a cumulative-effect adjustment to the combined balance sheet as of the beginning of the fiscal year of adoption, except for the amendments relating to equity securities without readily determinable fair values, which will be applied prospectively. The Blue Impact business’s evaluation of this standard is in process and involves reviewing the accounting for equity method investments and current presentation and disclosures relating to financial instruments. The Blue Impact business is currently assessing the impact of this standard on the Combined Financial Statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (ASU 2016-02), which increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and enhances disclosures of key information about leasing arrangements. The amendments require that lessees recognize the rights and obligations resulting from leases as assets and liabilities on their balance sheets, initially measured at the present value of the lease payments over the term of the lease, including payments to be made in optional periods to extend the lease and payments to purchase the underlying assets if the lessee is reasonably certain of exercising those options. The main difference between previous U.S. GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous U.S. GAAP. The update is effective for nonpublic entities for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. The Blue Impact business will adopt the standard for annual periods as of January 1, 2021 and for interim periods as of January 1, 2022. Management will apply the modified retrospective transition approach upon adoption and will elect the transition option to apply the transition provisions as of the effective date rather than as of the earliest comparative period presented. The Blue Impact business is in the process of performing the evaluation of the potential impact the adoption of this guidance will have on the Blue Impact business’s Combined Financial Statements. The Blue Impact business expects to recognize material right-of-use assets and lease liabilities.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments (ASU 2016-13), which changes the impairment model for most financial assets. The new model uses a forward looking expected loss method, which will generally result in earlier recognition of allowances for losses. ASU 2016-13 is effective for annual periods beginning after December 15, 2022 and interim periods within those fiscal years. Early adoption is permitted for fiscal years beginning after December 15, 2018. The Blue Impact business will adopt ASU 2016-13 on January 1, 2023 for both annual and interim periods. However, the Blue Impact business is not yet in a position to assess the impact of the new standard on its results of operations or financial position.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows. This new guidance is intended to reduce diversity in practice regarding the classification of certain transactions in the statement of cash flows. This guidance is effective for fiscal years beginning after December 15, 2018 and interim periods within fiscal years beginning after December 15, 2019. The standard requires a retrospective transition method and early adoption is permitted. The Blue Impact business will adopt the guidance for annual periods effective January 1, 2019 and interim periods effective January 1, 2020. The Blue Impact business is in the process of determining the potential impact the adoption of this guidance will have on the Blue Impact business’s combined financial statements.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (ASU 2017-01). The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The standard, which will be applied prospectively, is effective for all entities other than public business entities for annual periods beginning after December 15, 2018 and interim periods within fiscal years beginning after December 15, 2019. The Blue Impact business will adopt the guidance for annual and interim periods as of January 1, 2019 and January 1, 2020, respectively, and does not expect that adoption of ASU 2017-01 will have a significant impact on the Blue Impact business’s financial position or results of operations.

In February 2018, the FASB issued ASU 2018-02, Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income (ASU 2018-02), which addresses the treatment of certain stranded income tax effects resulting from the U.S. Tax Act. The update allows companies to reclassify stranded tax effects within accumulated other comprehensive income to retained earnings either in the period of adoption or in each period in which the effect of the change in the U.S. federal corporate income tax rate in the Act (or portion thereof) is recognized. ASU 2018-02 is effective for the Blue Impact business for annual periods beginning after December 15, 2018, and interim periods within those fiscal years. The Blue Impact business adopted the guidance for annual and interim periods as of January 1, 2019. The Blue Impact business is in the process of reviewing the potential impact the adoption of this guidance will have on the Blue Impact business’s Combined Financial Statements and determining the transition method. Upon adoption, the Blue Impact business did not reclassify deferred tax effects out of other comprehensive income as the Blue Impact business does not have deferred taxes in other comprehensive income. Therefore, there was no impact of adoption.

Recently Adopted Accounting Pronouncements

In March 2016, the FASB issued ASU No. 2016-09, Compensation — Stock Compensation: Improvements to Employee Share-Based Payment Accounting (ASU 2016-09). ASU 2016-09 addresses several aspects of the accounting for share-based payment award transactions, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; (c) classification in the statement of cash flows; and (d) accounting for forfeitures. ASU 2016-09 is effective for annual periods beginning after December 15, 2016. However, early adoption is permitted for any entity in any interim or annual period for which financial statement have not been issued or made available for issuance. As such, the Blue Impact business has elected to early adopt ASU 2016-09 on a prospective basis for all annual periods presented, beginning January 1, 2016. The Blue Impact business has elected to continue to estimate forfeitures based on the estimated number of awards expected to vest. The adoption did not have a material impact to the Blue Impact business’s Combined Financial Statements.

Quantitative and Qualitative Disclosure about Market Risk

In the normal course, the Blue Impact business is exposed to various types of market risks to the extent that it does not use effective hedging arrangements. We historically have not used derivative financial instruments for speculative or trading purposes, however, this does not preclude our adoption of specific hedging strategies in the future.

Credit Risk

Credit risk is the risk of financial loss to the Blue Impact business if a customer or counterparty to a financial asset fails to meet its contractual obligations. The Blue Impact business’s principal financial assets consist of cash, accounts receivable and certain other long-term assets, which represent the Blue Impact business’s exposure to credit risk in relation to financial assets.

The timing of purchases of media and third party services on behalf of the Blue Impact business’s clients affect the Blue Impact business’s credit risk. Its agencies enter into commitments to pay costs of media providers, production companies and other third party suppliers such as independent contractors and social media influencers to meet clients’ needs. To the extent possible, these agencies pay these costs after they have received funds from their clients. The amounts involved, which can substantially exceed these agencies’ revenue, excluding billable expenses are included in accounts payable when the services are delivered by such third parties. Where purchases of media or services are made by these agencies as a principal, the risk of a material loss as a result of payment default by such clients could increase significantly. Generally, the Blue Impact business does not require collateral or other security from clients for accounts receivable; however, credit is extended following an evaluation of creditworthiness. In addition, the Blue Impact business performs ongoing credit reviews of all of its clients and establishes an allowance for expected credit losses when accounts are determined to be uncollectible. Additionally, to manage the risk of payment default, the Blue Impact business, in certain instances, based on such credit reviews of clients, takes actions such as requiring advance payment and obtaining letter of credit. As of December 31, 2018, the Blue Impact business’s maximum credit risk exposure for accounts receivable corresponded to the carrying value of such accounts receivable. Due to its large number of clients and the diversified nature across industries and geographies of its client base, the Blue Impact business does not believe that it is exposed to a concentration of credit risk. However, during periods of economic downturn, the credit profiles of clients could change.

Foreign Currency Risk

Due to the international nature of the Blue Impact business’s operations, it is subject to translation and transaction risks related to changes in foreign currency exchange rates. Changes in the value of foreign currencies against the U.S. Dollar, which is the reporting currency for the Blue Impact business, affect the results of operations and financial position of the Blue Impact business. The Blue Impact business entities use the local currency in which they operate as their functional currency. The foreign currencies that most significantly impacted the Blue Impact business’s results during the year ended December 31, 2018 were the Canadian Dollar, Euro and British Pound Sterling.

The Blue Impact business is subject to foreign currency risk arising from changes in the value of its foreign currency denominated debt. However, the principal and interest payments of the Blue Impact business’s foreign currency denominated debt is denominated in the same currency as the functional currency of the obligors of such debt. As a result, its foreign currency risk related to its foreign currency denominated debt is mitigated. The Blue Impact business is also exposed to currency risks as a result of potential exchange rate fluctuations where transactions are made in currencies other than the functional currencies of each of its constituent segments. However, for the most part, because the revenue and expenses of its foreign operations are denominated in the same local currency, the economic impact on operating margin is minimized. The Blue Impact business considers these risks to be relatively limited and therefore does not hedge its foreign exchange risk.

The effects of foreign currency exchange transactions on the Blue Impact business’s results of operations and financial condition are discussed in Note 2 to the Consolidated Financial Statements.

The Blue Impact business monitors the currencies of countries in which it operates in order to determine if the country should be considered a highly inflationary environment. A currency is determined to be highly inflationary when there is cumulative inflation of approximately 100% or more over a three-year period. If this occurs, the functional currency of that country would be changed to the Blue Impact business’s reporting currency, the U.S. Dollar, and foreign exchange gains or losses would be recognized on all monetary transactions, assets and liabilities in currencies other than the U.S. Dollar until the currency is no longer considered highly inflationary.

Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Blue Impact business’s interest rate risk exposure results from its variable-rate financial instruments. As of December 31, 2018, the Blue Impact business had approximately $65.9 million in variable-rate financial instruments.

Assuming that the total principal amount of the Blue Impact business’s variable-rate financial instruments remained constant during the year ended December 31, 2018, a 1% increase in interest rates would have increased its interest expense by $0.7 million, whereas a 1% decrease in interest rates would have decreased its interest expense by $0.7 million.

Market Risk

WAS’s pension plan assets are exposed to market risk. The fair value of its pension plan assets may appreciate or depreciate during the year, which can result in lower or higher pension expense and funding requirements in future periods.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Management and Board of Directors

The following persons are anticipated to be the directors and executive officers of the post-business combination company, which will be renamed “Blue Impact Inc.” following the business combination:

Name	Age	Title
Holly Zheng	46	President, Chair and Director of Blue Impact
Brett Marchand	53	Chief Executive Officer and Director of Blue Impact
He Shen	45	Interim Chief Financial Officer, Chief Development Officer — M&A and Director of Blue Impact
Martin Faucher	50	Chief Integration Officer of Blue Impact
Melanie Dunn	48	Chief Executive Officer and President of Cossette
Nathan McDonald	45	Chief Executive Officer of WAS
Jun Ji	50	Director of Blue Impact
Jeff Karish	46	Director of Blue Impact
Darryl McCall	65	Director of Blue Impact
Kenneth B. Robinson	64	Director of Blue Impact
Zhe Wei	49	Director of Blue Impact
Richard White	66	Director of Blue Impact

Information about Anticipated Executive Officers and Directors Upon the Closing

We anticipate increasing the initial size of our board of directors from six directors to eleven directors prior to the special meeting, each of whom will be voted upon by our stockholders at the special meeting. If all director nominees are elected and the business combination is consummated, our board of directors will consist of nine directors with two vacancies.

Holly Zheng is anticipated to be the post-combination Executive Chairperson of Blue Impact, as well as the President. In her capacity as President of Blue Impact, Ms. Zheng will oversee Madhouse’s operations, among other functions. Ms. Zheng has served as a Director and Executive Vice President of BlueFocus since 2015, and as a Director of BlueFocus since 2015. Ms. Zheng has also acted as the President and Chief Executive Officer of BlueFocus International Limited since 2014. Additionally, Ms. Zheng has acted as President of BlueFocus Communication Group of America Inc., a subsidiary of BlueFocus, which will remain a subsidiary of BlueFocus following the Closing, since 2014. Ms. Zheng has acted as a Director of Vision7 International Inc., We Are Very Social Limited and Metta Communications Limited, each since 2015 and Ms. Zheng will relinquish such roles upon the Closing. With over 18 years of marketing and sales experience, Ms. Zheng is well-positioned to act as Executive Chairperson and a Director of Blue Impact given her extensive knowledge across a variety of industries and her experience in global strategy and business development. Ms. Zheng’s prior responsibilities at BlueFocus included leading a team of 2,300 employees, managing international business development, overseeing global strategy and investment, portfolio management and integration, branding and revenue growth. Prior to BlueFocus, Ms. Zheng served as the Senior Director of Strategic Sales and Marketing at Marvell Semiconductor from 2011 to 2014, and as the Assistant Vice President in 2014. Ms. Zheng also has management experience with Fortune 500 companies including Philips Semiconductor (which has since been acquired by NXP Semiconductors N.V.) where she acted as Global Key Account Manager from 2006 to 2008, NXP Semiconductors N.V. where she has acted as Manager from 2001 to 2007 and Cisco Systems, Inc. where she acted as Marketing Manager from 1998 to 1999. Ms. Zheng also served as a Director of NXP Semiconductors N.V. from 2007 to 2008 and as Director of ST-Ericsson from 2008 to 2011. Ms. Zheng also acted as the Vice President of the North America Chinese Clean-Tech & Semiconductor Association from 2008 through 2013. Ms. Zheng holds a Bachelor of Arts degree from Beijing Foreign Studies University and a Master’s degree in Information Technology Management from Michigan State University. Ms. Zheng has also completed Executive Management training at the Ashridge Business School in the United Kingdom and Tsinghua University PBC School of Finance in China.

Brett Marchand is anticipated to be the post-combination Chief Executive Officer of Blue Impact, as well as a Director. Mr. Marchand has spent 14 years with Blue Impact’s predecessors, acting as Chief Growth Officer of Blue Focus International since January 2015 and as President and Chief Executive Officer, as well as a director and audit committee member, of Vision 7 International since December 2014, serving in each role until the Closing.

Mr. Marchand has also served as a Director of Vision 7 Communications U.S. Inc. since June 2015 and at Vision 7 Communications, Inc. since July 2010. In his role as Chief Executive Officer of Vision 7, Mr. Marchand oversees more than ten agencies operating in four countries and ten offices around the world. With 30 years of experience in the marketing and advertising industry, including in senior executive roles, Mr. Marchand brings a depth of expertise in operations and management and is well-positioned to serve as Blue Impact’s Chief Executive Officer and a Director, which will involve overseeing Blue Impact’s global operations and growth plan. Mr. Marchand also served in the following roles for Cossette: as President from June 2012 to June 2014, Chief Executive Officer from June 2014 to September 2018, Executive Chair since September 2018 and Director since July 2010. Prior to working at Cossette, Mr. Marchand acted as Brand Manager at Procter & Gamble from 1989 to 1994, Business Director at Campbell Soup Company from 1994 to 1999, Vice President of Marketing at Molson Coors from 1999 to 2000, President and Chief Marketing Officer of Onside Inc. from 2000 to 2002 and President of Lowe Roche Advertising from 2002 to 2005. Mr. Marchand also served as the Chairperson of the Canadian Institute of Communication Agencies from 2006 to 2009 and as a Board Member of EDC Communications, UK from 2014 to 2017. Mr. Marchand has served as a Director at various Vision 7 subsidiaries, including at Gene Global Inc. since March 2016, at Showroom G.P. Inc. since January 2010 and at Path IQ Inc. since June 2015. Additionally, Mr. Marchand has served as a Director at Greenhouse G.P. Inc. since January 2018, at CGMBSM Investments ULC (formerly known as CGMBSM Investments Inc.) since March 2017 and at 1507176 Alberta ULC (formerly known as 1507176 Alberta Ltd) since November 2009. Mr. Marchand also serves on numerous other boards of organizations, including St. Michael’s Hospital Foundation, Pathways for Education and the Ontario Science Centre. Mr. Marchand holds a Bachelor of Commerce degree in Finance and Marketing from the University of Alberta.

He Shen is anticipated to be the post-combination Interim Chief Financial Officer and Chief Development Officer — M&A of Blue Impact, as well as a Director. Mr. Shen has served as the Chief Financial Officer of BlueFocus International Limited since February 2016, and will relinquish this role upon the Closing. Mr. Shen previously acted as a Chief Financial Officer at the NAGA Group from September 2017 to August 2019 and as an Investment Partner at the NAGA Group since September 2017, as well as an advisor to the Chief Executive Officer of Institutional & International Banking at the Australia and New Zealand Banking Group from August 2015 to February 2016 and as the Co-Head and Managing Director of the Strategic Transactions Group at Lloyds Banking Group from April 2005 to August 2015. From 1996 to 2005, Mr. Shen worked as an investment banker in New York and London for a number of global financial institutions, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette and Credit Suisse Group. Given Mr. Shen’s 23 years of experience in corporate finance and investment banking, he is highly qualified to serve as Chief Financial Officer and a Director of Blue Impact and will provide critical insight to Blue Impact’s strategic transactions and financing endeavors going forward. He has a Chartered Financial Analyst qualification, and holds Bachelor of Science degree in Electrical Engineering and a Bachelor of Arts degree in Economics and Business from Lafayette College.

Martin Faucher has served as the Chief Integration Officer of Blue Impact since January 2020. From January 2016 until December 2019, Mr. Faucher acted as the Chief Financial Officer of Laboratoires C.O.P. Inc. — Ideal Protein, a private company majority-owned by Apax Partners LLP. Additionally, Mr. Faucher previously served as the Chief Financial Officer of Cossette and Vision 7 from August 2008 until December 2015. Prior to his appointment at Cossette, Mr. Faucher was the former Chief Financial Officer of iPerceptions, a public company in Canada, from 2007 to 2008 and Chief Financial Officer of Microbridge Technologies Canada Inc. from 2004 to 2007. From June 1996 to January 2004, Mr. Faucher was Chief Financial Officer and co-owner of Kaydara Inc. He has started his career with Ernst & Young, LLP, as an external auditor in September 1992. In 1994, he was promoted to the Mergers and Acquisitions group, providing acquisition, divestiture, valuation, financing and reorganization services to leading international companies. Mr. Faucher holds a Bachelor of Commerce degree in Finance and Management Science, obtained in 1991, when he graduated with the Great Distinction, University Scholar and Faculty of Management Award designations from McGill University, as well as a diploma in Public Accountancy from McGill University obtained in 1993. In 2014, Mr. Faucher obtained the ASC (Chartered Director) designation from the Collège des administrateurs of Université Laval. Mr. Faucher has been a member of the Ordre des comptables agréés du Québec (Quebec CPA Order) since 1995. Mr. Faucher served as a member of the Vision 7 board of directors from December 2014 until February 2016. Additionally, Mr. Faucher served as the chairman of the board of directors of Lakeroad Hedge Fund L.P. from 2013 to 2017, and as a board member of Adgear Technologies Inc. from 2010 to 2016 (a company that was minority-owned by Cossette) and of TelcoBridges Inc. from 2015 to 2016. Mr. Faucher currently serves as a board member and treasurer of Orchestre Métropolitain since 2015.

Melanie Dunn has served as the President and Chief Executive Officer of Cossette since November 2017, and is expected to continue such roles after the Closing. Prior to such roles, Ms. Dunn has acted as the President of Cossette Quebec and Chair of Vision 7, Quebec from May 2015 until October 2017. Ms. Dunn has served on the board of directors of Cascades Inc. since November 2019, Canada Post Corporation since May 2018, Cercle Des Presidents Du Québec since April 2018, the Chamber of Commerce of Metropolitan Montreal since February 2014 (for which she acted as chair from 2018 through 2019), and the CHU Sainte-Justine Foundation since June 2012. Additionally, Ms. Dunn previously acted as a member of the board of directors for the Health Standards Organization from February 2018 to January 2020, the Canadian Marketing Association from November 2013 through December 2016, Fitspirit from March 2012 to June 2015, the A2C — Association des agences de communication creative from 2011 to 2015, the Fondation En Vue de I’Institut Nazareth et Louis-Braille from 2008 to 2010, and the A2C Association of Creative Communications Agencies from November 11 to October 2015, and as a member of the selection committee of the Telus Community Investment Board from November 2014 to September 2018. Ms. Dunn received a Bachelor’s degree in Economics and a certificate in marketing from Université du Québec à Montréal, École des Sciences de la Gestion in 1994 and 1995, respectively.

Nathan McDonald is the co-founder of WAS and has served as the Chief Executive Officer since June 2017, and is expected to continue serving in such role after the Closing. Prior to acting as the Chief Executive Officer of WAS, Mr. McDonald acted as the Director of various subsidiaries of WAS since June 2008. Additionally, Mr. McDonald previously acted as the account director for 1000heads Group Limited from December 2007 to May 2008, and for MRM Worldwide (UK) Limited. from December 2003 to November 2007. Mr. McDonald received a Bachelor of Arts degree from the University of Sydney in 1994.

Jun Ji is one of the founding partners of Broad & Bright. From 1994-1997 he was an associate with Mori Hamada & Matsumoto in Tokyo, and practiced with Kirkland & Ellis LLP in their Los Angeles office from 1998 to 2000. Before founding Broad & Bright in 2004, Mr. Ji was a partner at Zhongzi Law Office in Beijing. Mr. Ji received his LLB degree from Peking University in 1991. He also holds two LLM degrees from the University of Tokyo Law School (1997) and Harvard Law School (1998), respectively. We believe that Mr. Ji is well qualified to serve as a member of the board of directors due to his legal experience and business contacts.

Jeffrey Karish is a private equity investor and has served as director of the Heritage Group, an investment holding company focused on healthcare and medical research, since 2015. Prior to that, Mr. Karish was the President of Windsor Media LLC from 2007-2014, with a focus on investment and finance which included private equity funding, early stage venture capital funding and general investment management of a significant portfolio of fixed income assets. Previously, Mr. Karish was Head of Media Strategy and Corporate Development at Yahoo from 2005-2008, with a primary focus in strategic growth initiatives and M&A. Before joining Yahoo, he was a management consultant at McKinsey & Company, and a key member of McKinsey’s West Coast Media and Technology practice. Mr. Karish currently sits on the board of Digital Turbine, Inc. (NASDAQ: APPS) where he chairs the Compensation, Nominating and Corporate Governance Committee. Mr. Karish holds a J.D. from Harvard University, a Masters of Philosophy in International Relations from Cambridge University, and a Bachelor’s degree in History from U.C. Berkeley. We believe that Mr. Karish is well qualified to serve as a member of the board of directors due to his strategic consulting, mergers and acquisitions, finance and governance experience.

Darryl McCall has served as our President and COO since inception and is our director. With more than 35 years of domestic and international operating experience with consumer products businesses, Mr. McCall will provide us with a broad range functional expertise and executive leadership experience. Mr. McCall served as Executive Vice President and Executive Committee member at Coty, Inc. from 2008 to 2014 where his key responsibilities involved the management of numerous global manufacturing facilities and distribution centers. During his tenure at Coty, Mr. McCall also held major responsibilities related to the integration of 5 acquired businesses and helped lead the company through its $1.0 billion initial public offering in 2013. Prior to joining Coty, Mr. McCall held numerous positions at Procter & Gamble from 1978 to 2008. From 2007 to 2008, Mr. McCall was Product Supply Vice President — Global Fabric Care, leading a global organization comprised of more than 35 manufacturing operations centers and more than 16,000 employees. From 2005 to 2006, Mr. McCall served as General Manager of Procter & Gamble’s Global Personal Cleansing Care Division which oversees brands such as Camay®, Gillette®, Ivory®, Olay®, Old Spice®, and Zest®. Mr. McCall also held significant responsibilities for integrating certain of Procter & Gamble’s large acquisitions. Notable examples include the leadership of the supply chain integration of Gillette® and Wella®. Over the course of his career Mr. McCall has managed operations in Belgium, Canada, the United Kingdom, France, Switzerland and the United States. He also is an outside independent Director for HCP Packaging. Mr. McCall obtained a Bachelor of Science degree in Chemical Engineering from the University of California, Santa Barbara in 1978. We believe that Mr. McMcall is well qualified to serve as a member of the board of directors due to his operational experience, experience with acquisitions and post-acquisition integration experience and business contacts.

Zhe Wei is the founding partner and Chairman of Vision Knight Capital. Mr. Wei has 20 years of experience in investment, management and operations in China. Prior to founding Vision Knight Capital, Mr. Wei was the CEO of Alibaba.com Limited for five years. Mr. Wei successfully led the listing of Alibaba.com Limited on the Hong Kong stock exchange in 2007. Mr. Wei worked for Kingfisher plc from 2000 to 2006, a leading home improvement retailer in Europe and Asia, in multiple roles, including as the chief representative for Kingfisher’s Asia sourcing office, Chief Financial Officer and Chief Executive Officer of B&Q China, a subsidiary of Kingfisher plc. Prior to that, Mr. Wei was head of investment banking for Orient Securities Co. and then corporate finance manager at Coopers & Lybrand (now part of PricewaterhouseCoopers). Among others, Mr. Wei has held non-executive directorship positions in HSBC Bank (China), Company Limited and The Hong Kong and Shanghai Banking Corporation Limited. Mr. Wei was ranked one of “China’s Best CEOs” by Financial Asia magazine in 2010. Mr. Wei holds a Bachelor’s degree in International Business Management from Shanghai International Studies University and is a graduate of the corporate finance program at the London Business School. We believe that Mr. Wei is well qualified to serve as a member of the board of directors due to his investment, management and operational experience and business contacts.

Richard White, our director, has served as chief executive officer of Aeolus Capital Group Ltd., a financial and strategic management advisory firm, since May 2017. Mr. White served as Managing Director and head of Oppenheimer & Co. Inc.’s. Private Equity and Special Products Department from 2004 until April 2017. From 1997 until 2002, Mr. White was a Managing Director of CIBC Capital Partners, the private equity merchant banking division of Canadian Imperial Bank of Commerce, the successor by acquisition of Oppenheimer & Co., Inc. From 1985 until 1997, Mr. White was a Managing Director and one of approximately 30 General Partners of Oppenheimer & Co. Inc. Mr. White was responsible for founding and building several of its investment banking industry groups including consumer products, business services, industrials, technology, gaming and leisure, and real estate. Mr. White also headed Oppenheimer’s mergers and acquisitions department. Mr. White is a CPA. Mr. White is a member of the Board of Directors of Escalade, Incorporated, a sporting goods company (NASDAQ: “ESCA”) and Lead Independent Director of G-III Apparel Group Ltd., a manufacturer, retailer, and distributor of apparel (NASDAQ: “GIII”). Mr. White holds a Masters in Business Administration from the Wharton Graduate School of the University of Pennsylvania and a B.A. from Tufts University. We believe that Mr. White is well qualified to serve as a member of the board of directors because of his strong finance, accounting, strategic planning and investment management experience as well as his entrepreneurial disposition. Mr. White is considered an audit committee financial expert under SEC rules.

Kenneth B. Robinson is Senior Vice President Audit Services of Exelon Corporation, an integrated power and utility company, since 2016. Prior to Exelon, Mr. Robinson spent almost 40 years at The Procter and Gamble (P&G) Company in a variety of senior Finance leadership role across several of P&G business, including CFO of P&G Middle East, CFO — Global Sales organization, CFO of Global Personal Beauty Care, and Global Chief Audit Executive. Mr. Robinson’s professional career has allowed him to accumulate significant experiences through broad business leadership roles in accounting, audit, compliance, governance, risk management, strategy, profit and loss responsibility, customer/retail operations, and digitization. Mr. Robinson currently serves on Morgan Stanley Private Bank board — a subsidiary of Morgan Stanley. Mr. Robinson also is a Trustee of the Financial Accounting Foundation which oversees the Financial Accounting Foundation and the Governmental Accounting Foundation Boards. Mr. Robinson obtained a Bachelor of Science degree in Banking and Financial Services at Mississippi State University — College of Business and Industry in 1977. Mr. Robinson then attended the University of Memphis, where he received his Masters in Business Administration in Finance in 1981. We believe that Mr. Robinson is well qualified to serve as a member of the board of directors due to his strong accounting, compliance, corporate governance, risk management and operational experience.

Committees of the Board of Directors

The standing committees of our board of directors currently include an audit committee, a compensation committee and a nominating and corporate governance committee and, after the business combination, will include an independent director committee. Each of the committees will report to the board of directors as they deem appropriate and as board of directors may request. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The principal functions of the audit committee will include, among other things:

•        the appointment, compensation, retention, evaluation and, where appropriate, termination and replacement, and oversight of the work of the independent registered accounting firm and any other independent registered public accounting firm engaged by us;

•        reviewing and discussing with the independent registered public accounting firm their annual audit plan;

•        reviewing and discussing with management, the senior internal auditing executive and the independent registered public accounting firm the Company’s annual audited and quarterly financial statements and annual report and quarterly reports to be filed with the SEC;

•        approving all audit and permissible non-audit and tax services to be performed by the independent registered public accounting firm and the related fees for such services;

•        reviewing and discussing with the independent registered accounting firm all relationships the independent registered accounting firm have with us in order to evaluate their continued independence;

•        setting clear hiring policies for employees or former employees of the independent registered accounting firm;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered accounting firm describing (i) the independent registered accounting firm’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

•        reviewing with management, the senior internal auditing executive and the independent registered accounting firm any correspondence with regulators or government agencies or published reports that raise material issues regarding our financial statements or accounting policies; and

•        reviewing any significant changes in or auditing policies.

Upon Closing of the business combination, we anticipate our audit committee will consist of Messrs. White, Karish and Robinson, with Robinson serving as the chair of the audit committee. We anticipate that each of Messrs. White, Karish and Robinson will qualify as independent directors according to the rules and regulations of the SEC and the NYSE with respect to audit committee membership. We also believe that Mr. White will qualify as our “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K.

Compensation Committee

The principal functions of the compensation committee will include, among other things:

•        evaluating periodically the performance of our Chief Executive Officer and other executive officers in light of the corporate goals and objectives of our executive compensation plans and, either as a committee or together with the other independent directors, determining and approving the compensation of our Chief Executive Officer and other executive officers based on such evaluation;

•        reviewing and approving, or recommend to the full board for approval, any compensatory contracts or similar transactions or arrangements with current or former executive officers and such other employees as the committee shall determine;

•        reviewing our executive compensation policies and plans, including the corporate goals and objectives applicable to those plans;

•        implementing and administering our incentive compensation equity based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•        producing a report on executive compensation to be included in our annual proxy statement; and

•        evaluating director compensation, including equity based compensation, fees for service on the board of directors and its committees, and fees for attendance at meetings of the board of directors and its committees, and approving, or making recommendations to the full board, regarding director compensation.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.

Upon Closing of the business combination, we anticipate our compensation committee will consist of Messrs. White, Karish and Wei, with Wei serving as the chair of the compensation committee. We anticipate that each of Messrs. White, Karish and Wei will qualify as independent directors according to the rules and regulations of the SEC and the NYSE with respect to compensation committee membership.

Nominating and Corporate Governance Committee

The principal functions of the nominating and corporate governance committee will include, among other things:

•        determining the qualifications, qualities, skills and other expertise required to be a director and develop, and recommend to the full board for its approval, criteria to be considered in selecting nominees for director;

•        searching for, identifying, evaluating and select, or recommend for selection by the full board, candidates to fill new positions or vacancies on the board or board committees;

•        developing and approving, or, recommending to the board of directors for approval, and overseeing implementation of our corporate governance guidelines;

•        coordinating and overseeing the annual self evaluation of the board of directors and its committees; and

•        overseeing our overall corporate governance and recommending improvements as and when necessary.

Upon Closing of the business combination, we anticipate our nominating and corporate governance committee will consist of Messrs. Robinson, Wei and Ji, with Ji serving as the chair of the nominating and corporate governance committee. We anticipate that each of Messrs. Robinson, Wei and Ji will qualify as independent directors according to the rules and regulations of the SEC and the NYSE with respect to nominating and corporate governance committee membership.

Independent Director Committee

The post-business combination company will have a committee of the Board comprising not less than three independent directors (an “Independent Director Committee”) who shall each qualify as a director “independent” from the Company, BlueFocus and the Sponsor for purposes of Rule 303A.02 of the NYSE Listed Company Manual, Rule 10A-3 of the Securities Exchange Act of 1934 and Delaware law, in each case, as determined in good faith after consultation with outside counsel, and determined from time to time. Pursuant to the terms of the Share Exchange Agreement and the Investor Rights Agreement, the Independent Director Committee will consist of two independent directors designated by Seller and one independent director designated by Legacy. Pursuant to the Share Exchange Agreement, all determinations to be made by the post-business combination company in connection with the Earnout Payment and the Purchase Price Adjustment will be made by the Independent Director Committee. The Independent Director Committee will also have the authority to review, evaluate, negotiate and recommend other “interested” and “related person” transactions.

Upon Closing of the business combination, we anticipate our Independent Director Committee will consist of Messrs. Wei, Robinson and Ji, with Wei serving as the chair of the Independent Director Committee. We anticipate that each of Messrs. Wei, Robinson and Ji will qualify as a director “independent” from the Company, BlueFocus, and the Sponsor for purposes of Rule 303A.02 of the NYSE Listed Company Manual, Rule 10A-3 of the Securities Exchange Act of 1934 and Delaware law.

Director Nominations

Our nominating and corporate governance committee will recommend to the board of directors our candidates for nomination for election at the annual meeting of the stockholders. We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Code of Ethics and Committee Charters

We will file copies of our Code of Ethics applicable to our directors, officers and employees, our Code of Ethics, our audit committee charter, our compensation committee charter and our nominating committee charter to be effective upon the Closing as exhibits to a Form 8-K promptly after the Closing. You may review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Post-Combination Company Executive Compensation

The following disclosure concerns the compensation of individuals who will serve as the Company’s named executive officers and directors following the completion of the business combination.

Compensation Philosophy and Objectives Following the Business Combination

Following the closing, Blue Impact intends to develop an executive compensation program that is designed to align compensation with Blue Impact business’ objectives and the creation of stockholder value, while enabling Blue Impact to attract, motivate and retain individuals who contribute to the long-term success of Blue Impact.

Decisions on the executive compensation program will be made by the compensation committee, as established at the closing. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the compensation committee. The executive compensation program actually adopted will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion. We expect that the compensation committee will retain an independent compensation consultant to assist the committee in renewing the compensation of the executive officers and other key employees following the Closing.

We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive to attract and retain our executive officers. We anticipate that the compensation committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term equity-based incentive compensation. In general, we expect to grant the long-term equity-based incentive compensation under the Incentive Plan if we obtain stockholder approval of the plan in connection with this proxy statement.

Brett Marchand

It is anticipated that Brett Marchand will be appointed the Chief Executive Officer of Blue Impact. In connection with his appointment, it is expected that Mr. Marchand will enter into an employment agreement on the terms described below. The agreement will provide that Mr. Marchand will receive an annual base salary of $750,000 and be eligible for an annual performance bonus of up to 100% of his base salary, subject to the achievement of certain performance metrics to be established by our board of directors or the compensation committee. The agreement will include a 12-month non-competition covenant and a 24-month non-solicitation covenant by Mr. Marchand that will apply after his employment terminates. Mr. Marchand’s employment agreement will provide that if his employment is terminated by Blue Impact without cause or by Mr. Marchand for good reason (as such terms will be defined in the agreement), he will be entitled to cash severance equal to two times his annual rate of base salary and average annual bonus for the preceding two years, plus a pro-rated bonus for the year in which his termination occurs. Mr. Marchand’s right to receive this severance benefit will be subject to his providing a release of claims in favor of Blue Impact and compliance with his covenants under the agreement. If Mr. Marchand’s employment is terminated by Blue Impact for cause or by Mr. Marchand other than for good reason, in either case at any time prior to January 1, 2025, he will be required to make a cash payment to Blue Impact, with the amount of such payment to be $2.0 million if such a termination occurs prior to January 1, 2021 and to be reduced by $400,000 annually if the termination occurs after that date and prior to January 1, 2025.

Retention Agreements with Certain Executive Officers

Brett Marchand has entered into a retention agreement with Blue Focus International Ltd., dated November 11, 2019; Holly Zheng and He Shen have each entered into a retention agreement with BlueFocus Communication Group of America, dated February 21, 2020; and Melanie Dunn has entered into a retention agreement with Vision 7, dated September 25, 2019. Each of these agreements provide the executive with an opportunity for a retention bonus, in the amount of $825,000 for Mr. Marchand, $577,000 for Ms. Zheng, $400,000 for Mr. Shen, and CAN$300,000 for Ms. Dunn. Each retention bonus is generally subject to the executive’s continued employment with the applicable company for 180 days following the closing of the business combination. Each executive will also be entitled to payment of this bonus if his or her employment is terminated prior to the closing of the business combination or during that 180-day period after the closing either by the applicable company without cause, by the executive for good reason, or due to the executive’s death or permanent disability (as such terms are defined in the applicable agreements). These retention agreements also include certain non-competition, non-solicitation and other restrictive covenants that apply during the executive’s employment with the applicable company and for a period of 12 months thereafter (other than (i) Ms. Zheng who is not subject to the non-competition covenant post-termination and (ii) the non-solicitation covenant applies for 24 months following termination for each executive).Nathan McDonald is also expected to receive an opportunity for a retention bonus in the amount of $225,000 and to enter into an agreement on terms substantially similar to those described above.

Equity Interests

It is expected that, following the closing of the business combination, Mr. Marchand will be granted a warrant with respect of 2,500,000 shares of our common stock in consideration for his advisor services rendered in connection with the negotiation and completion of the business combination. The warrant will not be exercisable unless Blue Impact achieves certain financial performance goals established by the board of directors or the compensation committee, with 60% of the warrant to be exercisable on December 31, 2022 if the goals established for the 2020-2022 period are achieved, 20% of the warrant to be exercisable on December 31, 2023 if the goals established for the 2020-2023 period are achieved, and 20% of the warrant to be exercisable on December 31, 2024 if the goals established for 2020-2024 period are achieved. If Mr. Marchand’s employment with Blue Impact is terminated by Blue Impact without cause or by Mr. Marchand for good reason (as such terms are defined in his employment agreement with the Blue Impact described above), the portion of the warrant allocated to any performance period that has not yet been completed will be fully exercisable on such termination. The warrant is expected to have a per-share exercise price of $10.00 and a term that will expire on December 31, 2024. Subject to applicable securities laws, any shares issued to Mr. Marchand pursuant to the warrant may be sold immediately.

Blue Valor, our largest post-Closing stockholder, is anticipated to grant Holly Zheng and He Shen a long-term equity-based incentive award following the business combination. Each of these awards will be granted with respect to shares of our common stock that are owned by Blue Valor (we will have no obligation with respect to the grants which will not be made under our Incentive Plan), such number of shares to be agreed upon by Blue Valor and the executive. The type of award and other terms of these grants had not been determined as of the date of filing of this proxy statement.

EXECUTIVE AND DIRECTOR COMPENSATION

Legacy Acquisition Corp.

The following disclosure concerns the compensation of the Company’s officers and directors for the fiscal years ended December 31, 2018 and December 31, 2019 (i.e., pre-business combination).

None of our directors or executive officers have received any cash compensation for services rendered to us. Until the earlier of Closing of the business combination and our liquidation, since November 16, 2017, we have paid and will continue to pay our Sponsor a total of $10,000 per month for office space, utilities, secretarial support and other administrative and consulting services. We may pay our executive officers, directors, members of our Advisory Council or other members of our Sponsor for consulting related services, such as due diligence, in connection with the investigation of potential target companies with which we are in discussion. Our Sponsor, executive officers and directors, or any of their respective affiliates, have been and will be reimbursed for any out of pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, including in respect of the business combination. Our independent directors regularly receive information on payments made to officers and directors and a summary of cash disbursements to our Sponsor, officers, directors or our or their affiliates and have opportunity to request detail regarding such expenses.

After the completion of the business combination, our directors or members of our management team who remain with us may be paid consulting, management or other fees from Blue Impact; although, other than Messrs. White and McCall, whom we expect to remain with post-Closing Blue Impact as directors, we do not expect any members of our board of directors or management team to remain with the post-Closing Blue Impact if the business combination closes. In connection with Messrs. White’s and McCall’s respective agreements to serve as directors on the board of directors of the post-Closing Blue Impact, neither Mr. White nor Mr. McCall had any independent discussions or negotiations with the Seller, its management team or its affiliates. In addition, neither Mr. White nor Mr. McCall has had any discussions to secure, nor have they otherwise secured, any compensation for such service on the board of directors of the post-Closing Blue Impact other than any compensation that is anticipated to be paid to non-management members of the board of directors of the post-Closing Blue Impact that are similarly situated to Mr. White or Mr. McCall, as applicable. For a discussion of our executive compensation arrangements after the Closing, please see the section entitled “Management After the Business Combination.”

Blue Impact Target

The following disclosure concerns the compensation of Blue Impact Target’s officers for the fiscal years ended December 31, 2018 and December 31, 2019 (i.e., pre-business combination).

Summary Compensation Table — Fiscal 2018 and 2019

The following table sets forth certain information concerning compensation paid to Blue Impact Target’s named executive officers (the “Target NEOs”) for the last fiscal year:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Brett Marchand	2019	423,702	—		—	—		423,702	(2)	—	39,842	887,246
Chief Executive Officer of Vision 7(1)	2018	406,229	—		—	146,292	(3)	406,229	(2)	—	34,992	993,742

Holly Zheng	2019	240,000	—	(4)	—	—		—		—	12,639	252,639
Director and Executive Vice President of BlueFocus Intelligent Communications Group	2018	240,000	81,600	(6)	—	—		—		—	13,500	335,100

He Shen	2019	200,000	—	(4)	—	—		—		—	10,003	210,003
Interim Chief Financial Officer of BlueFocus Intelligent Communications Group	2018	200,000	20,485	(6)	—	—		—		—	10,000	230,485

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Melanie Dunn	2019	388,295		—		—	—		159,120	(8)	—	15,378	562,790
President and Chief Executive Officer of Cossette(1)	2018	372,281		152,558	(7)	—	109,841	(3)	485,655	(8)	—	14,744	1,135,079

Nathan McDonald	2019	355,405	(10)	—		—	—		—		—	127,444	482,849
Chief Executive Officer of WAS(9)	2018	301,769		—		—	—		—		—	126,433	437,202

____________

(1)      Mr. Marchand and Ms. Dunn were compensated by their employer in Canadian dollars. All figures in this Summary Compensation Table as it relates to their compensation were converted from Canadian dollars to U.S. dollars at the end of the applicable fiscal year. An exchange rate of CAN$1.00 to US$0.7689 was used for fiscal 2019 and an exchange rate of CAN$1.00 to US$0.73719 was used for fiscal 2018.

(2)      Mr. Marchand participates in an executive bonus plan maintained by Vision 7, pursuant to which he is eligible to receive an annual bonus based on Vision 7’s earnings before interest, tax, depreciation and amortization (EBITDA) growth rate during the applicable year. His target bonus for fiscal 2018 and 2019 under this plan was 80% of his base salary and, based on Vision 7’s EBITDA growth rate in 2018 and 2019, he received a payment of 125% of this target bonus amount (or 100% of his base salary) for each year.

(3)      The amounts reported reflect the grant date fair value of a time-based stock option award granted to Mr. Marchand and Ms. Dunn on September 1, 2018 by Vision 7 under its Equity Participation Plan and is accounted for in accordance with FASB ASC Topic 718.

(4)      At the time of filing this proxy statement, the final bonuses for fiscal 2019 for Ms. Zheng and Mr. Shen had not been finalized. The total bonuses paid to Ms. Zheng and Mr. Shen for fiscal 2019 will be provided once the amounts are finalized and will be disclosed in a Form 8-K that is expected to be filed in April 2020.

(5)      For Mr. Marchand, this amount for 2019 includes $20,168 in contributions to his individual Registered Retirement Savings Plan (“RRSP”) account by Vision 7, $3,136 in contributions by Vision 7 with respect to his medical benefits, $16,147 provided to Mr. Marchand for his car allowance and $391 for employer-paid premiums for Mr. Marchand’s personal life insurance policy. For Ms. Zheng and Mr. Shen, these amounts for 2019 represent employer contributions to each executive’s account under the BlueFocus 401(k) Retirement Plan. For Ms. Dunn, this amount for 2019 includes $13,840 in contributions to her individual RRSP account and a $1,538 allowance for cost of annual health check-ups. For Mr. McDonald, this amount for 2019 includes a housing allowance of $10,268 per month pursuant to his employment agreement with WAS, a maximum contribution amount under Hong Kong law of $2,310 to his account under the Mandatory Provident Fund, and $1,918 in contributions with respect to his and his family’s health benefits.

(6)      Amounts are discretionary bonuses awarded to Ms. Zheng and Mr. Shen by the board of directors of BlueFocus Intelligent Communications Group based on its assessment of the executive’s individual performance during the fiscal year.

(7)      This amount represents a discretionary bonus awarded to Ms. Dunn for retention purposes by Vision 7.

(8)      Ms. Dunn participates in a profit sharing plan, pursuant to which she is eligible to receive an annual bonus based on earnings from operations. This amount represents the amount she earned for fiscal 2018 and 2019 under the profit sharing plan.

(9)      Mr. McDonald was compensated by WAS in Hong Kong dollars. All figures in this Summary Compensation Table as it relates to his compensation were converted from Hong Kong dollars to U.S. dollars at the end of the applicable fiscal year. An exchange rate of HKD$7.79112 to US$1.00 was used for fiscal 2019 and an exchange rate of HKD$7.8338 to US$1.00 was used for fiscal 2018.

(10)    Effective March 2019, Mr. McDonald’s base salary increased from HKD$2,364,000 to HKD$2,850,000 per annum (or from US$303,422 to US$365,801 based on the 2019 exchange rate described in Footnote 9 above).

Employment, Termination or Change in Control Agreements

Mr. Marchand entered into an employment agreement with Vision 7, dated December 29, 2014, that provides for his employment as Vision 7’s Chief Executive Officer. The agreement does not have a specified term and provides for Mr. Marchand to receive an annual base salary of CAN$551,050. The agreement also provides for Mr. Marchand to receive an annual bonus pursuant to a profit sharing plan (in which all regular employees of Vision 7 participate) and an executive incentive plan. Mr. Marchand is also entitled to participate in Vision 7’s benefit plans made available to senior executives generally, to receive an annual contribution from Vision 7 to his individual RRSP account equal to the amount of his maximum RRSP contribution for the applicable year, and to receive an auto allowance and certain other benefits specified in the agreement. In the event Mr. Marchand’s employment with Vision 7 is terminated by Vision 7 without cause or by Mr. Marchand for good reason (as such terms are defined in the agreement), he would be entitled to a lump-sum payment of 30 months of his base salary at the rate then in effect, a pro-rated bonus for the year in which his termination occurs, and continued provision by Vision 7 of the benefits provided in the agreement for 30 months following his termination. The agreement provides that upon payment by Vision 7 of the severance benefits described above, Mr. Marchand will be deemed to have released Vision 7 and its affiliates from all claims (other than his rights to indemnification by Vision 7 or coverage under its insurance policies). In connection with the business combination, it is expected that Blue Impact will enter into a new employment agreement with Mr. Marchand which is described in the “Management After the Business Combination — Post-Combination Company Executive Compensation” section above.

Ms. Dunn entered into an employment agreement with Vision 7 Interntaional ULC, dated December 30, 2014, as amended on August 31, 2015, which generally provides for base salary, annual bonus opportunity of up to 100% of her base salary under a profit sharing plan, employer contributions of CAN$18,000 per year into her RRSP account, reimbursement of membership fees for training and professional associations of up to CAN$10,000 per year, and other employee benefits generally available to other senior executives. Ms Dunn’s current base salary is CAN$505,000. In the event Ms. Dunn’s employment is terminated by her employer without cause or by Ms. Dunn for good reason (as such terms are defined in the agreement), she would be entitled to (i) a lump sum severance payment equal to 24 months of her base salary and a pro-rata annual bonus calculated based on the actual bonus she received for the year prior to the year in which such termination occurs, and (ii) continued participation in benefit plans or perquisites provided to her for 24 months following her termination (or, if continued participation is not permissible under the terms of the benefit plans, a lump sum payment equal to amount that would have otherwise been payable by the employer during such 24-month period). The agreement provides that upon payment of the severance benefits described above, Ms. Dunn will be deemed to have released Vision 7 and its affiliates from all claims (other than her rights to indemnification or coverage under its insurance policies).

Mr. McDonald is party to an employment agreement with WAS, dated April 3, 2017, which generally provides for base salary, a monthly housing allowance of HKD$80,000, employer contributions to the Mandatory Provident Fund as required under Hong Kong law and eligibility for health benefits. Mr. McDonald’s current base salary is HKD$2,850,000. This agreement provides that WAS may terminate Mr. McDonald for any reason upon at least 6 month’s written notice, provided that WAS may pay him 6 months’ base salary in lieu of such notice.

Ms. Zheng and Mr. Shen do not have any contractual or other entitlement to severance or other payments upon termination or change in control in their respective employment agreements with Bluefocus Communications Group of America.

Outstanding Equity Awards at 2019 Fiscal Year-End

The table below sets forth certain information concerning outstanding stock options held by the Target NEOs as of December 31, 2019.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(2)	Option Expiration Date
Brett Marchand	425,000	—		—	6.74	12/01/2025
	13,307	53,229	(3)	—	8.46	09/01/2028
Holly Zheng	—	—		—	—	—
He Shen	—	—		—	—	—
Melanie Dunn	125,000	—		—	6.74	12/01/2025
	10,000	40,000	(3)	—	8.46	09/01/2028
Nathan McDonald	—	—		—	—	—

____________

(1)      These entries reflect the number of shares of Vision 7 common stock that were subject to outstanding options held by Mr. Marchand and Ms. Dunn as of December 31, 2019. All outstanding stock options of Vision 7 will be cancelled in connection with the business combination as described in the “Summary of the Proxy Statement — Reorganization” section above.

(2)      The exercise price underlying option awards granted to Mr. Marchand and Ms. Dunn is denominated in Canadian dollars. The exercise prices set forth in this table were converted from Canadian dollars to U.S. dollars using an exchange rate of CAN$1.00 to US$0.7689, which was the exchange rate as of December 31, 2019.

(3)      The unvested portion of this option is scheduled to vest in four equal instalments on each of September 1, 2020, September 1, 2021, September 1, 2022 and September 1, 2023.

Retirement Plans

Ms. Zheng and Mr. Shen participate in the BlueFocus 401(k) Retirement Plan, a defined contribution 401(k) plan maintained by BlueFocus Communication Group of America, Inc. for the benefit of its full-time employees based in the United States. This 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. Employees may elect to defer a percentage of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to this 401(k) plan. This 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees. Currently, BlueFocus Communication Group of America, Inc. provides a matching contribution of 100% of an employee’s contributions up to 5% of his or her base salary.

Mr. Marchand and Ms. Dunn do not participate in a retirement plan maintained by Vision 7. Vision 7 makes annual contributions to Mr. Marchand’s and Ms. Dunn’s individual RRSP accounts as described above.

Mr. McDonald participates in the Mandatory Provident Fund as required under Hong Kong law and WAS makes annual contributions to his account of HKD$18,000, which is the maximum amount permitted by applicable law.

Directors

Blue Impact Target does not have any, and never had any, directors as it is a newly created holding company created to effectuate the business combination.

DESCRIPTION OF SECURITIES

The following summary of the material terms of Blue Impact’s securities following the business combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of proposed Amended Charter is attached as Annex C to this proxy statement. We urge you to read our proposed Amended Charter in its entirety for a complete description of the rights and preferences of Blue Impact’s securities following the business combination.

Authorized and Outstanding Stock

Following the Closing, and assuming the effectiveness of the proposed Amended Charter, our Amended Charter will authorize the issuance of up to 201,000,000 shares of stock, consisting of 200,000,000 shares of common stock, and 1,000,000 shares of undesignated preferred stock, par value $0.0001 per share. The outstanding shares of our capital stock are, and the shares of common stock issuable in connection with the business combination pursuant to the Share Exchange Agreement will be, duly authorized, validly issued, fully paid and non-assessable. As of the record date for the special meeting, there were 29,305,180 shares of Class A common stock outstanding, held of record by one holder of record, 7,500,000 shares of Class F common stock outstanding, held of record by one holder of record, and no shares of preferred stock outstanding and 30,000,000 warrants outstanding held of record by approximately two holders. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

Our Amended Charter provides that the common stock will have the following rights, powers, preferences and privileges.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the stockholders of the Company. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of common stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the post-business combination company, after payment or provision for payment of the debts and other liabilities of the company and the rights of the holders of the preferred stock, if any, have been satisfied, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Election of Directors

Following the Closing and the effectiveness of the proposed Amended Charter, we anticipate that our board of directors will no longer be divided into two classes and that the size of our board of directors will have been increased from six directors to eleven directors, nine of whom will be voted upon by our stockholders at the special meeting. If all director nominees are elected and the business combination is consummated, our board of directors will consist of nine directors with two vacancies. There is no cumulative voting with respect to the election of directors, with the result that directions will be elected by a plurality of the votes cast at a meeting of stockholders by holders of our common stock.

Capital Stock Prior to the Business Combination

We are providing stockholders with the opportunity to redeem, upon the Closing, their public shares for a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the Closing, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, subject to the limitations described herein. Our Sponsor, directors and officers have agreed to waive their redemption rights with respect to the Founder Shares and any public shares they may hold in connection with the Closing.

We will consummate the business combination only if a majority of our combined outstanding shares of Class A common stock and Class F common stock entitled to vote thereon at the special meeting are voted in favor of the Business Combination Proposal at the special meeting. However, the participation of our Sponsor, officers and directors, or their affiliates in privately negotiated transactions (as described in this proxy statement), if any, could result in the approval of the business combination even if a majority of the stockholders vote, or indicate their intention to vote, against the business combination.

Our Sponsor has agreed to vote its Founder Shares and any public shares purchased during or after our IPO in favor of the business combination. As of the date of filing this proxy statement, our Sponsor, directors and officers do not currently hold any public shares. Public stockholders may elect to redeem their public shares whether they vote for or against the business combination.

Pursuant to our Charter, if we are unable to consummate a business combination by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem our public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not released to the Company to pay franchise and income taxes (less up to $50,000 of such net interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our Sponsor, officers and directors have agreed to waive their redemption rights with respect to the Founder Shares (i) in connection with the closing of a business combination, (ii) if we fail to timely consummate the business combination by May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course), (iii) in connection with an expired or unwithdrawn tender offer, and (iv) otherwise upon our liquidation or in the event our Board resolves to liquidate the trust account and ceases to pursue the closing of a business combination prior to May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course). However, if our Sponsor or any of our officers, directors or affiliates acquire public shares, they will be entitled to redemption rights with respect to such public shares if we fail to consummate the business combination within the required time period.

In the event of a liquidation, dissolution or winding up of the Company after the business combination, holders of our common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to our common stock, except that upon the Closing, subject to the limitations described herein, we will provide our stockholders with the opportunity to redeem their public shares for a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the Closing, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, subject to the limitations described herein.

Founder Shares

The Founder Shares are identical to the public shares, and holders of Founder Shares have the same stockholder rights as public stockholders, except that (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below, (ii) our Sponsor has entered into a letter agreement with us, pursuant to which it has agreed (A) to waive its redemption rights with respect to its Founder Shares and public shares in connection with the completion of our business combination and (B) to waive its rights to liquidating distributions from the trust account with respect to its Founder Shares if we fail to complete our business combination May 20, 2020 (assuming the April 20, 2020 deadline is extended in due course), although it will be entitled to liquidating distributions from the trust account with respect to any public shares it holds if we fail to complete our business combination within such time period; (iii) the Founder Shares will automatically convert into shares of our Class A common stock at the Closing on a one for one basis, subject to adjustment pursuant to certain anti dilution rights, as described herein; and (iv) the Founder Shares are subject to registration rights. Our Sponsor has agreed to vote its Founder Shares and any public shares purchased during or after our IPO in favor of the business combination.

The shares of Class F common stock will automatically convert into shares of Class A common stock at the Closing on a one for one basis, subject to adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the IPO and related to the Closing, the ratio at which shares of Class F common stock shall convert into shares of Class A common stock will be adjusted so that the number of shares of Class A common stock issuable upon conversion of all shares of Class F common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding at completion of the IPO plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the business combination or pursuant to securities issued to our Sponsor or affiliates upon conversion of working capital loans. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for shares of Class A common stock issued in a financing transaction in connection with the business combination, including but not limited to a private placement of equity or debt. Securities could be “deemed issued” for purposes of the conversion rate adjustment if such shares are issuable upon the conversion or exercise of convertible securities, warrants or similar securities. However, pursuant to the Waiver Agreement, the Sponsor (on behalf of itself and each beneficial owner of Class F common stock) irrevocably waived their rights under Section 4.3(b)(ii) of the Charter to receive additional Class A common stock upon conversion of the Class F common stock held by them in connection with the business combination as a result of the new issuance of Legacy common stock or any other anti-dilution (or similar) protections in respect of the Class F common stock in connection with the PIPE Financing (if consummated) and Warrant Amendments.

With certain limited exceptions, the Founder Shares are not transferable, assignable or saleable (except to our officers and directors and other persons or entities affiliated with our Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of one year after the completion of the business combination or earlier if, (x) subsequent to the business combination, the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the business combination, or (y) the date following the completion of the business combination on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our public stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property.

Preferred Stock

Our Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have Anti Takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Redeemable Warrants

Public Stockholders’ Warrants

Until amended as described below under “— Warrant Amendments,” each warrant entitles the registered holder to purchase one half of one share of our Class A common stock at a price of $5.75 per half share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO or 30 days after the completion of the business combination. For example, if a warrant holder holds two warrants, such warrants will be exercisable for one share of the Company’s Class A common stock. Warrants must be exercised for a whole share. The warrants will expire five years after the completion of the business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the Closing, we will use our reasonable best efforts to file, and within sixty (60) business days after the Closing, to have declared effective, a registration statement relating to the shares of Class A common stock issuable upon exercise of the warrants and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, we may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•        if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send to the notice of redemption to the warrant holders.

We may not redeem the warrants when a holder may not exercise such warrants.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price (for whole shares) after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value’ shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after the business combination. If we call our warrants for redemption and our management does not take advantage of this option, our Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person and any of its affiliates or any other person subject to aggregation with such person for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which such person is or may be deemed to be a part, would beneficially own (within the meaning of Section 13 of the Exchange Act) (or to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder would result in a higher ownership percentage, such higher percentage would be) in excess of 4.9% or 9.9% of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination, (d) as a result of the repurchase of shares of Class A common stock by the company if the proposed initial business combination is presented to the stockholders of the company for approval, or (e) in connection with the redemption of our public shares upon our failure to complete the business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the company’s Charter or as a result of the repurchase of shares of Class A common stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Class A common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the closing of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant value due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to our Form 10-K for the year ended December 31, 2018, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrants may be exercised only for a whole number of shares of Class A common stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder.

As a result, warrant holders not purchasing an even number of warrants must sell any odd number of warrants in order to obtain full value from the fractional interest that will not be issued. Please refer below to the section captioned “— Warrant Amendments” for a discussion of the anticipated amendments to the terms of the public warrants pursuant to the Public Warrant Amendment.

Private Placement Warrants

Until amended as described below under “— Warrant Amendments,” the private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of the business combination (except, among other limited exceptions to our officers and directors and other persons or entities affiliated with our Sponsor or any entity that, prior to the IPO, entered into an option to purchase securities from our Sponsor) and they will not be redeemable by us so long as they are held by our Sponsor or its permitted transferees. Otherwise, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than our Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as public warrants. In addition, for as long as the private placement warrants are held by Loop Capital Markets LLC or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement of which this prospectus forms a part.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our Sponsor and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate. Please refer below to the section captioned “— Warrant Amendments” for a discussion of the anticipated amendments to the terms of the private placement warrants pursuant to the Private Warrant Amendment.

Warrant Amendments

In connection with the First Amendment, Legacy agreed to use its commercially reasonable best efforts to obtain the vote or consent of the holders of at least 65% of the outstanding public warrants to (a) amend the Warrant Agreement to provide, among other things, that each outstanding public warrant will no longer be exercisable to purchase one-half share of Class A common stock for $5.75 per half-share (subject to adjustment as provided in the Warrant Agreement) and instead will be converted solely into the right to receive (i) if, at Closing, the aggregate gross cash proceeds from the trust, after redemptions and the PIPE Financing (if consummated), equals at least $225,000,000, $1.00 in cash or (ii) if, at Closing, the aggregate gross cash proceeds from the trust, after redemptions and the PIPE Financing (if consummated), is less than $225,000,000, $0.50 in cash and 0.055 of a share of common stock (the “Public Warrant Amendment”), and (b) to amend the Warrant Agreement to provide, among other things, that each outstanding private placement warrant will no longer be exercisable to purchase one-half share of Class A common stock for $5.75 per half-share (subject to adjustment as provided in the Warrant Agreement) and instead will be converted solely into the right to receive (i) if, at Closing, the aggregate gross cash proceeds from the trust, after redemptions and the PIPE Financing (if consummated), equals at least $225,000,000, $1.00 in cash or (ii) if, at Closing, the aggregate gross cash proceeds from the trust, after redemptions and the PIPE Financing (if consummated), is less than $225,000,000, $0.50 in cash and 0.055 of a share of common stock (the “Private Warrant Amendment” and together with the Public Warrant Amendment, the “Warrant Amendments”). Please see section entitled “Warrant Holder Support Agreement.”

Legacy and Sponsor have agreed that at least 14,587,770 of the 17,500,000 private placement warrants held by the Sponsor shall be exchanged solely for 0.11 shares of common stock per private placement warrant and may not be exchanged for cash notwithstanding the terms of the Private Warrant Amendment and the consideration contemplated thereby such that 14,587,770 of the 17,500,000 private placement warrants held by Sponsor will be exchanged for 1,604,655 shares of common stock (as described in the Sponsor Support Agreement). Legacy further agreed to offer the option to certain institutional investors of Sponsor, who are the beneficial owners of the remaining 2,912,230 private placement warrants in the aggregate, to exchange such private placement warrants for 0.11 shares of common stock per private placement warrant in lieu of the consideration set forth in the Private Warrant Amendment; provided, that if such beneficial owners cease to beneficially own any of such private placement warrants for any reason, such private placement warrants shall revert back to the Sponsor and shall be exchanged solely for 0.11 shares of common stock per private placement warrant and may not be exchanged for cash notwithstanding the terms of the Private Warrant Amendment. Legacy expects the beneficial owners of the remaining 2,912,230 private placement warrants to exchange their private placement warrants for the same consideration as the public warrants pursuant to the Public Warrant Amendment.

The Warrant Amendments require the approval by holders of at least 65% of the outstanding public warrants. In connection with obtaining the requisite warrant holder consent to the Warrant Amendments Legacy will file a consent solicitation statement with the SEC and mail the consent solicitation statement and the related consent to the public warrant holders of record as of March 20, 2020. In connection with the Warrant Amendments being sought, Legacy has entered into Warrant Holder Support Agreements with holders of approximately 65.9% of the outstanding public warrants who agreed to vote in favor of and consent to the Warrant Amendments. Because the public warrants held by the holders who already agreed to consent to the Warrant Amendments exceeds the requisite threshold required to approve the Warrant Amendments, Legacy expects that the requisite approval of the Warrant Amendments will be obtained.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering, in which case we will effect a stock dividend with respect to our Class F common stock immediately prior to the closing of the offering in such amount as to maintain the ownership of Founder Shares by our initial stockholders prior to the IPO at 20% of our issued and outstanding shares of our common stock upon the closing of the IPO. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Certain Anti Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•        a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•        an affiliate of an interested stockholder; or

•        an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 15% of our assets. However, the above provisions of Section 203 do not apply if:

•        our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction as our board did in connection with the business combination which it approved and thereby disapplied Section 203 to Seller and its affiliates;

•        after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•        on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our Charter provides that our board of directors is classified into two classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings. However, if the Charter Amendment is approved our board will be declassified and we will have only one class of directors.

Our authorized but unissued capital stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved capital stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

Our Charter requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing such suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Securities Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Action by written consent

Subsequent to the closing of the offering, any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to our Class F common stock.

Classified Board of Directors

Our Charter provides that our board of directors is divided into two classes, Class I and Class II, with members of each class serving staggered two-year terms and that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. However, if the Charter Amendment is approved our board will be declassified and we will have only one class of directors.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of shares of common stock then outstanding, which will equal 375,000 shares immediately after the IPO (or 431,250 if the underwriters exercise their over allotment option in full); or

•        the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the date of this proxy statement, we had 36,805,180 shares of our combined Class A common stock and Class F common stock outstanding. Of these shares, 29,305,180 shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 7,500,000 shares of Class F common stock owned by our Sponsor are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. If the business combination is approved, the shares of our common stock we issue to Seller pursuant to the Share Exchange Agreement will be restricted securities for purposes of Rule 144.

As of the date of this proxy statement, there are 47,500,000 warrants of the Company outstanding, consisting of 30,000,000 public warrants originally sold as part of the units issued in the Company’s IPO and 17,500,000 private placement warrants that were sold by the Company to our Sponsor in a private placement prior to the IPO. Each warrant is exercisable for one half of one share of our Class A common stock, in accordance with the terms of the warrant agreement governing the warrants. The public warrants are freely tradable. In addition, we would be obligated to file no later than 15 business days after the Closing a registration statement under the Securities Act covering the 15,000,000 shares of our common stock that may be issued upon the exercise of the public warrants, and cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the warrants; however, pursuant to the proposed Warrant Amendments, at the Closing or as soon as practicable thereafter all outstanding warrants to acquire our Class A common stock will be cancelled in exchange for cash and/or shares of common stock, and we will no longer be obligated to file such registration statement.

We anticipate that following the Closing, we will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Registration Rights

At the Closing, we will enter into an Amended and Restated Registration Rights Agreement, the form of which has been revised and updated to reflect our entry into the First Amendment and is attached as Annex G to this proxy statement, with the Sponsor and the Seller, which provides certain registration rights to the Sponsor and the Seller with respect to certain shares of their Blue Impact common stock. The registrable shares will be comprised of (a) Sponsor’s shares of common stock issued or issuable (i) upon conversion of the Sponsor’s shares of Class A common stock and/or Class F common stock, (ii) upon the cancellation of the Sponsor’s private placement warrants as contemplated by the Warrant Amendments, (iii) as Deferred Shares pursuant to the Sponsor Earn Back, and (iv) upon the conversion of working capital loans (if any), or (b) the Seller’s shares of common stock issued or issuable (i) pursuant to the Share Exchange Agreement (including any Deferred Shares issued pursuant to the Seller Earn Back), and (c) any other shares of common stock held respectively by the Sponsor or the Seller as of the date of Amended and Restated Registration Rights Agreement or issued or issuable in respect of such shares of the Sponsor the Seller pursuant to a stock split, stock dividend or in connection with a combination, merger, share exchange, consolidation, recapitalization or reorganization Pursuant to the terms of the Amended and Restated Registration Rights Agreement, the Sponsor and the Seller will be entitled to make up to three demands, excluding short form registration demands, “piggy-back” registration rights and Form S-3 registration rights, subject to certain minimum requirements and customary conditions.

However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period under the Investor Rights Agreement. In addition, Blue Impact will be obligated to file, after it becomes eligible to use Form S-3 or its successor form, a shelf registration statement to register the resale by the Sponsor or the Seller of their registrable shares. The Sponsor and the Seller will be entitled to assign their registration rights under the Amended and Restated Registration Rights Agreement to transferees who acquire at least 1% of the outstanding registrable shares or to Founder Investors or Non-Founder Investors under the Investor Rights Agreement. However, pursuant to the Registration Rights Waiver, the full text of which is attached hereto as Annex M, the Sponsor and the Seller will waive and relinquish any and all of their rights under the Amended and Restated Registration Rights Agreement in connection with the registration of any securities of Legacy which Legacy may be required to register pursuant to the PIPE Financing (if consummated), including, without limitation, any and all rights under the Amended and Restated Registration Rights Agreement with respect to a Piggyback Registration (as defined in the Amended and Restated Registration Rights Agreement).

Listing of Securities

We have to cause our shares, and we will apply to the NYSE to permit our shares, to be listed and traded on the NYSE under the symbol “BIZ”. Our units will automatically separate into the component securities upon Closing of the business combination and, as a result, will no longer trade as a separate security. Pursuant to the proposed Warrant Amendment, at Closing or as soon as practicable thereafter, all outstanding warrants to acquire our Class A common stock will be cancelled in exchange for cash and/or shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of our common stock as of March 20, 2020, by:

•        each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, which, prior to Closing, is comprised of our Class A common stock and our Class F common stock;

•        each of our executive officers and directors that beneficially owns shares of our common stock; and

•        all our executive officers and directors as a group.

The expected beneficial ownership of shares of our common stock post-Closing, assuming none of our public shares are redeemed, has been determined based upon the following: (i) none of our stockholders has exercised its redemption rights to receive cash from the trust account in exchange for their shares of Class A common stock; (ii) there will be an aggregate of 69,409,835 shares of our common stock issued and outstanding at closing (which includes: (a) 29,305,180 shares owned by our public stockholders; (b) 5,604,655 shares owned by our Sponsor based on Sponsor’s transfer of 3,500,000 shares back to the Company (which shares will then be cancelled and cease to be outstanding) pursuant to the First Amendment and in connection with the cancellation of all our warrants pursuant to the Warrant Amendments (as described above); (c) 27,000,000 shares issued to the Seller pursuant to the Share Exchange Agreement; and (d) 7,500,000 shares issued in a PIPE Financing); (iii) no shares are issued or surrendered in connection with the Purchase Price Adjustment or issued in connection with the Earnout Payment; (iv) no shares are issued pursuant to the Sponsor Earn Back and Seller Earn Back provisions; (v) no shares are issued post-Closing under the Incentive Plan; and (vi) no shares are issued upon the exercise of a new warrant to acquire shares of common stock to be granted post-Closing to Blue Impact’s chief executive officer (which warrant is expected to have an exercise price of $10.00 per share and generally will be exercisable only if Blue Impact meets specified post-Closing financial targets).

The expected beneficial ownership of shares of our common stock post-Closing, assuming maximum redemption has been determined based on the following: (i) our stockholders (other than the stockholders listed in the table below) have exercised their redemption rights with respect to 17,775,108 shares of our common stock; (ii) there will be an aggregate of 53,284,727 shares of our common stock issued and outstanding at Closing (which includes: (a) 13,180,073 shares owned by our public stockholders, which includes the 1,650,000 shares issued in respect of the public warrants under the Warrant Amendment; (b) 5,354,655 shares owned by our Sponsor based on Sponsor’s transfer of 3,750,000 shares pursuant to the First Amendment and in connection with the cancellation of all our warrants pursuant to the Warrant Agreements (as described above); (c) 27,000,000 shares issued to the Seller pursuant to the Share Exchange Agreement; and (d) 7,500,000 shares issued in a PIPE Financing); (iii) no shares are issued or surrendered in connection with the Purchase Price Adjustment or issued in connection with the Earnout Payment; (iv) no shares are issued pursuant to the Sponsor Earn Back and Seller Earn Back provisions; (v) no shares are issued post-Closing under the Incentive Plan; and (vi) no shares are issued upon the exercise of a new warrant to acquire shares of common stock to be granted post-Closing to Blue Impact’s chief executive officer (which warrant is expected to have an exercise price of $10.00 per share and generally will be exercisable only if Blue Impact meets specified post-Closing financial targets).

Unless otherwise indicated, and subject to applicable community property laws and similar laws, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of March 20, 2020. Unless otherwise noted below, the business address of each of the following entities or individuals is 1308 Race Street, Suite 200, Cincinnati, Ohio 45202.

Name and Address of Beneficial Owner(1)	Prior to Business Combination and Related Transactions		After Business Combination and Related Transactions
			Assuming No Redemption		Assuming Maximum Redemption
	Number of Shares Beneficially Owned(1)	Percent of Class Beneficially Owned(1)	Number of Shares Beneficially Owned	Percent of Class Beneficially Owned	Number of Shares Beneficially Owned(1)	Percent of Class Beneficially Owned(1)
Principal Stockholders:
Coliseum Capital Management, LLC(2) 105 Rowayton Avenue, Rowayton, CT 06853	2,769,348	7.5%	2,769,348	3.9%	2,769,348	5.2%
Basso Capital Management, LP(3) 1266 East Main Street, Fourth Floor, Stamford, Connecticut 06902	1,706,047	4.6%	1,706,047	2.5%	1,706,047	3.2%
The K2 Principal Fund, L.P.(4) 2 Bloor St West, Suite 801, Toronto, Ontario, M4W 3E2	1,520,500	4.1%	1,520,500	2.2%	1,520,500	2.9%
Park West Asset Management LLC(5) c/o Park West Asset Management LLC, 900 Larkspur Landing Circle, Suite 165, Larkspur, California 94939	2,720,000	7.4%	2,720,000	3.9%	2,720,000	5.1%
UBS O’Connor LLC One North Wacker Drive, 32nd Floor Chicago, Illinois 60606(6)	1,850,000	5.0%	1,850,000	2.7%	1,850,000	3.5%
Polar Asset Management 401 Bay Street, Suite 1900, PO Box 19 Toronto, Ontario M5H 2Y4, Canada(7)	1,880,054	5.1%	1,880,054	2.7%	1,880,054	3.5%
Magnetar Financial LLC 1603 Orrington Avenue, 13th Floor Evanston, Illinois 60201(8)	1,963,455	5.3%	1,963,455	2.8%	1,963,455	3.7%
Mizuho Financial Group, Inc. 1–5–5, Otemachi, Chiyoda–ku, Tokyo 100–8176, Japan(9)	2,144,700	5.8%	2,144,700	3.1%	2,144,700	4.0%
Westchester Capital Management, LLC 100 Summit Drive Valhalla, New York 10595(10)	1,886,372	5.1%	1,886,372	2.7%	1,886,372	3.5%
Legacy Acquisition Sponsor I LLC(11)	7,500,000	20.4%	4,000,000	5.8%	3,750,000	7.0%

Directors and Executive Officers:
Edwin J. Rigaud(11)(12)	7,500,000	20.4%	4,000,000	5.8%	3,750,000	7.0%
Darryl McCall(12)	—	—	—	—	—	—
William Finn(12)	—	—	—	—	—	—
Steven A. Davis(12)	—	—	—	—	—	—
Richard White(12)	—	—	—	—	—	—
Andrew Code(12)	—	—	—	—	—	—
Sengal Selassie(12)	—	—	—	—	—	—
All directors and executive officers as a group(11) (7 individuals)	7,500,000	20.4%	4,000,000	5.8%	3,750,000	7.0%

____________

*        Less than one percent.

(1)      This table in respect of the period prior to the business combination is based on 36,805,180 shares of Class A common stock and Class F common stock outstanding at March 20, 2020, of which 29,305,180 were Class A common stock and 7,500,000 were Class F common stock. This table in respect of the period after the business combination is based on 66,805,180 shares of common stock outstanding (assuming no redemptions) and 45,414,694 shares (assuming maximum redemptions) The information reflected in this table is based upon information furnished to us by the respective stockholders or contained in filings made with the SEC.

(2)      Based solely on a Schedule 13G/A filed with the SEC on February 14, 2020, Coliseum Capital Management, LLC (“CCM”), Coliseum Capital, LLC (“CC”), Coliseum Capital Partners, L.P. (“CCP”), Adam Gray (“Gray”) and Christopher Shackelton (“Shackleton”) reported shared voting power and shared dispositive power with respect to 2,769,348 shares of our Class A common stock and no sole voting power or sole dispositive power as to any shares of common stock. This accounts for 9.5% of the Class A common stock currently issued and outstanding. According to this Schedule 13G/A, CCM is the investment adviser to CCP, which is an investment limited partnership; CC is the General Partner of CCP; and Gray and Shackelton are the managers of CC and CCM. According to this Schedule 13G, CCM, CC, CCP, Gray and Shackleton may be deemed to be members of a group with respect to the common stock owned of record by CCP and a separate account managed by CCM (the “Separate Account”). CCP is reported in the Schedule 13G/A as the record owner of 2,022,219 shares of common stock and the Separate Account is the record owner of 747,129 shares of common stock.

(3)      Based solely on a Schedule 13G filed with the SEC on February 7, 2020, Basso SPAC Fund LLC (“Basso SPAC”), Basso Management, LLC (“Basso Management”), Basso Capital Management, L.P. (“BCM”), Basso GP, LLC (“Basso GP), and Howard I. Fischer (“Fischer”) reported shared voting power and shared dispositive power as to 1,706,047 shares of our common stock and no sole voting power or sole dispositive power as to any shares of our common stock. This accounts for 5.8% of the Class A common stock currently issued and outstanding. This Schedule 13G relates to shares of our common stock directly beneficially owned by Basso SPAC. Basso Management is the manager of Basso SPAC. BCM serves as the investment manager of Basso SPAC. Basso GP is the general partner of BCM. Fischer is the sole portfolio manager for Basso SPAC, the Chief Executive Officer and a founding partner of BCM, and a member of each of Basso Management and Basso GP. Accordingly, each of Basso Management, BCM, Basso GP and Fischer may be deemed to indirectly beneficially own the shares of our common stock reported in this Schedule 13G.

(4)      Based solely on a Schedule 13G/A filed with the SEC on February 9, 2018, filed by Daniel Gosselin (“Gosselin”), Shawn Kimel Investments, Inc., an Ontario corporation (“SKI”), The K2 Principal Fund, L.P., an Ontario limited partnership (the “Fund”), K2 GenPar L.P., an Ontario limited partnership (the “GP”), K2 GenPar 2009 Inc., an Ontario corporation (“GenPar 2009”), and K2 & Associates Investment Management Inc., an Ontario corporation (“K2 & Associates”). According to this amendment to Schedule 13G, (a) Mr. Gosselin is president of each of SKI, the GP, GenPar 2009 and K2 & Associates; (b) the GP is the general partner of the Fund, and GenPar 2009 is the general partner of the GP; and (c) GenPar 2009 is a direct wholly-owned subsidiary of SKI. K2 & Associates is a direct 66.5% owned subsidiary of SKI, and is the investment manager of the Fund. The K2 Principal Fund, L.P. reported in this amendment to Schedule 13G shared voting power and shared dispositive power as to 1,520,500 shares of Class A common stock underlying Units that are held of record by The K2 Principal Fund, L.P., and no sole voting power or dispositive power as to any shares. This accounts for 5.2% of the Class A common stock currently issued and outstanding. Each of Gosselin, SKI, the Fund, GP, GenPar2009, and K2&Associates may be deemed to be beneficial owners of the 1,520,500 shares of Class A common stock that are held by The K2 Principal Fund, L.P. Mr. Gosselin reported in this amendment to the Schedule 13G that he is president of each of SKI, the GP, GenPar 2009 and K2 and Associates, and exercises ultimate voting and investment powers over the 1,520,500 shares of the Issuer’s Units that are held of record by The K2 Principal Fund, L.P.

(5)      Based solely on a Schedule 13G/A filed with the SEC on February 14, 2020, (i) Park West Asset Management LLC (“PWAM”), a Delaware limited liability company, Park West Investors Master Fund, Limited (“PWIMF”), a Cayman Islands exempted company, and Peter S. Park (“Mr. Park”) reported that PWIMF is the holder of 2,468,948 shares of Class A common stock and warrants to purchase up to 1,121,864 shares of Class A common stock and Par West Partners International, Limited, a Cayman Islands exempted company (“PWPI”) is the holder of 251,052 shares of Class A common stock and warrants to purchase up to 113,137 shares of Class A common stock. According to this Schedule 13G/A, PWPI and PWIMF reported shared voting power and shared dispositive power as to the 2,720,000 shares of Class A common stock, which shares may be deemed to be beneficially owned (x) indirectly by PWAM, as the investment adviser to PWIMF and PWPI, and (y) indirectly by Mr. Park, as the sole member and manager of PWAM, and sole voting power and sole dispositive power as to no shares of Class A common stock. This accounts for 9.3% of the Class A common stock currently issued and outstanding.

(6)      Based solely on a Schedule 13G filed with the SEC on February 14, 2020, UBS O’Connor LLC, a Delaware limited liability company, reported sole voting power and sole dispositive power with respect to 1,850,000 shares of Class A common stock, and no shared voting power or shared dispositive power as to any shares of Class A common stock. This accounts for 6.3% of the Class A common stock currently issued and outstanding. UBS O’Connor LLC serves as the investment manager to (i) Nineteen77 Global Multi-Strategy Alpha Master Limited (“GLEA”) and (ii) Nineteen77 Global Arbitrage Master Limited (“OGMA”). In such capacity, UBS O’Connor LLC exercises voting and investment power and is deemed to have beneficial ownership over the shares of the common stock held for the account of GLEA and OGMA.

(7)      Based solely on a Schedule 13G filed with the SEC on February 11, 2020, Polar Asset Management Partners Inc., a company incorporated under the laws of Ontario, Canada reported sole voting power and sole dispositive power with respect to 1,880,054 shares of our Class A common stock and no shared voting power or shared dispositive power as to any shares of our Class A common stock. This accounts for 6.4% of the Class A common stock currently issued and outstanding. According to the Schedule 13G, Polar Asset Management Partners Inc. serves as investment advisor to Polar Multi-Strategy Master Fund, a Cayman Islands exempted company (“PMSMF”) and certain managed accounts (together with PMSMF, the “Polar Vehicles”) with respect to the shares directly held by Polar Vehicles.

(8)      Based solely on a Schedule 13G filed with the SEC on February 13, 2020, Magnetar Financial LLC (“Magnetar Financial”), Magnetar Capital Partners LP (“Magnetar Capital Partners”), Supernova Management LLC (“Supernova Management”) and Alec N. Litowitz (“Mr. Litowitz”) reported shared voting power and shared dispositive power with respect to 1,963,455 shares of our Class A common stock and no sole voting power or sole dispositive power as to any shares of our Class A common stock. This accounts for 6.7% of the Class A common stock currently issued and outstanding. According to the Schedule 13G, (a) 815,477 shares are held for the account Magnetar Consellation Master Fund, Ltd; (b) 20,516 shares are held for the account of Magnetar Capital Master Fund Ltd; (c) 243,353 shares are held for the account of Magnetar Xing He Master Fund Ltd; (d) 539,885 shares are held for the account of Magnetar Constellation Fund II, Ltd; (e) 121,912 shares are held for the account of Magnetar SC Fund Ltd; and (f) 222,302 shares are held for the account of Magnetar Structured Credit Fund, LP (collectively, the “Magnetar Funds”). According to the Schedule 13G, Magnetar Financial serves as the investment advisor to the Magnetar Funds, and as such, Magnetar Financial exercises voting and investment power over the common shares held for the Magnetar Funds’ accounts, Magnetar Capital Partners serves as the sole member and parent holding company of Magnetar Financial, Supernova Management is the general partner of Magnetar Capital Partners, and the manager of Supernova Management is Mr. Litowitz.

(9)      Based solely on a Schedule 13G filed with the SEC on February 14, 2020, Mizuho Financial Group, Inc. reported sole voting power and sole dispositive power with respect to 2,144,700 shares of our Class A common stock and no shared voting power or shared dispositive power as to any shares of our Class A common stock. This accounts for 7.3% of the Class A common stock currently issued and outstanding. According to the Schedule 13-G, Mizuho Financial Group, Inc., Mizuho Bank, Ltd. and Mizuho Americas LLC may be deemed to be indirect beneficial owners of the shares directly held by Mizuho Securities USA LLC which is their wholly-owned subsidiary.

(10)    Based solely on a Schedule 13G filed with the SEC on February 14, 2020, Westchester Capital Management, LLC (“WCM”) reported sole voting power and sole dispositive power with respect to 1,886,372 shares of our Class A common stock and no shared voting power or shared dispositive power with respect to any shares of our Class A common stock. This accounts for 6.4% of the Class A common stock currently issued and outstanding. Additionally, Westchester Capital Partners, LLC (“WCP”) reported sole voting power and sole dispositive power of 80,000 shares of our Class A common stock and no shared voting power or shared dispositive power with respect to any shares of our Class A common stock. This accounts for .3% of the Class A common stock currently issued and outstanding. WCM, a registered investment adviser, serves as (a) investment advisor to each of The Merger Fund (“MF”), the Merger Fund VL (“MFVL”), WCM Alternatives: Credit Event Fund (“CEF”), WCM Alternatives: Event-Driven Fund (“EDF”) and (b) sub-advisor to JNL/Westchester Capital Event Driven Fund (JNA2) (“JNL”). WCP, a registered investment adviser, serves as investment advisor to WCM Master Trust (“Master Trust”, together with MF, MFVL, CEF, EDF and JNL, the “Funds”). The Funds directly hold common stock for the benefit of the investors in those Funds. Mr. Roy Behren and Mr. Michael T. Shannon each serve as Co-Presidents of WCM and Co-Managers and members of WCP. Messrs. Behren and Shannon are indirect principal owners of WCM and WCP and may control WCM and WCP. WCM and WCP may be deemed to constitute a “group” for purposes of Section 13(g)(3) of the Act. WCM may be deemed to beneficially own shares of common stock held by MF, MFVL, CEF, EDF and JNL. WCP may be deemed to beneficially own shares of common stock held by the Master Trust.

(11)    Based on a Schedule 13G/A filed with the SEC on February 11, 2019 by Legacy Acquisition Sponsor I LLC and Edwin J. Rigaud. Represents shares held by our Sponsor. The shares held by our Sponsor are beneficially owned by Edwin J. Rigaud, our Chairman and Chief Executive Officer and the managing member of our Sponsor, who has sole voting and dispositive power over the shares held by our Sponsor. Each of our officers and directors is a member of our Sponsor.

(12)    Interests shown consist solely of Founder Shares, classified as shares of Class F common stock. Such shares will automatically convert into shares of Class A common stock at the Closing on a one for one basis, subject to adjustment.

Immediately after our IPO, our Sponsor beneficially owned 20.0% of the then issued and outstanding shares of our common stock. Because of this ownership block, our initial stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders at the special meeting, including the Business Combination Proposal.

Our Sponsor purchased an aggregate of 17,500,000 private placement warrants at a price of $0.50 per warrant in a private placement that occurred simultaneously with the closing of our initial public offering. Each private placement warrant entitles the holder to purchase one half of one share of our Class A common stock at $5.75 per half share. The purchase price of the private placement warrants were added to the proceeds from our initial public offering to be held in the trust account pending our completion of the business combination. If we do not complete our business combination by the Outside Extended Date, the private placement warrants will expire worthless. The private placement warrants are subject to the transfer restrictions described below. The private placement warrants will not be redeemable by us so long as they are held by our Sponsor or its permitted transferees. If the private placement warrants are held by holders other than our Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in our initial public offering. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants that were sold as part of the units in our initial public offering (except that the private placement warrants beneficially held by Loop Capital Markets LLC or its designees or affiliates may not be exercised after five years from the effective date of the registration statement for our initial public offering). However, once the Warrant Amendments are approved and effective, all our private placement warrants will be cancelled at the Closing or as soon as practicable thereafter in exchange for (i) $1.00 in cash, if at Closing the aggregate gross cash proceeds from the trust, after redemptions and the PIPE Financing (if consummated) equals at least $225 million, or (ii) $0.50 in cash and 0.055 of a share of common stock, if otherwise; provided, that at least 14,587,770 of the 17,500,000 private placement warrants held by the Sponsor shall be exchanged solely for 0.11 shares of common stock per private placement warrant and may not be exchanged for cash notwithstanding the terms of the Warrant Amendments and (ii) the beneficial owners of the remaining 2,912,230 private placement warrants shall have the option to exchange such private placement warrants for 0.11 shares of common stock per private placement warrant in lieu of the consideration set forth in the Warrant Amendments; provided, further, that if such beneficial owners cease to beneficially own any of such private placement warrants for any reason, such private placement warrants shall revert back to the Sponsor and shall be exchanged solely for 0.11 shares of common stock per private placement warrant and may not be exchanged for cash notwithstanding the terms of the Warrant Amendments.

Our Sponsor and our executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions of Legacy Acquisition Corp.

In October 2016, our Sponsor purchased 5,750,000 shares of Class F common stock for an aggregate purchase price of $25,000, or approximately $0.00333 per share. On September 18, 2017, we effectuated a 1.5-for-1 stock split in the form of a dividend, resulting in 8,625,000 shares of Class F common stock outstanding and held by our Sponsor (up to 1,125,000 of which are subject to forfeiture).

Pursuant to the warrant purchase agreement with our Sponsor, effective as of October 24, 2017, we granted our Sponsor a right of first refusal, in whole or in part, with respect to the sale of any equity with preference senior to any terms of the Class A common stock, or debt financing, whether senior or subordinated (other than senior debt provided by a traditional lending institution (e.g., Bank of America), containing no equity component or kicker, and up-front fee or OID of not more than 2%, a term of not less than 5 years, and an “all in” interest rate of not greater than 7.5% (including any LIBOR component or floor)), and whether or not secured, in each case in connection with the financing of the business combination (excluding any issuance and sale of additional Class A common stock, an “Acquisition Financing”). Certain members of our Sponsor have the right, but not the obligation, to provide some or all of the Acquisition Financing on substantially the same terms and conditions as offered by a third party.

Certain members of our Sponsor, each an institutional entity unaffiliated with our management team, purchased Units in our initial public offering. Each such investor’s ownership interests in our Sponsor is subject to reduction in the event that such investor does not own the number of shares of Class A common stock equal to the number of shares underlying the Units for which such investor purchased following the Closing. There can be no assurance what amount of equity such entities will retain, if any, upon the Closing.

In addition, an additional institutional investor unaffiliated with our management team or Sponsor entered into an agreement with our Sponsor pursuant to which such investor has the option to purchase up to 600,000 Founder Shares and 1,400,700 private placement warrants from our Sponsor, at the cost paid by the Sponsor, at any time beginning on the date of the Closing and terminating the date thereafter. Such investor purchased Units in our initial public offering. The number of Founder Shares and private placement warrants that such investor may purchase pursuant to its option will be reduced in the event that such investor does not own the number of shares of Class A common stock equal to the number of shares underlying the Units for which such investor purchased at the time that the investor exercises its option. There can be no assurance as to what amount of equity such investor will retain, if any, upon the Closing.

As more fully discussed in “— Information about Legacy Acquisition Corp. — Conflicts of Interest” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our executive officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

We entered into an Administrative Services Agreement on November 16, 2017 pursuant to which we are obligated to pay our Sponsor a total of $10,000 per month for office space, utilities, secretarial support and other administrative and consulting services. None of the $10,000 per month payment will be received by our officers or directors or their affiliates. Upon completion of the business combination or our liquidation, we will cease paying these monthly fees. Accordingly, in the event the Company extends the period by which it has to consummate the business combination to the latest possible date, May 20, 2020, our sponsor will be paid a total of $300,000 ($10,000 per month) for office space, utilities, secretarial support and other administrative and consulting services and will be entitled to be reimbursed for any out of pocket expenses.

We may pay our executive officers, directors, members of our Advisory Council or other members of our Sponsor for consulting related services, such as due diligence, in connection with the investigation of potential target companies with which we are in discussion.

Our Sponsor, executive officers and directors, or any of their respective affiliates, have been and will be reimbursed for any out of pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, including in respect of the business combination. Our audit committee regularly reviews information on payments made to our officers and directors and a summary of cash disbursements made to our Sponsor, officers, directors or our or their affiliates and are provided opportunity to request detail regarding such expenses. There is no cap or ceiling on the reimbursement of out of pocket expenses incurred by such persons in connection with activities on our behalf.

Prior to the closing of our IPO, our Sponsor loaned us approximately $574,000 to be used for a portion of the expenses of our initial public offering and for consulting services provided by third parties to the Sponsor related to our initial public offering. These loans were non-interest bearing, unsecured and were due at the earlier of December 31, 2017 or the closing of our initial public offering. Upon the closing of our IPO, on November 21, 2017, $100,000 of the loans was repaid and the remaining approximately $474,000 was converted into private placement warrants as a part of the $8,750,000 paid by the Sponsor for the private placement warrants.

In addition, in order to finance transaction costs in connection with the business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete the business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our Sponsor, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After the business combination, members of our management team who remain with us may be paid consulting, management or other fees from Blue Impact; although, other than Mr. McCall, whom we expect to remain with post-Closing Blue Impact as a director, we do not expect any members of our management team to remain with the post-Closing Blue Impact if the business combination closes. For a discussion of any applicable executive compensation arrangements after the Closing, please see the section entitled “Management After the Business Combination.”

Related Party Policy

Prior to the closing of our initial public offering, we adopted a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the Company.

In addition, our audit committee, pursuant to a written charter that we adopted prior to the closing of our initial public offering, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire audit committee constitutes a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee is required to approve a related party transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

We are not prohibited from pursuing the business combination with a company that is affiliated with our Sponsor, officers or directors. In the event we seek to complete the business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA, or from an independent accounting firm, that such the business combination is fair to our company from a financial point of view.

In the event that we submit the business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their shares of Class F common stock and any shares of Class A common stock purchased during or after the offering in favor of the business combination and our officers and directors have also agreed to vote any shares of Class A common stock purchased during or after the offering in favor of the business combination.

Related Party Transactions of the Blue Impact Business

Related Party Transactions with BlueFocus

Although Blue Impact will operate as a standalone public company following the consummation of the business combination, Blue Impact will be an affiliate and consolidated subsidiary of BlueFocus, a “controlled subsidiary” under PRC regulations and SSE listing rule purposes, and may be a “controlled company” of BlueFocus within the meaning of the NYSE Rules. As a result, and as a result of the Share Exchange Agreement, there are potential related party transactions and conflicts between Blue Impact and BlueFocus (please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Transaction Agreements”).

Share Exchange Agreement

Under the Share Exchange Agreement, Blue Valor (as the Seller), which is a wholly-owned indirect subsidiary of BlueFocus, has agreed to indemnify post-closing Blue Impact, subject to certain limitations and exceptions, for various matters including (i) breaches of representations and warranties and covenants under the Share Exchange Agreement, (ii) certain tax matters with respect to the pre-Closing operations of Madhouse and (iii) various taxes relating to the reorganization of the pre-Closing Blue Impact business. In addition, under the Share Exchange Agreement, the initial purchase price is subject to adjustment following the closing and the procedures for determining such purchase price adjustment or any disputes related thereto are provided for in the Share Exchange Agreement (please see the sections entitled “Proposal No. 1 — The Business Combination Proposal — The Share Exchange Agreement” and “Risk Factors — Following the consummation of the business combination, BlueFocus may act in its own interests, and actions and interests of BlueFocus and its controlling shareholders may conflict with the interests of the Blue Impact business.”).

Under the Share Exchange Agreement, the consideration paid by Legacy and Seller is subject to a Purchase Price Adjustment. In accordance with the Share Exchange Agreement, after the Closing, the Independent Director Committee will prepare and deliver to the Seller a statement in the form provided in the Share Exchange Agreement setting out the Independent Director Committee’s calculation of the Purchase Price Adjustment (the “Closing Statement”). If the calculation of the Purchase Price Adjustment results in payment owed by Seller to Blue Impact, Seller may choose to pay the amount in cash or in common shares of Blue Impact valued at $10.00 per share. If the calculation of the Purchase Price Adjustment results in payment owed by Blue Impact to Seller, Seller will receive payment in the form of common shares of Blue Impact valued at $10.00 per share. The Seller has the right to object to the Closing Statement within the time and subject to the procedure described in the Share Exchange Agreement. If the parties cannot resolve their differences regarding the Closing Statement, the matter will be referred to an accounting referee for final determination. All actions and decisions to be taken by Blue Impact in connection with the Purchase Price Adjustment will be determined by the Independent Director Committee (please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Share Exchange Agreement — Post-Closing Purchase Price Adjustment”).

Under the Share Exchange Agreement, the Seller is eligible to receive a potential one time earn out payment of up to $222.0 million, based on the Madhouse EBITDA Average Annual Growth Rate (as defined in the Share Exchange Agreement) for the three year earn out period which runs for the calendar years 2020 through 2022. The Seller has partially and irrevocably assigned a portion of any earn out payment to fund a long-term incentive plan to be established for the benefit of designated individuals employed by or associated with Madhouse and its affiliates. These other interests in respect of the earn out payment are distinct from, and potentially conflict with, the interests of post-Closing Blue Impact and its other stockholders. Although the Share Exchange Agreement requires all determinations made by post-Closing Blue Impact with respect to the earn out payment to be made by an independent director committee of Blue Impact, the Share Exchange Agreement, among other things, contains various post-closing operating covenants of Madhouse for the Seller’s benefit and that generally limit actions by Blue Impact that may adversely impact the earn out payment. These covenants may limit Blue Impact’s ability to operate Madhouse in the interests of its other stockholders and may result in potential conflict with the Seller and BlueFocus. The procedures for determining the earn out amount and any disputes related thereto are provided for in the Share Exchange Agreement (please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Share Exchange Agreement”).

China Commercial Collaboration and Shared Services Agreement

Under the terms of the CCCSSA, which has an initial term of three years with potential annual renewals thereafter, BlueFocus and its applicable affiliates will continue to (i) allow and facilitate advertisement purchases by Blue Impact on terms substantially similar to those received by BlueFocus for such purchases; and (ii) maintain the existing back to back arrangements with a 100% rebate pass-through with respect to advertisement purchases made by Madhouse through BlueFocus and its affiliates. Under the CCCSSA, if either Madhouse or its affiliates, on the one hand, or BlueFocus, on the other hand, establishes any new media supplier relationships during the term that are more favorable than those enjoyed by the other party, that party must use commercially reasonable efforts to allow and facilitate the other party to make advertisement purchases through such party and make substantially similar back to back arrangements with 100% rebate pass-through for such advertisement purchases to be made through such party. The CCCSSA memorializes the agreement between BlueFocus and the Blue Impact business following the Closing regarding the treatment of the various transactions that currently occur between BlueFocus and the Blue Impact business. Although Madhouse may seek to secure its own contractual purchase arrangements prior to or following any termination of the CCCSSA, it may fail to do so on favorable commercial terms or at all. If Madhouse is unable to secure advertising space through BlueFocus and its affiliates, it may be required to purchase that space, to the extent available, from third party brokers or sellers.

Although BlueFocus is expected to use Blue Impact as its principal vehicle for pursuing business opportunities outside of China, there will generally be no restrictions on BlueFocus or Blue Impact preventing them from competing against each other globally and/or in China. However, during the term of the CCCSSA, BlueFocus and Madhouse have agreed not to solicit each other’s employees or customers without the prior written consent of the other party to the agreement.

Information and Confidentiality Agreement

At the Closing, Blue Impact and Blue Valor (on behalf of BlueFocus) will enter into an Information and Confidentiality Agreement (the “Information and Confidentiality Agreement”), pursuant to which Blue Impact and Blue Valor will agree to certain arrangements and confidentiality restrictions, regarding, among other things, the disclosure and use of certain information to permit BlueFocus and Blue Valor to timely meet their respective obligations to any governmental, regulatory or administrative body, agency or authority, whether international, national, federal, state or local, regarding matters concerning the disclosure and use of certain confidential information by Blue Impact to BlueFocus, including by directors on Blue Impact’s board of directors nominated by Blue Valor under the Investor Rights Agreement, and regarding matters concerning certain transactions, actions or events of Blue Impact which may require the prior approval of the board of directors and/or shareholders of BlueFocus under certain circumstances pursuant to certain rules, regulations, laws and guidelines applicable to BlueFocus from time to time.

Post-closing, Blue Impact will be a “controlled subsidiary” of BlueFocus, indirectly through BlueFocus’s ownership of Blue Valor, under PRC regulations and the rules of the Shenzhen Stock Exchange (the “SSE”) and, therefore, the parties will be subject to certain reporting and approval requirements under PRC regulations and the rules of the SSE. Under the Information and Confidentiality Agreement Blue Impact will agree to provide Blue Valor with, among others, all material information publicly disclosed by Blue Impact, audited yearly financial statements and unaudited quarterly financial statements, tax information and such other information as may be reasonably requested by Blue Valor from time to time to meet BlueFocus’s obligations, in each case, subject to compliance with certain confidentiality restrictions by Blue Valor and its partners, members, managers, directors, officers, employees, agents, advisors (including, without limitation, attorneys, accountants, investment bankers and consultants), lenders and Affiliates, including BlueFocus.

Blue Impact and Blue Valor will further agree to provide each other with notice of any transactions, actions or events of Blue Impact (for example, certain acquisitions, purchase, sale or lease of assets, external investments, restructuring of debts, related party transactions, divestitures, guarantees, dividends and stock repurchases, among others (collectively, “Approval Events”)) which may be subject to restrictions or the prior approval of the board of directors and/or shareholders of BlueFocus pursuant to rules, regulations, laws and guidelines applicable to BlueFocus from time to time. A representative list of the Approval Events which may be subject to restrictions or pre-approval requirements is set forth in an exhibit to the Information and Confidentiality Agreement and Blue Valor will agree to continually update such exhibit to ensure that it is true, accurate and complete at all times. Under the Information and Confidentiality Agreement, Blue Impact will agree, subject to certain exceptions, to defer or condition any Approval Event to the extent necessary to obtain any prior approval of the board of directors and/or shareholders of BlueFocus and Blue Valor will agree that BlueFocus will use its reasonable best efforts to obtain any such approval(s) as promptly as practicable. Using acquisitions as an example, BlueFocus board of director approval will be required if BlueFocus’s controlled subsidiaries (including Blue Impact) in any year propose to enter into one or more acquisitions where the total amount of assets involved in the acquisition, the operating income attributable to the acquisition target, the net profit attributable to the acquisition target, the total amount of consideration for the acquisition or the profit derived from the acquisition accounts for more than 10% of BlueFocus’s total assets, operating income, net profit or net assets, in each case as determined based on BlueFocus’s most recent audited accounts. As contemplated in the exhibit to the Information and Confidentiality Agreement, the relevant financial metrics and thresholds vary depending on the relevant Approval Event.

To facilitate the BlueFocus approval process, under the Information and Confidentiality Agreement, BlueFocus will, on an annual basis, allocate to, and pre-approve for, Blue Impact a specific portion of the aggregate amount of transaction volume for all of its controlled subsidiaries (including Blue Impact) that BlueFocus is permitted to pre-approve (based on the nature of the transaction). BlueFocus, based on its audited financial metrics for the most recently completed fiscal year, is currently permitted to pre-approve a specified amount of applicable transactions by all of its controlled subsidiaries for the current year (for example, applicable transactions in an amount equal to 49.99% of a specified BlueFocus audited financial metric (i.e., total assets, net assets, annual operating income and/or annual net profit depending on the nature of the Approval Event)). Of the aggregate amount of applicable transaction volume which may be so pre-approved in respect of a particular year, at least 66% will be initially allocated to, and reserved for potential Blue Impact Approval Events (the “Blue Impact Pre-Approved Allocation”). For example, for Approval Events subject to limitation based on audited total assets, if BlueFocus’s audited total assets at December 31, 2019 were $2 billion, the aggregate amount of applicable transaction volume which may be pre-approved for all BlueFocus controlled subsidiaries for 2020 would be $1 billion (subject to rounding) with at least $660 million (i.e., 66% of the total) being the Blue Impact Pre-Approved Allocation and at most $340 million available for Approval Events by BlueFocus’s other controlled subsidiaries. However, the Blue Impact Pre-Approved Allocation is subject to a dollar-for-dollar reduction if Blue Focus’s other controlled subsidiaries receive subsequent approval(s) to consummate Approval Events in excess of their initial allocation based on the nature of the Approval Events and applicable financial metric(s). Continuing the above example based on $2 billion audited total assets, if Blue Focus’s other controlled subsidiaries received subsequent permission to complete $410 million in relevant transactions in 2020, Blue Impact’s Pre-Approved Allocation based on total assets would be reduced by $70 million from $660 million to $590 million.

It is expected that the initial Blue Focus financial metrics and corresponding Blue Impact Pre-Approved Allocation amounts included in the Information and Confidentiality Agreement entered into at Closing will be based on BlueFocus’s 2018 audited financial results with such metrics and pre-approval amounts being updated following Blue Focus’s announcement of its audited 2019 financial results in April 2020 pursuant to the terms of the Information and Confidentiality Agreement. A copy of the Information and Confidentiality Agreement is attached hereto as Annex I.

BlueFocus Regulatory Requirements

Post-Closing, Blue Impact’s operations and actions will be subject to additional restrictions or pre-approval requirements given Blue Valor’s direct, and in turn BlueFocus’s indirect, post-Closing Blue Impact ownership interest and Blue Impact director nomination rights. BlueFocus is organized in China, its shares are traded on the SSE and it owns Blue Valor. As a result, for PRC regulation and SSE listing rule purposes, Blue Impact will be a BlueFocus “controlled subsidiary” and certain proposed Blue Impact corporate actions may require reporting to and prior approval of BlueFocus. For example, in the context of a potential acquisition by Blue Impact, in addition to customary filings and approvals applicable to Blue Impact and/or the acquired business, Blue Impact will be required to obtain prior approval from BlueFocus’s board of directors and, for much larger acquisitions, from BlueFocus’s shareholders.

At the Closing, Blue Impact and Blue Valor (on behalf of BlueFocus) will enter into the Information and Confidentiality Agreement, pursuant to which Blue Impact and Blue Valor will agree to certain arrangements and confidentiality restrictions, regarding, among other things, matters concerning the disclosure and handling of proposed Approval Events and the provision of the necessary approvals for such Approval Events. Under the Information and Confidentiality Agreement, Blue Impact will agree, subject to certain exceptions, to defer or condition any Approval

Event to the extent necessary to obtain any prior approval of the board of directors and/or shareholders of BlueFocus and Blue Valor will agree that BlueFocus will use its reasonable best efforts to obtain any such approval(s) as promptly as practicable. Using acquisitions as an example, BlueFocus board of director approval will be required if BlueFocus’s controlled subsidiaries (including Blue Impact) in any year propose to enter into one or more acquisitions where the total amount of assets involved in the acquisition, the operating income attributable to the acquisition target, the net profit attributable to the acquisition target, the total amount of consideration for the acquisition or the profit derived from the acquisition accounts for more than 10% of BlueFocus’s total assets, operating income, net profit or net assets, in each case as determined based on BlueFocus’s most recent audited accounts. As contemplated in the exhibit to the Information and Confidentiality Agreement, the relevant financial metrics and thresholds vary depending on the relevant Approval Event.

To facilitate the BlueFocus approval process, under the Information and Confidentiality Agreement, BlueFocus will, on an annual basis, allocate to, and pre-approve for, Blue Impact a specific portion of the aggregate amount of transaction volume for all of its controlled subsidiaries (including Blue Impact) that BlueFocus is permitted to pre-approve (based on the nature of the transaction). BlueFocus, based on its audited financial metrics for the most recently completed fiscal year, is currently permitted to pre-approve a specified amount of applicable transactions by all of its controlled subsidiaries for the current year (for example, applicable transactions in an amount equal to 49.99% of a specified BlueFocus audited financial metric (i.e., total assets, net assets, annual operating income and/or annual net profit depending on the nature of the Approval Event)). Of the aggregate amount of applicable transaction volume which may be so pre-approved in respect of a particular year, at least 66% will be initially allocated to, and reserved for potential Blue Impact Approval Events. For example, for Approval Events subject to limitation based on audited total assets, if BlueFocus’s audited total assets at December 31, 2019 were $2 billion, the aggregate amount of applicable transaction volume which may be pre-approved for all BlueFocus controlled subsidiaries for 2020 would be $1 billion (subject to rounding) with at least $660 million (i.e., 66% of the total) being the Blue Impact Pre-Approved Allocation and at most $340 million available for Approval Events by BlueFocus’s other controlled subsidiaries. However, the Blue Impact Pre-Approved Allocation is subject to a dollar-for-dollar reduction if Blue Focus’s other controlled subsidiaries receive subsequent approval(s) to consummate Approval Events in excess of their initial allocation based on the nature of the Approval Events and applicable financial metric(s). Continuing the above example based on $2 billion audited total assets, if Blue Focus’s other controlled subsidiaries received subsequent permission to complete $410 million in relevant transactions in 2020, Blue Impact’s Pre-Approved Allocation based on total assets would be reduced by $70 million from $660 million to $590 million.

It is expected that the initial Blue Focus financial metrics and corresponding Blue Impact Pre-Approved Allocation amounts included in the Information and Confidentiality Agreement entered into at Closing will be based on BlueFocus’s 2018 audited financial results with such metrics and pre-approval amounts being updated following Blue Focus’s announcement of its audited 2019 financial results in April 2020 pursuant to the terms of the Information and Confidentiality Agreement.

Investor Rights Agreement

Holly Zheng, a BlueFocus nominee under the Investor Rights Agreement and one of Blue Impact’s directors, is also serving as a BlueFocus director and is a BlueFocus executive. He Shen, a BlueFocus nominee under the Investor Rights Agreement, is the Chief Financial Officer of BlueFocus International, a wholly-owned subsidiary of BlueFocus and will relinquish that role upon Closing. As a result, there may be various potential conflicts of interest for such Blue Impact directors. Additional conflicts may arise in connection with any corporate opportunities that potentially relate to both BlueFocus and Blue Impact. Under the proposed Amended and Restated Certificate of Incorporation, the corporate opportunity doctrine would apply to Blue Impact. Accordingly, if any corporate opportunity is presented to either such Blue Impact directors, they would be expected to first present it to Blue Impact. If Blue Impact elects not to pursue or fails to timely pursue any such opportunity, BlueFocus will be free to pursue such opportunity.

In addition, in view of the potential related party transactions between BlueFocus and Blue Impact and the potential conflicts between them described above, Blue Impact will have the Independent Director Committee, which will not include Ms. Zheng or Mr. Shen (please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Share Exchange Agreement”). Such committee is expected to review, evaluate, negotiate and recommend to the Blue Impact Board any matters related to “interested” transactions between BlueFocus and Blue Impact as well as the above matters relating to the Share Exchange Agreement, including the purchase price adjustment, earn out, any disagreement under the indemnification provisions and other similar provisions.

Pursuant to the Investor Rights Agreement, BlueFocus will have a right of first offer over shares of Blue Impact, pursuant to which certain stockholders of Blue Impact including the Sponsor and Founder Investors, among others, will have to first offer their shares of Blue Impact to BlueFocus before being able to transfer such shares to a third party. Also pursuant to the Investor Rights Agreement, BlueFocus will have a drag-along right whereby if BlueFocus and the board of directors of Blue Impact, following a recommendation of the Independent Director Committee, approve a sale of Blue Impact, then each Investor will be obligated to vote in favor of the sale and sell the same proportion of their shareholding in Blue Impact as BlueFocus is selling. Further pursuant to the Investor Rights Agreement, BlueFocus and each Investor agreed to vote all of the voting securities beneficially owned by BlueFocus and each Investor, respectively, to ensure that (i) the board of directors shall be set and remain at eleven (11) directors, including initially two (2) vacancies and (ii) the nominees of the Founder Investors Representative and the nominees of BlueFocus are elected to the board of directors of Blue Impact. Please see the section entitled “Proposal No. 1 — Related Transaction Agreements — The Investor Rights Agreement — Board Composition”.

Citizen Brando Lease Agreement

On April 28, 2016, WAS, as landlord, BlueFocus, as surety, Citizen Brando Limited (“Citizen Brando”), as tenant, and Vision 7, as guarantor, entered into an agreement to lease certain premises located in London to be effective from January 1, 2016 to December 31, 2020. The 12,000 square feet premises was to be used by Citizen Brando for offices and office ancillary purposes. Yearly rent totals ₤260,000, which is payable in equal quarterly payments. The first payment of rent was made on January 1, 2016.

Promissory Notes

On December 18, 2018, WAS agreed to loan BlueFocus Communication Group of America, Inc. (“BFCGOA”), a subsidiary of BlueFocus, which will remain a subsidiary of BlueFocus following the Closing, $3.0 million. Interest on the loan accrued at a rate of 2.0% per annum. The loan was paid in full in June 2019. In June 2019, WAS declared a dividend to be paid to BlueFocus in the aggregate amount of the principal amount of the loan and accrued and unpaid interest. This dividend payable was offset against the related party receivable.

On June 7, 2018, Fuse agreed to loan BFCGOA $3.0 million. Interest on the loan accrued at a rate of 2.0% per annum. The loan was paid in full in September 2018. In September 2018, Fuse declared a distribution to be paid to BFCGOA in the aggregate amount of the principal amount of the loan and accrued and unpaid interest. This distribution payable was offset against the related party receivable.

On June 7, 2018, Metta agreed to loan BFCGOA $500,000. Interest on the loan accrued at a rate of 2.0% per annum. The loan was paid in full in September 2018. In September 2018, Metta declared a dividend to be paid to BlueFocus in the aggregate amount of the principal amount of the loan and accrued and unpaid interest. This dividend payable was offset against the related party receivable.

On December 18, 2018, Metta agreed to loan BFCGOA $1.0 million. Interest on the loan accrued at a rate of 2.0% per annum. The loan was paid in full in June 2019.

Distribution

In December 2018, Fuse declared and paid a distribution to BFCGOA in the amount of $3.0 million.

Advertising Service Framework Agreements

Madhouse has entered into Advertising Service Framework Agreements with each of BFI and BlueVision Interactive Limited (“BlueVision”), a subsidiary of BlueFocus, which will remain a subsidiary of BlueFocus following the Closing, pursuant to which BFI and BlueVision provide online advertising services at platforms and Madhouse pays fees on terms that are substantially similar to those received by BFI and BlueVision, respectively, for such transactions with the platforms. The Advertising Service Framework Agreements took effect on October 1, 2016 with BFI and January 1, 2017 with BlueVision. The Advertising Service Framework Agreements, originally set to expire on December 31, 2019, were automatically extended for a year and are set to expire on December 31, 2020. As of June 30, 2019, a total of approximately RMB5.8 billion and RMB6.4 billion of fees have been paid to BFI and BlueVision, respectively, pursuant to their respective agreements since September 2017.

Project-based Services Agreements

Metta and BlueFocus have entered into project-based service agreements, pursuant to which the parties settle advertisement and marketing fees amongst each other. For each agreement, the amount settled between BlueFocus and Metta ranges from HK$320,000 to HK$1,050,000. Settlement occurs when an entity that pitches the client and executes the service contract is different than the entity that ultimately provides the services and performs under the contract. As of December 31, 2019, BlueFocus owed Metta approximately HKD2.0 million. BlueFocus previously owed Metta an additional HKD6.9 million, which was settled in September 2019. In September 2019, Metta declared a HKD6.9 million dividend to be paid to BlueFocus. This dividend payable was offset against the related party receivable.

Fuse has entered into project-based service agreements with Insight Communications, a subsidiary of BlueFocus which will remain a subsidiary of BlueFocus following the Closing. These agreements govern Insight Communications payment of Fuse for the services Fuse provides to Insight Communications’ clients, which are typically based in China, on behalf of Insight Communications. For each agreement, the amount paid to Fuse ranges from $20,000 to $300,000. As of June 30, 2019, Insight Communications owed approximately $380,000 to Fuse. In the past, the compensation of a China-based employee of Fuse was also paid by Insight Communications on behalf of Fuse. The employee separated from Fuse in July 2019. Between January 1, 2018 and the employee’s departure, Insight Communications paid $120,000 to this employee on behalf of Fuse.

Related Party Transactions Involving the Reorganization

As described in the section entitled “Blue Impact Operating Structure and History and the Reorganization”, so that Seller will hold 100% of Vision 7 at Closing, Blue Valor will acquire the 3.15% minority interest in Vision 7 from Vison 7’s minority shareholders and cash out all outstanding Vision 7 employee options. Payment of the related consideration will occur at or prior to Closing, except unvested Vision 7 option related payments generally will be made on the earlier of the scheduled vesting date of the option and December 31, 2020 (subject to the holder’s continued employment through the payment date). Under these arrangements, Mr. Marchand, Blue Impact’s post-Closing Chief Executive Officer, and Ms. Mélanie Dunn, Chief Executive Officer and President of Cossette, are expected to receive in respect of their Vision 7 share holdings and option holdings, respectively, (i) approximately $2.1 million and $2.5 million (Mr. Marchand), and (ii) approximately $175,000 and $800,000 (Ms. Dunn).

As indicated above in the section entitled “Blue Impact Operating Structure and History and the Reorganization”, each of Metta, Madhouse and WAS has or prior to Closing is expected to execute Equity Transfer Agreements with Blue Valor to transfer its respective PRC subsidiaries to Blue Valor. In addition, each of Madhouse and WAS has or is expected to enter into various control arrangements with Blue Valor and applicable PRC operating subsidiaries necessary to facilitate the business combination and effect the related Reorganization. Generally, these control arrangements will include (i) a Mutual Business Service Agreement between Blue Valor, the applicable transferred PRC entity (as appropriate) and its respective former shareholder, pursuant to which the former shareholder will continue to bear the economic risks and benefits of its applicable former PRC subsidiary by paying to (or receiving from) Blue Valor or the relevant PRC subsidiary a “service fee” equal to the net loss (or income) of the applicable transferred PRC entity at the end of the term of the agreement, and (ii) an Exclusive Call Option and Control Agreement between these same parties pursuant to which the applicable former shareholder will have certain control rights over, and an exclusive option to reacquire the equity of, its applicable transferred PRC entity and/or its operating assets.

In connection with the December 2019 Madhouse Reorganization Activities, following the formation of Madhouse PRC Newco, (i) the majority of the employees of Shanghai Jingdao and its other four PRC onshore subsidiaries (specifically, Shanghai Yidong Shangdao Advertising Co., Ltd., Shanghai Yidong Information Technology Co., Ltd. (referred to as “Yidong IT”), Beijing Liantuo Interactive Advertising Media Co., Ltd., and Shanghai Yidong Advertising Co., Ltd., and collectively with Shanghai Jingdao, referred to as the “Jingdao Group”) were transferred to Madhouse PRC Newco; (ii) the Jingdao Group began filings to transfer all of the intellectual property owned by the Jingdao Group to Madhouse PRC Newco; and (iii) Madhouse PRC Newco began entering into all new customer contracts related to the onshore PRC business of Madhouse previously conducted by the Jingdao Group. On December 31, 2019, (x) Madhouse PRC Newco signed subcontracting agreements with each member of the Jingdao Group other than Yidong IT, pursuant to which such entities subcontracted to Madhouse PRC Newco any customer agreements that had remaining terms for the remainder of such terms, following the expiration of which it is intended that Madhouse PRC Newco will enter into new contracts with the applicable counterparties; and (y) Yidong IT and Madhouse PRC Newco entered into an information technology services agreement, pursuant to which Yidong IT’s continuing employees will perform certain information technology services for Madhouse PRC Newco in exchange for service fees paid to Yidong IT by Madhouse PRC Newco roughly equal to the employment costs of Yidong IT’s employees, it being contemplated that such employees will be transferred to Madhouse PRC Newco later in 2020.

Also on December 31, 2019, (i) Blue Valor executed the Equity Transfer Agreement to acquire all of the equity interests of Shanghai Jingdao (thereby acquiring all of the equity and assets of the Jingdao Group and Madhouse PRC Newco) from Madhouse’s Hong Kong subsidiary (referred to as “Madhouse Hong Kong”) for a purchase price of US$30 million, and (ii) Madhouse PRC Newco entered into the control arrangements described above with Madhouse Hong Kong and Blue Valor. Through these control arrangements, Blue Impact is entitled to the economic benefits of, and thereby the continued consolidation of, the Madhouse PRC business. Prior to the Closing, it is intended that Blue Valor, Madhouse Hong Kong and Yidong IT will execute an assignment agreement, pursuant to which (x) Madhouse Hong Kong will assign to Blue Valor its liability to pay Yidong IT certain service fees owed by Madhouse Hong Kong for various information technology related services previously performed by Yidong IT on behalf of Madhouse Hong Kong; and (y) Madhouse Hong Kong will pay to Blue Valor a consideration of US$30 million for agreeing to assume such liability, which amount will be set off in full and netted against the purchase price payable by Blue Valor to Madhouse Hong Kong under the equity transfer agreement for Blue Valor’s acquisition of Shanghai Jingdao.

Other Related Party Transactions

Design Consulting Services Agreements

Fuse is party to design consulting services agreements with clients to which Yves Béhar, the founder and current chief executive officer of Fuse, has a relationship, as described below. Yves Béhar Studio, a company owned by Mr. Béhar, is also a party to these agreements and it collaborates with Fuse on certain product design and other projects. The amount paid to Fuse pursuant to the respective design consulting services agreement since January 1, 2018 is also described below.

•        August Home, Inc.: approximately $470,000. Mr. Béhar is an executive of August Home, Inc.

•        Happiest Baby: approximately $490,000. Mr. Béhar serves as an advisor to Happiest Baby.

Fuse Lease Agreement

On April 1, 2012, Fuse, as tenant, and 1401 LLC, as landlord, entered into an agreement to lease certain premises located in San Francisco, California to be effective from April 2, 2012 to March 31, 2022. The 20,000 square feet premises is used for Fuse’s headquarters. Rent is payable monthly and is on an escalating scale. During the term of the lease the average monthly payment is approximately $41,500. As of December 31, 2019, the monthly payment was $41,800. The first payment of rent was made on August 15, 2012. Mr. Béhar is an 80% equity owner of 1401 LLC.

Marchand Loan Agreement

On December 24, 2009, Mr. Marchand borrowed approximately CAD$1,090,000 from Cossette Inc. for the purpose of purchasing shares in Vision 7 (the “Marchand Loan Agreement”). Mr. Marchand is the President and Chief Executive Officer of Vision 7, and is expected to serve as the Chief Executive Officer and a director of Blue Impact. The Marchand Loan Agreement was amended and restated on December 30, 2014 (the “Amended and Restated Loan Agreement”), which extended the term of the Loan Agreement five years to December 30, 2019. The revolving loan was non-interest bearing and was repaid in full in February 2019.

McCulough Loan Agreement

On May 20, 2016, Daryl McCullough borrowed approximately CAD$370,000 from Citizen Relations LLC (which has been succeeded by Citizen Relations Inc.) for the purpose of purchasing shares in Vision 7 (the “McCulough Loan Agreement”). Mr. McCullough is the Chairman and Chief Executive Officer of Citizen Relations (a wholly-owned subsidiary of BlueFocus), and is expected to serve as a director of Blue Impact. The McCulough Loan Agreement is non-interest bearing. As of December 31, 2019, approximately CAD$270,000 of the loan remains outstanding.

Policies and Procedures for Related Party Transactions After the Business Combination

The board of directors of Blue Impact intends to adopt a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which Blue Impact was, is or will be a participant, the amount of which exceeds $120,000, and which any related person had, has or will have a direct or indirect material interest.

A “Related Person” means:

•        any person who is or was an executive officer, director or director nominee of Blue Impact;

•        any person who is or was an immediate family member of an executive officer, director or director nominee of Blue Impact;

•        any person who, at the time of the occurrence or existence of the transaction, is known to be the beneficial owner of more than 5% of any class of Blue Impact’s voting securities (a “Significant Stockholder”);

•        any person who, at the time of the occurrence or existence of the transaction, is an immediate family member of a Significant Stockholder; or

•        any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which all Related Persons, in the aggregate, have a 10% or greater beneficial ownership interest.

Blue Impact will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, Blue Impact’s audit committee, pursuant to its charter, will have the authority and responsibility to review Related Person Transactions. In addition to Blue Impact’s Audit Committee, the Independent Director Committee will also have the authority and responsibility to review Related Person Transactions in the event any Blue Impact director or an immediate family member of any Blue Impact director has a direct or indirect material interest in the proposed Related Person Transaction.

PRICE RANGE OF SECURITIES AND DIVIDEND INFORMATION

Legacy Acquisition Corp.

(a) Price Range of Securities

Legacy’s units began trading on the NYSE under the symbol “LGC.U” on November 17, 2017. On November 27, 2017, Legacy announced that holders of its units could elect to separately trade the Class A common stock and warrants included in the units. On November 30, 2017, Legacy’s Class A common stock and Warrants began trading on the NYSE under the symbols “LGC” and “LGC WS,” respectively. Each unit consists of one share of Class A common stock and one warrant. Each warrant entitles the holder thereof to purchase one half of one share of Class A common stock at a price of $5.75 per half share (11.50 per whole share), subject to adjustment as described in our final prospectus dated November 16, 2017 which was filed with the SEC on November 17, 2017. Please refer to “Note 4. Public Offering” in Legacy’s Notes to the Condensed Financial Statements (unaudited) for the nine months ended September 30, 2019 for additional information.

The following table sets forth, for the calendar quarter indicated, the high and low sales prices per unit as reported on the NYSE for the period from November 17, 2017 (the first day on which Legacy’s units began trading) through December 31, 2019, and for our Class A common stock and Warrants for the period from November 30, 2017 (the first day on which our Class A common stock and warrants were traded separately) through December 31, 2019.

The closing price of Legacy’s units, Class A common stock, and warrants on August 22, 2019, the last trading day before announcement of the execution of the Share Exchange Agreement, was $10.70, $10.17 and $0.55, respectively. As of March 25, 2020, the last trading date prior to the finalization of this proxy statement for Legacy’s units, and March 26, 2020, the last trading date prior to the finalization of this proxy statement for Class A common stock and warrants, the most recent closing price for each unit, share of Class A common stock, and warrant of Legacy was $10.59, $10.40, and $0.29, respectively.

	Units (LGC.U)		Class A common stock (LGC)		Warrants (LGC WS)
	High	Low	High	Low	High	Low
Year ended December 31, 2019:
Quarter ended March 31, 2019	$10.30	$10.04	$10.04	$9.78	$0.34	$0.23
Quarter ended June 30, 2019	$10.55	$10.27	$10.15	$9.95	$0.35	$0.22
Quarter ended September 30, 2019	$10.75	$10.34	$10.21	$10.10	$0.5599	$0.35
Quarter ended December 31, 2019	$10.85	$10.37	$10.38	$10.18	$0.60	$0.30
Year ended December 31, 2018:
Quarter ended March 31, 2018	$10.05	$9.82	$9.74	$9.51	$0.3498	$0.3301
Quarter ended June 30, 2018	$10.18	$9.86	$9.91	$9.54	$0.45	$0.3301
Quarter ended September 30, 2018	$10.19	$9.98	$9.73	$9.54	$0.56	$0.412
Quarter ended December 31, 2018	$10.20	$10.05	$9.88	$9.53	$0.482	$0.327
Year ended December 31, 2017:
Quarter ended December 31, 2017(1),(2)	$10.05	$9.91	$9.68	$9.55	$0.75	$0.42

____________

(1)      Beginning on November 17, 2017 with respect to LGC.U.

(2)      Beginning on November 30, 2017 and December 1, 2017, respectively, with respect to LGC WS and LGC.

(b) Holders

At March 20, 2020, there was one holder of record of Legacy’s units, one holder of record of Legacy’s separately traded Class A common stock, and two holders of record of Legacy’s separately traded warrants.

(c) Dividends

Legacy has not paid any cash dividends on its Class A common stock to date and do not intend to pay cash dividends prior to the completion of the business combination. The payment of cash dividends in the future will be dependent upon Blue Impact’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the business combination. The payment of any cash dividends subsequent to the business combination will be within the discretion of our board of directors. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness in connection with the business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

The Seller

Price Range of Securities

Historical market price information for the Seller and Blue Impact Target is not provided because there is no public market for the shares of the Seller or Blue Impact Target. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Blue Impact Business — Liquidity and Capital Resources.”

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Representatives of Legacy’s independent registered public accounting firm, WithumSmith+Brown, PC, will not be present at the special meeting of Legacy’s stockholders. The representatives, therefore, will not make a statement and are not expected to be available to respond to appropriate questions.

The financial statements of Legacy Acquisition Corp. as of December 31, 2018, 2017 and 2016 and for each year in the periods ended December 31, 2018 and 2017 and the period March 15, 2016 (inception) through December 31, 2016, have been included herein in reliance upon the report of WithumSmith+Brown, PC, independent registered public accounting firm, (which contains an explanatory paragraph relating to substantial doubt about the ability of Legacy Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

The combined financial statements of the Blue Impact Business as of December 31, 2018 and 2017, and for each of the two years in the period ended December 31, 2018, included in the proxy statement of Legacy Acquisition Corp., have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

APPRAISAL RIGHTS

Appraisal rights are not available to our stockholders in connection with the business combination.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•        If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202 or by telephone at (513) 618-7161, to inform us of his or her request; or

•        If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

FUTURE STOCKHOLDER PROPOSALS

Stockholders who intend to have a proposal, including nominations of persons for election as directors, considered for inclusion in the Company’s proxy materials for the Company’s 2020 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to the Company’s Secretary at the Company’s principal executive offices and otherwise comply with the requirements of the SEC for stockholder proposals.

Stockholders who intend to bring a proposal before the next annual meeting, or to nominate persons for election as directors, in accordance with the advance notice provisions of the Company’s amended and restated bylaws, must give timely written notice to the Company of such proposal or nomination. Stockholders should direct any proposals or nominations to the Company’s Secretary at the Company’s principal executive offices. For a proposal to be included in our proxy statement and proxy card for our 2020 Annual Meeting of Stockholders, such proposal must be received by us in writing no later than July 24, 2020. Additionally, if our 2020 Annual Meeting of Stockholders is held on December 31, 2020, any stockholder proposal or director nomination for our 2020 Annual Meeting of Stockholders that is not intended for inclusion in our proxy statement and proxy card in respect of such meeting must be received by the Secretary at the Company’s principal executive offices not earlier than the opening of business on September 2, 2020, and not later than the close of business on October 2, 2020. The inclusion of any stockholder proposal in the proxy materials for the 2020 Annual Meeting will be subject to the applicable rules of the SEC and the Company’s amended and restated bylaws.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Legacy’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this proxy statement or if you have questions about the business combination or the proposals to be presented at the special meeting, you should contact Legacy at the following address and telephone number:

Legacy Acquisition Corp.
1308Race Street, Suite 200
Cincinnati, Ohio 45202
(513) 618-7161
Attention: William C. Finn

You may also obtain these documents by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC
470 West Avenue
Stamford CT 06902
Individuals, call (800) 662-5200, or
Banks and brokers, call (203) 658-9400
Email: LGC.info@morrowsodali.com

If you are a stockholder of Legacy and would like to request documents, please do so no later than five business days before the special meeting in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to Legacy has been supplied by Legacy, and all such information relating to the Seller has been supplied by the Seller. Information provided by either Legacy or the Seller does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of Legacy for the special meeting. We have not authorized anyone to give any information or make any representation about the business combination, Legacy or the Seller that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

OTHER MATTERS

Our Board is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

William C. Finn
Chief Financial Officer and Secretary

INDEX TO FINANCIAL INFORMATION

LEGACY ACQUISITION CORP.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of
Legacy Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Legacy Acquisition Corp. (the “Company”) as of December 31, 2019 and 2018, the related statements of operations, changes in stockholders’ equity and cash flows, for the years ended December 31, 2019 and 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years ended December 31, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and does not complete a business combination by March 21, 2020 (and thereafter by up to two additional 30-day periods), then the Company will cease all operations except for the purpose of winding down and liquidating. The mandatory liquidation and subsequent dissolution and unfavorable liquidity condition raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2016.
Whippany, New Jersey
February 27, 2020

LEGACY ACQUISITION CORP.

BALANCE SHEETS

	December 31,
	2019	2018
ASSETS
Current assets –
Cash	$568,000	$1,180,000
Prepaid expenses and other assets	26,000	53,000
Total current assets	594,000	1,233,000
Non-current assets –
Cash and investments held in Trust Account	302,529,000	304,035,000
Total assets	$303,123,000	$305,268,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities –
Accounts payable	$358,000	$17,000
Accrued expenses	1,859,000	365,000
Accrued franchise and income taxes	8,000	225,000
Due to related party	1,958,000	—
Total current liabilities	4,183,000	607,000

Other liabilities –
Deferred underwriting compensation	10,500,000	10,500,000
Total liabilities	14,683,000	11,107,000

Common stock subject to possible redemption; 28,344,013 and 28,916,141 shares, respectively, at December 31, 2019 and 2018 (at approximately $10.00 per share)	283,440,000	289,161,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—	—
Class A Common stock, $0.0001 par value, 100,000,000 authorized shares, 30,000,000 shares issued at December 31, 2019 and 2018, 961,167 and 1,083,859 shares, respectively, outstanding (excluding 28,344,013 and 28,916,141 shares, respectively, subject to possible redemption at December 31, 2019 and 2018)	—	—
Class F Common stock, $0.0001 par value, 10,000,000 authorized shares, 7,500,000 shares issued and outstanding	1,000	1,000
Additional paid-in-capital	847,000	2,234,000
Retained earnings	4,152,000	2,765,000
Total stockholders’ equity	5,000,000	5,000,000
Total liabilities and stockholders’ equity	$303,123,000	$305,268,000

See accompanying notes to financial statements

LEGACY ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	Year ended December 31,
	2019	2018
Revenues	$—	$—
General and administrative expenses	3,775,000	1,623,000
Loss from operations	(3,775,000)	(1,623,000)

Interest income on Trust Account	6,482,000	5,559,000
Income before income taxes	2,707,000	3,936,000

Provision for income taxes	(1,320,000)	(1,130,000)

Net income	$1,387,000	$2,806,000

Two Class Method for Per Share Information:
Weighted average class A common shares outstanding – basic and diluted	29,867,000	30,000,000

Net income per class A common share – basic and diluted	$0.16	$0.10

Weighted average class F common shares outstanding – basic and diluted	7,500,000	7,500,000

Net (loss) per class F common share – basic and diluted	$(0.46)	$(0.01)

See accompanying notes to financial statements

LEGACY ACQUISITION CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the years ended December 31, 2019 and 2018

	Common Stock				Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Stockholders’ Equity
	Class A Shares	Amount	Class F Shares	Amount
Balances, December 31, 2017	1,364,474	$—	7,500,000	$1,000	$5,040,000	$(41,000)	$5,000,000
Change in Class A common stock subject to possible redemption	(280,615)	—	—	—	(2,806,000)	—	(2,806,000)
Net income	—	—	—	—	—	2,806,000	2,806,000

Balances, December 31, 2018	1,083,859	—	7,500,000	1,000	2,234,000	2,765,000	5,000,000

Shares redeemed at $10.23 per share in October 2019 (Notes 2 and 6)	(694,820)	—	—	—	(7,108,000)	—	(7,108,000)

Change in Class A common stock subject to possible redemption	572,128	—	—	—	5,721,000	—	5,721,000

Net income	—	—	—	—	—	1,387,000	1,387,000

Balances, December 31, 2019	961,167	$—	7,500,000	$1,000	$847,000	$4,152,000	$5,000,000

See accompanying notes to financial statements

LEGACY ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2019	2018
Net income	$1,387,000	$2,806,000
Adjustments to reconcile net income to net cash used in operating activities:
Interest income earned on Trust Account	(6,482,000)	(5,559,000)
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable	341,000	(169,000)
Increase in accrued expenses	1,494,000	270,000
Decrease (increase) in accrued franchise and income taxes	(217,000)	70,000
(Increase) decrease in prepaid expenses, rounding and other	27,000	83,000
Net cash used in operating activities	(3,450,000)	(2,499,000)

Cash flows from investing activities –
Redemption of Class A common stock	(7,108,000)	—
Deposit a portion of related party loans in Trust Account	(1,758,000)	—
Withdrawal from Trust Account for taxes and working capital	2,638,000	1,927,000
Net cash used by investing activities	(6,228,000)	1,927,000

Cash flows from financing activities –
Withdrawal from Trust Account for redemption of Class A common stock	7,108,000	—
Proceeds from related party loans	1,958,000	—
Net cash provided by financing activities	9,066,000	—

Net decrease in cash	(612,000)	(572,000)
Cash at beginning of year	1,180,000	1,752,000
Cash at end of year	$568,000	$1,180,000

Supplemental disclosure of non-cash financing activities:
Cash paid for income taxes	$1,397,000	$1,215,000

Change in value of common stock subject to possible redemption	$(5,721,000)	$2,806,000

See accompanying notes to financial statements

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General:

Legacy Acquisition Corp. (the “Company”) was incorporated in Delaware on March 15, 2016. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

At December 31, 2019, the Company had not commenced any operations. All activity for the period from March 15, 2016 (inception) through December 31, 2019 relates to the Company’s formation and the initial public offering (“Public Offering”) described below, and subsequent to the Public Offering, searching for a potential business combination. The Company will not generate any operating revenues until after completion of the initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Public Offering.

Sponsor and Financing:

The Company’s sponsor is Legacy Acquisition Sponsor I LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Public Offering (as described in Note 4) was declared effective by the United States Securities and Exchange Commission (the “SEC”) on November 16, 2017. The Company intends to finance a Business Combination with the net proceeds from a $300,000,000 Public Offering (Note 4) and a $8,750,000 private placement (Note 5). Upon the closing of the Public Offering and the private placement, $300,000,000 is held in the Trust Account with Continental Stock Transfer and Trust Company (the “Trustee”) acting as the trustee (the “Trust Account”) (as discussed below). See Notes 2 and 6 below regarding approximately $7,108,000 of shareholder redemptions (694,820 shares) paid from the Trust Account in October 2019 in connection with the Extension Amendment, defined below, that extends the date to complete a Business Combination as described therein.

The Trust Account:

Funds from the Public Offering have been placed in the Trust Account. The Trust Account will be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (185) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective Business Combinations and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes and up to $750,000 per year for working capital purposes, if any, none of the funds held in trust may be released until the earlier of: (i) the completion of the initial Business Combination; or (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance and timing or the Company’s obligation to redeem 100% of its public shares if the Company does not complete its initial business combination by the Outside Extended Date or (iii) the redemption of 100% of the shares of Class A common stock included in the Units sold in the Public Offering if the Company is unable to complete a Business Combination by the Outside Extended Date (subject to the requirements of law). See Note 2 below regarding the Extension Amendment that extends the date to complete a business combination and certain shareholder redemptions paid from the Trust Account as described therein. The Company may continue to withdraw from the Trust Account amounts necessary for taxes, and for working capital of up to $750,000 annually (on a pro rata basis), during the period of the Extension Amendment discussed in Note 2.

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Business Combination:

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a Target Business. As used herein, “Target Business” means one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the signing of a definitive agreement in connection with the Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination within 24 months from the closing of the Public Offering, as extended in the Extension Amendment that is further discussed in Note 2 below, if at all.

The Company, after signing a definitive agreement for an initial Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders holding Class A common stock may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable and up to $750,000 per year which may be, and has been, released for working capital purposes, or (ii) provide stockholders holding Class A common stock with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable and up to $750,000 per year which may have been released for working capital. The decision as to whether the Company will seek stockholder approval of the initial Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required by New York Stock Exchange (“NYSE”) rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares of Class A common stock in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the Business Combination. In such case, the Company would not proceed with the redemption of its public shares of Class A common stock and the related Business Combination, and instead may search for an alternate Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with a Business Combination, a public stockholder will have the right to redeem its Class A common stock for an amount in cash equal to such stockholder’s pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable and up to $750,000 per year which may have been released to the Company to fund working capital requirements. As a result, such shares of Class A common stock are recorded at redemption amount and classified as temporary equity in the accompanying balance sheet, in accordance with FASB ASC 480, “Distinguishing Liabilities from Equity.”

The Company only had 24 months from the closing date of the Public Offering to complete its initial Business Combination. However, as discussed further in Note 2 below, on October 22, 2019, the shareholders of the Company approved the extension of time to complete the Business Combination, as defined in Note 2, from November 21, 2019 to December 21, 2019 and thereafter at the Company’s option or upon the Seller’s request up to five times, initially to January 21, 2020, and thereafter by up to four additional 30-day periods ending on May 20, 2020. The Company has currently exercised three extension options, (i) from December 21, 2019 to January 21, 2020, (ii) from January 21, 2020 to February 20, 2020 and (iii) from February 20, 2020 to March 21, 2020. If the Company does not complete a Business Combination within this extended period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of Class A common stock for a per share pro rata portion of the Trust Account, including interest, but less taxes payable and up to $750,000 per year which may be, and has been, released for working capital (less up to $50,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The initial stockholder has entered into a letter agreement with the Company, pursuant to which it has

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

waived its right to participate in any redemption with respect to its initial shares; however, if the initial stockholder or any of the Company’s officers, directors or affiliates acquire shares of Class A common stock after the Public Offering, they will be entitled to a pro rata share of the Trust Account, with respect to such public shares, upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within the required time period.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Public Offering.

Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, management has determined that the mandatory liquidation and subsequent dissolution, as well as the Company’s negative working capital position, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after February 20, 2020 and thereafter at the Company’s option or upon the Seller’s request up to four additional 30-day periods, as extended (as discussed in Note 2).

NOTE 2 — SHARE EXCHANGE AGREEMENT FOR BUSINESS COMBINATION AND EXTENSION AMENDMENT

On August 23, 2019, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Blue Valor Limited, a company incorporated in Hong Kong and an indirect, wholly-owned subsidiary of Blue Focus Intelligent Communications Group (“Blue Valor” or the “Seller”), pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, the Company will, among other things, purchase from the Seller all of the outstanding shares of stock of a wholly-owned holding company organized in the Cayman Islands, Blue Impact (Cayman) Limited that, at the closing, will hold the Blue Impact group business, a digital-first, intelligent and integrated global advertising and marketing services company (the “Blue Impact” business). The Share Exchange Agreement was subsequently amended by that First Amendment to Share Exchange Agreement dated as of September 27, 2019, to amend certain provisions relating to the Extension Amendment, and further amended and restated on December 2, 2019, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, the Seller will transfer all of the equity interests of its wholly-owned subsidiary, Blue Impact Target, in exchange for shares of Legacy. Upon the closing of the Business Combination, the Company will change its name to Blue Impact Inc.

For more information about the transactions contemplated by the Share Exchange Agreement, please see the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2019 and the Definitive Proxy Statement filed on September 30, 2019.

Pursuant to the Share Exchange Agreement, at the closing, the Seller will receive up to 30 million shares of Class A common stock of the Company, subject to adjustment as set forth below (the “Closing Shares”), and Legacy expects to (a) assume $40 million of net debt related to the Blue Impact business, (b) assume $48 million of deferred acquisition purchase price obligations, and (c) pay $90 million to purchase or redeem certain minority interests of one of the Blue Impact businesses (“Madhouse”).

The Closing Shares will be subject to adjustment following closing based on the extent to which, as of the closing date, (a) the net debt of the Blue Impact business, (b) the deferred acquisition purchase price obligations for the Blue Impact business (excluding Madhouse) and (c) the amount of the purchase price for the minority interests of Madhouse, are each finally determined to be greater or less than the targets for such amounts specified in the Share Exchange Agreement. The determinations as of the closing date of the foregoing amounts will be mutually agreed to by the Seller and a committee of independent directors of the Company with any disagreements being resolved by a nationally recognized independent public accounting firm jointly selected by the Seller and the Company.

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 2 — SHARE EXCHANGE AGREEMENT FOR BUSINESS COMBINATION AND EXTENSION AGREEMENT (cont.)

Pursuant to an “earn-out” for Madhouse, up to $222 million may be payable after the 2022 audit is complete in the form of an incentive-based earn-out tied to average profit growth of the Madhouse business over the three-year period ending December 31, 2022. The earn-out will be payable at the Company’s option in cash, stock or a combination thereof if Company’s common stock share price at the time of payment is greater than $10 per share. If not, then dependent upon the Company’s then-available cash, the earn-out will be payable in cash or subordinated notes. The Seller has partially and irrevocably assigned a portion of any earn-out payment to fund a long-term incentive plan to be established for the benefit of designated individuals employed or associated with the group company business.

The Company’s Charter and final IPO prospectus dated November 16, 2017, (which was filed with the SEC on November 17, 2017) provided that the Company had until November 21, 2019 to complete a business combination. In order to provide the Company additional time to complete the Business Combination, on October 22, 2019 the Company’s shareholders approved an Extension Amendment (the “Extension Amendment”) in order to extend the deadline to complete the Business Combination from November 21, 2019 to December 21, 2019 and thereafter at the Company’s option or upon the Seller’s request up to five times, initially to January 21, 2020, and thereafter by up to four additional 30-day periods ending on May 20, 2020. The deadline to consummate the Business Combination is currently extended to March 21, 2020. While the purpose of the Extension Amendment is to allow the Company more time to complete the proposed Business Combination, if the Business Combination is terminated the Company may seek to use the Extension to complete an alternative business combination. The Company may continue to withdraw from the Trust Account amounts necessary for taxes, and for working capital of up to $750,000 annually (on a pro rata basis), during the period of the Extension Amendment.

On October 23, 2019, the Company issued a note (the “Seller Note”) for the aggregate principal amount of approximately $979,000, to the Seller (including $100,000 provided to the Company for working capital). Borrowings under the Seller Note will bear interest at a rate equal to the 1-month USD LIBOR interest rate, plus 1.5%. The Seller Note was issued in connection with the approval by the Company’s stockholders of the Extension Amendment. In connection with the Extension Amendment, stockholders elected to redeem 694,820 shares of the Company’s Class A common stock, par value $0.0001 per share, issued in the Company’s initial public offering (the “public shares”), and 29,305,180 public shares remain issued and outstanding following such redemptions. Accordingly, consistent with the Company’s proxy materials relating to the special meeting, on or about October 23, 2019, the Company made a cash contribution to the Trust Account in an amount equal to $0.03 for each public share that was not redeemed in connection with the stockholder approval of the Extension Amendment for the initial extension through December 21, 2019, which equaled an aggregate amount of approximately $979,000 (including $100,000 provided to Company for costs and expenses). On December 17, 2019, in connection with the Company’s extension of the date by which the Company has to consummate a business combination from December 21, 2019, to January 21, 2020, the Company issued an amended and restated note (the “Amended Seller Note”) to the Seller that amended and restated the Seller Note and received the second Seller Loan from the Seller. Borrowings under the Amended Seller Note will continue to bear interest at a rate equal to the 1 month USD LIBOR interest rate, plus 1.5% accruing from the date of the applicable borrowings. Subsequent to December 31, 2019, the Company has extended the date by which it has to consummate a business combination from January 21, 2020 to February 20, 2020, and from February 20, 2020 to March 21, 2020. In connection with each of the first three extensions, the Seller loaned $979,155.40 to the Company under the Amended Seller Note. Additionally, in connection with the fourth and most recent extension, the Seller loaned $879,155.40. As a result, Seller will have loaned to the Company a total aggregate amount of $3,816,621.60.

Under the terms of the Share Exchange Agreement, the Seller agreed to loan (each, a “Seller Loan”) to Legacy the amount of the contributions to be made by Legacy in connection with the initial extension through December 21, 2019, and for each period of the Extension thereafter; provided, however, that the Seller is not be required to make any loan to Legacy with respect to any Extension for the purpose of consummating an initial business combination other than the Business Combination. In addition, the Seller agreed that the Seller Loans may include additional amounts to cover certain costs and expenses that Legacy will reasonably incur in connection with the continuation of operations until the earlier of the consummation of the Business Combination or the Extended Date and the total of all

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 2 — SHARE EXCHANGE AGREEMENT FOR BUSINESS COMBINATION AND EXTENSION AGREEMENT (cont.)

such costs and expenses shall not exceed a total of $300,000 in the aggregate for all Extensions through the Extended Date. No Seller Loan may exceed $1,000,000 in the aggregate (including loans to fund costs and expenses). The Seller Loans made on or about October 23, 2019, December 21, 2019 and January 21, 2020, each in the principal amount of approximately $979,000 under the Amended Seller Note reflects a loan to fund the Company’s Contributions to the Trust Account of approximately $879,000 plus $100,000 to fund the costs and expenses that the Company reasonably expects incur in connection with the continuation of operations until the earlier of the consummation of the Business Combination or the Extended Date. As of January 21, 2020, Legacy had borrowed in respect of its costs and expenses a total of $300,000 in the aggregate.

The Seller Loans will be forgiven by the Seller if the closing of the Business Combination does not occur and the Trust Account liquidates, except to the extent of any funds that are available to the Company (i) after such liquidation in accordance with the trust agreement, or (ii) from any other source. The amount of the Seller Loans will be repayable by the Company to the Seller upon consummation of the Business Combination.

When the Company elected and/or the Seller requested that the Company extend the date by which the Company has to consummate the Business Combination, the Company has (and will) publicly announce the Company’s decision no later than the close of business on the last day of the then-current extension period. In addition, the Company has (and will) make additional Contributions of $0.03 per outstanding public share for each period of the extension by Legacy at its option and/or at the Seller’s request. The Seller has so far made Contributions of $979,155.40 for each of the first three extensions, and $879,155.40 for the fourth and most recent extension to March 21, 2020, for Contributions of a total aggregate amount of $3,816,621.60. If the Company elects and/or the Seller requests that the Company extend the date for either or both of the two remaining 30-day extension periods, the Seller would make Contributions of approximately $879,000, respectively. If, however, the Seller does not request that we extend beyond March 21, 2020 or any additional 30-day period thereafter and the Company also determines not to extend or our board of directors otherwise determines that the Company will not be able to consummate an initial business combination by the Extended Date and does not wish to have an additional Extension, the Company’s board of directors would wind up our affairs and redeem 100% of the outstanding public shares.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”).

All dollar amounts are rounded to the nearest thousand dollars.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net Income (Loss) per Common Share

Net income (loss) per common share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding for the periods. The Company has not considered the effect of the warrants sold in the initial public offering and private placement to purchase an aggregate of 23,750,000 Class A ordinary shares in the calculation of diluted income (loss) per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted income (loss) per common share is the same as basic loss per common share for the periods.

The Company’s statements of operations include a presentation of income (loss) per share for common stock subject to redemption in a manner similar to the two-class method of income (loss) per share. Net income (loss) per common share, basic and diluted for Class A common stock is calculated by dividing the interest income earned on the Trust Account, net of income tax expense, franchise tax expense and funds available to be withdrawn from Trust for working capital purposes (up to a maximum of $750,000 annually), by the weighted average number of Class A common stock outstanding for the period. Net income (loss) per common share, basic and diluted, for Class F common stock is calculated by dividing the net income (loss), less income attributable to Class A Common Stock, by the weighted average number of Class F common stock outstanding for the period. Net income (loss) available to each class of common stockholders is as follows for the years ended December 31, 2019 and 2018:

	Year ended December 31,
	2019	2018
Net income available to Class A common stockholders:
Interest income	$6,482,000	5,559,000
Less: Income and franchise taxes	(1,520,000)	(1,330,000)
Expenses available to be paid with interest income from Trust (up to a maximum of $750,000 per year)	(125,000)	(1,372,000)
Net income available to Class A common stockholders	$4,837,000	$2,857,000

Net income available to Class F common stockholders:
Net income	$1,387,000	$2,806,000
Less: amount attributable to Class A common stockholders	(4,837,000)	(2,857,000)
Net (loss) available to class F common stockholders	$(3,450,000)	$(51,000)

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the financial statements.

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Deferred Offering Costs:

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A — “Expenses of Offering.” Offering costs of approximately $17,379,000 consisted principally of underwriter discounts of $16,500,000 (including $10,500,000 of which payment is deferred) and approximately $887,000 of professional, printing, filing, regulatory and other costs, have been charged to additional paid-in-capital upon completion of the Public Offering.

Income Taxes:

The Company follows the asset and liability method of accounting for income taxes under FASB ASC, 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company’s currently taxable income consists of interest income on the Trust Account net of franchise taxes. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. The Company recorded income tax expense of approximately $1,320,000 and $1,130,000, respectively, in the years ended December 31, 2019 and 2018, primarily related to interest income earned on the Trust Account net of franchise taxes. The Company’s effective tax rate was approximately 49% and 29%, respectively, for each of the years ended December 31, 2019 and 2018. The Company’s effective tax rate differs from the expected income tax rate due to the start-up costs (discussed above) which are not currently deductible. At December 31, 2019 and 2018, the Company has a deferred tax asset of approximately $1,080,000 and $355,000, respectively, primarily related to start-up costs. Management has determined that a full valuation allowance of the deferred tax asset is appropriate at this time.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2019 and 2018. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2019 and 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Redeemable Common Stock:

As discussed in Note 4, all of the 30,000,000 common shares sold as part of a Unit in the Public Offering (694,820 of which were redeemed in October 2019 as discussed in Note 2 above leaving 29,305,180 outstanding) contain a redemption feature which allows for the redemption of common shares under the Company’s Liquidation or Tender Offer/Stockholder Approval provisions. In accordance with FASB 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events,

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that in no event will it redeem its Public Shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.

The Company recognizes changes immediately as they occur and adjusts the carrying value of the securities at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by adjustments to additional paid-in capital. Accordingly, at December 31, 2019 and 2018, 28,344,013 and 28,916,141, respectively, of the 30,000,000 Public Shares (29,305,180 of which were outstanding at December 31, 2019) were classified outside of permanent equity.

Recent Accounting Pronouncements:

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Subsequent Events:

Management has evaluated subsequent events to determine if events or transactions occurring after the date of the financial statements but before the financial statements were issued, require potential adjustment to or disclosure in the financial statements and has concluded that all such events that would require adjustment or disclosure have been recognized or disclosed.

NOTE 4 — PUBLIC OFFERING

On November 21, 2017, the Company closed on the Public Offering and sale of 30,000,000 units at a price of $10.00 per unit (the “Units”). Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value and one redeemable common stock purchase warrant (the “Warrants”). Under the terms of a warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the initial Business Combination. Each Warrant entitles the holder to purchase one half of one share of Class A common stock at a price of $5.75 (11.50 per whole share). No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder. Each Warrant will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Public Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its initial Business Combination on or prior to the 24-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of Class A common stock to the holder upon exercise of Warrants issued in connection with the 30,000,000 public units during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the warrants become exercisable, the Company may redeem the outstanding warrants in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the warrant holders.

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 4 — PUBLIC OFFERING (cont.)

The Company granted the underwriters in the Public Offering a 45-day option to purchase up to 4,500,000 additional Units to cover any over-allotment, at the initial public offering price less the underwriting discounts and commissions. On November 27, 2017, the Company was advised by the underwriters’ that the overallotment option would not be exercised. As such, the 1,125,000 shares subject to forfeiture which are described in Note 5 were forfeited.

The Company paid an underwriting discount of 2% of the per Unit offering price to the underwriters at the closing of the Public Offering ($6,000,000), with an additional fee (the “Deferred Discount”) of 3.5% of the gross offering proceeds ($10,500,000) payable upon the Company’s completion of a Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination.

See Notes 2 and 6 regarding the 694,820 shares redeemed for approximately $7,108,000 at October 22, 2019 in connection with the Extension Amendment.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

In October 2016, the Sponsor purchased 8,625,000 shares of Class F common stock (the “Founder Shares”) for $25,000, or approximately $0.001 per share (see Note 7). The Founder Shares are identical to the Class A common stock included in the Units being sold in the Public Offering except that the Founder Shares are convertible under the circumstances described below and subject to certain transfer restrictions, as described in more detail below. The Sponsor agreed to forfeit up to 1,125,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters (see Notes 5 and 7) so that the initial stockholder would own 20.0% of the Company’s issued and outstanding shares after the Public Offering. As discussed further in Notes 5 and 7, on November 27, 2017, the underwriters’ notified the Company that they would not exercise the overallotment option and, as such, the 1,125,000 shares that were subject to forfeiture were forfeited as of the closing of the Public Offering on November 21, 2017. The Founder Shares will automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one basis, subject to adjustment as described in the Company’s amended and restated certificate of incorporation.

The Company’s initial stockholder has agreed not to transfer, assign or sell any of its Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination, or earlier if, subsequent to the Company’s initial Business Combination, the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (B) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Lock Up Period”).

Private Placement Warrants

Upon the closing of the Public Offering on November 21, 2017, the Sponsor paid the Company $8,750,000 for the private placement purchase from the Company of 17,500,000 warrants at $0.50 per warrant (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one-half of one share of Class A common stock at $5.75 ($11.50 per whole share). A portion of the purchase price of the Private Placement Warrants has been added to the proceeds from the Public Offering held in the Trust Account pending completion of the Company’s initial Business Combination. The Private Placement Warrants (including the common stock issuable upon exercise of the

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

Private Placement Warrants) are not transferable, assignable or salable until 30 days after the completion of the initial Business Combination and are non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Public Offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Warrants sold as part of the Units in the Public Offering and have no net cash settlement provisions.

If the Company does not complete a Business Combination within the required time period, then the proceeds will be part of the liquidating distribution to the public stockholders and the Warrants issued to the Sponsor will expire worthless.

Registration Rights

The Company’s initial stockholder and holders of the Private Placement Warrants are entitled to registration rights (in the case of the Founder Shares, only after conversion to shares of Class A common stock) pursuant to a registration rights agreement dated November 16, 2017. The Company’s initial stockholder and holders of the Private Placement Warrants are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Administrative Service Agreement and Services Agreement

The Company pays $10,000 a month ($120,000 for each of the years ended December 31, 2019 and 2018) for office space, accounting services, utilities and secretarial support provided by the Sponsor subsequent to the date the Company’s securities were first listed on the NYSE. Such monthly fee will terminate upon the earlier of the consummation by the Company of an initial Business Combination or the liquidation of the Company. No amounts were payable at December 31, 2018 or 2019.

NOTE 6 — TRUST ACCOUNT AND FAIR VALUE MEASUREMENT

The Company complies with FASB ASC 820, Fair Value Measurements, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

Upon the closing of the Public Offering and the private placement, a total of $300,000,000 was deposited into the Trust Account. All proceeds in the Trust Account may be invested in either U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, and that invest solely in U.S. government treasury obligations.

At December 31, 2019 the proceeds of the Trust Account were invested in a money market fund that invests solely in U.S. government treasury bills. At December 31, 2018 the proceeds of the Trust Account were invested in U.S. government treasury bills. The Company classifies its U.S. government treasury bills and equivalent securities as held-to-maturity in accordance with FASB ASC 320, “Investments – Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity U.S. government treasury bills are recorded at amortized cost on the accompanying December 31, 2018 balance sheet and adjusted for the amortization of discounts.

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 6 — TRUST ACCOUNT AND FAIR VALUE MEASUREMENT (cont.)

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2019 and 2018 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. Since all of the Company’s permitted investments at December 31, 2019 and 2018 consist of U.S. government treasury bills or money market funds holding U.S. government treasury bills, fair values of its investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets or liabilities as follows:

Description	Carrying value at December 31, 2019	Gross Unrealized Holding Gain	Quoted Price Prices in Active Markets (Level 1)
Assets:
Cash and money market	$302,529,000	$—	$302,529,000
Description	Carrying value at December 31, 2018	Gross Unrealized Holding Loss	Quoted Price Prices in Active Markets (Level 1)
Assets:
Cash and money market	$1,000	$—	$1,000
U.S. government treasury bills	304,034,000	(7,000)	304,027,000
Total	$304,035,000	$(7,000)	$304,028,000

On October 22, 2019, in connection with the Extension Amendment, stockholders elected to redeem 694,820 public shares of the Company’s Class A common stock at approximately $10.23 per share resulting in a distribution from the Trust Account of approximately $7,108,000. Additionally, during the year ended December 31, 2019, the Company received approximately $1,758,000 (two payments of approximately $879,000) from the Seller representing the payment of $0.03 per outstanding public share (29,305,180 public shares) for each extension period under the Extension Amendment discussed further in Note 2. Subsequent to December 31, 2019, the Company has extended the date by which it has to consummate a business combination from January 21, 2020 to February 20, 2020, and from February 20, 2020 to March 21, 2020. In connection with these extensions, the Seller loaned $979,155.40 and $879,155.40, respectively, to the Company under the Amended Seller Note. As a result of the extensions, the Seller has loaned to the Company a total aggregate amount of approximately $3,816,621.60.

During the year ended December 31, 2019, the Company withdrew approximately $2,638,000 from the Trust Account in order to pay 2018 actual and 2019 estimated income taxes (approximately $1,397,000) and franchise taxes (approximately $420,000) paid in installments and to release approximately $813,000 allowed for working capital (including undistributed amounts from the prior year). The Company may continue to withdraw from the Trust Account amounts necessary for taxes, and for working capital of up to $750,000 annually (on a pro rata basis), during the period of the Extension Amendment.

During the year ended December 31, 2018 the Company withdrew an aggregate of approximately $1,927,000 from the Trust Account including approximately $750,000 for working capital and approximately $1,177,000 for payment of federal income and state franchise taxes, including estimated taxes.

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 7 — STOCKHOLDERS’ EQUITY

Common Stock

The authorized common stock of the Company is 110,000,000 shares, including 100,000,000 shares of Class A common stock, par value $0.0001, and 10,000,000 shares of Class F common stock, par value $0.00001. Upon completion of the Public Offering, the Company will likely (depending on the terms of the initial Business Combination) be required to increase the number of shares of common stock which it is authorized to issue at the same time as its stockholders vote on the Business Combination to the extent the Company seeks stockholder approval in connection with its initial Business Combination. Holders of the Company’s common stock vote together as a single class and are entitled to one vote for each share of common stock.

In October 2016, the Sponsor purchased 8,625,000 shares of Class F common stock (the “Founder Shares”) for $25,000, or approximately $0.004 per share. The Sponsor had agreed to forfeit up to 1,125,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture would be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the initial stockholder will own 20% of the Company’s issued and outstanding shares after the Public Offering. On November 27, 2017, the Company was advised by the underwriters’ that the overallotment option would not be exercised. As such, the 1,125,000 shares subject to forfeiture were forfeited.

On October 22, 2019, in connection with the Extension Amendment, stockholders elected to redeem 694,820 shares of the Company’s Class A common stock, par value $0.0001 per share, issued in the Company’s initial public offering (the “public shares”). The shares were redeemed at $10.23 per share, the per share value of the Trust Account at that date resulting in a distribution from the Trust Account of approximately $7,108,000. As a result, 29,305,180 public shares remain issued and outstanding following such redemptions.

At each of December 31, 2019 and 2018 there were 7,500,000 shares of Class F common stock issued and outstanding. At December 31, 2019 and 2018 there were 29,305,180 and 30,000,000 shares, respectively, of Class A common stock outstanding (28,344,013 and 28,916,141, respectively, of which are classified outside of equity as redeemable common stock).

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At December 31, 2019 and 2018, the rights and preferences have not been determined and there were no shares of preferred stock issued and outstanding.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

Legacy Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Legacy Acquisition Corp. (the “Company”) as of December 31, 2018 and 2017, the related statements of operations, changes in stockholders’ equity (deficit) and cash flows, for the years ended December 31, 2018 and 2017 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years ended December 31, 2018 and 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company does not complete a business combination by November 21, 2019, then the Company will cease all operations except for the purpose of winding down and liquidating. This mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2016.

Whippany, New Jersey

March 13, 2019

LEGACY ACQUISITION CORP.

BALANCE SHEETS

	December 31,
	2018	2017
ASSETS
Current assets –
Cash	$1,180,000	$1,752,000
Prepaid expenses and other assets	53,000	136,000
Total current assets	1,233,000	1,888,000
Non-current assets –
Cash and investments held in Trust Account	304,035,000	300,403,000
Total assets	$305,268,000	$302,291,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities –
Accounts payable	$17,000	$186,000
Accrued expenses	365,000	95,000
Accrued franchise and income taxes	225,000	155,000
Total current liabilities	607,000	436,000
Other liabilities –
Deferred underwriting compensation	10,500,000	10,500,000
Total liabilities	11,107,000	10,936,000
Common stock subject to possible redemption; 28,916,141 and 28,635,526 shares, respectively, at December 31, 2018 and 2017 (at approximately $10.00 per share)	289,161,000	286,355,000

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—	—
Class A Common stock, $0.0001 par value, 100,000,000 authorized, shares, 30,000,000 shares issued at December 31, 2018 and 2017, 1,083,859 and 1,364,474 shares, outstanding (excluding 28,916,141 and 28,635,526 shares, respectively, subject to possible redemption at December 30, 2018 and 2017)	—	—
Class F Common stock, $0.0001 par value, 10,000,000 authorized shares, 7,500,000 shares issued and outstanding	1,000	1,000
Additional paid-in-capital	2,234,000	5,040,000
Retained earnings (accumulated deficit)	2,765,000	(41,000)
Total stockholders’ equity	5,000,000	5,000,000
Total liabilities and stockholders’ equity	$305,268,000	$302,291,000

See accompanying notes to financial statements

LEGACY ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	Year ended December 31,
	2018	2017
Revenues	$—	$—
General and administrative expenses	1,623,000	154,000
Loss from operations	(1,623,000)	(154,000)
Interest income on Trust Account	5,559,000	403,000
Income before income taxes	3,936,000	249,000
Provision for income taxes	(1,130,000)	(130,000)
Net income	$2,806,000	$119,000

Two Class Method for Per Share Information:
Weighted average class A common shares outstanding – basic and diluted	30,000,000	30,000,000
Net income per class A common stock – basic and diluted	$0.10	$0.00
Weighted average class F common shares outstanding	7,500,000	7,500,000
Net (loss) per class F common stock – basic and diluted	$(0.01)	$0.00

See accompanying notes to financial statements

LEGACY ACQUISITION CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the years ended December 31, 2018 and 2017

		Common Stock			Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Stockholders’ Equity
	Class A Shares	Amount	Class F Shares	Amount
Balances, December 31, 2016		$—	8,625,000	$1,000	$24,000	$(160,000)	$(135,000)
Sale of Units to the public in November 2017 at $10.00 per Unit	30,000,000	3,000	—	—	299,997,000	—	300,000,000
Underwriters’ discount and offering expenses	—	—	—	—	(17,379,000)	—	(17,379,000)
Sale of 17,500,000 Private Placement Warrants in November 2017 at $0.50 Per warrant to Sponsor	—	—	—	—	8,750,000	—	8,750,000
Founder shares forfeited	—	—	(1,125,000)	—	—	—
Proceeds subject to possible Redemption	(28,635,526)	(3,000)	—	—	(286,352,000)	—	(286,355,000)
Net income	—	—	—	—	—	119,000	119,000
Balances, December 31, 2017	1,364,474	—	7,500,000	$1,000	5,040,000	(41,000)	5,000,000
Change in Class A common stock subject to possible redemption	(280,615)	—	—	—	(2,806,000)	—	(2,806,000)
Net income	—	—	—	—	—	2,806,000	2,806,000
Balances, December 31, 2018	1,083,859	$—	7,500,000	$1,000	$2,234,000	$2,765,000	$5,000,000

See accompanying notes to financial statements

LEGACY ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2018	2017
Net income	$2,806,000	$119,000
Costs paid directly to vendors by Sponsor	—	6,000
Adjustments to reconcile net income to net cash used in operating activities:
Interest income earned on Trust Account	(5,559,000)	(403,000)
Changes in operating assets and liabilities:
Decrease in accounts payable	(169,000)	17,000
Increase in accrued expenses	270,000	95,000
Increase in accrued franchise and income taxes	70,000	155,000
Decrease in prepaid expenses and other current assets	83,000	(12,000)
Net cash used in operating activities	(2,499,000)	(23,000)
Cash flows from investing activities – Cash deposited in Trust Account	—	(300,000,000)
Cash flows from financing activities:
Withdrawal from Trust Account for taxes and working capital	1,927,000	—
Proceeds from sale of note payable to Sponsor	—	283,000
Proceeds from sale of Public Offering Units	—	300,000,000
Proceeds from sale of Private Placement Warrants, net of $474,000 of Sponsor Notes converted to warrants	—	8,276,000
Payment of underwriting discounts	—	(6,000,000)
Payment of offering costs	—	(710,000)
Payment of notes payable to Sponsor	—	(100,000)
Net cash provided by financing activities	1,927,000	301,749,000
Net (decrease) increase in cash	(572,000)	1,726,000
Cash at beginning of year	1,752,000	26,000
Cash at end of year	$1,180,000	$1,752,000
Cash paid for taxes	$1,215,000	$—

Supplemental disclosure of non-cash financing activities:
Notes payable – Sponsor advances paid directly to vendors	$—	$6,000
Deferred offering costs included in accounts payable	$—	$177,000
Notes payable to Sponsor converted to Private Placement Warrants	$—	$474,000

See accompanying notes to financial statements

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General:

Legacy Acquisition Corp. (the “Company”) was incorporated in Delaware on March 15, 2016. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

At December 31, 2018, the Company had not commenced any operations. All activity for the period from March 15, 2016 (inception) through December 31, 2018 relates to the Company’s formation and the initial public offering (“Public Offering”) described below, and subsequent to the Public Offering, searching for a potential business combination. The Company will not generate any operating revenues until after completion of the initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Public Offering.

Sponsor and Financing:

The Company’s sponsor is Legacy Acquisition Sponsor I LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Public Offering (as described in Note 3) was declared effective by the United States Securities and Exchange Commission (the “SEC”) on November 16, 2017. The Company intends to finance a Business Combination with proceeds from a $300,000,000 public offering (Note 3) and a $8,750,000 private placement (Note 4). Upon the closing of the Public Offering and the private placement, $300,000,000 was deposited in the Trust Account with Continental Stock Transfer and Trust Company (the “Trustee”) acting as the trustee (the “Trust Account”) (as discussed below).

The Trust Account:

Funds from the Public Offering have been placed in the Trust Account. The Trust Account may be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective Business Combinations and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes and up to $750,000 per year for working capital purposes, if any, none of the funds held in trust may be released until the earlier of: (i) the completion of the initial Business Combination; or (ii) the redemption of any shares of Class A common stock included as part of the units sold in the Public Offering that are properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance and timing or the Company’s obligation to redeem 100% of such shares if the Company does not complete its initial business combination within 24 months from the closing of the Public Offering or (iii) the redemption of 100% of the shares of Class A common stock included in the Units sold in the Public Offering if the Company is unable to complete a Business Combination by the 24 months from the closing of the Public Offering (subject to the requirements of law).

Business Combination:

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a Target Business. As used herein, “Target Business” means one or more target businesses that together have a fair market value equal to at least 80% of

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the signing of a definitive agreement in connection with the Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination within 24 months from the closing of the Public Offering, if at all.

The Company, after signing a definitive agreement for an initial Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders holding Class A common stock may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable and up to $750,000 per year which may be released for working capital purposes, or (ii) provide stockholders holding Class A common stock with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable and up to $750,000 per year which may have been released for working capital. The decision as to whether the Company will seek stockholder approval of the initial Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required by New York Stock Exchange (“NYSE”) rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its shares of Class A common stock included as part of the units sold in the Public Offering in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the Business Combination. In such case, the Company would not proceed with the redemption of such shares of Class A common stock and the related Business Combination, and instead may search for an alternate Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with a Business Combination, a public stockholder will have the right to redeem its Class A common stock for an amount in cash equal to such stockholder’s pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable and up to $750,000 per year which may have been released to the Company to fund working capital requirements. As a result, such shares of Class A common stock are recorded as temporary equity in the accompanying balance sheets, in accordance with FASB ASC 480, “Distinguishing Liabilities from Equity.”

The Company will only have within 24 months from the closing of the Public Offering to complete its initial Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the shares of Class A common stock included as part of the units sold in the Public Offering for a per share pro rata portion of the Trust Account, including interest, but less taxes payable and up to $750,000 per year which may be released for working capital (less up to $50,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The initial stockholder has entered into a letter agreement with the Company, pursuant to which it has waived its right to participate in any redemption with respect to its initial shares; however, if the initial stockholder or any of the Company’s officers, directors or affiliates acquire shares of Class A common stock after the Public Offering, they will be entitled to a pro rata share of the Trust Account, with respect to such shares, upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within the required time period.

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Public Offering.

Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after November 21, 2019.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”).

All dollar amounts are rounded to the nearest thousand dollars.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Net Income per Common Share

Net income per common share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of the warrants sold in the initial public offering and Private Placement to purchase an aggregate of 23,750,000 Class A ordinary shares in the calculation of diluted income (loss) per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted income (loss) per common share is the same as basic income (loss) per common share for the period.

The Company’s statements of operations include a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted for Class A common stock is calculated by dividing the interest income earned on the Trust Account, net of income tax expense, franchise tax expense and funds available to be withdrawn from Trust for working capital purposes (up to a maximum of $750,000 annually subsequent to the Offering date), by the weighted average number of Class A common stock outstanding for the period. Net (loss) per common share, basic and diluted, for Class F common stock is calculated by dividing the net income, less income attributable to Class F Common Stock, by the weighted

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

average number of Class F common stock outstanding for the period. Net income (loss) available to each class of common stockholders is as follows for the years ended December 31, 2018 and 2017:

	Years ended December 31,
	2018	2017
Net income available to Class A common stockholders:
Interest income	$5,559,000	$403,000
Less: Income and franchise taxes	(1,330,000)	(156,000)
Expenses available to be paid with Interest income available to withdraw from Trust	(1,372,000)	(128,000)
Net income available to Class A common stockholders	$2,857,000	$119,000

Net income available to Class F common stockholders:
Net income	$2,806,000	$119,000
Less: amount attributable to Class A common stockholders	(2,857,000)	(119,000)
Net (loss) allocated to class F common stockholders	$(51,000)	$—

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the financial statements.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting periods. Actual results could differ from those estimates.

Deferred Offering Costs:

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A — “Expenses of Offering”. Offering costs of approximately $17,379,000 consisted principally of underwriter discounts of $16,500,000 (including $10,500,000 of which payment is deferred) and approximately $887,000 of professional, printing, filing, regulatory and other costs, have been charged to additional paid-in-capital upon completion of the Public Offering.

Income Taxes:

The Company follows the asset and liability method of accounting for income taxes under FASB ASC, 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company’s current taxable income consists of interest income on the Trust Account net of franchise taxes. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. During the years ended December 31, 2018 and 2017, the Company recorded income tax expense of approximately $1,130,000 and $130,000, respectively, primarily related to interest income earned on the Trust Account, net of franchise taxes. The Company’s effective tax rate for both the years ended December 31, 2018 and 2017 was approximately 29% and 52%, respectively, which differs from the expected income tax rate due to the start-up costs (discussed above) which are not currently deductible. On December 22, 2017, the Tax Cut and Jobs Act was enacted into law resulting in a reduction in the federal corporate income tax rate from 35% to 21% for years beginning in 2018. At December 31, 2018 and 2017, the Company has a deferred tax asset of approximately $355,000 and $60,000, respectively, primarily related to start-up costs. Management has determined that a full valuation allowance of the deferred tax asset is appropriate at this time. The amount of the reduction of the deferred tax asset (before write off) resulting from the lower rate under which those deferred taxes would be expected to be recovered or settled was not material.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2018 and 2017. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2018 and 2017. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Redeemable Common Stock:

As discussed in Note 3, all of the 30,000,000 common shares of stock sold as part of a Unit in the Public Offering contain a redemption feature which allows for the redemption of common shares under the Company’s Liquidation or Tender Offer/Stockholder Approval provisions. In accordance with FASB 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that in no event will it redeem its shares of Class A common stock included as part of the units sold in the Public Offering in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the securities at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by adjustments to additional paid-in capital. Accordingly, at December 31, 2018 and 2017, 28,916,141 and 28,635,526, respectively, of the 30,000,000 shares of Class A common stock included as part of the units sold in the Public Offering were classified outside of permanent equity at its redemption value.

Recent Accounting Pronouncements:

In August 2018, the SEC adopted the final rule under SEC Release No. 33-10532, “Disclosure Update and Simplification,” amending certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. In addition, the amendments expanded the disclosure requirements on the analysis of stockholders’ equity for interim financial statements. Under the amendments, an analysis of changes in each caption of stockholders’

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

equity presented in the balance sheet must be provided in a note or separate statement. The analysis should present a reconciliation of the beginning balance to the ending balance of each period for which a statement of income is required to be filed. The Company anticipates its’s first presentation of the revised presentation of changes in stockholders’ equity will be included in its Form 10-Q for the quarter ended March 31, 2019.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s balance sheet.

Subsequent Events:

Management has evaluated subsequent events to determine if events or transactions occurring after the date of the financial statements were issued, require potential adjustment to or disclosure in the financial statements and has concluded that all such events that would require adjustment or disclosure have been recognized or disclosed.

NOTE 3 — PUBLIC OFFERING

On November 21, 2017, the Company closed on the Public Offering and sale of 30,000,000 units at a price of $10.00 per unit (the “Units”). Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value and one redeemable common stock purchase warrant (the “Warrants”). Under the terms of a warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the initial Business Combination. Each Warrant entitles the holder to purchase one half of one share of Class A common stock at a price of $5.75 (11.50 per whole share). No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder. Each Warrant will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Public Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its initial Business Combination on or prior to the 24-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of Class A common stock to the holder upon exercise of Warrants issued in connection with the 30,000,000 public units during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the warrants become exercisable, the Company may redeem the outstanding warrants in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the warrant holders.

The Company granted the underwriters in the Public Offering a 45-day option to purchase up to 4,500,000 additional Units to cover any over-allotment, at the initial public offering price less the underwriting discounts and commissions. On November 27, 2017, the Company was advised by the underwriters’ that the overallotment option would not be exercised. As such, the 1,125,000 shares subject to forfeiture which are described in Note 4 have been reflected as forfeited in the accompanying financial statements during the year ended December 31, 2017.

The Company paid an underwriting discount of 2% of the per Unit offering price to the underwriters at the closing of the Public Offering ($6,000,000), with an additional fee (the “Deferred Discount”) of 3.5% of the gross offering proceeds ($10,500,000) payable upon the Company’s completion of a Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination.

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 4 — RELATED PARTY TRANSACTIONS

Founder Shares

In October 2016, the Sponsor purchased 8,625,000 shares of Class F common stock (the “Founder Shares”) for $25,000, or approximately $0.001 per share (see Note 6). The Founder Shares are identical to the Class A common stock included in the Units being sold in the Public Offering except that the Founder Shares are convertible under the circumstances described below and subject to certain transfer restrictions, as described in more detail below. The Sponsor agreed to forfeit up to 1,125,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters (see Notes 3 and 5) so that the initial stockholder would own 20.0% of the Company’s issued and outstanding shares after the Public Offering. As discussed further in Notes 3 and 5, on November 27, 2017, the underwriters’ notified the Company that they would not exercise the overallotment option and, as such, the 1,125,000 shares that were subject to forfeiture were forfeited as of the closing of the Public Offering on November 21, 2017. The Founder Shares will automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one basis, subject to adjustment as described in the Company’s amended and restated certificate of incorporation.

The Company’s initial stockholder has agreed not to transfer, assign or sell any of their Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination, or earlier if, subsequent to the Company’s initial Business Combination, the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (B) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Lock Up Period”).

Private Placement Warrants

Upon the closing of the Public Offering on November 21, 2017, the Sponsor paid the Company $8,750,000 for the private placement purchase from the Company of 17,500,000 warrants at $0.50 per warrant (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one-half of one share of Class A common stock at $5.75 ($11.50 per whole share). A portion of the purchase price of the Private Placement Warrants has been added to the proceeds from the Public Offering held in the Trust Account pending completion of the Company’s initial Business Combination. The Private Placement Warrants (including common stock issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable until 30 days after the completion of the initial Business Combination and are non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Public Offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Warrants sold as part of the Units in the Public Offering and have no net cash settlement provisions.

If the Company does not complete a Business Combination within the required time period, then the proceeds will be part of the liquidating distribution to the public stockholders and the Warrants issued to the Sponsor will expire worthless.

Registration Rights

The Company’s initial stockholder and holders of the Private Placement Warrants are entitled to registration rights (in the case of the Founder Shares, only after conversion to shares of Class A common stock) pursuant to a registration rights agreement dated November 16, 2017. The Company’s initial stockholder and holders of the Private Placement Warrants are entitled to make up to three demands, excluding short form registration demands, that the

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 4 — RELATED PARTY TRANSACTIONS (cont.)

Company register such securities for sale under the Securities Act. In addition, these holders have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Related Party Loans and Costs

In 2016, the Company’s Sponsor agreed to loan the Company an aggregate of $485,000 by drawdowns of not less than $10,000 each against the issuance of an unsecured promissory note (the “Note”) to cover expenses related to this Public Offering and the Company’s organizational and initial financing activities. This loan was non-interest bearing and, as amended on June 30, 2017, payable on the earlier of December 31, 2017 or the completion of the Public Offering.

The initial drawdown under the Note was on December 31, 2016 for approximately $285,000 representing the amount charged by the Sponsor and its affiliates for services related to the Public Offering and for the Company’s organizational and initial financing activities, plus a $1,000 advance made in October 2016. Such costs included consulting and administrative fees, formation costs, costs of initiating the Public Offering, including professional retentions, as well as travel and other administrative costs. On October 20, 2017, the Note was amended and restated to increase the amount available under the Note by $100,000, from $485,000 to $585,000, and the Company borrowed an additional $100,000, increasing the amount outstanding under the Note from approximately $474,000 to approximately $574,000. In total, during 2017 an additional approximately $289,000 was borrowed under the Note.

Upon the closing of the Public Offering on November 21, 2017, $100,000 of this note was repaid and the remaining approximately $474,000 was converted into Private Placement Warrants as a part of the $8,750,000 paid by the Sponsor for the Private Placement Warrants.

Administrative Service Agreement and Services Agreement

The Company pays $10,000 a month ($120,000 annually) for office space, accounting services, utilities and secretarial support provided by the Sponsor subsequent to the date the Company’s securities were first listed on the NYSE in November 2017. Such monthly fee will terminate upon the earlier of the consummation by the Company of an initial Business Combination or the liquidation of the Company.

NOTE 5 — TRUST ACCOUNT AND FAIR VALUE MEASUREMENT

The Company complies with FASB ASC 820, “Fair Value Measurements,” for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

Upon the closing of the Public Offering and the private placement, a total of $300,000,000 was deposited into the Trust Account. All proceeds in the Trust Account may be invested in either U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, and that invest solely in U.S. government treasury obligations.

At December 31, 2018 and 2017, the proceeds of the Trust Account were invested in U.S. government treasury bills. U.S. government treasury bills held at December 31, 2018 matured in February 2019 and yield interest of approximately 2.3%. Upon maturity in February 2019 the proceeds were reinvested in U.S. Treasury Bills maturing in March 2019. The Company classifies its U.S. government treasury bills and equivalent securities as held-to-maturity in accordance with FASB ASC 320, “Investments – Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity U.S. government treasury bills are recorded at amortized cost on the accompanying December 31, 2018 and 2017 balance sheets and adjusted for the amortization of discounts.

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 5 — TRUST ACCOUNT AND FAIR VALUE MEASUREMENT (cont.)

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2018 and 2017 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. Since all of the Company’s permitted investments at December 31, 2018 and 2017 consist of U.S. government treasury bills or money market funds holding U.S. government treasury bills, fair values of its investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets or liabilities as follows:

Description	Carrying value at December 31, 2018	Gross Unrealized Holding Loss	Quoted Price Prices in Active Markets (Level 1)
Assets:
Cash and money market	$1,000	$—	$1,000
U.S. government treasury bills	304,034,000	(7,000)	304,027,000
total	$304,035,000	$(7,000)	$304,028,000
Description	Carrying value at December 31, 2017	Gross Unrealized Holding Gain	Quoted Price Prices in Active Markets (Level 1)
Assets:
U.S. government treasury bills	$300,403,000	$18,000	$300,421,000

During the years ended December 31, 2018 and 2017, the Company withdrew an aggregate of approximately $1,927,000 and $-0- from the Trust Account including approximately $750,000 for working capital and $1,177,000 for payment of federal income and state franchise taxes, including estimated taxes.

NOTE 6 — STOCKHOLDERS’ EQUITY

Common Stock

The authorized common stock of the Company is 110,000,000 shares, including 100,000,000 shares of Class A common stock and 10,000,000 shares of Class F common stock. Upon completion of the Public Offering, the Company will likely (depending on the terms of the initial Business Combination) be required to increase the number of shares of common stock which it is authorized to issue at the same time as its stockholders vote on the Business Combination to the extent the Company seeks stockholder approval in connection with its initial Business Combination. Holders of the Company’s common stock vote together as a single class and are entitled to one vote for each share of common stock.

In October 2016, the Sponsor purchased 5,750,000 shares of Class F common stock (the “Founder Shares”) for $25,000, or approximately $0.004 per share. The Sponsor had agreed to forfeit up to 750,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture would be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the initial stockholder will own 20% of the Company’s issued and outstanding shares after the Public Offering.

During September 2017, the Company effected a 1.5 for 1 stock dividend of 2,875,000 Class F shares, resulting in the initial stockholders holding an aggregate of 8,625,000 Founder Shares. The stock dividend also adjusted the shares subject to forfeiture from 750,000 to 1,125,000, to the extent that the over-allotment option was not exercised in full by the underwriters so that the Founder Shares represented 20.0% of the Company’s issued and outstanding shares after the Public Offering. Outstanding shares and per share amounts have been retroactively restated for the September 2017 stock dividend for all periods presented. On November 27, 2017, the Company was advised by the underwriters’ that the overallotment option would not be exercised. As such, the 1,125,000 shares subject to forfeiture are considered

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 6 — STOCKHOLDERS’ EQUITY (cont.)

as forfeited in the accompanying financial statements as of December 31, 2017. As such at December 31, 2018 and 2017 there were 7,500,000 shares of Class F common stock issued and outstanding and 30,000,000 shares of Class A common stock outstanding (28,916,141 and 28,635,526, respectively, of which are classified outside of equity as redeemable common stock).

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors. At December 31, 2018 and 2017, the rights and preferences have not been determined and there were no shares of preferred stock issued and outstanding.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Legacy Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Legacy Acquisition Corp. (the “Company”) as of December 31, 2017 and 2016, the related statements of operations, changes in stockholders’ equity (deficit) and cash flows, for the year ended December 31, 2017 and for the period from March 15, 2016 (inception) to December 31, 2016, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the year ended December 31, 2017 and for the period from March 15, 2016 (inception) to December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2016.

Whippany, New Jersey

March 29, 2018

LEGACY ACQUISITION CORP.

BALANCE SHEETS

	December 31,
	2017	2016
ASSETS
Current assets –
Cash	$1,752,000	$26,000
Prepaid expenses and other assets	136,000	124,000
Total assets	1,888,000	150,000
Non-current assets –
Cash and investments held in Trust Account	300,403,000	—
Total assets	$302,291,000	$150,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities –
Accounts payable, of which $37,000 is payable to officers	$186,000	$—
Accrued expenses	95,000	—
Accrued franchise and income taxes	155,000	—
Notes payable to sponsor	—	285,000
Total current liabilities	436,000	285,000
Other liabilities –
Deferred underwriting compensation	10,500,000	—
Total liabilities	10,936,000	285,000
Common stock subject to possible redemption; 28,635,526 and -0- shares, respectively, at December 31, 2017 and 2016 (approximately $10.00 per share)	286,355,000	—

Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—	—
Class A Common stock, $0.0001 par value, 100,000,000 authorized, shares, 30,000,000 and -0- shares issued at December 31, 2017 and 2016, respectively, 1,364,474 and -0- shares outstanding (excluding 28,635,526 and -0- shares, respectively, subject to possible redemption at December 31, 2017 and 2016	—	—
Class F Common stock, $0.0001 par value, 10,000,000 authorized shares, 7,500,000 shares issued and outstanding	1,000	1,000
Additional paid-in-capital	5,040,000	24,000
Accumulated deficit	(41,000)	(160,000)
Total stockholders’ equity (deficit)	5,000,000	(135,000)
Total liabilities and stockholders’ equity (deficit)	$302,291,000	$150,000

See accompanying notes to financial statements.

LEGACY ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	December 31, 2017	Period from March 15, 2016 (inception) to Year ended December 31, 2016
Revenues	$—	$—
General and administrative expenses	154,000	160,000
Loss from operations	(154,000)	(160,000)
Other income, interest on Trust Account	403,000	—
Income (loss) before income taxes	249,000	(160,000)
Provision for income taxes	(130,000)	—
Net income (loss)	$119,000	$(160,000)

Two Class Method for Per Share Information:
Weighted average class A common shares outstanding – basic and diluted	30,000,000	—
Net Income (loss) per class A common stock – basic and diluted	$0.00	$0.00
Weighted average class F common shares outstanding – basic and diluted	7,500,000	2,315,000
Net Loss per class F common stock – basic and diluted	$0.00	$(0.07)

See accompanying notes to financial statements.

LEGACY ACQUISITION CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

		Common Stock			Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Equity (Deficit)
	Class A Shares	Amount	Class F Shares	Amount
Balances, March 15, 2016 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of common stock to Sponsor, Note 4	—	—	8,625,000	1,000	24,000		25,000
Net loss	—	—	—	—	—	(160,000)	(160,000)
Balances, December 31, 2016	—	—	8,625,000	1,000	24,000	(160,000)	(135,000)
Sale of Units to the public in November 2017 at $10.00 per Unit	30,000,000	3,000	—	—	299,997,000	—	300,000,000
Underwriters’ discount and offering expenses	—	—	—	—	(17,387,000)	—	(17,387,000)
Sale of 17,500,000 Private Placement Warrants in November 2017 at $0.50 per warrant to Sponsor	—	—	—	—	8,750,000	—	8,750,000
Founder shares forfeited	—	—	(1,125,000)	—	—	—	—
Proceeds subject to possible redemption	(28,635,526)	(3,000)	—	—	(286,344,000)	—	(286,347,000)
Net income (loss)	—	—	—	—	—	119,000	119,000
Balances, December 31, 2017	1,364,474	—	7,500,000	$1,000	$5,040,000	$(41,000)	$5,000,000

See accompanying notes to financial statements.

LEGACY ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	Year ended December 31, 2017		Period from March 15, 2016 (inception) to December 31, 2016
Net income (loss)		$119,000	$(160,000)
Costs paid directly to vendors by sponsor		6,000	160,000

Adjustments to reconcile net income (loss) to net cash used in operating activities:
Increase in accounts payable and accrued expenses		112,000	—
Increase in accrued taxes		155,000	—
Increase in prepaid expenses		(12,000)	—
Trust income retained in Trust Account		(403,000)	—
Net cash used in operating activities		(23,000)	—

Cash flows from investing activities:
Cash deposited in Trust Account		(300,000,000)	—

Cash flows from financing activities:
Proceeds from sale of common stock to Sponsor		—	25,000
Proceeds from note payable to Sponsor		283,000	1,000
Proceeds from sale of Public Offering Units		300,000,000
Proceeds from sale of Private Placement Warrants net of $474,000 of Sponsor notes converted to warrants		8,276,000
Payment of underwriting discounts		(6,000,000)
Payment of offering costs		(710,000)
Payment of notes payable to Sponsor		(100,000)	—
Net cash provided by financing activities		301,749,000	26,000
Net Increase in cash		1,726,000	26,000
Cash at beginning of period		26,000	—
Cash at end of period		$1,752,000	$26,000

Supplemental disclosure of non-cash financing activities:
Notes Payable – Sponsor advances paid directly to vendors		$6,000	$284,000
Deferred offering costs included in note payable to Sponsor	$		$124,000
Deferred offering costs included in accounts payable		$177,000	$—
Notes payable to Sponsor converted to Private Placement Warrants		$474,000	—

See accompanying notes to financial statements.

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General:

Legacy Acquisition Corp. (the “Company”) was incorporated in Delaware on March 15, 2016. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

At December 31, 2017, the Company had not commenced any operations. All activity for the period from March 15, 2016 (inception) through December 31, 2017 relates to the Company’s formation and the initial public offering (“Public Offering”) described below. The Company will not generate any operating revenues until after completion of the Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Public Offering.

Sponsor and Financing:

The Company’s sponsor is Legacy Acquisition Sponsor I LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Public Offering (as described in Note 3) was declared effective by the United States Securities and Exchange Commission (the “SEC”) on November 16, 2017. The Company intends to finance a Business Combination with proceeds from a $300,000,000 public offering (Note 3) and a $8,750,000 private placement (Note 4). Upon the closing of the Public Offering and the private placement, $300,000,000 is held in the Trust Account with Continental Stock Transfer and Trust Company (the “Trustee”) acting as the trustee (the “Trust Account”) (as discussed below).

The Trust Account:

Funds from the Public Offering have been placed in the Trust Account. The Trust Account will be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation will provide that, other than the withdrawal of interest to pay taxes and up to $750,000 per year for working capital purposes, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of the Business Combination; or (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance and timing or the Company’s obligation to redeem 100% of its public shares if the Company does not complete its initial business combination within 24 months from the closing of the Public Offering or (iii) the redemption of 100% of the shares of Class A common stock included in the Units being sold in the Public Offering if the Company is unable to complete a Business Combination within 24 months from the closing of the Public Offering (subject to the requirements of law).

Business Combination:

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a Target Business. As used herein, “Target Business” must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

earned) at the time of the signing of a definitive agreement in connection with the Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders holding Class A common stock may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable and up to $750,000 per year which may be released for working capital purposes, or (ii) provide stockholders holding Class A common stock with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable and up to $750,000 per year which may be released for working capital. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required by New York Stock Exchange (“NYSE”) rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares of Class A common stock in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the Business Combination. In such case, the Company would not proceed with the redemption of its public shares of Class A common stock and the related Business Combination, and instead may search for an alternate Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with a Business Combination, a public stockholder will have the right to redeem its Class A common stock for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable and up to $750,000 per year which may be released to the Company to fund working capital requirements. As a result, such shares of Class A common stock are recorded at redemption amount and classified as temporary equity in the accompanying balance sheet, in accordance with FASB ASC 480, “Distinguishing Liabilities from Equity.” The amount in the Trust Account at December 31, 2017 is $10.01 per public common share ($300,403,000 held in the Trust Account divided by 30,000,000 public common shares) but does not reflect withdrawals permitted for income taxes payable and working capital.

The Company will only have within 24 months from the closing of the Public Offering to complete its initial Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of Class A common stock for a per share pro rata portion of the Trust Account, including interest, but less taxes payable and up to $750,000 per year which may be released for working capital (less up to $50,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The initial stockholder has entered into a letter agreement with the Company, pursuant to which it has waived its right to participate in any redemption with respect to its initial shares; however, if the initial stockholder or any of the Company’s officers, directors or affiliates acquire shares of Class A common stock in or after the Public Offering, they will be entitled to a pro rata share of the Trust Account, with respect to such public shares, upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within the required time period.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Public Offering.

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”).

All dollar amounts are rounded to the nearest thousand dollars.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of the warrants sold in the initial public offering and Private Placement to purchase an aggregate of 23,750,000 Class A ordinary shares in the calculation of diluted income (loss) per share, since their inclusion would be anti-dilutive. As a result, diluted income (loss) per common share is the same as basic loss per common share for the period.

The Company’s statements of operations include a presentation of income (loss) per share for common stock subject to redemption in a manner similar to the two-class method of income (loss) per share. Net income (loss) per common share, basic and diluted for Class A common stock is calculated by dividing the interest income earned on the Trust Account, net of income tax expense, franchise tax expense and funds available to be withdrawn from Trust for working capital purposes (up to a maximum of $750,000 annually), by the weighted average number of Class A common stock outstanding for the period from original issuance of Class A common stock in November 2017. Net income (loss) per common share, basic and diluted, for Class F common stock is calculated by dividing the net income (loss), less income attributable to Class A Common Stock, by the weighted average number of Class F common stock outstanding for the period. Net Income (Loss) available to each class of common stockholders is as follows at December 31, 2017:

Net income available to Class A common stockholders:
Interest income	$403,000
Less: Income and franchise taxes	(156,000)
Expenses available to be paid with Interest income from Trust (up to a Maximum of $750,000 per year)	(128,000)
Net income available to Class A common stockholders	$119,000
Net income available to Class F common stockholders:
Net income	$119,000
Less: amount attributable to Class A common stockholders	(119,000)
Net income available to class F common stockholders	$—

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the financial statements.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period. Actual results could differ from those estimates.

Deferred Offering Costs:

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A — “Expenses of Offering”. Offering costs of approximately $17,387,000 consisted principally of underwriter discounts of $16,500,000 (including $10,500,000 of which payment is deferred) and approximately $887,000 of professional, printing, filing, regulatory and other costs, have been charged to additional paid-in-capital upon completion of the Public Offering.

Income Taxes:

The Company follows the asset and liability method of accounting for income taxes under FASB ASC, 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company’s currently taxable income consists of interest income on the trust account net of franchise taxes. The Company’s general and administrative e costs are generally considered start-up costs and are not currently deductible. During the year ended December 31, 2017, the Company recorded income tax expense of approximately $130,000 primarily related to interest income earned on the Trust Account net of franchise taxes. The Company’s effective tax rate for the year ended December 31, 2017 was approximately 52%, which differs significantly from the expected income tax rate due to the start-up costs (discussed above) which are not currently deductible. On December 22, 2017, the Tax Cut and Jobs Act was enacted into law resulting in a reduction in the federal corporate income tax rate from 35% to 21% for years beginning in 2018. At December 31, 2017 and 2016, the Company has a deferred tax asset of approximately $60,000 and $50,000, respectively, primarily related to start-up costs. Management has determined that a full valuation allowance of the deferred tax asset is appropriate at this time. The amount of the reduction of the deferred tax asset (before write off) resulting from the lower rate under which those deferred taxes would be expected to be recovered or settled was not material.

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2017 and 2016. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2017 and 2016. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Redeemable Common Stock:

As discussed in Note 3, all of the 30,000,000 common shares of stock sold as part of a Unit in the Public Offering contain a redemption feature which allows for the redemption of common shares under the Company’s Liquidation or Tender Offer/Stockholder Approval provisions. In accordance with FASB 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that in no event will it redeem its Public Shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the securities at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock shall be affected by charges against additional paid-in capital. Accordingly, at December 31, 2017, 28,635,526 of the 30,000,000 Public Shares were classified outside of permanent equity at its redemption value.

Recent Accounting Pronouncements:

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — PUBLIC OFFERING

On November 21, 2017, the Company closed on the Public Offering and sale of 30,000,000 units at a price of $10.00 per unit (the “Units”). Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value and one redeemable common stock purchase warrant (the “Warrants”). Under the terms of a warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Business Combination. Each Warrant entitles the holder to purchase one half of one share of Class A common stock at a price of $5.75 (11.50 per whole share). No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder. Each Warrant will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Public Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its initial Business Combination on or prior to the 24-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of Class A common stock to the holder upon exercise of Warrants issued in connection with the 30,000,000 public units during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the warrants become exercisable, the Company may redeem the outstanding warrants in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 3 — PUBLIC OFFERING (cont.)

prior written notice of redemption, only in the event that the last sale price of the Company’s shares of common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the warrant holders.

The Company granted the underwriters a 45-day option to purchase up to 4,500,000 additional Units to cover any over-allotment, at the initial public offering price less the underwriting discounts and commissions. The warrants that would be issued in connection with 4,500,000 over-allotment units are identical to the public warrants and have no net cash settlement provisions. On November 27, 2017, the Company was advised by the underwriters’ that the overallotment option would not be exercised. As such, the 1,125,000 shares subject to forfeiture have been reflected as forfeited in the accompanying financial statements during the year ended December 31, 2017.

The Company paid an underwriting discount of 2% of the per Unit offering price to the underwriters at the closing of the Public Offering ($6,000,000), with an additional fee (the “Deferred Discount”) of 3.5% of the gross offering proceeds ($10,500,000) payable upon the Company’s completion of a Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination.

NOTE 4 — RELATED PARTY TRANSACTIONS

Founder Shares

In October 2016, the Sponsor purchased 8,625,000 shares of Class F common stock (the “Founder Shares”) for $25,000, or approximately $0.001 per share (see Note 5). The Founder Shares are identical to the Class A common stock included in the Units being sold in the Public Offering except that the Founder Shares are convertible under the circumstances described below and subject to certain transfer restrictions, as described in more detail below. The Sponsor agreed to forfeit up to 1,125,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters (see Notes 3 and 5) so that the initial stockholder will own 20.0% of the Company’s issued and outstanding shares after the Public Offering. As discussed further in Notes 3 and 5, on November 27, 2017, the underwriters’ notified the Company that they would not exercise the overallotment option and, as such, the 1,125,000 shares that were subject to forfeiture have been forfeited as of the closing of the Public Offering on November 21, 2017. The Founder Shares will automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one basis, subject to adjustment as described in the Company’s amended and restated certificate of incorporation.

The Company’s initial stockholder has agreed not to transfer, assign or sell any of their Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination, or earlier if, subsequent to the Company’s initial Business Combination, the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (B) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Lock Up Period”).

In addition, in October 2016, the Sponsor also provided $1,000 as an initial advance under the related party loan that is discussed below.

Private Placement Warrants

Upon the closing of the Public Offering on November 21, 2017, the Sponsor paid the Company $8,750,000 for the private placement purchase from the Company of 17,500,000 warrants at $0.50 per warrant (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one-half of one share of Class A

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 4 — RELATED PARTY TRANSACTIONS (cont.)

common stock at $5.75 ($11.50 per whole share). The purchase price of the Private Placement Warrants have been added to the proceeds from the Public Offering held in the Trust Account pending completion of the Company’s initial Business Combination. The Private Placement Warrants (including the common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Public Offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Warrants being sold as part of the Units in the Public Offering and have no net cash settlement provisions.

If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Warrants issued to the Sponsor will expire worthless.

Registration Rights

The Company’s initial stockholder and holders of the Private Placement Warrants are entitled to registration rights (in the case of the Founder Shares, only after conversion to shares of Class A common stock) pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Public Offering. The Company’s initial stockholder and holders of the Private Placement Warrants are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Related Party Loans and Costs

As of December 31, 2016, the Company’s Sponsor had agreed to loan the Company an aggregate of $485,000 by drawdowns of not less than $10,000 each against the issuance of an unsecured promissory note (the “Note”) to cover expenses related to this Public Offering and the Company’s organizational and initial financing activities. This loan was non-interest bearing and, as amended on June 30, 2017, payable on the earlier of December 31, 2017 or the completion of the Public Offering.

The initial drawdown under the Note was on December 31, 2016 for approximately $285,000 representing the amount charged by the Sponsor and its affiliates for services related to the Public Offering and for the Company’s organizational and initial financing activities, plus the $1,000 advance made in October 2016 discussed above. Such costs included consulting and administrative fees, formation costs, costs of initiating the Public Offering, including professional retentions, as well as travel and other administrative costs. Subsequent to September 30, 2017 on October 20, 2017, the Note was amended and restated to increase the amount available under the Note by $100,000, from $485,000 to $585,000, and the Company borrowed an additional $100,000, increasing the amount outstanding under the Note from approximately $474,000 to approximately $574,000. In total, during 2017 an additional approximately $289,000 was borrowed under the Note.

Upon the closing of the Public Offering on November 21, 2017, $100,000 of this note was repaid and the remaining approximately $474,000 was converted into Private Placement Warrants as a part of the $8,750,000 paid by the Sponsor for the Private Placement Warrants.

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 4 — RELATED PARTY TRANSACTIONS (cont.)

Administrative Service Agreement and Services Agreement

The Company agreed to pay $10,000 a month for office space, accounting services, utilities and secretarial support provided by the Sponsor. Services commenced on the date the securities were first listed on the NYSE and will terminate upon the earlier of the consummation by the Company of an initial Business Combination or the liquidation of the Company. During the year ended December 31, 2017, the Company has incurred approximately $10,000 in administrative expense under this agreement.

NOTE 5 — TRUST ACCOUNT AND FAIR VALUE MEASUREMENT

The Company complies with FASB ASC 820, Fair Value Measurements, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

Upon the closing of the Public Offering and the private placement, a total of $300,000,000 was deposited into the Trust Account. All proceeds in the Trust Account may be invested in either U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, and that invest solely in U.S. government treasury obligations.

At December 31, 2017, the proceeds of the Trust Account were invested in U.S. government treasury bills maturing in February and May 2018 yielding interest of approximately 1.3%. The Company classifies its U.S. government treasury bills and equivalent securities as held-to-maturity in accordance with FASB ASC 320, “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity U.S. government treasury bills are recorded at amortized cost on the accompanying December 31, 2017 balance sheet and adjusted for the amortization of discounts.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2017 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. Since all of the Company’s permitted investments at December 31, 2017 consist of U.S. government treasury bills, fair values of its investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets or liabilities as follows:

Description	Carrying value at December 31, 2017	Gross Unrealized Holding Gain	Quoted Price Prices in Active Markets (Level 1)
Assets:
U.S. government treasury bills	$300,403,000	$18,000	$300,421,000

NOTE 6 — STOCKHOLDERS’ EQUITY

Common Stock

The authorized common stock of the Company is 110,000,000 shares, including 100,000,000 shares of Class A common stock and 10,000,000 shares of Class F common stock. Upon completion of the Public Offering, the Company will likely (depending on the terms of the Business Combination) be required to increase the number of shares of common stock which it is authorized to issue at the same time as its stockholders vote on the Business Combination to the extent the Company seeks stockholder approval in connection with its Business Combination. Holders of the Company’s common stock vote together as a single class and are entitled to one vote for each share of common stock.

LEGACY ACQUISITION CORP.

Notes to Financial Statements

NOTE 6 — STOCKHOLDERS’ EQUITY (cont.)

In October 2016, the Sponsor purchased 5,750,000 shares of Class F common stock (the “Founder Shares”) for $25,000, or approximately $0.004 per share. The Sponsor had agreed to forfeit up to 750,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture would be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the initial stockholder will own 20% of the Company’s issued and outstanding shares after the Public Offering.

During September 2017, the Company effected a 1.5 for 1 stock dividend of 2,875,000 Class F shares, resulting in the initial stockholders holding an aggregate of 8,625,000 Founder Shares. The stock dividend also adjusted the shares subject to forfeiture from 750,000 to 1,125,000, to the extent that the over-allotment option is not exercised in full by the underwriters so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares after the Public Offering. Outstanding shares and per share amounts have been retroactively restated for the September 2017 stock dividend for all periods presented. On November 27, 2017, the Company was advised by the underwriters’ that the overallotment option would not be exercised. As such, the 1,125,000 shares subject to forfeiture are considered as forfeited in the accompanying financial statements during the year ended December 31, 2017. As such at December 31, 2017 there were 7,500,000 shares of Class F common stock issued and outstanding and 30,000,000 shares of Class A common stock outstanding (28,635,526 of which are classified outside of equity as redeemable common stock).

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At December 31, 2017 and December 31, 2016, the rights and preferences have not been determined and there were no shares of preferred stock issued and outstanding.

INDEX TO COMBINED FINANCIAL INFORMATION

BLUE IMPACT BUSINESS

Blue Impact Business

Combined Results for the 6-Month Periods Ended June 30, 2019 and June 30, 2018

Blue Impact Business

Combined Balance Sheets

(In millions)

(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$87.6	$84.4
Restricted cash	0.5	0.5
Receivables, net of allowance of $2.1 and $2.0, respectively	466.7	398.4
Unbilled work in progress	51.6	24.6
Other current assets	9.9	11.2
Total current assets	616.3	519.1
Property and equipment, net of accumulated depreciation of $20.5 and $15.7, respectively	16.4	15.4
Intangible assets, net of accumulated amortization of $34.8 and $31.9, respectively	100.5	103.6
Investments	1.2	1.1
Deferred tax assets	2.8	1.4
Goodwill	361.7	356.9
Other non-current assets	2.9	3.6
TOTAL ASSETS	$1,101.8	$1,001.1

LIABILITIES
Accounts payable	$438.0	$354.1
Deferred revenue	39.3	29.2
Short-term debt	13.6	22.3
Other current liabilities	52.2	63.4
Total current liabilities	543.1	469.0
Long-term debt	57.1	43.6
Deferred tax liabilities	16.3	14.8
Other non-current liabilities	24.8	26.1
TOTAL LIABILITIES	641.3	553.5

Redeemable non-controlling interest	4.9	4.6

EQUITY
Net parent investment	463.9	455.3
Accumulated other comprehensive income	(8.5)	(12.5)
TOTAL PARENT’S EQUITY	455.4	442.8
Non-controlling interests	0.2	0.2
TOTAL EQUITY	455.6	443.0
TOTAL LIABILITIES AND EQUITY	$1,101.8	$1,001.1

The accompanying notes are an integral part of these unaudited condensed combined financial statements

Blue Impact Business

Combined Statements of Income and Comprehensive Income (Loss)

(In millions)

(Unaudited)

	Six months ended June 30,
	2019	2018
Revenue, excluding billable expenses	$164.5	$139.4
Billable expenses	76.2	65.2
REVENUE	240.7	204.6

OPERATING EXPENSES
Salaries and related expenses	94.6	77.5
Office and other direct expenses	18.6	16.2
Billable expenses	76.2	65.2
Cost of services	189.4	158.9
Selling, general and administrative expenses	27.7	28.8
Total operating expenses	217.1	187.7
OPERATING INCOME	23.6	16.9

OTHER EXPENSES AND INCOME
Other income	0.2	0.2
Other expenses	(0.4)	(0.4)
Finance costs, net	(4.0)	(1.8)
Income before income taxes	19.4	14.9
Income tax provision	3.8	4.4
NET INCOME	15.6	10.5
Less: Net income attributable to non-controlling interests	0.4	—
NET INCOME ATTRIBUTABLE TO PARENT	$15.2	$10.5

COMPREHENSIVE INCOME (LOSS)
Net income	$15.6	$10.5
Other comprehensive income (loss), net tax
Cumulative translation adjustment	4.0	(16.1)
TOTAL COMPREHENSIVE INCOME (LOSS)	19.6	(5.6)
Less: Comprehensive income attributable to non-controlling interests	0.4	—
TOTAL COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO PARENT	$19.2	$(5.6)

The accompanying notes are an integral part of these unaudited condensed combined financial statements

Blue Impact Business

Combined Statements of Equity and Redeemable Non-Controlling Interest

(In millions)

(Unaudited)

	Net Parent Investment	Accumulated Other Comprehensive Income	Total Parent’s Equity	Non- Controlling Interests	Total Equity	Redeemable Non- Controlling Interests
Balance at December 31, 2017	$430.3	$8.8	$439.1	$0.1	$439.2
Net income	10.5	—	10.5	—	10.5
Distributions to/contributions from related parties	1.3	—	1.3	—	1.3
Share-based compensation costs	0.2	—	0.2	—	0.2
Cumulative translation adjustment	—	(16.1)	(16.1)	—	(16.1)
Balance at June 30, 2018	$442.3	$(7.3)	$435.0	$0.1	$435.1

Balance at December 31, 2018	$455.3	$(12.5)	$442.8	$0.2	$443.0	$4.6
Net income	15.2	—	15.2	—	15.2	0.4
Distributions to/contributions from related parties	(7.8)	—	(7.8)	—	(7.8)
Change in redemption value	0.1	—	0.1	—	0.1	(0.1)
Share-based compensation costs	0.5	—	0.5	—	0.5
Other reserves	0.6	—	0.6	—	0.6
Cumulative translation adjustment	—	4.0	4.0	—	4.0
Balance at June 30, 2019	$463.9	$(8.5)	$455.4	$0.2	$455.6	$4.9

The accompanying notes are an integral part of these unaudited condensed combined financial statements

Blue Impact Business

Combined Statements of Cash Flows

(In millions)

(Unaudited)

	Six months ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$15.6	$10.5
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	7.1	6.2
Accretion of contingent consideration	2.0	0.6
Deferred income taxes	(0.4)	(0.6)
Stock-based compensation expense	0.5	0.2
Foreign exchange gains	(0.1)	(0.2)
Other adjustments to reconcile net income to net cash in operating activities	3.4	0.4
Changes in operating assets and liabilities
Receivables	(65.0)	23.5
Unbilled work in progress	(27.1)	(11.7)
Accounts payable	54.5	(52.0)
Deferred revenue	10.0	22.9
Changes to related party balances	23.2	18.8
Other changes in operating assets and liabilities	3.2	(25.9)
Net cash inflow/(outflow) from operating activities	26.9	(7.3)
CASH FLOWS FROM INVESTING ACTIVITIES
Business combinations	(0.3)	(0.1)
Capital expenditures	(3.7)	(1.8)
Advances to related parties	(18.1)	(32.1)
Repayment of advances to related parties	19.0	34.2
Other investing activities	(0.1)	(1.8)
Net cash inflow/(outflow) from investing activities	(3.2)	(1.6)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	42.6	50.9
Payments of long-term debt	(38.5)	(39.8)
Changes in parent’s equity	(6.7)	(0.2)
Distributions to related parties	4.8	4.9
Other financing activities	(23.3)	(6.3)
Net cash inflow/(outflow) from financing activities	(21.1)	9.5
Effect of foreign exchange rate changes on cash and cash equivalents	0.6	(1.7)
Net increase (decrease) in cash and cash equivalents	3.2	(1.1)
Cash and cash equivalents at the beginning of period	84.4	36.7
Cash and cash equivalents at end of period	$87.6	$35.6

The accompanying notes are an integral part of these unaudited condensed combined financial statements

Blue Impact Business

Notes to the Unaudited Combined Condensed Financial Statements

1. Description of Organization and Business Operations

These unaudited combined interim financial statements reflect the net assets and operations of the Blue Impact business. The Blue Impact business consists of (i) Vision 7 International Inc., a Canadian company (“Vision 7”); (ii) We Are Very Social Limited, a limited company domiciled and incorporated in England and Wales (“WAS”); (iii) Indigo Social, LLC, a Delaware limited liability company (“Indigo”); (iv) Metta Communications Limited, a private company limited by shares registered in Hong Kong (“Metta”); (v) MadHouse Inc., a Cayman Islands exempted company (“Madhouse”); and (vi) Fuse Project, LLC, a Delaware limited liability company (“Fuse”). All references to the “Company,” “we,” “our” or “us” in these unaudited combined financial statements are to the combined results of the Blue Impact business. The ultimate parent company is Blue Focus Intelligent Communications Group (BFICG or the Parent), a publicly-traded Chinese company. Refer to Note 13 for additional information on a transaction involving the Blue Impact business.

The Company is a digital-first global advertising and marketing services group. Its major services include brand marketing, products promotion, media relations, investor relations, crisis management, events management, digital media marketing, and corporate social responsibilities advisory services.

2. Principles of Combination and Presentation

The fundamental difference between combined and consolidated financial statements is that there is no controlling financial interest present between or among combined entities. The Company’s unaudited condensed combined financial statements have been prepared on a standalone basis and do not represent the financial position and results of operations of a legal entity, but rather a combination of entities under common control. The accompanying condensed combined financial statements and the notes to the combined financial statements may not be indicative of what they would have been had the Company actually been a separate stand-alone entity, nor are they necessarily indicative of the Company’s future results of operations, financial position and cash flows. Additionally, for the purposes of these financial statements, income taxes have been computed on a standalone, separate tax return basis for each tax paying component listed in Note 1.

Parent’s equity represents the Parent controlling interest in the recorded net assets of the Company, specifically the cumulative net investment by the Parent in the Company and cumulative operating results through the date presented. The net effect of the settlement of transactions between the Company, the Parent, and other affiliates of the Parent are reflected in the combined statements of equity as net distributions to related parties, in the combined statements of cash flows as a financing activity, and in the combined balance sheets as net Parent investment.

For entities under common control, a parent company may provide services and support relating to certain corporate functions, including, but not limited to, senior management, legal, human resources, finance, IT and other shared services. Since the companies included in these combined financial statements were all acquired, each operates as a stand-alone independent entity with its own corporate functions within each entity or within their segments. As a result, the Blue Impact Business does not receive material services or support from the Parent and therefore no additional corporate costs have been allocated to the Blue Impact Business. Management considers this policy to be a reasonable reflection of the utilization of services by, or benefit provided to the Blue Impact business.

The Company has prepared the unaudited condensed combined interim financial statements in accordance with U.S. Generally Accepted Accounting Principles (US GAAP) and pursuant to the rules and regulations of the Securities and Exchange Commission (SEC) on reporting interim financial information. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with US GAAP have been omitted pursuant to SEC rules and regulations. The preparation of financial statements in conformity with US GAAP requires the Company to make judgments, assumptions and estimates that affect the amounts reported and disclosed. Actual results could differ from these estimates and assumptions. The combined unaudited results for interim periods are not necessarily indicative of results for the full year and should be read in conjunction with the Company’s results for the year ended December 31, 2018. The Blue Impact business’ revenue, excluding billable expense, is typically lowest in the first quarter of the calendar year and highest in the fourth quarter. This reflects the seasonal spending of its clients, which is often weighted toward the holiday season at the end of the calendar year, and incentives earned at year end on certain contracts

Blue Impact Business

Notes to the Unaudited Combined Condensed Financial Statements

2. Principles of Combination and Presentation (cont.)

The accompanying financial statements reflect all adjustments, consisting of normally recurring accruals, which in the opinion of management are necessary for a fair presentation, in all material respects, of the information contained therein. Intercompany balances and transactions have been eliminated in combination. Amounts are in millions of U.S. dollars unless stated otherwise.

3. Accounting Pronouncements

Recently Issued Accounting Prouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (ASU 2014-09), a comprehensive new revenue recognition standard that will supersede nearly all existing revenue recognition guidance under U.S. GAAP. The standard’s core principle is that an entity will recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. The guidance may be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initial application recognized at the date of initial application. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date which defers the effective date of ASU 2014-09 one year making it effective for nonpublic entities for annual reporting periods beginning after December 15, 2018. The Company will adopt the standard for annual periods as of January 1, 2019 and interim periods as of January 1, 2020 using the modified retrospective method. The Company’s evaluation of this standard is in process and includes identifying timing and/or method of revenue recognition for contracts and the expected impact on the Company’s business processes, systems, and controls. As part of this evaluation, the Company is reviewing customer contracts and will apply the five-step model of the new standard to each contract type associated to revenue streams and compare the results to current accounting practices. The Company is not able to determine at this time if the adoption of this guidance will have a material impact on the Company’s combined financial statements.

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities (ASU 2016-01), which makes targeted improvements to the accounting for, and presentation and disclosure of, financial instruments. ASU 2016-01 requires that most equity investments be measured at fair value, with subsequent changes in fair value recognized in net income. ASU 2016-01 does not affect the accounting for investments that would otherwise be consolidated or accounted for under the equity method. The new standard also affects financial liabilities under the fair value option and the presentation and disclosure requirements for financial instruments. The provisions of ASU 2016-01 are effective for the Company for annual periods in fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. In addition, in February 2018, the FASB issued ASU 2018-03, Technical Corrections and Improvements to Financial Instruments – Overall, Recognition and Measurement of Financial Assets and Financial Liabilities, to clarify certain aspects of ASU 2016-01; the Company will adopt ASU 2018-03 and ASU 2016-01 concurrently for annual periods as of January 1, 2019 and interim periods as of January 1, 2020. The amendments in this standard will be applied by means of a cumulative-effect adjustment to the combined balance sheet as of the beginning of the fiscal year of adoption, except for the amendments relating to equity securities without readily determinable fair values, which will be applied prospectively. The Company’s evaluation of this standard is in process and involves reviewing the accounting for equity method investments and current presentation and disclosures relating to financial instruments. The Company is currently assessing the impact of this standard on the combined financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (ASU 2016-02), which increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and enhances disclosures of key information about leasing arrangements. The amendments require that lessees recognize the rights and obligations resulting from leases as assets and liabilities on their balance sheets, initially measured at the present value of the lease payments over the term of the lease, including payments to be made in optional periods to extend the lease and payments to purchase the underlying assets if the lessee is reasonably certain of exercising those options. The main difference between previous U.S. GAAP and Topic 842 is the recognition of

Blue Impact Business

Notes to the Unaudited Combined Condensed Financial Statements

3. Accounting Pronouncements (cont.)

lease assets and lease liabilities by lessees for those leases classified as operating leases under previous U.S. GAAP. The ASU is effective for nonpublic entities for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. The Company will adopt the standard for annual periods as of January 1, 2021 and for interim periods as of January 1, 2022. Management will apply the modified retrospective transition approach upon adoption and will elect the transition option to apply the transition provisions as of the effective date rather than as of the earliest comparative period presented. The Company is in the process of performing the evaluation of the potential impact the adoption of this guidance will have on the Company’s combined financial statements. The Company expects to recognize material right-of-use assets and lease liabilities.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments (ASU 2016-13), which changes the impairment model for most financial assets. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. ASU 2016-13 is effective for annual periods beginning after December 15, 2022 and interim periods within those fiscal years. Early adoption is permitted for fiscal years beginning after December 15, 2018. The Company will adopt ASU 2016-13 on January 1, 2023 for both annual and interim periods. However, the Company is not yet in a position to assess the impact of the new standard on our results of operations or financial position.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (ASU 2017-01). The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The standard, which will be applied prospectively, is effective for all entities other than public business entities for annual periods beginning after December 15, 2018 and interim periods within fiscal years beginning after December 15, 2019. The Company will adopt the guidance for annual and interim periods as of January 1, 2019 and January 1, 2020, respectively, and does not expect that adoption of ASU 2017-01 will have a significant impact on the Company’s financial position or results of operations.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows. This new guidance is intended to reduce diversity in practice regarding the classification of certain transactions in the statement of cash flows. This guidance is effective for fiscal years beginning after December 15, 2018 and interim periods within fiscal years beginning after December 15, 2019. The standard requires a retrospective transition method and early adoption is permitted. The Company will adopt the guidance for annual periods effective January 1, 2019 and interim periods effective January 1, 2020. The Company is in the process of determining the potential impact the adoption of this guidance will have on the Company’s combined financial statements.

Recently Adopted Accounting Pronouncements

In February 2018, the FASB issued ASU 2018-02, Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. ASU 2018-02 allows companies record the tax effects on deferreds resulting from the changes of U.S. tax reform to retained earnings, rather than the previous requirement of being recorded in accumulated other comprehensive income. The Company adopted this guidance as of January 1, 2019 and did not reclassify deferred tax effects out of other comprehensive income as the Company does not have deferred taxes in other comprehensive income.

Blue Impact Business

Notes to the Unaudited Combined Condensed Financial Statements

4. Business Combinations and Dispositions.

2018 Acquisitions

Eleven

On October 31, 2018, Vision 7 acquired all the issued and outstanding equity interests of Eleven LLC (Eleven), a San Francisco based agency that specializes in branding, creative content, media activation and analytics, and experience design, for an aggregate purchase price at acquisition date of $51.8.

The purchase was made with a cash payment of $27.2 plus additional contingent consideration with an estimated present value at acquisition date of $21.8. The balance of the purchase price was $2.8. The balance of the contingent consideration was $13.2 as of June 30, 2019. The contingent consideration includes five interim payments based on Eleven’s performance from fiscal years 2019 to 2023 and in no event shall the aggregate purchase price exceed $77.1. Vision 7 recognized intangible assets other than goodwill of $14.4 and goodwill of $35.2 related to the acquisition.

In June 2019, an amount of $0.1 was recorded as an adjustment to the purchase equation.

Socialize

On July 1, 2018, WAS acquired 52% of the issued and outstanding equity interests of Socialize Group FZ LLC (Socialize). The remaining interests will be purchased through a put/call option. Socialize is a creative and media agency that operates in Dubai, United Arab Emirates Dirham. WAS paid in cash of $4.1 and recognized a contingent consideration liability in the amount of $1.7 at the acquisition date. WAS additionally recognized a put/call option in the amount of $4.1 at the acquisition date. The put/call option is included in redeemable non-controlling interest on the combined balance sheets. The balance of the contingent consideration and the put/call option were $1.1 and $4.9, respectively, as of June 30, 2019. WAVS recognized intangible assets other than goodwill of $1.6 and goodwill of $6.2 related to the acquisition.

5. Other Liabilities

The Company’s Other Current Liabilities and Other Non-current Liabilities are comprised of the following as of December 31:

	June 30, 2019	December 31, 2018
Other current liabilities:
Accrued expenses	$3.8	$7.4
Payroll payable	5.5	6.1
Taxes payable	20.1	20.1
Contingent consideration	2.1	14.3
Other current payables and liabilities	20.7	15.5
Total other current liabilities	$52.2	$63.4

Other non-current liabilities:
Contingent consideration	$17.8	$18.8
Pension liability	1.5	1.3
Other non-current liabilities	5.5	6.0
Total other non-current liabilities	$24.8	$26.1

Blue Impact Business

Notes to the Unaudited Combined Condensed Financial Statements

6. Debt

The Company’s indebtedness was as follows:

	June 30, 2019	December 31, 2018
Long-term Debt
Revolving credit facility (2018)
Prime rate 1%	15.3	—
Banker’s Acceptances 1.5%	41.8	12.8
Libor 1.5%	—	30.8
	57.1	43.6
Less: Current portion of long-term debt	—	—
	$57.1	$43.6

Long Term Debt

During the first half of 2019, Vision 7 increased borrowings under the Revolving credit facility to fund earn-out payments relating to recent acquisitions. Vision 7 is subject to customary financial covenants in its credit facility agreement and is in compliance with all such covenants at June 30, 2019.

Short-term Debt
Working Capital Facility	5.1	13.8
Facility Agreement	8.5	8.5
	$13.6	$22.3

Short Term Debt

During the first half of 2019, Madhouse repaid a portion of the Working Capital Facility given sufficient cash balance available and improved cash flow expected for the remainder of the year. Madhouse is subject to certain customary covenants associated with the Working Capital Loan and Facility Agreement. As of June 30, 2019, Madhouse was in compliance with all such covenants.

7. Accumulated Other Comprehensive Income

The following table presents changes in the balances of each component of accumulated other comprehensive:

	Net unrealized losses on post-retirement benefits	Foreign currency translation adjustments
Balance at December 31, 2018	(0.2)	(12.3)
Other comprehensive income	—	4.0
Balance at June 30, 2019	(0.2)	(8.3)

No income tax is associated with foreign currency translation. The income tax related to changes in defined benefit plans was nil for the six months ended June 30, 2019.

8. Income Taxes

The effective income tax rate was 19.6% and 29.5% for the six months ended June 30, 2019 and 2018, respectively. The decrease in the effective tax rate from 2018 to 2019 was primarily due to change in the composition of pre-tax income across various jurisdictions and movement in valuation allowance.

Blue Impact Business

Notes to the Unaudited Combined Condensed Financial Statements

8. Income Taxes (cont.)

The Company estimates and applies the annual effective tax rate to its ordinary earnings each interim period. Any significant unusual or infrequent items, if any, are not included in the estimation of the annual effective tax rate. Rather, these items and their related income tax expense (benefit) are separately stated in the interim period in which they occur. The quarterly estimate of the annual effective tax rate and related tax expense is subject to variation due to a multitude of factors. Factors may include, but are not limited to the inability to accurately predict the Company’s pre-tax and taxable income and loss in various jurisdictions and changes in the deferred tax assets and liabilities. For purposes of the tax expense for the six months ended June 30, 2018, the Company has used the actual effective tax rate for the twelve months ended December 31, 2018 because the Company has not historically prepared interim tax calculations using an annual effective tax rate and full year 2018 information was available as of June 30, 2019.

The Company is continuously under tax examination in various jurisdictions, for which the timing or outcome, cannot be predicted. At December 31, 2018, the Company had $12.4 in unrecognized tax benefits. The unrecognized tax benefits was $12.8 as at June 30, 2019. The Company recognizes interest related to unrecognized tax benefits in income tax expense. The Company estimates that it is reasonably possible that the total amount of unrecognized tax benefits will not materially change within the next twelve months.

9. Commitments, Contingencies, and Guarantees

In the ordinary course of business, the Company is involved in various legal proceedings. Management does not presently expect that these proceedings will have a material adverse effect on the results of operations or financial position.

Vision 7 has provisions relating to termination benefit accruals and litigation settlement accruals. On December 7, 2016, Vision 7 started to perform media placement business on behalf of Horizon Media Canada (HMC) to serve a Canadian client of the latter. As such, Vision 7 had to provide to HMC’s media suppliers, a guarantee of obligation fulfillment for the execution of media buys undertaken on behalf of HMC’s client. The guarantee has been provided by Vision 7’s principal financial institution for a maximum amount of $6.5.

Vision 7 shall never exceed $9.2 in liability in connection with media buys on behalf of HMC’s media suppliers. In return, HMC’s parent company, Horizon Media Inc. (USA), had to provide Vision 7 with an equivalent guarantee that it will fulfill its obligations to Vision 7 or any of its involved subsidiary. During fiscal year 2017, Horizon Media LP (HMLP) was created and since then, media buys are made on behalf of HMLP which is now serving directly the Canadian client. The guarantee was adjusted accordingly.

10. Fair Value Measurements and Financial Instruments

The Company applies the fair value measurement guidance of FASB ASC Topic 820, Fair Value Measurements, for financial assets and liabilities that are required to be measured at fair value and for impairment testing of non-financial assets and liabilities. The measurement of fair value requires the use of techniques based on observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The inputs create the following fair value hierarchy:

• Level 1 — Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.
• Level 2 — Observable prices that are based on inputs not quoted on active markets, but are corroborated by market data.

•        Level 3 — Unobservable inputs are used when little or no market data is available and require the Company to develop its own assumptions based on the best information available in the circumstances about the assumptions market participants would use in pricing the assets or liabilities. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models. Unobservable inputs used in the models are significant to the fair values of the assets and liabilities. The fair value hierarchy gives the lowest priority to Level 3 inputs.

Blue Impact Business

Notes to the Unaudited Combined Condensed Financial Statements

10. Fair Value Measurements and Financial Instruments (cont.)

Fair Value of Financial Instruments

Cash and cash equivalents, contingent consideration, and available-for-sale (AFS) debt securities are measured by the Company at fair value on a recurring basis. Receivables, accounts payable, and accrued liabilities are reflected in the combined financial statements at carrying values that approximate fair values because of the short-term maturities of these financial instruments.

Valuation Techniques and Assumptions Applied for the Purposes of Measuring Fair Value

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. Management considers counterparty credit risk in its assessment of fair value. The Company must maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The Company primarily applies the income approach for recurring fair value measurements. Assessing the significance of a particular input to the fair value measurement in its entirety requires judgment. There were no changes to the Company’s valuation techniques used to determine the fair value of financial instruments during the six months ended June 30, 2019. The following tables present information about financial instruments measured at fair value on a recurring basis as of June 30, 2019 and December 31, 2018 and indicate the fair value hierarchy of the valuation techniques utilized to determine such fair value.

	June 30, 2019
	Level 1	Level 2	Level 3	Total
Assets
Cash and cash equivalents	87.6	—	—	87.6
Restricted cash	0.5	—	—	0.5
Loans accounted for at fair value	—	0.8	—	0.8
	88.1	0.8	—	88.9
Liabilities
Contingent consideration	—	—	19.9	19.9
	—	—	19.9	19.9
	December 31, 2018
	Level 1	Level 2	Level 3	Total
Assets
Cash and cash equivalents	84.4	—	—	84.4
Restricted cash	0.5	—	—	0.5
Loans accounted for at fair value	—	0.9	—	0.9
	84.9	0.9	—	85.8
Liabilities
Contingent consideration	—	—	33.1	33.1
	—	—	33.1	33.1

Blue Impact Business

Notes to the Unaudited Combined Condensed Financial Statements

10. Fair Value Measurements and Financial Instruments (cont.)

Reconciliation of Level 3 fair value financial liabilities for the 6 and 12 month periods ended:

	June 30, 2019	December 31, 2018
Balance – beginning of period	33.1	7.3
Acquisitions	—	23.5
Interest accretion	2.0	1.7
Revaluation	0.2	1.5
Payments	(15.1)	(0.6)
Foreign exchange rate differences	(0.3)	(0.3)
Balance – end of period	19.9	33.1
Current portion	(2.1)	(14.3)

Interest accretion and revaluation of contingent consideration are recorded in finance costs in the combined statement of income and comprehensive income.

Future anticipated payments in respect of contingent considerations are recorded at fair value, which is the present value of the expected cash outflows of the obligations. The obligations are dependent on the future financial performance of the acquired entities and it is assumed that future profits are in line with the Company’s estimates. The Company derives its estimates from internal business plans together with financial due diligence performed in connection with the acquisition.

As at June 30, 2019 and December 31, 2018, the weighted average growth rate in estimating future financial performance for acquired businesses ranged from 9% to 12%. These rates reflect the prevalence of recent acquisitions in the faster-growing markets and new media sectors. The risk adjusted discount rate applied to contingent consideration obligations at June 30, 2019 and December 31, 2018 ranged from 13% to 22%. Changes in these inputs could significantly affect the amount of contingent consideration recognized by the Company.

For contingent consideration relating to acquisitions in the Vision 7’s segment, a five-percentage point decrease in the growth rate in estimated future financial performance would decrease the contingent consideration liabilities due to earn out agreements by $2.9 while a five-percentage point increase in the growth rate in estimated future financial performance would increase the contingent consideration liabilities due to earn out agreements by $3.2. A one percentage point increase or decrease in the risk adjusted discount rate would decrease or increase the contingent consideration liabilities by $0.4.

For contingent consideration relating to acquisitions in the WAS segment, a five-percentage point decrease in the growth rate in estimated future financial performance would decrease the contingent consideration liabilities by $0.1 while a five-percentage point increase in the growth rate in estimated future financial performance would increase the contingent consideration liabilities by $0.2.

Increases in these liabilities would result in a loss in the revaluation of financial instruments, while decreases would result in a gain in the combined statement of income and comprehensive income.

Financial Instruments That Are Not Measured at Fair Value on a Recurring Basis

The Company’s debt is not measured at fair value on a recurring basis and no actively quoted market prices are available to determine the fair value of the debt. See Note 6 for further information on debt.

Non-financial Instruments Measured at Fair Value on a Nonrecurring Basis

The Company’s non-financial assets, such as goodwill, intangible assets and property and equipment are adjusted to fair value only when an impairment charge is recognized. Such fair value measurements are based predominantly on Level 3 inputs.

Blue Impact Business

Notes to the Unaudited Combined Condensed Financial Statements

11. Segments

The Company considers a component to be an operating segment if that component (i) engages in business activities from which it earns revenues and incurs expenses, (ii) has discrete financial information, and is (iii) regularly reviewed by the Chief Operating Decision Maker (CODM) to assess performance and make resource allocation decisions. Once operating segments are identified, the Company performs a quantitative analysis of the expected and historic average long term profitability for each operating segment, together with an assessment of the qualitative characteristics to determine if aggregation of its operating segments is consistent with the principles detailed in the authoritative guidance. The Company did not aggregate any of its operating segments and the Company determined that it has five reportable segments. While in some cases the Company’s reporting segments provide the same or similar service offerings, Management has chosen to organize reportable segments by company and therefore, Vision 7, Madhouse, WAS, Metta and Fuse are each considered a segment. Indigo is included within the WAS segment as WAS reports the results of Indigo to Management. The following are descriptions of the Company’s reportable segments.

•        The Vision 7 reportable segment, headquartered in Canada, is a comprehensive marketing communications family of agencies providing services across media services with a focus on digital media and data-driven solutions throughout its operations. Vision 7 brings together its agencies in a unique integrated service model, physically housed at campuses in Toronto, Montreal, Vancouver and Quebec City. Vision 7’s path to its current streamlined reorganization began in 2010 and resulted in a structure comprising seven globally-recognized and award-winning agencies. Its integrated service model has enabled Vision 7 to provide strong, coordinated, client-focused service, share customer information across agencies, geographies and media services to enable better cross-selling opportunities, transfer best practices across the group to enhance core competencies and realize significant cost synergies.

•        The Madhouse reportable segment, headquartered in Shanghai, China, is a leading mobile-focused media purchasing and performance agency. Madhouse primarily purchases advertising space on non-Chinese digital media channels, such as Google and Facebook, on behalf of companies based in China looking to market their products and services to consumers outside of China. Madhouse also provides mobile phone-based advertising services for non-Chinese advertisers operating in China and targeting Chinese consumers. Madhouse also offers a wide range of branding services, including consulting, development, strategic planning, management and marketing of brands for businesses as well as individuals. Madhouse’s primary clients include Chinese gaming, product and technology clients who mostly generate their sales and revenue through mobile internet channels, including app stores and eCommerce sites such as Amazon. It also serves international brands targeting Chinese consumers via in-app advertising in China.

•        The WAS reportable segment, headquartered in the United Kingdom, is a specialized social media agency that provides social media marketing services across five continents and twelve countries. WAS offers social media strategy, creative development, content production and marketing consultancy focusing on helping clients create and extend their product and brand strategies in social media.

•        The Metta reportable segment, headquartered in Hong Kong, works with leading corporations in China’s Greater Bay Area to provide marketing strategy, advertising campaigns and media buying services to solidify and build their identities. Metta also works with other reportable segments in North America and Europe to provide advertising and marketing services for international clients who want to target Chinese consumers and companies.

•        The Fuse reportable segment, headquartered in San Francisco, provides industrial, digital and environmental design services, as well as strategic consulting, branding, packaging and creation of user interfaces and experiences. Fuseproject’s services enable its clients to build or enhance their reputations for leading-edge thought and design across their branding and operations by presenting a cohesive image to consumers.

Blue Impact Business

Notes to the Unaudited Combined Condensed Financial Statements

11. Segments (cont.)

Each of the Company’s five reportable segments has its principle operations based in a different country or region. The principal places of operations for Vision 7, Madhouse, WAS, Metta, and Fuse are Canada, China, the United Kingdom, Hong Kong and the United States, respectively. Each entity additionally has operations in nations outside of its principal place of operations. However, revenues from external customers and long-lived assets are not tracked by nation. As such, it is impracticable for the Company to present geographic information and therefore, in accordance with FASB ASC Topic 280, Segment Reporting, no such information is disclosed. The Company has also determined it is impracticable to disclose revenues from external customers for each product and service and as such, this information is not disclosed.

The profitability measure employed by our CODM for allocating resources to operating divisions and assessing operating division performance is operating income. The Company does not have an All Other or Corporate category. Summarized financial information concerning our reportable segments is shown in the following tables. Revenue is presented in the segment where the service is rendered.

	Six months ended June 30
	2019	2018
Revenue:
Vision 7	147.0	116.1
WAS	51.9	47.5
Madhouse	19.7	17.8
Metta	6.9	7.8
Fuse	15.2	15.4
Total	$240.7	$204.6

Segment Operating Income (Loss):
Vision 7	7.9	2.9
WAS	1.4	2.9
Madhouse	11.0	7.5
Metta	0.8	0.4
Fuse	2.5	3.2
Total	$23.6	$16.9

Income Tax Provision:
Vision 7	0.8	0.4
WAS	0.4	0.9
Madhouse	1.9	2.0
Metta	0.2	0.1
Fuse	0.5	1.0
Total	$3.8	$4.4

Depreciation and Amortization:
Vision 7	4.3	3.6
WAS	1.1	0.9
Madhouse	0.8	0.8
Metta	0.3	0.3
Fuse	0.6	0.6
Total	$7.1	$6.2

Blue Impact Business

Notes to the Unaudited Combined Condensed Financial Statements

11. Segments (cont.)

	Six months ended June 30
	2019	2018
Capital Expenditures:
Vision 7	(2.1)	(1.0)
WAS	(1.5)	(0.6)
Madhouse	—	—
Metta	—
Fuse	(0.1)	(0.2)
Total	$(3.7)	$(1.8)
	June 30, 2019	December 31, 2018
Assets
Vision 7	450.2	392.2
WAS	136.5	135.4
Madhouse	434.9	393.3
Metta	28.3	28.3
Fuse	51.9	51.9
Total	$1,001.8	$1,001.1

12. Related Parties

Madhouse receives services and makes advertisement purchases from BFICG and expenses related to these transactions were $718.1 for the six months ended June 30, 2019, which are presented in revenue, excluding billable expenses. The terms of these purchases are substantially similar to those received by BFICG for such purchases. The Company also provided services to related parties and recognized revenues related to these transactions in the amounts of $4.1 for the six months ended June 30, 2019. These amounts are included in revenue, excluding billable expenses.

The Company has receivables of $34.5 and $37.7 from certain related parties as of June 30, 2019 and December 31, 2018, respectively. The amounts are classified in the combined balance sheets as follows:

	June 30, 2019	December 31, 2018
Accounts receivable	3.9	0.7
Other receivables	30.6	33.2
Other non-current assets	—	0.8
Other current assets	—	3.0

The Company’s payables included amounts due to related parties in the amounts of $192.0 and $172.1 as of June 30, 2019 and December 31, 2018, respectively. The amounts are classified in the combined balance sheets as follows:

	June 30, 2019	December 31, 2018
Accounts payable	187.8	158.4
Other payables	4.1	13.7
Other non-current liabilities	0.1	—

The balance of WIP includes amounts from related parties of $0.7 as of June 30, 2019 and December 31, 2018, respectively.

Blue Impact Business

Notes to the Unaudited Combined Condensed Financial Statements

13. Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through December 2, 2019, the date at which the combined financial statements were available to be issued.

On August 23, 2019, Legacy Acquisition Corp. (Legacy), a publicly traded special purpose acquisition company, entered into a Share Exchange Agreement (Agreement) with Blue Valor Limited, a company incorporated in Hong Kong (“Blue Valor” or the “Seller”) and an indirect, wholly-owned subsidiary of Blue Focus Intelligent Communications Group Co. Ltd., which was subsequently amended by that First Amendment to Share Exchange Agreement dated as of September 27, 2019, and further amended and restated on December 2, 2019, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Legacy will, among other things, purchase from the Seller all of the outstanding shares of stock of Seller’s wholly-owned holding company organized in the Cayman Islands, Blue Impact (Cayman) Limited, that, at the closing, will hold the Blue Impact business. Immediately prior to closing of the transaction, the outstanding vested and unvested options held by minority security holders will be surrendered and cancelled. Amounts will be paid out by Blue Valor to each option holder pursuant to the terms of an agreement with the minority shareholders.

In July of 2019 a loan accounted for at fair value held by WAS in Metigy Pty Ltd, which is included in the balance of related party receivables as disclosed in Note 12, was converted into equity. WAS maintains a 19.9% equity interest in Metigy Pty Ltd following the conversion and will continue to account for the investment under the cost method.

Vision 7 has certain Canadian subsidiaries that have been under an audit by the Canada Revenue Agency (CRA) since 2016 for the tax years 2013 to 2015. In mid-February 2019, these subsidiaries received a draft notice of assessment from the CRA, where certain expenses and valuation related to the sale of the company in 2014 were challenged. In mid-October 2019, these subsidiaries received a notice of assessment from the CRA. Vision 7 and the sellers intend to jointly dispute this position by filing a notice of objection to the CRA. Despite the intention to file this Notice of Objection with the CRA, the Company has a full recourse against the former owners of Vision 7.

Based upon the evaluation, management did not identify any other recognized or non-recognized subsequent events that require adjustment or disclosure in the financial statements.

Blue Impact Business

Combined Results for the Years Ended December 31, 2018, 2017 and 2016
(Unaudited), and Report of Independent Registered Public Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of Blue Focus Intelligent Communications Group

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of the Blue Impact Business which comprises the combined net assets and operations of certain subsidiaries of Blue Focus Intelligent Communications Group as described in Note 1 (the “Company”) as of December 31, 2018 and 2017, the related combined statements of income and comprehensive income, equity and redeemable non-controlling interest, and cash flows for each of the two years in the period ended December 31, 2018 and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018 and 2017 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

2016 financial information

We have not audited, reviewed or compiled the combined financial information of the Company presented herein for the year ended December 31, 2016, and, accordingly, we express no opinion on it.

/s/ Ernst & Young LLP1

We have served as the Company’s auditor since 2019.

Montreal, Canada

December 2, 2019

____________

1 CPA, Auditor, CA, public accountancy permit no. A123806

Blue Impact Business

Combined Balance Sheets
(In millions)

	December 31,
	2018	2017
ASSETS
Cash and cash equivalents	$84.4	$36.7
Restricted cash	0.5	0.6
Receivables, net	398.4	289.6
Unbilled work in progress	24.6	18.9
Other current assets	11.2	7.1
Total current assets	519.1	352.9
Property and equipment, net	15.4	15.4
Intangible assets	103.6	100.0
Investments	1.1	2.1
Deferred tax assets	1.4	2.0
Goodwill	356.9	334.4
Other non-current assets	3.6	5.2
TOTAL ASSETS	$1,001.1	$812.0

LIABILITIES
Accounts payable	$354.1	$232.5
Deferred revenue	29.2	21.8
Short-term debt	22.3	13.1
Current portion of long-term debt	—	20.0
Other current liabilities	63.4	52.8
Total current liabilities	469.0	340.2
Long-term debt	43.6	—
Deferred tax liabilities	14.8	18.3
Other non-current liabilities	26.1	14.3
TOTAL LIABILITIES	553.5	372.8

Redeemable non-controlling interest	4.6	—

EQUITY
Net parent investment	455.3	430.3
Accumulated other comprehensive income	(12.5)	8.8
TOTAL PARENT’S EQUITY	442.8	439.1
Non-controlling interests	0.2	0.1
TOTAL EQUITY	443.0	439.2
TOTAL LIABILITIES AND EQUITY	$1,001.1	$812.0

The accompanying notes are an integral part of the combined financial statements

Blue Impact Business

Combined Statements of Income and Comprehensive Income
(In millions)

	Years ended December 31,
	2018	2017	2016
			Unaudited
Revenue, excluding billable expenses	$307.4	$250.8	$233.6
Billable expenses	143.3	109.3	104.5
REVENUE	450.7	360.1	338.1

OPERATING EXPENSES
Salaries and related expenses	161.4	137.8	123.8
Office and other direct expenses	33.8	30.6	29.1
Billable expenses	143.3	109.3	104.5
Cost of services	338.5	277.7	257.4
Selling, general and administrative expenses	58.6	51.4	45.3
Total operating expenses	397.1	329.1	302.7
OPERATING INCOME	53.6	31.0	35.4

OTHER EXPENSES AND INCOME
Other income	0.8	0.9	0.3
Other expenses	(1.1)	(1.3)	(1.2)
Asset impairment loss	—	—	(8.6)
Finance costs, net	(5.2)	(3.4)	(2.1)
Income before income taxes	48.1	27.2	23.8
Income tax provision	14.3	10.0	7.0
NET INCOME	33.8	17.2	16.8
Less: Net income attributable to non-controlling interests	0.4	—	—
NET INCOME ATTRIBUTABLE TO PARENT	$33.4	$17.2	$16.8

COMPREHENSIVE INCOME (LOSS)
Net income	$33.8	$17.2	$16.8
Other comprehensive income (loss), net tax
Cumulative translation adjustment	(21.3)	23.8	(2.1)
Unrealized gain (loss) on defined benefit plans	—	—	(0.1)
TOTAL COMPREHENSIVE INCOME	12.5	41.0	14.6
Less: Comprehensive income attributable to non-controlling interests	0.4	—	—
TOTAL COMPREHENSIVE INCOME ATTRIBUTABLE TO PARENT	$12.1	$41.0	$14.6

The accompanying notes are an integral part of the combined financial statements

Blue Impact Business

Combined Statements of Equity and Redeemable Non-Controlling Interest
(In millions)

	Net Parent Investment	Accumulated Other Comprehensive Income	Total Parent’s Equity	Non-Controlling Interests	Total Equity	Redeemable Non- Controlling Interest
Balances at January 1, 2016 (Unaudited)	$400.2	$(12.8)	$387.4	—	$387.4	—
Net income (Unaudited)	16.8	—	16.8	—	16.8	—
Distributions to related parties (Unaudited)	(0.8)	—	(0.8)	—	(0.8)	—
Share-based compensation costs (Unaudited)	0.8	—	0.8	—	0.8	—
Existing non-controlling interest from acquisition (Unaudited)	—	—	—	0.1	0.1	—
Change in defined benefit plans (Unaudited)	—	(0.1)	(0.1)	—	(0.1)	—
Cumulative translation adjustment (Unaudited)	—	(2.1)	(2.1)	—	(2.1)	—
Balance at December 31, 2016 (Unaudited)	$417.0	$(15.0)	$402.0	$0.1	$402.1	—
	Net Parent Investment	Accumulated Other Comprehensive Income	Total Parent’s Equity	Non-Controlling Interests	Total Equity	Redeemable Non- Controlling Interest
Balance at January 1, 2017 (unaudited)	$417.0	$(15.0)	$402.0	$0.1	$402.1	—
Net income	17.2	—	17.2	—	17.2	—
Distributions to related parties	(4.6)	—	(4.6)	—	(4.6)	—
Share-based compensation costs	0.7	—	0.7	—	0.7	—
Cumulative translation adjustment	—	23.8	23.8	—	23.8	—
Balance at December 31, 2017	$430.3	$8.8	$439.1	$0.1	$439.2	—
Net income	33.4	—	33.4	0.1	33.5	0.3
Distributions to related parties	(8.8)	—	(8.8)	—	(8.8)	—
Change in redemption value	(0.2)		(0.2)		(0.2)	0.2
Share-based compensation costs	0.6	—	0.6	—	0.6	—
Acquisition of a business		—		—		4.1
Cumulative translation adjustment	—	(21.3)	(21.3)	—	(21.3)	—
Balance at December 31, 2018	$455.3	$(12.5)	$442.8	$0.2	$443.0	$4.6

The accompanying notes are an integral part of the combined financial statements

Blue Impact Business

Combined Statements of Cash Flows
(In millions)

	Years ended December 31,
	2018	2017	2016
			Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$33.8	$17.2	$16.8
Adjustments to reconcile net income to net cash used in operating activities:	—	—	—
Depreciation and amortization	12.4	11.9	12.3
Amortization of deferred financial costs	0.3	0.3	0.3
Impairment loss	—	—	8.6
Revaluation of contingent consideration	1.4	—	—
Accretion of contingent consideration	1.7	0.2	—
Deferred income taxes	(2.0)	(1.4)	(1.0)
Stock-based compensation expense	0.6	0.7	0.8
Foreign exchange (gains) and losses	0.2	1.6	(1.4)
Other adjustments to reconcile net income to net cash in operating activities	3.6	3.2	6.4
Changes in operating assets and liabilities
Changes to related party balances	56.0	56.2	51.6
Receivables	(124.0)	(47.1)	(75.1)
Unbilled work in progress	(7.8)	(0.5)	(4.8)
Accounts payable	59.8	(28.3)	5.6
Deferred revenue	9.4	2.3	3.3
Other changes in operating assets and liabilities	11.9	0.5	1.4
Net cash inflow from operating activities	57.3	16.8	24.8

CASH FLOWS FROM INVESTING ACTIVITIES
Business combinations	(30.1)	(1.8)	0.1
Capital expenditures	(4.6)	(3.0)	(5.9)
Advances to related parties	(31.7)	(2.3)	(6.0)
Repayment of advances to related parties	33.7	—	5.7
Other investing activities	1.3	0.2	0.1
Net cash outflow from investing activities	(31.4)	(6.9)	(6.0)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	112.0	18.5	14.8
Payments of long-term debt	(86.7)	(23.1)	(22.0)
Net increase in short-term borrowings	10.0	2.1	1.0
Changes in parent’s equity	0.1	(2.6)	0.7
Distributions to related parties	(7.8)	(3.2)	(2.3)
Other financing activities	(2.2)	(0.7)	0.6
Net cash inflow/(outflow) from financing activities	25.4	(9.0)	(7.2)
Effect of foreign exchange rate changes on cash and cash equivalents	(3.6)	2.4	(0.6)
Net increase in cash and cash equivalents	47.7	3.3	11.0
Cash and cash equivalents at the beginning of period	36.7	33.4	22.4
Cash and cash equivalents at end of period	$84.4	$36.7	$33.4

Cash paid for income taxes was $6.6, $5.4, and $8.8 for the years ended December 31, 2018, 2017, and 2016 (unaudited), respectively. Cash paid for interest was $2.5, $2.2., and $2.6 for the years ended December 31, 2018, 2017, and 2016 (unaudited), respectively. During the year ended December 31, 2018, the Company declared non-cash dividends of $2.2 in settlement of related party receivables.

The accompanying notes are an integral part of the combined financial statements

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

1. Description of Organization and Business Operations

These combined financial statements reflect the net assets and operations of the Blue Impact business (the Company). The Blue Impact business consists of (i) Vision 7 International Inc., a Canadian company (“Vision 7”); (ii) We Are Very Social Limited, a limited company domiciled and incorporated in England and Wales (“WAS”); (iii) Indigo Social, LLC, a Delaware limited liability company (“Indigo”); (iv) Metta Communications Limited, a private company limited by shares registered in Hong Kong (“Metta”); (v) MadHouse Inc., a Cayman Islands exempted company (“Madhouse”); and (vi) Fuse Project, LLC, a Delaware limited liability company (“Fuse”). All references to the “Company,” “we,” “our” or “us” in these historical combined financial statements are to the combined results of the Blue Impact business. The ultimate parent company is Blue Focus Intelligent Communications Group (BFICG or the Parent), a publicly-traded Chinese company. Refer to Note 19 for additional information on a transaction involving the Blue Impact business.

The Company is a digital-first global advertising and marketing services group. Its major services include brand marketing, products promotion, media relations, investor relations, crisis management, events management, digital media marketing, and corporate social responsibilities advisory services.

2. Summary of Significant Accounting Policies

Principles of Combination and Presentation

The fundamental difference between combined and consolidated financial statements is that there is no controlling financial interest present between or among combined entities. The Company’s combined financial statements have been prepared on a standalone basis and include the accounts of the entities listed in Note 1. The Company’s combined financial statements do not represent the financial position and results of operations of a legal entity, but rather a combination of entities under common control. The Company has prepared the combined annual financial statements pursuant to the rules and regulations of the Securities and Exchange Commission (SEC) and in accordance with U.S. Generally Accepted Accounting Principles (U.S. GAAP). All significant intercompany transactions and balances between and among the entities have been eliminated in combination. Additionally, for the purposes of these financial statements, income taxes have been computed on a standalone, separate tax return basis for each tax paying component listed in Note 1.

Parent’s equity represents the Parent controlling interest in the recorded net assets of the Company, specifically the cumulative net investment by the Parent in the Company and cumulative operating results through the date presented. The net effect of the settlement of transactions between the Company, the Parent, and other affiliates of the Parent are reflected in the combined statements of equity as net distributions to related parties, in the combined statements of cash flows as a financing activity, and in the combined balance sheets as net Parent investment.

For entities under common control, a parent company may provide services and support relating to certain corporate functions, including, but not limited to, senior management, legal, human resources, finance, IT and other shared services. Since the companies included in these combined financial statements were all acquired, each operates as a stand-alone independent entity with its own corporate functions within each entity or within their segments. As a result, the Blue Impact Business does not receive material services or support from the Parent and therefore no additional corporate costs have been allocated to the Blue Impact Business. Management considers this policy to be a reasonable reflection of the utilization of services by, or benefit provided to the Blue Impact business.

The accompanying combined financial statements and the notes to the combined financial statements may not be indicative of what they would have been had the Company actually been a separate stand-alone entity, nor are they necessarily indicative of the Company’s future results of operations, financial position, and cash flows.

The accompanying combined financial statements include the assets, liabilities, revenues and expenses specifically related to the Company’s operations. Amounts are in millions of U.S. dollars unless stated otherwise.

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities including goodwill, intangible assets, and contingent consideration; determination of valuation allowances for accounts receivables and deferred tax assets; determination of useful lives of definite-lived intangible assets; and determination of the reported amounts of revenue and expenses during the period. These estimates are evaluated on an ongoing basis and are based on historical experience, current conditions, and various other assumptions thought to be reasonable under the circumstances. Actual results could differ from these estimates.

Business Combinations

Business combinations are accounted for using the acquisition method and accordingly, the assets acquired, liabilities assumed, and any non-controlling interest in the acquired business are recorded at the acquisition date fair value. Upon acquisition, the purchase price is first allocated to identifiable assets and liabilities, with any remaining purchase price recorded as goodwill. In circumstances where control is obtained and less than 100% of a business is acquired, goodwill is recorded as if 100% were acquired. Determining the fair value of assets acquired and liabilities assumed requires management’s judgment and involves the use of significant estimates, including projections of future cash inflows and outflows, discount rates, asset lives, and market multiples. Considering the characteristics of marketing, and communication services companies, the Company’s acquisitions usually do not have significant amounts of tangible assets, as the principal asset we typically acquire is creative talent. As a result, a substantial portion of the purchase price is allocated to goodwill and other intangible assets. The results of operations of acquired businesses are included in Combined Statement of Income and Comprehensive Income from the acquisition date.

Acquisition-related costs, including advisory, legal, accounting, valuation, and other costs are expensed as incurred. Certain acquisitions include an initial payment at closing and provide for future additional contingent purchase price payments (earn-outs), which are recorded as a liability at the acquisition date fair value using the discount rate in effect on the acquisition date. Amounts earned under these contingent purchase price arrangements may be subject to a maximum and subsequent changes in the fair value of the liability are recorded in the Combined Statement of Income and Comprehensive Income. Such payments are not contingent upon future employment of the seller(s). Refer to Note 3 for additional information.

Cash and Cash Equivalents

The Company’s cash equivalents are primarily comprised of investments in overnight interest-bearing deposits and highly liquid short-term investments with original maturity dates of three months or less at the time of purchase. The Company’s credit risk in respect of cash and cash equivalent is limited because the counterparties are banks with high credit ratings assigned by international credit-rating agencies.

Restricted Cash

Restricted cash consists of funds that are on fixed deposit and are contractually restricted as to usage or withdrawal. The Company has presented restricted cash separately from cash and cash equivalents on the combined balance sheets.

Accounts Receivable and Allowance for Doubtful Accounts

Trade receivables are stated at invoiced amounts less allowances for doubtful accounts. The allowance for doubtful accounts is estimated based on the aging of accounts receivable, reviews of client credit reports, industry trends, and economic indicators, as well as reviews of recent payment history for specific customers. Economic indicators and knowledge of potential write-offs of specific client accounts are also considered in the determination

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

of the allowance for doubtful accounts. Refer to Note 4 for additional information. The Company also has loans receivable to and due from related parties. These are recorded initially at fair value and at amortized cost thereafter. Refer to Note 18 for additional information.

Debt Investments

Predominantly all of the Company’s debt securities relate to promissory notes. The Company does not hold debt securities for investment purposes. Upon initial recognition, debt securities are classified as trading, available-for-sale (AFS) or held-to-maturity (HTM). The Company does not currently hold any debt securities classified as trading. The Company holds one AFS security that is carried at fair value on the balance sheet and unrealized gains and losses are reported as net increases or decreases to accumulated other comprehensive income. HTM debt securities, which management has the intent and ability to hold until maturity, are carried at amortized cost on the balance sheet. On an instrument-by-instrument basis, the Company is permitted at initial recognition to make an irrevocable election to measure certain financial instruments at fair value. When the Company makes this election, the debt investment is measured at fair value with unrealized gains and losses reported in earnings at each reporting date.

Cost Method Investments

The cost method is used to account for equity investments in companies where we are not able to exercise significant influence over the investee and no readily determinable fair value exists. Cost method investments are carried at cost, which approximates or is less than fair value. Refer to Note 5 for additional information on these investments.

Equity Method Investments

The equity method is used to account for equity investments in companies that we do not control but can exercise significant influence over. Our proportionate share of the net income or loss of equity method investments is included in the Combined Statement of Income and Comprehensive Income and any dividends received reduce the carrying value of the investment. The excess of the cost of our investment over our proportionate share of the fair value of the net assets of the investee at the acquisition date is recognized as goodwill and included in the carrying amount of the investment. Goodwill in equity method investments is not amortized. Gains and losses from changes in our ownership interests are recorded in the Combined Statement of Income and Comprehensive Income until control is achieved. If a change in our ownership interest results in obtaining control, the existing carrying value of the investment is re-measured to the acquisition date fair value and any gain or loss is recognized in the Combined Statement of Income and Comprehensive Income. Refer to Note 5 for additional information on these investments.

We periodically review the carrying value of our cost and equity method investments to determine if there has been an other-than-temporary decline in carrying value. A variety of factors are considered when determining if a decline in carrying value is other-than-temporary, including the financial condition and business prospects of the companies we have invested in, as well as our investment intent. If a decline is considered to be other-than-temporary, an impairment loss is recognized.

Property and Equipment

Property, plant, and equipment is carried at cost less accumulated depreciation and includes expenditures which substantially increase the useful lives of existing property and equipment. Maintenance, repairs, and minor renovations are charged to income as incurred. When property and equipment is retired or otherwise disposed of, the related costs and accumulated depreciation are removed from their respective accounts, and any gain or loss arising on the disposal or retirement of an item of property and equipment is determined as the difference between the sale proceeds and the carrying amount of the asset and is recognized in the Combined Statement of Income and Comprehensive Income.

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

The Company provides for depreciation of property and equipment using the straight-line method over estimated useful lives as follows:

Estimated Useful Life
Furniture, fixtures, and equipment	Three to ten years
Hardware and machinery	Two to five years
Property under capital leases	The lesser of the lease term or the estimated useful life of the asset
Leasehold improvements	The lesser of ten years or the remaining lease term including one renewal option

These estimated useful lives and depreciation methods are reviewed at each year-end, with the effect of any changes in estimates accounted for on a prospective basis. All depreciation expense is included within selling, general, and administrative expenses in the Combined Statement of Income and Comprehensive Income. Refer to Note 6 for additional information.

Impairment of Long-lived Assets

In accordance with Financial Accounting Standard Board (FASB) Accounting Standard Codification (ASC) Topic 360, Property, Plant, and Equipment, a long-lived asset or asset group is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. When such events occur, the Company compares the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset or asset group to the carrying amount of such asset or asset group. If this comparison indicates that there is an impairment, the amount of the impairment is calculated using fair values, if readily determinable. If fair values are not readily determinable, the amount of the impairment is calculated using discounted expected future cash flows. The discount rate applied to these cash flows is based on the Company’s weighted average cost of capital (‘WACC’), which is risk adjusted where appropriate.

Goodwill and Other Intangible Assets

Goodwill and other intangible assets result primarily from business combinations, as discussed in Note 7.

Goodwill and Indefinite Lived Intangible Assets

In accordance with FASB ASC Topic 350, Intangibles — Goodwill and Other, goodwill and indefinite life intangible assets (such as trademarks) acquired as a result of a business combination are tested for impairment annually, or more frequently if indicators of potential impairment exist. Neither goodwill or indefinite life intangible assets are subject to amortization.

Goodwill

For goodwill, impairment is assessed at the reporting unit level. For the annual impairment testing, the Company has the option of assessing qualitative factors to determine whether it is more likely than not that the carrying amount of a reporting unit exceeds its fair value. Qualitative factors considered in the assessment include industry and market considerations, the competitive environment, overall financial performance, changing cost factors such as labor costs, and other factors specific to each reporting unit, such as change in management or key personnel. If the Company elects to perform the qualitative assessment and concludes that it is more likely than not that the fair value of the reporting unit is more than its carrying amount, then goodwill is not considered impaired and the quantitative impairment test is not necessary.

For reporting units for which the qualitative assessment concludes that it is more likely than not that the fair value of the reporting unit is less than its carrying amount and for reporting units for which the qualitative assessment

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

is not performed, the Company will perform the prescribed quantitative impairment test. This impairment test first compares the fair value of each reporting unit, which we identified as our five reportable segments, to its carrying value, including goodwill. If the fair value of the reporting unit is equal to or greater than its carrying value, goodwill is not impaired. If the fair value of the reporting unit is less than its carrying value, the implied fair value of the reporting unit’s goodwill is compared with the carrying amount of that goodwill. If the carrying amount of reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to the excess, not to exceed the carrying amount of goodwill.

In January 2017, the FASB issued ASU 2017-04, Intangibles — Goodwill and Other: Simplifying the Test for Goodwill Impairment, which eliminates step two from the two-step quantitative goodwill impairment test. Under the new guidance, an entity will perform its goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and will recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value provided the loss recognized does not exceed the total amount of goodwill allocated to that reporting unit. After an impairment loss is recognized, the adjusted carrying amount of the goodwill becomes the new accounting basis of the asset. This guidance is effective for annual or interim goodwill impairment tests performed in fiscal years beginning after December 15, 2021. The Company has early adopted this guidance as of January 1, 2017.

Indefinite Lived Intangible Assets

For indefinite lived intangible assets the Company has the option of assessing qualitative factors to determine whether it is more likely than not that the indefinite lived intangible asset is impaired. The qualitative assessment is consistent with the qualitative assessment performed for goodwill. If the qualitative assessment is not performed or the factors indicate it is more likely than not impairment exists, a quantitative test is performed. The quantitative impairment test for indefinite-lived intangible assets consists of a comparison of the fair value of the asset with its carrying amount. If the carrying amount of an intangible asset exceeds its fair value, the Company recognizes an impairment loss in an amount equal to that excess. After an impairment loss is recognized, the adjusted carrying amount of the intangible asset becomes the new accounting basis of the asset. Refer to Note 7 for additional information.

Definite Lived Intangible Assets

Acquired definite lived intangibles are subject to amortization over their useful lives. The method of amortization selected reflects the pattern in which the economic benefits of the specific intangible asset is consumed or otherwise used up. If that pattern cannot be reliably determined, a straight-line amortization method is used over the estimated useful life. Intangible assets that are subject to amortization are reviewed for potential impairment at least annually or whenever events or circumstances indicate that carrying amounts may not be recoverable. Events or circumstances that might require impairment testing include the loss of a significant client, the identification of other impaired assets within a reporting unit, loss of key personnel, the disposition of a significant portion of a reporting unit, or a significant adverse change in business climate or regulations. Recoverability of these assets is determined by comparing the carrying value of these assets to the estimated undiscounted future cash flows expected to be generated by these assets. These assets are impaired when their carrying value exceeds their fair value. Impaired intangible assets with definite lives subject to amortization are written down to their fair value with a charge to expense in the period the impairment is identified.

The Company provides for amortization of definite lived intangible assets using the straight-line method designed to amortize costs over estimated useful lives as follows:

Estimated Useful Life
Customer relationships and royalty contracts	Six to ten years
Software	Three to five years
Favorable lease agreements	Two to ten years

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

These estimated useful lives and amortization methods are reviewed at each year-end, with the effect of any changes in estimates accounted for on a prospective basis. All amortization expense is included within selling, general, and administrative expenses in the Combined Statement of Income and Comprehensive Income Refer to Note 7 for additional information.

Interest Expense

Interest expense is recognized in the Combined Statement of Income and Comprehensive Income over the borrowing term using the effective interest method. Debt issuance costs are capitalized and amortized to interest expense over the life of the related debt. The Company uses the straight-line method when the result is not materially different from use of the effective interest method. Refer to Note 9 for additional information.

Leases

We classify leases as either operating or capital at inception of the contract. Payments made under operating leases are recognized in the Combined Statement of Income and Comprehensive Income on a straight-line basis over the period of the lease. Capital leases are capitalized at the inception of the lease at the lower of fair value of the leased asset or present value of the minimum lease payments. Finance expenses are charged to the Combined Statement of Income and Comprehensive Income over the period of the agreement. Capitalized leased assets are depreciated over the shorter of the estimated useful life of the asset or the lease term. Refer to Note 10 for additional information.

Non-controlling Interests

Non-controlling interests represent equity interests in certain subsidiaries held by third-parties. Non-controlling interests are presented as a component of equity and the proportionate share of net income attributed to the non-controlling interests is recorded in the Combined Statement of Income and Comprehensive Income. Changes in non-controlling interests that do not result in a loss of control are accounted for in equity. Gains and losses resulting from a loss of control are recorded in the Combined Statement of Income and Comprehensive Income.

Redeemable Non-controlling Interest and Equity

In certain cases, the Company initially purchases a majority ownership interest in a company and uses various put and call arrangements with the non-controlling interest holders that require or enable the Company to purchase all or a portion of the remaining minority ownership at a later date. The nature of these minority put arrangements and our accounting for the redeemable non-controlling interest is discussed below.

Minority put arrangements give non-controlling interest holders the right to require the Company to purchase their shares (put option). The put option price is generally established by multiplying an agreed-upon earnings measurement of the acquired company by a negotiated factor within a specified time frame.

The put options are not legally detachable from the non-controlling interest because they are non-transferrable. Further, they are not separately exercisable because the non-controlling interest terminates upon exercise of the options. As a result, the put options are considered embedded in the underlying non-controlling interest.

As the options have an exercise price based on an earnings measurement, the substance of the transaction does not represent the Company’s financing of the non-controlling interest because the purchase price continues to vary based on the subsidiary’s operating performance. As such, the liability classification criteria in FASB ASC Topic 480, Distinguishing Liabilities from Equity (ASC 480), do not apply because the option exercise prices are based on a formula that is not simply an indexation to interest rates. The non-controlling interest is not considered a mandatorily redeemable financial instrument and is not subject to liability classification under the other provisions of ASC 480.

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

Because the put options permit the minority owner to require the Company to purchase their equity interest, the non-controlling interest is considered to be temporary equity in an account presented between liabilities and equity called Redeemable Non-controlling Interest on the Combined Balance Sheets. This accounting treatment is in accordance with Accounting Series Release (ASR) No. 268 and ASC 480.

In July 2018, WAS entered into a share purchase agreement to acquire a 52% interest in Socialize Group FZ LLC. As part of the acquisition, the minority owners hold a put option to require the Company to purchase the remaining 48% noncontrolling interest, and the Company holds a call option to require the minority owners to sell to the Company the remaining 48% owned by the noncontrolling interest holders, exercisable during the first calendar quarter of 2020.

The non-controlling interest is not currently redeemable and will become redeemable only with the passage of time. Redeemable non-controlling interest is adjusted to its redemption value over the period from the date of issuance to the first date on which the put option is exercisable. Increases in the carrying amount of securities in temporary equity are effected by charges against net parent investment. Decreases in the carrying amount are recognized only to the extent that increases to the amount initially recognized in temporary equity were previously recorded. That is, the carrying amount of redeemable securities will not be lower than the initial carrying amount recognized.

Foreign Currency Translation and Transactions

The reporting currency of the Company is the U.S. Dollar. The entities presented in these combined financial statements use their local currency as their functional currency. Assets and liabilities are translated into U.S. Dollars at the exchange rate on the balance sheet date and revenue and expenses are translated at the average exchange rate for the period. Translation adjustments are recorded in accumulated other comprehensive income. Net foreign currency transaction gains and (losses) reported in other comprehensive income were $(21.3), $23.8, and $(2.1), in 2018, 2017, and 2016 (unaudited), respectively. The aggregate transaction gains (losses) included in determining net income was $(0.6), $1.8, and $(3.5) for the years ended 2018, 2017, and 2016 (unaudited), respectively.

We monitor the currencies of countries in which we operate in order to determine if the country should be considered a highly inflationary environment. A currency is determined to be highly inflationary when there is cumulative inflation of approximately 100% or more over a three-year period. If this occurs, the functional currency of that country would be changed to our reporting currency, the U.S. Dollar, and foreign exchange gains or losses would be recognized on all monetary transactions, assets, and liabilities in currencies other than the U.S. Dollar until the currency is no longer considered highly inflationary. The Company does not consider any countries in which it operates to be highly inflationary for the periods presented.

Revenue Recognition

The Company is a digital-first global advertising and marketing services group. Its major services include brand marketing, products promotion, media relations, investor relations, crisis management, events management, digital media marketing, and corporate social responsibilities advisory services. Revenues are primarily derived from media placement, media planning, retainer, and production services and in accordance with FASB ASC Topic 605, Revenue Recognition, revenue is recognized when realized or realizable and earned. Revenue is considered realizable and earned when persuasive evidence of an arrangement exists; the sales price is fixed or determinable; delivery, performance and acceptance are in accordance with the client arrangement; and collection is reasonably assured. Depending on the terms of the contractual arrangement, fees for services performed can be recognized in three principal ways: proportional performance, straight-line (or monthly), or completed contract.

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

•        The proportional performance method is generally applied in service arrangements that require the performance over time. Under this method, revenue is recognized based on the pattern of performance as each act is performed. The facts and circumstances of each situation are assessed to determine the pattern of performance for the recognition of revenue. For purposes of applying the proportional performance method as services are provided, patterns of performance are determined to be based either on hours or costs incurred or monthly performance. Some of our production contracts are fixed fee in nature and the pattern of performance that revenue is recorded is based on a rate per hour basis. An estimate of the hours required is created at the inception of the project and progress toward completion is monitored based upon that original estimate. An estimated hourly rate is calculated, and as work progresses, revenue is recognized based on the hours worked multiplied by the estimated hourly rate. When changes occur to the estimated hours required to complete the job, the amount of revenue per hour recognized is changed on a prospective basis. However, in certain cases, an efforts-expended input measure is considered a more reasonable approximation of our pattern of performance. To ensure that such input measures are representative of the pattern of performance, the Company benchmarks the measure of progress determined using the input-method with a benchmark of hours expended (or a measure of output determined by the Company) to determine if the input method provides a reasonable approximation of the pattern of performance. If the measure of progress is not determined to be representative of the pattern of performance, an adjustment is made to ensure faithful representation of revenue recognition.

•        Where performance of services consists of the execution of a single act, revenue is recognized when the act takes place.

•        For fixed fee jobs that are performed on a monthly basis, such as retainer services, revenue is recognized ratably on a straight-line basis over the term of the arrangement.

In providing these services to our clients, the Company often contracts with third-party suppliers, media providers, production companies and other third party suppliers such as independent contractors and social media influencers. We evaluate the terms of these arrangements, giving appropriate consideration to factors such as latitude in establishing price, discretion in supplier selection, and credit risk, to determine whether the third-party or we are the primary obligor. In the majority of our arrangements, we act as principal and record revenue on a gross basis, which is referred to as revenue in the Company’s Combined Statement of Income and Comprehensive Income. Costs and fees owed to third-party suppliers are recognized as billable expenses. In arrangements where key indicators suggest we act as an agent, primarily media placement arrangements, revenue is recorded at the net amount retained by the Company.

In general, the Company records revenue net of sales and other taxes due to be collected and remitted to governmental authorities. The Company expenses as incurred the incremental direct costs incurred to acquire customer contracts in transactions resulting in the deferral of revenue.

Revenues recognized in excess of amounts billed are classified under current assets as unbilled work in progress. Billings in excess of revenues are classified under current liabilities as deferred revenue.

A small portion of the Company’s contractual arrangements with customers includes performance incentive provisions, which allow the Company to earn additional revenue as a result of its performance relative to both quantitative and qualitative goals. The Company recognizes the incentive portion of revenue under these arrangements when specific quantitative goals are assured, or when the Company’s clients determine performance against qualitative goals has been achieved. In all circumstances, revenue is only recognized when collection is reasonably assured.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss) and is presented in the Combined Statement of Income and Comprehensive Income.

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

Income Taxes

We comply with the accounting and reporting requirements of FASB ASC Topic 740, Income Taxes (ASC 740). Income taxes are computed using a balance sheet approach reflecting both current and deferred taxes. Current and deferred taxes reflect the tax impact of all of the events included in the financial statements. The basic principles employed in the balance sheet approach are (i) to reflect a current tax liability or asset that is recognized for the estimated taxes payable or refundable on tax returns for the current and prior years, (ii) to reflect a deferred tax liability or asset that is recognized for the estimated future tax effects attributable to temporary differences and carryforwards, (iii) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law of which the effects of future changes in tax laws or rates are not anticipated, and (iv) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized. There are certain situations in which deferred taxes are not provided. Some basis differences are not temporary differences because their reversals are not expected to result in taxable or deductible amounts. ASC 740 provides several specific exceptions to the underlying balance sheet approach to accounting for deferred taxes including domestic and foreign outside basis differences, nondeductible goodwill, and the tax effects on intra-entity inventory transactions. We regularly evaluate changes to various tax regimes in the jurisdictions in which it operates to include only those particular taxes that are based on income and exclude other taxes, such as franchise and minimum taxes. To the extent a particular jurisdiction imposes a franchise tax and an additional tax or a tax that is based on a net tax concept, we include the net tax and/or the additional tax as a component of income tax. Net taxes result from a concept that is predicated on a component of revenue less an allowance expense.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. A tax benefit may only be recognized if it is more-likely-than-not to be sustained based solely on its technical merits and examination by taxing authorities. Significant judgement is required in assessing and estimating the more-likely-than-not tax consequences of the events included in the financial statements. We recognize accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. We adjust our tax reserve estimates periodically because of ongoing examinations by, and settlements with, the various taxing authorities, as well as changes in tax laws, regulations and interpretations.

We may be subject to potential examination by various taxing authorities in the areas of income taxes. Such examinations may result in future tax and interest assessments by these taxing authorities. Examples of such transactions include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, and compliance with local tax laws. We assess our uncertain tax positions for the likelihood that they would be overturned upon examination by a taxing authority. We do not believe there are any additional issues other than those identified in Note 12 below under review that could result in significant payments, accruals or material deviation from its position.

On December 22, 2017, the Tax Cuts and Jobs Act (the U.S. Tax Act) was enacted by Congress. The U.S. Tax Act requires i) complex computations to be performed that were not previously required by U.S. tax law, ii) significant judgments to be made in interpretation of the provisions of the U.S. Tax Act, iii) significant estimates in calculations, and iv) the preparation and analysis of information not previously relevant or regularly produced. The U.S. Treasury Department, the IRS, and other standard-setting bodies will continue to interpret or issue guidance on how provisions of the U.S. Tax Act will be applied or otherwise administered. As future guidance is issued, we may make adjustments to amounts that we have previously recorded that may materially impact our provision for income taxes in the period in which the adjustments are made. The Act provides that a person who is a U.S. shareholder of any controlled foreign corporation (CFC) is required to include its global intangible low-taxed income (GILTI) in gross income for the tax year in a manner generally similar to that for Subpart F inclusions. GILTI is defined as the excess (if any) of the U.S. shareholder’s net CFC tested income for that tax year, over the U.S. shareholder’s net deemed tangible income return for that tax year. We note that GILTI does not apply to the operations presented in these financial statements as historically no U.S. shareholder of a CFC has existed; we will be subject in future years given the new structure, as described in Note 19. We therefore have not determined a policy for treatment of the tax effects of GILTI at this time. Refer to Note 12 for additional information.

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

Employee Benefits

Several of the Company’s subsidiaries offer employees access to certain defined contribution pension programs. Under the defined contribution plans, these subsidiaries may make annual contributions to participants’ accounts, which are subject to vesting. Costs of employee benefits are recognized as an expense.

WAS has certain subsidiaries that offer certain employees the opportunity to participate in defined benefit pension plans. The benefits are based on age, years of service, and compensation. These subsidiaries record annual amounts relating to these pension plans based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality rates, assumed rates of return, compensation increases, turnover rates, and healthcare cost trend rates. Assumptions are reviewed on an annual basis and modifications to assumptions are made when appropriate. The effect of modifications based on those assumptions is recorded in accumulated other comprehensive income and amortized to net periodic cost over future periods using the corridor method. The Company believes the assumptions used in recording its obligations under these plans are reasonable based on experience and market conditions. Net periodic costs relating to these plans are recognized as employees render the services required to earn the benefits. Refer to Note 13 for additional information.

Share-Based Payments

Vision 7 has equity-settled share-based compensation plans and accounts for grants under the plans in accordance with the fair-value-based method of accounting for share-based compensation. Compensation expense for share options awarded under the plans is measured at the fair value at the grant date using the Black-Scholes valuation model and is recognized on a straight-line basis over the vesting period of the options granted. Vision 7 estimates its forfeiture rate in order to determine the compensation expense arising from share-based awards. Refer to Note 14 for additional information.

Fair Value Measurements

The Company applies the fair value measurement guidance of FASB ASC Topic 820, Fair Value Measurements, for financial assets and liabilities that are required to be measured at fair value and for impairment testing of non-financial assets and liabilities. The measurement of fair value requires the use of techniques based on observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The inputs create the following fair value hierarchy:

•        Level 1 — Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

•        Level 2 — Observable prices that are based on inputs not quoted on active markets, but are corroborated by market data.

•        Level 3 — Unobservable inputs are used when little or no market data is available and require the Company to develop its own assumptions based on the best information available in the circumstances about the assumptions market participants would use in pricing the assets or liabilities. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models. Unobservable inputs used in the models are significant to the fair values of the assets and liabilities. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. Management considers counterparty credit risk in its assessment of fair value. Refer to Note 16 for additional information.

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

Concentration of Credit Risk

We provide global advertising and marketing services to clients that operate in nearly every industry sector of the global economy. In the normal course of business, we grant credit to qualified clients. As our client base is diversified, we do not believe the Company is exposed to any significant concentration of credit risk for the periods presented. No client accounted for more than 10% of the Company’s combined receivables as of December 31, 2018 and 2017 and no clients accounted for more than 10% of the Company’s combined revenues for each of the years ended December 31, 2018, 2017, and 2016 (unaudited).

Segments

Operating segments are defined as components of an enterprise about which discrete financial information is available and is evaluated regularly by the chief operating decision maker (CODM), or decision making group, in making decisions on how to allocate resources and assess performance for the organization. The Company has determined that it has five operating segments: Vision 7, Madhouse, WAS, Metta, and Fuse. The Company considers each of these operating segments to be a reportable segment. For management reporting purposes, the results of Indigo are included within the financial results of WAS. For further information relating to the Company’s segments refer to Note 17.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (ASU 2014-09), a comprehensive new revenue recognition standard that will supersede nearly all existing revenue recognition guidance under U.S. GAAP. The standard’s core principle is that an entity will recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. The guidance may be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initial application recognized at the date of initial application. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date which defers the effective date of ASU 2014-09 one year making it effective for nonpublic entities for annual reporting periods beginning after December 15, 2018. The Company will adopt the standard for annual periods as of January 1, 2019 and interim periods as of January 1, 2020 using the modified retrospective method. The Company’s evaluation of this standard is in process and includes identifying timing and/or method of revenue recognition for contracts and the expected impact on the Company’s business processes, systems, and controls. As part of this evaluation, the Company is reviewing customer contracts and will apply the five-step model of the new standard to each contract type associated to revenue streams and compare the results to current accounting practices. The Company is not able to determine at this time if the adoption of this guidance will have a material impact on the Company’s combined financial statements.

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities (ASU 2016-01), which makes targeted improvements to the accounting for, and presentation and disclosure of, financial instruments. ASU 2016-01 requires that most equity investments be measured at fair value, with subsequent changes in fair value recognized in net income. ASU 2016-01 does not affect the accounting for investments that would otherwise be consolidated or accounted for under the equity method. The new standard also affects financial liabilities under the fair value option and the presentation and disclosure requirements for financial instruments. The provisions of ASU 2016-01 are effective for the Company for annual periods in fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. In addition, in February 2018, the FASB issued ASU 2018-03, Technical Corrections and Improvements to Financial Instruments – Overall, Recognition and Measurement of Financial Assets and Financial Liabilities, to clarify certain aspects of ASU 2016-01; the Company will adopt ASU 2018-03 and ASU 2016-01 concurrently for annual periods as of January 1, 2019 and interim periods as of January 1, 2020. The amendments in this standard will be applied by means of a cumulative-effect adjustment to the combined balance sheet as of the beginning of the fiscal year of

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

adoption, except for the amendments relating to equity securities without readily determinable fair values, which will be applied prospectively. The Company’s evaluation of this standard is in process and involves reviewing the accounting for equity method investments and current presentation and disclosures relating to financial instruments. The Company is currently assessing the impact of this standard on the combined financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (ASU 2016-02), which increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and enhances disclosures of key information about leasing arrangements. The amendments require that lessees recognize the rights and obligations resulting from leases as assets and liabilities on their balance sheets, initially measured at the present value of the lease payments over the term of the lease, including payments to be made in optional periods to extend the lease and payments to purchase the underlying assets if the lessee is reasonably certain of exercising those options. The main difference between previous U.S. GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous U.S. GAAP. The ASU is effective for nonpublic entities for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. The Company will adopt the standard for annual periods as of January 1, 2021 and for interim periods as of January 1, 2022. Management will apply the modified retrospective transition approach upon adoption and will elect the transition option to apply the transition provisions as of the effective date rather than as of the earliest comparative period presented. The Company is in the process of performing the evaluation of the potential impact the adoption of this guidance will have on the Company’s combined financial statements. The Company expects to recognize material right-of-use assets and lease liabilities.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments (ASU 2016-13), which changes the impairment model for most financial assets. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. ASU 2016-13 is effective for annual periods beginning after December 15, 2022 and interim periods within those fiscal years. Early adoption is permitted for fiscal years beginning after December 15, 2018. The Company will adopt ASU 2016-13 on January 1, 2023 for both annual and interim periods. However, the Company is not yet in a position to assess the impact of the new standard on our results of operations or financial position.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows. This new guidance is intended to reduce diversity in practice regarding the classification of certain transactions in the statement of cash flows. This guidance is effective for fiscal years beginning after December 15, 2018 and interim periods within fiscal years beginning after December 15, 2019. The standard requires a retrospective transition method and early adoption is permitted. The Company will adopt the guidance for annual periods effective January 1, 2019 and interim periods effective January 1, 2020. The Company is in the process of determining the potential impact the adoption of this guidance will have on the Company’s combined financial statements.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (ASU 2017-01). The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The standard, which will be applied prospectively, is effective for all entities other than public business entities for annual periods beginning after December 15, 2018 and interim periods within fiscal years beginning after December 15, 2019. The Company will adopt the guidance for annual and interim periods as of January 1, 2019 and January 1, 2020, respectively, and does not expect that adoption of ASU 2017-01 will have a significant impact on the Company’s financial position or results of operations.

In February 2018, the FASB issued ASU 2018-02, Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income (ASU 2018-02), which addresses the treatment of certain stranded income tax effects resulting from the U.S. Tax Act. The ASU allows companies to reclassify stranded tax effects within accumulated other comprehensive income to retained earnings either in the period of adoption or in each period in which the effect of

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

2. Summary of Significant Accounting Policies (cont.)

the change in the U.S. federal corporate income tax rate in the Act (or portion thereof) is recognized. ASU 2018-02 is effective for the Company for annual periods beginning after December 15, 2018, and interim periods within those fiscal years. The Company will adopt the guidance for annual and interim periods as of January 1, 2019. Upon adoption, the Company has not reclassified deferred tax effects out of other comprehensive income as the Company does not have deferred taxes in other comprehensive income. Therefore, there was no impact of adoption.

Recently Adopted Accounting Pronouncements

In March 2016, the FASB issued ASU No. 2016-09, Compensation — Stock Compensation: Improvements to Employee Share-Based Payment Accounting (ASU 2016-09). ASU 2016-09 addresses several aspects of the accounting for share-based payment award transactions, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; (c) classification in the statement of cash flows; and (d) accounting for forfeitures. ASU 2016-09 is effective for annual periods beginning after December 15, 2016. However, early adoption is permitted for any entity in any interim or annual period for which financial statement have not been issued or made available for issuance. As such, the Company has elected to early adopt ASU 2016-09 on a prospective basis for all annual periods presented, beginning January 1, 2016. The Company has elected to continue to estimate forfeitures based on the estimated number of awards expected to vest. The adoption did not have a material impact to the Company’s combined financial statements.

3. Business Combinations and Dispositions

Eleven

On October 31, 2018, Vision 7 acquired all the issued and outstanding equity interests of Eleven LLC (Eleven), a San Francisco based agency that specializes in branding, creative content, media activation and analytics, and experience design, for an aggregate purchase price at acquisition date of $51.8.

The purchase was made with a cash payment of $27.2 plus additional contingent consideration with an estimated present value at acquisition date of $21.8. The balance of the purchase price was $2.8. The contingent consideration includes five interim payments based on Eleven’s performance from fiscal years 2019 to 2023 and in no event shall the aggregate purchase price exceed $77.1. The balance of this liability was $22.2, at December 31, 2018.

Purchase Consideration
Cash paid	$27.2
Contingent consideration liability	21.8
Balance of purchase price	2.8
Total consideration	$51.8

The total consideration was allocated based on management’s assessment as to the estimated fair values of net assets at the acquisition date. Significant unobservable valuation inputs are as follows:

Discount rate	14.0%
Attrition rate	30%
Terminal growth rate	2%
Pre-tax relief from royalty rate	2%

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

3. Business Combinations and Dispositions (cont.)

The fair value of the identifiable assets and liabilities of Eleven as at the date of acquisition were:

Assets
Cash	1.3
Accounts receivable and prepaid expenses	7.9
Property and equipment	1.0
Other assets	1.0
Customer relationships	9.0
Trade name	5.4
25.6
Liabilities
Accounts payable and accrued liabilities	(6.3)
Deferred revenue	(2.7)
(9.0)
Net identifiable assets acquired	16.6

Goodwill arising on acquisition	35.2
Purchase consideration	$51.8

The goodwill recognized in the Vision 7 reportable segment of $35.2 is attributable to workforce know-how and the synergies that have, and that are expected to further arise following the acquisition. The amount deductible for income tax purposes will vary based on the final amount of contingent consideration.

From the date of acquisition, Eleven contributed $5.8 to the combined revenue, excluding billable expenses and increased the combined income before income taxes by $1.0. Transaction costs of $1.4 were expensed and are included in selling, general and administrative expenses for the year ended December 31, 2018.

In June 2019, a working capital adjustment of $0.1 was recorded as an adjustment to the purchase equation.

Socialize

On July 1, 2018, WAS acquired 52% of the issued and outstanding equity interests of Socialize Group FZ LLC (Socialize). The remaining interests will be purchased through a put/call option. Socialize is a creative and media agency that operates in Dubai, United Arab Emirates Dirham. WAS paid in cash of $4.1 and recognized a contingent consideration liability in the amount of $1.7 at the acquisition date. WAS additionally recognized a put/call option in the amount of $4.1 at the acquisition date. The put/call option is included in redeemable non-controlling interest on the combined balance sheets. The balance of the contingent consideration and the put/call option were $1.7, and $4.6, respectively, as of December 31, 2018.

Purchase Consideration
Cash paid	$4.1
Contingent consideration liability	1.7
Put/call option	4.1
Total consideration	9.9

The total consideration was allocated based on management’s assessment as to the estimated fair values of net assets at the acquisition date. Significant unobservable valuation inputs are as follows:

Discount rates	14.5%
Attrition rate	25%

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

3. Business Combinations and Dispositions (cont.)

Management estimates the fair values of the assets and liabilities based on 100% of the business for consolidation purposes. The purchase price in excess of the estimated fair value of the tangible net assets acquired is allocated to identifiable intangible assets and then to goodwill. Deferred payment and redeemable non-controlling interest amounts are recorded on the combined balance sheet based on the acquisition-date fair value. The fair value of Socialize’s identifiable assets and liabilities as at the date of acquisition were:

Assets
Cash	1.1
Accounts receivable and prepaid expenses	2.6
Property and equipment	0.1
Customer relationships	1.6
Other assets	2.8
8.2
Liabilities
Deferred revenue	(2.9)
Accounts payable and accrued liabilities	(0.8)
Other liabilities	(0.8)
(4.5)
Net identifiable assets acquired	3.7

Goodwill arising on acquisition	6.2
Purchase consideration	$9.9

The $6.2 goodwill recognized in the WAS reportable segment is attributable to workforce know-how and to the synergies that have, and that are expected to further arise following the acquisition. An amount will be deductible for income tax purposes when paid and will vary based on the final amount of contingent consideration.

From the date of acquisition, Socialize contributed $2.1 to the combined revenue, excluding billable expenses and increased the combined income before income taxes by $0.7. Transaction costs of $0.3 were expensed and are included in selling, general and administrative expenses for the year ended December 31, 2018.

If the combinations with Eleven and Socialize had taken place at the beginning of 2018, the combined 2018 revenue, excluding billable expenses would have been $ 338.9 and combined 2018 income before income taxes would have been $ 51.5.

The Narrative Group

On September 1, 2017, Vision 7 acquired all the issued and outstanding equity interest of The Narrative Group LLC (TNG), a U.S. agency that specializes in experiential, influencer marketing and media relations. The acquired firm operates in New York, Los Angeles and Chicago. Total consideration was $8.5, consisting of a cash payment of $1.5, including a standard working capital adjustment, and contingent consideration with an acquisition date fair value of $7.0. The contingent consideration includes four interim payments based on TNG performance from fiscal years 2017 to 2021 and in no event shall the aggregate purchase price exceed $20.0. As of December 31 2018 and 2017, the liability had a balance of $9.0, and $7.0, respectively.

Purchase Consideration
Cash paid	$1.5
Contingent consideration liability	7.0
Total consideration	$8.5

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

3. Business Combinations and Dispositions (cont.)

The total consideration was allocated based on management’s assessment as to the estimated fair values of net assets at the acquisition date. Significant unobservable valuation inputs are as follows:

Discount rate	16.2%
Attrition rate	14%
Terminal growth rate	3%
Pre-tax relief from royalty rate	2%

The fair value of TNG’s identifiable assets and liabilities as at the date of acquisition were:

Assets
Cash	0.5
Accounts receivable	0.9
Customer relationships	3.3
Trade name	0.9
5.6
Liabilities
Accounts payable and accrued liabilities	(0.2)
Deferred revenue	(0.7)
(0.9)
Net identifiable assets acquired	4.7

Goodwill arising on acquisition	3.8
Purchase consideration	$8.5

The $3.8 goodwill recognized in the Vision 7 reportable segment is attributable to workforce know-how and to the synergies that have, and that are expected to further arise following the acquisition by the Company. An amount will be deductible for income tax purposes when paid and will vary based on the final amount of contingent consideration.

From the date of acquisition, through December 31, 2017, TNG contributed $1.7 to the combined revenue, excluding billable expenses. If the combination had taken place at the beginning of 2017, the combined 2017 revenue, excluding billable expenses would have been $255.6 and combined 2017 income before income taxes would have been $28.0. Transaction costs of $0.2 were expensed and are included in selling, general and administrative expenses for the year ended December 31, 2017.

4. Receivables

The following is a summary of the Company’s receivables as of December 31:

	2018	2017
Accounts receivable – gross	$374.0	$274.9
Allowance for doubtful accounts	2.0	1.7
Accounts receivable – net realizable value	372.0	273.2
Other receivables	26.4	16.4
Total receivables	$398.4	$289.6

Bad debt expense related to accounts receivable was $1.6, $1.4, and $0.4 for 2018, 2017, and 2016 (unaudited), respectively.

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

5. Investments

The following is a summary of the Company’s Investments as of December 31:

	Ownership Interest %	2018	2017
Investments – cost method
Local Planet International Limited	5% (2% in 2017)	$0.2	$0.1
Hacking Health Accelerator Inc. (Canada)	2% (2% in 2017)	0.1	0.1
MindBeacon Holdings Inc. (Canada) (formerly CBT Management L.P.)	2% (5% in 2017)	0.2	0.2
Metigy Pty Ltd	19.9% (19.9% in 2017)	0.6	0.6

Investments – equity method
Madhouse Mobile India Private	0% (50% in 2017)	—	1.1
		$1.1	$2.1

The Company does not have significant unrealized gains and losses relating to cost method investments.

The Company owns a 19.9% equity interest in Metigy Pty Ltd. However, the Company has determined it is not able to exercise significant influence over the investee as the Company does not have any board seats and the Company’s ownership interest cannot exceed 19.9% pursuant to the share purchase agreement.

In June 2018, the Company disposed of its investment in Madhouse Mobile India Private and recorded a gain of $0.1 upon disposal.

6. Property and Equipment

The following is a summary of the Company’s property and equipment as of December 31:

	2018	2017
Cost of property and equipment at December 31:
Furniture, fixtures and equipment	$9.1	$8.2
Hardware and machinery	8.9	7.5
Property under capital leases	0.8	0.8
Leasehold improvements	12.3	11.0
Total cost at December 31	31.1	27.5
Accumulated depreciation at December 31:	15.7	12.1
Total net book value at December 31	$15.4	$15.4

Depreciation expense was $4.0, $3.8, and $3.7 for the years ended December 31, 2018, 2017, and 2016 (unaudited), respectively.

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

7. Goodwill and Other Intangible Assets

Goodwill

The following table presents changes in the carrying value of goodwill for our segments as of December 31, 2018 and 2017:

	Vision 7	WAVS	Metta	Fuse	Madhouse	Total
Balance at January 1, 2017	$131.6	$47.5	$11.4	$25.9	$94.7	$311.1
Acquired goodwill	3.8	—	—	—	—	3.8
Effect of foreign exchange rates	8.4	4.8	(0.1)	—	6.4	19.5
Balance at December 31, 2017	$143.8	$52.3	$11.3	$25.9	$101.1	$334.4
Acquired goodwill	35.2	6.2	—	—	—	41.4
Effect of foreign exchange rates	(10.2)	(3.2)	—	—	(5.5)	(18.9)
Balance at December 31, 2018	$168.8	$55.3	$11.3	$25.9	$95.6	$356.9

During 2016, the Metta reporting unit experienced industry wide challenges that impacted management’s ability to grow the business at the originally estimated rate. These challenges included the slowdown of economic growth in the Hong Kong territory, which lead to delay or cancellation of planned campaigns, and inadequate acquisition of business pipeline. Due to these circumstances, Metta management updated the 2017 annual forecast to reflect a projected deterioration in the financial results.

As a result of the annual impairment tests the Company recognized partial impairment of goodwill relating to the Metta reporting unit of $4.6 in 2016 (unaudited). This amount represents the difference between the implied fair value of the reporting unit’s goodwill, which was calculated using a discounted cash flow approach, and its carrying value. As a result of the annual goodwill impairment assessments, the Company determined there were no other goodwill impairment losses for the years ended December 31, 2018, 2017, and 2016 (unaudited).

Accumulated goodwill impairment charges were $10.8, $10.8, and $10.8 as of December 31, 2018, 2017, 2016 (unaudited).

Other Intangible Assets

Other intangible assets, which primarily consist of internally generated software, system and application software, customer relationships, and trade names, are comprised of both assets with indefinite lives not subject to amortization and assets with definite lives subject to amortization. All intangible assets are evaluated for impairment.

The gross and net amounts of intangible assets other than goodwill were as follows as of December 31:

	2018
	Cost	Accumulated Amortization	Net Carrying Amount
Customer relationships	$66.0	$23.9	$42.1
Trade names	53.6	—	53.6
Software	14.0	6.9	7.1
Other intangible assets	1.9	1.1	0.8
	$135.5	$31.9	$103.6

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

7. Goodwill and Other Intangible Assets (cont.)

	2017
	Cost	Accumulated Amortization	Net Carrying Amount
Customer relationships	$58.1	$18.8	$39.3
Trade names	50.7	—	50.7
Software	14.2	5.2	9.0
Other intangible assets	1.9	0.9	1.0
	$124.9	$24.9	$100.0

Intangible assets with definite lives are subject to amortization on a straight-line basis. Amortization expense was $8.4, $8.1, and $8.6 for other intangible assets for the years ended December 31, 2018, 2017, and 2016 (unaudited), respectively. The estimated amortization expense for the five succeeding years is as follows:

Estimated amortization expense	Total
2019	$9.0
2020	8.8
2021	8.6
2022	8.2
2023	6.8
Total	$41.4

As a result of annual impairment testing in 2016, the Company recognized an impairment loss of $4.0 relating to a write-down of Fuse’s customer relationships due to bankruptcy of customers. There were no other material impairment charges on other intangibles for the years ended December 31, 2018, 2017, or 2016 (unaudited). Accumulated impairment charges related to other intangibles as of January 1, 2016 (unaudited) were $17.2.

8. Other Liabilities

The Company’s Other Current Liabilities and Other Non-current Liabilities are comprised of the following as of December 31:

	2018	2017
Other current liabilities:
Accrued expenses	$7.4	$5.1
Payroll payable	6.1	4.0
Taxes payable	20.1	13.3
Contingent consideration	14.3	0.6
Other current payables and liabilities	15.5	29.8
Total other current liabilities	$63.4	$52.8

Other non-current liabilities:
Contingent consideration	$18.8	$6.7
Pension liability	1.3	1.1
Other non-current liabilities	6.0	6.5
Total other non-current liabilities	$26.1	$14.3

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

9. Debt

The Company’s indebtedness was as follows as of December 31:

	2018	2017
Revolving credit facility (2018)
Prime rate 1%	—	1.4
Banker’s acceptances 1.5%	12.8	—
Libor 1.5%	30.8	—
Credit facility (2014)
Prime rate 1%	—	0.2
Banker’s acceptances 2%	—	18.4
Long-term Debt	$43.6	$20.0
Less: Current portion of long-term debt	—	20.0
	43.6	—

Working capital facility	13.8	6.6
Facility agreement	8.5	6.5
Short-term Debt	$22.3	$13.1

Long Term Debt

On December 29, 2014, Vision 7 contracted a four-year term credit facility (Credit Facility) of 95 Canadian Dollars (CAD) ($81.7) with a financial institution. Borrowings under the Credit Facility can be in the form of letters of guarantee, bankers’ acceptances, Canadian rate advances, U.S. base-rate advances, U.S. dollar or British pound LIBOR advances, and bear interest accordingly, plus a premium based on certain financial ratios. The Credit Facility provides for a 35 CAD ($30.1) term loan and 60 CAD ($51.6) revolving operating credit facility. This Credit Facility, which was due to mature in December 2018, was fully repaid on the closing date of October 31, 2018. On that closing date, the new facility described below (with an agreement date of September 28, 2018) came into effect.

On September 28, 2018, Vision 7 and certain of its subsidiaries entered into a five-year revolving credit facility (Revolving Credit Facility) of 135 CAD ($104.6) with a financial institution. The Revolving Credit Facility includes a 65 CAD ($50.4) revolver, available upon 60 days’ written notice, in addition to the 135 CAD ($104.6) revolving credit. Borrowings under the facility can be in the form of letters of guarantee, bankers’ acceptances, Canadian rate advances, U.S. base-rate advances, U.S. dollar or British pound LIBOR advances, and bear interest accordingly, plus a premium based on certain financial ratios. Repayment is on a revolving basis, with the full amount due at maturity in September 2023. The long-term Revolving Credit Facility has a fair value approximately equal to its face value as at December 31, 2018, due to its market rate of interest and its recent closing.

Vision 7’s Revolving Credit Facility is secured by (i) security interests on all present and future assets of the borrowers under the facility and of Vision 7’s other material subsidiaries, except for the accounts receivables arising out of the sale of services to certain specified companies by Vision 7 and the subsidiary guarantors under the facility to , and (ii) a pledge of all issued and outstanding capital stock of the subsidiary guarantors under the facility; provided that no pledge will be given of (x) the issued and outstanding capital stock of any non-wholly-owned subsidiary of Vision 7 where such pledge is prohibited under the terms of such subsidiary’s organizational documents or shareholders’ agreement, (y) the issued and outstanding capital stock of any subsidiary of Vision 7 that does not carry on any business, has no assets and conducts no activity or (z) the issued and outstanding capital stock of any future subsidiary of any non-wholly owned subsidiary of Vision 7 where the parent of such subsidiary has taken without success reasonable steps to obtain such a pledge. Assets with a carrying amount of $389.3 ($308.8 in 2017) have been pledged to secure borrowings of Vision 7. In addition, Vision 7’s material subsidiaries pledged unconditional guarantees in respect of Vision 7’s obligations under this facility. Vision 7 is not allowed to pledge these assets as security for other borrowings or to sell them to a third party without the prior consent of the lenders. Assets held under

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

9. Debt (cont.)

capital leases are pledged to secure obligations under their corresponding lease agreements. Additionally, Vision 7 is subject to customary financial covenants in its credit facility agreement. Vision 7 is in compliance with all financial covenants at December 31, 2018 and 2017.

Interest expense related to long-term debt was $1.6, $1.4, and $1.8 for the years ended December 31, 2018, 2017, and 2016 (unaudited), respectively. The effective interest rate was 5.1% for 2018 and 5.0% for 2017. Debt issuance costs related to certain financing transactions are amortized through interest expense on a straight line basis. The amortization of deferred finance costs included in interest expense was $0.3 for each of the years ended December 31, 2018, 2017, and 2016 (unaudited). Total unamortized debt issuance costs were $0.4 and $0.3, as of December 31, 2018 and 2017, respectively.

Short Term Debt

On November 11, 2017, Madhouse Shanghai Jingdao Advertising Co., Ltd. (Shanghai Jingdao), a wholly-owned subsidiary of Madhouse, entered into a one-year Working Capital Loan Agreement (Working Capital Loan) with SPD Silicon Valley Bank and Shanghai Pudong Development Bank. The Working Capital Loan, which is denominated in RMB, is due in full at maturity and bears interest at 6.2%. The Working Capital Loan is secured by the accounts receivable of Madhouse. The outstanding amounts were 95 RMB ($13.8) and 42.9 RMB ($6.6) as of December 31, 2018 and 2017, respectively.

On November 29, 2017, Madhouse Co. Limited, a wholly-owned subsidiary of Madhouse, entered into a 42.5 RMB ($6.5) one year revolving credit Facility Agreement (Facility Agreement) for working capital loans with SPD Silicon Valley Bank. Repayment is on a revolving basis, with the full amount due at the final maturity date. Madhouse made a drawdown in the full amount as of December 31, 2017. On November 29, 2018, the facility was extended for another year and amended to an amount of 58.3 RMB ($8.5). As of December 31, 2018, Madhouse had made a drawdown in the full amount of $8.5. On June 26, 2019, the facility was extended again for an additional year to June 25, 2020 and amended to provide an aggregate principal amount of up to $11.5. Madhouse, Shanghai Jingdao and Shanghai Yidong Information Technology Co., Ltd., a subsidiary of Shanghai Jingdao, provided guarantees for the credit facility.

Madhouse is subject to certain customary covenants associated with the Working Capital Loan and Facility Agreement. As of December 31, 2018 and 2017, Madhouse was in compliance with all such covenants.

Future Principal Repayments

Future principal repayments of these obligations for the years ended December 31, and in aggregate, are scheduled as follows based on the book value as of December 31, 2018:

Period of future principal repayment
2019	$22.3
2020	—
2021	—
2022	—
2023	43.6
2024 and thereafter	—
$65.9

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

10. Leases

We lease office space and equipment under operating leases and capital lease agreements that expire at various dates. Office leases may provide for additional renewal periods at our option. In circumstances where the exercise of the renewal option is reasonably assured at the inception of the lease, the renewal period is included in the determination of the lease term. Additionally, office leases may include scheduled rent increases and concessions, such as rent abatements and landlord incentives, and tenant improvement allowances. Scheduled rent increases are recognized on a straight line basis over the lease term. Concessions are recorded as deferred rent and are amortized to rent expense on a straight line basis over the lease term. Certain office leases require payment of real estate taxes and other occupancy costs. These costs are not included in rent expense. Leasehold improvements made at inception or during the lease term are amortized over the shorter of the asset life or the lease term, which may include renewal periods where the renewal is reasonably assured.

Rent expense was as follows for the periods ended December 31:

	2018	2017	2016
Operating leases:
Office rent expense	$12.2	$11.7	$11.5
Less third party sublease rent	0.6	0.7	0.9
	11.6	11.0	10.6
Equipment rent expense	0.4	0.4	0.4
	$12.0	$11.4	$11.0

Future minimum non-cancellable operating lease payments for the years ended December 31 and in aggregate, are as follows:

Future minimum non-cancellable lease payments	Operating
2019	$12.9
2020	10.8
2021	9.4
2022	7.5
2023	6.5
2024 and thereafter	9.3
$56.4

11. Accumulated Other Comprehensive Income

The following table discloses changes in the balances of each component of accumulated other comprehensive income as of December 31:

	Net unrealized losses on post-retirement benefits	Foreign currency translation adjustments
Balance at January 1, 2017	$(0.2)	$(14.8)
Other comprehensive income	—	23.8
Balance at December 31, 2017	$(0.2)	$9.0
Other comprehensive income	—	(21.3)
Balance at December 31, 2018	$(0.2)	$(12.3)

No income tax is associated with foreign currency translation. Income taxes related to changes in defined benefit plans were nil in 2018, 2017, and 2016 (unaudited).

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

12. Income Taxes

The Company has historically not been included in BFICG’s consolidated income tax return filings in any filing jurisdiction. Income taxes are computed and reported herein under the separate return method. The separate return method applies the accounting guidance for income taxes to the Combined Financial Statements as if Blue Impact were a separate taxpayer and a standalone enterprise, with income tax expense computed by each individual tax paying component. The Company is subject to regulation under a wide variety of U.S. federal, U.S. state and non-U.S. tax laws, regulations and policies. Changes to these laws or regulations may affect our tax liability, return on investments and business operations. Our principal foreign jurisdictions include the United Kingdom, Hong Kong, Canada and China.

Combined earnings before income taxes

Income before income taxes for the years ended December 31, 2018, 2017 and 2016 was as follows:

	2018	2017	2016 (Unaudited)
U.S.	$2.6	$4.1	$0.8
International	45.5	23.1	23.0
	$48.1	$27.2	$23.8

Combined expense (benefit) provision for income taxes

Income tax expense (benefit) for the years ended December 31, 2018, 2017 and 2016 was as follows:

	2018	2017	2016 (Unaudited)
Current Expense (Benefit):
U.S. Federal	$1.0	$0.8	$(1.5)
U.S. State and local	0.2	—	0.1
International	15.1	10.6	9.4
Total current income tax provision	16.3	11.4	8.0
Deferred Expense (Benefit):
U.S. Federal	$(0.7)	$(0.2)	$0.3
U.S. State and local	(0.2)	(0.2)	0.1
International	(1.1)	(1.0)	(1.4)
Total deferred income tax benefit	(2.0)	(1.4)	(1.0)
Total income tax provision	$14.3	$10.0	$7.0

The U.S. federal deferred tax provision (benefit) primarily relates to benefits associated with intangible assets and utilization of net operating losses. The International deferred tax benefit primarily relates to benefits associated with intangible assets.

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

12. Income Taxes (cont.)

Reconciliation of US Federal Statutory income tax rate to actual income tax rate

The reconciliation from the statutory U.S. federal income tax rate to our effective tax rate is as follows:

	2018	2017	2016 (Unaudited)
Income before income taxes	$48.1	$27.2	$23.8
Statutory U.S. federal income tax (at 21% in 2018; 35% in 2017 and 2016)	10.1	9.5	8.3
State and local income tax, net of federal benefit	—	—	0.1
Effect of U.S. Tax Act	—	(0.3)	—
International tax rate differentials	(3.1)	(3.8)	(2.2)
Change in tax status	—	(0.3)	—
Impairment on Goodwill	—	—	0.8
Movement in valuation allowance	(0.7)	1.2	0.1
Non-deductible or taxable items	1.8	0.7	(2.8)
Income taxable to partner	—	(0.6)	(1.3)
Deferred tax remeasurement	—	(0.2)	(0.4)
Unrecognized tax benefits	5.8	3.5	3.6
Other	0.4	0.3	0.8
Total income tax expense	$14.3	$10.0	$7.0
Effective tax rate	30%	37%	29%

The international tax rate differentials are primarily attributed to our earnings in the U.K., Hong Kong, Canada, and China being taxed at different rates than the U.S. statutory tax rate.

Deferred Income Taxes

Deferred income taxes are provided for the effects of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for income tax purposes. The components of deferred tax assets and liabilities at December 31, 2018 and 2017 were as follows:

	2018	2017
Deferred tax assets:
Non-capital losses	$7.1	$6.6
Tax credit	0.1	—
Deferred lease inducements	0.7	0.9
Investment in partnerships	0.2	—
Fixed assets	0.1	0.1
Accrued Vacation	0.1	0.1
Intangible assets	0.3	0.7
Other	0.6	0.5
Deferred tax assets, gross	9.2	8.9
Valuation Allowance	(4.5)	(3.7)
Total deferred tax assets, net	$4.7	$5.2

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

12. Income Taxes (cont.)

	2018	2017
Deferred tax liabilities:
Fixed assets	$(1.1)	$(1.2)
Intangible assets	(15.7)	(19.0)
Tax credits	(0.1)	(0.2)
Investment in partnerships	—	(0.3)
Prepaid expenses	(0.1)	(0.1)
Other	(1.1)	(0.7)
Deferred tax liabilities	(18.1)	(21.5)
Total deferred tax asset (liability)	$(13.4)	$(16.3)
Classified as follows:
Deferred tax asset	$1.4	$2.0
Deferred tax liability	(14.8)	(18.3)
Total deferred tax asset (liability)	$(13.4)	$(16.3)

Deferred tax assets decreased by $0.6 between December 31, 2018 and 2017. The decrease was primarily attributable to usage and expiration of net operating losses in various jurisdictions.

Deferred tax liabilities decreased by $3.5 between December 31, 2018 and 2017. The decrease was primarily attributable to the amortization of intangible assets.

The Company maintains a valuation allowance where it is more-likely-than-not that all or a portion of a deferred tax asset may not be realized. Changes in the valuation allowances are included in the Company’s income tax provision in the period of change. In determining whether a valuation allowance is required, the Company evaluates such factors as prior earnings history, expected future earnings, reversal of existing taxable temporary differences, carry back and carry forward periods and tax planning strategies that could potentially enhance the likelihood of the realization of a deferred tax asset. The valuation allowance of $4.8 and $5.8 at December 31, 2018 and 2017, respectively, relates to tax losses in the following jurisdictions: New York State, New York City, California, China and Hong Kong. The valuation allowance decreased by $1.0 between December 31, 2018 and 2017. The decrease was primarily attributable to the expiration of tax losses in China.

Net Operating Losses

The Company has net operating loss carryforwards for tax purposes (NOLs) and other deferred tax benefits that are available to offset future taxable income.

The Company’s gross NOLs for tax return purposes are as follows:

	2018	2017
U.S. NOLs	$36.1	$37.7
Non-U.S. NOLs	18.1	15.1
Total	$54.2	$52.8

The U.S. net operating loss carry forwards relate to both Federal and State jurisdictions and expire in various years ending from December 31, 2026 to December 31, 2037. The Non-U.S. net operating loss carry forwards include those generated in the following jurisdictions: China, UK, Hong Kong, Canada, and Germany. These operating loss carry forwards expire in various years ending from 2019 to 2038. The US (federal and state) operating loss carry forwards and credits are subject to Internal Revenue Code Section 382 or similar provisions. The table above reflects gross NOLs for tax return purposes, which are different from financial statement NOLs as the Company’s intention is to settle additional income taxes from tax contingencies with the net operating loss carry forwards.

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

12. Income Taxes (cont.)

Undistributed Earnings

U.S. and international taxes have not been recorded on accumulated temporary differences, a significant portion of which relates to unremitted earnings and CTA, of certain subsidiaries. Although certain foreign subsidiaries earnings are subject to U.S. taxation under the US Tax Act, which also repeals US taxation on subsequent repatriations, we continue to invest substantially all of our foreign subsidiary earnings, as well as our capital in our foreign subsidiaries, indefinitely outside of the U.S. in those jurisdictions. These amounts represent earnings reinvested as part of the Company’s ongoing international businesses. It is not practicable to estimate the amount of taxes that might be payable on the possible remittance of earnings that are intended to be reinvested indefinitely.

Unrecognized Tax Benefits

The Company is subject to income taxes in the United States (federal and state) and numerous foreign jurisdictions including the United Kingdom, Hong Kong, China and Canada. Significant judgment is required in evaluating the Company’s tax positions and determining our provision for income taxes. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. The Company establishes reserves for tax-related uncertainties based on estimates of whether, and the extent to which, additional taxes will be due. These reserves are established when we believe that certain positions might be challenged. The Company adjusts these reserves in light of changing facts and circumstances, such as the outcome of tax audits. The provision for income taxes includes the impact of reserve provisions and changes to reserves that are considered appropriate.

A reconciliation of our unrecognized tax benefits at December 31, 2018 and 2017 is (in millions):

	2018	2017
Gross unrecognized tax benefits as of January 1	$7.3	$3.4
Additions:
Current year tax positions	5.8	3.5
Prior year tax positions	—	—
Effects of foreign currency	(0.7)	0.4
Gross unrecognized tax benefits as of December 31	$12.4	$7.3

The balances of unrecognized tax benefits as of December 31, 2018 and 2017 relate primarily to the determination of nexus of income among various tax jurisdictions. Of the total unrecognized tax benefits as of December 31, 2018 and 2017, $12.4 and $7.3 represent the amounts that, if recognized, may impact the effective income tax rate in future periods.

The Company recognizes interest related to unrecognized tax benefits in income tax expense. As of December 31, 2018 and 2017, the Company recorded interest of $0.5 and $0.3, respectively. The Company estimates that it is reasonably possible that the total amount of unrecognized tax benefits will not materially change within the next twelve months.

The Internal Revenue Service has completed its examination of our federal tax returns through 2015. Tax returns in the United Kingdom, Hong Kong, and Canada have been examined through 2014. The Company is currently under examination by the taxing authorities including the Canadian Revenue Agency, United Kingdom tax authorities, and New York City Department of Finance. The Company anticipates that it is reasonably possible that new tax matters could be raised by taxing authorities that may require increases or decreases to the balance of unrecognized tax benefits; however, an estimate of such increase or decreases cannot be made.

The Company regularly assesses the adequacy of its provision for income tax contingencies in accordance with ASC 740. As a result, the Company may adjust the reserves for unrecognized tax benefits for the impact of new facts and developments, such as changes to interpretation of relevant tax law, assessments from taxing authorities, settlements with tax authorities and lapses of statute of limitations.

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

12. Income Taxes (cont.)

U.S. Tax Act

On December 22, 2017, the U.S. Tax Act was enacted into law. The U.S Tax Act reduced the U.S. federal statutory income tax rate to 21% from 35% for tax years beginning after December 31, 2017 and made several changes to existing tax law that affect our tax assets and liabilities related to previously reported taxable income. The significant changes require that we record tax expense on the accumulated earnings of our foreign subsidiaries and adjust our previously reported deferred tax positions to reflect the impact of the revised statutory federal rate as of the enactment date. As part of the U.S. Tax Act, the U.S. has enacted the tax on global intangible low-taxed income (“GILTI”), created a base erosion anti-abuse tax (“BEAT”), and established a deduction for foreign-derived intangible income (“FDII”).

The U.S. Tax Act also enhanced and extended the option to claim accelerated depreciation deductions by allowing full expensing of qualified property, primarily equipment, through 2022, expanded the scope of non-deductible expenses such as executive compensation and removed the domestic production activities deduction.

The impact of the U.S. Tax Act was recorded in 2017 and includes additional guidance issued by the U.S. Department of the Treasury. The U.S. Tax Act requires complex computations to be performed that were not previously required by U.S. tax law, significant judgments to be made in interpretation of the provisions of the U.S. Tax Act, significant estimates in calculations, and the preparation and analysis of information not previously relevant or regularly produced. The U.S. Treasury Department, the IRS, and other standard-setting bodies will continue to interpret or issue guidance on how provisions of the U.S. Tax Act will be applied or otherwise administered. We may make adjustments to amounts that we have previously recorded that may materially impact our provision for income taxes in the period in which the adjustments are made as future guidance is issued.

We are required to account for the effect of U.S. federal tax rate changes on our deferred tax balances by measuring deferred tax assets and liabilities at the rate at which they are expected to reverse in the future, which as a result of the U.S. Tax Act is 21%. The amount for the remeasurement of our deferred tax assets and liabilities reduced income tax expense by $0.3 at December 31, 2017.

The territorial tax system will allow us to repatriate future earnings of our foreign subsidiaries without incurring additional U.S. tax by providing a 100% dividend exemption. However, while the change to a territorial system limits U.S. federal income tax to domestic earnings, foreign source income is subject to tax by the appropriate foreign jurisdiction at the local rate, which, in certain jurisdictions, may be higher than the U.S. federal statutory income tax rate of 21%. As a result, the foreign tax rate differential will cause our effective tax rate to be higher than the U.S. federal statutory income tax rate.

The U.S. Tax Act imposes a one-time transition tax on our accumulated foreign earnings at December 31, 2017. We have not recorded an amount of income tax expense for the transition tax as there was no U.S. shareholder of a specified foreign corporation as at December 31, 2017. The portion of the foreign earnings comprising of cash and other specified assets is taxed at a 15.5% rate and any remaining amount is taxed at an 8% rate.

13. Employee Benefits

Defined Contribution Plans

The Company maintains several defined contribution plans. Vision 7 maintains a 401 K plan for eligible employees residing in the United States. Under the plan, at the Company’s discretion, it may contribute up to 25% of an employee’s contribution. Vision 7 recorded contributions of $0.1 in each of 2018, 2017, and 2016 (unaudited). WAS sponsors a defined contribution plan and recorded contributions totaling $1.6, $2.4, and $0.8 in 2018, 2017, and 2016 (unaudited), respectively. Fuse sponsors a defined contribution plan under which participants may defer a percentage of their salary into the plan with Fuse matching the participant contributions as defined in the benefit plan documents. Matching contributions of $0.4, $0.3, and $0.2 were made into the plan for 2018, 2017, and 2016 (unaudited), respectively. There were no significant changes during the periods presented to these defined contribution plans.

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

13. Employee Benefits (cont.)

Defined Benefit Pension Plans

WAS sponsors certain defined benefit pension plans, many of which are required by local regulatory requirements. WAS may deposit funds for these plans with insurance companies, third party trustees or into government-managed accounts consistent with local regulatory requirements, as applicable.

Total defined benefit plan pension expenses incurred by WAS for these plans were $0.3, $0.4, and $0.2, for the year ended December 31, 2018, 2017, and 2016 (unaudited), respectively. The aggregate net liability for WAS’ defined benefit plans as of December 31, 2018 and 2017 was $1.3 and $1.1, respectively.

14. Share-Based Payments

Limited Share Option Plan

In connection with a previous acquisition, Vision 7 created a plan for the limited purpose of enabling employees, directors and officers of the acquired company to exchange existing in-the money performance options of the acquired company with fully vested options to purchase shares of Vision 7. No additional rights under this plan shall be created or granted by Vision 7 and all rights expire on December 30, 2024.

The following table summarizes the share option plan activity since December 31, 2016:

	2018 Number	Weighted average exercise price 2018 ($)	2017 Number	Weighted average exercise price 2017 ($)
Balance – Beginning of year	226,375	2.69	543,906	2.69
Exercised	(75,980)	2.78	(314,531)	2.70
Forfeited	(2,500)	3.16	(3,000)	2.07
Balance – End of year	147,895	2.64	226,375	2.69

The following table summarizes the information about share options outstanding and exercisable as at December 31, 2018:

	Options outstanding and exercisable as at December 31, 2018
Exercise price ($)	Number	Weighted average remaining contractual life/years
2.07	73,285	6
3.16	68,610	6
3.60	6,000	6
	147,895	6

Share Option Plan

In December 2015 Vision 7 implemented a new share option plan. Under this new plan, employees at Vision 7 may be granted share options in respect of Vision 7’s class C common shares up to an aggregate maximum of 1,746,536 shares. For the options granted in 2015, the first tranche vests immediately while the remaining four tranches vest over a four-year period. For the options granted in 2017, the options vest over a five-year period. The contractual

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

14. Share-Based Payments (cont.)

term of these options is ten years from the date of grant. During the year ended December 31, 2018, compensation costs amounting to $0.6 ($0.7 in 2017) were included in the combined statement of income and comprehensive income.

The fair value of options granted was determined using the Black-Scholes option pricing model with the following weighted average assumptions:

	Years ended December 31,
	2018	2017
Risk-free interest rate	2.1%	1.4%
Volatility	29.2%	28.8%
Dividend yield on shares	Nil	Nil
Expected life	4.5 years	5 years
Share price	$8.51	$7.60
Fair value per option at the grant date	$2.07	$1.94

Option valuation models require the input of highly-subjective assumptions, including the expected share price volatility. Any changes in the subjective input assumptions can affect the fair value estimate. Expected share price is determined using a formulaic approach that incorporates a multiple of EBITDA. Volatility used is based on public companies operating in the same industry. The expected life is based on provisions in the shareholders’ agreement where 20% of all options can be sold to Vision 7’s majority shareholder each year starting in December 2019.

The following table summarizes the share option plan activity during the period:

	2018 Number	Weighted average exercise price 2018	2017 Number	Weighted average exercise price 2017
Balance outstanding – Beginning of year	1,315,000	7.22	995,000	6.97
Exercised	(8,500)	7.23	—	—
Granted	526,536	8.08	377,500	7.84
Forfeited	(119,000)	7.23	(57,500)	6.97
Balance outstanding – End of year	1,714,036	7.49	1,315,000	7.22
Exercisable – End of year	800,000	6.47	562,500	6.97

The following table summarizes the information about share options outstanding as at December 31, 2018:

Exercise price ($)	Number of options	Weighted average remaining contractual life (in years)
6.42	937,500	6.9
7.23	250,000	8.1
8.07	514,036	9.6
8.66	12,500	9.9
	1,714,036	7.9

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

14. Share-Based Payments (cont.)

The following table summarizes the information about share options outstanding as at December 31, 2017:

Exercise price ($)	Number of options
6.42	937,500
7.23	377,500
1,315,000

The share option plans described in this note contain some clauses that could require the Vision 7’s majority shareholder, Blue Valor (BV), to redeem for cash the value of the options outstanding upon occurrence of liquidation events as defined in the plans’ document.

Cash received from the exercise of options during the year was $0.3 and $0.9 for the years ended December 31, 2018 and 2017, respectively. The tax benefit and weighted average value of options when was $0.4 and $1.5 for the years ended December 31, 2018 and 2017, respectively. As of December 31, 2018 there was $1.2 in unrecorded share-based payment expense to be recognized in future periods. The weighted average period over which these unrecognized costs will be recognized is 1.9 years.

Share Purchase Financing Plan

As part of a previous acquisition by Vision 7, loans that were originally provided to certain employees as financing arrangement for the purpose of facilitating the purchase of the acquiree’s shares by certain employees were amended. In this regard, Vision 7 modified the interest-free loans of certain participants to extend their maturity date from December 2014 to December 2019. Each participant has provided a personal guarantee covering up to 25% of their loan. Since the value of shares ultimately held by these employees and given as guarantee of the loans are significantly higher than their respective loan and compensation regarding such loans was already accounted for in the acquired company, the plan has not been accounted for as a share-based compensation plan.

In May 2016, Vision 7 implemented a financing arrangement for an aggregate amount of $0.3 for the purpose of facilitating the purchase of 46,823 Vision 7’s class A shares by a senior executive. In this regard, Vision 7 entered into an interest-free loan with this participant, which is reimbursable by December 2021 and covers 90% of the shares purchased. The participant has provided a personal guarantee covering up to 25% of his loan.

Given the foregoing, Vision 7 originally accounted for the share purchase financing plan as follows: 25% of the amount loaned as other long-term assets, and the remaining 75% of the amount loaned as a reduction of equity. The share-based compensation costs related to the equity portion of the financing has been estimated using the Black-Scholes valuation model. The non-guaranteed portion of all loans representing an amount of $0.2 ($0.3 in 2017) is presented as a reduction of net parent investment.

15. Commitments, Contingencies, and Guarantees

In the ordinary course of business, the Company is involved in various legal proceedings. Management does not presently expect that these proceedings will have a material adverse effect on the results of operations or financial position.

Vision 7 has provisions relating to termination benefit accruals and litigation settlement accruals. On December 7, 2016, Vision 7 started to perform media placement business on behalf of Horizon Media Canada (HMC) to serve a Canadian client of the latter. As such, Vision 7 had to provide to HMC’s media suppliers, a guarantee of obligation fulfillment for the execution of media buys undertaken on behalf of HMC’s client. The guarantee has been provided by Vision 7’s principal financial institution for a maximum amount of $6.2.

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

15. Commitments, Contingencies, and Guarantees (cont.)

Vision 7 shall never exceed $8.8 in liability in connection with media buys on behalf of HMC’s media suppliers. In return, HMC’s parent company, Horizon Media Inc. (USA), had to provide Vision 7 with an equivalent guarantee that it will fulfill its obligations to Vision 7 or any of its involved subsidiary. During fiscal year 2017, Horizon Media LP (HMLP) was created and since then, media buys are made on behalf of HMLP which is now serving directly the Canadian client. The guarantee was adjusted accordingly.

16. Fair Value Measurements and Financial Instruments

Fair Value of Financial Instruments

Cash and cash equivalents, contingent consideration, and AFS debt securities are measured by the Company at fair value on a recurring basis. Receivables, accounts payable, and accrued expenses are reflected in the combined financial statements at carrying values that approximate fair values because of the short-term maturities of these financial instruments.

Valuation Techniques and Assumptions Applied for the Purposes of Measuring Fair Value

The Company must maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The Company primarily applies the income approach for recurring fair value measurements. Assessing the significance of a particular input to the fair value measurement in its entirety requires judgment.

The fair value of financial assets and liabilities by level of hierarchy was as follows, as at December 31 2018:

	December 31, 2018
	Level 1	Level 2	Level 3	Total
Assets
Cash and cash equivalents	84.4	—	—	84.4
Restricted cash	0.5	—	—	0.5
Loans accounted for at fair value	—	0.9	—	0.9
	$84.9	$0.9	—	$85.8
Liabilities
Contingent considerations	—	—	33.1	33.1
	—	—	$33.1	$33.1

The fair value of financial assets and liabilities by level of hierarchy was as follows, as at December 31 2017:

	December 31, 2017
	Level 1	Level 2	Level 3	Total
Assets
Cash and cash equivalents	36.7	—	—	36.7
Restricted cash	0.6	—	—	0.6
	$37.3	—	—	$37.3
Liabilities
Contingent considerations	—	—	7.3	7.3
	—	—	$7.3	$7.3

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

16. Fair Value Measurements and Financial Instruments (cont.)

Reconciliation of Level 3 fair value financial liabilities:

	2018	2017
Balance – beginning of year	$7.3	$0.2
Acquisitions	23.5	7.0
Interest accretion	1.7	0.2
Revaluation	1.5	—
Payments	(0.6)
Foreign exchange rate differences	(0.3)	(0.1)
Balance – end of year	$33.1	$7.3
Current portion	(14.3)	(0.6)

Interest accretion and revaluation of contingent consideration are recorded in finance costs in the combined statement of income and comprehensive income. Future anticipated payments in respect of contingent considerations are recorded at fair value, which is the present value of the expected cash outflows of the obligations. The obligations are dependent on the future financial performance of the acquired entities and it is assumed that future profits are in line with the Company’s estimates. The Company derives its estimates from internal business plans together with financial due diligence performed in connection with the acquisition.

As at December 31, 2018, the weighted average growth rate in estimating future financial performance for acquired businesses ranged from 9% to 12%. As at December 31, 2017, the weighted average growth rate in estimating future financial performance was 20%. These rates reflect the prevalence of recent acquisitions in the faster-growing markets and new media sectors. The risk adjusted discount rate applied to contingent consideration obligations at December 31 ranged from 13% to 22% in 2018 and was 16% in 2017. Changes in these inputs could significantly affect the amount of contingent consideration recognized by the Company.

For contingent consideration relating to acquisitions in the Vision 7’s segment, a five-percentage point decrease in the growth rate in estimated future financial performance would decrease the contingent consideration liabilities due to earn out agreements by $2.9 while a five-percentage point increase in the growth rate in estimated future financial performance would increase the contingent consideration liabilities due to earn out agreements by $3.4. A one percentage point increase or decrease in the risk adjusted discount rate would decrease or increase the contingent consideration liabilities by $0.5.

For contingent consideration relating to acquisitions in the WAS segment, a five-percentage point decrease in the growth rate in estimated future financial performance would decrease the contingent consideration liabilities by $0.2 while a five-percentage point increase in the growth rate in estimated future financial performance would increase the contingent consideration liabilities by $0.4.

Increases in these liabilities would result in a loss in the revaluation of financial instruments, while decreases would result in a gain in the combined statement of income and comprehensive income.

Financial Instruments That Are Not Measured at Fair Value on a Recurring Basis

The Company’s debt is not measured at fair value on a recurring basis and no actively quoted market prices are available to determine the fair value of the debt. See Note 9 for further information on debt.

Non-financial Instruments Measured at Fair Value on a Nonrecurring Basis

The Company’s non-financial assets, such as goodwill, intangible assets and property and equipment are adjusted to fair value only when an impairment charge is recognized. Such fair value measurements are based predominantly on Level 3 inputs.

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

17. Segments

The Company considers a component to be an operating segment if that component (i) engages in business activities from which it earns revenues and incurs expenses, (ii) has discrete financial information, and is (iii) regularly reviewed by the Chief Operating Decision Maker (CODM) to assess performance and make resource allocation decisions. Once operating segments are identified, the Company performs a quantitative analysis of the expected and historic average long term profitability for each operating segment, together with an assessment of the qualitative characteristics to determine if aggregation of its operating segments is consistent with the principles detailed in the authoritative guidance. The Company did not aggregate any of its operating segments and the Company determined that it has five reportable segments. While in some cases the Company’s reporting segments provide the same or similar service offerings, Management has chosen to organize reportable segments by company and therefore, Vision 7, Madhouse, WAS, Metta and Fuse are each considered a segment. Indigo is included within the WAS segment as WAS reports the results of Indigo to Management. The following are descriptions of the Company’s reportable segments.

•        The Vision 7 reportable segment, headquartered in Canada, is a comprehensive marketing communications family of agencies providing services across media services with a focus on digital media and data-driven solutions throughout its operations. Vision 7 brings together its agencies in a unique integrated service model, physically housed at campuses in Toronto, Montreal, Vancouver and Quebec City. Vision 7’s path to its current streamlined reorganization began in 2010 and resulted in a structure comprising seven globally-recognized and award-winning agencies. Its integrated service model has enabled Vision 7 to provide strong, coordinated, client-focused service, share customer information across agencies, geographies and media services to enable better cross-selling opportunities, transfer best practices across the group to enhance core competencies and realize significant cost synergies.

•        The Madhouse reportable segment, headquartered in Shanghai, China, is a leading mobile-focused media purchasing and performance agency. Madhouse primarily purchases advertising space on non-Chinese digital media channels, such as Google and Facebook, on behalf of companies based in China looking to market their products and services to consumers outside of China. Madhouse also provides mobile phone-based advertising services for non-Chinese advertisers operating in China and targeting Chinese consumers. Madhouse also offers a wide range of branding services, including consulting, development, strategic planning, management and marketing of brands for businesses as well as individuals. Madhouse’s primary clients include Chinese gaming, product and technology clients who mostly generate their sales and revenue through mobile internet channels, including app stores and eCommerce sites such as Amazon. It also serves international brands targeting Chinese consumers via in-app advertising in China.

•        The WAS reportable segment, headquartered in the United Kingdom, is a specialized social media agency that provides social media marketing services across five continents and twelve countries. WAS offers social media strategy, creative development, content production and marketing consultancy focusing on helping clients create and extend their product and brand strategies in social media.

•        The Metta reportable segment, headquartered in Hong Kong, works with leading corporations in China’s Greater Bay Area to provide marketing strategy, advertising campaigns and media buying services to solidify and build their identities. Metta also works with other reportable segments in North America and Europe to provide advertising and marketing services for international clients who want to target Chinese consumers and companies.

•        The Fuse reportable segment, headquartered in San Francisco, provides industrial, digital and environmental design services, as well as strategic consulting, branding, packaging and creation of user interfaces and experiences. Fuseproject’s services enable its clients to build or enhance their reputations for leading-edge thought and design across their branding and operations by presenting a cohesive image to consumers.

The profitability measure employed by our CODM for allocating resources to operating divisions and assessing operating division performance is operating income. All five segments follow the same basis of presentation and accounting policies as those described in Note 2. The Company does not have an All Other or Corporate category.

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

17. Segments (cont.)

Summarized financial information concerning our reportable segments is shown in the following tables. Revenue is presented in the segment where the service is rendered.

	Years ended December 31,
	2018	2017		2016 (Unaudited)
Revenue:
Vision 7	251.3		203.8	197.6
WAS	109.1		85.5	71.6
Madhouse	45.0		27.3	28.4
Metta	15.1		14.2	16.9
Fuse	30.2		29.3	23.6
Total	$450.7		$360.1	$338.1

Segment Operating Income (Loss):
Vision 7	11.8		10.4	9.4
WAS	9.2		4.0	4.7
Madhouse	25.9		8.6	15.3
Metta	1.0		1.6	2.4
Fuse	5.7		6.4	3.6
Total	$53.6		$31.0	$35.4

Income Tax Provision:
Vision 7	2.0		2.3	2.5
WAS	2.7		1.4	1.1
Madhouse	7.7		5.0	4.4
Metta	0.4		0.3	0.4
Fuse	1.5		1.0	(1.4)
Total	$14.3		$10.0	$7.0

Depreciation and Amortization:
Vision 7	7.1		6.4	6.4
WAS	1.9		1.9	1.8
Madhouse	1.6		1.7	1.7
Metta	0.5		0.5	0.5
Fuse	1.3		1.4	1.9
Total	$12.4		$11.9	$12.3

Capital Expenditures:
Vision 7	(2.4)		(1.5)	(3.2)
WAS	(2.0)		(1.1)	(2.6)
Madhouse	—		—	—
Metta	—		(0.1)	—
Fuse	(0.2)		(0.3)	(0.1)
Total	$(4.6)	$	(3.0)	$(5.9)

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

17. Segments (cont.)

	As of December 31,
	2018	2017
Assets
Vision 7	392.2	310.0
WAS	135.4	119.5
Madhouse	393.3	300.5
Metta	28.3	28.2
Fuse	51.9	53.8
Total	$1,001.1	$812.0

Each of the Company’s five reportable segments has its principle operations based in a different country or region. The principal places of operations for Vision 7, Madhouse, WAS, Metta, and Fuse are Canada, China, the United Kingdom, Hong Kong, and the USA, respectively. Each entity additionally has operations in nations outside of its principal place of operations. However, revenues from external customers and long-lived assets are not tracked by nation. As such, it is impracticable for the Company to present geographic information and therefore, in accordance with FASB ASC Topic 280, Segment Reporting, no such information is disclosed. The Company has also determined it is impracticable to disclose revenues from external customers for each product and service and as such, this information is not disclosed.

18. Related Parties

Madhouse receives services and makes advertisement purchases from BFICG and expenses related to these transactions were $985.8, $302.1, and $123.0 for 2018, 2017, and 2016 (unaudited), respectively, which are presented in revenue, excluding billable expenses. The terms of these purchases are substantially similar to those received by BFICG for such purchases. The Company also provided services to related parties and recognized revenues related to these transactions in the amounts of $10.4, $11.7, and $9.2 in 2018, 2017, and 2016 (unaudited), respectively. These amounts are included in revenue, excluding billable expenses.

The Company has amounts receivable from certain related parties of $37.7, $18.5, and $17.5 as of December 31, 2018, 2017 and 2016 (unaudited), respectively. The amounts are classified in the combined balance sheet as follows:

	2018	2017	2016 (Unaudited)
Accounts receivable	$0.7	$4.4	$16.9
Other receivables	33.2	10.8	0.3
Prepayment	—	0.5	—
Other non-current assets	0.8	2.8	0.3
Other current assets	3.0	—	—

The Company has amounts due to related parties of $172.1, $98.5, and $40.2, as of December 31, 2018, 2017, and 2016 (unaudited), respectively. These amounts are classified in the combined balance sheet as follows:

	2018	2017	2016 (Unaudited)
Accounts payable	$158.4	$78.5	$40.2
Other payables	13.7	17.3	—
Deferred revenue	—	2.7	—

The balance of WIP includes amounts from related parties of $0.7 and $1.4 as of December 31, 2018 and 2017, respectively.

Blue Impact Business

Notes to the Combined Financial Statements
(In millions)

19. Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through December 2, 2019, the date at which the combined financial statements were available to be issued.

On August 23, 2019, Legacy Acquisition Corp. (Legacy), a publicly traded special purpose acquisition company, entered into a Share Exchange Agreement (Agreement) with Blue Valor Limited, a company incorporated in Hong Kong (“Blue Valor” or the “Seller”) and an indirect, wholly-owned subsidiary of Blue Focus Intelligent Communications Group Co. Ltd., which was subsequently amended by that First Amendment to Share Exchange Agreement dated as of September 27, 2019, and further amended and restated on December 2, 2019, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Legacy will, among other things, purchase from the Seller all of the outstanding shares of stock of Seller’s wholly-owned holding company organized in the Cayman Islands, Blue Impact (Cayman) Limited, that, at the closing, will hold the Blue Impact business. Immediately prior to closing of the transaction, the outstanding vested and unvested options discussed in Note 14 held by minority security holders will be surrendered and cancelled. Amounts will be paid out by Blue Valor to each option holder pursuant to the terms of an agreement with the minority shareholders.

In July of 2019 a loan accounted for at fair value held by WAS in Metigy Pty Ltd, which is included in the balance of related party receivables as disclosed in Note 18, was converted into equity. WAS maintains a 19.9% equity interest in Metigy Pty Ltd following the conversion and will continue to account for the investment under the cost method.

Vision 7 has certain Canadian subsidiaries that have been under an audit by the CRA since 2016 for the tax years 2013 to 2015. In mid-February 2019, these subsidiaries received a draft notice of assessment from the CRA, where certain expenses and valuation related to the sale of the company in 2014 were challenged. In mid-October 2019, these subsidiaries received a notice of assessment from the CRA. Vision 7 and the sellers intend to jointly dispute this position by filing a notice of objection to the CRA. Despite the intention to file this Notice of Objection with the CRA, the Company has a full recourse against the former owners of Vision 7.

Based upon the evaluation, management did not identify any other recognized or non-recognized subsequent events that require adjustment or disclosure in the financial statements.

ANNEX AA

FIRST AMENDMENT
TO THE
AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT

This FIRST AMENDMENT TO THE AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT (this “Amendment”), dated as of March 13, 2020, is made and entered into by and between Blue Valor Limited, a company incorporated in Hong Kong (the “Seller”) and Legacy Acquisition Corp., a Delaware corporation (the “Purchaser”).

WHEREAS, the parties hereto previously entered into that certain Amended and Restated Share Exchange Agreement (including, without limitation, the exhibits and amendments thereto, the “Agreement”), dated as of December 2, 2019;

WHEREAS, capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Agreement; and

WHEREAS, Section 11.2 of the Agreement provides that the Agreement may not be amended or modified except by an instrument in writing signed by each of the Seller and the Purchaser; and

WHEREAS, the parties hereto wish to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.      Amendments to Recitals of the Agreement.

(a)     Amendment to Recital G. Recital paragraph G is hereby amended and restated in its entirety by replacing it with the following:

“G.   The Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, all of the issued and outstanding shares in the Company in exchange for the Closing Payment Shares, the Seller Deferred Shares, and, if earned pursuant to the terms hereof, the Earnout Payment, in each case, subject to the terms and conditions set forth herein (“Share Purchase”);”.

(b)    Amendment to Recital L. Recital paragraph L is hereby amended and restated in its entirety by replacing it with the following:

“L.    (i) Simultaneously with the execution of the First Amendment to this Agreement, (x) the Purchaser, Legacy Acquisition Sponsor I LLC, a Delaware limited liability company (“Sponsor”), and the Seller are entering into that certain Sponsor Support Agreement, the form of which is attached as Exhibit B hereto (the “Sponsor Support Agreement”), with respect to the treatment of the Purchaser’s Class F common stock as provided therein, and (y) the Purchaser and Sponsor are entering into that certain Waiver Agreement, the form of which is attached as Exhibit J hereto (the “Waiver Agreement”), with respect to the treatment of the Purchaser’s Class F common stock as provided therein, and (ii) at the Closing, the Purchaser, Sponsor and the Seller shall enter into that certain Registration Rights Consent and Waiver, the form of which is attached as Exhibit K hereto (the “Registration Rights Waiver Agreement”);”.

2.      Amendments to Article I of the Agreement.

(a)     Amendment to Section 1.2 of the Agreement. Section 1.2 of the Agreement is hereby amended by deleting “and the Redemption Side Letter” and replacing it with “the Sponsor Support Agreement, the Waiver Agreement, and the Registration Rights Waiver Agreement”.

(b)    Amendment to Section 1.17 of the Agreement. Section 1.17 of the Agreement is hereby amended by deleting the number “30,000,000” and replacing it with “27,000,000”.

Annex AA-1

(c)     Amendment to Further Definitions in the Agreement. The reference list of “Further Definitions” in Article I of the Agreement is hereby amended by (i) deleting the term “Redemption Side Letter” and its corresponding section reference, (ii) deleting the term “September 30 Audited Financials” and its corresponding section reference, (iii) deleting the term “Blue Impact Warrant Tender Offer” and its corresponding section reference, and (iv) inserting the following terms and corresponding section references in the proper alphabetical order:

“Change in Control	2.9(a)(i)
Deferred Shares	2.9(b)
Deferred Share Holder	2.9(g)
Extraordinary Dividend	2.9(e)
Permitted Transferee	2.9(g)
PIPE Financing	6.26
Price Target	2.9(a)(v)
Public Warrant Amendment	6.24
Purchaser Common Share 30-Day VWAP	2.9(a)(ii)
Purchaser Private Placement Warrants	6.24
Purchaser Public Warrants	6.24
Registration Rights Waiver Agreement	Recitals
Seller Deferred Shares	2.9(a)(iii)
Seller Trigger Event	2.9(a)(iv)
Sponsor	Recitals
Sponsor Deferred Shares	2.9(a)(v)
Sponsor High Trigger Deferred Shares	2.9(a)(vi)
Sponsor High Trigger Event	2.9(a)(viii)
Sponsor Low Trigger Deferred Shares	2.9(a)(vii)
Sponsor Low Trigger Event	2.9(a)(ix)
Sponsor Private Placement Warrants	6.24
Sponsor Support Agreement	Recitals
Subscribers	6.26
Subscription Agreements	6.26
Transfer	2.9(g)
Trigger Event	2.9(a)(x)
Waiver Agreement	Recitals
Warrant Agreement	6.24
Warrant Amendments	6.24
Warrant Holder Support Agreement	5.21”

3.      Amendments to Article II of the Agreement.

(a)     Amendment to Section 2.1 of the Agreement. The last sentence of Section 2.1 of the Agreement is hereby amended and restated in its entirety by replacing it with the following:

“In addition and notwithstanding the foregoing sentence, the Purchaser shall (i) pay to the Seller the Earnout Payment and (ii) issue to the Seller the Seller Deferred Shares, in each case, as additional consideration for the Purchased Shares and in accordance with the terms and subject to the conditions of this Agreement.”

(b)    Addition of new Section 2.9 to the Agreement. Article II of the Agreement is hereby amended by inserting the following new Section 2.9 after Section 2.8:

“2.9      Deferred Shares.

(a)        As used in this Agreement, the following terms have the respective meanings set forth below:

(i) “Change in Control” means a transaction with a Person or group of Persons acting in concert, pursuant to which such Person or Persons acquire, directly or indirectly, in any single transaction or series of related transactions, more than 50% of the total voting power or economic rights of the equity securities of

Annex AA-2

Purchaser (excluding, for the avoidance of doubt, any Deferred Shares to be issued or to become vested in connection with such transaction(s) pursuant to Section 2.9 in connection with such Change in Control, as applicable) (whether by merger, consolidation, sale, exchange, issuance, transfer or redemption of equity securities or otherwise). For purposes of a Change in Control, the “price per share” of Purchaser Common Shares means (a) the amount of cash proceeds and (b) the value of any non-cash consideration that a holder of one Purchaser Common Share would be entitled to receive or receives, directly or indirectly, in such transaction ((x) assuming that any earn-out or similar payments, escrows, holdbacks and similar items are included as part of the consideration received as of the closing of such transaction and (y) calculated as if the equity securities, directly or indirectly, acquired in such transaction are all of the equity securities then outstanding). For purposes of clause (b) of the immediately preceding sentence, the value of any non-cash consideration shall be (i) if the underlying transaction agreement sets forth a value thereof as agreed between the parties thereto, such value set forth in such transaction agreement, (ii) if any such non-cash consideration is an equity security for which a public market exists, the weighted average of the prices of such equity security quoted on the primary securities exchange on which such equity security is listed for the 10 trading day period ending immediately prior to the date of the determination of value or (iii) in any other case, the value reasonably determined in good faith by the Purchaser Board.

(ii) “Purchaser Common Share 30-Day VWAP” means, on any date after the Closing, the volume weighted average trading price per Purchaser Common Share for the thirty consecutive trading days ending on such determination date (calculated as a single period) on the NYSE (or such other national securities exchange that is the principal U.S. trading market for Purchaser Common Shares).

(iii) “Seller Deferred Shares” shall mean 3,000,000 Purchaser Common Shares (which, upon issuance, shall be fully paid and non-assessable and free and clear of any Liens (other than Liens arising under applicable securities Laws or Liens granted by the applicable holder)) that shall be issued by Purchaser to Seller (or its Permitted Transferee) as provided in this Section 2.9.

(iv) “Seller Trigger Event” means any of the following: (A) the first day on which the Purchaser Common Share 30-Day VWAP is equal to or greater than $20.00 (such share price as adjusted pursuant to this Section 2.9, the “Seller Price Target”); (B) in the case of a Change in Control, if the price per Purchaser Common Share paid or payable in connection with such Change in Control is equal to or greater than the Seller Price Target; or (C) the 10 year anniversary of the Closing.

(v) “Sponsor Deferred Shares” shall mean the Sponsor Low Trigger Deferred Shares and the Sponsor High Trigger Deferred Shares.

(vi) “Sponsor High Trigger Deferred Shares” shall mean 1,000,000 Purchaser Common Shares (which, upon issuance, shall be fully paid and non-assessable and free and clear of any Liens (other than Liens arising under applicable securities Laws or Liens granted by the applicable holder)) that shall be issued by Purchaser to Sponsor (or its Permitted Transferee) as provided in this Section 2.9.

(vii) “Sponsor Low Trigger Deferred Shares” shall mean 1,000,000 Purchaser Common Shares (which, upon issuance, shall be fully paid and non-assessable and free and clear of any Liens (other than Liens arising under applicable securities Laws or Liens granted by the applicable holder)) that shall be issued by Purchaser to Sponsor (or its Permitted Transferee) as provided in this Section 2.9.

(viii) “Sponsor High Trigger Event” means any of the following: (A) the first day on which the Purchaser Common Share 30-Day VWAP is equal to or greater than $20.00 (such share price as adjusted pursuant to this Section 2.9, the “Sponsor High Price Target”); or (B) in the case of a Change in Control, if the price per Purchaser Common Share paid or payable in connection with such Change in Control is equal to or greater than the Sponsor High Price Target.

(ix) “Sponsor Low Trigger Event” means any of the following: (A) the first day on which the Purchaser Common Share 30-Day VWAP is equal to or greater than $15.00 (such share price as adjusted pursuant to this Section 2.9, the “Sponsor Low Price Target,” and collectively with the Seller Price Target and the Sponsor High Price Target, the “Price Targets” and each a “Price Target”); or (B) in the case of a Change in Control, if the price per Purchaser Common Share paid or payable in connection with such Change in Control is equal to or greater than the Sponsor Low Price Target.

Annex AA-3

(x) “Trigger Event” shall mean the Seller Trigger Event, the Sponsor High Trigger Event and the Sponsor Low Trigger Event.

(b) Promptly (but in any event within five (5) Business Days) after the occurrence of:

(i) a Seller Trigger Event, Purchaser shall issue the Seller Deferred Shares to Seller (or its Permitted Transferees);

(ii) a Sponsor Low Trigger Event, Purchaser shall issue the Sponsor Low Trigger Deferred Shares to Sponsor (or its Permitted Transferees); or

(iii) a Sponsor High Trigger Event, Purchaser shall issue the Sponsor High Trigger Deferred Shares to Sponsor (or its Permitted Transferees).

Except as adjusted from time to time pursuant to the terms of this Section 2.9, Purchaser may issue a maximum of, and shall not issue more than, 3,000,000 Purchaser Common Shares to Seller (in addition to the Closing Payment Shares) and not more than 2,000,000 Purchaser Common Shares to Sponsor under this Section 2.9(b). The Sponsor Deferred Shares and the Seller Deferred Shares (collectively, the “Deferred Shares”) are intended to be treated as equity for accounting purposes.

(c) Notwithstanding anything to the contrary, upon the occurrence of a Change in Control that is (i) a Seller Trigger Event, Purchaser shall issue the Seller Deferred Shares to Seller (or its Permitted Transferee), no later than immediately prior to the consummation of such Change in Control (for the avoidance of doubt, if the price per Purchaser Common Share paid or payable in connection with such Change in Control is less than the Seller Price Target, then no Seller Deferred Shares shall be issued pursuant to this Section 2.9 from and after the occurrence of or otherwise in connection with such Change in Control, and all rights to receive such Seller Deferred Shares shall automatically, without any further action of any person, terminate and be forfeited for no consideration); (ii) a Sponsor Low Trigger Event, Purchaser shall issue the Sponsor Low Trigger Deferred Shares to Sponsor (or its Permitted Transferee), no later than immediately prior to the consummation of such Change in Control (for the avoidance of doubt, if the price per Purchaser Common Share paid or payable in connection with such Change in Control is less than the Sponsor Low Price Target, then no Sponsor Low Trigger Deferred Shares shall be issued pursuant to this Section 2.9 from and after the occurrence of or otherwise in connection with such Change in Control, and all rights to receive such Sponsor Low Trigger Deferred Shares shall automatically, without any further action of any person, terminate and be forfeited for no consideration); or (iii) a Sponsor High Trigger Event, Purchaser shall issue the Sponsor High Trigger Deferred Shares to Sponsor (or its Permitted Transferee), no later than immediately prior to the consummation of such Change in Control (for the avoidance of doubt, if the price per Purchaser Common Share paid or payable in connection with such Change in Control is less than the Sponsor High Price Target, then no Sponsor High Trigger Deferred Shares shall be issued pursuant to this Section 2.9 from and after the occurrence of or otherwise in connection with such Change in Control, and all rights to receive such Sponsor High Trigger Deferred Shares shall automatically, without any further action of any person, terminate and be forfeited for no consideration).

(d) The Deferred Shares and/or the Price Targets, as applicable, shall be adjusted appropriately and in good faith by the Purchaser Board to reflect the effect of any stock split, reverse stock split, cash or stock dividend (including any dividend or other distribution of securities convertible into Purchaser Common Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Purchaser Common Shares or Purchaser Warrants from time to time for so long as any Deferred Shares may be issued pursuant to this Section 2.9 so as to provide the holders of Deferred Shares with the same economic effect as contemplated by this Section 2.9 and the other applicable provisions of this Agreement prior to such event and as so adjusted shall, from and after the date of such event, be the applicable Deferred Shares and the applicable Price Target(s), as applicable, provided, that, no adjustment shall be made to the Deferred Shares or the Price Targets in respect of the changes made to the Purchaser Warrants in connection with the Warrant Amendments and the transactions contemplated thereby.

(e) If Purchaser, at any time prior to any Trigger Event or forfeiture pursuant to Section 2.9(c), shall pay a dividend or make a distribution in cash, securities or other assets to the holders of the Purchaser Common Shares on account of such Purchaser Common Shares (or other shares of Purchaser’s capital stock into which the Deferred Shares are convertible), other than as described in Section 2.9(d) (any such non-excluded event

Annex AA-4

being referred to herein as an “Extraordinary Dividend”), then the applicable Price Target(s) shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Purchaser Board, in good faith) of any securities or other assets paid on each Purchaser Common Share in respect of such Extraordinary Dividend.

(f) Purchaser shall take all necessary actions and use commercially reasonable efforts to remain listed as a public company on, and for the applicable Deferred Shares, once issued, to be tradable over, the NYSE; provided, however, the foregoing shall not limit Purchaser from consummating a Change in Control or entering into a Contract that contemplates a Change in Control. Upon the consummation of any Change in Control, other than as set forth in Section 2.9(c) above, Purchaser shall have no further obligations pursuant to this Section 2.9(f).

(g) For purposes of this Section 2.9, each of Sponsor and Seller, collectively, together with any Person who hereafter becomes a party to an agreement to be bound by this Section 2.9 as provided in this Section 2.9, is referred to as a “Deferred Share Holder”. Each Deferred Share Holder hereby agrees not to, during the period commencing from the date of this Agreement and through the date of the applicable Trigger Event: (x) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any applicable Deferred Shares (or the right to receive any applicable Deferred Shares), (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the applicable Deferred Shares, or (z) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (x), (y) or (z) above is to be settled by delivery of Deferred Shares or other securities, in cash or otherwise (any of the foregoing described in clauses (z), (y) or (z), a “Transfer”). The foregoing sentence shall not apply:

(i) to the Transfer of, or the right to receive, any or all of the Deferred Shares by a Deferred Share Holder by a bona fide gift or charitable contribution;

(ii) to the Transfer of, or the right to receive, any or all of the Deferred Shares by a Deferred Share Holder by will or intestate succession upon the death of such Holder;

(iii) to the Transfer of, or the right to receive, any or all of the Deferred Shares by a Deferred Share Holder to any Permitted Transferee; or

(iv) to the Transfer of, or the right to receive, any or all of the Deferred Shares by a Deferred Share Holder pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union.

provided, however, that in any of the foregoing cases (i), (ii), (iii) or (iv), (A) it shall be a condition to such Transfer that the transferee execute and deliver to Purchaser an agreement stating the Deferred Shares (or right to receive such Deferred Shares) that are the subject of such Transfer and that the transferee is receiving and holding such Deferred Shares (or right to receive such Deferred Shares) subject to the provisions of this Section 2.9 applicable to such Deferred Share Holder, and there shall be no further transfer of such Deferred Shares (or right to receive such Deferred Shares) prior to an applicable Trigger Event except in accordance with this Section 2.9, (B) any such Transfer shall not violate any applicable federal or state securities laws, and (C) any such Transfer shall not violate any provision of the Amended and Restated Charter and the Amended and Restated Bylaws; provided further, that in any of the foregoing cases (i) or (ii) such transfer or distribution shall not involve a disposition for value (except to the extent that such transfer or distribution for value is required for tax or other similar purposes in connection with a transfer or distribution to an Affiliate). As used in this Section 2.6, the term “Permitted Transferee” shall mean:

(i) the members of a Deferred Share Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings);

(ii) any trust for the direct or indirect benefit of a Deferred Share Holder or the immediate family of a Deferred Share Holder;

Annex AA-5

(iii) if a Deferred Share Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust;

(iv) as a distribution to the direct or indirect: general partners, limited partners, shareholders, members of, or owners of similar equity interests in a Deferred Share Holder;

(v) any Affiliate of a Deferred Share Holder; or

(vi) after the end of the lock-up period as set forth in Section 5.1 of the Investor Rights Agreement), any other Person.

Each Deferred Share Holder further agrees to execute such agreements that are reasonably necessary to give effect to this Section 2.9(g).

If any Transfer is made contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and Purchaser shall refuse to recognize any such purported transferee of the Deferred Shares (or right to receive the Deferred Shares) as a holder thereof for any purpose.

(h) Purchaser agrees that the Deferred Shares, when issued in accordance with the terms hereof, will be duly authorized and validly issued, fully paid and nonassessable, will not be issued in violation of any preemptive or similar rights and will be free and clear of any Liens (other than Liens arising under applicable securities Laws or the Amended and Restated Charter, Amended and Restated Bylaws, or Liens granted, or that result from any action, or the failure to take any action, by the Person to whom such Deferred Shares are issued pursuant to this Agreement). At all times prior to the issuance or forfeiture of the Deferred Shares pursuant to this Section 2.9, Purchaser shall keep available for issuance a sufficient number of authorized and unissued Purchaser Common Shares to permit Purchaser to satisfy its issuance obligations set forth in this Section 2.9, shall take all actions required to increase the authorized number of Purchaser Common Shares if at any time there shall be insufficient unissued Purchaser Common Shares to permit such reservation and shall not enter into any contract or agreement that is in conflict with or would cause Purchaser to violate its obligations under this sentence. Each Deferred Share Holder that is not party to this Agreement is an intended third party beneficiary of this Section 2.9.”

4.      Amendments to Article V of the Agreement.

(a)     Amendment to Section 5.6 of the Agreement. Section 5.6 of the Agreement is hereby amended and restated in its entirety by replacing it with the following:

“5.6  Issuance of Shares.

(a) If the Purchaser enters into any Subscription Agreements or other agreements in connection with a PIPE Financing, then as of the Closing Date: (i) such Subscription Agreements and other agreements shall be a legal, valid and binding obligation of Purchaser, and, to the knowledge of Purchaser, the other parties thereto; (ii) such Subscription Agreements and other agreements shall be in full force and effect, and none of them shall have been withdrawn, rescinded or terminated or otherwise amended or modified in any respect; (iii) the Purchaser shall not be in breach of any of the terms or conditions set forth in any of the Subscription Agreements or such other agreements, and no event shall have occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a breach, default or failure to satisfy any condition precedent set forth therein; (iv) no Subscriber or other party thereto shall have notified Purchaser of its intention to terminate all or any portion of any of the Subscription Agreements and/or such other agreements; and (v) any Purchaser Class A Common Shares or other securities of the Purchaser issued pursuant to and in accordance with the Subscription Agreements and/or such other agreements will be duly authorized and validly issued, and will be fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Delaware Law, the Purchaser’s organizational documents or any contract to which the Purchaser is a party or by which the Purchaser is bound.

(b) The Closing Payment Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision

Annex AA-6

of Delaware Law, the Purchaser’s organizational documents or any contract to which the Purchaser is a party or by which the Purchaser is bound.”

(b)    Amendment to Section 5.9(b) of the Agreement. Section 5.9(b) of the Agreement is hereby amended and restated in its entirety by replacing it with the following:

“(b) The Trust Agreement is valid and in full force and effect and is enforceable in accordance with its terms. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) (i) between the Purchaser and the Trustee that would cause the description of the Trust Agreement in the Purchaser SEC Reports to be inaccurate in any material respect or (ii) that would entitle any Person (other than Purchaser Common Stockholders who shall have elected to redeem their Purchaser Common Shares pursuant to the Purchaser’s organizational documents) to any portion of the proceeds in the Trust Account. The Purchaser has filed with the SEC true, correct and complete copies of the executed and delivered Trust Agreement. The Trust Agreement has not been amended or modified, and no such amendment or modification is contemplated by the Purchaser. As of the Original Agreement Date, no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a material default or breach under the Trust Agreement on the part of the Purchaser or the Trustee. Prior to the Closing, none of the funds held in the Trust Account may be released except (A) to pay income and franchise taxes from any interest income earned in the Trust Account or (B) to redeem Purchaser Common Shares in accordance with the provisions of the Purchaser’s organizational documents. There are no Actions pending or threatened in writing with respect to the Trust Account.”

(c) Addition of new Section 5.21 to the Agreement. Article V of the Agreement is hereby amended by inserting the following new Section 5.21 after Section 5.20:

“5.21 Warrant Holder Support Agreements. As of March 13, 2020, the Purchaser has entered into agreements with holders of 65.9% of the outstanding Public Warrants to vote in favor of the Warrant Amendments (each such agreement, a “Warrant Holder Support Agreement”). Each Warrant Holder Support Agreement (i) has been made available to Seller, and (ii) is valid and in full force and effect and is enforceable in accordance with its terms.”

5.      Amendments to Article VI of the Agreement.

(a)     Amendment to Section 6.1(b)(iii) of the Agreement. Section 6.1(b)(iii) of the Agreement is hereby amended by inserting the following immediately following “such securities”:

“, provided, that, notwithstanding anything herein to the contrary, (A) the Purchaser may, if legally permissible, amend the terms of the Purchaser Warrants and issue Purchaser Common Shares to the holders of such warrants in respect of the exchange thereof on the Closing Date, in each case, on the terms and conditions set forth in the Warrant Amendments, and (B) if the Purchaser consummates a PIPE Financing, the Purchaser shall, simultaneously with the Closing and pursuant to the Subscription Agreements, issue to the Subscribers the Purchaser Class A Common Shares or other securities required to be issued to the Subscribers, on the terms and conditions set forth in the Subscription Agreements;”.

(b)    Amendment to Section 6.1(b)(iv) of the Agreement. Section 6.1(b)(iv) of the Agreement is hereby amended by inserting the following immediately following “its securities”:

“, provided, that, notwithstanding anything herein to the contrary, (A) the Purchaser may, if legally permissible, amend the terms of the Purchaser Warrants and issue Purchaser Common Shares to the holders of such warrants in respect of the exchange thereof on the Closing Date, in each case, on the terms and conditions set forth in the Warrant Amendments, and (B) the Purchaser may acquire securities in connection with a PIPE Financing, if such acquisition is agreed to by the Seller in its sole discretion;”.

(c)     Amendment to Section 6.1(b)(v) of the Agreement. Section 6.1(b)(v) of the Agreement is hereby amended by inserting the following immediately following “in the aggregate”:

“, provided, that, notwithstanding anything herein to the contrary, the Purchaser may, if legally permissible, amend the terms of the Purchaser Warrants and make a payment in cash to the holders of such warrants (except

Annex AA-7

in respect of the Sponsor Private Placement Warrants) in respect of the exchange thereof on the Closing Date, in each case, on the terms and conditions set forth in the Warrant Amendments;”.

(d)    Amendment to Section 6.4 of the Agreement. Section 6.4 of the Agreement is hereby amended by deleting the next to last sentence thereof in its entirety.

(e)     Amendment to Section 6.8 of the Agreement. Section 6.8 of the Agreement is hereby amended and restated in its entirety by replacing it with the following:

“6.8      Sponsor Support Agreement Transactions.Pursuant to the Sponsor Support Agreement, the Sponsor shall be automatically deemed to have irrevocably assigned and transferred to Purchaser, in consideration for the Sponsor Deferred Shares, the Purchaser Common Shares at the times and in the amounts specified in the Sponsor Support Agreement.”

(f)     Amendment to Section 6.24 of the Agreement. Section 6.24 of the Agreement is hereby amended and restated in its entirety by replacing it with the following:

“6.24    Warrant Amendment. Purchaser shall use its commercially reasonable best efforts to obtain the vote or consent of the holders of at least 65% of the outstanding Purchaser Warrants that were initially issued to investors in the IPO (the “Purchaser Public Warrants”) to (a) amend that certain Warrant Agreement between Purchaser and Continental Stock Transfer & Trust Company, dated as of November 16, 2017 (as amended from time to time, the “Warrant Agreement”), to provide, among other things, that each outstanding Purchaser Public Warrant shall no longer be exercisable to purchase one-half share of a Purchaser Common Share for $5.75 per half-share (subject to adjustment as provided in the Warrant Agreement) and instead shall be converted solely into the right to receive (i) if, at the Closing, the aggregate gross Cash in the Trust Fund and the proceeds received by Purchaser under the Subscription Agreements equals at least $225,000,000, $1.00 in cash or (ii) if, at the Closing, the aggregate gross Cash in the Trust Fund and the proceeds received by Purchaser under the Subscription Agreements is less than $225,000,000, $0.50 in cash (one-half of which shall be paid on or before the Closing) and 0.055 of a Purchaser Common Share (the “Public Warrant Amendment”), and (b) to amend the Warrant Agreement to provide, among other things, that each outstanding Purchaser Warrant issued pursuant to that certain Warrants Purchase Agreement between Purchaser and Sponsor (the “Purchaser Private Placement Warrants”) shall no longer be exercisable to purchase one-half share of a Purchaser Common Share for $5.75 per half-share (subject to adjustment as provided in the Warrant Agreement) and instead shall be converted solely into the right to receive (i) if, at the Closing, the aggregate gross Cash in the Trust Fund and the proceeds received by Purchaser under the Subscription Agreements equals at least $225,000,000, $1.00 in cash or (ii) if, at the Closing, the aggregate gross Cash in the Trust Fund and the proceeds received by Purchaser under the Subscription Agreements is less than $225,000,000, $0.50 in cash (one-half of which shall be paid on or before the Closing) and 0.055 of a Purchaser Common Share (the “Private Warrant Amendment” and together with the Public Warrant Amendment, the “Warrant Amendments”). Purchaser shall enter into the Support Agreement which shall provide that notwithstanding the Warrant Amendments, 14,587,770 Purchaser Private Placement Warrants held by the Sponsor (the “Sponsor Private Placement Warrants”) shall waive any and all rights to receive cash consideration in exchange for such Sponsor Private Placement Warrants under the Private Warrant Amendment and shall instead solely receive 0.11 Purchaser Common Shares per Sponsor Private Placement Warrant. Purchaser shall offer the beneficial holders of the remainder of the outstanding Purchaser Private Placement Warrants (2,912,230) the option to exchange such Purchaser Private Placement Warrants for 0.11 Purchaser Common Shares per Purchaser Private Placement Warrant in lieu of the consideration set forth in the Private Warrant Amendment. In connection with the Warrant Amendments, the Purchaser shall, as promptly as practicable after the date of the First Amendment to this Agreement, use its commercially reasonable efforts to prepare and cause to be filed with the SEC a proxy statement in preliminary form seeking the approval of the holders of the Purchaser Public Warrants of the Warrant Amendments contemplated hereby, in accordance with and as required by the Purchaser’s organizational documents, the Warrant Agreement, applicable Law and any applicable rules and regulations of the SEC and the New York Stock Exchange and have such proxy statement declared effective by the SEC and mail such proxy statement to all holders of the Purchaser Public Warrants as soon as possible thereafter in order to hold a special meeting of the holders of the Purchaser Public Warrants to approve the Warrant Amendments as soon as possible thereafter. Subject to the express provisions of this Section 6.24, the covenants in Sections 6.5(b) and 6.5(c) of this Agreement shall apply mutatis mutandis to this Section 6.24.”

Annex AA-8

(g)    Addition of new Section 6.26 to the Agreement. Article VI of the Agreement is hereby amended by inserting the following new Section 6.26 after Section 6.25:

“6.26 PIPE Financing. The Purchaser may pursue a private financing pursuant to which (a) new investors would purchase Purchaser Class A Common Shares or other securities of the Purchaser and/or (b) current investors would retain any Purchaser Class A Common Shares already owned by them and/or acquire additional Purchaser Class A Common Shares in the market or in privately negotiated transactions (such new and current investors, the “Subscribers”); provided, that such financing shall otherwise be on terms acceptable to the Seller in its sole discretion (a “PIPE Financing”). Any subscription agreements with the Subscribers to effect the PIPE Financing shall be on terms reasonably acceptable to the Seller in its sole discretion (the “Subscription Agreements”).

6.      Amendments to Article VII of the Agreement.

(a)     Amendment to Section 7.2(i) of the Agreement. Section 7.2(i) of the Agreement is hereby amended and restated in its entirety by replacing it with the following:

“[Intentionally Omitted]”.

7.     Amendment to Section 8.5 of the Agreement. Section 8.5 of the Agreement is hereby amended by inserting the following new subsection (e) after subsection (d):

“(e)      Purchaser hereby agrees that in connection with the Special Tax Indemnity, Seller will assert itself as the primary obligor in respect of such indemnified PRC Tax obligations in all dealings with any relevant PRC Tax Authority (including any action to adjust or collect such assumed Tax liabilities).”

8. Amendment to Section 10.1(f) of the Agreement. Section 10.1(f) of the Agreement is hereby amended and restated in its entirety by replacing it with the following:

“(f)       by either the Purchaser or the Seller, at any time prior to the Closing, if the transactions contemplated herein are not consummated by May 20, 2020.”

9.     Amendment to Table of Contents of the Agreement. The Table of Contents to the Agreement shall automatically, without any further action of any party, be deemed amended to reflect conforming changes to the amendments to the Agreement provided for in this Amendment, including, without limitation, by (i) adding a reference to “Section 2.9 – Deferred Shares” on page -i- immediately after the reference to Section 2.8, (ii) deleting “Effect of Purchaser Stockholder Redemptions” on page -iii- and replacing it with “Sponsor Support Agreement Transactions”, (iii) deleting “Blue Impact Warrant Tender Offer” on page -iii- and replacing it with “Warrant Amendment”; (iv) deleting “Form of Redemption Side Letter” in the list of Exhibits and replacing it with “Form of Sponsor Support Agreement”, (v) adding “J –Waiver Agreement” in the list of Exhibits, and (vii) adding “K – Registration Rights Waiver Agreement” in the list of Exhibits.

10.    Amendments to Exhibits to the Agreement.

(a)     Amendment to Exhibit B to the Agreement. Exhibit B to the Agreement is hereby amended and restated in its entirety to be in the form attached hereto as Exhibit A.

(b)    New Exhibits. A new Exhibit J to the Agreement in the form attached hereto as Exhibit B-1 is hereby added to the Agreement, and a new Exhibit K to the Agreement in the form attached hereto as Exhibit B-2 is hereby added to the Agreement.

11.    Amendments to Schedules and Annexes of the Agreement.

(a)     Amendment to Schedule 5.5 of the Agreement. Schedule 5.5 to the Agreement is hereby amended and restated in its entirety to be in the form attached hereto as Exhibit C-1.

(b)    Amendment to Schedule 6.1(b) of the Agreement. Schedule 6.1(b) to the Agreement is hereby amended and restated in its entirety to be in the form attached hereto as Exhibit C-2.

(c)     Amendment to Annex A of the Agreement. Annex A of the Agreement is hereby amended and restated in its entirety to be in the form attached hereto as Exhibit D.

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12.        Effect on Agreement. Other than as specifically set forth herein, all other terms and provisions of the Agreement shall remain unaffected by the terms of this Amendment, and shall continue in full force and effect in accordance with their respective terms. Each reference in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment, and as hereinafter amended or restated.

13.        Counterparts. This Amendment may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

14.        Successors and Assigns. This Amendment shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns.

15.        Amendment. This Amendment may not be amended or modified except by an instrument in writing signed by, or on behalf of, all of the parties hereto.

16.        Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

17.        Entire Agreement. This Amendment, the Agreement and the Additional Agreements constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

18.        Effectiveness of this Amendment. Notwithstanding anything to the contrary contained herein, (a) this Amendment shall only become (and shall automatically become) effective and binding on the parties hereto upon the requisite approval of this Amendment by the board of directors of BlueFocus Intelligent Communications Group Co. Ltd., the indirect parent of Seller (such approval, the “BlueFocus Approval”), and (b) this Amendment shall automatically terminate and shall be deemed void ab initio and no party to this Amendment shall have any rights or obligations whatsoever under this Amendment upon any termination of the Agreement in accordance with its terms prior to the BlueFocus Approval. The Seller shall notify the Purchaser as promptly as practicable after the occurrence of the BlueFocus Approval thereby confirming the effectiveness of the Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

PURCHASER:
LEGACY ACQUISITION CORP.
By:	/s/ Edwin J. Rigaud
Name:	Edwin J. Rigaud
Title:	Chairman and Chief Executive Officer

SELLER:
BLUE VALOR LIMITED
By:	/s/ He Shen
Name:	He Shen
Title:	Authorized Signatory

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Exhibit A

EXHIBIT B

FORM OF SPONSOR SUPPORT AGREEMENT

Annex AA-12

Exhibit B-1

EXHIBIT J

FORM OF WAIVER AGREEMENT

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Exhibit B-2

EXHIBIT K

FORM OF REGISTRATION RIGHTS WAIVER AGREEMENT

Annex AA-14

ANNEX A

AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT

dated

December 2, 2019

by and between

Blue Valor Limited, a company incorporated in Hong Kong (the “Seller”)

and

Legacy Acquisition, Corp., a Delaware corporation (the “Purchaser”).

Annex A-i

Annex A-ii

Annex A-iii

SCHEDULES

I	—	Knowledge of the Seller
II	—	Earnout Provisions

EXHIBITS

A	—	Form of Investor Rights Agreement
B	—	Form of Redemption Side Letter
C	—	Form of Amended and Restated Bylaws
D-1	—	Form of Charter Amendment
D-2	—	Form of Amended and Restated Charter
E	—	Form of China Commercial Collaboration and Shared Services Agreement
F	—	Form of Purchaser Closing Statement
G	—	Assumed Borrowed Indebtedness and Deferred Acquisition Purchase Price Obligations
H	—	Purchaser CEO
I	—	Form of Amended and Restated Registration Rights Agreement
J	—	Form of Information and Confidentiality Agreement

ANNEX

A	—	Reorganization

Annex A-iv

AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT

This AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT (the “Agreement”), dated as of December 2, 2019 (the “Agreement Date”), by and between Blue Valor Limited, a company incorporated in Hong Kong (the “Seller”) and Legacy Acquisition, Corp., a Delaware corporation (the “Purchaser,” which, from and after the Closing, shall mean Blue Impact Inc.). The Seller and the Purchaser are sometimes referred to herein individually as a “party” and, collectively, as the “parties.”

W I T N E S E T H:

A.     Seller and Purchaser are parties to that certain Share Exchange Agreement dated as of August 23, 2019 (the “Original Agreement Date”) which was amended by that First Amendment to Share Exchange Agreement dated September 27, 2019 (collectively, the “Original Agreement)”;

B.      At all times from the Original Agreement Date until the Agreement Date, the Original Agreement was in full force and effect, and the parties desire to confirm that except to the extent modified in this Agreement, all rights and obligations of the parties in the Original Agreement remain in full force and effect as continuing obligations from and after the Original Agreement Date;

C.     The parties desire to amend and restate the Original Agreement in its entirety as set forth in this Agreement;

D.     Prior to the Closing, the Seller and its Affiliates intend to effect a series of transactions, resulting in the structure described on Annex A, pursuant to which the Seller will form a wholly owned holding company (the “Company”) and will contribute various Subsidiaries to the Company (such series of transactions, the “Reorganization”);

E.      At the Closing, the Seller will transfer to the Purchaser 100% of the issued and outstanding shares in or of the Company, and, except as set forth in Schedule 4.5, the Company will own, directly or indirectly, 100% of the issued and outstanding membership interests, shares of capital stock and/or other equity interests of: (i) Vision 7 International Inc., a Canadian company (“V7”); (ii) We Are Very Social Limited, a limited company domiciled and incorporated in England and Wales (“WAS”); (iii) Indigo Social, LLC, a Delaware limited liability company (“Indigo”); (iv) Metta Communications Limited, a private company limited by shares registered in Hong Kong (“Metta”); (v) MadHouse Inc., a Cayman Islands exempted company (“Madhouse”) (subject to the Purchaser’s payment at the Closing for a minority interest in Madhouse as provided herein); and (vi) Fuse Project, LLC, a Delaware limited liability company (“Fuse”) (V7, WAS, Indigo, Metta, Madhouse, Fuse, and their respective Subsidiaries, collectively, the “Company Subsidiaries” and, together with the Company, the “Group Companies”). Unless otherwise noted or context requires otherwise references to the Group Companies includes their Subsidiaries (if any);

F.      The Purchaser is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

G.     The Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, all of the issued and outstanding shares in the Company in exchange for the Closing Payment Shares, and, if earned pursuant to the terms hereof, the Earnout Payment, in each case subject to the terms and conditions set forth herein (“Share Purchase”);

H.     The board of directors of the Seller has approved this Agreement and the transactions contemplated hereby;

I.       The board of directors of the Purchaser (the “Purchaser Board”) has (i) approved and declared advisable this Agreement and the transactions contemplated hereby and (ii) resolved to recommend approval of this Agreement by the Purchaser Common Stockholders;

J.       The Purchaser and Legacy Acquisition Sponsor I LLC are parties to that certain Registration Rights Agreement, dated as of November 16, 2017. At the Closing, the Seller, the Purchaser and Legacy Acquisition Sponsor I LLC are entering into an Amended and Restated Registration Rights Agreement, the form of which is attached as Exhibit I hereto (the “Amended and Restated Registration Rights Agreement”), with respect to certain registration rights granted by the Purchaser;

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K.     At the Closing, the Seller, the Purchaser, Legacy Acquisition Sponsor I LLC and the other parties identified therein are entering into an Investor Rights Agreement, the form of which is attached as Exhibit A hereto (the “Investor Rights Agreement”), with respect to certain lock-up arrangements in respect of the Seller and others, and certain voting arrangements relating to the Purchaser;

L.      Simultaneously with the execution of this Agreement, the Purchaser, Legacy Acquisition Sponsor I LLC and the Seller are entering into a letter agreement, the form of which is attached as Exhibit B hereto (the “Redemption Side Letter”), with respect to the treatment of the Purchaser’s Class F common stock as provided in Section 6.8;

M.     Certain capitalized terms used herein are defined in Article I hereof.

In consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby the parties accordingly agree that the Original Agreement shall be amended and restated and superseded and replaced in its entirety by this Agreement and the parties further agree as follows:

Article I
DEFINITIONS

The following terms, as used herein, have the following meanings:

1.1    “Action” means any legal action, suit, claim, investigation (other than internal investigations), hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise, brought by or before any government Authority or arbitrator.

1.2    “Additional Agreements” means the China Commercial Collaboration and Shared Services Agreement, the Amended and Restated Registration Rights Agreement, the Investor Rights Agreement, and the Redemption Side Letter.

1.3    “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person, provided that for purposes of this Agreement, the Group Companies shall not be considered Affiliates of the Purchaser or the Purchaser’s Affiliates unless and except to the extent expressly provided herein.

1.4    “Amended and Restated Bylaws” means the amended and restated bylaws of the Purchaser, the form of which is attached as Exhibit C hereto, to amend certain other provisions of the Existing Bylaws that will no longer be relevant upon consummation of the transactions contemplated by this Agreement.

1.5    “Amended and Restated Charter” means the amended and restated certificate of incorporation of the Purchaser, the form of which is attached as Exhibit D-2 hereto, to change the name of the Purchaser to Blue Impact Inc. and to amend certain other provisions of the Existing Charter (as amended by the Charter Amendment), that will no longer be relevant upon consummation of the transactions contemplated by this Agreement.

1.6    “Antitrust Law” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all non-U.S. Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the transactions contemplated by this Agreement, in any country or jurisdiction applicable to the parties or the Group Companies.

1.7    “Assumed Borrowed Indebtedness” means the Borrowed Indebtedness of the Group Companies set forth on Exhibit G hereto (as amended, if and as applicable pursuant to Section 2.8 (Post-Closing Purchase Price Adjustment)), and any other Borrowed Indebtedness incurred by the Group Companies prior to Closing, that the Purchaser will assume or that will remain with the Group Companies post-Closing.

1.8    “Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, federal, state, or local.

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1.9    “Borrowed Indebtedness” means, without duplication, the sum of (i) Indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees) and (ii) obligations evidenced by notes, bonds, debentures or similar instruments.

1.10    “Beneficially Owned” shall have the meaning given to such term in the Investor Rights Agreement.

1.11    “Business” means, with respect to each Group Company, the principal business activity of such Group Company in the geographical area in which it operates as such business is currently being conducted.

1.12    “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in Hong Kong, London, New York, Toronto or the PRC are authorized to close for business.

1.13    “Cash” means, with respect to any Person, at any particular time, (a) the sum of the fair market value of all unrestricted cash, cash equivalents and marketable securities (including petty cash) of such Person, minus (b) the aggregate amount of outstanding checks (to the extent an amount corresponding to each such check has been released from accounts payable) issued by such Person, and any overdraft and charges, if any, with respect thereto, in each case, as recorded in the books and records of such Person in accordance with U.S. GAAP. Cash includes checks, other wire transfers, deposits in transit and drafts deposited or available for deposit for the account of such Person (to the extent amount corresponding to each such item has been released from accounts receivable).

1.14    “Charter Amendment” means the certificate of amendment of certificate of incorporation of the Purchaser, the form of which is attached as Exhibit D-1 hereto, to declassify the Purchaser Board and to amend certain other provisions of the Existing Charter.

1.15    “China” or “PRC” means the People’s Republic of China, excluding for the purposes of this Agreement Hong Kong, the Macao Special Administrative Region and Taiwan.

1.16    “China Commercial Collaboration and Shared Services Agreement” means the agreement, the form of which is attached as Exhibit E hereto, to be entered into on or before the Closing between Madhouse and BlueFocus Intelligent Communications Group, Ltd. with respect to certain matters pertaining to Madhouse’s future operations in China.

1.17    “Closing Payment Shares” means 30,000,000 Purchaser Class A Common Shares which shall be issued to the Seller on the Closing Date, in accordance with Section 2.1.

1.18    “Code” means the Internal Revenue Code of 1986, as amended.

1.19    “Company Disclosure Schedule” means the Company Disclosure Schedule dated as of the Original Agreement Date and delivered to the Purchaser at the time of execution hereof, which shall be deemed for all purposes to be part of the representations and warranties made hereunder.

1.20    “Company Group Intellectual Property Rights” means any Intellectual Property Rights that are owned by or exclusively licensed to the Group Companies.

1.21    “Company Group Material Adverse Effect” means (a) any event, occurrence, fact, condition, change or effect that has had, individually or in the aggregate, a material adverse effect upon the assets, Liabilities, results of operations or condition (financial or otherwise), of the Group Companies, Taken as a Whole, whether or not arising from transactions in the ordinary course of business, (b) any event, occurrence, fact, condition, change or effect that has had, individually or in the aggregate, a material adverse effect upon the ability of the Company to consummate the transactions contemplated by this Agreement or the Additional Agreements to which it is party or bound or to perform its obligations hereunder or thereunder, whether or not arising from transactions in the ordinary course of business, (c) any PRC governmental Authority takes any action following the Original Agreement Date (provided that such action, or the intent to take such action, has not been previously disclosed by any PRC governmental Authority) that results in material restrictions on the ability of businesses in the PRC to engage in commercial activities outside of the PRC with or involving the products, websites or mobile applications of Alphabet Inc. or Facebook, Inc. which does, or would reasonably be expected to, materially and adversely affect the results of PRC operations of the Group Companies, (d) the Purchaser CEO resigns or has been terminated by and is no longer employed by the Seller or the Company Group or is Incapacitated, or (e) Holly Zheng resigns or has been terminated by and is no longer employed by the Seller or the Company Group or any of their Affiliates or is Incapacitated; provided, however, that except in the case of (c) above, “Company Group Material Adverse Effect” shall not include any event, occurrence, fact,

Annex A-3

condition, change or effect, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions anywhere in the world, or conditions in the global economy generally; (ii) conditions generally affecting the industries in which the Group Companies operate; (iii) any changes in financial, banking or securities markets in general, anywhere in the world, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates or any change in exchange rates for the currencies of any country; (iv) geopolitical conditions, acts of war (whether or not declared), armed hostilities, military actions or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement (including the Reorganization and any and all actions taken in connection therewith as provided in this Agreement) or any of the Additional Agreements or any action taken (or omitted to be taken) with the written consent of or at the written request of the Purchaser; (vi) any changes in applicable Laws or accounting rules (including U.S. GAAP or other applicable accounting standards) or the enforcement, implementation or interpretation thereof; (vii) the announcement, pendency or completion of the transactions contemplated by this Agreement (including the Reorganization and any and all actions taken in connection therewith as provided in this Agreement) and the Additional Agreements, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Company Subsidiaries; (viii) any natural or man-made disaster or acts of God anywhere in the world; or (ix) any failure by the Group Companies to meet any internal or published projections, forecasts or revenue or earnings predictions; provided, however, with respect to each of clauses (i) through (iv), (vi) and (viii), any event, occurrence, fact, condition, change, development or effect referred to above shall be taken into account in determining whether a Company Group Material Adverse Effect has occurred to the extent that such event, occurrence, fact, condition, change, development or effect has a materially disproportionate effect on the Group Companies, Taken as a Whole, compared to other participants in the industries or markets in which any of the relevant Company Subsidiaries primarily conduct their business; provided, further, that a Company Group Material Adverse Effect (as defined in this Section 1.21) that occurs with respect to Madhouse on a stand-alone basis will be deemed to be a Company Group Material Adverse Effect.

1.22    “Company Group Owned Intellectual Property Rights” means any Intellectual Property Rights that are owned by the Group Companies.

1.23    “Company Group Registered Intellectual Property Rights” means all of the Registered Intellectual Property Rights owned by the Group Companies, but excluding any items that have been abandoned, cancelled, expired, withdrawn, or finally refused.

1.24    “Company Ordinary Shares” means the ordinary shares in the share capital of the Company.

1.25    “Contract” means any legally binding written contract, subcontract, instrument, warranty, option, note, bond, mortgage, indenture, lease, license, sublicense, sales or purchase order or other legally binding obligation, commitment, agreement, arrangement or understanding, in each case as amended and supplemented from time to time.

1.26    “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

1.27    “Data Protection Laws” means all applicable data protection, data privacy, data security, and international data transfer Laws and regulations in the United States of America, Canada, China, the United Kingdom, and any other jurisdiction in which the Group Companies operate.

1.28    “Deferred Acquisition Purchase Price Obligations” means the acquisition related earnout and deferred payment obligations of the Group Companies set forth on Exhibit G hereto (as amended, if and as applicable pursuant

Annex A-4

to Section 2.8 (Post-Closing Purchase Price Adjustment)), and any other acquisition related earnout and deferred payment obligations incurred by the Group Companies prior to Closing, that the Purchaser will assume or that will remain with the Group Companies post-Closing.

1.29    “Deferred Underwriting Amount” means the portion of the underwriting discounts and commissions held in the Trust Account, which the underwriters of the IPO are entitled to receive upon the Closing in accordance with the Trust Agreement.

1.30    “DGCL” means the Delaware General Corporation Law.

1.31    “Dispute Resolution Notice Date” means the date that the Purchaser or the Seller receives notice from the other party that such other party has elected to resolve a dispute pursuant to Section 3.3 using the Dispute Resolution Procedure.

1.32    “Dispute Resolution Procedure” means the dispute resolution procedure set forth in Section 3.3.

1.33    “Disqualification Event” means any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

1.34    “DOJ” means the United States Department of Justice or any successor thereto.

1.35    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.36    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.37    “Existing Bylaws” means the amended and restated bylaws of the Purchaser, as amended, as in effect as of the Original Agreement Date and the Agreement Date, as amended or supplemented from time to time.

1.38    “Existing Charter” means the amended and restated certificate of incorporation of the Purchaser, as amended, as in effect as of the Agreement Date, as amended or supplemented from time to time.

1.39    “Fraud Claim” means any claim, to the extent based on fraud or on an action constituting a material breach of this Agreement taken intentionally by the Seller with the actual knowledge that such action was a breach of this Agreement, including the making of a false representation by the Seller hereunder with the actual knowledge that such representation was false, with the intention by the Seller to induce reliance on such action and upon which the Purchaser did in fact rely, resulting in actual Losses.

1.40    “Founder Investors’ Representative” shall have the meaning given to such term in the Investor Rights Agreement.

1.41    “FTC” means the United States Federal Trade Commission or any successor thereto.

1.42    “Government Officials” means, collectively, any official, officer or employee of an Authority, any Person acting for or on behalf of any Authority, any political party or official thereof and any candidate for political office.

1.43    “Hong Kong” means the Hong Kong Special Administrative Region.

1.44    “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder.

1.45    “Improper Payment Laws” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78 dd-1, et seq.), the United Kingdom Bribery Act 2010, the Canada Corruption of Foreign Public Officials Act, the Criminal Code of Canada, and any legislation applicable to the Business implementing the Organization for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

1.46    “Incapacitated” means with respect to any individual, (a) such individual’s death or total physical disability, (b) an order is made by any competent court or medical official on the grounds that such individual is unable to perform, with or without reasonable accommodation, by reason of physical or mental incapacity, the essential functions of his or her position for ninety (90) or more days in any one hundred twenty (120) day period.

1.47    “Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment

Annex A-5

and other fees); (b) all obligations of such Person evidenced by bonds, debentures, notes or other debt securities; (c) all obligations of such Person evidencing amounts drawn on letters of credit or banker’s acceptances or similar items; (d) all obligations of such Person related to the deferred purchase price of property or services (including any seller notes or earn out obligations) other than those trade payables incurred in the ordinary course of business; (e) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP; (f) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person; (g) all obligations of such Person arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; and (h) all Indebtedness of others secured by any Lien, other than a Permitted Lien, on the assets of such Person.

1.48    “Indemnifying Party” means the Seller.

1.49    “Independent” means a person who shall qualify as a director of the Purchaser Board independent from the Purchaser, the Seller, and the Investors (as such term is defined in the Investor Rights Agreement)(a) as such term is used in (i) Section 303A.02 (or any successor rule) of the New York Stock Exchange Listed Company Manual, and (ii) Rule 10A-3 (dealing with audit committee independence requirements) and (b) in accordance with and for the purposes of the laws of the State of Delaware, including guidance or requirements regarding such qualification provided by the courts of the State of Delaware, as determined in good faith after consultation with outside counsel, and determined, as applicable, as of (i) the time of the nomination of such director pursuant to Section 6.2 of the Investor Rights Agreement and (ii) the time of any vote, decision or recommendation made by such director as a member of an Independent Director Committee (or, in the case of Rule 10A-3, at the times required thereby).

1.50    “Independent Director Committee” means a committee of the Purchaser Board comprised solely of three directors who are Independent initially nominated in accordance with the Investor Rights Agreement.

1.51    “Independent Expert” means a mutually acceptable independent (i.e., no prior material business relationship with any party for the prior three (3) years) accounting firm recognized internationally (which appointment will be made no later than ten (10) days after the Dispute Resolution Notice Date); provided, that if the Independent Expert does not accept its appointment or if the Purchaser and the Seller cannot agree on the Independent Expert, in either case within twenty (20) days after the Dispute Resolution Notice Date, either the Purchaser or the Seller may require, by written notice to the other, that the Independent Expert be selected by the New York City Regional Office of the American Arbitration Association in accordance with the procedures of the American Arbitration Association. The parties agree that the Independent Expert will be deemed to be independent even though a party or its Affiliates may, in the future, designate the Independent Expert to resolve disputes of the types covered by Section 3.3.

1.52    “Intellectual Property Rights” means all intellectual property and proprietary rights arising in any jurisdiction worldwide, including the rights associated with the following: (i) all inventions, and all improvements thereto, and all patents and patent applications, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof (“Patents”); (ii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world (“Copyrights”); (iii) all trademarks, service marks, trade dress rights and similar designation of origin and rights therein, together with all goodwill associated therewith, and all applications, registrations and renewals in connection therewith (“Marks”); (iv) all know-how, trade secrets and confidential information (“Trade Secrets”); (v) all data collections and databases and documentation related thereto; (vi) all rights in domain names, web sites, uniform resource locators, social media addresses and handles, and other locators associated with the Internet (“Domain Names”); (vii) registered designs and design rights (“Designs”); (viii) Software; (ix) any other material intellectual property or similar, corresponding or equivalent rights to any of the foregoing anywhere in the world; and (x) the right to sue for past and present infringement of any of the foregoing.

1.53    “IPO” means the initial public offering of the Purchaser pursuant to a prospectus dated November 16, 2017.

1.54    “IRS” means the United States Internal Revenue Service or any successor thereto.

1.55    “Knowledge of the Seller” means, with respect to any matter in question, the actual knowledge of the Persons set forth on Schedule I, in each case, after reasonable inquiry.

1.56    “Law” means any domestic or foreign, federal, state, municipality or local law, constitution, statute, ordinance, principle of common law, code, act, treaty or order of general applicability of any applicable Authority, including rules and regulations promulgated thereunder.

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1.57    “Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due), including Tax Liabilities due or to become due.

1.58    “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any Contract to give any of the foregoing.

1.59    “Madhouse Purchase Price” means any remaining payments necessary for the Seller to own, directly or indirectly, 100% of the equity of Madhouse, including (a) any outstanding installment payment due to First East Sun Millennium Inc. (the “Madhouse Founder Company”) with respect to the Seller’s 81.91% ownership of Madhouse as of the Original Agreement Date and (b) any additional payments to the Madhouse Founder Company necessary to purchase the remaining 18.09% of Madhouse from the Madhouse Founder Company, in each case as agreed by BlueFocus Intelligent Communications Group, Ltd., the Seller, the Madhouse Founder Company and certain other parties (the “Madhouse Settlement Parties”), pursuant to a written agreement between the Madhouse Settlement Parties to be agreed, negotiated and delivered by the Seller at Closing (the “Madhouse Settlement Letter”).

1.60    “Madhouse Purchase Price Target” means US$90,000,000.

1.61    “Minimum Company Cash” means Company Cash as of the Closing Date is an amount necessary to meet the net working capital requirements of the Company from the Closing Date through the last day of the month immediately following the Closing Date (for example, if the Closing occurs on December 15, 2019, the relevant date would be January 31, 2020); provided that such amount shall not be less than US$10,000,000.

1.62    “NYSE Independent” means a person who shall qualify as a director of the Purchaser Board independent from the Purchaser, the Seller and the Investors (as such term is defined in the Investor Rights Agreement) as such term is used in Section 303A.02 (or any successor rule) of the New York Stock Exchange Listed Company Manual, determined, as applicable, as of (a) the time of the nomination of such director pursuant to Section 6.2 of the Investor Rights Agreement and (b) the time of any vote, decision or recommendation made by such director as a member of the Purchaser Board.

1.63    “Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

1.64    “Original Charter” means the amended and restated certificate of incorporation of the Purchaser, as in effect as of the Original Agreement Date.

1.65    “Per Share Adjustment Amount” means an amount equal to US$10.00.

1.66    “Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance that have been made available to the Purchaser; (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Group Companies so encumbered, either individually or in the aggregate, and (C) not resulting from a breach, default or violation by the Group Companies of any Contract or Law; (iii) liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established on the Group Company financial statements in accordance with U.S. GAAP); (iv) licenses granted under Intellectual Property Rights; and (v) any Liens set forth on Schedule 1.66.

1.67    “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

1.68    “Personal Data” means all data relating to one or more individual(s) that is personally identifying (i.e., data that identifies an individual or, in combination with any other information or data available to the Company, is capable of identifying an individual) or non-personally identifying, including, without limitation, aggregate or de-identified data and data collected automatically, including data collected through a mobile or other electronic device.

1.69    “Post-Closing Tax Period” means any taxable period or portion thereof beginning after the Closing Date.

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1.70    “PRC Indirect Transfer Rules” means any tax notice issued by the PRC State Administration of Taxation in respect of offshore indirect transfers of any PRC taxable interest, including without limitation, the notice titled the “State Administration of Taxation’s Bulletin on Several Issues of Enterprise Income Tax on Income Arising from Indirect Transfers of Property by Non-resident Enterprises” (State Administration of Taxation Bulletin [2015] No. 7) and the Announcement with respect to Certain Matters in relation to the Withholding Income Tax of a Non-resident Enterprise issued by the State Administration of Taxation (State Administration of Taxation Bulletin [2017] No. 37), as may be amended or supplemented from time to time, including any similar or replacement regulations and including any other applicable regulations in the PRC.

1.71    “Pre-Closing Tax Period” means any taxable period or portion thereof ending on or before the end of the Closing Date.

1.72    “Purchaser Class A Common Shares” means shares of the Class A common stock of the Purchaser, par value US$0.0001 per share, which, from and after the Closing shall be common stock and all references herein to Class A Common Shares with respect to any time after the Closing shall mean Common Stock.

1.73    “Purchaser Class F Common Shares” means shares of the Class F common stock of the Purchaser, par value US$0.0001 per share.

1.74    “Purchaser CEO” means the individual named in Exhibit H, who was, as of the Original Agreement date, and is, as of the Agreement Date, the chief executive officer of V7 and who, as agreed by the parties, shall be the chief executive officer of the Purchaser from and after the Closing.

1.75    “Purchaser Common Shares” means shares of the common stock of the Purchaser, par value US$0.0001 per share which includes Purchaser Class A Common Shares.

1.76    “Purchaser Common Stockholders” means the holders of the Purchaser Common Shares.

1.77    “Purchaser Disclosure Schedule” means the Purchaser Disclosure Schedule dated as of the Original Agreement Date and delivered to the Seller at the time of execution thereof, which shall be deemed for all purposes to be part of the representations and warranties made hereunder.

1.78    “Purchaser Material Adverse Effect” means any event occurrence, fact, condition, change or effect that has had, individually or in the aggregate, a material adverse effect upon (a) the assets, Liabilities, results of operations or condition (financial or otherwise) of the Purchaser, taken as a whole, whether or not arising from transactions in the ordinary course of business, or (b) the ability of the Purchaser to consummate the transactions contemplated by this Agreement or the Additional Agreements to which it is party or bound or to perform its obligations hereunder or thereunder, whether or not arising from transactions in the ordinary course of business; provided, however, that solely for purposes of clause (a), “Purchaser Material Adverse Effect” shall not include any event, occurrence, fact, condition, change or effect, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions in the United States, or conditions in the global economy generally; (ii) conditions generally affecting the industries in which the Purchaser operates; (iii) any changes in financial, banking or securities markets in general in the United States, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any of the Additional Agreements or any action taken (or omitted to be taken) with the written consent of or at the written request of the Seller; (vi) any changes in applicable Laws or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof; (vii) the announcement, pendency or completion of the transactions contemplated by this Agreement and the Additional Agreements, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Seller; or (viii) any natural or man-made disaster or acts of God; provided, however, with respect to each of clauses (i) through (iii), (vi) and (viii), any event, occurrence, fact, condition, change, development or effect referred to above shall be taken into account in determining whether a Purchaser Material Adverse Effect has occurred to the extent that such event, occurrence, fact, condition, change, development or effect has a materially disproportionate effect on the Purchaser, compared to other participants in the industries or markets in which the Purchaser operates.

1.79    “Purchaser Required Vote” means (i) the approval of this Agreement and the transactions contemplated hereby, the issuance of more than 20% of the issued and outstanding Purchaser Class A Common Shares to the Seller for purposes of complying with applicable provisions of Section 312.03 of the NYSE Listed Company Manual and

Annex A-8

an equity incentive plan for employees of the Purchaser and its Subsidiaries, by the affirmative vote of a majority of the votes cast by the holders of the Purchaser Class A Common Shares and Purchaser Class F Common Shares present in person or represented by proxy at the Purchaser Stockholder Meeting and entitled to vote thereon, voting together as a single class, (ii) the approval of the Charter Amendment by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding Purchaser Class A Common Shares and Purchaser Class F Common Shares entitled to vote thereon, voting as a single class, (iii) the approval of the Amended and Restated Charter by the affirmative vote (in person or by proxy) of the holders of (a) a majority of the outstanding Purchaser Class A Common Shares and Purchaser Class F Common Shares entitled to vote thereon, voting as a single class, (b) a majority of the outstanding Purchaser Class A Common Shares entitled to vote thereon, voting separately as a single class and (c) a majority of the outstanding Purchaser Class F Common Shares entitled to vote thereon, voting separately as a single class, as applicable, and (iv) the approval of the election of directors to the Purchaser’s Board in accordance with the provisions of this Agreement and the Investor Rights Agreement by a plurality of the votes cast by the holders of the Purchaser Class A Common Shares and Purchaser Class F Common Shares present in person or represented by proxy at the Purchaser Stockholder Meeting and entitled to vote thereon, voting together as a single class.

1.80    “Purchaser Unit” means a unit of the Purchaser comprised of one Purchaser Class A Common Share and one Purchaser Warrant.

1.81    “Purchaser Warrant” means a redeemable warrant to purchase one-half of one Purchaser Class A Common Share.

1.82    “Registered Intellectual Property Rights” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including intent-to-use applications, or other registrations or applications related to Marks); (iii) registered Copyrights and applications for Copyright registration; (iv) registered Domain Names; and (v) registered Designs.

1.83    “Related Party” means (a) each individual who is, or who has at any time been, an officer or director of the Seller or any of its Affiliates (including, without limitation, any Group Company), (b) each member of the immediate family of each of the individuals referred to in clause (a) above and (c) any trust or other entity in which any one of the individuals referred to in clauses (a) and (b) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary, equity or other financial interest and Controls such trust or entity.

1.84    “Reorganization Tax Indemnity” means any income and surcharge Taxes actually paid after the Closing by any Group Company, other than Madhouse, resulting solely from actions taken by the Seller or the Group Companies between the Original Agreement Date and the Closing relating to the Reorganization.

1.85    “Rule 10A-3” means Rule 10A-3 under the Exchange Act (including any successor thereto).

1.86    “Sanctioned Person” means a Person that has become the subject of or subject to any Sanctions, whether by designation or by operation of a Sanctions Law or Order, on the basis of a designation of a sector, owner or controlling party or for any other reason that under the applicable Sanctions makes that Person a subject of or subject to such Sanctions.

1.87    “Sanctions” means export control laws or sanctions administered by the United States, European Union or the United Nations Security Council, including any financial or economic sanctions and the Specially Designated Nationals and Blocked Persons List administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”).

1.88    “Sanctions Laws” means all U.S. and non-U.S. Laws relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by OFAC or the U.S. Department of State) or the United Nations Security Council.

1.89    “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

1.90    “SEC” means the Securities and Exchange Commission.

1.91    “Securities Act” means the Securities Act of 1933, as amended.

Annex A-9

1.92    “Software” means any and all computer software and code, whether in source code, object code, or executable code format, including systems software, application software (including mobile apps), firmware, middleware, libraries and databases.

1.93    “Special Tax Indemnity” means any additional PRC income and surcharge Taxes actually paid by Madhouse to the PRC Tax Authorities resulting solely from Madhouse’s pre-Closing operations (including in connection with the reorganization of Madhouse as contemplated by Annex A) to the extent the number of, and the value of, the Purchased Shares shall not have been specifically reflected in any post-Closing adjustment pursuant to Section 2.8 hereof (and reflected in a separate acknowledgement executed by the Purchaser and the Seller) with respect to such Liability.

1.94    “Straddle Period” means any taxable period beginning on or before the Closing Date and ending after the Closing Date.

1.95    “Subsidiary” or “Subsidiaries” means with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity that is consolidated with such Person under applicable accounting rules.

1.96    “Taken as a Whole” when used in connection with the Group Companies means (a) all of the Group Companies, other than Madhouse, taken together as a single unit without regard to any one or more Group Companies, such that the separate existence of each Group Company (other than Madhouse) shall be disregarded, and (b) Madhouse and each of its direct and indirect subsidiaries, taken together as a single unit without regard to any one or more of Madhouse or any of its subsidiaries, such that the separate existence of Madhouse and each of its subsidiaries shall be disregarded.

1.97    “Target Company Net Debt” means an amount equal to US$40,000,000.

1.98    “Target Deferred Acquisition Purchase Price Obligations” means an amount equal to US$48,000,000.

1.99    “Tax” means (i) any and all federal, provincial, state or local, foreign and other income, revenue, alternative or add-on minimum, franchise, profits, gross receipts, capital, capital gains, transfer, sales, use, goods and services, value added, occupation, real and personal property (tangible and intangible), unclaimed property, excise, severance, windfall profits, stamp, license, payroll, ad valorem, turnover, withholding, and other taxes, including government pension plan contributions or premiums, employment/unemployment insurance contributions or premiums, health taxes, workers’ compensation premiums and custom duties, assessments, charges, duties, fees, levies or other similar amounts, whether disputed or not, (including any costs associated with a claim, audit, proceeding or investigation with regard to any of the foregoing), whether computed on a separate or combined, unitary or consolidated basis or in any other manner, and all estimated taxes, together with any interest, penalties and other additions to tax imposed by any Authority of any jurisdiction, (ii) any liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary, aggregate or similar group for any taxable period, (iii) any liability for the payment of any amounts as a result of being a party to any tax sharing, allocation, or similar agreements or arrangements (whether or not written), and (iv) any liability for the payment of any amounts of the type described in clause (i), (ii) or (iii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any Contract.

1.100    “Tax Act” means the Income Tax Act, R.S.C. 1985, c. 1 (5th Supplement).

1.101    “Tax Contest” means any audit, assessment, proposed adjustment, deficiency, action, suit, court or administrative proceeding, investigation or other dispute or similar claim with respect to any Tax matter that affects the Seller, the Purchaser, the Group Companies or any of their Subsidiaries, as the case may be.

Annex A-10

1.102    “Tax Return” means all United States federal, state, local and non-United States returns (including estimated returns), declaration, schedule, notification, form, notices, elections, estimates, information statements and reports (including amendments thereto) filed or required to be filed with a governmental Authority relating to the determination, assessment, or collection of Taxes or the administration of any laws, regulations, or administration requirements relating to any and all Taxes.

1.103    “Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

1.104    “Third Party Claim” means an Action brought by any third party (including any Authority).

1.105    “Transaction Expenses” means all fees and expenses of any of the Purchaser, the Seller, or any of the Group Companies in connection with the negotiation or consummation of the transactions contemplated by this Agreement, including any amounts payable to professionals (including investment bankers, brokers, finders, attorneys, accountants and other consultants and advisors) retained by or on behalf of the Purchaser, the Seller, or any of the Group Companies, including any Taxes imposed in connection with such fees or expenses. For the avoidance of doubt, “Transaction Expenses” shall include fees, expenses, taxes or other costs associated with or arising from the Reorganization other than Taxes incurred in connection therewith. All such Transaction Expenses shall be paid against invoice or other proof of payment or proof of amount due.

1.106    “U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

Further Definitions.    As used in this Agreement, the following terms shall have the meanings set forth in the Sections indicated for each:

Term	Section
Accounting Referee	2.8(c)
Additional Purchaser SEC Documents	5.12(a)
Agreement	Preamble
Agreement Date	Preamble
Alternative Proposal	6.1(d)
Alternative Transaction	6.1(d)
Arbitrators	9.1(d)
Balance Sheet	4.7(a)
Blue Impact Warrant Tender Offer	6.24(a)
Cap	8.4(a)(ii)
CEO Certificate	6.22(b)
CFO	3.2
Claim	8.3(a)
Claim Amount	8.5(a)
Claim Notice	8.5(a)
Closing	2.4
Closing Date	2.4
Closing Date Adjustment	2.8(a)
Closing Filing	11.4(b)
Closing Press Release	11.4(b)
Collective Bargaining Agreement	4.16(a)
Company	Recitals
Company Cash	2.8(a)
Company Group Employee Plans	4.15(a)
Company Group IP Contracts	4.14(c)
Company Lease	4.9(a)
Company Leased Real Property	4.9(a)
Company Net Debt	2.8(a)

Annex A-11

Term	Section
Company Subsidiaries	Recitals
Company Tangible Assets	4.9(b)
Deductible	8.4(a)(i)
Earnout Payment	3.1
Earnout Payment Shares	3.1
Earnout Period	3.4(a)
Earnout Provisions	3.1
Earnout Statement	3.2
Enforceability Limitations	4.2
Extension	6.22(a)
Extension Contribution	6.22(b)
Extension Stockholders Meeting	6.22(a)
Extension Trust Amendment	6.22(a)
Final Closing Statement	2.8(c)
Final Resolution	8.5(a)
Fuse	Recitals
General Survival Period	8.2
Governmental Approval	4.3
Group Companies	Recitals
Historical Financial Statements	6.4
Indemnified Party	8.1
Indigo	Recitals
Investor Rights Agreement	Recitals
Key Personnel	6.9
Letter Agreement	6.16
Losses	8.1
Madhouse	Recitals
Material Contracts	4.11(a)
Metta	Recitals
Objection	2.8(b)
Original Agreement Date	Preamble
Original Charter Amendment	6.22(a)
Outside Extended Date	6.22(a)
Permits	4.12
Prospectus	11.14
Proxy Documents	6.5(a)
Proxy Statement	6.5(a)
Purchased Shares	2.1
Purchaser	Preamble
Purchaser Board	Recitals
Purchaser Closing Statement	2.8(a)
Purchaser Financial Statements	5.12(b)
Purchaser Required Vote	5.11
Purchaser SEC Documents	5.12(a)
Purchaser Stockholder Meeting	6.5(a)
Purchaser Stockholder Redemption	6.5(a)
Redemption Side Letter	Recitals
Reorganization	Recitals
Representatives	3.2
Required Approval Matters	6.5(a)
Resolution Period	2.8(b)
Annex A-12

Term	Section
Resolved Matters	2.8(b)
Review Period	2.8(b)
Section 16	6.11
Seller	Preamble
Seller Tax Items	6.15(c)
Seller Loan	6.22(b)
Share Purchase	Recitals
Signing Filing	11.4(b)
Signing Press Release	11.4(b)
Tax Benefit	8.4(b)
Third Party Claim Notice	8.5(b)
Transfer Taxes	6.15(g)
Trust Account	5.9(a)
Trust Account Shortfall	6.7(a)
Trust Agreement	5.9(a)
Trust Fund	5.9(a)
Trustee	5.9(a)
Unresolved Matters	2.8(c)
V7	Recitals
WARN Act	4.16(d)
WAS	Recitals
Work Authorization	4.16(c)

Article II
SHARE EXCHANGE

2.1    Share Exchange and Additional Consideration. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, (a) the Seller shall sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, all of the issued and outstanding Company Ordinary Shares (the “Purchased Shares”) all free and clear of all Liens, and (b) the Purchaser shall issue to the Seller all of the Closing Payment Shares in full payment for the Purchased Shares. In addition, the Purchaser shall pay to the Seller the Earnout Payment in accordance with the terms and subject to the conditions of this Agreement.

2.2    Payment of Closing Payment Shares.

(a)     No certificates or scrip representing fractional shares of Purchaser Class A Common Shares will be issued pursuant to the Share Purchase, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Purchaser.

(b)     Legend. Each certificate issued pursuant to the Share Purchase to any holder of Company Ordinary Shares shall bear the legend set forth below, or legend substantially equivalent thereto, together with any other legends that may be required by any securities laws at the time of the issuance of the Purchaser Class A Common Shares:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE ACT OR (II) THE ISSUER OF THE SHARES OF COMMON STOCK HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

2.3    Cancellation of Treasury Shares. At the Closing Date, any Company Ordinary Shares held in treasury shall be canceled and extinguished without any conversion thereof or payment therefor.

Annex A-13

2.4    Closing; Closing Date. Unless this Agreement is earlier terminated in accordance with Article X, the closing of the Share Purchase (the “Closing”) shall take place at the offices of O’Melveny & Myers LLP, located at Times Square Tower, 7 Times Square, New York, New York, at 10:00 a.m. Eastern Time, on the third (3rd) Business Day following satisfaction or waiver (to the extent permitted by applicable law) of the conditions set forth in Article VII, or such other date as agreed by the parties in writing. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.”

2.5    Board of Directors. Immediately prior to the Purchaser Stockholder Meeting, the size of the Purchaser Board shall be increased from six (6) directors to eleven (11) directors. After the Closing, the Purchaser Board will consist of nine (9) directors and two (2) vacancies. The Founder Investors’ Representative shall have the right to nominate two (2) members of the Purchaser Board to serve from the Purchaser Stockholder Meeting and one (1) additional member of the Purchaser Board to serve from the Closing, in each case, until the election and qualification of their respective successors, at least two of which must be NYSE Independent and at least one of which must be Independent. The Seller shall have the right to nominate the remaining six (6) members of the Purchaser Board to serve from the Closing until the election and qualification of their respective successors, at least three of which must be NYSE Independent and at least two of which must be Independent. In the event that applicable Laws or the listing rules of the New York Stock Exchange require the Purchaser to appoint additional members to the Purchaser Board in order to comply with applicable independence requirements, Founder Investors’ Representative agrees to grant a proxy to the Seller with respect to the vote of all Purchaser Common Shares Beneficially Owned by the Investors (as such term is defined above) with respect to the appointment of any such NYSE Independent director(s) or director nominee(s). The parties to this Agreement have entered into an Investor Rights Agreement that will become effective as of the Closing, the content of which includes provisions relating to election of directors nominated by the Founder Investors’ Representative and the Seller.

2.6    Withholding. The Purchaser, its Affiliates and any Group Company, shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as may be required to be deducted or withheld therefrom under any provision of federal, state, local or foreign Law or under any legal requirements or applicable Orders, or based on the PRC Indirect Transfer Rules (to the extent any amounts are not withheld by Seller from the Madhouse Purchase Price). To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. In the case of any withholding based on the PRC Indirect Transfer Rules or any other PRC withholding Tax matter, (a) the Seller shall control the preparation and filing of all applicable Tax Returns and any related proceedings, discussions and correspondence with relevant Taxing Authorities and (b) the Purchaser shall cooperate with the Seller and take any action in connection with the foregoing reasonably requested by the Seller. The Purchaser agrees and acknowledges that, without the prior written consent of the Seller, neither the Purchaser nor any Group Company or their respective Affiliates, agents, advisors or representatives shall make any filings with, communicate with, or approach any PRC Taxing Authority in relation to any aspects pertaining to the Seller’s Tax liability under PRC Indirect Transfer Rules To the extent that any amounts are withheld in connection with the PRC Indirect Transfer Rules, if no Taxing Authority has asserted in writing that such withholding is required within twelve (12) months following the Closing or it is otherwise determined that an amount less than the withheld amount is owing, such withheld amount (or excess withheld amount, if applicable) will be remitted to the Seller within fifteen (15) days following such date. If it is subsequently determined by a relevant Taxing Authority that an amount remitted to the Seller pursuant to the foregoing sentence was required to be withheld, the Seller shall remit such amount to the Taxing Authority or the Purchaser, as applicable, in order to satisfy such obligation.

2.7    Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Purchaser with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Group Companies, the officers and directors of the Purchaser are fully authorized in the name and on behalf of the any of the Group Companies, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

2.8    Post-Closing Purchase Price Adjustment.

(a)     As soon as reasonably practicable after the Closing Date, and in any event within 90 days thereof, the Independent Director Committee will prepare and deliver to the Seller a statement, in substantially the form set forth on Exhibit F, executed by the members of the Independent Director Committee, setting forth the Independent

Annex A-14

Director Committee’s calculation of (i) the aggregate amount of Cash of the Group Companies, which shall be at least equal to or greater than the Minimum Company Cash (collectively, “Company Cash”), (ii) the aggregate amount of Assumed Borrowed Indebtedness of the Group Companies minus Company Cash (“Company Net Debt”) (which may be a negative number if Company Cash exceeds the aggregate amount of such Borrowed Indebtedness), (iii) Deferred Acquisition Purchase Price Obligations, (iv) the Madhouse Purchase Price and (v) the “Closing Date Adjustment” being the sum, whether positive or negative, of (A) the Target Company Net Debt minus the Company Net Debt, plus (B) the Target Deferred Acquisition Purchase Price Obligations minus the Deferred Acquisition Purchase Price Obligations plus (C) the Madhouse Purchase Price Target minus the Madhouse Purchase Price, in each case as of 9:00 A.M. (Eastern Time) on the Closing Date (such statement being referred to as the “Purchaser Closing Statement”). The Purchaser Closing Statement, the Final Closing Statement and the component items thereof will be prepared and calculated in accordance with U.S. GAAP. The Purchaser will provide to the Seller the books, records (including work papers, schedules, memoranda and other documents) and supporting data used to prepare the Purchaser Closing Statement.

(b)     After receipt of the Purchaser Closing Statement from the Purchaser, the Seller will have 30 days to review the Purchaser Closing Statement (the “Review Period”). The Purchaser Closing Statement will be binding and conclusive upon, and deemed accepted by, the Seller unless the Seller notifies Purchaser in writing prior to the expiration of the Review Period of any dispute or objection thereto (any such written dispute or objection being referred to as an “Objection”), setting forth the basis for its dispute or objections and the specific adjustments (including dollar amounts) to the Purchaser Closing Statement which the Seller believes should be made. Any items not disputed or objected to in an Objection will be deemed to have been accepted by the Seller. If no Objection is delivered by the Seller to Purchaser or the Seller notifies the Purchaser in writing that it has no such disputes or objections, in each case prior to the expiration of the Review Period, then the Purchaser Closing Statement will be deemed to have been accepted by, and will be final and binding upon, the parties to this Agreement. The Seller and the Purchaser will, within 15 days (or such longer period as the Seller and the Purchaser may agree in writing) following delivery of an Objection to the Purchaser (the “Resolution Period”), attempt in good faith to resolve their differences, and any resolution by them as to any disputed amounts will be final, binding and conclusive. Any items agreed to by the Seller and the Purchaser in writing, together with any items not disputed or objected to by the Seller in the Objection, are collectively referred to herein as the “Resolved Matters”.

(c)     If at the end of the Resolution Period the Seller and the Purchaser have been unable to resolve any differences that they may have with respect to the matters specified in the Objection, the Seller and the Purchaser will refer all such matters that remain in dispute (the “Unresolved Matters”) to a nationally recognized independent public accounting firm jointly selected by the Seller and the Purchaser (the “Accounting Referee”)). The Accounting Referee will, acting as experts in accounting and not as arbitrators, determine on a basis consistent with the requirements of this Agreement, and only with respect to the Unresolved Matters so submitted, whether and to what extent the Purchaser Closing Statement requires adjustment. The Seller and the Purchaser will instruct the Accounting Referee to (i) use its reasonable best efforts to render its final written determination within 30 days after such firm’s engagement, (ii) prepare the Final Closing Statement (which will be consistent with the Resolved Matters and the final determination of the Accounting Referee of the Unresolved Matters), and (iii) calculate the Closing Date Adjustment, if any, based on such Final Closing Statement. With respect to each Unresolved Matter, the Accounting Referee’s determination, if not in accordance with the position of either the Seller or Purchaser, will not be in excess of the higher, nor less than the lower, of the amounts advocated by the Seller or the Purchaser with respect thereto. The Accounting Referee’s final written determination will be conclusive and binding upon the parties to this Agreement. The “Final Closing Statement” will be (i) in the event that no Objection is delivered by the Seller to the Purchaser, or the Seller notifies the Purchaser that it has no such disputes or objections to the Purchaser Closing Statement, in each case prior to the expiration of the Review Period, the Purchaser Closing Statement delivered by the Purchaser to the Seller pursuant to Section 2.8(a); (ii) in the event that an Objection is delivered by the Seller to the Purchaser prior to the expiration of the Review Period, the Purchaser Closing Statement delivered by the Purchaser to the Seller pursuant to Section 2.8(a), as adjusted pursuant to the agreement of the Seller and the Purchaser in writing; or (iii) in the event that an Objection is delivered by the Seller to the Purchaser prior to the expiration of the Review Period and the Seller and the Purchaser are unable to agree on all matters set forth in such Objection, the Purchaser Closing Statement delivered by the Purchaser to the Seller pursuant to Section 2.8(a), as adjusted by the Accounting Referee to be consistent with the Resolved Matters and the final determination of the Accounting Referee of the Unresolved Matters in accordance with this Section 2.8(c). In the event the Final Closing Statement is determined (x) pursuant to clauses (i) or (ii) of the immediately preceding sentence, the Purchaser will prepare the Final Closing Statement and calculate the adjustment amounts, if any, in

Annex A-15

each case in accordance with the terms of this Agreement, and deliver such items to the Seller within three Business Days following the determination thereof or (y) pursuant to clause (iii) of the immediately preceding sentence, the Accounting Referee will prepare the Final Closing Statement and calculate the adjustment amounts, if any, based on the Final Closing Statement, in accordance with the terms of this Agreement, and deliver such items to the Seller and the Purchaser within three Business Days following the delivery of the final written determination of the Accounting Referee to the Seller and the Purchaser.

(d)     The Purchaser will bear 100% of the fees and disbursements of the Accounting Referee.

(e)     The parties hereto agree that, following the issuance or determination of a Final Closing Statement pursuant to Section 2.8(c):

(i)     in the event that the Closing Date Adjustment as set forth in the Final Closing Statement is a positive number, the Purchaser shall issue to the Seller that number of Purchaser Class A Common Shares equal to (x) the Closing Date Adjustment divided by (y) the Per Share Adjustment Amount; or

(ii)     in the event that the Closing Date Adjustment as set forth in the Final Closing Statement is a negative number, the Seller shall, at the Seller’s option, either (A) pay to the Purchaser an amount in cash equal to the Closing Date Adjustment, or (B) transfer to the Purchaser that number of Purchaser Class A Common Shares held by the Seller equal to (x) the absolute value of the Closing Date Adjustment divided by (y) the Per Share Adjustment Amount.

Article III
EARNOUT PAYMENT

3.1    Earnout Payment. In addition to the Closing Payment Shares, if Madhouse meets certain performance requirements during a three-year performance period ending December 31, 2022 as set forth on Schedule II (the “Earnout Provisions”), then the Purchaser shall make the one-time payment (the “Earnout Payment”) determined in accordance with the Earnout Provisions, payable to the Seller and the long-term incentive plan (described below). As set forth in more detail in, and subject to, the Earnout Provisions, the Earnout Payment will be made in the form of (a) the Purchaser issuing to the Seller additional Purchaser Common Shares (the “Earnout Payment Shares”) in the amount calculated pursuant to the Earnout Provisions, (b) a cash payment, (c) a subordinated promissory note issued by the Purchaser to the Seller, or (d) a combination of the foregoing payment methods. The Earnout Payment shall be made by the Purchaser within five (5) Business Days after a final determination of payment due to the Seller pursuant to this Section 3.1. The Purchaser hereby covenants and agrees to perform its obligations set forth in the Earnout Provisions and to maintain the highest number of Purchaser Common Shares potentially issuable under the terms of the Earnout Provisions (which number shall not be less than 22,200,000) available for issuance with respect to Earnout Payment Shares without any restriction or limitation thereof, at all times after the Closing until all of the payment obligations set forth in the Earnout Provisions have been satisfied or have expired. The amount of the Earnout Payment (i) is subject to reduction as set forth in the Earnout Provisions and Article VIII and, (ii) as set forth in the Earnout Provisions, has been partially and irrevocably assigned by Seller to fund a long-term incentive plan to be established for the benefit of designated individuals employed by or associated with the Group Company business, in a manner that shall be determined in Seller’s discretion, provided that Seller shall not receive any portion of such assigned Earnout Payment.

3.2    Delivery of Earnout Statement; Determination of Earnout Payment. As soon as practicable (but in any event within forty-five (45) days) after the completion of the Purchaser’s audited financial statements for the year ending December 31, 2022, the Purchaser’s chief financial officer (the “CFO”) will prepare and deliver to the Seller a written statement (the “Earnout Statement”) in the form attached to Schedule II setting forth the CFO’s determination of the Earnout Payment, if any, and the components relevant to the determination thereof and the form of the Earnout Payment as determined by the Independent Director Committee. All determinations to be made by the Purchaser in connection with the Earnout Payment shall be made by the Independent Director Committee, and the Purchaser shall cause all of its and its subsidiaries’ respective executives, managers, employees, agents and other personnel or representatives (“Representatives”) to assist and fully cooperate with the Independent Director Committee. The Seller will have thirty (30) days after its receipt of the Earnout Statement to review it. To the extent reasonably requested in connection with the Seller’s review of the Earnout Statement, the Purchaser shall cause Madhouse to provide the Seller and its Representatives with reasonable access to the books and records of the Purchaser and its consolidated entities (including those of Madhouse), its finance personnel and any other information that the Seller reasonably

Annex A-16

requests relating to the determination of the Earnout Payment, the calculation of the relevant components and the form of the Earnout Payment. The Seller may deliver written notice to the Purchaser on or prior to the thirtieth (30th) day after receipt of an Earnout Statement specifying in reasonable detail any items that it wishes to dispute and the basis therefor. If the Seller fails to deliver such written notice in such thirty (30) day period, or if the Seller provides written notice to the Purchaser at any time in such thirty (30) day period that it does not wish to dispute any items in the Earnout Statement, then (i) the Seller will have waived its right to contest the Earnout Statement and the calculations and other matters set forth therein, (ii) the calculations and other matters set forth in the Earnout Statement shall become final and binding for all purposes hereunder (absent fraud or manifest error) at the end of such thirty (30) day period (or upon the Purchaser’s receipt of written notice that the Seller does not wish to dispute any items in the Earnout Statement), and (iii) the Purchaser shall pay or issue, as applicable, the Earnout Payment in accordance with Section 3.1. If the Seller provides the Purchaser with written notice of any objections to the Earnout Statement in such thirty (30) day period, then the Seller and the Purchaser will, for a period of thirty (30) days following the date of delivery of such notice, attempt to resolve their differences, and any written resolution by them as to any disputed amount will be final and binding for all purposes under this Agreement, and the Purchaser shall pay or issue, as applicable, the Earnout Payment in accordance with Section 3.1. If at the conclusion of such thirty (30) day period the Seller and the Purchaser have not reached an agreement on any objections with respect to the Earnout Statement, then upon request of either party, the parties will resolve the dispute in accordance with the dispute resolution procedure set forth in Section 3.3. The Purchaser shall not take, and cause its Affiliates not to take, nor omit to take and cause its Affiliates to not omit to take, any action that could adversely affect in a material manner the ability of the parties to calculate the Earnout Payment and the relevant components thereof or its outcome or the factors relevant to the permitted form of the Earnout Payment for the three-year period from calendar year 2020 through calendar year 2022 for purposes of this Article III.

3.3    Dispute Resolution Procedure. Matters disputed pursuant to Section 3.2 may be referred by either the Purchaser or the Seller exclusively to the Independent Expert for determination in accordance with this Section 3.3. Each of the Seller and the Purchaser agrees to execute, if requested by the Independent Expert, a reasonable engagement letter with respect to the determination to be made by the Independent Expert. All fees and expenses of the Independent Expert will be borne by the Purchaser. The Independent Expert will determine only those issues still in dispute as of the date that the dispute is referred to the Independent Expert, and the Independent Expert’s determination will be based solely upon and consistent with the terms and conditions of this Agreement. The determination by the Independent Expert will be based solely on presentations with respect to such disputed items by the Purchaser and the Seller to the Independent Expert and not on the Independent Expert’s independent review; provided, that such presentations will be deemed to include any work papers, records, accounts or similar materials delivered to the Independent Expert by the Purchaser or the Seller in connection with such presentations and any materials delivered to the Independent Expert in response to requests by the Independent Expert. Each of the Seller and the Purchaser will use their reasonable efforts to make their respective presentations as promptly as practicable following submission to the Independent Expert of the disputed items, and each such party will be entitled, as part of its presentation, to respond to the presentation of the other party and any questions and requests of the Independent Expert. In deciding any matter, the Independent Expert will be bound by the provisions of this Agreement, including this Section 3.3. It is the intent of the parties hereto that the procedures set forth in this Section 3.3 and the activities of the Independent Expert in connection herewith are not (and should not be considered to be or treated as) an arbitration proceeding or similar arbitral process and that no formal arbitration rules should be followed (including rules with respect to procedures and discovery). The Seller and the Purchaser will request that the Independent Expert’s determination be made within forty-five (45) days after its engagement, or as soon thereafter as possible and be set forth in a written statement delivered to the Purchaser and the Seller. The Purchaser and the Seller hereby agree that the Independent Expert’s determination will be final, conclusive, non-appealable and binding for all purposes hereunder (other than for fraud or manifest error), and that following such determination, the Purchaser shall pay or issue, as applicable, any applicable Earnout Payment in the determined form in accordance with Section 3.1.

3.4    Future Operations.

(a)     Following the Closing through December 31, 2022 (the “Earnout Period”), (i) the Purchaser shall not sell or dispose of Madhouse, Madhouse’s business or any material portion of Madhouse’s assets (including that of its Subsidiaries) without the prior written consent of the Seller, and (ii) except as agreed to in connection with the transactions contemplated by this Agreement, Madhouse shall, and the Purchaser and its Affiliates shall cause Madhouse to, operate in good faith in accordance with the business plan and practices of Madhouse in effect prior to the Closing or as otherwise agreed to in connection with the transactions contemplated by this Agreement with

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the existing executives of Madhouse, and to use commercially reasonable efforts to continue to engage in financing activities so as to obtain and maintain resources for working capital, capital requirements and other business needs at a level consistent with past practices, and Madhouse shall not, and the Purchaser and its Affiliates shall cause Madhouse not to, make, accelerate or defer any payments or expenditures or accelerate or defer receipt of any revenues, or otherwise take, agree to take, not take or agree not to take any action, different from the ordinary course past practices of Madhouse prior to the Closing and in each case in a manner that would reasonably be expected to adversely affect the Earnout Payment (including by adversely impacting the underlying components from which the Earnout Payment is determined). In addition, during the Earnout Period, Madhouse shall not, and the Purchaser and its Affiliates shall cause Madhouse not to:

(i)     (A) effect any dividend or distribution of any portion of the cash of Madhouse, (B) enter into any intercompany loans or similar arrangements with the Purchaser or any Affiliates of the Purchaser or (C) other than the China Commercial Collaboration and Shared Services Agreement, enter into any intercompany arrangements or transactions with the Purchaser or any Affiliates of the Purchaser on pricing or terms less favorable than those which could be obtained on an arm’s-length basis or in accordance with the China Commercial Collaboration and Shared Services Agreement, in each case that would reasonably be expected to adversely affect the amount of the Earnout Payment (if any) payable or potentially payable by the Purchaser (including by adversely impacting the underlying components from which the Earnout Payment is determined);

(ii)     (A) incur any Indebtedness or other Liabilities except for such Indebtedness or Liabilities as they relate to the operation of Madhouse, or (B) incur any Indebtedness or other Liabilities on behalf of the Purchaser or any of its Affiliates with respect to any business other than that of Madhouse;

(iii)     transfer, convey, license or otherwise dispose of any rights, assets or properties to any corporate Affiliate of the Purchaser that is not a wholly owned Subsidiary of Madhouse, except to the extent that any such rights, assets and operations, or portions thereof, so transferred, conveyed, licensed or otherwise disposed of continue to be included in the calculation of Madhouse’s operating results during the Earnout Period or to the extent contemplated by the China Commercial Collaboration and Shared Services Agreement; or

(iv)     make any material change to its accounting practices, procedures or policies that would reasonably be expected to adversely affect the amount of the Earnout Payment (if any) payable or potentially payable by the Purchaser (including by adversely impacting the underlying components from which the Earnout Payment is determined), except in each case as required by U.S. GAAP.

(b)     In the event that the Purchaser Board (or the board of directors of any of its Subsidiaries) recommends any transaction of the type described in Section 3.4(a), any other acquisition of any business or disposition, divestiture or other transfer of any assets, properties or business, exclusive license, or any restructuring, reorganization, merger or other similar transaction, in any case, directly or indirectly involving Madhouse or any of its Subsidiaries (in each case, other than in the ordinary course of business consistent with Madhouse’s past practice), or any other action inconsistent with Section 3.4(a), in each case during the Earnout Period, Purchaser, Madhouse or any of its Subsidiaries, as applicable, may take the otherwise prohibited action if, and as a condition to the taking of otherwise prohibited action, (i) the Purchaser Board determines in good faith, after receipt of a favorable recommendation made by the Independent Director Committee, that such transaction or action would not materially adversely affect the Earnout Payment (including by materially adversely impacting the underlying components from which the Earnout Payment is determined) and (ii) Purchaser shall provide notice of such determination to the Seller before any commitment is made or agreement is entered into by the Purchaser with regard to such transaction or other action. If, within fifteen (15) Business Days after its receipt of such notice, the Seller objects to the Purchaser Board’s determination that such transaction or other action would not materially adversely affect the Earnout Payment, then the Seller and the Purchaser will attempt in good faith to resolve their differences and, if they are unable to do so, the Seller and the Purchaser shall engage the Independent Expert to determine, in each case in accordance with the procedures set forth in Section 3.3, as applicable, (A) whether or not the proposed transaction or other action would materially adversely affect the Earnout Payment and, if so, (B) such action (if any) as is necessary to modify, as appropriate, the calculation of the underlying metrics from which the amount of the Earnout Payment is derived or the Earnout Payment is payable and the timing of any Earnout Payment so as to ensure that the Seller maintains substantially equivalent economic rights under Section 3.1 after such transaction so as to effect the original intention of the parties as closely as possible. The Purchaser and the Seller hereby agree that (i) the Independent Expert’s determination will be final, conclusive, non-appealable and binding for all purposes hereunder (other than for fraud or manifest error) and (ii) the Purchaser shall not enter into any commitment or

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agreement with respect to such transaction before the later of (x) the fifteen (15) Business Day period referred to above and (y) such Independent Expert determination. In addition, in the event that a proposed transaction involves the sale of Madhouse, Madhouse’s business or any material portion of Madhouse’s assets (including that of its Subsidiaries), then prior to the consummation of such transaction, either (I) the Purchaser shall pay the Earnout Payment, as agreed by the parties or as determined by the Independent Expert pursuant to this Section 3.4(b), or (II) any buyer in such proposed transaction shall have expressly agreed in writing with the Company and the Seller as a condition to such transaction to assume all of the Purchaser’s obligations related to the Earnout Payment as if it were the Purchaser, except that payment of the Earnout Payment by any buyer shall be made entirely in cash.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Purchaser that each of the following representations and warranties were true, correct and complete as of the Original Agreement Date (or, if a specific date is indicated in any such statement, true and correct as of such specified date), except as set forth in the Company Disclosure Schedule (with each exception set forth in the Company Disclosure Schedule being identified by reference to, or grouped under a heading referring to, a specific individual section or subsection of this Agreement and relating only to such section or subsection); provided, however, that a matter disclosed with respect to one representation and warranty in this Article IV shall also be deemed to be disclosed with respect to each other representation and warranty in this Article IV to which the matter disclosed reasonably relates, but only to the extent that such relationship is reasonably apparent on the face of the disclosure contained in the Company Disclosure Schedule).

4.1    Corporate Existence and Power. (a) The Seller is a company duly incorporated, validly existing and in good standing under the laws of Hong Kong, (b) as of the Closing Date, the Company will be a company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, and (c) the Group Companies are duly organized, validly existing and in good standing under the laws of the jurisdiction in which they were formed, as set forth on Schedule 4.5(a). Each of the Group Companies has all corporate or similar power and authority and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets, in each case, as currently owned and operated in all material respects. Each of the Group Companies is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Company Group Material Adverse Effect. Copies of the organizational documents of the Group Companies have heretofore been made available to the Purchaser.

4.2    Authorization. The execution, delivery and performance by the Seller of this Agreement and the Additional Agreements and the consummation by the Seller of the transactions contemplated hereby and thereby are within the corporate powers of the Seller and have been duly authorized by all necessary action on the part of the Seller. Assuming the due authorization, execution and delivery by the Purchaser, this Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements will constitute, a valid and legally binding agreement of the Seller enforceable against the Seller in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (collectively, the “Enforceability Limitations”).

4.3    Governmental Authorization. Except as set forth on Schedule 4.3, none of the execution, delivery or performance by the Seller of this Agreement, any Additional Agreements or the transactions and agreements constituting the Reorganization requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority requiring a consent, approval, authorization, waiver, order or other action or non-action of or filing with any Authority as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Governmental Approval”), other than (i) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (ii) such Governmental Approvals as may be required under applicable state securities or “blue sky” Laws; (iii) such Governmental Approvals as may be required under (A) the HSR Act, or (B) any other Antitrust Law, in any case that are applicable to the transactions contemplated by this Agreement; and (iv) such other Governmental Approvals that, if not so taken, made or obtained, would not reasonably be expected to have, individually or in the aggregate, a Company Group Material Adverse Effect.

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4.4    Non-Contravention. Except as set forth on Schedule 4.4, none of the execution, delivery or performance by the Seller of this Agreement, any Additional Agreements or the transactions and agreements constituting the Reorganization does or will (a) contravene or conflict with the organizational documents of the Seller or the Company, (b) contravene or conflict with or constitute a violation of any material provision of any Law or Order binding upon or applicable to the Seller or any of the Group Companies, (c) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Seller or any of the Group Companies or require any payment or reimbursement or result in a loss of any material benefit relating to the Business as currently conducted to which the Seller or any of the Group Companies are entitled under any provision of any Permit, Contract or other instrument or obligations binding upon the Seller or any of the Group Companies or by which any of the Company Ordinary Shares or any of the Group Companies’ assets is or may be bound or any Permit, in each case, or (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company Ordinary Shares or any of the Group Companies’ assets, other than, with respect to clauses (c) and (d), as would not reasonably be expected to have, individually or in the aggregate, a Company Group Material Adverse Effect.

4.5    Group Companies.

(a)     Schedule 4.5(a) contains a true, correct and complete list of the name, jurisdiction of organization, capitalization and schedule of stockholders of each Group Company as of the Original Agreement Date.

(b)     Except as set forth on Schedule 4.5(b), all of the outstanding capital stock of, or other equity or voting interest in, each Group Company (i) has been duly authorized, validly issued and is fully paid and non-assessable and (ii) is owned, directly or indirectly, by the Seller (with respect to the Company) or the Company or a Subsidiary thereof (with respect to the Subsidiaries of the Company), free and clear of all Liens (other than Permitted Liens), any other restriction on the right to vote, sell, transfer or otherwise dispose of such capital stock or other equity or voting interest and any other similar restrictions.

4.6    Consents. The Contracts listed on Schedule 4.6 are the only Contracts binding upon the Group Companies or by which the share capital of any of the Group Companies or any of the Group Companies’ assets are bound, requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (including the Reorganization), other than such consents, approvals, authorizations, orders or other actions or filings that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Company Group Material Adverse Effect.

4.7    Financial Statements.

(a)     Schedule 4.7(a) sets forth the unaudited combined balance sheet for the Group Companies as of June 30, 2019 (the “Balance Sheet”). The audited financial statements for 2017 and 2018 and the unaudited financial statements for the six months ended June 30, 2018 and 2019 when delivered as provided in Section 6.4 will be complete and accurate and fairly present in all material respects the financial position of the Group Companies as of the dates thereof and the results of operations of the Group Companies for the periods reflected therein, subject in the case of the unaudited financial statements to the absence of footnotes and to normal year-end audit adjustments. Such financial statements as and when delivered (i) will be prepared from the books and records of the Group Companies, (ii) will be prepared on an accrual basis in accordance with U.S. GAAP consistently applied, and (iii) will contain and reflect all necessary adjustments and accruals for a fair presentation of the Group Companies’ financial condition as of their dates, subject in the case of the unaudited financial statements to normal year-end audit adjustments.

(b)     Except as set forth on Schedule 4.7(b), the Group Companies collectively have no Liabilities of a nature required to be reflected or reserved against on a balance sheet (or the notes thereto) prepared in accordance with U.S. GAAP, other than Liabilities (i) reflected or otherwise reserved against in the unaudited Balance Sheet; (ii) arising pursuant to this Agreement or incurred in connection with the transactions contemplated by this Agreement; (iii) incurred on or after January 1, 2019 in the ordinary course of business consistent with past practice; or (iv) that would not have a Company Group Material Adverse Effect. The Company (x) was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and activities incidental thereto, (y) has no Liabilities other than expenses incurred in connection with the transactions contemplated by this Agreement, and (z) has not engaged, and prior to the Closing will not engage, in any business activities, and has not conducted, and prior to the Closing will not conduct, any operations, in each case, other than in connection with the transactions contemplated by this Agreement and those incident to its formation.

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4.8    Absence of Certain Changes. Except as set forth on Schedule 4.8, since the date of the Balance Sheet through the Original Agreement Date, the Group Companies conducted the Business, in all material respects, in the ordinary course consistent with past practice. Since the date of the Balance Sheet through the Original Agreement Date, there has not been and is not reasonably expected to be any Company Group Material Adverse Effect.

4.9    Properties; Assets.

(a)     A “Company Lease” shall mean any lease, sublease, license or other agreement, including all amendments and modifications thereto, pursuant to which any Group Company uses or occupies, or has the right to use or occupy, now or in the future, any real property as of the Original Agreement Date and pursuant to which any Group Company is obligated to pay consideration in excess of US$150,000 (such property, the “Company Leased Real Property”). Schedule 4.9(a) contains a true, correct and complete list of all Company Leases, and the Seller has made available to the Purchaser true, correct and complete copies of all material Company Leases (including all material modifications, amendments and supplements thereto). With respect to each Company Lease and except as would not reasonably be expected to have a Company Group Material Adverse Effect, (i) to the Knowledge of the Seller, there are no disputes with respect to such Company Lease; (ii) the applicable Group Company has not collaterally assigned, encumbered or granted any other security interest in such Company Lease or any interest therein; and (iii) there are no Liens (other than Permitted Liens) on the estate or interest created by such Company Lease. A Group Company has valid leasehold estates in the Company Leased Real Property, binding and enforceable upon the Group Company, as applicable, free and clear of all Liens (other than Permitted Liens), subject to the Enforceability Limitations. Except as would not reasonably be expected to have a Company Group Material Adverse Effect, no Group Company is in default beyond any applicable notice and cure period pursuant to any Company Lease. No Group Company owns any real property.

(b)     Each Group Company has good title to, or a valid and binding lease for, all of the tangible assets (i) used by it, located on its premises, set forth on the Balance Sheet or acquired thereafter prior to the Closing, free and clear of all Liens, except (A) for assets disposed of in the ordinary course of business after the date of the Balance Sheet, (B) for Permitted Liens and (C) as set forth on Schedule 4.9(b), and (ii) necessary and sufficient for the conduct of its business as conducted prior to the Closing and as proposed to be conducted, free and clear of all Liens (the “Company Tangible Assets”). All of such material Company Tangible Assets are in good operating condition (ordinary wear and tear excepted), taken as a whole, and have been and are being used in material compliance with applicable Law.

4.10    Litigation. Other than as would not reasonably be expected to, individually or in the aggregate, have a Company Group Material Adverse Effect or otherwise impact the ability of the Sellers or the Group Companies to consummate the transactions contemplated hereby or by the Additional Agreements, and except as set forth on Schedule 4.10, there is no Action pending against, threatened against or affecting a Group Company, any of its officers or directors, or the share capital of any of the Group Companies or any of the Group Companies’ assets or any Contract before any court, Authority or official or that in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments against the Group Companies.

4.11    Contracts.

(a)     Schedule 4.11(a) lists all Contracts (collectively, “Material Contracts”) to which any Group Company is a party (other than any Contracts that are Company Group Employee Plans set forth on Schedule 4.15(a)) and that are currently in effect and constitute the following:

(i)     all Contracts pursuant to which any of the Group Companies has provided a loan of more than US$50,000 to a current or former employee, officer or director;

(ii)     all Contracts providing for indemnification or any guaranty by any Group Company, in each case that is or would reasonably be expected to be material to the Group Companies, taken as a whole, and under which a Group Company has continuing indemnification obligations, other than (A) any guaranty by a Group Company of any of the obligations of any other Group Company, (B) any Contract providing for indemnification of customers or other Persons pursuant to Contracts entered into in the ordinary course of business consistent with past practice or (C) Contracts entered into in connection with the purchase, sale or leasing of real property in the ordinary course of business consistent with past practice;

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(iii)     all Contracts with any of the 25 largest customers of the Group Companies, taken as a whole, determined on the basis of net revenues received by the Group Companies during the year ended December 31, 2018;

(iv)     all Contracts that require the Group Companies to deal exclusively with any Person with respect to any matter or that provide “most favored nation” pricing or terms to the other party to such Contract or any third party, in each case other than any such Contracts that may be cancelled without Liability to the Group Companies upon notice of thirty (30) days or less;

(v)     all Contracts relating to the disposition or acquisition, directly or indirectly, of assets with a fair market value in excess of US$250,000 individually or US$750,000 in the aggregate by any Group Company after the Original Agreement Date;

(vi)     all Contracts relating to Indebtedness in excess of US$250,000 individually or US$750,000 in the aggregate;

(vii)     all employee collective bargaining agreements or other Contracts with any labor union, works counsel or similar organization;

(viii)     all Contracts providing for indemnification of any current or former officer, director or employee by any of the Group Companies;

(ix)     all Contracts that involve a joint venture, limited liability company or partnership with any third Person;

(x)     all Contracts or series of Contracts with any customer of a Group Company that is reasonably expected to generate at least US$1,000,000 in net revenue in any one (1) calendar year period; and

(xi)     all Contracts or series of Contracts with any vendor or supplier of a Group Company that is reasonably expected to involve at least US$250,000 in payments by the Group Companies in any one (1) calendar year period.

(b)     Each Material Contract is valid and binding on the Group Company, as applicable, and enforceable against them in accordance with their terms, subject to the Enforceability Limitations. Each Material Contract is in full force and effect, and none of the Group Companies party thereto or, to the Knowledge of the Seller, any other party thereto is in breach of or default pursuant to any such Material Contract, except for such failures to be in full force and effect or such breaches or defaults that would not have a Company Group Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by any Group Company, or, to the Knowledge of the Seller, any other party thereto, except for such breaches and defaults that would not have a Company Group Material Adverse Effect.

4.12    Licenses and Permits. Except as would not reasonably be expected to have a Company Group Material Adverse Effect, the Group Companies hold, to the extent legally required, all permits, licenses, variances, clearances, registrations, consents, commissions, franchises, exemptions, Orders, authorizations and approvals from Authorities (“Permits”) that are required for the operation of the business of the Group Companies as currently conducted. The Group Companies are in compliance with the terms of all Permits, and no suspension or cancellation of any of the Permits is pending or, to the Knowledge of the Seller, threatened, except for such noncompliance, suspensions or cancellations that would not reasonably be expected to have a Company Group Material Adverse Effect.

4.13    Compliance with Laws. Except as set forth on Schedule 4.13, each of the Group Companies is and, since January 1, 2017, has been in material compliance with all Laws and Orders (i) that are applicable to the Group Companies, (ii) by which any of the Group Companies or any of their respective businesses as currently conducted or properties is bound, or (iii) that are applicable to the conduct of the business as currently conducted or operations of the Group Companies, except, in each case, for noncompliance that would not reasonably be expected to have a Company Group Material Adverse Effect. Except as set forth on Schedule 4.13, since January 1, 2017, no Authority has issued any written notice stating that any of the Group Companies is not in compliance with any Law, except where such noncompliance would not reasonably be expected to have a Company Group Material Adverse Effect. No representation or warranty is made in this Section 4.13 with respect to (a) compliance with applicable Tax Laws, which is covered in Section 4.17 and (b) compliance with Improper Payment Laws, to the extent such compliance is covered in Section 4.21.

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4.14    Intellectual Property

(a)     Company Group Intellectual Property; Proceedings. Schedule 4.14(a) sets forth a true, correct and complete list as of the Original Agreement Date of all (i) Company Group Registered Intellectual Property Rights and specifies, where applicable, the jurisdictions in which each such item of Company Group Registered Intellectual Property Rights has been filed, issued or registered; (ii) material unregistered Marks; and (iii) Actions before any Authority (other than actions related to the ordinary course prosecution of Company Group Registered Intellectual Property Rights before the United States Patent and Trademark Office or the equivalent authority anywhere in the world) related to any such Company Group Registered Intellectual Property Rights. A Group Company is the sole and exclusive owner of each item of Company Group Registered Intellectual Property Rights. Except as would not reasonably be expected to have a Company Group Material Adverse Effect, each item of Company Group Registered Intellectual Property Rights is valid and enforceable. Except as would not reasonably be expected to have a Company Group Material Adverse Effect, the Group Company, as applicable, has maintained all Company Group Registered Intellectual Property Rights in the ordinary course consistent with reasonable business practices and no Group Company has taken any action or failed to take any action that could reasonably result in the abandonment, cancellation, invalidation, or unenforceability of any of its Company Group Registered Intellectual Property Rights.

(b)     Right to Use; Absence of Liens. Except as would not reasonably be expected to have a Company Group Material Adverse Effect, a Group Company (i) owns and has legal and equitable title to each material Company Group Intellectual Property Right free and clear of any Liens (other than Permitted Liens) and (ii) has valid and legally enforceable rights to use all Intellectual Property Rights used in, material to or necessary to the conduct of the business of the Group Companies as currently conducted.

(c)     IP Contracts. Schedule 4.14(c) sets forth a true, correct and complete list of all Contracts to which any Group Company is a party and (i) pursuant to which the use by any Person of any material Company Group Intellectual Property Rights is permitted or licensed by any Group Company, other than any (a) nondisclosure agreements entered into in the ordinary course of business and (b) non-exclusive licenses granted in the ordinary course of business or in connection with the sale of the Group Companies’ products or services during the ordinary course of business or (ii) pursuant to which the use by any Group Company of any material Intellectual Property Right is permitted or licensed by any Person, other than any (a) nondisclosure agreements entered into in the ordinary course of business; (b) non-exclusive licenses of commercially available Software (including software provided as a service) licensed to a Group Company for internal use on standard terms; (c) non-exclusive licenses granted to a Group Company solely to permit a Group Company to provide services to the licensor or its Affiliates; and (d) non-exclusive licenses to Software and materials licensed as open-source, public-source or freeware (all such Contracts, the “Company Group IP Contracts”). Except as would not reasonably be expected to have a Company Group Material Adverse Effect, the Company Group IP Contracts are valid, binding and enforceable between the Group Company, as applicable, and the other parties thereto, subject to the Enforceability Limitations, and there is no default under any Company Group IP Contract by the Group Company, as applicable, or, to the Knowledge of the Seller, by any other party thereto.

(d)     No Infringement. To the Knowledge of the Seller, the operation of the Business as currently conducted and has been conducted in the past six (6) years does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated, the Intellectual Property Rights of any third Person.

(e)     No Notice of Infringement. Since January 1, 2017, no Group Company has received written notice from any third Person, or been involved in any Action, alleging that the operation of the business of the Group Companies as currently conducted infringes, misappropriates or otherwise violates the Intellectual Property Rights of any third Person in a manner.

(f)     No Third Person Infringement. Since January 1, 2017, no Group Company has provided any third Person with written notice claiming that such third Person is infringing, misappropriating or otherwise violating any material Company Group Intellectual Property Right, and, to the Knowledge of the Seller, no such activity is occurring.

(g)     IP Assignments. Except as would not reasonably be expected to have a Company Group Material Adverse Effect, each Person who contributed to or was involved in the creation or development of any material Company Group Owned Intellectual Property Rights for the Group Companies has signed an agreement assigning to such Group Company ownership of all right, title and interest of such Persons in such Company Group Owned Intellectual Property Rights.

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(h)     Proprietary Information; Source Code. Except as would not reasonably be expected to have a Company Group Material Adverse Effect, (i) the Group Companies have taken commercially reasonable steps to protect and preserve the confidentiality of all source code and other material Trade Secrets included in the Company Group Intellectual Property Rights and used by any of the Group Companies in its business as currently conducted, (ii) to the Knowledge of the Seller, there are (A) no defects in any of the products of the Group Companies that would prevent the same from performing materially in accordance with their user specifications; and (B) no viruses, worms, Trojan horses or similar disabling codes or programs in any of the same, and (iii) the Group Companies have not disclosed, delivered, licensed or otherwise made available, and do not have a duty or obligation to disclose, deliver, license, or otherwise make available, any source code that embodies material Company Group Intellectual Property Rights to any Person.

(i)     Open Source Software. Except as would not reasonably be expected to have a Company Group Material Adverse Effect, to the Knowledge of the Seller, no material product or service of the Group Companies is distributed with any Software that is licensed to the Group Companies pursuant to, or is otherwise subject to, an open source, public-source, freeware or other third party license agreement that, in each case, requires any of the Group Companies to disclose or license any material proprietary source code that embodies Company Group Intellectual Property Rights or that requires any material product to be made available at no charge.

4.15    Employee Plans.

(a)     Employee Plans. For purposes of this Agreement, (i) all “employee benefit plans” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; and (ii) all other employment, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, pension, savings, retirement, disability, insurance, vacation, deferred compensation, severance, termination, retention, change of control and other similar material fringe, health, dental, welfare or other employee benefit plans, programs, agreement, contracts, policies or binding arrangements (whether or not in writing) maintained or contributed to for the benefit of any current or former employee, officer, independent contractor, or director of any of the Group Companies or with respect to which any of the Group Companies has or may have any Liability, contingent or otherwise with the exception of those plans of general application provided by Law, including the Canada Pension Plan, Quebec Pension Plan, the Ontario Health Insurance Plan, other similar health plans established and administered in other jurisdictions and workplace safety and compensation insurance provided pursuant to Law, are referred to herein as the “Company Group Employee Plans.” Schedule 4.15(a) sets forth a true, correct and complete list of all material Company Group Employee Plans specifically noting which Group Company sponsors or maintains each such Company Group Employee Plan. With respect to each material Company Group Employee Plan, to the extent applicable, the Seller has made available to the Purchaser copies of (A) the most recent annual report on Form 5500 required to have been filed for each Company Group Employee Plan, including all schedules thereto; (B) the most recent IRS or U.S. Department of Labor determination letter or opinion letter (or similar letter from a non-U.S. Authority), if any, from the applicable Authority with respect to each Company Group Employee Plan; (C) the plan documents including all amendments thereto, summary plan descriptions and summaries of material modification; (D) any notices or other correspondence in the past three (3) years to or from the applicable Authority relating to any material compliance issues in respect of any such Company Group Employee Plan; and (E) coverage and non-discrimination testing of all Company Group Employee Plans that are intended to be “qualified” under Section 401(a) of the Code for the most recent plan year.

(b)     Absence of Certain Plans. Neither the Company nor any other trade or business (whether or not incorporated) that would be treated as a single employer with the Company pursuant to Section 414 of the Code currently maintains, sponsors, participates in, contributes to or is required to contribute to, or has any Liability with respect to, nor in the past six (6) years has ever maintained, sponsored, participated in, contributed to, or been required to contribute to, (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (ii) a multiple employer plan as contemplated by Section 413(c) of the Code, or (iii) a plan subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA. None of the Company Group Employee Plans is a registered pension plan, as that term is defined in section 248(1) of the Tax Act.

(c)     Compliance. Except for those matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Group Material Adverse Effect, each Company Group Employee Plan has been maintained, administered and invested in all respects in accordance with its terms and with applicable Law, including the applicable provisions of ERISA and the Code. Each Company Group Employee Plan intended to be “qualified” under Section 401(a) of the Code has received favorable determination letters or is entitled, under applicable IRS guidance, to rely on a current favorable opinion or advisory letter from the IRS, as to the tax qualification of such

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Company Group Employee Plan, and to the Knowledge of the Seller, nothing has occurred since the date of any such opinion or determination letter (if any) that would reasonably be expected to cause the applicable Authority to revoke such determination or adversely affect such qualified status.

(d)     Non-U.S. Compliance. Except for those matters that have not had and would not reasonably be excepted to have, individually or in the aggregate, a Company Group Material Adverse Effect, for each Company Group Employee Plan established or maintained outside of the U.S. for the benefit of any employees or other service providers of any Group Company primarily employed outside of the United States: (i) all employer and employee contributions required by applicable Law or by the terms of such Company Group Employee Plan have been timely made, or if applicable, accrued in accordance with normal accounting practices; (ii) except as set forth in Schedule 4.15(d), no such Company Group Employee Plan is a defined benefit pension plan, final salary plan or provides any death, disability or other benefit calculated by reference to age, salary or length of service, or has any unfunded or underfunded (or uninsured or underinsured, where applicable) liabilities or obligations; and (iii) each such Company Group Employee Plan required to be registered has been registered and has been maintained in good standing with the applicable government Authority; and (iv) each such Company Group Employee Plan that is intended to qualify for tax-preferential treatment under applicable Law has received, where required, approval from the applicable government Authority that it is so qualified and no event has occurred or circumstance exists that may give rise to disqualification or loss of tax-preferential treatment.

(e)     Company Group Employee Plan Legal Proceedings. There are no material Actions pending or, to the Knowledge of the Seller, threatened on behalf of, against, or with respect to any Company Group Employee Plan, the assets of any trust pursuant to any Company Group Employee Plan, or the plan sponsor, plan administrator or any fiduciary or any Company Group Employee Plan with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure.

(f)     No Retiree Welfare Benefit Plan. No Company Group Employee Plan provides any post-termination or retiree life insurance, health or other welfare benefits to any person, except as may be required by Section 4980B of the Code or any similar Law.

(g)     Effect of the Transactions. Except as would not be material, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event that, standing alone, would not by itself trigger such entitlement or acceleration, (i) entitle any current or former employee, officer, independent contractor or other service provider of any Group Company to any severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) except as set forth on Schedule 4.15(g)(ii), accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer, independent contractor or other service provider.

(h)     Contributions and Premiums. Except for those matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Group Material Adverse Effect, all contributions or premiums required to be made by any Group Company to a Company Group Employee Plan have been made in a timely fashion and in accordance with applicable Law.

(i)     EPPs. Effective as of immediately before the Closing, except as disclosed in Schedule 4.15(i), V7 shall have terminated and paid out all award amounts under all equity participation plans such that there is no further obligation or Liability with respect to such plans after the Closing Date.

4.16    Labor Matters

(a)     Union Activities. No Group Company is currently a party to any collective bargaining agreement, labor union contract or trade union agreement (each, a “Collective Bargaining Agreement”), voluntary recognition agreement or other legally binding commitment with any labor union, trade union, works council or other labor organization. To the Knowledge of the Seller, since January 1, 2017, (i) there have been no activities or proceedings of any labor or trade union or other representative body to organize any employees of any Group Company with regard to their employment with any Group Company, (ii) there have been no Collective Bargaining Agreement representation petition, certification proceeding, unfair labor practice complaint or other proceeding pending before the National Labor Relations Board, the Ontario Labour Relations Board, the Québec Tribunal administrative du travail, trade council or similar U.S., Canadian or other foreign government Authority or threatened against any Group Company; and (iii) no strike, lockout, slowdown, or work stoppage has occurred or been threatened directly against any Group Company.

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(b)     Employment Law Compliance. Except as set forth on Schedule 4.16(b), each Group Company is in compliance with all applicable Laws, Contracts and Orders with respect to its employees, applicants for employment and independent contractors since January 1, 2017 (including with respect to terms and conditions of employment, equal employment opportunities, fair employment practices, employment discrimination, harassment, and retaliation, reasonable accommodation, disability rights or benefits, worker classification, wage and hour requirements, hiring, promotion and termination of employees, working conditions, labor relations and collective bargaining, including with respect to trade unions, labor unions, works councils or any other labor organizations, meal and break periods, privacy, occupational safety and health, layoffs and plant closings or shut-downs, immigration status and work authorization, workers compensation, leaves of absence, paid vacation, holiday and sick leave, unemployment insurance, child labor, government contractor compliance and affirmative action laws and plans), except for instances of such noncompliance that would not reasonably be expected to have a Company Group Material Adverse Effect.

(c)     Work Authorization. Except as set forth on Schedule 4.16(c), no Group Company employs any employee with a temporary work status and no Group Company sponsors any employee to work under a visa, work permit or other work authorization (“Work Authorization”). To the Knowledge of the Seller, each employee of a Group Company is authorized to work in the country where they perform services as employees of that Group Company, and no employee since January 1, 2017 has worked without Work Authorization from the applicable government Authority.

(d)     Plant Closures and Layoffs. Except as set forth on Schedule 4.16(d), since January 1, 2017, neither Seller nor any of the Group Companies has any Liability under the Worker Adjustment and Retraining Notification Act of 1988, as amended (the “WARN Act”), the Employment Standards Act, 2000 (Ontario), the Act respecting Labour Standards (Quebec) and any similar state, provincial, local or foreign Law, with respect to any events occurring or conditions existing on or prior to the Original Agreement Date relating to temporary layoffs or mass terminations as they may be defined under applicable Law.

(e)     Litigation. Other than as would not reasonably be expected to, individually or in the aggregate, have a Company Group Material Adverse Effect, there are no Actions against any Group Company pending or, to the Knowledge of the Seller, threatened to be brought or filed, by or with any government Authority or arbitrator in connection with the employment or engagement of any current or former applicant, employee or independent contractor of any Group Company, including, without limitation, any audit, charge, investigation or claim relating to any employment-related matter arising under applicable Law.

4.17    Tax Matters. Except as set forth in Schedule 4.17:

(a)     Tax Returns. Each Group Company has (i) duly and timely filed or caused to be filed (taking into account valid extensions) all Tax Returns required to be filed by any of them and all such Tax Returns are complete and accurate and have been prepared in compliance with applicable Law; and (ii) timely paid, or have adequately reserved in the Financial Statements in accordance with U.S. GAAP for the payment of, all Taxes (whether or not shown on any Tax Return) that are required to be paid. No Group Company has executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any Tax, in each case that has not since expired. The Seller has delivered to Purchaser copies of all material Tax Returns filed since 2015, examination reports and statements of deficiencies, adjustments and proposed deficiencies and adjustments in respect of any Group Companies.

(b)     Tax Liens. There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of any Group Company.

(c)     Withholding Taxes. Each Group Company (i) has complied with all applicable Law relating to the payment, reporting and withholding of Taxes (including withholding of Taxes pursuant to Section 1441, 1442, 1445 and 1446 of the Code or similar provisions under any foreign Law); (ii) has timely paid or withheld with respect to their employees, consultants, independent contractors, equity interest holders, and other third Persons all Taxes required to be paid or withheld and has remitted such Taxes to the applicable Taxing Authority within the time prescribed by applicable Law, including federal and state income and employment Taxes, Federal Insurance Contribution Act, Medicare, Federal Unemployment Tax Act, and relevant non-U.S. income and employment Tax withholding legal requirements; and (iii) has timely filed all withholding Tax Returns, for all periods.

(d)     Reserves for Payment of Taxes. The Financial Statements accurately and fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with U.S. GAAP. Each Group Company will establish, in the ordinary course of business and consistent with its past practices, reserves

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adequate for the payment of all Taxes for the period from the date of the Financial Statements through the Closing Date, and each Group Company will disclose the dollar amount of such reserves to Purchaser on or prior to the Closing Date. No Group Company has incurred any liability for Taxes since the date of the Financial Statements other than in the ordinary course of business.

(e)     Audits. No audits or other examinations with respect to Taxes of any Group Company are currently in progress or have been asserted or proposed in writing. No Group Company has received from any Authority any: (i) written request for information related to Tax matters; or (ii) written notice of deficiency or proposed Tax adjustment. No claim or legal proceeding is pending or threatened against any Group Company in respect of any Tax (including any Tax filing or Tax reporting obligation). No Group Company has (i) filed an outstanding request for an extension of time within which to file any Tax Return, (ii) executed a waiver or consent extending any statute of limitations for the assessment or collection of any Taxes which waiver or consent remains outstanding, and no such waiver or consent is pending, (iii) applied for a ruling relating to Taxes which could be binding on Purchaser, any Group Company, or any of their Affiliates after the Closing Date, or (iv) entered into a “closing agreement” as described in Section 7121 of the Code (or any comparable provisions of state, local or foreign Law) with any Authority. No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect any Group Company. There are no unsatisfied liabilities for Taxes with respect to any written notice of deficiency or similar document received by any Group Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith and by appropriate proceedings by the Group Company and with respect to which adequate reserves for payment have been established in accordance with U.S. GAAP).

(f)     Adjustment in Taxable Income. No Group Company has been and will be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state, local or foreign Tax Laws as a result of transactions, events or accounting methods employed prior to the Closing.

(g)     280G; 4999. There is no agreement, plan, arrangement or other Contract (i) covering any employee that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 404 of the Code or that would be characterized as a “parachute payment” within the meaning of Section 280G(b)(1) of the Code or (ii) by which any of the Group Company is bound to compensate any employee for excise taxes paid pursuant to Section 4999 of the Code.

(h)     No Other Jurisdictions for Filing Tax Returns. There are no jurisdictions in which each Group Company is required to file a Tax Return other than the jurisdictions in which such Group Company has filed Tax Returns. No written claim has ever been made by a governmental Authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction.

(i)     Permanent Establishment. No Group Company has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(j)     Tax Agreements. No Group Company is a party to or bound by any Tax allocation, sharing or indemnity Contract or arrangement other than any such Contract or arrangement that is a Contract entered into in the ordinary course of business and the principal purpose of which is not Taxes or that is solely between or among the Company and/or one or more Company Subsidiaries.

(k)     Liability for Third Party Taxes. No Group Company has any liability for Taxes of any Person (other than any Group Company) arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign Law, as a transferee or successor, or by Contract (other than any Contract entered into in the ordinary course of business). No Group Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(l)     Consolidated Groups. No Group Company have ever been a member of an affiliated, combined, consolidated or unified group (including within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which was the V7, WAS, Indigo, Metta, Madhouse, or Fuse).

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(m)     Transfer Pricing. Each Group Company is in compliance in all respects with all applicable transfer pricing Laws, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practice and methodology. All intercompany agreements have been adequately documented, and such documents have been duly executed in a timely manner. The prices for any property or services (or for the use of any property), including, without limitation, interest and other prices for financial services, provided by or to any Group Company are arm’s-length prices for purposes of the relevant transfer pricing Laws, including Treasury Regulations promulgated under Section 482 of the Code (or any comparable provisions of state, local or foreign Laws).

(n)     International Issues. No Group Company is, or has ever been, a “passive foreign investment company” within the meaning of section 1297 of the Code or a “controlled foreign corporation” within the meaning of section 957 of the Code.

(o)     Certain Pre-Closing Transactions. No Group Company is or will be liable for any Tax, in any Post-Closing Tax Period, as a result of (i) a change in method of Tax accounting or period made prior to the Closing, (ii) an installment sale or “open transaction” disposition occurring prior to the Closing, (iii) a prepaid amount received, accrued, or paid prior to the Closing, (iv) an election under Section 108(i) of the Code made prior to the Closing, (v) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign Tax Laws) executed prior to the Closing, (vi) intercompany transactions or excess loss accounts described in Treasury regulations under Section 1502 of the Code (or any similar provision of state, local, or foreign Tax Laws) with respect to a transaction occurring prior to the Closing Date, or (vii) any other action or election prior to the Closing Date that has deferred more than an immaterial amount of income (or accelerated more than an immaterial item of loss or deduction) that would otherwise have accrued, including in each case comparable provisions of state, local and foreign Tax Laws.

(p)     Exclusive Representations. Notwithstanding anything contained in this Agreement to the contrary, (i) the Seller makes no representations or warranties as to the amount or availability of any Tax attribute and (ii) the representations and warranties contained in this Section 4.17 constitute the sole and exclusive representations and warranties made by the Seller in this Agreement with respect to Tax matters, including any representations or warranties regarding compliance with Tax Laws, liability for Taxes, the filing of Tax Returns (but excluding any Tax matters addressed in Section 4.15), and the accrual and reserves for Taxes on any financial statements or books and records of the Group Companies.

4.18    Finders’ Fees. Except for PJT Partners (the fees in respect of which are listed on Schedule 4.18), there is no investment banker, broker, finder, intermediary or other third party who might be entitled to any fee or commission from the Purchaser or any of its Affiliates (including a Group Company following the Closing) upon consummation of the transactions contemplated by this Agreement.

4.19    Data Privacy and Security.

(a)     The Group Companies comply with, and have at all times since January 1, 2017 complied with, all Data Protection Laws applicable to the Group Companies or to the conduct of the Business, except for noncompliance that would not reasonably be expected to have a Company Group Material Adverse Effect. Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Group Material Adverse Effect, none of the Group Companies has used, disclosed, transferred, or otherwise processed any Personal Data in any manner that violates any Data Protection Law or is inconsistent with the terms of any Material Contract.

(b)     None of the Group Companies has received any subpoenas, demands, or other notices from any governmental Authority investigating, inquiring into, or otherwise relating to any actual or potential violation of any Data Protection Law and, to the Knowledge of the Seller, none of the Group Companies is under investigation by any governmental Authority for any actual or potential violation of any Data Protection Law.

(c)     No notice, complaint, claim, enforcement action, or litigation of any kind has been served on, or to the Knowledge of the Seller, initiated against the Group Companies under any applicable Data Protection Law.

(d)     Except as set forth on Schedule 4.19(d), each of the Group Companies complies in all material respects with the terms of all published and posted policies, procedures, and notices of the Group Companies relating to its collection, use, or disclosure of Personal Data.

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(e)     Each of the Group Companies has taken commercially reasonable steps, compliant in all material respects with applicable Data Protection Laws and Material Contracts to protect the operation, confidentiality, integrity, and security of the Group Companies’ software, systems, and websites that are involved in the collection and/or processing of Personal Data.

(f)     Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Group Material Adverse Effect, none of the Group Companies has experienced any security breaches of Personal Data. To the Knowledge of the Seller, there are no pending or expected complaints, actions, fines, or other penalties facing the Group Companies in connection with any data security breaches.

4.20    Related Party Transactions. Except as set forth on Schedule 4.20, no Related Party (a) has, and no Related Party has at any time had, any direct or indirect interest in any asset used in or otherwise relating to the business of any of the Group Companies, (b) is, or has been, indebted to any of the Group Companies, (c) has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing involving any of the Group Companies, (d) is competing, or has at any time competed, directly or indirectly, with any of the Group Companies or (e) has any claim or right against any of the Group Companies (other than rights to receive compensation for services performed as an employee).

4.21    Anticorruption; Improper Payments. To the Knowledge of the Seller, neither any Group Company nor any Representative of any Group Company has directly or indirectly paid, offered, given, promised to pay, or authorized the payment of any money or anything of value (including any gift, sample, rebate, travel, meal and lodging expense, entertainment, service, equipment, debt forgiveness, donation, grant or other thing of value, however characterized) to any Government Official or any other Person at the suggestion, request, direction or for the benefit of any Government Official or other Person for the purpose of unlawfully under any Improper Payment Laws (a) influencing any act or decision of such Government Official in his official capacity, (b) inducing such Government Official to do or omit to do any act in relation to his lawful duty, (c) securing any improper advantage, (d) inducing such Government Official to influence or affect any act or decision of any governmental Authority, or (e) obtaining or retaining business for or with, or directing business to any Person. To the Knowledge of the Seller, each Group Company and any Representative of any Group Company, has at all times since January 1, 2015 complied with all applicable Improper Payment Laws. Without limiting the generality of the foregoing, to the Knowledge of the Seller, there has been no use or authorization of money or anything of value by the Seller or any of its Affiliates (including any Group Company) relating to any unlawful payment under any Improper Payment Laws, or secret or unrecorded fund or any false or fictitious entries made in the books and records of any Group Company relating to the same. To the Knowledge of the Seller, neither any Group Company nor any Representative of any Group Company has unlawfully (under any Improper Payment Laws) employed or retained, directly or indirectly, a Government Official or a family member of a Government Official, and no Government Official has, directly or indirectly, the right of control over, or any beneficial interest in the Business.

4.22    Sanctions. Seller and each of its Affiliates (including each Group Company), with respect to the Business, complies, and has at all times since January 1, 2015, complied, with all applicable Sanctions Laws, and no such entity is, or has done business with any, Sanctioned Person in contravention of any applicable Sanctions Laws.

4.23    Not an Investment Company. No Group Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

4.24    Accredited Investor. Seller is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and is able to bear any economic risks associated with the transactions contemplated by this Agreement. Seller is acquiring the Closing Payment Shares as provided in this Agreement solely for investment for its own account, and not with a view to, or for sale in connection with, any distribution thereof in violation of applicable state and federal securities Laws. Seller has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Closing Payment Shares and is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Closing Payment Shares. Buyer hereby acknowledges that the Closing Payment Shares have not been registered pursuant to the Securities Act or any state securities Laws, and agrees that the Closing Payment Shares may not be sold, offered for sale or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act to the extent applicable.

4.25    No Disqualification Event. Neither Seller, nor any of its directors, executive officers, general partners, managing members or other officers is subject to any Disqualification Event except for a Disqualification Event

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(i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of which has been furnished in writing to the Purchaser prior to the Original Agreement Date.

4.26    Reorganization. As of the Original Agreement Date, Seller had not consummated any of the steps of the Reorganization in any material respect nor entered into any related binding agreements. Seller’s activities regarding the Reorganization prior to the Original Agreement Date, consisted primarily of obtaining the advice of Seller’s legal and tax advisors in connection with actions to effect the Reorganization and the preliminary negotiation of acquisition terms with respect to the contemplated acquisition of any equity of a Group Company not owned by Seller as of the Original Agreement Date.

4.27    No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article IV (as modified by the Disclosure Schedules), the Seller has not made, does not make or shall not be deemed to make any other representation or warranty of any kind whatsoever, express or implied, written or oral, at law or in equity, including any representation or warranty regarding the Seller, the Group Companies, the Business, or the transactions contemplated by this Agreement and any Additional Agreements or any other matter, and the Seller hereby disclaims all other representations and warranties of any kind whatsoever, express or implied, written or oral, at law or in equity, whether made by or on behalf of the Seller, any Group Company or any other Person. The Seller hereby disclaims all Liability and responsibility for all projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished (orally or in writing, including electronically) to the Purchaser or any of the Purchaser’s Affiliates or Representatives, including omissions therefrom.

Article V
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller that each of the following representations and warranties are true, correct and complete as of the Original Agreement Date, except as disclosed in the Purchaser SEC Documents filed prior to the Original Agreement Date or as set forth in the Purchaser Disclosure Schedule (with each exception set forth in the Purchaser Disclosure Schedule being identified by reference to, or grouped under a heading referring to, a specific individual section or subsection of this Agreement and relating only to such section or subsection); provided, however, that a matter disclosed with respect to one representation and warranty in this Article V shall also be deemed to be disclosed with respect to each other representation and warranty in this Article V to which the matter disclosed reasonably relates, but only to the extent that such relationship is reasonably apparent on the face of the disclosure contained in the Purchaser Disclosure Schedule):

5.1    Corporate Existence and Power; Organizational Documents. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware. Copies of the organizational documents of the Purchaser have heretofore been made available to the Seller, and such copies are each true and complete copies of such instruments as amended and in effect on the Original Agreement Date.

5.2    Corporate Authorization.

(a)     The execution, delivery and performance by the Purchaser of this Agreement and the Additional Agreements (to which it is a party) and the consummation by the Purchaser of the transactions contemplated hereby and thereby are within the corporate powers of the Purchaser. This Agreement and each of the Additional Agreements has been duly authorized by all necessary corporate action on the part of the Purchaser other than the approval of the Purchaser Common Stockholders. This Agreement has been duly executed and delivered by the Purchaser and, assuming the due authorization, execution and deliver by the Seller, it constitutes, and upon its execution and delivery, the Additional Agreements (to which it is a party) will constitute, a valid and legally binding agreement of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to the Enforceability Limitations.

(b)     The Purchaser Board (including any required committee or subgroup thereof) has, as of the Original Agreement Date, unanimously (i) approved the transactions contemplated by this Agreement and the Additional Agreements and the transactions contemplated hereby and thereby, including but not limited to the Proxy Statement and the filing thereof with the SEC, and such approval is sufficient so that no state antitakeover statute or similar statute or regulation applicable to the Purchaser, including the restrictions on business combinations set forth in Section 203 of the DGCL or any other “control share acquisition,” “fair price,” “moratorium” or other takeover laws or regulations is applicable to any of the transactions contemplated hereby or thereby, (ii) determined that this Agreement and the

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Additional Agreements and the transactions contemplated hereby and thereby are in the best interests of the Purchaser and its stockholders, (iii) determined that the transactions contemplated hereby constitutes a “Business Combination” as such term is defined in the Existing Charter and (iv) approved the calling of the Purchaser Stockholder Meeting.

5.3    Governmental Authorization. None of the execution, delivery or performance of this Agreement requires any Governmental Approval, other than (i) such filings and approvals as may be required by the DGCL or any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (ii) such Governmental Approvals as may be required under (A) the HSR Act, or (B) any other Antitrust Law, in any case that are applicable to the transactions contemplated by this Agreement; (iii) such Governmental Approvals as may be required under the rules and regulations of the New York Stock Exchange; (iv) the other Governmental Approvals, each of which is set forth on Schedule 5.3; and (v) such other Governmental Approvals that, if not so taken, made or obtained, would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

5.4    Non-Contravention. Other than the approval of the Required Approval Matters, none of the execution, delivery and performance by the Purchaser of this Agreement and the Additional Agreements and the consummation by the Purchaser of the transactions contemplated hereby and thereby does or will (a) contravene or conflict with the organizational documents of the Purchaser, (b) contravene or conflict with or constitute a violation of the Purchaser’s organizational documents or any provision of any Law, judgment, injunction, order, writ, or decree binding upon the Purchaser, (c) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Purchaser or require any payment or reimbursement or to a loss of any material benefit to which the Purchaser is entitled under any provision of any Permit, Contract or other instrument or obligations binding upon the Purchaser or by which any of the Purchaser Common Shares or any of the Purchaser’s assets is or may be bound or any Permit, in each case, or (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Purchaser Common Shares or any of the Purchaser’s assets, other than, with respect to clauses (c) and (d), as would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

5.5    Finders’ Fees. Except for the Deferred Underwriting Amount and amounts owing to GP. Bullhound, Wells Fargo Securities, LLC and ICR, LLC (the fees in respect of which are listed on Schedule 5.5), there is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission from the Purchaser upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

5.6    Issuance of Shares. The Closing Payment Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Delaware Law, the Purchaser’s organizational documents or any contract to which the Purchaser is a party or by which the Purchaser is bound.

5.7    Capitalization.

(a)     The authorized capital stock of the Purchaser is 111,000,000 shares, each with a par value of US$0.0001 per share, consisting of (a) 110,000,000 shares of common stock, including (i) 100,000,000 shares of Class A common stock (also referred to as the Purchaser Class A Common Shares) and (ii) 10,000,000 shares of Class F common stock, and (b) 1,000,000 shares of preferred stock. As of the Original Agreement Date and the Agreement Date, there were issued and outstanding (a) 30,000,000 and 29,305,180, respectively, Purchaser Class A Common Shares (b) 7,500,000 shares of Class F common stock, and (c) no shares of preferred stock. All issued and outstanding Purchaser Common Shares are, and any additional Purchaser Common Shares issued prior to the Closing will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Delaware law, the Purchaser’s organizational documents or any contract to which the Purchaser is a party or by which the Purchaser is bound.

(b)     Except as set forth in Section 5.7(a) or in Schedule 5.7(b), the Purchaser does not have any shares issued or outstanding and there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock to which the Purchaser is a party obligating the Purchaser to (i) issue, transfer or sell any shares or other equity interests of the Purchaser or securities convertible into or exchangeable for such shares or equity interests; (ii) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right,

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agreement or commitment; (iii) redeem or otherwise acquire any such shares or other equity interests; or (iv) provide a material amount of funds to, or make any material investment in any Person other than in connection with this Agreement.

(c)     The Purchaser does not have outstanding bonds, debentures, notes or other similar obligations with the right to vote (or that are convertible into or exercisable for securities having the right to vote) with the Purchaser Common Stockholders on any matter.

(d)     Except as set forth in Schedule 5.7(d), there are no voting trusts or other agreements or understandings to which the Purchaser is a party with respect to the voting of the capital stock or other equity interests of the Purchaser.

5.8    Information Supplied. The Proxy Statement will, when filed with the SEC and at the time it is mailed to the Purchaser Common Stockholders, comply with the applicable requirements of the Exchange Act. None of the information supplied or to be supplied by Purchaser or any of its Affiliates expressly for inclusion or incorporation by reference, if applicable, in the Proxy Documents (as defined in Section 6.5(a)) will, at the date of filing and/or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the Purchaser or that are included in the Purchaser SEC Documents). No representation or warranty is made by the Purchaser with respect to statements made or incorporated by reference therein based on information supplied by, or on behalf of, Seller or any Group Company.

5.9    Trust Fund.

(a)     As of the Original Agreement Date, the Purchaser has a balance of approximately US$306,650,000 in the trust fund established by the Purchaser for the benefit of its public stockholders (the “Trust Fund”) in a trust account at UBS Financial Services Inc. (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Account Agreement, dated as of November 16, 2017, between the Purchaser and the Trustee (as amended or supplemented, the “Trust Agreement”).

(b)     The Trust Agreement is valid and in full force and effect and is enforceable in accordance with its terms. Other than the Redemption Side Letter, there are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) (i) between the Purchaser and the Trustee that would cause the description of the Trust Agreement in the Purchaser SEC Reports to be inaccurate in any material respect or (ii) that would entitle any Person (other than Purchaser Common Stockholders who shall have elected to redeem their Purchaser Common Shares pursuant to the Purchaser’s organizational documents) to any portion of the proceeds in the Trust Account. The Purchaser has filed with the SEC true, correct and complete copies of the executed and delivered Trust Agreement. The Trust Agreement has not been amended or modified, and no such amendment or modification is contemplated by the Purchaser. As of the Original Agreement Date, no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a material default or breach under the Trust Agreement on the part of the Purchaser or the Trustee. Prior to the Closing, none of the funds held in the Trust Account may be released except (A) to pay income and franchise taxes from any interest income earned in the Trust Account or (B) to redeem Purchaser Common Shares in accordance with the provisions of the Purchaser’s organizational documents and the Redemption Side Letter. There are no Actions pending or threatened in writing with respect to the Trust Account.

5.10    Listing. The Purchaser Units, Purchaser Class A Common Shares and Purchaser Warrants are listed on the New York Stock Exchange, with trading symbols LGC.U, LGC and LGC WS, respectively.

5.11    Purchaser Required Vote. The Purchaser Required Vote at the Purchaser Stockholder Meeting to approve this Agreement and the transactions contemplated hereby is the only vote of the holders of any class of the Purchaser’s shares necessary to approve the transactions contemplated by this Agreement; provided, however, that the transactions contemplated by this Agreement may be consummated only if the limitations on redemption specified under the Existing Charter have not been exceeded.

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5.12    Purchaser SEC Documents and Financial Statements.

(a)     The Purchaser has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by the Purchaser with the SEC since the registration of the Purchaser Class A Common Shares under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the Original Agreement Date (the “Additional Purchaser SEC Documents”). The Purchaser has made available to the Seller copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR, at least two (2) days prior to the Original Agreement Date: (i) the Purchaser’s Annual Reports on Form 10-K for each fiscal year of the Purchaser beginning with the first year the Purchaser was required to file such a form, (ii) the Purchaser’s Quarterly Reports on Form 10-Q for each fiscal quarter of the Purchaser beginning with the first quarter the Purchaser was required to file such a form, (iii) all proxy statements relating to the Purchaser’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iv) the Purchaser’s Current Reports on Form 8-K filed since the beginning of the first fiscal year referred to in clause (i) above, and (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Seller pursuant to this Section 5.12) filed by the Purchaser with the SEC since the Purchaser’s registration with the SEC (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), and (iv) above, whether or not available through EDGAR, are, collectively, the “Purchaser SEC Documents”). The Purchaser SEC Documents were, and the Additional Purchaser SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Purchaser SEC Documents did not, and the Additional Purchaser SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Purchaser SEC Document or Additional Purchaser SEC Document has been or is revised or superseded by a later filed Purchaser SEC Document or Additional Purchaser SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 5.12, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b)     The financial statements and notes contained or incorporated by reference in the Purchaser SEC Documents and the Additional SEC Documents (collectively, the “Purchaser Financial Statements”) are complete and accurate and fairly present in all material respects, in conformity with U.S. GAAP applied on a consistent basis in all material respects and Regulation S-X or Regulation S-K, as applicable, the financial position of the Purchaser as of the dates thereof and the results of operations of the Purchaser for the periods reflected therein. The Purchaser Financial Statements (i) were prepared from the books and records of the Purchaser; (ii) were prepared on an accrual basis in accordance with U.S. GAAP consistently applied; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Purchaser’s financial condition as of their dates; and (iv) contain and reflect adequate provisions for all material Liabilities for all material Taxes applicable to the Purchaser with respect to the periods then ended.

(c)     The Purchaser has no liabilities required to be reflected or reserved against on a balance sheet (or the notes thereto) prepared in accordance with U.S. GAAP, other than liabilities (i) reflected or otherwise reserved against in on a balance sheet are included in the Purchaser Financial Statements, (ii) arising pursuant to this Agreement or incurred in connection with the transactions contemplated by this Agreement, or (iii) for liabilities and obligations incurred in the ordinary course of business since the Purchaser’s formation which liabilities and obligations that are in excess of US$ 100,000 individually or US$300,000 in the aggregate are listed on Schedule 5.12(c) . All debts and Liabilities, fixed or contingent, which should be included under U.S. GAAP on a balance sheet are included in the Purchaser Financial Statements.

(d)     Other than (i) Contracts listed on Schedule 5.12(d) and (ii) non-disclosure agreements entered into by the Purchaser, which to the knowledge of the Purchaser have not been breached and do not contain any monetary obligations of the Purchaser, there are no Contracts or other arrangements to which the Purchaser is a party or is otherwise bound that are not included in the Purchaser SEC Documents.

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5.13    Certain Business Practices. The Purchaser represents and warrants that no funds given to the Seller in connection with the transactions contemplated by this Agreement have been, or will be, derived from any illegal activities, including but not limited to any violations of any applicable anti-corruption, anti-bribery, anti-money laundering, counter terrorist financing, or Sanctions Laws. To the knowledge of the Purchaser, neither the Purchaser, nor any director, officer, agent or employee of the Purchaser (in their capacities as such) has, since the IPO, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment, which, if not paid or continued in the future, would reasonably be expected to adversely affect the business or prospects of the Purchaser and would reasonably be expected to subject the Purchaser to suit or penalty in any private or governmental litigation or proceeding. To the knowledge of the Purchaser, neither the Purchaser, nor any director, officer, agent or employee of the Purchaser (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of the Purchaser) has, since the IPO, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Purchaser or assist the Purchaser in connection with any actual or proposed transaction, which, if not given or continued in the future, would reasonably be expected to adversely affect the business or prospects of the Purchaser and would reasonably be expected to subject the Purchaser to suit or penalty in any private or governmental litigation or proceeding.

5.14    Litigation. Except as disclosed in the Purchaser SEC Documents, there is no Action pending against, threatened against or affecting, the Purchaser, any of its officers or directors or any Purchaser Units, Purchaser Common Shares or Purchaser Warrants or any of the Purchaser’s assets or Contracts before any court, Authority or official or that in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments against the Purchaser. Except as disclosed in the Purchaser SEC Documents, the Purchaser is not, and has not previously been, subject to any legal proceeding with any Authority.

5.15    Compliance with Laws. The Purchaser is and, since the IPO, has been in material compliance with all Laws and Orders (i) that are applicable to the Purchaser, (ii) by which the Purchaser is bound, or (iii) that are applicable to the conduct of the business or operations of the Purchaser. Since the IPO, no Authority has issued any written notice stating that the Purchaser is not in compliance with any Law.

5.16    Not an Investment Company. The Purchaser is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

5.17    Interested Party Transactions. Except as disclosed in the Purchaser SEC Documents, no employee, officer, director, stockholder or Affiliate of the Purchaser or a member of his or her immediate family is indebted for borrowed money to the Purchaser, nor is the Purchaser indebted for borrowed money (or committed to make loans or extend or guarantee credit) to any of them, other than reimbursement for reasonable expenses incurred on behalf of the Purchaser. Except as disclosed in the Purchaser SEC Documents, no officer, director, stockholder or Affiliate of the Purchaser or any member of their immediate families is, directly or indirectly, interested in any Contract with the Purchaser (other than such contracts as relate to any such individual ownership of capital stock or other securities of the Purchaser).

5.18    Interim Operations. The Purchaser has not engaged in any business activity, other than (i) as described in the Purchaser SEC Documents and (ii) in connection with the evaluation, negotiation and consummation of the transactions contemplated hereby.

5.19    Funds. As of the Closing Date and after giving effect to the disbursements contemplated by Section 6.7(a)(i), the funds in the Trust Account, together with any additional funds obtained by the Purchaser, shall equal or exceed US$120,000,000 plus all accrued interest available to the Purchaser as of the Closing Date and all such funds shall have been contributed to the Purchaser and credited to the Purchaser’s bank account. All such funds shall be free and clear of all Liens, freely usable by the Purchaser and not subject to restrictions or limitations on use or distribution by Law or Contract.

5.20     No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article V (as modified by the Disclosure Schedules), the Purchaser has not made, does not make or shall not be deemed to make any other representation or warranty of any kind whatsoever, express or implied,

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written or oral, at law or in equity, including any representation or warranty regarding the Purchaser, the transactions contemplated by this Agreement and any Additional Agreements or, from and after the Closing, the Group Companies or the Business, or any other matter, and the Purchaser hereby disclaims all other representations and warranties of any kind whatsoever, express or implied, written or oral, at law or in equity, whether made by or on behalf of the Purchaser, any Group Company (from and after the Closing) or any other Person. The Purchaser hereby disclaims all Liability and responsibility for all projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished (orally or in writing, including electronically) to the Seller or any of the Seller’s Affiliates or Representatives, including omissions therefrom.

Article VI
COVENANTS OF THE SELLER AND THE PURCHASER

The Seller and the Purchaser hereby agree as follows:

6.1    Conduct of Business.

(a)     From the Original Agreement Date through the Closing Date, the Seller shall cause the Group Companies to conduct business only in the ordinary course, (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall not enter into any material transactions without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed) (other than in the ordinary course of business consistent with past practice or in connection with the transactions contemplated by this Agreement (including the Reorganization and any and all actions taken in connection therewith), and shall use commercially reasonable efforts to preserve intact its business relationships with employees, clients, suppliers and other third parties; provided, that, notwithstanding anything herein to the contrary, nothing in this Agreement shall limit or restrict the ability of the Group Companies to incur any Indebtedness and make any cash dividend or distribution outside the Group Companies provided that the foregoing shall not exceed the Target Company Net Debt unless a purchase price adjustment in respect of such excess amount is made as of the Closing Date. Without limiting the generality of the foregoing, from the Original Agreement Date until and including the Closing Date, other than in connection with the transactions contemplated by this Agreement (including the Reorganization and any and all actions taken in connection therewith), without the other party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), except as set forth on Schedule 6.1, the Seller shall cause the Group Companies not to:

(i)     amend, modify or supplement their organizational documents;

(ii)     propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Reorganization);

(iii)     issue, sell, deliver, transfer or agree or commit to issue, sell, deliver or transfer (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any securities of the Group Companies to any Person who is not a Group Company;

(iv)     directly or indirectly acquire, repurchase or redeem any securities of the Group Companies;

(v)     settle or compromise, release or waive any pending or threatened Action, except for the settlement or compromise, release or waiver of any Action that is in the ordinary course of business consistent with practice and does not include any obligation (other than payments of money not to exceed US$250,000 individually or US$750,000 in the aggregate) to be performed by any of the Group Companies following the Closing (including any obligation to refrain from taking or performing any activities or actions);

(vi)     except as required by applicable Law or U.S. GAAP, make any material change in any of its accounting principles or practices;

(vii)     other than any such action necessary to effectuate the Reorganization, (A) make any material Tax election; (B) change or rescind any material Tax election; (C) settle or compromise any material Tax claim or assessment; (D) amend any income or other material Tax Return; (E) waive any right to claim a Tax refund, offset or other reduction in Tax liability; (F) enter into any closing agreement with respect to any material amount of Taxes; (G) consent to any extension or waiver of the limitations period in respect of Taxes; (H) make or request any Tax ruling, or (I) adopt or change any accounting method in respect of Taxes;

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(viii)     acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any material equity interest therein or enter into any joint venture, partnership, limited liability company or similar arrangement with any third Person;

(ix)     amend, modify or revoke any Company Group Employee Plan other than in the ordinary course of business or as required by applicable Law;

(x)     terminate any employee or independent contractor of any Group Company such that would trigger payment of any severance, notice, change in control or other termination-related benefits under applicable Law or Contract, other than terminations in the ordinary course of business or for cause or material misconduct; or

(xi)     authorize any of, or enter into or agree or commit to enter into a Contract to take, any of the actions prohibited by this Section 6.1.

(b)     From the Original Agreement Date through the Closing Date, the Purchaser shall remain a “blank check company” as defined in Rule 419 under the Securities Act, shall not conduct any business operations other than in connection with this Agreement and ordinary course operations to maintain its status as a New York Stock Exchange-listed special purpose acquisition company and as a registrant with the SEC pending the completion of the transactions contemplated hereby. Without limiting the generality of the foregoing, through the Closing Date, other than in connection with the transactions contemplated by this Agreement without the other party’s prior written consent (which shall not be unreasonably withheld), except as set forth on Schedule 6.1(b), the Purchaser shall not, and shall cause its Subsidiaries to not:

(i)     amend, modify or supplement its or organizational documents;

(ii)     take any action in violation or contravention of the Purchaser’s organizational documents, applicable Law or any applicable rules and regulations of the SEC and the New York Stock Exchange;

(iii)     authorize, commit or actually issue, grant, sell, pledge, dispose of any of its shares or other equity interests or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its shares or other equity interests, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iv)     subdivide, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(v)     incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise), make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person, in each case in excess of US$100,000 individually or US$300,000 in the aggregate; or

(vi)     amend, waive or otherwise change the Trust Agreement in any manner adverse to the Purchaser.

(c)     Neither party shall (i) take or agree to take any action that might make any representation or warranty of such party inaccurate or misleading in any respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any respect at any such time.

(d)     From the Original Agreement Date through the Closing Date, neither the Seller nor the Group Companies, on the one hand, nor the Purchaser, on the other hand, shall, and such Persons shall use reasonable best efforts to cause each of their respective officers, directors, Affiliates, managers, consultant, employees, representatives and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage, respond to or participate in negotiations with any Person concerning any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction including by furnishing any information regarding the Business or the Group Companies to any Person in connection with a proposed Alternative Transaction or an inquiry or indication of interest that could reasonably be expected to lead to an Alternative Transaction, (iii) approve,

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recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction or (iv) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Alternative Transaction. The Seller and the Group Companies will immediately cease and cause to be terminated any existing discussions with any Person (other than the Purchaser) that relate to any Alternative Transaction. Without limitation to the obligations set forth above, in the event that there is an unsolicited proposal for, or an indication of a serious interest in entering into, an Alternative Transaction, communicated in writing to the Seller or any of the Group Companies or the Purchaser or any of their respective representatives or agents (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within one (1) Business Day after receipt) advise the other parties to this Agreement orally and in writing of any Alternative Proposal and the material terms and conditions of any such Alternative Proposal (including any changes thereto) and the identity of the person making any such Alternative Proposal, and otherwise cease to engage with the Person making such Alternative Proposal. For purposes of this Agreement, the term “Alternative Transaction” shall mean any of the following transactions involving the Group Companies or the Purchaser (other than the transactions contemplated by this Agreement): (X) any merger, consolidation, share exchange, business combination or other similar transaction, or (Y) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such Person (other than sales of inventory, services or licenses in the ordinary course of business) or any class or series of the capital stock or other equity interests of the Group Companies or the Purchaser in a single transaction or series of transactions.

6.2    Access to Information. From the Original Agreement Date until and including the Closing Date, each of the Seller (on behalf of the Group Companies) and the Purchaser shall, to the best of its ability, (a) continue to give the other party, its legal counsel and other representatives full access to the offices, properties and, books and records, (b) furnish to the other party, its legal counsel and other representatives such information relating to the business of the Group Companies and the Purchaser as such Persons may request and (c) cause the employees, legal counsel, accountants and representatives to cooperate with the other party in its investigation of the Business; provided that no investigation pursuant to this Section (or any investigation prior to the Agreement Date, including prior to the Original Agreement Date) shall affect any representation or warranty given by the Seller or the Purchaser and, provided further, that any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business of the Group Companies. Notwithstanding anything to the contrary in this Agreement, neither party shall be required to provide the access described above or disclose any information if doing so is reasonably likely to (i) result in a waiver of attorney-client privilege, work product doctrine or similar privilege or (ii) violate any contract to which it is a party or to which it is subject or applicable Law, provided that the non-disclosing party must advise the other party that it is withholding such access and/or information and (to the extent reasonably practicable) provide a description of the access and/or information not disclosed.

6.3    Notices of Certain Events. Each party shall promptly notify the other party of the following, provided that no such notice shall constitute an acknowledgement or admission by the party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached:

(a)     any notice from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action by or on behalf of such Person or create any Lien on any capital shares of any Group Companies or capital shares of the Purchaser;

(b)     any notice from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c)     any Actions commenced or threatened against or involving either party or any of their stockholders that relate to the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d)     any inaccuracy of any representation or warranty of such party contained in this Agreement, or any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, in each case which inaccuracy or failure would cause any of the conditions set forth in Article VII not to be satisfied.

6.4    Annual and Interim Financial Statements. As of the Agreement Date, the Seller has delivered to the Purchaser each of the following (in each case, as and in the form required to be included in the Proxy Statement): (a) the audited combined financial statements of the Company Subsidiaries which comprise combined balance sheets

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as of December 31, 2018 and December 31, 2017, and the related combined statements of income and comprehensive income, equity and redeemable non-controlling interest and cash flows for the fiscal years then ended, (b) the unaudited combined balance sheet of the Company Subsidiaries as of December 31, 2016, the related combined statements of income and comprehensive income, equity and redeemable non-controlling interest and cash flows of the Company Subsidiaries for the fiscal year then ended, and (c) the unaudited combined interim financial statements of the Company Subsidiaries which comprise the combined balance sheet for the six months ended June 30, 2019 and the related combined statements of income and comprehensive income, equity and redeemable non-controlling interest, and cash flows for the six month periods ended June 30, 2019 and 2018 (the information identified in Section 6.4(a), Section 6.4(b) and Section 6.4(c) being, collectively, the “Historical Financial Statements”). As soon as practicable (which the Seller expects to be approximately January 15, 2020) after the Agreement Date, the Seller shall deliver to the Purchaser such other or additional financial statements of the Company Subsidiaries, either audited or reviewed to the extent required by Law for purposes of the Proxy Statement. The Seller shall also promptly deliver to the Purchaser copies of any annual audited combined financial statements of the Company Subsidiaries that the Company Subsidiaries’ certified public accountants may issue.

6.5    SEC Filings.

(a)     As promptly as practicable after the Original Agreement Date (provided that the Seller has provided to the Purchaser the information described in Section 6.4 and this Section 6.5(a)), but in any event no later than 30 days after the Original Agreement Date, the Purchaser shall use its commercially reasonable efforts to prepare and cause to be filed with the SEC a proxy statement in preliminary form (as amended or supplemented from time to time, the “Proxy Statement”) calling a special meeting of the Purchaser Common Stockholders (the “Purchaser Stockholder Meeting”) seeking the approval of the Purchaser Common Stockholders of the transactions contemplated hereby and offering to redeem from its public stockholders the Purchaser Class A Common Shares pursuant to Section 9.2 of the Existing Charter in conjunction with a stockholder vote on the transactions contemplated hereby (the “Purchaser Stockholder Redemption”), all in accordance with and as required by the Purchaser’s organizational documents, applicable Law and any applicable rules and regulations of the SEC and the New York Stock Exchange, as modified by the Letter Agreement, dated as of November 16, 2017, by and between the Purchaser, the initial securityholders party thereto and the officers and directors of the Purchaser party thereto (pursuant to which the initial securityholders party thereto and the officers and directors of the Purchaser party thereto agreed not to redeem their shares of Purchaser Common Shares in connection with stockholder approval of a proposed Business Combination (as defined therein)), and as may have been disclosed in the Prospectus. In the Proxy Statement, the Purchaser shall seek (i) adoption and approval of this Agreement and the transactions contemplated hereby by the holders of Purchaser Common Shares in accordance with the Purchaser’s organizational documents and the rules and regulations of the SEC and the New York Stock Exchange, (ii) approval of an equity incentive plan for employees of the Purchaser and its Subsidiaries that will be effective as of the Closing, (iii) approval of the issuance of more than 20% of the issued and outstanding Purchaser Class A Common Shares to the Seller for purposes of complying with applicable provisions of Section 312.03 of the NYSE Listed Company Manual, (iv) approval of the Charter Amendment in accordance with the DGCL and, to the extent applicable, the Purchaser’s organizational documents and the rules and regulations of the SEC, (v) approval of the Amended the Restated Charter in accordance with the DGCL and, to the extent applicable, the Purchaser’s organizational documents and the rules and regulations of the SEC, (vi) the election of directors to the Purchaser’s Board in accordance with the provisions of this Agreement and the Investor Rights Agreement (the foregoing (i)-(vi) collectively referred to as the “Required Approval Matters”), (vii) the adjournment of the special meeting if necessary or appropriate and (viii) to obtain any and all other approvals necessary or advisable to effect the consummation of the transactions contemplated hereby as the SEC (or staff thereof) may indicate are necessary in its comments to the Proxy Statement or in correspondence related thereto, or after consultation with the Seller, determined by the Purchaser as necessary or appropriate in connection with this Agreement and the transactions contemplated hereby. In connection with the Proxy Statement, the Purchaser will also file with the SEC financial and other information about the transactions contemplated hereby in accordance with applicable proxy solicitation rules set forth in the Purchaser’s organizational documents, applicable Law and the rules and regulations of the SEC and the New York Stock Exchange (such Proxy Statement and the documents included or referred to therein pursuant to which the Purchaser Stockholder Redemption will be made, together with any supplements, amendments and/or exhibits thereto, the “Proxy Documents”). Purchaser shall cause the Proxy Documents to comply as to form and substance with the applicable requirements of the Exchange Act and the rules and regulations thereunder. The Seller will provide all financial and other information with respect to the Group Companies and their business and operations as described in Section 6.4 and such other information as is reasonably requested by the Purchaser and necessary, pursuant to applicable requirements of the Exchange Act and the rules and regulations thereunder, for inclusion in Proxy Documents. If reasonably requested by the Purchaser in

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connection with the Purchaser’s preparation of the Proxy Documents, the Group Companies’ financial statements must be reviewed or audited by the Group Companies’ auditors.

(b)     The Purchaser shall mail the Proxy Statement to holders of Purchaser Common Shares of record, as of the record date to be established by the Purchaser Board. Each of the Seller and the Purchaser shall furnish all information concerning such party and its Affiliates to the other party, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. Each of the Seller and the Purchaser shall promptly notify the other upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement and shall provide the other with copies of all correspondence between it and its representatives, on the one hand, and the SEC or its staff, on the other hand. Each of the Seller and the Purchaser shall use commercially reasonable efforts to respond as promptly as reasonably practicable to any comments from the SEC with respect to the Proxy Statement.

(c)     Prior to filing with the SEC or mailing to the Purchaser Common Stockholders, the Purchaser will consult and coordinate in good faith with the Seller, and make available to the Seller preliminary drafts of the Proxy Statement and any communications with the SEC related to the Proxy Statement, and the parties will cooperate in good faith to respond to any SEC communications and make any revisions to and finalize the Proxy Statement. The Purchaser will advise the Seller promptly after receipt of notice thereof, of (i) the time when the Proxy Statement has been filed, (ii) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act, (iii) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC, (iv) the filing of any supplement or amendment to the Proxy Statement, (v) any request by the SEC for amendment of the Proxy Statement, (vi) any comments from the SEC relating to the Proxy Statement and responses thereto, or (vii) requests by the SEC for additional information. The Purchaser shall respond to any SEC comments on the Proxy Statement promptly and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC under the Exchange Act as soon after filing as reasonably practicable; provided, that prior to responding to any comments or material requests from the SEC, the Purchaser will make available to the Seller drafts of any such response and provide the Seller with a reasonable opportunity to comment on such drafts (including the proposed final version of such document or response).

(d)     No information provided by the Seller or the Group Companies to the Purchaser for inclusion in the Proxy Statement or any amendments thereto as of the date of its submission to the SEC will cause the final Proxy Statement to contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading. If, at any time prior to the Purchaser Stockholder Meeting, there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Purchaser shall promptly transmit to the Purchaser Common Stockholders an amendment or supplement to the Proxy Statement containing such information. If, at any time prior to the Purchaser Stockholder Meeting, the Seller discovers any information, event or circumstance relating to the Group Companies or any of its Affiliates, officers, directors or employees that should be set forth in an amendment or a supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Seller shall promptly inform the Purchaser of such information, event or circumstance.

(e)     The Purchaser shall make all filings required to be made by the Purchaser with respect to the transactions contemplated hereby under the Securities Act, the Exchange Act, applicable “blue sky” laws and any rules and regulations thereunder.

(f)     The Seller shall use its commercially reasonable efforts to promptly provide the Purchaser with all information concerning the Group Companies reasonably requested by the Purchaser for inclusion in the Proxy Statement and any amendment or supplement to the Proxy Statement (if any) and in any other filing required to be made by the Purchaser with respect to the transactions contemplated hereby under the Securities Act, the Exchange Act, applicable “blue sky” laws and any rules and regulations thereunder. The Seller shall cause the officers and employees of the Group Companies to be reasonably available to the Purchaser and its counsel in connection with the drafting of the Proxy Statement and such other filings and responding in a timely manner to comments relating to the Proxy Statement from the SEC.

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6.6    Purchaser Stockholder Meeting. The Purchaser shall, as promptly as practicable after being advised by the staff of the SEC that the staff of the SEC has no further comments on the Proxy Documents, establish a record date for, duly call, give notice of, convene and hold the Purchaser Stockholder Meeting. The Purchaser shall use its reasonable best efforts to obtain the approval of the Required Approval Matters, including by soliciting proxies as promptly as practicable in accordance with applicable Law and the Purchaser’s organizational documents for the purpose of approving the Required Approval Matters. Notwithstanding anything to the contrary contained in this Agreement, the Purchaser shall be entitled to adjourn the Purchaser Stockholder Meeting (a) to ensure that any supplement or amendment to the Proxy Statement that the Purchaser Board has determined in good faith (based on written advice of the Purchaser’s counsel) is required by applicable Law is disclosed to the Purchaser Common Stockholders and for such supplement or amendment to be promptly disseminated to the Purchaser Common Stockholders prior to the Purchaser Stockholder Meeting, (b) if, as of the time for which the Purchaser Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient Purchaser Common Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Purchaser Stockholder Meeting, or (c) by ten (10) Business Days in order to solicit additional proxies from the Purchaser Common Stockholders in favor of the adoption of the Required Approval Matters; provided, that in the event of an adjournment pursuant to clauses (a) or (b) above, the Purchaser Stockholder Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved, and in no event shall the Purchaser Stockholder Meeting be reconvened on a date that is later than ten (10) Business Days prior to the Outside Extended Date unless the Purchaser Common Stockholders have approved an Extension.

6.7    Trust Account.

(a)     The Purchaser shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement and for the payment of (i) all amounts payable to stockholders of the Purchaser holding Purchaser Units or Purchaser Common Shares who shall have validly redeemed their Purchaser Units or Purchaser Common Shares upon acceptance by the Purchaser of such Purchaser Units or Purchaser Common Shares, (ii) the Madhouse Purchase Price and all other cash payment obligations of the Purchaser pursuant to this Agreement (except for those provided in the following paragraphs (iii) and (iv)), (iii) the Deferred Underwriting Amount to the underwriter in the IPO and (iv) all the Transaction Expenses of the Seller and the Purchaser, respectively, incurred in connection with the transactions contemplated by this Agreement, provided that (A) the Purchaser’s representation in Section 5.19 is true and correct as of the Closing and (B) if there is a shortfall in cash available from the Trust Account at Closing after payment of the amounts included in (i), (ii) and (iii) above (the “Trust Account Shortfall”), such Trust Account Shortfall shall be subtracted from the Transaction Expenses payable by the Purchaser at the Closing and be assumed as a payable solely of the Purchaser to be paid by Purchaser after the Closing, provided further, that, any such Trust Account Shortfall shall not relate to the Group Companies or the Seller nor affect or be taken into account for purposes of the calculation of the Closing Date Adjustment pursuant to Section 2.8 hereof or otherwise, and the parties acknowledge and agree that any amounts owed in connection with the Trust Account Shortfall (if any) are to be owed or paid for solely by Purchaser. Following the payments described in the preceding sentence, the Trust Account shall terminate, except as otherwise provided in the Trust Agreement. The Purchaser shall not agree to, or permit, any amendment or modification of, or waiver under, the Trust Agreement without the prior written consent of the Seller.

(b)     Reference is made to the final prospectus of the Purchaser, filed with the SEC (File No. 333-221116) (the “Prospectus”), and dated as of November 16, 2017. The Seller warrants and represents that it has read the Prospectus and understands that the Purchaser established a trust account containing the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO (collectively, with interest accrued from time to time thereon, the “Trust Fund”) initially in an amount of $300,000,000 for the benefit of the Purchaser’s public stockholders (the “Public Stockholders”) and certain parties (including the underwriters of the IPO) and that, except for a portion of the interest earned on the amounts held in the Trust Fund and not previously released to the Purchaser to pay franchise and income taxes and up to $750,000 annually for working capital purposes, that the Purchaser may disburse monies from the Trust Fund only: (i) to the Public Stockholders in the event they elect to redeem the shares of Purchaser Class A Common Shares in connection with the consummation of the Purchaser’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”), (ii) to the Public Stockholders if the Purchaser fails to consummate a Business Combination within 24 months from the closing of the IPO, or (iii) to the Purchaser after or concurrently with the consummation of a Business Combination. For and in consideration of the Purchaser entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Fund or distributions therefrom, or make any claim

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against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, any proposed or actual business relationship between the Seller and the Purchaser, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Claims”). The Seller hereby irrevocably waives any Claims it may have against the Trust Fund (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Purchaser and will not seek recourse against the Trust Fund (including any distributions therefrom) for any reason whatsoever (including, without limitation, for an alleged breach of this Agreement; provided, however, that this Section 6.7 shall not affect any other rights or remedies of the Seller pursuant to this Agreement or any other agreement entered into in connection herewith or in furtherance of the transactions contemplated hereby, including but not limited to a breach of this Agreement). The Seller agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the Purchaser to induce it to enter in this Agreement, and the Seller further intends and understands such waiver to be valid, binding and enforceable under applicable law. To the extent the Seller commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Purchaser, which proceeding seeks, in whole or in part, monetary relief against the Purchaser, the Seller hereby acknowledges and agrees its sole remedy shall be against funds held outside of the Trust Fund and that such claim shall not permit the Seller (or any party claiming on the Seller’s behalf or in lieu of the Seller) to have any claim against the Trust Fund (including any distributions therefrom) or any amounts contained therein. Notwithstanding the foregoing, the Seller shall be entitled to seek any and all remedies available at law or in equity with respect to any funds from the Trust Fund that are not subject to the limitations provided in this Section 6.7(b) including, without limitation, pursuant to Section 6.22(c).

6.8    Effect of Purchaser Stockholder Redemptions. Prior to the Closing and pursuant to the Redemption Side Letter, in the event that the number of Purchaser Class A Common Shares that are redeemed by the stockholders of the Purchaser exceeds the threshold specified in the Redemption Side Letter, then (a) a certain number of shares of Purchaser’s Class F common stock shall be forfeited by the holders thereof in accordance with the terms and the formula set forth in the Redemption Side Letter and (b) the holders of Purchaser’s Class F common stock will receive the right to be issued a number of Class A Common Shares equal to the number of such forfeited shares of Purchaser’s Class F common stock (subject to adjustment) upon the achievement of certain stock price criteria of the Purchaser set forth in the Redemption Side Letter, and subject in all respects to the terms and conditions thereof.

6.9    Management and Key Employees. Schedule 6.9 lists those individuals designated by the Group Companies as management and key employees of the Group Companies (the “Key Personnel”). The Purchaser shall use commercially reasonable efforts to enter into, prior to the Closing Date, mutually agreeable agreements with the Key Personnel with respect to compensation, equity ownership, incentive arrangements and retention.

6.10    Listing. The Purchaser shall (a) cause the Closing Payment Shares to be approved for listing on and tradable over the New York Stock Exchange, (b) cause the Purchaser Units, the Purchaser Class A Common Shares and the Purchaser Warrants to remain listed on the New York Stock Exchange from and after the Original Agreement Date until the earlier of the Closing Date and the termination of this Agreement in accordance with Article X.

6.11    Section 16 of the Exchange Act. Prior to the Closing, the Purchaser Board, or an appropriate committee thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC relating to Rule 16b-3(d) under the Exchange Act, such that the acquisition of Purchaser Class A Common Shares pursuant to this Agreement by any officer or director of the Group Companies who is expected to become a “covered person” of the Purchaser for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) shall be an exempt acquisition for purposes of Section 16.

6.12    Commercially Reasonable Efforts; Further Assurances.

(a)     Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and to cooperate as reasonably requested by the other parties, to consummate and to implement expeditiously each of the transactions contemplated by this Agreement (including the Reorganization). The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or reasonably desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement (including the Reorganization).

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(b)     Without limiting the generality of Section 6.12(a), the Seller and the Group Companies will use commercially reasonable efforts to provide the Purchaser with all cooperation as it relates to the Seller and the Group Companies reasonably necessary in connection with satisfying the conditions to, or as is otherwise reasonably requested by the Purchaser in connection with, all Required Approval Matters, including without limitation (i) participating in a reasonable and limited number of meetings, presentations, road shows and other sessions with Purchaser stockholders and their respective advisors and (ii) assisting the Purchaser with the timely preparation of presentations, memoranda or other documentation reasonably requested in connection with the Required Approval Matters.

6.13    Antitrust Filings. The Purchaser has filed notification of the business combination under the provisions of the HSR Act with the Antitrust Division of the DOJ and the FTC on September 23, 2019. Early termination of the waiting period under the HSR Act was granted on September 27, 2019. Purchaser has not made nor is it aware of any other filings or notifications that have to be made with any Authority. If required, each of the Seller (and its Affiliates, if applicable), on the one hand, and the Purchaser (and its Affiliates, if applicable), on the other hand, will promptly file comparable pre-merger or post-merger notification filings, forms and submissions that are required by other applicable Antitrust Laws in connection with the transactions contemplated by this Agreement. Each of the Seller and the Purchaser will use commercially reasonable efforts to (A) cooperate and coordinate (and cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may reasonably be required in order to make such filings; (C) promptly respond to any request for additional information relating to such filings from the Authorities of any other applicable jurisdiction in which any such filing is made; and (D) take all reasonable action necessary to (1) cause the expiration or termination of the applicable waiting periods pursuant to any other Antitrust Laws applicable to the transactions contemplated by this Agreement; and (2) obtain any required consents pursuant to any Antitrust Laws applicable to the transactions contemplated by this Agreement, in each case as soon as practicable, subject to the terms and conditions of this Agreement. Each of the Seller (and its Affiliates, if applicable), on the one hand, and the Purchaser (and its Affiliates), on the other hand, will promptly inform the other of any communication from any Authority regarding the transactions contemplated by this Agreement in connection with such filings. If any party or Affiliate thereof receives a request for additional information or documentary material from any Authority with respect to the transactions contemplated by this Agreement pursuant to any Antitrust Laws applicable to the transactions contemplated by this Agreement, then such party will make (or cause to be made), as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Each party will provide the other party in advance, with a reasonable opportunity for review and comment thereon, copies of any proposed communication with any Authority relating to the review under any Antitrust Law of the transactions contemplated hereby. No party shall participate in any material communication or meeting with any Authority relating to the review under any Antitrust Law of the transactions contemplated hereby, unless the party gives the other party reasonable advance notice of such meeting or communication and, unless prohibited by the relevant Authority, permits the other party to attend and participate therein. Nothing in this Agreement obligates the Purchaser, the Seller, or any of their respective Affiliates, as applicable, to agree to or implement (i) any divestiture, holding separate, sale, license, or other disposition of any assets, businesses, or operations of the Purchaser, its Affiliates, or the Group Companies; or (ii) any modification, restriction, limitation, or other restraint or condition upon any assets, businesses, or operations of the Purchaser, its Affiliates, or the Group Companies. Any such measures to which the Purchaser agrees that affect the assets, businesses, or operations of the Group Companies shall be conditioned upon the prior occurrence of the Closing. The Purchaser (and its Affiliates, if applicable) agrees that, between the Original Agreement Date and the Closing, it shall not, and shall not permit any of its Affiliates to, take any action, including but not limited to entering into any Contracts for an acquisition (by stock purchase, merger, consolidation, amalgamation, purchase of assets, license or otherwise) of any ownership interest or assets of any Person, that would likely prevent or materially delay obtaining any required consents pursuant to any Antitrust Laws applicable to the transactions contemplated by this Agreement.

6.14    Reasonable Efforts to Obtain Consents. The Seller shall cause the Group Companies to use commercially reasonable efforts to obtain each of the third party consents identified on Schedule 6.14 as promptly as practicable hereafter.

6.15    Tax Matters.

(a)     Cooperation. The Purchaser, the Seller and their Affiliates will cooperate fully, as and to the extent reasonably requested by the other party, in connection with any Tax matters relating to the Group Companies (including by the provision of reasonably relevant records or information). The party requesting such cooperation will pay the

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reasonable out-of-pocket expenses of the other party. Each of Purchaser, the Group Companies and Seller shall retain all books and records in their possession with respect to Taxes for a period of at least seven (7) years following the Closing Date.

(b)     Tax Returns for Pre-Closing Tax Periods Filed before the Closing. The Seller shall prepare or cause to be prepared all Tax Returns for the Group Companies that solely relate to Pre-Closing Tax Periods to be filed before the Closing, and shall be responsible for the timely filing (taking into account any extensions received from the relevant Taxing Authority) of such Tax Returns. Such Tax Returns shall be prepared in a manner consistent with the terms of this Agreement and the Group Companies’ past practices, as applicable, except to the extent required by applicable Law. Such Tax Returns shall be true and correct and completed in accordance with applicable Law. Such Tax Returns (including any related work papers or other information reasonably requested by the Purchaser), shall be provided to the Purchaser for its review and comment at least thirty (30) days before the due date for filing such Tax Returns (including extensions) and Seller shall reasonably and in good faith consider revisions to such Tax Return as are requested by Purchaser. Any disagreement between Purchaser and Seller shall be resolved by the Independent Expert. All Taxes shown on such Tax Returns shall be paid by the Group Companies as and when required by applicable Law.

(c)     Tax Returns for Pre-Closing Tax Periods Filed After the Closing. Subject to Section 6.15(d), the Purchaser shall prepare or cause to be prepared all Tax Returns solely relating to all Pre-Closing Tax Periods required by applicable Law to be filed by the Group Companies after the Closing Date to the extent not described in Section 6.15(b) above. If any such Tax Returns would have the effect of increasing the liability of the Seller for Taxes, either directly, as a result of an indemnification obligation pursuant to this Agreement, or otherwise (“Seller Tax Items”), then the Purchaser shall provide such Tax Returns to the Seller for its review and comment at least thirty (30) days prior to the date such Tax Returns are required to be filed. The Purchaser shall reasonably and in good faith consider revisions to such Tax Return as are requested by Seller to the extent such comments relate to Seller Tax Items. Any disagreement between Purchaser and Seller shall be resolved by the Independent Expert. Not later than five (5) days prior to the due date for the payment of Taxes on any Tax Returns which Purchaser has the responsibility to cause to be filed pursuant to this Section 6.15(c), the Seller shall pay to Purchaser the amount of Taxes included in such Tax Returns (unless otherwise taken into account as an adjustment to the Closing Payment Shares).

(d)     Preparation and Filing of Tax Returns for Straddle Periods. In the case of a Straddle Period, the amount of any Taxes based on or measured by income, receipts or payroll of the Group Companies for the Pre-Closing Tax Period shall be determined based on a closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which any Group Company holds a beneficial interest shall be deemed to terminate at such time) and the amount of other Taxes of the Group Companies for a Straddle Period that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period. The Purchaser shall cause the Group Companies to prepare and file, or cause to be prepared and filed, all Tax Returns for the Group Companies for the Straddle Periods. Such Tax Returns shall be prepared in a manner consistent with the terms of this Agreement and the Group Companies’ past practices, as applicable, except to the extent required by applicable Law. Purchaser shall permit the Seller to review and comment on each such Straddle Period Tax Return prior to filing it, to the extent that such Straddle Period Tax Return relates to Seller Tax Items, and Purchaser shall reasonably and in good faith consider such revisions to such Straddle Period Tax Return as are requested by Seller. Not later than five (5) days prior to the due date for the payment of Taxes on any Tax Returns which Purchaser has the responsibility to cause to be filed pursuant to this Section 6.15(d), the Seller shall pay to Purchaser the amount of Taxes included in such Tax Returns that are allocable to the pre-Closing portion of a Straddle Period pursuant to the provisions of this Section 6.15(d) (unless otherwise taken into account as an adjustment to the Closing Payment Shares). Any disagreement between the Purchaser and the Seller as to the allocation of Tax items pursuant to this Section 6.15(d) shall be resolved by the Independent Expert.

(e)     Tax Refunds. (A) The Seller shall be entitled to any Tax refunds or credits (that result in an actual reduction in cash Taxes) that are received by the Purchaser or the Group Companies attributable to Taxes paid by the Seller or the Group Companies with respect to any Pre-Closing Tax Period or any Taxes for which the Seller has indemnified the Purchaser; provided, that Sellers shall not be entitled to any such Tax refunds or credits to the extent that (i) such Tax refunds or credits are taking into account in calculating the Closing Payment Shares, (ii) such Tax refunds or credits result from a loss carry-back from a Post-Closing Tax Period, or (iii) such Tax refunds or credits

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are used by Purchaser to recover its right to indemnity pursuant to this Agreement. The Purchaser shall pay, or cause to be paid, over to the Seller any such refund or the amount of any such credit, net of any costs incurred by Purchaser in obtaining such Tax refunds or credits, within five (5) Business Days after actual receipt of such refund or actual realization of such credit against Taxes. Purchaser and Seller will equitably apportion any Tax refunds or credits (including any interest received thereon) received or realized with respect to Taxes imposed on or with respect to any Group Company for a Straddle Period in a manner consistent with the principles set forth in Section 6.15(d). If any such Tax refund or credit in respect of which a party made a payment to the other party pursuant to this Section 6.15(e) is subsequently disallowed or reduced, such other party shall promptly repay the amount of such Tax refund or credit received, to the extent disallowed or reduced, to the party that made such payment, together with any interest, penalties or other charges imposed thereon by the applicable Taxing Authority. After the Closing, the Purchaser shall cause the Group Companies to continue to work in good faith and use commercially reasonable efforts to diligently prosecute any Tax refund claims in order to maximize and obtain any such Tax refunds or credits, provided that Purchaser shall not be required to prosecute any claims related to Tax refunds or credits if Purchaser reasonably determines it would increase the Tax Liabilities of a Group Company in a Post-Closing Tax Period or otherwise result in any other material adverse Tax consequences to Purchaser, any Group Company, or any of their Affiliates.

(f)     Tax Contests. The Purchaser shall promptly notify the Seller upon receipt of any written notice of any Tax Contest which could give rise to Seller Tax Items. Following the Closing, Purchaser shall have the right in its sole discretion to control the conduct of, and to settle, any such Tax Contest. The Seller may elect to participate in the conduct of any such Tax Contest at its own expense. The Purchaser shall provide copies of all written correspondence with the applicable Taxing Authority with respect to such Tax Contest, and shall not settle or compromise such Tax Contest without the prior written consent of the Seller, which shall not be unreasonably withheld, conditioned or delayed. To the extent this Section 6.15(f) conflicts with any other provision of this Agreement, this Section 6.15(f) shall control.

(g)     Transfer Taxes. Any sales, use, value added, stamp duty, transfer, or other similar Taxes or governmental fees (including any interest or penalties related thereto) that may be payable in connection with in connection with the transactions contemplated by this Agreement (“Transfer Taxes”) will be borne fifty percent (50%) by the Seller and fifty percent (50%) by the Purchaser, other than any Transfer Taxes payable in connection with the Reorganization, which shall be borne by the Seller. Unless otherwise required by applicable Law, Seller or any of its Affiliates, at their sole expenses, will be responsible for preparing and filing applicable Tax Returns with respect to Transfer Taxes. Seller shall timely file all such Tax Returns as required by applicable Law and within ten (10) Business Days of filing thereof, Seller shall furnish to Purchaser a copy of all such Tax Returns and a copy of a receipt showing payment of any such Transfer Tax. The Purchaser shall cooperate prior to filing such Tax Returns with respect to Transfer Taxes. The Purchaser or any of its Affiliates, at their sole expense, will timely file all Tax Returns with respect to Transfer Taxes required to be filed by Purchaser or any of its Affiliates and will furnish to Seller a copy of all such Tax Returns and a copy of a receipt showing payment of any such Transfer Taxes within ten (10) Business Days. To the extent that the Purchaser or the Seller, as applicable, pays any Transfer Taxes, the other party shall promptly reimburse the paying party for fifty percent (50%) the amounts so paid. If the Purchaser or the Seller, as applicable, receives any Tax refund in cash applicable to a Transfer Tax paid or reimbursed by another party, the receiving party shall promptly (and in any event within fifteen (15) Business Days) pay fifty percent (50%) of such amounts to the other party. For the avoidance of doubt, Transfer Taxes shall not include any withholding Tax imposed in connection with the PRC Indirect Transfer Rules.

(h)     Tax Sharing Agreement. All Tax sharing agreements or similar agreements with respect to or involving any Group Company shall be terminated as of the Closing Date such that, after the Closing Date, no Group Company shall be bound thereby or have any Liability thereunder with respect to a Post-Closing Tax Period.

(i)     Prohibited Actions. Except as otherwise required by Law, without the prior written consent of the Seller, the Purchaser shall not, nor shall it permit any Affiliate (including the Group Companies) to: (i) file, re-file, supplement, or amend any Tax Return of the Companies for any Pre-Closing Tax Period, (ii) file any voluntary disclosure agreement or participate in any arrangement similar to a voluntary disclosure agreement regarding any Taxes or Tax Returns of the Group Companies for any Pre-Closing Tax Period, or (iii) waive or otherwise compromise any right to refund with respect to any Pre-Closing Tax Period (except to the extent permitted by Section 6.15(f). Without the prior written consent of the Seller, which shall not be unreasonably withheld, conditioned or delayed, the Purchaser shall not, nor shall it permit any Affiliate (including the Group Companies) to file any election pursuant to Section 336 or 338 of the Code.

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6.16    Compliance with SPAC Agreements. The Seller and the Purchaser shall comply with each of the applicable agreements entered into by the Purchaser in connection with the IPO and included as an exhibit in the Purchaser’s most recently filed annual report on Form 10-K, including that certain registration rights agreement, dated as of November 16, 2017 by and between the Purchaser and the investors named therein. The Purchaser shall use commercially reasonable efforts to cause the parties to that certain letter agreement, dated November 16, 2017, by and between the Purchaser and the insiders named therein (the “Letter Agreement”) to comply with the terms of the Letter Agreement.

6.17    Confidentiality. Each of the Seller, on the one hand, and the Purchaser, on the other hand, shall hold and shall cause their respective representatives, and the Seller shall cause the Group Companies, to hold in strict confidence, unless required or compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement, including in each case the existence of this Agreement and the transactions contemplated hereby or any negotiations or discussions with respect thereto (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired on a non-confidential basis from another source, which source is not the agent of the other party, by the party to which it was furnished, without any breach by such source of any obligation of confidentiality to the other party), and each party shall not release or disclose such information to any other Person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Laws, such party shall, to the extent permitted by applicable Law, give timely written notice to the other party so that such party may have an opportunity to obtain a protective order or other appropriate relief, and such party shall only disclose the minimum amount of such confidential information that is so required to be disclosed. The parties acknowledge that some previously confidential information will be required under applicable Law to be disclosed in the Proxy Statement.

6.18    Directors’ and Officers’ Tail Policy. Prior to the Closing, the Purchaser shall obtain as of the Closing Date “tail” insurance policies reasonably acceptable to the Seller extending coverage for an aggregate period of six (6) years providing directors’ and officers’ liability insurance with respect to claims arising from facts or events that occurred on or before the Closing covering (as direct beneficiaries) those Persons who are currently covered by the applicable Group Company’s and the Purchaser’s directors’ and officers’ liability insurance policies, in each case of the type and with the amount of coverage no less favorable than those of the directors’ and officers’ liability insurance maintained as of the Original Agreement Date by, or for the benefit of, the applicable Group Company and the Purchaser, as applicable. This Section 6.18 is intended to be for the benefit of, and will be enforceable by, those Persons who are currently covered by the applicable Group Company’s and the Purchaser’s directors’ and officers’ liability insurance policies and their respective heirs, legatees, representatives, successors and assigns.

6.19    Amending Governing Documents.

(a)     At the Purchaser Stockholder Meeting, the Purchaser shall cause the Existing Charter to be amended in the form of the Charter Amendment.

(b)     At the Closing, the Purchaser shall cause the Existing Charter (as amended by the Charter Amendment) and Existing Bylaws to be amended and restated in their entirety in the forms of the Amended and Restated Charter and the Amended and Restated Bylaws, respectively (among other things that the Purchaser deems necessary to reflect the consummation of the transactions contemplated by this Agreement, including the change of Purchaser’s name to Blue Impact Inc.).

6.20    Earnout. Following the Closing, the parties shall comply with the provisions of Article III.

6.21    Retention of Closing Payment Shares. At all times during the Survival Period, the Seller will ensure that the Closing Payment Shares are available to the Seller to serve as a potential source to satisfy any potential indemnification obligations of the Seller hereunder.

6.22    Extension.

(a)     In connection with this Agreement and the transactions contemplated hereby, on August 14, 2019, the Purchaser filed with the SEC a Proxy Statement calling a special meeting of the Purchaser Common Stockholders (the “Extension Stockholders Meeting”), which was held on October 22, 2019, seeking the approval of the Purchaser

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Common Stockholders to (i) amend the Original Charter (the “Original Charter Amendment”) to extend the date by which the Purchaser has to consummate a “Business Combination” through May 20, 2020, provided that such extension shall initially be through December 21, 2019 (the “Initial Extension Date”) and thereafter it shall be extended by the Purchaser at its option and/or at the Seller’s request up to five times, initially to January 21, 2020 and thereafter by additional 30 days periods ending on May 20, 2020 (such Initial Extension Date and any subsequent 30 days periods, the “Outside Extended Date”), (ii) amend the Trust Agreement (the “Extension Trust Amendment”) to extend the date on which to commence liquidating the Trust Account in the event Purchaser has not consummated a “Business Combination” by the extended date and to make any other amendments as may be necessary and (iii) any other matters that would be required to be presented at the Extension Stockholders Meeting (such proposals being an “Extension”). The Purchaser Common Stockholders approved the Extension at such special meeting.

(b)     Following the Original Agreement Date, the Purchaser and Seller agreed that in the event that the Extension is approved by the Purchaser Common Stockholders pursuant to Section 6.22(a), the Seller shall provide a loan (the “Initial Loan”) to the Purchaser in an amount equal to (i) the product of (A) $0.03, multiplied by (B) the number of Purchaser Class A Common Shares outstanding on the date of the Initial Loan that were not redeemed prior to such date, plus (ii) the loan amount specified in a certificate to the Seller signed by the Chief Executive Officer of the Purchaser (the “CEO Certificate”), certifying that the Purchaser has reasonably determined that such loan amount is necessary to be loaned from the Seller to the Purchaser for it to be able to pay any further costs and expenses and continue operations through the earlier of the Closing or the Outside Extended Date, taking into account all cash resources available to the Purchaser at the relevant time from any source, including any amounts available from the Trust Fund and any interest payments available in connection therewith (the “Certified Costs and Expenses”), which loan amount shall not exceed $100,000. Following the approval of the Extension by the Purchaser Common Stockholders, the Seller provided the Initial Loan in the total amount of $979,155.40.

(c)     In the event that after the Initial Loan the Purchaser elects at its option (subject to provisos (i) and (ii) below) and/or the Seller requests that the Purchaser extend the then-current Outside Extended Date by an additional 30 days in accordance with Section 6.22(a), then the Purchaser shall so extend the Outside Extended Date and the Seller shall provide a loan (each, an “Additional Loan” and together with the Initial Loan and any other Additional Loans, the “Seller Loans”) to the Purchaser in an amount not to exceed one million dollars (US$ 1,000,000) per Additional Loan, including Certified Costs and Expenses; provided that (i) the Purchaser delivered to the Seller a CEO Certificate, which CEO Certificate shall be delivered by the Purchaser to the Seller and accepted by Seller prior to the Purchaser’s or Seller’s determination whether or not to effect or request (as applicable) extension of the then-current Outside Extended Date and (ii) the total amount of Certified Costs and Expenses included in all CEO Certificates delivered by Purchaser with respect to all of Seller’s Loans shall not exceed $300,000). For the avoidance of doubt, each Additional Loan may be used by the Purchaser to pay any of its further costs and expenses and continue operations through the earlier of the Closing or the Outside Extended Date, whether consisting of contributions to the Trust Account in respect of the Extension or otherwise. The Seller Loans will be repayable by the Purchaser at the Closing or upon consummation of any initial business combination. The Seller Loans will be forgiven by the Seller if the Closing does not occur and the Trust Account liquidates, except to the extent of any funds that are available to the Purchaser (i) after such liquidation in accordance with the Trust Agreement, or (ii) from any other source.

(d)     If the Purchaser Common Stockholders approve the Extension at the Extension Stockholders Meeting, the parties hereto shall make any and all necessary amendments to this Agreement to reflect the Extension, subject to Section 11.2.

6.23    Incapacitation of Purchaser CEO. If prior to Closing the Purchaser CEO shall have become Incapacitated, the Purchaser and the Seller shall cooperate in good faith to identify and agree upon and engage an alternative individual to serve as the chief executive officer of the Purchaser from and after the Closing.

6.24    Blue Impact Warrant Tender Offer. The Purchaser and the Seller agree that after the Closing they shall pursue the possibility of effecting a tender offer, pursuant to Regulation M-A under the Exchange Act, for all outstanding warrants of Blue Impact (which, prior to the Closing, were Purchaser Warrants) (the “Blue Impact Warrant Tender Offer”), and, if such Blue Impact Warrant Tender Offer would benefit all of Blue Impact’s stockholders, the Purchaser (through its director nominees) and the Seller will determine whether to recommend that the board of directors of Blue Impact commence such Blue Impact Warrant Tender Offer, provided, that the parties acknowledge and agree that the Blue Impact board of directors shall, in its sole discretion, determine whether to pursue such Blue Impact Warrant Tender Offer and its terms.

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6.25    Purchaser Board of Directors.

(a)     Prior to the Purchaser Stockholder Meeting, the Purchaser shall cause the size of the Purchaser Board to be increased from six (6) directors to eleven (11) directors.

(b)     Prior to the Purchaser Stockholder Meeting, the Purchaser shall cause each member of the Purchaser Board in office immediately prior to the Purchaser Stockholder Meeting to tender an irrevocable conditional written resignation as a member of the Purchaser Board, contingent, and effective immediately, upon approval of the Required Approval Matters (except for the election of directors to the Purchaser’s Board) at the Purchaser Stockholder Meeting.

Article VII
CONDITIONS TO CLOSING

7.1    Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the Closing are subject to the satisfaction of all the following conditions:

(a)     No governmental Authority of competent jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect and has the effect of making the transactions contemplated by this Agreement illegal or which has the effect of prohibiting or otherwise prevent the consummation thereof or (ii) issued or granted any Order that is in effect and has the effect of making the transactions contemplated by this Agreement illegal or that has the effect of prohibiting or otherwise preventing the consummation thereof. No legal proceeding or investigation known to the parties to have been commenced by a governmental Authority and seeking any aforementioned Law or Order shall be pending.

(b)     All waiting periods (and extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act, if any, shall have expired or been terminated and any Governmental Approval applicable to the transactions contemplated by this Agreement required under any other Antitrust Laws, if any, shall have been obtained.

(c)     The Purchaser Required Vote shall have been obtained at the Purchaser Stockholder Meeting.

(d)     The Reorganization shall have been completed in accordance with the terms of this Agreement, which shall mean that (i) the Post Restructuring Structure diagram set forth on Annex A is true and correct and (ii) all relevant Reorganization steps set forth on Annex A have been completed, in each case in all material respects.

(e)     The Purchaser shall have at least US$5,000,001 of net tangible assets upon consummation of the Closing (which amount shall not include any amounts contributed by the Seller or by investors or financing introduced or procured by the Seller).

(f)     The Purchaser CEO shall have executed an employment agreement with the Purchaser, effective as of the Closing, unless at or prior to the Closing the Purchaser CEO shall have become Incapacitated.

7.2    Conditions to Obligations of the Purchaser. The obligation of the Purchaser to consummate the Closing is subject to the satisfaction, or the waiver at the Purchaser’s sole and absolute discretion, of all the following further conditions:

(a)     The Seller shall have duly performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date.

(b)     All of the representations and warranties of the Seller contained in this Agreement and in any certificate delivered by the Seller pursuant hereto shall be true and correct at and as of the Closing Date as if made at and as of such date, except as would not, individually or in the aggregate, reasonably be expected to have a Company Group Material Adverse Effect, and provided that in each case in that to the extent such representation or warranty is made in Article IV only as of a specific date, such representation or warranty shall speak only as of such specific date.

(c)     Since the Original Agreement Date, no Company Group Material Adverse Effect shall have occurred and be continuing.

(d)     The Purchaser shall have received a certificate signed by an authorized representative of the Seller certifying that each of the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(c) have been satisfied.

(e)     The Purchaser shall have received a certificate signed by an authorized representative of the Seller, attaching and certifying to the accuracy of the following: (i) copies of the Memorandum and Articles of Incorporation

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of the Company, and (ii) copies of resolutions duly adopted by the boards of directors of the Seller and the Company authorizing, as applicable, this Agreement and the transactions contemplated hereby and thereby.

(f)     Each of the Additional Agreements shall have been duly executed (in each case, in the form attached to this Agreement) and delivered to the Purchaser by the parties thereto other than the Purchaser and any Affiliate thereof, if applicable, and such Additional Agreements shall be in full force and effect in accordance with the terms thereof as of the Closing.

(g)     The Company shall have the Minimum Company Cash at the time of Closing.

(h)     The Seller shall have delivered to the Purchaser the Madhouse Settlement Letter, fully executed by each of the Madhouse Settlement Parties.

(i)     The Purchaser shall have received certificates representing the Purchased Shares, and the Company’s register of members (maintained by the Company in accordance with the Companies Law of the Cayman Islands) shall have been updated to reflect the transfer of the Purchased Shares to the Purchaser.

7.3    Conditions to Obligations of the Seller. The obligations of the Seller to consummate the Closing is subject to the satisfaction, or the waiver by the Seller at its sole and absolute discretion, of all of the following further conditions:

(a)     The Purchaser shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date.

(b)     All of the representations and warranties of the Purchaser contained in this Agreement (except in Section 5.10) and in any certificate delivered by the Purchaser pursuant hereto shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date, provided that in each case to the extent such representation or warranty is made in Article V only as of a specific date, such representation or warranty shall speak only as of such specific date and (ii) the representations and warranties of the Purchaser contained in Section 5.10 shall be true and correct in all respects at and as of the Closing Date, as if made at and as of such date.

(c)     Since the Original Agreement Date, no Purchaser Material Adverse Effect shall have occurred and be continuing.

(d)     The Seller shall have received a certificate signed by either the chief executive officer or the chief financial officer of the Purchaser certifying (i) that each of the conditions set forth in Sections 7.3(a), 7.3(b) and 7.3(c) have been satisfied and (ii) the resolutions of the Purchaser Board authorizing the execution and delivery of this Agreement, the Additional Agreements and the consummation of the transactions contemplated by this Agreement.

(e)     Each of the Additional Agreements shall have been duly executed (in each case, in the form attached to this Agreement) and delivered to the Seller and the Group Companies by the parties thereto other than the Seller and the Group Companies and any Affiliate thereof, if applicable, and such Additional Agreements shall be in full force and effect in accordance with the terms thereof as of the Closing.

(f)     The Investor Rights Agreement shall have been duly executed by (i) all of the Investors (as defined in the Investor Rights Agreement); and (ii) the total number of shares of Common Stock Beneficially Owned as of the Closing by (x) the Investors in the aggregate and (y) the Seller, shall be equal to or greater than the Threshold Amount (as defined in the Investor Rights Agreement).

(g)     The Seller shall have received a certificate or certificates signed by the corporate secretary of the Purchaser attaching and certifying to the accuracy of the following: (i) a copy of the Existing Charter as in effect immediately prior to the Purchaser Stockholder Meeting and a copy of the Charter Amendment as will be in effect at the Purchaser Stockholder Meeting; (ii) a copy of the Existing Charter (as amended by the Charter Amendment) and Existing Bylaws as in effect immediately prior to the Closing and a copy of the Amended and Restated Charter and Amended and Restated Bylaws as will be in effect immediately after the Closing; (iii) copies of the irrevocable conditional written resignation of each member of the Purchaser Board in office immediately prior to the Purchaser Stockholder Meeting; and (iv) copies of resolutions duly adopted by the Purchaser Board authorizing, adopting and declaring advisable this Agreement and the transactions contemplated hereby and thereby, including, without limitation, the Charter Amendment, the Amended and Restated Charter, the Amended and Restated Bylaws and the increase of the size of the Purchaser Board to eleven (11).

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(h)     The Purchaser shall have adopted an equity incentive plan, in the form approved at the Purchaser Stockholder Meeting, with a number of Awards (as defined therein) issuable by the Purchaser pursuant thereto corresponding the number of Purchaser Class A Common Shares representing 7.5% of the share of capital stock of the Purchaser on the Closing Date.

(i)     From the Original Agreement Date until the Closing, the Purchaser shall have been in material compliance with the reporting requirements under the Securities Act and the Exchange Act applicable to the Purchaser.

(j)     The Purchaser shall have issued the Closing Payment Shares, in book entry form, to the Seller.

(k)     The Purchaser shall have paid the Madhouse Purchase Price in cash by wire transfer of immediately available funds to an account or accounts designated by the Madhouse Founder Company.

(l)     The funds contained in the Trust Account (after giving effect to the disbursements contemplated by Section 6.7), together with any additional funds obtained by the Purchaser, shall equal or exceed US$120,000,000 plus all accrued interest available to the Purchaser as of the Closing Date and all such funds shall have been contributed to the Purchaser and credited to the Purchaser’s bank account. All such funds contained in the Trust Account shall be free and clear of all Liens, freely usable by the Purchaser and not subject to restrictions or limitations on use or distribution by Law or Contract. The Purchaser shall provide to the Seller reasonable documentation of the funds contained in the Trust no later than three (3) Business Days prior to the Closing Date.

(m)     (i) The Purchaser shall have made all necessary arrangements with the Trustee to cause the Trustee to disburse all of the funds contained in the Trust Account available to the Purchaser to be released to the Purchaser at the Closing; (ii) all of such funds in the Trust Account available to the Purchaser shall be released to the Purchaser for the payments described in Section 6.7 and Section 7.3(j); and (iii) there shall be no Action pending or threatened by any Person (not including the Seller and its Affiliates) with respect to or against the Trust Account that would reasonably be expected to have a Purchaser Material Adverse Effect.

Article VIII
INDEMNIFICATION

8.1    Indemnification of the Purchaser. Subject to Sections 8.4 and 8.7 and the other provisions of this Article VIII, from and after the Closing Date, the Indemnifying Party hereby agrees to indemnify, defend and hold harmless the Purchaser and its Controlled subsidiaries (including, following the Closing, the Group Companies), their respective Representatives and the heirs, executors, successors and assigns of any of the foregoing (the “Indemnified Party”), against and in respect of any and all losses, interest, penalties, costs, expenses, Actions, Liabilities, Taxes, judgments, deficiencies or damages but for the avoidance of doubt not including any such amounts incurred in connection with any indemnification claim hereunder by the Indemnified Party to the extent that the Indemnified Party is not successful in such claim (all of the foregoing collectively, “Losses”) paid, suffered, incurred or sustained by, or imposed upon the Indemnified Party to the extent arising in whole or in part out of or as a result of or in connection with (whether or not involving a Third Party Claim):

(a)     the failure of any representation or warranty of the Seller contained herein to be true and correct as of the Original Agreement Date and as of the Closing Date as if made at the Closing;

(b)     any breach of any covenant, agreement or undertaking made by the Seller or, with respect to any periods prior to the Closing Date, any Group Company, in this Agreement or any Additional Agreement;

(c)     any amounts owing to the Purchaser pursuant to Section 2.8;

(d)     any pre-Closing Indebtedness of the Group Companies other than the Assumed Indebtedness;

(e)     the Special Tax Indemnity; or

(f)     the Reorganization Tax Indemnity.

8.2    Survival of Indemnification Rights. (a) All representations and warranties of the Seller contained in this Agreement shall survive the Closing through and until the third anniversary of the Closing Date (the “General Survival Period”), (b) all covenants, obligations and agreements of the Seller contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this

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Agreement), including any indemnification obligations shall survive the Closing and continue until fully performed in accordance with their terms, (c) the Special Tax Indemnity shall survive the Closing through and until the tenth anniversary of the Closing, and (d) the Reorganization Tax Indemnity shall survive the Closing and shall be effective from the third anniversary of the Closing through and until the fifth anniversary of the Closing. If written notice of a claim for breach of any representation or warranty has been delivered to the Indemnifying Party before the expiration of the General Survival Period, then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved.

8.3    Payment by the Indemnifying Party.

(a)     Any amounts owing to the Indemnified Party hereunder after Final Resolution of any claim for indemnification pursuant to this Article VIII (a “Claim”) shall be paid as follows:

(i)     if Final Resolution of a Claim occurs prior to the finalization of the Earnout Statement, or if it is determined pursuant to Section 3.1 that no Earnout Payment is due hereunder, then any amounts owing to the Indemnified Party in connection with such Claim shall be resolved via a payment of cash by wire transfer of immediately available funds from the Indemnifying Party to the Indemnified Party within ten (10) Business after the after Final Resolution; or

(ii)     if Final Resolution of a Claim occurs following the finalization of the Earnout Statement, and it is determined pursuant to Section 3.1 that an Earnout Payment is due hereunder, then the Indemnifying Party may, in its sole discretion, elect to resolve any amounts owing to the Indemnified Party in connection with such Claim via either (A) a payment of cash by wire transfer of immediately available funds, or (B) a payment of a combination of cash, Purchaser Class A Common Shares or reduction of any subordinated note due to Seller thereunder, in the same proportion as received by the Seller in the Earnout Payment (and in which case the value of each transferred Purchaser Class A Common Share shall be calculated in the same manner as set forth in the Earnout Provisions), in each case within ten (10) Business after the after Final Resolution.

(b)     All payments pursuant to this Article VIII will be subject to the limitations set forth in Section 8.4.

8.4    Limitations and General Indemnification Provisions:

(a)     Notwithstanding anything to the contrary in this Agreement:

(i)     the Indemnified Party shall not be entitled to any Losses under a Claim pursuant to Section 8.1(a), Section 8.1(b) or Section 8.1(d) unless and until the aggregate amount of all Losses under all Claims of the Indemnified Party made pursuant to such sections exceeds US$3,000,000 (the “Deductible”), at which time those additional Losses incurred exceeding and excluding the amount of the Deductible shall be subject to indemnification hereunder, provided, however, that the limitations set forth in this Section 8.4(a)(i) shall not apply to any Fraud Claims;

(ii)     the Indemnifying Party’s aggregate Liability for indemnification pursuant to Section 8.1(a), Section 8.1(b) and Section 8.1(d) shall not exceed US$50,000,000 (the “Cap”), including the valuation of any Purchaser Class A Common Shares used for payment of any Claim pursuant to and in accordance with Section 8.3, provided, however, that the limitations set forth in this Section 8.4(a)(ii) shall not apply to any Fraud Claims;

(iii)     The Indemnifying Party’s aggregate liability pursuant to Section 8.1(c) shall not exceed any amount due by Seller to Purchaser pursuant to 2.8(e)(ii).

(iv)     From the third anniversary of the Closing through the fifth anniversary of the Closing, (A) the Indemnified Party shall not be entitled to any Losses under a Claim pursuant to Section 8.1(f) unless and until the aggregate amount of all Losses under all Claims of the Indemnified Party made pursuant to such section exceeds US$500,000, at which time those additional Losses incurred exceeding and including US$500,000 shall be subject to indemnification hereunder, and (B) the Indemnifying Party’s aggregate Liability for indemnification pursuant to Section 8.1(f) shall not exceed an amount equal to US$5,000,000, including the valuation of any Purchaser Class A Common Shares used for payment of any Claim pursuant to and in accordance with Section 8.3, provided, however, that in each case the limitations set forth in this Section 8.4(a)(iv) shall not apply to any Fraud Claims;

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(v)     in no event shall any Loss be recoverable under the terms of this Agreement to the extent it consists of or is based upon punitive, special or exemplary damages, except to the extent awarded to a third party in connection with a Third Party Claim; and

(vi)     after the expiration of the survival periods set forth in Section 8.2, as applicable, the Indemnifying Party shall have no further Liability for indemnification pursuant to this Article VIII other than with respect to Claims already made as provided in this Article VIII.

(b)     Promptly after the Indemnified Party becomes aware of any event or circumstance that could reasonably be expected to constitute or give rise to any breach of any representation, warranty or covenant of the Seller contained in this Agreement or any other claim for indemnification pursuant to this Article VIII, the Indemnified Party shall take all commercially reasonable steps to mitigate and minimize all Losses that could result from or relate to such breach or claim. All indemnification payments made pursuant to this Agreement shall be treated by the parties as a purchase price adjustment for Tax purposes to the extent permitted by applicable Law. To the extent the Indemnified Party recognizes any net Tax Benefits as a result of any Losses in the taxable year of such Indemnified Party in which such indemnity payment is made (or, if applicable, a prior taxable year), the Indemnified Party will pay the amount of such Tax Benefits to the Indemnifying Party within thirty (30) days of such Tax Benefits being recognized by the Indemnified Party (to the extent such Tax Benefits are recognized prior to the payment of the Losses, the amount of the Losses will be reduced by the amount of the Tax Benefit actually recognized). For this purpose, the Indemnified Party will be deemed to recognize a Tax Benefit (the “Tax Benefit”) with respect to a taxable year if, and to the extent that, the Indemnified Party’s liability for Taxes for such taxable year, calculated by excluding any Tax items attributable to the Losses, exceeds the Indemnified Party’s actual liability for Taxes for such taxable year, calculated by taking into account any Tax items attributable to the Losses.

(c)     Notwithstanding anything to the contrary contained in this Agreement, the Seller shall not have any liability or indemnification obligation for any Taxes of the Group Companies (i) resulting from any action taken on the Closing Date after the Closing by the Purchaser or any of its Affiliates (including the Group Companies) that is outside the ordinary course of business or (ii) that are incurred in or relate to a Post-Closing Tax Period (as determined under the principles set forth in Section 6.15(d)).

(d)     Notwithstanding anything contained herein to the contrary, solely for purposes of determining the amount of Losses that are the subject matter of a claim for indemnification or reimbursement hereunder, each representation and warranty in this Agreement will be read without regard and without giving effect to the terms “material” or “Company Group Material Adverse Effect” or similar phrases contained in such representation or warranty which have the effect of making such representation and warranty less restrictive (as if such word or qualification were deleted from such representation and warranty).

(e)     The Indemnified Party shall not be entitled to indemnification for Losses suffered by it if, and to the extent, it (including Purchaser) has already been fully compensated with respect to the underlying circumstances relating to such Losses in a post-Closing adjustment under Section 2.8 or otherwise under this Agreement.

8.5    Procedure. The following shall apply with respect to all claims by the Indemnified Party for indemnification:

(a)     In the event the Indemnified Party desires to make a Claim, the Purchaser shall deliver a written notice (a “Claim Notice”) to the Indemnifying Party, setting forth (i) the nature of and factual and legal basis for the Claim in reasonable detail and (ii) the aggregate amount of Losses for which indemnification is being sought that have been incurred, or to the extent not yet incurred, a good faith estimate of the amount of such Losses reasonably expected to be incurred (the “Claim Amount”). Any Claim Amount or any other matter set forth in a Claim Notice will be deemed to be finally resolved for purposes of this Article VIII when (A) resolved by a written agreement executed by the Purchaser and the Seller or (B) resolved by a final, nonappealable order, decision or ruling of a court of competent jurisdiction or arbitrator (clauses (A) and (B), together, a “Final Resolution”).

(b)     The Indemnified Party shall give the Indemnifying Party, as applicable, prompt notice (and within no more than 10 days) of any Third Party Claim with respect to which the Indemnified Party seeks indemnification pursuant to Section 8.1 (a “Third Party Claim Notice”), which shall include the same information as a Claim Notice. The failure to give the Third- Party Claim Notice shall not impair any of the rights or benefits of the Indemnified Party to indemnification under this Article VIII, except to the extent such failure actually prejudices any right, defense or claim available to the Indemnifying Party with respect to such Third Party Claim. Thereafter, the Indemnified Party

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shall deliver to the Indemnifying Party, promptly after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received from the counterparty in such third party Action by the Indemnified Party relating to the claim.

(c)     The Indemnifying Party shall have the right to exercise full control of the defense, compromise or settlement of any Third Party Claim by written notice to the Purchaser within sixty (60) days of delivery of the Third Party Claim Notice. If the Indemnifying Party assumes the defense of any such Third Party Claim pursuant to this Section 8.5(c), then the Indemnified Party shall cooperate with the Indemnifying Party in any manner reasonably requested in connection with the defense, and the Indemnified Party shall have the right to be kept reasonably informed by the Indemnifying Party and its legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the Indemnifying Party so assumes the defense of any such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, or (ii) the named parties to such Third Party Claim (including any impleaded parties) include the Indemnified Party and counsel for the Purchaser and the Indemnifying Party agrees that there is an actual conflict of interest between the Indemnified Party and the Indemnifying Party in connection with the defense thereof, in which case the reasonable fees and expenses of such separate counsel shall be Losses eligible for submission in a Claim, subject to the other terms of this Article VIII. The Indemnifying Party shall seek the prior written consent of the Purchaser (which consent shall not be unreasonably withheld or delayed) to any settlement or compromise of any Third Party Claim to the extent such settlement or compromise: (A) includes equitable relief against the Indemnified Party, (B) involves the resolution of criminal allegations against the Indemnified Party or (C)  will impose liability that will not be satisfied in full by the Cap.

(d)     To the extent the Indemnifying Party does not elect to assume the defense of any Third Party Claim pursuant to the terms of Section 8.5(c), the Purchaser may elect to conduct such defense, using legal counsel reasonably satisfactory to the Indemnifying Party. The Indemnified Party will not settle any Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

8.6    Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third party reimbursement actually received. In the event that a recovery is made by the Indemnified Party or any Affiliate of the Indemnified Party with respect to any Losses for which the Indemnified Party has already been indemnified hereunder, then a refund equal to the aggregate amount of the recovery shall be made promptly to the Indemnifying Party.

8.7    Exclusive Remedy. Notwithstanding any other provision of this Agreement to the contrary, except as expressly set forth otherwise, this Article VIII shall be the sole and exclusive remedy of the Indemnified Party from and after the Closing and shall be in lieu of any other remedies that may be available to the Indemnified Party under any other agreement or pursuant to any statutory or common law with respect to any Losses directly or indirectly resulting from or arising out of any claims arising under this Agreement or the transactions contemplated by this Agreement; provided, however, that the foregoing sentence shall not be deemed a waiver by any party of any right to specific performance or injunctive relief, or any right or remedy arising by reason of any Fraud Claims.

Article IX
DISPUTE RESOLUTION

9.1    Arbitration.

(a)     The parties agree that any dispute, difference, claim, or controversy arising out of or relating to this Agreement (including the existence, meaning, effect, validity, termination, interpretation, performance, breach or termination thereof (including any action in tort, contract, equity, or otherwise) or enforcement of this Agreement), or any dispute regarding non-contractual obligations arising out of or relating to it shall (except as specifically set forth in Sections 2.8, 3.3 and 3.4 of this Agreement) be referred to and finally resolved by binding arbitration under the

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then current provisions of the rules of the American Arbitration Association in force when the notice of arbitration is submitted.

(b)     The law of this arbitration clause shall be New York law.

(c)     The seat of arbitration shall be New York, New York.

(d)     The number of arbitrators shall be three. The Purchaser and the Seller shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator (collectively the “Arbitrators”). None of the Arbitrators shall have any competitive interests with the Group Companies, the Seller or the Purchaser.

(e)     The arbitration proceedings shall be conducted in English.

(f)     The Arbitrators shall issue a written decision, setting forth findings of fact and conclusions of law. The Arbitrators shall have no authority to award punitive or other exemplary damages.

(g)     The parties agree that all costs and expenses (including counsel fees) of any such arbitration shall be borne by the non-prevailing party, and the non-prevailing party waives its right to seek an order compelling the prevailing party to pay its portion of its costs and expenses (including counsel fees) for any arbitration. The determination of a majority of the Arbitrators shall be final and binding upon the parties and not subject to appeal.

(h)     Any judgment upon any award rendered by the Arbitrators may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrators to arbitrate any and all matters to be submitted to arbitration hereunder pursuant to the terms hereof. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

(i)     The parties to the arbitration may apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of this arbitration provision and without abridgement of the powers of the Arbitrators.

(j)     This arbitration section shall survive the termination of this Agreement.

9.2    Waiver of Jury Trial; Exemplary Damages.

(a)     THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.

(b)     Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Article X
TERMINATION

10.1    Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a)     at any time prior to the Closing (whether prior to or after the receipt of the Purchaser Required Vote) by mutual written agreement of the Purchaser and the Seller;

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(b)     by either the Purchaser or the Seller, at any time prior to the Closing (whether prior to or after the receipt of the Purchaser Required Vote) if any permanent injunction or other permanent judgment or Order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition of a governmental Authority of competent jurisdiction preventing the consummation of the transactions contemplated by this Agreement is in effect, or any action has been taken by any governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the transactions contemplated by this Agreement or the Reorganization and has become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to a party if such prohibition or injunction was primarily due to the failure of such party to perform its obligations under this Agreement;

(c)     by either the Purchaser or the Seller, at any time prior to the Closing (whether prior to or after the receipt of the Purchaser Required Vote), if the Closing has not occurred by 5:00 p.m., Eastern time, on the Outside Extended Date, it being understood that the right to terminate this Agreement pursuant to this Section 10.1(c) will not be available to any party whose action or failure to act (which action or failure to act constitutes a material breach by such party of any representation, warranty, covenant or other agreement of such party set forth in this Agreement) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating party to consummate the Closing set forth in Article VII prior to the Outside Extended Date; or (B) the failure of the Closing to have occurred prior to the Outside Extended Date;

(d)     by either the Purchaser or the Seller, at any time prior to the Closing, if the Purchaser fails to obtain the Purchaser Required Vote at the Purchaser Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Required Approval Matters;

(e)     by the Purchaser (whether prior to or after the receipt of the Purchaser Required Vote), if the Seller has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b), and (ii) is not cured by the earlier of (x) thirty (30) days following the Purchaser’s delivery of written notice of such breach or failure to the Seller and (y) the Outside Extended Date; or

(f)     by the Seller (whether prior to or after the receipt of the Purchaser Required Vote), if the Purchaser has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b), and (ii) is not cured by the earlier of (x) thirty (30) days following the Seller’s delivery of written notice of such breach or failure to the Purchaser and (y) the Outside Extended Date.

10.2    Manner and Notice of Termination; Effect of Termination.

(a)     Manner of Termination. The party terminating this Agreement pursuant to Section 10.1 (other than pursuant to Section 10.1(a)) must deliver prompt written notice thereof to the other party setting forth in reasonable detail the provision of Section 10.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision.

(b)     Effect of Termination. Any valid termination of this Agreement pursuant to Section 10.1 will be effective immediately upon the delivery of written notice by the terminating party to the other party, except as otherwise provided in Section 10.1. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement will be of no further force or effect without Liability of any party (or any partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other Representative of such party) to the other party, as applicable, except (i) for fraud or intentional breach of this Agreement prior to or in connection with such termination and (ii) obligations under Article IX (Dispute Resolution), and Sections 11.1 (Notices), 11.4 (Publicity), 11.5 (Expenses) and 11.7 (Governing Law), and the Confidentiality Agreement, will each survive the termination of this Agreement.

Article XI
MISCELLANEOUS

11.1    Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first

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Business Day after the date of such confirmation; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Purchaser:

Address: 1308 Race Street Suite 200 Cincinnati, Ohio 45202
Attention: Darryl McCall
Telephone: +1 (505) 820-0412
Email: darrylmccall@legacyacquisition.com

With a copy to:

DLA Piper
Address: 1201 West Peachtree Street, Suite 2800, Atlanta, Georgia 30309-3450
Attention: Gerry Williams
Telephone: +1 (404) 736-7891
Email: Gerry.Williams@us.dlaPIPEr.com

if to the Seller or the Group Companies or, following the Closing, the Purchaser:

Address: Bldg. C9-C, Universal Creative Park, 9, Jiuxianqiao North Rd.,

Chaoyang District, Beijing 100015, China

Attention: Xin Wang, Finance Department
Telephone: +86(10) 5647 8811
Email: wangxina@bluefocus.com

With copies to:

Greenberg Traurig LLP
Address: 200 Park Avenue, New York, New York 10166
Attention: Doron Lipshitz
Telephone: +1 (212) 801-3100
Email: lipshitzd@gtlaw.com

O’Melveny Myers LLP
Address: 2 Embarcadero Center, 27th Floor, San Francisco, CA 94111
Attention: Kurt Berney
Telephone: +1 (415) 984-8989
Email: kberney@omm.com

11.2    Amendments; No Waivers; Remedies.

(a)     This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b)     Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c)     Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

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(d)     Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

11.3    Interpretation. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.4    Publicity.

(a)     Except as required by Law and except with respect to the Purchaser SEC Documents, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto provided, however, that each party may make any such announcement which it in good faith believes, based on advice of counsel, is necessary or advisable in connection with any requirement of Law, it being understood and agreed that each party shall, to the extent reasonably practicable, confer with the other parties concerning the timing and content of such press release or public announcement before the same is made.

(b)     The Seller and the Purchaser shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release (but in any event within four (4) Business Days after the execution of this Agreement), the Purchaser shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by applicable federal securities Laws, which the Seller shall have the right to review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. The Seller and the Purchaser shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release (but in any event within four (4) Business Days after the Closing), the Purchaser shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by federal securities Laws which the Seller shall have the right to review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Press Release or the Closing Filing, each party shall, upon written request by any other party, furnish such other party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such report, statement, filing, notice or application.

11.5    Transaction Expenses. If the transactions contemplated herein are consummated, the Purchaser shall bear the Transaction Expenses (other than Taxes to the extent not contemplated in the definition of Transaction Expenses) of all parties in connection with this Agreement and the transactions contemplated hereby as provided herein.

11.6    No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the prior written consent of the other party; provided, however, that without prior written consent, the Seller may assign any of its rights and delegate any of its obligations under this Agreement (on a full or partial basis, permanently or temporarily, or for one or more specific instances or circumstances) under this Agreement to any of its Affiliates.

11.7    Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof that would result in the application of the laws of another jurisdiction.

11.8    Counterparts. This Agreement may be executed in multiple original, PDF or facsimile counterparts, each of which shall constitute an original, but all of which taken together shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

11.9    Entire Agreement. This Agreement together with the Additional Agreements sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous

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understandings and agreements related thereto (whether written or oral). No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation from, or warranty or agreement of, any person in entering into this Agreement, prior hereto or contemporaneous herewith or any Additional Agreement, except those expressly stated herein or therein.

11.10    Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

11.11    Construction. In this Agreement:

(a)     References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

(b)     The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c)     Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation”; “or” means “and/or”; “any” means “any one, more than one, or all”; and, unless otherwise specified, any financial or accounting term has the meaning of the term under U.S. GAAP.

(d)     Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the disclosure schedule. Any reference in a schedule contained in the disclosure schedules delivered by a party hereunder shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the applicable representations and warranties (or applicable covenants) that are contained in the section of this Agreement that corresponds to such schedule and any other representations and warranties of such party that are contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face. The mere inclusion of an item in a schedule as an exception to (or, as applicable, a disclosure for purposes of) a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item would have a Company Group Material Adverse Effect or Purchaser Material Adverse Effect, as applicable, or establish any standard of materiality to define further the meaning of such terms for purposes of this Agreement.

(e)     If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day that is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f)     Captions are not a part of this Agreement, but are included for convenience, only.

11.12    Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement and the Additional Agreements.

11.13    Third Party Beneficiaries. Neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

11.14    Waiver. Reference is made to the final IPO prospectus of the Purchaser, dated November 17, 2017 (the “Prospectus”). The Seller has read the Prospectus and understands that the Purchaser has established the Trust Account for the benefit of the public stockholders of the Purchaser and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Purchaser may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For

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and in consideration of the Purchaser agreeing to enter into this Agreement, the Seller hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Purchaser; provided that (x) nothing herein shall serve to limit or prohibit the Seller’s right to pursue a claim against the Purchaser for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions contemplated hereby (including a claim for the Purchaser to specifically perform its obligations under this Agreement) so long as such claim would not affect the Purchaser’s ability to fulfill its obligation to effectuate the Purchaser Stockholder Redemption, and (y) nothing herein shall serve to limit or prohibit any claims that the Seller may have in the future against the Purchaser’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account upon completion of a “Business Combination” as such term is defined in the Existing Charter (except such amounts that are paid or payable to stockholders of the Purchaser holding Purchaser Common Shares sold in the IPO who shall have elected to redeem their Purchaser Common Shares pursuant to the Existing Charter and any assets that have been purchased or acquired with any such funds).

11.15    Non-Recourse. This Agreement may be enforced only against, and any dispute, claim or controversy based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought only against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth in this Agreement with respect to such party. No past, present or future director, officer, employee, incorporator, member, partner, shareholder, agent, attorney, advisor, lender or representative or Affiliate of any named party to this Agreement (which Persons are intended third party beneficiaries of this Section 11.15) shall have any liability (whether in contract or tort, at law or in equity or otherwise, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of such named party or for any dispute, claim or controversy based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

[The remainder of this page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Purchaser:
LEGACY ACQUISITION, CORP.
By:	/s/ Edwin J. Rigaud
Name: Edwin J. Rigaud Title: Chairman and Chief Executive Officer
Seller:
BLUE VALOR LIMITED
By:	/s/ He Shen
Name: He Shen Title: Authorized Signatory

[Signature Page to Amended and Restated Share Exchange Agreement]

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SCHEDULE II

EARNOUT PROVISIONS

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Share Exchange Agreement (the “Agreement”) to which these Earnout Provisions are attached.

Section 1. Earn-out Calculation; Indemnity Offset:

The “Earnout Payment” is the amount determined in accordance with Section 2 based on the Madhouse EBITDA Average Annual Growth Rate for the three year performance period (i.e., calendar years 2020 – 2022), with the Earnout Payment subject to reduction or offset for:

(x) the Madhouse Increased Working Capital Deduction (if any); and

(y) any indemnifiable Losses in accordance with the provisions of Article VIII of the Agreement and to the extent not previously indemnified in cash.

As described in Section 6 below, Seller has assigned a portion of the Earnout Payment actually received in connection with formation of a long-term incentive plan.

Section 2. Earnout Payment; Certain Definitions:

The “Earnout Payment” is determined (before any reduction as provided in Section 1) based on the Madhouse EBITDA Annual Average Growth Rate in accordance with the following table:

Madhouse EBITDA Annual Average Growth Rate	Earnout Payment
< 5%	Zero
5%	$29,000,0000
> 5% but less than or equal to 15%	$29,000,000 plus the product of (i) $71,000,000 times (ii) (X minus 5%) divided by 10%)
15%	$100,000,000
> 15% but less than or equal to 25%	$100,000,000 plus the product of (i) $122,000,000 times (ii) (X minus 15%) divided by 10%)
25% or greater	$222,000,000

where, X = the Madhouse EBITDA Annual Average Growth Rate (expressed as a percentage rounded to the nearest 1/100th of 1%)

“Borrowed Indebtedness” means, without duplication, the sum of (i) Indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees) and (ii) obligations evidenced by notes, bonds, debentures or similar instruments.

“Designated Working Capital” means, as of any particular time, the difference, whether positive or negative, of (a) total current assets of Madhouse (excluding Cash) minus (b) total current liabilities of Madhouse, excluding the current portion of any Borrowed Indebtedness of Madhouse.

“Designated Working Capital Increase Related Interest Cost” means in respect of calendar year 2020, 2021 and 2022, as applicable, the result of (i) the excess, if any, of (a) the aggregate month-end Designated Working Capital balances for each month of such year divided by 12 over (b) $46,000,000 times (ii) the higher of (x) the Purchaser’s average annual bank borrowing rate for such year and (y) the average annual bank financing rate that Madhouse actually incurred in such year.

“Madhouse Adjusted EBITDA” means Madhouse’s earnings (calculated in accordance with U.S. GAAP) for calendar years 2019, 2020, 2021 and 2022, as applicable, plus (a) each of the following, but only to the extent deducted in determining such amount in such period and without duplication: (i) interest or finance expense of Madhouse, (ii) income Taxes for the period in question, surcharge Taxes and corporation Taxes of Madhouse, (iii) depreciation and amortization of Madhouse (including the depreciation or amortization of amounts incurred

Annex A-60

in connection with the transactions contemplated by the Agreement), (iv) non-operating expenses (including any extraordinary expenses and extraordinary losses), and (v) any expenses directly attributable to the transactions contemplated by the Agreement (including (x) Reorganization related expenses, (y) for avoidance of doubt, expenses or Taxes resulting from the assignment or payment to Madhouse management or employees of a portion of the Earnout Payment otherwise paid or payable to the Seller (whether pursuant to a long-term incentive plan established for such purpose or otherwise) and (z) cash amounts otherwise paid to acquire the 18.09% Madhouse Minority Interest not owned by the Seller as of the Agreement Date); minus (b) each of the following, but only to the extent such items increase Madhouse’s earnings for such period and without duplication: (i) interest income and (ii) non-operating income (including any extraordinary gains and any extraordinary income) and minus (c) the Designated Working Capital Increase Related Interest Cost (if any) for such period (beginning with calendar year 2020).

“Madhouse EBITDA Average Annual Growth Rate” is defined in, and determined in accordance with the provisions of, Section 3 below.

“Madhouse Increased Working Capital Deduction” means the excess, if any, of (i) the aggregate month-end Designated Working Capital balances for each calendar month during the 2020 – 2022 performance period divided by 36 over (ii) $46,000,000.

Section 3. Madhouse EBITDA Growth Rates.

The Madhouse EBITDA Annual Average Growth Rate in respect of the three-year measurement period from 2020 – 2022 and Madhouse EBITDA Annual Growth Rate with respect to each calendar year in such period shall be calculated as set forth in this Section 3.

Except as provided below, the “Madhouse EBITDA Annual Growth Rate” for calendar years 2020, 2021 and 2022, as applicable, equals (x) the excess (expressed as a percentage rounded to the nearest 1/100th of 1%) of (i) Madhouse’s Adjusted EBITDA for the year in question divided by (ii) Madhouse’s Adjusted EBITDA for the immediately prior year minus (y) 100%. For example, the calculation for calendar year 2020 is: 2020 Adjusted EBITDA/ 2019 Adjusted EBITDA minus 100%.

However, if the EBITDA Annual Growth Rate is negative in any of the three years in the measurement period, the denominator in the subsequent year’s EBITDA Annual Growth Rate calculation will be the greater dollar value of Madhouse Adjusted EBITDA for the two most recent prior years.

The “Madhouse EBITDA Annual Average Growth Rate” for the measurement period (expressed as a percentage rounded to the nearest 1/100th of 1%) equals the quotient of (i) the sum of the Madhouse EBITDA Annual Growth Rates for calendar years 2020, 2021 and 2022 divided by (ii) 3.

The following examples assume, among other things, 2019 Madhouse Adjusted EBITDA of $29 million and are provided for illustrative purposes only.

	Scenario A		Scenario B
Year	Madhouse’s Adjusted EBITDA	EBITDA Annual Growth Rate	Madhouse’s Adjusted EBITDA	EBITDA Annual Growth Rate
2019	$29.0M		$29.0M
2020	$33.3M	14.83%	$27.6M	(4.83)%
2021	$37.4M	12.31%	$37.0M	27.59	%(1)
And 2022	$43.4M	16.04%	$43.4M	17.30%
EBITDA Annual Average Growth Rate		14.39%		13.35%

____________

(1)      Due to the negative EBITDA Annual Growth Rate in 2020 under Scenario B, the Madhouse EBITDA Annual Growth Rate for 2021 (expressed as a percentage) is calculated as: (i) 2021 Adjusted EBITDA divided by 2019 Adjusted EBITDA ($37.0/$29.0 million (or 127.59%)) minus (ii) 100% (or 27.59%).

Annex A-61

Section 4. 2019 Madhouse Adjusted EBITDA; Earnout Statement.

(a)    As soon as practicable (but in any event within forty-five (45) days) after the completion of the relevant audited consolidated financial statements for calendar year 2019, Purchaser’s CFO or Seller (if the Closing has not occurred prior to such date) will prepare and deliver to the other party a statement (constituting the “2019 Earnout Statement”) setting forth the calculation in reasonable detail of 2019 Madhouse Adjusted EBITDA.

(b)    Subject to the timing requirements of Section 3.2 of the Agreement, following the completion of Purchaser’s audited financial statements for calendar year 2020, 2021 and 2022, the Purchaser’s CFO will prepare and deliver to the Seller a statement (constituting the “2020 Earnout Statement”, “2021 Earnout Statement” and “2022 Earnout Statement”, respectively) setting forth in reasonable detail:

(i)    for the 2020 and 2021 Earnout Statement, Purchaser CFO’s determination of the relevant components and calculations proposed to be used in the determination of the Earnout Payment (as contemplated below) in conjunction with the delivery of the 2022 Earnout Statement; and

(ii)    for the 2022 Earnout Statement,

(x)    the Purchaser CFO’s determination of:

(1)    the Earnout Payment (including the relevant components and calculations thereof);

(2)    the offset, if any, with respect to any Madhouse Increased Working Capital Deduction; and

(3)    any previously unpaid indemnifiable Losses that may be potentially offset against the Earnout Payment in accordance with the provisions of Article VIII of the Agreement; and

(y)    subject to the provisions of Section 5 below, the proposed form of the Earnout Payment.

(c)    The calculations and relevant amounts prepared or determined in accordance paragraph (a) and (b) above shall be based on, as applicable, Madhouse’s standalone balance sheet and income statement for the relevant period or date for 2019 and the 2020 – 2022 performance period as derived from the Purchaser’s audited financial statements (or, if applicable in respect of 2019, as derived Seller’s audited financial statements). The 2020 and 2021 Earnout Statements shall be for information purposes only. The 2019 Earnout Statement as delivered pursuant to paragraph (a) shall be binding on Purchaser and Seller except either party may dispute the calculation of and elect to resolve any related dispute with respect to 2019 Adjusted EBITDA by electing to follow the dispute procedures of Section 3.2 and 3.3 of the Agreement (applied as appropriate and including for avoidance of doubt the obligation to seek to first resolve the dispute between the parties through negotiation).

(d)    Sections 3.2 and 3.3 of the Agreement contain, among others, provisions with respect to (i) the establishment of the Independent Director Committee, which shall be responsible for all determinations to be made by the Purchaser in connection with the Earnout Payment; (ii) the review by the Seller of the Earnout Statement; (iii) settlement on behalf of Purchaser of any disputes with Seller in respect to the Earnout Statement and (iv) the retention of and necessary access to work papers, information and personnel.

Section 5. Composition of Earnout Payment; Obligation to Obtain Cash Funding.

(a)    If the VWAP for the Purchaser Common Shares for the ninety (90) trading days preceding and including December 31, 2022 (the “90-day VWAP”) is greater than or equal to $10.00 per share (adjusted for stock splits, combinations or the like after the Agreement Date), the Purchaser will have the option to make the Earnout Payment in Purchaser Common Shares (using the 90-day VWAP in calculating the number of shares to be delivered), in cash or in a combination thereof.

(b)    If the 90-day VWAP is less than $10.00 per share (adjusted for stock splits, combinations or the like after the date of the Agreement), the Purchaser shall, to the extent it has available cash or the ability within 90 business days to obtain such cash, make the Earnout Payment in cash with any unpaid balance paid to the Seller in the form a subordinated note (subject to the provisions of this Section 5).

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(c)    If any portion of the Earnout Payment payable to the Seller is proposed to be paid other than in the form of Purchaser Common Shares, the Earnout Statement shall be accompanied by (i) the related funding plan with respect to the cash portion and (ii) if applicable, the terms of any Purchaser subordinated note.

(d)    The Purchaser shall take such actions as may be reasonably required or requested by the Seller to promptly pay the Earnout Payment to the Seller in the Purchaser’s proposed or required form and to resolve any disputed indemnity claim (as provided in Article VIII of the Agreement). If there is any dispute with respect to any indemnifiable Losses proposed to offset the Earnout Payment in accordance with the provisions of Article VIII of the Agreement, the Purchaser will pay the undisputed amount of the Earnout Payment. Following resolution of any disputed Losses, any additional payment with respect to the Earnout Payment shall be made (i) if the 90-day VWAP was greater than or equal to $10.00 per share (adjusted for stock splits, combinations or the like after the Agreement Date), in the same proportion of cash and Purchaser Common Shares as the initial payment of a portion of Earnout Payment or (ii) if otherwise, first in cash and then in subordinated notes.

(e)    To the extent the Purchaser elects to, or is required to, pay the Earnout Payment in cash, the Purchaser shall incur Borrowed Indebtedness on commercially reasonable terms sufficient to pay the proposed or required cash component; provided that the Purchaser shall not be so obligated to incur Borrowed Indebtedness if such borrowings would cause the Purchaser’s Leverage Ratio to exceed 4.0x Pro Forma Borrowed Indebtedness. If the Earnout Payment would cause the Purchaser’s Leverage Ratio to exceed 4.0x Pro Forma Borrowed Indebtedness, any excess amount due pursuant to the Earnout Payment shall be payable in (x) Purchaser Common Shares if Section 5(a) (VWAP greater than or equal to $10.00 per share) is applicable or (y) otherwise a subordinated promissory note provided it does not violate the terms, conditions or covenants of any existing debt facilities or other obligations or agreements that the Purchaser may have outstanding at the time. Any such subordinated promissory note will (i) have a term of no longer than four (4) years with at least 5% of the initial principal amount amortized annually over the life of the term, (ii) be priced based on an opinion (of a financial advisor to be reasonably acceptable to the Seller) of current market terms for comparable credits rated BBB- by S&P or Fitch, or rated Baa3 Moodys, (iii) have other mutually agreed terms consistent with a subordinated debt offering and (iv) be prepayable by the Purchaser at any time prior to the initial maturity without penalty.

“Leverage Ratio” means the ratio of (i) Pro Forma Borrowed Indebtedness to (ii) 2022 Adjusted EBITDA.

“Pro Forma Borrowed Indebtedness” means the Purchaser’s consolidated Borrowed Indebtedness as reflected on its December 31, 2022 audited balance sheet plus, without duplication, the aggregate amount of any (i) cash purchase price, expenses and contingent liabilities related to contemplated acquisitions or investments, (ii) contemplated capital expenditures, (iii) cash bonuses or (iv) any other existing or contemplated corporate obligations or contingent obligations in cash (including the Earnout Payment hereunder) actually incurred or expected to be incurred within six (6) months from the date of determination.

“VWAP” means the volume weighted average trading price of Purchaser Common Shares on the New York Stock Exchange (or such other national securities exchange that is the principal U.S. trading market for Purchaser Common Shares).

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Section 6. Assignment by Seller of a Specified Portion of the Earnout Payment.

Seller has partially and irrevocably assigned a portion of the Earnout Payment to fund a long-term incentive plan to be established for the benefit of designated individuals employed by or associated with the Group Company Business. The assigned portion of any Earnout Payment (the “Assigned Earnout Payment”) is determined based on the amount of the Earnout Payment (without regard to any deductions contemplated by Section 1) as provided below:

Madhouse Earnout Payment	Assigned Earnout Payment
< or equal to $30,000,000	Zero
> than $30,000,000 but less than or equal to $60,000,000	the product of (x) $12,000,000 times (y) the quotient of (i) the Earnout Payment minus $30,000,000 divided by (ii) $30,000,000
$60,000,000	20% of the Earnout Payment (or $12,000,000)
> than $60,000,000 but less than or equal to $100,000,000	$12,000,000 plus the product of (x) $18,000,000 times (y) the quotient of (i) the Earnout Payment minus $60,000,000 divided by (ii) $40,000,000
$100,000,000	30% of the Earnout Payment (or $30,000,000))
> than $100,000,000 but less than or equal to $150,000,000	$30,000,000 plus the product of (x) $30,000,000 times (y) the quotient of (i) the Earnout Payment minus $100,000,000 divided by (ii) $50,000,000
$150,000,000	40% of the Earnout Payment (or $60,000,000)
> than $150,000,000 but less than or equal to $222,000,000	$60,000,000 plus the product of (x) $51,000,000 times (y) the quotient of (i) the Earnout Payment minus $150,000,000 divided by (ii) $72,000,000
$222,000,000	50% of the Earnout Payment (or $111,000,000)

By way of example (rounding to two decimal places for illustrative purposes):

(1)    if the Earnout Payment (before any deductions contemplated by Section 1) is $55,000,000, the Assigned Earnout Payment would be $10,000,000 being the product of (x) $12,000,000 (i.e., the Assigned Earnout Payment if the Earnout Payment were $60,000,000) times (y) 83.33% (i.e., the quotient of (i) $25,000,000 (i.e., the $55,000,000 Earnout Payment minus $30,000,000) divided by (ii) $30,000,000) and;

(2)    if the Earnout Payment (before any deductions contemplated by Section 1) is $175,000,000, the Assigned Earnout Payment would be $77,708,300 (being $60,000,000 (i.e., the Assigned Earnout Payment if the Earnout Payment were $150,000,000) plus $17,708,300 (being the product of (x) $51,000,000 (i.e., the potential additional assigned amount if the Earnout Payment were $222,000,000) and (y) 34.72% (i.e., the quotient of $25,000,000 (being the $175,000,000 Earnout Payment minus $150,000,000) divided by $72,000,000).

The assigned portion of the Earnout Payment expressed in nominal dollars (based on the Assigned Earnout Payment Percentage) will be subject to reduction based on the deductions contemplated by Section 1 (as specified in the long-term incentive plan). The allocation of such assigned portion, as so reduced, to the designated individuals shall be determined at Seller’s discretion provided that Seller shall not receive any portion of such amounts.

Annex A-64

ANNEX B

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
LEGACY ACQUISITION CORP.

________ __, 20__

Legacy Acquisition Corp., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.      The certificate of incorporation of the Corporation is hereby amended by deleting Article V in its entirety and replacing it with the following:

“ARTICLE V.
BOARD OF DIRECTORS

Section 5.1    Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Amended and Restated Certificate or the Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate, and any Bylaws adopted by the stockholders of the Corporation; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2    Number, Election and Term.

(a)     The number of directors of the Corporation shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b)     At each annual meeting of the stockholders, the stockholders shall elect directors each of whom shall hold office for a term of one (1) year or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

(c)     Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors (prior to consummation of the Corporation’s initial Business Combination).

Section 5.3    Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor has been duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

Section 5.4    Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5    Preferred Stock — Directors. Except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock, as such, shall have the right, voting separately by class or series, to elect one or more directors, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Amended and Restated Certificate.”

Annex B-1

2.     The foregoing amendment was duly adopted by the board of directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and the certificate of incorporation of the Corporation.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Annex B-2

IN WITNESS WHEREOF, the undersigned has executed and acknowledged this Certificate of Amendment of Second Amended and Restated Certificate of Incorporation this __ day of ________, 20__.

LEGACY ACQUISITION CORP.
By:
Name:
Title:

Annex B-3

ANNEX C

FORM OF
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BLUE IMPACT INC.

________ __, 20__

Legacy Acquisition Corp., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.     The present name of the Corporation is “Legacy Acquisition Corp.” The Corporation was incorporated under the name “Legacy Acquisition Corp.” by the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware on March 15, 2016. The Corporation filed an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware on November 16, 2017, as amended by that certain certificate of amendment thereto filed with the Secretary of State of the State of Delaware on October 22, 2019, and as further amended by that certain certificate of amendment thereto filed with the Secretary of State of the State of Delaware on ________ __, 20__ (the “Amended and Restated Certificate”).

2.     This Second Amended and Restated Certificate of Incorporation of the Corporation, which both restates and further amends the provisions of the Amended and Restated Certificate, was duly adopted by the board of directors and stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).

3.     The Amended and Restated Certificate is hereby amended and restated to read in its entirety as follows:

Article I.
NAME

The name of the corporation is Blue Impact Inc. (the “Corporation”).

Article II.
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

Article III.
REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

Annex C-1

Article IV.
CAPITALIZATION

Section 4.1    Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 201,000,000 shares, consisting of (a) 200,000,000 shares of common stock (the “Common Stock”) and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”). Each share of Class A Common Stock (including shares of Class A Common Stock issued upon conversion of Class F Common Stock) outstanding on the effective date of the filing of this Amended and Restated Certificate shall be automatically converted into one (1) share of Common Stock.

Section 4.2    Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting powers, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3    Common Stock.

(a) Voting.

(i) Except as otherwise required by law or this Second Amended and Restated Certificate of Incorporation (as amended or modified from time to time, including, without limitation, by any Preferred Stock Designation, the “Certificate”), the holders of the shares of Common Stock, as such, shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Certificate, the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders of the Corporation on which the holders of the shares of Common Stock are entitled to vote.

(iii) Except as otherwise required by law or this Certificate, at any annual or special meeting of the stockholders of the Corporation, holders of the Common Stock, as such, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Certificate, holders of shares of any class or series of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding class or series of Preferred Stock or other class or series of Common Stock if the holders of such affected class or series of Preferred Stock or Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to this Certificate or the DGCL.

(b) Dividends. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Common Stock, as such, shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock, as such, shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation, dissolution or winding up of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.3(c).

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Section 4.4    Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

Article V.
BOARD OF DIRECTORS

Section 5.1    Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate or the Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate, and any Bylaws adopted by the stockholders of the Corporation; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2    Number, Election and Term.

(a) The number of directors of the Corporation shall be fixed in the manner provided in the Bylaws.

(b) At each annual meeting of the stockholders, the stockholders shall elect directors each of whom shall hold office for a term of one (1) year or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

(c) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Section 5.3    Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor has been duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

Section 5.4    Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5    Preferred Stock — Directors. Except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock, as such, shall have the right, voting separately by class or series, to elect one or more directors, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Certificate.

Article VI.
BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws by the affirmative vote of a majority of the total number of directors present at a regular or special meeting of the Board at which there is a quorum or by unanimous consent in writing or by electronic transmission. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Certificate, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to adopt, amend,

Annex C-3

alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Article VII.
SPECIAL MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT
NOT PERMITTED

Section 7.1    Special Meetings. Subject to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders of the Corporation to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders of the Corporation may not be called by another person or persons.

Section 7.2    Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3    Action by Written Consent Not Permitted. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by consent of the stockholders in lieu of a meeting.

Article VIII.
LIMITED LIABILITY; INDEMNIFICATION

Section 8.1    Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2    Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

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(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, related to or in connection with any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

Article IX.
CORPORATE OPPORTUNITY

To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall apply with respect to the Corporation and any of its officers or directors to the extent the director or officer is permitted to refer that opportunity to the Corporation without violating any legal obligation.

Article X.
AMENDMENT OF SECOND AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate, and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X.

Article XI.
EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 11.1  Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or this Certificate or the Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination).

Section 11.2  Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 11.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 11.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

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Article XII.
SEVERABILITY

If any provision or provisions (or any part thereof) of this Certificate shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate (including, without limitation, each portion of any paragraph of this Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed and acknowledged this Second Amended and Restated Certificate of Incorporation this ____ day of ____________, 20__.

By:
Name:
Title:

[Signature Page to Second Amended and Restated Certificate of Incorporation]

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ANNEX D

BLUE IMPACT INC.

2020 EQUITY INCENTIVE PLAN

1.           PURPOSE OF PLAN

The purpose of this Blue Impact Inc. 2020 Equity Incentive Plan (this “Plan”) of Blue Impact Inc., a Delaware corporation (the “Corporation”), is to promote the success of the Corporation by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Corporation’s stockholders.

2.           ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.           PLAN ADMINISTRATION

3.1         The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees (or subcommittees, as the case may be) appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its authority under this Plan. The Board or another committee (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

3.2         Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)         determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;

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(b)         grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, establish the events (if any) on which exercisability or vesting may accelerate (which may include, without limitation, retirement and other specified terminations of employment or services, or other circumstances), and establish the events (if any) of termination, expiration or reversion of such awards;

(c)         approve the forms of any award agreements (which need not be identical either as to type of award or among participants);

(d)         construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards grante d under this Plan;

(e)         cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)          accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a retirement or other termination of employment or services, or other circumstances) subject to any required consent under Section 8.6.5;

(g)         adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no-repricing provision below);

(h)         determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to approve the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action approving the award);

(i)          determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any other actions contemplated by Section 7 in connection with the occurrence of an event of the type described in Section 7;

(j)          acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no-repricing provision below); and

(k)         determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3         Prohibition on Repricing. Notwithstanding anything to the contrary in Section 3.2 and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or

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base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.4         Binding Determinations. Any determination or other action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, nor the Corporation or any of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.

3.5         Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.6         Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.           SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1         Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2         Aggregate Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan is 7,500,000 shares (the “Share Limit”).

4.3         ISO Sub-Limit. The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is equal to 7,500,000 shares. (For clarity, any shares issued in respect of incentive stock options granted under this Plan will also count against the overall Share Limit above.)

4.4         Share-Limit Counting Rules. The Share Limit shall be subject to the following provisions of this Section 4.4:

(a)         Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

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(b)         Except as provided below, to the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right granted under this Plan, the number of underlying shares which are actually issued in payment of the award shall be counted against the Share Limit. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised in full at a time when the payment due to the participant is 15,000 shares, 15,000 shares shall be counted against the Share Limit with respect to such exercise and the 85,000 shares not issued shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.)

(c)         Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award granted under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award granted under this Plan, shall be counted against the Share Limit and shall not be available for subsequent awards under this Plan.

(d)         To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(e)         In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit).

(f)           The Corporation may not increase the Share Limit by repurchasing shares of Common Stock on the market (by using cash received through the exercise of stock options or otherwise).

Refer to Section 8.10 for application of the share limits of this Plan with respect to assumed awards. Each of the numerical limits and references in this Section 4 is subject to adjustment as contemplated by Section 7 and Section 8.10.

4.5         No Fractional Shares; Minimum Issue. Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.           AWARDS

5.1         Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1     Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The agreement evidencing the grant of an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market

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value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.4.

5.1.2     Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified stock option.

5.1.3     Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.

5.1.4     Restricted Stock Units. A restricted stock unit or “RSU” is a right to receive a share of Common Stock (or the value of a share of Common Stock if the award is to be settled in cash), subject to vesting of the RSU. RSUs will generally vest, as determined by the Administrator, upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof.

5.1.5     Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, deferred shares, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Stock, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards. The types of cash awards that may be granted under this Plan include the opportunity to receive a payment for the achievement of one or more goals established by the Administrator, on such terms as the Administrator may provide, as well as discretionary cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied.

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5.2         Award Agreements. Each award shall be evidenced by a written or electronic award agreement or notice in a form approved by the Administrator (an “award agreement”), and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.

5.3         Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.4         Consideration for Common Stock or Awards. The purchase price (if any) for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

(a)         services rendered by the recipient of such award;

(b)         cash, check payable to the order of the Corporation, or electronic funds transfer;

(c)         notice and third party payment in such manner as may be authorized by the Administrator;

(d)         the delivery of previously owned shares of Common Stock;

(e)         by a reduction in the number of shares otherwise deliverable pursuant to the award; or

(f)          subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.5         Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock on the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Stock were reported on the Exchange on that date, the closing price (in regular trading) for a share of Common Stock on the Exchange for the next preceding day on which sales of Common Stock were reported on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Exchange for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

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5.6         Transfer Restrictions.

5.6.1     Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.6 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.6.2     Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.6.3     Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.6.1 shall not apply to:

(a)         transfers to the Corporation (for example, in connection with the expiration or termination of the award);

(b)         the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

(c)         subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator;

(d)         if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative; or

(e)         the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.

5.7         International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator from time to time. The awards so granted need not comply with other specific terms of this Plan, provided that stockholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency.

6.           EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1         General. The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries, is not a member of the Board, and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2         Events Not Deemed Terminations of Employment. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of: (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or

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one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of any applicable maximum term of the award.

6.3         Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7.           ADJUSTMENTS; ACCELERATION

7.1         Adjustments.

(a)         Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust: (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan); (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards; (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards; and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

(b)         Without limiting the generality of Section 3.4, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2         Corporate Transactions - Assumption and Termination of Awards.

(a)         Upon any event in which the Corporation does not survive, or does not survive as a public company in respect of its Common Stock (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Corporation, in any case in connection with which the Corporation does not survive or does not survive as a public company in respect of its Common Stock), then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence in connection with which the Administrator has made provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award): (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award

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granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award (including any award or portion thereof that, by its terms, does not accelerate and vest in the circumstances) shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

(b)         Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

(c)         For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each share of Common Stock subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the stockholders of the Corporation for each share of Common Stock sold or exchanged in such event (or the consideration received by a majority of the stockholders participating in such event if the stockholders were offered a choice of consideration); provided, however, that if the consideration offered for a share of Common Stock in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the stockholders participating in the event.

(d)         The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.

(e)         In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.

(f)          Without limiting the generality of Section 3.4, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

(g)         The Administrator may override the provisions of this Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The

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portion of any ISO accelerated in connection with an event referred to in this Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.3         Definition of Change in Control. With respect to a particular award granted under this Plan, a “Change in Control” shall be deemed to have occurred as of the first day, after the date of grant of the particular award, that any one or more of the following conditions shall have been satisfied:

(a)         The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then-outstanding Common Shares of the Corporation (the “Outstanding Corporation Common Shares”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

(b)         Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)         Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Corporation Common Shares and the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, a Parent, as defined above) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Shares and the Outstanding Corporation Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 50% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

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(d)         Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control under clause (c) above.

8.           OTHER PROVISIONS

8.1         Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including, but not limited to, state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2         No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3         No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4         Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5         Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of (or a combination of) the following:

(a)         The Corporation or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

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(b)         The Corporation or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

(c)         In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy any applicable withholding obligation on exercise, vesting or payment.

8.6         Effective Date, Termination and Suspension, Amendments.

8.6.1     Effective Date. This Plan is effective as of February 21, 2020, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board and subject to any extension that may be approved by stockholders, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2     Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3     Stockholder Approval. To the extent then required by applicable law or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.6.4     Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the no-repricing provision of Section 3.3.

8.6.5     Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by and carried out in accordance with Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7         Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

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8.8         Governing Law; Severability.

8.8.1     Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware, notwithstanding any Delaware or other conflict of law provision to the contrary.

8.8.2     Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.9         Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10       Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the common stock (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11       Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12       No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect, or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective shareholders, boards of directors or committees thereof (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action. Awards need not be structured so as to be deductible for tax purposes.

8.13       Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except

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where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Corporation or its Subsidiaries.

8.14       Clawback Policy. The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

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ANNEX E

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of [•], 2019, by and among Blue Impact Inc., a Delaware corporation (the “Company”), Blue Valor Limited, a company incorporated in Hong Kong (“Blue Focus”), Legacy Acquisition Sponsor I LLC, a Delaware limited liability company (the “Sponsor”) and the parties listed as Founder Investors on Schedule I hereto and Non-Founder Investors on Schedule II hereto (the Sponsor, the Founder Investors and the Non-Founder Investors collectively, the “Investors”).

WHEREAS, Blue Focus and certain Investors hold or have a beneficial interest in shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”);

WHEREAS, this Agreement is being entered into pursuant to that certain Amended and Restated Share Exchange Agreement, dated as of December 2, 2019, by and among the Company and Blue Valor Limited, a company incorporated in Hong Kong, as amended by that First Amendment to the Amended and Restated Share Exchange Agreement dated as of March 13, 2020 (the “Share Exchange Agreement”);

WHEREAS, the Company and the Sponsor are parties to that certain Registration Rights Agreement, dated November 16, 2017 (the “Registration Rights Agreement”);

WHEREAS, the Company, the Sponsor and the Founder Investors are parties to that certain letter agreement, dated November 16, 2017 (the “Insider Letter”), pursuant to which the Sponsor and the Founder Investors agreed to certain restrictions regarding the shares of Class A Common Stock (as defined in the Insider Letter), which, as of the date hereof have become shares of Common Stock; and

WHEREAS, all of the Investors have validly consented to (i) the termination of the Insider Letter and (ii) the amendment of the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     DEFINITIONS. Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to such terms in the Share Exchange Agreement The following capitalized terms used herein have the following meanings:

“Acceptance Notice” is defined in Section 5.2.

“Acceptance Period” is defined in Section 5.2.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Beneficially Owns” means with respect to any Person, the direct or indirect “beneficial ownership” by such Person of securities, including securities beneficially owned by others with whom such Person has agreed to act together for the purpose of acquiring, holding, voting or disposing of such securities, as determined pursuant to Rule 13d-3 and Rule 13d-5 under the Exchange Act. “Beneficial Ownership” and “Beneficial Owner” have correlative meanings.

“BF Nominee” is defined in Section 2.2.1(b).

“Blue Focus” is defined in the preamble to this Agreement.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in Hong Kong, London, New York, Toronto or the People’s Republic of China are authorized to close for business.

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“Cause” means, with respect to a Director who has been elected pursuant to Section 2 of this Agreement, any of the following: (i) an order is made by any competent court or medical official selected by a majority of the then remaining members of the Board on the grounds that such Director is unable to perform, with or without reasonable accommodation, by reason of physical or mental incapacity, the essential functions of his or her position for ninety (90) or more days in any one hundred twenty (120) day period; (ii) such Director is convicted of a crime involving fraud, dishonesty, or moral turpitude; (iii) such Director becomes bankrupt, has a receiving order made against him or her or makes any agreement or comprise for the benefit of his or her creditors generally; or (iv) such Director ceases to be or is prohibited from being a Director by applicable law.

“Closing” shall have the meaning given to such term in the Share Exchange Agreement.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” is defined in the recitals to this Agreement.

“Company” is defined in the preamble to this Agreement.

“Consummation Period” is defined in Section 5.2.

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“Director” means an individual member of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Founder Investor” means the persons listed in Schedule I hereto who comprise all of the officers and directors of the Company since its IPO.

“Founder Investor Nominee” is defined in Section 2.2.1(a).

“Founder Investors’ Representative” means Ed Rigaud.

“Independent” means a person who shall qualify as a Director independent from the Company, Blue Focus, and the Investors (i) as such term is used in (A) Rule 303A.02 (or any successor rule) of the NYSE Listed Company Manual, and (B) Rule 10A-3 (dealing with audit committee independence requirements) and (ii) in accordance with and for the purposes of the laws of the State of Delaware, including guidance or requirements regarding such qualification provided by the courts of the State of Delaware, as determined in good faith after consultation with outside counsel, and determined, as applicable, as of (A) the time of the nomination of such Director pursuant to Section 2.2 and (B) the time of any vote, decision or recommendation made by such Director as a member of an Independent Committee (or, in the case of Rule 10A-3, at the times required thereby).

“Independent Committee” means a committee of the Board comprising not less than three (3) Independent Directors

“Insider Letter” is defined in the recitals to this Agreement.

“Investors” is defined in the preamble to this Agreement.

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“Non-Founder Investor” means the persons listed in Schedule II hereto.

“NYSE” means The New York Stock Exchange.

“NYSE Independent” means a person who shall qualify as a Director independent from the Company, Blue Focus, and the Investors, as such term is used in Rule 303A.02 (or any successor rule) of the NYSE Listed Company Manual determined, as applicable, as of (i) the time of the nomination of such Director pursuant to Section 2.2 and (ii) the time of any vote, decision or recommendation made by such Director as a member of the Board.

“Offered Securities” is defined in Section 5.2.

“Purchase Period” is defined in Section 5.2.

“Registration Rights Agreement” is defined in the recitals to this Agreement.

“ROFO Notice” is defined in Section 5.2.

“Rule 10A-3” means Rule 10A-3 under the Exchange Act (including any successor thereto).

“Sale of the Company” means a transaction or series of related transaction in which a Person, or a group of related Persons, other than Blue Focus or a direct or indirect Affiliate of Blue Focus, acquires Beneficial Ownership of more than 50% of the outstanding Voting Shares or otherwise Controls the Company.

“Schedule 13D” is defined in Section 3.1.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Share Exchange Agreement” is defined in the recitals to this Agreement.

“Sponsor” is defined in the preamble to this Agreement.

“Target Price” is defined in Section 5.2.

“Threshold Amount” means between 50.5% and 51.5% of the outstanding share capital of the Company immediately after the Closing.

“Transfer” means, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of (including through any hedging or other similar transaction) any economic, voting or other rights in or to such security.

“Voting Shares” means any securities of the Company that the holders of which are entitled to vote for members of the Board, by whatever name called, now Beneficially Owned or subsequently acquired by Blue Focus or an Investor, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

2.     BOARD OF DIRECTORS MATTERS.

2.1     Size of the Board. Blue Focus and each Investor agrees to vote, or cause to be voted, all Voting Shares Beneficially Owned by such Person, or over which such Person has voting control, from time to time and at all times that Blue Focus or any Investor Beneficially Owns any Voting Shares, in whatever manner as shall be necessary to ensure that (i) the size of the Board shall be set and remain at eleven (11) directors, including initially two (2) vacancies and (ii) its composition shall be as provided in this Agreement.

2.2     Board Composition.

2.2.1     Blue Focus and each Investor agrees to vote, or cause to be voted, all Voting Shares Beneficially Owned by such Person, or over which such Person has voting control, from time to time and at all times that Blue

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Focus or any Investor Beneficially Owns any Voting Shares, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the following persons shall be elected to the Board:

(a)     Three (3) persons nominated from time to time by the Founder Investors’ Representative (each, a “Founder Investor Nominee” and collectively the “Founder Investor Nominees”), at least two of which must be NYSE Independent and at least one of which must be Independent, for four (4) years following the date hereof and thereafter for so long as the Founder Investors continue to Beneficially Own at least 4% of the shares of Common Stock, which individuals shall initially be Darryl McCall, Richard White, and Kenneth Robinson; provided, that, from and after the four-year anniversary of this Agreement, for so long as the Investors continue to Beneficially Own at least 4% of the shares of Common Stock, the Founder Investors’ Representative shall have the right to nominate from time to time one (1) Founder Investor Nominee, which must be Independent.

(b)     Six (6) persons nominated from time to time by Blue Focus (each, a “BF Nominee” and collectively the “BF Nominees”), at least three of which must be NYSE Independent and at least two of which must be Independent, for four (4) years following the date hereof and thereafter for so long as Blue Focus and its Affiliates continue to Beneficially Own at least 30% of the shares of Common Stock, which individuals shall initially be Zhe Wei, Jun Ji, Jeff Karish, Brett Marchand, Holly Zheng, and He Shen; provided, that, from and after the four-year anniversary of this Agreement (i) for so long as Blue Focus and its Affiliates continue to Beneficially Own at least 25% but less than 30% of the shares of Common Stock, it shall have the right to nominate from time to time five (5) BF Nominees, at least two of which must be Independent; (ii) for so long as Blue Focus and its Affiliates continue to Beneficially Own at least 20% but less than 25% of the shares of Common Stock, it shall have the right to nominate from time to time four (4) BF Nominees, at least one of which must be Independent; (iii) for so long as Blue Focus and its Affiliates continue to Beneficially Own at least 15% but less than 20% of the shares of Common Stock, it shall have the right to nominate from time to time three (3) BF Nominees, none of which must be Independent; (iv) for so long as Blue Focus and its Affiliates continue to Beneficially Own at least 10% but less than 15% of the shares of Common Stock, it shall have the right to nominate from time to time two (2) BF Nominees, neither of which must be Independent; and (v) for so long as Blue Focus and its Affiliates continue to Beneficially Own at least 5% but less than 10% of the shares of Common Stock, it shall have the right to nominate from time to time one (1) BF Nominee, which need not be Independent.

(c)     For the avoidance of doubt, based on the relevant facts, a Director Nominee may simultaneously satisfy the requirements of both NYSE Independent and Independent.

(d)     Notwithstanding the foregoing, Blue Focus shall not be obligated to nominate any minimum number of solely NYSE Independent Directors if the Company is a Controlled Company (as such term is used in Rule 303A (or any successor rule) of the NYSE Listed Company Manual). Notwithstanding the foregoing, Blue Focus currently intends to continue to nominate such NYSE Independent Directors regardless of whether or not Blue Focus is a Controlled Company.

2.2.2     In the absence of any nomination from the Persons with the right to nominate a Director as specified above, the Director previously nominated by them and then serving shall be reelected if still eligible and willing to serve as provided herein and otherwise, such Board seat shall remain vacant.

2.2.3     For so long as either or both of the Founder Investors’ Representative and Blue Focus has the right to nominate one or more NYSE Independent Directors or one or more Independent Directors pursuant to the terms hereof, each of the Founder Investors’ Representative and/or Blue Focus, as applicable, shall use its reasonable best efforts (including, without limitation, the removal and replacement of one or more Directors nominated by such person or the nomination of additional Persons to serve as Directors) to ensure that (a) each such NYSE Independent Director nominated by the Founder Investors’ Representative or Blue Focus, as applicable, continues to qualify as a NYSE Independent Director as defined herein at the time of any vote, decision or recommendation made by such Director as a member of the Board, and (b) each such Independent Director nominated by the Founder Investors’ Representative or Blue Focus, as applicable, continues to qualify as an Independent Director as defined herein at the time of any vote, decision or recommendation made by such Director as a member of the Board or an Independent Committee.

____________

1        Prior to naming its third director nominee, the Sponsor shall provide Blue Focus with all available information and other information reasonably requested by Blue Focus regarding the qualification of such nominee as an Independent director and such nomination shall be subject to the good faith approval of Blue Focus.

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2.2.4     Subject to applicable law and the applicable rules of the NYSE Listed Company Manual or other applicable stock exchange rules, from the date hereof until such time as no Founder Investor Nominee serves on the Board, the Company shall take all necessary action to cause at least one Director nominated by the Founder Investors’ Representative to be appointed to each committee of the Board, provided that such Director otherwise meets the independence and other requirements for service on such committee.

2.3     Removal of Directors.

2.3.1     Each of the Investors and Blue Focus also agrees to vote, or cause to be voted, all Voting Shares Beneficially Owned by such Person, or over which such Person has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)     no Director elected pursuant to Section 2.2.1(a) or Section 2.2.1(b) of this Agreement may be removed from office other than for Cause unless such removal is directed or approved by the affirmative vote of the Person entitled under Section 2.2.1 to nominate that Director;

(b)     any vacancies created by the resignation, removal or death of a Director elected pursuant to Section 2.2.1(a) or Section 2.2.1(b) of this Agreement shall be filled only pursuant to the provisions of this Section 2 by the Person entitled under Section 2.2.1 to nominate that Director;

(c)     the two initial vacancies on the Board (and any vacancies created by the resignation, removal or death of a Director appointed or elected to fill either of such vacancies) shall be filled (if at all) solely in accordance with the applicable provisions for the filling of vacancies on the Board under the Company’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (each as may be amended or restated from time to time) and solely by Persons who satisfy the requirements of NYSE Independent; and

(d)     upon the request of any Person entitled to nominate a Director as provided in Section 2.2.1(a) or Section 2.2.1(b) to remove such Director, such Director shall be removed.

2.3.2     Each of the Investors and Blue Focus agree to execute any written consents required to perform the obligations of this Section 2, and the Company agrees at the request of any Person or group entitled to nominate Directors to call a special meeting of stockholders for the purpose of electing Directors.

2.4     No Liability for Election of Recommended Directors. Neither Blue Focus nor the Founder Investors’ Representative shall have any liability as a result of nominating a person for election as a Director for any act or omission by such nominated person in his or her capacity as a Director of the Company, nor shall Blue Focus or any Investor have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

2.5     Recommendations by the Board. Each of the Investors and Blue Focus agrees to vote, or cause to be voted, all Voting Shares Beneficially Owned by such Person, or over which such Person has voting control, from time to time and at all times, in favor of all matters recommended by the Board, pursuant to a recommendation of the Independent Committee, for stockholder approval and against all matters that the Board, pursuant to a recommendation of the Independent Committee, recommends against stockholder approval.

2.6     Manner of Voting. The voting of Voting Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Voting Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

2.7     Equity Incentive Plan. No later than the third anniversary of this Agreement, each of the Founder Investors and Blue Focus agree to propose to the Board, or the compensation committee or other appropriate committee thereof, to adopt an equity incentive plan for certain employees of the Company, with the equity issued under such plan not to exceed greater than 7.5% of the equity securities of the Company outstanding at Closing, and with such terms (including exercise price and vesting conditions) as the Board or such committee shall determine. Such equity incentive plan will utilize the Company securities available pursuant to the approval of the Company stockholders in connection with the Purchaser Required Vote (as defined in the Share Exchange Agreement).

2.8     Company CEO. Each Investor acknowledges and agrees that the Company shall approve, ratify and adopt the letter agreement provided to the Company’s CEO (as defined in the Share Exchange Agreement), a copy of which was provided to the Investors and that such letter agreement shall be a valid and binding obligation of the Company.

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2.9     Irrevocable Proxy. In consideration of the mutual promises contained in this Agreement, each Investor hereby irrevocably grants to and appoints Blue Focus and any designee of Blue Focus, and each of them individually, as such Investor’s proxies and durable attorneys-in-fact, with full power of substitution and resubstitution, for and in the name, place and stead of such Investor, to vote (or cause to be voted) or deliver (or cause to be delivered) a written consent with respect to such Investor’s Voting Shares, and to grant (or cause to be granted) a consent, proxy or approval in respect of such Voting Shares, in the event that such Investor fails at any time to vote (or cause to be voted) or deliver (or cause to be delivered) a written consent with respect to any of its Voting Shares in the manner agreed by such Investor in this Agreement, in each case, in accordance herewith. This irrevocable proxy and durable power of attorney is given to secure the performance of the duties of such Investor under this Agreement. Each Investor shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this irrevocable proxy and durable power of attorney. This irrevocable proxy and durable power of attorney shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Investor with respect to the Voting Shares. This durable power of attorney shall survive and not be affected by the dissolution, bankruptcy, death or incapacity of such Investor. The irrevocable proxy and durable power of attorney granted hereunder shall terminate upon the earlier of the termination of this Agreement or the time at which such Investor no longer Beneficially Owns any Voting Shares.

3.     EXCHANGE ACT FILINGS.

3.1     Exchange Act Filings. Each Investor agrees that any filings with the Commission (including without limitation any filings required by Section 13(d) of the Exchange Act), press release or stockholder communication proposed to be made or issued by any Investor in connection with the Investors’ activities with respect to the Company must be approved by Blue Focus in writing prior to filing with such consent not to be unreasonably withheld. Each Investor agrees that, for as long as Section 2 above is in force and effect and applicable, any Schedule 13D (including any amendment thereto) under the Exchange Act with respect to the Company (“Schedule 13D”) shall be filed jointly by the Investors and Blue Focus, provided that only Blue Focus shall prepare and timely file any such Schedule 13D on behalf of itself and the Investors; provided, further that Blue Focus shall give the Founder Investors’ Representative reasonable time (but not less than one full Business Day) to review and comment on any such Schedule 13D or amendment thereto and will consider any comments provided in good faith. Each Investor agrees that this Agreement shall be filed as an exhibit to a jointly filed Schedule 13D. Each of the Investors shall be responsible for the completeness and accuracy of the information supplied by and concerning each Investor contained in any filings with the Commission. The Founder Investors’ Representative shall manage, administer, and be responsible for collecting all information required to be provided with respect to the Investors to be included in any filings with the Commission made in connection with this Agreement and the Company. Each of the Investors shall provide Blue Focus with written notice no later than two (2) Business Days after any Investor takes any action in respect to or in connection with such Investor’s shares of Common Stock or interest in the Company.

4.     DRAG-ALONG RIGHT.

4.1     If Blue Focus and the Board, following a recommendation of the Independent Committee, approve a Sale of the Company, then each Investor and the Company hereby agrees:

4.1.1     if such transaction requires stockholder approval, with respect to all Voting Shares that such Investor Beneficially Owns or over which such Investor otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Voting Shares in favor of, and adopt, such Sale of the Company and to vote in opposition to any and all other proposals that could delay or impair the ability of the Company to consummate such Sale of the Company;

4.1.2     to sell the same proportion of shares of capital stock of the Company Beneficially Owned by such Investor as is being sold by Blue Focus to the Person to whom Blue Focus proposes to sell its Voting Shares, and on the same terms and conditions as the other stockholders of the Company;

4.1.3     to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or Blue Focus in order to carry out the terms and provision of this Section 4, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, any associated indemnity agreement, or escrow agreement,

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any associated voting, support, or joinder agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents; and

4.1.4     to refrain from (i) exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company, or (ii); asserting any claim or commencing any suit challenging the Sale of the Company or this Agreement.

5.     RESTRICTIONS ON TRANSFER.

5.1     Restrictions on Transfer.

5.1.1     Notwithstanding anything to the contrary in this Agreement,

(a)     Blue Focus acknowledges and agrees that, from the date of this Agreement until June 30, 2021 (to be extended by each day that the Closing occurs after December 31, 2020), it shall not Transfer any of the shares of Common Stock or other securities of the Company now held or subsequently acquired by it directly or indirectly, legally or beneficially, to any Person;

(b)     each Founder Investor acknowledges and agrees that, from the date of this Agreement until June 30, 2021 (to be extended by each day that the Closing occurs after December 31, 2020), each Founder Investor shall not Transfer any of the shares of Common Stock or other securities of the Company now held or subsequently acquired by it directly or indirectly, legally or beneficially, to any Person; provided, however, that upon the expiration of the Non-Founder Restriction Period (as defined herein below), the Founder Investors shall have the right to request that the Company release the Founder Investors from the Transfer restriction in this Section 5.1.1(b). Upon receipt of such request by the Founder Investors, the Company shall submit the matter for consideration to the Independent Director Committee (as defined in the Share Exchange Agreement), which will consider the matter and provide a recommendation to the Board, and the Board will determine in good faith whether or not the Company shall release the Founder Investors from the Transfer restriction in this Section 5.1.1(b); and

(c)     each Non-Founder Investor acknowledges and agrees that it shall not Transfer any of the shares of Common Stock or other securities of the Company now held or subsequently acquired by it directly or indirectly, legally or beneficially, to any Person until the earlier of (i) the first anniversary of this Agreement, or (ii) after the date hereof, but subject to and following compliance with Section 5.2, if the last per share sale price of the Common Stock equals or exceeds $12.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date hereof (such period, the “Non-Founder Restriction Period”).

5.1.2     Notwithstanding the provisions of Section 5.1.1, Transfers of shares of Common Stock or other securities of the Company that are held by the Sponsor are permitted to any members of the Sponsor by virtue of the Sponsor’s limited liability company agreement upon dissolution of the Sponsor. In addition, with respect to any Founder Investor or Non-Founder Investor who is a natural person, Transfers of shares of Common Stock or other securities of the Company are permitted by such Founder Investor or Non-Founder Investor (i) by will or the laws of descent and distributions, or (ii) to a trust, estate, or limited partnership of which the primary beneficiaries are the Investor or the Investor’s parents, grandparents, children, siblings, grandchildren and other lineal descendants and the current spouse of each of the foregoing or of any Investor; provided that, in each such case, it shall be a condition of such Transfer that the transferee shall enter into a written agreement, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). As promptly as is practicable after the date hereof, the Sponsor shall Transfer all shares of Common Stock and other securities of the Company held by it to its members in accordance with the Sponsor’s limited liability company agreement, subject to the restrictions set forth in such agreement.

5.2     Right of First Offer. Each of the Investors hereby agrees not to Transfer any of the shares of Common Stock or other securities of the Company held by it to any Person pursuant to Section 5.1.1 unless Blue Focus is given the right to acquire such Common Stock or other securities pursuant to the provisions of this Section 5.2. If any Investor intends to so Transfer Company securities, such Investor shall first give Blue Focus written notice (the “ROFO Notice”) of its bona fide intention to so Transfer such securities (the “Offered Securities”). The ROFO Notice shall (i) specify whether (x) the Investor intends to Transfer the Offered Securities on the NYSE or (y) in a

Annex E-7

private transaction with the proposed terms of such Transfer (including price) and (ii) constitute the Investor’s offer to Transfer the Offered Securities to Blue Focus, which offer shall be irrevocable for a period of 5 Business Days following the delivery of the ROFO Notice (the “Acceptance Period”). Blue Focus shall have the right during the Acceptance Period to accept the offer to purchase all or any portion of the Offered Securities at (i) in the case of a sale on the NYSE, the volume weighted per share average trading price on the NYSE on the trading date immediately prior to the date of the ROFO Notice and (ii) in the case of any proposed private transfer, the price specified in and on the other terms provided with the ROFO Notice. Blue Focus shall exercise its rights under this Section 5.2 by delivering to such Investor written notice of its election (the “Acceptance Notice”) prior to 11:59 p.m. New York time on the final day of the Acceptance Period. If Blue Focus exercises its rights under this Section 5.2, the sale of the Offered Securities to it shall be consummated on the 5th Business Day after the final day of the Acceptance Period (the “Purchase Period”). If Blue Focus does not elect to purchase the Offered Securities on such terms (and the failure to deliver an Acceptance Notice during the Acceptance Period shall be deemed to be rejection of such opportunity) or fails to consummate a purchase of the Offered Securities for cash within the Purchase Period, such Investor shall have the right to consummate the sale of the Offered Securities (i) on the NYSE, in the case of any proposed sale on the NYSE, or (ii) otherwise, on terms not materially more favorable to the purchaser than specified in the ROFO Notice for a period of 90 days (the “Consummation Period”) after the expiration of the Acceptance Period or, if applicable, the Purchase Period. If such Investor does not complete such Transfer within the Consummation Period, such Investor shall not have the right to Transfer any of the Offered Securities without again complying with this Section 5.2.

6.     REPRESENTATIONS AND WARRANTIES.

6.1     Representations and Warranties. Each of the Investors and Blue Focus, as applicable, hereby represents and warrants to the Company and each other party hereto as follows:

6.1.1     Organization and Authority; Capacity. Such Person, if a legal entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or otherwise organized, and has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Such Person, if an individual, has the capacity to enter into, perform and comply with its obligations under this Agreement.

6.1.2     Action. Such Person has taken all corporate or similar action necessary for it to enter into this Agreement and to consummate the transactions contemplated hereby.

6.1.3     Absence of Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation of, or default under, or conflict with, or require any consent under any term or provision of the organizational documents of such Person or any contract, commitment, indenture, lease or other agreement to which such Person is a party or by which such Person or any of its assets is bound.

6.1.4     Beneficial Ownership of Common Stock by Investors. Each Investor hereby represents and warrants that, as of the Closing, such Investor Beneficially Owns the number of shares of Common Stock as is set forth alongside such Investor’s name in Schedule I and II attached hereto.

6.1.5     Beneficial Ownership of Common Stock by Blue Focus. Blue Focus hereby represents and warrants that, as of the Closing, Blue Focus Beneficially Owns [____] shares of Common Stock.

6.1.6     Threshold Amount. Each Investor and the Company hereby represents and warrants that, as of the Closing, the number of shares of Common Stock held or Beneficially Owned by (i) all the Investors in aggregate plus Blue Focus pursuant to Section 6.1.5 above, equals the Threshold Amount2.

6.1.7     Binding Obligation. This Agreement has been duly and validly executed and delivered by such Person and, assuming the due and valid execution and delivery of this Agreement by all other parties hereto, constitutes a valid and binding obligation of such Person, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency and similar laws affecting the rights and remedies of creditors generally, and by general principles of equity and public policy.

____________

2        Note to Draft: Investor parties to this agreement shall cumulatively hold the number of shares that together with the Blue Focus shares, will not be greater than or lower than the Threshold Amount.

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6.1.8     Termination of Insider letter; Amendment of Registration Rights Agreement. The Sponsor and each other Investor hereby represents and warrants to the Company and Blue Focus that each of the termination of the Insider Letter and the amendment of the Registration Rights Agreement has been duly authorized, and all consents and approvals required in connection therewith have been validly obtained.

6.1.9     Investor Parties. The Sponsor has used reasonable best efforts to cause the minimum number of Non-Founder Investors to enter into this Agreement in order to obtain the Threshold Amount.

7.     MISCELLANEOUS.

7.1     Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the parties hereto in whole or in part, except as permitted by Section 5.1.2 or Section 5.2. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto.

7.2     Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

If to the Company:

Address: [•]

Attention: [•]

Telephone: [•]

Email: [•]

with copies to:

Greenberg Traurig LLP

Address: 200 Park Avenue, New York, New York 10166

Attention: Doron Lipshitz

Telephone: +1 (212) 801-3100

Email: lipshitzd@gtlaw.com

O’Melveny & Myers LLP

Address: Two Embarcadero Center, 27th Floor

San Francisco, California

Attention: Kurt Berney

Telephone: +1 (415) 984-8989

Email: kberney@omm.com

If to the Sponsor:

Address: [•]

Attention: [•]

Telephone: [•]

Email: [•]

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with a copy to:

DLA Piper

Address: 1201 West Peachtree Street, Suite 2800, Atlanta, Georgia 30309-3450

Attention: Gerry Williams

Telephone: 1 (404) 736-7891

Email: Gerry.Williams@us.dlaPIPEr.com

If to Founder Investors’ Representative:

Address: [•]

Attention: [•]

Telephone: [•]

Email: [•]

If to Blue Focus:

Address: [•]

Attention: [•]

Telephone: [•]

Email: [•]

with copies to:

Greenberg Traurig LLP

Address: 200 Park Avenue, New York, New York 10166

Attention: Doron Lipshitz

Telephone: +1 (212) 801-3100

Email: lipshitzd@gtlaw.com

O’Melveny & Myers LLP

Address: Two Embarcadero Center, 27th Floor

San Francisco, California

Attention: Kurt Berney

Telephone: +1 (415) 984-8989

Email: kberney@omm.com

If to an Investor, to the address set forth alongside such Investor’s name in Schedule I and II to this Agreement; provided, however, that in accordance with this Agreement, including but not limited to Section 7.8, all notices and communications to and from the Founder Investors shall be through the Founder Investors’ Representative.

7.3     Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

7.4     Governing Law. This Agreement shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

7.5     Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

7.6     Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) and the Registration Rights Agreement (as amended) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, including without limitation the Insider Letter.

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7.7     Termination. This Agreement shall terminate and be void (a) with respect to any Founder Investor or Non-Founder Investor, as of the date upon which such Founder Investor or Non-Founder Investor no longer Beneficially Owns any Voting Shares and (b) with respect to the Sponsor, as of the date upon which it has distributed all Voting Shares or other securities of the Company previously held by the Sponsor to its members in connection with its dissolution. From and after the fourth anniversary of this Agreement, Blue Focus, or the Founder Investors’ Representative may terminate this Agreement at or following the date upon which the Founder Investors’ Representative no longer has the right to nominate one or more Founder Investor nominees.

7.8     Founder Investors’ Representative. Each Founder Investor hereby irrevocably constitutes and appoints the Founder Investors’ Representative as its true and lawful agent and attorney-in-fact, with full power of substitution to perform the duties of the Founder Investors’ Representative under the terms of this Agreement and to act in such Founder Investor’s name, place and stead with respect to all transactions contemplated by and all terms and provisions of this Agreement and the documents contemplated under this Agreement, and to act on such Founder Investor’s behalf in any proceeding involving this Agreement or any documents contemplated under this Agreement, and to do or refrain from doing all such further acts and things. The Founder Investors’ Representative shall have all rights and powers set forth herein in addition to all the rights and powers it shall deem necessary or appropriate in connection with the transactions contemplated by this Agreement and the documents contemplated under this Agreement, including, without limitation, the power give and receive notices and communications relating to this Agreement, and to nominate or remove any Founder Investor Nominee pursuant to Section 2 of this Agreement. Blue Focus and the Company shall be entitled to conclusively rely upon, without independent verification, all decisions made by the Founder Investors’ Representative in connection with this Agreement. The Person serving as the Founder Investors’ Representative may be replaced from time to time by the holders of a majority in interest of the aggregate Voting Shares held by all Founder Investors upon not less than 10 days’ prior written notice to Blue Focus and the Company.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Investor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:
BLUE IMPACT INC.
By:
Name:
Title:
BLUE VALOR LIMITED
By:
Name:
Title:
LEGACY ACQUISITION SPONSOR I LLC
By:
Name:
Title:

Signature Page to Investor Rights Agreement

Annex E-12

SCHEDULE I
FOUNDER INVESTORS

Investor[3]	Address for Notices and Communications	Number of Common Shares[4]
Edwin J. Rigaud
Darryl T.F. McCall
William C. Finn
Steven A. Davis
Andrew W. Code
Sengal Selassie

____________

3        Must include each Investor that was a director or an officer of the Company immediately prior to the Closing of the Share Exchange Agreement, except Rick White.

4        Number of shares of Common Stock that such Investor Beneficially Owns as of the Closing.

Annex E-13

SCHEDULE II
NON-FOUNDER INVESTORS

Investor	Address for Notices and Communications	Number of Common Shares[5]
Kimberly Blackwell
Dave Foxx
Phillip Holloman

____________

5        Number of shares of Common Stock that such Investor Beneficially Owns as of the Closing.

Annex E-14

ANNEX F

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”) is dated as of March 13, 2020 by and between Legacy Acquisition Corp. (the “Purchaser”), Legacy Acquisition Sponsor I LLC (the “Sponsor Designee) and Blue Valor Limited, a company incorporated in Hong Kong (the “Seller”).

WHEREAS, the Purchaser, Sponsor Designee and Seller are parties to that certain Redemption Side Letter, dated as of December 2, 2019 (the “Redemption Side Letter”);

WHEREAS, pursuant to the Redemption Side Letter, the Purchaser, Sponsor Designee, and Seller desire to terminate the Redemption Side Letter in accordance with the terms and conditions set forth in this Agreement effective as of the date hereof.

NOW THEREFORE, in consideration of the foregoing premises and the respective agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Termination. The parties hereby terminate, without any action by or on behalf of the parties and effective as of the date hereof, the Redemption Side Letter. The parties hereby acknowledge that, effective as of the date hereof, the Redemption Side Letter shall be of no further force or effect. Notwithstanding any provision of the Redemption Side Letter, the parties hereby further acknowledge that no provisions of the Redemption Side Letter shall survive termination thereof and that all rights and obligations of the parties thereunder are hereby terminated.

2. Miscellaneous.

(a) This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(b) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state. Each party hereto hereby waives any right to a jury trial in connection with any litigation pursuant to this Agreement.

(c) The provisions of this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(d) This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

[Signature page follows]

Annex F-1

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

LEGACY ACQUISITION SPONSOR I LLC
By:	/s/ Edwin J. Rigaud
Name: Edwin J. Rigaud
Title: Managing Member

LEGACY ACQUISITION CORP.
By:	/s/ Edwin J. Rigaud
Name: Edwin J. Rigaud
Title: Chairman and Chief Executive Officer

BLUE VALOR LIMITED
By:	/s/ He Shen
Name: He Shen
Title: Authorized Signatory

[Signature Page to Termination Agreement]
Annex F-2

ANNEX G

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], is made and entered into by and among Blue Impact Inc. (formerly known as Legacy Acquisition Corp.), a Delaware corporation (the “Company”), Legacy Acquisition Sponsor I LLC, a Delaware limited liability company (the “Sponsor”), Blue Valor Limited, a company incorporated in Hong Kong (“Blue Valor”) and the undersigned parties listed under Holder on the signature page hereto (each such party, together with the Sponsor, Blue Valor and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “Holder” and collectively the “Holders”).

RECITALS

WHEREAS, the Company and the Sponsor entered into that certain Securities Subscription Agreement (the “Founder Shares Purchase Agreement”), dated as of October 16, 2016, pursuant to which the Sponsor purchased an aggregate of 5,750,000 shares (the “Founder Shares”) of the Company’s Class F common stock, par value 50.0001 per share (the “Class F Common Stock”);

WHEREAS, on September 18, 2017, the Company effectuated a 1.5-for-1 stock split in the form of a dividend, resulting in 8,625,000 Founder Shares outstanding, which also adjusted the Founder Shares subject to forfeiture to 1,125,000 Founder Shares if the overallotment option granted to the underwriters in the Company’s initial public offering was not exercised in full by the underwriters;

WHEREAS, on October 24, 2017, the Company and the Sponsor entered into that certain Warrants Purchase Agreement (the “Private Placement Warrants Purchase Agreement”), pursuant to which the Sponsor agreed to purchase 17,500,000 warrants (or up to 19,300,000 warrants if the underwriters’ over-allotment option was exercised in full) (the “Private Placement Warrants”), in a private placement transaction occurring simultaneously with the closing of the Company’s initial public offering;

WHEREAS, on November 27, 2017, the Company was advised by the underwriters’ that the overallotment option would not be exercised, such that the 1,125,000 Founder Shares subject to forfeiture were forfeited and, immediately thereafter, 7,500,000 Founder Shares, and Private Placement Warrants to purchase 17,500,000 shares, were issued and outstanding;

WHEREAS, the Company and Sponsor entered into the Registration Rights Agreement, dated November 17, 2017 (the “Original Agreement”);

WHEREAS, on [•], the Company completed its initial Business Combination, pursuant to which (a) the Founder Shares were converted into shares of the Company’s common stock, par value $0,0001 per share (the “Common Stock”), on the terms and conditions provided in the Company’s amended and restated certificate of incorporation; (b) Blue Valor was issued 27,000,000 shares of Common Stock and agreed to defer the receipt of 3,000,000 shares of Common Stock pursuant to the terms of the Share Exchange Agreement and on the terms and conditions provided in the Company’s amended and restated certificate of incorporation; and (c) the Sponsor transferred 3,500,000 Founder Shares to the Company, which Founder Shares were cancelled and ceased to be outstanding;

WHEREAS, pursuant to the terms of the Share Exchange Agreement, the Sponsor has been granted the right to receive a maximum of up to 2,000,000 shares of Common Stock in consideration for the transfer of 3,500,000 Founder Shares back to the Company, as follows: (a) 1,000,000 shares, if post-Closing the Common Stock has a volume weighted average trading price of at least $15 per share for any 30-day period, (b) 1,000,000 shares, if post-Closing the Common Stock has a volume weighted average trading price of at least $20 per share for any 30-day period, (c) 1,000,000 shares, if post-Closing Blue Impact is sold for a share price of at least $15 per share, and (d) 1,000,000 shares, if post-Closing Blue Impact is sold for a share price of at least $20 per share; provided, that the maximum number of shares that our Sponsor can earn back is 2,000,000;

WHEREAS, pursuant to the terms of the Share Exchange Agreement, the Seller would earn back all 3,000,000 of the deferred shares if (a) post-Closing the Common Stock has a volume weighted average trading price of at least $20 per share for any 30-day period, (b) post-Closing Blue Impact is sold for a share price of at least $20 per share, or (c) more than 10 years has elapsed since the Closing;

Annex G-1

WHEREAS, pursuant to the terms of the Share Exchange Agreement, the Company agreed to amend (the “Warrant Amendments”) the terms of each outstanding Public Warrant (as defined in the Share Exchange Agreement) and each outstanding Private Placement Warrant to cease to be exercisable to purchase one-half share of Class A common stock for $5.75 per half-share and instead shall be converted solely into the right to receive (i) if, at the closing of the Business Combination (the “Closing”), the aggregate gross cash proceeds from the trust, after redemptions and any PIPE Financing (as defined in the Share Exchange Agreement) (if consummated), equals at least $225 million, $1.00 in cash or (ii) if, at the Closing, the aggregate gross cash proceeds from the trust, after redemptions and the PIPE Financing (as defined below) (if consummated), is less than $225 million, $0.50 in cash and 0.055 shares of Common Stock;

WHEREAS, in respect of at least 14,587,770 of the 17,500,000 Private Placement Warrants owned by the Sponsor, the Company and Sponsor agreed that each such Private Placement Warrant shall be exchanged solely for 0.11 of a share of Common Stock and the beneficial owners of the remaining 2,912,230 Private Placement Warrants have the option to exchange such Private Placement Warrants either for 0.11 shares of Common Stock per Private Placement Warrant in lieu of the consideration set forth in the Warrant Amendments; provided, that if such beneficial owners cease to beneficially own any of such Private Placement Warrants for any reason, such Private Placement Warrants shall revert back to the Sponsor and shall be exchanged solely for 0.11 shares of Common Stock per Private Placement Warrant and may not be exchanged for cash notwithstanding the terms of the Warrant Amendments;

WHEREAS, in connection with the completion of the initial Business Combination, the Company amended and restated its certificate of incorporation, to, among other things, change the corporate name of the Company from Legacy Acquisition Corp. to Blue Impact Inc. (“Blue Impact”) and to reclassify the Founder Shares and shares of Class A common stock all into shares of Common Stock.

WHEREAS, the Company and the Holders desire to amend and restate in its entirety the Original Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

1.1     Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Blue Valor” shall have the meaning given in the Recitals hereto.

“Board” shall mean the Board of Directors of the Company.

“Business Combination” shall mean any merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses, involving the Company.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in Hong Kong, London, New York, Toronto or the PRC are authorized to close for business.

“Commission” shall mean the Securities and Exchange Commission.

“Class A common stock” shall mean the Company’s Class A common stock, par value $0.0001 per share.

“Common Stock” shall have the meaning given in the Recitals hereto.

Annex G-2

“Company” shall have the meaning given in the Preamble.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demand Takedown” shall have the meaning given in subsection 2.3.4(a).

“Demanding Holder” shall have the meaning given in subsection 2.1.1.

“Effectiveness Period” shall have the meaning given in subsection 2.3.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1” shall have the meaning given in subsection 2.1.1.

“Form S-3” shall have the meaning given in subsection 2.3.1.

“Founder Shares” shall have the meaning given in the Recitals hereto and shall be deemed to include the shares of Common Stock issuable upon conversion thereof.

“Founder Shares Purchase Agreement” shall have the meaning given in the Recitals hereto.

“Holders” shall have the meaning given in the Preamble.

“Investor Rights Agreement” shall mean that certain Investor Rights Agreement, dated as of [•], by and among the Company, the Sponsor and Blue Valor, as may be amended or restated from time to time.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“New Registration Statement” shall have the meaning given in subsection 2.3.3.

“Permitted Transferees” a person or entity to whom a holder of Registrable Securities is permitted to transfer such Registrable Securities pursuant to Section 5.2.5 of this Agreement.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Private Placement Warrants” shall have the meaning given in the Recitals hereto.

“Pro Rata” shall have the meaning given in subsection 2.1.4.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Prospectus Date” shall mean the date of the final prospectus filed with the Commission and relating to the Company’s initial public offering.

“Registrable Security” shall mean (a) the shares of Common Stock issued or issuable upon the conversion of any Founder Shares, (b) the shares of Common Stock issued or issuable in exchange for the cancellation of any Private Placement Warrants or, if applicable, Public Warrants pursuant to the Warrant Amendments, (c) any outstanding share of the Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of this Agreement, (d) any equity securities (including the shares of the Common Stock issued or issuable upon the exercise of any such equity security) of the Company issuable upon conversion of any working capital loans in an amount up to $1,500,000 made to the Company by a Holder, (e) any shares of Common Stock otherwise issued or issuable pursuant to the Share Exchange Agreement, including in connection with the provisions of Section 2.8 (Post-Closing Purchase Price Adjustment), Section 2.9 (Deferred Shares) and/or Article III (Earnout Payment) thereof, (f) any shares of Common Stock acquired by the Sponsor or any Person as defined in and listed on Schedule 9.2 of the Share Exchange Agreement between the Signing Date and the Effective Date, as defined in the Share Exchange Agreement; and (g) any other equity security of the Company issued or issuable with respect to any such share of the Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities

Annex G-3

when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A)     all registration and filing fees (including fees with respect to filings required to he made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(B)     fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C)     printing, messenger, telephone and delivery expenses;

(D)     reasonable fees and disbursements of counsel for the Company;

(E)     reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F)     reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.1.1.

“SEC Guidance” shall have the meaning given in subsection 2.3.3.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Selling Holders” shall have the meaning given in subsection 2.3.4(a)(ii).

“Share Exchange Agreement” shall mean the Amended and Restated Share Exchange Agreement dated as of December 2, 2019, as amended by that First Amendment to the Amended and Restated Share Exchange Agreement dated as of March 13, 2020, that amends and restates the Share Exchange Agreement dated as of August 23, 2019, as amended by that First Amendment to Share Exchange Agreement dated as of September 27, 2019, by and between Seller and the Company, as may be amended or restated from time to time.

“Sponsor” shall have the meaning given in the Recitals hereto.

“Takedown Requesting Holder” shall have the meaning given in subsection 2.3.4(a).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Takedown” means an underwritten public offering of Registrable Securities pursuant to the Form S-3, as amended or supplemented.

Annex G-4

Article II
REGISTRATIONS

2.1     Demand Registration.

2.1.1     Request for Registration. Subject to the provisions of subsection 2.1.4 and Section 2.5 hereof, at any time and from time to time on or after the expiration of the lock-up to which such shares are subject under Section 5.1 of the Investor Rights Agreement, the Holders of at least a majority in interest of the then-outstanding number of Registrable Securities (the “Demanding Holders”) may make a written demand for Registration of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within ten (10) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within fifteen (15) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than forty-five (45) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration, subject to Section 2.1.4 and Section 2.5. Under no circumstances shall the Company be obligated to effect more than an aggregate of three (3) Registrations pursuant to a Demand Registration under this subsection 2.1.1 with respect to any or all Registrable Securities; provided, however, that a Registration shall not be counted for such purposes unless a Form S-1 or any similar long-form registration statement that may be available at such time (“Form S-I”) has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Form S-1 Registration have been sold, in accordance with Section 3.1 of this Agreement.

2.1.2     Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.1.3     Underwritten Offering. Subject to the provisions of subsection 2.1.4 and Section 2.5 hereof, if a majority-in-interest of the Demanding Holders so advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration.

2.1.4     Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Stock

Annex G-5

or other equity securities that the Company desires to sell and the Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders (Pro Rata, based on the respective number of Registrable Securities that each Holder has so requested) exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.5     Demand Registration Withdrawal. A majority-in-interest of the Demanding Holders initiating a Demand Registration or a majority-in-interest of the Requesting Holders (if any), pursuant to a Registration under subsection 2.1.1 shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.1.5.

2.2     Piggyback Registration.

2.2.1     Piggyback Rights. If, at any time and from time to time on or after the expiration of a lock-up to which such shares are subject under Section 5.1 of the Investor Rights Agreement, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.1 hereof), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to he included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

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2.2.2     Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the Common Stock or other securities that the Company desires to sell, taken together with (i) the Common Stock or other securities, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant Section 2.2 hereof, and (iii) the Common Stock or other securities, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(a)     If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other securities, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company. which can be sold without exceeding the Maximum Number of Securities;

(b)     If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1. pro rata based on the number of Registrable Securities that each Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Registration, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3     Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4     Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3     Registrations on Form S-3.

2.3.1     Form S-3 Rights. The Holders of Registrable Securities may at any time, and from time to time, request in writing that the Company, pursuant to Rule 415 under the Securities Act (or any successor rule promulgated thereafter by the Commission), register the resale of any or all of their Registrable Securities on Form S-3 or similar short form registration statement that may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an Underwritten Offering. Within five (5) days of the Company’s receipt of a written request from a Holder or Holders of Registrable Securities for a Registration on

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Form S-3, the Company shall promptly give written notice of the proposed Registration on Form S-3 to all other Holders of Registrable Securities, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Registration on Form S-3 shall so notify the Company, in writing, within ten (10) days after the receipt by the Holder of the notice from the Company. As soon as practicable thereafter, but not more than twelve (12) days after the Company’s initial receipt of such written request for a Registration on Form S-3, the Company shall register all or such portion of such Holder’s Registrable Securities as are specified in such written request, together with all or such portion of Registrable Securities of any other Holder or Holders joining in such request as are specified in the written notification given by such Holder or Holders; provided, however, that the Company shall not be obligated to effect any such Registration pursuant to Section 2.3.1 hereof if (i) a Form S-3 is not available for such offering; or (ii) the Holders of Registrable Securities, together with the Holders of any other equity securities of the Company entitled to inclusion in such Registration, propose to sell the Registrable Securities and such other equity securities (if any) at any aggregate price to the public of less than $10,000,000. The Company shall use reasonable best efforts to cause the any Registration on Form S-3 pursuant to this Section 2.3.1 to be declared effective as soon as possible after filing, and once effective, to keep such Registration continuously effective under the Securities Act at all times until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in the Registration Statement or such securities have been withdrawn (the “Effectiveness Period”).

2.4     Registration Statement Covering Resale of Registrable Securities.

2.4.1     Resale Shelf Registration Statement. The Company shall prepare and file or cause to be prepared and filed with the Commission, no later than thirty (30) days following the date that the Company becomes eligible to use Form S-3 or its successor form, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders of all of the Registrable Securities held by or then issuable to the Holders (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting Registration of such Registrable Securities for resale by such Holders. The Company shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, and once effective, to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the expiration of the Effectiveness Period.

2.4.2     Notification and Distribution of Materials. The Company shall notify the Holders in writing of the effectiveness of the Resale Shelf Registration Statement and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

2.4.3     Amendments and Supplements. Subject to the provisions of Section 2.4.1 above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period.

2.4.4     New Registration Statement. Notwithstanding the registration obligations set forth in this Section 2.4.4, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”). Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a

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secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2.4.5     Notice of Certain Events. The Company shall promptly notify the Holders in writing of any request by the Commission for any amendment or supplement to, or additional information in connection with, the Resale Shelf Registration Statement required to be prepared and filed hereunder (or Prospectus relating thereto). The Company shall promptly notify each Holder in writing of the filing of the Resale Shelf Registration Statement or any Prospectus, amendment or supplement related thereto or any post-effective amendment to the Resale Shelf Registration Statement and the effectiveness of any post-effective amendment.

(a)     If the Company shall receive a request from (x) the Holders of at least 2,000,000 shares of Registrable Securities, provided that the estimated market value of the Registrable Securities is at least $20,000,000 (the requesting holder(s) shall be referred to herein as the “Takedown Requesting Holder”) that the Company effect the Underwritten Takedown of all or any portion of the Takedown Requesting Holder’s Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested Underwritten Takedown (each such request shall be referred to herein as a “Demand Takedown”) at least ten (10) Business Days prior to the anticipated filing date of the prospectus or supplement relating to such Demand Takedown to the other Holders and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the offering in such Underwritten Takedown of:

(i)     subject to the restrictions set forth in Section 2.1.4, all Registrable Securities for which the Takedown Requesting Holder has requested such offering under Section 2.4.5(a), and

(ii)     subject to the restrictions set forth in Section 2.1.4, all other Registrable Securities that any holders of Registrable Securities (all such holders, together with the Takedown Requesting Holder, the “Selling Holders”) have requested the Company to offer by request received by the Company within seven Business Days after such holders receive the Company’s notice of the Demand Takedown, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be offered.

(b)     Promptly after the expiration of the seven Business Day period referred to in Section 2.4.5(a)(ii), the Company will notify all Selling Holders of the identities of the other Selling Holders and the number of shares of Registrable Securities requested to be included therein.

(c)     The Company shall only be required to effectuate one Underwritten Takedown within any six-month period.

(d)     If the managing underwriter in an Underwritten Takedown advises the Company and the Takedown Requesting Holder that, in its view, the number of shares of Registrable Securities requested to be included in such underwritten offering exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold, the shares included in such Underwritten Takedown will be reduced by the Registrable Securities held by the Selling Holders (applied on a pro rata basis based on the total number of Registrable Securities held by such Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders).

2.4.6     Selection of Underwriters. Selling Holders holding a majority in interest of the Registrable Securities requested to be sold in an Underwritten Takedown shall have the right to select an Underwriter or Underwriters in connection with such Underwritten Takedown, which Underwriter or Underwriters shall be reasonably acceptable to the Company and a majority in interest of the Selling Holders. In connection with an Underwritten

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Takedown, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities in such Underwritten Takedown, including, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc.

2.4.7     Registrations effected pursuant to this Section 2.4 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

2.5     Restrictions on Registration Rights. Notwithstanding anything to the contrary contained herein, if (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.1.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than thirty (30) days.

Article III
COMPANY PROCEDURES

3.1     General Procedures. If at any time on or after the date of this Agreement the Company is required to effect the Registration of Registrable Securities, the Company shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1     prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2     prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3     prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4     prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental

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authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise he required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5     cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company arc then listed;

3.1.6     provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7     advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8     at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel;

3.1.9     notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10     permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11     obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration which the participating Holders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12     on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.13     in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14     make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15     if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

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3.1.16     otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2     Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3     Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4     Suspension of Sales: Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. if the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5     Reporting Obligations. As long as any Holder shall own Registrable Securities. the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of the Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Article IV
INDEMNIFICATION AND CONTRIBUTION

4.1     Indemnification.

4.1.1     The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to he stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

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4.1.2     In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3     Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4     The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5     If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to

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in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

Article V
MISCELLANEOUS

5.1     Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: Bldg. C9-C, Universal Creative Park, 9, Jiuxianqiao North Rd., Chaoyang District, Beijing 100015, China, Attention: Xin Wang, Finance Department, and, if to any Holder, at such Holder’s address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2     Assignment; No Third Party Beneficiaries.

5.2.1     This Agreement and the rights, duties and obligations of the Company hereunder may not he assigned or delegated by the Company in whole or in part.

5.2.2     Prior to the expiration of the lock-up to which such shares are subject under Section 5.1 of the Investor Rights Agreement, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee.

5.2.3     This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4     This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and this Section 5.2 hereof.

5.2.5     The rights of a holder of Registrable Securities under this Agreement may be transferred by such a holder to a transferee who acquires or holds Registrable Securities equal to at least one percent (1%) of the Registrable Securities held by the holders of Registrable Securities on the Effective Date or to the Founder Investors or Non-Founder Investors (as each such term is defined in the Investor Rights Agreement) or to their respective successors or permitted assigns under the Investor Rights Agreement hereto; provided, however, that such transferee has executed and delivered to the Company a properly completed agreement to be bound by the terms of this Agreement substantially in form attached hereto as Exhibit A (an “Addendum Agreement”), and the transferor shall have delivered to the Company no later than thirty (30) days following the date of the transfer, written notification of such transfer setting forth the name of the transferor, the name and address of the transferee, and the number of Registrable Securities so transferred. The execution of an Addendum Agreement shall constitute a permitted amendment of this Agreement.

5.2.6     No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) a properly completed and executed Addendum Agreement to be bound by the terms of this Agreement. Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3     Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

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5.4     Governing Law; Venue; Waiver of Jury Trial. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (1) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THE AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

5.5     Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.6     Other Registration Rights. The Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.7     Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement or (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (B) the Holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale. The provisions of Section 3.5 and Article IV shall survive any termination.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have causes this Agreement to be executed as of the date first written above.

COMPANY:
BLUE IMPACT INC.
(F/K/A LEGACY ACQUISITION CORP.), a Delaware corporation
By:
Name: William C. Finn
Title: Chief Financial Officer
HOLDER:
LEGACY ACQUISITION SPONSOR I LLC, a Delaware limited liability company
By:
Name: Edwin J. Rigaud
Title: Managing Member

[Signature Page to Registration Rights Agreement]

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IN WITNESS WHEREOF, the undersigned have causes this Agreement to be executed as of the date first written above.

HOLDER:
BLUE VALOR LIMITED, a company incorporated in Hong Kong
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

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EXHIBIT A

Addendum Agreement

This Addendum Agreement (“Addendum Agreement”) is executed on __________________, 20___, by the undersigned (the “New Holder”) pursuant to the terms of that certain Amended and Restated Registration Rights Agreement dated as of [•] (the “Agreement”), by and among the Company and the Holders identified therein, as such Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Addendum Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Addendum Agreement, the New Holder agrees as follows:

1.     Acknowledgment. New Holder acknowledges that New Holder is acquiring certain shares of Common Stock of the Company (the “Shares”) or other equity securities of the Company that are convertible, exercisable or exchangeable for Common Stock of the Company (the “Convertible Securities”) as a transferee of such Shares or Convertible Securities from a party in such party’s capacity as a holder of Registrable Securities under the Agreement, and after such transfer, New Holder shall be considered a “Holder” and a holder of Registrable Securities for all purposes under the Agreement.

2.     Agreement. New Holder hereby (a) agrees that the Shares or Convertible Securities shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if the New Holder were originally a party thereto.

3.     Notice. Any notice required or permitted by the Agreement shall be given to New Holder at the address or facsimile number listed below New Holder’s signature below.

NEW HOLDER:	ACCEPTED AND AGREED:
Print Name:	BLUE IMPACT INC.
By:	By:
Name:
Title:

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ANNEX H

CHINA COMMERCIAL COLLABORATION AND SHARED SERVICES AGREEMENT

THIS CHINA COMMERCIAL COLLABORATION AND SHARED SERVICES AGREEMENT (this “Agreement”) is made and entered into this ___ day of ______ 2019 (the “Effective Date”), by and between MadHouse Inc., a Cayman Islands exempted company (“MadHouse”) and Blue Focus Intelligent Communications Group, Ltd. (北京蓝色光标数据科技股份有限公司), a company organized and existing under the laws of the People’s Republic of China (“BFICG”). MadHouse and BFICG are hereinafter referred to jointly as the “Parties” and each individually as a “Party.”

WITNESSETH:

WHEREAS, pursuant to that certain Share Exchange Agreement (the “SEA”) dated as of [August 23], 2019, by and among Blue Valor Limited, a company organized and existing under the laws of Hong Kong and a wholly owned subsidiary of BFI (the “Seller”) and Legacy Acquisition Corporation, a Delaware corporation (the “Purchaser”), the Purchaser has agreed to purchase from the Seller, and the Seller has agreed to sell to the Purchaser, 100% of the issued and outstanding shares in or of the Company (as defined therein) which will own, directly or indirectly, 100% of the issued and outstanding equity interests of Madhouse and other Company Subsidiaries (as defined therein) at or around the Closing, on the terms and subject to the conditions set forth therein;

WHEREAS, the SEA provides that MadHouse and BFICG shall at the Closing enter into an agreement relating to certain matters pertaining to MadHouse’s future operations in China and support services to be provided by BFICG to Madhouse;

WHEREAS, the Parties to this agreement wish to establish a framework to govern their respective rights and obligations in relation to particular projects in respect of which they wish to collaborate, where such projects fall within the purpose of this Agreement; and

WHEREAS, capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the SEA.

NOW, THEREFORE, in consideration of the mutual and reciprocal agreements and promises hereinafter set forth and for other good and valuable consideration, the Parties agree as follows.

Article I
PROVISION OF SERVICES to MADHOUSE

1.1     Provision of Services. Subject to the terms and conditions of this Agreement, (i) BFICG agrees to provide to MadHouse, and MadHouse agrees to purchase from BFICG, those services described in Exhibit A attached hereto on the terms set forth in Exhibit A (collectively referred to herein as the “Services”).

1.2     Service Fee. MadHouse shall pay BFICG an annual service fee of RMB2,000,000 (the “Annual Service Fee”), payable on or prior to December 31 of each year for the Services provided for such year under this Agreement; provided that such service fee payable for any year for which the Services are provided that is not a full calendar year shall be equal to the Annual Service Fee multiplied by a fraction, the numerator of which is the number of whole months for which Services were provided in such calendar year and the denominator of which is twelve (12). By way of example, the Annual Service Fee for 2019 shall be equal to the Annual Service Fee multiplied by a fraction, the numerator of which is the number of whole months between the month in which the Closing occurs and December 31, 2019, and the denominator of which is twelve (12).

1.3     Good Faith Cooperation. Each Party shall use its commercially reasonable efforts to cooperate with each other in good faith in all matters relating to the provision and receipt of the Services. Such cooperation shall include, to the extent applicable, exchanging information, and providing necessary access to people, equipment and systems used in connection with Services. BFICG shall provide the Services in good faith, in a professional manner, and in accordance with all applicable laws.

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1.4     Additional Services. To the extent that Madhouse or any of its applicable Affiliates (each, a “Group Company”) requires access to any additional services from BFICG or its Affiliates that are necessary for the operation of Madhouse’s or its applicable Affiliate’s business in the PRC that are not currently contemplated in Exhibit A, BFICG agrees to respond in good faith to any reasonable request for such services. To the extent that the Parties have agreed for BFICG to provide such additional services and the sum of the aggregate costs of such additional services plus the then costs for the Services set forth on Exhibit A at the time of such addition exceeds the then current Annual Service Fee, the Parties shall, after good faith negotiations, agree upon a price for such additional services. Any such additional services agreed to be provided by BFICG pursuant to this Section 1.4 shall constitute Services under this Agreement and be subject in all respect to the provisions of this Agreement as if fully set forth on Exhibit A as of the date hereof.

1.5     Acknowledgment. MadHouse understands that BFICG is not in the business of providing the Services to third parties, and BFICG shall have the right to substitute, replace, upgrade or otherwise modify any or all of the Services provided under this Agreement with the written consent of MadHouse, such consent not to be unreasonably withheld, and provided that (i) such substitution, replacement, upgrade or modification does not materially and adversely affect such Services or cause the Services to be performed at a standard inconsistent with that set forth in Section 1.7(a); and (ii) such changes do not increase the fees payable by MadHouse.

1.6     Service Coordinators. To the extent the Parties previously signed contracts or have otherwise established relationships for the provision of the Services, and have designated individuals or internal groups of individuals to act as the primary contact persons with respect to the performance of the Services (the “Service Coordinators”), unless the Parties otherwise agree in writing, all communications relating to the performance of Services will continue to be directed to the Service Coordinators. If either Party decides to change its Service Coordinators with respect to any Services, it shall notify the other Party of such change.

1.7     Standard of Service.

(a)     BFICG represents, warrants and agrees that the Services shall be provided in good faith, in accordance with the law and, except as specifically provided in Exhibit A, in a manner generally consistent with the historical provision of the Services and with the same standard of care as historically provided and as provided to BFICG itself. Subject to Section 1.8, BFICG agrees to assign sufficient resources and qualified personnel as are reasonably required to perform the Services in accordance with the standards set forth in the preceding sentence.

(b)     Except as expressly set forth in Section 1.7(a) or in any contract entered into with respect to the Services, BFICG makes no representations and warranties of any kind, implied or expressed, with respect to the Services, including, without limitation, no warranties of merchantability or fitness for a particular purpose, which are specifically disclaimed.

1.8     Third-Party Service Providers. It is understood and agreed that BFICG may retain third-party service providers to provide some of the Services; provided, that prior to the retention of any such third-party service providers not engaged as of the date of this Agreement, BFICG shall provide to Madhouse notice of BFICG’s intent to subcontract any portion of the Services and to the extent Madhouse has any objections to such third-party service provider either at the time of such notice or at any time during the Term of such Service, the Parties shall cooperate in good faith to address Madhouse’s concerns. BFICG shall in all cases retain responsibility for the provision of Services to be performed by any third-party service provider or subcontractor or by any of BFICG’s Affiliates, including without limitation, the compliance of such third party or Affiliate with all applicable anti-corruption laws.

Article II
BUSINESS OPERATION and COLLABORATION

2.1     Business Operation and Collaboration.

(a)     During the Term, BFICG shall, and shall cause its applicable Affiliates (including, without limitation, Blue Focus International Limited, a company organized and existing under the laws of Hong Kong and a subsidiary of BFICG (“BFI”) and Lanhan (Shanghai) Technology, Co., Ltd. (蓝瀚(上海)科技有限公司), a company organized and existing under the laws of the People’s Republic of China and a subsidiary of BFICG (“Blue Vision”)) to, continue to (i) allow and facilitate advertisement purchases to be made by MadHouse through BFICG and its applicable Affiliates pursuant to BFICG’s Official Reseller Partner License or otherwise, (including, without limitation, MadHouse’s purchases of advertisements on Facebook and Google platform through BFI and Blue Vision, respectively)

Annex H-2

(such licenses being the “Reseller Licenses”), on such terms as are substantially similar to (or not less favorable than) those terms as are received by BFICG for such purchases, and (ii) maintain the back-to-back arrangement with 100% rebate pass through (net of any out of pocket costs and expenses) with respect to such advertisement purchases to be made by MadHouse through BFICG and its applicable Affiliates substantially similar to (or not less favorable than) such arrangement between MadHouse and BFICG (including its applicable Affiliates) during the past twelve (12) months prior to the Closing (including, without limitation, substantially similar price terms, rebate and discount rate, payment terms and timing).

(b)     Any rebates payable to MadHouse under such back-to-back arrangement shall be (i) shall be mutually agreed to through good faith negotiations between the Purchaser and BFICG and its applicable Affiliates and shall be based on the actual purchases made by MadHouse during the applicable period, and (ii) paid by BFICG or its applicable Affiliates within thirty (30) days after receipt of such rebate by BFICG or such applicable Affiliates. In the event any rebate payable is in dispute, the Parties shall, in good faith, seek to resolve such dispute within thirty (30) days after receipt of the notice of such dispute, failing which resolution, the Parties may pursue the legal remedies available to such Party set forth in Section 5.2.

(c)     During the Term, to the extent that Madhouse establishes other media supplier relationships on more favorable terms than those for BFICG or any of its Affiliates, Madhouse shall (i) use its commercially reasonable efforts to allow and facilitate advertisement purchases to be made by BFICG or its applicable Affiliates through MadHouse, and (ii) make substantially similar (or not less favorable) back-to-back arrangement with 100% rebate pass through (net of any out of pocket costs and expenses) for such advertisement purchases to be made by BFICG or such applicable Affiliates through MadHouse.

(d)     During the Term, to the extent that BFICG or any of its Affiliates establishes other media supplier relationships on more favorable terms than those for MadHouse or any of its Affiliates, BFICG shall (i) use its commercially reasonable efforts to allow and facilitate advertisement purchases to be made by MadHouse or any of its Affiliates through BFICG or any of its Affiliates, and (ii) use its commercially reasonable efforts to make substantially similar (or not less favorable) back-to-back arrangement with 100% rebate pass through (net of any out of pocket costs and expenses) for such advertisement purchases to be made by MadHouse or such applicable Affiliates through BFICG or any of its Affiliates.

(e)     BFICG represents and warrants to Madhouse that (i) none of the execution, delivery or performance by BFICG or any of its Affiliates of the obligations set forth in this Section 2.1 will contravene or conflict with or constitute a violation of any material provisions of any Reseller License and (ii) BFICG has full rights and authority under all applicable Reseller Licenses to fulfill the obligations to Madhouse set forth in this Section 2.1.

2.2     Non-Solicitation

(a)     During the Term, each Party agrees that it shall not, without the prior written consent of the other Party (i) directly or indirectly, encourage, induce, attempt to induce, recruit solicit or attempt to solicit (on its own behalf or on behalf of any other Person), or take any other action that is intended to induce or encourage, any employee, agent, director, consultant or independent contractor of the other Party or any of its Affiliates, to leave his or her employment or service with such Party or any of its Affiliates; or (ii) directly or indirectly, interfere with, solicit, disrupt or attempt to disrupt any relationship existing as of the date of termination of this Agreement, contractual or otherwise, between the other Party or any of its Affiliates, on one hand, and any referral source, customer, supplier or employee of such Party or any of its Affiliates, on the other hand.

(b)     Notwithstanding the foregoing, for purposes of this Section 2.2, the placement of general advertisements that may be targeted to a particular geographic or technical area but that are not specifically targeted toward any employee, agent, director, consultant or independent contractor of any Party or any of its Affiliates shall not be deemed to be a breach of this Section 2.2.

2.3     Technology Access and License. During the Term, (i) BFICG shall continue to provide to MadHouse access to its proprietary technology and data in substantially the same manner as such access is provided to MadHouse during the past twelve (12) months prior to the Closing, and (ii) each Party shall grant to the other Party access to, but in no event ownership of, its proprietary technology and data and shall use its commercially reasonable efforts to cooperate with each other to negotiate in good faith for any license to the other Party’s proprietary technology and data based on arm’s length terms and conditions.

Annex H-3

2.4     Information and Inspection Rights. During the term of this Agreement, the Parties each agree to maintain accurate books and records related to the Services provided, including reasonable supporting documentation of any out-of-pocket costs incurred in connection with the performance or receipt of the Services and verification of the dates and times during which the Services were performed. Upon reasonable written request from a Party during the Term of this Agreement, the other Party shall make such books and records available to the requesting Party or its representatives (at the requesting Party’s sole expense) during the recipient Party’s normal regular business hours.

Article III
TERM AND TERMINATION

3.1     Term of Agreement and Services. The term of this Agreement and the term for which each of the Services shall be provided under this Agreement shall commence on the Effective Date and shall expire at the third (3rd) anniversary after the Effective Date (the “Initial Term”) Upon expiration of the Initial Term and each subsequent term, the term of this Agreement shall renew of a period of one (1) year (each subsequent term, a “Renewal Term”, and together with the Initial Term, collectively, the “Term”), unless earlier terminated by the Parties as provided herein.

3.2     Termination for Breach. Either Party shall have the right to terminate this Agreement in its entirety by giving to the other Party written notice of termination if (a) the other Party fails to substantially comply with the material obligations imposed upon it under this Agreement, (b) the non-breaching Party serves the breaching Party with a written notice of such failure, which notice states with particularity the nature of the failure, (c) the breaching Party does not cure the failure within thirty (30) days following receipt of the notice, and (d) such breach is continuing at the time that the non-breaching Party delivers its notice of termination.

3.3     Termination by Mutual Consent. The Parties shall have the right to terminate this Agreement at any time by mutual written consent.

3.4     Termination for Convenience. Either Party may terminate this Agreement and all Services provided hereunder after the Initial Term by providing written notice to the other Party in accordance with Section 5.4 notifying such other Party that such Party wishes to terminate this Agreement at least one (1) year prior to the desired date of termination.

3.5     Termination of Certain Services Prior to End of the Term. MadHouse may from time to time request a reduction in part of the scope or amount of any Service. If so requested by MadHouse, BFICG agrees to discuss in good faith appropriate reductions to the Annual Service Fee or other relevant charges for such Services in light of all relevant factors including the costs and benefits to MadHouse or the applicable Group Company of any such reductions. Exhibit A shall be updated to reflect any reduced Service mutually agreed in good faith by the Parties.

3.6     Insolvency. In the event that either Party hereto shall (i) file a petition in bankruptcy, (ii) become or be declared insolvent, or become the subject of any proceedings (not dismissed within ninety (90) days) related to its liquidation, insolvency or the appointment of a receiver, (iii) make an assignment on behalf of all or substantially all of its creditors, or (iv) take any corporate action for its winding up or dissolution, then the other Party shall have the right to terminate this Agreement by providing written notice in accordance with Section 5.4.

3.7     Survival. This Section 3.6 (Survival) and Article IV (Miscellaneous) of this Agreement shall survive the termination or expiration of this Agreement.

3.8     Force Majeure. The obligations of BFICG under this Agreement with respect to any Service shall be suspended during the period and to the extent that BFICG is prevented or hindered from providing such Service, or MadHouse or any applicable Group Company is prevented or hindered from receiving such Service, due to any of the following causes beyond such Party’s reasonable control (such causes, “Force Majeure Events”): (i) acts of God, (ii) flood, fire or explosion, (iii) war, invasion, riot or other civil unrest, (iv) governmental order or law, (v) actions, embargoes or blockades in effect on or after the date of this Agreement, (vi) action by any governmental authority, (vii) national or regional emergency, (viii) strikes, labor stoppages or slowdowns or other industrial disturbances, (ix) shortage of adequate power or transportation facilities, or (x) any other event which is beyond the reasonable control of such party. The Party suffering a Force Majeure Event shall give notice of suspension as soon as reasonably practicable to the other Party stating the date and extent of such suspension and the cause thereof, and BFICG shall resume the performance of its obligations as soon as reasonably practicable after the removal of the cause. Neither MadHouse, any other Group Company nor BFICG shall be liable for the nonperformance or delay in performance

Annex H-4

of its respective obligations under this Agreement when such failure is due to a Force Majeure Event. The applicable Term for any Service so suspended shall be automatically extended for a period of time equal to the time lost by reason of the suspension.

Article IV
Indemnification

4.1     Indemnity by MadHouse. MadHouse shall indemnify, defend, and hold BFICG and its representatives and Affiliates, and their respective directors, officers, employees, contractors and agents harmless from and against any and all losses resulting from, relating to or arising out of (i) the gross negligence or willful misconduct of MadHouse or its Affiliates or (ii) MadHouse’ breach of this Agreement in performing its obligations hereunder.

4.2     Indemnity by BFICG. BFICG shall indemnify, defend, and hold MadHouse and its representatives and Affiliates, and its respective directors, officers, employees, contractors and agents harmless from and against any and all losses resulting from, relating to or arising out of (i) the gross negligence or willful misconduct of BFICG or its Affiliates or (ii) BFICG’s breach of this Agreement in performing its obligations hereunder.

4.3     Indemnification Procedures. The matters set forth in Section 8.6 of the SEA shall be deemed incorporated into, and made a part of, this Agreement. Each Party acknowledges and agrees that its sole and exclusive remedy with respect to any and all rights, claims, and causes of action it may have against the other Party, any subsidiary of the other Party, or any of the foregoing Party’s representatives with respect to, regarding, relating to or arising from (including any and all losses related thereto) this Agreement (other than with respect to a breach of this Section 4.3 hereof), whether arising under or based upon any Law, common law, tort or otherwise (the “Covered Matters”), shall be pursuant to the provisions set forth in this Article IV, and, in furtherance of the foregoing, each of the Parties hereby covenants and agrees that it shall not, and hereby waives any right to, directly or indirectly assert, or otherwise bring any claim, cause of action or demand with respect to, regarding, or relating to or arising from the Covered Matters, other than pursuant to this Article IV.

Article V
MISCELLANEOUS

5.1     Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Party. This Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns.

5.2     Governing Law and Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China (“PRC”). Any dispute, controversy or claim arising out of or in connection with this Agreement, including the validity, invalidity, breach of termination thereof, shall be firstly resolved through friendly consultations among the Parties. If no resolution can be reached within thirty (30) days after the written proposal of either Party for such consultations, then either Party may submit the dispute to the Shanghai International Economic and Trade Arbitration Commission (“SHIAC”) for arbitration in accordance with the SHIAC arbitration rules then in effect. The arbitral award shall be final and binding upon the Parties. The place of arbitration shall be Shanghai, the PRC and the language of arbitration shall be English and Chinese.

5.3     Confidentiality. During the course of the performance of the obligations set forth in this Agreement, the Parties will exchange certain confidential or proprietary information and all information exchanged between the Parties that is (a) marked or identified as “confidential” or “proprietary”, or (b) is of a type a reasonable person would deem to be confidential or the circumstances or nature of the information or materials should reasonably put the receiving party on notice that such information should be treated as confidential, shall be deemed to be confidential (“Confidential Information”). The receiving party agrees (x) to use the disclosing party’s Confidential Information solely in connection with performance of its obligations or exercising its rights under this Agreement, (y) to disclose such information only to those employees, affiliates and consultants having a need to know such information and who are bound by confidentiality obligations no less restrictive than those set forth herein, and (z) to exercise at least the same standard of care to protect the disclosing party’s Confidential Information from unauthorized disclosure or copying as the receiving party uses to protect its own Confidential Information of a similar nature from unauthorized disclosure, but in no event less than a reasonable degree of care. For the purposes of this Agreement, Confidential Information shall not include: (i) information that was known to or lawfully in the possession of the receiving party

Annex H-5

prior to the disclosure (unless such information was previously known to or in the possession of such receiving party in connection with the affiliation of the Parties prior to Closing and such information is of a type that a reasonable person would deem to be confidential or the circumstances or nature of the information or materials should reasonably put the receiving party on notice that such information should be treated as confidential); (ii) information that is in or enters the public domain without breach of this Agreement and independently of the receiving party’s knowledge of such information; (iii) information obtained or acquired by the receiving party in good faith from a third party not under a similar obligation of confidentiality and without use of or reference to Confidential Information; and (iv) information that has been independently developed by the receiving party without use of or reference to Confidential Information. Notwithstanding the foregoing, it shall not be a breach of the foregoing obligations to disclose certain Confidential Information which, after prior written notice to the disclosing party if such notice is not prohibited, the receiving party is obligated to disclose by law.

5.4     Notices. Each notice which is or may be required to be given by either Party to the other Party in connection with this Agreement shall be in writing, and given by email, facsimile, personal delivery, courier delivery service, or by registered post, return receipt requested, prepaid and properly addressed to the Party to be served:

if to BFICG, to:

[_____________]

Attn: [_____________]

Telephone: [_____________]

Facsimile: [_____________]

if to MadHouse, to:

[_____________]

Attn: [_____________]

Telephone: [_____________]

Facsimile: [_____________]

5.5     Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only, and shall be given no substantive or interpretative effect whatsoever.

5.6     Amendment and Modification. This Agreement may only be amended, modified and supplemented by written agreement of the Parties hereto.

5.7     Waivers. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

5.8     Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement.

5.9     Independent Contractors. The Parties are independent contractors under this Agreement. Nothing contained in this Agreement is to be construed to create a partnership or joint venture between the Parties or to make any party the partner, principal, master, servant, agent, legal representative or employee of any other party. No Party has any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other Party or to bind the other Party.

5.10     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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5.11     Additional Rights and Obligations of the Parties. The Parties hereby agree and acknowledge that this Agreement is being entered into and delivered pursuant to and subject to the terms and conditions set forth in the SEA, that additional rights and obligations of the Parties are expressly provided for therein, and that the execution and delivery of this Agreement shall not impair, diminish, or expand any of the rights or obligations of any of the parties to the SEA, as set forth therein. In the event of a conflict between the terms of this Agreement and the SEA, the terms of the SEA shall control.

5.12     No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

5.13     Entire Agreement. This Agreement (including the Exhibits attached hereto), the SEA and the other agreements referred to herein and therein constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

Annex H-7

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

MadHouse, Inc.
By:
Name:
Title:
Blue Focus Intelligent Communications Group, Ltd.(北京蓝色光标数据科技股 份有限公司)
By:
Name:
Title:

[Signature Page to China Commercial Collaboration and Shared Services Agreement]

Annex H-8

EXHIBIT A

SERVICES

#	Description of Service[1]
1.	BFICG to continue to allow Service Recipient to use current Service Recipient office space in the Blue Focus buildings, specifically, located at [•].
2.	BFICG to continue to allow Service Recipient to use current BFICG financial reporting software, including but not limited to, [•], [•] and [•].
3.	BFICG to continue to allow Service Recipient to use current BFICG IT systems, including but not limited to, [•], [•] and [•].
4.	[BFICG to provide the Service Recipient with e-mail access. Such email access will include any required shared mailboxes.]
5.	[BFICG to conduct the maintenance of Service Recipient’s printers and facsimile services on the BFICG environment.]
6.	[Service Description]
7.	[Service Description]
8.	[Service Description]

____________

1        NTD: Service description subject to further review.

Annex H-9

ANNEX I

INFORMATION AND CONFIDENTIALITY AGREEMENT

This Information and Confidentiality Agreement (this “Agreement”) dated as of [•] (the “Effective Date”) is entered into by and between Blue Valor Limited, a company incorporated in Hong Kong (“Blue Valor”), and Blue Impact Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company and Blue Valor are parties to that certain Amended and Restated Share Exchange Agreement dated as of December 2, 2019, (as the same may be further amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms, the “Share Exchange Agreement”);

WHEREAS, Blue Valor is an indirect wholly owned subsidiary of BlueFocus Intelligent Communications Group Co. Ltd. (“BlueFocus”), a PRC company whose shares are publicly traded on the ChiNext Market of the Shenzhen Stock Exchange (the “SSE”), with Blue Valor entering into this Agreement on its behalf and for the benefit of BlueFocus;

WHEREAS, upon the consummation of the transactions contemplated by the Share Exchange Agreement (the “Closing”), (i) Blue Valor will own a significant equity stake in the Company and, by virtue of its indirect ownership of Blue Valor, BlueFocus beneficially owns that equity stake (the “Equity Stake”); and (ii) pursuant to the Investor Rights Agreement by and among the Company and the Investors (as defined therein), which includes Blue Valor (the “Investor Rights Agreement”), Blue Valor is entitled to nominate for election to the Company’s board of directors (the “Company Board” and such nomination rights, the “Company Director Nomination Rights”) six out of nine persons to the Company’s Board (each such nominee which is elected to the Company Board, a “Blue Valor Director”);

WHEREAS, given the Equity Stake and Company Director Nomination Rights (as of the date of this Agreement) (i) the Company is a “controlled subsidiary” of BlueFocus within the meaning of the listed company rules of the SSE, (ii) the Company will be consolidated from an accounting perspective with BlueFocus, and (iii) Blue Valor hereby represents to the Company that, in accordance with the SSE listing rules, the rules and regulations of any other applicable Governmental Authority (as defined below), (a) BlueFocus must include various Company-related information in its various public and regulatory filings, reports and communications and (b) certain Company actions may be subject to the prior approval of the BlueFocus board of directors (the “BlueFocus Board”) and/or the public shareholders of BlueFocus (the “BlueFocus Shareholders”);

WHEREAS, each Blue Valor Director, in his or her capacity as a Company director may receive certain Confidential Information (as defined below); and

WHEREAS, capitalized terms used and not otherwise defined herein have the meanings given to such terms in the Investor Rights Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, the provisions set forth below and intending to be legally bound hereby, the parties accordingly agree as follows:

1.     Reporting Requirements & Information Rights

(a)     The Company will keep Blue Valor reasonably apprised of all material information publicly disclosed by the Company as soon as practicable following the public disclosure of such information. As provided herein, the Company will also provide Blue Valor on a timely basis with such information as Blue Valor may reasonably request to permit BlueFocus to timely meet its obligations to any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator or any public, private or industry regulatory authority (including, without limitation, the SSE), whether international, national, federal, state or local (each, a “Governmental Authority”), including public disclosure obligations with respect to the SSE or otherwise, and consent obligations as a result of its shares being listed on the SSE (which, for avoidance of doubt, shall be deemed to include any other exchange or trading board on which BlueFocus’s shares are traded); provided, that such information shall be treated as Confidential Information (as defined below).

(b)     Annual and Quarterly Financial Statements. Without limiting the provisions of Section 1(a), as soon as practicable following the public disclosure by the Company of the Company’s (i) annual report, but, in

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any event, not later than 90 days from the end of each Company fiscal year, the Company shall furnish to Blue Valor a copy of its audited financial statements for the applicable fiscal year as published by the Company and (ii) quarterly reports, but, in any event, not later than 45 days from the end of each fiscal quarter, the Company shall furnish to Blue Valor a copy of its unaudited financial statements for such quarter as published by the Company (the annual and quarterly reports, collectively, the “Financial Statements”).

(c)     Other Information, Reporting and Meetings. In addition to any information provided pursuant to Section 1(a) or (b) above (references below to the Company and Blue Valor, respectively, include their Affiliates, and in the case of Blue Valor, such Affiliates include BlueFocus):

(i)     The Company shall deliver (or cause to be delivered) to Blue Valor:

(1)     promptly, but in no event later than 30 days after a Blue Valor request, such tax information relating to the Company (including its controlled Affiliates) reasonably requested by Blue Valor and reasonably necessary for Blue Valor and its Affiliates to make any tax filings, tax elections or tax payments on a consolidated basis (if applicable) or otherwise relating to BlueFocus’ equity ownership in the Company.

(2)     promptly, but in no event later than 30 days after a Blue Valor request, such other requested information relating to the Company or any of its subsidiaries reasonably necessary for Blue Valor and its Affiliates to comply with applicable regulatory reporting or other requirements of any Governmental Authority (including any information or disclosure reasonably required by Blue Valor and its Affiliates in connection with any public offering of securities of Blue Valor or any of its Affiliates); provided, that such information shall be treated as Confidential Information.

(ii)     Additionally, without limiting any Blue Impact Pre-Approval Allocation given to the Company pursuant to Section 2 herein, the Company shall use reasonable best efforts to keep Blue Valor appraised of any actual or proposed transaction that could reasonably be expected to constitute a “Board Approval Major Event” and/or a “Shareholder Approval Major Event” (Board Approval Major Events together with Shareholder Approval Major Events, a “Major Event”), in each case, under the SSE listed company rules and as expressly provided in Exhibit A hereto, which are subject to the prior approval of the BlueFocus Board (“BlueFocus Board Approval”) and/or the BlueFocus Shareholders (“BlueFocus Shareholder Approval” and together with BlueFocus Board Approval, a “Required Approval”) under the terms of this Agreement, the SSE listed company rules or other applicable laws, rules or regulations; provided, that such information shall be treated as Confidential Information. Blue Valor will keep the Company informed of its relevant financial information to permit the Company to make a determination as to whether any of its transactions, actions or events may be subject to a Required Approval; provided, that such information shall be treated as Confidential Information.

(iii)     Notwithstanding anything in this Section 1 to the contrary, the Company shall not be required to disclose any issues or decisions or provide any information pursuant to this Section 1 that (A) relate to pending or threatened disputes with Blue Valor to the extent such disclosure will materially compromise the Company’s position with respect to any such dispute or (B) it is prohibited or precluded by applicable law from so disclosing (after consultation with Blue Valor regarding the nature of any such restrictions).

2.     The Required Approvals.

(a)     In addition to potential disclosure obligations (as contemplated above), the Company hereby acknowledges and agrees that, under the SSE listed company rules, certain Company transactions, actions and events may be subject to the Required Approvals expressly provided and described in in this Agreement, including Exhibit A hereto (all references to Exhibit A or Exhibit B in this Agreement are to such Exhibits as amended and revised from time to time pursuant to Sections 2(h) and 2(i) below).

(b)     Blue Valor hereby represents and warrants to the Company that (i) the information regarding the SSE listed company rules, Major Events and any Required Approval under the SSE listed company rules, as provided by Blue Valor and as expressly set forth in this Agreement, including Exhibit A, is true, accurate and complete as of the date hereof and that except as set forth in this Agreement, including Exhibit A, and (ii) there are no other Required Approvals applicable to the Company or that may affect any Company transaction, action or event as of the date hereof, or as of the date of any changes made to Exhibit A pursuant to paragraph (h) below.

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(c)     Blue Valor hereby represents and warrants to the Company that the information regarding the metrics used to measure whether a threshold has been surpassed for the purpose of determining when a BlueFocus Board Approval or a BlueFocus Shareholder Approval is required (each an “Approval Threshold”) has occurred, as provided by Blue Valor and calculated with reference to BlueFocus’s latest audited financial results and as expressly set forth in Exhibit B, is true, accurate and complete as of the date hereof or as of the date of the required update to Exhibit B pursuant to paragraph (i) below.

(d)     Blue Valor and the Company agree to promptly provide written notice to the other of any Company transaction, action or event that is subject to or is reasonably likely to be subject to a Required Approval (each an “Approval Notice”). If, after consultation with outside legal advisors, Blue Valor and the Company determine that any transaction, action or event described in an Approval Notice is subject to a Required Approval, (i) Blue Valor and the Company will cooperate, and will cause all relevant or necessary parties (including their respective accountants and counsel) to cooperate, in preparing all required documentation and notices and holding any required BlueFocus Board and/or BlueFocus Shareholder meeting as promptly as practicable following the receipt or provision of such Approval Notice, (ii) Blue Valor hereby covenants and agrees that BlueFocus will use its reasonable best efforts to obtain any applicable Required Approval (A) within ten (10) business days after the receipt or provision of such Approval Notice with respect to any Board Approval Major Event and (B) as soon as practicable but in any event not more than thirty (30) business days after the receipt or provision of such Approval Notice with respect to any Shareholder Approval Major Event, and (iii) the Company will defer or condition such transaction, action or event to the extent required to obtain such Required Approval for the period of time necessary to obtain such Required Approval; provided, that, the Company shall not be required to defer or condition any transaction, action or event for a period of time greater than the relevant period of time set forth in the preceding clause (ii) (i.e. ten (10) business days after the receipt or provision of an Approval Notice with respect to any Board Approval Major Event and as soon as practicable but in any event not more than thirty (30) business days after the receipt or provision of such Approval Notice with respect to any Shareholder Approval Major Event) and the failure of BlueFocus to submit such transaction, action or event to the BlueFocus Board and/or BlueFocus Shareholders, as applicable, for approval within the relevant period of time set forth in the preceding clause (ii) shall be deemed to be an admission by BlueFocus that BlueFocus has subsequently determined that such transaction, action or event is not subject to a Required Approval and the Company may rely on such determination and proceed to consummate such transaction, action or event without the BlueFocus Board Approval and/or BlueFocus Shareholder Approval, as applicable.

(e)     Blue Valor will reimburse the Company for its reasonable documented out-of-pocket costs and expenses incurred in connection with obtaining any Required Approval.

(f)     To the extent any Required Approval is applicable to any transaction, action or event of the Company, including if BlueFocus Shareholder Approval is necessary under any applicable law, rule or regulation to authorize and give effect to any term of this Agreement or any of the following actions, Blue Valor, on behalf of BlueFocus, hereby covenants and agrees to, as soon as practicable after the date hereof, use its reasonable best efforts to obtain any such Required Approval, including BlueFocus Shareholder Approval authorizing such term.

(g)     As contemplated in Exhibit A and Exhibit B, under the SSE listed company rules governing BlueFocus Board and Shareholder Approval matters typically apply to BlueFocus’s controlled subsidiaries (including the Company) on an aggregated basis with the relevant thresholds triggering a Required Approval determined on an aggregated basis with respect to transactions/matters in any given year based on BlueFocus’s historical audited operating results for the most recently completed fiscal year. To facilitate the administration of such rules, Blue Valor, on behalf of BlueFocus, hereby covenants and agrees that, to the extent permitted under applicable law and the SSE listed company rules, as soon as possible following approval by the BlueFocus Board of the audited annual financial statements of BlueFocus for any given year, the BlueFocus Board shall, with reference to such audited financial statements:

(i)     determine and pre-approve (i.e., for purposes of satisfying in advance any BlueFocus Board Approval requirement) the maximum value of transactions that would constitute a Board Approval Major Event (but not a Shareholder Approval Major Event) which may be undertaken by the Company without any further BlueFocus Board Approval (until such time when such value is updated pursuant to this Agreement), which value shall be no less than 66% of the applicable Approval Thresholds in Exhibit B hereto under the title “Approval Thresholds for Shareholder Approval Major Events” (i.e. 66% of the applicable

Annex I-3

Approval Thresholds for BlueFocus as a whole (for example, 66% of 50% of “audited total assets”, “audited total net assets”, etc. of BlueFocus as a whole) (the “Blue Impact Pre- Approval Allocation”)1 and promptly notify the Company of the same; provided, however, that (A) from and after the time in any relevant year in which the aggregate value of Major Events consummated by BlueFocus’s other controlled subsidiaries (i.e., excluding the Company) exceeds the value that was initially set aside for BlueFocus’s other controlled subsidiaries excluding the Company (which value shall not exceed 34% of the applicable Approval Threshold in Exhibit B hereto under the title “Approval Thresholds for Shareholder Approval Major Events”), and following notice thereof to the Company, any remaining Blue Impact Pre-approval Allocation in respect of such year is subject to a dollar-for-dollar reduction from time to time by the amount corresponding to the value of any additional Major Events consummated by BlueFocus’s other controlled subsidiaries during such year and (B) the remaining Blue Impact Pre-approval Allocation as reduced pursuant to clause (A) shall apply to any subsequent Major Events during the applicable year;

(ii)     delegate to and authorize the Company Board to approve any Board Approval Major Event which is an Acquisition/Disposition Transaction on behalf of the BlueFocus Board, up to the maximum then applicable Blue Impact Pre-Approval Allocation; and

(iii)     promptly notify the Company of any events undertaken by other controlled subsidiaries of BlueFocus which may affect the Blue Impact Pre-approval Allocation in the relevant year.

For purposes of this Section 2(g), an “Acquisition/Disposition Transaction” means any transaction involving the acquisition or disposition of any assets or entities (whether by merger, consolidation, acquisition, sale, conveyance, issuance, exchange or otherwise and whether in a single transaction or a series of related transactions), but excluding (1) the purchase or disposition of assets in the ordinary course of business and (2) such other transactions of a nature excluded from the SSE listed company rules definition of a Shareholder Approval Major Event.

(h)     Blue Valor hereby covenants and agrees to update Exhibit A as promptly as practicable after there is any change in the provisions thereof as they relate to the SSE listed company rules, Major Events, Required Approvals and/or as a result of any changes to the governance principles in effect on the date hereof or that would otherwise affect or modify any Required Approval or the applicability thereof, and to concurrently notify the Company of such update.

(i)     Blue Valor hereby covenants and agrees to update Exhibit B annually as promptly as practicable after the publication of its latest audited financial results and/or after there is any change in the SSE listed company rules or Approval Thresholds and/or as a result of any changes to the governance principles in effect on the date hereof or that would otherwise affect or modify any Approval Threshold or the applicability thereof, and to concurrently notify the Company of such update.

(j)     Blue Valor hereby covenants and agrees that it shall, from time to time and upon written request from the Company, provide the Company with a list of each Related Individual and Related Entity (each term as defined in Exhibit A) as soon as practicable but in any event not more than five (5) business days after Blue Valor’s receipt of a written request from the Company for such information, which list shall be true, accurate and complete as of the date it is provided.

3.      Policies and Procedures Governing Disclosure of Information Between the Parties. As soon as practicable after the Effective Date, but no later than 90 days thereafter, the parties shall adopt and memorialize policies and procedures that will govern and facilitate the disclosure of information and obtaining any Required Approval, including Confidential Information (as defined below), between the parties in order to give effect to the obligations and intentions of this Agreement.

4.      In their capacity as Company directors, the Blue Valor Directors are likely to receive information with respect to the Company and its Business, whether written or oral, that is not generally known to the public or recognized as standard industry practice, including any data; reports; studies; interpretations; forecasts; know-how; compositions; plans; strategies; strategic partnerships; employee information; financial and other records;

____________

1           Example: if BlueFocus’s audited total assets value for a given year was $2 billion, the Approval Threshold pursuant to Exhibit B would be $1 billion and therefore the Blue Impact Pre-Approval Allocation would be $660 million, subject to adjustment as provided herein.

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intellectual property; trade secrets; product or service development plans; research; ideas; concepts; algorithms; methods or processes, whether or not patented or patentable; the substance or existence of agreements with clients, suppliers and any third party; customer lists; supplier lists; marketing arrangements; pricing policies and records, and such other information normally understood to be confidential or otherwise designated as such in writing by the Company; and any notes, analyses, data or other documents or materials furnished to a Blue Valor Director, Blue Valor, or its Representatives (as defined below) to the extent such materials reflect or are based upon the foregoing (collectively, the “Confidential Information”). The term “Confidential Information” does not include information that (a) was in the possession of Blue Valor or any of its Representatives or Affiliates prior to the Effective Date; (b) is or becomes available to Blue Valor, its Representatives or Affiliates from a source other than the Company or the Company’s Representatives; (c) is or becomes available to the public other than as a result of a disclosure by Blue Valor, its Representatives or Affiliates in violation of this Agreement; or (d) has been or is independently developed by Blue Valor, its Representatives or Affiliates without the use of the Confidential Information and without violation of the terms of this Agreement.

5.      Upon the terms of, and subject to the conditions in, this Agreement, Blue Valor and its partners, members, managers, directors, officers, employees, agents, advisors (including, without limitation, attorneys, accountants, investment bankers and consultants), lenders and Affiliates (collectively, its “Representatives”) may receive Confidential Information from the Company. Blue Valor understands and agrees that each Blue Valor Director, when acting in his or her capacity as a Company director shall be subject in all cases to the fiduciary duties owed to the Company and its stockholders imposed by applicable law; provided, that the Company agrees that (i) disclosure by any Blue Valor Director of any Confidential Information to Blue Valor or its Representatives shall be permitted hereunder and not deemed a breach of any such fiduciary or other duties or any other obligations of such Blue Valor Director to the Company and (ii) it waives any claim whatsoever against any Blue Valor Director or Blue Valor arising out of the disclosure of any Confidential Information to Blue Valor or its Representatives by a Blue Valor Director; provided, that Blue Valor complies with its obligations under this Agreement. In furtherance of this Agreement, the Company hereby acknowledges and agrees that is shall provide the same agreement contained herein directly to each Blue Valor Director in the form of the agreement attached hereto as Exhibit C.

6.      As a condition to Blue Valor being furnished with Confidential Information by the Company or any Blue Valor Director, Blue Valor agrees to treat, and to instruct its Representatives to treat, any Confidential Information, whether written or oral, that is furnished to Blue Valor or its Representatives by or on behalf of a Blue Valor Director, the Company or the Company’s Representatives in accordance with the following provisions of this Agreement:

(a)     Permitted Use of Confidential Information. Blue Valor acknowledges and agrees that it shall only use the Confidential Information for the following purposes and for no other purpose:

(i)     To consolidate the Company according to the reporting requirements (including, if applicable, tax requirements) of Blue Valor or its Affiliates; and

(ii)     To comply with any law or regulatory obligations applicable to Blue Valor or its Affiliates.

(b)     Access to Confidential Information. Blue Valor acknowledges and agrees that it shall only share Confidential Information with Blue Valor Representatives and Affiliates who:

(i)     Need to know such information for the purposes set forth in Section 5(a) hereof;

(ii)     Are informed by Blue Valor of the confidential nature of the Confidential Information; and

(iii)     Agree to be bound by the terms of this Agreement as if they were parties hereto or are bound by an agreement substantially similar hereto.

(c)     Material, Non-Public, Information. Notwithstanding the foregoing, to the extent any Confidential Information provided to Blue Valor by the Company or any Blue Valor Director contains “material, non-public, information” within the meaning of any law, rule or regulation of any applicable Governmental Authority and that is designated in writing by the Company as sensitive (such as information regarding a Major

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Event (as set forth on Exhibit A) or another event or occurrence that is extraordinary) (any such material(s), “Designated Information”), prior to any disclosure by Blue Valor (including, for avoidance of doubt, BlueFocus) containing any Designated Information, Blue Valor will use its commercially reasonable efforts to consult with the Company and provide the Company with a reasonable opportunity to comment on any such disclosure. Following any such consultation, Blue Valor will use its good faith efforts to accommodate any related requests by the Company and avoid the disclosure of any Designated Information, other than to its Representatives as permitted hereunder, or as may be required by applicable law, the rules or regulations of any Governmental Authority or the listing rules of the SSE.

(d)     No Other Use of Confidential Information. Blue Valor acknowledges and agrees that the Confidential Information shall be used for no other purpose other than as set forth herein.

7.      Blue Valor agrees to be responsible for any breaches of any of the provisions of this Agreement by any of its Representatives as if they were a party hereto. Notwithstanding the foregoing, nothing in this Agreement shall restrict any Blue Valor Director’s ability to seek the advice of his or her own counsel with respect to any aspect or query concerning his or her service as a Company director.

8.      Blue Valor hereby acknowledges that it is aware of its obligations under securities law and that the Confidential Information may contain material, non-public information concerning the Company.

9.      Notwithstanding anything to the contrary provided in this Agreement, if Blue Valor or any of its Representatives receive a request or are required by deposition, interrogatory, request for documents, subpoena, court order, similar judicial process, civil investigative demand or similar process or pursuant to a formal request from a regulatory examiner (any such requested or required disclosure, an “External Demand”) or are otherwise required pursuant to applicable law, regulation or the rules of any Governmental Authority to disclose all or any part of the Confidential Information, Blue Valor agrees, and agrees to instruct its Representatives, to the extent permitted by applicable law, (a) to promptly notify the Company of the existence, terms and circumstances surrounding such External Demand or other requirement and (b) to provide commercially reasonable cooperation to the Company, at the Company’s sole expense, in seeking a protective order or other appropriate remedy to the extent available under the circumstances and/or to petition for the non-disclosure of such Confidential Information. If such protective order or other remedy is not obtained or is unavailable, or if the Company waives compliance with the provisions hereof, Blue Valor or its Representatives, as the case may be, shall disclose only that portion of the Confidential Information which Blue Valor or its Representatives reasonably believe, upon consultation with legal counsel, is legally required to be disclosed, and Blue Valor or its Representatives shall inform the recipient of such Confidential Information of the existence of this Agreement and the confidential nature of such Confidential Information.

10.    Promptly following termination of this Agreement in accordance with its terms, Blue Valor and its Representatives shall promptly destroy the Confidential Information and any copies thereof in its or their possession and, at the Company’s request, confirm in writing to the Company that all such material has been destroyed in compliance with this Agreement; provided, however, that Blue Valor and its Representatives shall be permitted to retain Confidential Information to the extent necessary to comply with applicable law, accounting standards, professional standards or Blue Valor’s or its Representatives’ document retention policies of general application, or to the extent disclosed pursuant to an External Demand. If any Confidential Information is retained pursuant to the proviso in the preceding sentence, Blue Valor and its Representatives shall remain bound by the obligations contained herein with respect to such Confidential Information retained by Blue Valor or its Representatives.

11.    The parties hereto agree that the other party would be irreparably injured by an actual breach of this Agreement by the other party or its Representatives and that monetary remedies are inadequate to protect either party against any actual or threatened breach or continuation of any breach of this Agreement. Without prejudice to any other available rights and remedies, each party is entitled to seek equitable relief, by way of injunction or otherwise, and specific performance of the provisions hereof upon satisfying the requirements to obtain such relief, without posting a bond or other security, if the other party or any of its Representatives breach or threaten to breach any provision of this Agreement. Such remedy is non-exclusive and is in addition to all other remedies available at law or equity to the non-breaching party.

12.    Blue Valor agrees that (a) none of the Company or its Representatives shall have any liability to Blue Valor or any of its Representatives or Affiliates resulting from the selection, use or content of the Confidential Information

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by Blue Valor, its Representatives or Affiliates, and (b) none of the Company or its Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Confidential Information. This Agreement shall not prohibit any Blue Valor Director from sharing Confidential Information with Blue Valor or its Representatives subject to the terms herein. All Confidential Information shall remain the property of the Company. Neither Blue Valor nor any of its Representatives shall, by virtue of any disclosure of and/or their use of any Confidential Information, acquire any rights with respect thereto; all such rights shall remain exclusively with the Company and its Affiliates.

13.    From time to time prior to the termination of this Agreement, Blue Valor and each Blue Valor Director shall be entitled to request, by written notice to the Company’s Chief Legal Officer, that the Company confirm whether or not Blue Valor or the Blue Valor Directors are then permitted to purchase or sell Company securities pursuant to the Company’s insider trading policy, and the Company will promptly inform them as to whether or not the inquiring party is then so permitted to purchase or sell Company securities pursuant to the Company’s insider trading policy. The Company hereby agrees that it shall promptly inform all Blue Valor Directors of the commencement of any “black-out” periods and permitted trading periods under the Company’s insider trading policy.

14.    No failure or delay by any party or any party’s Representatives in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, and no modification hereof shall be effective, unless in writing and signed by the parties hereto.

15.    Blue Valor shall have the right to assign this Agreement and all of its rights or obligations hereunder to BlueFocus, in whole or in part, at any time in its sole discretion without the Company’s consent. Blue Valor shall give the Company notice following such assignment.

16.    For the purpose of this Agreement, any Company obligation to Blue Valor shall include Blue Valor and any person designated by Blue Valor in its sole discretion.

17.    BlueFocus is an intended third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if BlueFocus was a party hereto, with BlueFocus being subject to the same obligations of Blue Valor hereunder.

18.    The illegality, invalidity or unenforceability of any provision hereof under the laws of any jurisdiction shall not affect the legality, validity or enforceability of this Agreement under the laws of any other jurisdiction, nor the legality, validity or enforceability of any other provision hereof.

19.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of law principles of such state that may direct application of laws of another jurisdiction. Each party hereto hereby irrevocably and unconditionally consents to the exclusive institution and resolution of any action, suit or proceeding of any kind or nature with respect to or arising out of this Agreement brought by any party hereto in the United States District Court for the Southern District of New York or, if there is no federal subject matter jurisdiction, in any state court of New York located in the Borough of Manhattan in the city of New York. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The parties agree that a final judgment in any such dispute shall be conclusive and may be enforced in other jurisdictions by suits on the judgment or in any other manner provided by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.

20.    This Agreement and the Investor Rights Agreement (including the exhibits and attachments hereto and thereto) constitute the only agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to such subject matter. This Agreement may be amended only by an agreement in writing executed by the parties hereto.

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21.    This Agreement may be executed in separate counterparts (including by fax, .jpeg, .gif, .bmp and .pdf), each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument.

22.    In the event that the Company ceases to be a “controlled subsidiary” of BlueFocus within the meaning of the listed company rules of the SSE, the Parties agree to negotiate in good faith and, in any event, amend the terms of this Agreement to reflect any inapplicability of the above mentioned rules regarding the Company being a “controlled subsidiary” of BlueFocus; provided, however, all rights and obligations of the Parties under this Agreement prior to any such amendment with respect to the use, disclosure and confidentiality of Confidential Information will remain unchanged and continue for a period of three years following the time of any amendment or termination of this Agreement; provided, further, that any liability for breach of this Agreement prior to such termination shall survive such termination.

23.    Each party hereto has been represented by, and has negotiated and executed this Agreement with the benefit of, counsel of its choice throughout the process. Each party and its counsel has participated in the drafting and preparation of this Agreement and the documents referred to herein. Any and all drafts relating thereto exchanged among the parties hereto are deemed work product of all the parties and shall not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this agreement shall be decided without regards to events of drafting or preparation.

[Signature Pages Follow]

Annex I-8

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the Effective Date.

BLUE IMPACT INC.
By:
Name:
Title:
BLUE VALOR LIMITED
By:
Name:
Title:

SIGNATURE PAGE TO INFORMATION AND CONFIDENTIALITY AGREEMENT

Annex I-9

EXHIBIT A

SSE Listed Company Rules; Major Events; Required Approvals

Board Approval Major Events

Subject to Section 2(g) of the Agreement, the following transactions, actions and events constitute “Board Approval Major Events” subject to BlueFocus Board Approval:

1.      Any purchase or sale of assets (excluding assets relating to day-to-day operations, such as purchase of raw materials, fuels and power and sales of products and commodities; but including any asset swaps involving such types of assets), where either (i) the total amount of assets involved in the transaction accounts for more than 10% of BlueFocus’s latest audited total assets, (ii) the operating income attributable to the transaction target (e.g., equity interest) for its most recent financial year accounts for more than 10% of BlueFocus’s audited operating income for the same period and the absolute amount exceeds RMB5 million, (iii) the net profit attributable to the transaction target (e.g., equity interest) for its most recent financial year accounts for more than 10% of BlueFocus’s audited net profit for the same period and the absolute amount exceeds RMB1 million, (iv) the consideration for the transaction (including any debt or expenses incurred) accounts for more than 10% of BlueFocus’s latest audited net assets and the absolute amount exceeds RMB5 million or (v) the profit derived from the transaction accounts for more than 10% of BlueFocus’s audited net profit for the most recent financial year and the absolute amount exceeds RMB1 million;

2.      Any external investment (including entrusted wealth management, securities investment, derivatives transaction, commodity futures hedging business, investment in mining rights, etc.), where either (i) the total amount of the investment accounts for more than 10% of BlueFocus’s latest audited total assets, (ii) the operating income attributable to the investment target (e.g., equity interest) for its most recent financial year accounts for more than 10% of BlueFocus’s audited operating income for the same period and the absolute amount exceeds RMB5 million, (iii) the net profit attributable to the investment target (e.g., equity interest) for its most recent financial year accounts for more than 10% of BlueFocus’s audited net profit for the same period and the absolute amount exceeds RMB1 million, or (iv) the amount of the investment (including any debt or expenses incurred) accounts for more than 10% of BlueFocus’s latest audited net assets and the absolute amount exceeds RMB5 million;

3.      Any outgoing or incoming lease of assets, where either (i) the total amount of assets involved in the transaction accounts for more than 10% of BlueFocus’s latest audited total assets, (ii) the consideration for the transaction (including any debt or expenses incurred) accounts for more than 10% of BlueFocus’s latest audited net assets and the absolute amount exceeds RMB5 million, or (iii) the profit derived from the transaction accounts for more than 10% of BlueFocus’s audited net profit for the most recent financial year and the absolute amount exceeds RMB1 million;

4.      Entering into any management-related contracts (including entrusting others or being entrusted for others’ business operations), where either (i) the consideration paid for the transaction (including any debt or expenses incurred) accounts for more than 10% of BlueFocus’s latest audited net assets and the absolute amount exceeds RMB5 million, or (ii) the profit derived from the transaction accounts for more than 10% of BlueFocus’s audited net profit for the most recent financial year and the absolute amount exceeds RMB1 million;

5.      Any donation of assets or acceptance of a donation of assets, where the total amount of assets involved in the transaction accounts for more than 10% of BlueFocus’s latest audited total assets;

6.      Any restructuring of debts or creditors’ rights, where the total amount of debt involved in the transaction accounts for more than 10% of BlueFocus’s latest audited total assets;

7.      Any transfer of research and development projects, where either (i) the consideration paid for the projects (including any debt or expenses incurred) accounts for more than 10% of BlueFocus’s latest audited net assets and the absolute amount exceeds RMB5 million, or (ii) the profit derived from the transfer accounts for more than 10% of BlueFocus’s audited net profit for the most recent financial year and the absolute amount exceeds RMB1 million, as applicable;

Annex I-10

8.      Entering into any licensing agreement, where either (i) the total amount of assets involved in the transaction accounts for more than 10% of BlueFocus’s latest audited total assets, (ii) the consideration for the transaction (including any debt or expenses incurred) accounts for more than 10% of BlueFocus’s latest audited net assets and the absolute amount exceeds RMB5 million or (iii) the profit derived from the transaction accounts for more than 10% of BlueFocus’s audited net profit for the most recent financial year and the absolute amount exceeds RMB1 million;

9.      Any provision of financial assistance (including providing paid or unpaid funding or entrusted loans, etc.), where the total amount of assistance provided (including any debt or expenses incurred) accounts for more than 10% of BlueFocus’s latest audited net assets and the absolute amount exceeds RMB5 million;

10.    Any provision of a guarantee (including providing a guarantee to a subsidiary), regardless of the amount involved;

11.    Any proposal for the issuance of a dividend or other distribution of profits, regardless of the amount involved;

12.    Any proposal for a repurchase of shares, regardless of the amount involved;

13.    Any transaction that involves a consideration exceeding RMB300,000 with any of the following individuals (each, a “Related Individual” of BlueFocus):

a.      any natural person who directly or indirectly holds 5% or more of the shares of BlueFocus;

b.      any director, supervisor or senior manager of BlueFocus;

c.      any director, supervisor or senior manager of a legal person that directly or indirectly controls BlueFocus;

d.      any immediate family member of any of the persons described in sub-items (a) and (b), including any of the following in relation to such individuals: spouse, parent, parent of the spouse, child who has attained at least 18 years of age and any spouse thereof, sibling and any spouse thereof, sibling of the spouse as well as the parents of the spouse of a child of such individual; or

e.      any other natural person who has been deemed by the China Securities Regulatory Commission (the “CSRC”) or the SSE or confirmed by BlueFocus to otherwise be a “Related Individual” of BlueFocus; and

14.    Any transaction that involves a consideration exceeding RMB1 million and accounts for more than 0.5% of the absolute value of BlueFocus’s latest audited total assets with any of the following entities (each a “Related Entity” of BlueFocus):

a.      any legal person that directly or indirectly controls BlueFocus (any such entity, a “BlueFocus Controller”);

b.      any legal person that is directly or indirectly controlled by a BlueFocus Controller, other than BlueFocus itself and its subsidiaries;

c.      any legal person (i) that is directly or indirectly controlled by a Related Individual of BlueFocus; or (ii) in which a Related Individual of BlueFocus serves as a director or senior executive, other than BlueFocus itself and its subsidiaries;

d.      any legal person that holds more than 5% of the shares of BlueFocus or a party acting in concert with such a person; or

e.      any other legal person that is deemed by the CSRC, the SSE or BlueFocus to have a special relationship with BlueFocus and with which BlueFocus would compromise its interests.

Annex I-11

Shareholder Approval Major Events

The following transactions, actions and events constitute “Shareholder Approval Major Events” subject to BlueFocus Shareholder Approval:

1.      Any purchase or sale of assets (excluding assets relating to day-to-day operations, such as purchase of raw materials, fuels and power and sales of products and commodities; but including any asset swaps involving such types of assets), where either (i) the total amount of assets involved in the transaction accounts for more than 50% of BlueFocus’s latest audited total assets, (ii) the operating income attributable to the transaction target (e.g., equity interest) for its most recent financial year accounts for more than 50% of BlueFocus’s audited operating income for the same period and the absolute amount exceeds RMB30 million, (iii) the net profit attributable to the transaction target (e.g., equity interest) for its most recent financial year accounts for more than 50% of BlueFocus’s audited net profit for the same period and the absolute amount exceeds RMB3 million, (iv) the consideration for the transaction (including any debt or expenses incurred) accounts for more than 50% of BlueFocus’s latest audited net assets and the absolute amount exceeds RMB30 million or (v) the profit derived from the transaction accounts for more than 50% of BlueFocus’s audited net profit for the most recent financial year and the absolute amount exceeds RMB3 million;

2.      Any external investment (including entrusted wealth management, securities investment, derivatives transaction, commodity futures hedging business, investment in mining rights, etc.), where either (i) the total amount of the investment accounts for more than 50% of BlueFocus’s latest audited total assets, (ii) the operating income attributable to the investment target (e.g., equity interest) for its most recent financial year accounts for more than 50% of BlueFocus’s audited operating income for the same period and the absolute amount exceeds RMB30 million, (iii) the net profit attributable to the investment target (e.g., equity interest) for its most recent financial year accounts for more than 50% of BlueFocus’s audited net profit for the same period and the absolute amount exceeds RMB3 million, or (iv) the amount of the investment (including any debt or expenses incurred) accounts for more than 50% of BlueFocus’s latest audited net assets and the absolute amount exceeds RMB30 million;

3.      Any outgoing or incoming lease of assets, where either (i) the total amount of assets involved in the transaction accounts for more than 50% of BlueFocus’s latest audited total assets, (ii) the consideration for the transaction (including any debt or expenses incurred) accounts for more than 50% of BlueFocus’s latest audited net assets and the absolute amount exceeds RMB30 million, or (iii) the profit derived from the transaction accounts for more than 50% of BlueFocus’s audited net profit for the most recent financial year and the absolute amount exceeds RMB3 million;

4.      Entering into any management-related contracts (including entrusting others or being entrusted for others’ business operations), where either (i) the consideration paid for the transaction (including any debt or expenses incurred) accounts for more than 50% of BlueFocus’s latest audited net assets and the absolute amount exceeds RMB30 million, or (ii) the profit derived from the transaction accounts for more than 50% of BlueFocus’s audited net profit for the most recent financial year and the absolute amount exceeds RMB3 million;

5.      Any donation of assets, where the total amount of assets involved in the transaction accounts for more than 50% of BlueFocus’s latest audited total assets;

6.      Any restructuring of debts or creditors’ rights, where the total amount of debt involved in the transaction accounts for more than 50% of BlueFocus’s latest audited total assets;

7.      Any transfer of research and development projects, where either (i) the consideration paid for the projects (including any debt or expenses incurred) accounts for more than 50% of BlueFocus’s latest audited net assets and the absolute amount exceeds RMB30 million, or (ii) the profit derived from the transfer accounts for more than 50% of BlueFocus’s audited net profit for the most recent financial year and the absolute amount exceeds RMB3 million, as applicable;

8.      Entering into any licensing agreement, where either (i) the total amount of assets involved in the transaction accounts for more than 50% of BlueFocus’s latest audited total assets, (ii) the consideration for the transaction (including any debt or expenses incurred) accounts for more than 50% of BlueFocus’s

Annex I-12

latest audited net assets and the absolute amount exceeds RMB30 million or (iii) the profit derived from the transaction accounts for more than 50% of BlueFocus’s audited net profit for the most recent financial year and the absolute amount exceeds RMB3 million;

9.      Any provision of financial assistance (including providing paid or unpaid funding or entrusted loans, etc.) where the total amount of assistance provided (including any debt or expenses incurred) accounts for more than 50% of BlueFocus’s latest audited net assets and the absolute amount exceeds RMB30 million;

10.    Any provision of a guarantee (including providing a guarantee to a subsidiary) where (i) the amount of such guarantee exceeds 10% of BlueFocus’s latest audited net assets, (ii) such guarantee is provided after the total amount of external guarantees provided by BlueFocus and its controlled subsidiaries has exceeded 50% of BlueFocus’s latest audited net assets, (iii) the recipient of such guarantee has a debt-to-asset ratio of over 70%, (iv) the amount of such guarantee, aggregated with all other guarantees provided by BlueFocus over the previous consecutive twelve months, exceeds 30% of BlueFocus’s latest audited total assets, (v) the amount of such guarantee, aggregated with all other guarantees provided by BlueFocus over the previous consecutive twelve months, exceeds 50% of BlueFocus’s latest audited net assets, and the absolute amount of such guarantees exceeds RMB50 million, or (vi) such guarantee is provided to a shareholder of the Company, a de facto controller of the Company or any affiliates of the foregoing; and

11.    Any proposal for share repurchase approved by the board of BlueFocus shall be subject to the further approval of more than two-thirds of the voting rights held by the BlueFocus shareholders in attendance at a general meeting of its shareholders.

EXHIBIT A TO INFORMATION AND CONFIDENTIALITY AGREEMENT

Annex I-13

EXHIBIT B

Approval Thresholds2

Approval Thresholds for Board Approval Major Events

The following metrics relating to Approval Thresholds used to determine whether a Board Approval Major Event has occurred are currently calculated as follows:

1.      10% of BlueFocus’s audited total assets is equal to RMB[•] million;

2.      10% of BlueFocus’s audited annual operating income is equal to RMB[•] million;

3.      10% of BlueFocus’s audited annual net profit is equal to RMB[•] million; and

4.      10% of BlueFocus’s audited net assets is equal to RMB[•] million.

Approval Thresholds for Shareholder Approval Major Events

The following metrics relating to Approval Thresholds used to determine whether a Shareholder Approval Major Event has occurred are currently calculated as follows:

1.      50% of BlueFocus’s audited total assets is equal to RMB[•] million;

2.      50% of BlueFocus’s audited annual operating income is equal to RMB[•] million;

3.      50% of BlueFocus’s audited annual net profit is equal to RMB[•] million; and

4.      50% of BlueFocus’s audited net assets is equal to RMB[•] million.

____________

2           All metrics in this Exhibit B are based on BlueFocus’s 2018 audited annual financial statements. Annual operating income and annual net profit are for FY 2018 and total assets and net assets are as of 12.31.2018. Such metrics will be updated from time to time in accordance with Section 2(i) of the Agreement.

Annex I-14

EXHIBIT C

Form of Side Letter Agreement

[Blue Impact]
[Address]

[•], 20[•]

[Blue Valor Director]
[Address]

Re:     Blue Impact Inc.

Dear [Mr.][Ms.] [•]:

Reference is made to that certain Information and Confidentiality Agreement by and between Blue Valor Limited and Blue Impact Inc., a Delaware corporation (the “Company”), dated as of [•], 20[•] (as amended or restated from time to time in accordance with its terms, the “Information and Confidentiality Agreement”). The addressee of this letter agreement (the “Director”) is contemporaneously herewith becoming a member of the Board of Directors of the Company and a Blue Valor Director (as defined in the Information and Confidentiality Agreement). By execution of this letter agreement, the Director acknowledges his or her receipt, review and understanding of the Information and Confidentiality Agreement and the Company and the Director, intending to be legally bound, hereby acknowledge and agree that the Director shall be a third-party beneficiary of the Information and Confidentiality Agreement.

No amendment, modification or variation of any of the terms of this letter agreement shall be effective unless it is in writing and signed by or on behalf of each of the Company and the Director. If any provision of this letter agreement is or at any time becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this letter agreement shall not in any way be affected or impaired thereby. This letter agreement may be executed in counterparts (including, without limitation, by facsimile or pdf.), each one of which shall be deemed an original and all of which together shall constitute one and the same agreement. This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws principles thereof.

(Remainder of page intentionally left blank.)

Annex I-15

Please acknowledge your agreement to the terms of this letter agreement by signing below.

Very truly yours,
Blue Impact Inc.
By:
Name:
Title:
ACKNOWLEDGED AND AGREED TO BY:
By:
[•]

Annex I-16

ANNEX J

FORM OF
AMENDED AND RESTATED
BY LAWS
OF
BLUE IMPACT INC.
(THE “CORPORATION”)

Article I

OFFICES

Section 1.1.    Registered Office. The registered office of the Corporation shall be as stated in the certificate of incorporation of the Corporation.

Section 1.2.    Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

Article II

STOCKHOLDERS MEETINGS

Section 2.1.    Annual Meetings. The annual meeting of stockholders shall be held at such place, either within or outside the State of Delaware and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders entitled to vote on such matters shall elect directors of the Corporation and may transact any other business as may properly be brought before the meeting.

Section 2.2.    Special Meetings. Subject to the requirements of applicable law, special meetings of stockholders, for any proper purpose or purposes, may be called only by the Chairman of the Board, Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person. Special meetings of stockholders shall be held at such place, either within or outside the State of Delaware, and at such and time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

Section 2.3.    Notices. A notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by the Corporation not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”). If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4.    Quorum. Except as otherwise provided by applicable law, the Corporation’s Second Amended and Restated Certificate of Incorporation (as amended or modified from time to time, including, without limitation, by any certificate of designation establishing a series of Preferred Stock, the “Certificate of Incorporation”), or these

Annex J-1

Amended and Restated By Laws, as the same may be amended from time to time (the “By Laws”), the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5.    Voting of Shares

(a)    Voting Lists. The Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order and showing the address and the number and class of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), then such list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b)    Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c)    Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority:

(i)    A stockholder may execute a document authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent.

Annex J-2

(ii)    A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder.

Any copy, facsimile telecommunication or other reliable reproduction of the document (including any electronic transmission) authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original document for any and all purposes for which the original document could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original document.

(d)    Required Vote. Subject to the rights of the holders of any outstanding shares of a series of the preferred stock of the Corporation (“Preferred Stock”), voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all meetings of stockholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these By Laws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter. No stockholder shall have cumulative voting rights.

(e)    Inspectors of Election. The Corporation may, and shall if required by applicable law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector(s) shall ascertain and report the number of shares outstanding and the voting power of each; determine the shares represented at a meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6.    Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 9.2, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Annex J-3

Section 2.7.    Advance Notice for Business.

(a)    Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director in accordance with Section 3.2 will be considered for election at an annual meeting.

(i)    In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the first anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii)    To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these By Laws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (F) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii)    The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

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(iv)    In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c)    Public Announcement. For purposes of these By Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act (or any successor thereto).

Section 2.8.    Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these By Laws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Article III

DIRECTORS

Section 3.1.    Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By Laws required to be exercised or done by the stockholders. The Board shall consist of not less than 8 nor more than 11 directors, with the exact number of directors within such range to be determined from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board. Directors need not be stockholders or residents of the State of Delaware.

Section 3.2.    Advance Notice for Nomination of Directors.

(a)    Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of

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record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.2.

(b)    In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or 70 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.2.

(c)    Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d)    To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (D) without regard to whether the Exchange Act applies to either the nomination or the Corporation, all other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) without regard to whether the Exchange Act applies to either the nomination or the Corporation, all other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee in the Corporation’s proxy materials and to serve as a director if elected.

(e)    If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.2, then such nomination shall not be considered at the

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meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f)    In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

Section 3.3.    Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By Laws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board, including for service on a committee of the Board, and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

Article IV

BOARD MEETINGS

Section 4.1.    Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2.    Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or outside the State of Delaware) as shall from time to time be determined by the Board.

Section 4.3.    Special Meetings. Special meetings of the Board (a) may be called by the Chairman of the Board or President and (b) shall be called by the Chairman of the Board, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or outside the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these By Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4.    Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these By Laws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5.    Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By Laws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing

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or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee thereof, in the same paper or electronic form as the minutes are maintained.

Section 4.6.    Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Article V

COMMITTEES OF DIRECTORS

Section 5.1.    Establishment. The Board may by resolution passed by a majority of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 5.2.    Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3.    Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 5.4.    Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these By Laws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these By Laws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these By Laws.

Article VI

OFFICERS

Section 6.1.    Officers. The officers of the Corporation elected by the Board may be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and such other officers (including without limitation, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time

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to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these By Laws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a)    Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board. The Chairman of the Board shall have general supervision and control of the acquisition activities of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Corporation (other than through participation as a member of the Board). The position of Chairman of the Board and Chief Executive Officer may be held by the same person.

(b)    Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 6.1(a) above. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.

(c)    President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(d)    Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e)    Secretary.

(i)    The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii)    The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f)    Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

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(g)    Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(h)    Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2.    Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3.    Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4.    Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By Laws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

Article VII

SHARES

Section 7.1.    Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.

Section 7.2.    Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a notice, in writing or by electronic transmission, containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3.    Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, Chief Executive Officer, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4.    Consideration and Payment for Shares.

(a)    Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such

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persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.

(b)    Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5.    Lost, Destroyed or Wrongfully Taken Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 7.6.    Transfer of Stock.

(a)    If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i)    in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii)    (A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii)    the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv)    the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v)    such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b)    Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7.    Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

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Section 7.8.    Effect of the Corporation’s Restriction on Transfer.

(a)    A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b)    A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares prior to or within a reasonable time after the issuance or transfer of such shares.

Section 7.9.    Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

Article VIII

INDEMNIFICATION

Section 8.1.    Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2.    Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

Section 8.3.    Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful

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in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4.    Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these By Laws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5.    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6.    Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

Section 8.7.    Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these By Laws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided however, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the Corporation.

Section 8.8.    Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

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Section 8.9.    Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.10.    Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Article IX

MISCELLANEOUS

Section 9.1.    Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these By Laws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2.    Fixing Record Dates.

(a)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) at the adjourned meeting.

(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3.    Means of Giving Notice.

(a)    Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these By Laws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile

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telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b)    Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these By Laws notice is required to be given to any stockholder, such notice may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be deemed given (i) if given by hand delivery, when actually received by the stockholder, (ii) if mailed, when notice is deposited in the United States mail, postage prepaid, (iii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address, (iv) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail) or (v) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (C) if by any other form of electronic transmission, when directed to the stockholder, in each case, unless the Corporation is unable to deliver by such electronic transmission two consecutive notices given by the Corporation and such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action. A notice by electronic mail shall include a prominent legend that the communication is an important notice regarding the Corporation. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic transmission by written notice or electronic transmission of such revocation to the Corporation.

(c)    Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram. “Electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information). “Electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

(d)    Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By Laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e)    Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these By Laws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

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Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these By Laws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission or to any stockholder whose electronic mail address appears on the records of the Corporation and to whom notice by electronic transmission is not prohibited under the DGCL, the Certificate of Incorporation or these By Laws.

Section 9.4.    Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these By Laws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5.    Meeting Attendance via Remote Communication Equipment.

(a)    Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders entitled to vote at such meeting and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i)    participate in a meeting of stockholders; and

(ii)    be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and, if entitled to vote, to vote on matters submitted to the applicable stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b)    Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these By Laws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6.    Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7.    Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8.    Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By Laws, any contract, bond, deed, lease, mortgage or other instrument may be

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executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9.    Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10.    Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11.    Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 9.12.    Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13.    Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14.    Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing or by electronic transmission and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President, any Vice President or any officers authorized by the Board. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing or by electronic transmission, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15.    Amendments. The Board shall have the power to adopt, amend, alter or repeal the By Laws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the By Laws. The By Laws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power (except as otherwise provided in Section 8.7) of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the By Laws.

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ANNEX K

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”), dated as of March 13, 2020, is made and entered into by and among Legacy Acquisition Sponsor I LLC, a Delaware limited liability company (together with its successors, the “Sponsor”), Legacy Acquisition Corp., a Delaware corporation (“Legacy”), and Blue Valor Limited, a company incorporated in Hong Kong (“Blue Valor”). Sponsor, Legacy and Blue Valor shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Share Exchange Agreement (as defined below).

WHEREAS, Legacy and Blue Valor entered into that certain Amended and Restated Share Exchange Agreement, dated as of December 2, 2019 (the “Amended and Restated Share Exchange Agreement”), as amended by that certain First Amendment to the Amended and Restated Share Exchange Agreement, dated as of the date hereof (the “Amendment,” and the Amended and Restated Share Exchange Agreement as amended by the Amendment is referred to herein as the “Share Exchange Agreement”); and

WHEREAS, the Share Exchange Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Amendment, whereby Sponsor shall assign and transfer certain of its equity interests in Legacy to Legacy and agree to certain covenants and agreements related to the transactions contemplated by the Share Exchange Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Representations and Warranties. The Sponsor represents and warrants to Legacy and Blue Valor that the following statements are true and correct:

(a) The Sponsor has the requisite limited liability company or other similar power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of the Sponsor. This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a valid, legal and binding agreement of the Sponsor, enforceable against the Sponsor in accordance with its terms.

(b) The Sponsor is the record owner of all of the outstanding shares of Legacy’s Class F Common Stock (the “Sponsor Shares”) and 17,500,000 warrants to purchase shares of Legacy’s Class A Common Stock at a price of $11.50 per share (the “Sponsor Warrants”) as of the date hereof, which constitutes all of the equity securities in Legacy held by Sponsor as of the date hereof. Immediately prior to the Closing, all of the Equity Reduction Shares (as defined herein) will be owned of record by the Sponsor, and all other Sponsor Shares and Sponsor Warrants will be owned of record by Sponsor or its direct or indirect equityholders, which Equity Reduction Shares, such other Sponsor Shares and Sponsor Warrants owned of record by the Sponsor and any other equity securities of Legacy acquired by the Sponsor in accordance with Section 3(c) hereof will constitute all of the equity securities in Legacy held by Sponsor as of immediately prior to the Closing. The Sponsor has, or will have as of the date hereof and immediately prior to giving effect to the transactions occurring on the Closing Date, as applicable, valid, good and marketable title to the Equity Reduction Shares, free and clear of all Liens (other than Liens pursuant to this Agreement or any other Additional Agreements and transfer restrictions under applicable Law or under the certificate of incorporation or bylaws of Legacy). Except for this Agreement, the Sponsor is not party to any option, warrant, purchase right, or other contract or commitment that could require the Sponsor to sell, transfer, or otherwise dispose of the Equity Reduction Shares. Except as disclosed in the Purchaser SEC Documents at least one day prior to the date hereof or as provided in this Agreement, the Share Exchange Agreement, or the Additional Agreements, the Sponsor is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of the Sponsor Shares or the Sponsor Warrants. Neither the Sponsor, nor any transferees of any equity securities of Legacy initially held by the Sponsor, has asserted or perfected any rights to adjustment or other anti-dilution protections with respect to any equity securities of Legacy (including the Sponsor Shares and the Sponsor Warrants) (whether in connection with the transactions contemplated by the Share Exchange Agreement or otherwise).

Annex K-1

(c) The execution, delivery and performance by it of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not: (i) conflict with or result in any breach of any provision of the certificate of formation or limited liability company agreement of the Sponsor, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Sponsor is a party or by which its properties or assets may be bound, (iii) violate any Order or Law of any governmental Authority applicable to the Sponsor or its Subsidiaries, or any of their respective properties or assets (including the Sponsor Shares and the Sponsor Warrants), as applicable, or (iv) result in the creation of any Lien (other than Liens pursuant to this Agreement or any other Additional Agreements to which it is subject or bound and transfer restrictions under applicable Law or under the certificate of incorporation or bylaws of Legacy) upon its assets (including the Sponsor Shares and the Sponsor Warrants), except in the case of clauses (ii), (iii) and (iv) above, for violations which would not reasonably be expected to materially impact, impair or delay or prevent the ability of the Sponsor to consummate the transactions contemplated by this Agreement or have a material adverse effect on the ability of the Sponsor to perform its obligations hereunder.

2. Sponsor Equity Reduction. The Sponsor hereby agrees that, immediately prior to the Closing, the Sponsor shall automatically be deemed to irrevocably assign and transfer to Legacy, as partial consideration for the Sponsor Deferred Shares, 3,500,000 shares of Class F Common Stock of Legacy (such shares, the “Equity Reduction Shares”) and that from and after such time, such Equity Reduction Shares shall be cancelled and no longer outstanding. The Sponsor hereby acknowledges and agrees (on behalf of itself and any transferee of Sponsor Shares) that pursuant to the Closing, the remaining Sponsor Shares shall be converted into, in the aggregate, 4,000,000 shares of Legacy Common Stock, unless otherwise agreed by the Parties. The Sponsor further acknowledges and agrees that the terms and conditions of the Sponsor Deferred Shares (including the restrictions on transfer of any such Sponsor Deferred Shares provided therein) are governed by Section 2.9 of the Share Exchange Agreement and the Sponsor acknowledges and agrees to be bound by such terms and conditions.

3. Covenants.

(a) Subject to the terms and conditions of this Agreement, the Sponsor hereby unconditionally and irrevocably agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things, in each case, necessary, proper or advisable to consummate and make effective the transactions contemplated by Section 2 of this Agreement.

(b) From the date hereof until the earlier of the Closing and the termination of the Share Exchange Agreement in accordance with its terms, the Sponsor hereby unconditionally and irrevocably agrees that it shall not, without the prior written consent of Blue Valor, other than the transfer to any of Sponsor’s direct or indirect equityholders of any Sponsor Shares or Sponsor Warrants that are not Equity Reduction Shares, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to any equity securities of Legacy or any securities convertible into, or exercisable, or exchangeable for, equity securities of Legacy owned by it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any equity securities of Legacy or any securities convertible into, or exercisable, or exchangeable for, equity securities of Legacy owned by it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clauses (i) or (ii).

(c) Prior to the Closing, the Sponsor may not acquire any equity securities in Legacy without the prior written consent of Blue Valor.

(d) Notwithstanding the terms of the Private Warrant Amendment and the consideration contemplated thereby, the Sponsor hereby unconditionally and irrevocably agrees, and agrees to take all commercially reasonable further action necessary to reflect, that (i) a minimum of 14,587,770 Purchaser Private Placement Warrants held by the Sponsor shall be exchanged solely for 0.11 Purchaser Common Shares per Sponsor Private Placement Warrant and may not be exchanged for cash, (ii) such Sponsor Private Placement Warrants shall have no powers (including voting powers), designations, preferences or rights except for the right to receive 0.11 Purchaser Common Shares per Sponsor Private Placement Warrant, and (iii) up to 2,912,230 Purchaser Private Placement Warrants that are currently

Annex K-2

allocated to and beneficially owned by certain institutional investors of the Sponsor (the “Allocated Warrants”) may, at the election of such institutional investors, be exchanged for (x) if, at the Closing, the aggregate gross Cash in the Trust Fund and the proceeds received by Purchaser under the Subscription Agreements equals at least $225,000,000, $1.00 in cash or (y) if, at the Closing, the aggregate gross Cash in the Trust Fund and the proceeds received by Purchaser under the Subscription Agreements is less than $225,000,000 million, $0.50 in cash (one-half of which shall be paid on or before the Closing) and 0.055 of a Purchaser Common Share. Notwithstanding the foregoing, if any of the Allocated Warrants ceases to be beneficially owned by such institutional investors of the Sponsor and become beneficially owned by the Sponsor (the “Reverted Warrants”), such Reverted Warrants shall treated in accordance with Sections 3(d)(i) and 3(d)(ii).

4. Termination. This Agreement shall terminate, and have no further force and effect, if the Share Exchange Agreement is terminated in accordance with its terms prior to the Closing.

5. Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

6. Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Parties hereto. Any attempted assignment of this Agreement not in accordance with the terms of this Section 6 shall be void.

7. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, all of the Parties hereto.

8. Governing Law. This Agreement shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

9. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

10. Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective Parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a Party shall specify to the others in accordance with these notice provisions:

If to Legacy prior to the Closing:

Address: 1308 Race Street Suite 200 Cincinnati, Ohio 45202

Attention: Darryl McCall

Telephone: +1 (505) 820-0412

Email: darrylmccall@legacyacquisition.com

with a copy to:

DLA Piper

Address: 1201 West Peachtree Street, Suite 2800, Atlanta, Georgia 30309-3450

Attention: Gerry Williams

Telephone: 1 (404) 736-7891

Email: Gerry.Williams@us.dlapiper.com

Annex K-3

If to the Sponsor:

Address: 1308 Race Street, Suite 200, Cincinnati, Ohio 45202

Attention: Darryl McCall

Telephone: +1 (505) 820-0412

Email: darrylmccall@legacyacquisition.com

with a copy to:

DLA Piper

Address: 1201 West Peachtree Street, Suite 2800, Atlanta, Georgia 30309-3450

Attention: Gerry Williams

Telephone: 1 (404) 736-7891

Email: Gerry.Williams@us.dlapiper.com

If to Blue Valor or, following the Closing, Legacy:

Address: Bldg. C9-C, Universal Creative Park, 9, Jiuxianqiao North Rd.,

Chaoyang District, Beijing 100015, China

Attention: Xin Wang, Finance Department

Telephone: +86(10) 5647 8811

Email: wangxina@bluefocus.com

with copies to:

Greenberg Traurig LLP

Address: 200 Park Avenue, New York, New York 10166

Attention: Doron Lipshitz

Telephone: +1 (212) 801-3100

Email: lipshitzd@gtlaw.com

O’Melveny & Myers LLP

Address: Two Embarcadero Center, 27th Floor

San Francisco, California

Attention: Kurt Berney

Telephone: +1 (415) 984-8989

Email: kberney@omm.com

11. Entire Agreement. This Agreement, the Share Exchange Agreement and the Additional Agreements constitute the entire agreement among the Parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Annex K-4

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

LEGACY:

LEGACY ACQUISITION CORP.

By:	/s/ Edwin J. Rigaud
Name:	Edwin J. Rigaud
Title:	Chairman and Chief Executive Officer

SPONSOR:

LEGACY ACQUISITION SPONSOR I LLC

By:	/s/ Edwin J. Rigaud
Name:	Edwin J. Rigaud
Title:	Managing Member

BLUE VALOR:

BLUE VALOR LIMITED

By:	/s/ He Shen
Name:	He Shen
Title:	Authorized Signatory

Annex K-5

ANNEX L

WAIVER AGREEMENT

This WAIVER AGREEMENT (this “Agreement”), dated as of March 13, 2020, is made and entered into by and between Legacy Acquisition Sponsor I LLC, a Delaware limited liability company (together with its successors, the “Sponsor”), and Legacy Acquisition Corp., a Delaware corporation (“Legacy”). The Sponsor and Legacy shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Share Exchange Agreement (as defined below).

WHEREAS, Legacy and Blue Valor Limited, a company incorporated in Hong Kong, entered into that certain Amended and Restated Share Exchange Agreement, dated as of December 2, 2019 (the “Amended and Restated Share Exchange Agreement”), as amended by that certain First Amendment to the Amended and Restated Share Exchange Agreement, dated as of the date hereof (the “Amendment,” and the Amended and Restated Share Exchange Agreement as amended by the Amendment is referred to herein as the “Share Exchange Agreement”), pursuant to which, among other things, Legacy and Blue Valor Limited will consummate a business combination on the terms and subject to the conditions set forth therein (the “Transaction”);

WHEREAS, the Share Exchange Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Amendment;

WHEREAS, the Share Exchange Agreement contemplates that Legacy may, in connection with the Transaction, consummate a PIPE Financing and enter into certain Subscription Agreements with the Subscribers, pursuant to which the Subscribers may purchase newly issued common shares or other securities of Legacy from Legacy (the “New Issuance”);

WHEREAS, the Share Exchange Agreement contemplates that Legacy will use its commercially reasonable best efforts to obtain the vote or consent of the holders of at least 65% of the outstanding Purchaser Public Warrants to the Warrant Amendments;

WHEREAS, (i) Section 4.3(b)(i) of Legacy’s Existing Charter provides that each share Class F Common Stock shall automatically convert into one share of Class A Common Stock of Legacy (such ratio, the “Initial Conversion Ratio”) upon the closing of the Business Combination (as defined in the Existing Charter), and (ii) Section 4.3(b)(ii) of the Existing Charter provides that the Initial Conversion Ratio shall be adjusted (the “Adjustment”) in the case that additional shares of Class A Common Stock or any equity or debt securities of Legacy which are convertible into or exchangeable or exercisable for Legacy’s common stock are issued (or deemed issued) in excess of the amounts sold in Legacy’s initial public offering and related to the closing of the initial Business Combination (the “Adjustment Provision”);

WHEREAS, the Transaction constitutes a Business Combination under the Existing Charter and the New Issuance and the Warrant Amendments and the issuances related thereto may result in an Adjustment to the Initial Conversation Ratio pursuant to the Adjustment Provision; and

WHEREAS, in connection with the Transaction, the Parties desire to enter into this Waiver Agreement pursuant to which Sponsor shall irrevocably waive its rights under Section 4.3(b)(ii) of the Existing Charter.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Waiver.

(a) The Sponsor, on behalf of itself and each of its members, hereby irrevocably and unconditionally relinquishes and waives (and consents to such waiver in its capacity as a stockholder of the Legacy) (the “Waiver”) as of the date hereof any and all rights to adjustment or other anti-dilution protections related to the Shares of Class F Common Stock (whether prior, existing or in the future), including the rights under Section 4.3(b)(ii) of the Existing Charter to receive Class A Common Stock in excess of the number issuable at the Initial Conversion Ratio (the

Annex L-1

“Excess Shares”) upon conversion of the Class F Common Stock held by it in connection with the Transaction as a result of any Adjustment which may be caused by the New Issuance and/or any Warrant Amendment, including any issuances related thereto.

(b) Sponsor acknowledges and agrees that if such Class F Holder receives any Excess Shares as a result of any Adjustment caused by the New Issuance and/or the Warrant Amendments and any issuance related hereto, such issuance of Excess Shares shall be void ab initio.

2. Authorization; Enforcement. Each Party represents to the other Party that such Party has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Party. This Agreement has been duly and validly executed and delivered by each Party and constitutes a valid, legal and binding agreement of such Party, enforceable against such Party in accordance with its terms.

3. Representations and Warranties of the Sponsor. The Sponsor represents and warrants to Legacy that the following statements are true and correct:

(a) The Sponsor currently is, and shall at all times until the Closing remain, the record owner, and to the same extent that it is on the date hereof, the beneficial owner, of all of the outstanding shares of Legacy’s Class F Common Stock, which constitutes all of the shares of capital stock of Legacy held by Sponsor and its Affiliates as of the date hereof. Neither the Sponsor nor any of its members have asserted or perfected any rights to adjustment or other anti-dilution protections, including pursuant to the Adjustment Provision, with respect to any equity securities of Legacy (including the Class F Common Stock) (whether in connection with the transactions contemplated by the Share Exchange Agreement or otherwise). The Sponsor has the power and authority to enter into this Agreement and consent to the Waiver on behalf of and bind all of the beneficial owners of all of the shares of Class F Common Stock.

(b) The execution, delivery and performance by it of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not: (i) conflict with or result in any breach of any provision of the governing documents of the Sponsor, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Sponsor is a party or by which its properties or assets may be bound, (iii) violate any Order or Law of any governmental Authority applicable to the Sponsor or any of its respective properties or assets, as applicable or (iv) result in the creation of any Lien upon any of the assets (including the Class F Common Stock) of the Sponsor, except in the case of clauses (ii), (iii) and (iv) above, for violations which would not reasonably be expected to materially impact, impair or delay or prevent the ability of the Sponsor to consummate the transactions contemplated by this Agreement or have a material adverse effect on the ability of the Sponsor to perform its obligations hereunder.

4. Termination. This Agreement shall terminate, and have no further force and effect, if the Share Exchange Agreement is terminated in accordance with its terms prior to the Closing.

5. Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

6. Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party. Any attempted assignment of this Agreement not in accordance with the terms of this Section 6 shall be void. The Sponsor also understands that this Agreement, once executed, is irrevocable and binding, and if the Sponsor transfers, sells or otherwise assigns any Class F Common Stock held by it as of the date of this Agreement, the transferee of such Class F Common Stock shall be bound by the terms of this Agreement as if such transferee were a party hereto. Notwithstanding anything to the contrary herein or in the Share Exchange Agreement or any Additional Agreements, nothing in this Agreement shall permit the Sponsor to transfer any of the Class F Common Stock to any Person in contravention of any of the

Annex L-2

covenants or agreements herein or in the Share Exchange Agreement or any Additional Agreement (including the Sponsor Support Agreement) or any other restrictions on transfer under the Existing Charter or under applicable securities Laws.

7. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, all of the Parties.

8. Governing Law. This Agreement shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

9. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

10. Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective Parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a Party shall specify to the others in accordance with these notice provisions:

If to Legacy prior to the Closing:

Address: 1308 Race Street Suite 200 Cincinnati, Ohio 45202

Attention: Darryl McCall

Telephone: +1 (505) 820-0412

Email: darrylmccall@legacyacquisition.com

with a copy to:

DLA Piper

Address: 1201 West Peachtree Street, Suite 2800, Atlanta, Georgia 30309-3450

Attention: Gerry Williams

Telephone: 1 (404) 736-7891

Email: Gerry.Williams@us.dlapiper.com

If to the Sponsor:

Address: 1308 Race Street, Suite 200, Cincinnati, Ohio 45202

Attention: Darryl McCall

Telephone: +1 (505) 820-0412

Email: darrylmccall@legacyacquisition.com

with a copy to:

DLA Piper

Address: 1201 West Peachtree Street, Suite 2800, Atlanta, Georgia 30309-3450

Attention: Gerry Williams

Telephone: 1 (404) 736-7891

Email: Gerry.Williams@us.dlapiper.com

If to Legacy following the Closing:

Address: Bldg. C9-C, Universal Creative Park, 9, Jiuxianqiao North Rd.,

Chaoyang District, Beijing 100015, China

Attention: Xin Wang, Finance Department

Telephone: +86(10) 5647 8811

Email: wangxina@bluefocus.com

Annex L-3

with copies to:

Greenberg Traurig LLP

Address: 200 Park Avenue, New York, New York 10166

Attention: Doron Lipshitz

Telephone: +1 (212) 801-3100

Email: lipshitzd@gtlaw.com

O’Melveny & Myers LLP

Address: Two Embarcadero Center, 27th Floor

San Francisco, California

Attention: Kurt Berney

Telephone: +1 (415) 984-8989

Email: kberney@omm.com

11. Entire Agreement. This Agreement, the Share Exchange Agreement and the Additional Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Annex L-4

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

LEGACY:

LEGACY ACQUISITION CORP.

By:	/s/ Edwin J. Rigaud
Name:	Edwin J. Rigaud
Title:	Chairman and Chief Executive Officer

SPONSOR:

LEGACY ACQUISITION SPONSOR I LLC

By:	/s/ Edwin J. Rigaud
Name:	Edwin J. Rigaud
Title:	Managing Member

[Signature Page to Waiver Agreement]

Annex L-5

ANNEX M

REGISTRATION RIGHTS CONSENT AND WAIVER

This REGISTRATION RIGHTS CONSENT AND WAIVER (this “Waiver”) is executed on [•], by the undersigned pursuant to the terms of that certain Amended and Restated Registration Rights Agreement, dated as of [•] (the “Agreement”), by and among the Company and the Holders identified therein, as such Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Waiver shall have the respective meanings ascribed to such terms in the Agreement.

WHEREAS, the Company and Blue Valor Limited, a company incorporated in Hong Kong (“Blue Valor”), entered into that certain Amended and Restated Share Exchange Agreement, dated as of December 2, 2019 (the “Amended and Restated Share Exchange Agreement”), as amended by that certain First Amendment to the Amended and Restated Share Exchange Agreement, dated as of March 13, 2020 (the “Amendment,” and the Amended and Restated Share Exchange Agreement as amended by the Amendment is referred to herein as the “Share Exchange Agreement”), pursuant to which, among other things, the Company and Blue Valor will consummate a business combination on the terms and subject to the conditions set forth therein (the “Transaction”);

WHEREAS, the Company may, in connection with the Transaction, consummate a PIPE Financing (as defined in the Share Exchange Agreement) and enter into certain Subscription Agreements (as defined in the Share Exchange Agreement) with Subscribers (as defined in the Share Exchange Agreement) (such Subscription Agreements, the “PIPE Subscription Agreements”);

WHEREAS, the PIPE Subscription Agreements may require the Company to file with the Commission a registration statement (the “PIPE Registration Statement”) registering the resale of the certain Purchaser Class A Common Shares (as defined in the Share Exchange Agreement) or other securities of the Company acquired by the Subscribers in the PIPE Financing (such Purchaser Class A Common Shares or other securities, the “Shares”, and such registration, the “PIPE Registration”); and

WHEREAS, the undersigned, in accordance with Section 5.5 of the Agreement, desire to provide their written consent by execution of this Waiver to the irrevocable and unconditional waiver and relinquishment of any and all rights the Holders have under the Agreement with respect to the PIPE Registration Statement, the PIPE Registration and any other Registration or Registration Statement contemplated by, or related to, the PIPE Subscription Agreements.

NOW, THEREFORE, in consideration of certain good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

1.     Consent and Waiver. The undersigned hereby irrevocably and unconditionally waive and relinquish any and all rights of the Holders under the Agreement in connection with the PIPE Registration, the filing of the PIPE Registration Statement and any other Registration or Registration Statement contemplated by, or related to, the PIPE Subscription Agreements, including, without limitation, any and all rights of the Holders under the Agreement pursuant to Section 2.2 of the Agreement with respect to a Piggyback Registration.

2.     Miscellaneous.

(a) This Waiver shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state. Each party hereto hereby waives any right to a jury trial in connection with any litigation pursuant to this Waiver.

(b) The provisions of this Waiver shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Waiver may not be modified, amended or terminated without the prior written consent of the undersigned.

(c) This Waiver may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

[Signature page follows]

Annex M-1

IN WITNESS WHEREOF, the undersigned have caused this Registration Rights Consent and Waiver to be executed as of the date first above written.

COMPANY:
BLUE IMPACT INC.
(F/K/A LEGACY ACQUISITION CORP.), a Delaware corporation
By:
Name: William C. Finn
Title: Chief Financial Officer
HOLDER:
LEGACY ACQUISITION SPONSOR I LLC, a Delaware limited liability company
By:
Name: Edwin J. Rigaud
Title: Managing Member
HOLDER:
BLUE VALOR LIMITED, a company incorporated in Hong Kong
By:
Name: He Shen
Title: Authorized Signatory

[Signature Page to Registration Rights Consent and Waiver]

Annex M-2

ANNEX N

FORM OF WARRANT HOLDER SUPPORT AGREEMENT

This WARRANT HOLDER SUPPORT AGREEMENT (this “Agreement”), dated as of March 9, 2020, is made and entered into by and between [•], a [•] (together with its successors, the “Holder”), and Legacy Acquisition Corp., a Delaware corporation (“Legacy”). Holder and Legacy shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Share Exchange Agreement (as defined below).

WHEREAS, Legacy and Blue Valor Limited, a company incorporated in Hong Kong, entered into that certain Amended and Restated Share Exchange Agreement, dated as of December 2, 2019 (the “Amended and Restated Share Exchange Agreement”), as amended by that certain First Amendment to the Amended and Restated Share Exchange Agreement, dated as of the date hereof (the “Amendment,” and the Amended and Restated Share Exchange Agreement as amended by the Amendment is referred to herein as the “Share Exchange Agreement”);

WHEREAS, as of the date hereof, the Holder is the record and Beneficial Owner (such record and Beneficial Ownership, to “Own”, be the “Owner” of or be “Owned” by) of [•] Purchaser Warrants that were issued to investors in Legacy’s initial public offering (the “Public Warrants”);

WHEREAS, the Share Exchange Agreement provides that Legacy will use its reasonable best efforts to obtain the vote or consent of the holders of at least 65% of the outstanding Public Warrants (the “Approval”) to amend that certain Warrant Agreement between Legacy and Continental Stock Transfer & Trust Company, dated as of November 16, 2017 (as amended from time to time, the “Warrant Agreement”), to provide, among other things, that each outstanding Public Warrant and each outstanding Purchaser Warrant that was issued to the Sponsor in the private placement that closed simultaneously with Legacy’s initial public offering (each, a “Private Placement Warrant”) shall no longer be exercisable to purchase one-half share of Purchaser Common Shares for $5.75 per half-share (subject to adjustment as provided in the Warrant Agreement) and instead shall be converted solely into the right to receive (i) if, at the Closing, the aggregate gross cash in the trust fund established by Legacy for the benefit of its public stockholders and the proceeds received by Legacy under the Subscription Agreements equals at least $225 million, $1.00 in cash or (ii) if, at the Closing, the aggregate gross cash in the trust fund established by Legacy for the benefit of its public stockholders and the proceeds received by Legacy under the Subscription Agreements is less than $225 million, $0.50 in cash and 0.055 of a Purchaser Common Share (it being understood that Sponsor has indicated it intends to exchange its Private Placement Warrants for O.11 Purchaser Common Share per Private Placement Warrant) (the “Warrant Agreement Amendments”); and

WHEREAS, the Share Exchange Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Representations and Warranties. The Holder represents and warrants to Legacy that the following statements are true and correct:

(a) The Holder has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder. This Agreement has been duly and validly executed and delivered by the Holder and constitutes a valid, legal and binding agreement of the Holder, enforceable against the Holder in accordance with its terms.

(b) The Holder is the Owner of [•] Public Warrants (the “Subject Warrants”) as of the date hereof, which constitutes all of the warrants in Legacy held by the Holder and its Affiliates as of the date hereof. The Holder has valid, good and marketable title to the Subject Warrants, free and clear of all Liens (other than Liens pursuant to this Agreement or any other Additional Agreements and transfer restrictions under applicable Law or under the certificate of incorporation or bylaws of Legacy). Except for this Agreement, the Holder is not party to any option, warrant, purchase right, or other contract or commitment that could require the Holder to sell, transfer, or otherwise dispose of the Subject Warrants. Except as set forth in this Agreement, the Holder is not a party to any voting trust,

Annex N-1

proxy or other agreement or understanding with respect to the voting of the Subject Warrants and the Holder has sole voting power and sole dispositive power with respect to all Subject Warrants, with no restrictions on the Holder’s rights of voting or disposition pertaining thereto and no Person other than the Holder has any right to direct or approve the voting or disposition of any of the Subject Warrants.

(c) The execution, delivery and performance by it of this Agreement and the consummation by the Holder of the transactions contemplated hereby do not: (i) conflict with or result in any breach of any provision of the governing documents of the Holder, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Holder is a party or by which its properties or assets may be bound, (iii) violate any Order or Law of any governmental Authority applicable to the Holder or its Subsidiaries, or any of their respective properties or assets (including the Subject Warrants), as applicable, or (iv) result in the creation of any Lien (other than Liens pursuant to this Agreement or any other Additional Agreements to which it is subject or bound and transfer restrictions under applicable Law or under the certificate of incorporation or bylaws of Legacy) upon its assets (including the Subject Warrants), except in the case of clauses (ii), (iii) and (iv) above, for violations which would not reasonably be expected to materially impact, impair or delay or prevent the ability of the Holder to consummate the transactions contemplated by this Agreement or have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

2. Agreements of Holder.

(a) Voting. The Holder hereby irrevocably and unconditionally agrees that from the date hereof, unless and until this Agreement is terminated in accordance with its terms, the Holder shall affirmatively vote all Subject Warrants (or cause them to be voted) or, if applicable, execute written consents in respect thereof, (i) for the adoption of the Warrant Agreement Amendments, (ii) against any action or agreement (including, without limitation, any amendment of any agreement) that Holder knows would result in a breach of any representation, warranty, covenant, agreement or other obligation of Legacy set forth in the Share Exchange Agreement, or of the Holder contained in this Agreement, and (iii) against any agreement (including, without limitation, any amendment of any agreement), amendment or other Legacy action that is intended or would reasonably be expected to prevent, impede, interfere with or delay obtaining the Approval, consummating the Warrant Agreement Amendments or any of the other transactions contemplated by the Share Exchange Agreement. Any such vote shall be cast (or such written consent shall be given) by the Holder in accordance with such procedures relating thereto so as to ensure that such vote (or written consent) is duly counted, including for purposes of establishing and determining that a quorum is present and for purposes of duly recording the results of such vote (or written consent). The Holder shall retain at all times the right to vote all Subject Warrants in its sole discretion and without any other limitation on those matters other than those set forth in this Section 2(a) that are at any time, or from time to time, presented for consideration to and for a vote by the holders of Public Warrants generally.

(b) Exchange. Unless this Agreement shall have been terminated in accordance with its terms, the Holder shall (i) as promptly as legally permissible and in any event not later than the second (2nd) Business Day next following the effectiveness of the Warrant Agreement Amendments, validly exchange (or cause to be exchanged) all of the Subject Warrants in accordance with the terms of the Warrant Agreement Amendments, and (ii) not thereafter withdraw (or cause to be withdrawn) any Subject Warrants so exchanged; provided, further, to the extent Legacy determines, in its sole discretion, that it is advisable to conduct a tender offer for the Purchaser Warrants for the same consideration contemplated by the Warrant Agreement Amendments (the “Offer”) instead of obtaining the Approval, the Holder shall (x) as promptly as practicable and in any event not later than the second (2nd) Business Day following the commencement of such Offer, validly tender (or cause to be tendered) into the Offer all of the Subject Warrants, pursuant to and in accordance with the terms of the Offer, and (y) not thereafter withdraw (or cause to be withdrawn) any Subject Warrants so tendered pursuant to the Offer.

(c) Publication. The Holder hereby consents to Legacy publishing and disclosing in the Purchaser SEC Documents the Holder’s identity and ownership of Subject Warrants and the nature of the Holder’s commitments, arrangements and understandings pursuant to this Agreement.

(d) After Acquired Securities. Any and all Purchaser Warrants as to which the Holder acquires Ownership after the date hereof and prior to termination of this Agreement shall constitute Subject Warrants, as applicable, for all purposes of this Agreement.

Annex N-2

3. Covenants.

(a) Subject to the terms and conditions of this Agreement, the Holder hereby unconditionally and irrevocably agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by Section 2 of this Agreement.

(b) From the date hereof until the earlier of the Closing and the termination of the Share Exchange Agreement in accordance with its terms, the Holder hereby unconditionally and irrevocably agrees that it shall not, without the prior written consent of Legacy, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to any Subject Warrants Owned by it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Warrants or any securities convertible into, or exercisable, or exchangeable for, Subject Warrants Owned by it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, (iii) except as provided by this Agreement, deposit any Subject Warrants into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Subject Warrants, or (iv) publicly announce any intention to effect any transaction specified in clauses (i), (ii) or (iii).

(c) Until any termination of this Agreement in accordance with its terms, the Holder shall promptly notify Legacy of the number of Purchaser Warrants, if any, as to which the Holder acquires Ownership after the date hereof.

4. Termination. This Agreement shall terminate, and have no further force and effect, if the Share Exchange Agreement is terminated in accordance with its terms prior to the Closing.

5. Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

6. Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party hereto. Any attempted assignment of this Agreement not in accordance with the terms of this Section 6 shall be void.

7. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, all of the Parties hereto.

8. Governing Law. This Agreement shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

9. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

10. Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five (5) days after mailing by certified or registered mail,

Annex N-3

return receipt requested. Notices shall be addressed to the respective Parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a Party shall specify to the others in accordance with these notice provisions:

If to Legacy:

Address: 1308 Race Street Suite 200 Cincinnati, Ohio 45202

Attention: Darryl McCall

Telephone: +1 (505) 820-0412

Email: darrylmccall@legacyacquisition.com

with a copy to:

DLA Piper

Address: 1201 West Peachtree Street, Suite 2800, Atlanta, Georgia 30309-3450

Attention: Gerry Williams

Telephone: 1 (404) 736-7891

Email: Gerry.Williams@us.dlapiper.com

If to the Holder:

Address: [•]

Attention: [•]

Telephone: [•]

Email: [•]

with a copy to:

[•]

11. Entire Agreement. This Agreement, the Share Exchange Agreement and the Additional Agreements constitute the entire agreement among the Parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

LEGACY:

LEGACY ACQUISITION CORP.

By:
Name:	Edwin J. Rigaud
Title:	Chairman and Chief Executive Officer

HOLDER:

[•]

By:
Name:
Title:

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Schedule of Omitted Documents

This schedule sets forth the following agreements omitted as exhibits from this Current Report on Form 8-K because each such agreement is substantially identical, except as to the parties thereto and the specific number of warrants held by a party thereto, to the Form of Warrant Holder Support Agreement filed as Exhibit 10.4 to this Current Report on Form 8-K.

1.      Warrant Holder Support Agreement, dated as of March 9, 2020, by and between BSMA Limited, a Cayman Islands limited company, and Legacy Acquisition Corp., a Delaware corporation.

2.      Warrant Holder Support Agreement, dated as of March 9, 2020, by and between HBK Master Fund L.P., and Legacy Acquisition Corp., a Delaware corporation.

3.      Warrant Holder Support Agreement, dated as of March 9, 2020, by and between LINDEN ADVISORS LP (on behalf of Linden Capital L.P. and separate accounts managed by Linden Advisors LP), a Delaware limited partnership, and Legacy Acquisition Corp., a Delaware corporation.

4.      Warrant Holder Support Agreement, dated as of March 9, 2020, by and among Magnetar Constellation Master Fund, LTD, a Cayman Islands exempted company, Magnetar Constellation Fund II, LTD, a Cayman Islands exempted company, Magnetar Structured Credit Fund, LP, a Delaware limited partnership, Magnetar Xing He Master Fund LTD, a Cayman Islands exempted company, Magnetar SC Fund LTD, a Cayman Islands exempted company, and Legacy Acquisition Corp., a Delaware corporation.

5.      Warrant Holder Support Agreement, dated as of March 9 2020, by and between Nineteen77 Global Multi-Strategy Alpha Master Limited, a Cayman Islands exempted company, and Legacy Acquisition Corp., a Delaware corporation.

6.      Warrant Holder Support Agreement, dated March 9, 2020, by and between Nineteen77 Global Merger Arbitrage Master Limited, a Cayman Islands exempted company, and Legacy Acquisition Corp., a Delaware corporation.

7.      Warrant Holder Support Agreement, dated March 9, 2020, by and between Shaolin Capital Management, LLC, a Delaware limited liability company, and Legacy Acquisition Corp., a Delaware corporation.

Annex N-6

ANNEX O

WARRANT HOLDER SUPPORT AGREEMENT

This WARRANT HOLDER SUPPORT AGREEMENT (this “Agreement”), dated as of March 9, 2020, is made and entered into by and between Alyeska Investment Group LP, a Delaware limited partnership (together with its successors, the “Holder”), and Legacy Acquisition Corp., a Delaware corporation (“Legacy”). Holder and Legacy shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Share Exchange Agreement (as defined below).

WHEREAS, Legacy and Blue Valor Limited, a company incorporated in Hong Kong, entered into that certain Amended and Restated Share Exchange Agreement, dated as of December 2, 2019 (the “Amended and Restated Share Exchange Agreement”), as amended by that certain First Amendment to the Amended and Restated Share Exchange Agreement, dated as of the date hereof (the “Amendment,” and the Amended and Restated Share Exchange Agreement as amended by the Amendment is referred to herein as the “Share Exchange Agreement”);

WHEREAS, as of the date hereof, the Holder is the record and Beneficial Owner (such record and Beneficial Ownership, to “Own”, be the “Owner” of or be “Owned” by) of 1,470,002 Purchaser Warrants that were issued to investors in Legacy’s initial public offering (the “Public Warrants”);

WHEREAS, the Share Exchange Agreement provides that Legacy will use its reasonable best efforts to obtain the vote or consent of the holders of at least 65% of the outstanding Public Warrants (the “Approval”) to amend that certain Warrant Agreement between Legacy and Continental Stock Transfer & Trust Company, dated as of November 16, 2017 (as amended from time to time, the “Warrant Agreement”), to provide, among other things, that each outstanding Public Warrant and each outstanding Purchaser Warrant that was issued to the Sponsor in the private placement that closed simultaneously with Legacy’s initial public offering (each, a “Private Placement Warrant”) shall no longer be exercisable to purchase one-half share of Purchaser Common Shares for $5.75 per half-share (subject to adjustment as provided in the Warrant Agreement) and instead shall be converted solely into the right to receive (i) if, at the Closing, the aggregate gross cash in the trust fund established by Legacy for the benefit of its public stockholders and the proceeds received by Legacy under the Subscription Agreements equals at least $225 million, $1.00 in cash or (ii) if, at the Closing, the aggregate gross cash in the trust fund established by Legacy for the benefit of its public stockholders and the proceeds received by Legacy under the Subscription Agreements is less than $225 million, $0.50 in cash and 0.055 of a Purchaser Common Share (it being understood that Sponsor has indicated it intends to exchange its Private Placement Warrants for O.11 Purchaser Common Share per Private Placement Warrant) (the “Warrant Agreement Amendments”); and

WHEREAS, the Share Exchange Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Representations and Warranties. The Holder represents and warrants to Legacy that the following statements are true and correct:

(a) The Holder has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder. This Agreement has been duly and validly executed and delivered by the Holder and constitutes a valid, legal and binding agreement of the Holder, enforceable against the Holder in accordance with its terms.

(b) The Holder is the Owner of 1,470,002 Public Warrants (the “Subject Warrants”) as of the date hereof, which constitutes all of the warrants in Legacy held by the Holder and its Affiliates as of the date hereof. The Holder has valid, good and marketable title to the Subject Warrants, free and clear of all Liens (other than Liens pursuant to this Agreement or any other Additional Agreements and transfer restrictions under applicable Law or under the certificate of incorporation or bylaws of Legacy). Except for this Agreement, the Holder is not party to any option, warrant, purchase right, or other contract or commitment that could require the Holder to sell, transfer, or otherwise dispose of the Subject Warrants. Except as set forth in this Agreement, the Holder is not a party to any voting trust,

Annex O-1

proxy or other agreement or understanding with respect to the voting of the Subject Warrants and the Holder has sole voting power and sole dispositive power with respect to all Subject Warrants, with no restrictions on the Holder’s rights of voting or disposition pertaining thereto and no Person other than the Holder has any right to direct or approve the voting or disposition of any of the Subject Warrants.

(c) The execution, delivery and performance by it of this Agreement and the consummation by the Holder of the transactions contemplated hereby do not: (i) conflict with or result in any breach of any provision of the governing documents of the Holder, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Holder is a party or by which its properties or assets may be bound, (iii) violate any Order or Law of any governmental Authority applicable to the Holder or its Subsidiaries, or any of their respective properties or assets (including the Subject Warrants), as applicable, or (iv) result in the creation of any Lien (other than Liens pursuant to this Agreement or any other Additional Agreements to which it is subject or bound and transfer restrictions under applicable Law or under the certificate of incorporation or bylaws of Legacy) upon its assets (including the Subject Warrants), except in the case of clauses (ii), (iii) and (iv) above, for violations which would not reasonably be expected to materially impact, impair or delay or prevent the ability of the Holder to consummate the transactions contemplated by this Agreement or have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

2. Agreements of Holder.

(a) Voting. The Holder hereby irrevocably and unconditionally agrees that from the date hereof, unless and until this Agreement is terminated in accordance with its terms, the Holder shall affirmatively vote all Subject Warrants (or cause them to be voted) or, if applicable, execute written consents in respect thereof, (i) for the adoption of the Warrant Agreement Amendments, (ii) against any action or agreement (including, without limitation, any amendment of any agreement) that Holder knows would result in a breach of any representation, warranty, covenant, agreement or other obligation of Legacy set forth in the Share Exchange Agreement, or of the Holder contained in this Agreement, and (iii) against any agreement (including, without limitation, any amendment of any agreement), amendment or other Legacy action that is intended or would reasonably be expected to prevent, impede, interfere with or delay obtaining the Approval, consummating the Warrant Agreement Amendments or any of the other transactions contemplated by the Share Exchange Agreement. Any such vote shall be cast (or such written consent shall be given) by the Holder in accordance with such procedures relating thereto so as to ensure that such vote (or written consent) is duly counted, including for purposes of establishing and determining that a quorum is present and for purposes of duly recording the results of such vote (or written consent). The Holder shall retain at all times the right to vote all Subject Warrants in its sole discretion and without any other limitation on those matters other than those set forth in this Section 2(a) that are at any time, or from time to time, presented for consideration to and for a vote by the holders of Public Warrants generally.

(b) Exchange. Unless this Agreement shall have been terminated in accordance with its terms, the Holder shall (i) as promptly as legally permissible and in any event not later than the second (2nd) Business Day next following the effectiveness of the Warrant Agreement Amendments, validly exchange (or cause to be exchanged) all of the Subject Warrants in accordance with the terms of the Warrant Agreement Amendments, and (ii) not thereafter withdraw (or cause to be withdrawn) any Subject Warrants so exchanged; provided, further, to the extent Legacy determines, in its sole discretion, that it is advisable to conduct a tender offer for the Purchaser Warrants for the same consideration contemplated by the Warrant Agreement Amendments (the “Offer”) instead of obtaining the Approval, the Holder shall (x) as promptly as practicable and in any event not later than the second (2nd) Business Day following the commencement of such Offer, validly tender (or cause to be tendered) into the Offer all of the Subject Warrants, pursuant to and in accordance with the terms of the Offer, and (y) not thereafter withdraw (or cause to be withdrawn) any Subject Warrants so tendered pursuant to the Offer.

(c) Publication. The Holder hereby consents to Legacy publishing and disclosing in the Purchaser SEC Documents the Holder’s identity and ownership of Subject Warrants and the nature of the Holder’s commitments, arrangements and understandings pursuant to this Agreement.

(d) After Acquired Securities. Any and all Purchaser Warrants as to which the Holder acquires Ownership after the date hereof and prior to termination of this Agreement shall constitute Subject Warrants, as applicable, for all purposes of this Agreement.

Annex O-2

3. Covenants.

(a) Subject to the terms and conditions of this Agreement, the Holder hereby unconditionally and irrevocably agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by Section 2 of this Agreement.

b) From the date hereof until the earlier of the Closing and the termination of the Share Exchange Agreement in accordance with its terms, the Holder hereby unconditionally and irrevocably agrees that it shall not, without the prior written consent of Legacy, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to any Subject Warrants Owned by it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Warrants or any securities convertible into, or exercisable, or exchangeable for, Subject Warrants Owned by it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, (iii) except as provided by this Agreement, deposit any Subject Warrants into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Subject Warrants, or (iv) publicly announce any intention to effect any transaction specified in clauses (i), (ii) or (iii); provided, however, that a Holder may either (x) permit its prime broker to hold Subject Warrants as part of a custodian arrangement or (y) pledge Subject Warrants in connection with the Holder’s regular course debt financing arrangements, so long as, in each case (with respect to clauses (i), (ii) and (iii)), such Holder retains all of its rights to tender or exchange such Subject Warrants in the Offer and its voting rights with respect to such Subject Warrants and is not otherwise limited or restricted in performing its obligations under this Agreement at any time prior any termination of this Agreement.

(c) Until any termination of this Agreement in accordance with its terms, the Holder shall promptly notify Legacy of the number of Purchaser Warrants, if any, as to which the Holder acquires Ownership after the date hereof.

4. Termination. This Agreement shall terminate, and have no further force and effect, if the Share Exchange Agreement is terminated in accordance with its terms prior to the Closing.

5. Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

6. Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party hereto. Any attempted assignment of this Agreement not in accordance with the terms of this Section 6 shall be void.

7. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, all of the Parties hereto.

8. Governing Law. This Agreement shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

9. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

10. Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first

Annex O-3

Business Day after the date of such confirmation; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective Parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a Party shall specify to the others in accordance with these notice provisions:

If to Legacy:

Address: 1308 Race Street Suite 200 Cincinnati, Ohio 45202

Attention: Darryl McCall

Telephone: +1 (505) 820-0412

Email: darrylmccall@legacyacquisition.com

with a copy to:

DLA Piper

Address: 1201 West Peachtree Street, Suite 2800, Atlanta, Georgia 30309-3450

Attention: Gerry Williams

Telephone: 1 (404) 736-7891

Email: Gerry.Williams@us.dlapiper.com

If to the Holder:

Address: 77 West Wacker Drive, Suite 700, Chicago, IL 60601

Attention: Brent Cunningham

Telephone: (312)899-7900

Email: brent.cunningham@alyeskagroup.com

with a copy to:

Name:

Address:

Attention:

Telephone:

Email:

11. Entire Agreement. This Agreement, the Share Exchange Agreement and the Additional Agreements constitute the entire agreement among the Parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Annex O-4

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

LEGACY:

LEGACY ACQUISITION CORP.

By:	/s/ Edwin J. Rigaud
Name:	Edwin J. Rigaud
Title:	Chairman and Chief Executive Officer

HOLDER:

ALYESKA INVESTMENT GROUP LP

By:	/s/ Jason A. Bragg
Name:	Jason A. Bragg
Title:	Chief Financial Officer

Annex O-5

ANNEX P

WARRANT HOLDER SUPPORT AGREEMENT

This WARRANT HOLDER SUPPORT AGREEMENT (this “Agreement”), dated as of March 9, 2020, is made and entered into by and between Kepos Alpha Master Fund L.P., a Cayman Islands LP (together with its successors, the “Holder”), and Legacy Acquisition Corp., a Delaware corporation (“Legacy”). Holder and Legacy shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Share Exchange Agreement (as defined below).

WHEREAS, Legacy and Blue Valor Limited, a company incorporated in Hong Kong, entered into that certain Amended and Restated Share Exchange Agreement, dated as of December 2, 2019 (the “Amended and Restated Share Exchange Agreement”), as amended by that certain First Amendment to the Amended and Restated Share Exchange Agreement, dated as of the date hereof (the “Amendment,” and the Amended and Restated Share Exchange Agreement as amended by the Amendment is referred to herein as the “Share Exchange Agreement”);

WHEREAS, as of the date hereof, the Holder is the record and Beneficial Owner (such record and Beneficial Ownership, to “Own”, be the “Owner” of or be “Owned” by) of at least 2,600,000 Purchaser Warrants that were issued to investors in Legacy’s initial public offering (the “Public Warrants”);

WHEREAS, the Share Exchange Agreement provides that Legacy will use its reasonable best efforts to obtain the vote or consent of the holders of at least 65% of the outstanding Public Warrants (the “Approval”) to amend that certain Warrant Agreement between Legacy and Continental Stock Transfer & Trust Company, dated as of November 16, 2017 (as amended from time to time, the “Warrant Agreement”), to provide, among other things, that each outstanding Public Warrant and each outstanding Purchaser Warrant that was issued to the Sponsor in the private placement that closed simultaneously with Legacy’s initial public offering (each, a “Private Placement Warrant”) shall no longer be exercisable to purchase one-half share of Purchaser Common Shares for $5.75 per half-share (subject to adjustment as provided in the Warrant Agreement) and instead shall be converted solely into the right to receive (i) if, at the Closing, the aggregate gross cash in the trust fund established by Legacy for the benefit of its public stockholders and the proceeds received by Legacy under the Subscription Agreements equals at least $225 million, $1.00 in cash or (ii) if, at the Closing, the aggregate gross cash in the trust fund established by Legacy for the benefit of its public stockholders and the proceeds received by Legacy under the Subscription Agreements is less than $225 million, $0.50 in cash and 0.055 of a Purchaser Common Share (it being understood that Sponsor has indicated it intends to exchange its Private Placement Warrants for O.11 Purchaser Common Share per Private Placement Warrant) (the “Warrant Agreement Amendments”); and

WHEREAS, the Share Exchange Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Representations and Warranties. The Holder represents and warrants to Legacy that the following statements are true and correct:

(a) The Holder has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder. This Agreement has been duly and validly executed and delivered by the Holder and constitutes a valid, legal and binding agreement of the Holder, enforceable against the Holder in accordance with its terms.

(b) The Holder (directly or through its Affiliates) is the Owner of 2,600,000 Public Warrants (the “Subject Warrants”) as of the date hereof. The Holder has valid, good and marketable title to the Subject Warrants, free and clear of all Liens (other than Liens pursuant to this Agreement or any other Additional Agreements and transfer restrictions under applicable Law or under the certificate of incorporation or bylaws of Legacy). Except for this Agreement, the Holder is not party to any option, warrant, purchase right, or other contract or commitment that could require the Holder to sell, transfer, or otherwise dispose of the Subject Warrants. Except as set forth in this Agreement, the Holder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of the
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Subject Warrants and the Holder has sole voting power and sole dispositive power with respect to all Subject Warrants, with no restrictions on the Holder’s rights of voting or disposition pertaining thereto and no Person other than the Holder has any right to direct or approve the voting or disposition of any of the Subject Warrants.

(c) The execution, delivery and performance by it of this Agreement and the consummation by the Holder of the transactions contemplated hereby do not: (i) conflict with or result in any breach of any provision of the governing documents of the Holder, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Holder is a party or by which its properties or assets may be bound, (iii) violate any Order or Law of any governmental Authority applicable to the Holder or its Subsidiaries, or any of their respective properties or assets (including the Subject Warrants), as applicable, or (iv) result in the creation of any Lien (other than Liens pursuant to this Agreement or any other Additional Agreements to which it is subject or bound and transfer restrictions under applicable Law or under the certificate of incorporation or bylaws of Legacy) upon its assets (including the Subject Warrants), except in the case of clauses (ii), (iii) and (iv) above, for violations which would not reasonably be expected to materially impact, impair or delay or prevent the ability of the Holder to consummate the transactions contemplated by this Agreement or have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

2. Agreements of Holder.

(a) Voting. The Holder hereby irrevocably and unconditionally agrees that from the date hereof, unless and until this Agreement is terminated in accordance with its terms, the Holder shall affirmatively vote all Subject Warrants (or cause them to be voted) or, if applicable, execute written consents in respect thereof, (i) for the adoption of the Warrant Agreement Amendments, (ii) against any action or agreement (including, without limitation, any amendment of any agreement) that Holder knows would result in a breach of any representation, warranty, covenant, agreement or other obligation of Legacy set forth in the Share Exchange Agreement, or of the Holder contained in this Agreement, and (iii) against any agreement (including, without limitation, any amendment of any agreement), amendment or other Legacy action that is intended or would reasonably be expected to prevent, impede, interfere with or delay obtaining the Approval, consummating the Warrant Agreement Amendments or any of the other transactions contemplated by the Share Exchange Agreement. Any such vote shall be cast (or such written consent shall be given) by the Holder in accordance with such procedures relating thereto so as to ensure that such vote (or written consent) is duly counted, including for purposes of establishing and determining that a quorum is present and for purposes of duly recording the results of such vote (or written consent). The Holder shall retain at all times the right to vote all Subject Warrants in its sole discretion and without any other limitation on those matters other than those set forth in this Section 2(a) that are at any time, or from time to time, presented for consideration to and for a vote by the holders of Public Warrants generally.

(b) Exchange. Unless this Agreement shall have been terminated in accordance with its terms, the Holder shall (i) as promptly as legally permissible and in any event not later than the second (2nd) Business Day next following the effectiveness of the Warrant Agreement Amendments, validly exchange (or cause to be exchanged) all of the Subject Warrants in accordance with the terms of the Warrant Agreement Amendments, and (ii) not thereafter withdraw (or cause to be withdrawn) any Subject Warrants so exchanged; provided, further, to the extent Legacy determines, in its sole discretion, that it is advisable to conduct a tender offer for the Purchaser Warrants for the same consideration contemplated by the Warrant Agreement Amendments (the “Offer”) instead of obtaining the Approval, the Holder shall (x) as promptly as practicable and in any event not later than the second (2nd) Business Day following the commencement of such Offer, validly tender (or cause to be tendered) into the Offer all of the Subject Warrants, pursuant to and in accordance with the terms of the Offer, and (y) not thereafter withdraw (or cause to be withdrawn) any Subject Warrants so tendered pursuant to the Offer.

(c) Publication. The Holder hereby consents to Legacy publishing and disclosing in the Purchaser SEC Documents the Holder’s identity and ownership of Subject Warrants and the nature of the Holder’s commitments, arrangements and understandings pursuant to this Agreement.

(d) After Acquired Securities. Any and all Purchaser Warrants as to which the Holder acquires Ownership after the date hereof and prior to termination of this Agreement shall constitute Subject Warrants, as applicable, for all purposes of this Agreement.

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3. Covenants.

(a) Subject to the terms and conditions of this Agreement, the Holder hereby unconditionally and irrevocably agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by Section 2 of this Agreement.

(b) From the date hereof until the earlier of the Closing and the termination of the Share Exchange Agreement in accordance with its terms, the Holder hereby unconditionally and irrevocably agrees that it shall not, without the prior written consent of Legacy, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to any Subject Warrants Owned by it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Warrants or any securities convertible into, or exercisable, or exchangeable for, Subject Warrants Owned by it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, (iii) except as provided by this Agreement, deposit any Subject Warrants into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Subject Warrants, or (iv) publicly announce any intention to effect any transaction specified in clauses (i), (ii) or (iii); provided, however, that the Holder may either (x) (1) permit its prime broker to hold Subject Warrants as part of a custodian arrangement or (2) pledge Subject Warrants in connection with the Holder’s regular course debt financing arrangements, so long as, in each case (with respect to clauses (x)(1) and (x)(2)), the Holder (A) retains all of its rights to tender or exchange such Subject Warrants in the Offer and all of its voting rights with respect to such Subject Warrants and (B) is not otherwise limited or restricted in performing its obligations under this Agreement at any time prior any termination of this Agreement, or (y) after the record date fixed and announced for the vote, or, if applicable, giving of written consent described in Section 2(a) above and the performance by the Holder of its obligations pursuant to Section 2(a) above, the Holder may take any action otherwise prohibited by clause (i) so long as the purchaser or assignee of such Subject Warrants is another Holder party to a Warrant Holder Support Agreement with Legacy or an entity that executes and provides a joinder to this Agreement (in form and substance reasonably acceptable to Legacy).

(c) Until any termination of this Agreement in accordance with its terms, the Holder shall promptly notify Legacy of the number of Purchaser Warrants, if any, as to which the Holder acquires Ownership after the date hereof.

4. Termination. This Agreement shall terminate, and have no further force and effect, if the Share Exchange Agreement is terminated in accordance with its terms prior to the Closing.

5. Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

6. Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party hereto. Any attempted assignment of this Agreement not in accordance with the terms of this Section 6 shall be void.

7. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, all of the Parties hereto.

8. Governing Law. This Agreement shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

9. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

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10. Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective Parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a Party shall specify to the others in accordance with these notice provisions:

If to Legacy:

Address: 1308 Race Street Suite 200 Cincinnati, Ohio 45202

Attention: Darryl McCall

Telephone: +1 (505) 820-0412

Email: darrylmccall@legacyacquisition.com

with a copy to:

DLA Piper

Address: 1201 West Peachtree Street, Suite 2800, Atlanta, Georgia 30309-3450

Attention: Gerry Williams

Telephone: 1 (404) 736-7891

Email: Gerry.Williams@us.dlapiper.com

If to the Holder:

c/o Kepos Capital LP

Address: 11 Times Square, 35th Flr, New York NY 10036

Attention: Simon Raykher

Telephone: (212) 588-7444

Email: simon@keposcapital.com

11. Entire Agreement. This Agreement, the Share Exchange Agreement and the Additional Agreements constitute the entire agreement among the Parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

LEGACY:

LEGACY ACQUISITION CORP.

By:	/s/ Edwin J. Rigaud
Name:	Edwin J. Rigaud
Title:	Chairman and Chief Executive Officer

HOLDER:

Kepos Alpha Master Fund L.P.

By: Kepos Capital LP, its Investment Manager

By:	/s/ Simon Raykher
Name:	Simon Raykher
Title:	General Counsel

[ Signature Page to Warrant Holder Support Agreement ]

Annex P-5

ANNEX Q

WARRANT HOLDER SUPPORT AGREEMENT

This WARRANT HOLDER SUPPORT AGREEMENT (this “Agreement”), dated as of March 9, 2020, is made and entered into by and between Longfellow Investment Management Co., LLC, a Massachusetts limited liability company (or an account or accounts for which it provides discretionary investment advisory services) (together with its successors, the “Holder”), and Legacy Acquisition Corp., a Delaware corporation (“Legacy”). Holder and Legacy shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Share Exchange Agreement (as defined below).

WHEREAS, Legacy and Blue Valor Limited, a company incorporated in Hong Kong, entered into that certain Amended and Restated Share Exchange Agreement, dated as of December 2, 2019 (the “Amended and Restated Share Exchange Agreement”), as amended by that certain First Amendment to the Amended and Restated Share Exchange Agreement, dated as of the date hereof (the “Amendment,” and the Amended and Restated Share Exchange Agreement as amended by the Amendment is referred to herein as the “Share Exchange Agreement”);

WHEREAS, as of the date hereof, the Holder is the record and Beneficial Owner (such record and Beneficial Ownership, to “Own”, be the “Owner” of or be “Owned” by) warrants that were issued to investors in Legacy’s initial public offering (the “Public Warrants”);

WHEREAS, the Share Exchange Agreement provides that Legacy will use its reasonable best efforts to obtain the vote or consent of the holders of at least 65% of the outstanding Public Warrants (the “Approval”) to amend that certain Warrant Agreement between Legacy and Continental Stock Transfer & Trust Company, dated as of November 16, 2017 (as amended from time to time, the “Warrant Agreement”), to provide, among other things, that each outstanding Purchaser Warrant shall no longer be exercisable to purchase one-half share of Purchaser Common Shares for $5.75 per half-share (subject to adjustment as provided in the Warrant Agreement) and instead shall be converted solely into the right to receive (i) if, at the Closing, the aggregate gross cash in the trust fund established by Legacy for the benefit of its public stockholders and the proceeds received by Legacy under the Subscription Agreements equals at least $225 million, $1.00 in cash or (ii) if, at the Closing, the aggregate gross cash in the trust fund established by Legacy for the benefit of its public stockholders and the proceeds received by Legacy under the Subscription Agreements is less than $225 million, $0.50 in cash (one-half of which shall be paid at the Closing) and 0.055 of a Purchaser Common Share (the “Warrant Agreement Amendment”); and

WHEREAS, the Share Exchange Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Representations and Warranties. The Holder represents and warrants to Legacy that the following statements are true and correct:

(a) The Holder has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder. This Agreement has been duly and validly executed and delivered by the Holder and constitutes a valid, legal and binding agreement of the Holder, enforceable against the Holder in accordance with its terms.

(b) The Holder is the Owner of at least 200,000 Public Warrants (the “Subject Warrants”) as of the date hereof. The Holder has valid, good and marketable title to the Subject Warrants, free and clear of all Liens (other than Liens pursuant to this Agreement or any other Additional Agreements and transfer restrictions under applicable Law or under the certificate of incorporation or bylaws of Legacy). Except for this Agreement, the Holder is not party to any option, warrant, purchase right, or other contract or commitment that could require the Holder to sell, transfer, or otherwise dispose of the Subject Warrants. Except as set forth in this Agreement, the Holder is not a party to any

Annex Q-1

voting trust, proxy or other agreement or understanding with respect to the voting of the Subject Warrants and the Holder has sole voting power and sole dispositive power with respect to all Subject Warrants, with no restrictions on the Holder’s rights of voting or disposition pertaining thereto and no Person other than the Holder has any right to direct or approve the voting or disposition of any of the Subject Warrants.

(c) The execution, delivery and performance by it of this Agreement and the consummation by the Holder of the transactions contemplated hereby do not: (i) conflict with or result in any breach of any provision of the governing documents of the Holder, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Holder is a party or by which its properties or assets may be bound, (iii) violate any Order or Law of any governmental Authority applicable to the Holder or its Subsidiaries, or any of their respective properties or assets (including the Subject Warrants), as applicable, or (iv) result in the creation of any Lien (other than Liens pursuant to this Agreement or any other Additional Agreements to which it is subject or bound and transfer restrictions under applicable Law or under the certificate of incorporation or bylaws of Legacy) upon its assets (including the Subject Warrants), except in the case of clauses (ii), (iii) and (iv) above, for violations which would not reasonably be expected to materially impact, impair or delay or prevent the ability of the Holder to consummate the transactions contemplated by this Agreement or have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

2. Agreements of Holder.

(a) Voting. The Holder hereby irrevocably and unconditionally agrees that from the date hereof, unless and until this Agreement is terminated in accordance with its terms, the Holder shall affirmatively vote all Subject Warrants (or cause them to be voted) or, if applicable, execute written consents in respect thereof, (i) for the adoption of the Warrant Agreement Amendment, (ii) against any action or agreement (including, without limitation, any amendment of any agreement) that Holder knows would result in a breach of any representation, warranty, covenant, agreement or other obligation of Legacy set forth in the Share Exchange Agreement, or of the Holder contained in this Agreement, and (iii) against any agreement (including, without limitation, any amendment of any agreement), amendment or other Legacy action that is intended or would reasonably be expected to prevent, impede, interfere with or delay obtaining the Approval, consummating the Warrant Agreement Amendment or any of the other transactions contemplated by the Share Exchange Agreement. Any such vote shall be cast (or such written consent shall be given) by the Holder in accordance with such procedures relating thereto so as to ensure that such vote (or written consent) is duly counted, including for purposes of establishing and determining that a quorum is present and for purposes of duly recording the results of such vote (or written consent). The Holder shall retain at all times the right to vote all Subject Warrants in its sole discretion and without any other limitation on those matters other than those set forth in this Section 2(a) that are at any time, or from time to time, presented for consideration to and for a vote by the holders of Public Warrants generally.

(b) Exchange. Unless this Agreement shall have been terminated in accordance with its terms, the Holder shall (i) as promptly as legally permissible and in any event not later than the second (2nd) Business Day next following the effectiveness of the Warrant Agreement Amendment, validly exchange (or cause to be exchanged) all of the Subject Warrants in accordance with the terms of the Warrant Agreement Amendment, and (ii) not thereafter withdraw (or cause to be withdrawn) any Subject Warrants so exchanged; provided, further, to the extent Legacy determines, in its sole discretion, that it is advisable to conduct a tender offer for the Subject Warrants for the same consideration contemplated by the Warrant Agreement Amendment (the “Offer”) instead of obtaining the Approval, the Holder shall (x) as promptly as practicable and in any event not later than the second (2nd) Business Day following the commencement of such Offer, validly tender (or cause to be tendered) into the Offer all of the Subject Warrants, pursuant to and in accordance with the terms of the Offer, and (y) not thereafter withdraw (or cause to be withdrawn) any Subject Warrants so tendered pursuant to the Offer.

(c) Publication. The Holder hereby consents to Legacy publishing and disclosing in the Purchaser SEC Documents the Holder’s identity and ownership of Subject Warrants and the nature of the Holder’s commitments, arrangements and understandings pursuant to this Agreement.

Annex Q-2

(d) After Acquired Securities. Any and all Subject Warrants as to which the Holder acquires Ownership after the date hereof and prior to termination of this Agreement shall not constitute Subject Warrants, as applicable, for all purposes of this Agreement.

3. Covenants.

(a) Subject to the terms and conditions of this Agreement, the Holder hereby unconditionally and irrevocably agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by Section 2 of this Agreement.

(b) From the date hereof until the earlier of the Closing and the termination of the Share Exchange Agreement in accordance with its terms, the Holder hereby unconditionally and irrevocably agrees that it shall not, without the prior written consent of Legacy, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to any Subject Warrants Owned by it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Warrants or any securities convertible into, or exercisable, or exchangeable for, Subject Warrants Owned by it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, (iii) except as provided by this Agreement, deposit any Subject Warrants into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Subject Warrants, or (iv) publicly announce any intention to effect any transaction specified in clauses (i), (ii) or (iii).

4. Termination. This Agreement shall terminate, and have no further force and effect, if the Share Exchange Agreement is terminated in accordance with its terms prior to the Closing.

5. Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

6. Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party hereto. Any attempted assignment of this Agreement not in accordance with the terms of this Section 6 shall be void.

7. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, all of the Parties hereto.

8. Governing Law. This Agreement shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

9. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

10. Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective Parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a Party shall specify to the others in accordance with these notice provisions:

Annex Q-3

If to Legacy:

Address: 1308 Race Street Suite 200 Cincinnati, Ohio 45202

Attention: Darryl McCall

Telephone: +1 (505) 820-0412

Email: darrylmccall@legacyacquisition.com

with a copy to:

DLA Piper

Address: 1201 West Peachtree Street, Suite 2800, Atlanta, Georgia 30309-3450

Attention: Gerry Williams

Telephone: 1 (404) 736-7891

Email: Gerry.Williams@us.dlapiper.com

If to the Holder:

Address: Longfellow Investment Management Co., LLC

20 Winthrop Square

Boston, MA 02110

Attention:

Telephone: 617-695-3504

Email: compliance@longfellowim.com

11. Entire Agreement. This Agreement, the Share Exchange Agreement and the Additional Agreements constitute the entire agreement among the Parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Annex Q-4

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

LEGACY:

LEGACY ACQUISITION CORP.

By:	/s/ Edwin J. Rigaud
Name:	Edwin J. Rigaud
Title:	Chairman and Chief Executive Officer

HOLDER:

Longfellow Investment Management Co., LLC

By:	/s/ Michelle Martin
Name:	Michelle Martin
Title:	Vice President

Annex Q-5

LEGACY ACQUISITION CORP.
Special Meeting of Stockholders
April 23, 2020 11:00 a.m. ET
This proxy is solicited by the Board of Directors

PROXY CARD

The undersigned stockholder(s) of Legacy Acquisition Corp. hereby appoint(s) Darryl T.F. McCall and William C. Finn, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them, individually, to represent and to vote in the name of the undersigned, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class F common stock of Legacy Acquisition Corp. that such stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 11:00 a.m., ET on Thursday, April 23, 2020, at Legacy Acquisition Corp.'s corporate headquarters located at 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, and at any adjournment or postponement thereof.

The undersigned hereby revokes any proxy heretofore given to vote said shares at the Special Meeting and hereby ratifies all that the proxies identified above may do at the Special Meeting or at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS: "FOR" PROPOSALS 1, 2, 3, 4.A, 4.B, 4.C, 5 AND 7, AND "FOR ALL" IN PROPOSAL 6, EXCEPT YOU WILL NOT BE DEEMED TO VOTE FOR ANY PERSON WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED.

Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.

(Continued and to be marked, dated and signed on reverse side)

SEE REVERSE SIDE